                                                                      EXHIBIT 99

PROPERTY AND CASUALTY COMPANIES-ASSOCIATION EDITION

                                ANNUAL STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                       OF THE CONDITION AND AFFAIRS OF THE
                               RADIAN GUARANTY INC
--------------------------------------------------------------------------------

NAIC Group Code         0766              0766        NAIC Company Code 33790   Employer's ID Number 23-2018130
                  (Current Period)   (Prior Period)

Organized under the Laws of Pennsylvania, State of Domicile or Port of Entry Pennsylvania

Country of Domicile United States of America

Incorporated   09/23/1976   Commenced Business   04/12/1977

Statutory Home Office    1601 Market Street,         Philadelphia, PA 19103
                        (Street and Number)   (City or Town, State and Zip Code)

Main Administrative Office                                   1601 Market Street
                                                             (Street and Number)

       Philadelphia, PA 19103                               800-523-1988
(City or Town, State and Zip Code)                (Area Code) (Telephone Number)

Mail Address           1601 Market Street,                   Philadelphia, PA 19103
                (Street and Number or P.O. Box)       (City or Town, State and Zip Code)

Primary Location of Books and Records                         1601 Market Street
                                                             (Street and Number)

       Philadelphia, PA 19103                           800-523-1988-3403
(City or Town, State and Zip Code)                (Area Code) (Telephone Number)

Internet Website Address   www.radiangroupinc.com

Statement Contact        Julie Weaver Clark                 800-523-1988-3403
                               (Name)           (Area Code) (Telephone Number) (Extension)

julie.clark@radianmi.com                                            215-564-5282
    (E-mail Address)                                                (Fax Number)

Policyowner Relations Contact                         1601 Market Street
                                                     (Street and Number)

       Philadelphia, PA 19103                                   800-523-1988
(City or Town, State and Zip Code)              (Area Code) (Telephone Number) (Extension)

                                    OFFICERS

President      Roy James Kasmar      Secretary    Howard Seth Yaruss
Treasurer      Terry Lee Latimer

                                 VICE PRESIDENTS

  Carl Robert Quint     Elizabeth Anne Shuttleworth    Ralph Bruce Van Fleet III

                              DIRECTORS OR TRUSTEES

Frank Peter Filipps        Paul Frederick Fischer           Roy James Kasmar
 Carl Robert Quint      Elizabeth Anne Shuttleworth    Ralph Bruce Van Fleet III
Howard Seth Yaruss

State of Pennsylvania }
                      }    ss
County of Philadelphia}

The officers of this reporting entity, being duly sworn, each depose and say that they are the described officers of said reporting entity, and that on the reporting period stated above, all of the herein described assets were the absolute property of the said reporting entity, free and clear from any liens or claims thereon, except as herein stated, and that this statement, together with related exhibits, schedules and explanations therein contained, annexed or referred to, is a full and true statement of all the assets and liabilities and of the condition and affairs of the said reporting entity as of the reporting period stated above, and of its income and deductions therefrom for the period ended, and have been completed in accordance with the NAIC Annual Statement
Instructions and Accounting Practices and Procedures manual except to the extent that: (1) state law may differ; or, (2) that state rules or regulations require differences in reporting not related to accounting practices and procedures, according to the best of their information, knowledge and belief, respectively.


-------------------------   -------------------------   ------------------------
    Roy James Kasmar            Howard Seth Yaruss         Terry Lee Latimer
       President                    Secretary                  Treasurer

Subscribed and sworn to before me this   a. Is this an original filing?  Yes [X] No [ ]
            day of February, 2003        b. If no,
-----------                              1. State the amendment number
                                                                         --------------
                                         2. Date filed
-------------------------                                                --------------
Angela L. White                          3. Number of pages attached
                                                                         --------------
03/24/2003

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                     ASSETS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Current Year                           Prior Year
                                                                         -----------------------------------------------------------
                                                                               1              2              3               4
                                                                                                        Net Admitted
                                                                                         Nonadmitted      Assets       Net Admitted
                                                                             Assets         Assets      (Cols. 1-2)       Assets
------------------------------------------------------------------------------------------------------------------------------------
 1.   Bonds                                                              1,849,302,287                 1,849,302,287   1,650,720,480
 2.   Stocks:
      2.1 Preferred stocks (Schedule D, Part 2, Section 1)                  43,259,403                    43,259,403      25,360,760
      2.2 Common stocks (Schedule D, Part 2, Section 2)                    240,171,924                   240,171,924     169,797,860
 3.   Mortgage loans on real estate (Schedule B):
      3.1 First liens                                                          171,056                       171,056         173,481
      3.2 Other than first liens
 4.   Real estate (Schedule A):
      4.1 Properties occupied by the company
         (less $          encumbrances)
                ---------
      4.2 Properties held for the production of income
             (less $          encumbrances)
                    ---------
      4.3 Properties held for sale
             (less $          encumbrances)
                    ---------
 5.   Cash ($(8,547,286) Schedule E, Part 1) and short-term
         investments ($89,345,702 Schedule DA, Part 2)                      80,798,416                    80,798,416      75,585,326
 6.   Other invested assets (Schedule BA)                                   53,178,747                    53,178,747      53,189,421
 7.   Receivable for securities
 8.   Aggregate write-ins for invested assets
                                                                         -----------------------------------------------------------
 9.   Subtotals, cash and invested assets (Lines 1 to 8)                 2,266,881,833                 2,266,881,833   1,974,827,328
10.   Agents' balances or uncollected premiums:
      10.1 Premiums and agents' balances in course of collection             1,361,023                     1,361,023          15,156
      10.2 Premiums, agents' balances and installments booked but deferred and not yet due (Including $
                                                   --------------
              earned but unbilled premiums)                                 43,638,813                    43,638,813      39,106,269

         10.3 Accrued retrospective premiums
11.   Funds held by or deposited with reinsured companies
12.   Bills receivable, taken for premiums                                  13,523,046                    13,523,046      15,826,184
13.   Amounts receivable under high deductible policies
14.   Reinsurance recoverables on loss and loss  adjustment
         expense payments (Schedule F, Part 3, Cols. 7 and 8)               10,246,205                    10,246,205      12,337,683
15.   Federal and foreign income tax recoverable and interest
         thereon (including $2,237,329 net deferred tax asset)             180,002,857   160,944,329      19,058,528      38,452,831
16.   Guaranty funds receivable or on deposit
17.   Electronic data processing equipment and software                     31,947,698                    31,947,698       6,643,406
18.   Interest, dividends and real estate income due and accrued            19,842,876                    19,842,876      20,396,162
19.   Net adjustments in assets and liabilities due to foreign
         exchange rates
20.   Receivable from parent, subsidiaries and affiliates                   43,401,180    43,401,180                       4,797,890
21.   Amount due from/to protected cells
22.   Equities and deposits in pools and associations
23.   Amounts receivable relating to uninsured accident and
         health plans
24.   Other assets nonadmitted (Exhibit 1)                                   3,895,144     3,895,144
25.   Aggregate write-ins for other than invested assets                     4,028,694     4,028,694                         349,406
                                                                         -----------------------------------------------------------
26.   Total assets excluding protected cell assets (Lines 9 through 25)  2,618,769,369   212,269,347   2,406,500,022   2,112,752,315
27.   Protected cell assets
28.   TOTALS (Lines 26 and 27)                                           2,618,769,369   212,269,347   2,406,500,022   2,112,752,315
------------------------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

0801.
0802.
0803.
0898. Summary of remaining write-ins for Line 8 from overflow page
0899. Totals (Lines 0801 thru 0803 plus 0898) (Line 8 above)
------------------------------------------------------------------------------------------------------------------------------------
2501. Losses Recoverable                                                                                                     255,444
2502. Miscellaneous Assets                                                   1,402,908     1,402,908                          93,962
2503. Prepaid Expenses                                                       2,625,786     2,625,786
2598. Summary of remaining write-ins for Line 25 from overflow page
2599. Totals (Lines 2501 thru 2503 plus 2598) (Line 25 above)                4,028,694     4,028,694                         349,406
------------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                      LIABILITIES, SURPLUS AND OTHER FUNDS

------------------------------------------------------------------------------------------------------------------
                                                                                          1                2
                                                                                      Current Year    Prior Year
------------------------------------------------------------------------------------------------------------------
1.    Losses (Part 2A, Line 34, Column 8)                                              380,062,548     363,235,076
2.    Reinsurance payable on paid loss and loss adjustment expenses
         (Schedule F, Part 1, Column 6)
3.    Loss adjustment expenses (Part 2A, Line 34, Column 9)                             13,307,576      10,308,520
4.    Commissions payable, contingent commissions and other similar charges             13,149,069      14,679,067
5.    Other expenses (excluding taxes, licenses and fees)                               11,391,342      10,532,308
6.    Taxes, licenses and fees (excluding federal and foreign income taxes)              4,599,844       4,493,198
7.    Federal and foreign income taxes (including $548,931 on realized
         capital gains (losses)) (including $         net deferred tax
                                             --------
         liability)                                                                                     48,066,667
8.    Borrowed money $          and interest thereon $
                      ---------                       ---------
9.    Unearned premiums (Part 1A, Line 37, Column 5)
         (after deducting unearned premiums for ceded reinsurance of
         $ 22,970,115 and including warranty reserves of $         )                    69,765,771      89,304,721
                                                          ---------
10.   Advance premiums
11.   Dividends declared and unpaid:
      11.1 Stockholders
      11.2 Policyholders
12.   Ceded reinsurance premiums payable (net of ceding commissions)                    24,473,409      28,002,352
13.   Funds held by company under reinsurance treaties (Schedule F, Part 3,
         Column 19)                                                                     15,088,343      12,282,632
14.   Amounts withheld or retained by company for account of others                     44,908,628         553,317
15.   Remittances and items not allocated
16.   Provision for reinsurance (Schedule F, Part 7)
17.   Net adjustments in assets and liabilities due to foreign exchange rates
18.   Drafts outstanding
19.   Payable to parent, subsidiaries and affiliates                                     3,737,517
20.   Payable for securities                                                            10,318,430       7,563,590
21.   Liability for amounts held under uninsured accident and health plans
22.   Capital Notes $         and interest thereon $
                     --------                       --------
23.   Aggregate write-ins for liabilities                                            1,652,152,235   1,349,395,117
                                                                                     -----------------------------
24.   Total liabilities excluding protected cell liabilities (Lines 1 through 23)    2,242,954,712   1,938,416,565
                                                                                     -----------------------------
25.   Protected cell liabilities
26.   Total liabilities (Lines 24 and 25)                                            2,242,954,712   1,938,416,565
27.   Aggregate write-ins for special surplus funds
28.   Common capital stock                                                               2,000,000       2,000,000
29.   Preferred capital stock
30.   Aggregate write-ins for other than special surplus funds
31.   Surplus notes
32.   Gross paid in and contributed surplus                                            178,407,210     210,669,636
33.   Unassigned funds (surplus)                                                       (16,861,900)    (38,333,886)
34.   Less treasury stock, at cost:
      34.1         shares common (value included in Line 28 $          )
           -------                                           ----------
      34.2         shares preferred (value included in Line 29 $          )
           -------                                              ----------
                                                                                     -----------------------------
35.   Surplus as regards policyholders (Lines 27 to 33, less 34) (Page 4, Line 38)     163,545,310     174,335,750
36.   TOTALS (Page 2, Line 28, Col. 3)                                               2,406,500,022   2,112,752,315
------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

2301. Post Retirement Benefit Obligation                                                                   686,866
2302. Contingency Reserve                                                            1,652,152,235   1,348,541,116
2303. Miscellaneous Liability                                                                              167,135
2398. Summary of remaining write-ins for Line 23 from overflow page
2399. Totals (Lines 2301 thru 2303 plus 2398) (Line 23 above)                        1,652,152,235   1,349,395,117
------------------------------------------------------------------------------------------------------------------
2701.
2702.
2703.
2798. Summary of remaining write-ins for Line 27 from overflow page
2799. Totals (Lines 2701 thru 2703 plus 2798) (Line 27 above)
------------------------------------------------------------------------------------------------------------------
3001.
3002.
3003.
3098. Summary of remaining write-ins for Line 30 from overflow page
3099. Totals (Lines 3001 thru 3003 plus 3098) (Line 30 above)
------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             UNDERWRITING AND INVESTMENT EXHIBIT STATEMENT OF INCOME

-----------------------------------------------------------------------------------------------------------------
                                                                                            1             2
                                                                                      Current Year    Prior Year
-----------------------------------------------------------------------------------------------------------------
      UNDERWRITING INCOME
1.    Premiums earned (Part 1, Line 34, Column 4)                                      607,222,240    477,428,419

      DEDUCTIONS

2.    Losses incurred (Part 2, Line 34, Column 7)                                      161,281,101     95,838,955
3.    Loss expenses incurred (Part 3, Line 25, Column 1)                                 5,233,022      6,818,698
4.    Other underwriting expenses incurred (Part 3, Line 25, Column 2)                 132,862,879    127,769,890
5.    Aggregate write-ins for underwriting deductions
                                                                                      ---------------------------
6.    Total underwriting deductions (Lines 2 through 5)                                299,377,002    230,427,543
                                                                                      ---------------------------
7.    Net income of protected cells
8.    Net underwriting gain or (loss) (Line 1 minus Line 6 plus Line 7)                307,845,238    247,000,876

      INVESTMENT INCOME

9.    Net investment income earned (Exhibit of Net Investment Income, Line 17)          78,313,869     62,772,947
10.   Net realized capital gains or (losses) (Exhibit of Capital Gains (Losses))        20,327,088      1,620,961
                                                                                      ---------------------------
11.   Net investment gain or (loss) (Lines 9 + 10)                                      98,640,957     64,393,908

      OTHER INCOME

12.   Net gain or (loss) from agents' or premium balances charged off (amount
         recovered $                    amount charged off $                    )
                    -------------------                      -------------------
13.   Finance and service charges not included in premiums
14.   Aggregate write-ins for miscellaneous income                                          36,040      1,225,923
                                                                                      ---------------------------
15.   Total other income (Lines 12 through 14)                                              36,040      1,225,923
                                                                                      ---------------------------
16.   Net income before dividends to policyholders and before federal and foreign
         income taxes (Lines 8 + 11 + 15)                                              406,522,235    312,620,707
17.   Dividends to policyholders
                                                                                      ---------------------------
18.   Net income, after dividends to policyholders but before federal and
         foreign income taxes (Line 16 minus Line 17)                                  406,522,235    312,620,707
19.   Federal and foreign income taxes incurred                                         (5,071,404)    59,777,392
                                                                                      ---------------------------
20.   Net income (Line 18 minus Line 19) (to Line 22)                                  411,593,639    252,843,315
                                                                                      ---------------------------

      CAPITAL AND SURPLUS ACCOUNT

21.   Surplus as regards policyholders, December 31 prior year
         (Page 4, Line 38, Column 2)                                                   174,335,750    171,643,898
                                                                                      ---------------------------

      GAINS AND (LOSSES) IN SURPLUS

22.   Net income (from Line 20)                                                        411,593,639    252,843,315
23.   Net unrealized capital gains or (losses)                                         (37,441,414)     3,050,438
24.   Change in net unrealized foreign exchange capital gain (loss)
25.   Change in net deferred income tax                                                (28,090,899)   186,710,110
26.   Change in nonadmitted assets (Exhibit 1, Line 5, Col. 3)                         (10,978,222)  (195,794,677)
27.   Change in provision for reinsurance (Page 3, Line 16,
         Column 2 minus Column 1)
28.   Change in surplus notes
29.   Surplus (contributed to) withdrawn from protected cells
30.   Cumulative effect of changes in accounting principles                                             4,562,447
31.   Capital changes:
      31.1. Paid in
      31.2. Transferred from surplus (Stock Dividend)
      31.3. Transferred to surplus
32.   Surplus adjustments:
      32.1. Paid in                                                                        327,456        506,574
      32.2. Transferred to capital (Stock Dividend)
      32.3. Transferred from capital
33.   Net remittances from or (to) Home Office
34.   Dividends to stockholders (cash)                                                 (53,151,934)   (20,000,000)
35.   Change in treasury stock (Page 3, Lines 34.1 and 34.2, Column 2 minus
         Column 1)
36.   Aggregate write-ins for gains and losses in surplus                             (293,049,066)  (229,186,355)
                                                                                      ---------------------------
37.   Change in surplus as regards policyholders for the year (Lines 22 through 36)    (10,790,440)     2,691,852
                                                                                      ---------------------------
38.   Surplus as regards policyholders, December 31 current year (Line 21 plus
         Line 37) (Page 3, Line 35)                                                    163,545,310    174,335,750
-----------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0501.
0502.
0503.
0598. Summary of remaining write-ins for Line 5 from overflow page
0599. Totals (Lines 0501 thru 0503 plus 0598) (Line 5 above)
-----------------------------------------------------------------------------------------------------------------
1401. Miscellaneous income                                                                  36,040      1,225,923
1402.
1403.
1498. Summary of remaining write-ins for Line 14 from overflow page
1499. Totals (Lines 1401 thru 1403 plus 1498) (Line 14 above)                               36,040      1,225,923
-----------------------------------------------------------------------------------------------------------------
3601. Contingency Reserve - Additions                                                 (303,611,119)  (238,714,210)
3602. Stock Option Exercise Taxes                                                       10,562,053      9,527,855
3603.
3698. Summary of remaining write-ins for Line 36 from overflow page
3699. Totals (Lines 3601 thru 3603 plus 3698) (Line 36 above)                         (293,049,066)  (229,186,355)
-----------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                    CASH FLOW

-----------------------------------------------------------------------------------------------------------------
                                                                                           1               2
                                                                                      Current Year    Prior Year
-----------------------------------------------------------------------------------------------------------------
                              Cash from Operations
1.     Premiums collected net of reinsurance                                           580,579,074    502,675,653
2.     Loss and loss adjustment expenses paid (net of salvage and subrogation)         144,596,117     79,864,998
3.     Underwriting expenses paid                                                      133,427,197    121,993,215
4.     Other underwriting income (expenses)
                                                                                     ----------------------------
5.     Cash from underwriting (Line 1 minus Line 2 minus Line 3 plus Line 4)           302,555,760    300,817,440
6.     Net investment income                                                            75,134,476     50,834,486
7.     Other income (expenses):
       7.1 Agents' balances charged off
       7.2 Net funds held under reinsurance treaties                                     2,805,711      1,501,741
       7.3 Net amount withheld or retained for account of others                        44,355,311       (652,019)
       7.4 Aggregate write-ins for miscellaneous items                                      36,040      1,225,923
                                                                                     ----------------------------
       7.5 Total other income (Lines 7.1 to 7.4)                                        47,197,062      2,075,645
8.     Dividends to policyholders on direct business, less $     dividends on
                                                            ----
          reinsurance assumed or ceded (net)
9.     Federal and foreign income taxes (paid) recovered                               (18,574,369)   (43,029,401)
                                                                                     ----------------------------
10.    Net cash from operations (Line 5 plus Line 6 plus Line 7.5 minus Line 8
          plus Line 9)                                                                 406,312,929    310,698,170

                             Cash from Investments

11.    Proceeds from investments sold, matured or repaid:
       11.1 Bonds                                                                      801,645,950    365,788,058
       11.2 Stocks                                                                      35,781,738     36,780,595
       11.3 Mortgage loans                                                                   2,425         78,543
       11.4 Real estate
       11.5 Other invested assets                                                        2,559,907
       11.6 Net gains or (losses) on cash and short-term investments                        14,967         11,692
       11.7 Miscellaneous proceeds
                                                                                     ----------------------------
       11.8 Total investment proceeds (Lines 11.1 to 11.7)                             840,004,987    402,658,888

12.    Cost of investments acquired (long-term only):
       12.1 Bonds                                                                      993,678,922    644,247,257
       12.2 Stocks                                                                     167,151,827     84,748,901
       12.3 Mortgage loans
       12.4 Real estate
       12.5 Other invested assets                                                        2,549,233      2,814,957
       12.6 Miscellaneous applications                                                  (2,754,840)    (4,089,851)
                                                                                     ----------------------------
       12.7 Total investments acquired (Lines 12.1 to 12.6)                          1,160,625,142    727,721,264
                                                                                     ----------------------------
13.    Net Cash from investments (Line 11.8 minus Line 12.7)                          (320,620,155)  (325,062,376)
                                                                                     ----------------------------
                     Cash from Financing and Miscellaneous Sources

14.    Cash provided:
       14.1 Surplus notes, capital and surplus paid in                                     327,456        506,574
       14.2 Capital notes $                 less amounts repaid $
                           ----------------                       ----------------
       14.3 Net transfers from affiliates                                                              68,042,565
       14.4 Borrowed funds received
       14.5 Other cash provided                                                                         7,966,195
                                                                                     ----------------------------
       14.6 Total (Lines 14.1 to 14.5)                                                     327,456     76,515,334

15.    Cash applied:
       15.1 Dividends to stockholders paid                                              30,000,000     20,000,000
       15.2 Net transfers to affiliates                                                 23,933,322
       15.3 Borrowed funds repaid
       15.4 Other applications                                                          26,873,817     24,832,840
                                                                                     ----------------------------
       15.5 Total (Lines 15.1 to 15.4)                                                  80,807,139     44,832,840
                                                                                     ----------------------------
16.    Net cash from financing and miscellaneous sources (Line 14.6 minus
          Line 15.5)                                                                   (80,479,683)    31,682,494
                                                                                     ----------------------------

                RECONCILIATION OF CASH AND SHORT-TERM INVESTMENTS

17.    Net change in cash and short-term investments (Line 10, plus Line 13,
          plus Line 16)                                                                  5,213,091     17,318,288
18.    Cash and short-term investments:
       18.1  Beginning of year                                                          75,585,323     58,267,035
       18.2  End of year (Line 17 plus Line 18.1)                                       80,798,414     75,585,323
-----------------------------------------------------------------------------------------------------------------
       DETAILS OF WRITE-INS

07.401 Miscellaneous income                                                                 36,040      1,225,923
07.402
07.403
07.498 Summary of remaining write-ins for Line 7.4 from overflow page
07.499 Totals (Lines 07.401 thru 07.403 plus 07.498) (Line 7.4 above)                       36,040      1,225,923
-----------------------------------------------------------------------------------------------------------------


         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                            PART 1 - PREMIUMS EARNED

----------------------------------------------------------------------------------------------------------------------------------
                                                                          1              2                  3              4
                                                                                      Unearned
                                                                                      Premiums          Unearned       Premiums
                                                                     Net Premiums  Dec. 31 Prior         Premiums        Earned
                                                                      Written per  Year-per Col. 3,   Dec. 31 Current  During Year
                                                                       Column 6,    Last  Year's     Year-per Col. 5     (Cols.
               Lines of Business                                        Part 1B         Part 2            Part 1A       1 + 2 - 3)
----------------------------------------------------------------------------------------------------------------------------------
1.        Fire

2.        Allied lines

3.        Farmowners multiple peril

4.        Homeowners multiple peril

5.        Commercial multiple peril

6.        Mortgage guaranty                                           587,683,290     89,304,721         69,765,771    607,222,240

8.        Ocean marine

9.        Inland marine

10.       Financial guaranty

11.1      Medical malpractice - occurrence

11.2      Medical malpractice - claims-made

12.       Earthquake

13.       Group accident and health

14.       Credit accident and health (group and individual)

15.       Other accident and health

16.       Workers' compensation

17.1      Other liability - occurrence

17.2      Other liability - claims-made

18.1      Products liability - occurrence

18.2      Products liability - claims-made

19.1,19.2 Private passenger auto liability

19.3,19.4 Commercial auto liability

21.       Auto physical damage

22.       Aircraft (all perils)

23.       Fidelity

24.       Surety

26.       Burglary and theft

27.       Boiler and machinery

28.       Credit

29.       International

30.       Reinsurance - Nonproportional Assumed Property

31.       Reinsurance - Nonproportional Assumed Liability

32.       Reinsurance - Nonproportional Assumed Financial Lines

33.       Aggregate write-ins for other lines of business
                                                                     -------------------------------------------------------------
34.          TOTALS                                                   587,683,290     89,304,721         69,765,771    607,222,240
----------------------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                    PART 1A - RECAPITULATION OF ALL PREMIUMS
       (a) Gross premiums (less reinsurance) and unearned premiums on all unexpired risks and reserve for return premiums under rate credit or retrospective rating plans based upon experience, viz:

--------------------------------------------------------------------------------------------------------------------------
                                                                       1                     2                   3
                                                                 Amount Unearned      Amount Unearned
                                                              (Running One Year or   (Running More Than
                                                                Less from Date of    One Year from Date        Earned
                                                                     Policy)             of Policy)             but
                      Line of Business                                 (b)                  (b)           Unbilled Premium
--------------------------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                        19,510,350            50,255,421
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed
             Property
31.       Reinsurance - Nonproportional Assumed
             Liability
32.       Reinsurance - Nonproportional Assumed Financial
             Lines
33.       Aggregate write-ins for other lines of business
34.          TOTALS                                                19,510,350            50,255,421
--------------------------------------------------------------------------------------------------------------------------

35.       Accrued retrospective premiums based on experience
36.       Earned but unbilled premiums
37.       Balance (Sum of Line 34 through 36)
--------------------------------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33
             above)
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                      4                    5
                                                               Reserve for Rate
                                                                 Credits and         Total Reserve
                                                                Retrospective             for
                                                              Adjustments Based    Unearned Premiums
                      Line of Business                          on Experience     Cols. 1 + 2 + 3 + 4
-----------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                                            69,765,771
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed
             Property
31.       Reinsurance - Nonproportional Assumed
             Liability
32.       Reinsurance - Nonproportional Assumed Financial
             Lines
33.       Aggregate write-ins for other lines of business
34.          TOTALS                                                                    69,765,771
-----------------------------------------------------------------------------------------------------

35.       Accrued retrospective premiums based on experience
36.       Earned but unbilled premiums
37.       Balance (Sum of Line 34 through 36)                                          69,765,771
-----------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33
             above)
-----------------------------------------------------------------------------------------------------

(a) By gross premiums is meant the aggregate of all the premiums written in the policies or renewals in force.

     Are they so returned in this statement? Yes [X] No [ ]

(b)  State here basis of computation used in each case. Monthly pro-rata
                                                                         -------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                           PART 1B - PREMIUMS WRITTEN

   Gross Premiums (Less Return Premiums), Including Policy and Membership Fees
                        Written and Renewed During Year

------------------------------------------------------------------------------------------------------------------------------------
                                                            Reinsurance Assumed            Reinsurance Ceded
                                              1        ---------------------------------------------------------          6
                                            Direct         2              3              4              5            Net Premiums
                                           Business       From           From            To             To           Written Cols.
           Line of Business                  (a)       Affiliates   Non-Affiliates   Affiliates   Non-Affiliates   1 + 2 + 3 - 4 - 5
------------------------------------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty              672,810,454                   1,613,799     55,826,352     30,914,611        587,683,290
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice -
             occurrence
11.2      Medical malpractice -
             claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health
             (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability -
             occurrence
17.2      Other liability -
             claims-made
18.1      Products liability -
             occurrence
18.2      Products liability -
             claims-made
19.1,19.2 Private passenger
             auto liability
19.3,19.4 Commercial auto
             liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance -
             Nonproportional Assumed
             Property                        XXX
31.       Reinsurance -
             Nonproportional Assumed
             Liability                       XXX
32.       Reinsurance -
             Nonproportional Assumed
             Financial Lines                 XXX
33.       Aggregate write-ins for
             other lines of business
                                         -------------------------------------------------------------------------------------------
34.          TOTALS                      672,810,454                   1,613,799     55,826,352     30,914,611        587,683,290
------------------------------------------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.
3302.
3303.
3398.     Summary of remaining write-
             ins for Line 33 from
             overflow page

3399.     Totals (Lines 3301 thru 3303
             plus 3398) (Line 33
             above)
------------------------------------------------------------------------------------------------------------------------------------

(a) Does the company's direct premiums written include premiums recorded on an installment basis? Yes [ ] No [X]

     If yes: 1. The amount of such installment premiums $
                                                         --------

             2. Amount at which such installment premiums would have been reported had they been reported on an annualized basis $
                                                                        --------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                        PART 2 - LOSSES PAID AND INCURRED

---------------------------------------------------------------------------------------------------------------------------------
                                                                                     Losses Paid Less Salvage
                                                                  ---------------------------------------------------------------
                                                                         1               2             3                4

                                                                                    Reinsurance   Reinsurance      Net Payments
                            Line of Business                      Direct Business     Assumed      Recovered    (Cols. 1 + 2 - 3)
---------------------------------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                           151,585,666        35,827     7,167,864         144,453,629
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed Property                XXX
31.       Reinsurance - Nonproportional Assumed Liability               XXX
32.       Reinsurance - Nonproportional Assumed Financial Lines         XXX
33.       Aggregate write-ins for other lines of business
                                                                  ---------------------------------------------------------------
34.       TOTALS                                                      151,585,666        35,827     7,167,864         144,453,629
---------------------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                                          5                 6

                                                                      Net Losses
                                                                        Unpaid         Net Losses
                                                                     Current Year        Unpaid
                            Line of Business                      (Part 2A, Col. 8)   Previous Year
---------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                             380,062,548     363,235,076
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
                                                                  ---------------------------------
34.       TOTALS                                                        380,062,548     363,235,076
---------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                                          7                    8
                                                                                      Percentage of Losses
                                                                                            Incurred
                                                                   Losses Incurred      (Col. 7, Part 2)
                                                                    Current Year       to Premiums Earned
                            Line of Business                      (Cols. 4 + 5 - 6)     (Col. 4, Part 1)
----------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                             161,281,101                   26.6
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
                                                                  ----------------------------------------
34.       TOTALS                                                        161,281,101                   26.6
----------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

              PART 2A - UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Reported Losses
                                                                  ------------------------------------------------------------------
                                                                       1             2                3                    4
                                                                                              Deduct Reinsurance
                                                                                               Recoverable from     Net Losses Excl.
                                                                                                Authorized and       Incurred But
                                                                                Reinsurance      Unauthorized        Not Reported
                        Line of Business                            Direct       Assumed         Companies         (Cols. 1 + 2 - 3)
------------------------------------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                       112,618,562                                            112,618,562
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed Property              XXX
31.       Reinsurance - Nonproportional Assumed Liability             XXX
32.       Reinsurance - Nonproportional Assumed Financial Lines       XXX
33.       Aggregate write-ins for other lines of business
34.       TOTALS                                                  112,618,562                                            112,618,562
------------------------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                        Incurred But Not Reported
                                                               ------------------------------------------
                                                                      5              6             7



                                                                                Reinsurance   Reinsurance
                        Line of Business                             Direct       Assumed        Ceded
---------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                       345,145,496        71,534    77,773,044
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed Property              XXX
31.       Reinsurance - Nonproportional Assumed Liability             XXX
32.       Reinsurance - Nonproportional Assumed Financial Lines       XXX
33.       Aggregate write-ins for other lines of business
34.       TOTALS                                                  345,145,496        71,534    77,773,044
---------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
                                                                            8                  9




                                                                        Net Losses        Unpaid Loss
                                                                          Unpaid          Adjustment
                        Line of Business                          (Cols. 4 + 5 + 6 - 7)    Expenses
-----------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty                                                 380,062,548    13,307,576
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health                               (a)
14.       Credit accident and health (group and individual)
15.       Other accident and health                               (a)
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
34.       TOTALS                                                            380,062,548    13,307,576
-----------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
------------------------------------------------------------------ -----------------------------------

(a) Including $                      for present value of life indemnity claims.
                --------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                                PART 3 - EXPENSES

--------------------------------------------------------------------------------------------------------------------------
                                                                      1                2             3             4
                                                                                      Other
                                                                Loss Adjustment   Underwriting   Investment
                                                                    Expenses        Expenses      Expenses        Total
--------------------------------------------------------------------------------------------------------------------------
1.    Claim adjustment services:
      1.1 Direct                                                      86,314                                       86,314
      1.2 Reinsurance assumed                                                              (2)                         (2)
      1.3 Reinsurance ceded
                                                                ----------------------------------------------------------
      1.4 Net claim adjustment service (1.1 + 1.2 - 1.3)              86,314               (2)                     86,312
2.    Commission and brokerage:
      2.1 Direct excluding contingent                                               2,825,815                   2,825,815
      2.2 Reinsurance assumed excluding contingent
      2.3 Reinsurance ceded excluding contingent                                    7,621,531                   7,621,531
      2.4 Contingent-direct
      2.5 Contingent-reinsurance assumed
      2.6 Contingent-reinsurance ceded                                              3,839,653                   3,839,653
      2.7 Policy and membership fees
                                                                ---------------------------------------------------------
      2.8 Net commission and brokerage
             (2.1 + 2.2 - 2.3 + 2.4 + 2.5 - 2.6 + 2.7)                             (8,635,369)                 (8,635,369)
3.    Allowances to managers and agents                              (28,340)      26,219,228      173,318     26,364,206
4.    Advertising                                                      4,151        5,638,955        1,626      5,644,732
5.    Boards, bureaus and associations                                 8,287           (4,263)     195,422        199,446
6.    Surveys and underwriting reports                                12,976        1,479,808                   1,492,784
7.    Audit of assureds' records
8.    Salary and related items:
      8.1 Salaries                                                 1,353,126       42,505,944      287,276     44,146,346
      8.2 Payroll taxes                                              100,582        2,898,496       21,056      3,020,134
9.    Employee relations and welfare                                 185,610        6,635,938       72,500      6,894,048
10.   Insurance                                                                       152,496          484        152,980
11.   Directors' fees
12.   Travel and travel items                                         60,947        5,431,577      101,155      5,593,679
13.   Rent and rent items                                            144,532        4,305,787       11,518      4,461,837
14.   Equipment                                                       67,091        1,927,882        8,704      2,003,677
15.   Cost or depreciation of EDP equipment and software               6,134        8,288,008       40,119      8,334,261
16.   Printing and stationery                                         30,281        2,032,837       45,515      2,108,633
17.   Postage, telephone and telegraph, exchange and express          38,837        4,149,652       21,638      4,210,127
18.   Legal and auditing                                              11,201        6,412,455    1,028,314      7,451,970
                                                                ---------------------------------------------------------
19.   Totals (Lines 3 to 18)                                       1,995,415      118,074,800    2,008,645    122,078,860
20.   Taxes, licenses and fees:
      20.1 State and local insurance taxes deducting guaranty
              association credits of $                                             15,880,220                  15,880,220
                                       -----------------
      20.2 Insurance department licenses and fees                        627          201,505        5,069        207,201
      20.3 Gross guaranty association assessments
      20.4 All other (excluding federal and foreign income
              and real estate)                                                      1,332,853        4,704      1,337,557
                                                                ---------------------------------------------------------
      20.5 Total taxes, licenses and fees
              (20.1 + 20.2 + 20.3 +20.4)                                 627       17,414,578        9,773     17,424,978
21.   Real estate expenses
22.   Real estate taxes
23.   Reimbursements by uninsured accident and health plans
24.   Aggregate write-ins for miscellaneous expenses               3,150,666        6,008,872    2,044,712     11,204,250
                                                                ---------------------------------------------------------
25.   Total expenses incurred                                      5,233,022      132,862,879    4,063,130(a) 142,159,031
26.   Less unpaid expenses - current year                         13,307,576       29,140,255                  42,447,831
27.   Add unpaid expenses - prior year                            10,308,520       29,704,573                  40,013,093
28.   Amounts receivable relating to uninsured accident and
         health plans, prior year
29.   Amounts receivable relating to uninsured accident and
         health plans, current year
                                                                ---------------------------------------------------------
30.   TOTAL EXPENSES PAID (Lines 25 - 26 + 27 - 28 + 29)           2,233,966      133,427,197    4,063,130    139,724,293
-------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
2401. Miscellaneous expenses                                       3,150,666        6,008,872    2,044,712     11,204,250
2402.
2403.
2498. Summary of remaining write-ins for Line 24 from
         overflow page
2499. Totals (Lines 2401 thru 2403 plus 2498) (Line 24 above)      3,150,666        6,008,872    2,044,712     11,204,250
-------------------------------------------------------------------------------------------------------------------------

(a)  Includes management fees of $5,190,851 paid to affiliates and
     $                     paid to non-affiliates.
      --------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                        EXHIBIT OF NET INVESTMENT INCOME

-----------------------------------------------------------------------------------------------------------
                                                                                   1                2
                                                                               Collected         Earned
                                                                              During Year      During Year
-----------------------------------------------------------------------------------------------------------
1.    U.S. Government bonds                                                 (a)  1,930,157        2,237,561
1.1   Bonds exempt from U.S. tax                                            (a) 65,289,602       64,380,307
1.2   Other bonds (unaffiliated)                                            (a)  7,445,259        7,755,868
1.3   Bonds of affiliates                                                   (a)
2.1   Preferred stocks (unaffiliated)                                       (b)  2,349,680        2,169,828
2.11  Preferred stocks of affiliates                                        (b)
2.2   Common stocks (unaffiliated)                                               1,517,289        1,540,246
2.21  Common stocks of affiliates
3.    Mortgage loans                                                        (c)
4.    Real estate                                                           (d)
5.    Contract loans
6.    Cash/short-term investments                                           (e)  1,768,582        1,663,473
7.    Derivative instruments                                                (f)
8.    Other invested assets                                                      2,629,717        2,629,717
9.    Aggregate write-ins for investment income
10.   Total gross investment income                                             82,930,286       82,377,000
------------------------------------------------------------------------------------------
11.   Investment expenses                                                                    (g)  4,053,357
12.   Investment taxes, licenses and fees, excluding federal income taxes                    (g)      9,774
13.   Interest expense                                                                       (h)
14.   Depreciation on real estate and other invested assets                                  (i)
15.   Aggregate write-ins for deductions from investment income
16.   Total (Lines 11 through 15)                                                                 4,063,131
17.   Net Investment Income - (Line 10 minus Line 16)                                            78,313,869
-----------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0901.
0902.
0903.
0998. Summary of remaining write-ins for Line 9 from overflow page
0999. Totals (Lines 0901 through 0903 plus 0998) (Line 9, above)
-----------------------------------------------------------------------------------------------------------
1501.
1502.
1503.
1598. Summary of remaining write-ins for Line 15 from overflow page
1599. Total (Lines 1501 through 1503 plus 1598) (Line 15, above)
-----------------------------------------------------------------------------------------------------------

(a) Includes $7,912,200 accrual of discount less $3,996,408 amortization of premium and less $4,450,640 paid for accrued interest on purchases.

(b)  Includes $               accrual of discount less $183,112 amortization of
               --------------
     premium and less $               paid for accrued dividends on purchases.
                       --------------

(c)  Includes $               accrual of discount less $
               --------------                           --------------
     amortization of premium and less $               paid for accrued interest
                                       --------------
     on purchases.

(d)  Includes $               for company's occupancy of its own buildings; and
               --------------
     excludes $               interest on encumbrances.
               --------------

(e)  Includes $               accrual of discount less $46,457 amortization of
               --------------
     premium and less $7,340 paid for accrued interest on purchases.

(f)  Includes $               accrual of discount less $
               --------------                           --------------
     amortization of premium.

(g)  Includes $               investment expenses and $               investment
               --------------                          --------------
     taxes, licenses and fees, excluding federal income taxes, attributable to segregated and Separate Accounts.

(h)  Includes $               interest on surplus notes and $
               --------------                                --------------
     interest on capital notes.

(i)  Includes $               depreciation on real estate and $
               --------------                                   ----------------
     depreciation on other invested assets.

                                                EXHIBIT OF CAPITAL GAINS (LOSSES)
--------------------------------------------------------------------------------------------------------------------------
                                                    1            2             3                  4                 5
                                                                                        Net Gain (Loss) from
                                                Realized                   Increases    Change in Difference
                                              Gain (Loss)      Other      (Decreases)    Between Basis Book/
                                              On Sales or     Realized         by       Adjusted Carrying and
                                                Maturity    Adjustments    Adjustment      Admitted Values        Total
--------------------------------------------------------------------------------------------------------------------------
1.    U.S. Government bonds                     1,107,084                                                        1,107,084
1.1   Bonds exempt from U.S. tax                3,626,481                                                        3,626,481
1.2   Other bonds (unaffiliated)                  638,006                                                          638,006
1.3   Bonds of affiliates
2.1   Preferred stocks (unaffiliated)          (2,506,402)                                                      (2,506,402)
2.11  Preferred stocks of affiliates
2.2   Common stocks (unaffiliated)               (704,982)                                                        (704,982)
2.21  Common stocks of affiliates              18,151,934                                                       18,151,934
3.    Mortgage loans
4.    Real estate
5.    Contract loans
6.    Cash/Short-term investments                  14,967                                                           14,967
7.    Derivative instruments
8.    Other invested assets
9.    Aggregate write-ins for capital gains
         (losses)
10.   Total capital gains (losses)             20,327,088                                                       20,327,088
--------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0901.
0902.
0903.
0998. Summary of remaining write-ins for
         Line 9 from overflow page
0999. Totals (Lines 0901 through 0903 plus
         0998) (Line 9, above)
--------------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

       EXHIBIT 1 - ANALYSIS OF NONADMITTED ASSETS AND RELATED ITEMS

-----------------------------------------------------------------------------------------------------------------------
                                                                             1             2                 3
                                                                          End of         End of       Changes for Year
                                                                       Current Year    Prior Year   (Increase) Decrease
-----------------------------------------------------------------------------------------------------------------------
1.    Summary of Items Page 2, Lines 10 to 17 and 19 to 23, Column 2   204,345,509    194,432,217       (9,913,292)
2.    Other Nonadmitted Assets:
      2.1 Bills receivable
      2.2 Furniture, equipment and supplies                              3,895,144      5,596,222        1,701,078
      2.3 Leasehold improvements
      2.4 Loans on personal security, endorsed or not
3.    Total (Lines 2.1 to 2.4)                                           3,895,144      5,596,222        1,701,078
4.    Aggregate write-ins for other assets                               4,028,694      1,262,686       (2,766,008)
                                                                       ------------------------------------------------
5.    Total (Line 1 plus Lines 3 and 4)                                212,269,347    201,291,125      (10,978,222)
-----------------------------------------------------------------------------------------------------------------------
0401. Miscellaneous Assets                                               1,402,908        241,037       (1,161,871)
0402. Prepaid expenses                                                   2,625,786      1,021,649       (1,604,137)
0403
0498. Summary of remaining write-ins for Line 4 from overflow page
0499. Totals (Lines 0401 thru 0403 plus 0498) (Line 4 above)             4,028,694      1,262,686       (2,766,008)
-----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     A. The financial statements of Radian Guaranty ("the Company") are presented on the basis of accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the NAIC Accounting Practices and Procedures manuals.
     B. The preparation of financial statements in conformity with Statutory Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.
     C.   The Company uses the following accounting policies:

          (1)  Short-term investments are stated at amortized costs.
          (2) Bonds not backed by other loans are stated at amortized costs and are amortized using the effective interest method.
          (3)  Common Stocks are stated at fair value.
          (4) Preferred Stocks are eligible for stabilization under Section 3(D)(2) of the NAIC Valuation Procedures at amortized cost and preferred stocks not eligible for stabilization at fair value.
          (5)  None.
          (6) Loan-backed securities are stated at amortized costs and are amortized using the retrospective method.
          (7) The Company owns 100% of the common stock of Commonwealth Mortgage Assurance Company of Arizona ("CMACAZ"), which was acquired on December 29, 1989 - formerly named State Mortgage Insurance Company. CMACAZ had policyholders' surplus (market value) of $15,098,280 at December 31, 2002. The Company also owns 100% of the common stock of Radian Insurance Inc. ("RIINC") - formerly named CMAC Mortgage Insurance Company, which was capitalized by the Company in 1993. At December 31, 2002, RIINC had policyholders' surplus of $57,699,803. The Company also owns 100% of the stock of Radian Services LLC, which is valued on the basis of its net worth.
          (8)  None.
          (9)  All derivatives are stated at fair value.
          (10) N/A
          (11) Unpaid losses and loss adjustment expenses include an amount determined from individual case estimates and loss reports and an amount determined from losses incurred but not reported. These liabilities are based on estimates and assumptions made by management. Although management believes the liabilities are adequate, the ultimate liability may exceed or be less than the amount provided.

2.   Accounting Changes and Correction of Errors

     In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles (the "Codification"). The Codification, which is intended to standardize regulatory accounting and reporting to state insurance departments, was effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The Commonwealth of Pennsylvania required adoption of the Codification for the preparation of statutory financial statements effective January 1, 2001. Accordingly, the Company adopted the Codification on January 1, 2001. The net effect on the Company's statutory capital and surplus as of 12/31/00 is as follows:

     Surplus as reported on 12/31/00              $171,643,898
     Deferred income taxes (SSAP 10)                 4,562,477
                                                  ------------

     Net adjusted capital & surplus at 12/31/00   $176,206,345
                                                  ============

3.   Business Combinations and Goodwill - None

4.   Discontinued Operations - None

5.   Investments

     A.   Mortgage Loans - None
     B.   Debt Restructuring - None
     C.   Reverse Mortgages - None
     D.   Loan-Backed Securities

          (1)  N/A
          (2)  N/A
          (3) The Company used public market quotes in determining the market value of its loan-backed securities.
          (4)  N/A
     E.   Repurchase Agreements - None

6.   Joint Ventures, Partnerships and Limited Liability Companies - None

7.   Investment Income

          (1) The Company excludes investment income due and accrued with amounts that are over 90 days past due.
          (2)  The total amount excluded was $0

8.   Derivative Instruments - None

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          NOTES TO FINANCIAL STATEMENTS

9.   Income Taxes

     A. The components of the net deferred tax asset/(liability) at December 31 are as follows:

                                                           2002            2001
                                                       -------------   -------------
     Total of gross deferred tax assets                $ 175,393,047   $ 221,952,597
     Total of deferred tax liabilities                   (12,211,389)    (30,680,040)
                                                       -------------   -------------
     Net deferred tax asset                            $ 163,181,658   $ 191,272,557
     Deferred tax asset nonadmitted                     (160,944,329)   (183,499,766)
                                                       -------------   -------------
     Net admitted deferred tax asset                   $   2,237,329   $   7,772,791
                                                       =============   =============
     (Increase)/Decrease in nonadmitted asset          $  22,555,437
                                                       =============

     B.   Deferred tax liabilities not recognized - Not Applicable
     C. Current income taxes incurred consist of the following major components:

                                                            2002            2001
                                                        -------------   -------------
     Federal                                            $ (12,322,066)  $  58,936,392
     Foreign                                                       --              --
                                                        -------------   -------------
                                                        $ (12,322,066)  $  58,936,392
     Federal income tax on net capital gains
        (losses)                                            7,250,663         841,000
     Utilization of capital loss carry-
        forwards                                                   --              --
                                                        -------------   -------------
     Federal and foreign income taxes
        incurred                                        $  (5,071,403)  $  59,777,392
                                                        =============   =============

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                         2002           2001
                                                    -------------   -------------
     Deferred tax assets:
     Contingency reserve                            $ 116,698,494   $ 176,169,391
     AMT credits                                       24,093,731      28,585,584
     Intercompany receivable                           15,681,431              --
     Unpaid losses & LAE                                8,639,361       8,324,570
     Unearned premium reserve                           4,883,610       6,251,330
     Stocks (preferred)                                 1,634,452              --
     Accrued Expenses                                   1,479,643       2,621,722
     Depreciation                                       1,363,300              --
     Prepaid Expenses                                     919,025              --
                                                    -------------   -------------
     Total deferred tax assets                        175,393,047     221,952,597
     Nonadmitted deferred tax assets                 (160,944,329)   (183,499,766)
                                                    -------------   -------------
     Admitted deferred tax assets                   $  14,448,718   $  38,452,831
     Deferred tax liabilities:
        Stocks (common)                                (7,056,110)    (19,831,101)
        Reserve for contingent tax liabilities         (4,602,568)             --
     Market discount on bonds                            (328,647)    (10,153,060)
        Accounting method change - UPR                   (224,064)       (448,126)
        Capital Assets                                         --        (247,753)
                                                    -------------   -------------
     Total deferred tax liabilities                 $ (12,211,389)  $ (30,680,040)
                                                    -------------   -------------
     Net admitted deferred tax asset                $   2,237,329   $   7,772,791
                                                    =============   =============

     The change in net deferred income taxes is comprised of the following:

                                               December 31, 2002    Jan. 1, 2002       Change
                                               -----------------   --------------   ------------
     Total deferred tax assets                   $175,393,047       $221,952,597    $(46,559,550)
     Total deferred tax liabilities               (12,211,389)       (30,680,040)     18,468,651
                                                 ------------       ------------    ------------
     Net deferred tax asset (liability)           163,181,658        191,272,557     (28,090,899)
     Tax effect of unrealized gains (losses)                                          (3,774,964)
                                                                                    ------------
     Change in net deferred income tax                                              $(31,865,863)
                                                                                    ============

                                      14.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          NOTES TO FINANCIAL STATEMENTS

     D. The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to net income before taxes after reductions for additions to the contingency reserve. The significant items causing this difference are as follows:

                                                        December 31, 2002   Effective Tax Rate
                                                        -----------------   ------------------
     Provision computed at statutory rate                 $ 142,282,783           35.00%

     Addition to statutory contingency reserve             (106,263,892)         (26.14%)
     Prior-year tax adjustments                             (38,195,773)          (9.40%)
     Tax-exempt income, net of (S)832(b)(5)(B)              (18,973,751)          (4.67%)
     Change in non-admitted assets                          (11,736,781)          (2.89%)
     Increase in value of COLI asset                           (920,401)          (0.23%)
     Dividends received deduction                              (712,162)          (0.18%)
     Other                                                     (450,221)          (0.11%)
                                                          -------------          ------
     Total                                                  (34,970,197)          (8.60%)
                                                          =============          ======
     Federal and foreign income taxes incurred               (5,071,403)          (1.25%)
     Prior-year deferred tax adjustments per
         audited statutory financial statements             (57,162,089)         (14.06%)
     Change in net deferred income taxes                     31,865,863            7.84%
     Change in reserve for contingent tax liabilities        (4,602,568)          (1.13%)
                                                          -------------          ------
     Total statutory income taxes                           (34,970,197)          (8.60%)
                                                          =============          ======

     E.   Net Loss Carryforwards - Not Applicable

     F. The Company is included in a consolidated federal income tax return with its parent company, Radian Group, Inc. The Company has a written agreement, approved by the Company's Board of Directors, which sets forth the manner in which the total combined federal income tax is allocated to each entity that is a party to the consolidation. Pursuant to this agreement, the Company has the enforceable right to recoup federal income taxes paid in prior years in the event of future net losses, which it may incur, or to recoup its net losses carried forward as an offset to future net income subject to federal income taxes.

10.  Information Concerning Parent, Subsidiaries and Affiliates
     A., B.
     & C.

               On July 1, 2002 Radian Guaranty paid a dividend to Radian Group Inc. in the form of 100% of the common stock of Commonwealth Mortgage Assurance Company of Texas valued at $23,151,934. This transaction was approved by the Pennsylvania Department of Insurance on June 5, 2002 and was paid out of Paid In and Contributed Capital.

               A reinsurance agreement was entered into in September 2001 by Radian ("the Company") and Amerin Guaranty ("Amerin"), its affiliate. Under this agreement, the Company assumed 100% of the rights, duties, obligations, assets and liabilities arising under or resulting from policies of first lien mortgage guaranty insurance written by Amerin. As a result of this transaction, a $4,851,733 receivable from Amerin was recorded along with the transfer of $367,443,299 of municipal bonds, $17,000,000 of cash and $252,024 of first mortgage liens. Additionally, the following liabilities were transferred to the Company from Amerin:

               Loss Reserve                                         $ 75,002,762
               Loss Adjustment Expenses Reserve                          622,870
               Other Expenses Reserve                                    203,051
               Unearned Premium Reserve                                  233,241
               Contingency Reserve                                   310,872,519
               Ceded Balances Payable                                  2,612,613

          The Company also paid cash common dividends to the Parent Company, Radian Group Inc., during 2002 totaling $30,000,000.

     D. At December 31, 2002, the Company had a payable of $3,737,517 related to intercompany operations.
     E. The Company and RIINC entered into a Maintenance Agreement in October 2000. The agreement provides that the Company will cause RIINC at all times to have Tangible Net Worth of at least $30 million. Additionally, the Company will cause RIINC at all times to have sufficient liquidity to meet its current obligations. Under the terms of agreement, the agreement may be terminated at any time by either party giving written notice of such termination.
     F. The Company also has entered into management agreements with each of its subsidiaries, CMACAZ and RIINC, and its sister companies Amerin Guaranty, Amerin Reinsurance and Commonwealth Mortgage Assurance Company of Texas, whereby a certain percentage of costs incurred by the Company for accounting, finance, data processing and legal services are passed through to the subsidiaries.
     G. All outstanding shares of the Company are currently owned by Radian Group Inc., an insurance holding company domiciled in the state of Delaware.
     H.   None
     I.   None of the Company's subsidiaries exceed 10% of admitted assets.
     J. The Company did not recognize any impairment write down for its investments in Subsidiary, Controlled or Affiliated Companies during the statement period.

                                      14.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          NOTES TO FINANCIAL STATEMENTS

11.  Debt - None

12. Retirement Plans, Deferred Compensation, Postemployment Benefits and Compensated Absences and Other Postretirement Benefit Plans

     A. Employee Retirement Plan - Retirement benefits, covering substantially all employees are provided under the Parent's noncontributory-trusteed pension plan. Pension costs are accrued and funded each year. At December 31, 2002, vested benefits are funded.
     B. Deferred Compensation Plans - The Company participates in the Parents' Savings Incentive Plan in which all employees are eligible upon completion of a ninety day waiting period and a stock option plan for certain key employees of the Company and directors of the Parent. Under the Stock Option Plan, options may be granted for a total of 2,642,690 of shares of the Parent Company's Common Stock. Nonqualified stock option prices must be at least 90% of the fair market value while incentive stock option prices may not be less than 100% of the fair market value as of the date of the grants. The stock options were granted during the years 1992 through 2002. As of December 31, 2002 4,901,887 shares of the Parent Company's Common Stock were subject to options granted under the Stock Option Plan with option prices ranging from $4.97 to $68.18. During 2002, 881,170 shares of the Parent Company's common stock were exercised under options subject to the Stock Option Plan with option prices ranging from $4.50 to $38.64 and with fair value prices ranging from $33.14 to $55.41.
     C. In addition to pension benefits, the Company through the Parent, provides certain health care and life insurance benefits ("postretirement") for retired employees. Substantially all employees may become eligible for these benefits if they reach retirement age while working for the Company. Alternatively, retirees may elect certain prepaid health care benefit plans. Life insurance benefits are generally set at a fixed amount.

13. Capital and Surplus and Shareholders' Dividend Restrictions and Quasi-Reorganizations

     (1) The Company has 250,000 shares authorized, 1,000 shares issued and outstanding and par value of $2,000.
     (2)  The Company has no preferred stock outstanding
     (3) The Company may make dividend payments subject to statutory provisions of the Commonwealth of Pennsylvania out of unassigned surplus in an amount equal to the greater of (i) 10% of the preceding year-end statutory policyholders' surplus, or (ii) the preceding year-end statutory net income. The State of California also has a statute requiring mortgage insurers to pay dividends out of unassigned surplus. The Pennsylvania Insurance Department has approved all dividend payments by the Company since the passage of the amendment, and management has every expectation that the Commissioner of Insurance will continue to approve such distributions in the future, provided that the Company's financial condition does not materially change. In addition, the Company and the California Department of Insurance have reached an understanding under which the Company will be able to pay dividends in 2003. Thus the company believes that $411,593,639 will be available for the payment of dividends in 2003.
     (4)  None
     (5)  None
     (6)  None
     (7)  None
     (8)  None
     (9) The portion of unassigned funds (surplus) represented or reduced by each item below is as follows:

               a.   Unrealized gains and losses   $(37,441,414)
               b.   Nonadmitted asset values      $(10,978,222)
               c.   Separate account business               --
               d.   Asset valuation reserves                --
               e.   Provision for reinsurance               --

     (10) None
     (11) None
     (12) None

14.  Contingencies

     A.   Contingent Commitments - None
     B.   Assessments - None
     C. The Company is involved in various lawsuits, which are not considered material in relation to the financial position of the Company.

15.  Leases - The Company has no material lease obligations at December 31, 2002

16. Information About financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk - None

17. Sale, Transfer and Servicing of Financial Assets and Extinguishments of Liabilities - None

18. Gain or Loss to the Reporting Entity from Uninsured A & H Plans and the Uninsured Portion of Partially Insured Plans - None

19. Direct Premium Written by Managing General Agents/Third Party Administrators - None

20.  Other Items

     The Company has selected rounding in reporting amounts in the Statement except for Schedule D where truncation was selected.

21.  Events Subsequent - None

                                      14.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          NOTES TO FINANCIAL STATEMENTS

22.  Reinsurance

     A.   Unsecured Reinsurance Recoverables - None
     B.   Reinsurance Recoverable in Dispute - None
     C.   Reinsurance Assumed and Ceded

          (1) The maximum amount of return commission that would have been due reinsurers if they or the Company had cancelled the reinsurance agreement as of December 31, 2002, with the return of unearned premium reserves is as follows:

                                 Assumed                   Ceded
                               Reinsurance               Reinsurance                   Net
                          ---------------------   ------------------------   -------------------------
                             (1)         (2)          (3)          (4)           (5)           (6)
                           Premium   Commission     Premium     Commission     Premium      Commission
                           Reserve     Equity       Reserve       Equity       Reserve        Equity
                          --------   ----------   -----------   ----------   ------------   ----------
          a. Affiliates   $     --       $--      $17,784,935    $     --    $(17,784,935)  $       --
          b. All Other     576,576        --        5,185,180     233,626      (4,608,604)   4,608,604
                          --------       ---      -----------    --------    ------------   ----------
          c. TOTAL        $576,576       $--      $22,970,115    $233,626    $(22,393,539)  $4,608,604
                          ========       ===      ===========    ========    ============   ==========

          d. Direct Unearned Premium Reserve $92,159,310

          (2) The additional or return commission, predicted on loss experience or on any other form of profit sharing arrangements in this annual statement as a result of existing contractual arrangements are accrued as follows:

                                                       Reinsurance
                                         ---------------------------------------
                                          (1)       (2)        (3)        (4)
                                         Direct   Assumed     Ceded       Net
                                         ------   -------   --------   ---------
          a. Contingent Commission         $--      $--     $543,930   $(543,930)
          b. Sliding Scale Adjustments      --       --           --          --
          c. Other Profit Commissions                                         --
                Arrangements                --       --           --          --
                                           ---      ---     --------   ---------
          d. TOTAL                         $--      $--     $543,930   $(543,930)
                                           ===      ===     ========   =========

          (3)  Protected Cells - None

     D.   Uncollectible Reinsurance - None
     E.   Commutation of Ceded Reinsurance - None
     F.   Retroactive Reinsurance - None

23.  Retrospectively Rated Contracts - None

24.  Change in Incurred Losses and Loss Adjustment Expenses

     Reserves for incurred losses and loss adjustment expenses attributed insured events of prior years decreased by $226,000,000 from $373,544,000 in 2001 to $147,544,000 in 2002. The decrease was the result of claims closed by settlement and lower than anticipated claim payments. The following table presents information relating to the liability for unpaid losses and related expenses at 2002(in thousands):

     Balance at 1/01/02                                               $ 373,544
     Plus current year reserves                                         245,826
     Less prior year development                                       (226,000)
                                                                      ---------
        Total unpaid losses and
           related expenses at 12/31/02                               $ 393,370
                                                                      =========

     Refer to Schedule P for additional information

25.  Intercompany Pooling Agreements - None

26.  Structured Settlements - None

27.  High Deductibles

28. Discounting of Liabilities for Unpaid Losses or Unpaid Loss Adjustment Expenses - None

29.  Asbestos/Environmental Reserves - None

30.  Subscriber Savings Account - None

31.  Financial Guaranty Insurance Exposures - None

                                      14.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                           SUMMARY INVESTMENT SCHEDULE

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  Admitted Assets as Reported
                                                                               Gross                        in the
                                                                        Investment Holdings            Annual Statement
                                                                     --------------------------------------------------------
                                                                           1             2              3             4
                      Investment Categories                              Amount      Percentage       Amount      Percentage
-----------------------------------------------------------------------------------------------------------------------------
1.  Bonds:
    1.1 U.S. Treasury securities                                        54,224,028       2.378       54,224,028       2.392
    1.2 U.S. government agency and corporate obligations
           (excluding mortgage-backed securities):
        1.21 Issued by U.S. government agencies                        293,205,649      12.857      293,205,649      12.934
        1.22 Issued by U.S. government sponsored agencies                1,947,424       0.085        1,947,424       0.086
    1.3 Foreign government (including Canada, excluding
           mortgaged-backed securities)                                    249,004       0.011          249,004       0.011
    1.4 Securities issued by states, territories, and possessions and political subdivisions in the U.S.:
        1.41 States, territories and possessions general
                obligations                                            231,573,515      10.154      231,573,515      10.216
        1.42 Political subdivisions of states, territories and
                possessions and political subdivisions
                general obligations                                    392,965,659      17.231      392,965,659      17.335
        1.43 Revenue and assessment obligations                        607,876,519      26.655      607,876,519      26.816
        1.44 Industrial development and similar obligations
    1.5 Mortgage-backed securities (includes residential
           and commercial MBS):
        1.51 Pass-through securities:
             1.511 Guaranteed by GNMA                                      851,216       0.037          851,216       0.038
             1.512 Issued by FNMA and FHLMC                             11,914,320       0.522       11,914,320       0.526
             1.513 Privately issued
        1.52 CMOs and REMICs:
             1.521 Issued by FNMA and FHLMC                              9,253,960       0.406        9,253,960       0.408
             1.522 Privately issued and collateralized by MBS
                      issued or guaranteed by GNMA, FNMA, or FHLMC
             1.523 All other privately issued                              784,808       0.034          784,808       0.035
2.  Other debt and other fixed income securities
       (excluding short-term):
    2.1 Unaffiliated domestic securities (includes credit tenant
           loans rated by the SVO)                                     220,187,690       9.655      218,795,538       9.652
    2.2 Unaffiliated foreign securities                                 27,129,477       1.190       25,660,646       1.132
    2.3 Affiliated securities
3.  Equity interests:
    3.1 Investments in mutual funds
    3.2 Preferred stocks:
        3.21 Affiliated
        3.22 Unaffiliated                                               47,595,796       2.087       43,259,403       1.908
    3.3 Publicly traded equity securities (excluding preferred stocks):
        3.31 Affiliated
        3.32 Unaffiliated                                              196,214,112       8.604      167,373,841       7.383
    3.4 Other equity securities:
        3.41 Affiliated                                                 50,453,309       2.212       72,798,083       3.211
        3.42 Unaffiliated
    3.5 Other equity interests including tangible personal
           property under lease:
        3.51 Affiliated
        3.52 Unaffiliated
4.  Mortgage loans:
    4.1 Construction and land development
    4.2 Agricultural
    4.3 Single family residential properties                               171,056       0.008          171,056       0.008
    4.4 Multifamily residential properties
    4.5 Commercial loans
5.  Real estate investments:
    5.1 Property occupied by the company
    5.2 Property held for the production of income (includes
           $                  of property acquired in
             ----------------
           satisfaction of debt)
    5.3 Property held for sale ($              including
                                  ------------
           property acquired in satisfaction of debt)
6.  Policy loans
7.  Receivables for securities
8.  Cash and short-term investments                                     80,798,416       3.543       80,798,416       3.564
9.  Other invested assets                                               53,178,747       2.332       53,178,747       2.346
                                                                     --------------------------------------------------------
10. Total invested assets                                            2,280,574,705     100.000    2,266,881,832     100.000
-----------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES

                         PART 1 - COMMON INTERROGATORIES

                                     GENERAL

1.1 Is the reporting entity a member of an Insurance Holding Company System consisting of two or more affiliated persons, one or more of which is an
     insurer?                                                     Yes [X] No [ ]
1.2 If yes, did the reporting entity register and file with its domiciliary State Insurance Commissioner, Director or Superintendent, or with such regulatory official of the state of domicile of the principal insurer in the Holding Company System, a registration statement providing disclosure substantially similar to the standards adopted by the National Association of Insurance Commissioners (NAIC) in its Model Insurance Holding Company System Regulatory Act and model regulations pertaining thereto, or is the reporting entity subject to standards and disclosure requirements substantially similar to those required by such Act and regulations?
                                                           Yes [X] No [ ] NA [ ]
1.3  State Regulating?                                              Pennsylvania

2.1 Has any change been made during the year of this statement in the charter, by-laws, articles of incorporation, or deed settlement of the reporting
     entity?                                                      Yes [ ] No [X]
2.2  If yes, date of change:
        If not previously filed, furnish herewith a certified copy of the instrument as amended.

3.1  State as of what date the latest financial examination of the reporting
     entity was made or is being made.                                12/31/1998
3.2 State the as of date that the latest financial examination report became available from either the state of domicile or the reporting entity. This date should be the date of the examined balance sheet and not the date the
     report was completed or released.                                12/31/1998
3.3 State as of what date the latest financial examination report became available to other states or the public from either the state of domicile or the reporting entity. This is the release date or completion date of the examination report and not the date of the examination (balance sheet
     date).                                                           03/14/2001
3.4  By what department or departments? Pennsylvania Department of Insurance

4.1 During the period covered by this statement, did any agent, broker, sales representative, non-affiliated sales/service organization or any combination thereof under common control (other than salaried employees of the reporting entity), receive credit or commissions for or control a substantial part (more than 20 percent of any major line of business measured on direct premiums) of:

          4.11 sales of new business?                             Yes [ ] No [X]
          4.12 renewals?                                          Yes [ ] No [X]

4.2 During the period covered by this statement, did any sales/service organization owned in whole or in part by the reporting entity or an affiliate, receive credit or commissions for or control a substantial part (more than 20 percent of any major line of business measured on direct premiums) of:

          4.21 sales of new business?                             Yes [ ] No [X]
          4.22 renewals?                                          Yes [ ] No [X]

5.1  Has the reporting entity been a party to a merger or consolidation during
     the period covered by this statement?                        Yes [ ] No [X]
5.2 If yes, provide the name of the entity, NAIC Company Code, and state of domicile (use two letter state abbreviation) for any entity that has ceased to exist as a result of the merger or consolidation.

--------------------------------------------------------------------------------
                  1                                2                   3
            Name of Entity                 NAIC Company Code   State of Domicile
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6.1 Has the reporting entity had any Certificates of Authority, licenses or registrations (including corporate registration, if applicable) suspended or revoked by any governmental entity during the reporting period? (You need not report an action, either formal or informal, if a confidentiality
     clause is part of the agreement.)                            Yes [ ] No [X]

6.2  If yes, give full information:
                                    --------------------------------------------

7.1  Does any foreign (non-United States) person or entity directly or
     indirectly control 10% or more of the reporting entity?      Yes [ ] No [X]

7.2  If yes,

     7.21 State the percentage of foreign control;
                                                   -----------------------------

     7.22 State the nationality(s) of the foreign person(s) or entity(s) or if the entity is a mutual or reciprocal, the nationality of its manager or attorney in fact; and identify the type of entity(s) (e.g., individual, corporation or government, manager or attorney in fact).

--------------------------------------------------------------------------------
                   1                                          2
              Nationality                               Type of Entity
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES
                                   (continued)

8. What is the name and address of the independent certified public accountant or accounting firm retained to conduct the annual audit?
     Deloitte & Touche
     1700 Market Street 24th Floor
     Philadelphia, PA 19103

9. What is the name, address and affiliation (officer/employee of the reporting entity or actuary/consultant associated with a(n) actuarial consulting firm) of the individual providing the statement of actuarial opinion/certification?
     Mr. Robert Miccolis
     Deloitte & Touche
     1700 Market Street
     Philadelphia, PA 19103

10.  FOR UNITED STATES BRANCHES OF ALIEN REPORTING ENTITIES ONLY:

10.1 What changes have been made during the year in the United States Manager or the United States Trustees of the reporting entity?

10.2 Does this statement contain all business transacted for the reporting entity through its United States Branch risks wherever located?
                                                                  Yes [ ] No [ ]

10.3 Have there been any changes made to any of the trust indentures during the
     year?                                                        Yes [ ] No [ ]

10.4 If answer to (10.3) is yes, has the domiciliary or entry state approved the
     changes?                                              Yes [ ] No [ ] NA [X]

                               BOARD OF DIRECTORS

11. Is the purchase or sale of all investments of the reporting entity passed upon either by the Board of Directors or a subordinate committee thereof?
                                                                  Yes [X] No [ ]
12. Does the reporting entity keep a complete permanent record of the proceedings of its Board of Directors and all subordinate committees
     thereof?                                                    Yes [X] No [ ]
13. Has the reporting entity an established procedure for disclosure to its board of directors or trustees of any material interest or affiliation on the part of any of its officers, directors, trustees or responsible employees which is in or likely to conflict with the official duties of
     such person?                                               Yes [X] No [ ]

                                    FINANCIAL

14.1 Total amount loaned during the year (inclusive of Separate Accounts, exclusive of policy loans):

     14.11 To directors or other officers                           $
                                                                     -----------

     14.12 To stockholders not officers                             $
                                                                     -----------

     14.13 Trustees, supreme or grand                               $
           (Fraternal only)                                          -----------

14.2 Total amount of loans outstanding at end of year (inclusive of Separate Accounts, exclusive of policy loans):
     14.21 To directors or other officers                            $
                                                                      ----------

     14.22 To stockholders not officers                              $
                                                                      ----------

     14.23 Trustees, supreme or grand
           (Fraternal only)                                          $
                                                                      ----------

15.1 Were any of the assets reported in this statement subject to a contractual obligation to transfer to another party without the liability for such
     obligation being reported in this statement?                Yes [ ] No [X]

15.2 If yes, state the amount thereof at December 31 of the current year:

     15.21 Rented from others                                        $
                                                                      ----------

     15.22 Borrowed from others                                      $
                                                                      ----------

     15.23 Leased from others                                        $
                                                                      ----------

     15.24 Others                                                    $
                                                                      ----------

     Disclose in Notes to Financial Statements the nature of each of these obligations.

16.1 Does this statement include payments for assessments as described in the Annual Statement Instructions other than guaranty fund or guaranty
     association assessments?                                    Yes [ ] No [X]

16.2 If answer is yes,

     16.21 Amount paid as losses or risk adjustment                  $
                                                                      ----------

     16.22 Amount paid as expenses                                   $
                                                                      ----------

     16.23 Other amounts paid                                        $
                                                                      ----------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES

                                   (continued)

                                   INVESTMENT

17.  List the following capital stock information for the reporting entity:

--------------------------------------------------------------------------------------------------------------
                   1                  2               3              4               5                6
            Number of Shares   Number of Shares   Par Value   Redemption Price   Is Dividend     Are Dividends
  Class       Authorized         Outstanding      Per Share      if Callable     Rate Limited?    Cumulative?
--------------------------------------------------------------------------------------------------------------
                                                                                   Yes   No        Yes   No
Preferred                                                                          [ ]  [X]        [ ]   [X]
Common          250,000             1,000         2,000.000         XXX            XXX  XXX        XXX   XXX

18.1. Were all the stocks, bonds and other securities owned December 31 of current year, over which the reporting entity has exclusive control, in the actual possession of the reporting entity on said date, except as
      shown by Schedule E - Part 2 - Special Deposits?            Yes [ ] No [X]

18.2  If no, give full and complete information relating thereto:

      The Company has a custodial account at State Street Bank and Trust in Boston, Massachusetts.

19.1 Were any of the stocks, bonds or other assets of the reporting entity owned at December 31 of the current year not exclusively under the control of the reporting entity, except as shown on the Schedule E - Part2 - Special Deposits; or has the reporting entity sold or transferred any assets subject to a put option contract that is currently in force? (Exclude
     securities subject to Interrogatory 15.1)                    Yes [ ] No [X]

19.2  If yes, state the amount thereof at December 31 of the current year:

      19.21 Loaned to others                                           $
                                                                        --------

      19.22 Subject to repurchase agreements                           $
                                                                        --------

      19.23 Subject to reverse repurchase agreements                   $
                                                                        --------

      19.24 Subject to dollar repurchase agreements                    $
                                                                        --------

      19.25 Subject to reverse dollar repurchase agreements            $
                                                                        --------

      19.26 Pledged as collateral                                      $
                                                                        --------

      19.27 Placed under option agreements                             $
                                                                        --------

      19.28 Letter stock or other securities restricted as
            to sale                                                    $
                                                                        --------

      19.29 Other                                                      $
                                                                        --------
19.3 For each category above, if any of these assets are held by others, identify whom held:

     19.31
           ---------------------------------------------------------------------

     19.32
           ---------------------------------------------------------------------

     19.33
           ---------------------------------------------------------------------

     19.34
           ---------------------------------------------------------------------

     19.35
           ---------------------------------------------------------------------

     19.36
           ---------------------------------------------------------------------

     19.37
           ---------------------------------------------------------------------

     19.38
           ---------------------------------------------------------------------

     19.39
           ---------------------------------------------------------------------

     For categories (19.21) and (19.23) above, and for any other securities that were made available for use by another person during the period covered by this statement, attach a schedule as shown in the instructions to the annual statement.

19.4 For category (19.28) provide the following:

--------------------------------------------------------------------------------
               1                             2                      3
      Nature of Restriction             Description              Amount
--------------------------------------------------------------------------------


                                                           ---------------------


--------------------------------------------------------------------------------

20.1 Does the reporting entity have any hedging transaction reported on Schedule
     DB?                                                         Yes [ ] No [X]

20.2 If yes, has a comprehensive description of the hedging program been made available to the domiciliary state? If no, attach a description with this
     statement.                                          Yes [  ] No [  ] NA [X]

21.1 Were any preferred stocks or bonds owned as of December 31 of the current year mandatorily convertible into equity, or, at the option of the issuer,
     convertible into equity?                                     Yes [X] No [ ]

21.2. If yes, state the amount thereof at December 31 of the current year.
                                                                     $25,896,334

22. Excluding items in Schedule E, real estate, mortgage loans and investments held physically in the reporting entity's offices, vaults or safety deposit boxes, were all stocks, bonds and other securities, owned throughout the current year held pursuant to a custodial agreement with a qualified bank or trust company in accordance with Part 1-General, Section
     IV.H-Custodial or Safekeeping Agreements of the NAIC Financial Condition
     Examiners Handbook?                                          Yes [X] No [ ]

22.01 For agreements that comply with the requirements of the NAIC Financial Condition Examiners Handbook, complete the following:

--------------------------------------------------------------------------------
               1                                              2
      Name of Custodian(s)                            Custodian's Address
--------------------------------------------------------------------------------
State Street Bank and Trust                          Boston, Massachusetts
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES
                                   (continued)
                                   INVESTMENT

22.02 For all agreements that do not comply with the requirements of the NAIC Financial Condition Examiners Handbook, provide the name, location and a complete explanation:

--------------------------------------------------------------------------------
          1                        2                           3
       Name(s)                 Location(s)           Complete Explanation(s)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

22.03 Have there been any changes, including name changes, in the custodian(s)
      identified in 22.01 during the current year?                Yes [ ] No [X]

22.04 If yes, give full and complete information relating thereto:

--------------------------------------------------------------------------------
         1                  2                     3                    4
   Old Custodian      New Custodian          Date of Change          Reason
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

22.05 Identify all investment advisors, brokers/dealers or individuals acting on behalf of broker/dealers that have access to the investment accounts, handle securities and have authority to make investments on behalf of the reporting entity:

--------------------------------------------------------------------------------
           1                         2                            3
Central Registration
 Depository Number(s)              Name                        Address
--------------------------------------------------------------------------------
39414                   Standish Fund Distribution   Boston, Massachusetts
530                     Lord Abbett Distribution     Jersey City, New Jersey
1512                    Conning & Company            Oakbrook, Illinois
--------------------------------------------------------------------------------

                                     OTHER

23.1 Amount of payments to Trade Associations, Service Organizations and
     Statistical or Rating Bureaus, if any?                         $1, 961, 529

23.2 List the name of the organization and the amount paid if any such payment represented 25% or more of the total payments to Trade Associations, Service Organizations and Statistical or Rating Bureaus during the period covered by this statement.

--------------------------------------------------------------------------------
                     1                                                   2
                   Name                                              Amount Paid
--------------------------------------------------------------------------------
Mortgage Insurance Companies of America                              $1,417,232
                                                                     $
                                                                      ---------
--------------------------------------------------------------------------------

24.1 Amount of payments for legal expenses, if any?                   $2,720,493

24.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payments for legal expenses during the period covered by this statement.

--------------------------------------------------------------------------------
                     1                                                   2
                   Name                                              Amount Paid
--------------------------------------------------------------------------------
Barger & Wolen                                                         $786,027
Munger, Tolles & Olson LLP                                             $683,889
--------------------------------------------------------------------------------

25.1 Amount of payments for expenditures in connection with matters before legislative bodies, officers or departments of government, if any?
                                                                      $1,700,379

25.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payment expenditures in connection with matters before legislative bodies, officers or departments of government during the period covered by this statement.

--------------------------------------------------------------------------------
                     1                                                   2
                   Name                                              Amount Paid
--------------------------------------------------------------------------------
                                                                     $
                                                                      ---------
                                                                     $
                                                                      ---------
                                                                     $
                                                                      ---------
--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES
                                   (continued)
                  PART 2 - PROPERTY & CASUALTY INTERROGATORIES

1.1  Does the reporting entity have any direct Medicare Supplement Insurance in
     force?                                                       Yes [ ] No [X]

1.2  If yes, indicate premium earned on U. S. business only         $
                                                                     -----------

1.3  What portion of Item (1.2) is not reported on the Medicare Supplement
     Insurance Experience Exhibit?                                  $
                                                                     -----------
     1.31 Reason for excluding

               -----------------------------------------------------------------
1.4  Indicate amount of earned premium attributable to Canadian and/or Other
     Alien not included in Item (1.2) above.                        $
                                                                     -----------

1.5  Indicate total incurred claims on all Medicare Supplement Insurance.
                                                                    $
                                                                     -----------
1.6  Individual policies:

     Most current three years:

        1.61 Total premium earned                                   $
                                                                     -----------

        1.62 Total incurred claims                                  $
                                                                     -----------

        1.63 Number of covered lives                                $
                                                                     -----------

     All years prior to most current three years:

        1.64 Total premium earned                                   $
                                                                     -----------

        1.65 Total incurred claims                                  $
                                                                     -----------

        1.66 Number of covered lives                                $
                                                                     -----------

1.7  Group policies:

     Most current three years:

        1.71 Total premium earned                                   $
                                                                     -----------

        1.72 Total incurred claims                                  $
                                                                     -----------

        1.73 Number of covered lives                                $
                                                                     -----------

     All years prior to most current three years:

        1.74 Total premium earned                                   $
                                                                     -----------

        1.75 Total incurred claims                                  $
                                                                     -----------

        1.76 Number of covered lives                                $
                                                                     -----------
2.1  Does the reporting entity issue both participating and non-participating
     policies?                                                    Yes [ ] No [X]

2.2  If yes, state the amount of calendar year net premiums written on:

     2.21 Participating policies                                    $
                                                                     -----------

     2.22 Non-participating policies                                $
                                                                     -----------

 3.  For Mutual Reporting Entities and Reciprocal Exchanges Only:

3.1  Does the reporting entity issue assessable policies?         Yes [ ] No [ ]

3.2  Does the reporting entity issue non-assessable policies?     Yes [ ] No [ ]

3.3  If assessable policies are issued, what is the extent of the contingent
     liability of the policyholders?                                           %
                                                                    -----------
3.4  Total amount of assessments paid or ordered to be paid during the year on
     deposit notes or contingent premiums?                          $
                                                                     -----------

 4.  For Reciprocal Exchanges Only:

4.1  Does the Exchange appoint local agents?                      Yes [ ] No [ ]

4.2  If yes, is the commission paid:

     4.21 Out of Attorney's-in-fact compensation           Yes [ ] No [ ] NA [X]

     4.22 As a direct expense of the Exchange              Yes [ ] No [ ] NA [X]

4.3 What expenses of the Exchange are not paid out of the compensation of the Attorney-in-fact?

     ---------------------------------------------------------------------------

4.4  Has any Attorney-in-fact compensation, contingent on fulfillment of certain
     conditions, been deferred?                                   Yes [ ] No [ ]

4.5  If yes, give full information

     ---------------------------------------------------------------------------

5.1 What provision has this reporting entity made to protect itself from an excessive loss in the event of a catastrophe under a workers' compensation contract issued without limit of loss?

     ---------------------------------------------------------------------------

5.2 Describe the method used to estimate this reporting entity's probable maximum insurance loss, and identify the type of insured exposures comprising that probable maximum loss, the locations of concentrations of those exposures and the external resources (such as consulting firms or computer software models), if any, used in the estimation process.

     ---------------------------------------------------------------------------

5.3 What provision has this reporting entity made (such as a catastrophic reinsurance program) to protect itself from an excessive loss arising from the types and concentrations of insured exposures comprising its probable maximum property insurance loss?

     ---------------------------------------------------------------------------

5.4 Does the reporting entity carry catastrophe reinsurance protection, with provision for at least one reinstatement, in an amount sufficient to cover its estimated probable maximum loss attributable to a single loss event or
     occurrence?                                                  Yes [ ] No [X]

5.5 If no, describe any arrangements or mechanisms employed by the reporting entity to supplement its catastrophe reinsurance program or to hedge it s exposure to unreinsured catastrophic loss.

     ---------------------------------------------------------------------------

6.1 Has this reporting entity reinsured any risk with any other entity under a quota share reinsurance contract which includes a provision which would limit the reinsurer's losses below the stated quota share percentage (e.g., a deductible, a loss ratio corridor, a loss ratio cap, an aggregate limit
     or any similar provision)?                                   Yes [ ] No [X]

6.2 If yes, indicate the number of reinsurance contracts containing such provisions:
                                                                     -----------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES
            PART 2 - PROPERTY & CASUALTY INTERROGATORIES (continued)

7.1 Has this reporting entity reinsured any risk with any other entity and agreed to release such entity from liability, in whole or in part, from any loss that may occur on the risk, or portion thereof, reinsured?
                                                                   Yes [ ]No [X]
7.2  If yes, give full information

     ---------------------------------------------------------------------------

 8. If the reporting entity has assumed risks from another entity, there should be charged on account of such reinsurances a reserve equal to that which the original entity would have been required to charge had it retained the
     risks. Has this been done?                            Yes [X] No [ ] NA [ ]

9.1  Has this reporting entity guaranteed policies issued by any other entity
     and now in force?                                            Yes [X] No [ ]

9.2  If yes, give full information
     Please refer to Note 10, Page 14.

10.1 If the reporting entity recorded accrued retrospective premiums on insurance contracts on Line 10.3 of the assets schedule, Page 2, state the amount of corresponding liabilities recorded for:

     10.11 Unpaid losses                                            $
                                                                     -----------

     10.12 Unpaid underwriting expenses (including loss adjustment
           expenses)                                                $
                                                                     -----------

10.2 Of the amount on Line 10.3 of the assets schedule, Page 2, state the amount which is secured by letters of credit, collateral and other funds.
                                                                    $
                                                                     -----------

10.3 If the reporting entity underwrites commercial insurance risks, such as workers' compensation are premium or promissory notes accepted from its insureds covering unpaid premiums and/or unpaid losses?
                                                           Yes [ ] No [ ] NA [X]

10.4 If yes, provide range of interest rates charged under such notes during the period covered by this statement:

     10.41 From                                                                %
                                                                    -----------

     10.42 To                                                                  %
                                                                    -----------

10.5 Are letters of credit or collateral and other funds received from insureds being utilized by the reporting entity to secure premium or promissory notes taken by the reporting entity, or to secure any of the reporting entity's reported direct unpaid loss reserves, including unpaid losses under loss deductible features of commercial policies?
                                                                  Yes [ ] No [X]

10.6 If yes, state the amount thereof at December 31 of the current year:

          10.61 Letters of credit                                   $
                                                                     -----------

          10.62 Collateral and other funds                          $
                                                                     -----------

11.1 What amount of installment notes is owned and now held by the reporting
     entity?                                                        $
                                                                     -----------

11.2 Have any of these notes been hypothecated, sold or used in any manner as
     security for money loaned within the past year?              Yes [ ] No [X]

11.3 If yes, what amount?                                           $
                                                                     -----------

12.1 Largest net aggregate amount insured in any one risk (excluding workers'
     compensation):                                                     $346,297

12.2 Does any reinsurance contract considered in the calculation of this amount include an aggregate limit of recovery without also including a
     reinstatement provision?                                     Yes [ ] No [X]

12.3 State the number of reinsurance contracts (excluding individual facultative risk certificates, but including facultative programs, automatic facilities or facultative obligatory contracts) considered in the calculation of this amount.
                                                                    ------------

13.1 Has this reporting entity guaranteed any financed premium accounts?
                                                                   Yes [ ]No [X]

13.2 If yes, give full information

     ---------------------------------------------------------------------------

14.1 Does the reporting entity own any securities of a real estate holding
     company or otherwise hold real estate indirectly?            Yes [X] No [ ]

     14.11 Name of real estate holding company               Radian Services LLC

     14.12 Number of parcels involved                                         43

     14.13 Total book/adjusted carrying value                         $6,150,872

14.2 If yes, provide explanation:
     Radian Services Inc. is a 100% wholly owned subsidiary which owns real estate.

15.1 Does the reporting entity write any warranty business?       Yes [ ] No [X]
     If yes, disclose the following information for each of the following types of warranty coverage:

                         1               2               3                4                5
                   Direct Losses   Direct Losses   Direct Written   Direct Premium   Direct Premium
                      Incurred         Unpaid          Premium         Unearned          Earned
                   -------------   -------------   --------------   --------------   --------------
15.11 Home         $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------
15.12 Products     $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------
15.13 Automobile   $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------
15.14 Other*       $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------

     *    Disclose type of coverage:

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                            FIVE-YEAR HISTORICAL DATA

      Show amounts in whole dollars only, no cents; show percentages to one decimal place, i.e. 17.6.

---------------------------------------------------------------------------------------------------------------------------------
                                                                 1              2             3              4             5
                                                               2002           2001          2000           1999          1998
                                                          -----------------------------------------------------------------------
Gross Premiums Written (Page 8, Part 1B, Cols. 1, 2 & 3)

   1. Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2,
         18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)

   2. Property Lines (Lines 1, 2, 9, 12, 21 & 26)

   3. Property and Liability Combined Lines (Lines 3, 4,
         5, 8, 22 & 27)

   4. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24,
         28, 29 & 33)                                       674,424,253    577,663,445    445,677,506    348,466,040  313,353,110

   5. Non-proportional Reinsurance Lines (Lines 30, 31 &
         32)
                                                          -----------------------------------------------------------------------
   6. Total (Line 34)                                       674,424,253    577,663,445    445,677,506    348,466,040  313,353,110

      Net Premiums Written (Page 8, Part 1B, Col. 6)

   7. Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2,
         18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)

   8. Property Lines (Lines 1, 2, 9, 12, 21 & 26)

   9. Property and Liability Combined Lines (Lines 3, 4,
         5, 8, 22 & 27)

   10. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24,
          28, 29 & 33)                                      587,683,290    514,523,182    397,204,325    302,075,458  261,782,059

   11. Non-proportional Reinsurance Lines (Lines 30, 31
          & 32)
                                                          -----------------------------------------------------------------------
   12. Total (Line 34)                                      587,683,290    514,523,182    397,204,325    302,075,458  261,782,059
          Statement of Income (Page 4)

   13. Net Underwriting Gain (Loss) (Line 8)                307,845,238    247,000,876    163,126,344    102,157,065   75,493,916

   14. Net Investment Gain (Loss) (Line 11)                  98,640,957     64,393,908     55,465,255     40,550,459   35,915,186

   15. Total Other Income (Line 15)                              36,040      1,225,923

   16. Dividends to Policyholders (Line 17)

   17. Federal and Foreign Income Taxes Incurred
          (Line 19)                                          (5,071,404)    59,777,392     20,612,317      5,613,174    6,145,469
                                                          -----------------------------------------------------------------------
   18. Net Income (Line 20)
          Balance Sheet Lines (Pages 2 and 3)               411,593,639    252,843,315    197,979,282    137,094,350  105,263,633

   19. Total Admitted Assets excluding Protected Cell
          (Page 2, Line 26, Col. 3)                       2,406,500,022  2,112,752,315  1,348,359,655  1,061,809,335  856,706,379

   20. Agents' Balances or Uncollected Premiums (Page 2,
          Col. 3)

       20.1 In Course of Collection (Line 10.1)               1,361,023         15,156    (16,639,688)   (11,474,460) (11,700,059)

       20.2 Deferred and not yet due (Line 10.2)             43,638,813     39,106,269     31,217,793     12,369,554   20,528,966

       20.3 Accrued Retrospective Premiums (Line 10.3)

   21. Total Liabilities excluding Protected Cell
          (Page 3, Line 24)                               2,242,954,712  1,938,416,565  1,176,715,757    904,115,854  707,425,232

   22. Losses (Page 3, Lines 1 and 2)                       380,062,548    363,235,076    267,718,184    230,666,591  176,753,538

   23. Loss Adjustment Expenses (Page 3, Line 3)             13,307,576     10,308,520      5,196,308         45,000       45,000

   24. Unearned premiums (Page 3, Line 9)                    69,765,771     89,304,721     51,976,715     25,607,128   29,007,752

   25. Capital Paid Up (Page 3, Lines 28 & 29)                2,000,000      2,000,000      2,000,000      2,000,000    2,000,000

   26. Surplus as Regards Policyholders (Page 3,
          Line 35)                                          163,545,310    174,335,750    171,643,898    157,693,482  149,281,147

             Risk-Based Capital Analysis

   27. Total Adjusted Capital                               163,545,310    174,335,750    171,643,898

   28. Authorized Control Level Risk-Based Capital           55,787,502     61,869,066     33,150,473

  Percentage Distribution of Cash and Invested Assets
                    (Page 2, Col. 3)
    (Item divided by Page 2, Line 9, Col. 3) x 100.0

   29. Bonds (Line 1)                                              81.6           83.6           80.5           85.5         86.0

   30. Stocks (Lines 2.1 & 2.2)                                    12.5            9.9           11.1           11.8         11.5

   31. Mortgage Loans on Real Estate (Lines 3.1 and 3.2)            0.0            0.0

   32. Real Estate (Lines 4.1, 4.2 & 4.3)

   33. Cash and Short-Term Investments (Line 5)                     3.6            3.8            4.5            2.7          2.4

   34. Other Invested Assets (Line 6)                               2.3            2.7            3.9

   35. Receivable for Securities (Line 7)                                                                        0.0

   36. Aggregate Write-Ins for Invested Assets (Line 8)
                                                          -----------------------------------------------------------------------
   37. Cash and Invested Assets (Line 9)                          100.0          100.0          100.0          100.0        100.0

    Investments in Parent, Subsidiaries and Affiliates

   38. Affiliated Bonds (Schedule D, Summary, Line 25,
          Col. 1)

   39. Affiliated Preferred Stocks (Schedule D, Summary,
          Line 39, Col. 1)

   40. Affiliated Common Stocks (Schedule D, Summary,
          Line 53, Col. 2)                                   72,798,083     66,941,029     57,513,108     22,879,641   19,106,657

   41. Affiliated Short-Term Investments (subtotals included in Schedule DA, Part 2, Col. 5,
          Line 11)

   42. Affiliated Mortgage Loans on Real Estate

   43. All Other Affiliated
                                                          -----------------------------------------------------------------------
   44. Total of above Lines 38 to 43                         72,798,083     66,941,029     57,513,108     22,879,641   19,106,657

   45. Percentage of Investments in Parent, Subsidiaries
          and Affiliates to Surplus as Regards
          Policyholders (Line 44 above divided by Page
          3, Col. 1, Line 35 x 100.0)                              44.5           38.4           33.5           14.5         12.8
---------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                            FIVE-YEAR HISTORICAL DATA

                                   (Continued)

---------------------------------------------------------------------------------------------------------------------------------
                                                                 1              2             3              4             5
                                                               2002           2001          2000           1999          1998
---------------------------------------------------------------------------------------------------------------------------------
          Capital and Surplus Accounts (Page 4)

   46. Net Unrealized Capital Gains (Losses) (Line 23)      (37,441,414)     3,050,438        (67,828)     8,163,117    1,696,404

   47. Dividends to Stockholders (Line 34)                  (53,151,934)   (20,000,000)    (6,000,000)                 (4,000,000)

   48. Change in surplus as regards policyholders for
          the year (Line 37)                                (10,790,440)     2,691,852     13,950,416      8,412,335    1,193,990

     Gross Losses Paid (Page 9, Part 2, Cols. 1 & 2)

   49. Liability Lines (Lines 11.1, 11.2, 16, 17.1,
          17.2, 18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)

   50. Property Lines (Lines 1, 2, 9, 12, 21 & 26)

   51. Property and Liability Combined Lines (Lines 3,
          4, 5, 8, 22 & 27)

   52. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24,
          28, 29 & 33)                                      151,621,493     79,726,765     72,839,346     71,530,002   84,656,170

   53. Non-Proportional Reinsurance Lines (Lines 30, 31
          & 32)
                                                            ---------------------------------------------------------------------
   54. Total (Line 34)                                      151,621,493     79,726,765     72,839,346     71,530,002   84,656,170

        Net Losses Paid (Page 9, Part 2, Col. 4)

   55. Liability Lines (Lines 11.1, 11.2, 16, 17.1,
          17.2, 18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)

   56. Property Lines (Lines 1, 2, 9, 12, 21 & 26)

   57. Property and Liability Combined Lines (Lines 3,
          4, 5, 8, 22 & 27)

   58. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24,
          28, 29 & 33)                                      144,453,629     75,324,824     66,734,568     58,121,792   74,027,894

   59. Non-Proportional Reinsurance Lines (Lines 30, 31
          & 32)
                                                            ---------------------------------------------------------------------
   60. Total (Line 34)                                      144,453,629     75,324,824     66,734,568     58,121,792   74,027,894

             Operating Percentages (Page 4)
        (Item divided by Page 4, Line 1) x 100.0

   61. Premiums Earned (Line 1)                                   100.0          100.0          100.0          100.0        100.0

   62. Losses Incurred (Line 2)                                    26.6           20.1           28.0           36.7         44.9

   63. Loss Expenses Incurred (Line 3)                              0.9            1.4            1.9            0.6          0.9

   64. Other Underwriting Expenses Incurred (Line 4)               21.9           26.8           26.1           29.3         25.6

   65. Net Underwriting gain (loss) (Line 8)                       50.7           51.7           44.0           33.4         28.5

                    Other Percentages

   66. Other Underwriting Expenses to Net Premiums
          Written (Page 4, Lines 4 + 5 - 15 divided by
          Page 8, Part 1B, Col. 6, Line 34 x 100.0)                22.6           24.6           24.4           29.6         25.8

   67. Losses and Loss Expenses Incurred to Premiums
          Earned (Page 4, Lines 2 + 3 divided by
          Page 4, Line 1 x 100.0)                                  27.4           21.5           29.9           37.3         45.9

   68. Net Premiums Written to Policyholders' Surplus
          (Page 8, Part 1B, Col. 6, Line 34 divided by
          Page 3, Line 35, Col. 1 x 100.0)                        359.3          295.1          231.4          191.6        175.4

       One Year Loss Development (000 omitted)

   69. Development in Estimated Losses and Loss
          Expenses Incurred Prior to Current Year
          (Schedule P - Part 2 - Summary, Line 12,
          Col. 11)                                              (93,788)       (73,224)       (67,762)       (36,165)      (6,586)

   70. Percent of Development of Loss and Loss
          Expenses Incurred to Policyholders' Surplus
          of Previous Year End (Line 69 above divided
          by Page 4, Line 21, Col. 1 x 100.0)                     (53.8)         (42.7)         (43.0)         (24.2)        (4.4)

       Two Year Loss Development (000 omitted)

   71. Development in Estimated Losses and Loss
          Expenses Incurred 2 years before the
          current year and prior year (Schedule P,
          Part 2 - Summary, Line 12, Col. 12)                  (134,854)      (102,655)       (61,676)       (14,920)      (2,125)

   72. Percent of Development of Loss and Loss
          Expenses Incurred to Reported
          Policyholders' Surplus of Second Previous
          Year End (Line 71 above divided by Page 4,
          Line 21, Col. 2 x 100.0)                                (78.6)         (65.1)         (41.3)         (10.1)        (1.5)
---------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Alabama
----------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy           3             4
                                                                           and Membership Fees
                                                                         Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    ---------------------------------   Dividends Paid    Direct
                                                                           1                2           or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums   Policyholders on  Premium
                         Line of Business                               Written           Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                8,629,808        8,439,287                        1,432,417
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       8,629,808        8,439,287                        1,432,417
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                              salvage)      Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               2,997,314      4,109,300      7,545,850
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      2,997,314      4,109,300      7,545,850
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                              NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment     CommissionS     Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                         Line of Business                                Incurred         UnPaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                310,634
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       310,634
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $
                                                                ----------------

                                      24.AL

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Alaska
---------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy           3             4
                                                                           and Membership Fees
                                                                        Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    ---------------------------------   Dividends Paid    Direct
                                                                           1                2           or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums   Policyholders on  Premium
                         Line of Business                               Written           Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                3,690,804         4,529,514                        107,625
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       3,690,804         4,529,514                        107,625
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                              salvage)      Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                184,069       (210,073)       577,829
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       184,069       (210,073)       577,829
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           NAIC Company Code 33790
-------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10              11            12
                                                                    Direct Defense  Direct Defense
                                                                       and Cost        and Cost
                                                                      Containment     Containment     Commission      Taxes,
                                                                       Expense          Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred         UnPaid         Expenses        Fees
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                               1,136,374      108,286
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                      1,136,374      108,286
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                                ---------------

                                      24.AK

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                            BUSINESS IN THE STATE OF Arizona
----------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy           3             4
                                                                           and Membership Fees
                                                                        Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    ---------------------------------   Dividends Paid    Direct
                                                                           1                2           or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums   Policyholders on  Premium
                         Line of Business                               Written           Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               28,142,055        29,210,047                       3,108,136
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      28,142,055        29,210,047                       3,108,136
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                              salvage)      Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               5,235,910      6,403,194      14,832,042
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      5,235,910      6,403,194      14,832,042
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                               NAIC Company Code 33790
-------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10
                                                                    Direct Defense  Direct Defense
                                                                       and Cost        and Cost           11            12
                                                                      Containment     Containment     Commission      Taxes,
                                                                       Expense          Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred         Unpaid         Expenses        Fees
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                               587,218
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                      587,218
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                                ---------------

                                      24.AZ

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Arkansas
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid     Direct
                                                                            1                2          or Credited to    Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business    Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 1,275,316         292,898                        1,097,805
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        1,275,316         292,898                        1,097,805
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                            5            6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 724,703        772,528        976,257
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        724,703        772,528        976,257
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9                10             11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment     Commission      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                81,652
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       81,652
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24-AR

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF California
-----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to    Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business    Reserves
-----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                102,162,286      96,354,990                       24,246,648
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       102,162,286      96,354,990                       24,246,648
-----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                8,690,769     (13,118,965)   35,659,012
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       8,690,769     (13,118,965)   35,659,012
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9                10            11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment     Commission      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                               2,332,373
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                      2,332,373
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24-CA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Colorado
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3               4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid     Direct
                                                                            1                2          or Credited to     Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on    Premium
                         Line of Business                                Written          Earned       Direct Business     Reserves
-----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                18,770,662        19,430,874                       1,674,467
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       18,770,662        19,430,874                       1,674,467
-----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                            5             6              7             8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                2,448,114      6,395,091      12,782,612
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       2,448,114      6,395,091      12,782,612
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9                10             11            12
                                                                     Direct Defense  Direct Defense
                                                                       and cost         and cost
                                                                      Containment      Containment     Commission      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                399,219
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       399,219
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24-CO

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF Connecticut
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                      Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                 2          or Credited to   Unearned
                                                                     Direct Premiums   Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written            Earned      Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 7,954,707         8,240,032                        966,192
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        7,954,707         8,240,032                        966,192
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                 DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                1,027,840       688,184       3,601,426
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       1,027,840       688,184       3,601,426
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                              NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10               11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                               187,602
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                      187,602
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a) Finance and service charges not included in Line 1 to 34 $                 .
                                                              -----------------

                                     24.CT

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF Delaware
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                 2          or Credited to   Unearned
                                                                     Direct Premiums   Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written            Earned      Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 2,913,589         3,152,368                        488,183
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        2,913,589         3,152,368                        488,183
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                 DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 303,825        152,568       1,904,298
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        303,825        152,568       1,904,298
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                              NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10               11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                70,101
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       70,101
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a) Finance and service charges not included in Line 1 to 34 $                 .
                                                              -----------------

                                     24.DE

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                                BUSINESS IN THE STATE OF Columbia
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                 2          or Credited to   Unearned
                                                                     Direct Premiums   Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written            Earned      Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 1,040,156         1,086,506                        178,811
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        1,040,156         1,086,506                        178,811
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                 DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 538,156        105,800         670,720
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        538,156        105,800         670,720
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                              NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10               11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                31,622
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       31,622
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a) Finance and service charges not included in Line 1 to 34 $                 .
                                                              -----------------

                                     24.DC

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Florida
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 52,567,013       55,584,737                      6,286,840
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        52,567,013       55,584,737                      6,286,840
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                          5               6             7                8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                8,864,315      (262,588)      36,546,684
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       8,864,315      (262,588)      36,546,684
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                500,349
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       500,349
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $        .
                                                               --------

                                      24.FL

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Georgia
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 31,041,204       33,314,782                      2,861,897
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        31,041,204       33,314,782                      2,861,897
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                          5               6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                12,731,071     20,709,277     33,211,308
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       12,731,071     20,709,277     33,211,308
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                774,621
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        774,621
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $        .
                                                               --------

                                      24.GA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Guam
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3            4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  421,280          250,239                         171,041
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         421,280          250,239                         171,041
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7                8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                 56,292         56,292
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                        56,292         56,292
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                 121,457        16,200
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                        121,457        16,200
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $        .
                                                               --------

                                      24.GU

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                            BUSINESS IN THE STATE OF Hawaii
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3             4
                                                                           and Membership Fees
                                                                         Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on  Premium
                         Line of Business                                 Written          Earned      Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 4,954,487        4,448,179                        889,202
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        4,954,487        4,448,179                        889,202
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                             salvage)        Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               1,241,272       (95,572)      1,176,461
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      1,241,272       (95,572)      1,176,461
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                         Line of Business                                Incurred         Unpaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                 1,563,029       212,736
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                        1,563,029       212,736
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                      24.HI

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                            BUSINESS IN THE STATE OF Idaho
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                           and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                2           or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums   Policyholders on  Premium
                         Line of Business                                Written           Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 3,297,209        3,342,970                         153,583
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        3,297,209        3,342,970                         153,583
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                             salvage)        Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               1,944,783       2,788,193     3,648,279
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      1,944,783       2,788,193     3,648,279
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
Line of Business                                                         Incurred         Unpaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 88,604
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        88,604
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                      24.ID

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                                BUSINESS IN THE STATE OF Illinois
----------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy          3             4
                                                                          and Membership Fees
                                                                        Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    ---------------------------------   Dividends Paid    Direct
                                                                           1                2           or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums   Policyholders on  Premium
                         Line of Business                               Written           Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                23,737,487       24,524,389                       1,995,283
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       23,737,487       24,524,389                       1,995,283
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                             salvage)        Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               6,433,082       6,541,289     18,252,735
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      6,433,082       6,541,289     18,252,735
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                         Line of Business                                Incurred          Unpaid        Expenses         Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 181,171
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        181,171
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                      24.IL

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Indiana
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3              4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 7,957,414        8,185,302                        504,141
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        7,957,414        8,185,302                        504,141
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                3,658,967      5,672,315      9,243,130
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       3,658,967      5,672,315      9,243,130
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                172,082
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       172,082
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $       .
                                                               -------

                                      24.IN

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Iowa
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3              4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 3,935,037        4,055,695                        219,419
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        3,935,037        4,055,695                        219,419
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 686,070        891,145       1,836,602
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         686,070       891,145       1,836,602
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                76,804
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       76,804
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $       .
                                                               -------

                                      24.IA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF Kansas
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3              4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 3,073,050        3,069,582                        757,712
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        3,073,050        3,069,582                        757,712
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 702,384       1,017,068      2,095,935
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        702,384       1,017,068      2,095,935
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code        0766                                                                     NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                22,357
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       22,357
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $       .
                                                               -------

                                      24.KS

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Kentucky
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 5,665,805        5,941,260                        828,912
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        5,665,805        5,941,260                        828,912
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8


                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                          Paid                                      Containment
                                                                       (deducting   Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)       Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                1,371,097      1,668,354      4,855,050
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       1,371,097      1,668,354       4,855,050
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12


                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                398,955
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       398,955
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $           .
                                                               -----------

                                     24.KY

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Louisiana
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 7,023,616        7,163,242                        952,113
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        7,023,616        7,163,242                        952,113
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8


                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                          Paid                                      Containment
                                                                       (deducting   Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)       Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                2,008,870      2,005,929      4,671,339
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       2,008,870      2,005,929      4,671,339
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12


                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                412,846
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       412,846
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $           .
                                                               -----------

                                     24.LA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Maine
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 2,012,202        2,101,460                        114,236
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        2,012,202        2,101,460                        114,236
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8


                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                          Paid                                      Containment
                                                                       (deducting   Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)       Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  51,147         34,789         458,748
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         51,147         34,789         458,748
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12


                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                43,946
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       43,946
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $           .
                                                               -----------

                                     24.ME

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                         BUSINESS IN THE STATE OF Maryland
---------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy         3              4
                                                                           and Membership Fees
                                                                         Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    --------------------------------   Dividends Paid    Direct
                                                                           1                2          or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums  Policyholders on  Premium
                          Line of Business                              Written           Earned       Direct Business  Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                14,492,496       14,682,524                      2,857,836
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       14,492,496       14,682,524                      2,857,836
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                          Line of Business                              salvage)     Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               2,962,947       684,826       11,436,272
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      2,962,947       684,826       11,436,272
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                          Line of Business                               Incurred         Unpaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 382,497
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        382,497
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                     24.MD

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                       BUSINESS IN THE STATE OF Massachusetts
----------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy           3             4
                                                                           and Membership Fees
                                                                     Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    --------------------------------    Dividends Paid    Direct
                                                                           1                2           or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums   Policyholders on  Premium
                          Line of Business                              Written           Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                13,725,002       13,889,944                       2,676,066
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       13,725,002       13,889,944                       2,676,066
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                          Line of Business                            salvage)       Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                453,516      (1,052,573)     3,581,564
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       453,516      (1,052,573)     3,581,564
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and cost        and cost
                                                                        Containment     Containment    Commissions       Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                          Line of Business                               Incurred         UnPaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 380,468
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        380,468
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                     24.MA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                         BUSINESS IN THE STATE OF Michigan
----------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy           3             4
                                                                           and Membership Fees
                                                                     Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    --------------------------------    Dividends Paid    Direct
                                                                           1                2           or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums   Policyholders on  Premium
                          Line of Business                              Written           Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                16,825,357       16,961,790                       1,525,905
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       16,825,357       16,961,790                       1,525,905
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7               8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                          Line of Business                            salvage)       Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               3,983,446       9,127,643     17,450,403
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      3,983,446       9,127,643     17,450,403
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                          Line of Business                               Incurred         Unpaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 337,452
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        337,452
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $
                                                                ---------------.

                                     24.MI

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                         BUSINESS IN THE STATE OF Minnesota
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 11,420,926       12,044,222                       601,835
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        11,420,926       12,044,222                       601,835
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 596,600        (196,114)     6,449,932
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        596,600        (196,114)     6,449,932
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment   Commissions      Taxes,
                                                                        Expense         Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred         Unpaid        Expenses         Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                316,659
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       316,659
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.MN

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Mississippi
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 5,729,373        6,244,576                        202,929
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        5,729,373        6,244,576                        202,929
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
---------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 1,886,883      2,351,556     3,556,983
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        1,886,883      2,351,556     3,556,983
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                115,200
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       115,200
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.MS

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                         BUSINESS IN THE STATE OF Missouri
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 7,987,350        8,180,287                        641,374
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        7,987,350        8,180,287                        641,374
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                      DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                     Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 2,815,090      3,554,108     5,512,010
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        2,815,090      3,554,108     5,512,010
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                   NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                165,264
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       165,264
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.MO

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF Montana
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 1,183,323        1,165,677                        93,913
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        1,183,323        1,165,677                        93,913
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code  0766                                                                           DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)      Incurred        Unpaid            Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 527,086        824,382       1,088,348
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        527,086        824,382       1,088,348
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                                Incurred        Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                32,267
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       32,267
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.MT

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF Nebraska
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3              4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 1,439,640        1,473,552                        78,857
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        1,439,640        1,473,552                        78,857
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 331,029        710,368       1,188,566
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        331,029        710,368       1,188,566
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                27,062
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       27,062
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.NE

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF Nevada
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3              4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 13,385,112       14,061,437                       720,795
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        13,385,112       14,061,437                       720,795
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                3,054,009      1,694,963      11,216,684
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       3,054,009      1,694,963      11,216,684
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                491,478
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       491,478
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.NV

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF New Hampshire
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3            4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written           Earned      Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 3,725,954        3,868,147                        500,352
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        3,725,954        3,868,147                        500,352
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)

---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                            5              6             7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)       Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  173,436        280,778      1,098,751
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         173,436        280,778      1,098,751
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10               11           12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 90,008
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        90,008
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------
                                      24.NH

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF New Jersey
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid     Direct
                                                                            1                2          or Credited to    Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                       Line of Business                                  Written           Earned      Direct Business    Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 24,704,962       25,332,044                      4,336,938
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        24,704,962       25,332,044                      4,336,938
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                            5               6           7               8
                                                                                                                 Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                2,876,123      1,663,534      16,566,167
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       2,876,123      1,663,534      16,566,167
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                              NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                545,612
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       545,612
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.NJ

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF New Mexico
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written           Earned      Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  5,418,399        5,622,653                       315,567
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         5,418,399        5,622,653                       315,567
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                        DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                            5               6           7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 2,062,824      2,773,309     4,561,451
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        2,062,824      2,773,309     4,561,451
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                          NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment     Commissions     Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                176,488
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       176,488
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.NM

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                         BUSINESS IN THE STATE OF New York
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 43,769,223       47,099,969                      4,233,993
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        43,769,223       47,099,969                      4,233,993
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 5,947,584    (2,130,931)    28,426,112
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        5,947,584    (2,130,931)    28,426,112
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                               2,339,500
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                      2,339,500
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                      24.NY

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                      BUSINESS IN THE STATE OF North Carolina
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 17,122,240       17,555,783                      1,899,001
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        17,122,240       17,555,783                      1,899,001
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 6,110,825     10,589,329     16,746,186
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        6,110,825     10,589,329     16,746,186
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                354,727
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       354,727
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                      24.NC

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                      BUSINESS IN THE STATE OF North Dakota
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  455,045          438,795                         37,162
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         455,045          438,795                         37,162
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  75,529        (3,365)        135,789
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         75,529        (3,365)        135,789
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 9,060
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        9,060
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                      24.ND

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Ohio
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 18,543,077       18,966,038                      1,326,667
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        18,543,077       18,966,038                      1,326,667
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                 Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                5,574,633      9,720,073     19,623,525
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       5,574,633      9,720,073     19,623,525
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                326,922
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       326,922
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $        .
                                                               --------

                                     24.OH

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Oklahoma
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 5,575,698        5,935,588                        769,847
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        5,575,698        5,935,588                        769,847
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                1,414,426      1,726,781      2,735,967
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       1,414,426      1,726,781      2,735,967
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                140,902
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       140,902
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $        .
                                                               --------

                                      24.OK

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Oregon
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 11,860,387       11,928,757                      1,211,946
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        11,860,387       11,928,757                     1,211,946
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                     DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7             8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 5,339,832      4,891,662       9,049,063
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        5,339,832      4,891,662       9,049,063
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                 NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                233,323
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       233,323
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $        .
                                                               --------

                                     24.OR

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                        BUSINESS IN THE STATE OF Pennsylvania
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on  Premium
                          Line of Business                               Written           Earned      Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 22,813,139       21,912,050                      5,668,362
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        22,813,139       21,912,050                      5,668,362
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                     DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7             8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                          Line of Business                             salvage)        Incurred       Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                5,920,059      6,678,083      17,272,001
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       5,920,059      6,678,083      17,272,001
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------


NAIC Group Code 0766                                                                     NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                          Line of Business                              Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                524,985
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       524,985
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                      24.PA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                       BUSINESS IN THE STATE OF Rhode Island
--------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy          3             4
                                                                           and Membership Fees
                                                                         Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    --------------------------------   Dividends Paid    Direct
                                                                           1                2          or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums  Policyholders on  Premium
                          Line of Business                              Written           Earned      Direct Business   Reserves
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                2,926,382        3,000,320                        398,396
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       2,926,382        3,000,320                        398,396
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                         DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7              8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                          Line of Business                             salvage)      Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                176,746       (487,531)       760,989
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       176,746       (487,531)       760,989
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                              NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                          Expense         Expense     and Brokerage  Licenses and
                          Line of Business                               Incurred         Unpaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 62,399
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        62,399
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                      24.RI

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                      BUSINESS IN THE STATE OF South Carolina
---------------------------------------------------------------------------------------------------------------------------------
                                                                    Gross Premiums, Including Policy          3             4
                                                                           and Membership Fees
                                                                         Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                    --------------------------------   Dividends Paid    Direct
                                                                           1                2          or Credited to   Unearned
                                                                    Direct Premiums  Direct Premiums  Policyholders on  Premium
                          Line of Business                              Written           Earned      Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                7,328,971        7,592,948                        540,230
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       7,328,971        7,592,948                        540,230
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             DURING THE YEAR 2002
-------------------------------------------------------------------------------------------------------------------------------
                                                                          5              6              7              8
                                                                                                                 Direct Defense
                                                                    Direct Losses                                   and Cost
                                                                        Paid                                       Containment
                                                                     (deducting    Direct Losses  Direct Losses      Expense
                          Line of Business                             salvage)      Incurred        Unpaid           Paid
-------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               3,180,719      6,366,058      10,117,962
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      3,180,719      6,366,058      10,117,962
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                NAIC Company Code 33790
---------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10              11            12
                                                                      Direct Defense  Direct Defense
                                                                         and Cost        and Cost
                                                                        Containment     Containment    Commissions      Taxes,
                                                                         Expense          Expense     and Brokerage  Licenses and
                          Line of Business                               Incurred         Unpaid         Expenses        Fees
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 205,137
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        205,137
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)   Finance and service charges not included in Line 1 to 34 $               .
                                                                ---------------

                                      24.SC

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF South Dakota
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 562,839          549,430                         42,301
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        562,839          549,430                         42,301
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                          Paid                                      Containment
                                                                       (deducting   Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)       Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                157,280         197,468        314,369
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       157,280         197,468        314,369
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                 19,329
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                        19,329
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $           .
                                                               -----------

                                      24.SD

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Tennessee
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 14,264,872       15,156,090                      1,802,665
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        14,264,872       15,156,090                      1,802,665
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                          Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                              salvage)        Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                4,942,863      6,685,595      10,718,466
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       4,942,863      6,685,595      10,718,466
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                483,371
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       483,371
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $           .
                                                               -----------

                                      24.TN

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Texas
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 35,429,571       36,889,350                      5,324,689
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        35,429,571       36,889,350                      5,324,689
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                          Paid                                      Containment
                                                                       (deducting   Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)       Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                9,770,085      10,342,204     24,578,446
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       9,770,085      10,342,204     24,578,446
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                         Expense         Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                716,155
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       716,155
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $           .
                                                               -----------

                                      24.TX

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                             BUSINESS IN THE STATE OF Utah
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                 2          or Credited to   Unearned
                                                                     Direct Premiums   Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written            Earned      Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  10,593,902      11,245,790                         652,107
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         10,593,902      11,245,790                         652,107
-----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                 DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                9,894,769      10,873,687     13,964,760
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       9,894,769      10,873,687     13,964,760
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10               11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                257,396
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       257,396
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charge not included in Line 1 to 34 $                 .
                                                              -----------------

                                      24.UT

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF Vermont
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                 2          or Credited to   Unearned
                                                                     Direct Premiums   Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written            Earned      Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                    838,663        885,016                         63,424
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                           838,663        885,016                         63,424
-----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

AIC Group Code 0766                                                                                  DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                salvage)        Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                  35,833        (13,962)       224,615
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                         35,833        (13,962)       224,615
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                           NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                            9               10             11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                17,557
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       17,557
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charge not included in Line 1 to 34 $                 .
                                                              -----------------

                                      24.VT

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                              BUSINESS IN THE STATE OF Virginia
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3              4
                                                                            and Membership Fees
                                                                         Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     ---------------------------------   Dividends Paid    Direct
                                                                            1                 2          or Credited to   Unearned
                                                                     Direct Premiums   Direct Premiums  Policyholders on  Premium
                       Line of Business                                  Written            Earned      Direct Business   Reserves
-----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 15,132,529       14,723,108                       2,978,358
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        15,132,529       14,723,108                       2,978,358
-----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                                 DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6             7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                       Line of Business                                 salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                1,380,961       201,609       5,972,898
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       1,380,961       201,609       5,972,898
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10               11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                       Line of Business                                 Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                336,499
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       336,499
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charge not included in Line 1 to 34 $         .
                                                              ---------

                                      24.VA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF Washington
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 16,749,031       17,344,982                      1,013,468
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        16,749,031       17,344,982                      1,013,468
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 6,273,435      7,707,593     12,778,164
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        6,273,435      7,707,593     12,778,164
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9              10               11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                   4,955        355,292
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                          4,955        355,292
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.WA

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF West Virgina
----------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 1,115,579        1,144,053                         55,481
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        1,115,579        1,144,053                         55,481
----------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                   and Cost
                                                                         Paid                                       Containment
                                                                      (deducting    Direct Losses  Direct Losses      Expense
                         Line of Business                               salvage)      Incurred        Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 629,856        542,043        708,851
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        629,856        542,043        708,851
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                54,110
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       54,110
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                      24.WV

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                           BUSINESS IN THE STATE OF Wisconsin
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy         3             4
                                                                          and Membership Fees
                                                                        Less Return Premiums and
                                                                      Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 4,930,048        5,044,750                        301,674
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        4,930,048        5,044,750                        301,674
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7               8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 984,425        1,426,323      4,197,614
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        984,425        1,426,323      4,197,614
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                        and Cost        and Cost
                                                                       Containment     Containment    Commissions      Taxes,
                                                                        Expense          Expense     and Brokerage  Licenses and
                         Line of Business                               Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                114,904
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       114,904
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                     24.WI

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                          BUSINESS IN THE STATE OF Wyoming
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3             4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid    Direct
                                                                            1                2          or Credited to   Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on   Premium
                         Line of Business                                Written          Earned       Direct Business   Reserves
---------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 2,496,177        2,415,791                        252,508
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        2,496,177        2,415,791                        252,508
---------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7             8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                 209,060        273,841       1,128,542
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        209,060        273,841       1,128,542
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          UnPaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                                49,312
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                                       49,312
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302. +0
3303. +0
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                      24.WY

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                        BUSINESS IN THE STATE OF Consolidated
---------------------------------------------------------------------------------------------------------------------------------
                                                                     Gross Premiums, Including Policy          3              4
                                                                            and Membership Fees
                                                                          Less Return Premiums and
                                                                       Premiums on Policies not Taken
                                                                     --------------------------------   Dividends Paid     Direct
                                                                            1                2          or Credited to    Unearned
                                                                     Direct Premiums  Direct Premiums  Policyholders on    Premium
                         Line of Business                                Written          Earned       Direct Business    Reserves
-----------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                672,810,454      686,073,814                      92,159,310
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                       672,810,454      686,073,814                      92,159,310
------------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------------------
                                                                           5              6              7              8
                                                                                                                  Direct Defense
                                                                     Direct Losses                                  and Cost
                                                                         Paid                                      Containment
                                                                      (deducting    Direct Losses  Direct Losses     Expense
                         Line of Business                               salvage)      Incurred        Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                               151,585,666    144,330,459    457,764,057
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      151,585,666    144,330,459    457,764,057
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                            NAIC Company Code 33790
--------------------------------------------------------------------------------------------------------------------------------
                                                                           9               10              11            12
                                                                     Direct Defense  Direct Defense
                                                                       and Cost         and Cost
                                                                      Containment      Containment    Commissions      Taxes,
                                                                       Expense           Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred          Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty                                                                                2,825,815     16,670,713
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                                                       2,825,815     16,670,713
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301. +0
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $                .
                                                               ----------------

                                      24.GT

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                      SCHEDULE A VERIFICATION BETWEEN YEARS

                                      NONE

1. Book/adjusted carrying value, December 31, prior year (prior year statement)

2.   Increase (decrease) by adjustment:

     2.1  Totals, Part 1, Column 10

     2.2  Totals, Part 3, Column 7

3. Cost of acquired, (Totals, Part 2, Column 6, net of encumbrances column 7 ______________________ and permanent improvements (Column 9)

4.   Cost of additions and permanent improvements:

     4.1  Totals, Part 1, Column 13

     4.2  Totals, Part 3, Column 9

5.   Total profit (loss) on sales, Part 3, Column 14

6.   Increase (decrease) by foreign exchange adjustment:

     6.1  Totals, Part 1, Column 11

     6.2  Totals, Part 3, Column 8

7.   Amounts received on sales, Part 3, Column 11 and Part 1, Column 12

8.   Book/adjusted carrying value at end of current period

9.   Total valuation allowance

10.  Subtotal (Lines 8 plus 9)

11.  Total nonadmitted amounts

12.  Statement value, current period (Page 2, real estate lines, current period)

                      SCHEDULE B VERIFICATION BETWEEN YEARS

1.   Book value/recorded investment excluding accrued interest of mortgages
        owned, December 31 of prior year                                                     173,481

2.   Amount loaned during year:

     2.1  Actual cost at time of acquisitions

     2.2  Additional investment made after acquisitions

3.   Accrual of discount and mortgage interest points and commitment fees

4.   Increase (decrease) by adjustment

5.   Total profit (loss) on sale

6.   Amounts paid on account or in full during the year                                        2,425

7.   Amortization of premium

8.   Increase (decrease) by foreign exchange adjustment

9.   Book value/recorded investment excluding accrued interest on mortgages
        owned at end of current period                                                       171,056

10.  Total valuation allowance

11.  Subtotal (Lines 9 plus 10)                                                              171,056

12.  Total nonadmitted amounts

13.  Statement value of mortgages owned at end of current period                             171,056

                     SCHEDULE BA VERIFICATION BETWEEN YEARS

1.   Book/adjusted carrying value of long-term invested assets owned,
        December 31 of prior year                                                         53,189,421

2.   Cost of acquisitions during year:

     2.1  Actual cost at time of acquisitions

     2.2  Additional investment made after acquisitions                       2,549,233    2,549,233

3.   Accrual of discount

4.   Increase (decrease) by adjustment

5.   Total profit (loss) on sale

6.   Amounts paid on account or in full during the year                                    2,559,907

7.   Amortization of premium

8.   Increase (decrease) by foreign exchange adjustment

9.   Book/adjusted carrying value of long-term invested assets at end of
        current period                                                                    53,178,747

10.  Total valuation allowance

11.  Subtotal (Lines 9 plus 10)                                                           53,178,747

12.  Total nonadmitted amounts

13.  Statement value of long-term invested assets at end of current period                53,178,747

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - SUMMARY BY COUNTRY

          Long-Term Bonds and Stocks OWNED December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------------
                                                                           1                2               3              4
                                                                     Book/Adjusted                                    Par Value of
                           Description                               Carrying Value   Fair Value(a)    Actual Cost        Bonds
-----------------------------------------------------------------------------------------------------------------------------------
                BONDS                   1.  United States              371,396,597     372,525,528     371,659,311     367,447,420
Governments                             2.  Canada                         249,004         267,007         248,952         250,000
(Including all obligations              3.  Other Countries
guaranteed by governments)              -------------------------------------------------------------------------------------------
                                        4.  Totals                     371,645,601     372,792,535     371,908,263     367,697,420
-----------------------------------------------------------------------------------------------------------------------------------
States, Territories and Possessions     5.  United States              231,573,521     240,115,916     231,772,423     226,570,000
   (Direct and guaranteed)              6.  Canada
                                        7.  Other Countries
                                        -------------------------------------------------------------------------------------------
                                        8.  Totals                     231,573,521     240,115,916     231,772,423     226,570,000
-----------------------------------------------------------------------------------------------------------------------------------
 Political Subdivisions of States,      9.  United States              392,965,662     422,832,057     370,832,267     453,590,000
   Territories and Possessions          10. Canada
      (Direct and guaranteed)           11. Other Countries
                                        -------------------------------------------------------------------------------------------
                                        12. Totals                     392,965,662     422,832,057     370,832,267     453,590,000
-----------------------------------------------------------------------------------------------------------------------------------
Special revenue and special
   assessment obligations and all       13. United States              607,876,521     637,579,064     607,194,544     607,635,000
   non-guaranteed obligations of        14. Canada
   agencies and authorities of          15. Other Countries
   governments and their political      -------------------------------------------------------------------------------------------
   subdivisions                         16. Totals                     607,876,521     637,579,064     607,194,544     607,635,000
-----------------------------------------------------------------------------------------------------------------------------------
Public Utilities (unaffiliated)         17. United States
                                        18. Canada
                                        19. Other Countries
                                        -------------------------------------------------------------------------------------------
                                        20. Totals
-----------------------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous            21. United States              219,580,345     218,860,113     219,943,206     249,441,786
   and Credit Tenant Loans              22. Canada                       2,320,000       2,320,000       3,766,800       4,000,000
   (unaffiliated)                       23. Other Countries             23,340,637      23,156,505      23,327,151      23,460,000
                                        -------------------------------------------------------------------------------------------
                                        24. Totals                     245,240,982     244,336,618     247,037,157     276,901,786
-----------------------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates     25. Totals
-----------------------------------------------------------------------------------------------------------------------------------
                                        26. Total Bonds              1,849,302,287   1,917,656,190   1,828,744,654   1,932,394,206
-----------------------------------------------------------------------------------------------------------------------------------
          PREFERRED STOCKS              27. United States
 Public Utilities (unaffiliated)        28. Canada
                                        29. Other Countries
                                        --------------------------------------------------------------------------
                                        30. Totals
------------------------------------------------------------------------------------------------------------------
 Banks, Trust and Insurance Companies   31. United States
    (unaffiliated)                      32. Canada
                                        33. Other Countries
                                        --------------------------------------------------------------------------
                                        34. Totals
------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous            35. United States               43,259,403      41,344,292      47,595,798
   (unaffiliated)                       36. Canada
                                        37. Other Countries
                                        --------------------------------------------------------------------------
                                        38. Totals                      43,259,403      41,344,292      47,595,798
------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates     39. Totals
------------------------------------------------------------------------------------------------------------------
                                        40. Total Preferred Stocks      43,259,403      41,344,292      47,595,798
------------------------------------------------------------------------------------------------------------------
            COMMON STOCKS               41. United States
Public Utilities (unaffiliated)         42. Canada
                                        43. Other Countries
------------------------------------------------------------------------------------------------------------------
                                        44. Totals
------------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance              45. United States
   Companies (unaffiliated)             46. Canada
                                        47. Other Countries
                                        --------------------------------------------------------------------------
                                        48. Totals
------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous            49. United States              167,373,841     167,373,841     196,214,123
   (unaffiliated)                       50. Canada
                                        51. Other Countries
                                        --------------------------------------------------------------------------
                                        52. Totals                     167,373,841     167,373,841     196,214,123
------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates     53. Totals                      72,798,083      72,798,083      50,453,309
------------------------------------------------------------------------------------------------------------------
                                        54. Total Common Stocks        240,171,924     240,171,924     246,667,432
------------------------------------------------------------------------------------------------------------------
                                        55. Total Stocks               283,431,327     281,516,216     294,263,230
------------------------------------------------------------------------------------------------------------------
                                        56. Total Bonds and  Stocks  2,132,733,614   2,199,172,406   2,123,007,884
------------------------------------------------------------------------------------------------------------------

(a) The aggregate value of bonds which are valued at other than actual fair value is $315,631,249

                     SCHEDULE D - VERIFICATION BETWEEN YEARS

1.  Book/adjusted carrying value of bonds and stocks, prior
       year                                                                 1,845,879,106
2.  Cost of bonds and stocks acquired, Column 6, Part 3                     1,160,830,749
3.  Increase (decrease) by adjustment:
    3.1 Column 16, Part 1                                       1,089,198
    3.2 Column 12, Part 2, Sec. 1                              (4,757,573)
    3.3 Column 10, Part 2, Sec. 2                             (14,979,634)
    3.4 Column 10, Part 4                                     (15,060,735)    (33,708,744)
4.  Total gain (loss), Col. 14, Part 4                                         20,312,121
5.  Deduct consideration for bonds and stocks disposed of
       Column 6, Part 4                                                       860,579,622
6.  Foreign Exchange Adjustment:
    6.1 Column 17, Part 1
    6.2 Column 13, Part 2, Sec. 1
    6.3 Column 11, Part 2, Sec. 2
    6.4 Column 11, Part 4
7.  Book/adjusted carrying value at end of current period                   2,132,733,610
8.  Total valuation allowance
9.  Subtotal (Lines 7 plus 8)                                               2,132,733,610
10. Total nonadmitted amounts
11. Statement value of bonds and stocks, current period                     2,132,733,610

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                        SCHEDULE D - PART 1A - SECTION 1

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

----------------------------------------------------------------------------------------------------------------
                                         1                  2                      3                    4
  Quality Rating per the NAIC                      Over 1 Year Through   Over 5 Years Through     Over 10 Years
        Designation               1 Year or Less         5 Years               10 Years         Through 20 Years
----------------------------------------------------------------------------------------------------------------
1. U.S. Governments,
   Schedules D & DA (Group 1)
----------------------------------------------------------------------------------------------------------------
   1.1 Class 1                      144,021,399         58,549,192            135,039,896            4,740,256
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                                  ------------------------------------------------------------------------------
   1.7 Totals                       144,021,399         58,549,192            135,039,896            4,740,256
----------------------------------------------------------------------------------------------------------------
2. All Other Governments,
   Schedules D & DA (Group 2)
----------------------------------------------------------------------------------------------------------------
   2.1 Class 1                                                                    249,004
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                                  ------------------------------------------------------------------------------
   2.7 Totals                                                                     249,004
----------------------------------------------------------------------------------------------------------------
3. States, Territories and
   Possessions etc., Guaranteed,
   Schedules D & DA (Group 3)
----------------------------------------------------------------------------------------------------------------
   3.1 Class 1                        9,288,267         19,532,584             96,440,127           48,411,856
   3.2 Class 2                                                                  5,111,142
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                                  ------------------------------------------------------------------------------
   3.7 Totals                         9,288,267         19,532,584            101,551,269           48,411,856
----------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of
   States, Territories and
   Possessions, Guaranteed,
   Schedules D & DA (Group 4)
----------------------------------------------------------------------------------------------------------------
   4.1 Class 1                       22,043,664        148,592,187            141,811,735           52,444,040
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                                  ------------------------------------------------------------------------------
   4.7 Totals                        22,043,664        148,592,187            141,811,735           52,444,040
----------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special
   Assessment Obligations etc.,
   Non-Guaranteed, Schedules D &
   DA (Group 5)
----------------------------------------------------------------------------------------------------------------
   5.1 Class 1                       22,959,908         59,480,107            269,517,423          111,225,249
   5.2 Class 2
   5.3 Class 3                        1,592,666
   5.4 Class 4
   5.5 Class 5
   5.6 Class 6
                                  ------------------------------------------------------------------------------
   5.7 Totals                        24,552,574         59,480,107            269,517,423          111,225,249
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        5                  6                  7                 8
  Quality Rating per the NAIC                                            Col. 6 as a    Total from Col. 6
        Designation               Over 20 Years   Total Current Year   % of Line 10.7       Prior Year
---------------------------------------------------------------------------------------------------------
1. U.S. Governments,
   Schedules D & DA (Group 1)
---------------------------------------------------------------------------------------------------------
   1.1 Class 1                      29,785,674        372,136,417           19.2           252,135,961
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                                  -----------------------------------------------------------------------
   1.7 Totals                       29,785,674        372,136,417           19.2           252,135,961
---------------------------------------------------------------------------------------------------------
2. All Other Governments,
   Schedules D & DA (Group 2)
---------------------------------------------------------------------------------------------------------
   2.1 Class 1                                            249,004            0.0
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                                  -----------------------------------------------------------------------
   2.7 Totals                                             249,004            0.0
---------------------------------------------------------------------------------------------------------
3. States, Territories and
   Possessions etc., Guaranteed,
   Schedules D & DA (Group 3)
---------------------------------------------------------------------------------------------------------
   3.1 Class 1                      54,647,163        228,319,997           11.8           139,372,474
   3.2 Class 2                                          5,111,142            0.3
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                                  -----------------------------------------------------------------------
   3.7 Totals                       54,647,163        233,431,139           12.0           139,372,474
---------------------------------------------------------------------------------------------------------
4. Political Subdivisions of
   States, Territories and
   Possessions, Guaranteed,
   Schedules D & DA (Group 4)
---------------------------------------------------------------------------------------------------------
   4.1 Class 1                      28,074,032        392,965,658           20.3           554,954,664
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                                  -----------------------------------------------------------------------
   4.7 Totals                       28,074,032        392,965,658           20.3           554,954,664
---------------------------------------------------------------------------------------------------------
5. Special Revenue & Special
   Assessment Obligations etc.,
   Non-Guaranteed, Schedules D &
   DA (Group 5)
---------------------------------------------------------------------------------------------------------
   5.1 Class 1                     142,633,302        605,815,989           31.2           558,985,067
   5.2 Class 2                         970,845            970,845            0.1               970,263
   5.3 Class 3                                          1,592,666            0.1
   5.4 Class 4
   5.5 Class 5
   5.6 Class 6
                                  -----------------------------------------------------------------------
   5.7 Totals                      143,604,147        608,379,500           31.4           559,955,330
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        9               10                   11
  Quality Rating per the NAIC     % From Col. 7   Total Publicly   Total Privately Placed
        Designation                 Prior Year        Traded                 (a)
-----------------------------------------------------------------------------------------
1. U.S. Governments,
   Schedules D & DA (Group 1)
-----------------------------------------------------------------------------------------
   1.1 Class 1                         14.5         372,136,416
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                                  -------------------------------------------------------
   1.7 Totals                          14.5         372,136,416
-----------------------------------------------------------------------------------------
2. All Other Governments,
   Schedules D & DA (Group 2)
-----------------------------------------------------------------------------------------
   2.1 Class 1                                          249,004
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                                  -------------------------------------------------------
   2.7 Totals                                           249,004
-----------------------------------------------------------------------------------------
3. States, Territories and
   Possessions etc., Guaranteed,
   Schedules D & DA (Group 3)
-----------------------------------------------------------------------------------------
   3.1 Class 1                          8.0         228,319,997
   3.2 Class 2                                        5,111,142
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                                  -------------------------------------------------------
   3.7 Totals                           8.0         233,431,139
-----------------------------------------------------------------------------------------
4. Political Subdivisions of
   States, Territories and
   Possessions, Guaranteed,
   Schedules D & DA (Group 4)
-----------------------------------------------------------------------------------------
   4.1 Class 1                         31.9         392,965,659
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                                  -------------------------------------------------------
   4.7 Totals                          31.9         392,965,659
-----------------------------------------------------------------------------------------
5. Special Revenue & Special
   Assessment Obligations etc.,
   Non-Guaranteed, Schedules D &
   DA (Group 5)
-----------------------------------------------------------------------------------------
   5.1 Class 1                         32.1         605,815,989
   5.2 Class 2                          0.1             970,845
   5.3 Class 3                                        1,592,666
   5.4 Class 4
   5.5 Class 5
   5.6 Class 6
                                  -------------------------------------------------------
   5.7 Totals                          32.2         608,379,500
-----------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

      Quality and Maturity Distribution of All Bonds Owned December 31, at
         Book/Adjusted Carrying Values by Major Types of Issues and NAIC
                                  Designations

----------------------------------------------------------------------------------------------------------------
                                         1                  2                      3                    4
  Quality Rating per the NAIC                      Over 1 Year Through   Over 5 Years Through     Over 10 Years
        Designation               1 Year or Less         5 Years               10 Years         Through 20 Years
----------------------------------------------------------------------------------------------------------------
6. Public Utilities
   (Unaffiliated), Schedules D
   & DA (Group 6)
----------------------------------------------------------------------------------------------------------------
   6.1 Class 1
   6.2 Class 2
   6.3 Class 3
   6.4 Class 4
   6.5 Class 5
   6.6 Class 6
                                  ------------------------------------------------------------------------------
   6.7 Totals
----------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous
   (Unaffiliated), Schedules D
   & DA (Group 7)
----------------------------------------------------------------------------------------------------------------
   7.1 Class 1                      88,676,753          47,164,629            16,122,223           27,645,661
   7.2 Class 2                       5,952,161          35,736,470            29,192,961           53,970,206
   7.3 Class 3                                          10,725,683                                  1,432,500
   7.4 Class 4                                           3,543,750             2,320,000
   7.5 Class 5
   7.6 Class 6
                                  ------------------------------------------------------------------------------
   7.7 Totals                       94,628,914          97,170,532            47,635,184           83,048,367
----------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans,
   Schedules D & DA (Group 8)
----------------------------------------------------------------------------------------------------------------
   8.1 Class 1
   8.2 Class 2
   8.3 Class 3
   8.4 Class 4
   8.5 Class 5
   8.6 Class 6
                                  ------------------------------------------------------------------------------
   8.7 Totals
----------------------------------------------------------------------------------------------------------------
9. Parent, Subsidiaries and
   Affiliates, Schedules D & DA
   (Group 9)
----------------------------------------------------------------------------------------------------------------
   9.1 Class 1
   9.2 Class 2
   9.3 Class 3
   9.4 Class 4
   9.5 Class 5
   9.6 Class 6
                                  ------------------------------------------------------------------------------
   9.7 Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        5                  6                  7                 8
  Quality Rating per the NAIC                                            Col. 6 as a    Total from Col. 6
        Designation               Over 20 Years   Total Current Year   % of Line 10.7       Prior Year
---------------------------------------------------------------------------------------------------------
6. Public Utilities
   (Unaffiliated), Schedules D
   & DA (Group 6)
---------------------------------------------------------------------------------------------------------
   6.1 Class 1
   6.2 Class 2
   6.3 Class 3
   6.4 Class 4
   6.5 Class 5
   6.6 Class 6
                                  -----------------------------------------------------------------------
   6.7 Totals
---------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous
   (Unaffiliated), Schedules D
   & DA (Group 7)
---------------------------------------------------------------------------------------------------------
   7.1 Class 1                      1,580,635         181,189,901            9.3           156,657,471
   7.2 Class 2                      7,422,638         132,274,436            6.8            69,493,641
   7.3 Class 3                                         12,158,183            0.6             6,457,008
   7.4 Class 4                                          5,863,750            0.3
   7.5 Class 5
   7.6 Class 6
                                  -----------------------------------------------------------------------
   7.7 Totals                       9,003,273         331,486,270           17.1           232,608,120
---------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans,
   Schedules D & DA (Group 8)
---------------------------------------------------------------------------------------------------------
   8.1 Class 1
   8.2 Class 2
   8.3 Class 3
   8.4 Class 4
   8.5 Class 5
   8.6 Class 6
                                  -----------------------------------------------------------------------
   8.7 Totals
---------------------------------------------------------------------------------------------------------
9. Parent, Subsidiaries and
   Affiliates, Schedules D & DA
   (Group 9)
---------------------------------------------------------------------------------------------------------
   9.1 Class 1
   9.2 Class 2
   9.3 Class 3
   9.4 Class 4
   9.5 Class 5
   9.6 Class 6
                                  -----------------------------------------------------------------------
   9.7 Totals
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        9               10                   11
  Quality Rating per the NAIC     % From Col. 7   Total Publicly   Total Privately Placed
        Designation                 Prior Year        Traded                 (a)
-----------------------------------------------------------------------------------------
6. Public Utilities
   (Unaffiliated), Schedules D
   & DA (Group 6)
-----------------------------------------------------------------------------------------
   6.1 Class 1
   6.2 Class 2
   6.3 Class 3
   6.4 Class 4
   6.5 Class 5
   6.6 Class 6
                                  -------------------------------------------------------
   6.7 Totals
-----------------------------------------------------------------------------------------
7. Industrial & Miscellaneous
   (Unaffiliated), Schedules D
   & DA (Group 7)
-----------------------------------------------------------------------------------------
   7.1 Class 1                          9.0         179,018,457           2,171 444
   7.2 Class 2                          4.0         119,621,080          12,653,357
   7.3 Class 3                          0.4          12,158,183
   7.4 Class 4                                        5,863,750
   7.5 Class 5
   7.6 Class 6
                                  -------------------------------------------------------
   7.7 Totals                          13.4         316,661,470          14,824,801
-----------------------------------------------------------------------------------------
8. Credit Tenant Loans,
   Schedules D & DA (Group 8)
-----------------------------------------------------------------------------------------
   8.1 Class 1
   8.2 Class 2
   8.3 Class 3
   8.4 Class 4
   8.5 Class 5
   8.6 Class 6
                                  -------------------------------------------------------
   8.7 Totals
-----------------------------------------------------------------------------------------
9. Parent, Subsidiaries and
   Affiliates, Schedules D & DA
   (Group 9)
-----------------------------------------------------------------------------------------
   9.1 Class 1
   9.2 Class 2
   9.3 Class 3
   9.4 Class 4
   9.5 Class 5
   9.6 Class 6
                                  -------------------------------------------------------
   9.7 Totals
-----------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

---------------------------------------------------------------------------------------------------------------------------------
                                                1                2                3                  4                5
                                                           Over 1 Year       Over 5 Years      Over 10 Years
Quality Rating per the NAIC Designation   Year or Less   Through 5 Years   Through 10 Years   Through 20 Years   Over 20 Years
---------------------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
-------------------------------------------------------------------------------------------
10.1 Class 1                               286,989,991     333,318,699        659,180,408       244,467,062        256,720,806
10.2 Class 2                                 5,952,161      35,736,470         34,304,103        53,970,206          8,393,483
10.3 Class 3                                 1,592,666      10,725,683                            1,432,500
10.4 Class 4                                                 3,543,750          2,320,000
10.5 Class 5                                                                                                                  (c)
10.6 Class 6                                                                                                                  (c)
                                          ---------------------------------------------------------------------------------------
10.7 Totals                                294,534,818     383,324,602        695,804,511       299,869,768        265,114,289(b)
10.8 Line 10.7 as a % of Col. 6                   15.2            19.8               35.9              15.5               13.7
---------------------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
-------------------------------------------------------------------------------------------
11.1 Class 1                               155,718,304     453,429,674        418,647,861       192,363,970        441,945,828
11.2 Class 2                                 6,387,977      40,364,282          5,909,640        13,304,277          4,497,728
11.3 Class 3                                                 2,870,074          3,586,934
11.4 Class 4
11.5 Class 5
11.6 Class 6
                                          ---------------------------------------------------------------------------------------
11.7 Totals                                162,106,281     496,664,030        428,144,435       205,668,247        446,443,556
11.8 Line 11.7 as a % of Col. 8                    9.3            28.6               24.6              11.8               25.7
---------------------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
-------------------------------------------------------------------------------------------
12.1 Class 1                               286,989,991     333,318,700        658,971,118       242,504,909        256,720,805
12.2 Class 2                                 5,952,161      33,945,237         32,971,193        44,440,992          8,393,483
12.3 Class 3                                 1,592,666      10,725,683                            1,432,500
12.4 Class 4                                                 3,543,750          2,320,000
12.5 Class 5
12.6 Class 6
                                          ---------------------------------------------------------------------------------------
12.7 Totals                                294,534,818      381,533,37        694,262,311       288,378,401        265,114,288
12.8 Line 12.7 as a % of Col. 6                   15.3            19.8               36.1              15.0               13.8
12.9 Line 12.7 as a % of Line 10.7,
        Col. 6, Section 10                        15.2            19.7               35.8              14.9               13.7
---------------------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
-------------------------------------------------------------------------------------------
13.1 Class 1                                                                      209,290         1,962,154
13.2 Class 2                                                 1,791,233          1,332,910         9,529,214
13.3 Class 3
13.4 Class 4
13.5 Class 5
13.6 Class 6
                                          ---------------------------------------------------------------------------------------
13.7 Totals                                                  1,791,233          1,542,200        11,491,368
13.8 Line 13.7 as a % of Col. 6                                   12.1               10.4              77.5
13.9 Line 13.7 as a % of Line 10.7,
        Col. 6, Section 10                                         0.1                0.1               0.6
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                  6                   7                 8                 9
                                                                 Col. 6 as a    Total from Col. 6   % From Col. 7
Quality Rating per the NAIC Designation   Total Current Year   % of Line 10.7      Prior Year         Prior Year
-----------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
-----------------------------------------------------------------------------------------------------------------
10.1 Class 1                                 1,780,676,966           91.9                   XXX           XXX
10.2 Class 2                                   138,356,423            7.1                   XXX           XXX
10.3 Class 3                                    13,750,849            0.7                   XXX           XXX
10.4 Class 4                                     5,863,750            0.3                   XXX           XXX
10.5 Class 5                                                                                XXX           XXX
10.6 Class 6                                                                                XXX           XXX
                                          -----------------------------------------------------------------------
10.7 Totals                                  1,938,647,988          100.0                   XXX           XXX
10.8 Line 10.7 as a % of Col. 6                      100.0            XXX                   XXX           XXX
-----------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
------------------------------------------
11.1 Class 1                                          XXX             XXX         1,662,105,637          95.6
11.2 Class 2                                          XXX             XXX            70,463,904           4.1
11.3 Class 3                                          XXX             XXX             6,457,008           0.4
11.4 Class 4                                          XXX             XXX
11.5 Class 5                                          XXX             XXX(c)
11.6 Class 6                                          XXX             XXX(c)
                                          -----------------------------------------------------------------------
11.7 Totals                                           XXX             XXX(b)      1,739,026,549         100.0
11.8 Line 11.7 as a % of Col. 8                       XXX             XXX                 100.0           XXX
-----------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
------------------------------------------
12.1 Class 1                                1,778,505,523            91.7         1,658,744,451          95.4
12.2 Class 2                                  125,703,066             6.5            65,000,769           3.7
12.3 Class 3                                   13,750,849             0.7             6,457,008           0.4
12.4 Class 4                                    5,863,750             0.3
12.5 Class 5
12.6 Class 6
                                          -----------------------------------------------------------------------
12.7 Totals                                 1,923,823,188            99.2         1,730,202,228          99.5
12.8 Line 12.7 as a % of Col. 6                     100.0             XXX                   XXX           XXX
12.9 Line 12.7 as a % of Line 10.7,
        Col. 6, Section 10                           99.2             XXX                   XXX           XXX
-----------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
------------------------------------------
13.1 Class 1                                    2,171,444             0.1             3,361,188           0.2
13.2 Class 2                                   12,653,357             0.7             5,463,135           0.3
13.3 Class 3
13.4 Class 4
13.5 Class 5
13.6 Class 6
                                          -----------------------------------------------------------------------
13.7 Totals                                    14,824,801             0.8             8,824,323           0.5
13.8 Line 13.7 as a % of Col. 6                     100.0             XXX                   XXX           XXX
13.9 Line 13.7 as a % of Line 10.7,
        Col. 6, Section 10                            0.8             XXX                   XXX           XXX
-----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                                10                   11
                                          Total Publicly   Total Privately Placed
Quality Rating per the NAIC Designation        Traded               (a)
---------------------------------------------------------------------------------
10. Total Bonds Current Year
---------------------------------------------------------------------------------
10.1 Class 1                               1,778,505,522         2,171 444
10.2 Class 2                                 125,703,067        12,653,357
10.3 Class 3                                  13,750,849
10.4 Class 4                                   5,863,750
10.5 Class 5
10.6 Class 6
                                          ---------------------------------------
10.7 Totals                                1,923,823,188        14,824,801
10.8 Line 10.7 as a % of Col. 6                     99.2               0.8
---------------------------------------------------------------------------------
11. Total Bonds Prior Year
------------------------------------------
11.1 Class 1                               1,658,744,451         3,361,187
11.2 Class 2                                  65,000,768         5,463,136
11.3 Class 3                                   6,457,008
11.4 Class 4
11.5 Class 5
11.6 Class 6
                                          ---------------------------------------
11.7 Totals                                1,730,202,227         8,824,323
11.8 Line 11.7 as a % of Col. 8                     99.5               0.5
---------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
------------------------------------------
12.1 Class 1                               1,778,505,523               XXX
12.2 Class 2                                 125,703,066               XXX
12.3 Class 3                                  13,750,849               XXX
12.4 Class 4                                   5,863,750               XXX
12.5 Class 5                                                           XXX
12.6 Class 6                                                           XXX
                                          ---------------------------------------
12.7 Totals                                1,923,823,188               XXX
12.8 Line 12.7 as a % of Col. 6                    100.0               XXX
12.9 Line 12.7 as a % of Line 10.7,
        Col. 6, Section 10                          99.2               XXX
---------------------------------------------------------------------------------
13. Total Privately Placed Bonds
------------------------------------------
13.1 Class 1                                         XXX         2,171,444
13.2 Class 2                                         XXX        12,653,357
13.3 Class 3                                         XXX
13.4 Class 4                                         XXX
13.5 Class 5                                         XXX
13.6 Class 6                                         XXX
                                          ---------------------------------------
13.7 Totals                                          XXX        14,824,801
13.8 Line 13.7 as a % of Col. 6                      XXX             100.0
13.9 Line 13.7 as a % of Line 10.7,
        Col. 6, Section 10                           XXX               0.8
---------------------------------------------------------------------------------

(a)  Includes $         10,320,441 freely tradable under SEC Rule 144 or
               --------
     qualified for resale under SEC Rule 144A.
(b)  Includes $         320,440,845 current year, $           309,473,437 prior
               --------                            -----------
     year of  bonds with Z designations and $          , current year, $
                                             ---------                 ---------
     prior year of bonds with Z* designations. The letter "Z" means the NAIC designation was not assigned by the Securities Valuation Office (SVO) at the date of the statement. "Z*" means the SVO could not evaluate the obligation because valuation procedures for the security class is under regulatory review.
(c)  Includes $          current year, $         prior year of bonds with 5*
               ---------                --------
     designations and $          , current year, $           prior year of bonds
                       ----------                 ----------
     with 6* designations. "5*" means the NAIC designation was assigned by the SVO in reliance on the insurer's certification that the issuer is current in all principal and interest payments. "6*" means the NAIC designation was assigned by the SVO due to inadequate certification of principal and interest payments.

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                        SCHEDULE D - PART 1A - SECTION 2

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
              Carrying Values by Major Type and Subtype of Issues

----------------------------------------------------------------------------------------------------------------------
                                                        1              2                  3                  4
                                                                   Over 1 Year       Over 5 Years       Over 10 Years
             Distribution by Type                 Year or Less   Through 5 Years   Through 10 Years   Through 20 Years
----------------------------------------------------------------------------------------------------------------------
1.   U.S. Governments,
        Schedules D & DA (Group 1)
----------------------------------------------------------------------------------------------------------------------
   1.1  Issuer Obligations                         144,021,399     58,549 192         133,622,730
   1.2  Single Class Mortgage-Backed/
           Asset-Backed Securities                                                      1,417,165         4,740,256
                                                  --------------------------------------------------------------------
   1.7  Totals                                     144,021,399     58,549,192         135,039,895         4,740,256
----------------------------------------------------------------------------------------------------------------------
2.   All Other Governments, Schedules
        D & DA (Group 2)
----------------------------------------------------------------------------------------------------------------------
   2.1  Issuer Obligations                                                                249,004
   2.2  Single Class Mortgage-Backed/
         Asset-Backed Securities
         MULTI-CLASS RESIDENTIAL
         MORTGAGE-BACKED SECURITIES
   2.3  Defined
   2.4  Other
         MULTI-CLASS COMMERCIAL
         MORTGAGE-BACKED/ASSET-
         BACKED SECURITIES
   2.5  Defined
   2.6  Other
                                                  --------------------------------------------------------------------
   2.7 Totals                                                                             249,004
----------------------------------------------------------------------------------------------------------------------
3.   States, Territories, and Possessions
        Guaranteed, Schedules D & DA (Group 3)
----------------------------------------------------------------------------------------------------------------------
   3.1  Issuer Obligations                           9,288,267     19,532,584         101,551,269        48,411,856
   3.2  Single Class Mortgage-Backed/
        Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL
        MORTGAGE-BACKED SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL
        MORTGAGE-BACKED/ASSET-
        BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                  --------------------------------------------------------------------
   3.7  Totals                                       9,288,267     19,532,584         101,551,269        48,411,856
----------------------------------------------------------------------------------------------------------------------
4.  Political Subdivisions of States,
       Territories, and Possessions,
       Guaranteed, Schedules D & DA (Group 4)
----------------------------------------------------------------------------------------------------------------------
   4.1  Issuer Obligations                          22,043,664    148,592,187         141,811,735        52,444,040
   4.2  Single Class Mortgage-Backed/
        Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL
        MORTGAGE-BACKED SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL
        MORTGAGE-BACKED/ASSET-
        BACKED SECURITIES
   4.5  Defined
   4.6  Other

   4.7  Totals                                      22,043,664    148,592,187         141,811,735        52,444,040
                                                  --------------------------------------------------------------------
5.   Special Revenue & Special Assessment
        Obligations etc. Non-Guaranteed,
        Schedules D & DA (Group 5)
----------------------------------------------------------------------------------------------------------------------
   5.1  Issuer Obligations                          24,552,574     59,480,107         269,517,423       111,225,249
   5.2  Single Class Mortgage-Backed/
        Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL
        MORTGAGE-BACKED SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL
        MORTGAGE-BACKED/ASSET-
        BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                  --------------------------------------------------------------------
   5.7  Totals                                      24,552,574     59,480,107         269,517,423       111,225,249
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                                         5                  6                  7                 8
                                                                                           Col. 6 as a    Total from Col. 6
             Distribution by Type                   Over 20 Years   Total Current Year   % of Line 10.7      Prior Year
---------------------------------------------------------------------------------------------------------------------------
1.   U.S. Governments,
        Schedules D & DA (Group 1)
---------------------------------------------------------------------------------------------------------------------------
   1.1  Issuer Obligations                            13,923,598       350,116,919              18.1          236,668,064
   1.2  Single Class Mortgage-Backed/Asset-Backed
           Securities                                 15,862,076        22,019,497               1.1           15,467,898
                                                    -----------------------------------------------------------------------
   1.7  Totals                                        29,785,674       372,136,416              19.2          252,135,962
---------------------------------------------------------------------------------------------------------------------------
2.   All Other Governments, Schedules,
        D & DA (Group 2)
---------------------------------------------------------------------------------------------------------------------------
2.1  Issuer Obligations                                                    249,004               0.0
2.2  Single Class Mortgage-Backed/Asset-Backed
        Securities
     MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
        SECURITIES
2.3  Defined
2.4  Other
     MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
        ASSET-BACKED SECURITIES
2.5  Defined
2.6  Other
                                                    -----------------------------------------------------------------------
2.7 Totals                                                                 249,004               0.0
---------------------------------------------------------------------------------------------------------------------------
3.   States, Territories, and Possessions,
        Guaranteed Schedules, D & DA (Group 3)
---------------------------------------------------------------------------------------------------------------------------
   3.1  Issuer Obligations                            54,647,163       233,431,139              12.0          139,372,474
   3.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                    -----------------------------------------------------------------------
   3.7  Totals                                        54,647,163       233,431,139              12.0          139,372,474
---------------------------------------------------------------------------------------------------------------------------
4.  Political Subdivisions of States,
       Territories, and Possessions,
       Guaranteed, Schedules D & DA (Group 4)
---------------------------------------------------------------------------------------------------------------------------
   4.1  Issuer Obligations                            28,074,032       392,965,658              20.3          554,954,664
   4.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   4.5  Defined
   4.6  Other
                                                    -----------------------------------------------------------------------
   4.7  Totals                                        28,074,032       392,965,658              20.3          554,954,664
---------------------------------------------------------------------------------------------------------------------------
5.   Special Revenue & Special Assessment
        Obligations etc. Non-Guaranteed,
        Schedules D & DA (Group 5)
---------------------------------------------------------------------------------------------------------------------------
   5.1  Issuer Obligations                           143,604,146       608,379,499              31.4          559,955,330
   5.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                    -----------------------------------------------------------------------
   5.7  Totals                                       143,604,146       608,379,499              31.4          559,955,330
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                        9               10                11
                                                  % From Col. 7   Total Publicly   Total Privately
             Distribution by Type                   Prior Year        Traded            Placed
--------------------------------------------------------------------------------------------------
1.   U.S. Governments,
         Schedules D & DA (Group 1)
--------------------------------------------------------------------------------------------------
    1.1  Issuer Obligations                           13.6          350,116,920
    1.2  Single Class Mortgage-Backed/Asset-Backed
            Securities                                 0.9           22,019,497
                                                  ------------------------------------------------
    1.7  Totals                                       14.5          372,136,417
--------------------------------------------------------------------------------------------------
2.   All Other Governments, Schedules
        D & DA (Group 2)
--------------------------------------------------------------------------------------------------
   2.1  Issuer Obligations                                              249,004
   2.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   2.3  Defined
   2.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   2.5  Defined
   2.6  Other
                                                  ------------------------------------------------
   2.7  Totals                                                          249,004
--------------------------------------------------------------------------------------------------
3.   States, Territories and Possessions
        Guaranteed, Schedules D & DA (Group 3)
--------------------------------------------------------------------------------------------------
   3.1  Issuer Obligations                             8.0          233,431,139
   3.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                  ------------------------------------------------
   3.7  Totals                                         8.0          233,431,139
--------------------------------------------------------------------------------------------------
4.  Political Subdivisions of States,
       Territories and Possessions,
       Guaranteed, Schedules D & DA (Group 4)
--------------------------------------------------------------------------------------------------
   4.1  Issuer Obligations                            31.9          392,965,659
   4.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   4.5  Defined
   4.6  Other
                                                  ------------------------------------------------
   4.7  Totals                                        31.9          392,965,659
--------------------------------------------------------------------------------------------------
5.   Special Revenue & Special Assessment
        Obligations etc. Non-Guranteed,
        Schedules D & DA (Group 5)
--------------------------------------------------------------------------------------------------
   5.1  Issuer Obligations                            32.2          608,379,500
   5.2  Single Class Mortgage-Backed/Asset-Backed
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                  ------------------------------------------------
   5.7  Totals                                        32.2          608,379,500
--------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
              Carrying Values by Major Type and Subtype of Issues

-------------------------------------------------------------------------------------------------------------------------
                                                           1              2                  3                  4
                                                                      Over 1 Year       Over 5 Years       Over 10 Years
             Distribution by Type                    Year or Less   Through 5 Years   Through 10 Years   Through 20 Years
-------------------------------------------------------------------------------------------------------------------------
6.   Public Utilities (Unaffiliated), Schedules
        D & DA (Group 6)
-------------------------------------------------------------------------------------------------------------------------
   6.1  Issuer Obligations
   6.2  Single Class Mortgage-Backed/Asset-Based
         Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   6.3  Defined
   6.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   6.5  Defined
   6.6  Other
                                                     --------------------------------------------------------------------
   6.7  Totals
-------------------------------------------------------------------------------------------------------------------------
7.   Industrial & Miscellaneous (Unaffiliated),
        Schedules D & DA (Group 7)
-------------------------------------------------------------------------------------------------------------------------
   7.1  Issuer Obligations                            94,628,913       89,428,302        44,567,785         82,823,354
   7.2  Single Class Mortgage-Backed/Asset-Based
           Securities                                                     845,000           474,893
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   7.3  Defined
   7.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   7.5  Defined                                                         6,497,316         2,592,507            225,013
   7.6  Other                                                             399,915
                                                     --------------------------------------------------------------------
   7.7  Totals                                        94,628,913       97,170,533        47,635,185         83,048,367
-------------------------------------------------------------------------------------------------------------------------
8.   Credit Tenant Loans, Schedules D & DA
        (Group 8)
-------------------------------------------------------------------------------------------------------------------------
   8.1  Issuer Obligations
                                                     --------------------------------------------------------------------
   8.7  Totals
-------------------------------------------------------------------------------------------------------------------------
9.   Parents, Subsidiaries and Affiliates,
        Schedules D & DA (Group 9)
-------------------------------------------------------------------------------------------------------------------------
   9.1  Issuer Obligations
   9.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   9.3  Defined
   9.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   9.5  Defined
   9.6  Other
                                                     --------------------------------------------------------------------
   9.7  Totals
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                          5                  6                  7                 8
                                                                                            Cal. 6 as a    Total from Col. 6
             Distribution by Type                    Over 20 Years   Total Current Year   % of Line 10.7      Prior Year
----------------------------------------------------------------------------------------------------------------------------
6.   Public Utilities (Unaffiliated), Schedules
        D & DA (Group 6)
-------------------------------------------------------------------------------------------------------------------------
   6.1  Issuer Obligations
   6.2  Single Class Mortgage-Backed/Asset-Based
         Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   6.3  Defined
   6.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   6.5  Defined
   6.6  Other
                                                     --------------------------------------------------------------------
   6.7  Totals
-------------------------------------------------------------------------------------------------------------------------
7.   Industrial & Miscellaneous (Unaffiliated),
        D & DA Schedules (Group 7)
-------------------------------------------------------------------------------------------------------------------------
   7.1  Issuer Obligations                             8,443,477         319,891,831           16.5           227,851,627
   7.2  Single Class Mortgage-Backed/Asset-Based
           Securities                                                      1,319,893            0.1
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   7.3  Defined
   7.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   7.5  Defined                                          402,495           9,717,331            0.5             2,232,191
   7.6  Other                                            157,302             557,217            0.0             2,524,302
                                                     --------------------------------------------------------------------
   7.7  Totals                                         9,003,274         331,486,272           17.1           232,608,120
-------------------------------------------------------------------------------------------------------------------------
8.   Credit Tenant Loans, Schedules D & DA
        (Group 8)
-------------------------------------------------------------------------------------------------------------------------
   8.1  Issuer Obligations
                                                     --------------------------------------------------------------------
   8.7  Totals
-------------------------------------------------------------------------------------------------------------------------
9.   Parents, Subsidiaries and Affiliates,
        Schedules D & DA (Group 9)
-------------------------------------------------------------------------------------------------------------------------
   9.1  Issuer Obligations
   9.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   9.3  Defined
   9.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   9.5  Defined
   9.6  Other
                                                     --------------------------------------------------------------------
   9.7  Totals
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                        9               10                11
                                                  % From Col. 7   Total Publicly   Total Privately
             Distribution by Type                   Prior Year        Traded            Placed
--------------------------------------------------------------------------------------------------
6.   Public Utilities (Unaffiliated), Schedules
        D & DA (Group 6)
----------------------------------------------------------------------------------------------------------------------
   6.1  Issuer Obligations
   6.2  Single Class Mortgage-Backed/Asset-Based
         Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   6.3  Defined
   6.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   6.5  Defined
   6.6  Other
                                                  --------------------------------------------------------------------
   6.7  Totals
----------------------------------------------------------------------------------------------------------------------
7.   Industrial & Miscellaneous D & DA
        (Unaffiliated), Schedules Group 7
----------------------------------------------------------------------------------------------------------------------
   7.1  Issuer Obligations                             13.1         305,292,042       14,599,788
   7.2  Single Class Mortgage-Backed/Asset-Based
           Securities                                                 1,319,893
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   7.3  Defined
   7.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   7.5  Defined                                         0.1           9,492,317          225,013
   7.6  Other                                           0.1             557,217
                                                  --------------------------------------------------------------------
   7.7  Totals                                         13.4         316,661,469       14,824,801
----------------------------------------------------------------------------------------------------------------------
8.   Credit Tenant Loans, Schedules D & DA
        (Group 8)
----------------------------------------------------------------------------------------------------------------------
   8.1  Issuer Obligations
                                                  --------------------------------------------------------------------
   8.7  Totals
----------------------------------------------------------------------------------------------------------------------
9.   Parents, Subsidiaries and Affiliates,
        Schedules D & DA (Group 9)
----------------------------------------------------------------------------------------------------------------------
   9.1  Issuer Obligations
   9.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
           SECURITIES
   9.3  Defined
   9.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
           ASSET-BACKED SECURITIES
   9.5  Defined
   9.6  Other
                                                  --------------------------------------------------------------------
   9.7  Totals
----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
              Carrying Values by Major Type and Subtype of Issues

----------------------------------------------------------------------------------------------------------------------------
                                                                                1                2                  3
                                                                                            Over 1 Year       Over 5 Years
                        Distribution by Type                             1 Year or Less   Through 5 Years   Through 10 Years
----------------------------------------------------------------------------------------------------------------------------
10.  Total Bonds Current Year
-------------------------------------------------------------------
   10.1 Issuer Obligations                                                 294,534,817      375,582,372        691 319,946
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                         845,000          1,892,058
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                                               6,497,316          2,592,507
   10.6 Other                                                                                   399,915
                                                                         ---------------------------------------------------
   10.7 Totals                                                             294,534,817      383,324,603        695,804,511
   10.8 Line 10.7 as a % of Col. 6                                                15.2             19.8               35.9
   ----------------------------------------------------------------------------------------------------------------------------
11.  Total Bonds Prior Year
-------------------------------------------------------------------
   11.1 Issuer Obligations                                                 162,106,281      494,150,304        426,020,318
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                                              6,605
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined
   11.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                                               1,487,585            619,351
   11.6 Other                                                                                 1,026,141          1,498,161
                                                                         ---------------------------------------------------
   11.7 Totals                                                             162,106,281      496,664,030        428,144,435
   11.8 Line 11.7 as a % of Col. 8                                                 9.3             28.6               24.6
   ----------------------------------------------------------------------------------------------------------------------------
12.  Total Publicly Traded Bonds
-------------------------------------------------------------------
   12.1 Issuer Obligations                                                 294,534,818      373,791,139        689,777,746
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                         845,000          1,892,058
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                                               6,497,316          2,592,507
   12.6 Other                                                                                   399,915
                                                                         ---------------------------------------------------
   12.7 Totals                                                             294,534,818      381,533,370        694,262,311
   12.8 Line 12.7 as a % of Col. 6                                                15.3             19.8               36.1
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                         15.2             19.7               35.8
----------------------------------------------------------------------------------------------------------------------------
13.  Total Privately Placed Bonds
-------------------------------------------------------------------
   13.1 Issuer Obligations                                                                    1,791,233          1,542,200
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined
   13.6 Other
                                                                          --------------------------------------------------
   13.7 Totals                                                                                1,791,233          1,542,200
   13.8 Line 13.7 as a % of Col. 6                                                                 12.1               10.4
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                                           0.1                0.1
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                 4                5               6
                                                                           Over 10 Years                        Total
                        Distribution by Type                             Through 20 Years   Over 20 Years   Current Year
-------------------------------------------------------------------------------------------------------------------------
10.  Total Bonds Current Year
-------------------------------------------------------------------
   10.1 Issuer Obligations                                                  294,904,499      248,692,416    1,905,034,050
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                       4,740,256       15,862,076       23,339,390
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                                 225,013          402,495        9,717,331
   10.6 Other                                                                                    157,302          557,217
                                                                         ------------------------------------------------
   10.7 Totals                                                              299,869,768      265,114,289    1,938,647,988
   10.8 Line 10.7 as a % of Col. 6                                                 15.5             13.7            100.0
-------------------------------------------------------------------------------------------------------------------------
11.  Total Bonds Prior Year
-------------------------------------------------------------------
   11.1 Issuer Obligations                                                  204,013,523      432,511,733              XXX
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                       1,529,469       13,931,824              XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined                                                                                                       XXX
   11.4 Other                                                                                                         XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                                 125,255                               XXX
   11.6 Other                                                                                                         XXX
                                                                         ------------------------------------------------
   11.7 Totals                                                              205,668,247      446,443,557              XXX
   11.8 Line 11.7 as a % of Col. 8                                                 11.8             25.7              XXX
   -------------------------------------------------------------------------------------------------------------------------
12.  Total Publicly Traded Bonds
-------------------------------------------------------------------
   12.1 Issuer Obligations                                                  283,638,145      248,692,416    1,890,434,264
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                       4,740,256       15,862,076       23,339,390
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                                                  402,495        9,492,318
   12.6 Other                                                                                    157,302          557,217
                                                                         ------------------------------------------------
   12.7 Totals                                                              288,378,401      265,114,289    1,923,823,189
   12.8 Line 12.7 as a % of Col. 6                                                 15.0             13.8            100.0
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                          14.9             13.7             99.2
   -------------------------------------------------------------------------------------------------------------------------
13.  Total Privately Placed Bonds
-------------------------------------------------------------------
   13.1 Issuer Obligations                                                   11,266,355                        14,599,788
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                                 225,013                           225,013
   13.6 Other
                                                                         ------------------------------------------------
   13.7 Totals                                                               11,491,368                        14,824,801
   13.8 Line 13.7 as a % of Col. 6                                                 77.5                             100.0
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                           0.6                               0.8
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                               7                 8                9
                                                                         Col. 6 as a %   Total From Col.6   % From Col.7
                        Distribution by Type                              of Line 10.7       Prior Year      Prior Year
------------------------------------------------------------------------------------------------------------------------
10.  Total Bonds Current Year
-------------------------------------------------------------------
   10.1 Issuer Obligations                                                    98.3                   XXX          XXX
   10.2 Single Class Mortgage Mortgage-Backed/Asset-Backed Bonds               1.2                   XXX          XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined                                                                                      XXX          XXX
   10.4 Other                                                                                        XXX          XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                                0.5                   XXX          XXX
   10.6 Other                                                                  0.0                   XXX          XXX
                                                                         -----------------------------------------------
   10.7 Totals                                                               100.0                   XXX          XXX
   10.8 Line 10.7 as a % of Col. 6                                             XXX                   XXX          XXX
------------------------------------------------------------------------------------------------------------------------
11.  Total Bonds Prior Year
-------------------------------------------------------------------
   11.1 Issuer Obligations                                                     XXX         1,718,802,159         98.8
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                        XXX            15,467,898          0.9
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined                                                                XXX
   11.4 Other                                                                  XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                                XXX             2,232,191          0.1
   11.6 Other                                                                  XXX             2,524,302          0.1
                                                                         -----------------------------------------------
   11.7 Totals                                                                 XXX         1,739,026,550        100.0
   11.8 Line 11.7 as a % of Col. 8                                             XXX                 100.0          XXX
------------------------------------------------------------------------------------------------------------------------
12.  Total Publicly Traded Bonds
-------------------------------------------------------------------
   12.1 Issuer Obligations                                                    97.5         1,710,577,825         98.4
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                        1.2            15,467,898          0.9
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                                0.5             2,106,936          0.1
   12.6 Other                                                                  0.0             2,049,571          0.1
                                                                         -----------------------------------------------
   12.7 Totals                                                                99.2         1,730,202,230         99.5
   12.8 Line 12.7 as a % of Col. 6                                             XXX                   XXX          XXX
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                      XXX                   XXX          XXX
   ------------------------------------------------------------------------------------------------------------------------
13.  Total Privately Placed Bonds
-------------------------------------------------------------------
   13.1 Issuer Obligations                                                     0.8             8,224,337          0.5
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                                0.0               125,255          0.0
   13.6 Other                                                                                    474,731          0.0
                                                                         -----------------------------------------------
   13.7 Totals                                                                 0.8             8,824,323          0.5
   13.8 Line 13.7 as a % of Col. 6                                             XXX                   XXX          XXX
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                      XXX                   XXX          XXX
   ------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                               10                11
                                                                         Total Publicly   Total Privately
                        Distribution by Type                                 Traded            Placed
---------------------------------------------------------------------------------------------------------
10.  Total Bonds Current Year
-------------------------------------------------------------------
   10.1 Issuer Obligations                                                1,890,434,264      14,599,788
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                      23,339,390
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                               9,492,317         225,013
   10.6 Other                                                                   557,217
                                                                         --------------------------------
   10.7 Totals                                                            1,923,823,188      14,824,801
   10.8 Line 10.7 as a % of Col. 6                                                 99.2
---------------------------------------------------------------------------------------------------------
11.  Total Bonds Prior Year
-------------------------------------------------------------------
   11.1 Issuer Obligations                                                1,710,577,823       8,224,337
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                      15,467,897
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined
   11.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                               2,106,936         125,255
   11.6 Other                                                                 2,049,571         474,731
                                                                         --------------------------------
   11.7 Totals                                                            1,730,202,227       8,824,323
   11.8 Line 11.7 as a % of Col. 8                                                 99.5             0.5
---------------------------------------------------------------------------------------------------------
12.  Total Publicly Traded Bonds
-------------------------------------------------------------------
   12.1 Issuer Obligations                                                1,890,434,264             XXX
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                      23,339,390             XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined                                                                                     XXX
   12.4 Other                                                                                       XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                               9,492,318             XXX
   12.6 Other                                                                   557,217             XXX
                                                                         --------------------------------
   12.7 Totals                                                            1,923,823,189             XXX
   12.8 Line 12.7 as a % of Col. 6                                                100.0             XXX
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                          99.2             XXX
---------------------------------------------------------------------------------------------------------
13.  Total Privately Placed Bonds
-------------------------------------------------------------------
   13.1 Issuer Obligations                                                          XXX      14,599,788
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds                             XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined                                                                     XXX
   13.4 Other                                                                       XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                                     XXX         225,013
   13.6 Other                                                                       XXX
                                                                         --------------------------------
   13.7 Totals                                                                      XXX      14,824,801
   13.8 Line 13.7 as a % of Col. 6                                                  XXX           100.0
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                           XXX             0.8
---------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE DA - PART 2

              Verification of SHORT-TERM INVESTMENTS Between Years

-----------------------------------------------------------------------------------------------------------------
                                                                         1               2                3

                                                                       Total           Bonds       Mortgage Loans
-----------------------------------------------------------------------------------------------------------------
 1. Book/adjusted carrying value, prior year                          88,306,067      88,306,067
 2. Cost of short-term investments acquired                        1,190,787,584   1,190,787,584
 3. Increase (decrease) by adjustment                                    (46,456)        (46,456)
 4. Increase (decrease) by foreign exchange adjustment
 5. Total profit (loss) on disposal of short-term investments             14,967          14,967
 6. Consideration received on disposal of short-term investments   1,189,716,460   1,189,716,460
 7. Book/adjusted carrying value, current year                        89,345,702      89,345,702
 8. Total valuation allowance
 9. Subtotal (Lines 7 plus 8)                                         89,345,702      89,345,702
10. Total nonadmitted amounts
11. Statement value (Lines 9 minus 10)                                89,345,702      89,345,702
12. Income collected during year                                       1,815,639       1,815,639
13. Income earned during year                                          1,877,665       1,877,665
-----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                             4                         5
                                                                     Other Short-term        Investments in Parent,
                                                                   Investment Assets(a)   Subsidiaries and Affiliates
---------------------------------------------------------------------------------------------------------------------
 1. Book/adjusted carrying value, prior year
 2. Cost of short-term investments acquired
 3. Increase (decrease) by adjustment
 4. Increase (decrease) by foreign exchange adjustment
 5. Total profit (loss) on disposal of short-term investments
 6. Consideration received on disposal of short-term investments
 7. Book/adjusted carrying value, current year
 8. Total valuation allowance
 9. Subtotal (Lines 7 plus 8)
10. Total nonadmitted amounts
11. Statement value (Lines 9 minus 10)
12. Income collected during year
13. Income earned during year
---------------------------------------------------------------------------------------------------------------------

(a) Indicate the category of such assets, for example, joint ventures, transportation equipment:
                               -----------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                           Schedule DB - Part A - VBY
                                      NONE

                           Schedule DB - Part B - VBY
                                      NONE

                           Schedule DB - Part C - VBY
                                      NONE

                           Schedule DB - Part D - VBY
                                      NONE

                           Schedule DB - Part E - VBY
                                      NONE

                        Schedule DB - Part F - Section 1
                                      NONE

                        Schedule DB - Part F - Section 2
                                      NONE

--------------------------------------------------------------------------------

                                 34, 35, 36, 37

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 1
        Assumed Reinsurance as of December 31, Current Year (000 Omitted)

----------------------------------------------------------------------------------------
   1          2                          3                              4           5



Federal     NAIC
   ID     Company                                                  Domiciliary   Assumed
 Number     Code                 Name of Reinsured                Jurisdiction   Premium
----------------------------------------------------------------------------------------
0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000                     1,614
0599999 - Total - Other U.S. Unaffiliated Insurers                                1,614
0699998 - Pools and Associations - Reins Col 8 < 100,000
0799998 - Pools and Associations - Reins Col 8 < 100,000
0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000


----------------------------------------------------------------------------------------
9999999 Totals                                                                    1,614
----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
    1         2                           3                                                                          9
                                                                                Reinsurance On
                                                                ---------------------------------------------
                                                                      6                 7              8
Federal     NAIC                                                Paid Losses and                                 Contingent
   ID     Company                                               Loss Adjustment     Known Case                  Commissions
 Number     Code                 Name of Reinsured                 Expenses       Losses and LAE   Cols. 6 +7     Payable
---------------------------------------------------------------------------------------------------------------------------
0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
0599999 - Total - Other U.S. Unaffiliated Insurers
0699998 - Pools and Associations - Reins Col 8 < 100,000
0799998 - Pools and Associations - Reins Col 8 < 100,000
0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000


---------------------------------------------------------------------------------------------------------------------------
9999999 Totals
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
    1         2                           3                           10          11            12                   13


                                                                                          Funds Held By or
Federal     NAIC                                                    Assumed               Deposited With
   ID     Company                                                  Premiums    Unearned     Reinsured        Letters of Credit
 Number     Code                 Name of Reinsured                Receivable   Premium      Companies              Posted
------------------------------------------------------------------------------------------------------------------------------
0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000                     577
0599999 - Total - Other U.S. Unaffiliated Insurers                                577
0699998 - Pools and Associations - Reins Col 8 < 100,000
0799998 - Pools and Associations - Reins Col 8 < 100,000
0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000


------------------------------------------------------------------------------------------------------------------------------
9999999 Totals                                                                    577
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
    1         2                           3                             14
                                                                 Amount of Assets
                                                                    Pledged or
                                                                   Compensating
Federal     NAIC                                                Balances to Secure
   ID     Company                                                    Letters
 Number     Code                 Name of Reinsured                  of Credit
----------------------------------------------------------------------------------
0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
0599999 - Total - Other U.S. Unaffiliated Insurers
0699998 - Pools and Associations - Reins Col 8 < 100,000
0799998 - Pools and Associations - Reins Col 8 < 100,000
0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000


----------------------------------------------------------------------------------
9999999 Totals
----------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 2
    Premium Portfolio Reinsurance Effected or (Canceled) during Current Year

---------------------------------------------------------------------------------------
    1        2             3                  4                  5               6
Federal    NAIC
   ID     Company                                                           Reinsurance
 Number    Code     Name of Company   Date of Contract   Original Premium     Premium
---------------------------------------------------------------------------------------

                                      NONE


---------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 3

         Ceded Reinsurance as of December 31, Current Year (000 Omitted)

----------------------------------------------------------------------------------------------------------------------
      1         2                                3                                  4             5             6
                                                                                             Reinsurance
                                                                                              Contracts
                                                                                             Ceding 75%
                                                                                             or More of
  Federal     NAIC                                                                             Direct      Reinsurance
     ID      Company                                                           Domiciliary    Premiums      Premiums
   Number     Code                       Name of Reinsurer                    Jurisdiction     Written        Ceded
----------------------------------------------------------------------------------------------------------------------
93-0952702    33944    Commonwealth Mortgage Assurance Company of Arizona          AZ                         3,204
23-2726782    15909    Commonwealth Mortgage Assurance Company of Texas            TX                        20,756
23-2734276    20720    Radian Insurance Inc                                        PA                         3,147
36-3996062    10185    Amerin Re Corporation                                       IL                         3,741
----------------------------------------------------------------------------------------------------------------------
   0299999 - Authorized - Affiliates - U.S. Non-Pool                                                         30,847
----------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                                                 30,847
----------------------------------------------------------------------------------------------------------------------
52-1446633    30180    Ace Guaranty Re, Inc.                                       MD                           (15)
38-1997500    29823    GE Residential Mortgage Insurance Company                   NC                             2
94-2208266    27251    PMI Mortgage Insurance Company                              CA                           113
----------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                                         0
----------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                                                      101
----------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                                                              30,948
----------------------------------------------------------------------------------------------------------------------
03-0360032             Radian Mortgage Reinsurance Company                         VT                           492
----------------------------------------------------------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                                          492
----------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates                                                                  492
----------------------------------------------------------------------------------------------------------------------
36-4255472             AAMBG Reinsurance Inc                                       VT                         5,880
03-0358080             Allecon Reinsurance Co                                      VT                           115
23-2878531             Cap Re of Vermont, Inc                                      VT                         6,097
58-2343351             Cherokee Reinsurance Co                                     VT                           981
03-0351351             Cross Country Insurance Company                             VT                         8,736
03-0359383             Fifth Third Mortgage Insurance Reinsurance Company          VT                            29
38-2734984             Flagstar Credit, Inc.                                       MI                         1,443
05-0501754             Fleet Mortgage Reinsurance Company                          RI                           911
03-0355679             FT Mortgage Reinsurance Company                             SC                        (1,112)
03-0363917             Mortgage Services Inc                                       VT                            31
03-0362485             HMC Reinsurance Company                                     VT                           (79)
16-1571323             HSBC Reinsurance                                            HI                           201
03-0359505             Irwin Reinsurance Corporation                               VT                           331
41-2037173             Lee Financial Corporation                                   SC                             9
57-1075818             MG Reinsurance                                              VT                           307
27-0009776             National City Mortgage Insurance Company                    HI                           120
58-0243020             Nbank Reinsurance                                           VT                             5
04-3370409             North Star Guaranty Reinsurance Company                     VT                         8,424
04-3375440             OS Reinsurance                                              HI                            29
34-0898643             PNC Reinsurance Corporation                                 VT                           637
68-0422709             Provident Reciprocal Insuance Exchange                      VT                           930
03-0363273             Principal Mortgage Reinsurance                              VT                         1,114
03-0350909             Balboa Reinsurance Company                                  VT                        16,788
99-0347524             WM Mortgage Reinsurance Company, Inc.                       HI                         3,102
----------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated Insurers                                                 55,028
----------------------------------------------------------------------------------------------------------------------
AA-1320035             AXA Reassurance, SA                                         FR                        (1,792)
98-0365018             C & T Reinsurance Company Ltd                               TC                             2
48-1261231             Cajun Reinsurance                                           TC                            26
52-2292533             Capital State Reinsurance, Ltd                              TC                            31
34-1882820             Cooperative Mortgage Reinsurance                            TC                           195
52-2136143             CNI Reinsurance                                             TC                            20
52-2219874             Edgewater Reinsurance                                       TC                           104
74-3054479             E/*/Trade Reinsurance                                       BM                            10
98-0087200             First Monetary                                              BM                            85
98-0199445             HT Investment Reinsurance, Ltd                              TC                            37
98-0199800             I-Net Reinsurance Ltd                                       TC                           170
52-2196272             MAI Reinsurance Ltd                                         TC                            51
52-2164518             MI Risk Reinsurance Corporation, Ltd.                       TC                           111
52-2297602             MECT                                                        TC                           301
98-0364341             SMC Reinsurance Ltd                                         TC                             0
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
     1          2                                3

                                                                                            Reinsurance Recoverable On
                                                                              ---------------------------------------------------
                                                                                 7       8         9           10          11
  Federal     NAIC                                                                            Known Case   Known Case
     ID      Company                                                           Paid    Paid      Loss          LAE      IBNR Loss
   Number     Code                       Name of Reinsurer                    Losses    LAE    Reserves     Reserves    Reserves
---------------------------------------------------------------------------------------------------------------------------------
93-0952702    33944    Commonwealth Mortgage Assurance Company of Arizona        345                                        6,030
23-2726782    15909    Commonwealth Mortgage Assurance Company of Texas        3,096                                       52,214
23-2734276    20720    Radian Insurance Inc                                    1,494                                        5,859
36-3996062    10185    Amerin Re Corporation                                     349                                        9,385
---------------------------------------------------------------------------------------------------------------------------------
   0299999 - Authorized - Affiliates - U.S. Non-Pool                           5,284                                       73,487
---------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                   5,284                                       73,487
---------------------------------------------------------------------------------------------------------------------------------
52-1446633    30180    Ace Guaranty Re, Inc.                                   4,922                                        4,222
38-1997500    29823    GE Residential Mortgage Insurance Company                   5                                            8
94-2208266    27251    PMI Mortgage Insurance Company                                                                           0
---------------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                                                       1
---------------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                     4,927                                        4,231
---------------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
---------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                               10,211                                       77,718
---------------------------------------------------------------------------------------------------------------------------------
03-0360032             Radian Mortgage Reinsurance Company                        35                                           55
---------------------------------------------------------------------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S. Non-Pool                            35                                           55
---------------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates                                    35                                           55
---------------------------------------------------------------------------------------------------------------------------------
36-4255472             AAMBG Reinsurance Inc
03-0358080             Allecon Reinsurance Co
23-2878531             Cap Re of Vermont, Inc
58-2343351             Cherokee Reinsurance Co
03-0351351             Cross Country Insurance Company
03-0359383             Fifth Third Mortgage Insurance Reinsurance Company
38-2734984             Flagstar Credit, Inc.
05-0501754             Fleet Mortgage Reinsurance Company
03-0355679             FT Mortgage Reinsurance Company
03-0363917             Mortgage Services Inc
03-0362485             HMC Reinsurance Company
16-1571323             HSBC Reinsurance
03-0359505             Irwin Reinsurance Corporation
41-2037173             Lee Financial Corporation
57-1075818             MG Reinsurance
27-0009776             National City Mortgage Insurance Company
58-0243020             Nbank Reinsurance
04-3370409             North Star Guaranty Reinsurance Company
04-3375440             OS Reinsurance
34-0898643             PNC Reinsurance Corporation
68-0422709             Provident Reciprocal Insuance Exchange
03-0363273             Principal Mortgage Reinsurance
03-0350909             Balboa Reinsurance Company
99-0347524             WM Mortgage Reinsurance Company, Inc.
---------------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
---------------------------------------------------------------------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated Insurers
---------------------------------------------------------------------------------------------------------------------------------
AA-1320035             AXA Reassurance, SA
98-0365018             C & T Reinsurance Company Ltd
48-1261231             Cajun Reinsurance
52-2292533             Capital State Reinsurance, Ltd
34-1882820             Cooperative Mortgage Reinsurance
52-2136143             CNI Reinsurance
52-2219874             Edgewater Reinsurance
74-3054479             E/*/Trade Reinsurance
98-0087200             First Monetary
98-0199445             HT Investment Reinsurance, Ltd
98-0199800             I-Net Reinsurance Ltd
52-2196272             MAI Reinsurance Ltd
52-2164518             MI Risk Reinsurance Corporation, Ltd.
52-2297602             MECT
98-0364341             SMC Reinsurance Ltd
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
     1          2                                3

                                                                                       Reinsurance Recoverable On
                                                                              --------------------------------------------
                                                                                 12         13        14            15
  Federal     NAIC                                                                                  Contingent     Cols.
     ID      Company                                                          IBNR LAE   Unearned     Commis-    7 thru 14
   Number     Code                       Name of Reinsurer                    Reserves   Premiums      sions      Totals
--------------------------------------------------------------------------------------------------------------------------
93-0952702    33944    Commonwealth Mortgage Assurance Company of Arizona                  2,650                    9,025
23-2726782    15909    Commonwealth Mortgage Assurance Company of Texas                   10,775                   66,085
23-2734276    20720    Radian Insurance Inc                                                2,614                    9,967
36-3996062    10185    Amerin Re Corporation                                               1,549                   11,283
--------------------------------------------------------------------------------------------------------------------------
   0299999 - Authorized - Affiliates - U.S. Non-Pool                                      17,588                   96,360
--------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                              17,588                   96,360
--------------------------------------------------------------------------------------------------------------------------
52-1446633    30180    Ace Guaranty Re, Inc.                                                 319        544        10,007
38-1997500    29823    GE Residential Mortgage Insurance Company                                                       13
94-2208266    27251    PMI Mortgage Insurance Company                                                                   0
--------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                                               1
--------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                                   319        544        10,021
--------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                                           17,907        544       106,381
--------------------------------------------------------------------------------------------------------------------------
03-0360032             Radian Mortgage Reinsurance Company                                   197                      286
--------------------------------------------------------------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                       197                      286
--------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates                                               197                      286
--------------------------------------------------------------------------------------------------------------------------
36-4255472             AAMBG Reinsurance Inc                                                  16                       16
03-0358080             Allecon Reinsurance Co                                                  0                        0
23-2878531             Cap Re of Vermont, Inc                                                 13                       13
58-2343351             Cherokee Reinsurance Co                                                 7                        7
03-0351351             Cross Country Insurance Company                                        72                       72
03-0359383             Fifth Third Mortgage Insurance Reinsurance Company                      0                        0
38-2734984             Flagstar Credit, Inc.                                                   4                        4
05-0501754             Fleet Mortgage Reinsurance Company                                     13                       13
03-0355679             FT Mortgage Reinsurance Company                                        36                       36
03-0363917             Mortgage Services Inc                                                   1                        1
03-0362485             HMC Reinsurance Company
16-1571323             HSBC Reinsurance                                                        0                        0
03-0359505             Irwin Reinsurance Corporation                                           7                        7
41-2037173             Lee Financial Corporation                                               8                        8
57-1075818             MG Reinsurance                                                          2                        2
27-0009776             National City Mortgage Insurance Company                                1                        1
58-0243020             Nbank Reinsurance
04-3370409             North Star Guaranty Reinsurance Company                               465                      465
04-3375440             OS Reinsurance
34-0898643             PNC Reinsurance Corporation
68-0422709             Provident Reciprocal Insuance Exchange                                  0                        0
03-0363273             Principal Mortgage Reinsurance                                        144                      144
03-0350909             Balboa Reinsurance Company                                            288                      288
99-0347524             WM Mortgage Reinsurance Company, Inc.
--------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated Insurers                               1,079                    1,079
--------------------------------------------------------------------------------------------------------------------------
AA-1320035             AXA Reassurance, SA                                                 3,649                    3,649
98-0365018             C & T Reinsurance Company Ltd
48-1261231             Cajun Reinsurance
52-2292533             Capital State Reinsurance, Ltd                                          0                        0
34-1882820             Cooperative Mortgage Reinsurance                                        7                        7
52-2136143             CNI Reinsurance
52-2219874             Edgewater Reinsurance
74-3054479             E/*/Trade Reinsurance
98-0087200             First Monetary                                                         19                       19
98-0199445             HT Investment Reinsurance, Ltd
98-0199800             I-Net Reinsurance Ltd
52-2196272             MAI Reinsurance Ltd
52-2164518             MI Risk Reinsurance Corporation, Ltd.                                   4                        4
52-2297602             MECT                                                                   23                       23
98-0364341             SMC Reinsurance Ltd
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
    1           2                                3                              Reinsurance  Payable         18             19
                                                                              ------------------------
                                                                                    16          17
                                                                                                         Net Amount
                                                                                                         Recoverable    Funds Held
                                                                                               Other        From        By Company
  Federal     NAIC                                                                 Ceded      Amounts    Reinsurers        Under
     ID      Company                                                             Balances     Due to      Cols. 15-    Reinsurance
   Number     Code                       Name of Reinsurer                        Payable   Reinsurers    [16 + 17]      Treaties
----------------------------------------------------------------------------------------------------------------------------------
93-0952702    33944    Commonwealth Mortgage Assurance Company of Arizona          2,574                     6,451
23-2726782    15909    Commonwealth Mortgage Assurance Company of Texas            5,645                    60,440
23-2734276    20720    Radian Insurance Inc                                        2,712                     7,255
36-3996062    10185    Amerin Re Corporation                                          14                    11,269
----------------------------------------------------------------------------------------------------------------------------------
   0299999 - Authorized - Affiliates - U.S. Non-Pool                              10,944                    85,415
----------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                      10,944                    85,415
----------------------------------------------------------------------------------------------------------------------------------
52-1446633    30180    Ace Guaranty Re, Inc.                                       1,709                     8,298
38-1997500    29823    GE Residential Mortgage Insurance Company                    (106)                      119
94-2208266    27251    PMI Mortgage Insurance Company                                171                      (171)
----------------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                              0                         0
----------------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                         1,775                     8,246
----------------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                                   12,720                    93,661
----------------------------------------------------------------------------------------------------------------------------------
03-0360032             Radian Mortgage Reinsurance Company                           268                        18
----------------------------------------------------------------------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S. Non-Pool                               268                        18
----------------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates                                       268                        18
----------------------------------------------------------------------------------------------------------------------------------
36-4255472             AAMBG Reinsurance Inc                                       1,719                    (1,703)
03-0358080             Allecon Reinsurance Co                                         88                       (88)
23-2878531             Cap Re of Vermont, Inc                                      1,309                    (1,296)
58-2343351             Cherokee Reinsurance Co                                       256                      (249)
03-0351351             Cross Country Insurance Company                             1,637                    (1,564)
03-0359383             Fifth Third Mortgage Insurance Reinsurance Company             20                       (20)
38-2734984             Flagstar Credit, Inc.                                         389                      (385)
05-0501754             Fleet Mortgage Reinsurance Company                            166                      (152)
03-0355679             FT Mortgage Reinsurance Company                              (243)                      280
03-0363917             Mortgage Services Inc                                         (20)                       21
03-0362485             HMC Reinsurance Company                                        71                       (71)
16-1571323             HSBC Reinsurance                                               28                       (28)
03-0359505             Irwin Reinsurance Corporation                                 132                      (125)
41-2037173             Lee Financial Corporation                                       6                         2
57-1075818             MG Reinsurance                                                 91                       (88)
27-0009776             National City Mortgage Insurance Company                      120                      (119)
58-0243020             Nbank Reinsurance                                               2                        (2)
04-3370409             North Star Guaranty Reinsurance Company                     1,936                    (1,471)
04-3375440             OS Reinsurance                                                 29                       (29)
34-0898643             PNC Reinsurance Corporation                                   112                      (112)
68-0422709             Provident Reciprocal Insuance Exchange                        120                      (120)
03-0363273             Principal Mortgage Reinsurance                                360                      (216)
03-0350909             Balboa Reinsurance Company                                  1,846                    (1,558)
99-0347524             WM Mortgage Reinsurance Company, Inc.                       1,045                    (1,045)
----------------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated Insurers                      11,216                   (10,137)
----------------------------------------------------------------------------------------------------------------------------------
AA-1320035             AXA Reassurance, SA                                                                   3,649        15,088
98-0365018             C & T Reinsurance Company Ltd                                   1                        (1)
48-1261231             Cajun Reinsurance                                              13                       (13)
52-2292533             Capital State Reinsurance, Ltd                                 (2)                        2
34-1882820             Cooperative Mortgage Reinsurance                               32                       (25)
52-2136143             CNI Reinsurance                                                20                       (20)
52-2219874             Edgewater Reinsurance                                          35                       (35)
74-3054479             E/*/Trade Reinsurance                                          10                       (10)
98-0087200             First Monetary                                                 12                         7
98-0199445             HT Investment Reinsurance, Ltd                                  5                        (5)
98-0199800             I-Net Reinsurance Ltd                                          33                       (33)
52-2196272             MAI Reinsurance Ltd                                            43                       (43)
52-2164518             MI Risk Reinsurance Corporation, Ltd.                          22                       (19)
52-2297602             MECT                                                           35                       (13)
98-0364341             SMC Reinsurance Ltd                                             0                        (0)
----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 3

         Ceded Reinsurance as of December 31, Current Year (000 Omitted)

----------------------------------------------------------------------------------------
   1           2            3                          4            5            6
                                                                Reinsurance
                                                                 Contracts
                                                                Ceding 75%
                                                                or More of
 Federal      NAIC                                                Direct     Reinsurance
   ID       Company                                Domiciliary   Premiums     Premiums
 Number       Code    Name of Reinsurer           Jurisdiction    Written      Ceded
----------------------------------------------------------------------------------------
52-2141897           Gordon Reinsurance                TC                          677
52-2141880           Seaside Reinsurance               TC                          245
----------------------------------------------------------------------------------------
1799998 - Unauthorized - Other Non-U.S. Insurers
          (Under $1,00,000)
----------------------------------------------------------------------------------------
1799999 - Unauthorized - Other Non-U.S. Insurers                                   273
----------------------------------------------------------------------------------------
1899999 - Total - Unauthorized                                                  55,793
----------------------------------------------------------------------------------------
1999999 - Total - Authorized and Unauthorized                                   86,741
----------------------------------------------------------------------------------------
2099999 - Total - Protected Cells
----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------
9999999 Totals                                                                  86,741
----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
   1           2            3                                    Reinsurance Recoverable On
                                                  ---------------------------------------------------------
                                                    7      8        9           10         11         12


 Federal      NAIC                                              Known Case  Known Case
   ID       Company                                Paid   Paid     Loss        LAE      IBNR Loss  IBNR LAE
 Number       Code    Name of Reinsurer           Losses  LAE    Reserves    Reserves   Reserves   Reserves
-----------------------------------------------------------------------------------------------------------
52-2141897           Gordon Reinsurance
52-2141880           Seaside Reinsurance
-----------------------------------------------------------------------------------------------------------
1799998 - Unauthorized - Other Non-U.S. Insurers
          (Under $1,00,000)
-----------------------------------------------------------------------------------------------------------
1799999 - Unauthorized - Other Non-U.S. Insurers
-----------------------------------------------------------------------------------------------------------
1899999 - Total - Unauthorized                        35                                     55
-----------------------------------------------------------------------------------------------------------
1999999 - Total - Authorized and Unauthorized     10,246                                 77,773
-----------------------------------------------------------------------------------------------------------
2099999 - Total - Protected Cells
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
9999999 Totals                                    10,246                                 77,773
-----------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
   1           2            3                        Reinsurance Recoverable On    Reinsurance Payable
                                                  -------------------------------  --------------------
                                                     13          14         15         16        17           18          19
                                                                                                          Net Amount
                                                                                                          Recoverable  Funds Held
                                                                                                Other        From      By Company
 Federal      NAIC                                          Contingent     Cols.    Ceded      Amounts    Reinsurers    Under
   ID       Company                               Unearned   Commis-    7 thru 14  Balances    Due to     Cols. 15-   Reinsurers
 Number       Code   Name of Reinsurer            Premiums    sions      Totals    Payable   Reinsurers   [16 + 17]    Treaties
--------------------------------------------------------------------------------------------------------------------------------
52-2141897           Gordon Reinsurance                64                     64      (0)                      64
52-2141880           Seaside Reinsurance               22                     22       9                       13
--------------------------------------------------------------------------------------------------------------------------------
1799998 - Unauthorized - Other Non-U.S. Insurers
          (Under $1,00,000)
--------------------------------------------------------------------------------------------------------------------------------
1799999 - Unauthorized - Other Non-U.S. Insurers    3,787                  3,787      269                   3,518       15,088
--------------------------------------------------------------------------------------------------------------------------------
1899999 - Total - Unauthorized                      5,063                  5,152   11,754                  (6,601)      15,088
--------------------------------------------------------------------------------------------------------------------------------
1999999 - Total - Authorized and Unauthorized      22,970      544       111,533   24,473                  87,060       15,088
--------------------------------------------------------------------------------------------------------------------------------
2099999 - Total - Protected Cells
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
9999999   Totals                                   22,970      544       111,533   24,473                 87,060       15,088
-------------------------------------------------------------------------------------------------------------------------------

NOTE: Report the five largest provisional commission rates included in the cedant's reinsurance treaties.
      The commission rate to be reported is by contract with ceded premium in excess of $50,000:

              1                       2                 3
       Name of Company          Commission Rate   Ceded Premium
-----------------------------   ---------------   -------------
1. Ace Guaranty Re. Inc.             32.000             767
2. Ace Guaranty Re. Inc.             32.000           1,506
3. Ace Guaranty Re. Inc.             32.000           2,109
4. Ace Guaranty Re. Inc.             30.000           3,028
5. Balboa Reinsurance Company         5.000          16,788

                                      40.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 4

    Aging of Ceded Reinsurance as of December 31, Current Year (000 Omitted)

--------------------------------------------------------------------------------------------------------------------------
   1           2                       3                                    4           Reinsurance Recoverable on Paid
                                                                                        Losses and Paid Loss Adjustment
                                                                                                     Expenses
                                                                                       -----------------------------------
                                                                                         5              Overdue
                                                                                                --------------------------
                                                                                                    6            7
Federal      NAIC
   ID       Company                                                      Domiciliary
 Number      Code              Name of Reinsurer                         Jurisdiction  Current  1 to 29 Days  30 - 90 Days
--------------------------------------------------------------------------------------------------------------------------
0199999 - Authorized - Affiliates - U.S. Intercompany Pooling
--------------------------------------------------------------------------------------------------------------------------
93-0952702   33944   Commonwealth Mortgage Assurance Company of Arizona      AZ           345
23-2726782   15909   Commonwealth Mortgage Assurance Company of Texas        TX         3,096
23-2734276   20720   Radian Insurance Inc.                                   PA         1,494
36-3996062   10185   Amerin Re Corporation                                   IL           349
--------------------------------------------------------------------------------------------------------------------------
0299999 - Authorized - Affiliates - U.S. Non-Pool                                       5,284
--------------------------------------------------------------------------------------------------------------------------
0399999 - Authorized - Affiliates - Other (Non-U.S.)
--------------------------------------------------------------------------------------------------------------------------
0499999 - Total - Authorized - Affiliates                                               5,284
--------------------------------------------------------------------------------------------------------------------------
52-1446633   30180   Ace Guaranty Re, Inc.                                   MD         4,922
38-1997500   29823   GE Residential Mortgage Insurance Company               NC             5
--------------------------------------------------------------------------------------------------------------------------
0599999 - Authorized - Other U.S. Unaffiliated Insurers                                 4,927
--------------------------------------------------------------------------------------------------------------------------
0699999 - Authorized - Pools - Mandatory Pools
--------------------------------------------------------------------------------------------------------------------------
0799999 - Authorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------------------------------------
0899999 - Authorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------------------------------------
0999999 - Total - Authorized                                                           10,211
--------------------------------------------------------------------------------------------------------------------------
1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
--------------------------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company                     VT            35
--------------------------------------------------------------------------------------------------------------------------
1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                        35
--------------------------------------------------------------------------------------------------------------------------
1299999 - Unauthorized - Affiliates - Other (Non-U.S.)
--------------------------------------------------------------------------------------------------------------------------
1399999 - Total - Unauthorized - Affiliates                                                35
--------------------------------------------------------------------------------------------------------------------------
1499999 - Unauthorized - Other U.S. Unaffiliated Insurers
--------------------------------------------------------------------------------------------------------------------------
1599999 - Unauthorized - Pools - Mandatory Pools
--------------------------------------------------------------------------------------------------------------------------
1699999 - Unauthorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------------------------------------
1799999 - Unauthorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------------------------------------
1899999 - Total - Unauthorized                                                             35
--------------------------------------------------------------------------------------------------------------------------
1999999 - Total - Authorized and Unauthorized                                          10,246
--------------------------------------------------------------------------------------------------------------------------
2099999 -
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
9999999 Totals                                                                         10,246
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   1          2                       3                                   Reinsurance Recoverable on Paid Loss Adjustment
                                                                                               Expenses
                                                                         -------------------------------------------------
                                                                                               Overdue
                                                                         -------------------------------------------------
                                                                             8                9                 10
Federal      NAIC
   ID       Company                                                                                       Total Overdue
 Number      Code              Name of Reinsurer                         91 - 120 Days  Over 120 Days  Cols. 6 + 7 + 8 + 9
--------------------------------------------------------------------------------------------------------------------------
0199999 - Authorized - Affiliates - U.S. Intercompany Pooling
--------------------------------------------------------------------------------------------------------------------------
93-0952702   33944   Commonwealth Mortgage Assurance Company of Arizona
23-2726782   15909   Commonwealth Mortgage Assurance Company of Texas
23-2734276   20720   Radian Insurance Inc.
36-3996062   10185   Amerin Re Corporation
--------------------------------------------------------------------------------------------------------------------------
0299999 - Authorized - Affiliates - U.S. Non-Pool
--------------------------------------------------------------------------------------------------------------------------
0399999 - Authorized - Affiliates - Other (Non-U.S.)
--------------------------------------------------------------------------------------------------------------------------
0499999 - Total - Authorized - Affiliates
--------------------------------------------------------------------------------------------------------------------------
52-1446633   30180   Ace Guaranty Re, Inc.
38-1997500   29823   GE Residential Mortgage Insurance Company
--------------------------------------------------------------------------------------------------------------------------
0599999 - Authorized - Other U.S. Unaffiliated Insurers
--------------------------------------------------------------------------------------------------------------------------
0699999 - Authorized - Pools - Mandatory Pools
--------------------------------------------------------------------------------------------------------------------------
0799999 - Authorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------------------------------------
0899999 - Authorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------------------------------------
0999999 - Total - Authorized
--------------------------------------------------------------------------------------------------------------------------
1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
--------------------------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company
--------------------------------------------------------------------------------------------------------------------------
1199999 - Unauthorized - Affiliates - U.S. Non-Pool
--------------------------------------------------------------------------------------------------------------------------
1299999 - Unauthorized - Affiliates - Other (Non-U.S.)
--------------------------------------------------------------------------------------------------------------------------
1399999 - Total - Unauthorized - Affiliates
--------------------------------------------------------------------------------------------------------------------------
1499999 - Unauthorized - Other U.S. Unaffiliated Insurers
--------------------------------------------------------------------------------------------------------------------------
1599999 - Unauthorized - Pools - Mandatory Pools
--------------------------------------------------------------------------------------------------------------------------
1699999 - Unauthorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------------------------------------
1799999 - Unauthorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------------------------------------
1899999 - Total - Unauthorized
--------------------------------------------------------------------------------------------------------------------------
1999999 - Total - Authorized and Unauthorized
--------------------------------------------------------------------------------------------------------------------------
2099999 -
--------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------
9999999 Totals
--------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
   1           2                         3                               Reinsurance Recoverable        12                13
                                                                            on Paid Loss
                                                                         Adjustment Expenses
                                                                         -----------------------
                                                                                  11                               Percentage  more
Federal      NAIC                                                                                    Percentage     Than 120 Days
   ID       Company                                                             Total Due             Overdue      Overdue Col. 9/
 Number      Code              Name of Reinsurer                              Cols. 5 + 10        Col. 10/Col. 11      Col. 11
------------------------------------------------------------------------------------------------------------------------------------
0199999 - Authorized - Affiliates - U.S. Intercompany Pooling
------------------------------------------------------------------------------------------------------------------------------------
93-0952702   33944   Commonwealth Mortgage Assurance Company of Arizona             345
23-2726782   15909   Commonwealth Mortgage Assurance Company of Texas             3,096
23-2734276   20720   Radian Insurance Inc.                                        1,494
36-3996062   10185   Amerin Re Corporation                                          349
------------------------------------------------------------------------------------------------------------------------------------
0299999 - Authorized - Affiliates - U.S. Non-Pool                                 5,284
------------------------------------------------------------------------------------------------------------------------------------
0399999 - Authorized - Affiliates - Other (Non-U.S.)
------------------------------------------------------------------------------------------------------------------------------------
0499999 - Total - Authorized - Affiliates                                         5,284
------------------------------------------------------------------------------------------------------------------------------------
52-1446633   30180   Ace Guaranty Re, Inc.                                        4,922
38-1997500   29823   GE Residential Mortgage Insurance Company                        5
------------------------------------------------------------------------------------------------------------------------------------
0599999 - Authorized - Other U.S. Unaffiliated Insurers                           4,927
------------------------------------------------------------------------------------------------------------------------------------
0699999 - Authorized - Pools - Mandatory Pools
------------------------------------------------------------------------------------------------------------------------------------
0799999 - Authorized - Pools - Voluntary Pools
------------------------------------------------------------------------------------------------------------------------------------
0899999 - Authorized - Other Non-U.S. Insurers
------------------------------------------------------------------------------------------------------------------------------------
0999999 - Total - Authorized                                                     10,211
------------------------------------------------------------------------------------------------------------------------------------
1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
------------------------------------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company                             35
------------------------------------------------------------------------------------------------------------------------------------
1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                  35
------------------------------------------------------------------------------------------------------------------------------------
1299999 - Unauthorized - Affiliates - Other (Non-U.S.)
------------------------------------------------------------------------------------------------------------------------------------
1399999 - Total - Unauthorized - Affiliates                                          35
------------------------------------------------------------------------------------------------------------------------------------
1499999 - Unauthorized - Other U.S. Unaffiliated Insurers
------------------------------------------------------------------------------------------------------------------------------------
1599999 - Unauthorized - Pools - Mandatory Pools
------------------------------------------------------------------------------------------------------------------------------------
1699999 - Unauthorized - Pools - Voluntary Pools
------------------------------------------------------------------------------------------------------------------------------------
1799999 - Unauthorized - Other Non-U.S. Insurers
------------------------------------------------------------------------------------------------------------------------------------
1899999 - Total - Unauthorized                                                       35
------------------------------------------------------------------------------------------------------------------------------------
1999999 - Total - Authorized and Unauthorized                                    10,246
------------------------------------------------------------------------------------------------------------------------------------
2099999 -
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
9999999 Totals                                                                   10,246
------------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 5

           Provision for Unauthorised Reinsurance as of December 31,
                           Current Year (000 omitted)

---------------------------------------------------------------------------------------------------------------------------
   1           2                       3                                      4             5           6           7

                                                                                       Reinsurance
                                                                                       Recoverable  Funds Held
                                                                                        all Items   By Company
 Federal     NAIC                                                                      Schedule F      Under
   ID       Company                                                       Domiciliary    Part 3,    Reinsurance  Letters of
 Number      Code                 Name of Reinsurer                      Jurisdiction    Co.15       Treaties      Credit
---------------------------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company                     VT             286                       871
---------------------------------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool                                                     286                       871
---------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates                                                             286                       871
---------------------------------------------------------------------------------------------------------------------------
36-4255472           AAMBG Reinsurance Inc.                                  VT              16                    12,700
03-0358080           Allecon Reinsurance Co.                                 VT               0                        91
23-2878531           Cap Re of Vermont, Inc.                                 VT              13                    14,491
58-2343351           Cherokee Reinsurance Co.                                VT               7                     2,887
03-0351351           Cross Country Insurance Company                         VT              72                    30,533
03-0359383           Fifth Third Mortgage Insurance Reinsurance Company      VT               0                       116
38-2734984           Flagstar Credit, Inc.                                   MI               4                     2,996
05-0501754           Fleet Mortgage Reinsurance Company                      RI              13                     1,830
03-0355679           FT Mortgage Reinsurance Company                         SC              36                     3,067
03-0363917           Mortgage Services Inc.                                  VT               1                       314
03-0362485           HMC Reinsurance Company                                 VT                                       206
16-1571323           HSBC Reinsurance                                        HI               0                       449
03-0359505           Irwin Reinsurance Corporation                           VT               7                     1,007
41-2037173           Lee Financial Corporation                               SC               8                         3
57-1075818           MG Reinsurance                                          VT               2                       983
27-0009776           National City Mortgage Insurance Company                HI               1
58-0243020           Nbank Reinsurance                                       VT                                         8
04-3370409           North Star Guaranty Reinsurance Company                 VT             465                    16,452
04-3375440           OS Reinsurance                                          HI
34-0898643           PNC Reinsurance Corporation                             VT                                     2,333
68-0422709           Provident Reciprocal Insurance Exchange                 VT               0                     2,716
03-0363273           Principal Mortgage Reinsurance                          VT             144                       907
03-0350909           Balboa Reinsurance Company                              VT             288                    60,844
99-0347524           WM Mortgage Reinsurance Company, Inc.                   HI                                     6,830
---------------------------------------------------------------------------------------------------------------------------
  0599999 - Other U.S. Unaffiliated Insurers                                              1,079                   161,761
---------------------------------------------------------------------------------------------------------------------------
AA-1320035           AXA Reassurance, SA                                     FR           3,649       15,088
98-0365018           C & T Reinsurance Company Ltd.                          TC                                        12
48-1261231           Cajum Reinsurance                                       TC                                        38
52-2292533           Capital State Reinsurance Ltd                           TC               0                       110
34-1882820           Cooperative Mortrgage Reinsurance                       TC               7                       455
52-2136143           CNI Reinsurance                                         TC
52-2219874           Edgewater Reinsurance                                   TC                                        68
74-3054479           E*Trade Reinsurance                                     BM
98-0087200           First Monetary                                          BM              19                       100
98-0199445           HT Investment Reinsurance, Ltd.                         TC                                       391
98-0199800           I-Net Reinsurance Ltd.                                  TC                                       196
52-2196272           MAI Reinsurance Ltd                                     TC
52-2164518           MI Risk Reinsurance Corporation, Ltd                    TC               4                       190
52-2297602           MECT                                                    TC              23                       379
98-0364341           SMC Reinsurance Ltd.                                    TC
52-2141897           Gordon Reinsurance                                      TC              64                     2,698
52-2141880           Seaside Reinsurance                                     TC              22                       771
---------------------------------------------------------------------------------------------------------------------------
  0899999 - Other Non-U.S. Insurers                                                       3,787       15,088        5,408
---------------------------------------------------------------------------------------------------------------------------
  0999999 - Total - Affiliates and Others                                                 5,152       15,088      168,040
---------------------------------------------------------------------------------------------------------------------------
  1099999 - Total - Protected Cells
---------------------------------------------------------------------------------------------------------------------------
  9999999 Totals                                                                          5,152       15,088      168,040
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   1           2                       3                                    8           9              10            11



                                                                                                                Sum of Cols.
 Federal     NAIC                                                         Ceded                       Other     6 thru 10 but
   ID       Company                                                      Balances  Miscellaneous     Allowed    not in excess
 Number      Code                Name of Reinsurer                       Payable     Balances    Offset Items    of Col. 5
-----------------------------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company                     268                                    286
-----------------------------------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool                                      268                                    286
-----------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates                                              268                                    286
-----------------------------------------------------------------------------------------------------------------------------
36-4255472           AAMBG Reinsurance Inc.                                1,719                                     16
03-0358080           Allecon Reinsurance Co                                   88                                      0
23-2878531           Cap Re of Vermont, Inc.                               1,309                                     13
58-2343351           Cherokee Reinsurance Co                                 256                                      7
03-0351351           Cross Country Insurance Company                       1,637                                     72
03-0359383           Fifth Third Mortgage Insurance Reinsurance Company       20                                      0
38-2734984           Flagstar Credit, Inc                                    389                                      4
05-0501754           Fleet Mortgage Reinsurance Company                      166                                     13
03-0355679           FT Mortgage Reinsurance Company                        (243)                                    36
03-0363917           Mortgage Services Inc                                   (20)                                     1
03-0362485           HMC Reinsurance Company                                  71
16-1571323           HSBC Reinsurance                                         28                                      0
03-0359505           Irwin Reinsurance Corporation                           132                                      7
41-2037173           Lee Financial Corporation                                 6                                      8
57-1075818           MG Reinsurance                                           91                                      2
27-0009776           National City Mortgage Insurance Company                120                                      1
58-0243020           Nbank Reinsurance                                         2
04-3370409           North Star Guaranty Reinsurance Company               1,936                                    465
04-3375440           OS Reinsurance                                           29
34-0898643           PNC Reinsurance Corporation                             112
68-0422709           Provident Reciprocal Insurance Exchange                 120                                      0
03-0363273           Principal Mortgage Reinsurance                          360                                    144
03-0350909           Balboa Reinsurance Company                            1,846                                    288
99-0347524           WM Mortgage Reinsurance Company, Inc.                 1,045
-----------------------------------------------------------------------------------------------------------------------------
  0599999 - Other U.S. Unaffiliated Insurers                              11,216                                  1,079
-----------------------------------------------------------------------------------------------------------------------------
AA-1320035           AXA Reassurance, SA                                       1                                  3,649
98-0365018           C & T Reinsurance Company Ltd.
48-1261231           Cajun Reinsurance                                        13
52-2292533           Capital State Reinsurance Ltd.                           (2)                                     0
34-1882820           Cooperative Mortrgage Reinsurance                        32                                      7
52-2136143           CNI Reinsurance                                          20
52-2219874           Edgewater Reinsurance                                    35
74-3054479           E*Trade Reinsurance                                      10
98-0087200           First Monetary                                           12                                     19
98-0199445           HT Investment Reinsurance, Ltd.                           5
98-0199800           I-Net Reinsurance Ltd.                                   33
52-2196272           MAI Reinsurance Ltd.                                     43
52-2164518           MI Risk Reinsurance Corporation, Ltd.                    22                                      4
52-2297602           MECT                                                     35                                     23
98-0364341           SMC Reinsurance Ltd.                                      0
52-2141897           Gordon Reinsurance                                       (0)                                    64
52-2141880           Seaside Reinsurance                                       9                                     22
-----------------------------------------------------------------------------------------------------------------------------
  0899999 - Other Non-U.S. Insurers                                          269                                  3,787
-----------------------------------------------------------------------------------------------------------------------------
  0999999 - Total - Affiliates and Others                                 11,754                                  5,152
-----------------------------------------------------------------------------------------------------------------------------
  1099999 - Total - Protected Cells
-----------------------------------------------------------------------------------------------------------------------------
  9999999 Totals                                                          11,754                                  5,152
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   1           2                       3                                      12            13            14          15
                                                                                       Recoverables
                                                                                       Paid Losses
                                                                                          & LAE
                                                                                         Expenses
 Federal     NAIC                                                          Subtotal    Over 90 Days    20% of    Smaller of
   ID       Company                                                      Col. 5 minus  Past Due not  Amount in   Col. 11 or
 Number      Code              Name of Reinsurer                           Col. 11      in Dispute   Col. 13       Col. 14
----------------------------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company
-----------------------------------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool
-----------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
-----------------------------------------------------------------------------------------------------------------------------
36-4255472           AAMBG Reinsurance Inc.
03-0358080           Allecon Reinsurance Co.
23-2878531           Cap Re of Vermont, Inc.
58-2343351           Cherokee Reinsurance Co.
03-0351351           Cross Country Insurance Company
03-0359383           Fifth Third Mortgage Insurance Reinsurance Company
38-2734984           Flagstar Credit, Inc.
05-0501754           Fleet Mortgage Reinsurance Company
03-0355679           FT Mortgage Reinsurance Company
03-0363917           Mortgage Services Inc
03-0362485           HMC Reinsurance Company
16-1571323           HSBC Reinsurance
03-0359505           Irwin Reinsurance Corporation
41-2037173           Lee Financial Corporation
57-1075818           MG Reinsurance
27-0009776           National City Mortgage Insurance Company
58-0243020           Nbank Reinsurance
04-3370409           North Star Guaranty Reinsurance Company
04-3375440           OS Reinsurance
34-0898643           PNC Reinsurance Corporation
68-0422709           Provident Reciprocal Insurance Exchange
03-0363273           Principal Mortgage Reinsurance
03-0350909           Balboa Reinsurance Company
99-0347524           WM Mortgage Reinsurance Company, Inc.
-----------------------------------------------------------------------------------------------------------------------------
  0599999 - Other U.S. Unaffiliated Insurers
-----------------------------------------------------------------------------------------------------------------------------
AA-1320035           AXA Reassurance, SA
98-0365018           C & T Reinsurance Company Ltd.
48-1261231           Cajun Reinsurance
52-2292533           Capital State Reinsurance Ltd.
34-1882820           Cooperative Mortrgage Reinsurance
52-2136143           CNI Reinsurance
52-2219874           Edgewater Reinsurance
74-3054479           E*Trade Reinsurance
98-0087200           First Monetary
98-0199445           HT Investment Reinsurance, Ltd.
98-0199800           I-Net Reinsurance Ltd.
52-2196272           MAI Reinsurance Ltd.
52-2164518           MI Risk Reinsurance Corporation, Ltd.
52-2297602           MECT
98-0364341           SMC Reinsurance Ltd.
52-2141897           Gordon Reinsurance
52-2141880           Seaside Reinsurance
-----------------------------------------------------------------------------------------------------------------------------
  0899999 - Other Non-U.S. Insurers
-----------------------------------------------------------------------------------------------------------------------------
  0999999 - Total - Affiliates and Other
-----------------------------------------------------------------------------------------------------------------------------
  1099999 - Total - Protected Cells
-----------------------------------------------------------------------------------------------------------------------------
  9999999 Totals
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
   1           2                       3                                         16               17
                                                                                           Total Provision
                                                                                                for
                                                                          Smaller of Col.   Unauthorised
                                                                           11 or 20% of      Reinsurance
                                                                            Amount in        Smaller of
 Federal     NAIC                                                            Dispute         Col. 5 or
   ID       Company                                                        Included in         Cols.
 Number      Code              Name of Reinsurer                              Col. 5        12 + 15 + 18
----------------------------------------------------------------------------------------------------------
03-0360032           Radian Mortgage Reinsurance Company
----------------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool
----------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
----------------------------------------------------------------------------------------------------------
36-4255472           AAMBG Reinsurance Inc.
03-0358080           Allecon Reinsurance Co.
23-2878531           Cap Re of Vermont, Inc.
58-2343351           Cherokee Reinsurance Co.
03-0351351           Cross Country Insurance Company
03-0359383           Fifth Third Mortgage Insurance Reinsurance Company
38-2734984           Flagstar Credit, Inc.
05-0501754           Fleet Mortgage Reinsurance Company
03-0355679           FT Mortgage Reinsurance Company
03-0363917           Mortgage Services Inc.
03-0362485           HMC Reinsurance Company
16-1571323           HSBC Reinsurance
03-0359505           Irwin Reinsurance Corporation
41-2037173           Lee Financial Corporation
57-1075818           MG Reinsurance
27-0009776           National City Mortgage Insurance Company
58-0243020           Nbank Reinsurance
04-3370409           North Star Guaranty Reinsurance Company
04-3375440           OS Reinsurance
34-0898643           PNC Reinsurance Corporation
68-0422709           Provident Reciprocal Insurance Exchange
03-0363273           Principal Mortgage Reinsurance
03-0350909           Balboa Reinsurance Company
99-0347524           WM Mortgage Reinsurance Company, Inc.
----------------------------------------------------------------------------------------------------------
  0599999 - Other U.S. Unaffiliated Insurers
----------------------------------------------------------------------------------------------------------
AA-1320035           AXA Reassurance, SA
98-0365018           C & T Reinsurance Company Ltd.
48-1261231           Cajun Reinsurance
52-2292533           Capital State Reinsurance Ltd.
34-1882820           Cooperative Mortrgage Reinsurance
52-2136143           CNI Reinsurance
52-2219874           Edgewater Reinsurance
74-3054479           E*Trade Reinsurance
98-0087200           First Monetary
98-0199445           HT Investment Reinsurance, Ltd.
98-0199800           I-Net Reinsurance Ltd.
52-2196272           MAI Reinsurance Ltd.
52-2164518           MI Risk Reinsurance Corporation, Ltd.
52-2297602           MECT
98-0364341           SMC Reinsurance Ltd.
52-2141897           Gordon Reinsurance
52-2141880           Seaside Reinsurance
----------------------------------------------------------------------------------------------------------
  0899999 - Other Non-U.S. Insurers
----------------------------------------------------------------------------------------------------------
  0999999 - Total - Affiliates and Others
----------------------------------------------------------------------------------------------------------
  1099999 - Total - Protected Cells
----------------------------------------------------------------------------------------------------------
  9999999 Totals
----------------------------------------------------------------------------------------------------------


     1.   Amounts in dispute totaling $              are included in Column 5.
                                        -----------

     2.   Amounts in dispute totaling $             are excluded from Column 13.
                                        -----------

     3.   Column 5 excludes  $                    recoverables on ceded IBNR on
                               ------------------
          contracts in force prior to July 1, 1984 and not subsequently renewed.

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                               Schedule F - Part 6
                                      NONE

                               Schedule F - Part 7
                                      NONE

--------------------------------------------------------------------------------

                                     43, 44

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE F - PART 8

       Restatement of Balance Sheet to Identify Net Credit for Reinsurance

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           1              2                3
                                                                                      As Reported     Restatement       Restated
                                                                                     (Net of Ceded)   Adjustments   (Gross of Ceded)
------------------------------------------------------------------------------------------------------------------------------------
    ASSETS (Page 2, Col. 3)
1.  Cash and invested assets (Line 9)                                                 2,266,881,833                   2,266,881,833
2.  Agents' balances or uncollected premiums (Line 10)                                   44,999,836                      44,999,836
3.  Funds held by or deposited with reinsured companies (Line 11)
4   Reinsurance recoverable on loss and loss adjustment expense payments (Line 14)       10,246,205   (10,246,205)
5.  Other assets (Lines 12 and 13 and 15 through 25)                                     84,372,148                      84,372,148
6.  Net amount recoverable from reinsurers                                                             71,427,612        71,427,612
                                                                                     -----------------------------------------------
7.  Totals (Line 28)                                                                  2,406,500,022    61,181,407     2,467,681,429
                                                                                     -----------------------------------------------
    LIABILITIES (Page 3)
8.  Losses and loss adjustment expenses (Lines 1 through 3)                             393,370,124    77,773,044       471,143,168
9.  Taxes, expenses, and other obligations (Lines 4 through 8)                           29,140,255                      29,140,255
10. Unearned premiums (Line 9)                                                           69,765,771    22,970,115        92,735,886
11. Advance Premiums (Line 10)
12. Dividends declared and unpaid (Line 11.1 and 11.2)
13. Ceded reinsurance premiums payable (net of ceded commissions) (Line 12)              24,473,409   (24,473,409)
14. Funds held by company under reinsurance treaties (Line 13)                           15,088,343   (15,088,343)
15. Amounts withheld or retained by company for account of others (Line 14)              44,908,628                      44,908,628
16. Provision for reinsurance (Line 16)
17. Other liabilities (Lines 15 and 17 through 23)                                    1,666,208,182                   1,666,208,182
                                                                                    -----------------------------------------------
18. Total liabilities (Line 26 minus Line 25)                                         2,242,954,712    61,181,407     2,304,136,119
                                                                                     -----------------------------------------------
19. Surplus as regards policyholders (Line 35)                                          163,545,310           XXX       163,545,310
                                                                                     -----------------------------------------------
20. Totals (Line 36)                                                                  2,406,500,022    61,181,407     2,467,681,429
------------------------------------------------------------------------------------------------------------------------------------

NOTE: Is the restatement of this exhibit the result of grossing up balances ceded to affiliates under 100 percent reinsurance or pooling arrangements? Yes [ ] No [X]

If yes, give full explanation:

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                               Schedule H - Part 1
                                      NONE

                               Schedule H - Part 2
                                      NONE

                               Schedule H - Part 3
                                      NONE

                               Schedule H - Part 4
                                      NONE

                               Schedule H - Part 5
                                      NONE

--------------------------------------------------------------------------------

                                   46, 47, 48

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                SCHEDULE P - ANALYSIS OF LOSSES AND LOSS EXPENSES
                         SCHEDULE P - PART 1 - SUMMARY

                                 ($000 Omitted)

---------------------------------------------------
                          Premiums Earned
                -----------------------------------
                     1          2           3
  Years in
    Which
  Premiums
 Were Earned
 and Losses     Direct and                 Net
Were Incurred     Assumed     Ceded   (Cols. 1 - 2)
---------------------------------------------------
1.  Prior           XXX        XXX         XXX
2.  1993           98,596     5,228       93,368
3.  1994          114,034     5,390      108,644
4.  1995          143,934     9,314      134,620
5.  1996          201,572    21,861      179,711
6.  1997          256,704    32,732      223,972
7.  1998          311,827    47,327      264,500
8.  1999          350,560    45,084      305,476
9.  2000          421,688    50,853      370,835
10. 2001          545,933    68,504      477,428
11. 2002          687,374    80,151      607,222
---------------------------------------------------
12. Totals          XXX        XXX         XXX
---------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                               Loss and Loss Expense Payments                                      12
                --------------------------------------------------------------------------------------------
                                        Defense and Cost     Adjusting and Other       10             11
  Years in         Loss Payments      Containment Payments         Payments
    Which       ----------------------------------------------------------------                               Number of
  Premiums           4          5           6         7           8         9        Salvage      Total Net      Claims
 Were Earned                                                                           and       Paid (Cols.   Reported -
 and Losses     Direct and             Direct and            Direct and            Subrogation   4 - 5 + 6 -   Direct and
Were Incurred     Assumed     Ceded      Assumed    Ceded      Assumed    Ceded     Received     7 + 8 - 9)     Assumed
-------------------------------------------------------------------------------------------------------------------------
1.  Prior              31                                                                               31         XXX
2.  1993           32,173     1,453                             2,840                               33,560         XXX
3.  1994           36,723     2,507                             2,801                               37,017         XXX
4.  1995           58,798     6,996                             2,978                               54,780         XXX
5.  1996           91,093    12,269                             3,400                               82,225         XXX
6.  1997           90,907    11,481                             3,649                               83,074         XXX
7.  1998           73,632     9,282                             2,072                               66,422         XXX
8.  1999           66,039     5,025                             1,911                               62,925         XXX
9.  2000           76,650     3,709                             1,964                               74,904         XXX
10. 2001          111,123     4,291                             1,640                              108,472         XXX
11. 2002           18,326       766                               272                               17,832         XXX
-------------------------------------------------------------------------------------------------------------------------
12. Totals        655,494    57,780                            23,527                              621,241         XXX
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------


                           Losses Unpaid                  Defense and Cost Containment Unpaid
             ----------------------------------------------------------------------------------
                 Case Basis           Bulk + IBNR           Case Basis            Bulk + IBNR
             ----------------------------------------------------------------------------------
                 13         14        15         16         17         18        19         20


             Direct and           Direct and            Direct and           Direct and
               Assumed    Ceded     Assumed     Ceded     Assumed    Ceded     Assumed    Ceded
-----------------------------------------------------------------------------------------------
1.                  63                   96        27
2.                  19                   63        28
3.                  35                  114         7
4.                  65                  210        16
5.                 244                  788       174
6.                 633                2,040       459
7.               1,166                3,758     1,255
8.               2,430                7,709     2,216
9.               6,777               21,228     5,780
10.             30,798               95,880    21,601
11.             70,387              213,331    46,210
-----------------------------------------------------------------------------------------------
12. Totals     112,619              345,217    77,773
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------
                Adjusting and          23          24         25
                   Other
                  Unpaid
             ------------------
                 21         22
                                                 Total     Number of
                                    Salvage       Net        Claims
                                      and        Losses    Outstand-
                                    Subrog-       and         ing-
             Direct and              ation      Expenses   Direct and
               Assumed    Ceded   Anticipated    Unpaid     Assumed
---------------------------------------------------------------------
1.                  4                                137       XXX
2.                  2                                 56       XXX
3.                  5                                148       XXX
4.                  9                                268       XXX
5.                 30                                889       XXX
6.                 78                              2,292       XXX
7.                128                              3,797       XXX
8.                277                              8,199       XXX
9.                778                             23,003       XXX
10.             3,679                            108,755       XXX
11.             8,318                            245,826       XXX
---------------------------------------------------------------------
12. Totals     13,308                            393,371       XXX
---------------------------------------------------------------------

---------------------------------------------------------------------------------
                           Total                 Loss and Loss Expense Percentage
             Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)
             --------------------------------------------------------------------
                   26         27       28                29         30     31

               Direct and                            Direct and
                 Assumed     Ceded     Net             Assumed    Ceded    Net
---------------------------------------------------------------------------------
1.                 XXX        XXX      XXX               XXX       XXX     XXX
2.                35,097     1,481    33,616            35.6       28.3   36.0
3.                39,679     2,514    37,165            34.8       46.6   34.2
4.                62,060     7,012    55,048            43.1       75.3   40.9
5.                95,556    12,442    83,114            47.4       56.9   46.2
6.                97,307    11,941    85,366            37.9       36.5   38.1
7.                80,756    10,537    70,218            25.9       22.3   26.5
8.                78,365     7,241    71,124            22.4       16.1   23.3
9.               107,397     9,490    97,907            25.5       18.7   26.4
10.              243,119    25,892   217,227            44.5       37.8   45.5
11.              310,634    46,976   263,659            45.2       58.6   43.4
---------------------------------------------------------------------------------
12. Totals         XXX        XXX      XXX               XXX       XXX     XXX
---------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                                        34         Net Balance Sheet Reserves
             Nontabular Discount                         After Discount
             -------------------       Inter-      --------------------------
                 32       33          Company             35        36
                                      Pooling                      Loss
                         Loss      Participation        Losses   Expenses
                Loss   Expense       Percentage         Unpaid    Unpaid
-----------------------------------------------------------------------------
1.                                      XXX                133         4
2.                                                          54         2
3.                                                         143         5
4.                                                         259         9
5.                                                         859        30
6.                                                       2,214        78
7.                                                       3,669       128
8.                                                       7,922       277
9.                                                      22,225       778
10.                                                    105,076     3,679
11.                                                    237,508     8,318
-----------------------------------------------------------------------------
12. Totals                              XXX            380,063    13,308
-----------------------------------------------------------------------------

Note: Parts 2 and 4 are gross of all discounting, including tabular discounting.
Part 1 is gross of only nontabular discounting, which is reported in Columns 32 and 33 of Part 1. The tabular discount, if any, is reported in the Notes to Financial Statements which will reconcile Part 1 with Parts 2 and 4.

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          SCHEDULE P - PART 2 - SUMMARY

-----------------------------------------------------------------------------------------------------------------------------------
                     INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                         ($000 OMITTED)                                             DEVELOPMENT
                 ------------------------------------------------------------------------------------------------------------------
Years in Which     1        2        3        4        5         6         7         8         9         10        11         12
 Losses Were
   Incurred       1993     1994     1995     1996     1997      1998      1999      2000      2001      2002    One Year   Two Year
-----------------------------------------------------------------------------------------------------------------------------------
1.  Prior        15,061   15,272   15,637   15,215   15,049    14,924    15,137    14,859    14,753    14,774        21         (85)
2.  1993         27,242   30,419   31,255   31,031   30,972    30,825    30,854    30,789    30,737    30,774        36         (15)
3.  1994           XXX    34,669   37,631   35,275   35,562    35,026    35,633    34,605    34,436    34,359       (77)       (246)
4.  1995           XXX      XXX    53,013   53,370   54,597    53,809    53,567    52,746    52,220    52,061      (159)       (685)
5.  1996           XXX      XXX      XXX    86,867   89,777    85,031    83,525    82,152    80,545    79,684      (862)     (2,468)
6.  1997           XXX      XXX      XXX      XXX    99,479    99,286    91,800    87,283    84,088    81,639    (2,448)     (5,644)
7.  1998           XXX      XXX      XXX      XXX      XXX    125,478    97,698    80,269    73,503    68,018    (5,485)    (12,251)
8.  1999           XXX      XXX      XXX      XXX      XXX      XXX     148,265   106,014    83,541    68,936   (14,605)    (37,078)
9.  2000           XXX      XXX      XXX      XXX      XXX      XXX       XXX     171,547   133,216    95,165   (38,051)    (76,382)
10. 2001           XXX      XXX      XXX      XXX      XXX      XXX       XXX       XXX     244,066   211,908   (32,158)       XXX
11. 2002           XXX      XXX      XXX      XXX      XXX      XXX       XXX       XXX         XXX   255,069      XXX         XXX
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   12. Totals   (93,788)   (134,854)
-----------------------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 3 - SUMMARY

----------------------------------------------------------------------------------------------------------------------------------
                      CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED            11           12
                                                 AT YEAR END ($000 OMITTED)
                 ---------------------------------------------------------------------------------------                 Number of
                   1       2        3        4        5        6        7        8        9        10       Number of     Claims
                                                                                                              Claims      Closed
Years in Which                                                                                             Closed With    Without
 Losses Were                                                                                                  Loss         Loss
  Incurred        1993    1994     1995     1996     1997     1998     1999     2000     2001      2002      Payment      Payment
----------------------------------------------------------------------------------------------------------------------------------
1.  Prior          000    8,366   11,361   13,362   13,540   13,887   14,167   14,470   14,610    14,641       XXX          XXX
2.  1993         5,050   22,057   27,806   29,242   29,925   30,290   30,311   30,551   30,652    30,720       XXX          XXX
3.  1994          XXX     5,707   25,354   30,261   32,257   32,843   33,789   34,090   34,193    34,216       XXX          XXX
4.  1995          XXX      XXX     8,234   36,970   46,600   49,529   50,898   51,447   51,663    51,802       XXX          XXX
5.  1996          XXX      XXX      XXX    12,659   57,754   72,439   76,367   78,044   78,664    78,825       XXX          XXX
6.  1997          XXX      XXX      XXX      XXX    13,601   58,546   72,378   77,361   78,503    79,425       XXX          XXX
7.  1998          XXX      XXX      XXX      XXX      XXX    10,161   42,214   58,934   62,617    64,350       XXX          XXX
8.  1999          XXX      XXX      XXX      XXX      XXX      XXX     5,689   40,113   56,048    61,014       XXX          XXX
9.  2000          XXX      XXX      XXX      XXX      XXX      XXX      XXX     7,536   47,533    72,940       XXX          XXX
10. 2001          XXX      XXX      XXX      XXX      XXX      XXX      XXX      XXX    13,388   106,832       XXX          XXX
11. 2002          XXX      XXX      XXX      XXX      XXX      XXX      XXX      XXX      XXX     17,560       XXX          XXX
----------------------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 4 - SUMMARY

                 ------------------------------------------------------------------------------------------------------------------
                 BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END ($000 OMITTED)
                 ------------------------------------------------------------------------------------------------------------------
Years in Which
 Losses Were                   1        2        3        4        5        6         7         8         9        10
  Incurred                   1993     1994     1995     1996     1997      1998      1999      2000     2001      2002
-----------------------------------------------------------------------------------------------------------------------------------
1.  Prior                   14,454    6,587    3,500    1,826    1,449       918       788       307       54        70
2.  1993                    19,629    7,319    3,236    1,558    1,007       522       468       219       55        35
3.  1994                      XXX    25,455   11,366    4,334    2,051     1,040       720       464      181       108
4.  1995                      XXX      XXX    43,683   14,031    7,639     3,671     2,180     1,171      383       194
5.  1996                      XXX      XXX      XXX    63,633   28,456    10,392     5,483     3,483    1,212       615
6.  1997                      XXX      XXX      XXX      XXX    77,482    34,297    15,540     8,564    3,676     1,581
7.  1998                      XXX      XXX      XXX      XXX      XXX    102,035    44,429    18,279    6,737     2,503
8.  1999                      XXX      XXX      XXX      XXX      XXX      XXX     117,551    54,391   17,681     5,493
9.  2000                      XXX      XXX      XXX      XXX      XXX      XXX       XXX     142,547   56,568    15,448
10. 2001                      XXX      XXX      XXX      XXX      XXX      XXX       XXX       XXX    158,452    74,279
11. 2002                      XXX      XXX      XXX      XXX      XXX      XXX       XXX       XXX       XXX    167,121
-----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                        Schedule P - Part 1A - Home/Farm
                                      NONE

                    Schedule P - Part 1B - Private Passenger
                                      NONE

                     Schedule P - Part 1C - Comm Auto/Truck
                                      NONE

                      Schedule P - Part 1D - Workers' Comp
                                      NONE

                     Schedule P - Part 1E - Comm Multi Peril
                                      NONE

                    Schedule P - Part 1F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 1F - Medical Mal Claim
                                      NONE

                    Schedule P - Part 1G - Special Liability
                                      NONE

                     Schedule P - Part 1H - Other Liab Occur
                                      NONE

                    Schedule P - Part 1H - Other Liab Claims
                                      NONE

                     Schedule P - Part 1I - Special Property
                                      NONE

--------------------------------------------------------------------------------

                   51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                      Schedule P - Part 1J - Auto Physical
                                      NONE

                     Schedule P - Part 1K - Fidelity/Surety
                                      NONE

                          Schedule P - Part 1L - Other
                                      NONE

                      Schedule P - Part 1M - International
                                      NONE

                      Schedule P - Part 1N - Reinsurance A
                                      NONE

                      Schedule P - Part 1O - Reinsurance B
                                      NONE

                      Schedule P - Part 1P - Reinsurance C
                                      NONE

                     Schedule P - Part 1R - Prod Liab Occur
                                      NONE

                     Schedule P - Part 1R - Prod Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                       62, 63, 64, 65, 66, 67, 68, 69, 70

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

           SCHEDULE P - PART 1S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

                                                        ($000 Omitted)
------------------------------------------------------------------------------------------------------------------------------
Years in         Premiums Earned                        Loss and Loss Expense Payments
  Which    ---------------------------  --------------------------------------------------------------------------------------
Premiums      1        2         3                            Defense and Cost    Adjusting and Other       10          11
  Were                                    Loss Payments    Containment  Payments        Payments
 Earned                                 -----------------  ---------------------  -------------------
  and                                        4        5           6        7            8        9                  Total Net
 Losses     Direct                                                                                     Salvage and     Paid
  Were       and                Net     Direct and           Direct and            Direct and          Subrogation  (Cols. 4-5
Incurred   Assumed   Ceded  (Cols.1-2)    Assumed   Ceded      Assumed   Ceded      Assumed    Ceded     Received    +6-7+8-9)
------------------------------------------------------------------------------------------------------------------------------
1. Prior       XXX     XXX        XXX     36,136    2,686                               516                           33,966
2. 2001    545,933  68,504    477,428    111,123    4,291                             1,640                          108,472
3. 2002    687,374  80,151    607,222     18,326      766                               272                           17,832
------------------------------------------------------------------------------------------------------------------------------

4. Totals      XXX     XXX        XXX    165,585    7,743                             2,428                          160,270
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
              12                                                                                                       23
Years in                                                                                           Adjusting And
  Which                          Losses Unpaid               Defense and Cost Containment Unpaid   Other Unpaid
Premiums    Number   -------------------------------------  ------------------------------------  --------------
  Were        of         Case Basis        Bulk + IBNR          Case Basis        Bulk + IBNR        21      22
 Earned     Claims   -----------------  ------------------  -----------------  -----------------
  and      Reported      13        14       15        16        17        18       19        20
 Losses     -Direct                                                                               Direct          Salvage and
  Were        and    Direct and         Direct and          Direct and         Direct and           and           Subrogation
Incurred    Assumed    Assumed   Ceded    Assumed    Ceded    Assumed   Ceded    Assumed   Ceded  Assumed  Ceded  Anticipated
-----------------------------------------------------------------------------------------------------------------------------
1. Prior      XXX       11,434             36,007    9,962                                          1,311
2. 2001       XXX       30,798             95,880   21,601                                          3,679
3. 2002       XXX       70,387            213,331   46,210                                          8,318
-----------------------------------------------------------------------------------------------------------------------------

4. Totals     XXX      112,619            345,217   77,773                                         13,308
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
              24          25
Years in
  Which
Premiums                                        Total                Loss and Loss Expense Percentage
  Were       Total                Losses and Loss Expenses Incurred     (Incurred/Premiums Earned)
 Earned       Net     Number of   ---------------------------------  --------------------------------
  and       Losses      Claims           26        27       28              29        30    31
 Losses       and    Outstanding
  Were     Expenses  -Direct and     Direct and                         Direct and
Incurred    Unpaid     Assumed         Assumed   Ceded     Net            Assumed   Ceded   Net
-----------------------------------------------------------------------------------------------------
1. Prior     38,789                        XXX      XXX      XXX            XXX       XXX   XXX
2. 2001     108,755                    243,119   25,892  217,227           44.5      37.8  45.5
3. 2002     245,826                    310,634   46,976  263,659           45.2      58.6  43.4
-----------------------------------------------------------------------------------------------------

4. Totals   393,371                        XXX      XXX      XXX            XXX       XXX   XXX
-----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
                                      34
Years in
  Which
Premiums                                          Net Balance Sheet
  Were     Nontabular Discount                 Reserves After Discount
 Earned    -------------------      Inter-     -----------------------
  and          32      33          Company           35       36
 Losses                            Pooling                   Loss
  Were                Loss      Participation      Losses  Expenses
Incurred      Loss  Expense       Percentage       Unpaid   Unpaid
----------------------------------------------------------------------
1. Prior                             XXX           37,478    1,311
2. 2001                                           105,076    3,679
3. 2002                                           237,508    8,318
----------------------------------------------------------------------

4. Totals                            XXX          380,063   13,308
----------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 2A
                                      NONE

                              Schedule P - Part 2B
                                      NONE

                              Schedule P - Part 2C
                                      NONE

                              Schedule P - Part 2D
                                      NONE

                              Schedule P - Part 2E
                                      NONE

                    Schedule P - Part 2F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 2F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 2G
                                      NONE

                     Schedule P - Part 2H - Other Liab Occur
                                      NONE

                     Schedule P - Part 2H - Other Liab Claim
                                      NONE

                              Schedule P - Part 21
                                      NONE

--------------------------------------------------------------------------------

                                   72, 73, 74

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 2J
                                      NONE

                              Schedule P - Part 2K
                                      NONE

                              Schedule P - Part 2L
                                      NONE

                              Schedule P - Part 2M
                                      NONE

                              Schedule P - Part 2N
                                      NONE

                              Schedule P - Part 2O
                                      NONE

                              Schedule P - Part 2P
                                      NONE

--------------------------------------------------------------------------------

                                     74, 75

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

       SCHEDULE P - PART 2R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

-----------------------------------------------------------------------------------------------------------------------------------
Years in   INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END ($000 OMITTED)        DEVELOPMENT
  Which    ------------------------------------------------------------------------------------------------------------------------
 Losses                 1      2      3      4      5      6      7       8         9         10                  11          12
  Were
Incurred              1993   1994   1995   1996   1997   1998   1999     2000      2001      2002              One Year   Two Year
-----------------------------------------------------------------------------------------------------------------------------------
1. Prior
2.  1993
3.  1994               XXX
4.  1995               XXX    XXX
5.  1996               XXX    XXX    XXX
6.  1997               XXX    XXX    XXX    XXX
7.  1998               XXX    XXX    XXX    XXX    XXX
8.  1999               XXX    XXX    XXX    XXX    XXX    XXX
9.  2000               XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001               XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX                                                 XXX
11. 2002               XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX       XXX                           XXX         XXX
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         12.Totals
-----------------------------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 2R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

-----------------------------------------------------------------------------------------------------------------------------------
1. Prior
2.  1993
3.  1994               XXX
4.  1995               XXX    XXX
5.  1996               XXX    XXX    XXX
6.  1997               XXX    XXX    XXX    XXX
7.  1998               XXX    XXX    XXX    XXX    XXX
8.  1999               XXX    XXX    XXX    XXX    XXX    XXX
9.  2000               XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001               XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX                                                 XXX
11. 2002               XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX       XXX                           XXX         XXX
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        12. Totals
-----------------------------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 2S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

-----------------------------------------------------------------------------------------------------------------------------------
1. Prior               XXX    XXX    XXX    XXX    XXX    XXX    XXX   267,718   194,494   132,864             (61,630)   (134,854)
2. 2001                XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX   244,066   211,908             (32,158)        XXX
3. 2002                XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX       XXX   255,069                 XXX         XXX
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         4. Totals             (93,788)   (134,854)
-----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------
                              Schedule P - Part 3A
                                      NONE

                              Schedule P - Part 3B
                                      NONE

                              Schedule P - Part 3C
                                      NONE

                              Schedule P - Part 3D
                                      NONE

                              Schedule P - Part 3E
                                      NONE

                    Schedule P - Part 3F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 3F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 3G
                                      NONE

                     Schedule P - Part 3H - Other Liab Occur
                                      NONE

                    Schedule P - Part 3H - Other Liab Claims
                                      NONE

                              Schedule P - Part 3I
                                      NONE

--------------------------------------------------------------------------------

                                   77, 78, 79

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 3J
                                      NONE

                              Schedule P - Part 3K
                                      NONE

                              Schedule P - Part 3L
                                      NONE

                              Schedule P - Part 3M
                                      NONE

                              Schedule P - Part 3N
                                      NONE

                              Schedule P - Part 3O
                                      NONE

                              Schedule P - Part 3P
                                      NONE

--------------------------------------------------------------------------------

                                     79, 80

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

       SCHEDULE P - PART 3R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

-------------------------------------------------------------------------------------------------------------------
                        CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT             11           12
                                    EXPENSES REPORTED AT YEAR END
                                           $000 OMITTED
                 ------------------------------------------------------------------------                 Number of
                  1       2      3      4      5      6      7      8      9         10      Number of      Claims
                                                                                               Claims       Closed
Years in Which                                                                              Closed With    Without
 Losses Were                                                                                    Loss        Loss
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000    2001      2002      Payment      Payment
-------------------------------------------------------------------------------------------------------------------
1.  Prior         000
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX
-------------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 3R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

-------------------------------------------------------------------------------------------------------------------
1.  Prior         000
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-------------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 3S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

-------------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000   61,936    95,386           XXX         XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX   13,388   106,832           XXX         XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX    17,560           XXX         XXX
-------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 4A
                                      NONE

                              Schedule P - Part 4B
                                      NONE

                              Schedule P - Part 4C
                                      NONE

                              Schedule P - Part 4D
                                      NONE

                              Schedule P - Part 4E
                                      NONE

                    Schedule P - Part 4F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 4F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 4G
                                      NONE

                     Schedule P - Part 4H - Other Liab Occur
                                      NONE

                    Schedule P - Part 4H - Other Liab Claims
                                      NONE

                     Schedule P - Part 4I - Special Property
                                      NONE

--------------------------------------------------------------------------------

                                   82, 83, 84

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 4J
                                      NONE

                              Schedule P - Part 4K
                                      NONE

                              Schedule P - Part 4L
                                      NONE

                              Schedule P - Part 4M
                                      NONE

                              Schedule P - Part 4N
                                      NONE

                              Schedule P - Part 4O
                                      NONE

                              Schedule P - Part 4P
                                      NONE

--------------------------------------------------------------------------------

                                     84, 85

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

       SCHEDULE P - PART 4R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

--------------------------------------------------------------------------------------------
                      BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST
                       CONTAINMENT EXPENSES REPORTED AT YEAR END ($000 OMITTED)
                 ---------------------------------------------------------------------------
Years in Which     1      2      3      4      5      6      7        8        9         10
 Losses Were
   Incurred      1993   1994   1995   1996   1997   1998   1999     2000      2001      2002
--------------------------------------------------------------------------------------------
1.  Prior
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX       XXX
---------------------------------------------------------------------------------------------

       SCHEDULE P - PART 4R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

---------------------------------------------------------------------------------------------
1.  Prior
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX       XXX
---------------------------------------------------------------------------------------------

           SCHEDULE P - PART 4S - FINANCIAL GAURANTY/MORTGAGE GUARANTY

---------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX   229,424    86,546    26,044
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX   158,452    74,279
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX       XXX   167,121
---------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                            Schedule P - Part 5A- SN1
                                      NONE

                            Schedule P - Part 5A- SN2
                                      NONE

                            Schedule P - Part 5A- SN3
                                      NONE

                            Schedule P - Part 5B- SN1
                                      NONE

                            Schedule P - Part 5B- SN2
                                      NONE

                            Schedule P - Part 5B- SN3
                                      NONE

                            Schedule P - Part 5C- SN1
                                      NONE

                            Schedule P - Part 5C- SN2
                                      NONE

                            Schedule P - Part 5C- SN3
                                      NONE

                            Schedule P - Part 5D- SN1
                                      NONE

                            Schedule P - Part 5D- SN2
                                      NONE

--------------------------------------------------------------------------------

                                 87, 88, 89, 90

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                            Schedule P - Part 5D- SN3
                                      NONE

                            Schedule P - Part 5E- SN1
                                      NONE

                            Schedule P - Part 5E- SN2
                                      NONE

                            Schedule P - Part 5E- SN3
                                      NONE

                           Schedule P - Part 5F- SN1A
                                      NONE

                           Schedule P - Part 5F- SN2A
                                      NONE

                           Schedule P - Part 5F- SN3A
                                      NONE

                           Schedule P - Part 5F- SN1B
                                      NONE

                           Schedule P - Part 5F- SN2B
                                      NONE

                           Schedule P - Part 5F- SN3B
                                      NONE

                           Schedule P - Part 5H- SN1A
                                      NONE

--------------------------------------------------------------------------------

                               90, 91, 92, 93, 94

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 5H- SN2A
                                      NONE

                           Schedule P - Part 5H- SN3A
                                      NONE

                           Schedule P - Part 5H- SN1B
                                      NONE

                           Schedule P - Part 5H- SN2B
                                      NONE

                           Schedule P - Part 5H- SN3B
                                      NONE

                           Schedule P - Part 5R- SN1A
                                      NONE

                           Schedule P - Part 5R- SN2A
                                      NONE

                           Schedule P - Part 5R- SN3A
                                      NONE

                           Schedule P - Part 5R- SN1B
                                      NONE

                           Schedule P - Part 5R- SN2B
                                      NONE

                           Schedule P - Part 5R- SN3B
                                      NONE

--------------------------------------------------------------------------------

                                 94, 95, 96, 97

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 6C - SN1
                                      NONE

                           Schedule P - Part 6C - SN2
                                      NONE

                           Schedule P - Part 6D - SN1
                                      NONE

                           Schedule P - Part 6D - SN2
                                      NONE

                           Schedule P - Part 6E - SN1
                                      NONE

                           Schedule P - Part 6E - SN2
                                      NONE

                           Schedule P - Part 6H - SN1A
                                      NONE

                           Schedule P - Part 6H - SN2A
                                      NONE

                           Schedule P - Part 6H - SN1B
                                      NONE

                           Schedule P - Part 6H - SN2B
                                      NONE

                           Schedule P - Part 6M - SN1
                                      NONE

--------------------------------------------------------------------------------

                                   98, 99, 100

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 6M - SN2
                                      NONE

                           Schedule P - Part 6N - SN1
                                      NONE

                           Schedule P - Part 6N - SN2
                                      NONE

                           Schedule P - Part 6O - SN1
                                      NONE

                           Schedule P - Part 6O - SN2
                                      NONE

                           Schedule P - Part 6R - SN1A
                                      NONE

                           Schedule P - Part 6R - SN2A
                                      NONE

                           Schedule P - Part 6R - SN1B
                                      NONE

                           Schedule P - Part 6R - SN2B
                                      NONE

                        Schedule P - Part 7A - Section 1
                                      NONE

                        Schedule P - Part 7A - Section 2
                                      NONE

--------------------------------------------------------------------------------

                               100, 101, 102, 103

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                        Schedule P - Part 7A - Section 3
                                      NONE

                        Schedule P - Part 7A - Section 4
                                      NONE

                        Schedule P - Part 7A - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 1
                                      NONE

                        Schedule P - Part 7B - Section 2
                                      NONE

                        Schedule P - Part 7B - Section 3
                                      NONE

                        Schedule P - Part 7B - Section 4
                                      NONE

                        Schedule P - Part 7B - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 6
                                      NONE

                        Schedule P - Part 7B - Section 7
                                      NONE

--------------------------------------------------------------------------------

                               103, 104, 105, 106

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                           SCHEDULE P INTERROGATORIES

1. What is the extended loss and expense reserve - direct and assumed - for the following classes? An example of an extended loss and expense reserve is the actuarial reserve for the free-tail coverage arising upon death, disability or retirement in most medical malpractice policies. Such a liability is to be reported here even if it was not reported elsewhere in Schedule P, but otherwise reported as a liability item on Page 3. Show the full reserve amount, not just the change during the current year.

-------------------------------------------------------------------------------------------------------------------------
            Years in which premiums were earned                        1                    2                  3
                  and losses were incurred                     Medical Malpractice   Other Liability   Products Liability
-------------------------------------------------------------------------------------------------------------------------
1.01 Prior
1.02 1993
1.03 1994
1.04 1995
1.05 1996
1.06 1997
1.07 1998
1.08 1999
1.09 2000
1.10 2001
1.11 2002
-------------------------------------------------------------------------------------------------------------------------
1.12 Totals
-------------------------------------------------------------------------------------------------------------------------

2.   The definition of allocated loss adjustment expenses (ALAE) and, therefore, unallocated loss adjustment expenses (ULAE) was changed effective January
     1, 1998. This change in definition applies to both paid and unpaid expenses. Are these expenses (now reported as "Defense and Cost
     Containment" and "Adjusting and Other") reported in compliance with these
     definitions in this statement? Answer:                        Yes [X] No [ ]

3.   The Adjusting and Other expense payments and reserves should be allocated to the years in which the losses were incurred based on the number of claims reported, closed and outstanding in those years. When allocating
     Adjusting and Other expense between companies in a group or a pool, the
     Adjusting and Other expense should be allocated in the same percentage used for the loss amounts and the claim counts. For reinsurers, Adjusting and
     Other expense assumed should be reported according to the reinsurance contract. For Adjusting and Other expense incurred by reinsurers, or in those situations where suitable claim count information is not available,
     Adjusting and Other expense should be allocated by a reasonable method determined by the company and described in Interrogatory 7, below. Are they
     so reported in this Statement? Answer:                       Yes [X] No [ ]

4.   Do any lines in Schedule P include reserves which are reported gross of any discount to present value of future payments, but are reported net of such
     discounts on Page 11?                                        Yes [ ] No [X]

     If Yes, proper reporting must be made in the Notes to Financial Statements, as specified in the Instructions. Also, the discounts must be reported in Schedule P - Part 1, Columns 32 and 33.

     Schedule P must be completed gross of non-tabular discounting. Work papers relating to discount calculations must be available for examination upon request.

     Discounting is allowed only if expressly permitted by the state insurance department to which this Annual Statement is being filed.

5.   What were the net premiums in force at the end of the year for:
     (in thousands of dollars)

                                                          5.1 Fidelity
                                                                        ------------------

                                                          5.2 Surety
                                                                        ------------------

6.   Claim count information is reported                                                                       Per Claim
                                        ------------------------------------------------------------

7.1  The information provided in Schedule P will be used by many persons to estimate the adequacy of the current loss and expense reserves, among other things. Are there any especially significant events, coverage, retention or accounting changes which have occurred which must be considered when making
     such analyses?                                              Yes [ ] No [X]

7.2  An extended statement may be attached.

     -----------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                    SCHEDULE T - EXHIBIT OF PREMIUMS WRITTEN
                       Allocated by States and Territories

--------------------------------------------------------------------------------------------------------------
                                          1        Gross Premiums, Including          4                5
                                                   Policy and Membership Fees
                                                    Less Return Premiums and
                                                    Premiums on Policies Not
                                                             Taken                Dividends
                                                   --------------------------       Paid
                                          Is             2             3        or Credited to   Direct Losses
                                       Insurer        Direct         Direct      Policyholders        Paid
                                      Licensed?      Premiums       Premiums      on Direct       (Deducting
          States, etc.               (Yes or No)      Written        Earned        Business         Salvage)
--------------------------------------------------------------------------------------------------------------
1.    Alabama                  AL        Yes          8,629,808     8,439,287                       2,997,314
2.    Alaska                   AK        Yes          3,690,804     4,529,514                         184,069
3.    Arizona                  AZ        Yes         28,142,055    29,210,047                       5,235,910
4.    Arkansas                 AR        Yes          1,275,316       292,898                         724,703
5.    California               CA        Yes        102,162,286    96,354,990                       8,690,769
6.    Colorado                 CO        Yes         18,770,662    19,430,874                       2,448,114
7.    Connecticut              CT        Yes          7,954,707     8,240,032                       1,027,840
8.    Delaware                 DE        Yes          2,913,589     3,152,368                         303,825
9.    District of Columbia     DC        Yes          1,040,156     1,086,506                         538,156
10.   Florida                  FL        Yes         52,567,013    55,584,737                       8,864,315
11.   Georgia                  GA        Yes         31,041,204    33,314,782                      12,731,071
12.   Hawaii                   HI        Yes          4,954,487     4,448,179                       1,241,272
13.   Idaho                    ID        Yes          3,297,209     3,342,970                       1,944,783
14.   Illinois                 IL        Yes         23,737,487    24,524,389                       6,433,082
15.   Indiana                  IN        Yes          7,957,414     8,185,302                       3,658,967
16.   Iowa                     IA        Yes          3,935,037     4,055,695                         686,070
17.   Kansas                   KS        Yes          3,073,050     3,069,582                         702,384
18.   Kentucky                 KY        Yes          5,665,805     5,941,260                       1,371,097
19.   Louisiana                LA        Yes          7,023,616     7,163,242                       2,008,870
20.   Maine                    ME        Yes          2,012,202     2,101,460                          51,147
21.   Maryland                 MD        Yes         14,492,496    14,682,524                       2,962,947
22.   Massachusetts            MA        Yes         13,725,002    13,889,944                         453,516
23.   Michigan                 MI        Yes         16,825,357    16,961,790                       3,983,446
24.   Minnesota                MN        Yes         11,420,926    12,044,222                         596,600
25.   Mississippi              MS        Yes          5,729,373     6,244,576                       1,886,883
26.   Missouri                 MO        Yes          7,987,350     8,180,287                       2,815,090
27.   Montana                  MT        Yes          1,183,323     1,165,677                         527,086
28.   Nebraska                 NE        Yes          1,439,640     1,473,552                         331,029
29.   Nevada                   NV        Yes         13,385,112    14,061,437                       3,054,009
30.   New Hampshire            NH        Yes          3,725,954     3,868,147                         173,436
31.   New Jersey               NJ        Yes         24,704,962    25,332,044                       2,876,123
32.   New Mexico               NM        Yes          5,418,399     5,622,653                       2,062,824
33.   New York                 NY        Yes         43,769,223    47,099,969                       5,947,584
34.   North Carolina           NC        Yes         17,122,240    17,555,783                       6,110,825
35.   North Dakota             ND        Yes            455,045       438,795                          75,529
36.   Ohio                     OH        Yes         18,543,077    18,966,038                       5,574,633
37.   Oklahoma                 OK        Yes          5,575,698     5,935,588                       1,414,426
38.   Oregon                   OR        Yes         11,860,387    11,928,757                       5,339,832
39.   Pennsylvania             PA        Yes         22,813,139    21,912,050                       5,920,059
40.   Rhode Island             RI        Yes          2,926,382     3,000,320                         176,746
41.   South Carolina           SC        Yes          7,328,971     7,592,948                       3,180,719
42.   South Dakota             SD        Yes            562,839       549,430                         157,280
43.   Tennessee                TN        Yes         14,264,872    15,156,090                       4,942,863
44.   Texas                    TX        Yes         35,429,571    36,889,350                       9,770,085
45.   Utah                     UT        Yes         10,593,902    11,245,790                       9,894,769
46.   Vermont                  VT        Yes            838,663       885,016                          35,833
47.   Virginia                 VA        Yes         15,132,529    14,723,108                       1,380,961
48.   Washington               WA        Yes         16,749,031    17,344,982                       6,273,435
49.   West Virginia            WV        Yes          1,115,579     1,144,053                         629,856
50.   Wisconsin                WI        Yes          4,930,048     5,044,750                         984,425
51.   Wyoming                  WY        Yes          2,496,177     2,415,791                         209,060
52.   American Samoa           AS        No
53.   Guam                     GU        Yes            421,280       250,239
54.   Puerto Rico              PR        No
55.   U.S. Virgin Islands      VI        No
56.   Canada                   CN        No
57.   Aggregate Other
      Aliens                   OT        XXX
58.   Totals                         (a)     52     672,810,454   686,073,814                     151,585,666
--------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS
5701.                                    XXX
5702.                                    XXX
5703.                                    XXX
5798. Summary of remaining
      write-ins for Line 57 from
      overflow page                      XXX
5799. Totals (Lines 5701 thru 5703
      plus 5798) (Line 57 above)         XXX
--------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                           6               7              8             9

                                                                                      Direct
                                                                                     Premium
                                                                                   Written for
                                                                     Finance and     Federal
                                                                       Service      Purchasing
                                                                     Charges Not      Groups
                                     Direct Losses   Direct Losses   Included in   (Included in
          States, etc.                 Incurred         Unpaid        Premiums        Col. 2)
-----------------------------------------------------------------------------------------------
1.    Alabama                  AL       4,109,300       7,545,850
2.    Alaska                   AK        (210,073)        577,829
3.    Arizona                  AZ       6,403,194      14,832,042
4.    Arkansas                 AR         772,528         976,257
5.    California               CA     (13,118,965)     35,659,012
6.    Colorado                 CO       6,395,091      12,782,612
7.    Connecticut              CT         688,184       3,601,426
8.    Delaware                 DE         152,568       1,904,298
9.    District of Columbia     DC         105,800         670,720
10.   Florida                  FL        (262,588)     36,546,684
11.   Georgia                  GA      20,709,277      33,211,308
12.   Hawaii                   HI         (95,572)      1,176,461
13.   Idaho                    ID       2,788,193       3,648,279
14.   Illinois                 IL       6,541,289      18,252,735
15.   Indiana                  IN       5,672,315       9,243,130
16.   Iowa                     IA         891,145       1,836,602
17.   Kansas                   KS       1,017,068       2,095,935
18.   Kentucky                 KY       1,668,354       4,855,050
19.   Louisiana                LA       2,005,929       4,671,339
20.   Maine                    ME          37,789         458,748
21.   Maryland                 MD         684,826      11,436,272
22.   Massachusetts            MA      (1,052,573)      3,581,564
23.   Michigan                 MI       9,127,643      17,450,403
24.   Minnesota                MN        (196,114)      6,449,932
25.   Mississippi              MS       2,351,556       3,556,983
26.   Missouri                 MO       3,554,108       5,512,010
27.   Montana                  MT         824,382       1,088,348
28.   Nebraska                 NE         710,368       1,188,566
29.   Nevada                   NV       1,694,963      11,216,684
30.   New Hampshire            NH         280,778       1,098,751
31.   New Jersey               NJ       1,663,534      16,566,167
32.   New Mexico               NM       2,773,309       4,561,451
33.   New York                 NY      (2,130,931)     28,426,112
34.   North Carolina           NC      10,589,329      16,746,186
35.   North Dakota             ND          (3,365)        135,789
36.   Ohio                     OH       9,720,073      19,623,525
37.   Oklahoma                 OK       1,726,781       2,735,967
38.   Oregon                   OR       4,891,662       9,049,063
39.   Pennsylvania             PA       6,678,083      17,272,001
40.   Rhode Island             RI        (487,531)        760,989
41.   South Carolina           SC       6,366,058      10,117,962
42.   South Dakota             SD         197,468         314,369
43.   Tennessee                TN       6,685,595      10,718,466
44.   Texas                    TX      10,342,204      24,578,446
45.   Utah                     UT      10,873,687      13,964,760
46.   Vermont                  VT         (13,962)        224,615
47.   Virginia                 VA         201,609       5,972,898
48.   Washington               WA       7,707,593      12,778,164
49.   West Virginia            WV         542,043         708,851
50.   Wisconsin                WI       1,426,323       4,197,614
51.   Wyoming                  WY         273,841       1,128,542
52.   American Samoa           AS
53.   Guam                     GU          56,292          56,292
54.   Puerto Rico              PR
55.   U.S. Virgin Islands      VI
56.   Canada                   CN
57.   Aggregate Other
      Aliens                   OT
58.   Totals                          144,330,459     457,764,057
-----------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS
5701.
5702.
5703.
5798. Summary of remaining
      write-ins for Line 57 from
      overflow page
5799. Totals (Lines 5701 thru 5703
      plus 5798) (Line 57 above)
-----------------------------------------------------------------------------------------------

(a) Insert the number of yes responses except for Canada and Other Alien.

         Explanation of basis of allocation of premiums by states, etc.

BY PROPERTY STATE

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF
                   INSURER MEMBERS OF A HOLDING COMPANY GROUP

                         PART 1 - ORGANIZATIONAL CHART

                              [ORGANIZATION CHART]

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

         PART 2 - SUMMARY OF INSURER'S TRANSACTIONS WITH ANY AFFILIATES

----------------------------------------------------------------------------------------------------------------------------------
   1          2                                   3                                    4             5                  6


                                                                                                                Purchases, Sales or
                                                                                                                  Exchanges of
                                                                                                                Loans, Securities,
                                                                                                                      Real
 NAIC                                                                                                            Estate, Mortgage
Company   Federal ID                                                              Shareholder      Capital        Loans or Other
 Code       Number     Names of Insurers and Parent, Subsidiaries or Affiliates    Dividends    Contributions      Investments
----------------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                           80,628,195   (155,624,405)
33790     23-2018130   RADIAN GUARANTY INC.                                       (30,000,000)   (32,824,478)        2,101,498
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                         10,000,000
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                          152,094,018
20720     23-2734276   RADIAN INSURANCE INC.
          23-1936987   RADIAN SERVICES LLC                                                                          (2,101,498)
10185     36-3996062   AMERIN RE CORPORATION                                       (4,600,000)
30872     23-1922977   AMERIN GUARANTY CORPORATION                                (20,000,000)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                                           250,000
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                               149,997,004
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.                      (26,028,195)  (123,895,139)
27545     13-3371658   RADIAN REINSURANCE COMPANY
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD.
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   RADIAN EXPRESS.COM
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.                                             3,000


----------------------------------------------------------------------------------------------------------------------------------
9999999  Control Totals
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   1          2                                   3                                      7                  8
                                                                                      Income/
                                                                                  (Disbursements)
                                                                                   Incurred in
                                                                                  Connection with
                                                                                   Guarantees or
                                                                                    Undertakings
 NAIC                                                                                 for the           Management
Company   Federal ID                                                               Benefit of any     Agreements and
 Code       Number     Names of Insurers and Parent, Subsidiaries or Affiliates     Affiliate(s)    Service Contracts
------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                                                   798,295
33790     23-2018130   RADIAN GUARANTY INC.                                                             (4,513,592)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                                  (84,680)
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                                    (84,680)
20720     23-2734276   RADIAN INSURANCE INC.                                                              (338,539)
          23-1936987   RADIAN SERVICES LLC                                                               4,392,556
10185     36-3996062   AMERIN RE CORPORATION                                                               (84,680)
30872     23-1922977   AMERIN GUARANTY CORPORATION                                                         (84,680)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                                      21,204,884
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.                                            (3,780,708)
27545     13-3371658   RADIAN REINSURANCE COMPANY                                                      (17,424,176)
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD.
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   RADIAN EXPRESS.COM
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.


------------------------------------------------------------------------------------------------------------------------
9999999  Control Totals
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
   1          2                                   3                                      9           10            11




                                                                                      Income/              Any Other Material
                                                                                  (Disbursements)         Activity Not in the
 NAIC                                                                              Incurred Under          Ordinary Course of
Company   Federal ID                                                                Reinsurance              the Insurer's
 Code       Number     Names of Insurers and Parent, Subsidiaries or Affiliates     Agreements                  Business
-----------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.
33790     23-2018130   RADIAN GUARANTY INC.                                         (12,920,429)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA               997,682
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS               8,850,310
20720     23-2734276   RADIAN INSURANCE INC.                                        (11,003,433)
          23-1936987   RADIAN SERVICES LLC
10185     36-3996062   AMERIN RE CORPORATION                                          1,637,191
30872     23-1922977   AMERIN GUARANTY CORPORATION
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                              466,203
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                   13,275,731
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.
27545     13-3371658   RADIAN REINSURANCE COMPANY                                    (3,875,187)
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD.                              3,379,749
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY                                  (807,817)
          42-1497928   RADIAN EXPRESS.COM
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.


-----------------------------------------------------------------------------------------------------------------------------
9999999  Control Totals                                                                             XXX
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
   1          2                                   3                                     12                13




                                                                                                      Reinsurance
                                                                                                      Recoverable/
                                                                                                  (Payable) on Losses
 NAIC                                                                                                and/or Reserve
Company   Federal ID                                                                                    Credit
 Code       Number     Names of Insurers and Parent, Subsidiaries or Affiliates       Totals       Taken/(Liability)
---------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                           (74,197,915)
33790     23-2018130   RADIAN GUARANTY INC.                                        (78,157,001)       (54,338,183)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA           10,913,002          3,319,386
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS            160,859,648         41,439,654
20720     23-2734276   RADIAN INSURANCE INC.                                       (11,341,972)         2,407,514
          23-1936987   RADIAN SERVICES LLC                                           2,291,058
10185     36-3996062   AMERIN RE CORPORATION                                        (3,047,489)         7,122,746
30872     23-1922977   AMERIN GUARANTY CORPORATION                                 (20,084,680)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                             716,203             48,883
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                 184,477,619          2,512,327
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.                      (153,704,042)
27545     13-3371658   RADIAN REINSURANCE COMPANY                                  (21,299,363)        13,912,206
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD.                             3,379,749        (16,516,377)
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY                                 (807,817)         5,116,498
          42-1497928   RADIAN EXPRESS.COM
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.                               3,000


---------------------------------------------------------------------------------------------------------------------
9999999  Control Totals                                                                                          0
---------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

     The following supplemental reports are required to be filed as part of your statement filing. However, in the event that your company does not transact the type of business for which the special report must be filed, your response of NO to the specific interrogatory will be accepted in lieu of filing a "NONE" report and a bar code will be printed below. If the supplement is required of your company but is not being filed for whatever reason enter SEE EXPLANATION and provide an explanation following the interrogatory questions.

                                               MARCH FILING                                                             RESPONSES
---------------------------------------------------------------------------------------------------------------------   ---------
1.    Will Supplement A to Schedule T (Medical Malpractice Supplement) be filed by March 1?                                No

2.    Will Schedule SIS (Stockholder Information Supplement) be filed with the state of domicile by March 1?               No

3.    Will the Financial Guaranty Insurance Exhibit be filed March 1?                                                      No

4.    Will the Medicare Supplement Insurance Experience Exhibit be filed with the state of domicile and the
         NAIC by March 1?                                                                                                  No

5.    Will an actuarial opinion be filed by March 1?                                                                      Yes

6.    Will the SVO Compliance Certification be filed by March 1?                                                          Yes

7.    Will the Trusteed Surplus Statement be filed with the state of domicile and the NAIC by March 1?                     No

8.    Will the Supplemental Compensation Exhibit be filed with the state of domicile by March 1?                          Yes

9.    Will the Risk-based Capital Report be filed with the NAIC by March 1?                                                No

10.   Will the Risk-based Capital Report be filed with the state of domicile, if required by March 1?                      No

11.   Will the Premiums Attributed to Protected Cells Exhibit be filed by March 1?                                         No

                                               APRIL FILING

12.   Will the Insurance Expense Exhibit be filed with the state of domicile and the NAIC by April 1?                     Yes

13.   Will Management's Discussion and Analysis be filed by April 1?                                                      Yes

14.   Will the Credit Insurance Experience Exhibit be filed with the state of domicile and the NAIC by April 1?            No

15.   Will the Long-term Care Experience Reporting Forms be filed with the state of domicile and the NAIC by April 1?      No

16.   Will the Accident and Health Policy Experience Exhibit be filed by April 1?                                          No

17.   Will the Investment Risk Interrogatories be filed by April 1?                                                       Yes

                                                MAY FILING

18.   Will this company be included in a combined annual statement which is filed with the NAIC by May 1?                 Yes

                                               JUNE FILING

19.   Will an audited financial report be filed by June 1?                                                                Yes

Explanations:


Bar Codes:

   1.     3     3     7     9     0     2     0     0     2     4     5     0     0     0     0     0     0

   2.     3     3     7     9     0     2     0     0     2     4     2     0     0     0     0     0     0

   3.     3     3     7     9     0     2     0     0     2     2     4     0     0     0     0     0     0

   4.     3     3     7     9     0     2     0     0     2     3     6     0     5     8     0     0     0

   7.     3     3     7     9     0     2     0     0     2     4     9     0     0     0     0     0     0

   9.     3     3     7     9     0     2     0     0     2     3     9     0     0     0     0     0     0


         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

  10.     3     3     7     9     0     2     0     0     2     3     9     0     0     0     0     0     0

  11.     3     3     7     9     0     2     0     0     2     3     8     5     0     0     0     0     0

  14.     3     3     7     9     0     2     0     0     2     2     3     0     5     8     0     0     0

  15.     3     3     7     9     0     2     0     0     2     3     3     0     5     8     0     0     0

  16.     3     3     7     9     0     2     0     0     2     2     1     0     0     0     0     0     0
------------------------------------------------------------------------------------------------------------

                                     111.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------
                           OVERFLOW PAGE FOR WRITE-INS
--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.
--------------------------------------------------------------------------------

                               Schedule A - Part 1

                                      NONE

                               Schedule A - Part 2

                                      NONE

                               Schedule A - Part 3

                                      NONE

--------------------------------------------------------------------------------
                                  E01, E02, E03

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE B - PART 1

           Showing all Mortgage Loans OWNED December 31 of Current Year

---------------------------------------------------------------------------------------------------------------
    1                                                 Location           4             5                6
                                                 -----------------
                                                    2         3
Loan Number                                        City     State   Loan Type  Date Acquired  Rate of Interest
--------------------------------------------------------------------------------------------------------------
A0262126                                         Chicago  Illinois               09/01/2001
--------------------------------------------------------------------------------------------------------------
   IL99999 -
--------------------------------------------------------------------------------------------------------------
   0399999 - Mortgages in good standing -
                Residential Mortgages -
                All Other
--------------------------------------------------------------------------------------------------------------
   0799999 - Total - Mortgages in Good Standing
--------------------------------------------------------------------------------------------------------------


   9999999 Totals
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
    1                                                    7                     8                   9
                                                 Book value/Recorded                        Increase (Decrease)
                                                 Investment Excluding  Increase (Decrease)  by Foreign Exchange
Loan Number                                        Accrued Interest       by Adjustment           Adjustment
---------------------------------------------------------------------------------------------------------------
A0262126                                               171,056
---------------------------------------------------------------------------------------------------------------
   IL99999 -                                           171,056
---------------------------------------------------------------------------------------------------------------
   0399999 - Mortgages in good standing -
                Residential Mortgages -
                All Other                              171,056
---------------------------------------------------------------------------------------------------------------
   0799999 - Total - Mortgages in Good Standing        171,056
---------------------------------------------------------------------------------------------------------------


   9999999 Totals                                      171,056
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    1                                                   10               11
                                                                    Date of Last
                                                 Value of Land and  Appraisal or
Loan Number                                           Buildings       Valuation
--------------------------------------------------------------------------------
A0262126                                              180,000       10/31/2002
--------------------------------------------------------------------------------
   IL99999 -                                          180,000              XXX
--------------------------------------------------------------------------------
   0399999 - Mortgages in good standing -
                Residential Mortgages -
                All Other                             180,000              XXX
--------------------------------------------------------------------------------
   0799999 - Total - Mortgages in Good Standing       180,000              XXX
--------------------------------------------------------------------------------


   9999999 Totals                                     180,000              XXX
--------------------------------------------------------------------------------

General Interrogatory:
   1. Mortgages in good standing                                                  $    unpaid taxes  $    interest due and unpaid.
                                                                                   ----               ----
   2. Restructured mortgages                                                      $    unpaid taxes  $    interest due and unpaid.
                                                                                   ----               ----
   3. Mortgages with overdue interest over 90 days not in process of foreclosure  $    unpaid taxes  $    interest due and unpaid.
                                                                                   ----               ----
   4. Mortgages in process of foreclosure                                         $    unpaid taxes  $    interest due and unpaid.

                                      E04

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE B - PART 2

  Showing all Mortgage Loans SOLD, transferred or paid in full during the Year

                                      NONE

--------------------------------------------------------------------------------------------------------------------
     1                     Location           4       5                6                  7                8
                   ----------------------
                       2           3
                                                                      Book
                                                                 Value/Recorded                         Increase
                                                                   Investment          Increase       (Decrease) by
                                            Loan     Date      Excluding Accrued    (Decrease) by   Foreign Exchange
Loan Number          City        State      Type   Acquired   Interest Prior Year     Adjustment       Adjustment
--------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
   9999999 Totals
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
     1                 9                10               11               12                13
                     Book
                Value/Recorded
                  Investment
              Excluding Accrued                       Foreign                             Total
                  Interest        Consideration   Exchange Profit   Realized profit   Profit (Loss)
Loan Number    at Disposition       Received       (Loss) on Sale    (Loss)on Sale       on Sale
---------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------
   9999999 Totals
---------------------------------------------------------------------------------------------------

                                      E05

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE BA - PART 1

    Showing Other Long -Term Invested Assets OWNED December 31 of Current Year

----------------------------------------------------------------------------------------------------------------
             1                        Location                       4                        5            6
                                  ----------------
                                    2          3
                                                                                            Date        Actual
Number of Units and Description    City      State             Name of Vendor             Acquired       Cost
----------------------------------------------------------------------------------------------------------------
Corporate Owned Life Insurance                       Hartford Life Insurance Companies   11/16/2000   50,000,000
   1499999 - Any Other Class of
   Invested Assets                                                                                    50,000,000


----------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                                                     50,000,000
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
             1                         7                 8                    9                     10
                                                   Book/Adjusted                           Increase (Decrease)
                                    Amount of      Carrying Value    Increase (Decrease)   by Foreign Exchange
Number of Units and Description   Encumbrances   Less Encumbrances      by Adjustment           Adjustment
---------------------------------------------------------------------------------------------------------------
Corporate Owned Life Insurance                      53,178,747
   1499999 - Any Other Class of
   Invested Assets                                  53,178,747


---------------------------------------------------------------------------------------------------------------
   9999999 Totals                                   53,178,747
---------------------------------------------------------------------------------------------------------------

                                      E06

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE BA - PART 2
                  Showing Other Long-Term Invested Assets SOLD,
                   transferred or Paid in full during the Year

                                      NONE

---------------------------------------------------------------------------------------------------------------------
              1                     Location              4                  5                 6              7
                                  ------------
                                   2       3
                                                                                        Book/Adjusted
                                                                                       Carrying Value
                                                 Number of Purchaser                        Less          Increase
                                                   or Nature of                         Encumbrances,    (Decrease)
Number of Units and Description   City   State      Disposition        Date Acquired      Prior Year    by Adjustment
---------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
  9999999 Totals
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
              1                        8                9                10             11              12                13

                                    Increase      Book/Adjusted
                                  (Decrease) by   Carrying Value                     Foreign                           Total
                                    Foreign           Less                           Exchange         Realized         Profit
                                    Exchange      Encumbrances     Consideration   Profit (Loss)   Profit (Loss) on   (Loss) on
Number of Units and Description    Adjustment     at Disposition     Recieved        on Sale            Sale            Sale
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals
-------------------------------------------------------------------------------------------------------------------------------

                                      E07

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------
       1                     2                                      3      Interest         6              7             8
                                                                          ------------
                                                                           4        5








    CUSIP                                                                 Rate     How    Maturity                    Option
Identification                Description                           *      of     Paid      Date      Option Date   Call Price
------------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
31331L-J9-0            FEDERAL FARM CR BKS CONS                           4.375   AO     04/15/2005
3133MD-GE-7            FEDERAL HOME LN BKS                                5.000   FA     02/28/2003
31359M-JX-2            FEDERAL NATL MTG ASSN                              5.250   JD     06/15/2006
912810-FJ-2            UNITED STATES TREAS BDS                            6.125   FA     08/15/2029
912810-FM-5            UNITED STATES TREAS BDS                            6.250   MN     05/15/2030
912810-FP-8            UNITED STATES TREAS BDS                            5.375   FA     02/15/2031
912827-3S-9            UNITED STATES TREAS NTS                            5.625   JD     12/31/2002
912827-3Z-3            UNITED STATES TREAS NTS                            5.500   FA     02/28/2003
912827-4Y-5            UNITED STATES TREAS NTS                            3.875   JJ     01/15/2009
912827-6X-5            UNITED STATES TREAS NTS                            4.625   MN     05/15/2006
912827-7H-9            UNITED STATES TREASURY NOTES                       3.250   JD     12/31/2003
912827-7K-2            UNITED STATES TREAS NTS                            3.000   JJ     01/31/2004
912827-R8-7            US TREASURY NOTE                                   7.875   MN     11/15/2004
912827-U8-3            UNITED STATES TREAS NTS                            6.500   FA     08/15/2005
912828-AA-8            UNITED STATES TREAS NTS                            3.625   MS     03/31/2004
912828-AD-2            UNITED STATES TREAS NTS                            3.250   MN     05/31/2004
912828-AE-0            UNITED STATES TREAS NTS                            2.875   JD     06/30/2004
912828-AK-6            UNITED STATES TREAS NTS                            2.125   FA     08/31/2004
91362*-AA-9            MORTGAGE GUARANTY TAX AND LOSS BONDS                       NONE   03/12/2003
91362*-AB-7            MORTGAGE GUARANTY TAX AND LOSS                             NONE   06/17/2006
91362*-AC-5            MORTGAGE GUARANTY TAX AND LOSS                             NONE   09/16/2006
91362*-AD-3            MORTGAGE GUARANTY TAX AND LOSS                             NONE   12/16/2006
91362*-AE-1            MORTGAGE GUARANTY TAX AND LOSS                             NONE   03/17/2007
91362*-AF-8            MORTGAGE GUARANTY TAX AND LOSS                             NONE   04/15/2007
91362*-AG-6            MORTGAGE GUARANTY TAX AND LOSS                             NONE   06/15/2007
91362*-AH-4            MORTGAGE GUARANTY TAX AND LOSS                             NONE   09/15/2007
91362*-A2-             MORTGAGE GUARANTY TAX AND LOSS                             NONE   12/15/2007
91362*-AK-7            MORTGAGE GUARANTY TAX AND LOSS                             NONE   03/16/2008
91362*-AM-3            MORTGAGE GUARANTY TAX AND LOSS                             NONE   04/15/2008
91362*-AN-1            MORTGAGE GUARANTY TAX AND LOSS                             NONE   06/15/2008
91362*-AO-9            MORTGAGE GUARANTY TAX AND LOSS                             NONE   09/15/2008
91362*-AP-6            MORTGAGE GUARANTY TAX AND LOSS                             NONE   12/15/2008
91362*-AQ-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                   NONE   06/17/2012
91362*-AR-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                   NONE   09/16/2012
91362*-AS-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                   NONE   09/30/2012
91362*-AT-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                   NONE   12/16/2012
------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
   0199999 - Total Bonds - U.S. Government - Issuer Obligations
------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
01F060-6D-2            FNMA PASS-THRU LNG 30 Y FNMA                       6.000   MTLY   01/01/2033
01N062-61-5            GNMA TBA                                           6.500   MTLY   01/01/2032
31287T-2E-4            FHLMC PC GOLD CAS                                  7.000   MTLY   03/01/2030
31287V-AQ-3            FHLMC GOLD 30YR                                    6.500   MTLY   07/01/2032
3128GV-UG-3            FHLMC PC                                           6.000   MTLY   09/01/2017
313401-KM-2            FHLMC PC CASH 30                                  16.250   MTLY   05/01/2011
31377M-7K-1            FNMA PASS-THRU BLLN MUL                            6.460   MTLY   06/01/2009
31377M-BG-5            FNMA PASS-THRU BLLN MUL                            6.120   MTLY   11/01/2008
31386F-6B-6            FNMA PASS-THRU LNG 30 Y                            6.000   MTLY   02/01/2031
31387E-MT-1            FNMA PASS-THRU LNG 30 Y                            7.000   MTLY   07/01/2031
31387U-CQ-2            FNMA PASS-THRU LNG 30 Y                            6.500   MTLY   06/01/2031
31388A-KN-3            FNMA PASS-THRU LNG 30 Y                            7.000   MTLY   09/01/2031
31388Y-2Y-7            FNMA PASS-THRU INT 15 Y                            6.500   MTLY   12/01/2015
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                     2                                         9                10          11              12






                                                                                                   Rate
                                                                                                   Used
                                                                                                    to
                                                                  Book/Adjusted                   Obtain
    CUSIP                                                            Carrying        Par           Fair         Fair
Identification                Description                             Value         Value          Value       Value
-----------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
31331L-J9-0            FEDERAL FARM CR BKS CONS                       1,041,127     1,000,000    105.5940     1,055,940
3133MD-GE-7            FEDERAL HOME LN BKS                              906,297       900,000    100.5940       905,346
31359M-JX-2            FEDERAL NATL MTG ASSN
912810-FJ-2            UNITED STATES TREAS BDS                        2,369,558     2,200,000    117.4060     2,582,932
912810-FM-5            UNITED STATES TREAS BDS                       10,807,776     9,415,000    119.6560    11,265,612
912810-FP-8            UNITED STATES TREAS BDS                          746,264       725,000    109.0310       790,475
912827-3S-9            UNITED STATES TREAS NTS
912827-3Z-3            UNITED STATES TREAS NTS                        1,501,185     1,500,000    100.6880     1,510,320
912827-4Y-5            UNITED STATES TREAS NTS                        3,237,081     2,675,984    111.4690     2,982,893
912827-6X-5            UNITED STATES TREAS NTS                           26,512        25,000    107.8440        26,961
912827-7H-9            UNITED STATES TREASURY NOTES                   2,004,099     2,000,000    102.0000     2,040,000
912827-7K-2            UNITED STATES TREAS NTS                       18,810,510    18,615,000    101.8750    18,964,031
912827-R8-7            US TREASURY NOTE                               4,118,183     3,740,000    111.6560     4,175,934
912827-U8-3            UNITED STATES TREAS NTS                        3,732,336     3,350,000    111.8440     3,746,774
912828-AA-8            UNITED STATES TREAS NTS                          101,520      1,00,000    102.8750       102,875
912828-AD-2            UNITED STATES TREAS NTS                          555,524       550,000    102.6560       564,608
912828-AE-0            UNITED STATES TREAS NTS                        2,812,612     2,775,000    102.2190     2,836,577
912828-AK-6            UNITED STATES TREAS NTS                        3,400,868     3,380,000    101.1250     3,418,025
91362*-AA-9            MORTGAGE GUARANTY TAX AND LOSS BONDS         138,870,000   138,870,000               138,870,000
91362*-AB-7            MORTGAGE GUARANTY TAX AND LOSS                 3,600,000     3,600,000                 3,600,000
91362*-AC-5            MORTGAGE GUARANTY TAX AND LOSS                 2,500,000     2,500,000                 2,500,000
91362*-AD-3            MORTGAGE GUARANTY TAX AND LOSS                 3,500,000     3,500,000                 3,500,000
91362*-AE-1            MORTGAGE GUARANTY TAX AND LOSS                   500,000       500,000                   500,000
91362*-AF-8            MORTGAGE GUARANTY TAX AND LOSS                 2,850,000     2,850,000                 2,850,000
91362*-AG-6            MORTGAGE GUARANTY TAX AND LOSS                 4,000,000     4,000,000                 4,000,000
91362*-AH-4            MORTGAGE GUARANTY TAX AND LOSS                 3,000,000     3,000,000                 3,000,000
91362*-A2-             MORTGAGE GUARANTY TAX AND LOSS                 4,000,000     4,000,000                 4,000,000
91362*-AK-7            MORTGAGE GUARANTY TAX AND LOSS                 1,200,000     1,200,000                 1,200,000
91362*-AM-3            MORTGAGE GUARANTY TAX AND LOSS                 4,000,000     4,000,000                 4,000,000
91362*-AN-1            MORTGAGE GUARANTY TAX AND LOSS                 5,000,000     5,000,000                 5,000,000
91362*-AO-9            MORTGAGE GUARANTY TAX AND LOSS                 4,500,000     4,500,000                 4,500,000
91362*-AP-6            MORTGAGE GUARANTY TAX AND LOSS                57,936,216    57,936,216                57,936,216
91362*-AQ-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT      23,000,000    23,000,000                23,000,000
91362*-AR-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT      11,500,000    11,500,000                11,500,000
91362*-AS-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT       6,249,433     6,249,433                 6,249,433
91362*-AT-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT      17,000,000    17,000,000                17,000,000
-----------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
   --------------------------
   0199999 - Total Bonds - U.S. Government - Issuer Obligations     349,377,101   346,156,633      XXX      350,174,952
-----------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
01F060-6D-2            FNMA PASS-THRU LNG 30 Y FNMA                     742,898       725,000    103.3440       749,244
01N062-61-5            GNMA TBA                                       2,622,656     2,500,000    104.8750     2,621,875
31287T-2E-4            FHLMC PC GOLD CAS                                233,218       223,108    104.8460       233,921
31287V-AQ-3            FHLMC GOLD 30YR                                5,539,573     5,430,548    104.2260     5,660,090
3128GV-UG-3            FHLMC PC                                         706,425       684,499    104.4490       714,955
313401-KM-2            FHLMC PC CASH 30                                   6,580         6,205    124.5360         7,727
31377M-7K-1            FNMA PASS-THRU BLLN MUL                          762,864       683,895    112.4440       769,003
31377M-BG-5            FNMA PASS-THRU BLLN MUL                          502,213       454,620    111.2890       505,942
31386F-6B-6            FNMA PASS-THRU LNG 30 Y                        1,142,187     1,165,987    103.4000     1,205,631
31387E-MT-1            FNMA PASS-THRU LNG 30 Y                          365,368       361,138    104.9570       379,041
31387U-CQ-2            FNMA PASS-THRU LNG 30 Y                          310,906       300,030    104.0090       312,060
31388A-KN-3            FNMA PASS-THRU LNG 30 Y                          637,905       627,898    104.9570       659,026
31388Y-2Y-7            FNMA PASS-THRU INT 15 Y                          206,612       195,753    105.4170       206,359
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                     2                                         13                  Intrest                16
                                                                                --------------------------
                                                                                     14            15



                                                                                 Amount Due
                                                                                 and Accrued
                                                                                 Dec. 31 of
                                                                                Current Year     Gross        Increase
                                                                                  on Bonds       Amount      (Decrease)
    CUSIP                                                           Actual         not in        Recieved        by
Identification                Description                            Cost          Default     During Year   Adjustment
-----------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
31331L-J9-0            FEDERAL FARM CR BKS CONS                     1,044,720        9,236                     (3,593)
3133MD-GE-7            FEDERAL HOME LN BKS                            906,297       15,375        45,000
31359M-JX-2            FEDERAL NATL MTG ASSN                                            52
912810-FJ-2            UNITED STATES TREAS BDS                      2,370,844       50,897        67,375       (1,286)
912810-FM-5            UNITED STATES TREAS BDS                     10,816,412       76,399       385,781       (7,505)
912810-FP-8            UNITED STATES TREAS BDS                        746,339       14,719        18,141          (80)
912827-3S-9            UNITED STATES TREAS NTS                                      10,406
912827-3Z-3            UNITED STATES TREAS NTS                      1,526,367       28,032        82,500       (7,248)
912827-4Y-5            UNITED STATES TREAS NTS                      3,264,398       47,902                    (27,316)
912827-6X-5            UNITED STATES TREAS NTS                         26,595          150           578          (83)
912827-7H-9            UNITED STATES TREASURY NOTES         2,006,841          180        65,000       (2,742)
912827-7K-2            UNITED STATES TREAS NTS                     18,879,607      233,699        39,225      (69,097)
912827-R8-7            US TREASURY NOTE                             4,193,475       38,239       147,263      (75,292)
912827-U8-3            UNITED STATES TREAS NTS                      3,767,084       82,248                    (34,748)
912828-AA-8            UNITED STATES TREAS NTS                        102,070          926         1,813         (550)
912828-AD-2            UNITED STATES TREASURY NOTES                   557,219        1,571         8,938       (1,695)
912828-AE-0            UNITED STATES TREAS NTS                      2,819,069          220        39,891       (6,457)
912828-AK-6            UNITED STATES TREAS NTS                      3,402,829       24,405                     (1,962)
91362*-AA-9            MORTGAGE GUARANTY TAX AND LOSS BONDS       138,870,000
91362*-AB-7            MORTGAGE GUARANTY TAX AND LOSS               3,600,000
91362*-AC-5            MORTGAGE GUARANTY TAX AND LOSS               2,500,000
91362*-AD-3            MORTGAGE GUARANTY TAX AND LOSS               3,500,000
91362*-AE-1            MORTGAGE GUARANTY TAX AND LOSS                 500,000
91362*-AF-8            MORTGAGE GUARANTY TAX AND LOSS               2,850,000
91362*-AG-6            MORTGAGE GUARANTY TAX AND LOSS               4,000,000
91362*-AH-4            MORTGAGE GUARANTY TAX AND LOSS               3,000,000
91362*-A2-             MORTGAGE GUARANTY TAX AND LOSS               4,000,000
91362*-AK-7            MORTGAGE GUARANTY TAX AND LOSS               1,200,000
91362*-AM-3            MORTGAGE GUARANTY TAX AND LOSS               4,000,000
91362*-AN-1            MORTGAGE GUARANTY TAX AND LOSS               5,000,000
91362*-AO-9            MORTGAGE GUARANTY TAX AND LOSS               4,500,000
91362*-AP-6            MORTGAGE GUARANTY TAX AND LOSS              57,936,216
91362*-AQ-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT    23,000,000
91362*-AR-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT    11,500,000
91362*-AS-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT     6,249,433
91362*-AT-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT    17,000,000
-----------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
   --------------------------
   0199999 - Total Bonds - U.S. Government - Issuer Obligations   349,635,815      634,656       901,505     (239,654)
-----------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
01F060-6D-2            FNMA PASS-THRU LNG 30 Y FNMA                   742,898
01N062-61-5            GNMA TBA                                     2,622,656
31287T-2E-4            FHLMC PC GOLD CAS                              233,921        1,301         5,206       (2,048)
31287V-AQ-3            FHLMC GOLD 30YR                              5,540,856  29,415       147,077       (3,675)
3128GV-UG-3            FHLMC PC                                       706,425        3,423        10,267       (3,622)
313401-KM-2            FHLMC PC CASH 30                                 6,732           84         1,256          (25)
31377M-7K-1            FNMA PASS-THRU BLLN MUL                        762,864        3,682
31377M-BG-5            FNMA PASS-THRU BLLN MUL                        502,213        2,396
31386F-6B-6            FNMA PASS-THRU LNG 30 Y                      1,142,120        5,830        58,299        9,281
31387E-MT-1            FNMA PASS-THRU LNG 30 Y                        365,370        2,107        25,280       (3,035)
31387U-CQ-2            FNMA PASS-THRU LNG 30 Y                        310,906        1,625
31388A-KN-3            FNMA PASS-THRU LNG 30 Y                        637,905        3,663        43,953       (5,111)
31388Y-2Y-7            FNMA PASS-THRU INT 15 Y                        206,612        1,060         3,181         (433)
--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                     2                                        17              18          19        20        21


                                                                                 Amount of
                                                                               Interest Due
                                                                               and Accrued
                                                                                  Dec. 31
                                                                                   Current                           Effec-
                                                                   Increase       Year, on                            tive
                                                                  (Decrease)      Bonds in                            Rate
                                                                  by Foreign   Default as to    NAIC                   of
    CUSIP                                                          Exchange    Principal of    Desig-     Date        In-
Identification                Description                         Adjustment     Interest      nation   Acquired     terest
---------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
31331L-J9-0            FEDERAL FARM CR BKS CONS                                                1PE      10/16/2002    2.514
3133MD-GE-7            FEDERAL HOME LN BKS                                                     1PE      12/01/2001
31359M-JX-2            FEDERAL NATL MTG ASSN                                                   1        11/14/2001
912810-FJ-2            UNITED STATES TREAS BDS                                                 1        06/14/2002    5.566
912810-FM-5            UNITED STATES TREAS BDS                                                 1        11/14/2002    5.226
912810-FP-8            UNITED STATES TREAS BDS                                                 1        08/14/2002    5.173
912827-3S-9            UNITED STATES TREAS NTS                                                 1PE      01/26/1998
912827-3Z-3            UNITED STATES TREAS NTS                                                 1        04/09/1999    4.995
912827-4Y-5            UNITED STATES TREAS NTS                                                 1        10/11/2002    0.361
912827-6X-5            UNITED STATES TREAS NTS                                                 1        10/17/2002    2.734
912827-7H-9            UNITED STATES TREASURY NOTES                                    1        05/10/2002    3.040
912827-7K-2            UNITED STATES TREAS NTS                                                 1        08/14/2002    2.013
912827-R8-7            US TREASURY NOTE                                                        1        08/14/2002    2.317
912827-U8-3            UNITED STATES TREAS NTS                                                 1        10/17/2002    2.009
912828-AA-8            UNITED STATES TREAS NTS                                                 1        07/12/2002    2.377
912828-AD-2            UNITED STATES TREAS NTS                                                 1        07/17/2002    2.521
912828-AE-0            UNITED STATES TREASURY NOTES                                            1        11/19/2002    1.952
912828-AK-6            UNITED STATES TREAS NTS                                                 1        11/05/2002    1.746
91362*-AA-9            MORTGAGE GUARANTY TAX AND LOSS BONDS                                    1        01/02/2002
91362*-AB-7            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AC-5            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AD-3            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AE-1            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AF-8            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AG-6            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AH-4            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-A2-             MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AK-7            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AM-3            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AN-1            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AO-9            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AP-6            MORTGAGE GUARANTY TAX AND LOSS                                          1Z       01/02/2002
91362*-AQ-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                                1Z       06/17/2002
91362*-AR-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                                1Z       09/16/2002
91362*-AS-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                                1Z       09/30/2002
91362*-AT-1            MORTGAGE GUARANTY TAX AND LOS GOVERNMENT                                1Z       12/16/2002
---------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                       XXX        XXX        XXX
   --------------------------
   0199999 - Total Bonds - U.S. Government - Issuer Obligations                                 XXX        XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
01F060-6D-2            FNMA PASS-THRU LNG 30 Y FNMA                                            1PE      11/12/2002    5.739
01N062-61-5            GNMA TBA                                                                1PE      12/23/2002    6.013
31287T-2E-4            FHLMC PC GOLD CAS                                                       1PE      07/25/2002    4.628
31287V-AQ-3            FHLMC GOLD 30YR                                                         1PE      06/14/2002    6.234
3128GV-UG-3            FHLMC PC                                                                1PE      08/22/2002    4.388
313401-KM-2            FHLMC PC CASH 30                                                        1PE      09/10/1985   12.662
31377M-7K-1            FNMA PASS-THRU BLLN MUL                                                 1PE      12/23/2002    2.825
31377M-BG-5            FNMA PASS-THRU BLLN MUL                                                 1PE      12/23/2002    2.566
31386F-6B-6            FNMA PASS-THRU LNG 30 Y                                                 1PE      01/08/2002    6.331
31387E-MT-1            FNMA PASS-THRU LNG 30 Y                                                 1PE      07/11/2001    6.616
31387U-CQ-2            FNMA PASS-THRU LNG 30 Y                                                 1PE      11/12/2002    4.191
31388A-KN-3            FNMA PASS-THRU LNG 30 Y                                                 1PE      08/27/2001    6.024
31388Y-2Y-7            FNMA PASS-THRU INT 15 Y                                                 1PE      09/18/2002    3.525
---------------------------------------------------------------------------------------------------------------------------

                                      E08

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
      1                            2                               3       Interest         6               7             8
                                                                        --------------
                                                                           4        5








    CUSIP                                                                 Rate    How     Maturity                     Option
Identification                Description                         *       of     Paid      Date       Option Date   Call Price
-------------------------------------------------------------------------------------------------------------------------------
31389N-7D-1            FNMA PASS-THRU LNG 30 Y                            7.000    MTLY   09/01/2031
31390L-F7-6            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   08/01/2032
31390L-FF-8            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   07/01/2032
31390L-V7-8            FNMA PASS-THRU LNG 30 Y                            7.000    MTLY   07/01/2032
31390L-WX-0            FNMA PASS-THRU LNG 30 Y                            7.000    MTLY   07/01/2032
31390N-P4-8            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   07/01/2032
31390N-UL-4            FNMA PASS-THRU INT 15 Y                            6.000    MTLY   08/01/2017
31390P-DC-8            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   08/01/2032
31390T-LQ-0            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   08/01/2032
31390T-LV-9            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   08/01/2032
31390U-YD-2            FNMA PASS-THRU LNG 30 Y                            6.500    MTLY   09/01/2032
31391E-AQ-4            FNMA PASS-THRU INT 15 Y                            6.000    MTLY   09/01/2017
31392D-YE-6            FANNIEMAE GRANTOR TRUST                            4.768    MTLY   04/25/2012   04/01/2012     100.000
36225A-QD-5            GNMA PASS-THRU X PLATINUM                          7.000    MTLY   10/15/2026   10/01/2026     100.000
36225B-AU-2            GNMA PASS-THRU X PLATINUM                          9.500    MTLY   10/15/2018   10/01/2018     100.000
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
   0299999 - Total Bonds - U.S. Government - Single Class Mortgage-Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government
-------------------------------------------------------------------------------------------------------------------------------
   0399999 - Totals - U.S. Government Bonds
-------------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
-------------------------------------------------------------------------------------------------------------------------------
683234-RV-2            ONTARIO PROV CDA                                   5.125      JJ   07/17/2012
748148-BW-2            QUEBEC PROV CDA                                    5.000      JJ   07/17/2009
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL CANADA
-------------------------------------------------------------------------------------------------------------------------------
  0499999 - Total Bonds - All Other Government - Issuer Obligations
-------------------------------------------------------------------------------------------------------------------------------
  1099997 - Bonds - All Other Governments - Canada
-------------------------------------------------------------------------------------------------------------------------------
  1099999 - Total - All Other Government Bonds
-------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
-------------------------------------------------------------------------------------------------------------------------------
010653-EN-9            ALABAMA WTR POLLUTION CTL AUT LVIN                 5.000      FA   08/15/2004
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA
-------------------------------------------------------------------------------------------------------------------------------
ALASKA
-------------------------------------------------------------------------------------------------------------------------------
033160-6X-5            ANCHORAGE ALASKA                                   5.375      AO   10/01/2011   10/01/2005     100.000
033160-6Z-0            ANCHORAGE ALASKA                                   5.375      AO   10/01/2011
033160-C5-9            ANCHORAGE ALASKA                                   6.000      FA   02/01/2015   02/01/2005     100.000
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA
-------------------------------------------------------------------------------------------------------------------------------
ARKANSAS
-------------------------------------------------------------------------------------------------------------------------------
041039-QS-0            ARKANSAS ST                                                 NONE   06/01/2012
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS
-------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-------------------------------------------------------------------------------------------------------------------------------
130624-JC-4            CALIFORNIA ST                                      5.500      AO   10/01/2009
130628-SJ-0            CALIFORNIA ST                                      5.400      JD   12/01/2015
13062N-3L-9            CALIFORNIA ST FOR PREVIOU                          5.000      AO   10/01/2028   10/01/2012     100.000
13062N-H7-5            CALIFORNIA ST                                      5.250      FA   02/01/2029
798135-UR-8            SAN JOSE CALIF                                     5.000      MS   09/01/2028   09/01/2012     100.000
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA
-------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-------------------------------------------------------------------------------------------------------------------------------
20772E-PU-1            CONNECTICUT ST                                     5.250      AO   10/01/2009   10/01/2005     101.000
20772F-HV-5            CONNECTICUT ST FOR PREV 10                         5.375      JD   06/15/2013   06/15/2011     100.000
20772F-RY-8            CONNECTICUT ST FOR PREV 10                         5.125      MN   11/15/2017   11/15/2011     100.000
20772F-ZC-7            CONNECTICUT ST SER A                               5.375      AO   04/15/2013   04/15/2012     100.000
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      1                            2                                   9               10          11              12






                                                                                                   Rate
                                                                                                   Used
                                                                                                    to
                                                                  Book/Adjusted                   Obtain
    CUSIP                                                            Carrying        Par           Fair         Fair
Identification                Description                              Value        Value          Value       Value
----------------------------------------------------------------------------------------------------------------------
31389N-7D-1            FNMA PASS-THRU     LNG 30 Y                      118,920       115,334   104.8970       120,920
31390L-F7-6            FNMA PASS-THRU     LNG 30 Y                      425,895       412,426   104.1520       429,552
31390L-FF-8            FNMA PASS-THRU     LNG 30 Y                      696,584       674,555   104.1520       702,565
31390L-V7-8            FNMA PASS-THRU     LNG 30 Y                      201,588       192,821   105.1100       202,674
31390L-WX-0            FNMA PASS-THRU     LNG 30 Y                       73,529        70,331   105.1100        73,925
31390N-P4-8            FNMA PASS-THRU     LNG 30 Y                      316,606       305,116   104.1520       317,786
31390N-UL-4            FNMA PASS-THRU     INT 15 Y                    1,325,610     1,271,759   104.5670     1,329,842
31390P-DC-8            FNMA PASS-THRU     LNG 30 Y                      275,173       266,370   104.1520       277,431
31390T-LQ-0            FNMA PASS-THRU     LNG 30 Y                      298,763       289,206   104.1520       301,215
31390T-LV-9            FNMA PASS-THRU     LNG 30 Y                      349,176       338,006   104.1520       352,041
31390U-YD-2            FNMA PASS-THRU     LNG 30 Y                    1,145,309     1,107,415   104.1520     1,153,398
31391E-AQ-4            FNMA PASS-THRU     INT 15 Y                    2,016,214     1,934,308   104.5670     2,022,651
31392D-YE-6            FANNIEMAE GRANTOR TRUST                          145,508       145,645   105.5760       153,768
36225A-QD-5            GNMA PASS-THRU X PLATINUM                        365,820       358,815   106.5110       382,177
36225B-AU-2            GNMA PASS-THRU X PLATINUM                        485,396       449,999   112.3770       505,695
----------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                            22,019,496    21,290,787      XXX      22,350,576
----------------------------------------------------------------------------------------------------------------------
   0299999 - Total Bonds - U.S. Government - Single Class
      Mortgage Backed/Asset-Backed Securities                        22,019,496    21,290,787      XXX      22,350,576
----------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                371,396,597   367,447,420      XXX     372,525,528
----------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                          371,396,597   367,447,420      XXX     372,525,528
----------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
----------------------------------------------------------------------------------------------------------------------
683234-RV-2            ONTARIO PROV CDA                                 124,693       125,000   106.7490       133,436
748148-BW-2            QUEBEC PROV CDA                                  124,311       125,000   106.8570       133,571
----------------------------------------------------------------------------------------------------------------------
                   TOTAL CANADA                                         249,004       250,000     XXX          267,007
----------------------------------------------------------------------------------------------------------------------
  0499999 - Total Bonds - All Other Government - Issuer
      Obligations                                                       249,004       250,000     XXX          267,007
----------------------------------------------------------------------------------------------------------------------
  1099997 - Bonds - All Other Governments - Canada                      249,004       250,000     XXX          267,007
----------------------------------------------------------------------------------------------------------------------
  1099999 - Total - All Other Government Bonds                          249,004       250,000     XXX          267,007
----------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------------------
010653-EN-9            ALABAMA WTR POLLUTION CTL AUT LVIN             1,038,189     1,000,000   105.8410     1,058,410
----------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                   1,038,189     1,000,000     XXX        1,058,410
----------------------------------------------------------------------------------------------------------------------
ALASKA
----------------------------------------------------------------------------------------------------------------------
033160-6X-5            ANCHORAGE ALASKA                                 497,800       500,000   110.0430       550,215
033160-6Z-0            ANCHORAGE ALASKA                                 495,705       500,000   105.6760       528,380
033160-C5-9            ANCHORAGE ALASKA                                 505,095       500,000   109.2140       546,070
----------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                                    1,498,600     1,500,000     XXX        1,624,665
----------------------------------------------------------------------------------------------------------------------
ARKANSAS
----------------------------------------------------------------------------------------------------------------------
041039-QS-O            ARKANSAS ST                                      149,299       250,000    68.5290       171,323
----------------------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS                                                    149,299       250,000     XXX          171,323
----------------------------------------------------------------------------------------------------------------------
CALIFORNIA
----------------------------------------------------------------------------------------------------------------------
130624-JC-4            CALIFORNIA ST                                  1,510,073     1,500,000   116.0080     1,740,120
130628-SJ-0            CALIFORNIA ST                                    500,000       500,000   104.1110       520,555
13062N-3L-9            CALIFORNIA ST FOR PREVIOUS                     5,053,736     5,000,000   100.9920     5,049,600
13062N-H7-5            CALIFORNIA ST                                  4,909,418     5,000,000   101.2200     5,061,000

798135-UR-8            SAN JOSE CALIF                                 5,859,253     5,900,000   101.5260     5,990,034
----------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                               17,832,480    17,900,000     XXX       18,361,309
----------------------------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------------------------
20772E-PU-1            CONNECTICUT ST                                 2,279,835     2,250,000   110.6930     2,490,593
20772F-HV-5            CONNECTICUT ST FOR PREV 10                     5,418,184     5,000,000   112.7070     5,635,350
20772F-RY-8            CONNECTICUT ST FOR PREV 10                     2,532,003     2,450,000   107.6550     2,637,548
20772F-ZC-7            CONNECTICUT ST SER A                           4,348,386     4,050,000   113.8440     4,610,682
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                           2                                     13                Intrest               16
                                                                                --------------------------
                                                                                     14            15



                                                                                  Amount Due
                                                                                 and Accrued
                                                                                  Dec. 31 of
                                                                                 Current Year     Gross        Increase
                                                                                   on Bonds       Amount      (Decrease)
    CUSIP                                                            Actual         not in      Recieved          by
Identification                Description                             Cost          Default     During Year   Adjustment
------------------------------------------------------------------------------------------------------------------------
31389N-7D-1            FNMA PASS-THRU     LNG 30 Y                    118,920            673         4,709         (213)
31390L-F7-6            FNMA PASS-THRU     LNG 30 Y                    425,895          2,234         8,936         (298)
31390L-FF-8            FNMA PASS-THRU     LNG 30 Y                    696,584          3,654        14,615         (753)
31390L-V7-8            FNMA PASS-THRU     LNG 30 Y                    201,588          1,125         4,499         (236)
31390L-WX-0            FNMA PASS-THRU     LNG 30 Y                     73,529            410         1,641         (206)
31390N-P4-8            FNMA PASS-THRU     LNG 30 Y                    316,606          1,653         4,958         (707)
31390N-UL-4            FNMA PASS-THRU     INT 15 Y                  1,325,610          6,359        19,076       (5,035)
31390P-DC-8            FNMA PASS-THRU     LNG 30 Y                    275,173          1,443         7,214         (282)
31390T-LQ-0            FNMA PASS-THRU     LNG 30 Y                    298,763          1,567         7,833         (353)
31390T-LV-9            FNMA PASS-THRU     LNG 30 Y                    349,176          1,831         9,154         (393)
31390U-YD-2            FNMA PASS-THRU     LNG 30 Y                  1,145,309          5,999        17,995         (599)
31391E-AQ-4            FNMA PASS-THRU     INT 15 Y                  2,016,214          9,672        29,015       (2,757)
31392D-YE-6            FANNIEMAE GRANTOR TRUST                        145,508            116         2,890           (2)
36225A-QD-5            GNMA PASS-THRU X PLATINUM                      366,159          2,093        25,117       (3,507)
36225B-AU-2            GNMA PASS-THRU X PLATINUM                      487,687          3,562        42,750      (14,742)
------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                          22,023,496         96,977       494,921      (38,751)
------------------------------------------------------------------------------------------------------------------------
   0299999 - Total Bonds - U.S. Government - Single Class
      Mortgage                                                     22,023,496         96,977       494,921      (38,751)
------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                              371,659,311        731,633     1,396,426     (278,405)
------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                        371,659,311        731,633     1,396,426     (278,405)
------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
------------------------------------------------------------------------------------------------------------------------
683234-RV-2            ONTARIO PROV CDA                                124,681         2,918                         11
748148-BW-2            QUEBEC PROV CDA                                 124,271         2,847                         40
------------------------------------------------------------------------------------------------------------------------
      TOTAL CANADA                                                     248,952         5,765                         51
------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government -
      Issuer Obligations                                               248,952         5,765                         51
------------------------------------------------------------------------------------------------------------------------
  1099997 - Bonds - All Other Governments - Canada                     248,952         5,765                         51
------------------------------------------------------------------------------------------------------------------------
  1099999 - Total - All Other Government Bonds                         248,952         5,765                         51
------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
------------------------------------------------------------------------------------------------------------------------
010653-EN-9            ALABAMA WTR POLLUTION CTL AUT LVIN            1,058,900        18,889        50,000      (20,711)
------------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                  1,058,900        18,889        50,000      (20,711)
------------------------------------------------------------------------------------------------------------------------
ALASKA
------------------------------------------------------------------------------------------------------------------------
033160-6X-5            ANCHORAGE ALASKA                                493,410         6,719        26,875          722
033160-6Z-0            ANCHORAGE ALASKA                                493,410         6,719        26,875          373
033160-C5-9            ANCHORAGE ALASKA                                516,700        12,500        30,000       (2,250)
------------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                                   1,503,520        25,938        83,750       (1,155)
------------------------------------------------------------------------------------------------------------------------
ARKANSAS
------------------------------------------------------------------------------------------------------------------------
041039-QS-O            ARKANSAS ST                                     102,440                                    7,954
------------------------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS                                                   102,440                                    7,954
------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------
130624-JC-4            CALIFORNIA ST                                 1,511,596        20,625        82,500       (1,209)
130628-SJ-0            CALIFORNIA ST                                   500,000         2,250        27,000
13062N-3L-9            CALIFORNIA ST FOR PREVIOUS                    5,054,500        62,500                       (764)
13062N-H7-5            CALIFORNIA ST                                 4,907,850       109,375        87,500        1,568
798135-UR-8            SAN JOSE CALIF                                5,857,284       147,500                      1,969
------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                              17,831,230       342,250       197,000        1,564
------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
------------------------------------------------------------------------------------------------------------------------
20772E-PU-1            CONNECTICUT ST                                2,282,946        29,531       118,125       (2,428)
20772F-HV-5            CONNECTICUT ST FOR PREV 10                    5,440,850        11,944       268,750      (22,666)
20772F-RY-8            CONNECTICUT ST FOR PREV 10                    2,536,167        16,044        62,781       (4,163)
20772F-ZC-7            CONNECTICUT ST SER A                          4,365,455        45,956       108,844      (17,069)
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                            2                                17              18          19         20          21


                                                                                 Amount of
                                                                                Interest Due
                                                                                and Accrued
                                                                                  Dec. 31
                                                                                  Current                            Effec-
                                                                   Increase       Year, on                            tive
                                                                  (Decrease)      Bonds in                            Rate
                                                                  by Foreign   Default as to    NAIC                   of
    CUSIP                                                          Exchange     Principal or   Desig-     Date        in-
Identification                Description                         Adjustment      Interest     nation    Acquired    terest
--------------------------------------------------------------------------------------------------------------------------
31389N-7D-1            FNMA PASS-THRU     LNG 30 Y                                             1PE      05/14/2002    5.865
31390L-F7-6            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/22/2002    5.082
31390L-FF-8            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/22/2002    5.081
31390L-V7-8            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/25/2002    4.167
31390L-WX-0            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/25/2002    4.167
31390N-P4-8            FNMA PASS-THRU     LNG 30 Y                                             1PE      09/12/2002    4.107
31390N-UL-4            FNMA PASS-THRU     INT 15 Y                                             1PE      09/18/2002    3.863
31390P-DC-8            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/25/2002    5.046
31390T-LQ-0            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/25/2002    5.046
31390T-LV-9            FNMA PASS-THRU     LNG 30 Y                                             1PE      07/25/2002    5.046
31390U-YD-2            FNMA PASS-THRU     LNG 30 Y                                             1PE      08/20/2002    4.299
31391E-AQ-4            FNMA PASS-THRU     INT 15 Y                                             1PE      09/18/2002    3.865
31392D-YE-6            FANNIEMAE GRANTOR TRUST                                                 1PE      07/18/2002    4.720
36225A-QD-5            GNMA PASS-THRU X PLATINUM                                               1PE      04/21/1999    6.601
36225B-AU-2            GNMA PASS-THRU X PLATINUM                                               1PE      12/02/1998    7.207
---------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                       XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
   0299999 - Total Bonds - U.S. Government - Single Class
      Mortgage Backed/Asset-Backed Securities                                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                                            XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
   0399999 - Totals - U.S. Government Bonds                                                     XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
--------------------------------------------------------------------------------------------------------------------------
683234-RV-2            ONTARIO PROV CDA                                                        1        07/10/2002   5.158
748148-BW-2            QUEBEC PROV CDA                                                         1        07/09/2002   5.100
--------------------------------------------------------------------------------------------------------------------------
      TOTAL CANADA                                                                              XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer
      Obligations                                                                               XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
  1099997 - Bonds - All  Other Governments - Canada                                             XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
  1099999 - Total - All Other Government Bonds                                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
--------------------------------------------------------------------------------------------------------------------------
010653-EN-9            ALABAMA WTR POLLUTION CTL AUT LVIN                                      1        01/31/2002   2.580
--------------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                                             XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
ALASKA
--------------------------------------------------------------------------------------------------------------------------
033160-6X-5            ANCHORAGE ALASKA                                                        1        11/09/1995   5.550
033160-6Z-0            ANCHORAGE ALASKA                                                        1        11/09/1995   5.550
033160-C5-9            ANCHORAGE ALASKA                                                        1        02/10/1997   5.476
--------------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                                                              XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
ARKANSAS
--------------------------------------------------------------------------------------------------------------------------
041039-QS-0            ARKANSAS ST.                                                            1PE      02/12/1996   5.550
--------------------------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS                                                                            XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------
130624-JC-4            CALIFORNIA ST                                                           1        09/01/2001   5.380
130628-SJ-0            CALIFORNIA ST                                                           1PE      12/15/1997   5.400
13062N-3L-9            CALIFORNIA ST FOR PREVIOUS                                              1        10/16/2002   4.860
13062N-H7-5            CALIFORNIA ST                                                           1        03/15/2002   5.380
798135-UR-8            SAN JOSE CALIF                                                          1        08/07/2002   5.090
--------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                                          XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------
20772E-PU-1            CONNECTICUT ST                                                          1        09/01/2001   5.071
20772F-HV-5            CONNECTICUT ST FOR PREV 10                                              1        06/06/2002   4.190
20772F-RY-8            CONNECTICUT ST FOR PREV 10                                              1        05/31/2002   4.660
20772F-ZC-7            CONNECTICUT ST SER A                                                    1        04/25/2002   4.400
--------------------------------------------------------------------------------------------------------------------------

                                     E08.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------
      1                         2              3      Interest          6            7              8
                                                    -------------
                                                      4       5
   CUSIP                                             Rate    How     Maturity                    Option
Identification         Description             *      of     Paid      Date      Option Date   Call Price
----------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT
----------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
----------------------------------------------------------------------------------------------------------
25476A-GT-0      DISTRICT COLUMBIA                  5.750   JD      06/01/2003
25476A-YK-9      DISTRICT COLUMBIA                  6.250   JD      06/01/2004
----------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA
----------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------
341422-V6-7      FLORIDA ST BRD ED CAP OUT          5.000   JD      06/01/2025
341426-BK-9      FLORIDA ST BRD ED CAP OUT          5.500   JD      06/01/2015    06/01/2012      101.000
593388-Z5-3      MIAMI FLA                          5.500   JJ      01/01/2017    01/01/2012      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA
----------------------------------------------------------------------------------------------------------
GEORGIA
----------------------------------------------------------------------------------------------------------
373383-MP-0      GEORGIA ST                         5.000   AO      10/01/2018
373383-RK-6      GEORGIA ST                         5.125   MN      05/01/2015    05/01/2012      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA
----------------------------------------------------------------------------------------------------------
HAWAII
----------------------------------------------------------------------------------------------------------
419779-HS-5      HAWAII ST                          6.300   MS      03/01/2006
419779-JH-7      HAWAII ST                          6.000   AO      10/01/2009
419779-RJ-4      HAWAII ST                          5.500   JD      06/01/2010    06/01/2003      101.000
419780-PX-3      HAWAII ST                          5.700   MS      09/01/2013    09/01/2009      101.000
419780-WJ-6      HAWAII ST                          5.500   FA      02/01/2014    02/01/2012      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL HAWAII
----------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------
097552-HB-2      BOLINGBROOK ILL                            NONE    01/01/2019    01/01/2008       53.919
097552-HC-0      BOLINGBROOK ILL                            NONE    01/01/2020    01/01/2008       50.884
167484-B8-6      CHICAGO ILL                        5.500   JJ      01/01/2019    01/01/2011      100.000
213183-ZD-1      COOK CNTY ILL                      5.750   MN      11/15/2012    11/15/2006      101.000
452150-6C-4      ILLINOIS ST                        5.125   FA      02/01/2027
508655-GZ-4      LAKE CNTY ILL CMNTY
                    UNIT SCH DIST NO 60             6.000   MN      11/01/2003
----------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS
----------------------------------------------------------------------------------------------------------
IOWA
----------------------------------------------------------------------------------------------------------
222147-HG-8      COUNCIL BLUFFS IOWA CMNTY          5.600   JD      06/01/2010    06/01/2006      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL IOWA
----------------------------------------------------------------------------------------------------------
KANSAS
----------------------------------------------------------------------------------------------------------
224856-AX-2      CRAWFORD CNTY KANS UNI SC          6.000   MS      09/01/2003
----------------------------------------------------------------------------------------------------------
   TOTAL KANSAS
----------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------
574192-TQ-3      MARYLAND ST                        5.500   FA      08/01/2014
----------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND
----------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------
57582N-JV-8      MASSACHUSETTS ST                   5.500   JJ      01/01/2015    01/01/2013      100.000
57582N-JX-4      MASSACHUSETTS ST                   5.375   JJ      01/01/2017    01/01/2013      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS
----------------------------------------------------------------------------------------------------------
MICHIGAN
----------------------------------------------------------------------------------------------------------
594610-WK-9      MICHIGAN ST                        5.125   MN      11/01/2010    11/01/2005      101.000
594610-WU-7      MICHIGAN ST                        5.125   MN      11/01/2010
610628-JZ-3      MONROE CNTY MICH                   5.450   MN      05/01/2010
----------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN
----------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------
604128-4K-1      MINNESOTA ST                       5.250   MN      11/01/2016    11/01/2012      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA
----------------------------------------------------------------------------------------------------------
MISSISSIPPI
----------------------------------------------------------------------------------------------------------
605579-3C-3      MISSISSIPPI ST                     5.000   MN      11/01/2021    11/01/2011      100.000
----------------------------------------------------------------------------------------------------------
   TOTAL MISSISSIPPI
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
      1                         2                       9           10          11          12          13
                                                                               Rate
                                                                               Used
                                                                                to
                                                Book/Adjusted                 Obtain
   CUSIP                                          Carrying         Par         Fair         Fair       Actual
Identification           Description                Value         Value        Value       Value        Cost
---------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                               14,578,408   13,750,000     XXX      15,374,173   14,625,148
---------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
---------------------------------------------------------------------------------------------------------------
25476A-GT-O      DISTRICT COLUMBIA                    232,794      230,000   101.8840      234,333      241,578
25476A-YK-9      DISTRICT COLUMBIA                  2,643,814    2,635,000   102.3810    2,697,739    2,689,018
---------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                       2,876,608    2,865,000      XXX      2,932,072    2,930,596
---------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------
341422-V6-7      FLORIDA ST BRD ED CAP OUT          4,852,420    5,000,000   101.7490    5,087,450    4,845,900
341426-BK-9      FLORIDA ST BRD ED CAP OUT          6,178,478    5,690,000   113.2850    6,445,917    6,196,979
593388-Z5-3      MIAMI FLA                          5,366,180    5,000,000   110.3690    5,518,450    5,379,450
---------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                   16,397,078   15,690,000      XXX     17,051,817   16,422,329
---------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------
373383-MP-0      GEORGIA ST                         4,794,764    5,000,000   105.1060    5,255,300    4,777,300
373383-RK-6      GEORGIA ST                         5,338,091    5,000,000   109.4360    5,471,800    5,350,500
---------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                   10,132,855   10,000,000      XXX     10,727,100   10,127,800
---------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------
419779-HS-5      HAWAII ST                          2,904,433    2,780,000   113.3010    3,149,768    2,951,593
419779-JH-7      HAWAII ST                          1,396,160    1,400,000   117.1360    1,639,904    1,395,480
419779-RJ-4      HAWAII ST                          1,656,025    1,635,000   102.7780    1,680,420    1,703,310
419780-PX-3      HAWAII ST                          3,375,049    3,000,000   117.0860    3,512,580    3,399,660
419780-WJ-6      HAWAII ST                          1,087,792    1,000,000   112.5270    1,125,270    1,092,020
---------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                    10,419,459    9,815,000      XXX     11,107,942   10,542,063
---------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------
097552-HB-2      BOLINGBROOK ILL                      877,195    2,195,000    41.4860      910,618      644,013
097552-HC-0      BOLINGBROOK ILL                       73,543      195,000    38.9040       75,863       53,994
167484-B8-6      CHICAGO ILL                        4,288,194    4,220,000   108.0510    4,559,752    4,294,947
213183-ZD-1      COOK CNTY ILL                        504,113      500,000   114.7280      573,640      503,000
452150-6C-4      ILLINOIS ST                        7,386,412    7,500,000   101.9310    7,644,825    7,384,200
508655-GZ-4      LAKE CNTY ILL CMNTY
                    UNIT SCH DIST NO 60               515,213      500,000   103.9690      519,845      534,775
---------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                  13,644,670   15,110,000      XXX     14,284,543   13,414,929
---------------------------------------------------------------------------------------------------------------
IOWA
---------------------------------------------------------------------------------------------------------------
222147-HG-8      COUNCIL BLUFFS IOWA CMNTY            790,000      790,000   112.3450      887,526      790,000
---------------------------------------------------------------------------------------------------------------
   TOTAL IOWA                                         790,000      790,000      XXX        887,526      790,000
---------------------------------------------------------------------------------------------------------------
KANSAS
---------------------------------------------------------------------------------------------------------------
224856-AX-2      CRAWFORD CNTY KANS UNI SC            772,556      750,000   103.2070      774,053      784,793
---------------------------------------------------------------------------------------------------------------
   TOTAL KANSAS                                       772,556      750,000      XXX        774,053      784,793
---------------------------------------------------------------------------------------------------------------
MARYLAND
---------------------------------------------------------------------------------------------------------------
574192-TQ-3      MARYLAND ST                        3,401,879    3,000,000   115.8070    3,474,210    3,412,170
---------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND                                   3,401,879    3,000,000      XXX      3,474,210    3,412,170
---------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------
57582N-JV-8      MASSACHUSETTS ST                   5,517,489    5,000,000   111.9490    5,597,450    5,520,000
57582N-JX-4      MASSACHUSETTS ST                  10,756,322   10,000,000   109.5490   10,954,900   10,760,000
---------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                             16,273,811   15,000,000      XXX     16,552,350   16,280,000
---------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------
594610-WK-9      MICHIGAN ST                        1,018,919    1,020,000   110.5620    1,127,732    1,014,094
594610-WU-7      MICHIGAN ST                          473,161      480,000   108.6920      521,722      472,216
610628-JZ-3      MONROE CNTY MICH                     501,248      500,000   107.8950      539,475      501,945
---------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                   1,993,328    2,000,000      XXX      2,188,929    1,988,255
---------------------------------------------------------------------------------------------------------------
MINNESOTA
---------------------------------------------------------------------------------------------------------------
604128-4K-1      MINNESOTA ST                       3,538,258    3,325,000   109.1730    3,630,002    3,540,560
---------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA                                  3,538,258    3,325,000      XXX      3,630,002    3,540,560
---------------------------------------------------------------------------------------------------------------
MISSISSIPPI
---------------------------------------------------------------------------------------------------------------
605579-3C-3      MISSISSIPPI ST                     5,049,743    5,000,000   103.2370    5,161,850    5,054,350
---------------------------------------------------------------------------------------------------------------
   TOTAL MISSISSIPPI                                5,049,743    5,000,000      XXX      5,161,850    5,054,350
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
      1                         2                       Interest                 16            17           18
                                                --------------------------                               Amount of
                                                     14            15                                   Interest Due
                                                                                                        and Accrued
                                                 Amount Due                                               Dec. 31
                                                 and Accrued                                              Current
                                                 Dec. 31 of                                Increase       Year, on
                                                Current Year      Gross       Increase    (Decrease)      Bonds in
                                                  on Bonds       Amount      (Decrease)   by Foreign   Default as to
   CUSIP                                           not in       Received         by        Exchange     Principal or
Identification           Description               Default     During Year   Adjustment   Adjustment      Interest
--------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                               103,475       558,500      (46,326)
--------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
--------------------------------------------------------------------------------------------------------------------
25476A-GT-O      DISTRICT COLUMBIA                   1,102        13,225       (6,584)
25476A-YK-9      DISTRICT COLUMBIA                  13,724       164,688       (5,796)
--------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                       14,826       177,913      (12,380)
--------------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------------
341422-V6-7      FLORIDA ST BRD ED CAP OUT          20,833       250,000        3,407
341426-BK-9      FLORIDA ST BRD ED CAP OUT          26,079       170,384      (18,501)
593388-Z5-3      MIAMI FLA                         109,236                    (13,270)
--------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                   156,148       420,384      (28,364)
--------------------------------------------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------------------------------------------
373383-MP-0      GEORGIA ST                         62,500       250,000        8,110
373383-RK-6      GEORGIA ST                         42,708       128,125      (12,409)
--------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                   105,208       378,125       (4,299)
--------------------------------------------------------------------------------------------------------------------
HAWAII
--------------------------------------------------------------------------------------------------------------------
419779-HS-5      HAWAII ST                          58,380       175,140      (35,612)
419779-JH-7      HAWAII ST                          21,000        84,000          449
419779-RJ-4      HAWAII ST                           7,494        89,925      (10,875)
419780-PX-3      HAWAII ST                          57,000        85,500      (24,611)
419780-WJ-6      HAWAII ST                          22,917        25,361       (4,228)
--------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                    166,791       459,926      (74,877)
--------------------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------------------
097552-HB-2      BOLINGBROOK ILL                                               51,005
097552-HC-0      BOLINGBROOK ILL                                                4,835
167484-B8-6      CHICAGO ILL                       116,050       193,417       (6,676)
213183-ZD-1      COOK CNTY ILL                       3,674        28,750          199
452150-6C-4      ILLINOIS ST                       160,156       192,188        2,212
508655-GZ-4      LAKE CNTY ILL CMNTY
                    UNIT SCH DIST NO 60              5,000        30,000      (17,889)
--------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                  284,880       444,355       33,686
--------------------------------------------------------------------------------------------------------------------
IOWA
--------------------------------------------------------------------------------------------------------------------
222147-HG-8      COUNCIL BLUFFS IOWA CMNTY           3,687        44,240
--------------------------------------------------------------------------------------------------------------------
   TOTAL IOWA                                        3,687        44,240
--------------------------------------------------------------------------------------------------------------------
KANSAS
--------------------------------------------------------------------------------------------------------------------
224856-AX-2      CRAWFORD CNTY KANS UNI SC          15,000        22,500      (12,237)
--------------------------------------------------------------------------------------------------------------------
   TOTAL KANSAS                                     15,000        22,500      (12,237)
--------------------------------------------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------------------------------------------
574192-TQ-3      MARYLAND ST                        62,333                    (10,291)
--------------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND                                   62,333                    (10,291)
--------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------
57582N-JV-8      MASSACHUSETTS ST                   45,833                     (2,511)
57582N-JX-4      MASSACHUSETTS ST                   89,583                     (3,679)
--------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                             135,416                     (6,190)
--------------------------------------------------------------------------------------------------------------------
MICHIGAN
--------------------------------------------------------------------------------------------------------------------
594610-WK-9      MICHIGAN ST                         8,713        52,275        3,587
594610-WU-7      MICHIGAN ST                         4,100        24,600          687
610628-JZ-3      MONROE CNTY MICH                    4,542        27,250         (135)
--------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                   17,355       104,125        4,139
--------------------------------------------------------------------------------------------------------------------
MINNESOTA
--------------------------------------------------------------------------------------------------------------------
604128-4K-1      MINNESOTA ST                       29,094                     (2,302)
--------------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA                                  29,094                     (2,302)
--------------------------------------------------------------------------------------------------------------------
MISSISSIPPI
--------------------------------------------------------------------------------------------------------------------
605579-3C-3      MISSISSIPPI ST                     41,667       250,000       (4,263)
--------------------------------------------------------------------------------------------------------------------
   TOTAL MISSISSIPPI                                41,667       250,000       (4,263)
--------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
      1                       2                   19         20         21
                                                                      Effect-
                                                                       ive
                                                                       Rate
                                                 NAIC                   of
   CUSIP                                        Desig-      Date       in-
Identification           Description            nation    Acquired    terest
-----------------------------------------------------------------------------
   TOTAL CONNECTICUT                             XXX        XXX        XXX
-----------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-----------------------------------------------------------------------------
25476A-GT-O      DISTRICT COLUMBIA              1        08/23/2001    2.793
25476A-YK-9      DISTRICT COLUMBIA              1        12/03/1992    6.000
-----------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                    XXX        XXX        XXX
-----------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------
341422-V6-7      FLORIDA ST BRD ED CAP OUT      1        02/26/2001    5.225
341426-BK-9      FLORIDA ST BRD ED CAP OUT      1        06/11/2002    4.460
593388-Z5-3      MIAMI FLA                      1        07/19/2OO2    4.501
-----------------------------------------------------------------------------
   TOTAL FLORIDA                                 XXX        XXX        XXX
-----------------------------------------------------------------------------
GEORGIA
-----------------------------------------------------------------------------
373383-MP-0      GEORGIA ST                     1PE      09/19/2OOO    5.390
373383-RK-6      GEORGIA ST                     1        07/16/2002    4.240
-----------------------------------------------------------------------------
   TOTAL GEORGIA                                 XXX        XXX         XXX
-----------------------------------------------------------------------------
HAWAII
-----------------------------------------------------------------------------
419779-HS-5      HAWAII ST                      1PE      09/01/2001    4.760
419779-JH-7      HAWAII ST                      1        09/01/2001    6.050
419779-RJ-4      HAWAII ST                      1PE      03/12/1998    4.750
419780-PX-3      HAWAII ST                      1        06/11/2002    3.700
419780-WJ-6      HAWAII ST                      1        06/13/2002    4.321
-----------------------------------------------------------------------------
   TOTAL HAWAII                                  XXX        XXX         XXX
-----------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------
097552-HB-2      BOLINGBROOK ILL                1        10/22/1997    6.081
097552-HC-0      BOLINGBROOK ILL                1        10/22/1997    6.081
167484-B8-6      CHICAGO ILL                    1        12/2O/2001    5.250
213183-ZD-1      COOK CNTY ILL                  1        10/01/1996    5.744
452150-6C-4      ILLINOIS ST                    1        02/08/2002    5.236
508655-GZ-4      LAKE CNTY ILL CMNTY
                    UNIT SCH DIST NO 60         1        11/14/2001    2.290
-----------------------------------------------------------------------------
   TOTAL ILLINOIS                                XXX         XXX        XXX
-----------------------------------------------------------------------------
IOWA
-----------------------------------------------------------------------------
222147-HG-8      COUNCIL BLUFFS IOWA CMNTY      1        05/28/1996    5.600
-----------------------------------------------------------------------------
   TOTAL IOWA                                    XXX         XXX        XXX
-----------------------------------------------------------------------------
KANSAS
-----------------------------------------------------------------------------
224856-AX-2      CRAWFORD CNTY KANS UNI SC      1        08/15/2002    1.448
-----------------------------------------------------------------------------
   TOTAL KANSAS                                  XXX        XXX         XXX
-----------------------------------------------------------------------------
MARYLAND
-----------------------------------------------------------------------------
574192-TQ-3      MARYLAND ST                    1        08/01 /2OO2   4.040
-----------------------------------------------------------------------------
   TOTAL MARYLAND                                XXX        XXX         XXX
-----------------------------------------------------------------------------
MASSACHUSETTS
-----------------------------------------------------------------------------
57582N-JV-8      MASSACHUSETTS ST               1Z       11/22/2OO2    4.218
57582N-JX-4      MASSACHUSETTS ST               1Z       11/22/2002    4.428
-----------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                           XXX        XXX         XXX
-----------------------------------------------------------------------------
MICHIGAN
-----------------------------------------------------------------------------
594610-WK-9      MICHIGAN ST                    1        09/01/2001    5.497
594610-WU-7      MICHIGAN ST                    1PE      09/01/2001    5.350
610628-JZ-3      MONROE CNTY MICH               1        11/26/1996    5.408
-----------------------------------------------------------------------------
   TOTAL MICHIGAN                                XXX        XXX         XXX
-----------------------------------------------------------------------------
MINNESOTA
-----------------------------------------------------------------------------
604128-4K-1      MINNESOTA ST                   1Z       10/22/2002    4.433
-----------------------------------------------------------------------------
   TOTAL MINNESOTA                               XXX        XXX         XXX
-----------------------------------------------------------------------------
MISSISSIPPI
-----------------------------------------------------------------------------
605579-3C-3      MISSISSIPPI ST                 1        11/13/2001    4.860
-----------------------------------------------------------------------------
   TOTAL MISSISSIPPI                             XXX        XXX         XXX
-----------------------------------------------------------------------------

                                      E08.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------------
       1                      2                      3       Interest           6           7            8              9
                                                           -------------
                                                             4       5

                                                                                                                   Book/Adjusted
    CUSIP                                                  Rate     How     Maturity                    Option       Carrying
Identification         Description                   *      of     Paid       Date      Option Date   Call Price       Value
--------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
--------------------------------------------------------------------------------------------------------------------------------
681712-BD-6      OMAHA NEB                                 5.000    JD     12/01/2003                                   509,378
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                                                                                       509,378
--------------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------------
180847-TJ-4      CLARK CNTY NEV                            5.000    JD     06/01/2031                                 4,925,373
517840-VU-5      LAS VEGAS VALLEY NEV WTR                  5.250    JD     06/01/2017   12/01/2012      100.000       4,894,671
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                                                                                       9,820,044
--------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
--------------------------------------------------------------------------------------------------------------------------------
621791-GD-8      MOUNT LAUREL TWP N J                      5.150    AO     10/01/2003                                   204,391
646135-WR-O      NEW JERSEY ST TRANSN TR F                 5.000    JD     12/15/2021                                 1,952,141
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                                                                                   2,156,532
--------------------------------------------------------------------------------------------------------------------------------
NEW YORK
--------------------------------------------------------------------------------------------------------------------------------
649660-PC-5      NEW YORK NY                               1.000   MTLY    08/15/2021                                 1,100,000
64966A-2J-3      NEW YORK NY                               1.000   MTLY    11/01/2024                                 1,500,000
64966A-K3-8      NEW YORK NY                               5.000    MS     03/15/2018                                 2,113,805
64966B-BF-9      NEW YORK NY                               5.375    MS     03/15/2028                                 1,474,502
64966B-HR-7      NEW YORK NY                               5.625    FA     08/01/2015   08/01/2012      100.000       3,129,746
64966B-TJ-2      NEW YORK NY                               5.750    FA     08/01/2015   08/01/2012      100.000       5,391,874
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                                                                                    14,710,017
--------------------------------------------------------------------------------------------------------------------------------
OHIO
--------------------------------------------------------------------------------------------------------------------------------
677518-2U-5      OHIO ST                                   5.000    MS    09/15/2021                                  9,987,864
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                                          ---                                            9,987,864
--------------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
--------------------------------------------------------------------------------------------------------------------------------
679204-CC-9       OKLAHOMA UNIV BRD REGTS                  5.250    JD     06/01/2031                                 4,931,691
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL OKLAHOMA                                                                                                     4,931,691
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------------
018471-EE-8      ALLENTOWN PA SCH DIST                              NONE   07/01/2004                                   461,929
191258-GR-7      COCALICO SCH DIST PA LANC                 5.850    FA     02/15/2012   02/15/2006      100.000         499,021
717880-F9-4      PHILADELPHIA PA SCH DIST                  5.650    JJ     07/01/2006   07/01/2004      100.500       1,015,372
725276-Y7-8      PITTSBURG PA SCH DIST MUNICIPAL           5.500    MS     09/01/2014                                 2,739,253
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                                                                                 4,715,575
--------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
--------------------------------------------------------------------------------------------------------------------------------
745144-3S-2      PUERTO RICO COMWLTH                       6.500    JJ     07/01/2007                                   535,077
745145-05-4      PUERTO RICE COMMONWEALTH                  5.500    JJ     07/01/2014                                 4,597,604
745145-XY-3      PUERTO RICO COMMONWEALTH                  5.375    JJ     07/01/2028   07/01/2011      100.000       5,111,142
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL PUERTO RICO                                                                                                 10,243,823
--------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------------
198432-EF-9      COLUMBIA S C                              5.000    JD     12/01/2003                                 1,024,801
763682-NH-0      RICHLAND CNTY S C SCH DIS                 6.050    MN     05/01/2010   05/01/2004      102.000         359,301
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL SOUTH CAROLINA                                                                                               1,384,102
--------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------------------
586145-EV-2      MEMPHIS TENN                              5.000    AO     10/01/2003                                   510,348
586145-JZ-8      MEMPHIS TENN                              5.250    MN     11/01/2012                                 5,525,228
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL TENNESSEE                                                                                                    6,035,576
--------------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------------
194738-PD-6      COLLIN CNTY TEX                           5.500    FA     02/15/2015   02/15/2004      100.000         206,438
235218-QJ-6      DALLAS TEX                                5.000    FA     02/15/2003                                   501,692
283497-QA-6      EL PASO CNTY TEX                          5.750    FA     02/15/2010   02/15/2003      100.000       1,000,357
581663-B8-3      MC KINNEY TEX INDPT SCH D                 6.000    FA     02/15/2009                                 2,490,335
882719-DX-2      TEXAS ST                                  5.000    FA     08/01/2010                                   984,524
882719-DY-O      TEXAS ST                                  5.000    FA     08/01/2011                                 1,306,536
929828-XK-Z      WACO TEX                                  5.600    FA     02/01/2004                                 1,248,692
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS                                                                                                        7,738,574
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
       1                      2                       10             11        12            13                 Interest
                                                                                                      --------------------------
                                                                                                             14            15

                                                                                                       Amount Due
                                                                   Rate                               and Accrued
                                                                   Used                                Dec. 31 of
                                                                    to                                Current Year      Gross
                                                                  Obtain                                on Bonds        Amount
    CUSIP                                              Par         Fair        Fair        Actual       not in        Received
Identification         Description                    Value        Value       Value        Cost        Default      During Year
--------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
--------------------------------------------------------------------------------------------------------------------------------
681712-BD-6      OMAHA NEB                             500,000   103.3820      516,910      520,157        2,083       25,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                      500,000     XXX         516,910      520,157        2,083       25,000
--------------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------------
180847-TJ-4      CLARK CNTY NEV                      5,000,000   100.9640    5,048,200    4,923,450       20,833      250,000
517840-VU-5      LAS VEGAS VALLEY NEV WTR            4,585,000   108.7290    4,985,225    4,894,671        5,349
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                      9,585,000     XXX      10,033,425    9,818,121       26,182      250,000
--------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
--------------------------------------------------------------------------------------------------------------------------------
621791-GD-8      MOUNT LAUREL TWP N J                  200,000   102.9840      205,968      210,802        2,575       10,300
646135-WR-O      NEW JERSEY ST TRANSN TR F           2,000,000   103.4260    2,068,520    1,950,640        4,444      103,889
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                  2,200,000     XXX       2,274,488    2,161,442        7,019      114,189
--------------------------------------------------------------------------------------------------------------------------------
NEW YORK
--------------------------------------------------------------------------------------------------------------------------------
649660-PC-5      NEW YORK NY                         1,100,000   100.0000    1,100,000    1,100,000          489       11,370
64966A-2J-3      NEW YORK NY                         1,500,000   100.0000    1,500,000    1,500,000        1,250       15,549
64966A-K3-8      NEW YORK NY                         2,125,000   100.5270    2,136,199    2,112,930       31,285      106,250
64966B-BF-9      NEW YORK NY                         1,500,000   101.7720    1,526,580    1,474,215       23,740       38,969
64966B-HR-7      NEW YORK NY                         3,000,000   106.4320    3,192,960    3,135,540       70,313       27,188
64966B-TJ-2      NEW YORK NY                         5,000,000   107.4630    5,373,150    5,402,600      119,792
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                   14,225,000     XXX      14,828,889   14,725,285      246,869      199,326
--------------------------------------------------------------------------------------------------------------------------------
OHIO
--------------------------------------------------------------------------------------------------------------------------------
677518-2U-5      OHIO ST                            10,000,000   103.4890   10,348,900    9,987,000      147,222      541,667
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                       10,000,000     XXX      10,348,900    9,987,000      147,222      541,667
--------------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
--------------------------------------------------------------------------------------------------------------------------------
679204-CC-9       OKLAHOMA UNIV BRD REGTS            5,000,000   103.2910    5,164,550    4,929,650       21,875      262,500
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL OKLAHOMA                                    5,000,000     XXX       5,164,550    4,929,650       21,875      262,500
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------------
018471-EE-8      ALLENTOWN PA SCH DIST                 500,000    97.2370      486,185      329,140
191258-GR-7      COCALICO SCH DIST PA LANC             500,000   112.0460      560,230      497,420       11,050       29,250
717880-F9-4      PHILADELPHIA PA SCH DIST            1,000,000   106.9310    1,069,310    1,050,480       28,250       56,500
725276-Y7-8      PITTSBURG PA SCH DIST MUNICIPAL     2,500,000   114.8770    2,871,925    2,746,500       45,833       34,375
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                4,500,000     XXX       4,987,650    4,623,540       85,133      120,125
--------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
--------------------------------------------------------------------------------------------------------------------------------
745144-3S-2      PUERTO RICO COMWLTH                   500,000   118.9320      594,660      572,165       16,250       32,450
745145-05-4      PUERTO RICE COMMONWEALTH            4,050,000   115.8210    4,690,751    4,612,221       88,481
745145-XY-3      PUERTO RICO COMMONWEALTH            5,000,000   103.7630    5,188,150    5,122,200      134,375      183,646
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL PUERTO RICO                                 9,550,000     XXX      10,473,561   10,306,586      239,106      216,096
--------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------------
198432-EF-9      COLUMBIA S C                        1,000,000   103.4970    1,034,970    1,053,700        4,167       54,167
763682-NH-0      RICHLAND CNTY S C SCH DIS             350,000   105.9160      370,700     3,68,029        3,529       21,175
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL SOUTH CAROLINA                              1,350,000     XXX       1,405,676    1,421,729        7,696       75,342
--------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------------------
586145-EV-2      MEMPHIS TENN.                         500,000   102.8570      514,285      525,565        6,250       25,000
586145-JZ-8      MEMPHIS TENN.                       5,000,000   113.5050    5,675,250    5,529,350       43,750
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL TENNESSEE                                   5,500,000     XXX       6,189,535    6,054,915       50,000       25,000
--------------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------------
194738-PD-6      COLLIN CNTY TEX                       200,000   104.7660      209,532      212,752        4,156       11,000
235218-QJ-6      DALLAS TEX                            500,000   100.4630      502,315      517,185        9,144       25,000
283497-QA-6      EL PASO CNTY TEX                    1,000,000   100.5600    1,005,600    1,015,680       21,722       57,500
581663-B8-3      MC KINNEY TEX INDPT SCH D           2,200,000   116.3570    2,559,851    2,508,572       49,867       66,000
882719-DX-2      TEXAS ST                            1,000,000   104.1010    1,041,010      974,870       20,833       50,000
882719-DY-O      TEXAS ST                            1,335,000   103.3820    1,380,150    1,291,359       27,813       66,750
929828-XK-Z      WACO TEX                            1,200,000   104.7270    1,256,724    1,265,460       28,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS                                       7,435,000     XXX       7,955,185    7,785,878      161,835      276,250
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
       1                      2                        16            17            18           19        20         21
                                                                                Amount of
                                                                              Interest Due
                                                                               and Accrued
                                                                                Dec. 31
                                                                                 Current                            Effec-
                                                                  Increase      Year, on                             tive
                                                    Increase     (Decrease)     Bonds in                             Rate
                                                   (Decrease)    by Foreign   Default as to    NAIC                   of
    CUSIP                                              by         Exchange    Principal or    Desig-      Date        In-
Identification         Description                  Adjustment   Adjustment    Interest       nation    Acquired    terest
---------------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------------
681712-BD-6      OMAHA NEB                           (9,957)                                  1        12/01/2001    2.910
---------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                    (9,957)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------------------
180847-TJ-4      CLARK CNTY NEV                       1,151                                   1        08/24/2001    5.100
517840-VU-5      LAS VEGAS VALLEY NEV WTR                                                     17       12/17/2002    4.401
---------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                       1,151                                     XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------
621791-GD-8      MOUNT LAUREL TWP N J                 (5748)                                  1        11/14/2001    2.180
646135-WR-O      NEW JERSEY ST TRANSN TR F            1,501                                   1        12/14/2001    5.200
---------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                  (4,247)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------
649660-PC-5      NEW YORK NY                                                                  1        03/27/2002    1.000
64966A-2J-3      NEW YORK NY                                                                  1        03/28/2002    1.000
64966A-K3-8      NEW YORK NY                            480                                   1        03/23/2001    5.050
64966B-BF-9      NEW YORK NY                            377                                   1        03/13/2002    5.500
64966B-HR-7      NEW YORK NY                         (5,794)                                  1        05/23/2002    5.050
64966B-TJ-2      NEW YORK NY                        (10,726)                                  1        07/18/2002    4.722
---------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                   (15,663)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------------
677518-2U-5      OHIO ST                                864                                   1        02/07/2002    5.010
---------------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                           864                                     XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
---------------------------------------------------------------------------------------------------------------------------
679204-CC-9       OKLAHOMA UNIV BRD REGTS             2,041                                   1        12/19/2001    5.344
---------------------------------------------------------------------------------------------------------------------------
   TOTAL OKLAHOMA                                     2,041                                     XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
---------------------------------------------------------------------------------------------------------------------------
018471-EE-8      ALLENTOWN PA SCH DIST               23,756                                   1        06/27/1996    5.350
191258-GR-7      COCALICO SCH DIST PA LANC              278                                   1        05/14/1996    5.920
717880-F9-4      PHILADELPHIA PA SCH DIST            (6,508)                                  1        11/25/1996    4.900
725276-Y7-8      PITTSBURG PA SCH DIST MUNICIPAL     (7,247)                                  1        06/07/2002    4.440
---------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                10,279                                     XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
---------------------------------------------------------------------------------------------------------------------------
745144-3S-2      PUERTO RICO COMWLTH                 (6,839)                                  1        11/21/1996    4.750
745145-05-4      PUERTO RICE COMMONWEALTH           (14,617)                                  1        07/19/2002    4.020
745145-XY-3      PUERTO RICO COMMONWEALTH           (10,242)                                  2        11/16/2001    5.050
---------------------------------------------------------------------------------------------------------------------------
   TOTAL PUERTO RICO                                (31,698)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
---------------------------------------------------------------------------------------------------------------------------
198432-EF-9      COLUMBIA S C                       (26,495)                                  1        11/16/2001    2.250
763682-NH-0      RICHLAND CNTY S C SCH DIS           (1,623)                                  1        11/05/1996    5.423
---------------------------------------------------------------------------------------------------------------------------
   TOTAL SOUTH CAROLINA                             (28,118)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------------------
586145-EV-2      MEMPHIS TENN                       (13,544)                                  1        11/13/2001    2.200
586145-JZ-8      MEMPHIS TENN                        (4,122)                                  1PE      11/22/2002    3.950
---------------------------------------------------------------------------------------------------------------------------
   TOTAL TENNESSEE                                  (17,666)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------------------
194738-PD-6      COLLIN CNTY TEX                     (5,584)                                  1        11/07/2001    2.570
235218-QJ-6      DALLAS TEX                         (13,729)                                  1        11/08/2001    2.201
283497-QA-6      EL PASO CNTY TEX                    (2,863)                                  1        10/28/1996    5.450
581663-B8-3      MC KINNEY TEX INDPT SCH D          (18,237)                                  1        07/22/2002    3.580
882719-DX-2      TEXAS ST                             1,624                                   1        01/18/1996    5.250
882719-DY-O      TEXAS ST                             2,558                                   1        01/30/1996    5.313
929828-XK-Z      WACO TEX                           (16,768)                                  1        08/12/2002    1.800
---------------------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS                                      (52,999)                                    XXX       XXX        XXX
---------------------------------------------------------------------------------------------------------------------------

                                      E08.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.
                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1                      2                          3       Interest         6            7            8              9
                                                          ----------------------
                                                               4       5







                                                                                                                    Book/Adjusted
    CUSIP                                                     Rate   How     Maturity                    Option        Carrying
Identification            Description                   *      of    Paid      Date      Option Date   Call Price       Value
---------------------------------------------------------------------------------------------------------------------------------
VIRGINIA
---------------------------------------------------------------------------------------------------------------------------------
927780-66-7      VIRGINIA COLLEGE BLDG AUTH                  5.125   AO     10/01/2031                                  5,845,912
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL VIRGINIA                                                                                             5,845,912
---------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------------------------------
494748-2H-8      KING CNTY WASH                              6.000   JD     12/01/2010    12/01/2003     100.000          145,896
494748-2Y-1      KING CNTY WASH                              6.000   JD     12/01/2010    12/01/2003     100.000          357,193
495278-UC-5      KING CNTY WASH SCH DIST N                   5.500   JD     06/01/2009                                    997,327
833068-HR-3      SNOHOM ISH&ISLAND CNTY WAS                  5.900   JD     12/15/2011    12/15/2005     100.000        1,013,547
833085-RU-9      SNOHOMISH CNTY WASH                         5.250   JD     12/01/2026                                  4,932,974
939741-WA-8      WASHINGTON ST                               5.875   MS     03/01/2014    03/01/2004     100.000          502,368
939741-XH-2      WASHINGTON ST                               6.000   MS     09/01/2014    09/01/2004     100.000        1,008,642
93974A-ES-9      WASHINGTON ST                               5.000   JJ     02/01/2017    07/01/2011     100.000       10,378,148
939828-XE-4      WASHINGTON ST PUB PWR SYS                   5.600   JJ     07/01/2009                                  1,000,000
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL WASHINGTON                                                                                          20,336,095
---------------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
---------------------------------------------------------------------------------------------------------------------------------
95648M-CA-5      WEST VIRGINIA ECONOMIC DEV ECTI             5.000   JD     06/01/2026                                  7,795,303
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL WEST VIRGINIA                                                                                        7,795,303
---------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
---------------------------------------------------------------------------------------------------------------------------------
862337-CE-0      STOUGHTON WIS AREA SCH DI                   5.650   AO     04/01/2009    04/01/2007     100.000          500,000
977055-X6-4      WISCONSIN ST                                5.150   MN     05/01/2010                                     83,781
977056-FC-9      WISCONSIN ST                                5.700   MN     11/01/2009                                    289,137
977056-MV-9      WISCONSIN ST                                5.500   MN     11/01/2023    11/01/2008     100.000        4,102,896
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL WISCONSIN                                                                                            4,975,814
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                                                      231,573,521
---------------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
                and Possessions Issuer Obligations                                                                    231,573,521
---------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
                Poss United States                                                                                    231,573,521
---------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions                                                                                           231,573,521
---------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
---------------------------------------------------------------------------------------------------------------------------------
010305-DY-3      ALABAMA HIGHER ED LN CORP                   5.850   MS     09/01/2004                                    355,000
010311-BH-0      ALABAMA JUDICIAL BLDG AUT                           NONE   01/01/2009    01/01/2006      87.784          536,745
010399-AT-0      ALABAMA SPL CARE FACS FIN                   5.300   MN     11/01/2009                                    487,231
091104-EZ-8      BIRMINGHAM BAPTIST MEDCTR                   5.750   MN     11/15/2010    11/15/2006     102.000          583,818
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL ALABAMA                                                                                              1,962,794
---------------------------------------------------------------------------------------------------------------------------------
ALASKA
---------------------------------------------------------------------------------------------------------------------------------
011710-GP-9      ALASKA INDL DEV & EXPT AU                   5.250   AO     04/01/2023                                  1,956,260
011795-WQ-0      ALASKA MUN BD BK ALASKA M                   5.800   JD     12/01/2011    12/01/2003     100.000          480,633
011842-fQ-9      ALASKA ST INTL ARPTS REVS                   5.500   AO     10/01/2008                                    991,532
011857-DC-0      ALASKA STUDENT LN CORP ST                   5.875   JJ     07/01/2005                                    499,713
011857-DD-8      ALASKA STUDENT LN CORP ST                   5.875   JJ     07/01/2006                                  1,548,941
011857-DE-6      ALASKA STUDENT LN CORP ST                   6.000   JJ     07/01/2007    07/01/2004     100.000          502,626
011857-DS-5      ALASKA STUDENT LN CORP ST                   5.750   JJ     07/01/2008                                    993,038
033160-ZX-3      ANCHORAGE ALASKA                            5.600   JJ     07/01/2007                                    499,019
033160-ZY-l      ANCHORAGE ALASKA                            5.700   JJ     07/01/2008                                    224,475
033167-CB-l      ANCHORAGE ALASKA CTFS PAR                   5.000   FA     02/15/2006                                  2,221,034
033269-BG-5      ANCHORAGE ALASKA TEL UTIL                   5.600   MS     03/01/2010    03/01/2006     101.000          200,874
033269-BH-3      ANCHORAGE ALASKA TEL UTIL                   5.700   MS     03/01/2011    03/01/2006     101.000          301,284
492566-DX-9      KETCHIKAN ALASKA                            5.250   MN     11/15/2009                                    459,535
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL ALASKA                                                                                              10,878,964
---------------------------------------------------------------------------------------------------------------------------------
ARIZONA
---------------------------------------------------------------------------------------------------------------------------------
152395-EF-2      CENTRAL ARIZ WTR CONSV DI                   4.750   MN     11/01/2008                                    647,725
566816-CR-3      MARICOPA CNTY ARIZ INDL D                   5.750   JJ     07/01/2011                                    637,618



---------------------------------------------------------------------------------------------------------
      1                      2                              10          11           12            13

                                                                       Rate
                                                                      Used to
                                                                      Obtain
    CUSIP                                                  Par         Fair        Fair          Actual
Identification            Description                     Value        Value       Value          Cost
---------------------------------------------------------------------------------------------------------
VIRGINIA
---------------------------------------------------------------------------------------------------------
927780-G6-7      VIRGINIA COLLEGE BLDG AUTH              6,000,000   102.9560     6,177,360     5,842,140
---------------------------------------------------------------------------------------------------------
             TOTAL VIRGINIA                              6,000,000      XXX       6,177,360     5,842,140
---------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------
494748-2H-8      KING CNTY WASH                            145,000   104.3520       151,310       150,910
494748-2Y-1      KING CNTY WASH                            355,000   104.3520       370,450       369,470
495278-UC-5      KING CNTY WASH SCH DIST N               1,000,000   112.0170     1,120,170       995,400
833068-HR-3      SNOHOM ISH&ISLAND CNTY WAS              1,000,000   112.1730     1,121,730     1,035,570
833085-RU-9      SNOHOMISH CNTY WASH                     5,000,000   103.2460     5,162,300     4,930,700
939741-WA-8      WASHINGTON ST                             500,000   105.3560       526,780       512,635
939741-XH-2      WASHINGTON ST                           1,000,000   107.8300     1,078,300     1,033,690
93974A-ES-9      WASHINGTON ST                          10,000,000   105.1580    10,515,800    10,393,300
939828-XE-4      WASHINGTON ST PUB PWR SYS               1,000,000   111.3010     1,113,010     1,000,000
---------------------------------------------------------------------------------------------------------
             TOTAL WASHINGTON                           20,000,000      XXX      21,159,850    20,421,675
---------------------------------------------------------------------------------------------------------
WEST VIRGINIA
---------------------------------------------------------------------------------------------------------
95648M-CA-5      WEST VIRGINIA ECONOMIC DEV ECTI         8,000,000   100.8850     8,070,800     7,790,640
---------------------------------------------------------------------------------------------------------
             TOTAL WEST VIRGINIA                         8,000,000      XXX       8,070,800     7,790,640
---------------------------------------------------------------------------------------------------------
WISCONSIN
---------------------------------------------------------------------------------------------------------
862337-CE-0      STOUGHTON WIS AREA SCH DI                 500,000   113.8340       569,170       500,000
977055-X6-4      WISCONSIN ST                               85,000   103.0310        87,576        83,121
977056-FC-9      WISCONSIN ST                              290,000   110.1110       319,322       288,550
977056-MV-9      WISCONSIN ST                            4,105,000   102.0900     4,190,795     4,102,641
---------------------------------------------------------------------------------------------------------
             TOTAL WISCONSIN                             4,980,000      XXX       5,166,863     4,974,312
---------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                       226,570,000      XXX     240,115,916   231,772,423
---------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
                and Possessions Issuer Obligations     226,570,000      XXX     240,115,916   231,772,423
---------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
                Poss United States                     226,570,000      XXX     240,115,916   231,772,423
---------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions                            226,570,000      XXX     240,115,916   231,772,423
---------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
---------------------------------------------------------------------------------------------------------
010305-DY-3      ALABAMA HIGHER ED LN CORP                 355,000   103.0640       365,877       355,000
010311-BH-0      ALABAMA JUDICIAL BLDG AUT                 725,000    78.7040       570,604       381,829
010399-AT-0      ALABAMA SPL CARE FACS FIN                 490,000   109.9970       538,985       485,227
091104-EZ-8      BIRMINGHAM BAPTIST MEDCTR                 580,000   111.4160       646,213       574,432
---------------------------------------------------------------------------------------------------------
             TOTAL ALABAMA                               2,150,000      XXX       2,121,679     1,796,488
---------------------------------------------------------------------------------------------------------
ALASKA
---------------------------------------------------------------------------------------------------------
011710-GP-9      ALASKA INDL DEV & EXPT AU               2,105,000   102.0390     2,147,921     1,951,171
011795-WQ-0      ALASKA MUN BD BK ALASKA M                 480,000   103.0700       494,736       484,618
011842-fQ-9      ALASKA ST INTL ARPTS REVS               1,000,000   103.8070     1,038,070       983,750
011857-DC-0      ALASKA STUDENT LN CORP ST                 500,000   105.6860       528,430       498,985
011857-DD-8      ALASKA STUDENT LN CORP ST               1,555,000   104.4750     1,624,586     1,538,517
011857-DE-6      ALASKA STUDENT LN CORP ST                 500,000   103.7510       518,755       512,855
011857-DS-5      ALASKA STUDENT LN CORP ST               1,000,000   104.9960     1,049,960       986,510
033160-ZX-3      ANCHORAGE ALASKA                          500,000   108.4260       542,130       497,715
033160-ZY-l      ANCHORAGE ALASKA                          225,000   108.5730       244,289       223,925
033167-CB-l      ANCHORAGE ALASKA CTFS PAR               2,215,000   109.2730     2,420,397     2,223,294
033269-BG-5      ANCHORAGE ALASKA TEL UTIL                 200,000   112.4070       224,814       199,036
033269-BH-3      ANCHORAGE ALASKA TEL UTIL                 300,000   112.7120       338,136       298,497
492566-DX-9      KETCHIKAN ALASKA                          485,000   104.0340       504,565       439,706
---------------------------------------------------------------------------------------------------------
             TOTAL ALASKA                               11,065,000      XXX      11,676,789    10,838,579
---------------------------------------------------------------------------------------------------------
ARIZONA
---------------------------------------------------------------------------------------------------------
152395-EF-2      CENTRAL ARIZ WTR CONSV DI                 700,000   104.5930       732,151       598,010
566816-CR-3      MARICOPA CNTY ARIZ INDL D                 625,000   102.3420       639,638       644,388


---------------------------------------------------------------------------------------------------------------------------
      1                      2                                   Interest               16           17             18
                                                        ------------------------
                                                             14           15                                    Amount of
                                                                                                               Interest Due
                                                                                                               and Accrued
                                                        Amount Due                                               Dec. 31
                                                        and Accrued                                               Current
                                                        Dec. 31 of                                Increase       Year, on
                                                          Current        Gross       Increase    (Decrease)      Bonds in
                                                          on Bonds       Amount     (Decrease)   by Foreign   Default as to
    CUSIP                                                 not in        Received        by        Exchange    Principal or
Identification            Description                     Default     During year   Adjustment   Adjustment      Interst
---------------------------------------------------------------------------------------------------------------------------
VIRGINIA
---------------------------------------------------------------------------------------------------------------------------
927780-G6-7      VIRGINIA COLLEGE BLDG AUTH               76,875       307,500        2,244
---------------------------------------------------------------------------------------------------------------------------
             TOTAL VIRGINIA                               76,875       307,500        2,244
---------------------------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------------------------
494748-2H-8      KING CNTY WASH                              725         8,700         (930)
494748-2Y-1      KING CNTY WASH                            1,775        21,300       (2,277)
495278-UC-5      KING CNTY WASH SCH DIST N                 4,583        55,000          338
833068-HR-3      SNOHOM ISH&ISLAND CNTY WAS                2,622        59,000       (4,122)
833085-RU-9      SNOHOMISH CNTY WASH                      21,875       371,875        1,415
939741-WA-8      WASHINGTON ST                             9,792        29,375       (1,917)
939741-XH-2      WASHINGTON ST                            20,000        60,000       (4,830)
93974A-ES-9      WASHINGTON ST                           208,333                    (15,152)
939828-XE-4      WASHINGTON ST PUB PWR SYS                28,000        56,000
---------------------------------------------------------------------------------------------------------------------------
             TOTAL WASHINGTON                            297,705       661,250      (27,475)
---------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
---------------------------------------------------------------------------------------------------------------------------
95648M-CA-5      WEST VIRGINIA ECONOMIC DEV ECTI          33,333       351,111        4,663
---------------------------------------------------------------------------------------------------------------------------
             TOTAL WEST VIRGINIA                          33,333       351,111        4,663
---------------------------------------------------------------------------------------------------------------------------
WISCONSIN
---------------------------------------------------------------------------------------------------------------------------
862337-CE-0      STOUGHTON WIS AREA SCH DI                 7,063        28,250
977055-X6-4      WISCONSIN ST                                730         4,580          132
977056-FC-9      WISCONSIN ST                              2,755        18,424          101
977056-MV-9      WISCONSIN ST                             37,629       226,835           53
---------------------------------------------------------------------------------------------------------------------------
             TOTAL WISCONSIN                              48,177       278,089          286
---------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                       2,974,067     6,894,263     (342,347)
---------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
                and Possessions Issuer Obligations     2,974,067     6,894,263     (342,347)
---------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
                Poss United States                     2,974,067     6,894,263     (342,347)
---------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions                            2,974,067     6,894,263     (342,347)
---------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
---------------------------------------------------------------------------------------------------------------------------
010305-DY-3      ALABAMA HIGHER ED LN CORP                 6,923        20,768
010311-BH-0      ALABAMA JUDICIAL BLDG AUT                                           29,630
010399-AT-0      ALABAMA SPL CARE FACS FIN                 4,328        25,970          327
091104-EZ-8      BIRMINGHAM BAPTIST MEDCTR                 4,261        33,350        1,736
---------------------------------------------------------------------------------------------------------------------------
             TOTAL ALABAMA                                15,512        80,088       31,693
---------------------------------------------------------------------------------------------------------------------------
ALASKA
---------------------------------------------------------------------------------------------------------------------------
011710-GP-9      ALASKA INDL DEV & EXPT AU                27,628       110,513        3,764
011795-WQ-0      ALASKA MUN BD BK ALASKA M                 2,320        27,840         (656)
011842-fQ-9      ALASKA ST INTL ARPTS REVS                13,750        55,000        1,215
011857-DC-0      ALASKA STUDENT LN CORP ST                14,688        29,375          104
011857-DD-8      ALASKA STUDENT LN CORP ST                45,678        91,356        1,513
011857-DE-6      ALASKA STUDENT LN CORP ST                15,000        30,000       (1,633)
011857-DS-5      ALASKA STUDENT LN CORP ST                28,750        57,500        1,044
033160-ZX-3      ANCHORAGE ALASKA                         14,000        28,000          187
033160-ZY-l      ANCHORAGE ALASKA                          6,413        12,825           79
033167-CB-l      ANCHORAGE ALASKA CTFS PAR                41,839       110,750       (1,734)
033269-BG-5      ANCHORAGE ALASKA TEL UTIL                 3,733        11,200          316
033269-BH-3      ANCHORAGE ALASKA TEL UTIL                 5,700        17,100          480
492566-DX-9      KETCHIKAN ALASKA                          3,254        25,463        2,894
---------------------------------------------------------------------------------------------------------------------------
             TOTAL ALASKA                                222,753       606,922        7,573
---------------------------------------------------------------------------------------------------------------------------
ARIZONA
---------------------------------------------------------------------------------------------------------------------------
152395-EF-2      CENTRAL ARIZ WTR CONSV DI                 5 542        33,250        7,214
566816-CR-3      MARICOPA CNTY ARIZ INDL D                17,969        35,938         (507)


-------------------------------------------------------------------------------------
      1                      2                         19          20          21







                                                      NAIC                  Effective
    CUSIP                                             Desig-      Date       Rate of
Identification            Description                 nation    Acquired    Interest
-------------------------------------------------------------------------------------
VIRGINIA
--------------------------------------------------------------------------------------
927780-G6-7      VIRGINIA COLLEGE BLDG AUTH             1       07/02/2001     5.300
--------------------------------------------------------------------------------------
             TOTAL VIRGINIA                             XXX         XXX         XXX
--------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------
494748-2H-8      KING CNTY WASH                         1       11/04/1996     5.300
494748-2Y-1      KING CNTY WASH                         1       11/04/1996     5.300
495278-UC-5      KING CNTY WASH SCH DIST N              1       05/20/1996     5.550
833068-HR-3      SNOHOM ISH&ISLAND CNTY WAS             1       10/28/1996     5.398
833085-RU-9      SNOHOMISH CNTY WASH                    1       06/21/2001     5.350
939741-WA-8      WASHINGTON ST                          1       11/04/1996     5.450
939741-XH-2      WASHINGTON ST                          1PE     02/03/1997     5.450
93974A-ES-9      WASHINGTON ST                          1       07/26/2002     4.461
939828-XE-4      WASHINGTON ST PUB PWR SYS              1PE     10/03/1996     5.599
--------------------------------------------------------------------------------------
             TOTAL WASHINGTON                           XXX         XXX         XXX
--------------------------------------------------------------------------------------
WEST VIRGINIA
--------------------------------------------------------------------------------------
95648M-CA-5      WEST VIRGINIA ECONOMIC DEV ECTI        1       01/22/2002     5.190
--------------------------------------------------------------------------------------
             TOTAL WEST VIRGINIA                        XXX         XXX         XXX
--------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------
862337-CE-0      STOUGHTON WIS AREA SCH DI              1       05/21/1996     5.649
977055-X6-4      WISCONSIN ST                           1       06/02/1997     5.389
977056-FC-9      WISCONSIN ST                           1       05/21/1996     5.753
977056-MV-9      WISCONSIN ST                           1       12/04/1997     5.503
--------------------------------------------------------------------------------------
             TOTAL WISCONSIN                            XXX         XXX         XXX
--------------------------------------------------------------------------------------
             TOTAL UNITED STATES                        XXX         XXX         XXX
--------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
                and Possessions   Issuer Obligations    XXX         XXX         XXX
--------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
                Poss   United States                    XXX         XXX         XXX
--------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions                             XXX         XXX         XXX
--------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
--------------------------------------------------------------------------------------
010305-DY-3      ALABAMA HIGHER ED LN CORP              1       03/30/1994     5.849
010311-BH-0      ALABAMA JUDICIAL BLDG AUT              1       12/12/1996     5.760
010399-AT-0      ALABAMA SPL CARE FACS FIN              1       12/08/1995     5.400
091104-EZ-8      BIRMINGHAM BAPTIST MEDCTR              1PE     09/12/1996     6.023
--------------------------------------------------------------------------------------
             TOTAL ALABAMA                              XXX         XXX         XXX
--------------------------------------------------------------------------------------
ALASKA
--------------------------------------------------------------------------------------
011710-GP-9      ALASKA INDL DEV & EXPT AU              1       09/01/2001     5.850
011795-WQ-0      ALASKA MUN BD BK ALASKA M              1       09/20/1995     5.650
011842-fQ-9      ALASKA ST INTL ARPTS REVS              1       06/09/1995     5.675
011857-DC-0      ALASKA STUDENT LN CORP ST              1       06/23/1994     5.900
011857-DD-8      ALASKA STUDENT LN CORP ST              1       08/03/1994     6.000
011857-DE-6      ALASKA STUDENT LN CORP ST              1       07/13/1995     5.630
011857-DS-5      ALASKA STUDENT LN CORP ST              1       07/28/1995     5.900
033160-ZX-3      ANCHORAGE ALASKA                       1       06/09/1994     5.650
033160-ZY-l      ANCHORAGE ALASKA                       1       06/21/1994     5.750
033167-CB-l      ANCHORAGE ALASKA CTFS PAR              1       09/01/2001     4.905
033269-BG-5      ANCHORAGE ALASKA TEL UTIL              1       03/14/1996     5.740
033269-BH-3      ANCHORAGE ALASKA TEL UTIL              1       03/14/1996     5.842
492566-DX-9      KETCHIKAN ALASKA                       1       06/22/1994     6.200
--------------------------------------------------------------------------------------
             TOTAL ALASKA                               XXX         XXX         XXX
--------------------------------------------------------------------------------------
ARIZONA
--------------------------------------------------------------------------------------
152395-EF-2      CENTRAL ARIZ WTR CONSV DI              1       05/10/1994     6.300
566816-CR-3      MARICOPA CNTY ARIZ INDL D              1       01/16/1996     5.450
--------------------------------------------------------------------------------------

                                      E08.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                     2                   3        INTEREST         6             7            8              9
                                                        ------------
                                                          4       5







                                                                                                               Book /Adjusted
     CUSIP                                               Rate    How    Maturity                    Option        Carrying
Identification           Description              *       of    Paid      Date      Option Date   Call Price        Value
-----------------------------------------------------------------------------------------------------------------------------
567090-SM-8      MARICOPA CNTY ARIZ SCH DIST            6,100   JJ     07/01/2007    07/04/2001      101.000        763,652
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL AIRZONA                                                                                                  2,048,995
-----------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
022168-CP-1      ALUM ROCK CALIF UN ELEM S                      NONE   09/01/2008                                   941,201
084154-FW-8      BERKELEY CALIF UNI SCH DI                      NONE   08/01/2017                                   277,571
084154-FY-4      BERKELEY CALIF UNI SCH DI                      NONE   08/01/2019    08/01/2007       51.360        451,117
084154-FZ-1      BERKELEY CALIF UNI SCH DI                      NONE   08/01/2020                                   311,852
13033A-BJ-9      CALIFORNIA HEALTH FACS DI              5.000   JJ     07/01/2007                                   957,654
130534-VT-4      CALIFORNIA POLLUTN CTL FI              6.350   JD     06/01/2009                                 1,027,209
13068G-V9-4      CALIFORNIA ST PUB WKS BRD              5.700   JJ     01/01/2011    01/01/2006      102.000        505,349
212216-AW-5      CONTRA COSTA CALIF HOME M                      NONE   09/01/2017    03/01/2006       27.641      1,199,432
221623-LS-8      COTATI-ROHNERT PK CALIF U                      NONE   08/01/2020    08/01/2009       52.108      2,073,020
221623-LT-6      COTATI-ROHNERT PK CALIF U                      NONE   08/01/2021    08/01/2009       49.021      1,972,039
231237-SC-3      CUPERTINO CALIF UN SCH DI                      NONE   08/01/2014                                   487,934
544350-J5-1      LOS ANGELES CALIF                      6.000   MS     09/01/2011    09/01/2003      101.000        500,000
544435-RR-3      LOS ANGELES CALIF DEPT AR              5.500   MN     05/15/2010                                   974,838
544644-BB-2      LOS ANGELES CALIF UNI SCH              6.000   JJ     07/01/2012                                 1,070,989
544900-CA-9      LOS ANGELES CNTY CALIF CA              5.875   JD     12/01/2005                                 5,728,650
573428-EU-9      MARTINEZ CALIF UNI SCH DI                      NONE   08/01/2008                                   993,186
645002-NS-1      NEW HAVEN CALIF UNI SCH D                      NONE   08/01/2011                                   613,952
645002-NV-4      NEW HAVEN CALIF UNI SCH D                      NONE   08/01/2014    08/01/2003       53.804        522,166
645002-NY-8      NEW HAVEN CALIF UNI SCH D                      NONE   08/01/2017    08/01/2003       44.581        707,948
672325-JG-3      OAKLAND CALIF UNI SCH DIS                      NONE   08/01/2021    08/01/2006       43.582        681,410
715875-MY-3      PETALUMA CALIF CITY JT UN                      NONE   08/01/2019                                   886,169
734897-TA-9      PORT OAKLAND CALIF PORT R              5.375   MN     11/01/2010    11/01/2007      102.000        998,247
786134-BN-5      SACRAMENTO CNTY CALIF SAN              5.200   JD     12/01/2011                                   496,483
796846-AP-8      SAN BERNARDINO CNTY CALIF              6.000   MS     03/01/2010                                   995,597
797645-HX-9      SAN FRANCISCO CALIF CITY               5.500   JD     06/15/2010                                   493,995
797645-JX-9      SAN FRANCISCO CALIF CITY                       NONE   10/01/2010                                   634,825
798136-GQ-4      SAN JOSE CALIF ARPT REV                5.750   MS     03/01/2003                                 2,249,635
802615-NE-0      SANTA ROSA CALIF HIGH SCH              5.600   MN     05/01/2008                                   329,248
802615-NF-7      SANTA ROSA CALIF HIGH SCH              5.700   MN     05/01/2009                                   279,265
802615-NG-5      SANTA ROSA CALIF HIGH SCH              5.750   MN     05/01/2010                                   388,848
984257-CW-3      Y S SCH FACS FING AUTH CA              6.100   MS     09/01/2011                                   500,842
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                                                                              30,250,671
-----------------------------------------------------------------------------------------------------------------------------
COLORADO
-----------------------------------------------------------------------------------------------------------------------------
138713-BY-8      ARAPAHOE CNTY COLO SINGLE                      NONE   09/01/2010                                 1,271,134
59059L-BK-4      MESA CNTY COLO CTFS PARTN              5,000   AO     10/15/2008                                 3,747,221
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL COLORADO                                                                                                 5,018,355
-----------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-----------------------------------------------------------------------------------------------------------------------------
20772E-PV-9      CONNECTICUT ST                         5,375   AO     10/01/2010                                   992,194
207742-4C-8      CONNECTICUT ST HEALTH & E              5,750   JJ     07/01/2006                                   250,000
207742-4E-4      CONNECTICUT ST HEALTH & EDU            5,900   JJ     07/01/2008                                   765,000
207743-EM-3      CONNECTICUT ST HGHR ED SU              5,750   MN     11/15/2013                                   340,657
891415-LH-2      TORRINGTON CONN                        5,375   AO     10/15/2010                                   494,525
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                                                                                              2,842,376
-----------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-----------------------------------------------------------------------------------------------------------------------------
25476A-MX-4      DISTRICT COLUMBIA                      6,000   JD     06/01/2007    06/01/2004      102.000      1,520,996
254839-LM-3      DISTRICT COLUMBIA REV                  5,375   AO     10/01/2008                                   498,169
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                                                                                     2,019,165
-----------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------
233455-TH-7      DADE CNTY FLA AVIATION RE              6,100   AO     10/01/2007                                 1,006,308
233492-GS-0      DADE CNTY FLA GTD ENTITLE                      NONE   08/01/2013    02/01/2006       59.439        812,525
23354M-BV-6      DADE CNTY FLA SCH BRD CTF              5,500   FA     08/01/2006                                   998,394
22354M-CK-9      DADE CNTY FLA SCH BRD CTF              5,600   MN     05/01/2006    05/01/2004      101.000      1,007,553
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
       1                     2                    10          11           12           13                 Interest
                                                                                                 --------------------------
                                                                                                      14            15

                                                                                                  Amount Due
                                                             Rate                                 and Accrued
                                                             Used                                 Dec. 31 of
                                                              to                                 Current Year     Gross
                                                            Obtain                                 on Bonds       Amount
     CUSIP                                        Par        Fair         Fair        Actual        not in       Received
Identification           Description             Value       Value        Value        Cost         Default     During Year
---------------------------------------------------------------------------------------------------------------------------

567090-SM-8      MARICOPA CNTY ARIZ SCH DIST      720,000   108.0720      778,118      790,625      21,960          43,920
---------------------------------------------------------------------------------------------------------------------------
   TOTAL AIRZONA                                2,045,000     XXX       2,149,907    2,033,023      45,471         113,108
---------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
---------------------------------------------------------------------------------------------------------------------------
022168-CP-1      ALUM ROCK CALIF UN ELEM S      1,280,000    79.8350    1,021,888      645,235
084154-FW-8      BERKELEY CALIF UNI SCH DI        630,000    46.3170      291,797      204,177
084154-FY-4      BERKELEY CALIF UNI SCH DI      1,130,000    40.7330      460,283      335,463
084154-FZ-1      BERKELEY CALIF UNI SCH DI        845,000    38.0830      321,801      228,784
13033A-BJ-9      CALIFORNIA HEALTH FACS FI      1,000,000   106.2820    1,062,820      903,880      25,000          50,000
130534-VT-4      CALIFORNIA POLLUTN CTL FI      1,000,000   102.4280    1,024 280    1,045,940       5,292          63,500
13068G-V9-4      CALIFORNIA ST PUB WKS BRD        500,000   110.6410      553,205      497,510      14,250          28,500
212216-AW-5      CONTRA COSTA CALIF HOME M      5,345,000    25.8990    1,384,302      704,524
221623-LS-8      COTATI-ROHNERT PK CALIF U      5,650,000    37.1860    2,101,009    1,566,915
221623-LT-6      COTATI-ROHNERT PK CALIF U      5,695,000    34.7740    1,980,379    1,496,589
231237-SC-3      CUPERTINO CALIF UN SCH DI        930,000    55.7040      518,047      359,771
544350-J5-1      LOS ANGELES CALIF                500,000   104.1820      520,910      500,000      10,000          30,000
544435-RR-3      LOS ANGELES CALIF DEPT AR      1,000,000   107.1240    1,071,240      958,190       7,028          55,000
544644-BB-2      LOS ANGELES CALIF UNI SCH      1,000,000   119.4610    1,194,610    1,078,441      30,000          60,000
544900-CA-9      LOS ANGELES CNTY CALIF CA      5,750,000   112.6230    6,475,823    5,677,707      28,151         337,813
573428-EU-9      MARTINEZ CALIF UNI SCH DI      1,380,000    74.8890    1,033,468      642,459
645002-NS-1      NEW HAVEN CALIF UNI SCH D      1,000,000    64.2970      642,970      411,260
645002-NV-4      NEW HAVEN CALIF UNI SCH D      1,000,000    53.3780      533,780      394,950
645002-NY-8      NEW HAVEN CALIF UNI SCH D      1,640,000    44.2290      725 356      523,209
672325-JG-3      OAKLAND CALIF UNI SCH DIS      1,940,000    36.2090      702,455      493,517
715875-MY-3      PETALUMA CALIF CITY JT UN      2,415,000    39.8210      961,677      630,605
734897-TA-9      PORT OAKLAND CALIF PORT R      1,000,000   111.4680    1,114,680      978,530       8,958          53,750
786134-BN-5      SACRAMENTO CNTY CALIF SAN        500,000   111.0040      555,020      494,645       2,167          26,000
796846-AP-8      SAN BERNARDINO CNTY CALIF      1,000,000   108.1460    1,081,460      992,500      20,000          60,000
797645-HX-9      SAN FRANCISCO CALIF CITY         500,000   103.9460      519,730      490,030       1,222          27,500
797645-JX-9      SAN FRANCISCO CALIF CITY       1,000,000    75.4670      754,670      408,820
798136-GQ-4      SAN JOSE CALIF ARPT REV        2,250,000   100.6960    2,265,660    2,232,653      43,125         129,375
802615-NE-0      SANTA ROSA CALIF HIGH SCH        330,000   106.1980      350,453      328,400       3,080          18,480
802615-NF-7      SANTA ROSA CALIF HIGH SCH        280,000   106.1460      297,209      278,589       2,660          15,960
802615-NG-5      SANTA ROSA CALIF HIGH SCH        390,000   105.6920      412,199      387,960       3,738          22,425
984257-CW-3      Y S SCH FACS FING AUTH CA        500,000   102.8450      514,225      501,250      10,167          30,500
---------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                            49,380,000     XXX      32,447,406   26,392,503     214,838       1,008,803
---------------------------------------------------------------------------------------------------------------------------
COLORADO
---------------------------------------------------------------------------------------------------------------------------
138713-BY-8      ARAPAHOE CNTY COLO SINGLE      2,000,000    74.8350    1,496,700      826,680
59059L-BK-4      MESA CNTY COLO CTFS PARTN      3,750,000   108.1740    4,056,525    3,746,471      39,583         187,500
---------------------------------------------------------------------------------------------------------------------------
   TOTAL COLORADO                               5,750,000     XXX       5,553,225    4,573,151      39,583         187,500
---------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------
20772E-PV-9      CONNECTICUT ST                 1,000,000   110.9070    1,109,070      987,330      13,438          53,750
207742-4C-8      CONNECTICUT ST HEALTH & E        250,000   107.4980      268,745      250,000       7,188          14,375
207742-4E-4      CONNECTICUT ST HEALTH & EDU      765,000   107.7160      824,027      765,000      22,568          45,135
207743-EM-3      CONNECTICUT ST HGHR ED SU        340,000   110.4120      375,401      340,850       2,498          19,550
891415-LH-2      TORRINGTON CONN                  500,000   108.3390      541,695      491,165       5,674          26,875
---------------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                            2,855,000     XXX       3,118,938    2,834,345      51,366         159,685
---------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
---------------------------------------------------------------------------------------------------------------------------
25476A-MX-4      DISTRICT COLUMBIA              1,500,000   108.5130    1,627,695    1,497,740       7,500          90,000
254839-LM-3      DISTRICT COLUMBIA REV            500,000   109.9530      549,765      496,720       6,719          26,875
---------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                   2,000,000     XXX       2,177,460    1,994,460      14,219         116,875
---------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------
233455-TH-7      DADE CNTY FLA AVIATION RE      1,010,000   102.3450    1,033,685    1,001,152      15,403          61,610
233492-GS-0      DADE CNTY FLA GTD ENTITLE      1,675,000    55.6680      932,439      480,022
23354M-BV-6      DADE CNTY FLA SCH BRD CTF      1,000,000   103.9780    1,039,780      995,310      22,917          55,000
22354M-CK-9      DADE CNTY FLA SCH BRD CTF      1,000,000   106.6840    1,066,840      995,660       9,333          56,000
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
       1                     2                     16           17            18           19         20         21
                                                                           Amount of
                                                                          Interest Due
                                                                          and Accrued
                                                                            Dec. 31
                                                                            Current                            Effec-
                                                             Increase       Year, on                            tive
                                                Increase    (Decrease)      Bonds in                            Rate
                                               (Decrease)   by Foreign   Default as to    NAIC                   of
     CUSIP                                         by        Exchange     Principal or   Desig-      Date       In-
Identification           Description           Adjustment   Adjustment     Interest      nation    Aquired     terest
---------------------------------------------------------------------------------------------------------------------
567090-SM-8      MARICOPA CNTY ARIZ SCH DIST    (23,526)                                 1        11/02/2001    2.610
---------------------------------------------------------------------------------------------------------------------
   TOTAL AIRZONA                                (16,819)                                 XXX         XXX
---------------------------------------------------------------------------------------------------------------------
CALIFORNIA
---------------------------------------------------------------------------------------------------------------------
022168-CP-1      ALUM ROCK CALIF UN ELEM S       49,706                                  1        01/10/1996    5.500
084154-FW-8      BERKELEY CALIF UNI SCH DI       15,170                                  1        07/09/1997    5.700
084154-FY-4      BERKELEY CALIF UNI SCH DI       24,128                                  1        07/31/1997    5.573
084154-FZ-1      BERKELEY CALIF UNI SCH DI       17,187                                  1        07/09/1997    5.750
13033A-BJ-9      CALIFORNIA HEALTH FACS FI        7,956                                  1        08/29/1994    6.090
130534-VT-4      CALIFORNIA POLLUTN CTL FI        2,847                                  1        07/24/1996    5.835
13068G-V9-4      CALIFORNIA ST PUB WKS BRD        1,378                                  1PE      05/01/1996    5.925
212216-AW-5      CONTRA COSTA CALIF HOME M       76,409                                  1        12/01/1994    6.692
221623-LS-8      COTATI-ROHNERT PK CALIF U      107,571                                  1        09/25/1997    5.400
221623-LT-6      COTATI-ROHNERT PK CALIF U      101,422                                  1        10/07/1997    5.350
231237-SC-3      CUPERTINO CALIF UN SCH DI       26,427                                  1        07/08/1997    5.647
544350-J5-1      LOS ANGELES CALIF                                                       1        08/30/1995    6.099
544435-RR-3      LOS ANGELES CALIF DEPT AR        2,653                                  1        06/21/1995    5.926
544644-BB-2      LOS ANGELES CALIF UNI SCH       (5,698)                                 1        09/01/2001    5.050
544900-CA-9      LOS ANGELES CNTY CALIF CA        6,513                                  1        12/02/1992    6.016
573428-EU-9      MARTINEZ CALIF UNI SCH DI       56,820                                  1        08/04/1995    5.979
645002-NS-1      NEW HAVEN CALIF UNI SCH D       33,921                                  1        11/30/1995    5.765
645002-NY-4      NEW HAVEN CALIF UNI SCH D       26,131                                  1        07/18/1997    5.200
645002-NY-8      NEW HAVEN CALIF UNI SCH D       38,041                                  1        07/07/1997    5.600
672325-JG-3      OAKLAND CALIF UNI SCH DIS       39,815                                  1        08/19/1997    6.112
715875-MY-3      PETALUMA CALIF CITY JT UN       51,986                                  1        05/01/1997    6.138
734897-TA-9      PORT OAKLAND CALIF PORT R        3 801                                  1        01/10/1997    5.782
786134-BN-5      SACRAMENTO CNTY CALIF SAN          302                                  1        12/13/1995    5.300
796846-AP-8      SAN BERNARDINO CNTY CALIF          478                                  1        03/07/1995    6.077
797645-HX-9      SAN FRANCISCO CALIF CITY           631                                  1        07/27/1995    5.700
797645-JX-9      SAN FRANCISCO CALIF CITY        36,152                                  1        06/14/1995    5.950
798136-GQ-4      SAN JOSE CALIF ARPT REV          2,136                                  1        11/18/1992    5.850
802615-NE-0      SANTA ROSA CALIF HIGH SCH          118                                  1        06/21/1994    5.650
802615-NF-7      SANTA ROSA CALIF HIGH SCH           94                                  1        06/21/1994    5.750
802615-NG-5      SANTA ROSA CALIF HIGH SCH          123                                  1        06/21/1994    5.800
984257-CW-3      Y S SCH FACS FING AUTH CA          (72)                                 1        07/19/1995    6.075
---------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                             724,146                                  XXX          XXX        XXX
---------------------------------------------------------------------------------------------------------------------
COLORADO
---------------------------------------------------------------------------------------------------------------------
138713-BY-8      ARAPAHOE CNTY COLO SINGLE       72,969                                  1        09/18/1995    6.000
59059L-BK-4      MESA CNTY COLO CTFS PARTN          404                                  1        09/01/2001    5.015
---------------------------------------------------------------------------------------------------------------------
   TOTAL COLORADO                                73,373                                  XXX          XXX        XXX
---------------------------------------------------------------------------------------------------------------------
COLORADO
---------------------------------------------------------------------------------------------------------------------
20772E-PV-9      CONNECTICUT ST                     789                                  1PE      10/13/1995    5.500
207742-4C-8      CONNECTICUT ST HEALTH & E                                               1        09/06/1994    5.749
207742-4E-4      CONNECTICUT ST HEALTH & EDU                                             1        09/06/1994    5.899
207743-EM-3      CONNECTICUT ST HGHR ED SU          (43)                                 1        01/06/1997    5.726
891415-LH-2      TORRINGTON CONN                    549                                  1        10/10/1995    5.550
---------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                              1,295                                  XXX          XXX        XXX
---------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
---------------------------------------------------------------------------------------------------------------------
25476A-MX-4      DISTRICT COLUMBIA                3,415                                  1        08/12/1994    6.171
254839-LM-3      DISTRICT COLUMBIA REV              265                                  1        10/01/1996    5.450
---------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                     3,680                                  XXX          XXX        XXX
---------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------
233455-TH-7      DADE CNTY FLA AVIATION RE          651                                  1        11/13/1992    6.190
233492-SH-0      DADE CNTY FLA GTD ENTITLE       51,822                                  1        01/01/1995    6.700
23354M-BV-6      DADE CNTY FLA SCH BRD CTF          395                                  1        06/11/1993    5.550
22354M-CK-9      DADE CNTY FLA SCH BRD CTF        1,720                                  1        08/11/1994    5.736
---------------------------------------------------------------------------------------------------------------------

                                      E08.5

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------
       1                     2                   3        Interest         6             7            8              9
                                                        ------------
                                                          4       5







                                                                                                               Book /Adjusted
     CUSIP                                               Rate    How    Maturity                    Option        Carrying
Identification           Description              *       of    Paid      Date      Option Date   Call Price        Value
-----------------------------------------------------------------------------------------------------------------------------
23354M-CL-7      DADE CNTY FLA SCH BRD CTF              5.700   MN     05/01/2007    05/01/2004     101.000       1,007,505
302644-BP-3      FSU FINL ASSISTANCE INC F              5.100   AO     10/01/2007                                 1,324,998
302644-BQ-1      FSU FINL ASSISTANCE INC F              5.200   AO     10/01/2008                                 1,295,000
341421-3Q-6      FLORIDA ST BRD ED CAP OUT              5.400   JD     06/01/2011                                   992,523
34160H-BA-4      FLORIDA ST CORRECTIONAL P              5.600   FA     08/01/2007                                   994,029
34160H-BB-2      FLORIDA ST CORRECTIONAL P              5.625   FA     08/01/2008                                   991,755
343147-BK-9      FLORIDA ST UNIV INTL PROG              5.100   AO     04/01/2007                                   260,000
343147-BL-7      FLORIDA ST UNIV INTL PROG              5.200   AO     04/01/2008                                   275,000
343147-BM-5      FLORIDA ST UNIV INTL PROG              5.250   AO     04/01/2009                                   265,000
392274-KF-2      GREATER ORLANDO AVIATION               5.500   AO     10/01/2008                                   498,783
43232F-HA-7      HILLSBOROUGH CNTY FLA CAP              4.800   FA     08/01/2008                                   595,718
43232V-BG-5      HILLSBOROUGH CNTY FLA SCH              5.500   JJ     07/01/2009    07/01/2005     102.000         505,474
511665-ED-9      LAKELAND FLA HOSP SYS REV              5.000   MN     11/15/2011                                   489,492
92884E-BF-3      VOLUSIA CNTY FLA SCH BRD               5.375   FA     08/01/2011                                   500,000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                                                                                 13,820,057
-----------------------------------------------------------------------------------------------------------------------------
GEORGIA
-----------------------------------------------------------------------------------------------------------------------------
047801-BW-4      ATLANTA GA BRD ED CTFS PA              5.125   JD     12/01/2007                                 1,052,716
240523-QQ-6      DE KALB CNTY GA WTR & SEW              5.250   AO     10/01/2025                                 1,923,002
626207-BG-8      MUNICIPAL ELEC AUTH GA                 3.150   JJ     01/01/2022                                   800,000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                                                                                  3,775,718
-----------------------------------------------------------------------------------------------------------------------------
HAWAII
-----------------------------------------------------------------------------------------------------------------------------
419780-SR-3      HAWAII ST                              5.250   AO     10/01/2020                                 1,913,232
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                                                                                   1,913,232
-----------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------
051645-MK-2      AURORA ILL                             5.875   JJ     01/01/2016    01/01/2005     100.000         586,909
097552-GW-7      BOL INGBROOK ILL                               NONE   01/01/2014    01/01/2008      72.803       1,198,467
153812-BS-0      CENTRAL LAKE CNTY ILL JT               6.100   FA     02/01/2006                                 1,396,125
167483-3S-3      CHICAGO ILL                            5.125   JJ     01/01/2022    01/01/2016     100.000       2,025,352
167483-5G-7      CHICAGO ILL                            5.375   JJ     01/01/2013                                   695,993
167483-6E-1      CHICAGO ILL                            5.600   JJ     01/01/2006                                 3,077,872
167483-6H-4      CHICAGO ILL                            5.900   JJ     01/01/2009    07/01/2005     102.000       1,011,111
167484-VT-8      CHICAGO ILL                            5.000   JJ     01/01/2009    01/01/2009     100.000         480,055
167484-WC-4      CHICAGO ILL                            5.000   JJ     01/01/2009                                    14,847
167501-F7-5      CHICAGO ILL BRD ED SER C               5.000   JD     12/01/2031                                 1,920,292
167684-LT-4      CHICAGO ILL SCH FIN AUTH               5.200   JD     06/01/2006                                 1,981,543
167684-LU-1      CHICAGO ILL SCH FIN AUTH               5.300   JD     06/01/2007                                 1,976,804
167684-MQ-9      CHICAGO ILL SCH FIN AUTH               4.800   JD     06/01/2004                                 2,041,755
167684-MT-3      CHICAGO ILL SCH FIN AUTH               5.000   JD     06/01/2007                                   477,130
213183-TF-3      COOK CNTY ILL                                  NONE   11/01/2009                                 1,622,392
213183-XJ-0      COOK CNTY ILL                          5.400   MN     11/15/2008                                   970,675
213183-XK-7      COOK CNTY ILL                          5.400   MN     11/15/2010                                 1,168,530
213183-ZT-6      COOK CNTY ILL                          6.250   MN     11/15/2009                                 3,972,660
434452-DY-1      HOFFMAN ESTATES ILL                    5.800   JD     12/01/2011                                   649,520
451908-SB-4      ILL INOIS DEV FIN AUTH REV                     NONE   12/01/2012                                   548,433
451908-WG-8      ILL INOIS DEV FIN AUTH REV                     NONE   01/01/2010                                   668,799
452150-AQ-8      ILL INOIS ST                           5.125   JD     12/01/2010                                   982,469
581158-DK-5      MCHENRY CNTY ILL CMTY UTD              5.200   FA     02/01/2011    02/01/2005     100.000       1,000,000
592247-CF-5      METROPOLITAN PIER & EXPO IL                    NONE   12/15/2003                                 2,835,186
592247-CJ-7      METROPOLITAN PIER & EXPO IL                    NONE   06/15/2004                                 6,042,993
665245-UH-7      NORTHERN ILL UNIV REVS                 5.700   AO     04/01/2016    04/01/2007     100.000       1,389,130
759911-JD-3      REGIONAL TRANSN AUTH ILL               7.750   JD     06/01/2009                                   523,048
759911-KG-4      REGIONAL TRANSN AUTH ILL               5.250   JD     06/01/2010                                   996,962
759911-NH-9      REGIONAL TRANSN AUTH ILL               5.750   JD     06/01/2023                                 4,961,550
843146-WN-7      SOUTHERN ILL UNIV REVS                 5.750   AO     04/01/2009    04/01/2003     102.000       1,478,563
914353-DS-3      UNIVERSITY ILL UNIV REVS                       NONE   04/01/2009                                   691,090

---------------------------------------------------------------------------------------------------------------------------
       1                     2                    10          11           12           13                 Interest
                                                                                                 --------------------------
                                                                                                      14            15

                                                                                                  Amount Due
                                                             Rate                                 and Accrued
                                                             Used                                 Dec. 31 of
                                                              to                                 Current Year     Gross
                                                            Obtain                                 on Bonds       Amount
     CUSIP                                        Par        Fair         Fair        Actual        not in       Received
Identification           Description             Value       Value        Value        Cost         Default     During Year
---------------------------------------------------------------------------------------------------------------------------
23354M-CL-7      DADE CNTY FLA SCH BRD CTF     1,000,000    106.8160    1,068,160      995,430        9,500        57,000
302644-BP-3      FSU FINL ASSISTANCE INC F     1,325,000    105.3280    1,395,596    1,324,930       16,894        67,575
302644-BQ-1      FSU FINL ASSISTANCE INC F     1,295,000    105.5490    1,366,860    1,295,000       16,835        67,340
341421-3Q-6      FLORIDA ST BRD ED CAP OUT     1,000,000    108.4940    1,084,940      988,350        4,500        54,000
34160H-BA-4      FLORIDA ST CORRECTIONAL P     1,000,000    108.6500    1,086,500      986,270       23,333        56,000
34160H-BB-2      FLORIDA ST CORRECTIONAL P     1,000,000    108.6890    1,086,890      983,250       23,438        56,250
343147-BK-9      FLORIDA ST UNIV INTL PROG       260,000    105.3280      273,853      260,000        3,315        13,260
343147-BL-7      FLORIDA ST UNIV INTL PROG       275,000    105.4850      290,084      275,000        3,575        14,300
343147-BM-5      FLORIDA ST UNIV INTL PROG       265,000    105.2970      279,037      265,000        3,478        13,913
392274-KF-2      GREATER ORLANDO AVIATION        500,000    104.4520      522,260      497,765        6,875        27,500
43232F-HA-7      HILLSBOROUGH CNTY FLA CAP       600,000    109.0310      654,186      594,979       12,000        28,800
43232V-BG-5      HILLSBOROUGH CNTY FLA SCH       500,000    111.4950      557,475      495,185       13,750        27,500
511665-ED-9      LAKELAND FLA HOSP SYS REV       500,000    106.5370      532,685      484,140        3,194        25,000
92884E-BF-3      VOLUSIA CNTY FLA SCH BRD        500,000    106.2690      531,345      500,000       11,198        26,875
---------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                              14,705,000         XXX   14,802,615   13,417,443      199.538       707,923
---------------------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------------------
047801-BW-4      ATLANTA GA BRD ED CTFS PA     1,055,000    103.1200    1,087,916    1,049,725        4,506        54,069
240523-QQ-6      DE KALB CNTY GA WTR & SEW     2,000,000    104.6470    2,092,940    1,919,480       26,250       105,000
626207-BG-8      MUNICIPAL ELEC AUTH GA          800,000                  800,000      800,000       12,180        11,116
---------------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                               3,855,000         XXX    3,980,856    3,769,205       42,936       170,185
---------------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------------
419780-SR-3      HAWAII ST                     2,000,000    113.5050    2,270,100    1,907,280       26,250       105,000
---------------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                2,000,000         XXX    2,270,100    1,907,280       26,250       105,000
---------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------
051645-MK-2      AURORA ILL                      585,000    108.6500      635,603      591,382       17,184        34,369
097552-GW-7      BOL INGBROOK ILL              2,195,000     57.8500    1,269,808      890,665
153812-BS-0      CENTRAL LAKECNTY ILL JT       1,400,000    102.3990    1,433,586    1,387,372       35,583        85,400
167483-3S-3      CHICAGO ILL                   2,000,000    105.8210    2,116,420    2,029,940       51,250       102,500
167483-5G-7      CHICAGO ILL                     700,000    103.7640      726,348      694,211       18,813        37,625
167483-6E-1      CHICAGO ILL                   3,000,000    111.0300    3,330,900    3,108,958       84,000       168,000
167483-6H-4      CHICAGO ILL                   1,000,000    112.4450    1,124,450      990,600       29,500        59,000
167484-VT-8      CHICAGO ILL                     485,000    111.4300      540,436      478,500       12,125        24,250
167484-WC-4      CHICAGO ILL                      15,000    111.1890       16,678       14,799          375           750
167501-F7-5      CHICAGO ILL BRD ED SER C      2,000,000    100.2100    2,004,200    1,919,040        8,333        97,222
167684-LT-4      CHICAGO ILL SCH FIN AUTH      2,000,000    103.4160    2,068,320    1,944,740        8,667       104,000
167684-LU-1      CHICAGO ILL SCH FIN AUTH      2,000,000    103.4560    2,069,120    1,942,240        8,833       106,000
167684-MQ-9      CHICAGO ILL SCH FIN AUTH      2,040,000    104.7630    2,137,165    2,043,163        8,160        97,920
167684-MT-3      CHICAGO ILL SCH FIN AUTH        500,000    106.2030      531,015      447,775        2,083        25,000
213183-TF-3      COOK CNTY ILL                 2,335,000     78.6590    1,836,688    1,115,313
213183-XJ-0      COOK CNTY ILL                 1,000,000    105.1790    1,051,790      942,680        6,900        54,000
213183-XK-7      COOK CNTY ILL                 1,200,000    105.1790    1,262,148    1,149,204        8,280        64,800
213183-ZT-6      COOK CNTY ILL                 3,705,000    119.1980    4,416,280    4,014,579       29,589       231,563
434452-DY-1      HOFFMAN ESTATES ILL             695,000    103.7110      720,791      626,397        3,359        40,310
451908-SB-4      ILL INOIS DEV FIN AUTH REV    1,000,000     65.8770      658,770      342,500
451908-WG-8      ILL INOIS DEV FIN AUTH REV    1,000,000     76.0690      760,690      440,560
452150-AQ-8      ILL INOIS ST                  1,000,000    108.5450    1,085,450      971,970        4,271        51,250
581158-DK-5      MCHENRY CNTY ILL CMTY UTD     1,000,000    103.8090    1,038,090    1,000,000       21,667        52,000
592247-CF-5      METROPOLITAN PIER & EXPO IL   3,000,000     98.4020    2,952,060    1,574,700
592247-CJ-7      METROPOLITAN PIER & EXPO IL   6,600,000     97.8690    6,459,354    3,299,670
665245-UH-7      NORTHERN ILL UNIV REVS        1,385,000    109.2440    1,513,029    1,393,393       19,736        78,945
759911-JD-3      REGIONAL TRANSN AUTH ILL        500,000    127.2880      636,440      540,920        3,229        38,750
759911-KG-4      REGIONAL TRANSN AUTH ILL      1,000,000    106.4350    1,064,350      994,940        4,375        52,500
759911-NH-9      REGIONAL TRANSN AUTH ILL      5,000,000    113.5520    5,677,600    4,961,550       23,958       287,500
843146-WN-7      SOUTHERN ILL UNIV REVS        1,450,000    102.6950    1,489,078    1,469,372       20,844        83,375
914353-DS-3      UNIVERSITY ILL UNIV REVS      1,000,000     79.8180      798,180      437,220

---------------------------------------------------------------------------------------------------------------------
       1                     2                     16           17            18           19         20         21
                                                                           Amount of
                                                                          Interest Due
                                                                          and Accrued
                                                                            Dec. 31
                                                                            Current                            Effec-
                                                             Increase       Year, on                            tive
                                                Increase    (Decrease)      Bond in                             Rate
                                               (Decrease)   by Foreign   Default as to    NAIC                   of
     CUSIP                                         by        Exchange     Principal or   Desig-      Date       In-
Identification           Description           Adjustment   Adjustment     Interest      nation    Aquired     terest
---------------------------------------------------------------------------------------------------------------------
23354M-CL-7      DADE CNTY FLA SCH BRD CTF         1,752                                  1       08/11/1994    5.839
302644-BP-3      FSU FINL ASSISTANCE INC F                                                1       02/04/1994    5.100
302644-BQ-1      FSU FINL ASSISTANCE INC F                                                1       02/04/1994    5.199
341421-3Q-6      FLORIDA ST BRD ED CAP OUT           682                                  1PE     10/24/1995    5.512
34160H-BA-4      FLORIDA ST CORRECTIONAL P         1,109                                  1       06/22/1994    5.750
34160H-BB-2      FLORIDA ST CORRECTIONAL P         1,219                                  1       06/22/1994    5.800
343147-BK-9      FLORIDA ST UNIV INTL PROG                                                1       02/03/1994    5.099
343147-BL-7      FLORIDA ST UNIV INTL PROG                                                1       02/03/1994    5.199
343147-BM-5      FLORIDA ST UNIV INTL PROG                                                1       02/03/1994    5.249
392274-KF-2      GREATER ORLANDO AVIATION            175                                  1PE     07/24/1996    5.550
43232F-HA-7      HILLSBOROUGH CNTY FLA CAP           671                                  1       12/03/2001    4.948
43232V-BG-5      HILLSBOROUGH CNTY FLA SCH         1,612                                  1       06/16/1995    5.779
511665-ED-9      LAKELAND FLA HOSP SYS REV           907                                  1       02/23/1996    5.300
92884E-BF-3      VOLUSIA CNTY FLA SCH BRD                                                 1       02/21/1996    5.375
---------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                  62,715                                  XXX        XXX          XXX
---------------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------------
047801-BW-4      ATLANTA GA BRD ED CTFS PA           399                                  1       12/14/1993    5.176
240523-QQ-6      DE KALB CNTY GA WTR & SEW         1,658                                  1       11/03/2000     5.55
626207-BG-8      MUNICIPAL ELEC AUTH GA                                                   1       12/01/2001     3.15
---------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                   2,057                                  XXX        XXX          XXX
---------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------
419780-SR-3      HAWAII ST                         2,878                                  1       10/12/2000    5.640
---------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                    2,878                                  XXX        XXX          XXX
---------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------
051645-MK-2      AURORA ILL                         (877)                                 1       02/10/1997    5.700
097552-GW-7      BOLINGBROOK ILL                  67,018                                  1       10/22/1997    5.838
153812-BS-0      CENTRAL LAKE CNTY ILL JT          1,109                                  1       11/16/1992    6.200
167483-3S-3      CHICAGO ILL                      (1,358)                                 1PE     04/07/1999    4.991
167483-5G-7      CHICAGO ILL                         295                                  1PE     01/25/1996    5.450
167483-6E-1      CHICAGO ILL                     (23,655)                                 1PE     09/01/2001    4.663
167483-6H-4      CHICAGO ILL                       3,195                                  1       03/09/1995    6.166
167484-VT-8      CHICAGO ILL                         686                                  1       01/25/1996    5.200
167484-WC-4      CHICAGO ILL                          21                                  1       01/25/1996    5.200
167501-F7-5      CHICAGO ILL BRD ED SER C          1,188                                  1       12/05/2001    5.270
167684-LT-4      CHICAGO ILL SCH FIN AUTH          4,787                                  1PE     05/20/1993    5.500
167684-LU-1      CHICAGO ILL SCH FIN AUTH          4,513                                  1PE     05/20/1993    5.600
167684-MQ-9      CHICAGO ILL SCH FIN AUTH         (1,171)                                 1PE     09/01/2001    4.737
167684-MT-3      CHICAGO ILL SCH FIN AUTH          4,378                                  1PE     09/16/1994    6,200
213183-TF-3      COOK CNTY ILL                    84,185                                  1       12/12/1995    5.400
213183-XJ-0      COOK CNTY ILL                     4,057                                  1PE     06/24/1994    6.000
213183-XK-7      COOK CNTY ILL                     3,074                                  1PE     07/06/1995    5.820
213183-ZT-6      COOK CNTY ILL                   (31,930)                                 1       09/01/2001    4.995
434452-DY-1      HOFFMAN ESTATES ILL               3,611                                  1       01/06/1995    6.790
4651908-SB-4     ILL INOIS DEV FIN AUTH REV       32,235                                  1       03/16/1995    6.150
451908-WG-8      ILL INOIS DEV FIN AUTH REV       37,351                                  1       09/21/1995    5.830
452150-AQ-8      ILL INOIS ST                      1,734                                  1PE     11/16/1995    5.400
581158-DK-5      MCHENRY CNTY ILL CMTY UTD                                                1       02/13/1996    5.199
592247-CF-5      METROPOLITAN PIER & EXPO IL     162,792                                  1       01/12/1993    6.002
592247-CJ-7      METROPOLITAN PIER & EXPO IL     355,188                                  1       12/18/1992    6.150
665245-UH-7      NORTHERN ILL UNIV REVS             (839)                                 1       12/27/1996    5.620
759911-JD-3      REGIONAL TRANSN AUTH ILL         (2,777)                                 1       11/18/1994    6.850
759911-KG-4      REGIONAL TRANSN AUTH ILL            327                                  1       01/12/1996    5.300
759911-NH-9      REGIONAL TRANSN AUTH ILL                                                 1PE     03/16/2000    5.810
843146-WN-7      SOUTHERN ILL UNIV REVS            1,698                                  1       10/03/1996    5.759
914353-DS-3      UNIVERSITY ILL UNIV REVS         39,671                                  1       03/27/1995    6.000

                                      E08.6

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                      3       Interest          6           7            8              9
                                                            ------------
                                                              4       5






                                                                                                                  Book/Adjusted
     CUSIP                                                   Rate    How    Maturity                   Option        Carrying
Identification            Description                 *       of    Paid      Date     Option Date   Call Price       Value
-------------------------------------------------------------------------------------------------------------------------------
914353-EZ-6      UNIVERSITY ILL UNIV REVS                   5.625   AO     10/01/2009                                 979,434
969078-LT-9      WILL CNTY ILL CMNTY SCH DIST                       NONE   11/01/2014                               7,182,633
974536-AR-5      WINNEBAGO & BOONE CNTY ILL                 5.650   JJ     01/01/2013                               1,000,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                                                                                  58,548,322
-------------------------------------------------------------------------------------------------------------------------------
INDIANA
-------------------------------------------------------------------------------------------------------------------------------
383272-CN-9      GOSHEN IND MULTI SCH BLDG                  5.600   JJ     01/15/2016   07/15/2007     101.000        970,394
383272-CP-4      GOSHEN IND MULTI SCH BLDG                  5.600   JJ     01/15/2016   07/15/2007     101.000        510,733
454621-3Q-4      INDIANA BD BK                              5.100   FA     02/01/2004   02/01/2003     102.000        509,870
454623-MV-8      INDIANA BD BK REV                          5.000   FA     08/01/2023                               2,860,860
455167-VU-7      INDIANA UNIV REVS                                  NONE   08/01/2010                                 631,688
569027-CT-0      MARION CNTY IND CONV&RECT                  5.400   JD     06/01/2006                                 996,923
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                                                                                    6,480,468
-------------------------------------------------------------------------------------------------------------------------------
IOWA
-------------------------------------------------------------------------------------------------------------------------------
462460-FB-7      IOWA HIGHER ED LN AUTH RE                  6.000   AO     10/01/2010                                 310,000
46256B-BE-8      IOWA ST CTFS PARTN                         6.500   JJ     07/01/2006                               2,039,272
462590-CQ-1      IOWA STUDENT LN LIQUIDITY                  5.450   JD     12/01/2003                                 496,711
462590-CV-0      IOWA STUDENT LN LIQUIDITY                  5.800   JD     12/01/2008                               1,007,454
497595-ND-6      KIRKWOOD CMTY CLG IOWA NE                  5.200   JD     06/01/2006   06/01/2004     100.000        880,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL IOWA                                                                                                       4,733,437
-------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
-------------------------------------------------------------------------------------------------------------------------------
491303-FT-5      KENTUCKY HGHR ED STUD LN                   7.100   JD     12/01/2011                                 949,504
546589-JL-7      LOUISVILLE & JEFFERSON CNTY SWR            5.000   MN     05/15/2032   11/15/2013     100.000      2,151,303
546596-DP-9      LOUISVILLE & JEFFERSON KY A                6.500   JJ     07/01/2017   07/01/2007     102.000      1,046,499
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                                                                                   4,147,306
-------------------------------------------------------------------------------------------------------------------------------
LOUISIANA
-------------------------------------------------------------------------------------------------------------------------------
546395-RS-5      LOUISIANA PUB FACS AUTH H                  5.000   JJ     07/01/2006   07/01/2004     102.000      1,000,000
647634-XV-1      NEW ORLEANS LA                                     NONE   09/01/2010                                 740,431
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL LOUISIANA                                                                                                  1,740,431
-------------------------------------------------------------------------------------------------------------------------------
MAINE
-------------------------------------------------------------------------------------------------------------------------------
050375-GJ-7      AUBURN ME                                  6.000   MN     11/01/2008                                 997,571
050375-GK-4      AUBURN ME                                  6.100   MN     11/01/2009                                 498,620
560409-BF-0      MAINE EDL LN MARKETING CO                  6.050   MN     11/01/2004   05/01/2004     100.000        605,000
560424-K6-9      MAINE HEALTH & HIGHER EDL                  5.100   JJ     07/01/2005                                 997,682
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MAINE                                                                                                      3,098,873
-------------------------------------------------------------------------------------------------------------------------------
MARYLAND
-------------------------------------------------------------------------------------------------------------------------------
574204-KH-5      MARYLAND ST DEPT TRANSN C                  4.500   MS     09/15/2006                                 960,434
664257-AS-1      NORTHEAST MD WASTE DISP A                  6.300   JJ     07/01/2016   07/01/2003     102.000      2,353,906
914402-JC-7      UNIVERSITY OF MARYLAND                     5.500   AO     04/01/2010                                 498,524
940156-PB-2      WASHINGTON SUBN SAN DIST                   4.625   JD     06/01/2006   06/01/2004     102.000        503,139
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND                                                                                                   4,316,003
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
575633-GH-9      MASSACHUSETTS ED LN AUTH                   6.150   JJ     07/01/2010                                 285,000
575633-GX-4      MASSACHUSETTS ED LN AUTH                   6.000   JJ     07/01/2010                                 650,000
57563R-AP-4      MASSACHUSETTS EDL FING AU                  5.750   JJ     07/01/2012                                 395,000
57563R-AR-0      MASSACHUSETTS EDL FING AU                  5.850   JJ     07/01/2014                                 395,000
576049-JF-8      MASSACHUSETTS ST WTR RES                   5.250   MS     03/01/2013                               1,689,922
576049-KK-5      MASSACHUSETTS ST WTR RES                   6.000   JD     12/01/2007                               1,833,197
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                                                                                              5,248,119
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
-------------------------------------------------------------------------------------------------------------------------------
084473-EY-9      BERKLEY MICH CITY SCH DIS                  5.700   JJ     01/01/2010   01/01/2005     101.000        500,000
109367-LT-7      BRIGHTON MICH AREA SCH DI                          NONE   05/01/2020   05/01/2005      34.134      4,470,470
131438-BR-3      CALUMET LAURIUM & KEWEENA                  5.875   MN     05/01/2024   05/01/2001     101.500      1,022,587
251093-JS-0      DETROIT MICH                               5.200   MN     05/01/2007                                 981,798
251129-WY-4      DETROIT MICH CITY SCH DIS                  5.375   MN     05/01/2012   05/01/2009     101.000      3,766,953
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                       10          11          12           13                Interest
                                                                                                     --------------------------
                                                                                                          14            15


                                                                                                      Amount Due
                                                                  Rate                                and Accrued
                                                                  Used                                Dec. 31 of
                                                                   to                                Current Year      Gross
                                                                 Obtain                                on Bonds        Amount
     CUSIP                                             Par        Fair        Fair        Actual        not in        Received
Identification            Description                 Value       Value       Value        Cost         Default     During Year
--------------   -------------------------------   ----------   --------   ----------   ----------   ------------   -----------
914353-EZ-6      UNIVERSITY ILL UNIV REVS           1,000,000   105.2660    1,052,660      962,750       14,063          56,250
969078-LT-9      WILL CNTY ILL CMNTY SCH DIST      13,540,000    58.9930    7,987,652    6,928,553
974536-AR-5      WINNEBAGO & BOONE CNTY ILL         1,000,000   109.4160    1,094,160    1,000,000       28,250          56,500
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                  68,330,000      XXX     63,559,315   52,649,656      473,427       2,089,779
-------------------------------------------------------------------------------------------------------------------------------
INDIANA
-------------------------------------------------------------------------------------------------------------------------------
383272-CN-9      GOSHEN IND MULTI SCH BLDG            950,000   114.8360    1,090,942      976,579       24,531          53,200
383272-CP-4      GOSHEN IND MULTI SCH BLDG            500,000   110.5090      552,545      513,989       12,911          28,000
454621-3Q-4      INDIANA BD BK                        500,000   104.0440      520,220      501,250       10,625          25,500
454623-MV-8      INDIANA BD BK REV                  3,000,000   101.5300    3,045,900    2,853,750       62,500         150,000
455167-VU-7      INDIANA UNIV REVS                  1,000,000    74.7470      747,470      405,460
569027-CT-0      MARION CNTY IND CONV&RECT          1,000,000   101.3660    1,013,660      990,660        4,500          54,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                    6,950,000      XXX      6,970,737    6,241,688      115,067         310,700
-------------------------------------------------------------------------------------------------------------------------------
IOWA
-------------------------------------------------------------------------------------------------------------------------------
462460-FB-7      IOWA HIGHER ED LN AUTH RE            310,000   112.4540      348,607      310,000        4,650          18,600
46256B-BE-8      IOWA ST CTFS PARTN                 2,000,000   102.3960    2,047,920    2,115,240       65,000         130,000
462590-CQ-1      IOWA STUDENT LN LIQUIDITY            500,000   102.3080      511,540      474,240        2,271          27,250
462590-CV-0      IOWA STUDENT LN LIQUIDITY          1,000,000   103.0500    1,030,500    1,013,680        4,833          58,000
497595-ND-6      KIRKWOOD CMTY CLG IOWA NE            880,000   103.4160      910,061      880,000        3,813          45,760
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL IOWA                                       4,690,000      XXX      4,848,628    4,793,160       80,567         279,610
-------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
-------------------------------------------------------------------------------------------------------------------------------
491303-FT-5      KENTUCKY HGHR ED STUD LN             900,000   102.0310      918,279      973,105        5,325          63,900
546589-JL-7      LOUISVILLE & JEFFERSON CNTY SWR    2,150,000   101.4610    2,181,412    2,151,224       13,736          16,250
546596-DP-9      LOUISVILLE & JEFFERSON KY A        1,000,000   114.7530    1,147,530    1,071,780       32,500          65,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                   4,050,000      XXX      4,247,221    4,196,109       51,561         145,150
-------------------------------------------------------------------------------------------------------------------------------
LOUISIANA
-------------------------------------------------------------------------------------------------------------------------------
546395-RS-5      LOUISIANA PUB FACS AUTH H          1,000,000   107.3460    1,073,460    1,000,000       25,000          50,000
647634-XV-1      NEW ORLEANS LA                     1,165,000    74.6770      869,987      466,513
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL LOUISIANA                                  2,165,000      XXX      1,943,447    1,466,513       25,000          50,000
-------------------------------------------------------------------------------------------------------------------------------
MAINE
-------------------------------------------------------------------------------------------------------------------------------
050375-GJ-7      AUBURN ME                          1,000,000   107.5470    1,075,470      995,220       10,000          60,000
050375-GK-4      AUBURN ME                            500,000   107.4840      537,420      497,520        5,083          30,500
560409-BF-0      MAINE EDL LN MARKETING CO            605,000   104.8910      634,591      605,000        6,100          36,603
560424-K6-9      MAINE HEALTH & HIGHER EDL          1,000,000   106.7190    1,067,190      991,370       25,500          51,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MAINE                                      3,105,000      XXX      3,314,671    3,089,110       46,683         178,103
-------------------------------------------------------------------------------------------------------------------------------
MARYLAND
-------------------------------------------------------------------------------------------------------------------------------
574204-KH-5      MARYLAND ST DEPT TRANSN C          1,000,000   102.2320    1,022,320      895,260       13,250          45,000
664257-AS-1      NORTHEAST MD WASTE DISP A          2,300,000   104.0410    2,392,943    2,431,774       72,450         144,900
914402-JC-7      UNIVERSITY OF MARYLAND               500,000   109.6660      548,330      497,455        6,875          27,500
940156-PB-2      WASHINGTON SUBN SAN DIST             500,000   105.8880      529,440      478,230        1,927          23,125
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND                                   4,300,000      XXX      4,493,033    4,302,719       94,502         240,525
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
575633-GH-9      MASSACHUSETTS ED LN AUTH             285,000   104.7490      298,535      285,000        8,764          17,528
575633-GX-4      MASSACHUSETTS ED LN AUTH             650,000   106.2790      690,814      650,000       19,500          39,000
57563R-AP-4      MASSACHUSETTS EDL FING AU            395,000   106.3380      420,035      395,000       11,356          22,713
57563R-AR-0      MASSACHUSETTS EDL FING AU            395,000   105.6240      417,215      395,000       11,554          23,108
576049-JF-8      MASSACHUSETTS ST WTR RES           1,750,000   102.6270    1,795,973    1,684,286       30,625          91,875
576049-KK-5      MASSACHUSETTS ST WTR RES           1,750,000   116.0690    2,031,208    1,852,406        8,750         105,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                              5,225,000      XXX      5,653,780    5,261,692       90,549         299,224
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
-------------------------------------------------------------------------------------------------------------------------------
084473-EY-9      BERKLEY MICH CITY SCH DIS            500,000   109.2780      546,390      500,000       14,250          28,500
109367-LT-7      BRIGHTON MICH AREA SCH DI         15,000,000    32.6780    4,901,700    2,500,500
131438-BR-3      CALUMET LAURIUM & KEWEENA          1,000,000   107.5870    1,075,870    1,048,620        9,792          58,750
251093-JS-0      DETROIT MICH                       1,000,000   111.9500    1,119,500      976,941        8,667          52,000
251129-WY-4      DETROIT MICH CITY SCH DIS          3,620,000   111.9040    4,050,925    3,786,120       32,429         194,575
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                        2                       16           17            18           19         20         21
                                                                                Amount of
                                                                              Interest Due
                                                                              and Accrued
                                                                                Dec. 31
                                                                                Current                            Effec-
                                                                 Increase       Year, on                            tive
                                                    Increase    (Decrease)      Bonds in                            Rate
                                                   (Decrease)   by Foreign   Default as to    NAIC                   of
     CUSIP                                             by        Exchange     Principal or   Desig-      Date        In-
Identification            Description              Adjustment   Adjustment      Interest     nation    Acquired    terest
--------------   -------------------------------   ----------   ----------   -------------   ------   ----------   -------
914353-EZ-6      UNIVERSITY ILL UNIV REVS              2,408                                 1        06/22/1994    6.000
969078-LT-9      WILL CNTY ILL CMNTY SCH DIST        254,080                                 1        03/26/2002    5.430
974536-AR-5      WINNEBAGO&BOONE CNTY ILL                                                    1PE      05/22/1997    5.650
--------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                  1,006,994                                   XXX       XXX         XXX
--------------------------------------------------------------------------------------------------------------------------
INDIANA
--------------------------------------------------------------------------------------------------------------------------
383272-CN-9      GOSHEN IND MULTI SCH BLDG            (2,074)                                1        10/20/1999    5.260
383272-CP-4      GOSHEN IND MULTI SCH BLDG            (1,092)                                1        10/20/1999    5.260
454621-3Q-4      INDIANA BD BK                         1,528                                 1PE      07/26/1996    5.313
454623-MV-8      INDIANA BD BK REV                     3,631                                 1PE      12/15/2000    5.375
455167-VU-7      INDIANA UNIV REVS                    37,129                                 1PE      08/31/1995    6.150
569027-CT-0      MARION CNTY IND CONV&RECT               798                                 1        03/18/1993    5.500
-------------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                      39,920                                   XXX       XXX         XXX
-------------------------------------------------------------------------------------------------------------------------
IOWA
--------------------------------------------------------------------------------------------------------------------------
462460-FB-7      IOWA HIGHER ED LN AUTH RE                                                   1        05/09/1995    5.999
46256B-BE-8      IOWA ST CTFS PARTN                   (5,862)                                1PE      02/09/1993    5.871
462590-CQ-1      IOWA STUDENT LN LIQUIDITY             3,388                                 1        10/28/1994    6.200
462590-CV-0      IOWA STUDENT LN LIQUIDITY            (1,035)                                1PE      11/06/1995    5.650
497595-ND-6      KIRKWOOD CMTY CLG IOWA NE                                                   1        12/02/1996    5.200
--------------------------------------------------------------------------------------------------------------------------
   TOTAL IOWA                                         (3,509)                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
KENTUCKY
--------------------------------------------------------------------------------------------------------------------------
491303-FT-5      KENTUCKY HGHR ED STUD LN             (4,035)                                1        02/20/1996    6.285
546589-JL-7      LOUISVILLE & JEFFERSON CNTY SWR          79                                 1        12/20/2002    4.975
546596-DP-9      LOUISVILLE & JEFFERSON KY A          (4,898)                                1PE      03/12/1997    5.710
--------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                     (8,854)                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
LOUISIANA
--------------------------------------------------------------------------------------------------------------------------
546395-RS-5      LOUISIANA PUB FACS AUTH H                                                   1        02/01/1994    5.147
647634-XV-1      NEW ORLEANS LA                       42,505                                 1        03/01/1995    6.000
--------------------------------------------------------------------------------------------------------------------------
   TOTAL LOUISIANA                                    42,505                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MAINE
--------------------------------------------------------------------------------------------------------------------------
050375-GJ-7      AUBURN ME                               338                                 1        09/15/1994    6.050
050375-GK-4      AUBURN ME                               158                                 1        09/15/1994    6.150
560409-BF-0      MAINE EDL LN MARKETING CO                                                   1        10/19/1994    6.050
560424-K6-9      MAINE HEALTH & HIGHER EDL               825                                 1        12/08/1993    5.200
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MAINE                                         1,321                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------------------------------------------------
574204-KH-5      MARYLAND ST DEPT TRANSN C             9,344                                 1        06/15/1994    5.700
664257-AS-1      NORTHEAST MD WASTE DISP A           (15,187)                                1        02/25/1997    5.484
914402-JC-7      UNIVERSITY OF MARYLAND                  161                                 1        06/19/1995    5.550
940156-PB-2      WASHINGTON SUBN SAN DIST              4,536                                 1PE      09/06/1996    5.535
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND                                     (1,146)                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------------
575633-GH-9      MASSACHUSETTS ED LN AUTH                                                    1        03/22/1995    6.149
575633-GX-4      MASSACHUSETTS ED LN AUTH                                                    1        03/21/1996    5.999
57563R-AP-4      MASSACHUSETTS EDL FING AU                                                   1        03/12/1997    5.749
57563R-AR-0      MASSACHUSETTS EDL FING AU                                                   1        03/12/1997    5.849
576049-JF-8      MASSACHUSETTS ST WTR RES              4,261                                 1PE      09/01/2001    5.700
576049-KK-5      MASSACHUSETTS ST WTR RES            (14,633)                                1        09/01/2001    4.900
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                               (10,372)                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MICHIGAN
--------------------------------------------------------------------------------------------------------------------------
084473-EY-9      BERKLEY MICH CITY SCH DIS                                                   1        05/24/1995    5.779
109367-LT-7      BRIGHTON MICH AREA SCH DI           252,539                                 1PE      12/04/1992    5.900
131438-BR-3      CALUMET LAURIUM & KEWEENA            (5,365)                                1        07/18/1997    5.200
251093-JS-0      DETROIT MICH                          3,611                                 1        09/01/2001    5.680
251129-WY-4      DETROIT MICH CITY SCH DIS           (14,666)                                1        09/01/2001    4.762
--------------------------------------------------------------------------------------------------------------------------

                                      E08.7

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                      3       Interest          6           7            8              9
                                                            ------------
                                                              4       5






                                                                                                                  Book/Adjusted
     CUSIP                                                   Rate    How    Maturity      Option       Option        Carrying
Identification            Description                 *       of    Paid      Date         Date      Call Price       Value
-------------------------------------------------------------------------------------------------------------------------------
490303-ET-7      KENT CNTY MICH BLDG AUTH                   5.000   JD     06/01/2026                               4,905,291
490572-AM-6      KENT HOSP FIN AUTH MICH H                  5.600   JJ     01/15/2008   01/15/2006     102.000        414,424
512084-EY-6      LAKESHORE MICH PUB SCHS B                  5.650   MN     05/01/2010                                 700,000
59455P-MD-9      MICHIGAN MUN BD AUTH REV                   5.250   MN     11/01/2010                                 496,046
59465C-Y7-6      MICHIGAN ST HOSP FIN AUTH                  5.000   FA     08/15/2006                                 993,472
59465E-KR-3      MICHIGAN ST HOSP FIN AUTH                  5.250   JJ     07/01/2010   07/01/2007     101.000      1,995,646
594692-7B-5      MICHIGAN ST STRATEGIC FD                   5.800   JD     06/15/2010                                 991,073
594695-ZB-7      MICHIGAN ST TRUNK LINE                     5.500   MN     11/01/2018                               4,781,139
665398-HP-1      NORTHERN MICH UNIV REVS                    5.125   JD     12/01/2020                               4,500,397
944314-CM-3      WAYNE CHARTER CNTY MICH A                  5.200   JD     12/01/2006                                 475,000
944314-DC-4      WAYNE CHARTER CNTY MICH A                  5.200   JD     12/01/2006                                 525,000
970293-EV-4      WILLIAMSTON MICH CMNTY SC                  6.250   MN     05/01/2009                                 526,640
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                                                                                  32,045,936
-------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
-------------------------------------------------------------------------------------------------------------------------------
955686-MT-4      WEST ST PAUL MINN INDPT S                          NONE   02/01/2010   02/01/2005      74.229        659,440
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA                                                                                                    659,440
-------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI
-------------------------------------------------------------------------------------------------------------------------------
402702-BX-1      GULFPORT MISS SCH DIST                     5.125   AO     04/01/2012   04/01/2003     100.000        499,378
605354-DG-1      MISSISSIPPI HGHR ED ASSIS                  5.850   MS     09/01/2007                                 286,903
899797-RH-9      TUPELO MISS                                5.000   FA     02/01/2007   02/01/2003     100.000        499,731
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MISSISSIPPI                                                                                                1,286,012
-------------------------------------------------------------------------------------------------------------------------------
MISSOURI
-------------------------------------------------------------------------------------------------------------------------------
484890-FN-3      KANSAS CITY MO ARPT REV                    7.000   MS     09/01/2012   09/01/2004     101.000      1,012,985
791638-JZ-3      ST LOUIS MO ARPT REV                       5.900   JJ     07/01/2003                               1,869,861
79165T-CL-3      ST LOUIS MO MUN FIN CORP                   5.450   FA     02/15/2007                                 500,000
841420-BU-5      SOUTHEAST MO CORRECTIONAL                  5.700   AO     10/15/2005                                 703,800
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MISSOURI                                                                                                   4,086,646
-------------------------------------------------------------------------------------------------------------------------------
MONTANA
-------------------------------------------------------------------------------------------------------------------------------
612130-DQ-4      MONTANA ST HGHR ED STUD A                  5.350   JD     12/01/2003                               1,468,800
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MONTANA                                                                                                    1,468,800
-------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------------------------------------
639683-X5-5      NEBRASKA PUB PWR DIST REV                  5.250   JJ     01/01/2009   01/01/2005     101.000        997,729
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                                                                                     997,729
-------------------------------------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------------------------------------
181006-BS-5      CLARK CNTY NEV PASSENGER                   5.900   JJ     07/01/2010                                 497,014
517696-JC-5      LAS VEGAS NEV                              4.875   JJ     01/01/2005                                 999,376
759836-CR-8      RENO NEV HOSP REV                          5.250   MN     05/15/2007                                 998,070
759836-CS-6      RENO NEV HOSP REV                          5.000   MN     05/15/2008                                 899,834
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                                                                                     3,394,294
-------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
-------------------------------------------------------------------------------------------------------------------------------
644618-X2-1      NEW HAMPSHIRE HGHR EDL &                   5.625   JJ     07/01/2007                                 997,059
64465M-AQ-8      NEW HAMPSHIRE MUN BD BK                    5.500   FA     08/15/2010                                 493,885
64468P-BU-8      NEW HAMPSHIRE STHSG FIN M                  6.100   JJ     07/01/2024                               2,000,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW HAMPSHIRE                                                                                              3,490,944
-------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------------------
64579E-G6-7      NEW JERSEY HEALTH CARE FA                  5.800   JJ     07/01/2009   07/01/2004     102.000        390,503
64579E-J4-9      NEW JERSEY HEALTH CARE FA                  5.800   JJ     07/01/2009                                 611,718
646080-ET-4      NEW JERSEY ST HGHR ED ASS                  6.000   JJ     07/01/2011                                 269,109
646135-SM-6      NEW JERSEY ST TRANS                        6.000   JD     06/15/2019                               3,656,192
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                                                                                 4,927,522
-------------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
-------------------------------------------------------------------------------------------------------------------------------
517524-AP-9      LAS CRUCES N MEX REV                       5.500   JD     12/01/2011                                 983,111
647111-CX-9      NEW MEXICO EDL ASSISTANCE                  5.900   JD     12/01/2003                                 300,000
647111-CY-7      NEW MEXICO EDL ASSISTANCE                  6.000   JD     12/01/2004                                  55,000
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                       10          11          12           13                Interest
                                                                                                     --------------------------
                                                                                                          14            15


                                                                                                      Amount Due
                                                                  Rate                                and Accrued
                                                                  Used                                Dec. 31 of
                                                                   to                                Current Year      Gross
                                                                 Obtain                                on Bonds        Amount
     CUSIP                                             Par        Fair        Fair        Actual        not in        Received
Identification            Description                 Value       Value       Value        Cost         Default     During Year
-------------------------------------------------------------------------------------------------------------------------------
490303-ET-7      KENT CNTY MICH BLDG AUTH           5,000,000   100.9550    5,047,750    4,897,650       20,833         250,000
490572-AM-6      KENT HOSP FIN AUTH MICH H            410,000   112.7980      462,472      408,282       10,587          22,960
512084-EY-6      LAKESHORE MICH PUB SCHS B            700,000   110.4130      772,891      700,000        6,592          39,550
59455P-MD-9      MICHIGAN MUN BD AUTH REV             500,000   107.9870      539,935      493,620        4,375          26,250
59465C-Y7-6      MICHIGAN ST HOSP FIN AUTH          1,000,000   106.6100    1,066,100      981,560       18,889          50,000
59465E-KR-3      MICHIGAN ST HOSP FIN AUTH          2,000,000   108.8510    2,177,020    1,971,560       52,500         105,000
594692-7B-5      MICHIGAN ST STRATEGIC FD           1,000,000   103.9960    1,039,960      984,650        2,578          58,000
594695-ZB-7      MICHIGAN ST TRUNK LINE             5,000,000   115.0350    5,751,750    4,760,550       45,833         275,000
665398-HP-1      NORTHERN MICH UNIV REVS            4,705,000   103.5390    4,871,510    4,491,302       20,094         241,131
944314-CM-3      WAYNE CHARTER CNTY MICH A            475,000   104.5410      496,570      475,000        2,058          24,700
944314-DC-4      WAYNE CHARTER CNTY MICH A            525,000   104.5410      548,840      525,000        2,275          27,300
970293-EV-4      WILLIAMSTON MICH CMNTY SC            500,000   118.2630      591,315      547,410        5,208          31,250
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                  42,935,000      XXX     35,060,498   30,048,765      256,960       1,484,966
-------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
-------------------------------------------------------------------------------------------------------------------------------
955686-MT-4      WEST ST PAUL MINN INDPT S          1,000,000    71.3510      713,510      429,580
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA                                  1,000,000      XXX        713,510      429,580
-------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI
-------------------------------------------------------------------------------------------------------------------------------
402702-BX-1      GULFPORT MISS SCH DIST               500,000   100.9850      504,925      485,390        6,406          25,625
605354-DG-1      MISSISSIPPI HGHR ED ASSIS            290,000   102.2040      296,392      283,313        5,655          16,965
899797-RH-9      TUPELO MISS                          500,000   100.1920      500,960      482,220       10,417          25,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MISSISSIPPI                                1,290,000      XXX      1,302,277    1,250,923       22,478          67,590
-------------------------------------------------------------------------------------------------------------------------------
MISSOURI
-------------------------------------------------------------------------------------------------------------------------------
484890-FN-3      KANSAS CITY MO ARPT REV            1,000,000   108.8300    1,088,300    1,023,360       23,333          70,000
791638-JZ-3      ST LOUIS MO ARPT REV               1,870,000   102.3220    1,913,421    1,867,663       55,165         110,330
79165T-CL-3      ST LOUIS MO MUN FIN CORP             500,000   111.3830      556,915      500,000       10,294          27,250
841420-BU-5      SOUTHEAST MO CORRECTIONAL            690,000   110.8990      765,203      703,800        8,303          39,330
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MISSOURI                                   4,060,000      XXX      4,323,839    4,094,823       97,095         246,910
-------------------------------------------------------------------------------------------------------------------------------
MONTANA
-------------------------------------------------------------------------------------------------------------------------------
612130-DQ-4      MONTANA ST HGHR ED STUD A          1,440,000   102.3040    1,473,178    1,474,934        6,420          77,040
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL MONTANA                                    1,440,000      XXX      1,473,178    1,474,934        6,420          77,040
-------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------------------------------------
639683-X5-5      NEBRASKA PUB PWR DIST REV          1,000,000   108.3940    1,083,940      962,620       26,250          52,500
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                   1,000,000      XXX      1,083,940      962,620       26,250          52,500
-------------------------------------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------------------------------------
181006-BS-5      CLARK CNTY NEV PASSENGER             500,000   109.5410      547,705      495,085       14,750          29,500
517696-JC-5      LAS VEGAS NEV                      1,000,000   101.2800    1,012,800      997,080       24,375          48,750
759836-CR-8      RENO NEV HOSP REV                  1,000,000   103.0160    1,030,160      995,190        6,708          52,500
759836-CS-6      RENO NEV HOSP REV                    950,000   102.8030      976,629      847,837        6,069          47,500
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                     3,450,000      XXX      3,567,294    3,335,192       51,902         178,250
-------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
-------------------------------------------------------------------------------------------------------------------------------
644618-X2-1      NEW HAMPSHIRE HGHR EDL &           1,000,000   108.3380    1,083,380      993,170       28,125          56,250
64465M-AQ-8      NEW HAMPSHIRE MUN BD BK              500,000   112.1440      560,720      489,950       10,389          27,500
64468P-BU-8      NEW HAMPSHIRE STHSG FIN M          2,000,000   106.3600    2,127,200    2,000,000       61,000         122,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW HAMPSHIRE                              3,500,000      XXX      3,771,300    3,483,120       99,514         205,750
-------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------------------
64579E-G6-7      NEW JERSEY HEALTH CARE FA            385,000   108.6220      418,195      382,227       11,165          22,330
64579E-J4-9      NEW JERSEY HEALTH CARE FA            615,000   108.5950      667,859      610,571       17,835          35,670
646080-ET-4      NEW JERSEY ST HGHR ED ASS            270,000   105.3810      284,529      268,650        8,100          16,641
646135-SM-6      NEW JERSEY ST TRANS                3,660,000   118.7730    4,347,092    3,655,621        9,760         219,600
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                 4,930,000      XXX      5,717,675    4,917,069       46,860         294,241
-------------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
-------------------------------------------------------------------------------------------------------------------------------
517524-AP-9      LAS CRUCES N MEX REV               1,000,000   111.3960    1,113,960      974,600        4,583          55,000
647111-CX-9      NEW MEXICO EDL ASSISTANCE            300,000   103.7600      311,280      300,000        1,475          17,700
647111-CY-7      NEW MEXICO EDL ASSISTANCE             55,000   103.5130       56,932       55,000          275           3,300
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                       16           17            18           19         20          21

                                                                                 Amount of
                                                                              Interest Due
                                                                              and Accrued
                                                                                Dec. 31
                                                                                Current                             Effec-
                                                                 Increase       Year, on                            tive
                                                    Increase    (Decrease)      Bonds in                            Rate
                                                   (Decrease)   by Foreign   Default as to    NAIC                   of
     Cusip                                             by        Exchange     Principal or   Desig-      Date        In-
Identification            Description              Adjustment   Adjustment      Interest     nation    Acquired    terest
--------------------------------------------------------------------------------------------------------------------------
490303-ET-7      KENT CNTY MICH BLDG AUTH              2,054                                 1        03/03/1999    5.140
490572-AM-6      KENT HOSP FIN AUTH MICH H             1,106                                 1        06/26/1996    5.819
512084-EY-6      LAKESHORE MICH PUB SCHS B                                                   1        06/23/1995    5.649
59455P-MD-9      MICHIGAN MUN BD AUTH REV                397                                 1        12/13/1995    5.375
59465C-Y7-6      MICHIGAN ST HOSP FIN AUTH             1,599                                 1        12/17/1993    5.200
59465E-KR-3      MICHIGAN ST HOSP FIN AUTH             4,650                                 1PE      02/14/1997    5.504
594692-7B-5      MICHIGAN ST STRATEGIC FD                927                                 1        06/17/1994    5.950
594695-ZB-7      MICHIGAN ST TRUNK LINE                8,161                                 1PE      05/11/2000    5.930
665398-HP-1      NORTHERN MICH UNIV REVS               6,568                                 1        09/01/2001    5.510
944314-CM-3      WAYNE CHARTER CNTY MICH A                                                   1        12/13/1993    5.200
944314-DC-4      WAYNE CHARTER CNTY MICH A                                                   1        12/13/1993    5.200
970293-EV-4      WILLIAMSTON MICH CMNTY SC            (3,464)                                1        12/14/1995    5.250
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                    258,117                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MINNESOTA
--------------------------------------------------------------------------------------------------------------------------
955686-MT-4      WEST ST PAUL MINN INDPT S            36,417                                 1        06/05/1995    5.762
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA                                    36,417                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI
--------------------------------------------------------------------------------------------------------------------------
402702-BX-1      GULFPORT MISS SCH DIST                2,419                                 1        02/21/1996    5.636
605354-DG-1      MISSISSIPPI HGHR ED ASSIS               558                                 1        02/23/1995    6.117
899797-RH-9      TUPELO MISS                           3,169                                 1        07/15/1996    5.664
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MISSISSIPPI                                   6,146                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MISSOURI
--------------------------------------------------------------------------------------------------------------------------
484890-FN-3      KANSAS CITY MO ARPT REV              (1,641)                                1        01/12/1995    6.740
791638-JZ-3      ST LOUIS MO ARPT REV                    302                                 1        11/23/1992    5.915
79165T-CL-3      ST LOUIS MO MUN FIN CORP                                                    1        07/30/1996    5.450
841420-BU-5      SOUTHEAST MO CORRECTIONAL                                                   1        07/31/1996    5.586
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MISSOURI                                     (1,339)                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
MONTANA
--------------------------------------------------------------------------------------------------------------------------
612130-DQ-4      MONTANA ST HGHR ED STUD A            (1,033)                                1        07/30/1996    5.165
--------------------------------------------------------------------------------------------------------------------------
   TOTAL MONTANA                                      (1,033)                                  XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
NEBRASKA
--------------------------------------------------------------------------------------------------------------------------
639683-X5-5      NEBRASKA PUB PWR DIST REV             5,581                                 1        07/12/1995    5.851
--------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                      5,581                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------
181006-BS-5      CLARK CNTY NEV PASSENGER                307                                 1        06/29/1995    6.000
517696-JC-5      LAS VEGAS NEV                           309                                 1        09/07/1993    4.908
759836-CR-8      RENO NEV HOSP REV                       383                                 1        12/07/1993    5.300
759836-CS-6      RENO NEV HOSP REV                     7,664                                 1        08/05/1994    6.170
--------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                        8,663                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
--------------------------------------------------------------------------------------------------------------------------
644618-X2-1      NEW HAMPSHIRE HGHR EDL &                496                                 1        06/20/1994    5.700
64465M-AQ-8      NEW HAMPSHIRE MUN BD BK                 590                                 1        06/21/1995    5.700
64468P-BU-8      NEW HAMPSHIRE STHSG FIN M                                                   1        09/01/2001    6.100
--------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW HAMPSHIRE                                 1,086                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
--------------------------------------------------------------------------------------------------------------------------
64579E-G6-7      NEW JERSEY HEALTH CARE FA             7,811                                 1        07/05/1994    6.082
64579E-J4-9      NEW JERSEY HEALTH CARE FA               404                                 1        07/05/1994    5.900
646080-ET-4      NEW JERSEY ST HGHR ED ASS                62                                 1        05/16/1996    6.050
646135-SM-6      NEW JERSEY ST TRANS                     133                                 1PE      09/01/2001    6.010
--------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                    8,410                                   XXX        XXX        XXX
--------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
--------------------------------------------------------------------------------------------------------------------------
517524-AP-9      LAS CRUCES N MEX REV                  1,416                                 1PE      11/16/1995    5.745
647111-CX-9      NEW MEXICO EDL ASSISTANCE                                                   1PE      07/29/1994    5.899
647111-CY-7      NEW MEXICO EDL ASSISTANCE                                                   1PE      08/16/1994    5.999
--------------------------------------------------------------------------------------------------------------------------

                                      E08.8

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
      1                       2                  3       Interest          6            7             8            9
                                                       ------------
                                                         4       5





                                                                                                              Book/Adjusted
     CUSIP                                             Rate     How    Maturity                    Option        Carrying
Identification          Description              *      of     Paid      Date      Option Date   Call Price       Value
---------------------------------------------------------------------------------------------------------------------------
647111-DQ-3       NEW MEXICO EDL ASSISTANCE            5.750   FA     08/01/2007                                   24,911
647111-DR-1       NEW MEXICO EDL ASSISTANCE            5.850   FA     08/01/2008                                   34,804
767175-AN-2       RIO RANCHO N MEX WTR & WA            5.700   MN     05/15/2009    05/15/2006     100.000        499,542
767175-AQ-5       RIO RANCHO N MEX WTR & WA            5.900   MN     05/15/2012    05/15/2006     100.000        610,980
-------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                                                                                  2,508,348
-------------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------------
119730-FX-2       BUFFALO N Y SWR AUTH REV             5.100   JJ     07/01/2004                                  499,287
649669-Q3-5       NEW YORK N Y                         5.250   AO     04/15/2013                                4,353,109
649704-VL-4       NEW YORK N Y CITYHSG DV M            5.700   MN     11/01/2013                                1,400,000
649706-6T-0       NEW YORK CITY WATER                  5.750   JD     06/15/2029                                2,967,806
64982P-NN-8       NEW YORK ST DORM AUTH LEA            5.750   MN     05/15/2023                                1,953,128
64985M-RN-8       NEW YORK ST ENV FACS ST C            5.875   JJ     07/15/2019    07/15/2010     100.000      5,065,223
64988J-T9-1       NEW YORK ST MED CARE FACS            5.750   FA     02/15/2008                                1,787,150
64988K-EP-8       NEW YORK ST MED CARE FACS            6.500   FA     08/15/2008    02/15/2005     102.000      1,266,789
64988K-EQ-6       NEW YORK ST MED CARE FACS            6.600   FA     02/15/2009    02/15/2005     102.000        187,591
733581-FE-7       PORT AUTH N Y & N J                  5.600   JJ     07/01/2007                                  499,017
773562-BU-6       ROCKLAND CNTY N Y SOLID W            5.625   JD     12/15/2014    12/15/2008     100.000        465,000
957375-AZ-1       WESTCHESTER CNTY N Y INDL            5.400   JJ     07/01/2005                                  999,999
957375-BD-9       WESTCHESTER CNTY N Y INDL            5.750   JJ     07/01/2009                                1,000,000
958792-AP-8       WESTERN NASSAU CNTY N Y W            5.500   MN     05/01/2010                                  248,513
-------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                                                                                   22,692,612
-------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
658196-TK-6       NORTH CAROLINA EASTN MUN             5.250   JJ     01/01/2004                                  993,299
-------------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH CAROLINA                                                                                993,299
-------------------------------------------------------------------------------------------------------------------------
OHIO
-------------------------------------------------------------------------------------------------------------------------
186352-CM-0       CLEVELAND OHIO ARPT SYS R            5.800   JJ     01/01/2007                                  498,240
186352-CN-8       CLEVELAND OHIO ARPT SYS R            5.900   JJ     01/01/2008                                  423,187
186432-SZ-4       CLEVELAND OHIO WTRWKS REV            5.400   JJ     01/01/2009                                  248,737
407287-DE-8       HAMILTON CNTY OHIO SALES             5.250   JD     12/01/2019                                  972,694
661292-PN-6       NORTH OLMSTED OHIO                   6.200   JD     12/01/2011                                2,623,183
-------------------------------------------------------------------------------------------------------------------------
              TOTAL OHIO                                                                                        4,766,041
-------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
-------------------------------------------------------------------------------------------------------------------------
154727-EX-5       CENTRAL OKLA TRANSN & PKG            5.450   JJ     07/01/2009                                  997,287
679103-RK-9       OKLAHOMA ST INDS AUTH REV            6.250   FA     08/15/2012                                  489,334
679110-BV-7       OKLAHOMA ST STUDENT LN AU            6.600   MS     09/01/2003                                1,001,089
899652-AU-5       TULSA OKLA INDL AUTH HOSP                    NONE   12/01/2005                                2,086,264
899675-BM-3       TULSA OKLA PUB FACS SLD W            5.650   MN     11/01/2006                                1,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL OKLAHOMA                                                                                    5,573,974
-------------------------------------------------------------------------------------------------------------------------
OREGON
-------------------------------------------------------------------------------------------------------------------------
68607F-BD-1       OREGON ST                            5.550   AO     04/01/2010                                  515,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL OREGON                                                                                        515,000
-------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------
003554-HE-5       ABINGTON PA SCH DIST                 5.500   MN     05/15/2010    11/15/2005     100.000        418,594
01729E-EY-9       ALLEGHENY CNTY PA HIGHER             5.000   JJ     07/15/2008                                  697,541
018479-DF-9       ALLENTOWN PA WTR REV GTD             5.400   AO     10/15/2009                                  495,806
018479-DG-7       ALLENTOWN PA WTR REV GTD             5.500   AO     10/15/2010                                  640,970
087401-EW-1       BETHLEHEM PA AUTH WTR REV            5.000   MN     11/15/2009                                  904,013
118612-GA-2       BUCKS CNTY PA INDL DEV AU            5.750   MTLY   07/03/2012                                1,000,000
123776-JX-5       BUTLER PA AREA SCH DIST                      NONE   11/15/2017    11/15/2007      56.728      1,241,619
123776-JY-3       BUTLER PA AREA SCH DIST                      NONE   11/15/2018    11/15/2007      53.316      1,876,125
219521-JF-9       CORNWALL - LEBANON PA SCH D          5.200   FA     02/15/2011                                  496,734
246001-TP-6       DELAWARE CNTY PA                     5.350   AO     10/01/2008    10/01/2006     100.000        497,135
301896-CH-7       EXETER TWP PA                        5.150   JJ     07/15/2014    07/15/2007     100.000        714,273
514288-ES-4       LANCASTER PA AREA SWR AUT            5.500   AO     04/01/2013    10/01/2003     100.000      1,360,988
614720-DU-1       MONTOURSVILLE PA AREA SD             5.000   MN     05/01/2013    05/01/2008     100.000      1,045,000
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                       2                    10         11          12          13                 Interest
                                                                                                --------------------------
                                                                                                     14              15

                                                                                                 Amount Due
                                                             Rate                               and Accrued
                                                             Used                                Dec. 31 of
                                                              to                                Current Year       Gross
                                                            Obtain                                 on Bonds       Amount
     CUSIP                                        Par        Fair        Fair        Actual        not in        Received
Identification          Description              Value       Value       Value        Cost         Default      During Year
---------------------------------------------------------------------------------------------------------------------------
647111-DQ-3       NEW MEXICO EDL ASSISTANCE       25,000   107.7840       26,946       24,808          599           1,438
647111-DR-1       NEW MEXICO EDL ASSISTANCE       35,000   109.4550       38,309       34,626          853           2,048
767175-AN-2       RIO RANCHO N MEX WTR & WA      500,000   112.2350      561,175      498,750        3,642          28,500
767175-AQ-5       RIO RANCHO N MEX WTR & WA      600,000   112.8850      677,310      626,448        4,523          35,400
---------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                 2,515,000      XXX      2,785,912    2,514,232       15,950         143,386
---------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------
119730-FX-2       BUFFALO N Y SWR AUTH REV       500,000   101.8450      509,225      495,790       12,750          25,500
649669-Q3-5       NEW YORK N Y                 4,390,000   107.9880    4,740,673    4,349,349       48,656         230,475
649704-VL-4       NEW YORK N Y CITYHSG DV M    1,400,000   102.3290    1,432,606    1,400,000       13,300          79,800
649706-6T-0       NEW YORK CITY WATER          3,000,000   108.5340    3,256,020    2,966,220        7,667         172,500
64982P-NN-8       NEW YORK ST DORM AUTH LEA    2,000,000   110.7990    2,215,980    1,949,680       14,694         115,000
64985M-RN-8       NEW YORK ST ENV FACS ST C    5,000,000   112.0550    5,602,750    5,080,900      135,451         293,750
64988J-T9-1       NEW YORK ST MED CARE FACS    1,795,000   108.6600    1,950,447    1,778,253       38,991         103,213
64988K-EP-8       NEW YORK ST MED CARE FACS    1,250,000   112.4090    1,405,113    1,244,325       30,694          81,250
64988K-EQ-6       NEW YORK ST MED CARE FACS      185,000   112.6170      208,341      184,565        4,613          12,210
733581-FE-7       PORT AUTH N Y & N J            500,000   110.2160      551,080      497,955       14,000          28,000
773562-BU-6       ROCKLAND CNTY N Y SOLID W      465,000   109.0760      507,203      465,000        1,163          26,156
957375-AZ-1       WESTCHESTER CNTY N Y INDL    1,000,000   106.3820    1,063,820      999,910       27,000          54,000
957375-BD-9       WESTCHESTER CNTY N Y INDL    1,000,000   106.6790    1,066,790    1,000,000       28,750          57,500
958792-AP-8       WESTERN NASSAU CNTY N Y W      250,000   109.0170      272,543      247,593        2,292          13,750
---------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                  22,735,000      XXX     24,782,591   22,659,540      380,021       1,293,104
---------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
---------------------------------------------------------------------------------------------------------------------------
658196-TK-6       NORTH CAROLINA EASTN MUN     1,000,000   103.9780    1,039,780      948,790       26,250          52,500
---------------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH CAROLINA             1,000,000      XXX      1,039,780      948,790       26,250          52,500
---------------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------------
186352-CM-0       CLEVELAND OHIO ARPT SYS R      500,000   105.4190      527,095      495,610       14,500          29,000
186352-CN-8       CLEVELAND OHIO ARPT SYS R      425,000   105.3840      447,882      421,094       12,538          25,075
186432-SZ-4       CLEVELAND OHIO WTRWKS REV      250,000   109.1780      272,945      247,738        6,750          13,500
407287-DE-8       HAMILTON CNTY OHIO SALES     1,000,000   106.2480    1,062,480      970,660        4,375          52,500
661292-PN-6       NORTH OLMSTED OHIO           2,400,000   120.5410    2,892,984    2,648,820       12,400         148,800
---------------------------------------------------------------------------------------------------------------------------
              TOTAL OHIO                       4,575,000      XXX      5,203,386    4,783,922       50,563         268,875
---------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
---------------------------------------------------------------------------------------------------------------------------
154727-EX-5       CENTRAL OKLA TRANSN & PKG    1,000,000   108.4150    1,084,150      995,390       27,250          54,500
679103-RK-9       OKLAHOMA ST INDS AUTH REV      500,000   115.5330      577,665      484,375       11,806          31,250
679110-BV-7       OKLAHOMA ST STUDENT LN AU    1,000,000   101.3280    1,013,280    1,011,020       22,000          66,000
899652-AU-5       TULSA OKLA INDL AUTH HOSP    2,500,000    93.4330    2,335,825    1,117,925
899675-BM-3       TULSA OKLA PUB FACS SLD W    1,000,000   113.1050    1,131,050    1,000,000        9,417          56,500
---------------------------------------------------------------------------------------------------------------------------
              TOTAL OKLAHOMA                   6,000,000      XXX      6,141,970    4,608,710       70,473         208,250
---------------------------------------------------------------------------------------------------------------------------
OREGON
---------------------------------------------------------------------------------------------------------------------------
68607F-BD-1       OREGON ST                      515,000   111.0280      571,794      515,000        7,146          26,605
---------------------------------------------------------------------------------------------------------------------------
              TOTAL OREGON                       515,000      XXX        571,794      515,000        7,146          26,605
---------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
---------------------------------------------------------------------------------------------------------------------------
003554-HE-5       ABINGTON PA SCH DIST           420,000   110.5850      464,457      415,846        2,952          23,100
01729E-EY-9       ALLEGHENY CNTY PA HIGHER       700,000   106.8840      748,188      694,750       16,139          35,000
018479-DF-9       ALLENTOWN PA WTR REV GTD       500,000   110.0130      550,065      492,765        5,700          27,000
018479-DG-7       ALLENTOWN PA WTR REV GTD       645,000   110.2830      711,325      638,505        7,489          35,475
087401-EW-1       BETHLEHEM PA AUTH WTR REV      960,000   105.5710    1,013,482      859,968        6,133          48,000
118612-GA-2       BUCKS CNTY PA INDL DEV AU    1,000,000               1,000,000    1,000,000        1,917          14,922
123776-JX-5       BUTLER PA AREA SCH DIST      2,885,000    49.3630    1,424,123      919,103
123776-JY-3       BUTLER PA AREA SCH DIST      4,650,000    46.3940    2,157,321    1,385,013
219521-JF-9       CORNWALL - LEBANON PA SCH D    500,000   104.8610      524,305      494,830        9,822          26,000
246001-TP-6       DELAWARE CNTY PA               500,000   111.9260      559,630      493,385        6,688          26,750
301896-CH-7       EXETER TWP PA                  710,000   105.1410      746,501      717,973       16,861          36,565
514288-ES-4       LANCASTER PA AREA SWR AUT    1,360,000   101.9710    1,386,806    1,367,616       18,700          74,800
614720-DU-1       MONTOURSVILLE PA AREA SD     1,045,000   105.8470    1,106,101    1,045,000        8,708          52,250
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                       2                   16           17             18          19         20           21
                                                                          Amount of
                                                                        Interest Due
                                                                         and Accrued
                                                                           Dec. 31
                                                                           Current
                                                            Increase      Year, on
                                               Increase    (Decrease)     Bonds in
                                              (Decrease)   by Foreign   Default as to   NAIC                  Effective
    CUSIP                                         by        Exchange    Principal or    Desig-     Date        Rate of
Identification          Description           Adjustment   Adjustment      Interest     nation    Acquired    Interest
-----------------------------------------------------------------------------------------------------------------------
647111-DQ-3       NEW MEXICO EDL ASSISTANCE          17                                   1      10/05/1995     5.840
647111-DR-1       NEW MEXICO EDL ASSISTANCE          29                                   1Z     10/05/1995     5.970
767175-AN-2       RIO RANCHO N MEX WTR & WA         120                                   1      05/19/1995     5.730
767175-AQ-5       RIO RANCHO N MEX WTR & WA      (2,902)                                  1      12/03/1996     5.300
-----------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                   (1,320)                                  XXX       XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------------------------------------------
119730-FX-2       BUFFALO N Y SWR AUTH REV          446                                   1      05/04/1993     5.200
649669-Q3-5       NEW YORK N Y                    2,629                                   1      09/01/2001     5.357
649704-VL-4       NEW YORK N Y CITYHSG DV M                                               1      09/01/2001     5.700
649706-6T-0       NEW YORK CITY WATER               503                                   1PE    04/07/2000     5.830
64982P-NN-8       NEW YORK ST DORM AUTH LEA       1,160                                   1      12/10/1999     5.950
64985M-RN-8       NEW YORK ST ENV FACS ST C      (6,545)                                  1      06/29/2000     5.660
64988J-T9-1       NEW YORK ST MED CARE FACS       1,281                                   1      07/14/1994     5.850
64988K-EP-8       NEW YORK ST MED CARE FACS       3,491                                   1      01/05/1995     6.703
64988K-EQ-6       NEW YORK ST MED CARE FACS         471                                   1      01/01/1995     6.773
733581-FE-7       PORT AUTH N Y & N J               187                                   1PE    07/11/1996     5.650
773562-BU-6       ROCKLAND CNTY N Y SOLID W                                               1      02/21/1997     5.624
957375-AZ-1       WESTCHESTER CNTY N Y INDL           1                                   1      03/03/1994     5.400
957375-BD-9       WESTCHESTER CNTY N Y INDL                                               1PE    03/03/1994     5.749
958792-AP-8       WESTERN NASSAU CNTY N Y W         160                                   1      05/22/1996     5.600
-----------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                      3,784                                   XXX       XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
-----------------------------------------------------------------------------------------------------------------------
658196-TK-6       NORTH CAROLINA EASTN MUN        6,319                                   1      04/05/1994     5.950
-----------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH CAROLINA                6,319                                   XXX       XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
OHIO
-----------------------------------------------------------------------------------------------------------------------
186352-CM-0       CLEVELAND OHIO ARPT SYS R         380                                   1      08/12/1994     5.900
186352-CN-8       CLEVELAND OHIO ARPT SYS R         303                                   1      08/12/1994     6.000
186432-SZ-4       CLEVELAND OHIO WTRWKS REV         173                                   1PE    05/15/1996     5.500
407287-DE-8       HAMILTON CNTY OHIO SALES          916                                   1      10/26/2000     5.500
661292-PN-6       NORTH OLMSTED OHIO            (19,541)                                  1      09/01/2001     4.900
-----------------------------------------------------------------------------------------------------------------------
              TOTAL OHIO                        (17,769)                                  XXX       XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
OKLAHOMA
-----------------------------------------------------------------------------------------------------------------------
154727-EX-5       CENTRAL OKLA TRANSN & PKG         339                                   1      10/24/1996     5.500
679103-RK-9       OKLAHOMA ST INDS AUTH REV         775                                   1      01/26/1995     6.552
679110-BV-7       OKLAHOMA ST STUDENT LN AU      (1,554)                                  1      01/09/1995     6.430
899652-AU-5       TULSA OKLA INDL AUTH HOSP     125,476                                   1      12/03/1992     6.300
899675-BM-3       TULSA OKLA PUB FACS SLD W                                               1      03/11/1994     5.649
-----------------------------------------------------------------------------------------------------------------------
              TOTAL OKLAHOMA                    125,036                                   XXX       XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
OREGON
-----------------------------------------------------------------------------------------------------------------------
68607F-BD-1       OREGON ST                                                               1      10/12/1995     5.550
-----------------------------------------------------------------------------------------------------------------------
              TOTAL OREGON                                                                XXX       XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-----------------------------------------------------------------------------------------------------------------------
003554-HE-5       ABINGTON PA SCH DIST              439                                   1      09/28/1995     5.628
01729E-EY-9       ALLEGHENY CNTY PA HIGHER          376                                   1      01/24/1994     5.074
018479-DF-9       ALLENTOWN PA WTR REV GTD          497                                   1      09/29/1995     5.550
018479-DG-7       ALLENTOWN PA WTR REV GTD          403                                   1      09/21/1995     5.600
087401-EW-1       BETHLEHEM PA AUTH WTR REV       6,401                                   1      06/24/1994     6.050
118612-GA-2       BUCKS CNTY PA INDL DEV AU                                               1      12/01/2001     5.750
123776-JX-5       BUTLER PA AREA SCH DIST        68,430                                   1      08/12/1997     5.750
123776-JY-3       BUTLER PA AREA SCH DIST       104,312                                   1      08/13/1997     5.803
219521-JF-9       CORNWALL - LEBANON PA SCH D       315                                   1      12/19/1995     5.300
246001-TP-6       DELAWARE CNTY PA                  671                                   1      07/17/1996     5.521
301896-CH-7       EXETER TWP PA                    (820)                                  1      01/06/1998     5.000
514288-ES-4       LANCASTER PA AREA SWR AUT      (1,260)                                  1      11/22/1996     5.400
614720-DU-1       MONTOURSVILLE PA AREA SD                                                1PE    01/28/1998     4.999
-----------------------------------------------------------------------------------------------------------------------

                                      E08.9

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------
      1                       2               3     Interest          6            7             8            9
                                                  ------------
                                                    4       5





                                                                                                         Book/Adjusted
    Cusip                                         Rate     How    Maturity                    Option       Carrying
Identification          Description           *    of     Paid      Date      Option Date   Call Price       Value
----------------------------------------------------------------------------------------------------------------------
707546-KX-4      PENN MANOR SCH DIST PA           5.200   JD     06/01/2012                                   473,251
707546-KZ-9      PENN MANOR SCH DIST PA           5.200   JD     06/01/2012                                   523,067
708840-EQ-2      PENNSYLVANIA INTERGOVERNM        5.200   JD     06/15/2007                                   447,883
709140-FF-9      PENNSYLVANIA ST                  5.600   JD     06/15/2011    06/15/2004     101.500       5,122,016
709172-DA-5      PENNSYLVANIA ST HGHR FDI         5.700   JJ     01/01/2011                                   493,694
709174-YH-3      PENNSYLVANIA ST HIGHER ED        6.000   JD     06/15/2009    06/15/2004     100.000         500,000
717813-BR-9      PHILADELPHIA PA                  5.250   MS     03/15/2012    03/15/2010     100.500       2,569,142
717813-CY-3      PHILADELPHIA PA                  5.875   MN     11/15/2008    11/15/2004     102.000       1,252,976
717813-DH-9      PHILADELPHIA PA                  5.875   MN     11/15/2008                                   757,202
717877-BF-0      PHILADELPHIA PA REGL PORT        5.700   MS     09/01/2004                                 1,497,651
717880-2W-7      PHILADELPHIA PA SCH DIST         5.550   JJ     07/01/2005    07/01/2004     100.250         950,000
717880-2X-5      PHILADELPHIA PA SCH DIST         5.550   JJ     07/01/2005    07/01/2004     100.250          50,000
717880-F6-0      PHILADELPHIA PA SCH DIST         5.350   JJ     07/01/2003                                   250,000
717903-QD-3      PHILADELPHIA PA HOSPS & HGH      6.500   JD     12/01/2011                                 2,351,000
717903-TP-3      PHILADELPHIA PA HOSPS & HGH      5.250   FA     02/15/2014    02/15/2004     102.000         632,000
717904-EV-4      PHILADELPHIA PA MUN AUTH         5.400   MN     11/15/2006                                 1,009,830
717904-FS-0      PHILADELPHIA PA MUN AUTH         5.000   AO     04/01/2005                                 1,182,512
810694-XK-0      SCRANTON-LACKAWANNA PA HL        5.300   JJ     01/01/2009                                   615,294
----------------------------------------------------------------------------------------------------------------------
              TOTAL PENNSYLVANIA                                                                           32,067,554
----------------------------------------------------------------------------------------------------------------------
RHODE ISLAND
----------------------------------------------------------------------------------------------------------------------
743787-C9-2      PROVIDENCE R I                   6.000   JJ     07/15/2008    07/15/2008     101.000       1,744,014
743810-FL-2      PROVIDENCE R I PUB BLDG A        5.100   JD     12/15/2010    12/15/2006     102.000         497,888
76221M-AZ-7      RHODE ISLAND PORT AU & EC        6.250   JJ     07/01/2006                                   405,000
76221M-BA-1      RHODE ISLAND PORT AU & EC        6.350   JJ     07/01/2007                                   755,000
762222-JM-0      RHODE ISLAND ST                  5.600   FA     08/01/2010                                   498,474
762222-KD-8      RHODE ISLAND ST                  5.800   FA     08/01/2010                                   500,000
762287-HT-0      RHODE ISLAND ST PUBBLD AU        5.250   FA     02/01/2010                                   926,196
----------------------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND                                                                            5,326,572
----------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------
16007B-HJ-6      CHARLESTON CNTY S C CTFS         6.600   JD     12/01/2008    06/01/2004     102.000         192,570
16007B-HK-3      CHARLESTON CNTY S C CTFS         6.750   JD     06/01/2009    06/01/2004     102.000         192,727
16007B-JR-6      CHARLESTON CNTY S C CTFS         6.600   JD     12/01/2008                                     9,928
16007B-JS-4      CHARLESTON CNTY S C CTFS         6.750   JD     06/01/2009                                     9,949
340119-AM-8      FLORENCE CNTY S C CTFS PA        5.800   MS     03/01/2004                                   998,335
340119-AN-6      FLORENCE CNTY S C CTFS PA        5.900   MS     03/01/2005                                 1,993,995
396029-BC-3      GREENVILLE CNTY S C CTFS         5.800   AO     04/01/2009                                   605,000
----------------------------------------------------------------------------------------------------------------------
              TOTAL SOUTH CAROL INA                                                                         4,002,504
----------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------
46874T-AN-2      JACKSON TENN HOSP REV            5.500   AO     04/01/2010                                   995,186
783243-YB-8      RUTHERFORD CNTY TENN                     NONE   05/01/2009                                   477,434
----------------------------------------------------------------------------------------------------------------------
              TOTAL TENNESSEE                                                                               1,472,620
----------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------
003455-DQ-2      ABILENE TEX HIGHER ED AU         5.700   JJ     07/01/2005                                   485,000
003455-EF-5      ABILENE TEX HIGHER ED AU         6.050   JJ     07/01/2009                                   375,000
041790-NH-5      ARLINGTON TEX                    5.625   FA     08/15/2012    08/15/2006     100.000         500,000
052455-BX-9      AUSTIN TEX REV                   5.000   MN     05/15/2011    05/15/2009     100.000       3,113,979
074509-VT-4      BEAUMONT TEX                     5.100   MS     03/01/2011                                   444,976
074509-WB-2      BEAUMONT TEX                     5.100   MS     03/01/2010                                   497,039
088350-FU-2      BEXAR CNTY TEX HEALTH FAC        6.625   FA     08/15/2012    08/15/2004     102.000       1,031,602
106238-DH-8      BRAZOS TEX HIGHER ED AU I        6.350   JD     12/01/2004                                   403,215
106238-DU-9      BRAZOS TEX HIGHER ED AU I        5.600   JD     06/01/2003                                   760,154
106238-EE-4      BRAZOS TEX HIGHER ED AU I        6.050   JD     06/01/2003                                   935,000
155488-BK-4      CENTRAL TEX HIGHER ED AU         5.100   JD     12/01/2003                                   982,721
208417-UB-6      CONROE TEX INDPT SCH DIST        4.900   FA     02/01/2009    02/01/2004     100.000       1,139,886
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                       2                   10          11          12          13                 Interest
                                                                                                ---------------------------
                                                                                                     14             15

                                                                                                 Amount Due
                                                             Rate                                and Accrued
                                                             Used                                Dec. 31 of
                                                              to                                Current Year      Gross
                                                            Obtain                                 n Bonds        Amount
    Cusip                                        Par         Fair        Fair         Actual       not in        Received
Identification          Description             Value        Value       Value         Cost        Default      During Year
---------------------------------------------------------------------------------------------------------------------------
707546-KX-4      PENN MANOR SCH DIST PA          475,000   110.6900      525,778      472,829         2,058         24,700
707546-KZ-9      PENN MANOR SCH DIST PA          525,000   105.1760      552,174      522,601         2,275         27,300
708840-EQ-2      PENNSYLVANIA INTERGOVERNM       450,000   109.8200      494,190      445,523         1,040         23,400
709140-FF-9      PENNSYLVANIA ST               5,000,000   107.7440    5,387,200    5,191,850        12,444        280,000
709172-DA-5      PENNSYLVANIA ST HGHR FDI        500,000   105.0510      525,255      490,225        14,250         28,500
709174-YH-3      PENNSYLVANIA ST HIGHER ED       500,000   106.7200      533,600      499,970         1,333         30,000
717813-BR-9      PHILADELPHIA PA               2,480,000   109.7560    2,721,949    2,580,688        38,337        130,200
717813-CY-3      PHILADELPHIA PA               1,240,000   110.2530    1,367,137    1,233,205         9,309         72,850
717813-DH-9      PHILADELPHIA PA                 760,000   107.9070      820,093      755,836         5,705         44,650
717877-BF-0      PHILADELPHIA PA REGL PORT     1,500,000   102.8320    1,542,480    1,487,385        28,500         85,500
717880-2W-7      PHILADELPHIA PA SCH DIST        950,000   106.5380    1,012,111      950,000        26,363         52,725
717880-2X-5      PHILADELPHIA PA SCH DIST         50,000   106.5230       53,262       50,000         1,388          2,775
717880-F6-0      PHILADELPHIA PA SCH DIST        250,000   102.0790      255,198      250,000         6,688         13,375
717903-QD-3      PHILADELPHIA PA HOSPS & HGH   2,155,000   119.6600    2,578,673    2,387,546        11,673        140,075
717903-TP-3      PHILADELPHIA PA HOSPS & HGH     625,000   106.4500      665,313      610,738        12,396         32,813
717904-EV-4      PHILADELPHIA PA MUN AUTH      1,000,000   105.1790    1,051,790    1,026,270         6,900         54,000
717904-FS-0      PHILADELPHIA PA MUN AUTH      1,185,000   107.4140    1,272,856    1,174,821        14,813         59,250
810694-XK-0      SCRANTON-LACKAWANNA PA HL       620,000   110.4360      684,703      611,822        16,430         32,860
---------------------------------------------------------------------------------------------------------------------------
              TOTAL PENNSYLVANIA              36,140,000     XXX      34,436,066   31,266,063       313,011      1,534,835
---------------------------------------------------------------------------------------------------------------------------
RHODE ISLAND
---------------------------------------------------------------------------------------------------------------------------
743787-C9-2      PROVIDENCE R I                1,655,000   114.8500    1,900,768    1,762,361        45,788         99,300
743810-FL-2      PROVIDENCE R I PUB BLDG A       500,000   108.6300      543,150      482,370         1,133         25,500
76221M-AZ-7      RHODE ISLAND PORT AU & EC       405,000   107.9490      437,193      405,000        12,656         25,313
76221M-BA-1      RHODE ISLAND PORT AU & EC       755,000   107.4340      811,127      755,000        23,971         47,943
762222-JM-0      RHODE ISLAND ST                 500,000   109.5240      547,620      497,450        11,667         28,000
762222-KD-8      RHODE ISLAND ST                 500,000   107.3350      536,675      500,000        12,083         29,000
762287-HT-0      RHODE ISLAND ST PUBBLD AU     1,000,000   102.2470    1,022,470      875,210        21,875         52,500
---------------------------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND               5,315,000     XXX       5,799,003    5,277,391       129,173        307,556
---------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
---------------------------------------------------------------------------------------------------------------------------
16007B-HJ-6      CHARLESTON CNTY S C CTFS        190,000   109.3360      207,738      187,441         1,045         12,540
16007B-HK-3      CHARLESTON CNTY S C CTFS        190,000   109.5440      208,134      188,265         1,069         12,825
16007B-JR-6      CHARLESTON CNTY S C CTFS         10,000   107.4130       10,741        9,865            55            660
16007B-JS-4      CHARLESTON CNTY S C CTFS         10,000   107.4750       10,748        9,909            56            675
340119-AM-8      FLORENCE CNTY S C CTFS PA     1,000,000   102.6900    1,026,900      987,770        19,333         58,000
340119-AN-6      FLORENCE CNTY S C CTFS PA     2,000,000   102.6840    2,053,680    1,974,180        39,333        118,000
396029-BC-3      GREENVILLE CNTY S C CTFS        605,000   111.3380      673,595      605,000         8,773         35,090
---------------------------------------------------------------------------------------------------------------------------
              TOTAL SOUTH CAROL INA            4,005,000     XXX       4,191,536    3,962,430        69,664        237,790
---------------------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------------------
46874T-AN-2      JACKSON TENN HOSP REV         1,000,000   108.6940    1,086,940      991,920        13,750         55,000
783243-YB-8      RUTHERFORD CNTY TENN            690,000    81.3320      561,191      307,243
---------------------------------------------------------------------------------------------------------------------------
              TOTAL TENNESSEE                  1,690,000     XXX       1,648,131    1,299,163        13,750         55,000
---------------------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------------------
003455-DQ-2      ABILENE TEX HIGHER ED AU        485,000   104.1830      505,288      485,000        13,823         27,645
003455-EF-5      ABILENE TEX HIGHER ED AU        375,000   100.3210      376,204      375,000        11,344         22,688
041790-NH-5      ARLINGTON TEX                   500,000   113.1530      565,765      500,000        10,625         28,125
052455-BX-9      AUSTIN TEX REV                3,000,000   107.8700    3,236,100    3,133,979        19,167        150,000
074509-VT-4      BEAUMONT TEX                    450,000   105.5290      474,881      442,121         7,650         22,950
074509-WB-2      BEAUMONT TEX                    500,000   107.0030      535,015      495,055         8,500         25,500
088350-FU-2      BEXAR CNTY TEX HEALTH FAC     1,000,000   110.3270    1,103,270    1,069,130        25,028         66,250
106238-DH-8      BRAZOS TEX HIGHER ED AU I       400,000   106.9740      427,896      414,444         2,117         25,400
106238-DU-9      BRAZOS TEX HIGHER ED AU I       760,000   101.6400      772,464      762,759         3,547         42,560
106238-EE-4      BRAZOS TEX HIGHER ED AU I       935,000   100.3390      938,170      935,000         4,714         56,568
155488-BK-4      CENTRAL TEX HIGHER ED AU      1,000,000   103.1150    1,031,150      869,510         4,250         51,000
208417-UB-6      CONROE TEX INDPT SCH DIST     1,145,000   103.9700    1,190,457    1,133,919        23,377         56,105
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                       2                   16           17             18          19        20           21
                                                                          Amount of
                                                                        Interest Due
                                                                         and Accrued
                                                                           Dec. 31
                                                                           Current
                                                            Increase      Year, on
                                               Increase    (Decrease)     Bonds in
                                              (Decrease)   by Foreign   Default as to    NAIC                 Effective
    CUSIP                                         by        Exchange    Principal or    Desig-      Date       Rate of
Identification          Description           Adjustment   Adjustment      Interest     nation    Acquired     Interest
-----------------------------------------------------------------------------------------------------------------------
707546-KX-4      PENN MANOR SCH DIST PA             196                                  1       02/06/1996     5.250
707546-KZ-9      PENN MANOR SCH DIST PA             155                                  1       02/06/1996     5.250
708840-EQ-2      PENNSYLVANIA INTERGOVERNM          411                                  1       05/23/1996     5.320
709140-FF-9      PENNSYLVANIA  ST               (30,463)                                 1PE     08/09/2000     4.850
709172-DA-5      PENNSYLVANIA ST HGHR EDL           473                                  1PE     04/10/1996     5.900
709174-YH-3      PENNSYLVANIA ST HIGHER ED                                               1       07/07/1994     6.000
717813-BR-9      PHILADELPHIA PA                 (8,759)                                 1       09/01/2001     4.715
717813-CY-3      PHILADELPHIA PA                  5,780                                  1       04/20/1999     6.297
717813-DH-9      PHILADELPHIA PA                    388                                  1       04/20/1999     5.950
717877-BF-0      PHILADELPHIA PA REGL PORT        1,307                                  1       01/15/1993     5.800
717880-2W-7      PHILADELPHIA PA SCH DIST                                                1       04/21/1999     5.590
717880-2X-5      PHILADELPHIA PA SCH DIST                                                1       04/21/1999     5.590
717880-F6-0      PHILADELPHIA PA SCH DIST                                                1PE     04/12/1994     5.349
717903-QD-3      PHILADELPHIA PA HOSPS & HGH    (16,910)                                 1       10/04/2000     5.210
717903-TP-3      PHILADELPHIA PA HOSPS & HGH      3,781                                  1       01/24/1996     5.807
717904-EV-4      PHILADELPHIA PA MUN AUTH        (2,242)                                 1       01/20/1994     5.117
717904-FS-0      PHILADELPHIA PA MUN AUTH         1,019                                  1       12/03/1993     5.100
810694-XK-0      SCRANTON-LACKAWANNA PA HL          551                                  1       11/01/1996     5.450
-----------------------------------------------------------------------------------------------------------------------
              TOTAL PENNSYLVANIA                135,451                                  XXX        XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
RHODE ISLAND
-----------------------------------------------------------------------------------------------------------------------
743787-C9-2      PROVIDENCE R I                 (13,940)                                 1       09/01/2001     4.864
743810-FL-2      PROVIDENCE R I PUB BLDG A        2,661                                  1       03/01/1996     5.679
76221M-AZ-7      RHODE ISLAND PORT AU & EC                                               1       05/19/1994     6.249
76221M-BA-1      RHODE ISLAND PORT AU & EC                                               1       05/23/1994     6.349
762222-JM-0      RHODE ISLAND ST                    157                                  1       06/21/1995     5.650
762222-KD-8      RHODE ISLAND ST                                                         1PE     07/06/1995     5.800
762287-HT-0      RHODE ISLAND ST PUBBLD AU        7,957                                  1       01/20/1995     6.570
-----------------------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND                 (3,165)                                 XXX        XXX          XXX
-----------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-----------------------------------------------------------------------------------------------------------------------
16007B-HJ-6      CHARLESTON CNTY S C CTFS           800                                  1       12/08/1994     6.949
16007B-HK-3      CHARLESTON CNTY S C CTFS           697                                  1       12/08/1994     7.035
16007B-JR-6      CHARLESTON CNTY S C CTFS            10                                  1       12/08/1994     6.750
16007B-JS-4      CHARLESTON CNTY S C CTFS             6                                  1       12/08/1994     6.850
340119-AM-8      FLORENCE CNTY S C CTFS PA        1,341                                  1       12/16/1992     5.950
340119-AN-6      FLORENCE CNTY S C CTFS PA        2,522                                  1       12/16/1992     6.050
396029-BC-3      GREENVILLE CNTY S C CTFS                                                1       04/07/1995     5.800
-----------------------------------------------------------------------------------------------------------------------
              TOTAL SOUTH CAROL INA               5,376                                  XXX         XXX         XXX
-----------------------------------------------------------------------------------------------------------------------
TENNESSEE
-----------------------------------------------------------------------------------------------------------------------
46874T-AN-2      JACKSON TENN HOSP REV              518                                  1       01/16/1996     5.580
783243-YB-8      RUTHERFORD CNTY TENN            26,970                                  1       05/25/1995     5.900
-----------------------------------------------------------------------------------------------------------------------
              TOTAL TENNESSEE                    27,488                                  XXX         XXX         XXX
-----------------------------------------------------------------------------------------------------------------------
TEXAS
-----------------------------------------------------------------------------------------------------------------------
003455-DQ-2      ABILENE TEX HIGHER ED AU                                                1       07/27/1993     5.699
003455-EF-5      ABILENE TEX HIGHER ED AU                                                1       08/10/1995     6.049
041790-NH-5      ARLINGTON TEX                                                           1PE     07/18/1996     5.625
052455-BX-9      AUSTIN TEX REV                 (15,241)                                 1       09/01/2001     4.312
074509-VT-4      BEAUMONT TEX                       481                                  1       01/24/1996     5.270
074509-WB-2      BEAUMONT TEX                       333                                  1       01/24/1996     5.200
088350-FU-2      BEXAR CNTY TEX HEALTH FAC       (6,644)                                 1       05/20/1996     5.750
106238-DH-8      BRAZOS TEX HIGHER ED AU I       (1,541)                                 1       11/05/1993     5.900
106238-DU-9      BRAZOS TEX HIGHER ED AU I         (356)                                 1       08/13/1993     5.550
106238-EE-4      BRAZOS TEX HIGHER ED AU I                                               1       10/05/1994     6.049
155488-BK-4      CENTRAL TEX HIGHER ED AU        17,659                                  1PE     11/17/1994     7.083
208417-UB-6      CONROE TEX INDPT SCH DIST        4,484                                  1       09/01/2001     5.330
-----------------------------------------------------------------------------------------------------------------------

                                     E08.10

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                      2                 3        Interest         6             7             8             9
                                                       ------------
                                                         4      5





                                                                                                              Book/Adjusted
    CUSIP                                              Rate     How    Maturity                    Option        Carrying
Identification          Description             *       of     Paid      Date      Option Date   Call Price       Value
---------------------------------------------------------------------------------------------------------------------------
208417-W9-2      CONROE TEX INDPT SCH DIST             4.900   FA     02/01/2009                                 1,180,296
235218-MK-7      DALLAS TEX                            5.500   FA     02/15/2007    02/15/2004     100.000         997,385
235416-GL-2      DALLAS TEX WTRWKS & SWR S             5.000   AO     04/01/2009    04/01/2003     100.000         494,885
283736-AM-8      EL PASO TEX ARPT REV                  5.500   FA     08/15/2009    08/15/2003     100.000         997,057
414152-KE-7      HARRIS CNTY TEX HLTH FACS             5.600   AO     10/01/2003                                   239,827
414152-KH-0      HARRIS CNTY TEX HLTH FACS             5.900   AO     10/01/2006    10/01/2004     101.000         261,539
442330-UC-8      HOUSTON TEX                           5.000   MS     03/01/2009                                   256,678
442330-UF-1      HOUSTON TEX                           5.000   MS     03/01/2012                                   377,495
539761-BA-3      LOCKHART TEX CORRECTIONAL             5.250   AO     04/01/2008    04/01/2003     100.000       1,000,000
667825-HM-8      NORTHWEST TEX INDPT SCH D                     NONE   08/15/2017    08/15/2008      57.571       1,844,313
667825-HV-8      NORTHWEST TEX INDPT SCH D                     NONE   08/15/2025    08/15/2008      34.722       3,137,733
779222-RH-3      ROUND ROCK TEX                        5.800   FA     08/15/2021    08/15/2006     100.000       1,492,908
796236-GF-8      SAN ANTONIO TEX                       5.300   FA     08/01/2012                                   647,585
796242-FQ-3      SAN ANTONIO TEX ARPT SYS              5.700   JJ     07/01/2010                                 1,030,546
796337-PV-9      SAN ANTONIO TEX RIV AUTH              5.650   JJ     07/01/2011    07/01/2006     100.000         275,863
796337-PW-7      SAN ANTONIO TEX RIV AUTH              5.700   JJ     07/01/2012    07/01/2006     100.000         551,726
824178-MX-2      SHERMAN TEX INDPT SCH DIS                     NONE   02/15/2011                                   473,609
840555-BT-2      SOUTH TEXAS HIGHER ED AU              5.100   JD     12/01/2003                                   129,200
845040-CC-6      SOUTHWEST HIGHER ED AUTH              5.200   AO     10/01/2009                                   634,618
882555-SH-9      TEXAS MUN PWR AGY REV                 5.250   MS     09/01/2006                                 1,983,600
882716-2M-4      TEXAS ST                              5.750   FA     08/01/2008                                   488,348
882716-TT-0      TEXAS ST                              6.200   FA     08/01/2004                                 2,989,767
882718-AR-0      TEXAS ST                              6.300   JD     12/01/2008                                   750,000
882718-BM-0      TEXAS ST                              6.100   JD     06/01/2003                                    40,000
882719-AU-1      TEXAS ST                              5.700   JD     06/01/2009                                   999,996
882719-MF-1      TEXAS ST                              5.125   FA     08/01/2007    08/01/2006     100.000         950,855
882758-CJ-2      TEXAS ST PUB PPTY FIN COR             5.250   MS     09/01/2008                                 2,338,983
926196-BV-7      VICTORIA CNTY TEX HOSP RE             6.125   JJ     01/01/2009                                   100,622
---------------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                                                                                       37,334,006
---------------------------------------------------------------------------------------------------------------------------
UTAH
---------------------------------------------------------------------------------------------------------------------------
639557-FE-2      NEBO UTAH SCH DIST                    5.500   JD     06/15/2007    06/15/2004     100.000         938,432
795681-BH-7      SALT LAKE CNTY UTAH MUN B             6.100   AO     10/01/2009    10/01/2004     101.000         408,987
917328-EY-8      UTAH ASSD MUN PWR SYS REV             5.000   JJ     07/01/2009                                   949,402
917328-EZ-5      UTAH ASSD MUN PWR SYS REV             5.000   JJ     07/01/2010    07/01/2004     102.000       1,000,146
917546-DW-0      UTAH ST BRD REGENTS STUDE             6.000   MN     05/01/2006                                 1,300,000
917546-EK-5      UTAH ST BRD REGENTS STUDE             5.950   MN     05/01/2008                                   500,000
917547-FS-5      UTAH ST BLDG OWNERSHIP AU             5.500   MN     05/15/2011    11/15/2005     100.000         995,784
917559-TX-4      UTAH ST UNIV AGRIC & APP              5.750   JD     12/01/2010                                   762,597
---------------------------------------------------------------------------------------------------------------------------
              TOTAL UTAH                                                                                         6,855,348
---------------------------------------------------------------------------------------------------------------------------
VERMONT
---------------------------------------------------------------------------------------------------------------------------
924211-WY-7      VERMONT MUN BD BK                     5.600   JD     12/01/2009    12/01/2006     102.000       1,006,899
92428C-BV-5      VERMONT ST STUD ASSISTANC             6.700   JD     12/15/2012                                 1,028,829
92428C-CC-6      VERMONT ST STUD ASSISTANC             5.600   JD     06/15/2006                                   996,900
---------------------------------------------------------------------------------------------------------------------------
              TOTAL VERMONT                                                                                      3,032,628
---------------------------------------------------------------------------------------------------------------------------
VIRGINIA
---------------------------------------------------------------------------------------------------------------------------
355864-BS-7      FREDERICKSBURG VA INDL DV             5.100   JD     06/15/2008    06/15/2007     102.000       1,005,899
769839-BH-3      ROANOKE CNTY VA WTR SYS R             5.125   JJ     07/01/2013                                   489,087
928157-AQ-9      VIRGINIA ST PENINSULA RGL             5.400   AO     10/01/2010                                   298,127
928168-GE-7      VIRGINIA ST PUB BLDG AUTH                     NONE   08/01/2004                                 9,099,434
92817F-NA-0      VIRGINIA ST PUB SCH AUTH              5.375   FA     08/01/2018                                 1,986,446
---------------------------------------------------------------------------------------------------------------------------
              TOTAL VIRGINIA                                                                                    12,879,023
---------------------------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------------------------
079369-CF-9      BELLEVUE WASH CONVEN CTR                      NONE   02/01/2009                                   449,403
300011-JP-9      EVERETT WASH                          5.500   FA     08/01/2011                                   757,101
387883-BF-7      GRANT CNTY WASH PUB UTDST             5.600   JJ     01/01/2009                                   395,000
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
       1                      2                   10          11          12           13                Interest
                                                                                                --------------------------
                                                                                                     14            15

                                                                                                 Amount Due
                                                             Rate                               and Accrued
                                                             Used                                Dec. 31 of
                                                              to                                Current Year      Gross
                                                            Obtain                                on Bonds       Amount
    CUSIP                                        Par         Fair        Fair        Actual        not in       Received
Identification          Description             Value       Value       Value         Cost        Default      During Year
--------------------------------------------------------------------------------------------------------------------------
208417-W9-2      CONROE TEX INDPT SCH DIST     1,190,000   102.1070    1,215,073    1,178,483       24,296         58,310
235218-MK-7      DALLAS TEX                    1,000,000   104.7660    1,047,660      982,200       20,778         55,000
235416-GL-2      DALLAS TEX WTRWKS & SWR S       500,000   100.9270      504,635      493,000        6,250         25,000
283736-AM-8      EL PASO TEX ARPT REV          1,000,000   101.4250    1,014,250      973,200       20,778         55,000
414152-KE-7      HARRIS CNTY TEX HLTH FACS       240,000   103.2730      247,855      238,327        3,360         13,440
414152-KH-0      HARRIS CNTY TEX HLTH FACS       260,000   108.8150      282,919      257,795        3,835         15,340
442330-UC-8      HOUSTON TEX                     260,000   102.3830      266,196      255,450        4,333         13,000
442330-UF-1      HOUSTON TEX                     400,000   102.1740      408,696      367,132        6,667         20,000
539761-BA-3      LOCKHART TEX CORRECTIONAL     1,000,000   101.0160    1,010,160    1,000,000       13,125         52,500
667825-HM-8      NORTHWEST TEX INDPT SCH D     4,300,000    44.6430    1,919,649    1,388,487
667825-HV-8      NORTHWEST TEX INDPT SCH D    12,000,000    25.7860    3,094,320    2,424,580
779222-RH-3      ROUND ROCK TEX                1,475,000   105.6430    1,558,234    1,513,719       32,319         85,550
796236-GF-8      SAN ANTONIO TEX                 650,000   104.6090      679,959      646,458       14,354         34,450
796242-FQ-3      SAN ANTONIO TEX ARPT SYS      1,025,000   107.6370    1,103,279    1,033,487       29,213         58,425
796337-PV-9      SAN ANTONIO TEX RIV AUTH        275,000   108.2270      297,624      277,008        7,769         15,538
796337-PW-7      SAN ANTONIO TEX RIV AUTH        550,000   108.0470      594,25_      554,010       15,675         31,350
824178-MX-2      SHERMAN TEX INDPT SCH DIS       765,000    72.3200      553,248      305,480
840555-BT-2      SOUTH TEXAS HIGHER ED AU        130,000   103.1150      134,050      123,573          553          6,630
845040-CC-6      SOUTHWEST HIGHER ED AUTH        640,000   108.4920      694,349      630,682        8,320         33,280
882555-SH-9      TEXAS MUN PWR AGY REV         2,000,000   110.9060    2,218,120    1,953,400       35,000        105,000
882716-2M-4      TEXAS ST                        500,000   103.7870      518,935      476,635       11,979         28,750
882716-TT-0      TEXAS ST                      3,000,000   100.3650    3,010,950    2,950,530       77,500        186,000
882718-AR-0      TEXAS ST                        750,000   104.9960      787,470      750,000        3,938         47,250
882718-BM-0      TEXAS ST                         40,000   101.5340       40,614       40,000          203          2,440
882719-AU-1      TEXAS ST                      1,000,000   102.7070    1,027,070      999,950        4,750         57,000
882719-MF-1      TEXAS ST                        955,000   110.7160    1,057,338      945,125       20,393         48,944
882758-CJ-2      TEXAS ST PUB PPTY FIN COR     2,350,000   104.3040    2,451,144    2,326,500       41,125        123,375
926196-BV-7      VICTORIA CNTY TEX HOSP RE       100,000   105.1270      105,127      101,197        3,063          6,125
--------------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                     48,905,000     XXX      38,999,843   35,802,325      543,718      1,752,488
--------------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------------
639557-FE-2      NEBO UTAH SCH DIST              940,000   106.0390      996,767      931,390        2,298         51,700
795681-BH-7      SALT LAKE CNTY UTAH MUN B       400,000   109.0980      436,392      424,828        6,100         24,400
917328-EY-8      UTAH ASSD MUN PWR SYS REV     1,000,000   106.7240    1,067,240      906,480       25,000         50,000
917328-EZ-5      UTAH ASSD MUN PWR SYS REV     1,000,000   104.7390    1,047,390      933,370       25,000         50,000
917546-DW-0      UTAH ST BRD REGENTS STUDE     1,300,000   109.4730    1,423,149    1,300,000       13,000         78,000
917546-EK-5      UTAH ST BRD REGENTS STUDE       500,000   114.5790      572,895      500,000        4,958         29,750
917547-FS-5      UTAH ST BLDG OWNERSHIP AU     1,000,000   110.7340    1,107,340      987,500        7,028         55,000
917559-TX-4      UTAH ST UNIV AGRIC & APP        765,000   111.4520      852,608      761,083        3,666         43,988
--------------------------------------------------------------------------------------------------------------------------
              TOTAL UTAH                       6,905,000     XXX       7,503,781    6,744,651       87,050        382,838
--------------------------------------------------------------------------------------------------------------------------
VERMONT
--------------------------------------------------------------------------------------------------------------------------
924211-WY-7      VERMONT MUN BD BK             1,000,000   113.1110    1,131,110      990,660        4,667         56,000
92428C-BV-5      VERMONT ST STUD ASSISTANC     1,000,000   104.0410    1,040,410    1,040,000        2,978         67,000
92428C-CC-6      VERMONT ST STUD ASSISTANC     1,000,000   104.1670    1,041,670      990,890        2,489         56,000
--------------------------------------------------------------------------------------------------------------------------
              TOTAL VERMONT                    3,000,000     XXX       3,213,190    3,021,550       10,134        179,000
--------------------------------------------------------------------------------------------------------------------------
VIRGINIA
--------------------------------------------------------------------------------------------------------------------------
355864-BS-7      FREDERICKSBURG VA INDL DV     1,000,000   111.5640    1,115,610      991,410        2,267         51,000
769839-BH-3      ROANOKE CNTY VA WTR SYS R       500,000   102.6190      513,095      484,565       12,813         25,625
928157-AQ-9      VIRGINIA ST PENINSULA RGL       300,000   107.3680      322,104      296,958        4,050         16,200
928168-GE-7      VIRGINIA ST PUB BLDG AUTH    10,000,000    97.6360    9,763,600    4,983,900
92817F-NA-0      VIRGINIA ST PUB SCH AUTH      2,000,000   106.4940    2,129,880    1,985,120       44,792        107,500
--------------------------------------------------------------------------------------------------------------------------
              TOTAL VIRGINIA                  13,800,000     XXX      13,844,319    8,741,953       63,922        200,325
--------------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------------
079369-CF-9      BELLEVUE WASH CONVEN CTR        685,000    80.1950      549,336      256,635
300011-JP-9      EVERETT WASH                    770,000   106.0850      816,855      750,126       17,646         42,350
387883-BF-7      GRANT CNTY WASH PUB UTDST       395,000   108.7220      429,452      395,000       11,060         22,120
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
       1                      2                   16            17             18           19         20         21
                                                                            Amount of
                                                                          Interest Due
                                                                           and Accrued
                                                                             Dec. 31
                                                                             Current                            Effec-
                                                             Increase       Year, on                             tive
                                               Increase     (Decrease)       Bonds in                            Rate
                                              (Decrease)   by (Foreign)   Default as to    NAIC                   of
    CUSIP                                         by         Exchange     Principal or    Desig-      Date       In-
Identification          Description           Adjustment    Adjustment      Interest      nation    Acquired    terest
----------------------------------------------------------------------------------------------------------------------
208417-W9-2      CONROE TEX INDPT SCH DIST        1,342                                   1        09/01/2001    5.057
235218-MK-7      DALLAS TEX                       2,197                                   1        07/19/1994    5.744
235416-GL-2      DALLAS TEX WTRWKS & SWR S          677                                   1PE      12/31/1999    5.492
283736-AM-8      EL PASO TEX ARPT REV             4,519                                   1PE      11/05/1996    5.990
414152-KE-7      HARRIS CNTY TEX HLTH FACS          221                                   1        10/05/1994    5.700
414152-KH-0      HARRIS CNTY TEX HLTH FACS          559                                   1        10/05/1994    6.089
442330-UC-8      HOUSTON TEX                        446                                   1PE      12/31/1999    5.245
442330-UF-1      HOUSTON TEX                      1,816                                   1PE      04/29/1996    5.800
539761-BA-3      LOCKHART TEX CORRECTIONAL                                                1        12/16/1993    5.249
667825-HM-8      NORTHWEST TEX INDPT SCH D       94,076                                   1PE      07/28/1997    5.305
667825-HV-8      NORTHWEST TEX INDPT SCH D      154,339                                   1PE      12/05/1997    5.107
779222-RH-3      ROUND ROCK TEX                  (4,364)                                  1PE      08/21/1997    5.426
796236-GF-8      SAN ANTONIO TEX                    189                                   1        01/17/1996    5.350
796242-FQ-3      SAN ANTONIO TEX ARPT SYS          (580)                                  1        02/03/1997    5.611
796337-PV-9      SAN ANTONIO TEX RIV AUTH          (200)                                  1        11/04/1996    5.550
796337-PW-7      SAN ANTONIO TEX RIV AUTH          (400)                                  1        11/04/1996    5.600
824178-MX-2      SHERMAN TEX INDPT SCH DIS       27,150                                   1        07/07/1995    5.992
840555-BT-2      SOUTH TEXAS HIGHER ED AU           828                                   1        09/14/1994    5.800
845040-CC-6      SOUTHWEST HIGHER ED AUTH           647                                   1        12/14/1995    5.350
882555-SH-9      TEXAS MUN PWR AGY REV            3,937                                   1PE      05/21/1993    5.500
882716-2M-4      TEXAS ST                         1,696                                   1        05/24/1994    6.251
882716-TT-0      TEXAS ST                         5,958                                   1PE      12/01/1994    6.430
882718-AR-0      TEXAS ST                                                                 1        10/17/1994    6.299
882718-BM-0      TEXAS ST                                                                 1        10/14/1994    6.099
882719-AU-1      TEXAS ST                             1                                   1        10/26/1995    5.700
882719-MF-1      TEXAS ST                         1,026                                   1        08/01/1996    5.260
882758-CJ-2      TEXAS ST PUB PPTY FIN COR        1,625                                   1PE      12/21/1993    5.347
926196-BV-7      VICTORIA CNTY TEX HOSP RE          (98)                                  1        06/07/1994    6.000
----------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                       296,782                                     XXX       XXX         XXX
----------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------
639557-FE-2      NEBO UTAH SCH DIST               1,007                                   1        06/22/1994    5.621
795681-BH-7      SALT LAKE CNTY UTAH MUN B       (2,654)                                  1PE      01/16/1996    5.291
917328-EY-8      UTAH ASSD MUN PWR SYS REV        6,223                                   1        06/15/1994    5.950
917328-EZ-5      UTAH ASSD MUN PWR SYS REV       12,249                                   1PE      07/31/1996    6.282
917546-DW-0      UTAH ST BRD REGENTS STUDE                                                1        09/19/1994    5.999
917546-EK-5      UTAH ST BRD REGENTS STUDE                                                1        04/16/1996    5.949
917547-FS-5      UTAH ST BLDG OWNERSHIP AU        1,317                                   1        07/13/1995    5.661
917559-TX-4      UTAH ST UNIV AGRIC & APP           233                                   1        08/04/1995    5.800
----------------------------------------------------------------------------------------------------------------------
              TOTAL UTAH                         18,375                                     XXX       XXX         XXX
----------------------------------------------------------------------------------------------------------------------
VERMONT
----------------------------------------------------------------------------------------------------------------------
924211-WY-7      VERMONT MUN BD BK                2,897                                   1PE      07/12/1996    5.862
92428C-BV-5      VERMONT ST STUD ASSISTANC        5,350                                   1        16/05/1996    6.306
92428C-CC-6      VERMONT ST STUD ASSISTANC          790                                   1        06/11/1993    5.700
----------------------------------------------------------------------------------------------------------------------
              TOTAL VERMONT                       9,037                                     XXX       XXX         XXX
----------------------------------------------------------------------------------------------------------------------
VIRGINIA
----------------------------------------------------------------------------------------------------------------------
355864-BS-7      FREDERICKSBURG VA INDL DV        2,729                                   1        11/25/1996    5.352
769839-BH-3      ROANOKE CNTY VA WTR SYS R          755                                   1        01/11/1996    5.400
928157-AQ-9      VIRGINIA ST PENINSULA RGL          189                                   1        09/18/1995    5.500
928168-GE-7      VIRGINIA ST PUB BLDG AUTH      526,515                                   1        11/17/1992    6.050
92817F-NA-0      VIRGINIA ST PUB SCH AUTH           542                                   1        10/20/2000    5.440
----------------------------------------------------------------------------------------------------------------------
              TOTAL VIRGINIA                    530,730                                     XXX       XXX         XXX
----------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------
079369-CF-9      BELLEVUE WASH CONVEN CTR        30,084                                   1        11/18/1994    7.050
300011-JP-9      EVERETT WASH                     1,134                                   1        10/05/1995    5.750
387883-BF-7      GRANT CNTY WASH PUB UTDST                                                1        10/04/1996    5.599
----------------------------------------------------------------------------------------------------------------------

                                     E08.11

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------
       1                      2               3       Interest         6             7             8             9
                                                    ------------
                                                      4      5





                                                                                                           Book/Adjusted
    CUSIP                                           Rate     How    Maturity                    Option       Carrying
Identification          Description           *      of     Paid      Date       Option Date   Call Price       Value
------------------------------------------------------------------------------------------------------------------------
387883-BG-5      GRANT CNTY WASH PUB UTDST          5.700   JJ     01/01/2010                                   415,000
387892-FQ-0      GRANT CNTY WASH PUB UTDST          5.600   JJ     01/01/2009                                   200,000
387892-FR-8      GRANT CNTY WASH PUB UTDST          5.700   JJ     01/01/2010                                   255,000
387892-HH-8      GRANT CNTY WASH PUB UTDST          5.750   JJ     01/01/2013                                   493,283
387892-HJ-4      GRANT CNTY WASH PUB UTDST          5.750   JJ     01/01/2014    01/01/2007     101.000         496,739
495278-VZ-3      KING CNTY WASH SCH DIST N          5.250   JD     12/01/2014    12/01/2008     100.000       2,765,454
720390-SY-0      PIERCE CNTY WASH SCH DIST          5.000   JD     12/01/2009                                   497,116
735388-ZT-0      PORT SEATTLE WASH REV              5.000   MN     05/01/2007                                   748,556
812650-FK-0      SEATTLE WASH MET MUNICIPAL         5.650   JJ     01/01/2020                                   448,800
833102-NA-0      SNOHOMISH CNTY PUB UT DST          5.625   JJ     01/01/2005    01/01/2003     102.000       2,040,000
833119-QS-2      SNOHOMISH CNTY WASH SCH D          6.200   JD     12/01/2009    12/01/2003     102.000         565,575
833119-QY-9      SNOHOMISH CNTY WASH SCH D          6.200   JD     12/01/2009                                   171,173
849089-BY-2      SPOKANE WASH REGL SLD WST          5.000   JD     12/01/2007                                   991,419
939741-JG-0      WASHINGTON ST                              NONE   08/01/2009                                   679,768
939741-ZV-9      WASHINGTON ST                      5.750   MS     09/01/2009    09/10/2005     100.000       1,000,000
939745-CW-3      WASHINGTON ST                      5.400   JJ     07/01/2011                                   302,951
939780-5F-5      WASHINGTON ST HEALTH CARE          5.150   MN     11/15/2005                                   997,364
939780-5G-3      WASHINGTON ST HEALTH CARE          5.250   MN     11/15/2006                                   996,544
93978E-BH-4      WASHINGTON ST HEALTH CARE          6.000   JD     12/01/2010                                   517,491
939828-TJ-8      WASHINGTON ST PUB PWR SYS          5.000   JJ     07/01/2009                                 2,461,904
939828-WH-8      WASHINGTON ST PUB PWR SYS          5.625   JJ     07/01/2012    07/01/2003     102.000       1,017,635
------------------------------------------------------------------------------------------------------------------------
              TOTAL WASHINGTON                                                                               19,663,276
------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
------------------------------------------------------------------------------------------------------------------------
956553-RV-5      WEST VIRGINIA ST                   5.625   JD     06/01/2019                                 4,960,339
956553-RX-1      WEST VIRGINIA ST                   5.750   JD     06/01/2025                                 1,982,584
956622-PV-0      WEST VIRGINIA ST HOSP FIN          5.750   MS     09/01/2013                                   500,000
956691-AM-1      WEST VIRGINIA ST UNIV REV          5.875   AO     04/01/2005                                 3,596,898
------------------------------------------------------------------------------------------------------------------------
              TOTAL WEST VIRGINIA                                                                            11,039,821
------------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------------
864056-CU-8      STURGEON BAY WIS COMBINED          5.100   JJ     01/01/2008    01/01/2004     100.000       1,290,000
976834-CZ-2      WISCONSIN PUB PWR INC SYS          5.800   JJ     07/01/2010    07/01/2006     102.000       1,007,721
977056-DA-5      WISCONSIN ST                       5.400   MN     11/01/2010                                 1,060,170
977104-Q7-6      WISCONSIN ST HEALTH & EDL          6.500   FA     08/15/2011                                   511,239
97710A-FY-5      WISCONSIN ST HEALTH & EDL          6.000   FA     08/15/2013                                 1,014,073
97710A-L8-5      WISCONSIN ST HEALTH & EDL          5.875   MN     11/15/2009                                   497,910
97710A-VS-0      WISCONSIN ST HEALTH & EDL          5.400   FA     08/15/2013    08/15/2003     102.000         997,508
97710N-ET-9      WISCONSIN ST HEALTH & EDL          5.400   FA     08/15/2010    02/15/2007     102.000         663,806
------------------------------------------------------------------------------------------------------------------------
              TOTAL WISCONSIN                                                                                 7,042,427
------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                                        392,965,662
------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political
      Subdivisions - Issuer Obligations                                                                     392,965,662
------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision
      - United States                                                                                       392,965,662
------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions
      Bonds                                                                                                 392,965,662
------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATION
UNITED STATES
ALABAMA
------------------------------------------------------------------------------------------------------------------------
010608-RX-7      ALABAMA ST PUB SCH & COLL          5.750   FA     08/01/2003                                 1,021,626
010608-SX-6      ALABAMA ST PUB SCH & COLL          5.125   MN     11/01/2016                                 1,933,642
472682-FB-4      JEFFERSON CNTY ALA                 5.750   FA     02/01/2027    02/01/2007     101.000       4,958,817
472682-KN-2      JEFFERSON CNTY ALA SWR RE          5.250   FA     02/01/2024    08/01/2012     100.000       5,159,294
613041-GA-4      MONTGOMERY ALA BMC SPL CA          5.250   MN     11/15/2011    11/15/2008     101.000       3,497,651
------------------------------------------------------------------------------------------------------------------------
              TOTAL ALABAMA                                                                                  16,571,030
------------------------------------------------------------------------------------------------------------------------
ALASKA
------------------------------------------------------------------------------------------------------------------------
011710-GK-0      ALASKA INDL DEV & EXPT AU          5.250   AO     04/01/2010                                 3,065,429
011799-FX-6      ALASKA MUN BD BK RV ALASK          5.375   JD     12/01/2016                                 1,207,633
------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
       1                      2                  10          11          12             13                 Interest
                                                                                                  --------------------------
                                                                                                       14            15

                                                                                                   Amount Due
                                                             Rate                                  and Accrued
                                                             Used                                  Dec. 31 of
                                                              to                                  Current Year      Gross
                                                            Obtain                                  on Bonds       Amount
    CUSIP                                        Par         Fair         Fair        Actual         not in       Received
Identification          Description              Value      Value        Value         Cost          Default     During Year
----------------------------------------------------------------------------------------------------------------------------
387883-BG-5      GRANT CNTY WASH PUB UTDST       415,000   108.0480       448,399       415,000        11,828        23,655
387892-FQ-0      GRANT CNTY WASH PUB UTDST       200,000   108.7220       217,444       200,000         5,600        11,200
387892-FR-8      GRANT CNTY WASH PUB UTDST       255,000   108.0480       275,522       255,000         7,268        14,535
387892-HH-8      GRANT CNTY WASH PUB UTDST       500,000   109.3690       546,845       490,840        14,375        28,750
387892-HJ-4      GRANT CNTY WASH PUB UTDST       500,000   108.9010       544,505       487,910        14,375        28,750
495278-VZ-3      KING CNTY WASH SCH DIST N     2,700,000   107.8030     2,910,681     2,777,647        11,813       141,750
720390-SY-0      PIERCE CNTY WASH SCH DIST       500,000   106.2170       531,085       495,045         2,083        25,000
735388-ZT-0      PORT SEATTLE WASH REV           750,000   104.4320       783,240       746,363         6,250        37,500
812650-FK-0      SEATTLE WASH MET MUNICIPAL      440,000                  448,800       452,338        12,430        24,860
833102-NA-0      SNOHOMISH CNTY PUB UT DST     2,000,000                2,040,000     2,060,170        56,250       112,500
833119-QS-2      SNOHOMISH CNTY WASH SCH D       555,000   106.5010       591,081       561,855         2,868        34,410
833119-QY-9      SNOHOMISH CNTY WASH SCH D       170,000   104.9980       178,497       172,089           878        10,540
849089-BY-2      SPOKANE WASH REGL SLD WST     1,000,000   104.7730     1,047,730       980,310         4,167        50,000
939741-JG-0      WASHINGTON ST                 1,000,000    79.3320       793,320       430,900
939741-ZV-9      WASHINGTON ST                 1,000,000   109.1230     1,091,230     1,000,000        19,167        57,500
939745-CW-3      WASHINGTON ST                   305,000   109.7910       334,863       301,828         8,235        16,470
939780-5F-5      WASHINGTON ST HEALTH CARE     1,000,000   104.8780     1,048,780       991,170         6,581        51,500
939780-5G-3      WASHINGTON ST HEALTH CARE     1,000,000   104.6210     1,046,210       990,710         6,708        52,500
93978E-BH-4      WASHINGTON ST HEALTH CARE       500,000   115.3070       576,535       527,535         2,500        30,000
939828-TJ-8      WASHINGTON ST PUB PWR SYS     2,500,000   106.3060     2,657,650     2,426,775        62,500       125,000
939828-WH-8      WASHINGTON ST PUB PWR SYS     1,000,000   104.2020     1,042,020       994,340        28,125        56,250
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON             20,140,000     XXX       20,950,080    19,159,586       312,707       997,140
----------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
----------------------------------------------------------------------------------------------------------------------------
956553-RV-5      WEST VIRGINIA ST              5,000,000   109.7260     5,486,300     4,956,600        23,438       281,250
956553-RX-1      WEST VIRGINIA ST              2,000,000   109.5110     2,190,220     1,981,560         9,583       115,000
956622-PV-0      WEST VIRGINIA ST HOSP FIN       500,000   110.2700       551,350       500,000         9,583        28,750
956691-AM-1      WEST VIRGINIA ST UNIV REV     3,610,000   102.9950     3,718,990     3,555,272        53,022       212,088
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL WEST VIRGINIA          11,110,000     XXX       11,945,990    10,993,432        95,626       637,088
----------------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------------
864056-CU-8      STURGEON BAY WIS COMBINED     1,290,000   102.5070     1,322,340     1,290,000        32,895        65,790
976834-CZ-2      WISCONSIN PUB PWR INC SYS     1,000,000   110.1270     1,101,270       990,440        29,000        58,000
977056-DA-5      WISCONSIN ST                  1,065,000   108.9990     1,160,839     1,057,133         9,585        57,683
977104-Q7-6      WISCONSIN ST HEALTH & EDL       500,000   101.0300       505,150       517,320        12,278        32,500
97710A-FY-5      WISCONSIN ST HEALTH & EDL     1,000,000   104.6000     1,046,000     1,018,750        22,667        60,000
97710A-L8-5      WISCONSIN ST HEALTH & EDL       500,000   107.9010       539,505       496,380         3,753        29,375
97710A-VS-0      WISCONSIN ST HEALTH & EDL     1,000,000   103.3530     1,033,530       955,600        20,400        54,000
97710N-ET-9      WISCONSIN ST HEALTH & EDL       660,000   109.5050       722,733       653,756        13,464        35,640
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN               7,015,000     XXX        7,431,367     6,979,379       144,042       392,988
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES         453,590,000     XXX      422,832,057   370,832,267     4,790,501    18,126,195
----------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political
      Subdivisions - Issuer Obligations      453,590,000     XXX      422,832,057   370,832,267     4,790,501    18,126,195
----------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision
      - United States                        453,590,000     XXX      422,832,057   370,832,267     4,790,501    18,126,195
----------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions
      Bonds                                  453,590,000     XXX      422,832,057   370,832,267     4,790,501    18,126,195
----------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATION
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------------------------
010608-RX-7      ALABAMA ST PUB SCH & COLL     1,000,000   102.6670     1,026,670     1,054,430        23,958        28,750
010608-SX-6      ALABAMA ST PUB SCH & COLL     2,000,000   106.5810     2,131,620     1,929,331        17,083       102,500
472682-FB-4      JEFFERSON CNTY ALA            5,000,000   114.8280     5,741,400     4,933,310       119,792       287,500
472682-KN-2      JEFFERSON CNTY ALA SWR RE     5,000,000   104.0710     5,203,550     5,159,600        43,750
613041-GA-4      MONTGOMERY ALA BMC SPL CA     3,375,000   108.7190     3,669,266     3,514,454        22,641       177,188
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALABAMA                16,375,000     XXX       17,772,506    16,591,125       227,224       595,938
----------------------------------------------------------------------------------------------------------------------------
ALASKA
----------------------------------------------------------------------------------------------------------------------------
011710-GK-0      ALASKA INDL DEV & EXPT AU     3,020,000   109.3110     3,301,192     3,086,833        39,638       158,550
011799-FX-6      ALASKA MUN BD BK RV ALASK     1,220,000   106.6260     1,300,837     1,204,860         5,465        65,575
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
       1                      2                   16            17             18           19         20         21
                                                                            Amount of
                                                                          Interest Due
                                                                           and Accrued
                                                                             Dec. 31
                                                                             Current                            Effec-
                                                             Increase       Year, on                             tive
                                               Increase     (Decrease)       Bonds in                            Rate
                                              (Decrease)    by Foreign    Default as to    NAIC                   of
    CUSIP                                         by         Exchange     Principal or    Desig-      Date       In-
Identification          Description           Adjustment    Adjustment      Interest      nation    Acquired    terest
----------------------------------------------------------------------------------------------------------------------
387883-BG-5      GRANT CNTY WASH PUB UTDST                                                1        10/04/1996    5.699
387892-FQ-0      GRANT CNTY WASH PUB UTDST                                                1        10/04/1996    5.599
387892-FR-8      GRANT CNTY WASH PUB UTDST                                                1        10/04/1996    5.699
387892-HH-8      GRANT CNTY WASH PUB UTDST         532                                    1        03/31/1997    5.930
387892-HJ-4      GRANT CNTY WASH PUB UTDST       1,810                                    1        03/31/1997    6.161
495278-VZ-3      KING CNTY WASH SCH DIST N      (9,369)                                   1        09/01/2001    4.775
720390-SY-0      PIERCE CNTY WASH SCH DIST         340                                    1PE      01/08/1996    5.100
735388-ZT-0      PORT SEATTLE WASH REV             291                                    1        02/04/1994    5.050
812650-FK-0      SEATTLE WASH MET MUNICIPAL       (784)                                   1PE      12/10/1997    5.430
833102-NA-0      SNOHOMISH CNTY PUB UT DST      (3,686)                                   1        10/02/1996    5.326
833119-QS-2      SNOHOMISH CNTY WASH SCH D         541                                    1        04/07/1999    6.148
833119-QY-9      SNOHOMISH CNTY WASH SCH D        (133)                                   1        05/19/1994    6.076
849089-BY-2      SPOKANE WASH REGL SLD WST       1,496                                    1        12/21/1993    5.200
939741-JG-0      WASHINGTON ST                  38,711                                    1        03/15/1995    5.950
939741-ZV-9      WASHINGTON ST                                                            1PE      04/25/1995    5.749
939745-CW-3      WASHINGTON ST                     185                                    1        12/05/1995    5.500
939780-5F-5      WASHINGTON ST HEALTH CARE         830                                    1        12/03/1993    5.250
939780-5G-3      WASHINGTON ST HEALTH CARE         784                                    1        12/03/1993    5.350
93978E-BH-4      WASHINGTON ST HEALTH CARE      (1,726)                                   1        03/08/1996    5.450
939828-TJ-8      WASHINGTON ST PUB PWR SYS       4,853                                    1        02/11/1994    5.280
939828-WH-8      WASHINGTON ST PUB PWR SYS       4,526                                    1PE      02/03/1997    5.992
----------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON               70,419                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
----------------------------------------------------------------------------------------------------------------------
956553-RV-5      WEST VIRGINIA ST                1,910                                    1PE      06/23/2000    5.700
956553-RX-1      WEST VIRGINIA ST                  575                                    1PE      06/23/2000    5.820
956622-PV-0      WEST VIRGINIA ST HOSP FIN                                                1PE      01/13/1997    5.749
956691-AM-1      WEST VIRGINIA ST UNIV REV       5,287                                    1        11/18/1992    6.050
----------------------------------------------------------------------------------------------------------------------
                 TOTAL WEST VIRGINIA             7,772                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------
864056-CU-8      STURGEON BAY WIS COMBINED                                                1        01/14/1994    5.099
976834-CZ-2      WISCONSIN PUB PWR INC SYS       2,977                                    1        05/09/1996    6.073
977056-DA-5      WISCONSIN ST                      482                                    1        11/29/1995    5.472
977104-Q7-6      WISCONSIN ST HEALTH & EDL        (963)                                   1        03/29/1995    6.160
97710A-FY-5      WISCONSIN ST HEALTH & EDL        (935)                                   1        03/12/1997    5.821
97710A-L8-5      WISCONSIN ST HEALTH & EDL         240                                    1        08/07/1995    5.950
97710A-VS-0      WISCONSIN ST HEALTH & EDL       7,504                                    1        05/07/1996    6.182
97710N-ET-9      WISCONSIN ST HEALTH & EDL       1,971                                    1PE      02/07/1997    5.679
----------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN                11,276                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES         3,507,089                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political
      Subdivisions - Issuer Obligations      3,507,089                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision
      - United States                        3,507,089                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivision
      Bonds                                  3,507,089                                     XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATION
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------------------
010608-RX-7      ALABAMA ST PUB SCH & COLL     (32,804)                                   1        02/02/2002    2.000
010608-SX-6      ALABAMA ST PUB SCH & COLL       3,142                                    1PE      09/01/2001    5.470
472682-FB-4      JEFFERSON CNTY ALA             24,890                                    1PE      09/01/2001    6.200
472682-KN-2      JEFFERSON CNTY ALA SWR RE        (306)                                   1Z       12/18/2002    4.831
613041-GA-4      MONTGOMERY ALA BMC SPL CA     (12,876)                                   1        09/01/2001    4.685
----------------------------------------------------------------------------------------------------------------------
                 TOTAL ALABAMA                 (17,954)                                    XXX        XXX         XXX
----------------------------------------------------------------------------------------------------------------------
ALASKA
----------------------------------------------------------------------------------------------------------------------
011710-GK-0      ALASKA INDL DEV & EXPT AU      (5,086)                                   1        04/08/1998    5.000
011799-FX-6      ALASKA MUN BD BK RV ALASK         580                                    1        10/10/1997    5.480
----------------------------------------------------------------------------------------------------------------------

                                     E08.12

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------
      1                                  2                         3       Interest         6             7            8
                                                                         ------------



                                                                          4       5
    CUSIP                                                                Rate    How     Maturity                   Option
Identification                       Description                   *      of     Paid      Date      Option Date   Call Price
-----------------------------------------------------------------------------------------------------------------------------
011831-7C-2            ALASKA HFC ST CAP PROJ NCL                        5,000   JD     06/01/2003
011857-EU-9            ALASKA STUDENT LN CORP ST                         5,750   JJ     07/01/2014    07/01/2007     100.000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL ALASKA
-----------------------------------------------------------------------------------------------------------------------------
ARIZONA
-----------------------------------------------------------------------------------------------------------------------------
040649-DM-4            ARIZONA ST TRANSN BRD EXC                         5,750   JJ     07/01/2005
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA
-----------------------------------------------------------------------------------------------------------------------------
ARKANSAS
-----------------------------------------------------------------------------------------------------------------------------
914084-MU-9            UNIVERSITY ARK UNIV REVS                          5,500   JD     12/01/2015    12/01/2012     100.000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL ARKANSAS
-----------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-----------------------------------------------------------------------------------------------------------------------------
13033C-2V-8            CALIFORNIA HSG FIN AGY REV                        4,080   FA     08/01/2023
13066Y-BK-4            CALIFORNIA ST DEPT WTR RE                         5,500   MN     05/01/2005
544712-CQ-3            LOS ANGELES CNTY CAL IF ME                        5,500   JJ     07/01/2009
54473E-DU-5            LOS ANGELES CNTY CAL IF PU                        5,250   MS     09/01/2014
651785-AA-5            NEWPORT BEACH CA REV                              1,000   MTLY   10/01/2022
684212-BM-4            ORANGE CNTY CAL IF ARPT RE                        5,500   JJ     07/01/2018
786005-DB-1            SACRAMENTO CAL IF MUN UTIL ELEC                   5,700   JJ     01/01/2007    01/01/2004     102.000
786005-DM-7            SACRAMENTO CAL IF MUN UTIL ELEC                   5,700   JJ     01/01/2007    01/01/2006     100.000
798153-FA-5            SAN JOSE CAL IF FING AUTH LEASE                   5,250   JD     06/01/2021    06/01/2012     100.000
842475-YM-1            SOUTHERN CAL PUB PWR AUTH                         5,375   JJ     01/01/2011
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA
-----------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-----------------------------------------------------------------------------------------------------------------------------
207755-JE-0            CONNECTICUT ST RES RECOVE                         6,250   MN     11/15/2006
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT
-----------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-----------------------------------------------------------------------------------------------------------------------------
254839-KR-3            DISTRICT COLUMBIA REV                             5,375   A0     04/01/2023
254839-UE-1            DISTRICT COLUMBIA REV                             4,500   MTLY   04/01/2021
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT
       OF COLUMBIA
-----------------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------------
341422-Y6-4            FLORIDA ST BRD ED CAP OUT                         5,000   JD     06/01/2026
341507-MF-5            FLORIDA ST BRD ED LOTTERY                         5,000   JJ     07/01/2017    07/01/2013     100.000
34160W-EJ-9            FLORIDA ST DEPT ENVIRONMENTAL PRESERVATION        5,375   JJ     07/01/2019    07/01/2013     100.000
342815-GD-3            FLORIDA MUN LN COUNCIL REV                        5,250   MN     11/01/2015    11/01/2012     100.000
432337-BT-9            HILLSBOROUGH CNTY FLA SCH DIST                    5,000   AO     10/01/2026
684545-SD-9            ORANGE CNTY FLA TOURIST DEV T                     5,500   AO     10/01/2013
723159-AS-8            PINELLAS CNTY FL CAP IMPT REV                     5,750   JJ     01/01/2009
803408-HP-1            SARASOTA FLA WTR & SWR UT                         6,250   AO     10/01/2005
875128-EV-8            TAMPA BAY WTR FLA UTIL SYS                        5,000   AO     10/01/2022
875288-CV-2            TAMPA FLA UTIL TAX & SPL                          6,000   AO     10/01/2003
875290-SF-6            TAMPA FLA WTR & SWR REV                           4,000   JJ     07/01/2003
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA
-----------------------------------------------------------------------------------------------------------------------------
GEORGIA
-----------------------------------------------------------------------------------------------------------------------------
04780M-BG-3            ATLANTA GA ARPT REV                               5,600   JJ     01/01/2030    01/01/2012     100.000
04780N-BF-3            ATLANTA GA DEV AUTH REV                           5,125   JJ     01/01/2027    01/01/2012     100.000
047870-DF-4            ALTANTA GA WTR & WASTEWATER                       5,000   MN     11/01/2029    05/01/2009     101.000
047870-DJ-6            ALTANTA GA WTR & WASTEWATER                       5,000   MN     11/01/2029
240523-QS-2            DE KALB CNTY GA WTR & SWR                         5,125   AO     10/01/2031
373541-KC-4            GEORGIA MUN ELEC AUTH PWR                         6,500   JJ     01/01/2012
373541-TL-5            GEORGIA MUN ELEC AUTH PWR                         6,500   JJ     01/01/2017
373541-TM-3            GEORGIA MUN ELEC AUTH PWR REV                     6,500   JJ     01/01/2017
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                                   2                             9             10           11             12




                                                                  Book/Adjusted                Rate Used to
    CUSIP                                                           Carrying          Par      Obtain Fair       Fair
Identification                       Description                      Value          Value         Value         Value
------------------------------------------------------------------------------------------------------------------------
011831-7C-2            ALASKA HFC ST CAP PROJ NCL                     404,490        400,000     101.5230        406,092
011857-EU-9            ALASKA STUDENT LN CORP ST                      250,000        250,000     104.1980        260,495
------------------------------------------------------------------------------------------------------------------------
   TOTA0 ALASKA                                                     4,927,552      4,890,000        XXX        5,268,616
------------------------------------------------------------------------------------------------------------------------
ARIZONA
------------------------------------------------------------------------------------------------------------------------
040649-DM-4            ARIZONA ST TRANSN BRD EXC                    1,393,544      1,400,000     110.1780      1,542,492
------------------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA                                                    1,393,544      1,400,000        XXX        1,542,492
------------------------------------------------------------------------------------------------------------------------
ARKANSAS
------------------------------------------------------------------------------------------------------------------------
914084-MU-9            UNIVERSITY ARK UNIV REVS                     3,170,182      2,855,000     113.4380      3,238,655
------------------------------------------------------------------------------------------------------------------------
   TOTAL ARKANSAS                                                   3,170,182      2,855,000        XXX        3,238,655
------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------
13033C-2V-8            CALIFORNIA HSG FIN AGY REV                     400,000        400,000                     400,000
13066Y-BK-4            CALIFORNIA ST DEPT WTR RE                    1,060,080      1,000,000     107.6070      1,076,070
544712-CQ-3            LOS ANGELES CNTY CAL IF ME                   1,981,662      2,000,000     103.9300      2,078,600
54473E-DU-5            LOS ANGELES CNTY CAL IF PU                     962,119      1,000,000     108.7180      1,087,180
651785-AA-5            NEWPORT BEACH CA REV                         1,500,000      1,500,000     100.0000      1,500,000
684212-BM-4            ORANGE CNTY CAL IF ARPT RE                   2,000,000      2,000 000     103.1580      2,063,160
786005-DB-1            SACRAMENTO CAL IF MUN UTIL ELEC                425,000        425,000     106.5200        452,710
786005-DM-7            SACRAMENTO CAL IF MUN UTIL ELEC                 75,000         75,000     105.7900         79,343
798153-FA-5            SAN JOSE CAL IF F ING AUTH LEASE             6,558,176      6,415,000     105.8050      6,787,391
842475-YM-1            SOUTHERN CAL PUB PWR AUTH                    3,142,119      2,900,000     114.0330      3,306,957
------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                                18,104,156     17,715,000        XXX       18,831,411
------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
------------------------------------------------------------------------------------------------------------------------
207755-JE-0            CONNECTICUT ST RES RECOVE                    2,107,401      2,000,000     115.5410      2,310,820
------------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                                                2,107,401      2,000,000        XXX        2,310,820
------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
------------------------------------------------------------------------------------------------------------------------
254839-KR-3            DISTRICT COLUMBIA REV                        1,013,003      1,000,000     102.2580      1,022,580
254839-UE-1            DISTRICT COLUMBIA REV                          200,000        200,000                     200,000
------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                                       1,213,003      1,200,000        XXX        1,222,580
------------------------------------------------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------------------------------------------------
341422-Y6-4            FLORIDA ST BRD ED CAP OUT                    4,891,973      5,000,000     101.6730      5,083,650
341507-MF-5            FLORIDA ST BRD ED LOTTERY                    9,384,770      9,010,000     106.8240      9,624,842
34160W-EJ-9            FLORIDA ST DEPT ENVIRONMENTAL PRESERVATION   6,172,158      6,000,000     109.2250      6,553,500
342815-GD-3            FLORIDA MUN LN COUNCIL REV                   2,736,374      2,560,000     110.2380      2,822,093
432337-BT-9            HILLSBOROUGH CNTY FLA SCH DIST               1,481,515      1,500,000     101.5510      1,523,265
684545-SD-9            ORANGE CNTY FLA TOURIST DEV T                5,516,607      5,000,000     115.7150      5,785,750
723159-AS-8            PINELLAS CNTY FL CAP IMPT REV                5,600,185      5,105,000     114.9390      5,867,636
803408-HP-1            SARASOTA FLA WTR & SWR UT                    1,720,436      1,540,000     112.2480      1,728,619
875128-EV-8            TAMPA BAY WTR FLA UTIL SYS                   4,878,133      5,000,000     102.4850      5,124,250
875288-CV-2            TAMPA FLA UTIL TAX & SPL                       511,553        500,000     103.5810        517,905
875290-SF-6            TAMPA FLA WTR & SWR REV                        823,068        815,000     101.4270        826,630
------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                                   43,716,772     42,030,000        XXX       45,458,140
------------------------------------------------------------------------------------------------------------------------
GEORGIA
------------------------------------------------------------------------------------------------------------------------
04780M-BG-3            ATLANTA GA ARPT REV                          6,163,271      5,975,000     105.5370      6,305,836
04780N-BF-3            ATLANTA GA DEV AUTH REV                      5,023,238      5,000,000     102.4440      5,122,200
047870-DF-4            ALTANTA GA WTR & WASTEWATER                  1,291,861      1,310,000     112.6250      1,475,741
047870-DJ-6            ALTANTA GA WTR & WASTEWATER                  1,162,500      1,190,000     100.7390      1,198,794
240523-QS-2            DE KALB CNTY GA WTR & SWR                    2,988,804      3,000,000     102.0340      3,061,020
373541-KC-4            GEORGIA MUN ELEC AUTH PWR                    1,667,217      1,500,000     118.8200      1,782,300
373541-TL-5            GEORGIA MUN ELEC AUTH PWR                      111,231        100,000     123.4770        123,477
373541-TM-3            GEORGIA MUN ELEC AUTH PWR REV                2,558,302      2,300,000     123.3670      2,837,441
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                                   2                          13                   Interest                16
                                                                              -----------------------------
                                                                                   14                15
                                                                              Amount Due and
                                                                              Accrued Dec. 31,     Gross       Increase
                                                                              of Current Year      Amount     (Decrease)
    CUSIP                                                          Actual     on Bonds not in     Received        by
Identification                       Description                    Cost          Default       During Year   Adjustment
------------------------------------------------------------------------------------------------------------------------
011831-7C-2            ALASKA HFC ST CAP PROJ NCL                   411,532         1,667           20,000      (7,042)
011857-EU-9            ALASKA STUDENT LN CORP ST                    250,000         7,188           14,375
------------------------------------------------------------------------------------------------------------------------
   TOTAL ALASKA                                                   4,953,225        53,958         2,58,500     (11,548)
------------------------------------------------------------------------------------------------------------------------
ARIZONA
------------------------------------------------------------------------------------------------------------------------
040649-DM-4            ARIZONA ST TRANSN BRD EXC                  1,390,338        40,250           80,500       2,329
------------------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA                                                  1,390,338        40,250           80,500       2,329
------------------------------------------------------------------------------------------------------------------------
ARKANSAS
------------------------------------------------------------------------------------------------------------------------
914084-MU-9            UNIVERSITY ARK UNIV REVS                   3,171,620        13,085                       (1,438)
------------------------------------------------------------------------------------------------------------------------
   TOTAL ARKANSAS                                                 3,171,620        13,085                       (1,438)
------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------
13033C-2V-8            CALIFORNIA HSG FIN AGY REV                   400,000         6,800            5,274
13066Y-BK-4            CALIFORNIA ST DEPT WTR RE                  1,063,340         9,167                       (3,260)
544712-CQ-3            LOS ANGELES CNTY CAL IF ME                 1,978,485        55,000          110,000       2,275
54473E-DU-5            LOS ANGELES CNTY CAL IF PU                   959,163        43,750           52,500       2,235
651785-AA-5            NEWPORT BEACH CA REV                       1,500,000         1,250           15,441
684212-BM-4            ORANGE CNTY CAL IF ARPT RE                 2,000,000        55,000          110,000
786005-DB-1            SACRAMENTO CAL IF MUN UTIL ELEC              425,000        12,113           24,225
786005-DM-7            SACRAMENTO CAL IF MUN UTIL ELEC               75,000         2,138            4,275
798153-FA-5            SAN JOSE CAL IF FING AUTH LEASE            6,559,787        56,131                       (1,610)
842475-YM-1            SOUTHERN CAL PUB PWR AUTH                  3,158,332       110,844                      (16,214)
------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                              18,119,107       352,193          321,715     (16,574)
------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
------------------------------------------------------------------------------------------------------------------------
207755-JE-0            CONNECTICUT ST RES RECOVE                  2,139,978        15,972          125,000     (24,735)
------------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                                              2,139,978        15,972          125,000     (24,735)
------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
------------------------------------------------------------------------------------------------------------------------
254839-KR-3            DISTRICT COLUMBIA REV                      1,014,500        13,438           53,750        (353)
------------------------------------------------------------------------------------------------------------------------
254839-UE-1            DISTRICT COLUMBIA REV                        200,000         1,500            2,806
------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                                     1,214,500        14,938           56,556        (353)
------------------------------------------------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------------------------------------------------
341422-Y6-4            FLORIDA ST BRD ED CAP OUT                  4,887,700        20,833          250,000       1,232
341507-MF-5            FLORIDA ST BRD ED LOTTERY                  9,394,817       225,250                      (10,048)
34160W-EJ-9            FLORIDA ST DEPT ENVIRONMENTAL PRESERVATION 6,180,960       161,250          121,833      (8,802)
342815-GD-3            FLORIDA MUN LN COUNCIL REV                 2,742,784        22,400           67,200      (6,410)
432337-BT-9            HILLSBOROUGH CNTY FLA SCH DIST             1,481,055        18,750           56,250         460
684545-SD-9            ORANGE CNTY FLA TOURIST DEV T              5,534,850        68,750          103,889     (18,243)
723159-AS-8            PINELLAS CNTY FL CAP IMPT REV              5,657,974       146,769          146,769     (57,789)
803408-HP-1            SARASOTA FLA WTR & SWR UT                  1,722,921        24,063                       (2,486)
875128-EV-8            TAMPA BAY WTR FLA UTIL SYS                 4,873,550        62,500          250,000       4,562
875288-CV-2            TAMPA FLA UTIL TAX & SPL                     527,821         7,500           30,000     (15,035)
875290-SF-6            TAMPA FLA WTR & SWR REV                      836,540        16,300           13,583     (13,472)
------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                                 43,840,972       774,365        1,039,524    (126,031)
------------------------------------------------------------------------------------------------------------------------
GEORGIA
------------------------------------------------------------------------------------------------------------------------
04780M-BG-3            ATLANTA GA ARPT REV                        6,187,591       167,300          334,600     (16,077)
04780N-BF-3            ATLANTA GA DEV AUTH REV                    5,025,250       128,125          213,542      (1,995)
047870-DF-4            ALTANTA GA WTR & WASTEWATER                1,277,931        10,917           65,500      12,649
047870-DJ-6            ALTANTA GA WTR & WASTEWATER                1,160,869         9,917           59,500         467
240523-QS-2            DE KALB CNTY GA WTR & SWR                  2,988,540        38,438          153,750         264
373541-KC-4            GEORGIA MUN ELEC AUTH PWR                  1,686,176        48,750           97,500     (14,435)
373541-TL-5            GEORGIA MUN ELEC AUTH PWR                    111,919         3,250            6,500        (528)
373541-TM-3            GEORGIA MUN ELEC AUTH PWR REV              2,574,130        74,750          149,500     (12,140)
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                                  2                         17              18            19           20           21
                                                                                Amount of
                                                                              Interest Due
                                                                Increase       and Accrued
                                                               (Decrease)    Dec. 31 Current                            Effective
                                                               by Foreign     Year on Bonds'    NAIC                     Rate
    CUSIP                                                       Exchange     as to Principal   Designa-      Date         of
Identification                       Description               Adjustment      or Interest      tion       Acquired     Interest
--------------------------------------------------------------------------------------------------------------------------------
011831-7C-2            ALASKA HFC ST CAP PROJ NCL                                                 1       04/30/2002     2.275
011857-EU-9            ALASKA STUDENT LN CORP ST                                                  1PE     06/13/1997     5.750
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL ALASKA                                                                                   XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
ARIZONA
--------------------------------------------------------------------------------------------------------------------------------
040649-DM-4            ARIZONA ST TRANSN BRD EXC                                                  1PE     09/01/2001     5.951
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA                                                                                  XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
ARKANSAS
--------------------------------------------------------------------------------------------------------------------------------
914084-MU-9            UNIVERSITY ARK UNIV REVS                                                    1Z     11/18/2002     4.132
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL ARKANSAS                                                                                 XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
13033C-2V-8            CALIFORNIA HSG FIN AGY REV                                                 1       12/01/2001     4.080
13066Y-BK-4            CALIFORNIA ST DEPT WTR RE                                                  1Z      11/07/2002     2.820
544712-CQ-3            LOS ANGELES CNTY CAL IF ME                                                 1       09/01/2001     5.671
54473E-DU-5            LOS ANGELES CNTY CAL IF PU                                                 1       09/01/2001     5.699
651785-AA-5            NEWPORT BEACH CA REV                                                       1       03/28/2002     1.000
684212-BM-4            ORANGE CNTY CAL IF ARPT RE                                                 1       11/05/1997     5.499
786005-DB-1            SACRAMENTO CAL IF MUN UTIL ELEC                                            1       08/17/1994     5.862
786005-DM-7            SACRAMENTO CAL IF MUN UTIL ELEC                                            1       08/17/1994     5.699
798153-FA-5            SAN JOSE CALIF F ING AUTH LEASE                                            1Z      10/24/2002     4.949
842475-YM-1            SOUTHERN CAL PUB PWR AUTH                                                  1       04/15/2002     4.138
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                                                               XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
207755-JE-0            CONNECTICUT ST RES RECOVE                                                  1       09/01/2001     4.716
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL CONNECTICUT                                                                              XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
--------------------------------------------------------------------------------------------------------------------------------
254839-KR -3           DISTRICT COLUMBIA REV                                                      1       02/18/1998     5.270
254839-UE-1            DISTRICT COLUMBIA REV                                                      1       12/01/2001     4.500
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT
       OF COLUMBIA                                                                                XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------------------------
341422-Y6-4            FLORIDA ST BRD ED CAP OUT                                                  1       04/06/2001     5.160
341507-MF-5            FLORIDA ST BRD ED LOTTERY                                                  1       07/11/2002     4.499
34160W-EJ-9            FLORIDA ST DEPT ENVIRONMENTAL PRESERVATION                                 1       03/12/2002     5.020
342815-GD-3            FLORIDA MUN LN COUNCIL REV                                                 1       07/10/2002     4.380
432337-BT-9            HILLSBOROUGH CNTY FLA SCH DIST                                             1       01/16/2002     5.090
684545-SD-9            ORANGE CNTY FLA TOURIST DEV T                                              1       06/04/2002     4.290
723159-AS-8            PINELLAS CNTY FL CAP IMPT REV                                              1       03/08/2002     3.920
803408-HP-1            SARASOTA FLA WTR & SWR UT                                                  1PE     12/17/2002     1.859
875128-EV-8            TAMPA BAY WTR FLA UTIL SYS                                                 1       12/28/2001     5.199
875288-CV-2            TAMPA FLA UTIL TAX & SPL                                                   1       12/01/2001     2.860
875290-SF-6            TAMPA FLA WTR & SWR REV                                                    1       02/08/2002     2.000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                                                                  XXX        XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------------------------------------------------------
04780M-BG-3            ATLANTA GA ARPT REV                                                        1PE     06/12/2001     5.158
04780N-BF-3            ATLANTA GA DEV AUTH REV                                                    1       10/10/2001     5.060
047870-DF-4            ALTANTA GA WTR & WASTEWATER                                                1       04/01/1999     5.396
047870-DJ-6            ALTANTA GA WTR & WASTEWATER                                                1       04/01/1999     5.160
240523-QS-2            DE KALB CNTY GA WTR & SWR                                                  1       02/27/2002     5.150
373541-KC-4            GEORGIA MUN ELEC AUTH PWR                                                  1       09/01/2001     4.950
373541-TL-5            GEORGIA MUN ELEC AUTH PWR                                                  1       09/01/2001     5.350
373541-TM-3            GEORGIA MUN ELEC AUTH PWR REV                                              1PE     09/01/2001     5.350
--------------------------------------------------------------------------------------------------------------------------------

                                     E08.13

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------
      1                                  2                         3       Interest         6             7            8
                                                                         ------------
                                                                          4       5







    CUSIP                                                                Rate    How     Maturity                   Option
Identification                       Description                   *      of     Paid      Date      Option Date   Call Price
-----------------------------------------------------------------------------------------------------------------------------
591745-WT-7            METROPOLITAN ATLANTA RAPI                         5.100   JJ     07/01/2020
74265L-HU-5            PRIVATE COLLEGES & UNIVS                          5.500   MN     11/01/2025
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA
-----------------------------------------------------------------------------------------------------------------------------
HAWAII
-----------------------------------------------------------------------------------------------------------------------------
419795-AN -9           HAWAII ST CTFS PARTN                              4.700   MN     05/01/2011    05/01/2008     101.000
438701-CL -6           HONOLULU HAWAII CITY & CNTY WASTEWTR              5.125   JJ     07/01/2031
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII
-----------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------
167484-JR-6            CHICAGO ILL                                       5.125   JJ     01/01/2028    01/01/2009     102.000
167484-MN-1            CHICAGO ILL                                       5.250   JJ     01/01/2014
167562-EU-7            CHICAGO ILL MIDWAY ARPT R                         6.250   JJ     01/01/2010    01/01/2004     102.000
167562-FE-2            CHICAGO ILL MIDWAY ARPT R                         6.250   JJ     01/01/2010
167592-NZ-3            CHICAGO ILL 0 HARE INTL A                         5.500   JJ     01/01/2016    01/01/2007     102.000
167592-WL-4            CHICAGO ILL 0 HARE INTL ARPT                      5.375   JJ     01/01/2032    01/01/2012     100.000
16768P-AA-0            CHICAGO ILL SKYWAY TOLL B                         6.750   JJ     01/01/2014    01/01/2004     102.000
167736-MU-8            CHICAGO ILL WTR REV                               5.750   MN     11/01/2005
213183-L8-7            COOK CNTY ILL                                     5.125   MN     11/15/2012
451888-CE-9            ILLINOIS DEV FIN AUTH POL                         5.700   FA     08/15/2026
452001-WX-4            ILLINOIS EDL FACS AUTH RE                         5.250   MN     11/01/2032
45200K-KX-5            ILLINOIS HEALTH FACS AUTH                         6.950   MN     11/15/2013    11/15/2003     112.000
45200K-Z3-5            ILLINOIS HEALTH FACS AUTH                         1.400   MTLY   09/16/2024
45200L-7S-9            ILLINOIS HEALTH FACS AUTH                         5.375   JJ     07/01/2017    07/01/2007     101.000
45200L-8L-3            ILLINOIS HEALTH FACS AUTH                         5.375   JJ     07/01/2017
45200L-G4-2            ILLINOIS HEALTH FACS AUTH                         1.000   MTLY   01/01/2028
452245-AV-5            ILLINOIS ST TL HWY HIGHWA                         6.200   JJ     01/01/2016    01/01/2003     102.000
452245-AX-1            ILLINOIS ST TL HWY HIGHWA                         6.375   JJ     01/01/2015    01/01/2003     102.000
914353-GR-2            UNIVERSITY ILL UNIV REVS                          5.800   A0     10/01/2018    10/01/2007     102.000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------
INDIANA
-----------------------------------------------------------------------------------------------------------------------------
153574-AW-8            CENTRAL HIGH SCH BLDG COR                         5.500   FA     08/10/2008
454623-RL-5            INDIANA BD BK REV                                 5.500   FA     02/01/2023
454797-WZ-0            INDIANA HEALTH FAC FING A                         5.500   FA     02/15/2016    02/15/2007     102.000
454912-AB-2            INDIANA ST DEV FIN AU ENV                         5.750   FA     02/15/2028    02/15/2003     102.000
455063-GX-9            INDIANA ST OFFC BLDG COMN                         5.250   JJ     07/01/2015    07/01/2003     102.000
455141-EW-7            INDIANA TRANSN FIN AUTH H                         6.000   JD     12/01/2005
455141-EX-5            INDIANA TRANSN FIN AUTH H                         6.000   JD     12/01/2006
610598-DD-3            MONROE CNTY IND HOSP AUTH                         5.200   MN     05/01/2012
88786H-BH-9            TIPPECANOE CNTY IND SCH B                         5.950   JJ     07/15/2012    01/15/2004     102.000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA
-----------------------------------------------------------------------------------------------------------------------------
KANSAS
-----------------------------------------------------------------------------------------------------------------------------
485424-GU-3            KANSAS ST DEPT TRANSN HWY                         5.750   MS     09/01/2012    09/01/2010     100.000
485424-GZ-2            KANSAS ST DEPT TRANSN HWY                         1.000   MTLY   09/01/2020
98267L-AR-6            WYANDOTTE CNTY/KANS CITY                                  NONE   12/01/2014
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL KANSAS
-----------------------------------------------------------------------------------------------------------------------------
KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
491189-AS-5            KENTUCKY ASSET / LIABILIT                         4.000   MS     03/01/2003
491513-Z9-1            KENTUCKY ST PPTY & BLDGS                          5.750   FA     02/01/2004
491513-ZL-4            KENTUCKY ST PPTY & BLDGS                          6.250   MS     09/01/2007
491552-LM-5            KENTUCKY ST TPK AUTH ECONOMIC DEV                 5.500   JJ     07/01/2009    07/01/2005     102.000
491552-LN-3            KENTUCKY ST TPK AUTH ECONOMIC DEV                 5.625   JJ     07/01/2010    07/01/2005     102.000
491552-LT-O            KENTUCKY ST TPK AUTH ECONOMIC DEV                 5.500   JJ     07/01/2009
491552-LU-7            KENTUCKY ST TPK AUTH ECONOMIC DEV                 5.625   JJ     07/01/2010
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
MARYLAND
-----------------------------------------------------------------------------------------------------------------------------
059132-U8-1            BALTIMORE CNTY MD                                 5.250   MS     09/01/2012
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      1                                  2                           9              10           11            12






                                                               Book/Adjusted                Rate Used to
    CUSIP                                                        Carrying          Par      Obtain Fair       Fair
Identification                       Description                   Value          Value         Value         Value
---------------------------------------------------------------------------------------------------------------------
591745-WT-7            METROPOLITAN ATLANTA RAPI                4,723,355       5,000,000    104.1900       5,209,500
74265L-HU-5            PRIVATE COLLEGES & UNIVS                 4,836,010       5,000,000    105.8580       5,292,900
---------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                               30,525,789      30,375,000      XXX         32,409,209
---------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------
419795-AN-9            HAWAII ST CTFS PARTN                     2,977,595       2,980,000    106.0330       3,159 783
438701-CL-6            HONOLULU HAWAII CITY & CNTY WASTEWTR     1,924,146       2,000,000    101.5000       2,030,000
---------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                                 4,901,741       4,980,000      XXX          5,189,783
---------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------
167484-JR-6            CHICAGO ILL                              3,879,658       3,850,000    101.5450       3,909,483
167484-MN-1            CHICAGO ILL                              3,373,148       3,255,000    112.9910       3,677,857
167562-EU-7            CHICAGO ILL MIDWAY ARPT R                  969,454         965,000    106.7090       1,029,742
167562-FE-2            CHICAGO ILL MIDWAY ARPT R                  325,779         335,000    104.7250         350,829
167592-NZ-3            CHICAGO ILL O HARE INTL A                1,771,443       1,740,000    105.0180       1,827,313
167592-WL-4            CHICAGO ILL OHARE INTL ARPT                758,422         750,000    102.0300         765,225
16768P-AA-0            CHICAGO ILL SKYWAY TOLL B                1,060,708       1,000,000    107.4870       1,074,870
167736-MU-8            CHICAGO ILL WTR REV                      2,183,483       2,125,000    110.8900       2,356,413
213183-L8-7            COOK CNTY ILL                            4,104,203       4,000,000    109.4650       4,378,600
451888-CE-9            ILLINOIS DEV FIN AUTH POL                1,012,414       1,000,000    101.7480       1,017,480
452001-WX-4            ILLINOIS EDL FACS AUTH RE                5,218,781       5,000,000    111.9900       5,559,500
45200K-KX-5            ILLINOIS HEALTH FACS AUTH                4,646,793       4,000,000    116.3270       4,653,080
45200K-Z3-5            ILLINOIS HEALTH FACS AUTH                  300,000         300,000                     300,000
45200L-7S-9            ILLINOIS HEALTH FACS AUTH                  226,431         230,000    114.5840         263,543
45200L-8L-3            ILLINOIS HEALTH FACS AUTH                  749,440         770,000    105.7580         814,337
45200L-G4-2            ILLINOIS HEALTH FACS AUTH                   40,000          40,000    100.0000          40,000
452245-AV-5            ILLINOIS ST TL HWY HIGHWA                2,040,000       2,000,000                   2,040,000
452245-AX-1            ILLINOIS ST TL HWY HIGHWA                  510,000         500,000    102.0000         510,000
914353-GR-2            UNIVERSITY ILL UNIV REVS                   997,940       1,000,000    110.1360       1,101,360
---------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                              34,168,097      32,860,000      XXX         35,709,632
---------------------------------------------------------------------------------------------------------------------
INDIANA
---------------------------------------------------------------------------------------------------------------------
153574-AW-8            CENTRAL HIGH SCH BLDG COR                3,839,260       3,740,000    113.4270       4,242,170
454623-RL-5            INDIANA BD BK REV                        9,813,643      10,000,000    100.9740      10,097,400
5-454797-WZ-0          INDIANA HEALTH FAC FING A                1,007,114       1,000,000    102.8260       1,028,260
454912-AB-2            INDIANA ST DEV FIN AU ENV                1,091,921       1,070,000    102.2140       1,093,690
455063-GX-9            INDIANA ST OFFC BLDG COMN                  739,591         730,000    103.4800         755,404
455141-EW-7            INDIANA TRANSN FIN AUTH H                3,212,204       3,120,000    111.8410       3,489,439
455141-EX-5            INDIANA TRANSN FIN AUTH H                1,356,065       1,310,000    114.2480       1,496,649
610598-DD-3            MONROE CNTY IND HOSP AUTH                  996,344       1,000,000    107.0330       1,070,330
88786H-BH-9            TIPPECANOE CNTY IND SCH B                  513,987         500,000    106.8570         543,285
---------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                               22,570,129      22,470,000       XXX        23,807,627
---------------------------------------------------------------------------------------------------------------------
KANSAS
---------------------------------------------------------------------------------------------------------------------
485424-GU-3            KANSAS ST DEPT TRANSN HWY                6,131,732       5,450,000    114.7920       6,256,164
485424-GZ-2            KANSAS ST DEPT TRANSN HWY                1,100,000       1,100,000    100.0000       1,100,000
98267L-AR-6            WYANDOTTE CNTY/KANS CITY                 2,220,588       4,000,000     59.3050       2,372,200
---------------------------------------------------------------------------------------------------------------------
   TOTAL KANSAS                                                 9,452,320      10,550,000       XXX         9,728,364
---------------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------------
491189-AS-5            KENTUCKY ASSET / LIABILIT                  390,801         390,000    100.4260         391,661
491513-Z9-1            KENTUCKY ST PPTY & BLDGS                 1,033,202       1,000,000    104.8770       1,048,770
491513-ZL-4            KENTUCKY ST PPTY & BLDGS                 4,516,894       4,255,000    116.7250       4,966,649
491552-LM-5            KENTUCKY ST TPK AUTH ECONOMIC DEV        1,238,134       1,230,000    111.4950       1,371,389
491552-LN-3            KENTUCKY ST TPK AUTH ECONOMIC DEV        1,231,099       1,220,000    111.8000       1,363,960
491552-LT-0            KENTUCKY ST TPK AUTH ECONOMIC DEV          409,438         415,000    108.5730         450,578
491552-LU-7            KENTUCKY ST TPK AUTH ECONOMIC DEV          411,035         415,000    110.4140         458,218
---------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                               9,230,603       8,925,000       XXX        10,051,225
---------------------------------------------------------------------------------------------------------------------
MARYLAND
---------------------------------------------------------------------------------------------------------------------
059132-U8-1            BALTIMORE CNTY MD                        9,953,744       8,780,000    113.8910       9,999,630
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                                  2                       13                 Interest                     16
                                                                           -----------------------------
                                                                                  14                15


                                                                            Amount Due and
                                                                            Accrued Dec. 31        Gross      Increase
                                                                            of Current Year       Amount     (Decrease)
    CUSIP                                                      Actual       on Bonds not in      Received        by
Identification                       Description                Cost            Default        During Year   Adjustment
-----------------------------------------------------------------------------------------------------------------------
591745-WT-7            METROPOLITAN ATLANTA RAPI                4,704,050      127,500            255,000        9,126
74265L-HU-5            PRIVATE COLLEGES & UNIVS                 4,825,300       92,431            275,000        3,408
-----------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                               30,541,756      701,378          1,610,392      (19,261)
-----------------------------------------------------------------------------------------------------------------------
HAWAII
-----------------------------------------------------------------------------------------------------------------------
419795-AN-9            HAWAII ST CTFS PARTN                     2,957,739       23,343            140,060        5,171
438701-CL-6            HONOLULU HAWAII CITY & CNTY WASTEWTR     1,922,500       51,250             98,514        1,106
-----------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                                 4,880,239       74,593            238,574        6,277
-----------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------
167484-JR-6            CHICAGO ILL                              3,855,044       98,656            197,313        6,553
167484-MN-1            CHICAGO ILL                              3,383,479       85,444            170,888       (7,980)
167562-EU-7            CHICAGO ILL MIDWAY ARPT R                  930,047       30,156             60,313       13,763
167562-FE-2            CHICAGO ILL MIDWAY ARPT R                  322,866       10,469             20,938        1,001
167592-NZ-3            CHICAGO ILL O HARE INTL A                1,768,118       47,850             95,700          732
167592-WL-4            CHICAGO ILL 0HARE INTL ARPT                758,603       20,156                            (181)
16768P-AA-0            CHICAGO ILL SKYWAY TOLL B                1,106,220       33,750             67,500      (39,690)
167736-MU-8            CHICAGO ILL WTR REV                      2,208,329       20,365            122,188      (18,880)
213183-L8-7            COOK CNTY ILL                            4,114,618       26,194            205,000       (8,088)
451888-CE-9            ILLINOIS DEV FIN AUTH POL                1,013,450       21,533             57,000         (248)
452001-WX-4            ILLINOIS EDL FACS AUTH RE                5,224,150       43,750            262,500       (3,153)
45200K-KX-5            ILLINOIS HEALTH FACS AUTH                4,660,000       35,522                         (13,207)
45200K-Z3-5            ILLINOIS HEALTH FACS AUTH                  300,000          184                436
45200L-7S-9            ILLINOIS HEALTH FACS AUTH                  223,013        6,181             12,363        1,106
45200L-8L-3            ILLINOIS HEALTH FACS AUTH                  746,607       20,694             41,388          896
45200L-G4-2            ILLINOIS HEALTH FACS AUTH                   40,000           33                446
452245-AV-5            ILLINOIS ST TL HWY HIGHWA                2,092,600       62,000            124,000      (10,650)
452245-AX-1            ILLINOIS ST TL HWY HIGHWA                  536,850       15,938             31,875       (5,647)
914353-GR-2            UNIVERSITY ILL UNIV REVS                   978,750       14,500             58,000        3,883
-----------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                              34,262,744      593,375          1,527,848      (79,790)
-----------------------------------------------------------------------------------------------------------------------
INDIANA
-----------------------------------------------------------------------------------------------------------------------
153574-AW-8            CENTRAL HIGH SCH BLDG COR                3,859,059       85,708            205,700      (15,060)
454623-RL-5            INDIANA BD BK REV                        9,807,000      208,333            356,944        6,473
454797-WZ-0            INDIANA HEALTH FAC FING A                  994,250       20,778             55,000        2,699
454912-AB-2            INDIANA ST DEV FIN AU ENV                1,108,841       23,243             61,525       (4,186)
455063-GX-9            INDIANA ST OFFC BLDG COMN                  693,150       19,163             38,325        9,547
455141-EW-7            INDIANA TRANSN FIN AUTH H                3,249,960       15,600            187,200      (28,741)
455141-EX-5            INDIANA TRANSN FIN AUTH H                1,369,711        6,550             78,600      (10,404)
610598-DD-3            MONROE CNTY IND HOSP AUTH                  994,830        8,667             52,000          297
88786H-BH-9            TIPPECANOE CNTY IND SCH B                  531,970       13,718             29,750       (3,783)
-----------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                               22,608,771      401,760          1,065,044      (43,158)
-----------------------------------------------------------------------------------------------------------------------
KANSAS
-----------------------------------------------------------------------------------------------------------------------
485424-GU-3            KANSAS ST DEPT TRANSN HWY                6,169,400      104,458            156,688      (37,668)
485424-GZ-2            KANSAS ST DEPT TRANSN HWY                1,100,000        1,833             12,060
98267L-AR-6            WYANDOTTE CNTY/KANS CITY                 1,830,800                                      107,003
-----------------------------------------------------------------------------------------------------------------------
   TOTAL KANSAS                                                 9,100,200      106,291            168,748       69,335
-----------------------------------------------------------------------------------------------------------------------
KENTUCKY
-----------------------------------------------------------------------------------------------------------------------
491189-AS-5            KENTUCKY ASSET / LIABILIT                  396,145        5,200             15,600       (4,748)
491513-Z9-1            KENTUCKY ST PPTY & BLDGS                 1,066,360       23,958             57,500      (29,831)
491513-ZL-4            KENTUCKY ST PPTY & BLDGS                 4,581,829       88,646            265,938      (49,034)
491552-LM-5            KENTUCKY ST TPK AUTH ECONOMIC DEV        1,230,183       33,825             67,650        5,938
491552-LN-3            KENTUCKY ST TPK AUTH ECONOMIC DEV        1,218,950       34,313             68,625        4,794
491552-LT-0            KENTUCKY ST TPK AUTH ECONOMIC DEV          480,493       11,413             22,825          688
491552-LU-7            KENTUCKY ST TPK AUTH ECONOMIC DEV          410,155       11,672             23,344          411
-----------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                               9,312,115      209,027            521,482      (71,782)
-----------------------------------------------------------------------------------------------------------------------
MARYLAND
-----------------------------------------------------------------------------------------------------------------------
059132-U8-1            BALTIMORE CNTY MD                        9,986,723      149,809                         (32,979)
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                                  2                          17             18             19          20          21




                                                                               Amount of
                                                                              Interest Due
                                                                              and Accured
                                                                Increase     Dec 31 Current
                                                               (Decrease)     Year, on Bonds                           Effective
                                                               by Foreign      in Default       NAIC                     Rate
    CUSIP                                                       Exchange     as to Principal   Designa-      Date         of
Identification                       Description               Adjustment      or Interest      tion       Acquired     Interest
--------------------------------------------------------------------------------------------------------------------------------
591745-WT-7            METROPOLITAN ATLANTA RAP I                                                 1PE     11/07/2000     5.600
74265L-HU-5            PRIVATE COLLEGES & UNIVS-                                                  1PE     09/17/1999     5.760
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL GEORGIA                                                                                  XXX         XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
HAWAII
--------------------------------------------------------------------------------------------------------------------------------
419795-AN-9            HAWAII ST CTFS PARTN                                                         1     11/12/1998     4.884
438701-CL-6            HONOLULU HAWAII CITY & CNTY WASTEWTR                                       1PE     07/13/2001     5.387
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL HAWAII                                                                                   XXX         XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------------------------------
167484-JR-6            CHICAGO ILL                                                                1PE     12/11/1998     5.261
167484-MN-1            CHICAGO ILL                                                                1PE     09/01/2001     4.821
167562-EU-7            CHICAGO ILL MIDWAY ARPT R                                                    1     11/30/1999     7.724
167562-FE-2            CHICAGO ILL MIDWAY ARPT R                                                    1     11/30/1999     6.750
167592-NZ-3            CHICAGO ILL 0 HARE INTL A                                                  1PE     03/19/1998     5.445
167592-WL-4            CHICAGO ILL 0HARE INTL ARPT                                                  1     09/03/2002     5.217
16768P-AA-0            CHICAGO ILL SKYWAY TOLL B                                                    1     11/02/2001     2.550
167736-MU-8            CHICAGO ILL WTR REV                                                          1     09/01/2001     4.701
213183-L8-7            COOK CNTY ILL                                                              1PE     09/01/2001     4.791
451888-CE-9            ILLINOIS DEV FIN AUTH POL                                                    1     11/24/1997     5.605
452001 WX-4            ILLINOIS EDL FACS AUTH RE                                                    1     02/15/2001     4.967
45200K-KX-5            ILLINOIS HEALTH FACS AUTH                                                   1Z     12/03/2002     1.879
45200K-Z3-5            ILLINOIS HEALTH FACS AUTH                                                   1Z     11/18/2002     1.400
45200L-7S-9            ILLINOIS HEALTH FACS AUTH                                                  1PE     09/21/1999     5.970
45200L-8L-3            ILLINOIS HEALTH FACS AUTH                                                  1PE     09/21/1999     5.647
45200L-G4-2            ILLINOIS HEALTH FACS AUTH                                                    1     03/27/2002     1.000
452Z45-AV-5            ILLINOIS ST TL HWY HIGHWA                                                  1PE     05/22/1997     5.789
452245-AX-1            ILLINOIS ST TL HWY HIGHWA                                                    1     09/11/1997     5.698
914353-GR-2            UNIVERSITY ILL UNIV REVS                                                   1PE     04/24/1997     6.219
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                                                                 XXX        XXX           XXX
--------------------------------------------------------------------------------------------------------------------------------
INDIANA
--------------------------------------------------------------------------------------------------------------------------------
153574-AW-8            CENTRAL HIGH SCH BLDG COR                                                    1     09/01/2001     4.950
454623-RL-5            INDIANA BD BK REV                                                            1     10/29/2001     5.150
454797-WZ-0            INDIANA HEALTH FAC FING A                                                  1PE     08/13/1997     5.741
454912-AB-2            INDIANA ST DEV FIN AU ENV                                                    1     08/02/1998     5.236
455063-GX-9            INDIANA ST OFFC BLDG COMN                                                  1PE     05/20/1997     6.536
455141-EW-7            INDIANA TRANSN FIN AUTH H                                                    1     09/01/2001     4.900
455141-EX-5            INDIANA TRANSN FIN AUTH H                                                  1PE     09/01/2001     5.000
610598-DD-3            MONROE CNTY IND HOSP AUTH                                                    1     07/25/1997     5.250
88786H-BH-9            TIPPECANOE CNTY IND SCH B                                                    1     09/16/1997     5.024
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                                                                  XXX         XXX         XXX
--------------------------------------------------------------------------------------------------------------------------------
KANSAS
--------------------------------------------------------------------------------------------------------------------------------
485424-GU-3            KANSAS ST DEPT TRANSN HWY                                                    1     06/26/2002     3.850
485424-GZ-2            KANSAS ST DEPT TRANSN HWY                                                    1     03/27/2002     1.000
98267L-AR-6            WYANDOTTE CNTY/KANS CITY                                                     1     02/01/1999     5.000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL KANSAS                                                                                   XXX         XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
--------------------------------------------------------------------------------------------------------------------------------
491189-AS-5            KENTUCKY ASSET / LIABILIT                                                    1     12/01/2001     2.751
491513-Z9-1            KENTUCKY ST PPTY & BLDGS                                                     1     11/15/2001     2.620
491513-ZL-4            KENTUCKY ST PPTY & BLDGS                                                   1PE     09/01/2001     4.763
491552-LM-5            KENTUCKY ST TPK AUTH ECONOMIC DEV                                            1     09/01/2001     5.965
491552-LN-3            KENTUCKY ST TPK AUTH ECONOMIC DEV                                            1     09/01/2001     5.982
491552-LT-0            KENTUCKY ST TPK AUTH ECONOMIC DEV                                          1PE     09/01/2001     5.750
491552-LU-7            KENTUCKY ST TPK AUTH ECONOMIC DEV                                            1     09/01/2001     5.784
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                                                                 XXX         XXX          XXX
--------------------------------------------------------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------------------------------------------------------
059132-U8-1            BALTIMORE CNTY MD                                                            1     08/16/2002     3.600
--------------------------------------------------------------------------------------------------------------------------------


                                     E08.14

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
      1                         2               3     Interest       6             7           8            9            10
                                                    -----------
                                                      4      5






                                                                                                      Book/Adjusted
     CUSIP                                          Rate   How    Maturity                  Option      Carrying         Par
Identification            Description           *    of    Paid     Date     Option Date  Call Price      Value         Value
-------------------------------------------------------------------------------------------------------------------------------
574298-BQ-7   MARYLAND ST TRANS AUTH                5.250  MS    03/01/2027                             6,220,290     6,250,000
83786D-EM-5   SOUTH FORK MUN AUTH PA HO             1.000  MTLY  07/01/2028                             1,100,000     1,100,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MARYLAND                                                                           17,274,034    16,130,000
----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
575577-AV-3   MASSACHUSETTS BAY TRANSN              5.250   JJ   07/01/2030                             3 772 666     4,000,000
57563R-CH-0   MASSACHUSETTS EDL FING AU             4.450   JJ   07/01/2008                             4,175,000     4,175,000
575765-MT-6   MASSACHUSETTS MUN WHSL EL             5.100   JJ   07/01/2008                             3,512,154     3,500,000
57583P-AV-1   MASSACHUSETTS ST FED HWY              5.500   JD   06/15/2014                             4,008,377     4,000,000
57585J-4B-4   MASSACHUSETTS ST HEALTH &             4.300   JJ   07/01/2003                             1,592,666     1,575,000
57585K-PG-7   MASSACHUSETTS ST HLTH & E             5.500  MTLY  06/01/2035                             1,399,989     1,400,000
57585K-PJ-1   MASSACHUSETTS ST HLTH & EDL           3.000  MTLY  10/01/2035                             1,150,000     1,150,000
575895-XF-9   MASSACHUSETTS ST PORT AUT             5.300   JJ   07/01/2016                               578,244       595,000
575895-XJ-1   MASSACHUSETTS ST PORT AUT             5.375   JJ   07/01/2027   07/01/2007    101.000     4,548,082     4,500,000
576049-JJ-0   MASSACHUSETTS ST WTR RES              5.250   JD   12/01/2015                             3,158,387     3,000,000
57604P-EZ-3   MASSACHUSETTS ST WTR POLLUTN          5.500   FA   08/01/2030   08/01/2011    100.000     3,053,350     3,000,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                                                                      30,948,915    30,895,000
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
-------------------------------------------------------------------------------------------------------------------------------
160879-FK-3   CHARLOTTE MICH PUB SCH DI             5.250   MN   05/01/2025                             2,923,040     3,000,000
594520-GB-8   MICHIGAN HIGHER ED STUDEN             5.400   JD   06/01/2006                               415,000       415,000
594520-GD-4   MICHIGAN HIGHER ED STUDEN             5.500   JD   06/01/2008                               180,000       180,000
594520-GG-7   MICHIGAN HIGHER ED STUDEN             5.750   JD   06/01/2013                             1,000,000     1,000,000
594613-7G-0   MICHIGAN ST BLDG AUTH REV             5.300   AO   10/01/2012                             1,518,726     1,545,000
594614-SN-0   MICHIGAN ST BLDG AUTH REV             5.375   AO   10/15/2019   10/15/2012    100.000     5,265,981     5,000,000
59465E-2D-4   MICHIGAN ST HOSP FIN AUTH             5.500   FA   08/15/2020   08/15/2007    101.000       251,533       250,000
59465E-2H-5   MICHIGAN ST HOSP FIN AUTH             5.500   FA   08/15/2020   08/15/2009    100.000       340,573       340,000
59465E-T8-6   MICHIGAN ST HOSP FIN AUH              5.500   FA   08/15/2020   08/15/2007    101.000        35,215        35,000
594695-H2-7   MICHIGAN ST TRUNK LIND                5.250   AO   10/01/2016   10/01/2012    100.000     1,083,257     1,000,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                                                                           13,013,325    12,765,000
-------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI
-------------------------------------------------------------------------------------------------------------------------------
402702-BV-5   GULFPORT MISS SCH DIS   T             5.125   AO   04/01/2010   04/01/2003    100.000       344,821       345,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL MISSISSIPPI                                                                           344,821       345,000
-------------------------------------------------------------------------------------------------------------------------------
MISSOURI
-------------------------------------------------------------------------------------------------------------------------------
606072-EU-6   MISSOURI HIGHER ED LN AUT             4.700   FA   02/15/2009   02/15/2008    100.000     1,000,000     1,000,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL MISSOURI                                                                            1,000,000     1,000,000
-------------------------------------------------------------------------------------------------------------------------------
MONTANA
-------------------------------------------------------------------------------------------------------------------------------
61213E-FP-4   MONTANA ST HEALTH FAC AUTH            4.625  MTLY  02/15/2017                             1,100,000     1,100,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL MONTANA                                                                             1,100,000     1,100,000
-------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------------------------------------
63967C-KW-1   NEBRASKA INVT FIN AUTH SI             2.000  MTLY  09/01/2026                               550,000       550,000
681793-B8-7   OMAHA PUB PWR DIST NEB EL             5.300   FA   02/01/2007                               508,639       500,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEBRASKA                                                                            1,058,639     1,050,000
-------------------------------------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------------------------------------
181004-CK-6   CLARK CNTY NEV INDL DEV REV           1.500  MTLY  06/01/2020                             1,500,000     1,500,000
897825-BJ-3   TRUCKEE MEADOWS NEV WTR AUTH          5.000   JJ   07/01/2025                             4,861,799     5,000,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEVADA                                                                              6,361,799     6,500,000
-------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------------------
64605E-RE-6   NEW JERSEY ST EDL FACS AU             5.100   JD   12/01/2009                             3,240,158     3,255,000
646133-CC-0   NEW JERSEY TRAN                       6.125   MS   09/15/2015   09/15/2009    100.000     5,222,167     5,000,000
646135-PA-5   NEW JERSEY ST TRANSN TR F             5.000   JD   06/15/2012   06/15/2009    100.000     5,161,313     5,000,000
646135-XV-0   NEW JERSEY ST TRANSN TR FD            5.500   JD   06/15/2011   06/15/2005    102.000       950,988       930,000
646135-YJ-6   NEW JERSEY ST TRANSN TR FD            5.500   JD   06/15/2011   06/15/2007    100.000     3,128,106     3,070,000
660040-AM-8   NORTH HUDSON SEW AUTH N J             5.250   FA   08/01/2009                             2,967,448     3,000,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                                                                         20,670,180    20,255,000
-------------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      1                         2                 11         12          13               Interest              16          17
                                                                                 -------------------------
                                                                                      14           15
                                                                                  Amount Due
                                                                                 and Accrued
                                                 Rate                             Dec. 31 of                             Increase
                                                Used to                          Current Year     Gross      Increase   (Decrease)
                                                Obtain                             on Bonds       Amount    (Decrease)  by Foreign
     CUSIP                                       Fair       Fair       Actual       not in       Received      by        Exchange
Identification            Description            Value      Value       Cost       Default     During Year  Adjustment  Adjustment
----------------------------------------------------------------------------------------------------------------------------------
574298-BQ-7   MARYLAND ST TRANS AUTH           102.1810   6,386,313   6,219,750     109,375       191,406        540
83786D-EM-5   SOUTH FORK MUN AUTH PA HO        100.0000   1,100,000   1,100,000         917        12,005
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MARYLAND                      XXX    17,485,943  17,306,473     260,101       203,411    (32,439)
----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
575577-AV-3   MASSACHUSETTS BAY TRANSN         103.0600   4,122,400   3,764,640     105,000       210,000      3,746
57563R-CH-0   MASSACHUSETTS EDL FING AU        104.5560   4,365,213   4,175,000      92,894       185,788
575765-MT-6   MASSACHUSETTS MUN WHSL EL        112.8690   3,950,415   3,514,387      89,250       178,500     (1,875)
57583P-AV-1   MASSACHUSETTS ST FED HWY         111.2750   4,451,000   4,009,640       9,778       220,000       (514)
57585J-4B-4   MASSACHUSETTS ST HEALTH &        101.2090   1,594,042   1,611,384      33,863        33,863    (18,718)
57585K-PG-7   MASSACHUSETTS ST HLTH & E        100.0000   1,400,000   1,399,989       9,495        22,621
57585K-PJ-1   MASSACHUSETTS ST HLTH & EDL                 1,150,000   1,150,000         375        16,022
575895-XF-9   MASSACHUSETTS ST PORT AUT        102.8930     612,213     574,324      15,768        31,535        857
575895-XJ-1   MASSACHUSETTS ST PORT AUT        100.4840   4,521,780   4,566,545     120,938       241,875     (5,170)
576049-JJ-0   MASSACHUSETTS ST WTR RES         112.6980   3,380,940   3,169,736      13,125       157,500     (8,745)
57604P-EZ-3   MASSACHUSETTS ST WTR POLLUTN     106.0410   3,181,230   3,060,240      68,750       165,000     (4,813)
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                 XXX    32,729,233  30,995,885     559,236     1,462,704    (35,232)
----------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
----------------------------------------------------------------------------------------------------------------------------------
160879-FK-3   CHARLOTTE MICH PUB SCH DI        102.9550   3,088,650   2,920,510      26,250       157,500      1,735
594520-GB-8   MICHIGAN HIGHER ED STUDEN        109.4320     454,143     415,000       1,868        22,410
594520-GD-4   MICHIGAN HIGHER ED STUDEN        109.4550     197,019     180,000         825         9,900
594520-GG-7   MICHIGAN HIGHER ED STUDEN        105.3570   1,053,570   1,000,000       4,792        57,500
594613-7G-0   MICHIGAN ST BLDG AUTH REV        104.6560   1,616,935   1,516,018      20,471        81,885      1,987
594614-SN-0   MICHIGAN ST BLDG AUTH REV        108.5400   5,427,000   5,267,600      19,410                   (1,619)
59465E-2D-4   MICHIGAN ST HOSP FIN AUTH        114.3460     285,865     250,625       5,194        13,750      1,060
59465E-2H-5   MICHIGAN ST HOSP FIN AUTH        103.7100     352,614     340,850       7,064        18,700        (70)
59465E-T8-6   MICHIGAN ST HOSP FIN AUH         114.3460      40,021      35,088         727         1,925         25
594695-H2-7   MICHIGAN ST TRUNK LIND           109.4120   1,094,120   1,085,590      17,792                   (2,333)
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                      XXX    13,609,937  13,011,281     104,393       363,570        785
----------------------------------------------------------------------------------------------------------------------------------
MISSISSIPPI
----------------------------------------------------------------------------------------------------------------------------------
402702-BV-5   GULFPORT MISS SCH DIST           100.9850     348,398     340,760       4,420        17,681        697
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MISSISSIPPI                   XXX       348,398     340,760       4,420        17,681        697
----------------------------------------------------------------------------------------------------------------------------------
MISSOURI
----------------------------------------------------------------------------------------------------------------------------------
606072-EU-6   MISSOURI HIGHER ED LN AUT        105.3400   1,053,400   1,000,000      17,756        47,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MISSOURI                      XXX     1,053,400   1,000,000      17,756        47,000
----------------------------------------------------------------------------------------------------------------------------------
MONTANA
----------------------------------------------------------------------------------------------------------------------------------
61213E-FP-4   MONTANA ST HEALTH FAC AUTH                  1,100,000   1,100,000       3,200        16,917
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MONTANA                       XXX     1,100,000   1,100,000       3,200        16,917
----------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
----------------------------------------------------------------------------------------------------------------------------------
63967C-KW-1   NEBRASKA INVT FIN AUTH SI        100.0000     550,000     550,000       1,833         7,658
681793-B8-7   OMAHA PUB PWR DIST NEB EL        111.5470     557,735     510,619      11,042        26,500     (1,855)
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEBRASKA                      XXX     1,107,735   1,060,619      12,875        34,158     (1,855)
----------------------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------------------
181004-CK-6   CLARK CNTY NEV INDL DEV REV                 1,500,000   1,500,000       2,131         3,004
897825-BJ-3   TRUCKEE MEADOWS NEV WTR AUTH     101.0460   5,052,300   4,858,141     125,000       270,833      3,177
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEVADA                        XXX     6,552,300   6,358,141     127,131       273,837      3,177
----------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------------
64605E-RE-6   NEW JERSEY ST EDL FACS AU        106.9990   3,482,817   3,237,589      13,834       166,005      1,741
646133-CC-0   NEW JERSEY TRAN                  119.6850   5,984,250   5,257,655      90,174       306,250    (26,927)
646133-PA-5   NEW JERSEY ST TRANSN TR F        107.2040   5,360,200   5,198,700      11,111       250,000    (21,163)
646135-XV-0   NEW JERSEY ST TRANSN TR FD       111.3770   1,035,806     952,082       2,273        51,150       (888)
646135-YJ-6   NEW JERSEY ST TRANSN TR FD       110.4030   3,389,372   3,142,894       7,504       168,850    (11,371)
660040-AM-8   NORTH HUDSON SEW AUTH N J        108.5660   3,256,980   2,961,994      65,625       157,500      4,043
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                    XXX    22,509,425  20,750,914     190,521     1,099,755    (54,565)
----------------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
      1                         2                    18           19           20          21
                                                Amount of
                                                and Accrued
                                                  Dec. 31
                                                  Current
                                                 Year, on
                                                 Bonds in
                                               Default as to                           Effective
     CUSIP                                     Principal or      NAIC         Date      Rate of
Identification            Description            Interest     Designation   Acquired    Interest
-------------------------------------------------------------------------------------------------
574298-BQ-7   MARYLAND ST TRANS AUTH                              1        02/14/2002   5.285
83786D-EM-5   SOUTH FORK MUN AUTH PA HO                           1        03/28/2002   1.000
-------------------------------------------------------------------------------------------------
              TOTAL MARYLAND                                     XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------
575577-AV-3   MASSACHUSETTS BAY TRANSN                            1        08/02/2000   5.660
57563R-CH-0   MASSACHUSETTS EDL FING AU                           1        03/02/1999   4.449
575765-MT-6   MASSACHUSETTS MUN WHSL EL                           1        09/01/2001   5.027
57583P-AV-1   MASSACHUSETTS ST FED HWY                           1PE       08/23/1999   5.475
57585J-4B-4   MASSACHUSETTS ST HEALTH &                           3        06/20/2002   2.034
57585K-PG-7   MASSACHUSETTS ST HLTH & E                           1        12/01/2001   5.500
57585K-PJ-1   MASSACHUSETTS ST HLTH & EDL                         1        12/18/2001   3.000
575895-XF-9   MASSACHUSETTS ST PORT AUT                           1        08/18/1997   5.600
575895-XJ-1   MASSACHUSETTS ST PORT AUT                           1        02/01/1999   5.199
576049-JJ-0   MASSACHUSETTS ST WTR RES                            1        09/01/2001   4.700
57604P-EZ-3   MASSACHUSETTS ST WTR POLLUTN                        1        07/09/2001   5.240
-------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                                XXX          XXX         XXX
-------------------------------------------------------------------------------------------------
MICHIGAN
-------------------------------------------------------------------------------------------------
160879-FK-3   CHARLOTTE MICH PUB SCH DI                          1PE       09/01/2001   5.450
594520-GB-8   MICHIGAN HIGHER ED STUDEN                           1        05/23/1997   5.400
594520-GD-4   MICHIGAN HIGHER ED STUDEN                           1        05/23/1997   5.500
594520-GG-7   MICHIGAN HIGHER ED STUDEN                           1        05/23/1997   5.750
594613-7G-0   MICHIGAN ST BLDG AUTH REV                          1PE       09/01/2001   5.528
594614-SN-0   MICHIGAN ST BLDG AUTH REV                           1Z       11/22/2002   4.692
59465E-2D-4   MICHIGAN ST HOSP FIN AUTH                           1        07/28/1997   5.541
59465E-2H-5   MICHIGAN ST HOSP FIN AUTH                           1        07/28/1997   5.469
59465E-T8-6   MICHIGAN ST HOSP FIN AUH                            1        07/28/1997   5.541
594695-H2-7   MICHIGAN ST TRUNK LIND                              1        08/15/2002   4.200
-------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                                     XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
MISSISSIPPI
-------------------------------------------------------------------------------------------------
402702-BV-5   GULFPORT MISS SCH DIST                              1        02/26/1996   5.338
-------------------------------------------------------------------------------------------------
              TOTAL MISSISSIPPI                                  XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
MISSOURI
-------------------------------------------------------------------------------------------------
606072-EU-6   MISSOURI HIGHER ED LN AUT                           1        01/23/1998   4.700
-------------------------------------------------------------------------------------------------
              TOTAL MISSOURI                                     XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
MONTANA
-------------------------------------------------------------------------------------------------
61213E-FP-4   MONTANA ST HEALTH FAC AUTH                          1        12/01/2001   4.625
-------------------------------------------------------------------------------------------------
              TOTAL MONTANA                                      XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------
63967C-KW-1   NEBRASKA INVT FIN AUTH SI                           1        12/12/2002   2.000
681793-B8-7   OMAHA PUB PWR DIST NEB EL                          1PE       12/03/2001   4.829
-------------------------------------------------------------------------------------------------
              TOTAL NEBRASKA                                     XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------
181004-CK-6   CLARK CNTY NEV INDL DEV REV                         1Z       10/30/2002   1.500
897825-BJ-3   TRUCKEE MEADOWS NEV WTR AUTH                        1        12/01/2001   5.210
-------------------------------------------------------------------------------------------------
              TOTAL NEVADA                                       XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------
64605E-RE-6   NEW JERSEY ST EDL FACS AU                           1        09/01/2001   5.179
646133-CC-0   NEW JERSEY TRAN                                     1        09/01/2001   5.328
646133-PA-5   NEW JERSEY ST TRANSN TR F                           1        03/05/2001   4.420
646135-XV-0   NEW JERSEY ST TRANSN TR FD                          1        09/01/2001   5.282
646135-YJ-6   NEW JERSEY ST TRANSN TR FD                          1        09/01/2001   5.021
660040-AM-8   NORTH HUDSON SEW AUTH N J                           1        09/01/2001   5.448
-------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                                   XXX          XXX        XXX
-------------------------------------------------------------------------------------------------
NEW MEXICO
-------------------------------------------------------------------------------------------------

                                     E08.15

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------------
      1                          2               3      Interest        6           7            8            9             10
                                                      -----------
                                                        4      5







                                                                                                        Book/Adjusted
     CUSIP                                             Rate   How   Maturity                  Option      Carrying         Par
Identification            Description            *      of   Paid     Date     Option Date  Call Price      Value         Value
----------------------------------------------------------------------------------------------------------------------------------
01354M-CB-5   ALBUQUERQUE N MEX GROSS R                      NONE  07/01/2017   07/01/2011     67.769        862,036     2,060,000
01354M-CY-5   ALBUQUERQUE N MEX GROSS R                      NONE  07/01/2017   07/01/2011     67.769      1,230,284     2,940,000
647357-BQ-4   NEW MEXICO ST HWY COMMN T               5.500   JD   06/15/2003                              1,014,776     1,000,000
802129-BJ-4   SANTA FE N MEX REV                      6.250   JD   06/01/2015   06/01/2004    100.000        341,389       325,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                                                                             3,448,485     6,325,000
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
542690-BK-7   LONG ISLAND PWR AUTH N Y                5.250   JD   12/01/2026                                970,845     1,000,000
542690-JM-5   LONG ISLAND PWR AUTH N Y                5.000   AO   04/01/2013   04/01/2010    100.000      3,048,505     3,000,000
542690-RW-4   LONG ISLAND PWR AUTH N Y                1.500  MTLY  05/01/2033                              1,500,000     1,500,000
592597-V7-0   METROPOLITAN TRANSN AUTH                5.250   JJ   01/01/2011                              3,580,042     3,315,000
59259R-FM-1   METROPOLITAN TRANSN AUTH                5.500   MN   11/15/2016   11/15/2012    100.000      2,144,807     2,000,000
626190-Q6-2   MUNICIPAL ASSISTANCE CORP FOR NE        6.250   JJ   07/01/2006                              4,412,728     4,000,000
649669-3D-8   NEW YORK N Y                            5.375   FA   08/01/2017                              4,522,233     4,570,000
64970K-PH-4   NEW YORK N Y CITY MUN WTR               5.125   JD   06/15/2031                              4,769,820     5,000,000
649715-BQ-1   NEW YORK N Y CITY TRAN AU               5.400   JJ   01/01/2018                              4,185,641     4,250,000
649716-2W-6   NEW YORK N Y CITY TRANSIT               5.500   MN   11/01/2026   11/01/2011    100.000      5,406,505     5,000,000
649716-JQ-1   NEW YORK N Y CITY TRANSIT               4.750   MN   11/01/2019                              4,847,791     5,000,000
649716-R3-3   NEW YORK N Y CITY TRANSIT               5.000   MN   05/01/2030                              7,371,995     7,500,000
649716-ST-5   NEW YORK N Y CITY TRANSITIONAL          5.500   MN   11/01/2024   05/01/2012    100.000     13,333,613    13,000,000
649838-N9-6   NEW YORK ST DORM AUTH REV               5.375   JJ   07/01/2013   07/01/2008    101.000      2,629,212     2,500,000
649838-PJ-2   NEW YORK ST DORM AUTH REV               5.250   JJ   07/01/2025                              9,957,016    10,000,000
64983W-XB-7   NEW YORK ST DORM AUTH REV               6.000   MN   05/15/2016   05/15/2010    101.000      2,865,650     2,810,000
64985M-YU-4   NEW YORK ST ENV FACS ST CLEAN WTR       5.000   JD   06/15/2027                              8,814,688     9,000,000
649876-RD-3   NEW YORK ST LOC GOVT ASSI               5.500   AO   04/01/2022                              1,000,000     1,000,000
650009-JF-l   NEW YORK ST TWY AUTH GEN                4.750   JJ   01/01/2019                                 97,161       100,000
650013-DC-6   NEW YORK ST TWY AUTH HWY                6.000   AO   04/01/2005                              1,533,093     1,500,000
650013-YM-1   NEW YORK ST TWY AUTH HWY                5.250   AO   04/01/2019   04/01/2012    100.000      4,141,115     4,040,000
650028-BJ-1   NEW YORK ST TWY AUTH ST P               5.500   MS   03/15/2016   03/15/2012    100.000      1,450,380     1,335,000
650033-6Y-4   NEW YORK ST URBAN DEV COR               5.500   JJ   01/01/2018                              4,896,000     4,800,000
65003P-AL-8   NEW YORK ST URBAN DEV COR               5.500   JJ   01/01/2017                              5,421,818     5,000,000
773562-BK-8   ROCKLAND CNTY N Y SOLID W               5.625   JD   12/15/2014   12/15/2006    102.000        150,000       150,000
896029-8S-7   TRIBOROUGH BRDG & TUNL AU               5.000   MN   11/15/2022   11/15/2012    100.000      3,091,758     3,000,000
896029-Z2-4   TRIBOROUGH BRDG & TUNL AU               5.375   JJ   01/01/2019                              1,069,535     1,100,000
---------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                                                                             107,211,951   105,470,000
----------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
271371-RC-2   EAST CAROLINA UNIV NC.                  5.000   MN   11/01/2003                                508,783      500,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH CAROLINA                                                                           508,783      500,000
----------------------------------------------------------------------------------------------------------------------------------
NORTH DAKOTA
----------------------------------------------------------------------------------------------------------------------------------
587850-DA-3   MERCER CNTY N D POLLUTN C               7.200   JD   06/30/2013                              1,008,459    1,000,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH DAKOTA                                                                           1,008,459    1,000,000
----------------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------------
172311-AB-8   CINCINNATI OHIO WTR SYS R               5.000   JD   12/01/2003                                509,198      500,000
186432-SC-5   CLEVELAND OHIO WTRWKS REV               5.400   JJ   01/01/2006                              1,011,015    1,000,000
232265-LB-2   CUYAHOGA CNTY OHIO HOSP R               1.000  MTLY  01/01/2016                              1,500,000    1,500,000
353186-ZA-0   FRANKLIN CNTY OHIO HOSP R               5.750   MN   05/15/2020   05/15/2003    100.000      2,505,241    2,500,000
67755A-E3-3   OHIO ST BLDG AUTH                       5.250   A0   10/01/2013   04/01/2009    101.000      3,893,894    3,740,000
67755A-SL-8   OHIO ST BLDG AUTH                       5.250   A0   10/01/2008                              4,175,974    4,125,000
677659-KN-3   OHIO ST WTR DEV AUTH REV                5.375   JD   12/01/2014   06/01/2012    100.000      1,101,222    1,000,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL OHIO                                                                                  14,696,544   14,365,000
----------------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
----------------------------------------------------------------------------------------------------------------------------------
679103-SB-8   OKLAHOMA ST INDS AUTH REV               6.000   FA   08/15/2007                              2,181,508    2,100,000
679205-AA-2   OKLAHOMA UNIV BRD REGTS PKG             6.100   JD   12/01/2003                                475,032      460,000
67920P-AN-0   OKLAHOMA TRANSN AUTH OKLA               5.250   JJ   01/01/2015   01/01/2012    100.000      5,196,297    5,000,000
----------------------------------------------------------------------------------------------------------------------------------
              TOTAL OKLAHOMA                                                                               7,352,837    7,560,000
----------------------------------------------------------------------------------------------------------------------------------
OREGON
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
      1                          2                     11          12           13               Interest              16
                                                                                        -------------------------
                                                                                             14            15

                                                                                         Amount Due
                                                                                         and Accrued
                                                      Rate                               Dec. 31 of
                                                     Used to                            Current Year     Gross      Increase
                                                     Obtain                               on Bonds       Amount     (Decrease)
     CUSIP                                            Fair        Fair        Actual       not in       Received       by
Identification            Description                 Value      Value         Cost        Default    During Year  Adjustment
-----------------------------------------------------------------------------------------------------------------------------
01354M-CB-5   ALBUQUERQUE N MEX GROSS R              48.3990      997,019      695,230                                47,532
01354M-CY-5   ALBUQUERQUE N MEX GROSS R              44.8140    1,317,532      992,222                                67,837
647357-BQ-4   NEW MEXICO ST HWY COMMN T             101.9750    1,019,750    1,050,290        2,444       55,000     (31,933)
802129-BJ-4   SANTA FE N MEX REV                    106.9290      347,519      354,231        1,693       20,313     (11,217)
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                        XXX       3,681,820    3,091,973        4,137       75,313      72,219
-----------------------------------------------------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------------------------------------------------
542690-BK-7   LONG ISLAND PWR AUTH N Y              102.5210    1,025,210      969,988        4,375       52,500         581
542690-JM-5   LONG ISLAND PWR AUTH N Y              106.6160    3,198,480    3,055,656       37,500      155,000      (5,492)
542690-RW-4   LONG ISLAND PWR AUTH N Y                          1,500,000    1,500,000        1,875        3,650
592597-V7-0   METROPOLITAN TRANSN AUTH              112.3420    3,724,137    3,593,990      100,555                  (13,948)
59259R-FM-1   METROPOLITAN TRANSN AUTH              111.8710    2,237,420    2,150,420       14,056       40,639      (5,613)
626190-Q6-2   MUNICIPAL ASSISTANCE CORP FOR NE      114.1150    4,564,600    4,511 680      125,000      125,000     (98,952)
649669-3D-8   NEW YORK N Y                          103.0210    4,708,060    4,519,232      102,349      245,638       2,142
64970K-PH-4   NEW YORK N Y CITY MUN WTR             101.9670    5,098,350    4,764,994       11,389      256,250       3,333
649715-BQ-1   NEW YORK N Y CITY TRAN AU             111.1950    4,725,788    4,176,858      114,750      229,500       2,693
649716-2W-6   NEW YORK N Y CITY TRANSIT             111.2240    5,561,200    5,424,800       45,833       90,903     (18,295)
649716-JQ-1   NEW YORK N Y CITY TRANSIT             101.9240    5,096,200    4,836,650       39,583      237,500       5,647
649716-R3-3   NEW YORK N Y CITY TRANSIT             100.5340    7,540,050    7,369,450       62,500      361,458       2,230
649716-ST-5   NEW YORK N Y CITY TRANSITIONAL        106.1890   13,804,570   13,373,230      119,167      715,000     (27,238)
649838-N9-6   NEW YORK ST DORM AUTH REV             107.9180    2,697,950    2,650,721       67,188      134,375     (16,374)
649838-PJ-2   NEW YORK ST DORM AUTH REV             102.7400   10,274,000    9,955,000      262,500      525,000         978
64983W-XB-7   NEW YORK ST DORM AUTH REV             115.4710    3,244,735    2,869,225       21,543      168,600      (2,924)
64985M-YU-4   NEW YORK ST ENV FACS ST CLEAN WTR     101.3520    9,121,680    8,809,470       20,000      393,750       5,218
649876-RD-3   NEW YORK ST LOC GOVT ASSI             100.9120    1,009,120    1,027,600       13,750       55,000      (1,831)
650009-JF-l   NEW YORK ST TWY AUTH GEN              101.3670      101,367       96,942        2,375        4,750         114
650013-DC-6   NEW YORK ST TWY AUTH HWY              109.6240    1,644,360    1,551,009       22,500       90,000     (13,589)
650013-YM-1   NEW YORK ST TWY AUTH HWY              106.7080    4,311,003    4,147,706       53,025      123,725      (6,591)
650028-BJ-1   NEW YORK ST TWY AUTH ST P             110.8000    1,479,180    1,454,416       29,370                   (4,036)
650033-6Y-4   NEW YORK ST URBAN DEV COR                         4,896,000    4,950,480      132,000      264,000     (14,343)
65003P-AL-8   NEW YORK ST URBAN DEV COR             110.3300    5,516,500    5,424,150       26,736                   (2,332)
773562-BK-8   ROCKLAND CNTY N Y SOLID W             115.3560      173,034      150,000          375        8,438
896029-8S-7   TRIBOROUGH BRDG & TUNL AU             102.2630    3,067,890    3,093,510       34,583                   (1,752)
896029-Z2-4   TRIBOROUGH BRDG & TUNL AU             113.6150    1,249,765    1,065,867       29,563       59,125       1,149
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                          XXX     111,570,649  107,493,044    1,494,440    4,334,801    (209,225)
-----------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
-----------------------------------------------------------------------------------------------------------------------------
271371-RC-2   EAST CAROLINA UNIV NC.                103.1610      515,805      519,901        4,167       25,000     (10,274)
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH CAROLINA                    XXX         515,805      519,901        4,167       25,000     (10,274)
-----------------------------------------------------------------------------------------------------------------------------
NORTH DAKOTA
-----------------------------------------------------------------------------------------------------------------------------
587850-DA-3   MERCER CNTY N D POLLUTN C             126.4670    1,264,670    1,009,015          200       72,000        (556)
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL NORTH DAKOTA                      XXX       1,264,670    1,009,015          200       72,000        (556)
-----------------------------------------------------------------------------------------------------------------------------
OHIO
-----------------------------------------------------------------------------------------------------------------------------
172311-AB-8   CINCINNATI OHIO WTR SYS R             103.4010      517,005      519,766        2,083       25,000      (9,762)
186432-SC-5   CLEVELAND OHIO WTRWKS REV             110.0830    1,100,830    1,015,336       27,000       53,900      (3,324)
232265-LB-2   CUYAHOGA CNTY OHIO HOSP R             100.0000    1,500,000    1,500,000        1,250       15,330
353186-ZA-0   FRANKLIN CNTY OHIO HOSP R             102.8200    2,570,500    2,569,750       18,368      143,750     (13,643)
67755A-E3-3   OHIO ST BLDG AUTH                     109.8970    4,110,148    3,914,595       49,088      196,350     (15,745)
67755A-SL-8   OHIO ST BLDG AUTH                     112.9530    4,659,311    4,185,694       54,141      216,563      (7,482)
677659-KN-3   OHIO ST WTR DEV AUTH REV              113.0600    1,130,600    1,103,990        4,479       12,840      (2,768)
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL OHIO                              XXX      15,588,394   14,809,131      156,409      663,733     (52,724)
-----------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
-----------------------------------------------------------------------------------------------------------------------------
679103-SB-8   OKLAHOMA ST INDS AUTH REV             114.7830    2,410,443    2,201,694       47,600      126,000     (15,285)
679205-AA-2   OKLAHOMA UNIV BRD REGTS PKG           104,5820      481,077      491,229        2,338       23,060     (16,021)
67920P-AN-0   OKLAHOMA TRANSN AUTH OKLA             110.2440    5,512,200    5,206,400      158,958                  (10,103)
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL OKLAHOMA                          XXX       8,403,720    7,899,323      208,896      154,060     (41,409)
-----------------------------------------------------------------------------------------------------------------------------
OREGON
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
      1                          2                      17            18           19           20          21
                                                                  Amount of
                                                                 Interest Due
                                                                 and Accrued
                                                                   Dec. 31
                                                                   Current
                                                     Increase     Year, on
                                                    (Decrease)    Bonds in
                                                    by Foreign  Default as to                           Effective
     CUSIP                                           Exchange   Principal or      NAIC         Date      Rate of
Identification            Description               Adjustment    Interest     Designation   Acquired    Interest
-----------------------------------------------------------------------------------------------------------------
01354M-CB-5   ALBUQUERQUE N MEX GROSS R                                             1       03/16/1999    5.753
01354M-CY-5   ALBUQUERQUE N MEX GROSS R                                             1       03/16/1999    5.753
647357-BQ-4   NEW MEXICO ST HWY COMMN T                                             1       11/15/2001    2.221
802129-BJ-4   SANTA FE N MEX REV                                                    1       11/05/2001    2.600
-----------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                                                     XXX         XXX         XXX
-----------------------------------------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------------------------------------
542690-BK-7   LONG ISLAND PWR AUTH N Y                                              2PE     09/01/2001    5.470
542690-JM-5   LONG ISLAND PWR AUTH N Y                                              1       09/01/2001    4.734
542690-RW-4   LONG ISLAND PWR AUTH N Y                                              1Z      10/29/2002    1.500
592597-V7-0   METROPOLITAN TRANSN AUTH                                              1       06/05/2002    4.069
59259R-FM-1   METROPOLITAN TRANSN AUTH                                              1       06/13/2002    4.580
626190-Q6-2   MUNICIPAL ASSISTANCE CORP FOR NE                                      1       02/07/2002    3.115
649669-3D-8   NEW YORK N Y                                                          1PE     09/01/2001    5.480
64970K-PH-4   NEW YORK N Y CITY MUN WTR                                             1       09/01/2001    5.445
649715-BQ-1   NEW YORK N Y CITY TRAN AU                                             1PE     08/25/1999    5.550
649716-2W-6   NEW YORK N Y CITY TRANSIT                                             1       06/14/2002    4.380
649716-JQ-1   NEW YORK N Y CITY TRANSIT                                             1PE     01/12/2001    5.020
649716-R3-3   NEW YORK N Y CITY TRANSIT                                             1       11/02/2001    5.117
649716-ST-5   NEW YORK N Y CITY TRANSITIONAL                                        1PE     06/25/2001    5.150
649838-N9-6   NEW YORK ST DORM AUTH REV                                             1       09/01/2001    4.467
649838-PJ-2   NEW YORK ST DORM AUTH REV                                             1       01/03/2001    5.283
64983W-XB-7   NEW YORK ST DORM AUTH REV                                             1       09/01/2001    5.777
64985M-YU-4   NEW YORK ST ENV FACS ST CLEAN WTR                                     1       01/25/2002    5.149
649876-RD-3   NEW YORK ST LOC GOVT ASSI                                             1       02/19/1998    4.750
650009-JF-l   NEW YORK ST TWY AUTH GEN                                             1PE      01/12/2001    5.010
650013-DC-6   NEW YORK ST TWY AUTH HWY                                              1       09/01/2001    4.951
650013-YM-1   NEW YORK ST TWY AUTH HWY                                              1       03/07/2002    4.910
650028-BJ-1   NEW YORK ST TWY AUTH ST P                                             1       07/24/2002    4.350
650033-6Y-4   NEW YORK ST URBAN DEV COR                                             1       11/10/1998    5.238
65003P-AL-8   NEW YORK ST URBAN DEV COR                                             1Z      11/22/2002    4.671
773562-BK-8   ROCKLAND CNTY N Y SOLID W                                             1       02/21/1997    5.779
896029-8S-7   TRIBOROUGH BRDG & TUNL AU                                             1       09/20/2002    4.610
896029-Z2-4   TRIBOROUGH BRDG & TUNL AU                                             1       09/02/1999    5.640
-----------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                                                       XXX          XXX        XXX
-----------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
-----------------------------------------------------------------------------------------------------------------
271371-RC-2   EAST CAROLINA UNIV NC.                                                1       12/01/2001    2.850
-----------------------------------------------------------------------------------------------------------------
              TOTAL NORTH CAROLINA                                                 XXX          XXX        XXX
-----------------------------------------------------------------------------------------------------------------
NORTH DAKOTA
-----------------------------------------------------------------------------------------------------------------
587850-DA-3   MERCER CNTY N D POLLUTN C                                            1PE      09/01/2001    7.084
-----------------------------------------------------------------------------------------------------------------
              TOTAL NORTH DAKOTA                                                   XXX          XXX        XXX
-----------------------------------------------------------------------------------------------------------------
OHIO
-----------------------------------------------------------------------------------------------------------------
172311-AB-8   CINCINNATI OHIO WTR SYS R                                             1       12/01/2001    2.950
186432-SC-5   CLEVELAND OHIO WTRWKS REV                                            1PE      09/01/2001    5.000
232265-LB-2   CUYAHOGA CNTY OHIO HOSP R                                             1       03/27/2002    1.000
353186-ZA-0   FRANKLIN CNTY OHIO HOSP R                                             1       09/18/1997    5.172
67755A-E3-3   OHIO ST BLDG AUTH                                                     1       09/01/2001    4.624
67755A-SL-8   OHIO ST BLDG AUTH                                                     1       09/01/2001    5.000
677659-KN-3   OHIO ST WTR DEV AUTH REV                                              1       08/14/2002    4.070
-----------------------------------------------------------------------------------------------------------------
              TOTAL OHIO                                                           XXX          XXX        XXX
-----------------------------------------------------------------------------------------------------------------
OKLAHOMA
-----------------------------------------------------------------------------------------------------------------
679103-SB-8   OKLAHOMA ST INDS AUTH REV                                            1PE      09/01/2001    5.048
679205-AA-2   OKLAHOMA UNIV BRD REGTS PKG                                           1       12/07/2001    2.471
67920P-AN-0   OKLAHOMA TRANSN AUTH OKLA                                             1       05/14/2002    4.710
-----------------------------------------------------------------------------------------------------------------
              TOTAL OKLAHOMA                                                       XXX          XXX        XXX
-----------------------------------------------------------------------------------------------------------------
OREGON
-----------------------------------------------------------------------------------------------------------------

                                     E08.16

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------
      1                     2                     3     Interest        6            7           8            9
                                                      -----------
                                                        4      5







                                                                                                       Book/Adjusted
    CUSIP                                              Rate   How   Maturity     Option      Option      Carrying
Identification            Description             *     of   Paid     Date        Date     Call Price      Value
--------------------------------------------------------------------------------------------------------------------
685869-BN-8     OREGON HEALTH SCIENCES UN             5.000  JJ    07/01/2009                             1,972,881
68607D-BV-6     OREGON ST DEPT TRANSN HWY             5.500  MN    11/15/2015  11/15/2012    100.000      1,589,047
68607H-CF-1     OREGON ST DEPT ADMIN SVCS             5.500  MN    05/01/2011                               249,174
--------------------------------------------------------------------------------------------------------------------
                TOTAL OREGON                                                                              3,811,102
--------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------
01728A-VT-0     ALLEGHENY CNTY PA HOSP DE             5.250  JD    12/15/2013  06/15/2010    100.000      5,101,920
017343-CJ-1     ALLEGHENY CNTY PA PORT AUTH REV       5.000  MS    03/01/2025                             4,862,895
074876-FL-2     BEAVER CNTY PA INDL DEV A             1.750  MTLY  04/01/2031                               250,000
208356-FN-0     CONRAD WEISER AREA SCH DI             5.250  JD    12/15/2011                               496,478
246579-GA-8     DELAWARE VALLEY PA REGL F             5.500  JJ    07/01/2012                             5,416,025
709193-JR-8     PENNSYLVANIA ST INDL DEV              5.500  JJ    07/01/2014  07/01/2013    100.000      5,406,052
709223-NP-2     PENNSYLVANIA ST TPK                   5.000  JD    12/01/2030                             4,747,804
71781E-AS-4     PHILADELPHIA PA AUTH INDL             5.000  JJ    07/01/2015                               601,250
71781Q-BF-4     PHILADELPHIA PA AUTH FOR              5.500  AO    10/01/2012  10/01/2011    101.000      5,414,827
717880-T6-5     PHILADELPHIA PA SCH DIST              5.375  AO    04/01/2022  04/01/2007    100.000      2,016,966
724787-AQ-9     PITTSBURGH & ALLEGHENY CNTY PA        5.000  FA    02/01/2024                             9,683,444
842035-CX-3     SOUTHEASTERN PA TRANSN AU             6.000  MS    03/01/2012  03/01/2005    101.000         25,616
842035-DJ-3     SOUTHEASTERN PA TRANSN AU             6.000  MS    03/01/2012  03/01/2005    101.000        434,879
955817-CQ-2     WEST SHORE PA AREA HOSP A             5.650  JJ    01/01/2014  07/01/2007    100.000        475,000
986392-JU-3     YORK CNTY PA HOSP AUTH REV            5.000  MTLY  07/01/2021                               750,000
--------------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA                                                                       45,683,156
--------------------------------------------------------------------------------------------------------------------
PUERTO RICO
--------------------------------------------------------------------------------------------------------------------
745277-NV-1     PUERTO RICO MUN FIN AGY               5.250  FA    08/01/2019  08/01/2012    100.000      2,445,290
--------------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO                                                                         2,445,290
--------------------------------------------------------------------------------------------------------------------
RHODE ISLAND
--------------------------------------------------------------------------------------------------------------------
76218M-EU-9     RHODE ISLAND CLEAN WTR PR             5.650  AO    10/01/2007  10/01/2004    102.000        510,000
76218M-FJ-3     RHODE ISLAND CLEAN WTR PR             5.650  AO    10/01/2007  10/01/2006    100.000        490,000
762242-SS-5     RHODE ISLAND ST HEALTH &              5.750  MN    05/15/2005                             4,690,313
--------------------------------------------------------------------------------------------------------------------
                TOTAL RHODE ISLAND                                                                        5,690,313
--------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------
837152-BF-3     SOUTH CAROLINA TRANSN INFRAST         5.500  AO    10/01/2010  10/01/2009    101.000      5,215,831
--------------------------------------------------------------------------------------------------------------------
                TOTAL SOUTH CAROLINA                                                                      5,215,831
--------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
--------------------------------------------------------------------------------------------------------------------
28139W-AA-2     EDUCATION LOANS INC 1998-             4.950  JD    06/01/2010                             1,250,000
28139W-AG-9     EDUCATION LOANS INC 1998-             5.450  JD    06/01/2020                             1,200,000
--------------------------------------------------------------------------------------------------------------------
                TOTAL SOUTH DAKOTA                                                                        2,450,000
--------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------
041826-KV-9     ARLINGTON TEX INDPT SCH D                    NONE  02/15/2010  12/15/2005     77.001        449,152
041826-LR-7     ARLINGTON TEX INDPT SCH D                    NONE  02/15/2010                               188,581
052414-CE-7     AUSTIN TEX ELEC UTIL SYS              5.500  MN    11/15/2012                             5,580,783
199820-HW-4     COMAL TEX INDPT SCH DIST                     NONE  02/01/2011                               570,072
235037-D2-1     DALLAS-FORT WORTH TEX REG             5.750  MN    11/01/2024                             4,025,000
413893-AR-9     HARRIS CNTY-HOUSTON TEX S                    NONE  11/15/2015  11/15/2008     68.726        599,592
442348-K3-1     HOUSTON TX ARPT SYS REV               5.500  JJ    07/01/2030  07/01/2010    100.000     10,184,307
442352-AE-0     HOUSTON TEXAS AREA WTR CORP C         5.500  MS    03/01/2010                             1,958,102
442352-AJ-9     HOUSTON TEXAS AREA WTR CORP C         5.500  MS    03/01/2014  03/01/2012    100.000      2,573,946
442378-BJ-3     HOUSTON TEX HIGHER ED FIN             5.375  MN    11/15/2029  11/15/2010    100.000     12,725,772
442402-P5-6     HOUSTON TEX INDPT SCH DIS                    NONE  02/15/2011  02/15/2009     90.860        203,273
442402-P9-8     HOUSTON TEX INDPT SCH DIS                    NONE  02/15/2015                               533,541
442436-D7-3     HOUSTON TEX WTR & SWR SYS                    NONE  12/01/2019                             1,594,836
442436-PJ-4     HOUSTON TEX WTR & SWR SYS             5.750  JD    12/01/2003                             1,035,734
442436-VV-0     HOUSTON TEX WTR & SWR SYS             5.500  JD    12/01/2004                             1,698,183
542325-AA-3     LONE STAR TX APRT IMPT                1.000  MTLY  12/01/2014                             1,100,000
--------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                     2                        10         11         12          13               Interest
                                                                                               -------------------------
                                                                                                     14          15



                                                                                                 Amount Due
                                                               Rate                             and Accrued
                                                               Used                             Dec. 31 of
                                                                to                             Current Year     Gross
                                                              Obtain                             on Bonds      Amount
    CUSIP                                           Par        Fair       Fair       Actual       not in      Received
Identification            Description              Value       Value      Value       Cost        Default    During Year
------------------------------------------------------------------------------------------------------------------------
685869-BN-8     OREGON HEALTH SCIENCES UN         2,000,000  108.3760   2,167,52O   1,968,217     50,000        100,000
68607D-BV-6     OREGON ST DEPT TRANSN HWY         1,500,000  112.8270   1,692,405   1,593,12O     10,542         41,250
68607H-CF-1     OREGON ST DEPT ADMIN SVCS           250,000  112.8450     282,113     248,728      2,292         13,750
------------------------------------------------------------------------------------------------------------------------
                TOTAL OREGON                      3,750,000    XXX      4,142,038   3,810,065     62,834        155,000
------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------------
01728A-VT-0     ALLEGHENY CNTY PA HOSP DE         5,000,000  108.6340   5,431,700   5,116,181     11,667        262,500
017343-CJ-1     ALLEGHENY CNTY PA PORT AUTH REV   5,000,000  101.8560   5,092,800   4,857,100     83,333        250,000
074876-FL-2     BEAVER CNTY PA INDL DEV A           250,000  100.0000     250,000     250,000        365          1,108
208356-FN-0     CONRAD WEISER AREA SCH DI           500,000  106.1590     530,795     494,690      1,167         26,250
246579-GA-8     DELAWARE VALLEY PA REGL F         5,000,000  114.2220   5,711,100   5,433,800    183,333
709193-JR-8     PENNSYLVANIA ST INDL DEV          5,000,000  113.2940   5,664,700   5,423,900    137,500         29,030
709223-NP-2     PENNSYLVANIA ST TPK               5,000,000  101.8080   5,090,400   4,741,550     20,833        250,000
71781E-AS-4     PHILADELPHIA PA AUTH INDL           600,000  103.6570     621,942     601,500     15,000         30,000
71781Q-BF-4     PHILADELPHIA PA AUTH FOR          5,000,000  113.8690   5,693,450   5,443,600     68,750        229,167
717880-T6-5     PHILADELPHIA PA SCH DIST          2,000,000  103.6380   2,072,760   2,028,780     26,875        107,500
724787-AQ-9     PITTSBURGH & ALLEGHENY CNTY PA   10,000,000  101.7000  10,170,000   9,667,100    208,333        500,000
842035-CX-3     SOUTHEASTERN PA TRANSN AU            25,000  110.4810      27,620      26,187        500          1,500
842035-DJ-3     SOUTHEASTERN PA TRANSN AU           425,000  110.4810     469,544     445,180      8,500         25,500
955817-CQ-2     WEST SHORE PA AREA HOSP A           475,000  108.8590     517,080     475,000     13,419         26,838
986392-JU-3     YORK CNTY PA HOSP AUTH REV          750,000               750,000     750,000      1,008         10,289
------------------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA               45,025,000    XXX     48,093,891  45,754,568    780,583      1,749,682
------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------------------------
745277-NV-1     PUERTO RICO MUN FIN AGY           2,310,000  108.2400   2,500,344   2,446,175     10,106
------------------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO                 2,310,000    XXX      2,500,344   2,446,175     10,106
------------------------------------------------------------------------------------------------------------------------
RHODE ISLAND
------------------------------------------------------------------------------------------------------------------------
76218M-EU-9     RHODE ISLAND CLEAN WTR PR           510,000  109.2800     557,328     510,000      7,204         28,815
76Z18M-FJ-3     RHODE ISLAND CLEAN WTR PR           490,000  107.7220     527,838     490,000      6,921         27,685
762242-SS-5     RHODE ISLAND ST HEALTH &          4,615,000  109.4920   5,053,056   4,721,791     33,907        265,363
------------------------------------------------------------------------------------------------------------------------
                TOTAL RHODE ISLAND                5,615,000    XXX      6,138,222   5,721,791     48,032        321,863
------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
------------------------------------------------------------------------------------------------------------------------
837152-BF-3     SOUTH CAROLINA TRANSN INFRAST     4,800,000  113.7510   5,460,048   5,247,744     66,000        132,000
------------------------------------------------------------------------------------------------------------------------
                TOTAL SOUTH CAROLINA              4,800,000    XXX      5,460,048   5,247,744     66,000        132,000
------------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
------------------------------------------------------------------------------------------------------------------------
28139W-AA-2     EDUCATION LOANS INC 1998-         1,250,000  106.6430   1,333,038   1,250,000      5,156         61,875
28139W-A6-9     EDUCATION LOANS INC 1998-         1,200,000  105.4090   1,264,908   1,200,000      5,450         65,400
------------------------------------------------------------------------------------------------------------------------
                TOTAL SOUTH DAKOTA                2,450,000    XXX      2,597,946   2,450,000     10,606        127,275
------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------
041826-KV-9     ARLINGTON TEX INDPT SCH D           710,000   74.0730     525,918     288,622
041826-LR-7     ARLINGTON TEX INDPT SCH D           290,000   70.7300     205,117     117,888
052414-CE-7     AUSTIN TEX ELEC UTIL SYS          5,000,000  114.5720   5,728,600   5,597,800     35,139         91,667
199820-HW-4     COMAL TEX INDPT SCH DIST            905,000   72.4490     655,663     387,358
235037-D2-1     DALLAS-FORT WORTH TEX REG         4,025,000  100.3660   4,039,732   4,153,626     38,573        231,438
413893-AR-9     HARRIS CNTY-HOUSTON TEX S         1,195,000   52.1070     622,679     476,004
442348-K3-1     HOUSTON TX ARPT SYS REV          10,000,000  104.5580  10,455,800  10,200,200    275,000        275,000
442352-AE-0     HOUSTON TEXAS AREA WTR CORP C     1,820,000  113.9620   2,074,108   1,968,221     33,367         29,474
442352-AJ-9     HOUSTON TEXAS AREA WTR CORP C     2,420,000  112.2020   2,715,288   2,582,140     44,367         39,191
442378-BJ-3     HOUSTON TEX HIGHER ED FIN        12,625,000  103.5940  13,078,743  12,733,449     86,709        678,594
442402-P5-6     HOUSTON TEX INDPT SCH DIS           300,000   70.1510     210,453     168,981
442402-P9-8     HOUSTON TEX INDPT SCH DIS         1,000,000   55.7700     557,700     436,910
442436-D7-3     HOUSTON TEX WTR & SWR SYS         4,000,000   43.3450   1,733,800   1,467,080
442436-PJ-4     HOUSTON TEX WTR & SWR SYS         1,000,000  104.0630   1,040,630   1,050,170      4,792         28,750
442436-VV-0     HOUSTON TEX WTR & SWR SYS         1,680,000  107.6700   1,808,856   1,709,745      7,700         92,400
542325-AA-3     LONE STAR TX APRT IMPT            1,100,000  100.0000   1,100,000   1,100,000        917         12,295
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
      1                     2                        16           17           18          19        20        21
                                                                           Amount of
                                                                         Interest Due
                                                                          and Accrued
                                                                            Dec. 31
                                                                            Current                         Effec-
                                                              Increase     Year, on                          tive
                                                  Increase   (Decrease)    Bonds in                          Rate
                                                 (Decrease)  by Foreign  Default as to   NAIC                 of
    CUSIP                                            by       Exchange   Principal or   Desig-     Date       In-
Identification            Description            Adjustment  Adjustment    Interest     nation   Acquired   terest
------------------------------------------------------------------------------------------------------------------
685869-BN-8     OREGON HEALTH SCIENCES UN           3,42O                               1       09/01/2001   5.249
68607D-BV-6     OREGON ST DEPT TRANSN HWY          (4,073)                              1       05/16/2OO2   4.740
68607H-CF-1     OREGON ST DEPT ADMIN SVCS              76                               1       03/28/1996   5.550
------------------------------------------------------------------------------------------------------------------
                TOTAL OREGON                         (577)                               XXX        XXX        XXX
------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------
01728A-VT-0     ALLEGHENY CNTY PA HOSP DE         (11,072)                              1       09/01/2001   4.920
017343-CJ-1     ALLEGHENY CNTY PA PORT AUTH REV     3,232                               1       03/13/2001   5.210
074876-FL-2     BEAVER CNTY PA INDL DEV A                                               1       08/29/2002   1.750
208356-FN-0     CONRAD WEISER AREA SCH DI             300                               1       02/29/1996   5.350
246579-GA-8     DELAWARE VALLEY PA REGL F         (17,775)                              1       05/15/2002   4.418
709193-JR-8     PENNSYLVANIA ST INDL DEV          (17,848)                              1       05/03/2002   4.520
709223-NP-2     PENNSYLVANIA ST TPK                 2,360                               1       05/15/2001   5.350
71781E-AS-4     PHILADELPHIA PA AUTH INDL             (71)                              1       12/11/1998   4.977
71781Q-BF-4     PHILADELPHIA PA AUTH FOR          (28,773)                              1       02/19/2002   4.440
717880-T6-5     PHILADELPHIA PA SCH DIST           (3,488)                              1       05/04/1999   5.150
724787-AQ-9     PITTSBURGH & ALLEGHENY CNTY PA      8,067                               1       12/22/2000   5.250
842035-CX-3     SOUTHEASTERN PA TRANSN AU            (156)                              1       01/11/1999   5.225
842035-DJ-3     SOUTHEASTERN PA TRANSN AU          (2,802)                              1       01/11/1999   5.194
955817-CQ-2     WEST SHORE PA AREA HOSP A                                               1       06/09/1997   5.649
986392-JU-3     YORK CNTY PA HOSP AUTH REV                                              1       12/01/2001   5.000
------------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA                (68,026)                               XXX        XXX       XXX
------------------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------------------
745277-NV-1     PUERTO RICO MUN FIN AGY              (884)                              1Z      11/01/2002   4.489
------------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO                    (884)                               XXX        XXX       XXX
------------------------------------------------------------------------------------------------------------------
RHODE ISLAND
------------------------------------------------------------------------------------------------------------------
76218M-EU-9     RHODE ISLAND CLEAN WTR PR                                               1       03/01/1999   5.956
76Z18M-FJ-3     RHODE ISLAND CLEAN WTR PR                                               1       03/01/1999   5.649
762242-SS-5     RHODE ISLAND ST HEALTH &          (29,111)                              1       12/01/2001   5.011
------------------------------------------------------------------------------------------------------------------
                TOTAL RHODE ISLAND                (29,111)                               XXX        XXX       XXX
------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
------------------------------------------------------------------------------------------------------------------
837152-BF-3     SOUTH CAROLINA TRANSN INFRAST     (31,913)                              1       04/19/2002   4.145
------------------------------------------------------------------------------------------------------------------
                TOTAL SOUTH CAROLINA              (31,913)                               XXX        XXX       XXX
------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
------------------------------------------------------------------------------------------------------------------
28139W-AA-2     EDUCATION LOANS INC 1998-                                               1PE     02/12/1998   4.949
28139W-AG-9     EDUCATION LOANS INC 1998-                                               1PE     02/12/1998   5.449
------------------------------------------------------------------------------------------------------------------
                TOTAL SOUTH DAKOTA                                                      XXX        XXX       XXX
------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------
041826-KV-9     ARLINGTON TEX INDPT SCH D          39,731                               1       02/23/1995   9.479
041826-LR-7     ARLINGTON TEX INDPT SCH D          11,057                               1       02/23/1995   6.135
052414-CE-7     AUSTIN TEX ELEC UTIL SYS          (17,017)                              1       07/19/2002   4.060
199820-HW-4     COMAL TEX INDPT SCH DIST           31,680                               1       03/22/1996   5.800
235037-D2-1     DALLAS-FORT WORTH TEX REG         (24,238)                              1       01/05/1998   5.001
413893-AR-9     HARRIS CNTY-HOUSTON TEX S          31,278                               1       09/01/1998   5.430
442348-K3-1     HOUSTON TX ARPT SYS REV           (15,894)                              1       02/22/2002   5.200
442352-AE-0     HOUSTON TEXAS AREA WTR CORP C     (10,119)                              1       04/23/2002   4.260
442352-AJ-9     HOUSTON TEXAS AREA WTR CORP C      (8,194)                              1       04/23/2002   4.640
442378-BJ-3     HOUSTON TEX HIGHER ED FIN          (7,676)                              1       02/15/2002   5.250
442402-P5-6     HOUSTON TEX INDPT SCH DIS           9,511                               1       02/01/1999   4.850
442402-P9-8     HOUSTON TEX INDPT SCH DIS          26,946                               1PE     02/01/1999   5.250
442436-D7-3     HOUSTON TEX WTR & SWR SYS          84,375                               1       06/13/2001   5.510
442436-PJ-4     HOUSTON TEX WTR & SWR SYS         (14,436)                              1PE     08/13/2002   1.801
442436-VV-0     HOUSTON TEX WTR & SWR SYS          (8,842)                              1PE     09/01/2001   4.901
542325-AA-3     LONE STAR TX APRT IMPT                                                  1       03/28/2002   1.000
------------------------------------------------------------------------------------------------------------------

                                     E08.17

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

--------------------------------------------------------------------------------------------------------------------
      1                     2                     3     Interest       6           7           8             9
                                                      -----------
                                                        4      5







                                                                                                       Book/Adjusted
    CUSIP                                              Rate   How   Maturity     Option      Option      Carrying
Identification            Description             *     of   Paid     Date        Date     Call Price      Value
--------------------------------------------------------------------------------------------------------------------
54810C-BY-5     LOWER COLO RIV AUTH TEX REV           5.000  MN    05/15/2026                             4,872,186
54810C-CY-4     LOWER COLO RIV AUTH TEX REV           5.000  MN    05/15/2026                             6,758,329
549220-XB-2     LUBBOCK TEX INDPT SCH DIS                    NONE  02/15/2010  08/15/2004     70.715        661,490
549220-XM-8     LUBBOCK TEX INDPT SCH DIS                    NONE  02/15/2010  08/15/2004     70.716        297,193
774285-UH-1     ROCKWALL TEX INDPT SCH DI                    NONE  08/15/2019  08/15/2009     57.955      1,994,266
796242-HO-1     SAN ANTONIO TEX ARPT SYS              5.250  JJ    07/01/2023                               975,486
796253-NS-7     SAN ANTONIO TEX ELEC & GA             5.750  FA    02/01/2011  02/01/2011    100.000        235,036
796422-R9-6     SAN ANTONIO TEX WTR REV               5.000  MN    05/15/2028                             2,899,575
876385-EY-7     TARRANT CNTY TEX HLTH FAC             5.125  MS    09/01/2012                             1,963,557
882555-UP-8     TEXAS MUN PWR AGY REV                 4.750  MS    09/01/2012                             3,099,124
882720-F6-7     TEXAS ST FOR ISSUES DTD P             2.750  FA    08/29/2003                             1,008,757
--------------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS                                                                              69,785,873
--------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------
45884A-U6-7     INTERMOUNTAIN PWR AGY UTAH            5.000  JJ    07/01/2016                               635,000
45884A-UC-5     INTERMOUNTAIN PWR AGY UTAH            5.000  JJ    07/01/2016                               365,000
744129-CM-7     PROVO CITY UTAH ENERGY SY             5.750  MN    05/15/2014                               431,631
917546-ER-0     UTAH ST BRD REGENTS STUDE             5.200  MN    05/01/2008                               650,000
--------------------------------------------------------------------------------------------------------------------
                TOTAL UTAH                                                                                2,081,631
--------------------------------------------------------------------------------------------------------------------
VERMONT
--------------------------------------------------------------------------------------------------------------------
92428C-DE-1     VERMONT ST STUDENT ASSIST             5.000  JD    12/15/2025                             1,200,000
--------------------------------------------------------------------------------------------------------------------
                TOTAL VERMONT                                                                             1,200,000
--------------------------------------------------------------------------------------------------------------------
VIRGINIA
--------------------------------------------------------------------------------------------------------------------
165141-CB-6     CHESAPEAKE BAY BRDG & TUNL            5.500  JJ    07/01/2025                             4,147,258
303891-PL-3     FAIRFAX CNTY VA WTR AUTH              5.000  A0    04/01/2032                             2,436,262
928075-CD-0     VIRGINIA PORT AUTH COMWLT             5.500  JJ    07/01/2014  07/01/2012    101.000      5,452,343
928075-CE-8     VIRGINIA PORT AUTH COMWLT             5.500  JJ    07/01/2015  07/01/2012    101.000      3,550,365
--------------------------------------------------------------------------------------------------------------------
                TOTAL VIRGINIA                                                                           15,586,228
--------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------
387883-BK-6     GRANT CNTY WASH PUB UTDST             5.875  JJ    01/01/2016                               956,280
495080-MS-9     KING CNTY WASH SCH DIST N             5.250  JD    12/01/2013  06/01/2008    100.000      3,795,338
495289-DT-4     KING CNTY WASH SWR REV MUNICIPAL      5.000  JJ    01/01/2003                               500,000
812631-BA-6     SEATTLE WASH DRAIN & WASTEWATER       5.250  MN    11/01/2025                             4,697,041
833102-NL-6     SNOHOMISH CNTY PUB UT DST             6.000  JJ    01/01/2018                             3,100,800
873519-JQ-6     TACOMA WASH ELEC SYS REV              6.200  JJ    01/01/2009  01/01/2004    102.000        481,353
873519-JU-7     TACOMA WASH ELEC SYS REV              6.200  JJ    01/01/2009                               211,931
93978E-FK-3     WASHINGTON ST HEALTH CARE             5.000  MN    11/15/2009                               997,123
939827-OP-9     WASHINGTON ST PUB PWR SUPPLY          5.250  JJ    07/01/2003                               404,294
--------------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON                                                                         15,144,160
--------------------------------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------------------------------
977056-PL-8     WISCONSIN ST                          5.350  MN    05/01/2028  05/01/2008    100.000      3,494,069
977092-LS-2     WISCONSINST CLEAN WTR REV             5.500  JD    06/01/2012                             1,327,273
977123-PO-5     WISCONSIN ST TRANS                    5.750  JJ    07/01/2013  07/01/2012    100.000      5,410,504
--------------------------------------------------------------------------------------------------------------------
                TOTAL WISCONSIN                                                                          10,231,846
--------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                                                     607,876,521
--------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue -
      Issuer Obligations                                                                                607,876,521
--------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue -
      United States                                                                                     607,876,521
--------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                                                              607,876,521
--------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------
008190-AF-7     AFFILIATED COMPUTER SERVI             3.500  FA    02/15/2006                             7,407,739
00846U-AB-7     AGILENT TECHNOLOGIES INC              3.000  JD    12/01/2021                             5,845,071
008685-AB-5     AHOLD FIN U S A INC                   6.875  MN    05/01/2029                               100,417
013817-AG-6     ALCOA INC                             4.250  FA    08/15/2007                                49,847
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                     2                       10            11         12           13                Interest
                                                                                                   -------------------------
                                                                                                        14           15



                                                                                                     Amout Due
                                                                 Rate                               and Accrued
                                                                 Used                               Dec. 31 of
                                                                  to                               Current Year     Gross
                                                                Obtain                               on Bonds      Amount
    CUSIP                                             Par        Fair        Fair        Actual        not in     Received
Identification            Description                Value       Value      Value         Cost        Default    During Year
----------------------------------------------------------------------------------------------------------------------------
54810C-BY-5     LOWER COLO RIV AUTH TEX REV         5,000,000  101.0270    5,051,350    4,866,550        31,944      250,000
54810C-CY-4     LOWER COLO RIV AUTH TEX REV         7,250,000  100.5380    7,289,005    6,747,648        46,319      362,500
549220-XB-2     LUBBOCK TEX INDPT SCH DIS           1,035,000   69.0190      714,347      517,345
549220-XM-8     LUBBOCK TEX INDPT SCH DIS             465,000   66.2800      308,202      232,430
774285-UH-1     ROCKWALL TEX INDPT SCH DI           4,850,000   41.0930    1,993,011    1,596,572
796242-HQ-1     SAN ANTONIO TEX ARPT SYS            1,000,000  101.4950    1,014,950      974,900        26,250       17,500
796253-NS-7     SAN ANTONIO TEX ELEC & GA             235,000  115.0260      270,311      237,249         5,630       13,513
796422-R9-6     SAN ANTONIO TEX WTR REV             3,000,000  100.4620    3,013,860    2,897,910        19,167      118,333
876385-EY-7     TARRANT CNTY TEX HLTH FAC           2,000,000  111.6320    2,232,640    1,960,343        34,167      102,500
882555-UP-8     TEXAS MUN PWR AGY REV               3,135,000  101.8410    3,192,715    3,094,935        65,770      164,217
882720-F6-7     TEXAS ST FOR ISSUES DTD P           1,000,000  101.0410    1,010,410    1,013,310         9,319
----------------------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS                        77,040,000     XXX     72,643,888   68,577,386       765,130    2,507,372
----------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------
45884A-UB-7     INTERMOUNTAIN PWR AGY UTAH            635,000  100.0090      635,057      573,526        15,875       31,750
45884A-UC-5     INTERMOUNTAIN PWR AGY UTAH            365,000  100.0290      365,106      329,664         9,125       18,250
744129-CM-7     PROVO CITY UTAH ENERGY SY             430,000  103.4550      444,857      432,116         3,159       24,725
917546-ER-0     UTAH ST BRD REGENTS STUDE             650,000  109.7740      713,531      650,000         5,633       33,800
----------------------------------------------------------------------------------------------------------------------------
                TOTAL UTAH                          2,080,000     XXX      2,158,551    1,985,306        33,792      108,525
----------------------------------------------------------------------------------------------------------------------------
VERMONT
----------------------------------------------------------------------------------------------------------------------------
92428C-DE-1     VERMONT ST STUDENT ASSIST           1,200,000              1,200,000    1,200,000         2,802       17,563
----------------------------------------------------------------------------------------------------------------------------
                TOTAL VERMONT                       1,200,000     XXX      1,200,000    1,200,000         2,802       17,563
----------------------------------------------------------------------------------------------------------------------------
VIRGINIA
----------------------------------------------------------------------------------------------------------------------------
165141-C6-6     CHESAPEAKE BAY BRDG & TUNL          4,000,000  112.1010    4,484,040    4,152,520       110,000      220,000
303891-PL-3     FAIRFAX CNTY VA WTR AUTH            2,500,000  101.6970    2,542,425    2,435,500        31,250       72,917
928075-CD-0     VIRGINIA PORT AUTH COMWLT           5,015,000  110.6890    5,551,053    5,466,450       121,057
928075-CE-8     VIRGINIA PORT AUTH COMWLT           3,290,000  110.1100    3,622,619    3,558,596        79,417
----------------------------------------------------------------------------------------------------------------------------
                TOTAL VIRGINIA                     14,805,000     XXX     16,200,137   15,613,066       341,724      292,917
----------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------
387883-BK-6     GRANT CNTY WASH PUB UTDST             940,000  107.5920    1,011,365      960,304        27,613       55,225
495080-MS-9     KING CNTY WASH SCH DIST N           3,695,000  107.5000    3,972,125    3,816,152        16,166      193,988
495289-DT-4     KING CNTY WASH SWR REV MUNICIPAL      500,000  100.0100      500,050      515,225        12,500       14,792
812631-BA-6     SEATTLE WASH DRAIN & WASTEWATER     4,750,000  103.2910    4,906,323    4,694,948        41,563      249,375
833102-NL-6     SNOHOMISH CNTY PUB UT DST           3,040,000              3,100,800    3,177,836        91,200      182,400
873519-JQ-6     TACOMA WASH ELEC SYS REV              475,000  106.9420      507,975      462,360        14,725       29,450
873519-JU-7     TACOMA WASH ELEC SYS REV              215,000  106.5870      229,162      209,279         6,665       13,330
93978E-FK-3     WASHINGTON ST HEALTH CARE           1,000,000  110.3600    1,103,600      995,670         6,389       50,000
939827-QP-9     WASHINGTON ST PUB PWR SUPPLY          400,000  102.0310      408,124      413,365        10,500       21,000
----------------------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON                   15,015,000     XXX     15,739,524   15,245,139       227,321      809,560
----------------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------------
977056-PL-8     WISCONSIN ST                        3,475,000  100.3690    3,487,823    3,505,789        30,985      193,586
977092-LS-2     WISCONSINST CLEAN WTR REV           1,185,000  114.4990    1,356,813    1,332,165         5,431       21,725
977123-PQ-5     WISCONSIN ST TRANS                  5,000,000  115.9470    5,797,350    5,432,200       143,750
----------------------------------------------------------------------------------------------------------------------------
                TOTAL WISCONSIN                     9,660,000     XXX     10,641,986   10,270,154       180,166      215,311
----------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES               607,635,000     XXX    637,579,064  607,194,544     9,255,387   22,890,829
----------------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue -
      Issuer Obligation                           607,635,000     XXX    637,579,064  607,194,544     9,255,387   22,890,829
----------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United
      States                                      607,635,000     XXX    637,579,064  607,194,544     9,255,387   22,890,829
----------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds        607,635,000     XXX    637,579,064  607,194,544     9,255,387   22,890,829
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
008190-AF-7     AFFILIATED COMPUTER SERVI           6,200,000  137.3750    8,517,250    7,675,711        81,978      140,875
00846U-AB-7     AGILENT TECHNOLOGIES INC            5,500,000   95.8750    5,273,125    5,858,211        13,750      159,167
008685-AB-5     AHOLD FIN U S A INC                   105,000   89.8110       94,302      100,387         1,203        3,609
013817-AG-6     ALCOA INC                              50,000  104.1140       52,057       49,835           815
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
      1                     2                         16           17           18          19        20        21
                                                                             Amount of
                                                                           Interest Due
                                                                            and Accrued
                                                                              Dec. 31
                                                                              Current                         Effec-
                                                                Increase     Year, on                          tive
                                                   Increase    (Decrease)    Bonds in                          Rate
                                                  (Decrease)   by foreign  Default as to   NAIC                 of
    CUSIP                                             by        Exchange   Principal or   Desig-     Date       In-
Identification            Description             Adjustment   Adjustment    Interest     nation   Acquired   terest
--------------------------------------------------------------------------------------------------------------------
54810C-BY-5     LOWER COLO RIV AUTH TEX REV           2,762                               1       01/08/2001   5.190
54810C-CY-4     LOWER COLO RIV AUTH TEX REV          10,588                               1       12/18/2001   5.520
549220-XB-2     LUBBOCK TEX INDPT SCH DIS            39,988                               1       01/22/1999   6.334
549220-XM-8     LUBBOCK TEX INDPT SCH DIS            17,966                               1       01/22/1999   6.334
774285-UH-1     ROCKWALL TEX INDPT SCH DI           100,721                               1       09/11/1998   5.250
796242-HQ-1     SAN ANTONIO TEX ARPT SYS                586                               1       03/08/2002   5.540
796253-NS-7     SAN ANTONIO TEX ELEC & GA              (425)                              1       01/13/1997   5.561
796422-R9-6     SAN ANTONIO TEX WTR REV               1,665                               1       02/07/2002   5.240
876385-EY-7     TARRANT CNTY TEX HLTH FAC             2,928                               1       12/01/2001   5.369
882555-UP-8     TEXAS MUN PWR AGY REV                 2,895                               1       06/22/2001   4.900
882720-F6-7     TEXAS ST FOR ISSUES DTD P            (4,553)                              1       08/21/2002   1.396
--------------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS                         303,283                                 XXX      XXX        XXX
--------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------
45884A-UB-7     INTERMOUNTAIN PWR AGY UTAH                                                1       02/04/1997
45884A-UC-5     INTERMOUNTAIN PWR AGY UTAH                                                1       02/04/1997
744129-CM-7     PROVO CITY UTAH ENERGY SY              (100)                              1PE     05/20/1997   5.704
917546-ER-0     UTAH ST BRD REGENTS STUDE                                                 1PE     10/16/1997   5.200
--------------------------------------------------------------------------------------------------------------------
                TOTAL UTAH                             (100)                                XXX      XXX        XXX
--------------------------------------------------------------------------------------------------------------------
VERMONT
--------------------------------------------------------------------------------------------------------------------
92428C-DE-1     VERMONT ST STUDENT ASSIST                                                 1       12/01/2001   5.000
--------------------------------------------------------------------------------------------------------------------
                TOTAL VERMONT                                                               XXX      XXX        XXX
--------------------------------------------------------------------------------------------------------------------
VIRGINIA
--------------------------------------------------------------------------------------------------------------------
165141-C6-6     CHESAPEAKE BAY BRDG & TUNL           (3,380)                              1       04/20/2001   5.220
303891-PL-3     FAIRFAX CNTY VA WTR AUTH                762                               1       03/08/2002   5.170
928075-CD-0     VIRGINIA PORT AUTH COMWLT           (14,108)                              1       07/11/2002   4.450
928075-CE-8     VIRGINIA PORT AUTH COMWLT            (8,231)                              1       07/11/2002   4.550
--------------------------------------------------------------------------------------------------------------------
                TOTAL VIRGINIA                      (24,957)                                XXX      XXX        XXX
--------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------
387883-BK-6     GRANT CNTY WASH PUB UTDST              (828)                              1       06/27/1997   5.685
495080-MS-9     KING CNTY WASH SCH DIST N           (15,933)                              1PE     09/01/2001   4.677
495289-DT-4     KING CNTY WASH SWR REV MUNICIPAL    (14,004)                              1       11/14/2001   2.154
812631-BA-6     SEATTLE WASH DRAIN & WASTEWATER       1,167                               1       06/21/2001   5.335
833102-NL-6     SNOHOMISH CNTY PUB UT DST           (16,299)                              1PE     10/10/1997   5.622
873519-JQ-6     TACOMA WASH ELEC SYS REV              2,944                               1       12/06/1994   6.761
873519-JU-7     TACOMA WASH ELEC SYS REV                407                               1       12/06/1994   6.491
93978E-FK-3     WASHINGTON ST HEALTH CARE               342                               1PE     05/01/1998   5.050
939827-QP-9     WASHINGTON ST PUB PWR SUPPLY         (8,394)                              1       12/01/2001   3.070
--------------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON                    (50,598)                                XXX       XXX       XXX
--------------------------------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------------------------------
977056-PL-8     WISCONSIN ST                         (3,028)                              1       09/16/1998   5.231
977092-LS-2     WISCONSINST CLEAN WTR REV            (4,892)                              1       07/31/2002   3.960
977123-PQ-5     WISCONSIN ST TRANS                  (21,696)                              1       04/08/2002   4.668
--------------------------------------------------------------------------------------------------------------------
                TOTAL WISCONSIN                     (29,616)                                XXX       XXX       XXX
--------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                (628,583)                                XXX       XXX       XXX
--------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue -
      Issuer Obligation                            (628,583)                                XXX       XXX       XXX
--------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United
      States                                       (628,583)                                XXX       XXX       XXX
--------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds         (628,583)                                XXX       XXX       XXX
--------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------
008190-AF-7     AFFILIATED COMPUTER SERVI          (263,164)                              2       07/01/2002  (2.664)
00846U-AB-7     AGILENT TECHNOLOGIES INC            (12,146)                              2       10/24/2002   2.555
008685-AB-5     AHOLD FIN U S A INC                      30                               2       10/01/2002   7.248
013817-AG-6     ALCOA INC                                12                               1       08/08/2002   4.324
--------------------------------------------------------------------------------------------------------------------

                                     E08.18

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1
          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------
                                                         Interest
                                                      -------------
      1                       2                  3       4       5        6             7             8             9







                                                                                                               Book/Adjusted
    CUSIP                                              Rate     How    Maturity                  Option Call      Carrying
Identification           Description             *      of     Paid      Date      Option Date     Price           Value
----------------------------------------------------------------------------------------------------------------------------
013817-AH-4      ALCOA INC                             5.375   JJ     01/15/2013                                    74,542
018490-AD-4      ALLERGAN INC                                  NONE   11/06/2022                                 1,737,141
02261W-AB-5      ALZA CORP                                     NONE   07/28/2020                                 5,898,544
03235E-AC-4      AMVESCAP PLC                          6.375   MN     05/15/2003                                   706,268
03235E-AH-3      AMVESCAP PLC                          5.900   JJ     01/15/2007                                   175,000
032511-AP-2      ANADARKO PETE CORP                            NONE   03/07/2020                                 4,430,612
032654-AD-7      ANALOG DEVICES INC                    4.750   AO     10/01/2005                                 3,286,355
037389-AQ-6      AON CORP                              3.500   MN     11/15/2012                                 1,250,000
039483-AN-2      ARCHER DANIELS MIDLAND CO             6.750   JD     12/15/2027                                   362,059
039580-AA-6      ARCHSTONE-SMITH OPER TR               6.500   FA     02/15/2012                                   391,021
042735-AY-6      ARROW ELECTRS INC                             NONE   02/21/2021                                 1,921,675
054937-AC-1      BB&T CORP                             6.500   FA     08/01/2011                                   174,185
055472-AB-0      BISYS GROUP INC                       4.000   MS     03/15/2006                                 5,632,500
06050M-BP-1      BANK OF AMERICA CORP                  2.670   JAJO   10/22/2004
111021-AE-1      BRITISH TELECOMMUNICATION             8.625   JD     12/15/2030                                    88,126
120568-AD-2      BUNGE LTD FIN CORP                    3.750   MN     11/15/2022                                 5,024,854
126408-BP-7      CSX CORP                              7.250   MN     05/01/2027                                    39,857
144141-CF-3      CAROLINA PWR & LT CO                  5.875   JJ     01/15/2004                                 1,166,764
14912L-T2-7      CATERPILLAR FINL SVCS MTN             2.311   MJSD   11/04/2004                                 1,129,862
151313-AF-0      CENDANT CORP                                  NONE   02/13/2021                                 4,504,360
16133R-AA-4      CHARTERED SEMICONDUCTOR M             2.500   AO     04/02/2006                                 3,109,745
184502-AB-8      CLEAR CHANNEL COMMUNICATI             2.625   AO     04/01/2003                                 3,765,141
208251-AG-3      CONOCO INC                            3.201   JAJO   04/15/2003                                   800,000
20825U-AC-8      CONOCO FDG CO                         7.250   AO     10/15/2031                                    49,405
209615-BW-2      CONSOLIDATED NAT GAS CO               5.375   MN     11/01/2006                                   124,940
216640-AB-8      COOPER CAMERON CORP                   1.750   MN     05/17/2021                                 7,845,164
21701R-AB-4      COORS BREWING COMPANY                 6.375   MN     05/15/2012                                    99,617
22160Q-AC-6      COSTCO COMPANIES INC                          NONE   08/19/2017                                 3,987,587
224044-AL-1      COX COMMUNICATIONS INC NE             6.150   FA     08/01/2003                                   149,795
224044-AY-3      COX COMMUNICATIONS INC NE             7.750   MN     11/01/2010                                    49,881
2254CO-AU-1      CS FIRST BOSTON NY BRH SR             1.000   JJ     01/26/2010                                 2,661,204
2254CO-AZ-0      CS FIRST BOSTON NY BRH SR             2.000   MN     05/01/2010                                 2,504,476
233331-AD-9      DTE ENERGY CO                         6.450   JD     06/01/2006                                   199,758
233835-AH-0      DAIMLER CHRYSLER NORTH AM             7.750   MN     05/27/2003                                   502,696
235851-AF-9      DANAHER CORP DEL                              NONE   01/22/2021                                 5,679,722
25243E-AA-1      DIAGEO CAP PLC MTN BE                 7.250   MN     11/01/2009                                   453,797
25243Y-AA-7      DIAGEO CAP PLC                        6.125   FA     08/15/2005                                 1,274,154
25243Y-AB-5      DIAGEO CAP PLC                        6.625   JD     06/24/2004                                   487,711
26441Y-AD-9      DUKE WEKS REALTY CORP                 6.950   MS     03/15/2011                                   101,063
26613X-AC-5      DUPONT PHOTOMASKS INC                         NONE   07/24/2004                                 4,140,580
268766-AQ-5      EOP OPER LTD PARTNERSHIP              6.500   JD     06/15/2004                                 1,167,197
268766-BR-2      EOP OPER LTD PARTNERSHIP              7.250   MN     11/15/2008                                 5,618,945
268766-BV-3      EOP OPER LTD PARTNERSHIP              7.875   JJ     07/15/2031                                   148,708
291011-AL-8      EMERSON ELEC CO                       7.875   JD     06/01/2005                                   912,514
318522-AD-1      FIRST AMERN CORP CALIF                4.500   AO     04/15/2008                                 4,705,578
319963-AD-6      FIRST DATA CORP                       2.000   MS     03/01/2008                                 4,578,008
337358-DC-6      FIRST UN CORP                         2.850   JAJO   08/19/2004                                   871,942
337358-DD-4      FIRST UNION CORP                      6.950   MN     11/01/2004                                   531,471
337358-DH-5      FIRST UN CORP                         2.360   MJSD   03/31/2005                                   831,348
338915-AH-4      FLEET FINL GROUP INC NEW              6.875   JJ     01/15/2028                                    35,311
338915-AM-3      FLEET FINL GROUP INC NEW              6.700   JJ     07/15/2028                                    61,349
33900Q-AZ-7      FLEET FINL GP INC SR MTN              1.700   FMAN   02/20/2004                                 1,450,650
345370-CA-6      FORD MTR CO DEL                       7.450   JJ     07/16/2031                                    84,089
345397-SQ-7      FORD MOTOR CR CO                      7.500   MS     03/15/2005                                   103,451
36962G-UM-4      GENERAL ELEC CAP CORP MTN             7.250   FA     02/01/2005                                   502,514
36962G-UU-6      GENERAL ELEC CAP CORP MTN             7.500   MN     05/15/2005                                 1,656,842
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                                         Interest
                                                                                               --------------------------
      1                       2                     10         11          12          13           14            15



                                                                                                Amount Due
                                                              Rate                              and Accrued
                                                              Used                              Dec. 31 of
                                                               to                              Current Year      Gross
                                                             Obtain                              on Bonds        Amount
    CUSIP                                          Par        Fair        Fair       Actual       not in        Received
Identification           Description              Value       Value      Value        Cost        Default     During Year
-------------------------------------------------------------------------------------------------------------------------
013817-AH-4      ALCOA INC                         75,000   105.8380      79,379      74,525       1,545
018490-AD-4      ALLERGAN INC                   2,150,000    85.1250   1,830,188   1,735,267
02261W-AB-5      ALZA CORP                      7,550,000    77.7500   5,870,125   5,770,419
03235E-AC-4      AMVESCAP PLC                    7,00,000   101.6710     711,697     723,317       5,702         44,625
03235E-AH-3      AMVESCAP PLC                     175,000   106.0820     185,644     175,000       4,761          5,966
032511-AP-2      ANADARKO PETE CORP             6,500,000    61.1250   3,973,125   4,339,668
032654-AD-7      ANALOG DEVICES INC             3,450,000    99.3750   3,428,438   3,193,800      40,969        163,875
037389-AQ-6      AON CORP                       1,250,000   111.0000   1,387,500   1,250,000       6,563
039483-AN-2      ARCHER DANIELS MIDLAND CO        340,000   110.4640     375,578     362,144       1,020         11,475
039580-AA-6      ARCHSTONE-SMITH OPER TR          375,000   106.7680     400,380     391,391       9,208          4,063
042735-AY-6      ARROW ELECTRS INC              3,850,000    44.0000   1,694,000   1,851,326
054937-AC-1      BB&T CORP                        175,000   112.9430     197,650     174,088       4,740         11,312
055472-AB-0      BISYS GROUP INC                6,000,000    93.8750   5,632,500   5,850,530      70,667        120,000
06050M-BP-1      BANK OF AMERICA CORP                                                                669
111021-AE-1      BRITISH TELECOMMUNICATION         75,000   127.4900      95,618      88,163         288          3,328
120568-AD-2      BUNGE LTD FIN CORP             5,000,000   102.7500   5,137,500   5,024,870      17,708
126408-BP-7      CSX CORP                          40,000   109.1610      43,664      39,851         483          2,900
144141-CF-3      CAROLINA PWR & LT CO           1,150,000   103.3210   1,188,192   1,178,750      31,154         33,781
14912L-T2-7      CATERPILLAR FINL SVCS MTN      1,130,000    99.9120   1,129,006   1,129,785       1,959         25,081
151313-AF-0      CENDANT CORP                   7,000,000    63.1250   4,418,750   4,499,900
16133R-AA-4      CHARTERED SEMICONDUCTOR M      3,000,000    94.1250   2,823,750   3,135,750      18,542         75,000
184502-AB-8      CLEAR CHANNEL COMMUNICATI      3,725,000    99.2500   3,697,063   4,070,025      24,445         97,781
208251-AG-3      CONOCO INC                       800 000   100.1720     801,376     800,000       5,549         23,617
20825U-AC-8      CONOCO FDG CO                     50,000   117.1730      58,587      49,397         765          3,665
209615-BW-2      CONSOLIDATED NAT GAS CO          125,000   105.7090     132,136     124,923       1,120          6,831
216640-AB-8      COOPER CAMERON CORP            8,000,000   100.0000   8,000,000   7,840,888      16,722         91,875
21701R-AB-4      COORS BREWING COMPANY            100,000   111.7540     111,754      99,596         815          3,329
22160Q-AC-6      COSTCO COMPANIES INC           4,250,000    69.2500   2,943,125   3,939,355
224044-AL-1      COX COMMUNICATIONS INC NE        150,000    99.4730     149,210     149,189       3,844          9,225
224044-AY-3      COX COMMUNICATIONS INC NE         50,000   113.8950      56,948      49,858         646          3,875
2254CO-AU-1      CS FIRST BOSTON NY BRH SR      3,000,000    83.5000   2,505,000   2,596,500      12,917         30,000
2254CO-AZ-0      CS FIRST BOSTON NY BRH SR      2,600,000    89.2500   2,320,500   2,478,191       8,667         52,000
233331-AD-9      DTE ENERGY CO                    200,000   107.6050     215,210     199,662       1,075         12,900
233835-AH-0      DAIMLER CHRYSLER NORTH AM        500,000   101.9920     509,960     510,732       3,660         38,750
235851-AF-9      DANAHER CORP DEL               8,500,000    67.1250   5,705,625   5,621,554
25243E-AA-1      DIAGEO CAP PLC MTN BE            450,000   100.7500     453,375     454,946       5,438         32,625
25243Y-AA-7      DIAGEO CAP PLC                 1,200,000   100.0000   1,200,000   1,285,452      27,767         36,750
25243Y-AB-5      DIAGEO CAP PLC                   465,000   100.2500     466,163     494,267         599         15,403
26441Y-AD-9      DUKE WEKS REALTY CORP            100,000   109.8210     109,821     101,225       2,046          6,950
26613X-AC-5      DUPONT PHOTOMASKS INC          4,350,000    95.0000   4,132,500   3,988,375
268766-AQ-5      EOP OPER LTD PARTNERSHIP       1,200,000   104.2400   1,250,904   1,116,840       3,467         78,000
268766-BR-2      EOP OPER LTD PARTNERSHIP       5,450,000   104.1250   5,674,813   5,635,938      50,488        322,625
268766-BV-3      EOP OPER LTD PARTNERSHIP         150,000   108.8990     163,349     148,689       5,447         11,714
291011-AL-8      EMERSON ELEC CO                  840,000   112.3800     943,992     927,184       5,513         33,075
318522-AD-1      FIRST AMERN CORP CALIF         4,600,000   105.6250   4,858,750   4,712,740      43,700         94,500
319963-AD-6      FIRST DATA CORP                4,022,000   110.0000   4,424,200   4,636,943      26,813         40,000
337358-DC-6      FIRST UN CORP                    870,000   100.5300     874,611     873,139       5,028         21,571
337358-DD-4      FIRST UNION CORP                 525,000   108.5580     569,930     531,552       6,081         36,488
337358-DH-5      FIRST UN CORP                    830,000   100.3910     833,245     831,645         707         14,591
338915-AH-4      FLEET FINL GROUP INC NEW          35,000   106.0090      37,103      35,311       1,110
338915-AM-3      FLEET FINL GROUP INC NEW          65,000   103.8050      67,473      61,326       2,008
33900Q-AZ-7      FLEET FINL GP INC SR MTN       1,450,000   100.0050   1,450,073   1,451,099       2,807         23,503
345370-CA-6      FORD MTR CO DEL                   98,000    86.9870      85,247      84,041       3,346
345397-SQ-7      FORD MOTOR CR CO                 100,000   102.0260     102,026     104,323       2,208          3,750
36962G-UM-4      GENERAL ELEC CAP CORP MTN        500,000   110.1530     550,765     505,190      15,104         36,250
36962G-UU-6      GENERAL ELEC CAP CORP MTN      1,550,000   111.6050   1,729,881   1,692,874      14,854        116,250
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------


      1                      2                       16           17            18           19         20           21
                                                                            Amount of
                                                                          Interest Due
                                                                          and Accrued
                                                                             Dec. 31
                                                                             Current
                                                              Increase      Year, on
                                                 Increase    (Decrease)     Bonds in
                                                (Decrease)   by Foreign   Default as to    NAIC                 Effective
    CUSIP                                           by        Exchange     Principal or   Desig-      Date       Rate of
Identification           Description            Adjustment   Adjustment     Interest      nation    Acquired     Interest
-------------------------------------------------------------------------------------------------------------------------
013817-AH-4      ALCOA INC                             16                                   1      08/08/2002      5.455
018490-AD-4      ALLERGAN INC                       1,874                                   1      12/24/2002      1.073
02261W-AB-5      ALZA CORP                         79,133                                   1      05/21/2002      1.298
03235E-AC-4      AMVESCAP PLC                     (16,421)                                  1      12/12/2001      3.922
03235E-AH-3      AMVESCAP PLC                                                               1      06/20/2002      5.899
032511-AP-2      ANADARKO PETE CORP               275,882                                   2      10/04/2002      2.228
032654-AD-7      ANALOG DEVICES INC                51,286                                   2      02/15/2002      6.650
037389-AQ-6      AON CORP                                                                   2      11/04/2002      3.500
039483-AN-2      ARCHER DANIELS MIDLAND CO            (85)                                  1PE    08/22/2002      6.234
039580-AA-6      ARCHSTONE-SMITH OPER TR             (370)                                  2      09/13/2002      5.883
042735-AY-6      ARROW ELECTRS INC                 68,666                                   2      O2/05/2002      3.866
054937-AC-1      BB&T CORP                            (68)                                  1      07/27/2001      6.572
055472-AB-0      BISYS GROUP INC                  (95,578)                                  3      09/05/2002      4.765
06050M-BP-1      BANK OF AMERICA CORP                                                       1      12/01/2001
111021-AE-1      BRITISH TELECOMMUNICATION            (38)                                  2      08/22/2002      7.167
120568-AD-2      BUNGE LTD FIN CORP                   (16)                                  2Z     12/20/2002      3.714
126408-BP-7      CSX CORP                               2                                   2PE    11/10/2000      7.282
144141-CF-3      CAROLINA PWR & LT CO             (11,986)                                  2      03/18/2002      4.423
14912L-T2-7      CATERPILLAR FINL SVCS MTN             76                                   1      01/15/2002      2.319
151313-AF-0      CENDANT CORP                       4,460                                   2      12/12/2002      2.448
16133R-AA-4      CHARTERED SEMICONDUCTOR M        (26,005)                                  2      03/21/2002      1.343
184502-AB-8      CLEAR CHANNEL COMMUNICATI       (163,263)                                  2      02/06/2002     (1.773)
208251-AG-3      CONOCO INC                                                                 1      12/01/2001      3.201)
20825U-AC-8      CONOCO FDG CO                          7                                   1      10/03/2001      7.350
209615-BW-2      CONSOLIDATED NAT GAS CO               16                                   2      10/22/2001      5.389
216640-AB-8      COOPER CAMERON CORP                4,277                                   2PE    06/20/2002      1.875
21701R-AB-4      COORS BREWING COMPANY                 21                                   2      04/30/2002      6.430
22160Q-AC-6      COSTCO COMPANIES INC             454,170                                   1      02/05/2002      0.413
224044-AL-1      COX COMMUNICATIONS INC NE            335                                   2      03/01/2001      6.393
224044-AY-3      COX COMMUNICATIONS INC NE             13                                   2      11/02/2000      7.791
2254CO-AU-1      CS FIRST BOSTON NY BRH SR         42,266                                   1PE    11/07/2001      2.749
2254CO-AZ-0      CS FIRST BOSTON NY BRH SR         12,427                                   1      08/02/2001      2.545
233331-AD-9      DTE ENERGY CO                         61                                   2      05/24/2001      6.490
233835-AH-0      DAIMLER CHRYSLER NORTH AM         (6,400)                                         12/01/2001      6.373
235851-AF-9      DANAHER CORP DEL                  58,168                                   1      09/04/200Z      2.245
25243E-AA-1      DIAGEO CAP PLC MTN BE               (419)                                  1PE    12/07/1999      7.092
25243Y-AA-7      DIAGEO CAP PLC                   (11,298)                                  1PE    07/24/2002      3.632
25243Y-AB-5      DIAGEO CAP PLC                    (6,556)                                  1PE    07/17/2002      3.220
26441Y-AD-9      DUKE WEKS REALTY CORP                (94)                                  2      03/15/2001      6.779
26613X-AC-5      DUPONT PHOTOMASKS INC            125,292                                   1      02/07/2002      3.160
268766-AQ-5      EOP OPER LTD PARTNERSHIP          20,344                                   2PE    05/08/2000      8.538
268766-BR-2      EOP OPER LTD PARTNERSHIP         (12,471)                                  2      06/13/2002      6.599
268766-BV-3      EOP OPER LTD PARTNERSHIP            (180)                                  2      07/11/2001      7.952
291011-AL-8      EMERSON ELEC CO                  (14,669)                                  1PE    06/19/2002      4.086
318522-AD-1      FIRST AMERN CORP CALIF            (7,162)                                  2      12/20/2002      4.012
319963-AD-6      FIRST DATA CORP                  (58,935)                                  1      09/03/2002     (0.682)
337358-DC-6      FIRST UN CORP                     (1,143)                                  1      12/10/2001      2.710
337358-DD-4      FIRST UNION CORP                  (3,190)                                  1      01/14/2002      6.176
337358-DH-5      FIRST UN CORP                       (298)                                  1PE    09/10/2002      2.286
338915-AH-4      FLEET FINL GROUP INC NEW                                                   1PE    08/28/2002      6.800
338915-AM-3      FLEET FINL GROUP INC NEW              24                                   1PE    08/19/2002      7.183
33900Q-AZ-7      FLEET FINL GP INC SR MTN            (449)                                  1      03/08/2002      1.660
345370-CA-6      FORD MTR CO DEL                       48                                   2      09/10/2002      8.818
345397-SQ-7      FORD MOTOR CR CO                    (872)                                  2      05/16/2002      5.809
36962G-UM-4      GENERAL ELEC CAP CORP MTN         (1,092)                                  1      04/19/2000      6.986
36962G-UU-6      GENERAL ELEC CAP CORP MTN        (36,032)                                  1      02/15/2002      4.407
-------------------------------------------------------------------------------------------------------------------------

                                     E08.19

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------
                                                         Interest
                                                      -------------
      1                       2                  3       4       5        6             7             8             9







                                                                                                               Book/Adjusted
    CUSIP                                              Rate     How    Maturity                    Option         Carrying
Identification           Description             *      of     Paid      Date      Option Date   Call Price        Value
----------------------------------------------------------------------------------------------------------------------------

370425-RZ-5      GENERAL MTRS ACCEP CORP               8.000   MN     11/01/2031                                   150,955
38141G-AK-0      GOLDMAN SACHS GROUP INC               7.500   JJ     01/28/2005                                   175,145
413875-AH-8      HARRIS CORP DEL                       3.500   FA     08/15/2022                                   750,000
428236-AC-7      HEWLETT PACKARD CO                            NONE   10/14/2017                                 3,788,984
441812-JW-5      HOUSEHOLD FIN CORP                    6.375   AO     10/15/2011                                    92,337
441812-JY-l      HOUSEHOLD FIN CORP                    7.000   MN     05/15/2012                                    95,183
451866-SS-7      ILLINOIS CENT RR CO                   6.750   MN     05/15/2003                                   527,434
459200-AR-2      INTERNATIONAL BUSINESS MA             6.220   FA     08/01/2027    08/02/2004     100.000         126,444
459506-AB-7      INTERNATIONAL FLAVORS&FRA             6.450   MN     05/15/2006                                   614,934
45974V-YU-6      INTERNATIONAL LEASE FIN M             5.120   AO     06/01/2005                                   829,122
460690-AJ-9      INTERPUBLIC GROUP COS INC             1.870   JD     06/01/2006                                 5,093,183
480081-AD-0      JONES APPAREL GROUP INC /                     NONE   02/01/2021                                 4,848,072
492386-AP-2      KERR MCGEE CORP                       5.250   FA     02/15/2010                                 5,000,517
49337W-AA-8      KEYSPAN CORP                          7.250   MN     11/15/2005                                   349,536
50075N-AA-2      KRAFT FOODS INC                       4.625   MN     11/01/2006                                   526,470
524908-BZ-2      LEHMAN BROS HLDGS INC                 6.625   AO     04/01/2004                                   446,990
530715-AR-2      LIBERTY MEDIA CORP                    3.250   MS     03/15/2031                                 5,896,677
559222-AG-9      MAGNA INTL INC                        4.875   FA     02/15/2005
56418H-AC-4      MANPOWER INC                                  NONE   08/17/2021                                 4,161,332
573275-AM-6      MARTIN MARIETTA CORP                  6.500   AO     04/15/2003                                   581,492
583334-AA-5      MEADWESTVACO CORP                     6.850   AO     04/01/2012                                    74,530
585055-AB-2      MEDTRONIC INC                         1.250   MS     09/15/2021                                 3,764,608
617446-DE-6      MORGAN STANLEY                        5.625   JJ     01/20/2004                                 1,509,668
617446-HC-6      MORGAN STANLEY DEAN WITTE             6.600   AO     04/01/2012                                   348,334
635405-AM-5      NATIONAL CITY CORP                    6.875   MN     05/15/2019                                   269,746
652478-AJ-7      NEWS AMER HLDGS INC                   8.500   FA     02/15/2005                                   130,473
653522-DH-2      NIAGARA MOHAWK PWR CORP               7.625   AO     10/01/2005                                   342,869
65473Q-AG-8      NISOURCE FIN CORP                     7.500   MN     11/15/2003                                   349,842
655844-AF-5      NORFOLK SOUTHERN CORP                 7.050   MN     05/01/2037                                   510,935
665772-BV-0      NORTHN STS PWR CO MINN                8.000   FA     08/28/2012                                    42,910
66586G-BX-4      NORTHERN TRUST CO MTNS BK             6.650   MN     11/09/2004                                 1,542,536
69344M-AE-1      PMI GROUP INC                         2.500   JJ     07/15/2021                                 6,008,758
73755L-AB-3      POTASH CORP SASK INC                  7.750   MN     05/31/2011                                   215,145
743263-AE-5      PROGRESS ENERGY INC                   7.750   MS     03/01/2031                                    99,886
744448-BT-7      PUBLIC SERVICE CO COLO                7.875   AO     10/01/2012                                    40,000
760759-AC-4      REPUBLIC SVCS INC                     6.750   FA     08/15/2011                                   203,362
783890-AF-3      SCI SYSTEMS INC                       3.000   MS     03/15/2007                                 3,543,750
79548E-GT-3      SALOMON SMITH BARNEY HLDG             2.210   MN     05/04/2004                                 1,102,237
861012-AB-8      STMICROELECTRONICS N V                        NONE   09/22/2009                                 5,659,613
867914-AR-4      SUNTRUST BKS INC                      7.750   MN     05/01/2010                                   227,899
87083P-AB-7      SWISS BK CORP MTN BE 144A             2.500   JUL    07/07/2002
88163V-AB-5      TEVA PHARMACEUTICAL FIN L             1.500   AO     10/15/2005                                 4,392,710
883556-AH-5      THERMO ELECTRON CORP                  4.000   JJ     01/15/2005                                 6,194,576
887364-AE-7      TIMES MIRROR CO NEW                           NONE   04/15/2017                                 2,695,925
891490-AR-5      TOSCO CORP                            7.800   JJ     01/01/2027                                    41,311
893830-AD-1      TRANSOCEAN SEDCO RIG                  1.500   MN     05/15/2021                                 4,297,857
902124-AC-0      TYCO INTL LTD NEW                             NONE   11/17/2020                                 1,432,500
91159H-EY-2      U S BANCORP MTNS BK ENT               6.000   MN     05/15/2004                                   101,340
913903-AL-4      UNIVERSAL HLTH SVCS INC               0.426   JD     06/23/2020                                 3,856,299
925524-AD-2      VIACOM INC                            7.750   JD     06/01/2005                                   352,298
925524-AE-0      VIACOM INC                            6.750   JJ     01/15/2003                                 1,000,966
925524-AJ-9      VIACOM INC                            7.700   JJ     07/30/2010                                   159,442
94975C-AE-7      WELLS FARGO FINL INC                  5.450   MN     05/03/2004                                   780,015
961548-AV-6      WESTVACO CORP                         8.200   JJ     01/15/2030                                   136,614
962166-BR-4      WEYERHAEUSER CO                       7.375   MS     03/15/2032                                    37,017
987425-AC-9      YOUNG & RUBICAM INC                   3.000   JJ     01/15/2005                                 4,858,727
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                                                                         Interest
                                                                                               --------------------------
      1                       2                     10         11          12          13           14            15



                                                                                                Amount Due
                                                              Rate                              and Accrued
                                                              Used                              Dec. 31 of
                                                               to                              Current Year      Gross
                                                             Obtain                              on Bonds        Amount
    CUSIP                                          Par        Fair        Fair       Actual       not in        Received
Identification           Description              Value       Value      Value        Cost        Default     During Year
-------------------------------------------------------------------------------------------------------------------------
370425-RZ-5      GENERAL MTRS ACCEP CORP          150,000   100.5440     150,816     150,955        2,000         6,000
38141G-AK-0      GOLDMAN SACHS GROUP INC          175,000   109.0000     190,750     175,273        5,578        13,125
413875-AH-8      HARRIS CORP DEL                  750,000    99.6250     747,188     750,000        9,115
428236-AC-7      HEWLETT PACKARD CO             8,400,000    44.1250   3,706,500   3,773,740
441812-JW-5      HOUSEHOLD FIN CORP               100,000   104.5510     104,551      92,066        1,346         3,188
441812-JY-l      HOUSEHOLD FIN CORP                95,000   109.5290     104,053      95,183          850         3,196
451866-SS-7      ILLINOIS CENT RR CO              525,000   101.5210     532,985     536,367        4,528        35,438
459200-AR-2      INTERNATIONAL BUSINESS MA        125,000    96.7500     120,938     128,239        3,240         7,775
459506-AB-7      INTERNATIONAL FLAVORS&FRA        590,000   108.0170     637,300     616,156        4,863        25,478
45974V-YU-6      INTERNATIONAL LEASE FIN M        825,000   104.6750     863,571     829,975        8,917        17,365
460690-AJ-9      INTERPUBLIC GROUP COS INC      6,750,000    76.2500   5,146,875   5,279,718       10,519       121,550
480081-AD-0      JONES APPAREL GROUP INC /      9,050,000    54.8750   4,966,188   4,604,323
492386-AP-2      KERR MCGEE CORP                4,545,000   104.0000   4,726,800   5,071,586       90,143       198,188
49337W-AA-8      KEYSPAN CORP                     350,000   112.1340     392,469     349,244        3,242        25,375
50075N-AA-2      KRAFT FOODS INC                  500,000   105.1340     525,675     526,470        3,918
524908-BZ-2      LEHMAN BROS HLDGS INC            450,000   105.4230     474,404     440,591        7,453        29,813
530715-AR-2      LIBERTY MEDIA CORP             5,900,000    93.7500   5,531,250   5,895,567       56,460       144,625
559222-AG-9      MAGNA INTL INC                                                                     4,875
56418H-AC-4      MANPOWER INC                   6,800,000    61.0000   4,148,000   4,060,438
573275-AM-6      MARTIN MARIETTA CORP             580,000   101.0770     586,247     588,188        7,959        37,700
583334-AA-5      MEADWESTVACO CORP                 75,000   110.9630      83,222      74,504        1,284         2,554
585055-AB-2      MEDTRONIC INC                  3,600,000   104.7500   3,771,000   3,771,915       13,250        45,500
617446-DE-6      MORGAN STANLEY                 1,475,000   103.0000   1,519,250   1,531,089       37,105        35,156
617446-HC-6      MORGAN STANLEY DEAN WITTE        350,000   110.8320     387,912     348,236        5,775        11,422
635405-AM-5      NATIONAL CITY CORP               300,000   108.7620     326,286     267,768        2,635        20,625
652478-AJ-7      NEWS AMER HLDGS INC              125,000   108.1290     135,161     133,708        4,014        10,625
653522-DH-2      NIAGARA MOHAWK PWR CORP          340,244   110.8010     376,994     345,188        6,486        25,944
65473Q-AG-8      NISOURCE FIN CORP                350,000   100.7890     352,762     349,494        3,354        26,250
655844-AF-5      NORFOLK SOUTHERN CORP            500,000   112.1970     560,985     511,005        5,875        35,250
665772-BV-0      NORTHN STS PWR CO MINN            40,000   113.3620      45,345      42,976        1,076
66586G-BX-4      NORTHERN TRUST CO MTNS BK      1,450,000   108.2180   1,569,164   1,562,825       13,928        48,213
69344M-AE-1      PMI GROUP INC                  5,650,000   106.8750   6,038,438   6,020,488       65,132       107,917
73755L-AB-3      POTASH CORP SASK INC             200,000   116.5770     233,154     215,990        1,335        15,500
743263-AE-5      PROGRESS ENERGY INC              100,000   113.6530     113,653      99,880        2,583         7,750
744448-BT-7      PUBLIC SERVICE CO COLO            40,000   111.6290      44,652      40,000          831
760759-AC-4      REPUBLIC SVCS INC                200,000   109.3330     218,666     203,463        5,100        10,969
783890-AF-3      SCI SYSTEMS INC                5,000,000    70.8750   3,543,750   4,053,751       44,167       150,000
79548E-GT-3      SALOMON SMITH BARNEY HLDG      1,100,000   100.0240   1,100,264   1,103,717        3,849        31,608
861012-AB-8      STMICROELECTRONICS N V         5,900,000    67.0000   3,953,000   5,651,287
867914-AR-4      SUNTRUST BKS INC                 225,000   120.2110     270,475     228,512        2,906        17,438
87083P-AB-7      SWISS BK CORP MTN BE 144A                                                          5,000
88163V-AB-5      TEVA PHARMACEUTICAL FIN L      4,350,000   107.0000   4,654,500   4,411,167       13,775        64,500
883556-AH-5      THERMO ELECTRON CORP           6,400,000    98.0000   6,272,500   6,144,000      118,044       128,000
887364-AE-7      TIMES MIRROR CO NEW            4,700,000    68.3750   3,213,625   2,438,156
891490-AR-5      TOSCO CORP                        35,000   121.9990      42,700      41,345        1,365
893830-AD-1      TRANSOCEAN SEDCO RIG           4,800,000    91.8750   4,410,000   4,274,125        9,200        72,000
902124-AC-0      TYCO INTL LTD NEW              2,000,000    71.6250   1,432,500   1,460,312
91159H-EY-2      U S BANCORP MTNS BK ENT          100,000   105.5590     105,559     102,624          767         6,000
913903-AL-4      UNIVERSAL HLTH SVCS INC        7,000,000    63.5000   4,445,000   3,663,250          663       299,820
925524-AD-2      VIACOM INC                       350,000   103.0000     360,500     354,165        2,260        27,125
925524-AE-0      VIACOM INC                     1,000,000    95.0000     950,000   1,030,677       31,125        67,500
925524-AJ-9      VIACOM INC                       150,000   118.8040     178,206     160,796        4,845        11,550
94975C-AE-7      WELLS FARGO FINL INC             775,000   104.6320     810,898     781,450        6,805        38,150
961548-AV-6      WESTVACO CORP                    125,000   116.2360     145,295     136,619        4,726
962166-BR-4      WEYERHAEUSER CO                   35,000   108.4530      37,023      37,959          760         1,312
987425-AC-9      YOUNG & RUBICAM INC             4,950,00    95.0000   4,702,500   4,832,455       68,475       124,500

-------------------------------------------------------------------------------------------------------------------------


      1                     2                       16           17            18           19         20           21
                                                                            Amount of
                                                                          Interest Due
                                                                          and Accrued
                                                                            Dec. 31
                                                                            Current
                                                              Increase      Year, on
                                                 Increase    (Decrease)     Bonds in
                                                (Decrease)   by Foreign   Default as to    NAIC                 Effective
    CUSIP                                           by         Exchange    Principal or   Desig-      Date       Rate of
Identification           Description            Adjustment   Adjustment     Interest      nation    Acquired     Interest
-------------------------------------------------------------------------------------------------------------------------
370425-RZ-5      GENERAL MTRS ACCEP CORP                                                    2      09/10/2002     7.942
38141G-AK-0      GOLDMAN SACHS GROUP INC              (62)                                  1PE    04/19/2000     7.456
413875-AH-8      HARRIS CORP DEL                                                            2      08/21/2002     3.500
428236-AC-7      HEWLETT PACKARD CO                15,244                                   2      12/24/2002     5.450
441812-JW-5      HOUSEHOLD FIN CORP                   271                                   1      07/31/2002     7.585
441812-JY-l      HOUSEHOLD FIN CORP                                                         1      07/16/2002     6.971
451866-SS-7      ILLINOIS CENT RR CO               (6,319)                                  2PE    12/01/2001     5.471
459200-AR-2      INTERNATIONAL BUSINESS MA         (1,570)                                  1PE    10/26/2001     4.853
459506-AB-7      INTERNATIONAL FLAVORS&FRA         (1,268)                                  2      10/16/2002     5.057
45974V-YU-6      INTERNATIONAL LEASE FIN M           (853)                                  1PE    05/30/2002     4.901
460690-AJ-9      INTERPUBLIC GROUP COS INC       (188,441)                                  3      08/06/2002     7.962
480081-AD-0      JONES APPAREL GROUP INC /        164,314                                   2      02/06/2002     3.482
492386-AP-2      KERR MCGEE CORP                  (30,158)                                  2      08/22/2002     3.599
49337W-AA-8      KEYSPAN CORP                         141                                   1      11/15/2000     7.302
50075N-AA-2      KRAFT FOODS INC                                                            1      12/27/2002     3.146
524908-BZ-2      LEHMAN BROS HLDGS INC              2,228                                   1      12/08/1999     7.195
530715-AR-2      LIBERTY MEDIA CORP                 4,679                                   2      06/04/2002     3.238
559222-AG-9      MAGNA INTL INC                                                                    02/12/1999
56418H-AC-4      MANPOWER INC                     100,894                                   2      02/07/2002     2.653
573275-AM-6      MARTIN MARIETTA CORP              (4,997)                                  2      12/01/2001     5.585
583334-AA-5      MEADWESTVACO CORP                     27                                   2      03/27/2002     6.943
585055-AB-2      MEDTRONIC INC                     (7,307)                                  1      02/13/2002     0.982
617446-DE-6      MORGAN STANLEY                   (20,024)                                  1      07/17/2002     3.335
617446-HC-6      MORGAN STANLEY DEAN WITTE             98                                   1      03/27/2002     6.670
635405-AM-5      NATIONAL CITY CORP                   875                                   1      08/31/2000     7.990
652478-AJ-7      NEWS AMER HLDGS INC               (2,343)                                  2      08/03/2001     6.263
653522-DH-2      NIAGARA MOHAWK PWR CORP             (834)                                  2      12/07/1999     7.310
65473Q-AG-8      NISOURCE FIN CORP                    169                                   2      11/13/2000     7.555
655844-AF-5      NORFOLK SOUTHERN CORP                (70)                                  2      01/29/2001     6.883
665772-BV-0      NORTHN STS PWR CO MINN               (67)                                  2      09/18/2002     6.995
66586G-BX-4      NORTHERN TRUST CO MTNS BK        (20,288)                                  1      07/22/2002     3.083
69344M-AE-1      PMI GROUP INC                    (11,418)                                  1      07/08/2002     2.084
73755L-AB-3      POTASH CORP SASK INC                (845)                                  2      04/23/2002     6.564
743263-AE-5      PROGRESS ENERGY INC                    1                                   2      02/14/2001     7.760
744448-BT-7      PUBLIC SERVICE CO COLO                                                     2      09/18/2002     7.875
760759-AC-4      REPUBLIC SVCS INC                   (106)                                  2      08/08/2002     6.489
783890-AF-3      SCI SYSTEMS INC                 (544,698)                                  4      02/13/2002     7.267
79548E-GT-3      SALOMON SMITH BARNEY HLDG         (1,480)                                  1      01/29/2002     2.055
861012-AB-8      STMICROELECTRONICS N V            12,855                                   2      10/11/2002     0.568
867914-AR-4      SUNTRUST BKS INC                    (289)                                  1PE    08/08/2000     7.518
87083P-AB-7      SWISS BK CORP MTN BE 144A                                                  1Z     08/14/1998
88163V-AB-5      TEVA PHARMACEUTICAL FIN L        (14,808)                                  2      05/03/2002     1.133
883556-AH-5      THERMO ELECTRON CORP              50,576                                   2      07/08/2002     5.690
887364-AE-7      TIMES MIRROR CO NEW              239,352                                   2      02/06/2002     3.893
891490-AR-5      TOSCO CORP                           (34)                                  1      08/23/2002     6.329
893830-AD-1      TRANSOCEAN SEDCO RIG              20,883                                   2      04/25/2002     2.195
902124-AC-0      TYCO INTL LTD NEW                (27,812)                                  3      12/31/2002     1.768
91159H-EY-2      U S BANCORP MTNS BK ENT             (922)                                  1PE    07/27/2001     4.977
913903-AL-4      UNIVERSAL HLTH SVCS INC          145,188                                   2      02/07/2002     3.969
925524-AD-2      VIACOM INC                          (839)                                  1      07/31/2000     7.448
925524-AE-0      VIACOM INC                       (24,545)                                  1      12/01/2001     4.213
925524-AJ-9      VIACOM INC                          (933)                                  1      08/06/2001     6.630
94975C-AE-7      WELLS FARGO FINL INC              (1,391)                                  1PE    07/30/2002     4.936
961548-AV-6      WESTVACO CORP                         (5)                                  2PE    10/29/2002     7.400
962166-BR-4      WEYERHAEUSER CO                       (6)                                  2      08/27/2002     6.913
987425-AC-9      YOUNG & RUBICAM INC               34,732                                   2      06/13/2002     3.921

                                     E08.20

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
          1                          2                3      Interest          6            7             8             9
                                                           ------------
                                                             4      5






                                                                                                                  Book/Adjusted
    CUSIP                                                  Rate    How     Maturity                    Option        Carrying
Identification                  Description           *     of     Paid      Date      Option Date   Call Price       Value
-------------------------------------------------------------------------------------------------------------------------------
G86220-AA-1              SWISS LIFE FINANCE                2.000   MN     05/20/2003
U74078-AE-3              NESLTE HLDGS INC                  3.000   MN     05/09/2005                                 4,963,250
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                                                                             207,985,907
-------------------------------------------------------------------------------------------------------------------------------
CANADA
-------------------------------------------------------------------------------------------------------------------------------
656568-AB-8              NORTEL NETWORKS CORP NEW          4.250   MS     09/01/2008                                 2,320,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL CANADA                                                                                                      2,320,000
-------------------------------------------------------------------------------------------------------------------------------
OTHERS
-------------------------------------------------------------------------------------------------------------------------------
04043P-AA-3              ARISTOCRAT LEISURE LTD            5.000   MN     05/31/2006                                 1,791,233
251526-BE-8              DEUTSCHE BK FINL INC MTNS         2.750   FA     02/08/2008                                 2,000,000
638539-AG-1              NATIONAL WESTMINSTER BK P         7.750   AO     04/29/2049                                   551,975
65557A-AA-5              NORDEA BK SWEDEN A B              5.250   MN     11/30/2012                                   209,290
701808-4A-2              HUTCHISON WHAMPOA LTD             2.000   JJ     01/12/2004                                 3,905,968
82481U-AB-5              SHIRE FIN LTD                     2.000   FA     08/21/2011                                 5,291,448
G03764-AA-8              ANGLO AMERICAN                    3.375   AO     04/17/2007                                 4,800,330
G86220-AB-9              SWISS LIFE FINANCE                2.000   MN     05/20/2005                                 4,790,393
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL OTHERS                                                                                                     23,340,637
-------------------------------------------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial, Misc. - Issuer Obligations                                                     233,646,544
-------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
17305E-AP-0              CITIBANK CCMT 2001-A6             5.650   JD     06/15/2008                                   474,893
17305E-BB-0              CITIBANK CCMT 2002-A5             1.450   MJSD   09/15/2007                                   845,000
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                                                                               1,319,893
-------------------------------------------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial, Misc. -
   Single Class Mortgage-Backed/Asset-Backed
   Securities                                                                                                        1,319,893
-------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
03061N-CA-5              AMERICREDIT AUTO REC TR 1         5.960   MTLY   03/05/2006                                   483,856
131700-AC-0              CALWEST INDL TR                   6.127   MTLY   02/15/2017                                   225,013
139732-CG-4              CAPITAL AUTO RECV ABN 200         1.500   MTLY   07/15/2005                                   500,156
139732-CX-7              CAPITAL AUTO RECV ABN 200         2.640   MTLY   03/15/2008                                   596,445
14040K-CL-0              CAPITAL ONE MASTER TR 200         1.920   MTLY   02/15/2008                                   449,331
16151R-AX-1              CHASE CC MASTER TRUST 200         5.500   MTLY   11/15/2008    11/01/2008     100.000         126,499
161581-BW-2              CHASE MAN AUTO OWNER TR 2         2.440   MTLY   06/15/2004                                    57,719
161581-BY-8              CHASE MAN AUTO OWNER TR 2         3.800   MTLY   05/15/2008                                   299,946
161581-CC-5              CHASE MAN AUTO OWNER TR 2         3.490   MTLY   03/15/2006                                   510,469
17303C-BR-1              CITIBANK CR CD MSTR TR 19         6.100   MN     05/15/2008
33901H-BA-0              FLEET CREDIT CD MT 2001-C         3.860   MTLY   03/15/2007                                   878,094
34527R-GY-3              FORD CREDIT AUTO TR 2002-         1.540   MTLY   01/15/2006                                   400,000
34527R-HF-3              FORD CREDIT AUTO TR 2002-         1.950   MTLY   06/15/2004                                   727,301
34528P-AA-4              FORD CREDIT FLORPLN MO TR         1.510   MTLY   07/15/2006                                   500,312
44179C-AM-8              HOUSEHOLD AUTO REC TR I 2         4.370   MTLY   12/17/2008                                   220,191
44179C-BC-9              HOUSEHOLD AUTO REC TR I 2         1.720   MTLY   05/17/2009                                   349,345
44179Q-AC-9              HOUSEHOLD AUTO REC TR I 2         7.300   MTLY   07/19/2004    07/17/2004     100.000          50,891
55264T-AQ-4              MBNA MASTER CC TR II 2002         4.950   MTLY   06/15/2009                                   550,749
55264T-AZ-4              MBNA MASTER CC TR II 2002         3.900   MTLY   11/15/2007                                   224,887
617059-DE-7              JP MORGAN COM MTG PTC 199         7.088   MTLY   09/15/2029    09/01/2029     100.000          52,634
61745M-KY-8              MORGAN STANLEY CAP I 1999         6.710   MTLY   12/15/2031    12/01/2031     100.000         162,601
61745M-NE-9              MORGAN STANLEY CAP I 1999         7.020   MTLY   03/15/2032    03/01/2032     100.000          70,744
61746W-ES-5              MORGAN STANLEY CAP I 2001         6.400   MTLY   02/01/2031                                   116,515
65473L-AC-8              NISSAN AUTO RECV GR TR 20         2.600   MTLY   08/15/2006                                   274,991
710318-AN-6              PEOPLES BANK CC MSTR TR 1         2.220   MTLY   11/15/2005                                   888,191
89232T-AC-3              TOYOTA AUTO RECEIVABLES 2         1.530   MTLY   09/15/2007                                   500,527
89232X-AB-6              TOYOTA AUTO RECEIVABLES 2         1.440   MTLY   03/15/2005                                   499,922
-------------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                                                                               9,717,329
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
          1                          2                   10           11           12            13                Interest
                                                                                                          --------------------------
                                                                                                               14             15


                                                                                                           Amount Due
                                                                     Rate                                  and Accrued
                                                                     Used                                  Dec. 31 of
                                                                      to                                  Current Year      Gross
                                                                    Obtain                                  on Bonds        Amount
     CUSIP                                               Par         Fair        Fair         Actual         not in        Received
Identification                  Description             Value       Value       Value          Cost         Default      During Year
------------------------------------------------------------------------------------------------------------------------------------
G86220-AA-1              SWISS LIFE FINANCE                                                                    13,000
U74078-AE-3              NESLTE HLDGS INC              4,700,000   111.7500     5,252,250     5,082,625        20,367       122,250
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                               237,890,244      XXX     207,038,318   208,346,321     1,365,348     4,067,194
------------------------------------------------------------------------------------------------------------------------------------
CANADA
------------------------------------------------------------------------------------------------------------------------------------
656568-AB-8              NORTEL NETWORKS CORP NEW      4,000,000    58.0000     2,320,000     3,766,800        56,667       131,278
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL CANADA                                        4,000,000      XXX       2,320,000     3,766,800        56,667       131,278
------------------------------------------------------------------------------------------------------------------------------------
OTHERS
------------------------------------------------------------------------------------------------------------------------------------
04043P-AA-3              ARISTOCRAT LEISURE LTD        1,800,000    98.2530     1,768,554     1,791,000        12,250        40,500
251526-BE-8              DEUTSCHE BK FINL INC MTNS     2,000,000    96.2500     1,925,000     2,000,000        21,847        55,000
638539-AG-1              NATIONAL WESTMINSTER BK P       500,000   113.8990       569,495       551,975         8,073        19,375
65557A-AA-5              NORDEA BK SWEDEN A B            210,000   101.7250       213,623       209,286         1,194
701808-4A-2              HUTCHISON WHAMPOA LTD         4,000,000    99.0840     3,963,360     3,838,000        37,556        40,000
82481U-AB-5              SHIRE FIN LTD                 5,500,000    91.6250     5,039,375     5,276,577        39,722        90,000
G03764-AA-8              ANGLO AMERICAN                4,750,000   100.0810     4,753,848     4,805,938        32,953        80,156
G86220-AB-9              SWISS LIFE FINANCE            4,700,000   104.7500     4,923,250     4,854,375        57,706        94,000
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL OTHERS                                       23,460,000      XXX      23,156,505    23,327,151       211,301       419,031
------------------------------------------------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial, Misc. -
   Issuer Obligations                                265,350,244      XXX     232,514,823   235,440,272     1,633,316     4,617,503
------------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
17305E-AP-0              CITIBANK CCMT 2001-A6           475,000   109.2140       518,767       474,862         1,193        26,838
17305E-BB-0              CITIBANK CCMT 2002-A5           845,000    99.9520       844,594       845,000           545         3,798
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                 1,320,000      XXX       1,363,361     1,319,862         1,738        30,636
------------------------------------------------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial, Misc. -
   Single Class Mortgage-Backed/Asset-Backed
   Securities                                          1,320,000      XXX       1,363,361     1,319,862         1,738        30,636
------------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
03061N-CA-5              AMERICREDIT AUTO REC TR 1       474,308   101.2020       480,014       487,018         2,042        28,269
131700-AC-0              CALWEST INDL TR                 225,000   109.4670       246,301       225,013           613        11,067
139732-CG-4              CAPITAL AUTO RECV ABN 200       500,000   100.0020       500,010       500,156           375
139732-CX-7              CAPITAL AUTO RECV ABN 200       600,000   100.7770       604,662       596,438           704
14040K-CL-0              CAPITAL ONE MASTER TR 200       450,000    99.4100       447,345       449,279           384         3,473
16151R-AX-1              CHASE CC MASTER TRUST 200       125,000   108.8460       136,058       126,675           573         5,156
161581-BW-2              CHASE MAN AUTO OWNER TR 2        57,647   100.1250        57,720        57,740            63           586
161581-BY-8              CHASE MAN AUTO OWNER TR 2       300,000   103.5300       310,590       299,938           507        11,400
161581-CC-5              CHASE MAN AUTO OWNER TR 2       500,000   102.1450       510,725       510,469           873
17303C-BR-1              CITIBANK CR CD MSTR TR 19                                                                381
33901H-BA-0              FLEET CREDIT CD MT 2001-C       880,000   103.3000       909,040       877,802         1,510        27,792
34527R-GY-3              FORD CREDIT AUTO TR 2002-       400,000   100.0430       400,172       400,000           291
34527R-HF-3              FORD CREDIT AUTO TR 2002-       727,301    99.9870       727,207       727,301           630         9,755
34528P-AA-4              FORD CREDIT FLORPLN MO TR       500,000   100.0630       500,315       500,313           357
44179C-AM-8              HOUSEHOLD AUTO REC TR I 2       225,000   104.1180       234,266       219,445           382         9,832
44179C-BC-9              HOUSEHOLD AUTO REC TR I 2       350,000   100.0000       350,000       349,344           251
44179Q-AC-9              HOUSEHOLD AUTO REC TR I 2        50,159   100.3720        50,346        51,288           142         3,356
55264T-AQ-4              MBNA MASTER CC TR II 2002       550,000   106.8520       587,686       550,816         1,210        15,881
55264T-AZ-4              MBNA MASTER CC TR II 2002       225,000   103.8000       233,550       224,874           390         4,119
617059-DE-7              JP MORGAN COM MTG PTC 199        50,000   113.1730        56,587        52,682           295         2,658
61745M-KY-8              MORGAN STANLEY CAP I 1999       150,000   113.3400       170,010       162,727           839         4,194
61745M-NE-9              MORGAN STANLEY CAP I 1999        65,000   115.3610        74,985        70,807           380         2,282
61746W-ES-5              MORGAN STANLEY CAP I 2001       112,127   109.7370       123,045       116,607           598         6,578
65473L-AC-8              NISSAN AUTO RECV GR TR 20       275,000   101.2230       278,363       274,990           318         1,787
710318-AN-6              PEOPLES BANK CC MSTR TR 1       890,000   100.0100       890,089       887,545           878        17,466
89232T-AC-3              TOYOTA AUTO RECEIVABLES 2       500,000   100.0470       500,235       500,527           361
89232X-AB-6              TOYOTA AUTO RECEIVABLES 2       500,000    99.9420       499,710       499,922           360
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                 9,681,542      XXX       9,879,031     9,719,716        15,707       165,651
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
          1                          2                   16           17             18          19         20         21

                                                                                 Amount of
                                                                                Interest Due
                                                                                and Accrued
                                                                                  Dec. 31
                                                                                  Current                            Effec-
                                                                   Increase      Year, on                             tive
                                                      Increase    (Decrease)     Bonds in                             Rate
                                                     (Decrease)   by Foreign   Default as to    NAIC                   of
    CUSIP                                                by        Exchange     Principal or    Desig-      Date        In-
Identification                  Description          Adjustment   Adjustment     Interest      nation    Acquired    terest
---------------------------------------------------------------------------------------------------------------------------
G86220-AA-1              SWISS LIFE FINANCE                                                      1      10/31/2000
U74078-AE-3              NESLTE HLDGS INC               (75,838)                                 1PE    07/10/2002    0.576
---------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                  250,463                                  XXX       XXX         XXX
---------------------------------------------------------------------------------------------------------------------------
CANADA
---------------------------------------------------------------------------------------------------------------------------
656568-AB-8              NORTEL NETWORKS CORP NEW    (1,446,800)                                 4      03/07/2002    5.271
---------------------------------------------------------------------------------------------------------------------------
   TOTAL CANADA                                      (1,446,800)                                 XXX       XXX         XXX
---------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------
04043P-AA-3              ARISTOCRAT LEISURE LTD             233                                  2Z     11/22/2002    5.157
251526-BE-8              DEUTSCHE BK FINL INC MTNS                                               1      02/05/2001    2.750
638539-AG-1              NATIONAL WESTMINSTER BK P                                                      07/17/2002    6.992
65557A-AA-5              NORDEA BK SWEDEN A B                 4                                  1      11/15/2002    5.294
701808-4A-2              HUTCHISON WHAMPOA LTD           67,968                                  1Z     03/21/2002    4.358
82481U-AB-5              SHIRE FIN LTD                   14,679                                  2      05/09/2002    2.479
G03764-AA-8              ANGLO AMERICAN                  (5,595)                                 1Z     06/19/2002    3.109
G86220-AB-9              SWISS LIFE FINANCE             (36,175)                                 1      02/07/2002    1.180
---------------------------------------------------------------------------------------------------------------------------
   TOTAL OTHERS                                          41,114                                  XXX       XXX         XXX
---------------------------------------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial, Misc. -
   Issuer Obligations                                (1,155,223)                                 XXX       XXX         XXX
---------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
17305E-AP-0              CITIBANK CCMT 2001-A6               17                                  1      06/12/2001    5.659
17305E-BB-0              CITIBANK CCMT 2002-A5                                                   2Z     09/12/2002    1.450
---------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                       17                                  XXX       XXX         XXX
---------------------------------------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial, Misc. -
   Single Class Mortgage-Backed/Asset-Backed
   Securities                                                17                                  XXX       XXX         XXX
---------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
03061N-CA-5              AMERICREDIT AUTO REC TR 1      (11,420)                                 1PE    12/01/2001    4.667
131700-AC-0              CALWEST INDL TR                                                         1      02/15/2002    6.126
139732-CG-4              CAPITAL AUTO RECV ABN 200                                               1PE    12/30/2002    1.472
139732-CX-7              CAPITAL AUTO RECV ABN 200            8                                  1PE    12/19/2002    2.871
14040K-CL-0              CAPITAL ONE MASTER TR 200           52                                  2Z     07/19/2002    1.978
16151R-AX-1              CHASE CC MASTER TRUST 200         (176)                                 1      03/15/2002    5.067
161581-BW-2              CHASE MAN AUTO OWNER TR 2         (113)                                 1      07/10/2002    2.278
161581-BY-8              CHASE MAN AUTO OWNER TR 2            8                                  1      10/30/2001    3.807
161581-CC-5              CHASE MAN AUTO OWNER TR 2                                               1      12/30/2002    2.187
17303C-BR-1              CITIBANK CR CD MSTR TR 19                                               1      04/25/2002
33901H-BA-0              FLEET CREDIT CD MT 2001-C          291                                  1      04/19/2002    3.966
34527R-GY-3              FORD CREDIT AUTO TR 2002-                                               1PE    12/20/2002    1.537
34527R-HF-3              FORD CREDIT AUTO TR 2002-                                               1PE    04/08/2002    1.950
34528P-AA-4              FORD CREDIT FLORPLN MO TR           (1)                                 1PE    12/20/2002    1.473
44179C-AM-8              HOUSEHOLD AUTO REC TR I 2          743                                  1      12/27/2001    5.140
44179C-BC-9              HOUSEHOLD AUTO REC TR I 2            1                                  1Z     12/19/2002    1.778
44179Q-AC-9              HOUSEHOLD AUTO REC TR I 2       (2,711)                                 1      01/23/2002    5.440
55264T-AQ-4              MBNA MASTER CC TR II 2002          (68)                                 1      05/10/2002    4.905
55264T-AZ-4              MBNA MASTER CC TR II 2002           14                                  1      06/18/2002    3.921
617059-DE-7              JP MORGAN COM MTG PTC 199          (47)                                 1      03/18/2002    6.542
61745M-KY-8              MORGAN STANLEY CAP I 1999         (126)                                 1      07/10/2002    5.921
61745M-NE-9              MORGAN STANLEY CAP I 1999          (62)                                 1      06/18/2002    6.181
61746W-ES-5              MORGAN STANLEY CAP I 2001         (304)                                 1      01/18/2002    6.017
65473L-AC-8              NISSAN AUTO RECV GR TR 20            1                                  1      08/08/2002    2.602
710318-AN-6              PEOPLES BANK CC MSTR TR 1          602                                  1      12/01/2001    2.361
89232T-AC-3              TOYOTA AUTO RECEIVABLES 2           (1)                                 1Z     12/20/2002    1.484
89232X-AB-6              TOYOTA AUTO RECEIVABLES 2                                               1Z     12/30/2002    1.450
---------------------------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                                  (13,309)                                 XXX           XXX      XXX
---------------------------------------------------------------------------------------------------------------------------

                                     E08.21

                  ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                    SCHEDULE D - PART 1

                Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------
      1                          2                                 3     Interest           6           7              8
                                                                       ------------
                                                                         4       5







    CUSIP                                                               Rate     How    Maturity                    Option
Identification               Description                           *     of     Paid      Date      Option Date   Call Price
----------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial, Misc. - Defined Multi-Class
   Commercial Mortgage-Backed Securities
----------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS                              6.600   MTLY   12/19/2029    12/01/2029      100.000
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2                              3.780   MTLY   02/06/2007
61910D-DF-6      MORTGAGE CAP FUNDING 1997                              7.117   MTLY   11/20/2027    11/01/2027      100.000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
4499999 - Total Bonds - Industrial, Misc. - Other Multi-Class
   Commercial Mortgage-Backed/Asset-Backed Securities
----------------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States
----------------------------------------------------------------------------------------------------------------------------
4599997 - Bonds - Industrial and Misc - Canada
----------------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries
----------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds
----------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations
----------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgage-Backed/
   Asset-Backed Securities
----------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial
   Mortgage-Backed Securities
----------------------------------------------------------------------------------------------------------------------------
5999999 - Total - Other Multi-Class Commercial
   Mortgage-Backed Securities
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
6099999 - Totals
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                          2                                    9               10            11          12





                                                                                                    Rate
                                                                                                    Used
                                                                                                     to
                                                                  Book/Adjusted                    Obtain
    CUSIP                                                           Carrying           Par          Fair         Fair
Identification               Description                             Value            Value         Value        Value
--------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial, Misc. - Defined Multi-Class
   Commercial Mortgage-Backed Securities                              9,717,329       9,681,542     XXX         9,879,031
--------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS                               27,944          25,000   111.4700          27,868
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2                              399,915         400,000   103.4610         413,844
61910D-DF-6      MORTGAGE CAP FUNDING 1997                              129,357         125,000   110.1530         137,691
--------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                       557,216         550,000     XXX            579,403
--------------------------------------------------------------------------------------------------------------------------
4499999 - Total Bonds - Industrial, Misc. - Other Multi-Class
   Commercial Mortgage-Backed/Asset-Backed Securities                   557,216         550,000     XXX            579,403
--------------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States               219,580,345     249,441,786     XXX        218,860,113
--------------------------------------------------------------------------------------------------------------------------
4599997 - Bonds - Industrial and Misc - Canada                        2,320,000       4,000,000     XXX          2,320,000
--------------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries              23,340,637      23,460,000     XXX         23,156,505
--------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                245,240,982     276,901,786     XXX        244,336,618
--------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                              1,815,688,353   1,899,551,877     XXX      1,883,483,819
--------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgage-Backed/
   Asset-Backed Securities                                           23,339,389      22,610,787     XXX         23,713,937
--------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial
   Mortgage-Backed Securities                                         9,717,329       9,681,542     XXX          9,879,031
--------------------------------------------------------------------------------------------------------------------------
5999999 - Total - Other Multi-Class Commercial
   Mortgage-Backed Securities                                           557,216         550,000     XXX            579,403
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
6099999  Totals                                                   1,849,302,287   1,932,394,206     XXX      1,917,656,190
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                          2                                  13                      Interest             16
                                                                               -----------------------------
                                                                                   14             15


                                                                                 Amount Due
                                                                                 and Accrued
                                                                                  Dec.31 of
                                                                                 Current Year       Gross      Increase
                                                                                  in Bonds          Amount     (Decrease)
    CUSIP                                                             Actual       not in         Received         by
Identification               Description                               Cost        Default       During Year   Adjustment
--------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial, Misc. - Defined Multi-Class
   Commercial Mortgage-Backed Securities                              9,719,716        15,707       165,651       (13,309)
-------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS                               27,961           138           275           (16)
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2                              399,893         1,050        15,120            20
61910D-DF-6      MORTGAGE CAP FUNDING 1997                              129,453           741         7,414           (96)
-------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                       557,307         1,929        22,809           (92)
-------------------------------------------------------------------------------------------------------------------------
4499999 - Total Bonds - Industrial, Misc. - Other Multi-Class
   Commercial Mortgage-Backed/Asset-Backed Securities                   557,307         1,929        22,809           (92)
-------------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States               219,943,206     1,384,722     4,286,290       237,079
-------------------------------------------------------------------------------------------------------------------------
4599997 - Bonds - Industrial and Misc - Canada                        3,766,800        56,667       131,278    (1,446,800)
-------------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries              23,327,151       211,301       419,031        41,114
-------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                247,037,157     1,652,690     4,836,599    (1,168,607)
-------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                              1,795,124,273    19,293,692    53,430,295     1,141,333
-------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgage-Backed/
   Asset-Backed Securities                                           23,343,358        98,715       525,557       (38,734)
-------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial
   Mortgage-Backed Securities                                         9,719,716        15,707       165,651       (13,309)
-------------------------------------------------------------------------------------------------------------------------
5999999 - Total - Other Multi-Class Commercial
   Mortgage-Backed Securities                                           557,307         1,929        22,809           (92)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
6099999  Totals                                                   1,828,744,654    19,410,043    54,144,312     1,089,198
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
      1                          2                                     17             18           19         20         21

                                                                                   Amount of
                                                                                 Interest Due
                                                                                 and Accrued
                                                                                    Dec. 31
                                                                                    Current                            Effec-
                                                                    Increase       Year, on                             tive
                                                                    (Decrease)      Bonds in                             Rate
                                                                    by Foreign   Default as to    NAIC                    of
    CUSIP                                                            Exchange     Pricipal or    Desig-      Date        In-
Identification               Description                            Adjustment      Interest     nation    Acquired    terest
-------------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial, Misc. - Defined Multi-Class
   Commercial Mortgage-Backed Securities                                                          XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS                                                           1    10/07/2002    5,479
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2                                                           1    10/30/2001    3,791
61910D-DF-6      MORTGAGE CAP FUNDING 1997                                                           2    02/14/2002    6,732
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                                                 XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
4499999 - Total Bonds - Industrial, Misc. - Other Multi-Class
   Commercial Mortgage-Backed/Asset-Backed Securities                                             XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States                                             XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
4599997 - Bonds - Industrial and Misc - Canada                                                    XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries                                           XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                                              XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                                                              XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgage-Backed/
   Asset-Backed Securities                                                                        XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial
   Mortgage-Backed Securities                                                                     XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------
5999999 - Total - Other Multi-Class Commercial
   Mortgage-Backed Securities                                                                     XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
6099999  Totals                                                                                   XXX         XXX         XXX
-------------------------------------------------------------------------------------------------------------------------------

                                     E08.22

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 1

         Showing all PREFERRED STOCKS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------------
     1                 2                                         3         4           5          6               7           8
                                                                                                               Rate Per
                                                                                                                 Share
                                                                                                                Used to
                                                                                                                Obtain
   CUSIP                                                  Number of    Par Value   Rate Per   Book/Adjusted      Fair
Identification   Description                               Shares      Per Share    Share     Carrying Value     Value    Fair Value
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
004408-20-9      ACE LTD                                  40,000.000     50.00                   2,409,200       60.230    2,409,200
071813-40-6      BAXTER INTL INC                          48,750.000     50.00                   2,441,772       50.100    2,442,375
25746U-20-8      DOMINION RES INC VA NEW                  60,000.000     50.00                   3,251,400       54.190    3,251,400
268939-40-2      EVI INC                                  75,000.000     50.00                   3,843,750       51.250    3,843,750
29477Q-20-4      EQUITY SECURITIES TR II                  88,000.000     22.50                   1,767,920       20.090    1,767,920
302181-20-1      EXPRESS SCRIPTS AUTO EXCH                22,200.000     69.00      86.000       1,909,200       86.000    1,909,200
345395-20-6      FORD MTR CO CAP TR II                   100,000.000     50.00      40.850       4,085,000       40.850    4,085,000
620076-20-8      MOTOROLA INC                             42,000.000     50.00                   1,344,000       32.000    1,344,000
666807-40-9      NORTHROP GRUMMAN CORP                    33,500.000    100.00                   3,757,720      107.740    3,609,290
717265-50-8      PHELPS DODGE CORP                        45,000.000    100.00      85.400       3,843,000       85.400    3,843,000
78412D-30-7      SEMCO ENERGY INC                        200,000.000     10.00                   2,063,953        5.360    1,072,000
816851-20-8      SEMPRA ENERGY                            40,000.000     25.00                   1,000,000       24.050      962,000
828806-40-6      SIMON PPTY GROUP INC NEW                 36,000.000    100.00                   3,348,000       93.000    3,348,000
852061-60-5      SPRINT CORP                             245,000.000     25.00                   1,790,950        7.310    1,790,950
879868-20-6      TEMPLE INLAND INC                       106,300.000     50.00                   5,562,288       45.390    4,824,957
892335-20-9      TOYS R US INC                            25,000.000     50.00                     841,250       33.650      841,250
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                                               43,259,403        XXX     41,344,292
------------------------------------------------------------------------------------------------------------------------------------
6399999 - Total - Preferred Stock - Industrial, Misc.                                           43,259,403        XXX     41,344,292
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
6599999 Total - Preferred Stocks                                                                43,259,403        XXX     41,344,292
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
     1                 2                                       9                  Dividends                 12
                                                                       ------------------------------
                                                                            10              11
                                                                                                         Increase
                                                                                                        (Decrease)
   CUSIP                                                               Declared but   Amount Received       by
Identification   Description                             Actual Cost      Unpaid        During Year     Adjustment
------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------
004408-20-9      ACE LTD                                  3,013,557                       165,000        (858,799)
071813-40-6      BAXTER INTL INC                          2,441,772
25746U-20-8      DOMINION RES INC VA NEW                  3,539,800      38,792           271,938        (294,850)
268939-40-2      EVI INC                                  3,893,760                       109,375         (50,010)
29477Q-20-4      EQUITY SECURITIES TR II                  2,023,160                       112,420        (331,740)
302181-20-1      EXPRESS SCRIPTS AUTO EXCH                2,190,252      14,595            80,420        (281,052)
345395-20-6      FORD MTR CO CAP TR II                    5,592,840      68,611           142,188      (1,507,840)
620076-20-8      MOTOROLA INC                             1,968,900                       127,769        (624,900)
666807-40-9      NORTHROP GRUMMAN CORP                    3,757,720                       224,951         (93,600)
717265-50-8      PHELPS DODGE CORP                        4,595,250                       129,096        (752,250)
78412D-30-7      SEMCO ENERGY INC                         2,063,953      30,556           214,500         241,313
816851-20-8      SEMPRA ENERGY                            1,000,000                        46,514
828806-40-6      SIMON PPTY GROUP INC NEW                 2,791,300      58,500           234,000         325,200
852061-60-5      SPRINT CORP                              1,911,245      53,339            66,795        (120,295)
879868-20-6      TEMPLE INLAND INC                        5,562,289                       217,029
892335-20-9      TOYS R US INC                            1,250,000                        36,450        (408,750)
------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                        47,595,798     264,393         2,178,445      (4,757,573)
------------------------------------------------------------------------------------------------------------------
6399999 - Total - Preferred Stock - Industrial, Misc.    47,595,798     264,393         2,178,445      (4,757,573)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
6599999 Total - Preferred Stocks                         47,595,798     264,393         2,178,445      (4,757,573)
------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
     1                 2                                         13             14        15


                                                            Increase
                                                         (Decrease) by       NAIC
   CUSIP                                                 Foreign Exchange   Desig-     Date
Identification   Description                                Adjustment      nation   Acquired
-----------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-----------------------------------------------------------------------------------------------
004408-20-9      ACE LTD                                                      P2L    12/05/2001
071813-40-6      BAXTER INTL INC                                                     12/20/2002
25746U-20-8      DOMINION RES INC VA NEW                                      P2L    10/24/2002
268939-40-2      EVI INC                                                      P2U    05/21/2002
29477Q-20-4      EQUITY SECURITIES TR II                                     P1LZ    01/08/2002
302181-20-1      EXPRESS SCRIPTS AUTO EXCH                                   RP3L    03/26/2002
345395-20-6      FORD MTR CO CAP TR II                                       RP3L    08/29/2002
620076-20-8      MOTOROLA INC                                                 P2L    04/26/2002
666807-40-9      NORTHROP GRUMMAN CORP                                               03/20/2002
717265-50-8      PHELPS DODGE CORP                                            P3U    06/21/2002
78412D-30-7      SEMCO ENERGY INC                                                    07/31/2002
816851-20-8      SEMPRA ENERGY                                                       04/24/2002
828806-40-6      SIMON PPTY GROUP INC NEW                                     P2L    02/15/2002
852061-60-5      SPRINT CORP                                                  P2L    11/21/2002
879868-20-6      TEMPLE INLAND INC                                                   06/07/2002
892335-20-9      TOYS R US INC                                                P2A    05/21/2002
-----------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                             XXX       XXX
-----------------------------------------------------------------------------------------------
6399999 - Total - Preferred Stock - Industrial, Misc.                         XXX       XXX
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
6599999 Total - Preferred Stocks                                              XXX       XXX
-----------------------------------------------------------------------------------------------

                                       E09

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 2

           Showing all COMMON STOCKS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------
     1                        2                        3             4                5              6            7
                                                                                Rate Per Share
    CUSIP                                          Number of    Book/Adjusted   Used to Obtain
Identification            Description               Shares     Carrying Value     Fair Value     Fair Value   Actual Cost
-------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
000886-10-1      A D C TELECOMMUNICATIONS         11,400.000         23,826          2.090           23,826       74,078
001055-10-2      AFLAC INC                         7,500.000        225,900         30.120          225,900      205,810
00130H-10-5      AES CORP                          7,800.000         23,556          3.020           23,556      115,448
001765-10-6      AMR CORP                          2,200.000         14,520          6.600           14,520       39,718
00184A-10-5      AOL TIME WARNER INC              64,350.000        842,985         13.100          842,985    1,766,550
001957-50-5      AMERICAN TELEPHONE & TELEGRAPH   11,077.000        289,220         26.110          289,220      400,554
00209A-10-6      AT&T WIRELESS SVCS INC           38,966.000        220,158          5.650          220,158      477,380
002824-10-0      ABBOTT LABS                      22,500.000        900,000         40.000          900,000      989,006
00724F-10-1      ADOBE SYS INC                     3,400.000         84,323         24.801           84,323       90,584
007903-10-7      ADVACED MICRO DEVICES INC         4,900.000         31,654          6.460           31,654       70,620
00817Y-10-8      AETNA INC NEW                     2,200.000         90,464         41.120           90,464       91,538
00846U-10-1      AGILENT TECHNOLOGIES INC          6,616.000        118,823         17.960          118,823      192,545
009158-10-6      AIR PRODS & CHEMS INC             3,300.000        141,075         42.750          141,075      146,469
013068-10-1      ALBERTO CULVER CO                   900.000         45,360         50.400           45,360       46,168
013104-10-4      ALBERTSONS INC                    5,804.000        129,197         22.260          129,197      200,370
013817-10-1      ALCOA INC                        12,136.000        276,458         22.780          276,458      338,129
017361-10-6      ALLEGHENY ENERGY INC              1,800.000         13,608          7.560           13,608       46,056
01741R-10-2      ALLEGHENY TECHNOLOGIES IN         1,100.000          6,853          6.230            6,853       14,009
018490-10-2      ALLERGAN INC                      1,900.000        109,478         57.620          109,478      106,583
019589-30-8      ALLIED WASTE INDS INC             2,800.000         28,000         10.000           28,000       23,652
020002-10-1      ALLSTATE CORP                    10,200.000        377,298         36.990          377,298      379,977
020039-10-3      ALLTEL CORP                       4,500.000        229,500         51.000          229,500      227,358
021441-10-0      ALTERA CORP                       5,500.000         67,815         12.330           67,815      140,140
02209S-10-3      ALTRIA GROUP INC                 30,500.000      1,236,165         40.530        1,236,165    1,362,295
023139-10-8      AMBAC FINL GROUP INC              1,500.000         84,360         56.240           84,360       91,130
023551-10-4      AMERADA HESS CORP                 1,300.000         71,565         55.050           71,565       97,986
023608-10-2      AMEREN CORP                       2,100.000         87,297         41.570           87,297       89,180
025537-10-1      AMERICAN ELEC PWR INC             4,840.000        132,277         27.330          132,277      181,275
025816-10-9      AMERICAN EXPRESS COMPANY         19,200.000        678,720         35.350          678,720      678,303
026375-10-5      AMERICAN GREETINGS CORP             900.000         14,220         15.800           14,220       13,473
026874-10-7      AMERICAN INTL GROUP INC          37,700.000      2,180,945         57.850        2,180,945    2,348,043
029066-10-7      AMERICAN PWR CONVERSION C         2,800.000         42,420         15.150           42,420       53,388
029712-10-6      AMERICAN STD COS INC DEL          1,100.000         78,254         71.140           78,254       72,254
03073E-10-5      AMERISOURCEBERGEN CORP            1,600.000         86,896         54.310           86,896      114,112
031162-10-0      AMGEN INC                        18,632.000        900,671         48.340          900,671      814,433
032165-10-2      AMSOUTH BANCORPORATION            5,150.000         98,880         19.200           98,880      118,238
032511-10-7      ANADARKO PETROLEUM CORP           3,546.000        169,853         47.900          169,853      173,922
032654-10-5      ANALOG DEVICES INC                5,300.000        126,511         23.870          126,511      155,337
034425-10-8      ANDREW CORP                       1,400.000         14,392         10.280           14,392       22,125
035229-10-3      ANHEUSER BUSCH COS INC           12,500.000        605,000         48.400          605,000      544,509
03674B-10-4      ANTHEM INC                        2,100.000        132,090         62.900          132,090      130,541
037389-10-3      AON CORP                          4,450.000         84,061         18.890           84,061      124,577
037411-10-5      APACHE CORP                       2,050.000        116,830         56.990          116,830      116,384
037604-10-5      APOLLO GROUP INC                  2,500.000        110,000         44.000          110,000       99,871
037833-10-0      APPLE COMPUTER INC                5,100.000         73,083         14.330           73,083       96,114
038020-10-3      APPLERA CORP APPLIED BIOSYS       3,000.000         52,620         17.540           52,620       72,402
038222-10-5      APPLIED MATLS INC                23,700.000        308,811         13.030          308,811      425,211
03822W-10-9      APPLIED MICRO CIRCUITS CO         4,300.000         15,867          3.690           15,867      132,811
039483-10-2      ARCHER DANIELS MIDLAND CO         9,373.000        116,225         12.400          116,225      128,107
044204-10-5      ASHLAND INC                       1,000.000         28,530         58.530           28,530       33,219
052769-10-6      AUTODESK INC                      1,600.000         22,880         14.300           22,880       27,032
053015-10-3      AUTOMATIC DATA PROCESSING         8,900.000        349,325         39.250          349,325      382,290
053332-10-2      AUTOZONE INC                      1,500.000        105,975         70.650          105,975      105,594
053499-10-9      AVAYA INC                         5,151.000         12,620          2.450           12,620       57,934
053611-10-9      AVERY DENNISON CORP               1,600.000         97,728         61.080           97,728       99,764
054303-10-2      AVON PRODS INC                    3,400.000        183,158         53.870          183,158      159,666
054937-10-7      BB&T CORP                         7,000.000        258,930         36.990          258,930      240,212
055482-10-3      BJ SVCS CO                        2,300.000         74,313         32.310           74,313       72,675
055921-10-0      BMC SOFTWARE INC                  3,400.000         58,174         17.110           58,174       87,260
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      1                       2                              Dividends                  10
                                                  ------------------------------
                                                        8                9
                                                                                      Increase
    CUSIP                                         Declared but   Amount Received   (Decrease) by
Identification            Description                Unpaid        During Year       Adjustment
---------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------
000886-10-1      A D C TELECOMMUNICATIONS                                             (15,145)
001055-10-2      AFLAC INC                                             1,207           21,317
00130H-10-5      AES CORP                                                             (55,004)
001765-10-6      AMR CORP                                                             (17,060)
00184A-10-5      AOL TIME WARNER INC                                                 (677,739)
001957-50-5      AMERICAN TELEPHONE & TELEGRAPH       5,025            5,049          127,209
00209A-10-6      AT&T WIRELESS SVCS INC                                              (169,192)
002824-10-0      ABBOTT LABS                          2,190           14,300         (205,413)
00724F-10-1      ADOBE SYS INC                           50              114          (29,306)
007903-10-7      ADVACED MICRO DEVICES INC                                            (25,876)
00817Y-10-8      AETNA INC NEW                                            88             (892)
00846U-10-1      AGILENT TECHNOLOGIES INC                                             (36,991)
009158-10-6      AIR PRODS & CHEMS INC                  108            1,554          (14,261)
013068-10-1      ALBERTO CULVER CO                      104              162             (808)
013104-10-4      ALBERTSONS INC                                        2,948          (41,303)
013817-10-1      ALCOA INC                              375            5,152         (101,652)
017361-10-6      ALLEGHENY ENERGY INC                                  1,290          (26,914)
01741R-10-2      ALLEGHENY TECHNOLOGIES IN                               426           (6,703)
018490-10-2      ALLERGAN INC                                            513          (11,935)
019589-30-8      ALLIED WASTE INDS INC                                                   (355)
020002-10-1      ALLSTATE CORP                          810            4,691           18,433
020039-10-3      ALLTEL CORP                            435            3,706           (8,428)
021441-10-0      ALTERA CORP                                                          (27,666)
02209S-10-3      ALTRIA GROUP INC                     3,760           46,760         (175,404)
023139-10-8      AMBAC FINL GROUP INC                                    405           (9,220)
023551-10-4      AMERADA HESS CORP                      390              870          (26,421)
023608-10-2      AMEREN CORP                                           4,064           (3,917)
025537-10-1      AMERICAN ELEC PWR INC                                 7,476          (46,497)
025816-10-9      AMERICAN EXPRESS COMPANY               473            4,128           (3,051)
026375-10-5      AMERICAN GREETINGS CORP                                                1,455
026874-10-7      AMERICAN INTL GROUP INC                               5,169         (502,363)
029066-10-7      AMERICAN PWR CONVERSION C                                              7,656
029712-10-6      AMERICAN STD COS INC DEL                                               6,000
03073E-10-5      AMERISOURCEBERGEN CORP                                  113          (26,962)
031162-10-0      AMGEN INC                                                            (38,205)
032165-10-2      AMSOUTH BANCORPORATION                 230            2,574           (5,471)
032511-10-7      ANADARKO PETROLEUM CORP                                 777           (7,003)
032654-10-5      ANALOG DEVICES INC                                                   (57,840)
034425-10-8      ANDREW CORP                                                           (4,858)
035229-10-3      ANHEUSER BUSCH COS INC                                6,819           (1,045)
03674B-10-4      ANTHEM INC                                                             1,549
037389-10-3      AON CORP                               210            2,029          (37,687)
037411-10-5      APACHE CORP                             91              420              446
037604-10-5      APOLLO GROUP INC                                                      10,129
037833-10-0      APPLE COMPUTER INC                       2                           (24,083)
038020-10-3      APPLERA CORP APPLIED BIOSYS            102              551          (34,486)
038222-10-5      APPLIED MATLS INC                                                   (124,543)
03822W-10-9      APPLIED MICRO CIRCUITS CO                                            (16,775)
039483-10-2      ARCHER DANIELS MIDLAND CO              240            1,450          (10,151)
044204-10-5      ASHLAND INC                                             770           (9,859)
052769-10-6      AUTODESK INC                                             90           (2,413)
053015-10-3      AUTOMATIC DATA PROCESSING              398            2,438          (94,525)
053332-10-2      AUTOZONE INC                                                         (10,319)
053499-10-9      AVAYA INC                                                            (22,495)
053611-10-9      AVERY DENNISON CORP                                   1,830           (4,474)
054303-10-2      AVON PRODS INC                                        1,920           15,176
054937-10-7      BB&T CORP                              248            5,334            5,722
055482-10-3      BJ SVCS CO                                                             1,638
055921-10-0      BMC SOFTWARE INC                                                       5,569
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------

                                                          11              12           13
     1                        2                       Increase
                                                    (Decrease) by        NAIC
    CUSIP                                         Foreign Exchange   Designation      Date
Identification            Description                 Adjustment         (a)        Acquired
---------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------
000886-10-1      A D C TELECOMMUNICATIONS                                 L        10/25/2002
001055-10-2      AFLAC INC                                                L        10/25/2002
00130H-10-5      AES CORP                                                 L        10/25/2002
001765-10-6      AMR CORP                                                 L        09/27/2002
00184A-10-5      AOL TIME WARNER INC                                      L        10/25/2002
001957-50-5      AMERICAN TELEPHONE & TELEGRAPH                                    10/25/2002
00209A-10-6      AT&T WIRELESS SVCS INC                                   L        10/25/2002
002824-10-0      ABBOTT LABS                                              L        10/25/2002
00724F-10-1      ADOBE SYS INC                                            L        10/25/2002
007903-10-7      ADVACED MICRO DEVICES INC                                L        10/25/2002
00817Y-10-8      AETNA INC NEW                                            L        10/25/2002
00846U-10-1      AGILENT TECHNOLOGIES INC                                 L        09/27/2002
009158-10-6      AIR PRODS & CHEMS INC                                    L        09/27/2002
013068-10-1      ALBERTO CULVER CO                                        L        06/21/2002
013104-10-4      ALBERTSONS INC                                           L        10/25/2002
013817-10-1      ALCOA INC                                                L        10/25/2002
017361-10-6      ALLEGHENY ENERGY INC                                     L        10/25/2002
01741R-10-2      ALLEGHENY TECHNOLOGIES IN                                L        10/25/2002
018490-10-2      ALLERGAN INC                                             L        05/28/2002
019589-30-8      ALLIED WASTE INDS INC                                    L        10/25/2002
020002-10-1      ALLSTATE CORP                                            L        10/25/2002
020039-10-3      ALLTEL CORP                                              L        09/27/2002
021441-10-0      ALTERA CORP                                              L        10/25/2002
02209S-10-3      ALTRIA GROUP INC                                         L        09/27/2002
023139-10-8      AMBAC FINL GROUP INC                                     L        05/28/2002
023551-10-4      AMERADA HESS CORP                                        L        03/28/2002
023608-10-2      AMEREN CORP                                              L        08/28/2002
025537-10-1      AMERICAN ELEC PWR INC                                    L        10/25/2002
025816-10-9      AMERICAN EXPRESS COMPANY                                 L        10/25/2002
026375-10-5      AMERICAN GREETINGS CORP                                  L        10/25/2002
026874-10-7      AMERICAN INTL GROUP INC                                  L        09/27/2002
029066-10-7      AMERICAN PWR CONVERSION C                                L        10/25/2002
029712-10-6      AMERICAN STD COS INC DEL                                 L        09/27/2002
03073E-10-5      AMERISOURCEBERGEN CORP                                   L        05/28/2002
031162-10-0      AMGEN INC                                                L        12/30/2002
032165-10-2      AMSOUTH BANCORPORATION                                   L        10/25/2002
032511-10-7      ANADARKO PETROLEUM CORP.                                 L        09/27/2002
032654-10-5      ANALOG DEVICES INC                                       L        10/25/2002
034425-10-8      ANDREW CORP                                              L        10/25/2002
035229-10-3      ANHEUSER BUSCH COS INC                                   L        09/27/2002
03674B-10-4      ANTHEM INC                                               L        08/28/2002
037389-10-3      AON CORP                                                 L        12/30/2002
037411-10-5      APACHE CORP                                              L        09/27/2002
037604-10-5      APOLLO GROUP INC                                         L        09/27/2002
037833-10-0      APPLE COMPUTER INC                                       L        10/25/2002
038020-10-3      APPLERA CORP APPLIED BIOSYS                              L        10/25/2002
038222-10-5      APPLIED MATLS INC                                        L        10/25/2002
03822W-10-9      APPLIED MICRO CIRCUITS CO                                L        09/27/2002
039483-10-2      ARCHER DANIELS MIDLAND CO                                L        10/25/2002
044204-10-5      ASHLAND INC                                              L        10/25/2002
052769-10-6      AUTODESK INC                                             L        10/25/2002
053015-10-3      AUTOMATIC DATA PROCESSING                                L        10/18/2002
053332-10-2      AUTOZONE INC                                             L        05/28/2002
053499-10-9      AVAYA INC                                                L        10/25/2002
053611-10-9      AVERY DENNISON CORP                                      L        05/28/2002
054303-10-2      AVON PRODS INC                                           L        09/27/2002
054937-10-7      BB&T CORP                                                L        10/25/2002
055482-10-3      BJ SVCS CO                                               L        10/25/2002
055921-10-0      BMC SOFTWARE INC                                         L        10/25/2002
---------------------------------------------------------------------------------------------

                                      E10

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          SCHEDULE D - PART 2 - SECTION 2

           Showing all COMMON STOCKS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------
     1                           2                       3              4                5              6            7
                                                                                   Rate Per Share
    CUSIP                                            Number of     Book/Adjusted   Used to Obtain
Identification               Description              Shares      Carrying Value     Fair Value     Fair Value   Actual Cost
----------------------------------------------------------------------------------------------------------------------------
057224-10-7      BAKER HUGHES INC                     4,880.000        157,087          32.190         157,087      156,760
058498-10-6      BALL CORP                              800.000         40,952          51.190          40,952       37,590
060505-10-4      BANK OF AMERICA CORPORATI           21,697.000      1,509,460          69.570       1,509,460    1,468,367
064057-10-2      BANK NEW YORK INC                   10,500.000        251,580          23.960         251,580      363,971
06423A-10-3      BANK ONE CORP                       16,910.000        618,061          36.550         618,061      710,008
067383-10-9      C R BARD INC                           800.000         46,400          58.000          46,400       44,662
071707-10-3      BAUSCH & LOMB INC                      800.000         28,800          36.000          28,800       35,346
071813-10-9      BAXTER INTL INC                      8,700.000        243,600          28.000         243,600      338,784
073902-10-8      BEAR STEARNS COS INC                 1,471.000         87,377          59.400          87,377       90,176
075887-10-9      BECTON DICKINSON & CO                3,700.000        113,553          30.690         113,553      126,580
075896-10-0      BED BATH & BEYOND INC                4,200.000        145,026          34.530         145,026      117,651
079860-10-2      BELLSOUTH CORP                      27,000.000        698,490          25.870         698,490      886,136
081437-10-5      BEMIS INC                              800.000         39,704          49.630          39,704       41,702
086516-10-1      BEST BUY INC                         4,650.000        112,298          24.150         112,298      154,024
089302-10-3      BIG LOTS INC                         1,600.000         21,168          13.230          21,168       22,618
090597-10-5      BI0GEN INC                           2,100.000         84,126          40.060          84,126      100,034
090613-10-0      BIOMET INC                           3,800.000        108,908          28.660         108,908       93,777
091797-10-0      BLACK & DECKER                       1,200.000         51,468          42.890          51,468       53,810
093671-10-5      BLOCK H & R INC                      2,600.000        104,520          40.200         104,520      111,211
097023-10-5      BOEING CO                           12,100.000        399,179          32.990         399,179      510,477
097383-10-3      BOISE CASCADE CORP                     800.000         20,176          25.220          20,176       25,561
101137-10-7      BOSTON SCIENTIFIC CORP               5,900.000        250,868          42.520         250,868      173,459
110122-10-8      BRISTOL MYERS SQUIBB CO             27,900.000        645,885          23.150         645,885    1,158,652
111320-10-7      BROADCOM CORP                        3,900.000         58,734          15.060          58,734      312,473
115637-20-9      BROWN FORMAN CORP                    1,000.000         65,360          65.360          65,360       75,758
117043-10-9      BRUNSWICK CORP                       1,300.000         25,818          19.860          25,818       26,988
12189T-10-4      BURLINGTON NORTHN SANTA F            5,500.000        143,055          26.010         143,055      154,796
122014-10-3      BURLINGTON RES INC                   2,900.000        123,685          42.650         123,685      113,664
125509-10-9      CIGNA CORP                           2,000.000         82,240          41.120          82,240      177,540
12567#-89-0      BEAR STEARNS MERCHANT BANKING II   962,241.090        962,241           1.000         962,241      962,241
125896-10-0      CMS ENERGY CORP                      2,000.000         18,880           9.440          18,880       30,531
126408-10-3      CSX CORP                             3,100.000         87,761          28.310          87,761      110,341
126650-10-0      CVS CORP                             5,600.000        139,832          24.970         139,832      191,129
131347-10-6      CALPINE CORP                         5,400.000         17,604           3.260          17,604       96,128
134429-10-9      CAMPBELL SOUP CO                     5,900.000        138,473          23.470         138,473      195,406
14040H-10-5      CAPITAL ONE FINL CORP                3,200.000         95,104          29.720          95,104      161,514
14149Y-10-8      CARDINAL HEALTH INC                  6,525.000        386,215          59.190         386,215      399,147
143658-10-2      CARNIVAL CORP                        8,400.000        209,580          24.950         209,580      270,348
149123-10-1      CATERPILLAR INC DEL                  5,000.000        228,600          45.720         228,600      240,851
151313-10-3      CENDANT CORP                        15,000.000        157,200          10.480         157,200      237,830
15189T-10-7      CENTERPOINT ENERGY INC               4,300.000         36,550           8.500          36,550       82,072
152312-10-4      CENTEX CORP                            900.000         45,180          50.200          45,180       52,171
156700-10-6      CENTURYTEL INC                       2,000.000         58,760          29.380          58,760       67,992
160903-10-0      CHARTER ONE FINL INC                 3,286.850         94,431          28.730          94,431       83,530
166764-10-0      CHEVRONTEXACO CORP                  15,441.000      1,026,518          66.480       1,026,518    1,270,350
170040-10-9      CHIRON CORP                          2,700.000        101,520          37.600         101,520      117,740
171232-10-1      CHUBB CORP                           2,500.000        130,500          52.200         130,500      163,770
171779-10-1      CIENA CORP                           6,200.000         31,868           5.140          31,868       53,921
172062-10-1      CINCINNATI FINL CORP                 2,300.000         86,365          37.550          86,365       82,772
172474-10-8      CINERGY CORP                         2,400.000         80,928          33.720          80,928       73,105
172737-10-8      CIRCUIT CITY STORE INC               3,000.000         22,260           7.420          22,260       40,896
17275R-10-2      CISCO SYS INC                      105,500.000      1,382,050          13.100       1,382,050    1,861,667
172908-10-5      CINTAS CORP                          2,500.000        114,375          45.750         114,375      110,063
172967-10-1      CITIGROUP INC                       74,353.000      2,616,482          35.190       2,616,482    2,634,966
17453B-10-1      CITIZENS COMMUNICATIONS C            4,000.000         42,200          10.550          42,200       40,942
177376-10-0      CITRIX SYS INC                       2,500.000         30,800          12.320          30,800       62,579
184502-10-2      CLEAR CHANNEL COMMUNICATI            8,800.000        328,152          37.290         328,152      411,806
189054-10-9      CLOROX CO DEL                        3,300.000        136,125          41.250         136,125      134,974
191216-10-0      COCA-COLA COMPANY                   35,800.000      1,569,472          43.840       1,569,472    2,029,388
191219-10-4      COCA COLA ENTERPRISES INC            6,400.000        139,008          51.720         139,008      159,997
194162-10-3      COLGATE PALMOLIVE CO                 7,800.000        408,954          52.430         408,954      413,306

--------------------------------------------------------------------------------------------------
     1                           2                             Dividends                  10
                                                    ------------------------------
                                                          8                9
                                                                                        Increase
    CUSIP                                           Declared but   Amount Received   (Decrease) by
Identification               Description               Unpaid        During Year       Adjustment
--------------------------------------------------------------------------------------------------
057224-10-7      BAKER HUGHES INC                                        1,716          (12,658)
058498-10-6      BALL CORP                                                 144            3,362
060505-10-4      BANK OF AMERICA CORPORATI                              40,996           75,242
064057-10-2      BANK NEW YORK INC                        832            5,206         (132,735)
06423A-10-3      BANK ONE CORP                                           8,513          (34,817)
067383-10-9      C R BARD INC                                              484            1,738
071707-10-3      BAUSCH & LOMB INC                        130              286            1,165
071813-10-9      BAXTER INTL INC                          291            2,503         (165,401)
073902-10-8      BEAR STEARNS COS INC                     116              663           (2,798)
075887-10-9      BECTON DICKINSON & CO                                     829           (4,048)
075896-10-0      BED BATH & BEYOND INC                                                    1,813
079860-10-2      BELLSOUTH CORP                         3,240           14,242         (179,913)
081437-10-5      BEMIS INC                                                 267           (1,998)
086516-10-1      BEST BUY INC                                                           (71,369)
089302-10-3      BIG LOTS INC                                                              (355)
090597-10-5      BI0GEN INC                                                             (17,714)
090613-10-0      BIOMET INC                                18              210           (3,446)
091797-10-0      BLACK & DECKER.                                           336           (2,342)
093671-10-5      BLOCK H & R INC                          468              760           (7,453)
097023-10-5      BOEING CO                                               5,763          (67,088)
097383-10-3      BOISE CASCADE CORP                       120              270           (4,502)
101137-10-7      BOSTON SCIENTIFIC CORP                                                  85,741
110122-10-8      BRISTOL MYERS SQUIBB CO               11,517           21,420         (446,676)
111320-10-7      BROADCOM CORP                                                          (57,003)
115637-20-9      BROWN FORMAN CORP                                         700          (10,398)
117043-10-9      BRUNSWICK CORP                                            650           (2,503)
12189T-10-4      BURLINGTON NORTHN SANTA F                660            1,476          (10,593)
122014-10-3      BURLINGTON RES INC                       138              825           13,881
125509-10-9      CIGNA CORP                               688            2,000         (111,820)
12567#-89-0      BEAR STEARNS MERCHANT BANKING II
125896-10-0      CMS ENERGY CORP                                         1,270          (12,759)
126408-10-3      CSX CORP                                                  820          (11,974)
126650-10-0      CVS CORP                                 143              868          (24,734)
131347-10-6      CALPINE CORP                                                           (34,254)
134429-10-9      CAMPBELL SOUP CO                         399            2,363          (21,631)
14040H-10-5      CAPITAL ONE FINL CORP                                     275          (76,330)
14149Y-10-8      CARDINAL HEALTH INC                       26              455          (36,852)
143658-10-2      CARNIVAL CORP                                           5,436          (20,339)
149123-10-1      CATERPILLAR INC DEL                      325            4,445          (13,700)
151313-10-3      CENDANT CORP                                                           (90,309)
15189T-10-7      CENTERPOINT ENERGY INC                                  2,781          (30,587)
152312-10-4      CENTEX CORP                                                48           (6,991)
156700-10-6      CENTURYTEL INC                                            278           (2,518)
160903-10-0      CHARTER ONE FINL INC                                    1,898            3,178
166764-10-0      CHEVRONTEXACO CORP                                     30,635         (285,536)
170040-10-9      CHIRON CORP                                                             (6,830)
171232-10-1      CHUBB CORP                             1,216            1,386          (32,388)
171779-10-1      CIENA CORP                                                             (17,331)
172062-10-1      CINCINNATI FINL CORP                     170            1,057              580
172474-10-8      CINERGY CORP                                            2,610            3,708
172737-10-8      CIRCUIT CITY STORE INC                    21              123          (21,480)
17275R-10-2      CISCO SYS INC                                                         (306,960)
172908-10-5      CINTAS CORP                                               125            3,455
172967-10-1      CITIGROUP INC                                          36,323         (486,294)
17453B-10-1      CITIZENS COMMUNICATIONS C                                                5,674
177376-10-0      CITRIX SYS INC                                                          (5,719)
184502-10-2      CLEAR CHANNEL COMMUNICATI                                              (53,805)
189054-10-9      CLOROX CO DEL                            684            1,497            1,978
191216-10-0      COCA-COLA COMPANY                                      21,580         (189,302)
191219-10-4      COCA COLA ENTERPRISES INC                                 716            6,709
194162-10-3      COLGATE PALMOLIVE CO                     660            3,846          (19,608)

------------------------------------------------------------------------------------------------
     1                           2                          11               12            13
                                                         Increase
                                                       (Decrease) by        NAIC
    CUSIP                                            Foreign Exchange   Designation      Date
Identification               Description                 Adjustment         (a)        Acquired
------------------------------------------------------------------------------------------------
057224-10-7      BAKER HUGHES INC                                            L        10/25/2002
058498-10-6      BALL CORP                                                   L        08/28/2002
060505-10-4      BANK OF AMERICA CORPORATI                                   L        09/27/2002
064057-10-2      BANK NEW YORK INC                                           L        10/25/2002
06423A-10-3      BANK ONE CORP                                               L        10/25/2002
067383-10-9      C R BARD INC                                                L        06/21/2002
071707-10-3      BAUSCH & LOMB INC                                           L        10/25/2002
071813-10-9      BAXTER INTL INC                                             L        10/18/2002
073902-10-8      BEAR STEARNS COS INC                                        L        05/28/2002
075887-10-9      BECTON DICKINSON & CO                                       L        10/25/2002
075896-10-0      BED BATH & BEYOND INC                                       L        10/25/2002
079860-10-2      BELLSOUTH CORP                                              L        10/25/2002
081437-10-5      BEMIS INC                                                   L        08/28/2002
086516-10-1      BEST BUY INC                                                L        10/25/2002
089302-10-3      BIG LOTS INC                                                L        10/25/2002
090597-10-5      BI0GEN INC                                                  L        10/25/2002
090613-10-0      BIOMET INC                                                  L        10/25/2002
091797-10-0      BLACK & DECKER                                              L        08/28/2002
093671-10-5      BLOCK H & R INC                                             L        09/27/2002
097023-10-5      BOEING CO                                                   L        10/25/2002
097383-10-3      BOISE CASCADE CORP                                          L        10/25/2002
101137-10-7      BOSTON SCIENTIFIC CORP                                      L        10/25/2002
110122-10-8      BRISTOL MYERS SQUIBB CO                                     L        10/25/2002
111320-10-7      BROADCOM CORP                                               L        10/25/2002
115637-20-9      BROWN FORMAN CORP                                           L        05/28/2002
117043-10-9      BRUNSWICK CORP                                              L        10/25/2002
12189T-10-4      BURLINGTON NORTHN SANTA F                                   L        10/25/2002
122014-10-3      BURLINGTON RES INC                                          L        10/25/2002
125509-10-9      CIGNA CORP                                                  L        03/28/2002
12567#-89-0      BEAR STEARNS MERCHANT BANKING II                            L        09/21/2000
125896-10-0      CMS ENERGY CORP                                             L        09/27/2002
126408-10-3      CSX CORP                                                    L        10/25/2002
126650-10-0      CVS CORP                                                    L        10/25/2002
131347-10-6      CALPINE CORP                                                L        10/18/2002
134429-10-9      CAMPBELL SOUP CO                                            L        10/25/2002
14040H-10-5      CAPITAL ONE FINL CORP                                       L        10/25/2002
14149Y-10-8      CARDINAL HEALTH INC                                         L        09/27/2002
143658-10-2      CARNIVAL CORP                                               L        10/25/2002
149123-10-1      CATERPILLAR INC DEL                                         L        10/25/2002
151313-10-3      CENDANT CORP                                                L        10/25/2002
15189T-10-7      CENTERPOINT ENERGY INC                                      L        09/27/2002
152312-10-4      CENTEX CORP                                                 L        06/21/2002
156700-10-6      CENTURYTEL INC                                              L        10/25/2002
160903-10-0      CHARTER ONE FINL INC                                        L        10/25/2002
166764-10-0      CHEVRONTEXACO CORP                                          L        09/27/2002
170040-10-9      CHIRON CORP                                                 L        10/25/2002
171232-10-1      CHUBB CORP                                                  L        09/27/2002
171779-10-1      CIENA CORP                                                  L        10/25/2002
172062-10-1      CINCINNATI FINL CORP                                        L        09/27/2002
172474-10-8      CINERGY CORP                                                L        10/25/2002
172737-10-8      CIRCUIT CITY STORE INC                                      L        10/25/2002
17275R-10-2      CISCO SYS INC                                               L        10/25/2002
172908-10-5      CINTAS CORP                                                 L        09/27/2002
172967-10-1      CITIGROUP INC                                               L        12/30/2002
17453B-10-1      CITIZENS COMMUNICATIONS C                                   L        10/25/2002
177376-10-0      CITRIX SYS INC                                              L        10/25/2002
184502-10-2      CLEAR CHANNEL COMMUNICATI                                   L        10/25/2002
189054-10-9      CLOROX CO DEL                                               L        09/27/2002
191216-10-0      COCA-COLA COMPANY                                           L        10/25/2002
191219-10-4      COCA COLA ENTERPRISES INC                                   L        10/25/2002
194162-10-3      COLGATE PALMOLIVE CO                                        L        09/27/2002

                                     E10.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 2 - SECTION 2
           Showing all COMMON STOCKS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------
     1                        2                          3               4                5              6            7
                                                                                    Rate Per Share
    CUSIP                                            Number of      Book/Adjusted   Used to Obtain
Identification            Description                 Shares       Carrying Value     Fair Value     Fair Value   Actual Cost
-----------------------------------------------------------------------------------------------------------------------------
20030N-10-1      COMCAST CORP NEW                     33,417.000        787,639         23.570          787,639     1,039,999
200340-10-7      COMERCIA INC                          2,500.000        108,100         43.240          108,100       141,184
204493-10-0      COMPAQ COMPUTER CORP
204912-10-9      COMPUTER ASSOC INTL INC               8,300.000        112,050         13.500          112,050       243,632
205363-10-4      COMPUTER SCIENCES CORP                2,500.000         86,125         34.450           86,125       111,249
205638-10-9      COMPUWARE CORP                        5,400.000         25,920          4.800           25,920        73,309
205862-40-2      COMVERSE TECHNOLOGY INC               2,600.000         26,052         10.020           26,052        82,391
205887-10-2      CONAGRA INC                           7,700.000        192,577         25.010          192,577       199,242
206197-10-5      CONCORD EFS INC                       7,300.000        114,902         15.740          114,902       175,192
20825C-10-4      CONCOPHILLIPS                        12,967.130        627,479         48.390          627,479       682,825
208464-10-7      CONSECO INC                                                             0.039
209115-10-4      CONSOLIDATED EDISON INC               3,100.000        132,742         42.820          132,742       126,987
210371-10-0      CONSTELLATION ENERGY GROUP INC        2,300.000         63,986         27.820           63,986        64,173
212485-10-6      CONVERGYS CORP                        2,400.000         36,360         15.150           36,360        72,532
216831-10-7      COOPER TIRE & RUBR CO                 1,000.000         15,340         15.340           15,340        13,446
217016-10-4      COORS ADOLPH CO                         500.000         30,625         61.250           30,625        33,659
219350-10-5      CORNING INC                          16,600.000         54,946          3.310           54,946       191,319
22160K-10-5      COSTCO WHSL CORP NEW                  6,600.000        185,196         28.060          185,196       244,962
222372-10-4      COUNTRYWIDE FINANCIAL CORP            1,800.000         92,970         51.650           92,970        85,799
224399-10-5      CRANE CO                                800.000         15,944         19.930           15,944        18,355
231021-10-6      CUMMINS INC                             600.000         16,878         28.130           16,878        18,217
233203-57-9      DFA TAX MANAGED U.S. SMALL CAP
                    VALUE                          3,833,981.332     48,844,922         12.740       48,844,922    55,254,479
233331-10-7      DTE ENERGY CO                         2,400.000        111,360         46.400          111,360        96,618
235811-10-6      DANA CORP                             2,100.000         24,696         11.760           24,696        35,381
235851-10-2      DANAHER CORP                          2,200.000        144,540         65.700          144,540       134,339
237194-10-5      DARDEN RESTAURANTS INC                2,450.000         50,103         20.450           50,103        46,954
244199-10-5      DEERE & CO                            3,400.000        155,890         45.850          155,890       147,225
24522P-10-3      DEL MONTE FOODS CO                    2,277.660         17,538          7.700           17,538        20,921
247025-10-9      DELL COMPUTER CORP                   37,400.000      1,000,076         26.740        1,000,076     1,016,525
247126-10-5      DELPHI CORP                           7,977.000         64,215          8.050           64,215       107,287
247361-10-8      DELTA AIR LINES                       1,700.000         20,570         12.100           20,570        56,151
248019-10-1      DELUXE CORP                             900.000         37,890         42.100           37,890        40,903
25179M-10-3      DEVON ENERGY CORP NEW                 2,300.000        105,570         45.900          105,570       105,852
254067-10-1      DILLARDS INC                          1,200.000         19,032         15.860           19,032        18,993
254687-10-6      THE WALT DISNEY CO                   29,400.000        479,514         16.310          479,514       707,933
256669-10-2      DOLLAR GEN CORP                       4,768.000         56,978         11.950           56,978        85,716
25746U-10-9      DOMINION RES INC                      4,400.000        241,560         54.900          241,560       258,243
257867-10-1      DONNELLEY R R & SONS CO               1,600.000         34,832         21.770           34,832        45,181
260003-10-8      DOVER CORP                            2,900.000         84,564         29.160           84,564        95,278
260543-10-3      DOW CHEM CO                          13,066.000        388,060         29.700          388,060       420,732
260561-10-5      DOW JONES & CO INC                    1,200.000         51,876         43.230           51,876        48,949
263534-10-9      DU PONT E I DE NEMOURS &             14,351.000        608,482         42.400          608,482       701,198
264399-10-6      DUKE ENERGY CORP                     12,800.000        250,112         19.540          250,112       372,393
26816Q-10-1      DYNEGY INC NEW                        5,300.000          6,254          1.180            6,254       116,211
268648-10-2      E M C CORP MASS                      31,700.000        194,638          6.140          194,638       442,006
26875P-10-1      EOG RES INC                           1,700.000         67,864         39.920           67,864        62,191
277432-10-0      EASTMAN CHEM CO                       1,100.000         40,447         36.770           40,447        48,498
277461-10-9      EASTMAN KODAK CO                      4,200.000        147,168         35.040          147,168       191,537
278058-10-2      EATON CORP                            1,000.000         78,110         78.110           78,110        84,278
278642-10-3      EBAY INC                              4,500.000        305,190         67.820          305,190       253,913
278865-10-0      ECOLAB INC                            1,900.000         94,050         49.500           94,050        77,745
281020-10-7      EDISON INTL                           4,600.000         54,510         11.850           54,510        75,353
28336L-10-9      EL PASO CORP                          8,430.000         58,673          6.960           58,673       217,126
285512-10-9      ELECTRONIC ARTS INC                   2,000.000         99,540         49.770           99,540       115,546
285661-10-4      ELECTRONIC DATA SYS NEW               6,900.000        127,167         18.430          127,167       277,178
291011-10-4      EMERSON ELEC CO                       6,100.000        310,185         50.850          310,185       340,989
292845-10-4      ENGELHARD CORP                        1,800.000         40,230         22.350           40,230        40,567
29364G-10-3      ENTERGY CORP NEW                      3,200.000        145,888         45.590          145,888       127,002
294429-10-5      EQUIFAX INC                           2,000.000         46,280         23.140           46,280        42,430
294741-10-3      EQUITY OFFICE PROPERTIES              6,000.000        149,880         24.980          149,880       168,499
29476L-10-7      EQUITY RESIDENTIAL                    3,900.000         95,862         24.580           95,862       106,903
30161N-10-1      EXELON CORPORATION                    4,700.000        248,019         52.770          248,019       230,726

-------------------------------------------------------------------------------------------------
     1                        2                              Dividends                    10
                                                   ------------------------------
                                                        8               9
                                                                                       Increase
    CUSIP                                          Declared but   Amount Received   (Decrease) by
Identification            Description                 Unpaid        During Year       Adjustment
-------------------------------------------------------------------------------------------------
20030N-10-1      COMCAST CORP NEW                                                       (252,360)
200340-10-7      COMERICA INC                                           1,895            (33,171)
204493-10-0      COMPAQ COMPUTER CORP                   107
204912-10-9      COMPUTER ASSOC INTL INC                 52               316            (92,015)
205363-10-4      COMPUTER SCIENCES CORP                                                  (10,548)
205638-10-9      COMPUWARE CORP                                                          (21,435)
205862-40-2      COMVERSE TECHNOLOGY INC                                                 (13,401)
205887-10-2      CONAGRA INC                                            4,961              2,707
206197-10-5      CONCORD EFS INC                                                         (88,592)
20825C-10-4      CONCOPHILLIPS                                          8,874            (78,063)
208464-10-7      CONSECO INC                            155
209115-10-4      CONSOLIDATED EDISON INC                                3,552              6,990
210371-10-0      CONSTELLATION ENERGY GROUP INC                         1,044              4,335
212485-10-6      CONVERGYS CORP                                                          (27,931)
216831-10-7      COOPER TIRE & RUBR CO                                    263                846
217016-10-4      COORS ADOLPH CO                                          308             (3,034)
219350-10-5      CORNING INC                                                             (36,893)
22160K-10-5      COSTCO WHSL CORP NEW                                                    (84,386)
222372-10-4      COUNTRYWIDE FINANCIAL CORP                               468              7,340
224399-10-5      CRANE CO                                                 200             (1,543)
231021-10-6      CUMMINS INC                                              450             (2,098)
233203-57-9      DFA TAX MANAGED U.S. SMALL CAP
                    VALUE                                              72,740        (10,333,714)
233331-10-7      DTE ENERGY CO                          412               950             14,766
235811-10-6      DANA CORP                                                 54             (3,967)
235851-10-2      DANAHER CORP                                             137                123
237194-10-5      DARDEN RESTAURANTS INC                                   130             (9,658)
244199-10-5      DEERE & CO                           1,056             1,718              3,727
24522P-10-3      DEL MONTE FOODS CO                                                       (3,383)
247025-10-9      DELL COMPUTER CORP                                                       14,689
247126-10-5      DELPHI CORP                            558             1,359            (32,596)
247361-10-8      DELTA AIR LINES                                          118            (16,884)
248019-10-1      DELUXE CORP                                              444             (3,013)
25179M-10-3      DEVON ENERGY CORP NEW                                    210               (282)
254067-10-1      DILLARDS INC                            76                92               (611)
254687-10-6      THE WALT DISNEY CO.                  6,174                              (94,463)
256669-10-2      DOLLAR GEN CORP                                          279            (15,671)
25746U-10-9      DOMINION RES INC                                       8,192            (26,900)
257867-10-1      DONNELLEY R R & SONS CO                                1,057             (6,940)
260003-10-8      DOVER CORP                                             1,040             (8,217)
260543-10-3      DOW CHEM CO                            783            11,042            (25,798)
260561-10-5      DOW JONES & CO INC                                       443              1,998
263534-10-9      DU PONT E I DE NEMOURS &                              14,281             12,662
264399-10-6      DUKE ENERGY CORP                                       9,323           (156,847)
26816Q-10-1      DYNEGY INC NEW                                           413            (70,101)
268648-10-2      E M C CORP MASS                                                        (138,763)
26875P-10-1      EOG RES INC                                              132              5,221
277432-10-0      EASTMAN CHEM CO                        792               572             (8,051)
277461-10-9      EASTMAN KODAK CO                       528             5,850             17,895
278058-10-2      EATON CORP                                               880             (6,168)
278642-10-3      EBAY INC                                                                 51,277
278865-10-0      ECOLAB INC                             361               581             12,143
281020-10-7      EDISON INTL                            806                               (6,866)
28336L-10-9      EL PASO CORP                                           3,654           (174,266)
285512-10-9      ELECTRONIC ARTS INC                                                     (16,006)
285661-10-4      ELECTRONIC DATA SYS NEW                 30             2,895           (207,036)
291011-10-4      EMERSON ELEC CO                                        6,799            (25,121)
292845-10-4      ENGELHARD CORP                                           480             (6,528)
29364G-10-3      ENTERGY CORP NEW                                       2,968             13,813
294429-10-5      EQUIFAX INC                                              106             (2,453)
294741-10-3      EQUITY OFFICE PROPERTIES                               8,950            (22,392)
29476L-10-7      EQUITY RESIDENTIAL                                     3,676            (10,839)
30161N-10-1      EXELON CORPORATION                                     4,838             14,967

----------------------------------------------------------------------------------------------
     1                        2                          11               12            13
                                                      Increase
                                                    (Decrease) by        NAIC
    CUSIP                                          Foreign Exchange   Designation      Date
Identification            Description                  Adjustment         (a)        Acquired
----------------------------------------------------------------------------------------------
20030N-10-1      COMCAST CORP NEW                                          L        12/30/2002
200340-10-7      COMERICA INC                                              L        09/27/2002
204493-10-0      COMPAQ COMPUTER CORP                                      L        08/11/1999
204912-10-9      COMPUTER ASSOC INTL INC                                   L        10/25/2002
205363-10-4      COMPUTER SCIENCES CORP                                    L        10/25/2002
205638-10-9      COMPUWARE CORP                                            L        10/25/2002
205862-40-2      COMVERSE TECHNOLOGY INC                                   L        10/25/2002
205887-10-2      CONAGRA INC                                               L        10/25/2002
206197-10-5      CONCORD EFS INC                                           L        10/25/2002
20825C-10-4      CONCOPHILLIPS                                             L        09/27/2002
208464-10-7      CONSECO INC                                               L        07/01/1998
209115-10-4      CONSOLIDATED EDISON INC                                   L        09/27/2002
210371-10-0      CONSTELLATION ENERGY GROUP INC                            L        09/27/2002
212485-10-6      CONVERGYS CORP                                            L        10/25/2002
216831-10-7      COOPER TIRE & RUBR CO                                     L        10/25/2002
217016-10-4      COORS ADOLPH CO                                           L        05/28/2002
219350-10-5      CORNING INC                                               L        12/30/2002
22160K-10-5      COSTCO WHSL CORP NEW                                      L        10/25/2002
222372-10-4      COUNTRYWIDE FINANCIAL CORP                                L        08/28/2002
224399-10-5      CRANE CO                                                  L        10/25/2002
231021-10-6      CUMMINS INC                                               L        10/25/2002
233203-57-9      DFA TAX MANAGED U.S. SMALL CAP
                    VALUE                                                  L        12/16/2002
233331-10-7      DTE ENERGY CO                                             L        09/27/2002
235811-10-6      DANA CORP                                                 L        09/27/2002
235851-10-2      DANAHER CORP                                              L        03/28/2002
237194-10-5      DARDEN RESTAURANTS INC                                    L        10/25/2002
244199-10-5      DEERE & CO                                                L        09/27/2002
24522P-10-3      DEL MONTE FOODS CO                                        L        12/27/2002
247025-10-9      DELL COMPUTER CORP                                        L        10/25/2002
247126-10-5      DELPHI CORP                                               L        10/25/2002
247361-10-8      DELTA AIR LINES                                           L        10/25/2002
248019-10-1      DELUXE CORP                                               L        08/28/2002
25179M-10-3      DEVON ENERGY CORP NEW                                     L        09/27/2002
254067-10-1      DILLARDS INC                                              L        10/25/2002
254687-10-6      THE WALT DISNEY CO.                                       L        10/25/2002
256669-10-2      DOLLAR GEN CORP                                           L        10/25/2002
25746U-10-9      DOMINION RES INC                                          L        10/25/2002
257867-10-1      DONNELLEY R R & SONS CO                                   L        10/25/2002
260003-10-8      DOVER CORP                                                L        10/25/2002
260543-10-3      DOW CHEM CO                                               L        10/25/2002
260561-10-5      DOW JONES & CO INC                                        L        09/27/2002
263534-10-9      DU PONT E I DE NEMOURS &                                  L        10/25/2002
264399-10-6      DUKE ENERGY CORP                                          L        10/25/2002
26816Q-10-1      DYNEGY INC NEW                                            L        10/25/2002
268648-10-2      E M C CORP MASS                                           L        10/25/2002
26875P-10-1      EOG RES INC                                               L        10/25/2002
277432-10-0      EASTMAN CHEM CO                                           L        08/28/2002
277461-10-9      EASTMAN KODAK CO                                          L        10/25/2002
278058-10-2      EATON CORP                                                L        05/28/2002
278642-10-3      EBAY INC                                                  L        12/30/2002
278865-10-0      ECOLAB INC                                                L        08/28/2002
281020-10-7      EDISON INTL                                               L        10/25/2002
28336L-10-9      EL PASO CORP                                              L        10/25/2002
285512-10-9      ELECTRONIC ARTS INC                                       L        08/28/2002
285661-10-4      ELECTRONIC DATA SYS NEW                                   L        10/25/2002
291011-10-4      EMERSON ELEC CO                                           L        09/27/2002
292845-10-4      ENGELHARD CORP                                            L        10/25/2002
29364G-10-3      ENTERGY CORP NEW                                          L        09/27/2002
294429-10-5      EQUIFAX INC                                               L        10/25/2002
294741-10-3      EQUITY OFFICE PROPERTIES                                  L        10/25/2002
29476L-10-7      EQUITY RESIDENTIAL                                        L        10/25/2002
30161N-10-1      EXELON CORPORATION                                        L        09/27/2002

                                      E10.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 2
           Showing all COMMON STOCKS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
     1                     2                            3              4                5              6            7


                                                                                  Rate Per Share
    CUSIP                                           Number of     Book/Adjusted   Used to Obtain
Identification         Description                   Shares      Carrying Value     Fair Value     Fair Value   Actual Cost
---------------------------------------------------------------------------------------------------------------------------
30231G-10-2      EXXON MOBIL CORP                   97,468.000     3,405,532          34.940        3,405,532    3,621,964
302571-10-4      FPL GROUP INC                       2,600.000       156,338          60.130          156,338      150,762
307000-10-9      FAMILY DLR STORES INC               2,500.000        78,025          31.210           78,025       74,745
313400-30-1      FEDERAL HOME LN MTG CORP           10,100.000       596,405          59.050          596,405      604,617
313586-10-9      FEDERAL NATL MTG ASSN              14,400.000       926,352          64.330          926,352    1,027,153
31410H-10-1      FEDERATED DEPT STORES INC           2,900.000        83,404          28.760           83,404      113,167
31428X-10-6      FEDEX CORP                          4,300.000       233,146          54.220          233,146      201,449
316773-10-0      FIFTH THIRD BANCORP                 8,369.000       490,005          58.550          490,005      478,886
319963-10-4      FIRST DATA CORP                    10,900.000       385,969          35.410          385,969      326,817
337162-10-1      FIRST TENN NATL CORP                1,800.000        64,692          35.940           64,692       67,792
337738-10-8      FISERV INC                          2,750.000        93,363          33.950           93,363      111,528
337932-10-7      FIRSTENERGY CORP                    4,264.000       140,584          32.970          140,584      143,209
339030-10-8      FLEETBOSTON FINL CORP              15,118.000       367,367          24.300          367,367      481,280
343412-10-2      FLUOR CORP                          1,100.000        30,800          28.000           30,800       29,745
345370-86-0      FORD MTR CO DEL                    26,200.000       243,660           9.300          243,660      496,710
345838-10-6      FOREST LABS INC                     2,600.000       255,372          98.220          255,372      208,978
349631-10-1      FORTUNE BRANDS INC                  2,200.000       102,322          46.510          102,322      106,858
354613-10-1      FRANKLIN RES INC                    3,700.000       126,096          34.080          126,096      132,510
35671D-85-7      FREEPORT-MCMORAN COPPER & GOLD      2,000.000        33,560          16.780           33,560       25,209
36225X-10-0      GPU INC
364730-10-1      GANNETT INC                         3,900.000       280,020          71.800          280,020      273,270
364760-10-8      GAP INC DEL                        12,450.000       193,224          15.520          193,224      242,124
367626-10-8      GATEWAY INC                         4,600.000        14,444           3.140           14,444       71,118
369550-10-8      GENERAL DYNAMICS CORP               2,900.000       230,173          79.370          230,173      250,221
369604-10-3      GENERAL ELEC CO                   144,000.000     3,506,400          24.350        3,506,400    4,603,779
370334-10-4      GENERAL MLS INC                     5,300.000       248,835          46.950          248,835      238,880
370442-10-5      GENERAL MTRS CORP                   8,100.000       298,566          36.860          298,566      439,323
372460-10-5      GENUINE PARTS CO                    2,500.000        77,000          30.800           77,000       72,786
372917-10-4      GENZYME CORP                        3,100.000        91,667          29.570           91,667      121,637
373298-10-8      GEORGIA PAC CORP                    3,237.000        52,310          16.160           52,310       75,492
375766-10-2      GILLETTE CO                        15,200.000       461,472          30.360         461 ,472      585,608
381317-10-6      GOLDEN WEST FINL CORP DEL           2,300.000       165,163          71.810          165,163      124,125
38141G-10-4      GOLDMAN SACHS GROUP INC             7,000.000       476,700          68.100          476,700      503,336
382388-10-6      GOODRICH CORPORATION                1,400.000        25,648          18.320           25,648       34,238
382550-10-1      GOODYEAR TIRE & RUBR CO             2,300.000        15,663           6.810           15,663       37,325
384802-10-4      GRAINGER W W INC                    1,400.000        72,170          51.550           72,170       66,521
390568-10-3      GREAT LAKES CHEM CORP                 700.000        16,716          23.880           16,716       18,084
401698-10-5      GUIDANT CORP                        4,400.000       135,740          30.850          135,740      169,131
404119-10-9      HCA INC                             7,500.000       311,250          41.500          311,250      319,901
406216-10-1      HALLIBURTON CO                      6,200.000       116,002          18.710          116,002      172,655
41014S-10-6      HANCOCK JOHN FINL SVCS IN           4,200.000       117,180          27.900          117,180      151,637
412822-10-8      HARLEY DAVIDSON INC                 4,400.000       203,280          46.200          203,280      198,736
413619-10-7      HARRAHS ENTMT INC                   1,600.000        63,360          39.600           63,360       63,054
416515-10-4      HARTFORD FINL SVCS GROUP            3,600.000       163,548          45.430          163,548      200,505
418056-10-7      HASBRO INC                          2,400.000        27,720          11.550           27,720       43,677
421924-10-1      HEALTHSOUTH CORP                    5,700.000        23,940           4.200           23,940       78,310
421933-10-2      HEALTH MGMT ASSOC INC NEW           3,400.000        60,860          17.900           60,860       66,438
423074-10-3      HEINZ H J CO                        5,100.000       167,637          32.870          167,637      193,400
427056-10-6      HERCULES INC                        1,500.000        13,200           8.800           13,200       17,147
427866-10-8      HERSHEY FOODS CORP                  2,000.000       134,880          67.440          134,880      131,713
428236-10-3      HEWLETT PACKARD CO                 43,938.000       762,764          17.360          762,764    1,012,828
432848-10-9      HILTON HOTELS CORP                  5,400.000        68,634          12.710           68,634       55,141
437076-10-2      HOME DEPOT INC                     33,950.000       815,479          24.020          815,479    1,206,961
438516-10-6      HONEYWELL INTL INC                 11,837.000       284,088          24.000          284,088      433,313
441815-10-7      HOUSEHOLD INTL INC                  6,900.000       191,889          27.810          191,889      288,761
444859-10-2      HUMANA INC                          2,400.000        24,000          10.000           24,000       25,601
446150-10-4      HUNTINGTON BANCSHARES INC           3,400.000        63,614          18.710           63,614       72,236
449934-10-8      IMS HEALTH INC                      4,000.000        64,000          16.000           64,000       87,445
450911-10-2      ITT INDS INC IND                    1,300.000        78,897          60.690           78,897       77,102
452308-10-9      ILLINOIS TOOL WKS INC               4,400.000       285,384          64.860          285,384      283,926
458140-10-0      INTEL CORP                         96,100.000     1,496,277          15.570        1,496,277    2,261,764
459200-10-1      INTERNATIONAL BUSINESS MACHINES    24,500.000     1,898,750          77.500        1,898,750    2,009,149

-------------------------------------------------------------------------------------------------
     1                     2                                  Dividends                  10
                                                   ------------------------------
                                                        8                9
                                                                                       Increase
    CUSIP                                          Declared but   Amount Received   (Decrease) by
Identification         Description                    Unpaid        During Year       Adjustment
-------------------------------------------------------------------------------------------------
30231G-10-2      EXXON MOBIL CORP                                      64,463          (297,106)
302571-10-4      FPL GROUP INC                                          3,757             5,422
307000-10-9      FAMILY DLR STORES INC                                    333             2,639
313400-30-1      FEDERAL HOME LN MTG CORP                               6,688           (43,087)
313586-10-9      FEDERAL NATL MTG ASSN                 1,176           12,790          (156,832)
31410H-10-1      FEDERATED DEPT STORES INC                                              (22,562)
31428X-10-6      FEDEX CORP                              215              380             6,390
316773-10-0      FIFTH THIRD BANCORP                     152            5,357           (40,225)
319963-10-4      FIRST DATA CORP                          40              458           (26,898)
337162-10-1      FIRST TENN NATL CORP                                     500            (3,100)
337738-10-8      FISERV INC                                                             (24,740)
337932-10-7      FIRSTENERGY CORP                                       4,259            (4,758)
339030-10-8      FLEETBOSTON FINL CORP                 2,157           12,730          (104,696)
343412-10-2      FLUOR CORP                                               352            (2,312)
345370-86-0      FORD MTR CO DEL                                        7,084          (126,470)
345838-10-6      FOREST LABS INC                                                         42,524
349631-10-1      FORTUNE BRANDS INC                                     1,744            (2,683)
354613-10-1      FRANKLIN RES INC                        130              623            (1,839)
35671D-85-7      FREEPORT-MCMORAN COPPER & GOLD                                           7,046
36225X-10-0      GPU INC                                 309
364730-10-1      GANNETT INC                             190            2,492             1,395
364760-10-8      GAP INC DEL                                              819            27,042
367626-10-8      GATEWAY INC                                                            (11,124)
369550-10-8      GENERAL DYNAMICS CORP                                  2,488           (17,681)
369604-10-3      GENERAL ELEC CO                       4,710           66,366        (1,486,256)
370334-10-4      GENERAL MLS INC                                        3,383              (404)
370442-10-5      GENERAL MTRS CORP                                     11,248          (108,078)
372460-10-5      GENUINE PARTS CO                                       1,503            (7,781)
372917-10-4      GENZYME CORP                                                           (29,970)
373298-10-8      GEORGIA PAC CORP                        200            1,093           (15,035)
375766-10-2      GILLETTE CO                                            6,695           (35,840)
381317-10-6      GOLDEN WEST FINL CORP DEL                                623            23,947
38141G-10-4      GOLDMAN SACHS GROUP INC                                1,440           (26,636)
382388-10-6      GOODRICH CORPORATION                    193              705            (4,851)
382550-10-1      GOODYEAR TIRE & RUBR CO                                  744           (24,218)
384802-10-4      GRAINGER W W INC                                         506             5,039
390568-10-3      GREAT LAKES CHEM CORP                    63              116              (475)
401698-10-5      GUIDANT CORP                                                           (47,198)
404119-10-9      HCA INC                                                  408           (15,320)
406216-10-1      HALLIBURTON CO                                         2,175            29,330
41014S-10-6      HANCOCK JOHN FINL SVCS IN                              1,344           (37,473)
412822-10-8      HARLEY DAVIDSON INC                                      464           (26,387)
413619-10-7      HARRAHS ENTMT INC                                                       (3,339)
416515-10-4      HARTFORD FINL SVCS GROUP                798            2,279           (46,971)
418056-10-7      HASBRO INC                               78              180            (5,665)
421924-10-1      HEALTHSOUTH CORP                                                       (39,091)
421933-10-2      HEALTH MGMT ASSOC INC NEW                                 68            (5,184)
423074-10-3      HEINZ H J CO                            410            4,658            (8,471)
427056-10-6      HERCULES INC                                                            (1,235)
427866-10-8      HERSHEY FOODS CORP                                     1,929             1,102
428236-10-3      HEWLETT PACKARD CO                      672            7,325          (147,027)
432848-10-9      HILTON HOTELS CORP                                       282             6,534
437076-10-2      HOME DEPOT INC                                         5,420          (636,930)
438516-10-6      HONEYWELL INTL INC                                     6,215           (90,441)
441815-10-7      HOUSEHOLD INTL INC                                     3,928          (124,850)
444859-10-2      HUMANA INC                                                              (5,250)
446150-10-4      HUNTINGTON BANCSHARES INC               220            1,296             1,331
449934-10-8      IMS HEALTH INC                                           204            (9,257)
450911-10-2      ITT INDS INC IND                        120              500               435
452308-10-9      ILLINOIS TOOL WKS INC                   108            2,055           (11,400)
458140-10-0      INTEL CORP                                             5,508        (1,013,812)
459200-10-1      INTERNATIONAL BUSINESS MACHINES                       10,373          (488,476)

----------------------------------------------------------------------------------------------
     1                     2                             11             12            13

               Increase
                                                     (Decrease) by        NAIC
    CUSIP                                          Foreign Exchange   Designation      Date
Identification         Description                     Adjustment         (a)        Acquired
----------------------------------------------------------------------------------------------
30231G-10-2      EXXON MOBIL CORP                                         L         10/25/2002
302571-10-4      FPL GROUP INC                                            L         09/27/2002
307000-10-9      FAMILY DLR STORES INC                                    L         10/25/2002
313400-30-1      FEDERAL HOME LN MTG CORP                                 L         09/27/2002
313586-10-9      FEDERAL NATL MTG ASSN                                    L         09/27/2002
31410H-10-1      FEDERATED DEPT STORES INC                                L         10/25/2002
31428X-10-6      FEDEX CORP                                               L         08/28/2002
316773-10-0      FIFTH THIRD BANCORP                                      L         09/27/2002
319963-10-4      FIRST DATA CORP                                          L         10/25/2002
337162-10-1      FIRST TENN NATL CORP                                     L         10/25/2002
337738-10-8      FISERV INC                                               L         10/25/2002
337932-10-7      FIRSTENERGY CORP                                         L         10/25/2002
339030-10-8      FLEETBOSTON FINL CORP                                    L         10/25/2002
343412-10-2      FLUOR CORP                                               L         10/25/2002
345370-86-0      FORD MTR CO DEL                                          L         10/18/2002
345838-10-6      FOREST LABS INC                                          L         09/27/2002
349631-10-1      FORTUNE BRANDS INC                                       L         06/21/2002
354613-10-1      FRANKLIN RES INC                                         L         10/25/2002
35671D-85-7      FREEPORT-MCMORAN COPPER & GOLD                           L         10/25/2002
36225X-10-0      GPU INC                                                  L         11/18/1998
364730-10-1      GANNETT INC                                              L         08/28/2002
364760-10-8      GAP INC DEL                                              L         10/25/2002
367626-10-8      GATEWAY INC                                              L         10/25/2002
369550-10-8      GENERAL DYNAMICS CORP                                    L         09/27/2002
369604-10-3      GENERAL ELEC CO                                          L         12/30/2002
370334-10-4      GENERAL MLS INC                                          L         09/27/2002
370442-10-5      GENERAL MTRS CORP                                        L         09/27/2002
372460-10-5      GENUINE PARTS CO                                         L         10/25/2002
372917-10-4      GENZYME CORP                                             L         10/25/2002
373298-10-8      GEORGIA PAC CORP                                         L         10/25/2002
375766-10-2      GILLETTE CO                                              L         10/25/2002
381317-10-6      GOLDEN WEST FINL CORP DEL                                L         03/28/2002
38141G-10-4      GOLDMAN SACHS GROUP INC                                  L         09/27/2002
382388-10-6      GOODRICH CORPORATION                                     L         10/25/2002
382550-10-1      GOODYEAR TIRE & RUBR CO                                  L         09/27/2002
384802-10-4      GRAINGER W W INC                                         L         08/28/2002
390568-10-3      GREAT LAKES CHEM CORP                                    L         10/25/2002
401698-10-5      GUIDANT CORP                                             L         10/18/2002
404119-10-9      HCA INC                                                  L         09/27/2002
406216-10-1      HALLIBURTON CO                                           L         10/25/2002
41014S-10-6      HANCOCK JOHN FINL SVCS IN                                L         10/25/2002
412822-10-8      HARLEY DAVIDSON INC                                      L         08/28/2002
413619-10-7      HARRAHS ENTMT INC                                        L         03/28/2002
416515-10-4      HARTFORD FINL SVCS GROUP                                 L         09/27/2002
418056-10-7      HASBRO INC                                               L         10/25/2002
421924-10-1      HEALTHSOUTH CORP                                         L         10/25/2002
421933-10-2      HEALTH MGMT ASSOC INC NEW                                L         10/25/2002
423074-10-3      HEINZ H J CO                                             L         10/25/2002
427056-10-6      HERCULES INC                                             L         10/25/2002
427866-10-8      HERSHEY FOODS CORP                                       L         05/28/2002
428236-10-3      HEWLETT PACKARD CO                                       L         10/18/2002
432848-10-9      HILTON HOTELS CORP                                       L         10/25/2002
437076-10-2      HOME DEPOT INC                                           L         10/25/2002
438516-10-6      HONEYWELL INTL INC                                       L         10/25/2002
441815-10-7      HOUSEHOLD INTL INC                                       L         12/30/2002
444859-10-2      HUMANA INC                                               L         10/25/2002
446150-10-4      HUNTINGTON BANCSHARES INC                                L         10/25/2002
449934-10-8      IMS HEALTH INC                                           L         10/25/2002
450911-10-2      ITT INDS INC IND                                         L         03/28/2002
452308-10-9      ILLINOIS TOOL WKS INC                                    L         10/18/2002
458140-10-0      INTEL CORP                                               L         10/18/2002
459200-10-1      INTERNATIONAL BUSINESS MACHINES                          L         09/27/2002

                                      E10.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 2
           Showing all COMMON STOCKS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------
      1                       2                   3              4                5              6             7


                                                                            Rate Per Share
     CUSIP                                    Number of     Book/Adjusted   Used to Obtain
Identification           Description           Shares      Carrying Value     Fair Value      Fair Value   Actual Cost
---------------------------------------------------------------------------------------------------------------------
459506-10-1      INTERNATIONAL FLAVORS&FRA     1,400.000         49,140          35.100         49,140        52,372
459902-10-2      INTERNATIONAL GAME TECHNO     1,300.000         98,696          75.920         98,696        80,774
460146-10-3      INTL PAPER CO                 6,953.000        243,146          34.970        243,146       282,039
460690-10-0      INTERPUBLIC GROUP COS INC     5,500.000         77,440          14.080         77,440       134,398
461202-10-3      INTUIT                        3,100.000        145,452          46.920        145,452       130,499
46612J-10-1      JDS UNIPHASE CORP            19,600.000         48,412           2.470         48,412       592,452
46625H-10-0      JP MORGAN CHASE & CO         28,740.000        689,760          24.000        689,760       965,885
466313-10-3      JABIL CIRCUIT INC             2,800.000         50,176          17.920         50,176        52,432
47102X-10-5      JANUS CAP GROUP INC           3,200.000         41,824          13.070         41,824        67,103
475070-10-8      JEFFERSON PILOT CORP          2,150.000         81,937          38.110         81,937        91,293
478160-10-4      JOHNSON & JOHNSON            42,878.000      2,302,977          53.710      2,302,977     2,300,382
478366-10-7      JOHNSON CTLS INC              1,300.000        104,221          80.170        104,221       112,822
480074-10-3      JONES APPAREL GROUP INC       1,900.000         67,336          35.440         67,336        64,239
482480-10-0      KLA-TENCOR CORP               2,700.000         95,499          35.370         95,499       106,988
48666K-10-9      KB HOME                         700.000         29,995          42.850         29,995        36,490
487836-10-8      KELLOGG CO                    5,900.000        202,193          34.270        202,193       205,073
492386-10-7      KERR MCGEE CORP               1,500.000         66,450          44.300         66,450        85,843
493267-10-8      KEYCORP NEW                   6,100.000        153,354          25.140        153,354       168,652
49337W-10-0      KEYSPAN CORP                  2,000.000         70,480          35.240         70,480        68,823
494368-10-3      KIMBERLY CLARK CORP           7,500.000        356,025          47.470        356,025       439,260
49455P-10-1      KINDER MORGAN INC KANS        1,800.000         76,086          42.270         76,086        80,126
495582-10-8      KING PHARMACEUTICALS INC      3,466.000         59,581          17.190         59,581       100,689
499040-10-3      KNIGHT RIDDER INC             1,200.000         75,900          63.250         75,900        78,744
500255-10-4      KOHLS CORP                    4,900.000        274,155          55.950        274,155       311,487
501044-10-1      KROGER CO                    11,300.000        174,585          15.450        174,585       236,348
502161-10-2      LSI LOGIC CORP                5,300.000         30,581           5.770         30,581        77,201
524660-10-7      LEGGETT & PLATT               2,800.000         62,832          22.440         62,832        56,715
524908-10-0      LEHMAN BROS HLDGS INC         3,500.000        186,515          53.290        186,515       188,634
529771-10-7      LEXMARK INTL GROUP INC        1,800.000        108,900          60.500        108,900       115,181
532457-10-8      LILLY ELI & CO               16,200.000      1,028,700          63.500      1,028,700     1,116,147
532716-10-7      LIMITED BRANDS INC            7,500.000        104,475          13.930        104,475       127,049
534187-10-9      LINCOLN NATL CORP IND         2,600.000         82,108          31.580         82,108       105,656
535678-10-6      LINEAR TECHNOLOGY CORP        4,600.000        118,312          25.720        118,312       166,474
539320-10-1      LIZ CLAIBORNE INC             1,500.000         44,475          29.650         44,475        39,638
539830-10-9      LOCKHEED MARTIN CORP          6,600.000        381,150          57.750        381,150       365,998
540424-10-8      LOEWS CORP                    2,700.000        120,042          44.460        120,042       138,720
546347-10-5      LOUISIANA PAC CORP            1,500.000         12,090           8.060         12,090        13,888
548661-10-7      LOWES COS INC                11,200.000        420,000          37.500        420,000       430,044
549463-10-7      LUCENT TECHNOLOGIES INC      49,420.000         62,269           1.260         62,269       658,687
55262C-10-0      MBIA INC                      2,150.000         94,299          43.860         94,299       103,020
55262L-10-0      MBNA CORP                    18,425.000        350,444          19.020        350,444       367,780
552848-10-3      MGIC INVT CORP WIS            1,500.000         61,950          41.300         61,950        98,735
564055-10-1      MANOR CARE INC NEW            1,400.000         26,054          18.610         26,054        24,852
565849-10-6      MARATHON OIL CORP             4,400.000         93,676          21.290         93,676       116,154
571748-10-2      MARSH & MCLENNAN COS INC      7,700.000        355,817          46.210        355,817       380,958
571834-10-0      MARSHALL & ILSLEY CORP        3,000.000         82,140          27.380         82,140        93,237
571903-20-2      MARRIOTT INTL INC NEW         3,500.000        115,045          32.870        115,045       133,252
574599-10-6      MASCO CORP                    7,100.000        149,455          21.050        149,455       180,578
577081-10-2      MATTEL INC                    6,200.000        118,730          19.150        118,730       124,991
57772K-10-1      MAXIM INTEGRATED PRODS IN.    4,600.000        151,984          33.040        151,984       211,799
577778-10-3      MAY DEPT. STORES              4,150.000         95,367          22.980         95,367       139,061
578592-10-7      MAYTAG CORP                   1,100.000         31,350          28.500         31,350        33,040
580037-10-9      MCDERMOTT INTL INC              900.000          3,942           4.380          3,942         5,827
580135-10-1      MCDONALDS CORP               18,300.000        294,264          16.080        294,264       509,597
580645-10-9      MCGRAW HILL COS INC           2,800.000        169,232          60.440        169,232       178,288
58155Q-10-3      MCKESSON CORP                 4,170.000        112,715          27.030        112,715       170,508
583334-10-7      MEADWESTVA CO CORP            2,885.000         71,288          24.710         71,288        76,899
584699-10-2      MED IMMUNE INC                3,600.000         97,812          27.170         97,812       146,233
585055-10-6      MEDTRONIC INC                17,700.000        807,120          45.600        807,120       710,093
58551A-10-8      MELLON FINL CORP              6,300.000        164,493          26.110        164,493       206,757
589331-10-7      MERCK & CO INC               32,500.000      1,839,825          56.610      1,839,825     1,900,536
589405-10-9      MERCURY INTERACTIVE CORP      1,200.000         35,580          29.650         35,580        65,509

--------------------------------------------------------------------------------------------------
      1                       2                          Dividends                    10
                                              ------------------------------
                                                      8               9

     CUSIP                                    Declared but   Amount Received   Increase (Decrease)
Identification           Description            Unpaid         During Year       by Adjustment
--------------------------------------------------------------------------------------------------
459506-10-1      INTERNATIONAL FLAVORS&FRA          222              390                 4,692
459902-10-2      INTERNATIONAL GAME TECHNO                                              17,922
460146-10-3      INTL PAPER CO                                     4,878               (28,743)
460690-10-0      INTERPUBLIC GROUP COS INC                         1,473               (50,511)
461202-10-3      INTUIT                                                                 10,223
46612J-10-1      JDS UNIPHASE CORP                                                     (65,351)
46625H-10-0      JP MORGAN CHASE & CO             2,880           26,404              (209,704)
466313-10-3      JABIL CIRCUIT INC                                                      (3,710)
47102X-10-5      JANUS CAP GROUP INC                                  81               (23,510)
475070-10-8      JEFFERSON PILOT CORP                              1,635               (12,069)
478160-10-4      JOHNSON & JOHNSON.                               23,071              (185,201)
478366-10-7      JOHNSON CTLS INC                                    957                (8,601)
480074-10-3      JONES APPAREL GROUP INC                                                 3,097
482480-10-0      KLA-TENCOR CORP                      4                                (17,307)
48666K-10-9      KB HOME                                             105                (6,495)
487836-10-8      KELLOGG CO                                        4,166                11,989
492386-10-7      KERR MCGEE CORP                                   1,575               (19,393)
493267-10-8      KEYCORP NEW                                       5,100                    19
49337W-10-0      KEYSPAN CORP                                      1,825                   561
494368-10-3      KIMBERLY CLARK CORP                550            5,015               (95,734)
49455P-10-1      KINDER MORGAN INC KANS                              365                (7,192)
495582-10-8      KING PHARMACEUTICALS INC                                              (47,167)
499040-10-3      KNIGHT RIDDER INC                                   724                (2,844)
500255-10-4      KOHLS CORP                                                            (62,593)
501044-10-1      KROGER CO                                                             (46,481)
502161-10-2      LSI LOGIC CORP                       6                                (31,924)
524660-10-7      LEGGETT & PLATT                                     687                   973
524908-10-0      LEHMAN BROS HLDGS INC               53              801               (25,372)
529771-10-7      LEXMARK INTL GROUP INC                                                  1,038
532457-10-8      LILLY ELI & CO                                   13,649               (81,365)
532716-10-7      LIMITED BRANDS INC                                1,500               (18,707)
534187-10-9      LINCOLN NATL CORP IND              416            2,144               (25,574)
535678-10-6      LINEAR TECHNOLOGY CORP                              571               (32,649)
539320-10-1      LIZ CLAIBORNE INC                                   219                 2,463
539830-10-9      LOCKHEED MARTIN CORP                              1,932                (1,783)
540424-10-8      LOEWS CORP                                          897               (20,092)
546347-10-5      LOUISIANA PAC CORP                                                        965
548661-10-7      LOWES COS INC                       99              576               (81,699)
549463-10-7      LUCENT TECHNOLOGIES INC                                               (10,849)
55262C-10-0      MBIA INC                           366            1,069               (23,482)
55262L-10-0      MBNA CORP                          266            2,956               (58,037)
552848-10-3      MGIC INVT CORP WIS                                  125               (36,785)
564055-10-1      MANOR CARE INC NEW                                                     (4,481)
565849-10-6      MARATHON OIL CORP                                 2,668               (25,859)
571748-10-2      MARSH & MCLENNAN COS INC           525            6,685               (40,441)
571834-10-0      MARSHALL & ILSLEY CORP                            1,440               (11,097)
571903-20-2      MARRIOTT INTL INC NEW               65              686               (27,049)
574599-10-6      MASCO CORP                         378            2,463               (20,632)
577081-10-2      MATTEL INC                          64              310                 3,303
57772K-10-1      MAXIM INTEGRATED PRODS IN                            92               (42,588)
577778-10-3      MAY DEPT STORES                                   2,660               (40,519)
578592-10-7      MAYTAG CORP                                         522                  (251)
580037-10-9      MCDERMOTT INTL INC                                                     (2,667)
580135-10-1      MCDONALDS CORP                                    4,301              (163,214)
580645-10-9      MCGRAW HILL COS INC                               1,836               (10,428)
58155Q-10-3      MCKESSON CORP                      172              509               (33,734)
583334-10-7      MEADWESTVA CO CORP                                1,757                (5,611)
584699-10-2      MED IMMUNE INC                                                        (29,629)
585055-10-6      MEDTRONIC INC                      220            2,887               (25,965)
58551A-10-8      MELLON FINL CORP                                  2,103               (45,986)
589331-10-7      MERCK & CO INC                   5,040           29,381                42,012
589405-10-9      MERCURY INTERACTIVE CORP.                                              (1,161)

--------------------------------------------------------------------------------------------
      1                       2                       11                12           13

                                                   Increase
                                                  (Decrease)           NAIC
     CUSIP                                    by Foreign Exchange   Designation      Date
Identification           Description              Adjustment            (a)        Acquired
--------------------------------------------------------------------------------------------
459506-10-1      INTERNATIONAL FLAVORS&FRA.                           L           10/25/2002
459902-10-2      INTERNATIONAL GAME TECHNO                            L           05/28/2002
460146-10-3      INTL PAPER CO                                        L           10/25/2002
460690-10-0      INTERPUBLIC GROUP COS INC                            L           10/25/2002
461202-10-3      INTUIT                                               L           09/27/2002
46612J-10-1      JDS UNIPHASE CORP                                    L           10/25/2002
46625H-10-0      JP MORGAN CHASE & CO                                 L           10/25/2002
466313-10-3      JABIL CIRCUIT INC                                    L           10/25/2002
47102X-10-5      JANUS CAP GROUP INC                                  L           10/25/2002
475070-10-8      JEFFERSON PILOT CORP                                 L           09/27/2002
478160-10-4      JOHNSON & JOHNSON                                    L           10/18/2002
478366-10-7      JOHNSON CTLS INC                                     L           03/28/2002
480074-10-3      JONES APPAREL GROUP INC                              L           10/25/2002
482480-10-0      KLA-TENCOR CORP                                      L           10/25/2002
48666K-10-9      KB HOME                                              L           06/21/2002
487836-10-8      KELLOGG CO                                           L           10/25/2002
492386-10-7      KERR MCGEE CORP                                      L           05/28/2002
493267-10-8      KEYCORP NEW                                          L           10/25/2002
49337W-10-0      KEYSPAN CORP                                         L           10/25/2002
494368-10-3      KIMBERLY CLARK CORP                                  L           09/27/2002
49455P-10-1      KINDER MORGAN INC KANS                               L           10/25/2002
495582-10-8      KING PHARMACEUTICALS INC                             L           10/25/2002
499040-10-3      KNIGHT RIDDER INC                                    L           05/28/2002
500255-10-4      KOHLS CORP                                           L           09/27/2002
501044-10-1      KROGER CO                                            L           10/18/2002
502161-10-2      LSI LOGIC CORP                                       L           10/25/2002
524660-10-7      LEGGETT & PLATT                                      L           10/25/2002
524908-10-0      LEHMAN BROS HLDGS INC                                L           09/27/2002
529771-10-7      LEXMARK INTL GROUP INC                               L           05/28/2002
532457-10-8      LILLY ELI & CO                                       L           09/27/2002
532716-10-7      LIMITED BRANDS INC                                   L           10/25/2002
534187-10-9      LINCOLN NATL CORP IND                                L           10/25/2002
535678-10-6      LINEAR TECHNOLOGY CORP                               L           10/25/2002
539320-10-1      LIZ CLAIBORNE INC                                    L           10/25/2002
539830-10-9      LOCKHEED MARTIN CORP                                 L           09/27/2002
540424-10-8      LOEWS CORP                                           L           09/27/2002
546347-10-5      LOUISIANA PAC CORP                                   L           10/25/2002
548661-10-7      LOWES COS INC                                        L           09/27/2002
549463-10-7      LUCENT TECHNOLOGIES INC                              L           10/25/2002
55262C-10-0      MBIA INC                                             L           06/21/2002
55262L-10-0      MBNA CORP                                            L           10/25/2002
552848-10-3      MGIC INVT CORP WIS                                   L           03/28/2002
564055-10-1      MANOR CARE INC NEW                                   L           10/25/2002
565849-10-6      MARATHON OIL CORP                                    L           09/27/2002
571748-10-2      MARSH & MCLENNAN COS INC                             L           09/27/2002
571834-10-0      MARSHALL & ILSLEY CORP                               L           05/28/2002
571903-20-2      MARRIOTT INTL INC NEW                                L           10/25/2002
574599-10-6      MASCO CORP                                           L           10/25/2002
577081-10-2      MATTEL INC                                           L           10/25/2002
57772K-10-1      MAXIM INTEGRATED PRODS IN.                           L           09/27/2002
577778-10-3      MAY DEPT. STORES                                     L           10/25/2002
578592-10-7      MAYTAG CORP                                          L           10/25/2002
580037-10-9      MCDERMOTT INTL INC                                   L           10/25/2002
580135-10-1      MCDONALDS CORP                                       L           10/25/2002
580645-10-9      MCGRAW HILL COS INC                                  L           09/27/2002
58155Q-10-3      MCKESSON CORP                                        L           10/25/2002
583334-10-7      MEADWESTVA CO CORP                                   L           10/25/2002
584699-10-2      MED IMMUNE INC                                       L           10/25/2002
585055-10-6      MEDTRONIC INC                                        L           12/30/2002
58551A-10-8      MELLON FINL CORP                                     L           10/25/2002
589331-10-7      MERCK & CO INC                                       L           09/27/2002
589405-10-9      MERCURY INTERACTIVE CORP                             L           10/25/2002


                                     E10.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                          SCHEDULE D - PART 2 - SECTION
           Showing all COMMON STOCKS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------
      1                       2                   3              4                5              6             7


                                                                            Rate Per Share
     CUSIP                                    Number of     Book/Adjusted   Used to Obtain
Identification           Description            Shares     Carrying Value     Fair Value      Fair Value   Actual Cost
---------------------------------------------------------------------------------------------------------------------
589433-10-1      MEREDITH CORP                   700.000         28,777         41.110           28,777       30,722
590188-10-8      MERRILL LYNCH                12,500.000        474,375         37.950          474,375      521,167
59156R-10-8      METLIFE INC                  10,100.000        273,104         27.040          273,104      293,910
594918-10-4      MICROSOFT CORP               78,100.000      4,037,770         51.700        4,037,770    4,392,611
595112-10-3      MICRON TECHNOLOGY INC         8,700.000         84,738          9.740           84,738      213,170
601073-10-9      MILLIPORE CORP                  700.000         23,800         34.000           23,800       30,184
604675-10-8      MIRANT CORP                   5,792.000         10,831          1.870           10,831       82,685
608554-10-1      MOLEX INC                     2,800.000         64,512         23.040           64,512       96,416
61166W-10-1      MONSANTO CO                   3,668.000         70,609         19.250           70,609       54,758
615369-10-5      MOODYS CORP                   2,300.000         94,967         41.290           94,967      110,423
617446-44-8      MORGAN STANLEY               15,800.000        630,736         39.920          630,736      691,799
620076-10-9      MOTOROLA INC                 33,151.000        286,756          8.650          286,756      535,820
62886E-10-8      NCR CORP                      1,400.000         33,236         23.740           33,236       45,777
635405-10-3      NATIONAL CITY CORP            8,800.000        240,416         27.320          240,416      265,970
637640-10-3      NATIONAL SEMICONDUCTOR CO     2,600.000         39,026         15.010           39,026       59,594
63934E-10-8      NAVISTAR INTL CORP NEW          800.000         19,448         24.310           19,448       24,063
64120L-10-4      NETWORK APPLIANCE INC         4,800.000         48,000         10.000           48,000       93,389
650111-10-7      NEW YORK TIMES CO             2,200.000        100,606         45.730          100,606       93,653
651229-10-6      NEWELL RUBBERMAID INC         3,867.000        117,286         30.330          117,286      133,297
651639-10-6      NEWMNT MINING CORP NEW        5,800.000        168,374         29.030          168,374      148,617
65332V-10-3      NEXTEL COMMUNICATIONS INC    13,900.000        160,545         11.550          160,545      165,134
654086-10-7      NICOR INC                       600.000         20,418         34.030           20,418       21,430
654106-10-3      NIKE INC                      3,900.000        173,433         44.470          173,433      199,418
65473P-10-5      NISOURCE INC                  3,500.000         70,000         20.000           70,000       71,528
655664-10-0      NORDSTROM INC                 1,900.000         36,043         18.970           36,043       50,394
655844-10-8      NORFOLK SOUTHERN CORP         5,600.000        111,944         19.990          111,944      129,179
659424-10-5      NORTH FORK BANCORPORATION.    2,400.000         80,976         33.740           80,976       96,481
665859-10-4      NORTHERN TR CORP              3,200.000        112,160         35.050          112,160      165,188
666807-10-2      NORTHROP GRUMMAN CORP         2,717.830        263,630         97.000          263,630      279,582
670006-10-5      NOVELL INC                    5,200.000         17,368          3.340           17,368       37,329
670008-10-1      NOVELLUS SYS INC              2,100.000         58,968         28.080           58,968       84,977
670346-10-5      NUCOR CORP                    1,100.000         45,430         41.300           45,430       70,200
670666-10-4      NVIDIA CORP                   2,200.000         25,322         11.510           25,322       82,078
674599-10-5      OCCIDENTAL PETE CORP DEL      5,400.000        153,630         28.450          153,630      145,372
676220-10-6      OFFICE DEPOT INC              4,400.000         64,944         14.760           64,944       62,994
681919-10-6      OMNICOM GROUP INC             2,700.000        174,420         64.600          174,420      208,573
68389X-10-5      ORACLE CORP                  78,300.000        845,640         10.800          845,640      745,321
69331C-10-8      PG&E CORP                     5,600.000         77,840         13.900           77,840      111,328
69344F-10-6      PMC-SIERRA INC                2,400.000         13,344          5.560           13,344       43,010
693475-10-5      PNC FINL SVCS GROUP INC       4,100.000        171,790         41.900          171,790      220,042
693506-10-7      PPG INDS INC                  2,500.000        125,375         50.150          125,375      127,964
69351T-10-6      PPL CORPORATION               2,300.000         79,764         34.680           79,764       74,422
693718-10-8      PACCAR INC                    1,700.000         78,421         46.130           78,421       78,913
695257-10-5      PACTIV CORP                   2,200.000         48,092         21.860           48,092       52,040
696429-30-7      PALL CORP                     1,700.000         28,356         16.680           28,356       34,058
699173-10-0      PARAMETRIC TECHNOLOGY COR     3,700.000          9,324          2.520            9,324       26,706
701094-10-4      PARKER HANNIFIN CORP          1,700.000         78,421         46.130           78,421       74,747
704326-10-7      PAYCHEX INC                   5,450.000        152,055         27.900          152,055      142,215
708160-10-6      PENNEY J C INC                3,800.000         87,438         23.010           87,438       73,745
711030-10-6      PEOPLES ENERGY CORP             500.000         19,325         38.650           19,325       17,491
712713-10-6      PEOPLESOFT INC                4,500.000         82,350         18.300           82,350      102,294
713409-10-0      PEPSI BOTTLING GROUP INC      4,100.000        105,370         25.700          105,370      102,833
713448-10-8      PEPSICO INC                  25,580.000      1,079,988         42.220        1,079,988    1,084,259
714046-10-9      PERKINELMER INC               1,800.000         14,850          8.250           14,850       34,475
717081-10-3      PFIZER INC                   89,300.000      2,729,901         30.570        2,729,901    3,093,103
71713U-10-2      PHARMACIA CORPORATION        18,599.000        777,438         41.800          777,438      717,146
717265-10-2      PHELPS DODGE CORP             1,300.000         41,145         31.650           41,145       52,462
723484-10-1      PINNACLE WEST CAPITAL CORP    1,200.000         40,908         34.090           40,908       38,070
724479-10-0      PITNEY BOWES INC              3,400.000        111,044         32.660          111,044      134,638
729251-10-8      PLUM CREEK TIMBER CO INC      2,670.000         63,012         23.600           63,012       71,917
73111*-10-3      POLICYHOLDERS BENEFIT
                    CORP,0 0 0 0 0            28,395.800                        13.340                       378,800
739308-10-4      POWER-ONE INC                 1,100.000          6,237          5.670            6,237       28,813

--------------------------------------------------------------------------------------------------
      1                       2                         Dividends                     10
                                              ------------------------------
                                                      8               9

     CUSIP                                    Declared but   Amount Received   Increase (Decrease)
Identification           Description            Unpaid         During Year        by Adjustment
--------------------------------------------------------------------------------------------------
589433-10-1      MEREDITH CORP                                       63              (1,945)
590188-10-8      MERRILL LYNCH                      360           5,536             (88,855)
59156R-10-8      METLIFE INC                                      2,121             (20,407)
594918-10-4      MICROSOFT CORP                                                    (526,481)
595112-10-3      MICRON TECHNOLOGY INC                                             (129,688)
601073-10-9      MILLIPORE CORP                                       7              (6,384)
604675-10-8      MIRANT CORP                                                        (47,630)
608554-10-1      MOLEX INC                                          140             (13,679)
611661-10-1      MONSANTO CO                                        440              15,851
615369-10-5      MOODYS CORP                                        189             (15,456)
617446-44-8      MORGAN STANLEY                     540           9,683            (146,155)
620076-10-9      MOTOROLA INC                       348           3,172            (162,437)
62886E-10-8      NCR CORP                                                           (11,152)
635405-10-3      NATIONAL CITY CORP               1,012           6,744             (18,714)
637640-10-3      NATIONAL SEMICONDUCTOR CO                                          (17,654)
63934E-10-8      NAVISTAR INTL CORP NEW                                              (6,259)
64120L-10-4      NETWORK APPLIANCE INC                                              (27,949)
650111-10-7      NEW YORK TIMES CO                                1,041               1,240
651229-10-6      NEWELL RUBBERMAID INC                            2,114              (1,935)
651639-10-6      NEWMNT MINING CORP NEW                             435              21,751
65332V-10-3      NEXTEL COMMUNICATIONS INC                                           37,786
654086-10-7      NICOR INC                                          640              (2,010)
654106-10-3      NIKE INC                           108           1,220             (38,486)
65473P-10-5      NISOURCE INC                                     2,117                (207)
655664-10-0      NORDSTROM INC                                      470              (4,516)
655844-10-8      NORFOLK SOUTHERN CORP                            1,014              (2,120)
659424-10-5      NORTH FORK BANCORPORATION                          425             (15,505)
665859-10-4      NORTHERN TR CORP                   105           1,496             (70,041)
666807-10-2      NORTHROP GRUMMAN CORP                            2,320             (18,177)
670006-10-5      NOVELL INC                                                          (2,279)
670008-10-1      NOVELLUS SYS INC                                                   (14,472)
670346-10-5      NUCOR CORP                         269             543             (24,770)
670666-10-4      NVIDIA CORP                                                        (64,376)
674599-10-5      OCCIDENTAL PETE CORP DEL           750           2,889               3,994
676220-10-6      OFFICE DEPOT INC                                                    (4,002)
681919-10-6      OMNICOM GROUP INC                  640           1,010             (38,141)
68389X-10-5      ORACLE CORP                                                        (83,917)
69331C-10-8      PG&E CORP                          930                             (19,451)
69344F-10-6      PMC-SIERRA INC                                                     (19,559)
693475-10-5      PNC FINL SVCS GROUP INC            507           5,472             (45,096)
693506-10-7      PPG INDS INC                                     2,286              (3,213)
69351T-10-6      PPL CORPORATION.                   200           1,508               2,954
693718-10-8      PACCAR INC                       1,190           1,060                (492)
695257-10-5      PACTIV CORP                                                          9,883
696429-30-7      PALL CORP                          352             362              (7,482)
699173-10-0      PARAMETRIC TECHNOLOGY COR                                          (10,162)
701094-10-4      PARKER HANNIFIN CORP                               792                 989
704326-10-7      PAYCHEX INC                                      1,540             (13,760)
708160-10-6      PENNEY J C INC                   1,254           1,050               3,198
711030-10-6      PEOPLES ENERGY CORP                260             570                 909
712713-10-6      PEOPLESOFT INC                                                     (45,252)
713409-10-0      PEPSI BOTTLING GROUP INC                            94                (617)
713448-10-8      PEPSICO INC                                      8,990            (106,875)
714046-10-9      PERK INELMER INC                                   227             (19,486)
717081-10-3      PFIZER INC                                      33,787            (556,544)
71713U-10-2      PHARMACIA CORPORATION                            6,749              49,614
717265-10-2      PHELPS DODGE CORP                                                   (1,163)
723484-10-1      PINNACLE WEST CAPITAL CORP                       1,270              (2,250)
724479-10-0      PITNEY BOWES INC                                 2,685              (9,972)
729251-10-8      PLUM CREEK TIMBER CO INC                         2,610              (8,905)
73111*-10-3      POLICYHOLDERS BENEFIT
                    CORP 0 0 0 0 0
739308-10-4      POWER-ONE INC                                                       (2,482)

---------------------------------------------------------------------------------------------
      1                       2                        11                12           13


                                               Increase (Decrease)      NAIC
     CUSIP                                    by Foreign Exchange    Designation      Date
Identification           Description               Adjustment             (a)       Acquired
---------------------------------------------------------------------------------------------
589433-10-1      MEREDITH CORP                                            L        09/27/2002
590188-10-8      MERRILL LYNCH                                            L        10/25/2002
59156R-10-8      METLIFE INC                                              L        10/25/2002
594918-10-4      MICROSOFT CORP                                           L        10/25/2002
595112-10-3      MICRON TECHNOLOGY INC                                    L        10/18/2002
601073-10-9      MILLIPORE CORP                                           L        10/25/2002
604675-10-8      MIRANT CORP                                              L        10/25/2002
608554-10-1      MOLEX INC                                                L        10/25/2002
611661-10-1      MONSANTO CO                                              L        09/27/2002
615369-10-5      MOODYS CORP                                              L        09/27/2002
617446-44-8      MORGAN STANLEY                                           L        10/18/2002
620076-10-9      MOTOROLA INC                                             L        10/25/2002
62886E-10-8      NCR CORP                                                 L        10/25/2002
635405-10-3      NATIONAL CITY CORP                                       L        10/18/2002
637640-10-3      NATIONAL SEMICONDUCTOR CO                                L        10/25/2002
63934E-10-8      NAVISTAR INTL CORP NEW                                   L        10/25/2002
64120L-10-4      NETWORK APPLIANCE INC                                    L        10/25/2002
650111-10-7      NEW YORK TIMES CO                                        L        03/28/2002
651229-10-6      NEWELL RUBBERMAID INC                                    L        10/25/2002
651639-10-6      NEWMNT MINING CORP NEW                                   L        10/25/2002
65332V-10-3      NEXTEL COMMUNICATIONS INC                                L        12/30/2002
654086-10-7      NICOR INC                                                L        10/25/2002
654106-10-3      NIKE INC                                                 L        08/28/2002
65473P-10-5      NISOURCE INC                                             L        12/30/2002
655664-10-0      NORDSTROM INC                                            L        10/25/2002
655844-10-8      NORFOLK SOUTHERN CORP                                    L        10/25/2002
659424-10-5      NORTH FORK BANCORPORATION                                L        10/25/2002
665859-10-4      NORTHERN TR CORP                                         L        10/25/2002
666807-10-2      NORTHROP GRUMMAN CORP                                    L        12/12/2002
670006-10-5      NOVELL INC                                               L        10/25/2002
670008-10-1      NOVELLUS SYS INC                                         L        10/25/2002
670346-10-5      NUCOR CORP                                               L        05/28/2002
670666-10-4      NVIDIA CORP                                              L        10/18/2002
674599-10-5      OCCIDENTAL PETE CORP DEL                                 L        10/25/2002
676220-10-6      OFFICE DEPOT INC                                         L        09/27/2002
681919-10-6      OMNICOM GROUP INC                                        L        09/27/2002
68389X-10-5      ORACLE CORP                                              L        10/25/2002
69331C-10-8      PG&E CORP                                                L        10/25/2002
69344F-10-6      PMC-SIERRA INC                                           L        10/25/2002
693475-10-5      PNC FINL SVCS GROUP INC                                  L        08/28/2002
693506-10-7      PPG INDS INC                                             L        09/27/2002
69351T-10-6      PPL CORPORATION                                          L        10/25/2002
693718-10-8      PACCAR INC                                               L        05/28/2002
695257-10-5      PACTIV CORP                                              L        09/27/2002
696429-30-7      PALL CORP                                                L        10/25/2002
699173-10-0      PARAMETRIC TECHNOLOGY COR                                L        10/25/2002
701094-10-4      PARKER HANNIFIN CORP                                     L        10/25/2002
704326-10-7      PAYCHEX INC                                              L        10/25/2002
708160-10-6      PENNEY J C INC                                           L        10/25/2002
711030-10-6      PEOPLES ENERGY CORP                                      L        10/25/2002
712713-10-6      PEOPLESOFT INC                                           L        10/25/2002
713409-10-0      PEPSI BOTTLING GROUP INC                                 L        10/25/2002
713448-10-8      PEPSICO INC                                              L        10/25/2002
714046-10-9      PERKINELMER INC                                          L        10/25/2002
717081-10-3      PFIZER INC                                               L        10/25/2002
71713U-10-2      PHARMACIA CORPORATION                                    L        09/27/2002
717265-10-2      PHELPS DODGE CORP                                        L        10/25/2002
723484-10-1      PINNACLE WEST CAPITAL CORP                               L        10/25/2002
724479-10-0      PITNEY BOWES INC                                         L        10/25/2002
729251-10-8      PLUM CREEK TIMBER CO INC                                 L        10/25/2002
73111*-10-3      POLICYHOLDERS BENEFIT
                    CORP 0 0 0 0 0                                                 11/18/1988
739308-10-4      POWER-ONE INC                                            L        10/25/2002

                                     E10.5

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 2
           Showing all COMMON STOCKS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------
      1                        2                    3              4                5              6             7
                                                                              Rate Per Share
    CUSIP                                       Number of     Book/Adjusted   Used to Obtain
Identification            Description            Shares      Carrying Value     Fair Value     Fair Value   Actual Cost
-----------------------------------------------------------------------------------------------------------------------
74005P-10-4      PRAXAIR INC                     2,300.000        132,871          57.770         132,871       128,133
74144T-10-8      PRICE T ROWE GROUP INC          1,700.000         46,376          27.280          46,376        52,666
74251V-10-2      PRINCIPAL FINANCIAL GROUP       5,000.000        150,650          30.130         150,650       135,978
742718-10-9      PROCTER & GAMBLE CO            18,800.000      1,615,672          85.940       1,615,672     1,600,343
743263-10-5      PROGRESS ENERGY INC             3,400.000        147,390          43.350         147,390       151,083
743315-10-3      PROGRESSIVE CORP OHIO           3,200.000        158,816          49.630         158,816       176,574
74406A-10-2      PROVIDIAN FINL CORP             4,100.000         26,609           6.490          26,609        78,968
744320-10-2      PRUDENTIAL FINL INC             8,400.000        266,616          31.740         266,616       258,863
744573-10-6      PUBLIC SVC ENTERPRISE GRO       3,200.000        102,720          32.100         102,720       107,802
745867-10-1      PULTE HOMES INC                   900.000         43,083          47.870          43,083        52,783
747277-10-1      QLOGIC CORP                     1,300.000         44,863          34.510          44,863        66,694
747525-10-3      QUALCOMM INC                   11,400.000        414,846          36.390         414,846       453,186
74834L-10-0      QUEST DIAGNOSTICS INC           1,400.000         79,660          56.900          79,660        82,334
748767-10-0      QUINTILES TRANSNATIONAL CORP    1,600.000         19,360          12.100          19,360        21,774
749121-10-9      QWEST COMMUNICATIONS INTL      24,124.000        120,620           5.000         120,620       433,464
750438-10-3      RADIOSHACK CORPORATION          2,400.000         44,976          18.740          44,976        67,223
75409P-20-2      RATIONAL SOFTWARE CORP          2,700.000         28,053          10.390          28,053        41,471
755111-50-7      RAYTHEON COMPANY                5,800.000        178,350          30.750         178,350       219,121
758110-10-0      REEBOK INTL LTD                   800.000         23,520          29.400          23,520        20,283
758940-10-0      REGIONS FINL CORP               3,200.000        106,752          33.360         106,752       105,512
76182K-10-5      REYNOLDS R J TOB HLDGS IN       1,300.000         54,743          42.110          54,743        57,584
770323-10-3      ROBERT HALF INTL INC            2,500.000         40,275          16.110          40,275        51,157
773903-10-9      ROCKWELL AUTOMATION INC         2,600.000         53,846          20.710          53,846        45,391
774341-10-1      ROCKWELL COLLINS INC            2,600.000         60,476          23.260          60,476        60,493
775371-10-7      ROHM & HAAS CO                  3,231.000        104,943          32.480         104,943       110,020
779382-10-0      ROWAN COS INC                   1,300.000         29,510          22.700          29,510        27,933
783549-10-8      RYDER SYS INC                     900.000         20,196          22.440          20,196        21,243
78387G-10-3      SBC COMMUNICATIONS INC         47,953.000      1,300,006          27.110       1,300,006     1,704,884
78442P-10-6      SLM CORP COM                    2,300.000        238,878         103.860         238,878       206,191
785905-10-0      SABRE HLDGS CORP                2,089.000         37,832          18.110          37,832        67,259
786429-10-0      SAFECO CORP                     2,000.000         69,340          34.670          69,340        73,725
786514-20-8      SAFEWAY INC                     6,700.000        156,512          23.360         156,512       255,526
790849-10-3      ST JUDE MED INC                 2,500.000         99,300          39.720          99,300       101,510
792860-10-8      ST PAUL COS INC                 3,300.000        112,365          34.050         112,365       117,655
800907-10-7      SANMINA SCI CORP                7,500.000         33,675           4.490          33,675       137,064
803111-10-3      SARA LEE CORP                  11,300.000        254,363          22.510         254,363       256,811
806605-10-1      SCHERING PLOUGH CORP           21,100.000        468,420          22.200         468,420       701,303
806857-10-8      SCHLUMBERGER LTD                8,300.000        349,347          42.090         349,347       423,745
808513-10-5      SCHWAB CHARLES CORP NEW        19,650.000        213,203          10.850         213,203       254,122
808655-10-4      SCIENTIFIC ATLANTA INC          2,200.000         26,092          11.860          26,092        66,598
81211K-10-0      SEALED AIR CORP NEW             1,200.000         44,760          37.300          44,760        40,521
812387-10-8      SEARS ROEBUCK & CO              4,500.000        107,775          23.950         107,775       223,739
816851-10-9      SEMPRA ENERGY                   2,903.000         68,656          23.650          68,656        65,758
824348-10-6      SHERWIN WILLIAMS CO             2,100.000         59,325          28.250          59,325        59,156
826170-10-2      SIEBEL SYS INC                  6,800.000         50,320           7.400          50,320       218,473
826552-10-1      SIGMA ALDRICH CORP              1,100.000         53,570          48.700          53,570        53,965
828806-10-9      SIMON PPTY GROUP INC NEW        2,700.000         91,989          34.070          91,989        94,337
833034-10-1      SNAP ON INC                       800.000         22,488          28.110          22,488        21,621
834182-10-7      SOLECTRON CORP                 11,800.000         41,890           3.550          41,890       173,376
842587-10-7      SOUTHERN CO                    10,200.000        289,578          28.390         289,578       242,509
844730-10-1      SOUTHTRUST CORP                 5,000.000        124,250          24.850         124,250       115,227
844741-10-8      SOUTHWEST AIRLS CO             11,100.000        154,290          13.900         154,290       163,146
852061-10-0      SPRINT CORP                    12,800.000        185,344          14.480         185,344       295,364
852061-50-6      SPRINT CORP                    14,300.000         62,634           4.380          62,634       309,966
854616-10-9      STANLEY WKS                     1,200.000         41,496          34.580          41,496        49,151
855030-10-2      STAPLES INC                     6,650.000        121,695          18.300         121,695       119,818
855244-10-9      STARBUCKS CORP                  5,600.000        114,128          20.380         114,128       116,184
85590A-20-3      STARWOOD HOTELS&RESORTS W       2,800.000         66,472          23.740          66,472        83,830
857477-10-3      STATE STR CORP                  4,700.000        183,300          39.000         183,300       225,601
863667-10-1      STRYKER CORP                    2,900.000        194,648          67.120         194,648       159,547
866810-10-4      SUN MICROSYSTEMS INC           46,800.000        145,548           3.110         145,548       385,371
867363-10-3      SUNGUARD DATA SYSTEMS           4,000.000         94,240          23.560          94,240        81,252

----------------------------------------------- -----------------------------------------------
      1                       2                          Dividends                   10
                                                 ------------------------------
                                                    8                 9
                                                                                     Increase
    CUSIP                                        Declared but   Amount Received   (Decrease) by
Identification            Description               Unpaid        During Year       Adjustment
----------------------------------------------- -----------------------------------------------
74005P-10-4      PRAXAIR INC                                            988            4,738
74144T-10-8      PRICE T ROWE GROUP INC                160              592           (9,148)
74251V-10-2      PRINCIPAL FINANCIAL GROUP                            1,250           14,672
742718-10-9      PROCTER & GAMBLE CO                 1,591           20,657           38,247
743263-10-5      PROGRESS ENERGY INC                   450            5,069           (5,791)
743315-10-3      PROGRESSIVE CORP OHIO                                  263          (17,758)
74406A-10-2      PROVIDIAN FINL CORP                                                   9,277
744320-10-2      PRUDENTIAL FINL INC                                  3,360            7,753
744573-10-6      PUBLIC SVC ENTERPRISE GRO                            4,212          (11,143)
745867-10-1      PULTE HOMES INC                                         48           (9,700)
747277-10-1      QLOGIC CORP                                                          (7,073)
747525-10-3      QUALCOMM INC                                                        (50,109)
74834L-10-0      QUEST DIAGNOSTICS INC                                                (2,674)
748767-10-0      QUINTILES TRANSNATIONAL CORP                                         (2,903)
749121-10-9      QWEST COMMUNICATIONS INTL                                           (95,177)
750438-10-3      RADIOSHACK CORPORATION                100              528          (17,626)
75409P-20-2      RATIONAL SOFTWARE CORP                                              (13,418)
755111-50-7      RAYTHEON COMPANY                      220            2,880          (21,858)
758110-10-0      REEBOK INTL LTD                                                       1,364
758940-10-0      REGIONS FINL CORP                                    1,930            5,942
76182K-10-5      REYNOLDS R J TOB HLDGS IN           1,235              509           (2,841)
770323-10-3      ROBERT HALF INTL INC                                                (14,938)
773903-10-9      ROCKWELL AUTOMATION INC                              1,122            8,808
774341-10-1      ROCKWELL COLLINS INC                                   612            5,698
775371-10-7      ROHM & HAAS CO                                       1,734           (5,474)
779382-10-0      ROWAN COS INC                                          175            4,220
783549-10-8      RYDER SYS INC                                          345           (1,394)
78387G-10-3      SBC COMMUNICATIONS INC              3,823           35,618         (301,641)
78442P-10-6      SLM CORP COM                                         1,755           30,107
785905-10-0      SABRE HLDGS CORP                                                    (29,157)
786429-10-0      SAFECO CORP                           333              685            2,332
786514-20-8      SAFEWAY INC                                                         (78,151)
790849-10-3      ST JUDE MED INC                                                      (4,148)
792860-10-8      ST PAUL COS INC                       500            1,998          (11,426)
800907-10-7      SANMINA SCI CORP                                                    (60,359)
803111-10-3      SARA LEE CORP                         184            4,080           17,898
806605-10-1      SCHERING PLOUGH CORP                1,540            9,673         (161,050)
806857-10-8      SCHLUMBERGER LTD                      431            3,692          (62,672)
808513-10-5      SCHWAB CHARLES CORP NEW               134              604          (40,779)
808655-10-4      SCIENTIFIC ATLANTA INC                                  58          (15,903)
81211K-10-0      SEALED AIR CORP NEW                                                   8,902
812387-10-8      SEARS ROEBUCK & CO                    322            2,604         (114,497)
816851-10-9      SEMPRA ENERGY                       1,195            1,503            3,975
824348-10-6      SHERWIN WILLIAMS CO                   135              855            4,040
826170-10-2      SIEBEL SYS INC                                                      (87,270)
826552-10-1      SIGMA ALDRICH CORP                                      52             (395)
828806-10-9      SIMON PPTY GROUP INC NEW                             2,585           (2,348)
833034-10-1      SNAP ON INC                                            488           (1,344)
834182-10-7      SOLECTRON CORP                                                      (54,937)
842587-10-7      SOUTHERN CO                                          9,405           17,245
844730-10-1      SOUTHTRUST CORP                       220            1,827             (192)
844741-10-8      SOUTHWEST AIRLS CO                                     119          (31,987)
852061-10-0      SPRINT CORP                                          4,725          (20,358)
852061-50-6      SPRINT CORP                                                        (143,936)
854616-10-9      STANLEY WKS                                            821           (7,019)
855030-10-2      STAPLES INC                                                           7,706
855244-10-9      STARBUCKS CORP                                                       (5,688)
85590A-20-3      STARWOOD HOTELS&RESORTS W                              220          (10,641)
857477-10-3      STATE STR CORP                         65            1,143          (44,350)
863667-10-1      STRYKER CORP                          348               53           35,053
866810-10-4      SUN MICROSYSTEMS INC                                               (255,787)
867363-10-3      SUNGUARD DATA SYSTEMS                                                12,988

-------------------------------------------------------------------------------------------
     1                         2                       11              12            13
                                                   Increase
                                                  (Decrease) by        NAIC
    CUSIP                                       Foreign Exchange   Designation      Date
Identification            Description               Adjustment         (a)        Acquired
-------------------------------------------------------------------------------------------
74005P-10-4      PRAXAIR INC                                            L        09/27/2002
74144T-10-8      PRICE T ROWE GROUP INC                                 L        10/25/2002
74251V-10-2      PRINCIPAL FINANCIAL GROUP                              L        10/25/2002
742718-10-9      PROCTER & GAMBLE CO                                    L        09/27/2002
743263-10-5      PROGRESS ENERGY INC                                    L        12/30/2002
743315-10-3      PROGRESSIVE CORP OHIO                                  L        03/28/2002
74406A-10-2      PROVIDIAN FINL CORP                                    L        10/25/2002
744320-10-2      PRUDENTIAL FINL INC                                    L        10/25/2002
744573-10-6      PUBLIC SVC ENTERPRISE GRO                              L        12/30/2002
745867-10-1      PULTE HOMES INC                                        L        06/21/2002
747277-10-1      QLOGIC CORP                                            L        10/25/2002
747525-10-3      QUALCOMM INC                                           L        12/30/2002
74834L-10-0      QUEST DIAGNOSTICS INC                                  L        12/16/2002
748767-10-0      QUINTILES TRANSNATIONAL CORP                           L        10/25/2002
749121-10-9      QWEST COMMUNICATIONS INTL                              L        10/18/2002
750438-10-3      RADIOSHACK CORPORATION                                 L        09/27/2002
75409P-20-2      RATIONAL SOFTWARE CORP                                 L        10/25/2002
755111-50-7      RAYTHEON COMPANY                                       L        10/25/2002
758110-10-0      REEBOK INTL LTD                                        L        10/25/2002
758940-10-0      REGIONS FINL CORP                                      L        10/25/2002
76182K-10-5      REYNOLDS R J TOB HLDGS IN                              L        09/27/2002
770323-10-3      ROBERT HALF INTL INC                                   L        10/25/2002
773903-10-9      ROCKWELL AUTOMATION INC                                L        10/25/2002
774341-10-1      ROCKWELL COLLINS INC                                   L        10/25/2002
775371-10-7      ROHM & HAAS CO                                         L        10/25/2002
779382-10-0      ROWAN COS INC                                          L        10/25/2002
783549-10-8      RYDER SYS INC                                          L        10/25/2002
78387G-10-3      SBC COMMUNICATIONS INC                                 L        10/25/2002
78442P-10-6      SLM CORP COM                                           L        03/28/2002
785905-10-0      SABRE HLDGS CORP                                       L        10/18/2002
786429-10-0      SAFECO CORP                                            L        12/30/2002
786514-20-8      SAFEWAY INC                                            L        10/25/2002
790849-10-3      ST JUDE MED INC                                        L        05/28/2002
792860-10-8      ST PAUL COS INC                                        L        10/25/2002
800907-10-7      SANMINA SCI CORP                                       L        10/25/2002
803111-10-3      SARA LEE CORP                                          L        10/25/2002
806605-10-1      SCHERING PLOUGH CORP                                   L        10/25/2002
806857-10-8      SCHLUMBERGER LTD                                       L        09/27/2002
808513-10-5      SCHWAB CHARLES CORP NEW                                L        10/25/2002
808655-10-4      SCIENTIFIC ATLANTA INC                                 L        09/27/2002
81211K-10-0      SEALED AIR CORP NEW                                    L        10/25/2002
812387-10-8      SEARS ROEBUCK & CO                                     L        08/28/2002
816851-10-9      SEMPRA ENERGY                                          L        10/25/2002
824348-10-6      SHERWIN WILLIAMS CO                                    L        10/25/2002
826170-10-2      SIEBEL SYS INC                                         L        10/25/2002
826552-10-1      SIGMA ALDRICH CORP                                     L        08/28/2002
828806-10-9      SIMON PPTY GROUP INC NEW                               L        10/25/2002
833034-10-1      SNAP ON INC                                            L        10/25/2002
834182-10-7      SOLECTRON CORP                                         L        10/25/2002
842587-10-7      SOUTHERN CO                                            L        10/25/2002
844730-10-1      SOUTHTRUST CORP                                        L        10/25/2002
844741-10-8      SOUTHWEST AIRLS CO                                     L        10/25/2002
852061-10-0      SPRINT CORP                                            L        10/25/2002
852061-50-6      SPRINT CORP                                            L        10/25/2002
854616-10-9      STANLEY WKS                                            L        10/25/2002
855030-10-2      STAPLES INC                                            L        09/27/2002
855244-10-9      STARBUCKS CORP                                         L        10/25/2002
85590A-20-3      STARWOOD HOTELS&RESORTS W                              L        10/25/2002
857477-10-3      STATE STR CORP                                         L        09/27/2002
863667-10-1      STRYKER CORP                                           L        09/27/2002
866810-10-4      SUN MICROSYSTEMS INC                                   L        10/25/2002
867363-10-3      SUNGUARD DATA SYSTEMS                                  L        09/27/2002

                                     E10.6

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 2
           Showing all COMMON STOCKS Owned December 31 of Current Year

--------------------------------------------------------------------------------------------------------------------
     1                        2                  3              4                5              6             7
                                                                           Rate Per Share
    CUSIP                                    Number of     Book/Adjusted   Used to Obtain
Identification            Description         Shares      Carrying Value     Fair Value     Fair Value   Actual Cost
--------------------------------------------------------------------------------------------------------------------
86764P-10-9      SUNOCO INC                   1,100.000          36,498          33.180        36,498        33,068
867914-10-3      SUNTRUST BKS INC             4,100.000         233,372          56.920       233,372       269,830
868536-10-3      SUPERVALU INC                1,900.000          31,369          16.510        31,369        38,310
871508-10-7      SYMBOL TECHNOLOGIES INC      3,250.000          26,715           8.220        26,715        50,273
87161C-10-5      SYNOVUS FINL CORP            4,200.000          81,480          19.400        81,480       100,711
871829-10-7      SYSCO CORP                   9,600.000         285,984          29.790       285,984       233,102
872375-10-0      TECO ENERGY INC              2,400.000          37,128          15.470        37,128        48,799
872540-10-9      TJX COS INC NEW              7,700.000         150,304          19.520       150,304       128,409
872941-10-9      TMP WORLDWIDE INC            1,600.000          18,096          11.310        18,096        51,993
873168-10-8      TXU CORPORATION              4,700.000          87,796          18.680        87,796       197,914
87612E-10-6      TARGET CORPORATION          13,100.000         393,000          30.000       393,000       426,991
879131-10-0      TEKTRONIX INC                1,200.000          21,828          18.190        21,828        26,355
879664-10-0      TELLABS INC                  5,900.000          42,893           7.270        42,893       119,177
879868-10-7      TEMPLE INLAND INC              800.000          35,848          44.810        35,848        45,366
88033G-10-0      TENET HEALTHCARE CORP        7,100.000         116,440          16.400       116,440       268,332
880770-10-2      TERADYNE INC                 2,600.000          33,826          13.010        33,826        76,629
882508-10-4      TEXAS INSTRS INC            25,000.000         375,250          15.010       375,250       609,957
883203-10-1      TEXTRON INC                  2,000.000          85,980          42.990        85,980       104,112
883556-10-2      THERMO ELECTRON CORP         2,400.000          48,288          20.120        48,288        51,315
884315-10-2      THOMAS & BETTS CORP            800.000          13,520          16.900        13,520        15,101
88579Y-10-1      3M CO COM                    5,700.000         702,810         123.300       702,810       674,665
886547-10-8      TIFFANY & CO NEW             2,100.000          50,211          23.910        50,211        65,641
891027-10-4      TORCHMARK CORP               1,700.000          62,101          36.530        62,101        58,749
892335-10-0      TOYS R US INC                3,000.000          30,000         100.000        30,000        47,332
89420G-40-6      TRAVELERS PROP CASUALT-B    14,380.000         210,667          14.650       210,667       248,592
896047-10-7      TRIBUNE CO NEW               4,380.000         199,115          45.460       199,115       175,208
899896-10-4      TUPPERWARE CORP                800.000          12,064          15.080        12,064        14,135
902124-10-6      TYCO INTL LTD NEW           28,739.000         490,862          17.080       490,862       851,134
902911-10-6      UST INC                      2,400.000          80,232          33.430        80,232        71,970
902973-30-4      US BANCORP DEL              27,555.000         584,717          21.220       584,717       636,883
907818-10-8      UNION PAC CORP               3,700.000         221,519          59.870       221,519       210,596
908068-10-9      UNION PLANTERS CORP          2,850.000          80,199          28.140        80,199        80,993
909214-10-8      UNISYS CORP                  4,600.000          45,540           9.900        45,540        62,145
911312-10-6      UNITED PARCEL SERVICE INC   16,100.000       1,015,588          63.080     1,015,588     1,017,721
912909-10-8      UNITED STATES STEEL CORP     1,400.000          18,368          13.120        18,368        23,610
913017-10-9      UNITED TECHNOLOGIES CORP     6,800.000         421,192          61.940       421,192       418,086
91324P-10-2      UNITEDHEALTH GROUP INC       4,400.000         367,400          83.500       367,400       281,283
914906-10-2      UNIVISION COMMUNICATIONS     3,300.000          80,850          54.500        80,850       100,666
915289-10-2      UNOCAL CORP                  3,700.000         113,146          30.580       113,146       125,159
91529Y-10-6      UNUMPROVIDENT CORP           3,484.000          61,109          17.540        61,109       111,042
918204-10-8      V F CORP                     1,600.000          57,680          36.050        57,680        61,389
923436-10-9      VERITAS SOFTWARE CO          5,891.000          92,017          15.620        92,017       320,135
92343V-10-4      VERIZON COMMUNICATIONS      39,568.000       1,533,260          38.750     1,533,260     1,740,104
925524-30-8      VIACOM INC                  25,496.000       1,039,217          40.760     1,039,217     1,032,262
92839U-10-7      VISTEON CORP                 1,820.000          12,667           6.960        12,667        20,690
929160-10-9      VULCAN MATLS CO              1,500.000          56,250          37.500        56,250        61,465
929903-10-2      WACHOVIA CORP               19,800.000         721,512          36.440       721,512       768,926
931142-10-3      WAL MART STORES INC         64,200.000       3,242,742          50.510     3,242,742     3,119,151
931422-10-9      WALGREEN CO                 14,800.000         432,012          29.190       432,012       492,079
939322-10-3      WASHINGTON MUT INC          13,912.000         480,381          34.530       480,381       456,759
94106L-10-9      WASTE MGMT INC DEL           8,752.000         200,596          22.920       200,596       255,755
941848-10-3      WATERS CORP                  1,900.000          41,382          21.780        41,382        61,105
942683-10-3      WATSON PHARMACEUTICALS IN    1,500.000          42,405          28.270        42,405        54,308
94973H-10-8      WELLPOINT HEALTH NETWORK     2,200.000         156,552          71.160       156,552       157,719
949746-10-1      WELLS FARGO & CO NEW        24,500.000       1,148,315          46.870     1,148,315     1,119,489
950590-10-9      WENDYS INTL INC              1,700.000          46,019          27.070        46,019        49,580
961548-10-4      WESTVACO CORP
962166-10-4      WEYERHAEUSER CO              3,200.000         157,472          49.210       157,472       172,729
963320-10-6      WHIRLPOOL CORP               1,000.000          52,220          52.220        52,220        72,668
969457-10-0      WILLIAMS COS INC DEL         7,400.000          19,980           2.700        19,980       130,567
974280-10-9      WINN DIXIE STORES INC        2,000.000          30,560          15.280        30,560        44,775
981811-10-2      WORTHINGTON INDS INC         1,200.000          18,288          15.240        18,288        20,571

---------------------------------------------------------------------------------------------
      1                     2                                Dividends               10
                                               ------------------------------
                                                  8                9
                                                                                   Increase
    CUSIP                                      Declared but   Amount Received   (Decrease) by
Identification          Description               Unpaid        During Year       Adjustment
---------------------------------------------------------------------------------------------
86764P-10-9      SUNOCO INC                                          725            (1,071)
867914-10-3      SUNTRUST BKS INC                                  5,352           (33,594)
868536-10-3      SUPERVALU INC                                       693            (6,403)
871508-10-7      SYMBOL TECHNOLOGIES INC                              35           (12,657)
87161C-10-5      SYNOVUS FINL CORP                   125           1,382           (19,377)
871829-10-7      SYSCO CORP                                        2,241            20,617
872375-10-0      TECO ENERGY INC                                   1,978           (11,521)
872540-10-9      TJX COS INC NEW                                     624                23
872941-10-9      TMP WORLDWIDE INC                                                 (31,526)
873168-10-8      TXU CORPORATION                     440           6,319          (122,980)
87612E-10-6      TARGET CORPORATION                                2,202          (108,038)
879131-10-0      TEKTRONIX INC                                                      (4,581)
879664-10-0      TELLABS INC                                                       (20,819)
879868-10-7      TEMPLE INLAND INC                                   512            (9,518)
88033G-10-0      TENET HEALTHCARE CORP                                            (188,285)
880770-10-2      TERADYNE INC                                                      (20,548)
882508-10-4      TEXAS INSTRS INC                    315           1,458          (243,162)
883203-10-1      TEXTRON INC                         114           1,365             3,006
883556-10-2      THERMO ELECTRON CORP                                               (1,326)
884315-10-2      THOMAS & BETTS CORP                                                (1,505)
88579Y-10-1      3M CO COM                                         8,148            14,125
886547-10-8      TIFFANY & CO NEW                                    164           (13,014)
891027-10-4      TORCHMARK CORP                                      333            (2,494)
892335-10-0      TOYS R US INC                         5                           (16,109)
89420G-40-6      TRAVELERS PROP CASUALT-B                                          (37,925)
896047-10-7      TRIBUNE CO NEW                                    1,487            21,742
899896-10-4      TUPPERWARE CORP                                     330            (1,945)
902124-10-6      TYCO INTL LTD NEW                   199             916          (599,375)
902911-10-6      UST INC                                           3,024             3,947
902973-30-4      US BANCORP DEL                                   13,376            11,994
907818-10-8      UNION PAC CORP                      240           1,695             1,876
908068-10-9      UNION PLANTERS CORP                               2,500            (2,608)
909214-10-8      UNISYS CORP                                                        (2,595)
911312-10-6      UNITED PARCEL SERVICE INC                         2,126            (2,133)
912909-10-8      UNITED STATES STEEL CORP                            175            (3,294)
913017-10-9      UNITED TECHNOLOGIES CORP                          4,925           (18,081)
91324P-10-2      UNITEDHEALTH GROUP INC                3              73            34,122
914906-10-2      UNIVISION COMMUNICATIONS                                          (28,022)
915289-10-2      UNOCAL CORP                         420           1,620           (10,186)
91529Y-10-6      UNUMPROVIDENT CORP                  189           1,185           (22,039)
918204-10-8      V F CORP                                          1,048            (4,752)
923436-10-9      VERITAS SOFTWARE CO                                               (98,564)
92343V-10-4      VERIZON COMMUNICATIONS            5,698          41,800          (110,928)
925524-30-8      VIACOM INC                                                        (65,175)
92839U-10-7      VISTEON CORP                                        293            (7,874)
929160-10-9      VULCAN MATLS CO                                     917            (7,299)
929903-10-2      WACHOVIA CORP                                    14,400            60,922
931142-10-3      WAL MART STORES INC               1,643          11,657          (322,492)
931422-10-9      WALGREEN CO                                       1,508           (80,797)
939322-10-3      WASHINGTON MUT INC                  662          10,073            10,125
94106L-10-9      WASTE MGMT INC DEL                                   70           (44,779)
941848-10-3      WATERS CORP                                                       (19,723)
942683-10-3      WATSON PHARMACEUTICALS IN             3                              (611)
94973H-10-8      WELLPOINT HEALTH NETWORK                             13            (1,167)
949746-10-1      WELLS FARGO & CO NEW                             18,940              (487)
950590-10-9      WENDYS INTL INC                      72             546            (7,486)
961548-10-4      WESTVACO CORP                       132
962166-10-4      WEYERHAEUSER CO                     400           3,506           (14,995)
963320-10-6      WHIRLPOOL CORP                                      808           (20,448)
969457-10-0      WILLIAMS COS INC DEL                              1,745           (92,676)
974280-10-9      WINN DIXIE STORES INC                               250               892
981811-10-2      WORTHINGTON INDS INC                                480            (1,675)

------------------------------------------------------------------------------------------
      1                       2                       11              12            13
                                                   Increase
                                                 (Decrease) by        NAIC
    CUSIP                                      Foreign Exchange   Designation      Date
Identification            Description              Adjustment         (a)        Acquired
------------------------------------------------------------------------------------------
86764P-10-9      SUNOCO INC                                            L        10/25/2002
867914-10-3      SUNTRUST BKS INC                                      L        08/28/2002
868536-10-3      SUPERVALU INC                                         L        10/25/2002
871508-10-7      SYMBOL TECHNOLOGIES INC                               L        10/25/2002
87161C-10-5      SYNOVUS FINL CORP                                     L        10/25/2002
871829-10-7      SYSCO CORP                                            L        10/25/2002
872375-10-0      TECO ENERGY INC                                       L        10/25/2002
872540-10-9      TJX COS INC NEW                                       L        10/25/2002
872941-10-9      TMP WORLDWIDE INC                                     L        10/25/2002
873168-10-8      TXU CORPORATION                                       L        12/30/2002
87612E-10-6      TARGET CORPORATION                                    L        10/25/2002
879131-10-0      TEKTRONIX INC                                         L        10/25/2002
879664-10-0      TELLABS INC                                           L        10/25/2002
879868-10-7      TEMPLE INLAND INC                                     L        06/21/2002
88033G-10-0      TENET HEALTHCARE CORP                                 L        09/27/2002
880770-10-2      TERADYNE INC                                          L        10/25/2002
882508-10-4      TEXAS INSTRS INC                                      L        10/25/2002
883203-10-1      TEXTRON INC                                           L        10/25/2002
883556-10-2      THERMO ELECTRON CORP                                  L        10/18/2002
884315-10-2      THOMAS & BETTS CORP                                   L        10/25/2002
88579Y-10-1      3M CO COM                                             L        10/18/2002
886547-10-8      TIFFANY & CO NEW                                      L        10/18/2002
891027-10-4      TORCHMARK CORP                                        L        10/25/2002
892335-10-0      TOYS R US INC                                         L        10/25/2002
89420G-40-6      TRAVELERS PROP CASUALT-B                              L        10/25/2002
896047-10-7      TRIBUNE CO NEW                                        L        09/27/2002
899896-10-4      TUPPERWARE CORP                                       L        10/25/2002
902124-10-6      TYCO INTL LTD NEW                                     L        10/25/2002
902911-10-6      UST INC                                               L        10/25/2002
902973-30-4      US BANCORP DEL                                        L        10/25/2002
907818-10-8      UNION PAC CORP                                        L        09/27/2002
908068-10-9      UNION PLANTERS CORP                                   L        10/25/2002
909214-10-8      UNISYS CORP                                           L        10/25/2002
911312-10-6      UNITED PARCEL SERVICE INC                             L        09/27/2002
912909-10-8      UNITED STATES STEEL CORP                              L        10/25/2002
913017-10-9      UNITED TECHNOLOGIES CORP                              L        09/27/2002
91324P-10-2      UNITEDHEALTH GROUP INC                                L        08/28/2002
914906-10-2      UNIVISION COMMUNICATIONS                              L        10/25/2002
915289-10-2      UNOCAL CORP                                           L        12/30/2002
91529Y-10-6      UNUMPROVIDENT CORP                                    L        10/25/2002
918204-10-8      V F CORP                                              L        10/25/2002
923436-10-9      VERITAS SOFTWARE CO                                   L        10/25/2002
92343V-10-4      VERIZON COMMUNICATIONS                                L        12/30/2002
925524-30-8      VIACOM INC                                            L        09/27/2002
92839U-10-7      VISTEON CORP                                          L        10/25/2002
929160-10-9      VULCAN MATLS CO                                       L        10/25/2002
929903-10-2      WACHOVIA CORP                                         L        10/18/2002
931142-10-3      WAL MART STORES INC                                   L        10/25/2002
931422-10-9      WALGREEN CO                                           L        10/25/2002
939322-10-3      WASHINGTON MUT INC                                    L        10/25/2002
94106L-10-9      WASTE MGMT INC DEL                                    L        10/25/2002
941848-10-3      WATERS CORP                                           L        10/25/2002
942683-10-3      WATSON PHARMACEUTICALS IN                             L        10/25/2002
94973H-10-8      WELLPOINT HEALTH NETWORK                              L        12/30/2002
949746-10-1      WELLS FARGO & CO NEW                                  L        09/27/2002
950590-10-9      WENDYS INTL INC                                       L        10/25/2002
961548-10-4      WESTVACO CORP                                         L        11/18/1998
962166-10-4      WEYERHAEUSER CO                                       L        09/27/2002
963320-10-6      WHIRLPOOL CORP                                        L        05/28/2002
969457-10-0      WILLIAMS COS INC DEL                                  L        10/25/2002
974280-10-9      WINN DIXIE STORES INC                                 L        10/25/2002
981811-10-2      WORTHINGTON INDS INC                                  L        10/25/2002

                                      E10.7

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                         SCHEDULE D - PART 2 - SECTION 2
           Showing all COMMON STOCKS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------
       1                      2                          3                 4                5


                                                                                      Rate Per Share
     CUSIP                                                           Book/Adjusted    Used to Obtain
Identification           Description              Number of Shares   Carrying Value     Fair Value
----------------------------------------------------------------------------------------------------
982526-10-5      WRIGLEY WM JR CO                     3,300.000           181,104          54.880
983024-10-0      WYETH                               19,100.000           714,340          37.400
98389B-10-0      XCEL ENERGY INC                      5,675.000            62,425          11.000
983919-10-1      XIL INX INC                          4,800.000            98,880          20.600
984121-10-3      XEROX CORP                          10,500.000            84,525           8.050
984332-10-6      YAHOO INC                            8,600.000           140,610          16.350
988498-10-1      YUM BRANDS INC                       4,300.000           104,146          24.220
98956P-10-2      ZIMMER HLDGS INC                     2,780.000           115,426          41.520
989701-10-7      ZIONS BANCORPORATION                 1,300.000            51,154          39.349
G0070K-10-3      ACE LTD                              3,800.000           111,492          29.340
G24182-10-0      COOPER INDUSTRIES LTD CL A           1,300.000            47,385          36.450
G4776G-10-1      INGERSOLL-RAND CO LIMITED CL A       2,400.000           103,344          43.060
G6359F-10-3      NABORS INDS LTD                      2,100.000            74,067          35.270
G65422-10-0      NOBLE CORP ORATION SHS               1,900.000            66,785          35.150
G90078-10-9      TRANSOCEAN INC                       4,545.000           105,443          23.200
G98255-10-5      XL CAP LTD                           2,000.000           154,500          77.250
929901-83-3      WACHOVIA US TREASURY MKT            35,000.000            35,000           1.000
----------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                  167,373,841             XXX
----------------------------------------------------------------------------------------------------
   6899999 - Total - Common Stock - Industrial,
      Misc.                                                           167,373,841             XXX
----------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
----------------------------------------------------------------------------------------------------
12566#-10-7     CMAC INSURANCE CO                   100,000.000        57,699,803         576.998
154050-99-1     CMAC SERVICES CO                          1.000                         2,001.000
20313#-10-6     CMAC OF ARIZONA                     100,000.000        15,098,280         150.982
----------------------------------------------------------------------------------------------------
   6999999 - Total - Common Stock - Parent,
                Subsidiaries, Affiliates                               72,798,083             XXX
----------------------------------------------------------------------------------------------------
   7099999 Total - Common Stocks                                      240,171,924             XXX
----------------------------------------------------------------------------------------------------
   7199999 Total - Preferred and Common Stocks                        283,431,327             XXX
----------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
       1                      2                       6             7                 Dividends
                                                                              ------------------------------
                                                                                   8              9

     CUSIP                                                                    Declared but   Amount Received
Identification            Description             Fair Value    Actual Cost     Unpaid         During Year
------------------------------------------------------------------------------------------------------------
982526-10-5      WRIGLEY WM JR CO                     181,104       171,086                        1,688
983024-10-0      WYETH                                714,340       954,610         688           12,788
98389B-10-0      XCEL ENERGY INC                       62,425       105,028                        4,186
983919-10-1      XIL INX INC                           98,880       168,529
984121-10-3      XEROX CORP                            84,525       189,952         864
984332-10-6      YAHOO INC                            140,610       550,547
988498-10-1      YUM BRANDS INC                       104,146       118,512
98956P-10-2      ZIMMER HLDGS INC                     115,426        94,419
989701-10-7      ZIONS BANCORPORATION                  51,154        68,913                          640
G0070K-10-3      ACE LTD                              111,492       135,926         165            1,029
G24182-10-0      COOPER INDUSTRIES LTD CL A            47,385        48,579                          945
G4776G-10-1      INGERSOLL-RAND CO LIMITED CL A       103,344       105,070                        1,411
G6359F-10-3      NABORS INDS LTD                       74,067        83,470
G65422-10-0      NOBLE CORP ORATION SHS                66,785        66,019
G90078-10-9      TRANSOCEAN INC                       105,443       134,366                          153
G98255-10-5      XL CAP LTD                           154,500       169,838                        2,928
929901-83-3      WACHOVIA US TREASURY MKT              35,000        35,000                          514
------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES              167,373,841   196,214,123     106,448        1,445,972
------------------------------------------------------------------------------------------------------------
   6899999 - Total - Common Stock - Industrial,
      Misc.                                       167,373,841   196,214,123     106,448        1,445,972
------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
------------------------------------------------------------------------------------------------------------
12566#-10-7     CMAC INSURANCE CO                  57,699,803    35,020,145
154050-99-1     CMAC SERVICES CO                                      2,001
20313#-10-6     CMAC OF ARIZONA                    15,098,280    15,431,163
------------------------------------------------------------------------------------------------------------
   6999999 - Total - Common Stock - Parent,
      Subsidiaries, Affiliates                     72,798,083    50,453,309
------------------------------------------------------------------------------------------------------------
   7099999 Total - Common Stocks                  240,171,924   246,667,432     106,448        1,445,972
------------------------------------------------------------------------------------------------------------
   7199999 Total - Preferred and Common Stocks    281,516,216   294,263,230     370,841        3,624,417
------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

       1                      2                       10             11               12           13
                                                                    Increase
                                                     Increase      (Decrease) by       NAIC
     CUSIP                                        (Decrease) by  Foreign Exchange  Designation     Date
Identification            Description              Adjustment      Adjustment         (a)       Acquired
----------------------------------------------------------------------------------------------------------
982526-10-5      WRIGLEY WM JR CO                        6,333                          L       09/27/2002
983024-10-0      WYETH                                (310,571)                         L       10/25/2002
98389B-10-0      XCEL ENERGY INC                       (50,558)                         L       10/25/2002
983919-10-1      XIL INX INC                           (47,847)                         L       10/25/2002
984121-10-3      XEROX CORP                             (6,651)                         L       10/25/2002
984332-10-6      YAHOO INC                              12,892                          L       09/27/2002
988498-10-1      YUM BRANDS INC                        (12,071)                         L       10/25/2002
98956P-10-2      ZIMMER HLDGS INC                       18,327                          L       10/25/2002
989701-10-7      ZIONS BANCORPORATION                  (17,199)                         L       06/21/2002
G0070K-10-3      ACE LTD                               (24,434)                         L       10/25/2002
G24182-10-0      COOPER INDUSTRIES LTD CL A              3,639                          L       10/25/2002
G4776G-10-1      INGERSOLL-RAND CO LIMITED CL A         (5,578)                         L       10/25/2002
G6359F-10-3      NABORS INDS LTD                         2,520                          L       10/25/2002
G65422-10-0      NOBLE CORP ORATION SHS                  4,925                          L       10/25/2002
G90078-10-9      TRANSOCEAN INC                        (24,843)                         L       09/27/2002
G98255-10-5      XL CAP LTD                            (25,943)                         L       05/28/2002
929901-83-3      WACHOVIA US TREASURY MKT                                               U       04/01/2002
----------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES               (31,230,603)                        XXX         XXX
---------------------------------------------------------------------------------------------------------
   6899999 - Total - Common Stock - Industrial,
      Misc.                                        (31,230,603)                        XXX         XXX
----------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
----------------------------------------------------------------------------------------------------------
12566#-10-7     CMAC INSURANCE CO                   15,164,134                          A       11/12/1993
154050-99-1     CMAC SERVICES CO                                                        U       10/31/1985
20313#-10-6     CMAC OF ARIZONA                      1,086,835                          A       09/26/2002
----------------------------------------------------------------------------------------------------------
   6999999 - Total - Common Stock - Parent,
      Subsidiaries, Affiliates                      16,250,969                         XXX         XXX
----------------------------------------------------------------------------------------------------------
   7099999 Total - Common Stocks                   (14,979,634)                        XXX         XXX
----------------------------------------------------------------------------------------------------------
   7199999 Total - Preferred and Common Stocks     (19,737,207)                        XXX         XXX
----------------------------------------------------------------------------------------------------------

(a)  For all common stocks bearing the NAIC designation "U" provide: the number
     of such issues           ,  the total $ value (included in Column 6) of all
                    ----------
     such issues $
                   -----------

                                     E10.8

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------------------------------
      1                            2                                        3                        4
    CUSIP
Identification                Description                             Date Acquired            Name of Vendor
----------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------
01F060-6D-2      FNMA PASS-THRU LNG 30 Y  FNMA 6.000 01/01/2033         11/12/2002    GOLDMAN SACHS
01N062-61-5      GNMA TBA 6.500 01/01/2032                              12/23/2002    J.P. MORGAN CHASE & CO.
31287T-2E-4      FHLMC PC GOLD CAS 7.000 03/01/2030                     07/25/2002    COUNTRYWIDE SECURITIES CORP
31287V-AQ-3      FHLMC GOLD 30YR 6.500 07/01/2032                       06/14/2002    COUNTRYWIDE SECURITIES CORP
3128GV-UG-3      FHLMC PC 6.000 09/01/2017                              08/22/2002    SALAMON BROTHERS
31331L-J9-0      FEDERAL FARM CR BKS CONS 4.375 04/15/2005              10/16/2002    MORGAN STANLEY
31377M-7K-1      FNMA PASS-THRU BLLN MUL 6.460 06/01/2009               12/23/2002    MERRIL LYNCH PIERCE FENNER SMITH
31377M-BG-5      FNMA PASS-THRU BLLN MUL 6.120 11/01/2008               12/23/2002    MERRIL LYNCH PIERCE FENNER SMITH
31386F-6B-6      FNMA PASS-THRU LNG 30 Y 6.000 02/01/2031               01/08/2002    LEHMAN BROTHERS
31387U-CQ-2      FNMA PASS-THRU LNG 30 Y 6.500 06/01/2031               11/12/2002    GOLDMAN SACHS
31388Y-2Y-7      FNMA PASS-THRU INT 15 Y 6.500 12/01/2015               09/18/2002    GREENWICH SECURITIES
31389N-7D-1      FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031               05/14/2002    CREDIT SUISSE FIRST BOSTON
31390L-F7-6      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032               07/22/2002    FREDDIE MAC
31390L-FF-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032               07/22/2002    FREDDIE MAC
31390L-V7-8      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032               07/25/2002    FREDDIE MAC
31390L-WX-0      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032               07/25/2002    FREDDIE MAC
31390N-P4-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032               09/12/2002    DEUTSCHE BANK CAPITAL
31390N-UL-4      FNMA PASS-THRU INT 15 Y 6.000 08/01/2017               09/18/2002    BANK OF AMERICA
31390P-DC-8      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032               07/25/2002    COUNTRYWIDE SECURITIES CORP
31390T-LQ-0      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032               07/25/2002    COUNTRYWIDE SECURITIES CORP
31390T-LV-9      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032               07/25/2002    COUNTRYWIDE SECURITIES CORP
31390U-YD-2      FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032               08/20/2002    COUNTRYWIDE SECURITIES CORP
31391E-AQ-4      FNMA PASS-THRU INT 15 Y 6.000 09/01/2017               09/18/2002    BANK OF AMERICA
31392D-YE-6      FANNIEMAE GRANTOR TRUST 4.768 04/01/2012               07/18/2002    CREDIT SUISSE FIRST BOSTON
912810-FJ-2      UNITED STATES TREAS BDS 6.125 08/15/2029               06/14/2002    DEUTSCHE BANK CAPITAL
912810-FM-5      UNITED STATES TREAS BDS 6.250 05/15/2030               11/14/2002    VARIOUS
912810-FP-8      UNITED STATES TREAS BDS 5.375 02/15/2031               08/14/2002    VARIOUS
912827-4Y-5      UNITED STATES TREAS NTS 3.875 01/15/2009               10/11/2002    BARCLAYS CAPITAL INC
912827-6X-5      UNITED STATES TREAS NTS 4.625 05/15/2006               10/17/2002    GOLDMAN SACHS
912827-7H-9      UNITED STATES TREASURY NOTES 3.250 12/31/2003          05/10/2002    VARIOUS
912827-7K-2      UNITED STATES TREAS NTS 3.000 01/31/2004               08/14/2002    VARIOUS
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004                      08/14/2002    TRANSFER OF SECURITIES
912827-U8-3      UNITED STATES TREAS NTS 6.500 08/15/2005               10/17/2002    VARIOUS
912828-AA-8      UNITED STATES TREAS NTS 3.625 03/31/2004               07/12/2002    CHASE MANHATTAN
912828-AD-2      UNITED STATES TREAS NTS 3.250 05/31/2004               07/17/2002    DEUTSCHE BANK CAPITAL
912828-AE-0      UNITED STATES TREAS NTS 2.875 06/30/2004               11/19/2002    VARIOUS
912828-AK-6      UNITED STATES TREAS NTS 2.125 08/31/2004               11/05/2002    VARIOUS
91362*-AA-9      MORTGAGE GUARANTY TAX AND LOSS BONDS 03/12/2003        01/02/2002    TRANSFER OF SECURITIES
91362*-AB-7      MORTGAGE GUARANTY TAX AND LOSS 06/17/2006              01/02/2002    TRANSFER OF SECURITIES
91362*-AC-5      MORTGAGE GUARANTY TAX AND LOSS 09/16/2006              01/02/2002    TRANSFER OF SECURITIES
91362*-AD-3      MORTGAGE GUARANTY TAX AND LOSS 12/16/2006              01/02/2002    TRANSFER OF SECURITIES
91362*-AE-1      MORTGAGE GUARANTY TAX AND LOSS 03/17/2007              01/02/2002    TRANSFER OF SECURITIES
91362*-AF-8      MORTGAGE GUARANTY TAX AND LOSS 04/15/2007              01/02/2002    TRANSFER OF SECURITIES
91362*-AG-6      MORTGAGE GUARANTY TAX AND LOSS 06/15/2007              01/02/2002    TRANSFER OF SECURITIES
91362*-AH-4      MORTGAGE GUARANTY TAX AND LOSS 09/15/2007              01/02/2002    TRANSFER OF SECURITIES
91362*-A1-2      MORTGAGE GUARANTY TAX AND LOSS 12/15/2007              01/02/2002    TRANSFER OF SECURITIES
91362*-AK-7      MORTGAGE GUARANTY TAX AND LOSS 03/16/2008              01/02/2002    TRANSFER OF SECURITIES
91362*-AM-3      MORTGAGE GUARANTY TAX AND LOSS 04/15/2008              01/02/2002    TRANSFER OF SECURITIES
91362*-AN-1      MORTGAGE GUARANTY TAX AND LOSS 06/15/2008              01/02/2002    TRANSFER OF SECURITIES
91362*-A0-9      MORTGAGE GUARANTY TAX AND LOSS 09/15/2008              01/02/2002    TRANSFER OF SECURITIES
91362*-AP-6      MORTGAGE GUARANTY TAX AND LOSS 12/15/2008              01/02/2002    TRANSFER OF SECURITIES
91362*-AQ-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 06/17/2012     06/17/2002    FIRST UNION NATIONAL BANK
91362*-AR-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 09/16/2012     09/16/2002    FIRST UNION NATIONAL BANK
91362*-AS-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 09/30/2012     09/30/2002    FIRST UNION NATIONAL BANK
91362*-AT-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 12/16/2012     12/16/2002    FIRST UNION NATIONAL BANK
----------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government
----------------------------------------------------------------------------------------------------------------------
   0399999 - Total - Bonds - U.S. Government
----------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
CANADA
----------------------------------------------------------------------------------------------------------------------
   683234-RV-2      ONTARIO PROV CDA 5.125 07/17/2012                 07/10/2002      DEUTSCHE BANK CAPITAL
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      1                            2                                        5                6
    CUSIP                                                                Number of         Actual
Identification                Description                             Shares of Stock       Cost
---------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
---------------------------------------------------------------------------------------------------
01F060-6D-2      FNMA PASS-THRU LNG 30 Y  FNMA 6.000 01/01/2033                             742,898
01N062-61-5      GNMA TBA 6.500 01/01/2032                                                2,622,656
31287T-2E-4      FHLMC PC GOLD CAS 7.000 03/01/2030                                         283,546
31287V-AQ-3      FHLMC GOLD 30YR 6.500 07/01/2032                                         5,662,734
3128GV-UG-3      FHLMC PC 6.000 09/01/2017                                                  825,625
31331L-J9-0      FEDERAL FARM CR BKS CONS 4.375 04/15/2005                                1,044,720
31377M-7K-1      FNMA PASS-THRU BLLN MUL 6.460 06/01/2009                                   762,864
31377M-BG-5      FNMA PASS-THRU BLLN MUL 6.120 11/01/2008                                   502,213
31386F-6B-6      FNMA PASS-THRU LNG 30 Y 6.000 02/01/2031                                 1,665,037
31387U-CQ-2      FNMA PASS-THRU LNG 30 Y 6.500 06/01/2031                                   310,906
31388Y-2Y-7      FNMA PASS-THRU INT 15 Y 6.500 12/01/2015                                   214,955
31389N-7D-1      FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031                                   126,133
31390L-F7-6      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                                   435,387
31390L-FF-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032                                   720,720
31390L-V7-8      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032                                   207,038
31390L-WX-0      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032                                    78,350
31390N-P4-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032                                   336,471
31390N-UL-4      FNMA PASS-THRU INT 15 Y 6.000 08/01/2017                                 1,453,414
31390P-DC-8      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                                   284,088
31390T-LQ-0      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                                   309,914
31390T-LV-9      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                                   361,566
31390U-YD-2      FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032                                 1,163,496
31391E-AQ-4      FNMA PASS-THRU INT 15 Y 6.000 09/01/2017                                 2,084,688
31392D-YE-6      FANNIEMAE GRANTOR TRUST 4.768 04/01/2012                                   149,859
912810-FJ-2      UNITED STATES TREAS BDS 6.125 08/15/2029                                 2,370,844
912810-FM-5      UNITED STATES TREAS BDS 6.250 05/15/2030                                 7,524,002
912810-FP-8      UNITED STATES TREAS BDS 5.375 02/15/2031                                   444,833
912827-4Y-5      UNITED STATES TREAS NTS 3.875 01/15/2009                                 3,416,170
912827-6X-5      UNITED STATES TREAS NTS 4.625 05/15/2006                                    26,595
912827-7H-9      UNITED STATES TREASURY NOTES 3.250 12/31/2003                            2,197,480
912827-7K-2      UNITED STATES TREAS NTS 3.000 01/31/2004                                20,071,227
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004                                        8,599,988
912827-U8-3      UNITED STATES TREAS NTS 6.500 08/15/2005                                 3,767,084
912828-AA-8      UNITED STATES TREAS NTS 3.625 03/31/2004                                   408,281
912828-AD-2      UNITED STATES TREAS NTS 3.250 05/31/2004                                   557,219
912828-AE-0      UNITED STATES TREAS NTS 2.875 06/30/2004                                 2,819,069
912828-AK-6      UNITED STATES TREAS NTS 2.125 08/31/2004                                 3,402,829
91362*-AA-9      MORTGAGE GUARANTY TAX AND LOSS BONDS 03/12/2003                            420,000
91362*-AB-7      MORTGAGE GUARANTY TAX AND LOSS 06/17/2006                                3,600,000
91362*-AC-5      MORTGAGE GUARANTY TAX AND LOSS 09/16/2006                                2,500,000
91362*-AD-3      MORTGAGE GUARANTY TAX AND LOSS 12/16/2006                                3,500,000
91362*-AE-1      MORTGAGE GUARANTY TAX AND LOSS 03/17/2007                                  500,000
91362*-AF-8      MORTGAGE GUARANTY TAX AND LOSS 04/15/2007                                2,850,000
91362*-AG-6      MORTGAGE GUARANTY TAX AND LOSS 06/15/2007                                4,000,000
91362*-AH-4      MORTGAGE GUARANTY TAX AND LOSS 09/15/2007                                3,000,000
91362*-A1-2      MORTGAGE GUARANTY TAX AND LOSS 12/15/2007                                4,000,000
91362*-AK-7      MORTGAGE GUARANTY TAX AND LOSS 03/16/2008                                1,200,000
91362*-AM-3      MORTGAGE GUARANTY TAX AND LOSS 04/15/2008                                4,000,000
91362*-AN-1      MORTGAGE GUARANTY TAX AND LOSS 06/15/2008                                5,000,000
91362*-A0-9      MORTGAGE GUARANTY TAX AND LOSS 09/15/2008                                4,500,000
91362*-AP-6      MORTGAGE GUARANTY TAX AND LOSS 12/15/2008                               50,300,000
91362*-AQ-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 06/17/2012                      23,000,000
91362*-AR-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 09/16/2012                      11,500,000
91362*-AS-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 09/30/2012                       6,249,433
91362*-AT-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 12/16/2012                      17,000,000
---------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                                    225,074,332
---------------------------------------------------------------------------------------------------
   0399999 - Total - Bonds - U.S. Government                                            225,074,332
---------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
CANADA
---------------------------------------------------------------------------------------------------
   683234-RV-2      ONTARIO PROV CDA 5.125 07/17/2012                                       124,681
---------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      1                            2                                       7                  8
    CUSIP                                                                              Paid for Accrued
Identification                Description                               Par Value   Interest and Dividends
----------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
----------------------------------------------------------------------------------------------------------
01F060-6D-2      FNMA PASS-THRU LNG 30 Y  FNMA 6.000 01/01/2033           725,000
01N062-61-5      GNMA TBA 6.500 01/01/2032                              2,500,000
31287T-2E-4      FHLMC PC GOLD CAS 7.000 03/01/2030                       271,255               686
31287V-AQ-3      FHLMC GOLD 30YR 6.500 07/01/2032                       5,550,000            14,029
3128GV-UG-3      FHLMC PC 6.000 09/01/2017                                800,000             2,400
31331L-J9-0      FEDERAL FARM CR BKS CONS 4.375 04/15/2005              1,000,000               243
31377M-7K-1      FNMA PASS-THRU BLLN MUL 6.460 06/01/2009                 683,895             3,191
31377M-BG-5      FNMA PASS-THRU BLLN MUL 6.120 11/01/2008                 454,620             2,009
31386F-6B-6      FNMA PASS-THRU LNG 30 Y 6.000 02/01/2031               1,699,830             3,400
31387U-CQ-2      FNMA PASS-THRU LNG 30 Y 6.500 06/01/2031                 300,030               596
31388Y-2Y-7      FNMA PASS-THRU INT 15 Y 6.500 12/01/2015                 203,659               809
31389N-7D-1      FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031                 122,329               381
31390L-F7-6      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                 421,618               990
31390L-FF-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032                 697,929             1,638
31390L-V7-8      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032                 198,033               501
31390L-WX-0      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032                  74,943               189
31390N-P4-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032                 324,261               937
31390N-UL-4      FNMA PASS-THRU INT 15 Y 6.000 08/01/2017               1,394,371             5,113
31390P-DC-8      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                 275,000             1,440
31390T-LQ-0      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                 300,000             1,571
31390T-LV-9      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                 350,000             1,833
31390U-YD-2      FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032               1,125,000             3,047
31391E-AQ-4      FNMA PASS-THRU INT 15 Y 6.000 09/01/2017               2,000,000             7,333
31392D-YE-6      FANNIEMAE GRANTOR TRUST 4.768 04/01/2012                 150,000               576
912810-FJ-2      UNITED STATES TREAS BDS 6.125 08/15/2029               2,200,000            46,157
912810-FM-5      UNITED STATES TREAS BDS 6.250 05/15/2030               6,435,000           188,893
912810-FP-8      UNITED STATES TREAS BDS 5.375 02/15/2031                 420,000            11,005
912827-4Y-5      UNITED STATES TREAS NTS 3.875 01/15/2009               2,800,000            20,004
912827-6X-5      UNITED STATES TREAS NTS 4.625 05/15/2006                  25,000               503
912827-7H-9      UNITED STATES TREASURY NOTES 3.250 12/31/2003          2,190,000            19,935
912827-7K-2      UNITED STATES TREAS NTS 3.000 01/31/2004              19,800,000            62,664
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004                      7,670,000           149,362
912827-U8-3      UNITED STATES TREAS NTS 6.500 08/15/2005               3,350,000            28,923
912828-AA-8      UNITED STATES TREAS NTS 3.625 03/31/2004                 400,000             4,279
912828-AD-2      UNITED STATES TREAS NTS 3.250 05/31/2004                 550,000             2,540
912828-AE-O      UNITED STATES TREAS NTS 2.875 06/30/2004               2,775,000            17,654
912828-AK-6      UNITED STATES TREAS NTS 2.125 08/31/2004               3,380,000            12,943
91362*-AA-9      MORTGAGE GUARANTY TAX AND LOSS BONDS 03/12/2003          420,000
91362*-AB-7      MORTGAGE GUARANTY TAX AND LOSS 06/17/2006              3,600,000
91362*-AC-5      MORTGAGE GUARANTY TAX AND LOSS 09/16/2006              2,500,000
91362*-AD-3      MORTGAGE GUARANTY TAX AND LOSS 12/16/2006              3,500,000
91362*-AE-1      MORTGAGE GUARANTY TAX AND LOSS 03/17/2007                500,000
91362*-AF-8      MORTGAGE GUARANTY TAX AND LOSS 04/15/2007              2,850,000
91362*-AG-6      MORTGAGE GUARANTY TAX AND LOSS 06/15/2007              4,000,000
91362*-AH-4      MORTGAGE GUARANTY TAX AND LOSS 09/15/2007              3,000,000
91362*-A1-2      MORTGAGE GUARANTY TAX AND LOSS 12/15/2007              4,000,000
91362*-AK-7      MORTGAGE GUARANTY TAX AND LOSS 03/16/2008              1,200,000
91362*-AM-3      MORTGAGE GUARANTY TAX AND LOSS 04/15/2008              4,000,000
91362*-AN-1      MORTGAGE GUARANTY TAX AND LOSS 06/15/2008              5,000,000
91362*-AO-9      MORTGAGE GUARANTY TAX AND LOSS 09/15/2008              4,500,000
91362*-AP-6      MORTGAGE GUARANTY TAX AND LOSS 12/15/2008             50,300,000
91362*-AQ-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 06/17/2012    23,000,000
91362*-AR-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 09/16/2012    11,500,000
91362*-AS-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 09/30/2012     6,249,433
91362*-AT-1      MORTGAGE GUARANTY TAX AND LOS GOVERNMEN 12/16/2012    17,000,000
----------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                  220,736,206           617,774
----------------------------------------------------------------------------------------------------------
   0399999 - Total - Bonds - U.S. Government                          220,736,206           617,774
----------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
CANADA
----------------------------------------------------------------------------------------------------------
   683234-RV-2      ONTARIO PROV CDA 5.125 07/17/2012                     125,000
----------------------------------------------------------------------------------------------------------

                                       E11

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

--------------------------------------------------------------------------------------------------------------------------------
       1                                      2                                   3                       4
     CUSIP
Identification                          Description                         Date Acquired             Name of Vendor
--------------------------------------------------------------------------------------------------------------------------------
   748148-BW-2   QUEBEC PROV CDA 5.000 07/17/2009                            07/09/2002     MERRIL LYNCH PIERCE FENNER SMITH
--------------------------------------------------------------------------------------------------------------------------------
1099997 - Bonds - All Other Governments - Canada
--------------------------------------------------------------------------------------------------------------------------------
1099997 - Total Bonds - All Other Government
--------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
ALABAMA
--------------------------------------------------------------------------------------------------------------------------------
   010653-EN-9   ALABAMA WTR POLLUTION CIL AUT LV IN 5.000 08/15/2004        01/31/2002     FLEET SECURITIES
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA
--------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
   13062N-3L-9   CALIFORNIA ST FOR PREVIOU 5.000 10/01/2028                  10/16/2002     BEAR STEARNS & CO
   13062N-H7-5   CALIFORNIA ST 5.250 02/01/2029                              03/15/2002     BEAR STEARNS & CO
   798135-UR-8   SAN JOSE CALIF 5.000  09/012028                             08/07/2002     LEHMAN BROTHERS
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
   20772F-HV-5   CONNECTICUT ST FOR PREVIO 5.375 06/15/2013                  06/06/2002     BEAR STEARNS & CO
   20772F-RY-8   CONNECTICUT ST FOR PREVIO 5.125 11/15/2017                  05/31/2002     MERRIL LYNCH
   20772F-ZC-7   CONNECTICUT ST SER A 5.375 04/15/2013                       04/25/2002     UBS WARBURG LLC
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------------------------
   341426-BK-9   FLORIDA ST BRD ED CAP OUT 5.500 06/01/2015                  06/11/2002     MERRIL LYNCH PIERCE FENNER SMITH
   593388-Z5-3   MIAMI FLA 5.500 01/01/2017                                  07/19/2002     MORGAN STANLEY
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA
--------------------------------------------------------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------------------------------------------------------
   373383-RK-6   GEORGIA ST 5.125 05/01/2015                                 07/16/2002     MERRIL LYNCH PIERCE FENNER SMITH
----------------------------- --------------------------------------------------------------------------------------------------
      TOTAL GEORGIA
--------------------------------------------------------------------------------------------------------------------------------
HAWAII
--------------------------------------------------------------------------------------------------------------------------------
   419780-PX-3   HAWAII ST 5.700 09/01/2009                                  06/11/2002     LEHMAN BROTHERS
   419780-WJ-6   HAWAII ST 5.500 02/01/2014                                  06/13/2002     BEAR STEARNS & CO
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL HAWAII
--------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------------------------------
   452150-6C-4   ILLINOIS ST 5.125 02/01/2027                                02/08/2002     BEAR STEARNS & CO
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS
--------------------------------------------------------------------------------------------------------------------------------
KANSAS
--------------------------------------------------------------------------------------------------------------------------------
   224856-AX-2   CRAWFORD CNTY KANS UNI SC 6.000 09/01/2003                  08/15/2002     NATIONAL WESTMINSTER
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL KANSAS
--------------------------------------------------------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------------------------------------------------------
   574192-TQ-3   MARYLAND ST 5.500 08/01/2014                                08/01/2002     LEHMAN BROTHERS
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND
--------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------------------
   57582N-JV-8   MASSACHUSETTS ST 5.500 01/01/2015                           11/22/2002     UBS PAINE WEBBER
   57582N-JX-4   MASSACHUSETTS ST 5.375 01/01/2017                           11/22/2002     UBS PAINE WEBBER
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
--------------------------------------------------------------------------------------------------------------------------------
   604128-4K-1   MINNESOTA ST 5.250 11/01/2016                               10/22/2002     LEHMAN BROTHERS
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL MINNESOTA
--------------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------------
   517840-VU-5    LAS VEGAS VALLEY NEV WTR 5.250 06/01/2017                  12/17/2001     MERRIL LYNCH
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEVADA
--------------------------------------------------------------------------------------------------------------------------------
NEW YORK
--------------------------------------------------------------------------------------------------------------------------------
   649660-PC-5   NEW YORK N Y 1.000 08/15/2021                               03/27/2002     MERRIL LYNCH
   64966A-2J-3   NEW YORK NY 1.000 11/01/2024                                03/28/2002     MERRIL LYNCH
   64966B-BF-9   NEW YORK N Y 5.375 03/15/2028                               03/13/2002     BEAR STEARNS & CO
   64966B-HR-7   NEW YORK N Y 5.625 08/01/2015                               05/23/2002     SALOMON SMITH BARNEY
   64966B-TJ-2   NEW YORK N Y 5.750 08/01/2015                               07/18/2002     MORGAN STANLEY
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK
--------------------------------------------------------------------------------------------------------------------------------
OHIO
--------------------------------------------------------------------------------------------------------------------------------
   677518-2U-5   OHIO ST 5.000 09/15/2021                                    02/07/2002     RADIAN
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL OHIO
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      1                                      2                                     5               6
    CUSIP                                                                       Number of        Actual
Identification                          Description                          Shares of Stock      Cost
----------------------------------------------------------------------------------------------------------
   748148-BW-2   QUEBEC PROV CDA 5.000 07/17/2009                                                 124,271
1099997 - Bonds - All Other Governments - Canada                                                  248,952
1099999 - Total Bonds - All Other Government                                                      248,952
----------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------
   010653-EN-9   ALABAMA WTR POLLUTION CTL AUT LV IN 5.000 08/15/2004                           1,058,900
----------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                                             1,058,900
----------------------------------------------------------------------------------------------------------
CALIFORNIA
----------------------------------------------------------------------------------------------------------
   13062N-3L-9   CALIFORNIA ST FOR PREV I0U 5.000 10/01/2028                                    5,054,500
   13062N-H7-5   CALIFORNIA ST 5.250 02/01/2029                                                 4,907,850
   798135-UR-8   SAN JOSE CALIF 5.000  09/01/2028                                               5,857,284
---------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                                         15,819,634
---------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------
   20772F-HV-5   CONNECTICUT ST FOR PREV 10 5.375 06/15/2013                                    5,440,850
   20772F-RY-8   CONNECTICUT ST FOR PREV 10 5.125 11/15/2017                                    2,536,167
   20772F-ZC-7   CONNECTICUT ST SER A 5.375 04/15/2013                                          4,365,455
----------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                                                                        12,342,472
----------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------
   341426-BK-9   FLORIDA ST BRD ED CAP OUT 5.500 06/01/2015                                     6,196,979
   593388-Z5-3   MIAMI FLA 5.500 01/01/2017                                                     5,379,450
----------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                                                            11,576,429
----------------------------------------------------------------------------------------------------------
GEORGIA
----------------------------------------------------------------------------------------------------------
   373383-RK-6   GEORGIA ST 5.125 05/01/2015                                                    5,350,500
----------------------------- ----------------------------------------------------------------------------
      TOTAL GEORGIA                                                                             5,350,500
----------------------------------------------------------------------------------------------------------
HAWAII
----------------------------------------------------------------------------------------------------------
   419780-PX-3   HAWAII ST 5.700 09/01/2009                                                     3,399,660
   419780-WJ-6   HAWAII ST 5.500 02/01/2014                                                     1,092,020
----------------------------------------------------------------------------------------------------------
      TOTAL HAWAII                                                                              4,491,680
----------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------
   452150-6C-4   ILLINOIS ST 5.125 02/01/2027                                                   7,384,200
----------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                                            7,384,200
----------------------------------------------------------------------------------------------------------
KANSAS
----------------------------------------------------------------------------------------------------------
   224856-AX-2   CRAWFORD CNTY KANS UNI SC 6.000 09/01/2003                                       784,793
----------------------------------------------------------------------------------------------------------
      TOTAL KANSAS                                                                                784,793
----------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------
   574192-TQ-3   MARYLAND ST 5.500 08/01/2014                                                   3,412,170
----------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND                                                                            3,412,170
----------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------
   57582N-JV-8   MASSACHUSETTS ST 5.500 01/01/2015                                              5,520,000
   57582N-JX-4   MASSACHUSETTS ST 5.375 01/01/2017                                             10,760,000
----------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS                                                                      16,280,000
----------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------
   604128-4K-1   MINNESOTA ST 5.250 11/01/2016                                                  3,540,560
----------------------------------------------------------------------------------------------------------
      TOTAL MINNESOTA                                                                           3,540,560
----------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------
   517840-VU-5   LAS VEGAS VALLEY NEV WTR 5.250 06/01/2017                                      4,894,671
----------------------------------------------------------------------------------------------------------
      TOTAL NEVADA                                                                              4,894,671
----------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------
   649660-PC-5   NEW YORK N Y 1.000 08/15/2021                                                  1,100,000
   64966A-2J-3   NEW YORK NY 1.000 11/01/2024                                                   1,500,000
   64966B-BF-9   NEW YORK N Y 5.375 03/15/2028                                                  1,474,215
   64966B-HR-7   NEW YORK N Y 5.625 08/01/2015                                                  3,135,540
   64966B-TJ-2   NEW YORK N Y 5.750 08/01/2015                                                  5,402,600
----------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                                           12,612,355
----------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------
   677518-2U-5   OHIO ST 5.000 09/15/2021                                                       9,987,000
--------------------------- ------------------------------------------------------------------------------
      TOTAL OHIO                                                                                9,987,000
----------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
      1                                       2                                      7                 8
    CUSIP                                                                                       Paid for Accrued
Identification                           Description                             Par Value   Interest and Dividends
-------------------------------------------------------------------------------------------------------------------
   748148-BW-2   QUEBEC PROV CDA 5.000 07/17/2009                                  125,000
-------------------------------------------------------------------------------------------------------------------
1099997 - Bonds - All Other Governments - Canada                                   250,000
-------------------------------------------------------------------------------------------------------------------
1099999 - Total Bonds - All Other Government                                       250,000
-------------------------------------------------------------------------------------------------------------------
 STATES, TERRITORIES & POSSESSIONS
 UNITED STATES
 ALABAMA
-------------------------------------------------------------------------------------------------------------------
   010653-EN-9   ALABAMA WTR POLLUTION CTL AUT LVIN 5.000 08/15/2004             1,000,000         23,472
-------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                              1,000,000         23,472
-------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-------------------------------------------------------------------------------------------------------------------
   13062N-3L-9   CALIFORNIA ST FOR PREVI0U 5.000 10/01/2028                      5,000,000         14,583
   13062N-H7-5   CALIFORNIA ST 5.250 02/01/2029                                  5,000,000            729
   798135-UR-8   SAN JOSE CALIF 5.000 09/01/2028                                 5,900,000         33,597
-------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                          15,900,000         48,909
-------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-------------------------------------------------------------------------------------------------------------------
   20772F-HV-5   CONNECTICUT ST FOR PREVI0 5.375 06/15/2013                      5,000,000        131,389
   20772F-RY-8   CONNECTICUT ST FOR PREVI0 5.125 11/15/2017                      2,450,000          6,976
   20772F-ZC-7   CONNECTICU ST SER A 5.375 04/15/2013                            4,050,000          9,675
-------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                                                         11,500,000        148,040
-------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------
   341426-BK-9   FLORIDA ST BRD ED CAP OUT 5.500 06/01/2015                      5,690,000         36,511
   593388-Z5-3   MIAMI FLA 5.500 01/01/2017                                      5,000,000
-------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                                             10,690,000         36,511
-------------------------------------------------------------------------------------------------------------------
GEORGIA
-------------------------------------------------------------------------------------------------------------------
   373383-RK-6   GEORGIA ST 5.125 05/01/2015                                     5,000,000         59,792
-------------------------------------------------------------------------------------------------------------------
      TOTAL GEORGIA                                                              5,000,000         59,792
-------------------------------------------------------------------------------------------------------------------
HAWAII
-------------------------------------------------------------------------------------------------------------------
   419780-PX-3   HAWAII ST 5.700 09/01/2009                                      3,000,000         48,925
   419780-WJ-6   HAWAII ST 5.500 02/01/2014                                      1,000,000         18,792
-------------------------------------------------------------------------------------------------------------------
      TOTAL HAWAII                                                               4,000,000         67,717
-------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------
   452150-6C-4   ILLINOIS ST 5.125 02/01/2027                                    7,500,000         13,880
-------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                             7,500,000         13,880
-------------------------------------------------------------------------------------------------------------------
KANSAS
-------------------------------------------------------------------------------------------------------------------
   224856-AX-2   CRAWFORD CNTY KANS UNI SC 6.000 09/01/2003                        750,000         21,125
-------------------------------------------------------------------------------------------------------------------
      TOTAL KANSAS                                                                 750,000         21,125
-------------------------------------------------------------------------------------------------------------------
MARYLAND
-------------------------------------------------------------------------------------------------------------------
   574192-TQ-3   MARYLAND ST 5.500 08/01/2014                                    3,000,000
-------------------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND                                                             3,000,000
-------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------
   57582N-JV-8   MASSACHUSETTS ST 5.500 01/01/2015                               5,000,000         29,792
-------------------------------------------------------------------------------------------------------------------
   57582N-JX-4   MASSACHUSETTS ST 5.375 01/01/2017                              10,000,000         58,229
-------------------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS                                                       15,000,000         88,021
-------------------------------------------------------------------------------------------------------------------
MINNESOTA
-------------------------------------------------------------------------------------------------------------------
   604128-4K-1   MINNESOTA ST 5.250 11/01/2016                                   3,325,000
-------------------------------------------------------------------------------------------------------------------
      TOTAL MINNESOTA                                                            3,325,000
-------------------------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------------------------
   517840-VU-5   LAS VEGAS VALLEY NEV  WTR 5.250 06/01/2017                      4,585,000          5,349
-------------------------------------------------------------------------------------------------------------------
      TOTAL NEVADA                                                               4,585,000          5,349
-------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------
   649660-PC-5   NEW YORK N Y 1.000 08/15/2021                                   1,100,000            958
   64966A-2J-3   NEW YORK NY 1.000 11/01/2024                                    1,500,000          1,360
   64966B-BF-9   NEW YORK N Y 5.375 03/15/2028                                   1,500,000
   64966B-HR-7   NEW YORK N Y 5.625 08/01/2015                                   3,000,000
   64966B-TJ-2   NEW YORK N Y 5.750 08/01/2015                                   5,000,000
--------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                            12,100,000          2,318
--------------------------------------------------------------------------------------------------------------------
OHIO
--------------------------------------------------------------------------------------------------------------------
   677518-2U-5   OHIO ST 5.000 09/15/2021                                       10,000,000        238,889
--------------------------------------------------------------------------------------------------------------------
      TOTAL OHIO                                                                10,000,000        238,889
--------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------

                                     E11.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

-----------------------------------------------------------------------------------------------------------------------------
       1                                      2                                  3                       4
     CUSIP
Identification                          Description                         Date Acquired          Name of Vendor
-----------------------------------------------------------------------------------------------------------------------------
   725276-Y7-8   PITTSBURG PA SCH DIST MUNICIPAL 5.500 09/01/2014           06/07/2002      UBS WARBURG LLC
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA
-----------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
-----------------------------------------------------------------------------------------------------------------------------
   745145-Q5-4   PUERTO RICE COMMONWEALTH 5.500 07/01/2014                  07/19/2002      LEHMAN BROTHERS
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL PUERTO RICO
-----------------------------------------------------------------------------------------------------------------------------
TENNESSEE
-----------------------------------------------------------------------------------------------------------------------------
   586145-JZ-8   MEMPHIS TENN 5.250 11/01/2012                              11/22/2002      LEHMAN BROTHERS
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE
-----------------------------------------------------------------------------------------------------------------------------
TEXAS
-----------------------------------------------------------------------------------------------------------------------------
   581663-B8-3   MC KINNEY TEX INDPT SCH D 6.000 02/15/2009                 07/22/2002      LEHMAN BROTHERS
   929828-XK-2   WACO TEX 5.600 02/01/2004                                  08/12/2002      GREENWICH SECURITIES
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS
-----------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------
   93974A-ES-9   WASHINGTON ST 5.000 02/01/2017                             07/26/2002      PAINE WEBBER
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON
-----------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
-----------------------------------------------------------------------------------------------------------------------------
   95648M-CA-5   WEST VIRGINIA ECONOMIC DEV ECTI 5.000 06/01/2026           01/22/2002      SALOMON SMITH BARNEY
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL WEST VIRGINIA
-----------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States
-----------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - Bonds - States, Territories and Possessions
-----------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------
   969078-LT-9   WILL CNTY ILL CMNTY SCH DIST 11/01/2014                    03/26/2002      LEHMAN BROTHERS
--------------- -------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------
KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
   546589-JL-7    LOUISVILLE & JEFFERSON CNTY SWR 5.000 05/15/2032          12/20/2002      TRANSFER OF SECURITIES
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision - United States
-----------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Bonds - Political Subdivisions
-----------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
-----------------------------------------------------------------------------------------------------------------------------
   010608-RX-7   ALABAMA ST PUB SCH & COLL 5.750 08/01/2003                 02/05/2002      SALOMON SMITH BARNEY
   472682-KN-2   JEFFERSON CNTY ALA SWR RE 5.250 02/01/2024                 12/18/2002      BEAR STEARNS & CO.
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA
-----------------------------------------------------------------------------------------------------------------------------
ALASKA
------------------------------------------------------------------------------------------------------------------------------
   011831-7C-2   ALASKA HFC ST CAP PROJ NCL 5.000 06/01/2003                04/30/2002      SALOMON SMITH BARNEY
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA
-----------------------------------------------------------------------------------------------------------------------------
ARKANSAS
-----------------------------------------------------------------------------------------------------------------------------
   914084-MU-9   UNIVERSITY ARK UNIV REVS 5.500 12/01/2015                  11/18/2002      BANK OF AMERICA
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS
-----------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-----------------------------------------------------------------------------------------------------------------------------
   13066Y-BK-4   CALIFORNIA ST DEPT WTR RE 5.500 05/01/2005                 11/07/2002      CHASE MANHATTAN
   651785-AA-5   NEWPORT BEACH CA REV 1.000 10/01/2022                      03/28/2002      MERRILL LYNCH
   798153-FA-5   SAN JOSE CALIF FING AUTH LEASE 5.250 06/01/2021            10/24/2002      BEAR STEARNS & CO
   842475-YM-1   SOUTHERN CAL PUB PWR AUTH 5.375 01/01/2011                 04/15/2002      UBS WAR8URG LLC
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA
-----------------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------------
   341507-MF-5   FLORIDA ST BRD ED LOTTERY 5.000 07/01/2017                 07/11/2002      MERRIL LYNCH PIERCE  FENNER SMITH
   34160W-EJ-9   FLORIDA ST DEPT ENVIRONMENTAL PRESERVAT 5.375 07/01/2019   03/12/2002      UBS PAINE WEBBER
   342815-GD-3   FLORIDA MUN LN COUNCIL REV 5.250 11/01/2015                07/10/2002      SALOMON SMITH BARNEY
   432337-BT-9   HILLSBOROUGH CNTY FLA SCH DIST 5.000 10/01/2026            01/16/2002      UBS PAINE WEBBER
   684545-SD-9   ORANGE CNTY FLA TOURIST DEV T 5.500 10/01/2013             06/04/2002      LEHMAN BROTHERS
   723159-AS-8   PINELLAS CNTY FL CAP IMPT REV 5.750 01/01/2009             03/08/2002      LEHMAN BROTHERS
   803408-HP-1   SARASOTA FLA WTR & SWR UT 6.250 10/01/2005                 12/17/2002      TRANSFER OF SECURITIES
   875290-SF-6   TAMPA FLA WTR & SWR REV 4.000 07/01/2003                   02/08/2002      MORGAN STANLEY
-----------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA
-----------------------------------------------------------------------------------------------------------------------------
GEORGIA
-----------------------------------------------------------------------------------------------------------------------------
   240523-QS-2   DE KALB CNTY GA WTR & SWR 5.125 10/01/2031                 02/27/2002      BEAR STEARNS & CO
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
       1                                      2                                  5                6
     CUSIP                                                                     Number of        Actual
Identification                          Description                         Shares of Stock      Cost
---------------------------------------------------------------------------------------------------------
   725276-Y7-8   PITTSBURG PA SCH DIST MUNICIPAL 5.500 09/01/2014                               2,746,500
---------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                                                        2,746,500
---------------------------------------------------------------------------------------------------------
PUERTO RICO
---------------------------------------------------------------------------------------------------------
   745145-Q5-4   PUERTO RICE COMMONWEALTH 5.500 07/01/2014                                      4,612,221
---------------------------------------------------------------------------------------------------------
      TOTAL PUERTO RICO                                                                         4,612,221
---------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------
   586145-JZ-8   MEMPHIS TENN 5.250 11/01/2012                                                  5,529,350
---------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                                           5,529,350
---------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------
   581663-B8-3   MC KINNEY TEX INDPT SCH D 6.000 02/15/2009                                     2,508,572
   929828-XK-2   WACO TEX 5.600 02/01/2004                                                      1,265,460
---------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                                                               3,774,032
---------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------
   93974A-ES-9   WASHINGTON ST 5.000 02/01/2017                                                10,393,300
---------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                                                         10,393,300
---------------------------------------------------------------------------------------------------------
WEST VIRGINIA
---------------------------------------------------------------------------------------------------------
   95648M-CA-5   WEST VIRGINIA ECONOMIC DEV ECTI 5.000 06/01/2026                               7,790,640
---------------------------------------------------------------------------------------------------------
      TOTAL WEST VIRGINIA                                                                       7,790,640
---------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States                                    144,381,407
---------------------------------------------------------------------------------------------------------
   1799999- Total - Bonds - States, Territories and Possessions                                144,381,407
---------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ILLINOIS
---------------------------------------------------------------------------------------------------------
   969078-LT-9   WILL CNTY ILL CMNTY SCH DIST 11/01/2014                                        6,928,553
--------------- -----------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                                            6,928,553
---------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------
   546589-JL-7    LOUISVILLE & JEFFERSON CNTY SWR 5.000 05/15/2032                              2,151,224
---------------------------------------------------------------------------------------------------------
      TOTAL KENTUCKY                                                                            2,151,224
---------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision - United States                                      9,079,777
---------------------------------------------------------------------------------------------------------
   2499999 - Total - Bonds - Political Subdivisions                                             9,079,777
---------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
---------------------------------------------------------------------------------------------------------
   010608-RX-7   ALABAMA ST PUB SCH & COLL 5.750 08/01/2003                                     1,054,430
   472682-KN-2   JEFFERSON CNTY ALA SWR RE 5.250 02/01/2024                                     5,159,600
---------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                                             6,214,030
---------------------------------------------------------------------------------------------------------
ALASKA
---------------------------------------------------------------------------------------------------------
   011831-7C-2   ALASKA HFC ST CAP PROJ NCL 5.000 06/01/2003                                      411,532
---------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                                                                411,532
---------------------------------------------------------------------------------------------------------
ARKANSAS
---------------------------------------------------------------------------------------------------------
   914084-MU-9   UNIVERSITY ARK UNIV REVS 5.500 12/01/2015                                      3,171,620
---------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS                                                                            3,171,620
---------------------------------------------------------------------------------------------------------
CALIFORNIA
---------------------------------------------------------------------------------------------------------
   13066Y-BK-4   CALIFORNIA ST DEPT WTR RE 5.500 05/01/2005                                     1,063,340
   651785-AA-5   NEWPORT BEACH CA REV 1.000 10/01/2022                                          1,500,000
   798153-FA-5   SAN JOSE CALIF FING AUTH LEASE 5.250 06/01/2021                                6,559,787
   842475-YM-1   SOUTHERN CAL PUB PWR AUTH 5.375 01/01/2011                                     3,158,332
---------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                                         12,281,459
---------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------
   341507-MF-5   FLORIDA ST BRD ED LOTTERY 5.000 07/01/2017                                     9,394,817
   34160W-EJ-9   FLORIDA ST DEPT ENVIRONMENTAL PRESERVAT 5.375 07/01/2019                       6,180,960
   342815-GD-3   FLORIDA MUN LN COUNCIL REV 5.250 11/01/2015                                    2,742,784
   432337-BT-9   HILLSBOROUGH CNTY FLA SCH DIST 5.000 10/01/2026                                1,481,055
   684545-SD-9   ORANGE CNTY FLA TOURIST DEV T 5.500 10/01/2013                                 5,534,850
   723159-AS-8   PINELLAS CNTY FL CAP IMPT REV 5.750 01/01/2009                                 5,657 974
   803408-HP-1   SARASOTA FLA WTR & SWR UT 6.250 10/01/2005                                     1,722,921
   875290-SF-6   TAMPA FLA WTR & SWR REV 4.000 07/01/2003                                         836,540
---------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                                                            33,551,901
---------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------
   240523-QS-2   DE KALB CNTY GA WTR & SWR 5.125 10/01/2031                                     2,988,540
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
       1                                      2                                    7                  8
     CUSIP                                                                                      Paid for Accrued
Identification                          Description                             Par Value    Interest and Dividends
-------------------------------------------------------------------------------------------------------------------
   725276-Y7-8   PITTSBURG PA SCH DIST MUNICIPAL 5.500 09/01/2014                2,500,000           14,896
-------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                                         2,500,000           14,896
-------------------------------------------------------------------------------------------------------------------
PUERTO RICO
-------------------------------------------------------------------------------------------------------------------
   745145-Q5-4   PUERTO RICE COMMONWEALTH 5.500 07/01/2014                       4,050,000
-------------------------------------------------------------------------------------------------------------------
      TOTAL PUERTO RICO                                                          4,050,000
-------------------------------------------------------------------------------------------------------------------
TENNESSEE
-------------------------------------------------------------------------------------------------------------------
   586145-JZ-8   MEMPHIS TENN 5.250 11/01/2012                                   5,000,000           18,958
-------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                            5,000,000           18,958
-------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------
   581663-B8-3   MC KINNEY TEX INDPT SCH D 6.000 02/15/2009                      2,200,000           58,667
   929828-XK-2   WACO TEX 5.600 02/01/2004                                       1,200,000            2,613
-------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                                                3,400,000           61,280
-------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------
   93974A-ES-9   WASHINGTON ST 5.000 02/01/2017                                 10,000,000           41,667
-------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                                          10,000,000           41,667
-------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
-------------------------------------------------------------------------------------------------------------------
   95648M-CA-5   WEST VIRGINIA ECONOMIC DEV ECTI 5.000 06/01/2026                8,000,000           11,111
-------------------------------------------------------------------------------------------------------------------
      TOTAL WEST VIRGINIA                                                        8,000,000           11,111
-------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States                   137,300,000          901,935
-------------------------------------------------------------------------------------------------------------------
   1799999 - Total - Bonds - States, Territories and Possessions               137,300,000          901,935
-------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ILLINOIS
-------------------------------------------------------------------------------------------------------------------
   969078-LT-9   WILL CNTY ILL CMNTY SCH DIST 11/01/2014                        13,540,000
--------------- ---------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                            13,540,000
-------------------------------------------------------------------------------------------------------------------
KENTUCKY
-------------------------------------------------------------------------------------------------------------------
  546589-JL-7    LOUISVILLE & JEFFERSON CNTY SWR 5.000 05/15/2032                2,150,000           14,153
-------------------------------------------------------------------------------------------------------------------
      TOTAL KENTUCKY                                                             2,150,000           14,153
-------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision - United States                      15,690,000           14,153
-------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Bonds - Political Subdivisions                             15,690,000           14,153
-------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
-------------------------------------------------------------------------------------------------------------------
   010608-RX-7   ALABAMA ST PUB SCH & COLL 5.750 08/01/2003                      1,000,000            1,118
   472682-KN-2   JEFFERSON CNTY ALA SWR RE 5.250 02/01/2024                      5,000,000           37,917
-------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                              6,000,000           39,035
-------------------------------------------------------------------------------------------------------------------
ALASKA
-------------------------------------------------------------------------------------------------------------------
   011831-7C-2   ALASKA HFC ST CAP PROJ NCL 5.000 06/01/2003                       400,000            8,444
-------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                                                 400,000            8,444
-------------------------------------------------------------------------------------------------------------------
ARKANSAS
-------------------------------------------------------------------------------------------------------------------
   914084-MU-9   UNIVERSITY ARK UNIV REVS 5.500 12/01/2015                       2,855,000            4,362
-------------------------------------------------------------------------------------------------------------------
      TOTAL ARKANSAS                                                             2,855,000            4,362
-------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-------------------------------------------------------------------------------------------------------------------
   13066Y-BK-4   CALIFORNIA ST DEPT WTR RE 5.500 05/01/2005                      1,000,000            1,986
   651785-AA-5   NEWPORT BEACH CA REV 1.000 10/01/2022                            1500,000            1,409
   798153-FA-5   SAN JOSE CALIF FING AUTH LEASE 5.250 06/01/2021                 6,415,000           12,162
   842475-YM-1   SOUTHERN CAL PUB PWR AUTH 5.375 01/01/2011                      2,900,000            7,361
-------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                          11,815,000           22,918
-------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------
   341507-MF-5   FLORIDA ST BRD ED LOTTERY 5.000 07/01/2017                      9,010,000           37,542
   34160W-EJ-9   FLORIDA ST DEPT ENVIRONMENTAL PRESERVAT 5.375 07/01/2019        6,000,000           38,521
   342815-GD-3   FLORIDA MUN LN COUNCIL REV 5.250 11/01/2015                     2,560,000           27,627
   432337-BT-9   HILLSBOROUGH CNTY FLA SCH DIST 5.000 10/01/2026                 1,500,000           7,083
   684545-SD-9   ORANGE CNTY FLA TOURIST DEV T 5.500 10/01/2013                  5,000,000           36,667
   723159-AS-8   PINELLAS CNTY FL CAP IMPT REV 5.750 01/01/2009                  5,105,000           57,077
   803408-HP-1   SARASOTA FLA WTR & SWR UT 6.250 10/01/2005                      1,540,000           20,319
   875290-SF-6   TAMPA FLA WTR & SWR REV 4.000 07/01/2003                          815,000            2,264
-------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                                             31,530,000          227,100
-------------------------------------------------------------------------------------------------------------------
GEORGIA
-------------------------------------------------------------------------------------------------------------------
   240523-QS-2   DE KALB CNTY GA WTR & SWR 5.125 10/01/2031                      3,000,000           65,344
-------------------------------------------------------------------------------------------------------------------

                                     E11.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

-------------------------------------------------------------------------------------------------------------------------------
       1                                   2                               3                       4                       5

                                                                                                                        Number
    CUSIP                                                                Date                                         of Shares
Identification                        Description                      Acquired              Name of Vendor           of Stock
-------------------------------------------------------------------------------------------------------------------------------
          TOTAL GEORGIA
-------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------------------
   167592-WL-4   CHICAGO ILL OHARE INTL ARPT 5.375 01/01/2032         09/03/2002   TRANSFER OF SECURITIES
   45200K-KX-5   ILLINOIS HEALTH FACS AUTH 6.950 11/15/2013           12/03/2002   MERRILL LYNCH
   45200K-Z3-5   ILLINOIS HEALTH FACS AUTH 1.400 09/16/2024           11/18/2002   LEHMAN BROTHERS
   45200L-G4-2   ILLINOIS HEALTH FACS AUTH 1.000 01/01/2028           03/27/2002   MERRILL LYNCH
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS
-------------------------------------------------------------------------------------------------------------------------------
KANSAS
-------------------------------------------------------------------------------------------------------------------------------
   485424-GU-3   KANSAS ST DEPT TRANSN HWY 5.750 09/01/2012           06/26/2002   LEHMAN BROTHERS
   485424-GZ-2   KANSAS ST DEPT TRANSN HWY 1.000 09/01/2020           03/27/2002   MERRILL LYNCH
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL KANSAS
-------------------------------------------------------------------------------------------------------------------------------
MARYLAND
-------------------------------------------------------------------------------------------------------------------------------
   059132-U8-1   BALTIMORE CNTY MD 5.250 09/01/2012                   08/16/2002   LEHMAN BROTHERS
   574298-BQ-7   MARYLAND ST TRANS AUTH 5.250 03/01/2027              02/14/2002   BEAR STEARNS & CO
   83786D-EM-5   SOUTH FORK MUN AUTH PA HO 1.000 07/01/2028           03/28/2002   MERRILL LYNCH
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
   57585J-4B-4   MASSACHUSETTS ST HEALTH & 4.300 07/01/2003           06/20/2002   VARIOUS
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
-------------------------------------------------------------------------------------------------------------------------------
   594614-SN-0   MICHIGAN ST BLDG AUTH REV 5.375 10/15/2019           11/22/2002   MORGAN STANLEY
   594695-H2-7   MICHIGAN ST TRUNK LIND 5.250 10/01/2016              08/15/2002   BEAR STEARNS & CO
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL MICHIGAN
-------------------------------------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------------------------------------
   181004-CK-6   CLARK CNTY NEV INDL DEV REV 1.500 06/01/2020         10/30/2002   LEHMAN BROTHERS
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEVADA
-------------------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------------------
   542690-RW-4   LONG ISLAND PWR AUTH N Y 1.500 05/01/2033            10/29/2002   LEHMAN BROTHERS
   592597-V7-0   METROPOLITAN TRANSN AUTH 5.250 01/01/2011            06/05/2002   LEHMAN BROTHERS
   59259R-FM-1   METROPOLITAN TRANSN AUTH 5.500 11/15/2016            06/13/2002   BEAR STEARNS & CO
   626190-Q6-2   MUNICIPAL ASSISTANCE CORP FOR NE 6.250 07/01/2006    02/07/2002   RADIAN
   649716-2W-6   NEW YORK N Y CITY TRANSIT 5.500 11/01/2026           06/14/2002   LEHMAN BROTHERS
   64985M-YU-4   NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2027   01/25/2002   BEAR STEARNS & CO
   650013-YM-1   NEW YORK ST TWY AUTH HWY 5.250 04/01/2019            03/07/2002   BEAR STEARNS & CO
   650028-BJ-1   NEW YORK ST TWY AUTH ST P 5.500 03/15/2016           07/24/2002   MORGAN STANLEY
   65003P-AL-8   NEW YORK ST URBAN DEV COR 5.500 01/01/2017           11/22/2002   BEAR STEARNS & CO
   896029-8S-7   TRIBOROUGH BRDG & TUNL AU 5.000 11/15/2022           09/20/2002   SALAMON BROTHERS
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK
-------------------------------------------------------------------------------------------------------------------------------
OHIO
-------------------------------------------------------------------------------------------------------------------------------
   232265-LB-2   CUYAHOGA CNTY OHIO HOSP R 1.000 01/01/2016           03/27/2002   MERRILL LYNCH
   677659-KN-3   OHIO ST WTR DEV AUTH REV 5.375 12/01/2014            08/14/2002   MORGAN STANLEY
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL OHIO
-------------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
-------------------------------------------------------------------------------------------------------------------------------
   67920P-AN-0   OKLAHOMA TRANSN AUTH OKLA 5.250 01/01/2015           05/14/2002   MERRILL LYNCH PIERCE FENNER SMITH
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA
-------------------------------------------------------------------------------------------------------------------------------
OREGON
-------------------------------------------------------------------------------------------------------------------------------
   68607D-BV-6   OREGON ST DEPT TRANSN HWY 5.500 11/15/2015           05/16/2002   MORGAN STANLEY
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL OREGON
-------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------------
   074876-FL-2   BEAVER CNTY PA INDL DEV A 1.750 04/01/2031           08/29/2002   BANK OF AMERICA
   246579-GA-8   DELAWARE VALLEY PA REGL F 5.500 07/01 /2012          05/15/2002   MERRILL LYNCH
   709193-JR-8   PENNSYLVANIA ST INDL DEV 5.500 07/01/2014            05/03/2002   MORGAN STANLEY
   71781Q-BF-4   PHILADELPHIA PA AUTH FOR 5.500 10/01/2012            02/19/2002   SALOMON SMITH BARNEY
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
-------------------------------------------------------------------------------------------------------------------------------
   745277-NV-1   PUERTO RICO MUN FIN AGY 5.250 08/01/2019             11/01/2002   BANK OF AMERICA
-------------------------------------------------------------------------------------------------------------------------------
      TOTAL PUERTO RICO
-------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------------
   837152-BF-3   SOUTH CAROLINA TRANSN INFRAST 5.500 10/01/2010       04/19/2002   LEHMAN BROTHERS
-------------------------------------------------------------------------------------------------------------------------------
     TOTAL SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
       1                                   2                              6            7              8
                                                                                                  Paid for
                                                                                                  Accrued
    CUSIP                                                               Actual                  Interest and
Identification                        Description                        Cost      Par Value      Dividends
------------------------------------------------------------------------------------------------------------
          TOTAL GEORGIA                                                2,988,540    3,000,000         65,344
------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------
   167592-WL-4   CHICAGO ILL OHARE INTL ARPT 5.375 01/01/2032            758,603      750,000          6,943
   45200K-KX-5   ILLINOIS HEALTH FACS AUTH 6.950 11/15/2013            4,660,000    4,000,000         16,217
   45200K-Z3-5   ILLINOIS HEALTH FACS AUTH 1.400 09/16/2024              300,000      300,000             62
   45200L-G4-2   ILLINOIS HEALTH FACS AUTH 1.000 01/01/2028            1,490,000    1,490,000          1,407
------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                   7,208,603    6,540,000         24,629
------------------------------------------------------------------------------------------------------------
KANSAS
------------------------------------------------------------------------------------------------------------
   485424-GU-3   KANSAS ST DEPT TRANSN HWY 5.750 09/01/2012            6,169,400    5,450,000        104,458
   485424-GZ-2   KANSAS ST DEPT TRANSN HWY 1.000 09/01/2020            1,100,000    1,100,000          1,032
------------------------------------------------------------------------------------------------------------
      TOTAL KANSAS                                                     7,269,400    6,550,000        105,490
------------------------------------------------------------------------------------------------------------
MARYLAND
------------------------------------------------------------------------------------------------------------
   059132-U8-1   BALTIMORE CNTY MD 5.250 09/01/2012                    9,986,723    8,780,000
   574298-BQ-7   MARYLAND ST TRANS AUTH 5.250 03/01/2027               6,219,750    6,250,000         30,990
   83786D-EM-5   SOUTH FORK MUN AUTH PA HO 1.000 07/01/2028            1,100,000    1,100,000          1,073
------------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND                                                  17,306,473   16,130,000         32,063
------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------------
   57585J-4B-4   MASSACHUSETTS ST HEALTH & 4.300 07/01/2003            1,611,384    1,575,000         31,420
------------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS                                              1,611,384    1,575,000         31,420
------------------------------------------------------------------------------------------------------------
MICHIGAN
------------------------------------------------------------------------------------------------------------
   594614-SN-0   MICHIGAN ST BLDG AUTH REV 5.375 10/15/2019            5,267,600    5,000,000
   594695-H2-7   MICHIGAN ST TRUNK LIND 5.250 10/01/2016               1,085,590    1,000,000
------------------------------------------------------------------------------------------------------------
      TOTAL MICHIGAN                                                   6,353,190    6,000,000
------------------------------------------------------------------------------------------------------------
NEVADA
------------------------------------------------------------------------------------------------------------
   181004-CK-6   CLARK CNTY NEV INDL DEV REV 1.500 06/01/2020          1,500,000    1,500,000             73
------------------------------------------------------------------------------------------------------------
      TOTAL NEVADA                                                     1,500,000    1,500,000             73
------------------------------------------------------------------------------------------------------------
NEW YORK
------------------------------------------------------------------------------------------------------------
   542690-RW-4   LONG ISLAND PWR AUTH N Y 1.500 05/01/2033             1,500,000    1,500,000            138
   592597-V7-0   METROPOLITAN TRANSN AUTH 5.250 01/01/2011             3,593,990    3,315,000
   59259R-FM-1   METROPOLITAN TRANSN AUTH 5.500 11/15/2016             2,150,420    2,000,000
   626190-Q6-2   MUNICIPAL ASSISTANCE CORP FOR NE 6.250 07/01/2006     4,511,680    4,000,000         25,000
   649716-2W-6   NEW YORK N Y CITY TRANSIT 5.500 11/01/2026            5,424,800    5,000,000
   64985M-YU-4   NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2027    8,809,470    9,000,000
   650013-YM-1   NEW YORK ST TWY AUTH HWY 5.250 04/01/2019             4,147,706    4,040,000         10,605
   650028-BJ-1   NEW YORK ST TWY AUTH ST P 5.500 03/15/2016            1,454,416    1,335,000
   65003P-AL-8   NEW YORK ST URBAN DEV COR 5.500 01/01/2017            5,424,150    5,000,000
   896029-8S-7   TRIBOROUGH BRDG & TUNL AU 5.000 11/15/2022            3,093,510    3,000,000
------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                  40,110,142   38,190,000         35,743
------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------
   232265-LB-2   CUYAHOGA CNTY OHIO HOSP R 1.000 01/01/2016            1,500,000    1,500,000          1,363
   677659-KN-3   OHIO ST WTR DEV AUTH REV 5.375 12/01/2014             1,103,990    1,000,000
------------------------------------------------------------------------------------------------------------
      TOTAL OHIO                                                       2,603,990    2,500,000          1,363
------------------------------------------------------------------------------------------------------------
OKLAHOMA
------------------------------------------------------------------------------------------------------------
   67920P-AN-0   OKLAHOMA TRANSN AUTH OKLA 5.250 01/01/2015            5,206,400    5,000,000
------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA                                                   5,206,400    5,000,000
------------------------------------------------------------------------------------------------------------
OREGON
------------------------------------------------------------------------------------------------------------
   68607D-BV-6   OREGON ST DEPT TRANSN HWY 5.500 11/15/2015            1,593,120    1,500,000          3,438
------------------------------------------------------------------------------------------------------------
      TOTAL OREGON                                                     1,593,120    1,500,000          3,438
------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------
   074876-FL-2   BEAVER CNTY PA INDL DEV A 1.750 04/01/2031              250,000      250,000
   246579-GA-8   DELAWARE VALLEY PA REGL F 5.500 07/01/2012            5,433,800    5,000,000         35,903
   709193-JR-8   PENNSYLVANIA ST INDL DEV 5.500 07/01/2014             5,423,900    5,000,000
   71781Q-BF-4   PHILADELPHIA PA AUTH FOR 5.500 10/01/2012             5,443,600    5,000,000         60,347
------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                              16,551,300   15,250,000         96,250
------------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------------
   745277-NV-1   PUERTO RICO MUN FIN AGY 5.250 08/01/2019              2,446,175    2,310,000          1,348
------------------------------------------------------------------------------------------------------------
      TOTAL PUERTO RICO                                                2,446,175    2,310,000          1,348
------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
------------------------------------------------------------------------------------------------------------
   837152-BF-3   SOUTH CAROLINA TRANSN INFRAST 5.500 10/01/2010        5,247,744    4,800,000         16,867
------------------------------------------------------------------------------------------------------------
     TOTAL SOUTH CAROLINA                                              5,247,744    4,800,000         16,867
------------------------------------------------------------------------------------------------------------

                                     E11.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

------------------------------------------------------------------------------------------------------------------------------
       1                                   2                           3                     4                       5

                                                                                                                    Number
    CUSIP                                                            Date                                         of Shares
Identification                        Description                  Acquired              Name of Vendor           of Stock
------------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------------
   052414-CE-7   AUSTIN TEX ELEC UTIL SYS 5.500 11/15/2012        07/19/2002   LEHMAN BROTHERS
   442348-K3-1   HOUSTON TX ARPT SYS REV 5.500 07/01/2030         02/22/2002   LEHMAN BROTHERS
   442352-AE-0   HOUSTON TEXAS AREA WTR CORP C 5.500 03/01/2010   04/23/2002   SALOMON SMITH BARNEY
   442352-AJ-9   HOUSTON TEXAS AREA WTR CORP C 5.500 03/01/2014   04/23/2002   SALOMON SMITH BARNEY
   442378-BJ-3   HOUSTON TEX HIGHER ED FIN 5.375 11/15/2029       02/15/2002   SALOMON SMITH BARNEY
   442436-PJ-4   HOUSTON TEX WTR & SWR SYS 5.750 12/01/2003       08/13/2002
   542325-AA-3   LONE STAR TX APRT IMPT 1.000 12/01/2014          03/28/2002   MERRILL LYNCH
   796242-HQ-1   SAN ANTONIO TEX ARPT SYS 5.250 07/01/2023        03/08/2002   SALOMON SMITH BARNEY
   796422-R9-6   SAN ANTONIO TEX WTR REV 5.000 05/15/2028         02/07/2002   SALOMON SMITH BARNEY
   882720-F6-7   TEXAS ST FOR ISSUES DTD P 2.750 08/29/2003       08/21/2002   LEHMAN BROTHERS
------------------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS
------------------------------------------------------------------------------------------------------------------------------
VIRGINIA
------------------------------------------------------------------------------------------------------------------------------
   303891-PL-3   FAIRFAX CNTY VA WTR AUTH 5.000 04/01/2032        03/08/2002   UBS PAINE WEBBER
   928075-CD-O   VIRGINIA PORT AUTH COMWLT 5.500 07/01/2014       07/11/2002   MORGAN STANLEY
   928075-CE-8   VIRGINIA PORT AUTH COMWLT 5.500 07/01/2014       07/11/2002   MORGAN STANLEY
------------------------------------------------------------------------------------------------------------------------------
      TOTAL VIRGINIA
------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------------------
   977092-LS-2   WISCONSINST CLEAN WTR REV 5.500 06/01/2012       07/31/2002   MORGAN STANLEY
   977123-PQ-5   WISCONSINST TRANS 5.750 07/01/2013               04/08/2002   UBS WARBURG LLC
------------------------------------------------------------------------------------------------------------------------------
      TOTAL WISCONSIN
------------------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States
3199999 - Total - Bonds - Special Revenue
------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
   008190-AF-7   AFFILIATED COMPUTER SERVI 3.500 02/15/2006       07/01/2002   VARIOUS
   00846U-AB-7   AGILENT TECHNOLOGIES INC 3.000 12/01/2021        10/24/2002   VARIOUS
   008685-AB-5   AHOLD FIN U S A INC 6.875 05/01/2029             10/01/2002   VARIOUS
   013817-AG-6   ALCOA INC 4.250 08/15/2007                       08/08/2002   CREDIT SUISSE FIRST BOSTON
   013817-AH-4   ALCOA INC 5.375 01/15/2013                       08/08/2002   MORGAN STANLEY
   018490-AD-4   ALLERGAN INC 11/06/2022                          12/30/2002   VARIOUS
   02261W-AB-5   ALZA CORP 07/28/2020                             05/21/2002   VARIOUS
   03235E-AH-3   AMVESCAP PLC 5.900 01/15/2007                    06/20/2002   EXCHANGE
   032511-AP-2   ANADARKO PETE CORP 03/07/2020                    10/04/2002   LEHMAN BROTHERS
   032654-AD-7   ANALOG DEVICES INC 4.750 10/01/2005              02/15/2002   LEHMAN BROTHERS
   037389-AQ-6   AON CORP 3.500 11/15/2012                        11/07/2002   MORGAN STANLEY
   039483-AN-2   ARCHER DANIELS MIDLAND CO 6.750 12/15/2027       08/22/2002   MORGAN STANLEY
   03958Q-AA-6   ARCHSTONE-SMITH OPER TR 6.500 02/15/2012         09/13/2002   VARIOUS
   042735-AY-6   ARROW ELECTRS INC 02/21/2021                     02/05/2002   VARIOUS
   055472-AB-O   BISYS GROUP INC 4.000 03/15/2006                 09/05/2002   VARIOUS
   111021-AE-1   BRITISH TELECOMMUNICATION 8.625 12/15/2030       08/22/2002   SALAMON BROTHERS
   120568-AD-2   BUNGE LTD FIN CORP 3.750 11/15/2022              12/26/2002   VARIOUS
   131700-AC-0   CALWEST INDL TR 6.127 02/15/2017                 02/26/2002   GOLDMAN SACHS
   139732-CG-4   CAPITAL AUTO RECV ABN 200 1.500 07/15/2005       12/30/2002   BANC ONE CAPITAL MARKETS INC
   139732-CX-7   CAPITAL AUTO RECV ABN 200 2.640 03/15/2008       12/19/2002   BANK OF AMERICA
   14040K-CL-0   CAPITAL ONE MASTER TR 200 1.920 02/15/2008       07/19/2002   BARCLAYS CAPITAL INC
   144141-CF-3   CAROLINA PWR & LT CO 5.875 01/15/2004            03/18/2002   MERRIL LYNCH PIERCE FENNER SMITH
   14912L-T2-7   CATERPILLAR FINL SVCS MTN 2.311 11/04/2004       01/15/2002   MERRIL LYNCH PIERCE FENNER SMITH
   151313-AF-0   CENDANT CORP 02/13/2021                          12/17/2002   LEHMAN BROTHERS
   16133R-AA-4   CHARTERED SEMICONDUCTOR M 2.500 04/02/2006       03/21/2002   DEUTSCHE BANK CAPITAL
   161505-BP-6   CHASE COMMERCIAL MTG SECS 6.600 12/01/2029       10/07/2002   BEAR STEARNS & CO
   16151R-AX-1   CHASE CC MASTER TRUST 200 5.500 11/01/2008       03/15/2002   FIRST UNION NATIONAL BANK
   161581-BW-2   CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004       07/10/2002   MORGAN STANLEY
   161581-CC-5   CHASE MAN AUTO OWNER TR 2 3.490 03/15/2006       12/30/2002   DEUTSCHE BANK
   17305E-BB-0   CITIBANK CCMT 2002-A5 1.450 09/15/2007           09/12/2002   SALAMON BROTHERS
   184502-AB-8   CLEAR CHANNEL COMMUNICATI 2.625 04/01/2003       02/06/2002   SALOMON SMITH BARNEY
   216640-AB-8   COOPER CAMERON CORP 1.750 05/17/2021             06/20/2002   VARIOUS
   21701R-AB-4   COORS BREWING COMPANY 6.375 05/15/2012           04/30/2002   CHASE MANHATTAN
   22160Q-AC-6   COSTCO COMPANIES INC 08/19/2017                  02/05/2002   MORGAN STANLEY
   235851-AF-9   DANAHER CORP DEL 01/22/2021                      09/04/2002   VARIOUS
   25243Y-AA-7   DIAGEO CAP PLC 6.125 08/15/2005                  07/24/2002   CHASE MANHATTAN
   25243Y-AB-5   DIAGEO CAP PLC 6.625 06/24/2004                  07/17/2002   CHASE MANHATTAN
   26613X-AC-5   DUPONT PHOTOMASKS INC 07/24/2004                 02/07/2002   VARIOUS
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
       1                                   2                           6            7              8
                                                                                                Paid for
                                                                                                Accrued
    CUSIP                                                            Actual                   Interest and
Identification                        Description                     Cost       Par Value      Dividends
----------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------
   052414-CE-7   AUSTIN TEX ELEC UTIL SYS 5.500 11/15/2012          5,597,800     5,000,000         26,736
   442348-K3-1   HOUSTON TX ARPT SYS REV 5.500 07/01/2030          10,200,200    10,000,000         85,556
   442352-AE-0   HOUSTON TEXAS AREA WTR CORP C 5.500 03/01/2010     1,968,221     1,820,000
   442352-AJ-9   HOUSTON TEXAS AREA WTR CORP C 5.500 03/01/2014     2,582,140     2,420,000
   442378-BJ-3   HOUSTON TEX HIGHER ED FIN 5.375 11/15/2029        12,733,449    12,625,000        179,073
   442436-PJ-4   HOUSTON TEX WTR & SWR SYS 5.750 12/01/2003         1,050,170     1,000,000         11,979
   542325-AA-3   LONE STAR TX APRT IMPT 1.000 12/01/2014            1,100,000     1,100,000          1,080
   796242-HQ-1   SAN ANTONIO TEX ARPT SYS 5.250 07/01/2023            974,900     1,000,000          2,917
   796422-R9-6   SAN ANTONIO TEX WTR REV 5.000 05/15/2028           2,897,910     3,000,000         20,833
   882720-F6-7   TEXAS ST FOR ISSUES DTD P 2.750 08/29/2003         1,013,310     1,000,000
----------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                                  40,118,100    38,965,000        328,174
----------------------------------------------------------------------------------------------------------
VIRGINIA
----------------------------------------------------------------------------------------------------------
   303891-PL-3   FAIRFAX CNTY VA WTR AUTH 5.000 04/01/2032          2,435,500     2,500,000          6,944
   928075-CD-O   VIRGINIA PORT AUTH COMWLT 5.500 07/01/2014         5,466,450     5,015,000
   928075-CE-8   VIRGINIA PORT AUTH COMWLT 5.500 07/01/2014         3,558,596     3,290,000
----------------------------------------------------------------------------------------------------------
      TOTAL VIRGINIA                                               11,460,546    10,805,000          6,944
----------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------
   977092-LS-2   WISCONSINST CLEAN WTR REV 5.500 06/01/2012         1,332,165     1,185,000          1,086
   977123-PQ-5   WISCONSIN ST TRANS 5.750 07/01/2013                5,432,200     5,000,000         17,569
----------------------------------------------------------------------------------------------------------
      TOTAL WISCONSIN                                               6,764,365     6,185,000         18,655
----------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States                231,970,014   219,400,000      1,069,660
3199999 - Total - Bonds - Special Revenue                         231,970,014   219,400,000      1,069,660
----------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC.  (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------
   008190-AF-7   AFFILIATED COMPUTER SERVI 3.500 02/15/2006         5,786,367     4,350,000         39,409
   00846U-AB-7   AGILENT TECHNOLOGIES INC 3.000 12/01/2021          3,818,211     3,500,000         41,650
   008685-AB-5   AHOLD FIN U S A INC 6.875 05/01/2029                 100,387       105,000          2,643
   013817-AG-6   ALCOA INC 4.250 08/15/2007                            49,835        50,000
   013817-AH-4   ALCOA INC 5.375 01/15/2013                            74,525        75,000
   018490-AD-4   ALLERGAN INC 11/06/2022                            1,735,267     2,150,000
   02261W-AB-5   ALZA CORP 07/28/2020                               4,229,404     4,850,000
   03235E-AH-3   AMVESCAP PLC 5.900 01/15/2007                        175,000       175,000
   032511-AP-2   ANADARKO PETE CORP 03/07/2020                      1,866,366     3,000,000
   032654-AD-7   ANALOG DEVICES INC 4.750 10/01/2005                  568,500       600,000         11,083
   037389-AQ-6   AON CORP 3.500 11/15/2012                          1,250,000     1,250,000
   039483-AN-2   ARCHER DANIELS MIDLAND CO 6.750 12/15/2027           362,144       340,000          4,590
   03958Q-AA-6   ARCHSTONE-SMITH OPER TR 6.500 02/15/2012             391,391       375,000          1,490
   042735-AY-6   ARROW ELECTRS INC 02/21/2021                       1,309,200     2,700,000
   055472-AB-O   BISYS GROUP INC 4.000 03/15/2006                   5,850,530     6,000,000        103,222
   111021-AE-1   BRITISH TELECOMMUNICATION 8.625 12/15/2030            88,163        75,000          1,331
   120568-AD-2   BUNGE LTD FIN CORP 3.750 11/15/2022                5,024,870     5,000,000          7,083
   131700-AC-0   CALWEST INDL TR 6.127 02/15/2017                     225,013       225,000
   139732-CG-4   CAPITAL AUTO RECV ABN 200 1.500 07/15/2005           500,156       500,000            375
   139732-CX-7   CAPITAL AUTO RECV ABN 200 2.640 03/15/2008           596,438       600,000            396
   14040K-CL-0   CAPITAL ONE MASTER TR 200 1.920 02/15/2008           449,279       450,000            216
   144141-CF-3   CAROLINA PWR & LT CO 5.875 01/15/2004              1,178,750     1,150,000         12,386
   14912L-T2-7   CATERPILLAR FINL SVCS MTN 2.311 11/04/2004         1,129,785     1,130,000          3,266
   151313-AF-0   CENDANT CORP 02/13/2021                            4,499,900     7,000,000
   16133R-AA-4   CHARTERED SEMICONDUCTOR M 2.500 04/02/2006         3,135,750     3,000,000         34,896
   161505-BP-6   CHASE COMMERCIAL MTG SECS 6.600 12/01/2029            27,961        25,000             41
   16151R-AX-1   CHASE CC MASTER TRUST 200 5.500 11/01/2008           126,675       125,000             95
   161581-BW-2   CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004           158,964       158,710
   161581-CC-5   CHASE MAN AUTO OWNER TR 2 3.490 03/15/2006           510,469       500,000            873
   17305E-BB-0   CITIBANK CCMT 2002-A5 1.450 09/15/2007               845,000       845,000
   184502-AB-8   CLEAR CHANNEL COMMUNICATI 2.625 04/01/2003           701,400       700,000          6,635
   216640-AB-8   COOPER CAMERON CORP 1.750 05/17/2021               7,840,888     8,000,000         24,670
   21701R-AB-4   COORS BREWING COMPANY 6.375 05/15/2012                99,596       100,000
   22160Q-AC-6   COSTCO COMPANIES INC 08/19/2017                      775,976       750,000
   235851-AF-9   DANAHER CORP DEL 01/22/2021                        5,621,554     8,500,000
   25243Y-AA-7   DIAGEO CAP PLC 6.125 08/15/2005                    1,285,452     1,200,000         33,483
   25243Y-AB-5   DIAGEO CAP PLC 6.625 06/24/2004                      494,267       465,000          2,396
   26613X-AC-5   DUPONT PHOTOMASKS INC 07/24/2004                   1,659,375     1,750,000
----------------------------------------------------------------------------------------------------------

                                     E11.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------------------------
       1                              2                             3                         4                          5
     CUSIP                                                                                                           Number of
Identification                   Description                  Date Acquired             Name of Vendor            Shares of Stock
---------------------------------------------------------------------------------------------------------------------------------
  268766-BR-2    EOP OPER LTD PARTNERSHIP 7.250 11/15/2008      06/13/2002    VARIOUS
  291011-AL-8    EMERSON ELEC CO 7.875 06/01/2005               06/19/2002    BANC ONE CAPITAL MARKETS INC
  318522-AD-1    FIRST AMERN CORP CALIF 4.500 04/15/2008        12/20/2002    VARIOUS
  319963-AD-6    FIRST DATA CORP 2.000 03/01/2008               09/03/2002    LEHMAN BROTHERS
  337358-DD-4    FIRST UNION CORP 6.950 11/01/2004              01/14/2002    SPEAR LEEDS KELLOGG
  337358-DH-5    FIRST UN CORP 2.360 03/31/2005                 09/10/2002    VARIOUS
  338915-AH-4    FLEET FINL GROUP INC NEW 6.875 01/15/2028      08/28/2002    CREDIT SUISSE FIRST BOSTON
  338915-AM-3    FLEET FINL GROUP INC NEW 6.700 07/15/2028      08/19/2002    BANK OF AMERICA
  33900Q-AZ-7    FLEET FINL GP INC SR MTN 1.700 02/20/2004      03/08/2002    ABN AMRO
  33901H-BA-0    FLEET CREDIT CD MT 2001-C 3.860 03/15/2007     04/19/2002    LEHMAN BROTHERS
  34527R-GY-3    FORD CREDIT AUTO TR 2002- 1.540 01/15/2006     12/20/2002    BEAR STEARNS & CO INC
  34527R-HF-3    FORD CREDIT AUTO TR 2002- 1.950 06/15/2004     04/08/2002    HBSC SECURITIES
  34528P-AA-4    FORD CREDIT FLORPLN MO TR 1.510 07/15/2006     12/20/2002    BANC ONE CAPITAL MARKETS INC
  345370-CA-6    FORD MTR CO DEL 7.450 07/16/2031               09/10/2002    CHASE MANHATTAN
  345397-SQ-7    FORD MOTOR CR CO 7.500 03/15/2005              05/16/2002    CREDIT SUISSE FIRST BOSTON
  36962G-UU-6    GENERAL ELEC CAP CORP MTN 7.500 05/15/2005     02/15/2002    VARIOUS
  370425-RZ-5    GENERAL MTRS ACCEP CORP 8.000 11/01/2031       09/10/2002    VARIOUS
  413875-AH-8    HARRIS CORP DEL 3.500 08/15/2022               08/21/2002    MORGAN STANLEY
  428236-AC-7    HEWLETT PACKARD CO 10/14/2017                  12/24/2002    VARIOUS
  44179C-BC-9    HOUSEHOLD AUTO REC TR I 2 1.720 05/17/2009     12/19/2002    BANK OF AMERICA
  44179Q-AC-9    HOUSEHOLD AUTO REC TR I 2 7.300 07/17/2004     01/23/2002    GOLDMAN SACHS
  441812-JW-5    HOUSEHOLD FIN CORP 6.375 10/15/2011            07/31/2002    MORGAN STANLEY
  441812-JY-1    HOUSEHOLD FIN CORP 7.000 05/15/2012            07/16/2002    LEHMAN BROTHERS
  459506-AB-7    INTERNATIONAL FLAVORS&FRA 6.450 05/15/2006     10/16/2002    SALOMON SMITH BARNEY
  45974V-YU-6    INTERNATIONAL LEASE FIN M 5.120 06/01/2005     05/30/2002    MERRIL LYNCH PIERCE FENNER SMITH
  460690-AJ-9    INTERPUBLIC GROUP COS INC 1.870 06/01/2006     08/06/2002    VARIOUS
  480081-AD-0    JONES APPAREL GROUP INC / 02/01/2021           02/06/2002    LEHMAN BROTHERS
  492386-AP-2    KERR MCGEE CORP 5.250 02/15/2010               08/22/2002    VARIOUS
  50075N-AA-2    KRAFT FOODS INC 4.625 11/01/2006               12/27/2002    MORGAN STANLEY
  530715-AR-2    LIBERTY MEDIA CORP 3.250 03/15/2031            06/04/2002    VARIOUS
  55264T-AQ-4    MBNA MASTER CC TR II 2002 4.950 06/15/2009     05/10/2002    GOLDMAN SACHS
  55264T-AZ-4    MBNA MASTER CC TR II 2002 3.900 11/15/2007     06/18/2002    ALEX BROWN
  56418H-AC-4    MANPOWER INC 08/17/2021                        02/07/2002    VARIOUS
  583334-AA-5    MEADWESTVACO CORP 6.850 04/01/2012             03/27/2002    MERRIL LYNCH PIERCE FENNER SMITH
  585055-AB-2    MEDTRONIC INC 1.250 09/15/2021                 02/13/2002    VARIOUS
  617059-DE-7    JP MORGAN COM MTG PTC 199 7.088 09/01/2029     03/18/2002    CHASE MANHATTAN
  617446-DE-6    MORGAN STANLEY 5.625 01/20/2004                07/17/2002    MORGAN STANLEY
  617446-HC-6    MORGAN STANLEY DEAN WITTE 6.600 04/01/2012     03/27/2002    MORGAN STANLEY
  61745M-KY-8    MORGAN STANLEY CAP I 1999 6.710 12/01/2031     07/10/2002    MORGAN STANLEY
  61745M-NE-9    MORGAN STANLEY CAP I 1999 7.020 03/01/2032     06/18/2002    CREDIT SUISSE FIRST BOSTON
  61746W-ES-5    MORGAN STANLEY CAP I 2001 6.400 02/01/2031     01/18/2002    LEHMAN BROTHERS
  61910D-DF-6    MORTGAGE CAP FUNDING 1997 7.117 11/01/2027     02/14/2002    MORGAN STANLEY
  65473L-AC-8    NISSAN AUTO RECV GR TR 20 2.600 08/15/2006     08/08/2002    COWEN & CO
  665772-BV-0    NORTHN STS PWR CO MINN 8.000 08/28/2012        09/23/2002    LEHMAN BROTHERS
  66586G-BX-4    NORTHERN TRUST CO MTNS BK 6.650 11/09/2004     07/22/2002    ALEX BROWN
  69344M-AE-1    PMI GROUP INC 2.500 07/15/2021                 07/08/2002    VARIOUS
  73755L-AB-3    POTASH CORP SASK INC 7.750 05/31/2011          04/23/2002    UBS WARBURG LLC
  744448-BT-7    PUBLIC SERVICE CO COLO 7.875 10/01/2012        09/26/2002    BANK OF AMERICA
  760759-AC-4    REPUBLIC SVCS INC 6.750 08/15/2011             08/08/2002    CREDIT SUISSE FIRST BOSTON
  783890-AF-3    SCI SYSTEMS INC 3.000 03/15/2007               02/13/2002    SALOMON SMITH BARNEY
  79548E-GT-3    SALOMON SMITH BARNEY HLDG 2.210 05/04/2004     01/29/2002    SALOMON SMITH BARNEY
  861012-AB-8    STMICROELECTRONICS N V 09/22/2009              10/11/2002    VARIOUS
  88163V-AB-5    TEVA PHARMACEUTICAL FIN L 1.500 10/15/2005     05/03/2002    VARIOUS
  883556-AH-5    THERMO ELECTRON CORP 4.000 01/15/2005          07/08/2002    VARIOUS
  887364-AE-7    TIMES MIRROR CO NEW 04/15/2017                 02/06/2002    CREDIT SUISSE FIRST BOSTON
  891490-AR-5    TOSCO CORP 7.800 01/01/2027                    08/23/2002    GOLDMAN SACHS
  89232T-AC-3    TOYOTA AUTO RECEIVABLES 2 1.530 09/15/2007     12/20/2002    BANK OF AMERICA
  89232X-AB-6    TOYOTA AUTO RECEIVABLES 2 1.440 03/15/2005     12/30/2002    MORGAN STANLEY
  893830-AD-1    TRANSOCEAN SEDCO RIG 1.500 05/15/2021          04/25/2002    LEHMAN BROTHERS
  902124-AC-0    TYCO INTL LTD NEW 11/17/2020                   12/31/2022    LEHMAN BROTHERS
  913903-AL-4    UNIVERSAL HLTH SVCS INC 06/23/2020             02/07/2002    LEHMAN BROTHERS
  94975C-AE-7    WELLS FARGO FINL INC 5.450 05/03/2004          07/30/2002    ALEX BROWN
  961548-AV-6    WESTVACO CORP 8.200 01/15/2030                 10/29/2002    SBC WARBURG DILLON REED
  962166-BR-4    WEYERHAEUSER CO 7.375 03/15/2032               08/27/2002    BA SECURITIES INC
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
       1                              2                           6           7                 8
     CUSIP                                                      Actual                   Paid for Accrued
Identification                   Description                     Cost     Par Value   Interest and Dividends
------------------------------------------------------------------------------------------------------------
  268766-BR-2    EOP OPER LTD PARTNERSHIP 7.250 11/15/2008    2,909,063   2,750,000                   30,208
  291011-AL-8    EMERSON ELEC CO 7.875 06/01/2005               927,184     840,000                    4,226
  318522-AD-1    FIRST AMERN CORP CALIF 4.500 04/15/2008      4,712,740   4,600,000                   34,275
  319963-AD-6    FIRST DATA CORP 2.000 03/01/2008             4,636,943   4,022,000                   23,562
  337358-DD-4    FIRST UNION CORP 6.950 11/01/2004              215,242     200,000                    2,934
  337358-DH-5    FIRST UN CORP 2.360 03/31/2005                 831,645     830,000                    3,782
  338915-AH-4    FLEET FINL GROUP INC NEW 6.875 01/15/2028       35,311      35,000                      321
  338915-AM-3    FLEET FINL GROUP INC NEW 6.700 07/15/2028       61,326      65,000                      448
  33900Q-AZ-7    FLEET FINL GP INC SR MTN 1.700 02/20/2004    1,451,099   1,450,000                    1,759
  33901H-BA-0    FLEET CREDIT CD MT 2001-C 3.860 03/15/2007     477,900     480,000                      463
  34527R-GY-3    FORD CREDIT AUTO TR 2002- 1.540 01/15/2006     400,000     400,000                      171
  34527R-HF-3    FORD CREDIT AUTO TR 2002- 1.950 06/15/2004   1,000,000   1,000,000                      813
  34528P-AA-4    FORD CREDIT FLORPLN MO TR 1.510 07/15/2006     500,313     500,000                      210
  345370-CA-6    FORD MTR CO DEL 7.450 07/16/2031                85,756     100,000                    1,180
  345397-SQ-7    FORD MOTOR CR CO 7.500 03/15/2005              104,323     100,000                    1,375
  36962G-UU-6    GENERAL ELEC CAP CORP MTN 7.500 05/15/2005   1,692,874   1,550,000                   31,000
  370425-RZ-5    GENERAL MTRS ACCEP CORP 8.000 11/01/2031       176,108     175,000                    4,494
  413875-AH-8    HARRIS CORP DEL 3.500 08/15/2022             1,000,000   1,000,000
  428236-AC-7    HEWLETT PACKARD CO 10/14/2017                3,773,740   8,400,000
  44179C-BC-9    HOUSEHOLD AUTO REC TR I 2 1.720 05/17/2009     349,344     350,000                      120
  44179Q-AC-9    HOUSEHOLD AUTO REC TR I 2 7.300 07/17/2004     493,109     482,258                    1,076
  441812-JW-5    HOUSEHOLD FIN CORP 6.375 10/15/2011             92,066     100,000                    1,905
  441812-JY-1    HOUSEHOLD FIN CORP 7.000 05/15/2012            140,270     140,000                    1,552
  459506-AB-7    INTERNATIONAL FLAVORS&FRA 6.450 05/15/2006     416,532     390,000                   10,901
  45974V-YU-6    INTERNATIONAL LEASE FIN M 5.120 06/01/2005     829,975     825,000                    1,995
  460690-AJ-9    INTERPUBLIC GROUP COS INC 1.870 06/01/2006   4,489,183   5,750,000                   20,856
  480081-AD-0    JONES APPAREL GROUP INC / 02/01/2021           825,488   1,600,000
  492386-AP-2    KERR MCGEE CORP 5.250 02/15/2010             1,662,579   1,445,000                    6,393
  50075N-AA-2    KRAFT FOODS INC 4.625 11/01/2006               526,470     500,000                    3,918
  530715-AR-2    LIBERTY MEDIA CORP 3.250 03/15/2031          3,833,827   3,700,000                   32,229
  55264T-AQ-4    MBNA MASTER CC TR II 2002 4.950 06/15/2009     550,816     550,000
  55264T-AZ-4    MBNA MASTER CC TR II 2002 3.900 11/15/2007     224,874     225,000
  56418H-AC-4    MANPOWER INC 08/17/2021                      4,060,438   6,800,000
  583334-AA-5    MEADWESTVACO CORP 6.850 04/01/2012              74,504      75,000
  585055-AB-2    MEDTRONIC INC 1.250 09/15/2021               3,771,915   3,600,000                   17,632
  617059-DE-7    JP MORGAN COM MTG PTC 199 7.088 09/01/2029      52,682      50,000                      197
  617446-DE-6    MORGAN STANLEY 5.625 01/20/2004                882,674     850,000                      266
  617446-HC-6    MORGAN STANLEY DEAN WITTE 6.600 04/01/2012     348,236     350,000
  61745M-KY-8    MORGAN STANLEY CAP I 1999 6.710 12/01/2031     162,727     150,000                      391
  61745M-NE-9    MORGAN STANLEY CAP I 1999 7.020 03/01/2032      70,807      65,000                      254
  61746W-ES-5    MORGAN STANLEY CAP I 2001 6.400 02/01/2031     122,291     117,592                      481
  61910D-DF-6    MORTGAGE CAP FUNDING 1997 7.117 11/01/2027     129,453     125,000                      470
  65473L-AC-8    NISSAN AUTO RECV GR TR 20 2.600 08/15/2006     274,990     275,000
  665772-BV-0    NORTHN STS PWR CO MINN 8.000 08/28/2012         42,976      40,000                      222
  66586G-BX-4    NORTHERN TRUST CO MTNS BK 6.650 11/09/2004   1,562,825   1,450,000                   20,356
  69344M-AE-1    PMI GROUP INC 2.500 07/15/2021               4,988,558   4,650,000                   49,233
  73755L-AB-3    POTASH CORP SASK INC 7.750 05/31/2011          215,990     200,000                    6,286
  744448-BT-7    PUBLIC SERVICE CO COLO 7.875 10/01/2012         40,000      40,000
  760759-AC-4    REPUBLIC SVCS INC 6.750 08/15/2011              78,609      75,000                    2,503
  783890-AF-3    SCI SYSTEMS INC 3.000 03/15/2007               379,063     500,000                    6,417
  79548E-GT-3    SALOMON SMITH BARNEY HLDG 2.210 05/04/2004   1,103,717   1,100,000                    6,830
  861012-AB-8    STMICROELECTRONICS N V 09/22/2009            4,695,037   4,900,000
  88163V-AB-5    TEVA PHARMACEUTICAL FIN L 1.500 10/15/2005   1,167,250   1,150,000                    4,777
  883556-AH-5    THERMO ELECTRON CORP 4.000 01/15/2005        6,144,000   6,400,000                  108,489
  887364-AE-7    TIMES MIRROR CO NEW 04/15/2017                 687,000   1,200,000
  891490-AR-5    TOSCO CORP 7.800 01/01/2027                     41,345      35,000                      432
  89232T-AC-3    TOYOTA AUTO RECEIVABLES 2 1.530 09/15/2007     500,527     500,000                      213
  89232X-AB-6    TOYOTA AUTO RECEIVABLES 2 1.440 03/15/2005     499,922     500,000                      360
  893830-AD-1    TRANSOCEAN SEDCO RIG 1.500 05/15/2021          722,000     800,000                    5,500
  902124-AC-0    TYCO INTL LTD NEW 11/17/2020                 1,460,312   2,000,000
  913903-AL-4    UNIVERSAL HLTH SVCS INC 06/23/2020           1,172,400   2,000,000                    1,160
  94975C-AE-7    WELLS FARGO FINL INC 5.450 05/03/2004          156,486     150,000                    2,021
  961548-AV-6    WESTVACO CORP 8.200 01/15/2030                 136,619     125,000                    3,018
  962166-BR-4    WEYERHAEUSER CO 7.375 03/15/2032                37,023      35,000                    1,205
------------------------------------------------------------------------------------------------------------

                                     E11.5

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                              2                             3                      4                       5
     CUSIP                                                                                                     Number of
Identification                   Description                  Date Acquired          Name of Vendor         Shares of Stock
---------------------------------------------------------------------------------------------------------------------------
  987425-AC-9    YOUNG & RUBICAM INC 3.000 01/15/2005         06/13/2002      SALOMON SMITH BARNEY
  U74078-AE-3    NESLTE HLDGS INC 3.000 05/09/2005            07/10/2002      CREDIT SUISSE FIRST BOSTON.
---------------------------------------------------------------------------------------------------------------------------
CANADA
---------------------------------------------------------------------------------------------------------------------------
  656568-AB-8    NORTEL NETWORKS CORP NEW 4.250 09/01/2008    03/07/2002      VARIOUS
---------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------
  04043P-AA-3    ARISTOCRAT LEISURE LTD 5.000 05/31/2006      11/27/2002      DEUTSCHE BANK CAPITALS
  638539-AG-1    NATIONAL WESTMINSTER BK P 7.750 04/29/2049   07/17/2002      GOLDMAN SACHS
  65557A-AA-5    NORDEA BK SWEDEN A B 5.250 11/30/2012        11/22/2002      SALOMON SMITH BARNEY
  701808-4A-2    HUTCHISON WHAMPOA LTD 2.000 01/12/2004       03/21/2002      VARIOUS
  82481U-AB-5    SHIRE FIN LTD 2.000 08/21/2011               05/09/2002      BEAR STEARNS & CO
  G03764-AA-8    ANGLO AMERICAN 3.375 04/17/2007              06/19/2002      VARIOUS
  686220-AB-9    SWISS LIFE FINANCE 2.000 05/20/2005          02/07/2002      SALOMON SMITH BARNEY
---------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States
---------------------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc - Canada
---------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other Countries
---------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Bonds - Industrial, Misc
---------------------------------------------------------------------------------------------------------------------------
   6099997 - Total - Bonds - Part 3
---------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds - Part 5
---------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds
---------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
  071813-40-6    BAXTER INTL INC                              12/20/2002      VARIOUS                            48,750.000
  25746U-20-8    DOMINION RES INC VA NEW                      10/24/2002      VARIOUS                             7,000.000
  268939-40-2    EVI INC                                      05/21/2002      BA SECURITIES INC                  75,000.000
  29477Q-20-4    EQUITY SECURITIES TR II                      01/08/2002      BA SECURITIES INC                  13,000.000
  302181-20-1    EXPRESS SCRIPTS AUTO EXCH                    03/26/2002      CREDIT SUISSE FIRST BOSTON         22,200.000
  345395-20-6    FORD MTR CO CAP TR II                        08/29/2002      LEHMAN BROTHERS                   100,000.000
  620076-20-8    MOTOROLA INC                                 04/26/2002      VARIOUS                            42,000.000
  666807-40-9    NORTHROP GRUMMAN CORP                        03/20/2002      SALOMON SMITH BARNEY               13,500.000
  717265-50-8    PHELPS DODGE CORP                            06/21/2002      JP MORGAN STANLEY                  45,000.000
  78412D-30-7    SEMCO ENERGY INC                             07/31/2002      LEHMAN BROTHERS                    10,000.000
  816851-20-8    SEMPRA ENERGY                                04/24/2002      SALOMON SMITH BARNEY              150,000.000
  828806-40-6    SIMON PPTY GROUP INC NEW                     02/15/2002      BA SECURITIES INC                   6,000.000
  852061-60-5    SPRINT CORP                                  11/21/2002      VARIOUS                           245,000.000
  879868-20-6    TEMPLE INLAND INC                            06/07/2002      VARIOUS                           106,300.000
  892335-20-9    TOYS R US INC                                05/21/2002      CREDIT SUISSE FIRST BOSTON         25,000.000
---------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
   6399999 - Total - Preferred Stocks - Industrial, Misc
---------------------------------------------------------------------------------------------------------------------------
   6599997 - Total - Preferred Stocks - Part 3
---------------------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks - Part 5
---------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
  000886-10-1    A D C TELECOMMUNICATIONS                     10/25/2002      VARIOUS                             6,800.000
  001055-10-2    AFLAC INC                                    10/25/2002      VARIOUS                             4,400.000
  00130H-10-5    AES CORP                                     10/25/2002      VARIOUS                             4,700.000
  001765-10-6    AMR CORP                                     09/27/2002      VARIOUS                             1,300.000
  00184A-10-5    AOL TIME WARNER INC                          10/25/2002      VARIOUS                            34,000.000
  001957-50-5    AMERICAN TELEPHONE & TELEGRAPH               10/25/2002      VARIOUS                            31,900.000
  00209A-10-6    AT&T WIRELESS SVCS INC                       10/25/2002      VARIOUS                            22,000.000
  002824-10-0    ABBOTT LABS                                  10/25/2002      VARIOUS                            11,700.000
  00724F-10-1    ADOBE SYS INC                                10/25/2002      VARIOUS                             2,000.000
  007903-10-7    ADVACED MICRO DEVICES INC                    10/25/2002      VARIOUS                             2,900.000
  00817Y-10-8    AETNA INC NEW                                10/25/2002      VARIOUS                             1,400.000
  00846U-10-1    AGILENT TECHNOLOGIES INC                     09/27/2002      VARIOUS                             3,900.000
  009158-10-6    AIR PRODS & CHEMS INC                        09/27/2002      VARIOUS                             2,500.000
  013068-10-1    ALBERTO CULVER CO                            06/21/2002      LEHMAN BROTHERS                     1,000.000
  013104-10-4    ALBERTSONS INC                               10/25/2002      VARIOUS                             3,400.000
  013817-10-1    ALCOA INC                                    10/25/2002      VARIOUS                             6,400.000
  017361-10-6    ALLEGHENY ENERGY INC.                        10/25/2002      VARIOUS                             1,100.000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
       1                              2                            6             7                8
     CUSIP                                                       Actual                      Paid for Accrued
Identification                   Description                      Cost       Par Value    Interest and Dividends
----------------------------------------------------------------------------------------------------------------
  987425-AC-9    YOUNG & RUBICAM INC 3.000 01/15/2005           1,516,750     1,600,000                   14,550
  U74078-AE-3    NESLTE HLDGS INC 3.000 05/09/2005              1,437,500     1,250,000                    6,875
----------------------------------------------------------------------------------------------------------------
CANADA
----------------------------------------------------------------------------------------------------------------
  656568-AB-8    NORTEL NETWORKS CORP NEW 4.250 09/01/2008      3,766,800     4,000,000                   36,361
----------------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------------
  04043P-AA-3    ARISTOCRAT LEISURE LTD 5.000 05/31/2006        1,791,000     1,800,000                   44,250
  638539-A6-1    NATIONAL WESTMINSTER BK P 7.750 04/29/2049       551,975       500,000                   10,333
  65557A-AA-5    NORDEA BK SWEDEN A B 5.250 11/30/2012            209,286       210,000
  701808-4A-2    HUTCHISON WHAMPOA LTD 2.000 01/12/2004         3,838,000     4,000,000                   15,667
  82481U-AB-5    SHIRE FIN LTD 2.000 08/21/2011                 2,300,850     2,500,000                   13,000
  G03764-AA-8    ANGLO AMERICAN 3.375 04/17/2007                4,805,938     4,750,000                   28,711
  686220-AB-9    SWISS LIFE FINANCE 2.000 05/20/2005              829,000       800,000                    3,644
----------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States      142,705,534   159,480,560                  814,533
----------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc - Canada               3,766,800     4,000,000                   36,361
----------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other Countries     14,326,049    14,560,000                  115,605
----------------------------------------------------------------------------------------------------------------
   4599999 - Total - Bonds - Industrial, Misc                 160,798,383   178,040,560                  966,499
----------------------------------------------------------------------------------------------------------------
   6099997 - Total - Bonds - Part 3                           771,552,865   771,416,766                3,570,021
----------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds - Part 5                           222,126,057   222,464,347                  880,619
----------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                    993,678,922   993,881,113                4,450,640
----------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------------
  071813-40-6    BAXTER INTL INC                                2,441,772
  25746U-20-8    DOMINION RES INC VA NEW                          381,090
  268939-40-2    EVI INC                                        3,893,760
  29477Q-20-4    EQUITY SECURITIES TR II                          335,660
  302181-20-1    EXPRESS SCRIPTS AUTO EXCH.                     2,190,252
  345395-20-6    FORD MTR CO CAP TR II                          5,592,840
  620076-20-8    MOTOROLA INC                                   1,968,900
  666807-40-9    NORTHROP GRUMMAN CORP                          1,623,320
  717265-50-8    PHELPS DODGE CORP                              4,595,250
  78412D-30-7    SEMCO ENERGY INC                                  84,140
  816851-20-8    SEMPRA ENERGY                                  3,750,000
  828806-40-6    SIMON PPTY GROUP INC NEW                         510,300
  852061-60-5    SPRINT CORP                                    1,911,245
  879868-20-6    TEMPLE INLAND INC                              5,562,289
  892335-20-9    TOYS R US INC                                  1,250,000
----------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                   36,090,818       XXX
----------------------------------------------------------------------------------------------------------------
   6399999 - Total - Preferred Stocks - Industrial, Misc.      36,090,818       XXX
----------------------------------------------------------------------------------------------------------------
   6599997 - Total - Preferred Stocks - Part 3                 36,090,818       XXX
----------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks - Part 5                  8,649,131       XXX
----------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                          44,739,949       XXX
----------------------------------------------------------------------------------------------------------------
COMMON STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------------
  000886-10-1    ADC TELECOMMUNICATIONS                            17,811
  001055-10-2    AFLAC INC                                        128,447
  00130H-10-5    AES CORP                                          27,875
  001765-10-6    AMR CORP                                          11,510
  00184A-10-5    AOL TIME WARNER INC                              546,489
  001957-50-5    AMERICAN TELEPHONE & TELEGRAPH                   404,933
  00209A-10-6    AT&T WIRELESS SVCS INC                           145,548
  002824-10-0    ABBOTT LABS                                      503,313
  00724F-10-1    ADOBE SYS INC                                     70,159
  007903-10-7    ADVACED MICRO DEVICES INC                         25,810
  00817Y-10-8    AETNA INC NEW                                     64,964
  00846U-10-1    AGILENT TECHNOLOGIES INC                          78,381
  009158-10-6    AIR PRODS & CHEMS INC                            117,808
  013068-10-1    ALBERTO CULVER CO                                 51,298
  013104-10-4    ALBERTSONS INC                                    94,798
  013817-10-1    ALCOA INC                                        174,195
  017361-10-6    ALLEGHENY ENERGY INC                              15,168
----------------------------------------------------------------------------------------------------------------

                                     E11.6

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------
      1                            2                          3                4                 5
    CUSIP                                                                                    Number of
Identification                Description               Date Acquired    Name of Vendor   Shares of Stock
---------------------------------------------------------------------------------------------------------
01741R-10-2      ALLEGHENY TECHNOLOGIES IN                10/25/2002    VARIOUS                700.000
018490-10-2      ALLERGAN INC                             05/28/2002    VARIOUS              1,300.000
019589-30-8      ALLIED WASTE INDS INC                    10/25/2002    VARIOUS              1,700.000
020002-10-1      ALLSTATE CORP                            10/25/2002    VARIOUS              5,200.000
020039-10-3      ALLTEL CORP                              09/27/2002    VARIOUS              2,100.000
021441-10-0      ALTERA CORP                              10/25/2002    VARIOUS              3,200.000
02209S-10-3      ALTRIA GROUP INC                         09/27/2002    VARIOUS             16,100.000
023139-10-8      AMBAC FINL GROUP INC                     05/28/2002    VARIOUS              1,200.000
023551-10-4      AMERADA HESS CORP                        03/28/2002    VARIOUS              1,500.000
023608-10-2      AMEREN CORP                              08/28/2002    VARIOUS              1,300.000
025537-10-1      AMERICAN ELEC PWR INC                    10/25/2002    VARIOUS              2,900.000
025816-10-9      AMERICAN EXPRESS COMPANY                 10/25/2002    VARIOUS             10,400.000
026375-10-5      AMERICAN GREETINGS CORP                  10/25/2002    VARIOUS                600.000
026874-10-7      AMERICAN INTL GROUP INC                  09/27/2002    VARIOUS             19,600.000
029066-10-7      AMERICAN PWR CONVERSION C                10/25/2002    VARIOUS              1,700.000
029712-10-6      AMERICAN STD COS INC DEL                 09/27/2002    LEHMAN BROTHERS      2,000.000
03073E-10-5      AMERISOURCEBERGEN CORP                   05/28/2002    VARIOUS              1,500.000
031162-10-0      AMGEN INC                                12/30/2002    VARIOUS             11,532.000
032165-10-2      AMSOUTH BANCORPORATION                   10/25/2002    VARIOUS              3,000.000
032511-10-7      ANADARKO PETROLEUM CORP                  09/27/2002    LEHMAN BROTHERS      2,000.000
032654-10-5      ANALOG DEVICES INC                       10/25/2002    VARIOUS              3,200.000
034425-10-8      ANDREW CORP                              10/25/2002    VARIOUS              1,000.000
035229-10-3      ANHEUSER BUSCH COS INC                   09/27/2002    VARIOUS              7,000.000
03674B-10-4      ANTHEM INC                               08/28/2002    VARIOUS              2,300.000
037389-10-3      AON CORP                                 12/30/2002    VARIOUS              2,900.000
037411-10-5      APACHE CORP                              09/27/2002    VARIOUS              2,500.000
037604-10-5      APOLLO GROUP INC                         09/27/2002    LEHMAN BROTHERS      3,000.000
037833-10-0      APPLE COMPUTER INC                       10/25/2002    VARIOUS              3,100.000
038020-10-3      APPLERA CORP APPLIED BIOSYS              10/25/2002    VARIOUS              1,900.000
038222-10-5      APPLIED MATLS INC                        10/25/2002    VARIOUS             18,200.000
03822W-10-9      APPLIED MICRO CIRCUITS CO                09/27/2002    VARIOUS              2,600.000
039483-10-2      ARCHER DANIELS MIDLAND CO                10/25/2002    VARIOUS              5,500.000
044204-10-5      ASHLAND INC                              10/25/2002    VARIOUS                600.000
052769-10-6      AUTODESK INC                             10/25/2002    VARIOUS              1,300.000
053015-10-3      AUTOMATIC DATA PROCESSING                10/18/2002    VARIOUS              4,400.000
053332-10-2      AUTOZONE INC                             05/28/2002    VARIOUS              1,200.000
053499-10-9      AVAYA INC                                10/25/2002    VARIOUS              3,500.000
053611-10-9      AVERY DENNISON CORP                      05/28/2002    VARIOUS              1,200.000
054303-10-2      AVON PRODS INC                           09/27/2002    VARIOUS              2,400.000
054937-10-7      BB&T CORP                                10/25/2002    VARIOUS              4,400.000
055482-10-3      BJ SVCS CO                               10/25/2002    LEHMAN BROTHERS      2,300.000
055921-10-0      BMC SOFTWARE INC                         10/25/2002    VARIOUS              2,000.000
057224-10-7      BAKER HUGHES INC                         10/25/2002    VARIOUS              2,900.000
058498-10-6      BALL CORP                                08/28/2002    LEHMAN BROTHERS      1,000.000
060505-10-4      BANK OF AMERICA CORPORATI                09/27/2002    VARIOUS             11,400.000
064057-10-2      BANK NEW YORK INC                        10/25/2002    VARIOUS              5,500.000
06423A-10-3      BANK ONE CORP                            10/25/2002    VARIOUS              9,000.000
067383-10-9      C R BARD INC                             06/21/2002    LEHMAN BROTHERS      1,000.000
071707-10-3      BAUSCH & LOMB INC                        10/25/2002    VARIOUS                500.000
071813-10-9      BAXTER INTL INC                          10/18/2002    VARIOUS              4,400.000
073902-10-8      BEAR STEARNS COS INC                     05/28/2002    VARIOUS              1,500.000
075887-10-9      BECTON DICKINSON & CO                    10/25/2002    VARIOUS              2,200.000
075896-10-0      BED BATH & BEYOND INC                    10/25/2002    VARIOUS              2,500.000
079860-10-2      BELLSOUTH CORP                           10/25/2002    VARIOUS             14,100.000
081437-10-5      BEMIS INC                                08/28/2002    LEHMAN BROTHERS      1,000.000
086516-10-1      BEST BUY INC                             10/25/2002    VARIOUS              2,950.000
089302-10-3      BIG LOTS INC                             10/25/2002    VARIOUS              1,000.000
090597-10-5      BIOGEN INC                               10/25/2002    VARIOUS              1,400.000
090613-10-0      BIOMET INC                               10/25/2002    VARIOUS              2,300.000
091797-10-0      BLACK & DECKER                           08/28/2002    VARIOUS              1,200.000
093671-10-5      BLOCK H & R INC                          09/27/2002    VARIOUS              2,500.000
097023-10-5      BOEING CO                                10/25/2002    VARIOUS              6,300.000
097383-10-3      BOISE CASCADE CORP                       10/25/2002    VARIOUS                500.000
101137-10-7      BOSTON SCIENTIFIC CORP                   10/25/2002    VARIOUS              3,600.000
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      1                      2                              6            7                  8
    CUSIP                                                 Actual                     Paid for Accrued
Identification           Description                       Cost      Par Value   Interest and Dividends
-------------------------------------------------------------------------------------------------------
01741R-10-2      ALLEGHENY TECHNOLOGIES IN                  6,856
018490-10-2      ALLERGAN INC                              80,907
019589-30-8      ALLIED WASTE INDS INC                     12,889
020002-10-1      ALLSTATE CORP                            190,365
020039-10-3      ALLTEL CORP                               89,776
021441-10-0      ALTERA CORP                               46,675
02209S-10-3      ALTRIA GROUP INC                         751,329
023139-10-8      AMBAC FINL GROUP INC                      76,222
023551-10-4      AMERADA HESS CORP                        110,390
023608-10-2      AMEREN CORP                               57,374
025537-10-1      AMERICAN ELEC PWR INC                     94,326
025816-10-9      AMERICAN EXPRESS COMPANY                 367,699
026375-10-5      AMERICAN GREETINGS CORP                    8,631
026874-10-7      AMERICAN INTL GROUP INC                1,246,168
029066-10-7      AMERICAN PWR CONVERSION C                 18,858
029712-10-6      AMERICAN STD COS INC DEL                 141,336
03073E-10-5      AMERISOURCEBERGEN CORP                   107,503
031162-10-0      AMGEN INC                                538,152
032165-10-2      AMSOUTH BANCORPORATION                    63,716
032511-10-7      ANADARKO PETROLEUM CORP                   88,966
032654-10-5      ANALOG DEVICES INC                        91,132
034425-10-8      ANDREW CORP                               10,494
035229-10-3      ANHEUSER BUSCH COS INC                   357,390
03674B-10-4      ANTHEM INC                               143,147
037389-10-3      AON CORP                                  66,692
037411-10-5      APACHE CORP                              138,776
037604-10-5      APOLLO GROUP INC                         117,656
037833-10-0      APPLE COMPUTER INC                        53,366
038020-10-3      APPLERA CORP APPLIED BIOSYS               43,909
038222-10-5      APPLIED MATLS INC                        212,804
03822W-10-9      APPLIED MICRO CIRCUITS CO                 13,398
039483-10-2      ARCHER DANIELS MIDLAND CO                 70,799
044204-10-5      ASHLAND INC                               19,957
052769-10-6      AUTODESK INC                              14,112
053015-10-3      AUTOMATIC DATA PROCESSING                178,800
053332-10-2      AUTOZONE INC                              94,754
053499-10-9      AVAYA INC                                 15,055
053611-10-9      AVERY DENNISON CORP                       79,590
054303-10-2      AVON PRODS INC                           121,482
054937-10-7      BB&T CORP                                159,322
055482-10-3      BJ SVCS CO                                72,675
055921-10-0      BMC SOFTWARE INC                          29,687
057224-10-7      BAKER HUGHES INC                          97,535
058498-10-6      BALL CORP                                 46,988
060505-10-4      BANK OF AMERICA CORPORATI                786,022
064057-10-2      BANK NEW YORK INC                        180,315
06423A-10-3      BANK ONE CORP                            343,992
067383-10-9      C R BARD INC                              55,828
071707-10-3      BAUSCH & LOMB INC                         16,337
071813-10-9      BAXTER INTL INC                          178,392
073902-10-8      BEAR STEARNS COS INC                      91,973
075887-10-9      BECTON DICKINSON & CO                     67,876
075896-10-0      BED BATH & BEYOND INC                     85,583
079860-10-2      BELLSOUTH CORP                           386,268
081437-10-5      BEMIS INC                                 52,128
086516-10-1      BEST BUY INC                              46,456
089302-10-3      BIG LOTS INC                              15,283
090597-10-5      BIOGEN INC                                61,695
090613-10-0      BIOMET INC                                66,004
091797-10-0      BLACK & DECKER                            53,810
093671-10-5      BLOCK H & R INC                          107,503
097023-10-5      BOEING CO                                241,343
097383-10-3      BOISE CASCADE CORP                        14,475
101137-10-7      BOSTON SCIENTIFIC CORP                   109,651
-------------------------------------------------------------------------------------------------------

                                     E11.7

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------
      1                            2                          3                4                 5
    CUSIP                                                                                    Number of
Identification                Description               Date Acquired    Name of Vendor   Shares of Stock
---------------------------------------------------------------------------------------------------------
110122-10-8      BRISTOL MYERS SQUIBB CO                 10/25/2002     VARIOUS               14,300.000
111320-10-7      BROADCOM CORP                           10/25/2002     VARIOUS                2,400.000
115637-20-9      BROWN FORMAN CORP                       05/28/2002     LEHMAN BROTHERS        1,000.000
117043-10-9      BRUNSWICK CORP                          10/25/2002     VARIOUS                  800.000
12189T-10-4      BURLINGTON NORTHN SANTA F               10/25/2002     VARIOUS                3,200.000
122014-10-3      BURLINGTON RES INC                      10/25/2002     VARIOUS                1,700.000
125509-10-9      CIGNA CORP                              03/28/2002     MORGAN STANLEY         1,000.000
125896-10-0      CMS ENERGY CORP                         09/27/2002     VARIOUS                1,300.000
126408-10-3      CSX CORP                                10/25/2002     VARIOUS                1,900.000
126650-10-0      CVS CORP                                10/25/2002     VARIOUS                3,300.000
131347-10-6      CALPINE CORP                            10/18/2002     VARIOUS                3,600.000
134429-10-9      CAMPBELL SOUP CO                        10/25/2002     VARIOUS                3,500.000
14040H-10-5      CAPITAL ONE FINL CORP                   10/25/2002     VARIOUS                2,000.000
14149Y-10-8      CARDINAL HEALTH INC                     09/27/2002     VARIOUS                3,400.000
143658-10-2      CARNIVAL CORP                           10/25/2002     VARIOUS                5,000.000
149123-10-1      CATERPILLAR INC DEL                     10/25/2002     VARIOUS                2,900.000
151313-10-3      CENDANT CORP                            10/25/2002     VARIOUS                9,000.000
15189T-10-7      CENTERPOINT ENERGY INC                  09/27/2002     VARIOUS                2,500.000
152312-10-4      CENTEX CORP                             06/21/2002     LEHMAN BROTHERS        1,000.000
156700-10-6      CENTURYTEL INC                          10/25/2002     VARIOUS                1,200.000
160903-10-0      CHARTER ONE FINL INC                    10/25/2002     VARIOUS                2,089.850
166764-10-0      CHEVRONTEXACO CORP                      09/27/2002     VARIOUS                8,000.000
170040-10-9      CHIRON CORP                             10/25/2002     VARIOUS                1,700.000
171232-10-1      CHUBB CORP                              09/27/2002     VARIOUS                2,300.000
171779-10-1      CIENA CORP                              10/25/2002     VARIOUS                4,300.000
172062-10-1      CINCINNATI FINL CORP                    09/27/2002     VARIOUS                1,400.000
172474-10-8      CINERGY CORP                            10/25/2002     VARIOUS                1,500.000
172737-10-8      CIRCUIT CITY STORE INC                  10/25/2002     VARIOUS                1,800.000
17275R-10-2      CISCO SYS INC                           10/25/2002     VARIOUS               55,000.000
172908-10-5      CINTAS CORP                             09/27/2002     VARIOUS                2,400.000
172967-10-1      CITIGROUP INC                           12/30/2002     VARIOUS               39,700.000
17453B-10-1      CITIZENS COMMUNICATIONS C               10/25/2002     VARIOUS                2,400.000
177376-10-0      CITRIX SYS INC                          10/25/2002     VARIOUS                1,500.000
184502-10-2      CLEAR CHANNEL COMMUNICATI               10/25/2002     VARIOUS                4,700.000
189054-10-9      CLOROX CO DEL                           09/27/2002     VARIOUS                2,400.000
191216-10-0      COCA-COLA COMPANY                       10/25/2002     VARIOUS               18,300.000
191219-10-4      COCA COLA ENTERPRISES INC               10/25/2002     VARIOUS                3,800.000
194162-10-3      COLGATE PALMOLIVE CO                    09/27/2002     VARIOUS                4,500.000
20030N-10-1      COMCAST CORP NEW                        12/30/2002     VARIOUS               33,417.695
200340-10-7      COMERICA INC                            09/27/2002     VARIOUS                2,300.000
204912-10-9      COMPUTER ASSOC INTL INC                 10/25/2002     VARIOUS                5,000.000
205363-10-4      COMPUTER SCIENCES CORP                  10/25/2002     VARIOUS                1,500.000
205638-10-9      COMPUWARE CORP                          10/25/2002     VARIOUS                3,300.000
205862-40-2      COMVERSE TECHNOLOGY INC                 10/25/2002     VARIOUS                1,500.000
205887-10-2      CONAGRA INC                             10/25/2002     VARIOUS                4,600.000
206197-10-5      CONCORD EFS INC                         10/25/2002     VARIOUS                4,300.000
20825C-10-4      CONCOPHILLIPS                           09/27/2002     VARIOUS               10,427.130
209115-10-4      CONSOLIDATED EDISON INC                 09/27/2002     VARIOUS                2,400.000
210371-10-0      CONSTELLATION ENERGY GROUP INC          09/27/2002     VARIOUS                1,400.000
212485-10-6      CONVERGYS CORP                          10/25/2002     VARIOUS                1,400.000
216831-10-7      COOPER TIRE & RUBR CO                   10/25/2002     VARIOUS                  600.000
217016-10-4      COORS ADOLPH CO                         05/28/2002     LEHMAN BROTHERS        1,000.000
219350-10-5      CORNING INC                             12/30/2002     VARIOUS               11,100.000
22160K-10-5      COSTCO WHSL CORP NEW                    10/25/2002     VARIOUS                3,300.000
222372-10-4      COUNTRYWIDE FINANCIAL CORP              08/28/2002     VARIOUS                1,200.000
224399-10-5      CRANE CO                                10/25/2002     VARIOUS                  500.000
231021-10-6      CUMMINS INC                             10/25/2002     VARIOUS                  400.000
233203-57-9      DFA TAX MANAGED U.S. SMALL CAP VALUE    12/16/2002     VARIOUS            1,978,920.993
233331-10-7      DTE ENERGY CO                           09/27/2002     VARIOUS                2,300.000
235811-10-6      DANA CORP                               09/27/2002     VARIOUS                1,300.000
235851-10-2      DANAHER CORP                            03/28/2002     VARIOUS                1,500.000
237194-10-5      DARDEN RESTAURANTS INC                  10/25/2002     VARIOUS                1,750.000
244199-10-5      DEERE & CO                              09/27/2002     VARIOUS                2,600.000
24522P-10-3      DEL MONTE FOODS CO                      12/27/2002     SPIN OFF               2,277.660
---------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      1                      2                              6            7                  8
    CUSIP                                                 Actual                    Paid for Accrued
Identification           Description                       Cost      Par Value   Interest and Dividends
-------------------------------------------------------------------------------------------------------
110122-10-8      BRISTOL MYERS SQUIBB CO                   398,961
111320-10-7      BROADCOM CORP                              54,432
115637-20-9      BROWN FORMAN CORP                          75,758
117043-10-9      BRUNSWICK CORP                             17,441
12189T-10-4      BURLINGTON NORTHN SANTA F                  88,029
122014-10-3      BURLINGTON RES INC                         64,756
125509-10-9      CIGNA CORP                                101,410
125896-10-0      CMS ENERGY CORP                            14,818
126408-10-3      CSX CORP                                   57,675
126650-10-0      CVS CORP                                   96,486
131347-10-6      CALPINE CORP                               21,636
134429-10-9      CAMPBELL SOUP CO                           88,416
14040H-10-5      CAPITAL ONE FINL CORP                     106,694
14149Y-10-8      CARDINAL HEALTH INC                       221,004
143658-10-2      CARNIVAL CORP                             134,447
149123-10-1      CATERPILLAR INC DEL                       132,575
151313-10-3      CENDANT CORP                              129,849
15189T-10-7      CENTERPOINT ENERGY INC                     33,936
152312-10-4      CENTEX CORP                                57,968
156700-10-6      CENTURYTEL INC                             35,038
160903-10-0      CHARTER ONE FINL INC                       58,754
166764-10-0      CHEVRONTEXACO CORP                        645,266
170040-10-9      CHIRON CORP                                64,510
171232-10-1      CHUBB CORP                                149,088
171779-10-1      CIENA CORP                                 22,010
172062-10-1      CINCINNATI FINL CORP                       51,450
172474-10-8      CINERGY CORP                               47,133
172737-10-8      CIRCUIT CITY STORE INC                     30,829
17275R-10-2      CISCO SYS INC                             774,455
172908-10-5      CINTAS CORP                               106,120
172967-10-1      CITIGROUP INC                           1,488,346
17453B-10-1      CITIZENS COMMUNICATIONS C                  19,470
177376-10-0      CITRIX SYS INC                             13,859
184502-10-2      CLEAR CHANNEL COMMUNICATI                 173,226
189054-10-9      CLOROX CO DEL                              98,552
191216-10-0      COCA-COLA COMPANY                         933,649
191219-10-4      COCA COLA ENTERPRISES INC                  83,055
194162-10-3      COLGATE PALMOLIVE CO                      237,987
20030N-10-1      COMCAST CORP NEW                        1,040,025
200340-10-7      COMERICA INC                              129,811
204912-10-9      COMPUTER ASSOC INTL INC                    90,229
205363-10-4      COMPUTER SCIENCES CORP                     47,693
205638-10-9      COMPUWARE CORP                             22,596
205862-40-2      COMVERSE TECHNOLOGY INC                    14,846
205887-10-2      CONAGRA INC                               116,183
206197-10-5      CONCORD EFS INC                           105,154
20825C-10-4      CONCOPHILLIPS                             552,482
209115-10-4      CONSOLIDATED EDISON INC                    97,500
210371-10-0      CONSTELLATION ENERGY GROUP INC             35,756
212485-10-6      CONVERGYS CORP                             26,801
216831-10-7      COOPER TIRE & RUBR CO                       8,110
217016-10-4      COORS ADOLPH CO                            67,318
219350-10-5      CORNING INC                                42,779
22160K-10-5      COSTCO WHSL CORP NEW                      123,128
222372-10-4      COUNTRYWIDE FINANCIAL CORP                 61,048
224399-10-5      CRANE CO                                    9,795
231021-10-6      CUMMINS INC                                11,268
233203-57-9      DFA TAX MANAGED U.S. SMALL CAP VALUE   30,072,740
233331-10-7      DTE ENERGY CO                              92,400
235811-10-6      DANA CORP                                  17,559
235851-10-2      DANAHER CORP                              102,200
237194-10-5      DARDEN RESTAURANTS INC                     34,981
244199-10-5      DEERE & CO                                117,235
24522P-10-3      DEL MONTE FOODS CO                         20,921
--------------------------------------------------------------------------------------------------------

                                     E11.8

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------
      1                         2                 3                4                  5
    CUSIP                                                                         Number of
Identification             Description       Date Acquired   Name of Vendor    Shares of Stock
----------------------------------------------------------------------------------------------
247025-10-9      DELL COMPUTER CORP            10/25/2002    VARIOUS              20,000.000
247126-10-5      DELPHI CORP                   10/25/2002    VARIOUS               4,700.000
247361-10-8      DELTA AIR LINES               10/25/2002    VARIOUS               1,000.000
248019-10-1      DELUXE CORP                   08/28/2002    LEHMAN BROTHERS       1,000.000
25179M-10-3      DEVON ENERGY CORP NEW         09/27/2002    VARIOUS               2,500.000
254067-10-1      DILLARDS INC                  10/25/2002    VARIOUS                 700.000
254687-10-6      THE WALT DISNEY CO            10/25/2002    VARIOUS              15,500.000
256669-10-2      DOLLAR GEN CORP               10/25/2002    VARIOUS               2,900.000
25746U-10-9      DOMINION RES INC              10/25/2002    VARIOUS               2,400.000
257867-10-1      DONNELLEY R R & SONS CO       10/25/2002    VARIOUS               1,000.000
260003-10-8      DOVER CORP                    10/25/2002    VARIOUS               1,700.000
260543-10-3      DOW CHEM CO                   10/25/2002    VARIOUS               6,600.000
260561-10-5      DOW JONES & CO INC            09/27/2002    VARIOUS               1,100.000
263534-10-9      DU PONT E I DE NEMOURS &      10/25/2002    VARIOUS               7,200.000
264399-10-6      DUKE ENERGY CORP              10/25/2002    VARIOUS               7,600.000
26816Q-10-1      DYNEGY INC NEW                10/25/2002    VARIOUS               3,400.000
268648-10-2      EMC CORP MASS                 10/25/2002    VARIOUS              16,600.000
26875P-10-1      EOG RES INC                   10/25/2002    VARIOUS               1,100.000
277432-10-0      EASTMAN CHEM CO               08/28/2002    VARIOUS               1,200.000
277461-10-9      EASTMAN KODAK CO              10/25/2002    VARIOUS               2,500.000
278058-10-2      EATON CORP                    05/28/2002    LEHMAN BROTHERS       1,000.000
278642-10-3      EBAY INC                      12/30/2002    LEHMAN BROTHERS       5,000.000
278865-10-0      ECOLAB INC                    08/28/2002    VARIOUS               1,300.000
281020-10-7      EDISON INTL                   10/25/2002    VARIOUS               2,700.000
28336L-10-9      EL PASO CORP                  10/25/2002    VARIOUS               4,700.000
285512-10-9      ELECTRONIC ARTS INC           08/28/2002    LEHMAN BROTHERS       2,400.000
285661-10-4      ELECTRONIC DATA SYS NEW       10/25/2002    VARIOUS               3,600.000
291011-10-4      EMERSON ELEC CO               09/27/2002    VARIOUS               3,300.000
292845-10-4      ENGELHARD CORP                10/25/2002    VARIOUS               1,100.000
29364G-10-3      ENTERGY CORP NEW              09/27/2002    VARIOUS               2,500.000
294429-10-5      EQUIFAX INC                   10/25/2002    VARIOUS               1,200.000
294741-10-3      EQUITY OFFICE PROPERTIES      10/25/2002    VARIOUS               3,200.000
29476L-10-7      EQUITY RESIDENTIAL            10/25/2002    VARIOUS               2,700.000
30161N-10-1      EXELON CORPORATION            09/27/2002    VARIOUS               3,600.000
30231G-10-2      EXXON MOBIL CORP              10/25/2002    VARIOUS              50,000.000
302571-10-4      FPL GROUP INC                 09/27/2002    VARIOUS               2,500.000
307000-10-9      FAMILY DLR STORES INC         10/25/2002    VARIOUS               1,500.000
313400-30-1      FEDERAL HOME LN MTG CORP      09/27/2002    VARIOUS               5,800.000
313586-10-9      FEDERAL NATL MTG ASSN         09/27/2002    VARIOUS               7,900.000
31410H-10-1      FEDERATED DEPT STORES INC     10/25/2002    VARIOUS               1,900.000
31428X-10-6      FEDEX CORP                    08/28/2002    VARIOUS               2,600.000
316773-10-0      FIFTH THIRD BANCORP           09/27/2002    VARIOUS               4,700.000
319963-10-4      FIRST DATA CORP               10/25/2002    VARIOUS               8,000.000
337162-10-1      FIRST TENN NATL CORP          10/25/2002    LEHMAN BROTHERS       1,800.000
337738-10-8      FISERV INC                    10/25/2002    VARIOUS               1,800.000
337932-10-7      FIRSTENERGY CORP              10/25/2002    LEHMAN BROTHERS       1,900.000
339030-10-8      FLEETBOSTON FINL CORP         10/25/2002    VARIOUS               7,700.000
343412-10-2      FLUOR CORP                    10/25/2002    VARIOUS                 700.000
345370-86-0      FORD MTR CO DEL               10/18/2002    VARIOUS              14,500.000
345838-10-6      FOREST LABS INC               09/27/2002    VARIOUS               2,000.000
349631-10-1      FORTUNE BRANDS INC            06/21/2002    VARIOUS               1,300.000
354613-10-1      FRANKLIN RES INC              10/25/2002    VARIOUS               2,100.000
35671D-85-7      FREEPORT-MCMORAN
                    COPPER & G0LD              10/25/2002    VARIOUS               1,200.000
364730-10-1      GANNETT INC                   08/28/2002    VARIOUS               2,000.000
364760-10-8      GAP INC DEL                   10/25/2002    VARIOUS               7,400.000
367626-10-8      GATEWAY INC                   10/25/2002    VARIOUS               2,700.000
369550-10-8      GENERAL DYNAMICS CORP         09/27/2002    VARIOUS               2,000.000
369604-10-3      GENERAL ELEC CO               12/30/2002    VARIOUS              75,000.000
370334-10-4      GENERAL MLS INC               09/27/2002    VARIOUS               3,500.000
370442-10-5      GENERAL MTRS CORP             09/27/2002    VARIOUS               4,400.000
372460-10-5      GENUINE PARTS CO              10/25/2002    VARIOUS               1,500.000
372917-10-4      GENZYME CORP                  10/25/2002    VARIOUS               3,100.000
373298-10-8      GEORGIA PAC CORP              10/25/2002    VARIOUS               1,900.000
375766-10-2      GILLETTE CO                   10/25/2002    VARIOUS               8,000.000
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
      1                      2                   6           7                 8
    CUSIP                                     Actual                    Paid for Accrued
Identification          Description            Cost      Par Value   Interest and Dividends
-------------------------------------------------------------------------------------------
247025-10-9      DELL COMPUTER CORP            512,455
247126-10-5      DELPHI CORP                    52,047
247361-10-8      DELTA AIR LINES                16,972
248019-10-1      DELUXE CORP                    45,448
25179M-10-3      DEVON ENERGY CORP NEW         113,336
254067-10-1      DILLARDS INC                   11,643
254687-10-6      THE WALT DISNEY CO            285,969
256669-10-2      DOLLAR GEN CORP                44,816
25746U-10-9      DOMINION RES INC              148,260
257867-10-1      DONNELLEY R R & SONS CO        23,958
260003-10-8      DOVER CORP                     48,297
260543-10-3      DOW CHEM CO                   195,437
260561-10-5      DOW JONES & CO INC             44,405
263534-10-9      DU PONT E I DE NEMOURS &      291,832
264399-10-6      DUKE ENERGY CORP              202,807
26816Q-10-1      DYNEGY INC NEW                 27,905
268648-10-2      EMC CORP MASS                 130,457
26875P-10-1      EOG RES INC                    39,177
277432-10-0      EASTMAN CHEM CO                52,448
277461-10-9      EASTMAN KODAK CO               79,242
278058-10-2      EATON CORP                     84,278
278642-10-3      EBAY INC                      281,877
278865-10-0      ECOLAB INC                     57,757
281020-10-7      EDISON INTL                    32,686
28336L-10-9      EL PASO CORP                   66,543
285512-10-9      ELECTRONIC ARTS INC           136,929
285661-10-4      ELECTRONIC DATA SYS NEW       107,988
291011-10-4      EMERSON ELEC CO               175,426
292845-10-4      ENGELHARD CORP                 27,382
29364G-10-3      ENTERGY CORP NEW              104,698
294429-10-5      EQUIFAX INC                    29,413
294741-10-3      EQUITY OFFICE PROPERTIES       88,048
29476L-10-7      EQUITY RESIDENTIAL             72,249
30161N-10-1      EXELON CORPORATION            180,384
30231G-10-2      EXXON MOBIL CORP            1,837,146
302571-10-4      FPL GROUP INC                 145,276
307000-10-9      FAMILY DLR STORES INC          45,406
313400-30-1      FEDERAL HOME LN MTG CORP      358,272
313586-10-9      FEDERAL NATL MTG ASSN         566,434
31410H-10-1      FEDERATED DEPT STORES INC      65,066
31428X-10-6      FEDEX CORP                    138,560
316773-10-0      FIFTH THIRD BANCORP           305,210
319963-10-4      FIRST DATA CORP               185,362
337162-10-1      FIRST TENN NATL CORP           67,792
337738-10-8      FISERV INC                     77,899
337932-10-7      FIRSTENERGY CORP               62,649
339030-10-8      FLEETBOSTON FINL CORP         201,306
343412-10-2      FLUOR CORP                     18,152
345370-86-0      FORD MTR CO DEL               186,206
345838-10-6      FOREST LABS INC               163,678
349631-10-1      FORTUNE BRANDS INC             69,374
354613-10-1      FRANKLIN RES INC               71,503
35671D-85-7      FREEPORT-MCMORAN
                    COPPER & G0LD               15,802
364730-10-1      GANNETT INC                   150,888
364760-10-8      GAP INC DEL                    95,785
367626-10-8      GATEWAY INC                    10,292
369550-10-8      GENERAL DYNAMICS CORP         176,178
369604-10-3      GENERAL ELEC CO             2,227,136
370334-10-4      GENERAL MLS INC               155,621
370442-10-5      GENERAL MTRS CORP             226,824
372460-10-5      GENUINE PARTS CO               48,081
372917-10-4      GENZYME CORP                  121,637
373298-10-8      GEORGIA PAC CORP               30,430
375766-10-2      GILLETTE CO                   256,832
-------------------------------------------------------------------------------------------

                                      E11.9

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------
      1                      2                    3                4                 5
     CUSIP                                                                        Number of
Identification          Description          Date Acquired   Name of Vendor    Shares of Stock
----------------------------------------------------------------------------------------------
381317-10-6      GOLDEN WEST FINL CORP DEL     03/28/2002    VARIOUS               1,300.000
38141G-10-4      GOLDMAN SACHS GROUP INC       09/27/2002    LEHMAN BROTHERS       7,000.000
382388-10-6      GOODRICH CORPORATION          10/25/2002    VARIOUS                 800.000
382550-10-1      GOODYEAR TIRE & RUBR CO       09/27/2002    VARIOUS               1,400.000
384802-10-4      GRAINGER W W INC              08/28/2002    VARIOUS               1,300.000
390568-10-3      GREAT LAKES CHEM CORP         10/25/2002    VARIOUS                 500.000
401698-10-5      GUIDANT CORP                  10/18/2002    VARIOUS               2,600.000
404119-10-9      HCA INC                       09/27/2002    VARIOUS               4,700.000
406216-10-1      HALLIBURTON CO                10/25/2002    VARIOUS               3,700.000
41014S-10-6      HANCOCK JOHN FINL SVCS IN     10/25/2002    VARIOUS               2,400.000
412822-10-8      HARLEY DAVIDSON INC           08/28/2002    VARIOUS               2,600.000
413619-10-7      HARRAHS ENTMT INC             03/28/2002    VARIOUS               1,300.000
416515-10-4      HARTFORD FINL SVCS GROUP      09/27/2002    VARIOUS               2,700.000
418056-10-7      HASBRO INC                    10/25/2002    VARIOUS               1,400.000
421924-10-1      HEALTHSOUTH CORP              10/25/2002    VARIOUS               3,400.000
421933-10-2      HEALTH MGMT ASSOC INC NEW     10/25/2002    VARIOUS               2,200.000
423074-10-3      HEINZ H J CO                  10/25/2002    VARIOUS               3,000.000
427056-10-6      HERCULES INC                  10/25/2002    VARIOUS                 900.000
427866-10-8      HERSHEY FOODS CORP            05/28/2002    VARIOUS               1,500.000
428236-10-3      HEWLETT PACKARD CO            10/18/2002    VARIOUS              30,738.750
432848-10-9      HILTON HOTELS CORP            10/25/2002    VARIOUS               3,300.000
437076-10-2      HOME DEPOT INC                10/25/2002    VARIOUS              18,100.000
438516-10-6      HONEYWELL INTL INC            10/25/2002    VARIOUS               6,400.000
441815-10-7      HOUSEHOLD INTL INC            12/30/2002    VARIOUS               3,600.000
444859-10-2      HUMANA INC                    10/25/2002    VARIOUS               1,400.000
446150-10-4      HUNTINGTON BANCSHARES INC     10/25/2002    VARIOUS               2,000.000
449934-10-8      IMS HEALTH INC                10/25/2002    VARIOUS               2,300.000
450911-10-2      ITT INDS INC IND              03/28/2002    VARIOUS               1,100.000
452308-10-9      ILLINOIS TOOL WKS INC         10/18/2002    VARIOUS               3,000.000
458140-10-0      INTEL CORP                    10/18/2002    VARIOUS              49,500.000
459200-10-1      INTERNATIONAL BUSINESS
                    MACHINES                   09/27/2002    VARIOUS              12,800.000
459506-10-1      INTERNATIONAL FLAVORS&FRA     10/25/2002    VARIOUS                 900.000
459902-10-2      INTERNATIONAL GAME TECHNO     05/28/2002    VARIOUS               1,500.000
460146-10-3      INTL PAPER CO                 10/25/2002    VARIOUS               4,100.000
460690-10-0      INTERPUBLIC GROUP COS INC     10/25/2002    VARIOUS               3,300.000
461202-10-3      INTUIT                        09/27/2002    VARIOUS               2,500.000
46612J-10-1      JDS UNIPHASE CORP             10/25/2002    VARIOUS              10,800.000
46625H-10-0      JP MORGAN CHASE & CO          10/25/2002    VARIOUS              15,000.000
466313-10-3      JABIL CIRCUIT INC             10/25/2002    VARIOUS               1,700.000
47102X-10-5      JANUS CAP GROUP INC           10/25/2002    VARIOUS               1,900.000
475070-10-8      JEFFERSON PILOT CORP          09/27/2002    VARIOUS               1,300.000
478160-10-4      JOHNSON & JOHNSON             10/18/2002    VARIOUS              26,500.000
478366-10-7      JOHNSON CTLS INC              03/28/2002    VARIOUS               1,500.000
480074-10-3      JONES APPAREL GROUP INC       10/25/2002    VARIOUS               1,900.000
482480-10-0      KLA-TENCOR CORP               10/25/2002    VARIOUS               1,700.000
48666K-10-9      KB HOME                       06/21/2002    LEHMAN BROTHERS       1,000.000
487836-10-8      KELLOGG CO                    10/25/2002    VARIOUS               3,500.000
492386-10-7      KERR MCGEE CORP               05/28/2002    VARIOUS               1,500.000
493267-10-8      KEYCORP NEW                   10/25/2002    VARIOUS               3,600.000
49337W-10-0      KEYSPAN CORP                  10/25/2002    VARIOUS               1,200.000
494368-10-3      KIMBERLY CLARK CORP           09/27/2002    VARIOUS               4,500.000
49455P-10-1      KINDER MORGAN INC KANS        10/25/2002    VARIOUS               1,100.000
495582-10-8      KING PHARMACEUTICALS INC      10/25/2002    VARIOUS               2,200.000
499040-10-3      KNIGHT RIDDER INC             05/28/2002    VARIOUS               1,500.000
500255-10-4      KOHLS CORP                    09/27/2002    VARIOUS               3,200.000
501044-10-1      KROGER CO                     10/18/2002    VARIOUS               6,500.000
502161-10-2      LSI LOGIC CORP                10/25/2002    VARIOUS               3,200.000
524660-10-7      LEGGETT & PLATT               10/25/2002    VARIOUS               1,700.000
524908-10-0      LEHMAN BROS HLDGS INC         09/27/2002    VARIOUS               2,400.000
529771-10-7      LEXMARK INTL GROUP INC        05/28/2002    VARIOUS               1,200.000
532457-10-8      LILLY ELI & CO                09/27/2002    VARIOUS               8,900.000
532716-10-7      LIMITED BRANDS INC            10/25/2002    VARIOUS               5,000.000
534187-10-9      LINCOLN NATL CORP IND         10/25/2002    VARIOUS               1,400.000
535678-10-6      LINEAR TECHNOLOGY CORP        10/25/2002    VARIOUS               2,700.000
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
      1                      2                   6           7                 8
    CUSIP                                     Actual                   Paid for Accrued
Identification          Description            Cost      Par Value   Interest and Dividends
-------------------------------------------------------------------------------------------
381317-10-6      GOLDEN WEST FINL CORP DEL      82,366
38141G-10-4      GOLDMAN SACHS GROUP INC       503,336
382388-10-6      GOODRICH CORPORATION           15,465
382550-10-1      GOODYEAR TIRE & RUBR CO        18,452
384802-10-4      GRAINGER W W INC               62,331
390568-10-3      GREAT LAKES CHEM CORP          12,335
401698-10-5      GUIDANT CORP                   93,298
404119-10-9      HCA INC                       218,658
406216-10-1      HALLIBURTON CO                 53,922
41014S-10-6      HANCOCK JOHN FINL SVCS IN      80,313
412822-10-8      HARLEY DAVIDSON INC           131,909
413619-10-7      HARRAHS ENTMT INC              55,596
416515-10-4      HARTFORD FINL SVCS GROUP      153,972
418056-10-7      HASBRO INC                     17,155
421924-10-1      HEALTHSOUTH CORP               28,945
421933-10-2      HEALTH MGMT ASSOC INC NEW      43,964
423074-10-3      HEINZ H J CO                  110,677
427056-10-6      HERCULES INC                    8,435
427866-10-8      HERSHEY FOODS CORP             99,928
428236-10-3      HEWLETT PACKARD CO            638,689
432848-10-9      HILTON HOTELS CORP             39,168
437076-10-2      HOME DEPOT INC                643,900
438516-10-6      HONEYWELL INTL INC            190,649
441815-10-7      HOUSEHOLD INTL INC            125,537
444859-10-2      HUMANA INC                     17,460
446150-10-4      HUNTINGTON BANCSHARES INC      38,217
449934-10-8      IMS HEALTH INC                 40,090
450911-10-2      ITT INDS INC IND               68,362
452308-10-9      ILLINOIS TOOL WKS INC         201,976
458140-10-0      INTEL CORP                  1,044,519
459200-10-1      INTERNATIONAL BUSINESS
                    MACHINES                   971,994
459506-10-1      INTERNATIONAL FLAVORS&FRA      29,593
459902-10-2      INTERNATIONAL GAME TECHNO      94,098
460146-10-3      INTL PAPER CO                 156,771
460690-10-0      INTERPUBLIC GROUP COS INC      62,963
461202-10-3      INTUIT                        109,561
46612J-10-1      JDS UNIPHASE CORP              37,379
46625H-10-0      JP MORGAN CHASE & CO          400,015
466313-10-3      JABIL CIRCUIT INC              28,894
47102X-10-5      JANUS CAP GROUP INC            29,948
475070-10-8      JEFFERSON PILOT CORP           54,676
478160-10-4      JOHNSON & JOHNSON           1,520,239
478366-10-7      JOHNSON CTLS INC              129,150
480074-10-3      JONES APPAREL GROUP INC        64,239
482480-10-0      KLA-TENCOR CORP                63,246
48666K-10-9      KB HOME                        52,128
487836-10-8      KELLOGG CO                    117,964
492386-10-7      KERR MCGEE CORP                85,843
493267-10-8      KEYCORP NEW                    92,485
49337W-10-0      KEYSPAN CORP                   42,199
494368-10-3      KIMBERLY CLARK CORP           272,359
49455P-10-1      KINDER MORGAN INC KANS         44,295
495582-10-8      KING PHARMACEUTICALS INC       53,411
499040-10-3      KNIGHT RIDDER INC              98,208
500255-10-4      KOHLS CORP                    217,000
501044-10-1      KROGER CO                     120,890
502161-10-2      LSI LOGIC CORP                 29,367
524660-10-7      LEGGETT & PLATT                36,559
524908-10-0      LEHMAN BROS HLDGS INC         138,407
529771-10-7      LEXMARK INTL GROUP INC         72,462
532457-10-8      LILLY ELI & CO                536,723
532716-10-7      LIMITED BRANDS INC             86,382
534187-10-9      LINCOLN NATL CORP IND          49,398
535678-10-6      LINEAR TECHNOLOGY CORP         76,785
-------------------------------------------------------------------------------------------

                                      E11.10

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

-----------------------------------------------------------------------------------------------------------------------------------
       1                       2                      3                4               5           6           7             8
                                                                                                                         Paid for
                                                                                  Number of                               Accrued
     CUSIP                                                                        Shares of      Actual                Interest and
Identification            Description           Date Acquired   Name of Vendor       Stock        Cost     Par Value     Dividends
-----------------------------------------------------------------------------------------------------------------------------------
539320-10-1      LIZ CLAIBORNE INC                10/25/2002    VARIOUS            1,100.000      21,139
539830-10-9      LOCKHEED MARTIN CORP             09/27/2002    VARIOUS            4,900.000     303,594
540424-10-8      LOEWS CORP                       09/27/2002    VARIOUS            2,300.000     117,982
546347-10-5      LOUISIANA PAC CORP               10/25/2002    VARIOUS              900.000       6,061
548661-10-7      LOWES COS INC                    09/27/2002    VARIOUS            6,900.000     302,136
549463-10-7      LUCENT TECHNOLOGIES INC          10/25/2002    VARIOUS           26,200.000      70,429
55262C-10-0      MBIA INC                         06/21/2002    VARIOUS            1,200.000      66,832
55262L-10-0      MBNA CORP                        10/25/2002    VARIOUS           12,675.000     206,080
552848-10-3      MGIC INVT CORP WIS               03/28/2002    VARIOUS            1,500.000      98,735
564055-10-1      MANOR CARE INC NEW               10/25/2002    VARIOUS              800.000      16,309
565849-10-6      MARATHON OIL CORP                09/27/2002    VARIOUS            2,600.000      65,535
571748-10-2      MARSH & MCLENNAN COS INC         09/27/2002    VARIOUS            6,250.000     197,476
571834-10-0      MARSHALL & ILSLEY CORP           06/17/2002    VARIOUS            3,800.000     117,940
571903-20-2      MARRIOTT INTL INC NEW            10/25/2002    VARIOUS            2,100.000      85,184
574599-10-6      MASCO CORP                       10/25/2002    VARIOUS            4,400.000     103,937
577081-10-2      MATTEL INC                       10/25/2002    VARIOUS            3,700.000      72,427
57772K-10-1      MAXIM INTEGRATED PRODS IN        09/27/2002    VARIOUS            2,500.000      84,301
577778-10-3      MAY DEPT STORES                  10/25/2002    VARIOUS            2,400.000      71,171
578592-10-7      MAYTAG CORP                      10/25/2002    VARIOUS              700.000      19,189
580037-10-9      MCDERMOTT INTL INC               10/25/2002    VARIOUS              600.000       2,928
580135-10-1      MCDONALDS CORP                   10/25/2002    VARIOUS            9,700.000     229,836
580645-10-9      MCGRAW HILL COS INC              09/27/2002    VARIOUS            2,600.000     167,464
58155Q-10-3      MCKESSON CORP                    10/25/2002    VARIOUS            2,500.000      83,991
583334-10-7      MEADWESTVA CO CORP               10/25/2002    VARIOUS            2,900.000      77,380
584699-10-2      MEDIMMUNE INC                    10/25/2002    VARIOUS            2,400.000      71,821
585055-10-6      MEDTRONIC INC                    12/30/2002    VARIOUS            9,600.000     418,284
58551A-10-8      MELLON FINL CORP                 10/25/2002    VARIOUS            3,500.000     105,143
589331-10-7      MERCK & CO INC                   09/27/2002    VARIOUS           17,100.000     892,293
589405-10-9      MERCURY INTERACTIVE CORP         10/25/2002    VARIOUS              900.000      27,011
589433-10-1      MEREDITH CORP                    09/27/2002    LEHMAN BROTHERS    1,000.000      43,888
590188-10-8      MERRILL LYNCH                    10/25/2002    VARIOUS            6,400.000     245,298
59156R-10-8      METLIFE INC                      10/25/2002    VARIOUS            5,000.000     131,943
594918-10-4      MICROSOFT CORP                   10/25/2002    VARIOUS           40,700.000   2,086,501
595112-10-3      MICRON TECHNOLOGY INC            10/18/2002    VARIOUS            5,200.000     105,926
601073-10-9      MILLIPORE CORP                   10/25/2002    VARIOUS              800.000      38,670
604675-10-8      MIRANT CORP                      10/25/2002    VARIOUS            3,800.000      26,550
608554-10-1      MOLEX INC                        10/25/2002    VARIOUS            1,700.000      44,146
61166W-10-1      MONSANTO CO                      09/27/2002    VARIOUS            3,668.716      54,769
615369-10-5      MOODYS CORP                      09/27/2002    VARIOUS            2,300.000     110,423
617446-44-8      MORGAN STANLEY                   10/18/2002    VARIOUS            8,100.000     346,153
620076-10-9      MOTOROLA INC                     10/25/2002    VARIOUS           18,100.000     223,128
62886E-10-8      NCR CORP                         10/25/2002    VARIOUS              900.000      25,958
635405-10-3      NATIONAL CITY CORP               10/18/2002    VARIOUS            5,300.000     156,790
637640-10-3      NATIONAL SEMICONDUCTOR CO        10/25/2002    VARIOUS            1,600.000      25,890
63934E-10-8      NAVISTAR INTL CORP NEW           10/25/2002    VARIOUS              500.000      13,857
64120L-10-4      NETWORK APPLIANCE INC            10/25/2002    VARIOUS            2,900.000      34,396
650111-10-7      NEW YORK TIMES CO                03/28/2002    VARIOUS            1,300.000      60,441
651229-10-6      NEWELL RUBBERMAID INC            10/25/2002    VARIOUS            2,300.000      76,019
651639-10-6      NEWMNT MINING CORP NEW           10/25/2002    VARIOUS            4,700.000     125,602
65332V-10-3      NEXTEL COMMUNICATIONS INC        12/30/2002    VARIOUS            9,400.000      73,439
654086-10-7      NICOR INC                        10/25/2002    VARIOUS              400.000      14,100
654106-10-3      NIKE INC                         08/28/2002    VARIOUS            2,500.000     133,183
65473P-10-5      NISOURCE INC                     12/30/2002    VARIOUS            2,300.000      42,535
655664-10-0      NORDSTROM INC                    10/25/2002    VARIOUS            1,200.000      26,398
655844-10-8      NORFOLK SOUTHERN CORP            10/25/2002    VARIOUS            3,400.000      73,738
659424-10-5      NORTH FORK BANCORPORATION        10/25/2002    VARIOUS            2,400.000      96,481
665859-10-4      NORTHERN TR CORP                 10/25/2002    VARIOUS            1,800.000      97,893
666807-10-2      NORTHROP GRUMMAN CORP            12/12/2002    VARIOUS            2,517.830     261,644
670006-10-5      NOVELL INC                       10/25/2002    VARIOUS            3,100.000      10,008
670008-10-1      NOVELLUS SYS INC                 10/25/2002    VARIOUS            1,300.000      41,880
670346-10-5      NUCOR CORP                       05/28/2002    VARIOUS            1,200.000      75,922
67066G-10-4      NV IDIA CORP                     10/18/2002    LEHMAN BROTHERS    1,000.000       9,418
674599-10-5      OCCIDENTAL PETE CORP DEL         10/25/2002    VARIOUS            3,200.000      91,270
676220-10-6      OFFICE DEPOT INC                 09/27/2002    VARIOUS            2,700.000      37,428
-----------------------------------------------------------------------------------------------------------------------------------

                                     E11.11

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

-----------------------------------------------------------------------------------------------------------------------------------
       1                       2                      3                4               5           6           7             8
                                                                                                                         Paid for
                                                                                  Number of                               Accrued
     CUSIP                                                                        Shares of      Actual                Interest and
Identification            Description           Date Acquired   Name of Vendor       Stock        Cost     Par Value     Dividends
-----------------------------------------------------------------------------------------------------------------------------------
681919-10-6      OMNICOM GROUP INC                09/27/2002    VARIOUS            2,300.000     176,821
68389X-10-5      ORACLE CORP                      10/25/2002    VARIOUS           40,400.000     406,158
69331C-10-8      PG&E CORP                        10/25/2002    VARIOUS            3,300.000      53,039
69344F-10-6      PMC-SIERRA INC                   10/25/2002    VARIOUS            1,500.000      13,769
693475-10-5      PNC FINL SVCS GROUP INC          08/28/2002    LEHMAN BROTHERS    2,000.000      98,866
693506-10-7      PPG INDS INC                     09/27/2002    VARIOUS            2,200.000     113,072
693511-10-6      PPL CORPORATION                  10/25/2002    VARIOUS            1,500.000      48,930
693718-10-8      PACCAR INC                       05/29/2002    VARIOUS            2,250.000     103,065
695257-10-5      PACTIV CORP                      09/27/2002    VARIOUS            1,300.000      22,234
696429-30-7      PALL CORP                        10/25/2002    VARIOUS            1,000.000      18,996
699173-10-0      PARAMETRIC TECHNOLOGY COR        10/25/2002    VARIOUS            2,200.000       7,771
701094-10-4      PARKER HANNIFIN CORP             10/25/2002    VARIOUS            1,300.000      59,068
704326-10-7      PAYCHEX INC                      10/25/2002    VARIOUS            3,300.000      90,887
708160-10-6      PENNEY J C INC                   10/25/2002    VARIOUS            2,400.000      46,580
711030-10-6      PEOPLES ENERGY CORP              10/25/2002    VARIOUS              300.000      10,830
712713-10-6      PEOPLESOFT INC                   10/25/2002    VARIOUS            2,800.000      59,262
713409-10-0      PEPSI BOTTLING GROUP INC         10/25/2002    VARIOUS            2,300.000      63,687
713448-10-8      PEPSICO INC                      10/25/2002    VARIOUS           13,300.000     588,950
714046-10-9      PERKINELMER INC                  10/25/2002    VARIOUS            1,300.000      16,260
717081-10-3      PFIZER INC                       10/25/2002    VARIOUS           45,800.000   1,552,970
71713U-10-2      PHARMACIA CORPORATION            09/27/2002    VARIOUS           10,600.000     418,356
717265-10-2      PHELPS DODGE CORP                10/25/2002    VARIOUS              900.000      29,348
723484-10-1      PINNACLE WEST CAPITAL CORP       10/25/2002    VARIOUS              700.000      22,233
724479-10-0      PITNEY BOWES INC                 10/25/2002    VARIOUS            2,000.000      68,362
729251-10-8      PLUM CREEK TIMBER CO INC         10/25/2002    VARIOUS            2,670.000      71,917
739308-10-4      POWER-ONE INC                    10/25/2002    VARIOUS              700.000       4,555
74005P-10-4      PRAXAIR INC                      09/27/2002    VARIOUS            2,500.000     139,223
74144T-10-8      PRICE T ROWE GROUP INC           10/25/2002    VARIOUS            1,000.000      31,213
74251V-10-2      PRINCIPAL FINANCIAL GROUP        10/25/2002    LEHMAN BROTHERS    5,000.000     135,978
742718-10-9      PROCTER & GAMBLE CO              09/27/2002    VARIOUS           10,000.000     888,722
743263-10-5      PROGRESS ENERGY INC              12/30/2002    VARIOUS            2,700.000     121,660
743315-10-3      PROGRESSIVE CORP OHIO            04/23/2002    VARIOUS            3,300.000     181,541
74406A-10-2      PROVIDIAN FINL CORP              10/25/2002    VARIOUS            2,500.000      11,652
744320-10-2      PRUDENTIAL FINL INC              10/25/2002    LEHMAN BROTHERS    8,400.000     258,863
744573-10-6      PUBLIC SVC ENTERPRISE GRO        12/30/2002    VARIOUS            1,900.000      59,016
745867-10-1      PULTE HOMES INC                  06/21/2002    LEHMAN BROTHERS    1,000.000      58,648
747277-10-1      QLOGIC CORP                      10/25/2002    VARIOUS              800.000      29,681
747525-10-3      QUALCOMM INC                     12/30/2002    VARIOUS            5,800.000     182,155
74834L-10-0      QUEST DIAGNOSTICS INC            12/16/2002    BEAR STEARNS &
                                                                  CO INC           1,400.000      82,334
748767-10-0      QUINTILES TRANSNATIONAL CORP     10/25/2002    VARIOUS            1,000.000      12,633
749121-10-9      QWEST COMMUNICATIONS INTL        10/18/2002    VARIOUS           13,300.000      62,854
750438-10-3      RADIOSHACK CORPORATION           09/27/2002    VARIOUS            1,300.000      29,492
75409P-20-2      RATIONAL SOFTWARE CORP           10/25/2002    VARIOUS            2,700.000      41,471
755111-50-7      RAYTHEON COMPANY                 10/25/2002    VARIOUS            3,700.000     132,021
758110-10-0      REEBOK INTL LTD                  10/25/2002    VARIOUS              500.000      14,206
758940-10-0      REGIONS FINL CORP                10/25/2002    VARIOUS            1,900.000      61,888
76182K-10-5      REYNOLDS R J TOB HLDGS IN        09/27/2002    VARIOUS            1,700.000      80,792
770323-10-3      ROBERT HALF INTL INC             10/25/2002    VARIOUS            1,500.000      28,513
773903-10-9      ROCKWELL AUTOMATION INC          10/25/2002    VARIOUS            1,600.000      27,178
774341-10-1      ROCKWELL COLLINS INC             10/25/2002    VARIOUS            1,600.000      35,278
775371-10-7      ROHM & HAAS CO                   10/25/2002    VARIOUS            2,000.000      67,787
779382-10-0      ROWAN COS INC                    10/25/2002    VARIOUS              800.000      15,605
783549-10-8      RYDER SYS INC                    10/25/2002    VARIOUS              600.000      14,945
78387G-10-3      SBC COMMUNICATIONS INC           10/25/2002    VARIOUS           25,000.000     702,578
78442P-10-6      SLM CORP COM                     03/28/2002    VARIOUS            1,300.000     124,751
785905-10-0      SABRE HLDGS CORP                 10/18/2002    VARIOUS            1,300.000      33,575
786429-10-0      SAFECO CORP                      12/30/2002    VARIOUS            1,300.000      45,203
786514-20-8      SAFEWAY INC                      10/25/2002    VARIOUS            3,000.000      80,188
790849-10-3      ST JUDE MED INC                  07/01/2002    VARIOUS            2,400.000      91,800
792860-10-8      ST PAUL COS INC                  10/25/2002    VARIOUS            2,200.000      75,424
800907-10-7      SANMINA SCI CORP                 10/25/2002    VARIOUS            4,400.000      32,344
803111-10-3      SARA LEE CORP                    10/25/2002    VARIOUS            6,700.000     134,207
806605-10-1      SCHERING PLOUGH CORP             10/25/2002    VARIOUS           11,400.000     282,113
806857-10-8      SCHLUMBERGER LTD                 09/27/2002    VARIOUS            4,600.000     208,704
-----------------------------------------------------------------------------------------------------------------------------------

                                     E11.12

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------
      1                       2                    3               4                  5
    CUSIP                                                                          Number of
Identification           Description         Date Acquired   Name of Vendor    Shares of Stock
----------------------------------------------------------------------------------------------
  808513-10-5    SCHWAB CHARLES CORP NEW       10/25/2002    VARIOUS             10,500.000
  808655-10-4    SCIENTIFIC ATLANTA INC        09/27/2002    VARIOUS              1,300.000
  81211K-10-0    SEALED AIR CORP NEW           10/25/2002    VARIOUS                800.000
  812387-10-8    SEARS ROEBUCK & CO            08/28/2002    VARIOUS              2,700.000
  816851-10-9    SEMPRA ENERGY                 10/25/2002    VARIOUS              1,700.000
  824348-10-6    SHERWIN WILLIAMS CO           10/25/2002    VARIOUS              1,200.000
  826170-10-2    SIEBEL SYS INC                10/25/2002    VARIOUS              4,200.000
  826552-10-1    SIGMA ALDRICH CORP            08/28/2002    VARIOUS              1,100.000
  828806-10-9    SIMON PPTY GROUP INC NEW      10/25/2002    VARIOUS              2,700.000
  833034-10-1    SNAP ON INC                   10/25/2002    VARIOUS                500.000
  834182-10-7    SOLECTRON CORP                10/25/2002    VARIOUS              6,800.000
  842587-10-7    SOUTHERN CO                   10/25/2002    VARIOUS              6,200.000
  844730-10-1    SOUTHTRUST CORP               10/25/2002    VARIOUS              3,000.000
  844741-10-8    SOUTHWEST AIRLS CO            10/25/2002    VARIOUS              6,600.000
  852061-10-0    SPRINT CORP                   10/25/2002    VARIOUS              7,600.000
  852061-50-6    SPRINT CORP                   10/25/2002    VARIOUS              7,600.000
  854616-10-9    STANLEY WKS                   10/25/2002    VARIOUS                700.000
  855030-10-2    STAPLES INC                   09/27/2002    VARIOUS              4,000.000
  855244-10-9    STARBUCKS CORP                10/25/2002    VARIOUS              3,400.000
  85590A-20-3    STARWOOD HOTELS&RESORTS W     10/25/2002    VARIOUS              1,700.000
  857477-10-3    STATE STR CORP                09/27/2002    VARIOUS              3,600.000
  863667-10-1    STRYKER CORP                  09/27/2002    VARIOUS              2,600.000
  866810-10-4    SUN MICROSYSTEMS INC          10/25/2002    VARIOUS             24,500.000
  867363-10-3    SUNGUARD DATA SYSTEMS         09/27/2002    LEHMAN BROTHERS      4,000.000
  86764P-10-9    SUNOCO INC                    10/25/2002    VARIOUS                700.000
  867914-10-3    SUNTRUST BKS INC              08/28/2002    LEHMAN BROTHERS      2,000.000
  868536-10-3    SUPERVALU INC                 10/25/2002    VARIOUS              1,200.000
  871508-10-7    SYMBOL TECHNOL0GIES INC       10/25/2002    VARIOUS              2,000.000
  87161C-10-5    SYNOVUS FINL CORP             10/25/2002    VARIOUS              2,500.000
  871829-10-7    SYSCO CORP                    10/25/2002    VARIOUS              5,600.000
  872375-10-0    TECO ENERGY INC               10/25/2002    VARIOUS              1,400.000
  872540-10-9    TJX COS INC NEW               10/25/2002    VARIOUS              6,100.000
  872941-10-9    TMP WORLDWIDE INC             10/25/2002    VARIOUS              1,000.000
  873168-10-8    TXU CORPORATION               12/30/2002    VARIOUS              3,200.000
  87612E-10-6    TARGET CORPORATION            10/25/2002    VARIOUS              6,600.000
  879131-10-0    TEKTRONIX INC                 10/25/2002    VARIOUS                700.000
  879664-10-0    TELLABS INC                   10/25/2002    VARIOUS              3,500.000
  879868-10-7    TEMPLE INLAND INC             06/21/2002    LEHMAN BROTHERS      1,000.000
  88033G-10-0    TENET HEALTHCARE CORP         09/27/2002    VARIOUS              4,900.000
  880770-10-2    TERADYNE INC                  10/25/2002    VARIOUS              1,600.000
  882508-10-4    TEXAS INSTRS INC              10/25/2002    VARIOUS             13,000.000
  883203-10-1    TEXTRON INC                   10/25/2002    VARIOUS              1,100.000
  883556-10-2    THERMO ELECTRON CORP          10/18/2002    VARIOUS              1,400.000
  884315-10-2    THOMAS & BETTS CORP           10/25/2002    VARIOUS                500.000
  88579Y-10-1    3M CO COM                     10/18/2002    VARIOUS              4,200.000
  886547-10-8    TIFFANY & CO NEW              10/18/2002    VARIOUS              1,400.000
  891027-10-4    TORCHMARK CORP                10/25/2002    VARIOUS              1,000.000
  892335-10-0    TOYS R US INC                 10/25/2002    VARIOUS              1,900.000
  89420G-40-6    TRAVELERS PROP CASUALT-B      10/25/2002    VARIOUS             14,380.294
  896047-10-7    TRIBUNE CO NEW                09/27/2002    VARIOUS              2,700.000
  899896-10-4    TUPPERWARE CORP               10/25/2002    VARIOUS                500.000
  902124-10-6    TYCO INTL LTD NEW             10/25/2002    VARIOUS             15,000.000
  902911-10-6    UST INC                       10/25/2002    VARIOUS              1,500.000
  902973-30-4    US BANCORP DEL                10/25/2002    VARIOUS             15,700.000
  907818-10-8    UNION PAC CORP                09/27/2002    VARIOUS              2,500.000
  908068-10-9    UNION PLANTERS CORP           10/25/2002    VARIOUS              1,950.000
  909214-10-8    UNISYS CORP                   10/25/2002    VARIOUS              2,800.000
  911312-10-6    UNITED PARCEL SERVICE INC     09/27/2002    LEHMAN BROTHERS     16,700.000
  912909-10-8    UNITED STATES STEEL CORP      10/25/2002    VARIOUS                900.000
  913017-10-9    UNITED TECHNOL0GIES CORP      09/27/2002    VARIOUS              3,500.000
  91324P-10-2    UNITEDHEALTH GROUP INC        08/28/2002    VARIOUS              2,100.000
  914906-10-2    UNIVISION COMMUNICATIONS      10/25/2002    VARIOUS              2,100.000
  915289-10-2    UNOCAL CORP                   12/30/2002    VARIOUS              2,300.000
  91529Y-10-6    UNUMPROVIDENT CORP            10/25/2002    VARIOUS              2,100.000
----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
      1                       2                   6          7                8
    CUSIP                                      Actual                    Paid for Accrued
Identification           Description            Cost     Par Value   Interest and Dividends
-------------------------------------------------------------------------------------------
  808513-10-5    SCHWAB CHARLES CORP NEW       112,431
  808655-10-4    SCIENTIFIC ATLANTA INC         20,449
  81211K-10-0    SEALED AIR CORP NEW            19,530
  812387-10-8    SEARS ROEBUCK & CO            136,520
  816851-10-9    SEMPRA ENERGY                  35,147
  824348-10-6    SHERWIN WILLIAMS CO            30,535
  826170-10-2    SIEBEL SYS INC                 64,842
  826552-10-1    SIGMA ALDRICH CORP             53,965
  828806-10-9    SIMON PPTY GROUP INC NEW       94,337
  833034-10-1    SNAP ON INC                    13,734
  834182-10-7    SOLECTRON CORP                 40,427
  842587-10-7    SOUTHERN CO                   170,933
  844730-10-1    SOUTHTRUST CORP                75,102
  844741-10-8    SOUTHWEST AIRLS CO            103,117
  852061-10-0    SPRINT CORP                   101,286
  852061-50-6    SPRINT CORP                    43,023
  854616-10-9    STANLEY WKS                    25,230
  855030-10-2    STAPLES INC                    64,434
  855244-10-9    STARBUCKS CORP                 77,906
  85590A-20-3    STARWOOD HOTELS&RESORTS W      44,278
  857477-10-3    STATE STR CORP                170,175
  863667-10-1    STRYKER CORP                  142,084
  866810-10-4    SUN MICROSYSTEMS INC          127,045
  867363-10-3    SUNGUARD DATA SYSTEMS          81,252
  86764P-10-9    SUNOCO INC                     22,633
  867914-10-3    SUNTRUST BKS INC              135,296
  868536-10-3    SUPERVALU INC                  22,288
  871508-10-7    SYMBOL TECHNOL0GIES INC        19,522
  87161C-10-5    SYNOVUS FINL CORP              58,272
  871829-10-7    SYSCO CORP                    160,487
  872375-10-0    TECO ENERGY INC                22,409
  872540-10-9    TJX COS INC NEW                86,505
  872941-10-9    TMP WORLDWIDE INC              23,882
  873168-10-8    TXU CORPORATION               140,051
  87612E-10-6    TARGET CORPORATION            234,213
  879131-10-0    TEKTRONIX INC                  13,519
  879664-10-0    TELLABS INC                    27,808
  879868-10-7    TEMPLE INLAND INC              56,708
  88033G-10-0    TENET HEALTHCARE CORP         169,669
  880770-10-2    TERADYNE INC                   24,234
  882508-10-4    TEXAS INSTRS INC              282,412
  883203-10-1    TEXTRON INC                    45,660
  883556-10-2    THERMO ELECTRON CORP           25,754
  884315-10-2    THOMAS & BETTS CORP             8,680
  88579Y-10-1    3M CO COM                     511,370
  886547-10-8    TIFFANY & CO NEW               41,196
  891027-10-4    TORCHMARK CORP                 37,064
  892335-10-0    TOYS R US INC                  23,295
  894206-40-6    TRAVELERS PROP CASUALT-B      248,598
  896047-10-7    TRIBUNE CO NEW                114,490
  899896-10-4    TUPPERWARE CORP                 8,234
  902124-10-6    TYCO INTL LTD NEW             281,010
  902911-10-6    UST INC                        44,785
  902973-30-4    US BANCORP DEL                324,598
  907818-10-8    UNION PAC CORP                151,243
  908068-10-9    UNION PLANTERS CORP            42,190
  909214-10-8    UNISYS CORP                    25,563
  911312-10-6    UNITED PARCEL SERVICE INC   1,055,598
  912909-10-8    UNITED STATES STEEL CORP       12,607
  913017-10-9    UNITED TECHNOL0GIES CORP      225,994
  91324P-10-2    UNITEDHEALTH GROUP INC        170,507
  914906-10-2    UNIVISION COMMUNICATIONS       60,320
  915289-10-2    UNOCAL CORP                    72,834
  91529Y-10-6    UNUMPROVIDENT CORP             46,459
-------------------------------------------------------------------------------------------

                                     E11.13

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

-----------------------------------------------------------------------------------------------------------------------
       1                      2                                            3                 4                 5
     CUSIP                                                                                                 Number of
 Identification          Description                                 Date Acquired    Name of Vendor    Shares of Stock
-----------------------------------------------------------------------------------------------------------------------
   918204-10-8    V F CORP                                             10/25/2002    VARIOUS                1,000.000
   923436-10-9    VERITAS SOFTWARE CO                                  10/25/2002    VARIOUS                3,500.000
   92343V-10-4    VERIZON COMMUNICATIONS                               12/30/2002    VARIOUS               20,700.000
   925524-30-8    VIACOM INC                                           09/27/2002    VARIOUS               13,900.000
   92839U-10-7    VISTEON CORP                                         10/25/2002    VARIOUS                1,100.000
   929160-10-9    VULCAN MATLS CO                                      10/25/2002    VARIOUS                  900.000
   929903-10-2    WACHOVIA CORP                                        10/18/2002    VARIOUS               10,500.000
   931142-10-3    WAL MART STORES INC                                  10/25/2002    VARIOUS               37,600.000
   931422-10-9    WALGREEN CO                                          10/25/2002    VARIOUS                7,800.000
   939322-10-3    WASHINGTON MUT INC                                   10/25/2002    VARIOUS                7,500.000
   94106L-10-9    WASTE MGMT INC DEL                                   10/25/2002    VARIOUS                5,100.000
   941848-10-3    WATERS CORP                                          10/25/2002    VARIOUS                1,900.000
   942683-10-3    WATSON PHARMACEUTICALS IN                            10/25/2002    VARIOUS                  800.000
   94973H-10-8    WELLPOINT HEALTH NETWORK                             12/30/2002    LEHMAN BROTHERS        2,800.000
   949746-10-1    WELLS FARG0 & CO NEW                                 09/27/2002    VARIOUS               12,500.000
   950590-10-9    WENDYS INTL INC                                      10/25/2002    VARIOUS                1,100.000
   962166-10-4    WEYERHAEUSER CO                                      09/27/2002    VARIOUS                2,100.000
   963320-10-6    WHIRLPOOL CORP                                       05/28/2002    LEHMAN BROTHERS        1,000.000
   969457-10-0    WILLIAMS COS INC DEL                                 10/25/2002    VARIOUS                4,400.000
   974280-10-9    WINN DIXIE STORES INC                                10/25/2002    VARIOUS                1,200.000
   981811-10-2    WORTHINGTON INDS INC                                 10/25/2002    VARIOUS                  700.000
   982526-10-5    WRIGLEY WM JR CO                                     09/27/2002    VARIOUS                2,400.000
   983024-10-0    WYETH                                                10/25/2002    VARIOUS                9,700.000
   98389B-10-0    XCEL ENERGY INC                                      10/25/2002    VARIOUS                3,700.000
   983919-10-1    XILINX INC                                           10/25/2002    VARIOUS                2,900.000
   984121-10-3    XEROX CORP                                           10/25/2002    VARIOUS                6,400.000
   984332-10-6    YAHOO INC                                            09/27/2002    VARIOUS                5,300.000
   988498-10-1    YUM BRANDS INC                                       10/25/2002    VARIOUS                3,900.000
   98956P-10-2    ZIMMER HLDGS INC                                     10/25/2002    VARIOUS                1,700.000
   989701-10-7    ZIONS BANCORPORATION                                 06/21/2002    VARIOUS                1,100.000
   G0070K-10-3    ACE LTD                                              10/25/2002    VARIOUS                3,800.000
   G24182-10-0    COOPER INDUSTRIES LTD CL A                           10/25/2002    VARIOUS                  700.000
   G4776G-10-1    INGERSOLL-RAND CO LIMITED CL A                       10/25/2002    VARIOUS                1,400.000
   G6359F-10-3    NABORS INDS LTD                                      10/25/2002    VARIOUS                1,300.000
   G65422-10-0    NOBLE CORP ORATION SHS                               10/25/2002    VARIOUS                1,200.000
   G90078-10-9    TRANSOCEAN INC                                       09/27/2002    VARIOUS                2,700.000
   G98255-10-5    XL CAP LTD                                           05/28/2002    LEHMAN BROTHERS        1,000.000
   929901-83-3    WACHOVIA US TREASURY MKT                             04/01/2002    WACHOVIA              35,000.000
-----------------------------------------------------------------------------------------------------------------------
          TOTAL UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
6899999 - Total - Common Stocks - Industrial, Misc.
-----------------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
   20313#-10-6    CMAC OF ARIZONA                                      09/26/2002    CAPITAL INFUSION
-----------------------------------------------------------------------------------------------------------------------
          TOTAL UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
6999999 - Total - Common Stocks - Parent, Subsidiaries, Affiliates
-----------------------------------------------------------------------------------------------------------------------
7099997 - Total - Common Stocks - Part 3
-----------------------------------------------------------------------------------------------------------------------
7099998 - Total - Common Stocks - Part 5
-----------------------------------------------------------------------------------------------------------------------
7099999 - Total - Common Stocks
-----------------------------------------------------------------------------------------------------------------------
7199999 - Total - Preferred and Common Stocks
-----------------------------------------------------------------------------------------------------------------------
7299999 Totals
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
      1                      2                                            6             7                 8
    CUSIP                                                               Actual                      Paid for Accrued
 Identification          Description                                     Cost        Par Value   Interest and Dividends
-----------------------------------------------------------------------------------------------------------------------
   918204-10-8    V F CORP                                                  39,026
   923436-10-9    VERITAS SOFTWARE CO                                       83,393
   92343V-10-4    VERIZON COMMUNICATIONS                                   748,712
   925524-30-8    VIACOM INC                                               592,429
   92839U-10-7    VISTEON CORP                                               9,712
   929160-10-9    VULCAN MATLS CO                                           34,785
   929903-10-2    WACHOVIA CORP                                            368,942
   931142-10-3    WAL MART STORES INC                                    2,034,404
   931422-10-9    WALGREEN CO                                              277,189
   939322-10-3    WASHINGTON MUT INC                                       260,584
   94106L-10-9    WASTE MGMT INC DEL                                       128,839
   941848-10-3    WATERS CORP                                               61,105
   942683-10-3    WATSON PHARMACEUTICALS IN                                 21,043
   94973H-10-8    WELLPOINT HEALTH NETWORK                                 194,498
   949746-10-1    WELLS FARG0 & CO NEW                                     627,162
   950590-10-9    WENDYS INTL INC                                           36,003
   962166-10-4    WEYERHAEUSER CO                                          112,979
   963320-10-6    WHIRLPOOL CORP                                            72,668
   969457-10-0    WILLIAMS COS INC DEL                                      36,096
   974280-10-9    WINN DIXIE STORES INC                                     18,268
   981811-10-2    WORTHINGTON INDS INC                                      12,863
   982526-10-5    WRIGLEY WM JR CO                                         128,538
   983024-10-0    WYETH                                                    448,127
   98389B-10-0    XCEL ENERGY INC                                           58,196
   983919-10-1    XILINX INC                                                72,532
   984121-10-3    XEROX CORP                                                48,454
   984332-10-6    YAHOO INC                                                 69,176
   988498-10-1    YUM BRANDS INC                                            94,210
   98956P-10-2    ZIMMER HLDGS INC                                          64,115
   989701-10-7    ZIONS BANCORPORATION                                      57,837
   G0070K-10-3    ACE LTD                                                  135,926
   G24182-10-0    COOPER INDUSTRIES LTD CL A                                22,794
   G4776G-10-1    INGERSOLL-RAND CO LIMITED CL A                            67,112
   G6359F-10-3    NABORS INDS LTD                                           44,083
   G65422-10-0    NOBLE CORP ORATION SHS                                    38,032
   G90078-10-9    TRANSOCEAN INC                                            67,889
   G98255-10-5    XL CAP LTD                                                89,088
   929901-83-3    WACHOVIA US TREASURY MKT                                  35,000
-----------------------------------------------------------------------------------------------------------------------
          TOTAL UNITED STATES                                          106,669,429      XXX
-----------------------------------------------------------------------------------------------------------------------
6899999 - Total - Common Stocks - Industrial, Misc.                    106,669,429      XXX
-----------------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
   20313#-10-6    CMAC OF ARIZONA                                       10,000,000
-----------------------------------------------------------------------------------------------------------------------
          TOTAL UNITED STATES                                           10,000,000      XXX
-----------------------------------------------------------------------------------------------------------------------
6999999 - Total - Common Stocks - Parent, Subsidiaries, Affiliates      10,000,000      XXX
-----------------------------------------------------------------------------------------------------------------------
7099997 - Total - Common Stocks - Part 3                               116,669,429      XXX
-----------------------------------------------------------------------------------------------------------------------
7099998 - Total - Common Stocks - Part 5                                 5,742,449      XXX
-----------------------------------------------------------------------------------------------------------------------
7099999 - Total - Common Stocks                                        122,411,878      XXX
-----------------------------------------------------------------------------------------------------------------------
7199999 - Total - Preferred and Common Stocks                          167,151,827      XXX
-----------------------------------------------------------------------------------------------------------------------
7299999 Totals                                                       1,160,830,749      XXX             4,450,640
-----------------------------------------------------------------------------------------------------------------------

                                     E11.14

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

----------------------------------------------------------------------------------------------------------------------------
      1                        2                 3                   4                   5             6              7


                                                                                     Number of
    CUSIP                                    Disposal                                Shares of
Identification            Description          Date          Name of Purchaser         Stock     Consideration    Par Value
----------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
                 FHLMC PC GOLD CAS
31287T-2E-4      7.000 03/01/2030           12/01/2002   MBS PAYDOWN                                    48,147        48,147
                 FHLMC GOLD 30YR
31287V-AQ-3      6.500 07/01/2032           12/01/2002   MBS PAYDOWN                                   119,452       119,452
                 FHLMC PC
3128GV-UG-3      6.000 09/01/2017           12/01/2002   MBS PAYDOWN                                   115,501       115,501
                 FEDERAL HOME LN BKS                     MERRIL LYNCH PIERCE
3133MD-GE-7      5.000 02/28/2003           10/16/2002   FENNER SMITH                                1,011,410     1,000,000
                 FEDERAL HOME LN MTG CORP
3134A3-2S-4      6.875 01/15/2005           02/05/2002   GOLDMAN SACHS                               1,011,838       935,000
                 FEDERAL NATL MTG ASSN
31359M-EM-1      5.125 02/13/2004           02/05/2002   VARIOUS                                     1,035,961     1,000,000
                 FEDERAL NATL MTG ASSN
31359M-ES-8      5.625 05/14/2004           02/05/2002   UBS WARBURG LLC                             1,937,357     1,850,000
                 FEDERAL NATL MTG ASSN
31359M-HJ-5      4.750 03/15/2004           02/05/2002   UBS WARBURG LLC                             1,646,384     1,600,000
                 FEDERAL NATL MTG ASSN
31359M-JX-2      5.250 06/15/2006           02/05/2002   CHASE MANHATTAN                               621,178       605,000
                 FNMA PASS-THRU
31385H-RA-2      6.500 06/01/2015           05/01/2002   VARIOUS                                       830,945       808,359
                 FNMA PASS-THRU LNG 30 Y
31386F-6B-6      6.000 02/01/2031           12/01/2002   MBS PAYDOWN                                   533,844       533,844
                 FNMA PASS-THRU LNG 30 Y
31386Y-VW-1      6.500 05/01/2031           07/01/2002   VARIOUS                                     2,109,643     2,075,000
                 FNMA PASS-THRU LNG 30 Y
31387E-MT-1      7.000 07/01/2031           12/01/2002   MBS PAYDOWN                                   356,912       356,912
                 FNMA PASS-THRU LNG 30 Y
31387J-RG-3      6.000 05/01/2031           03/22/2002   VARIOUS                                       964,391       996,699
                 FNMA PASS-THRU LNG 30 Y
31387N-HU-4      6.000 06/01/2031           03/22/2002   VARIOUS                                       628,803       650,002
                 FNMA PASS-THRU LNG 30 Y
31388A-KN-3      7.000 09/01/2031           12/01/2002   MBS PAYDOWN                                   404,442       404,442
                 FNMA PASS-THRU INT 15 Y
31388Y-2Y-7      6.500 12/01/2015           12/01/2002   MBS PAYDOWN                                     7,905         7,905
                 FNMA PASS-THRU LNG 30 Y
31389N-7D-1      7.000 09/01/2031           12/01/2002   MBS PAYDOWN                                     6,995         6,995
                 FNMA PASS-THRU LNG 30 Y
31390L-F7-6      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                     9,192         9,192
                 FNMA PASS-THRU LNG 30 Y
31390L-FF-8      6.500 07/01/2032           12/01/2002   MBS PAYDOWN                                    23,373        23,373
                 FNMA PASS-THRU LNG 30 Y
31390L-V7-8      7.000 07/01/2032           12/01/2002   MBS PAYDOWN                                     5,213         5,213
                 FNMA PASS-THRU LNG 30 Y
31390L-WX-0      7.000 07/01/2032           12/01/2002   MBS PAYDOWN                                     4,611         4,611
                 FNMA PASS-THRU LNG 30 Y
31390N-P4-8      6.500 07/01/2032           12/01/2002   MBS PAYDOWN                                    19,145        19,145
                 FNMA PASS-THRU INT 15 Y
31390N-UL-4      6.000 08/01/2017           12/01/2002   MBS PAYDOWN                                   122,612       122,612
                 FNMA PASS-THRU LNG 30 Y
31390P-DC-8      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                     8,630         8,630
                 FNMA PASS-THRU LNG 30 Y
31390T-LQ-0      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                    10,794        10,794
                 FNMA PASS-THRU LNG 30 Y
31390T-LV-9      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                    11,994        11,994
                 FNMA PASS-THRU LNG 30 Y
31390U-YD-2      6.500 09/01/2032           12/01/2002   MBS PAYDOWN                                    17,585        17,585
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
      1                        2                 8                9               10           11           12
                                                                                            Increase
                                                                               Increase    (Decrease)     Foreign
                                                            Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                 Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description       Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
----------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------
                 FHLMC PC GOLD CAS
31287T-2E-4      7.000 03/01/2030                50,328              50,328         (134)
                 FHLMC GOLD 30YR
31287V-AQ-3      6.500 07/01/2032               121,878             121,878          (35)
                 FHLMC PC
3128GV-UG-3      6.000 09/01/2017               119,200             119,200          (77)
                 FEDERAL HOME LN BKS
3133MD-GE-7      5.000 02/28/2003             1,009,220           1,009,220
                 FEDERAL HOME LN MTG CORP
3134A3-2S-4      6.875 01/15/2005             1,013,764           1,013,764
                 FEDERAL NATL MTG ASSN
31359M-EM-1      5.125 02/13/2004             1,036,830           1,036,830
                 FEDERAL NATL MTG ASSN
31359M-ES-8      5.625 05/14/2004             1,933,713           1,933,713
                 FEDERAL NATL MTG ASSN
31359M-HJ-5      4.750 03/15/2004             1,653,424           1,653,424
                 FEDERAL NATL MTG ASSN
31359M-JX-2      5.250 06/15/2006               633,314             633,314
                 FNMA PASS-THRU
31385H-RA-2      6.500 06/01/2015               818,400             818,020       (2,483)
                 FNMA PASS-THRU LNG 30 Y
31386F-6B-6      6.000 02/01/2031               522,916             522,916        1,713
                 FNMA PASS-THRU LNG 30 Y
31386Y-VW-1      6.500 05/01/2031             2,096,399           2,096,399       (1,511)
                 FNMA PASS-THRU LNG 30 Y
31387E-MT-1      7.000 07/01/2031               361,095             361,095       (1,150)
                 FNMA PASS-THRU LNG 30 Y
31387J-RG-3      6.000 05/01/2031               974,429             974,429           65
                 FNMA PASS-THRU LNG 30 Y
31387N-HU-4      6.000 06/01/2031               638,729             638,729           29
                 FNMA PASS-THRU LNG 30 Y
31388A-KN-3      7.000 09/01/2031               410,888             410,888       (1,334)
                 FNMA PASS-THRU INT 15 Y
31388Y-2Y-7      6.500 12/01/2015                 8,344               8,344           (5)
                 FNMA PASS-THRU LNG 30 Y
31389N-7D-1      7.000 09/01/2031                 7,212               7,212           (5)
                 FNMA PASS-THRU LNG 30 Y
31390L-F7-6      6.500 08/01/2032                 9,492               9,492           (2)
                 FNMA PASS-THRU LNG 30 Y
31390L-FF-8      6.500 07/01/2032                24,136              24,136          (10)
                 FNMA PASS-THRU LNG 30 Y
31390L-V7-8      7.000 07/01/2032                 5,450               5,450           (1)
                 FNMA PASS-THRU LNG 30 Y
31390L-WX-0      7.000 07/01/2032                 4,821               4,821           (4)
                 FNMA PASS-THRU LNG 30 Y
31390N-P4-8      6.500 07/01/2032                19,865              19,865          (14)
                 FNMA PASS-THRU INT 15 Y
31390N-UL-4      6.000 08/01/2017               127,804             127,804         (156)
                 FNMA PASS-THRU LNG 30 Y
31390P-DC-8      6.500 08/01/2032                 8,915               8,915           (3)
                 FNMA PASS-THRU LNG 30 Y
31390T-LQ-0      6.500 08/01/2032                11,151              11,151           (4)
                 FNMA PASS-THRU LNG 30 Y
31390T-LV-9      6.500 08/01/2032                12,390              12,390           (4)
                 FNMA PASS-THRU LNG 30 Y
31390U-YD-2      6.500 09/01/2032                18,187              18,187           (3)
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
      1                        2                 13             14           15             16

                                                                         Interest on   Dividends on
                                            Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                     (Loss) on      (Loss) on    Received       Received
Identification            Description         Disposal       Disposal    During Year    During Year
---------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
---------------------------------------------------------------------------------------------------
                 FHLMC PC GOLD CAS
31287T-2E-4      7.000 03/01/2030                                                833
                 FHLMC GOLD 30YR
31287V-AQ-3      6.500 07/01/2032                                              2,592
                 FHLMC PC
3128GV-UG-3      6.000 09/01/2017                                              1,623
                 FEDERAL HOME LN BKS
3133MD-GE-7      5.000 02/28/2003                   2,190        2,190        56,806
                 FEDERAL HOME LN MTG CORP
3134A3-2S-4      6.875 01/15/2005                  (1,926)      (1,926)       36,248
                 FEDERAL NATL MTG ASSN
31359M-EM-1      5.125 02/13/2004                    (869)        (869)       24,201
                 FEDERAL NATL MTG ASSN
31359M-ES-8      5.625 05/14/2004                   3,644        3,644        23,992
                 FEDERAL NATL MTG ASSN
31359M-HJ-5      4.750 03/15/2004                  (7,040)      (7,040)       30,189
                 FEDERAL NATL MTG ASSN
31359M-JX-2      5.250 06/15/2006                 (12,136)     (12,136)        4,624
                 FNMA PASS-THRU
31385H-RA-2      6.500 06/01/2015                  15,408       15,408        13,379
                 FNMA PASS-THRU LNG 30 Y
31386F-6B-6      6.000 02/01/2031                                             18,356
                 FNMA PASS-THRU LNG 30 Y
31386Y-VW-1      6.500 05/01/2031                  16,663       16,663        38,221
                 FNMA PASS-THRU LNG 30 Y
31387E-MT-1      7.000 07/01/2031                                             15,575
                 FNMA PASS-THRU LNG 30 Y
31387J-RG-3      6.000 05/01/2031                 (10,255)     (10,255)       19,153
                 FNMA PASS-THRU LNG 30 Y
31387N-HU-4      6.000 06/01/2031                  (9,967)      (9,967)       12,545
                 FNMA PASS-THRU LNG 30 Y
31388A-KN-3      7.000 09/01/2031                                             17,299
                 FNMA PASS-THRU INT 15 Y
31388Y-2Y-7      6.500 12/01/2015                                                 70
                 FNMA PASS-THRU LNG 30 Y
31389N-7D-1      7.000 09/01/2031                                                227
                 FNMA PASS-THRU LNG 30 Y
31390L-F7-6      6.500 08/01/2032                                                155
                 FNMA PASS-THRU LNG 30 Y
31390L-FF-8      6.500 07/01/2032                                                432
                 FNMA PASS-THRU LNG 30 Y
31390L-V7-8      7.000 07/01/2032                                                 62
                 FNMA PASS-THRU LNG 30 Y
31390L-WX-0      7.000 07/01/2032                                                 54
                 FNMA PASS-THRU LNG 30 Y
31390N-P4-8      6.500 07/01/2032                                                192
                 FNMA PASS-THRU INT 15 Y
31390N-UL-4      6.000 08/01/2017                                              1,266
                 FNMA PASS-THRU LNG 30 Y
31390P-DC-8      6.500 08/01/2032                                                178
                 FNMA PASS-THRU LNG 30 Y
31390T-LQ-0      6.500 08/01/2032                                                226
                 FNMA PASS-THRU LNG 30 Y
31390T-LV-9      6.500 08/01/2032                                                212
                 FNMA PASS-THRU LNG 30 Y
31390U-YD-2      6.500 09/01/2032                                                204
---------------------------------------------------------------------------------------------------

                                       E12

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

-----------------------------------------------------------------------------------------------------------------------------
      1                       2                   3                  4                     5             6              7


                                                                                       Number of
    CUSIP                                     Disposal                                 Shares of
Identification          Description             Date          Name of Purchaser          Stock     Consideration   Par Value
----------------------------------------------------------------------------------------------------------------------------
                 FNMA PASS-THRU INT 15 Y
31391E-AQ-4      6.000 09/01/2017            12/01/2002   MBS PAYDOWN                                     65,692      65,692
                 FANNIEMAE GRANTOR TRUST
31392D-YE-6      4.768 04/01/2012            12/01/2002   MBS PAYDOWN                                      4,355       4,355
                 GNMA PASS-THRU M SINGLE F
36202C-6M-0      7.500 11/01/2028            02/01/2002   VARIOUS                                        717,957     691,381
                 GNMA PASS-THRU X SINGLE F
36204K-U8-4      7.500 03/01/2027            02/01/2002   VARIOUS                                        536,207     511,928
                 GNMA PASS-THRU X SINGLE F
36206X-6R-9      7.000 01/01/2028            04/01/2002   VARIOUS                                        300,720     295,337
                 GNMA PASS-THRU X SINGLE F
36207J-HS-5      7.500 01/01/2027            02/01/2002   VARIOUS                                        429,365     409,835
                 GNMA PASS-THRU X SINGLE F
36207M-MU-7      7.000 01/01/2028            04/01/2002   VARIOUS                                        246,929     241,741
                 GNMA PASS-THRU X SINGLE F
36208F-KF-6      7.000 12/01/2027            04/01/2002   VARIOUS                                        469,125     460,362
                 GNMA PASS-THRU X SINGLE F
36208J-4W-9      7.000 11/01/2027            04/01/2002   VARIOUS                                        602,126     590,683
                 GNMA PASS-THRU X SINGLE F
36208K-VC-0      7.000 11/01/2027            04/01/2002   VARIOUS                                        248,297     243,090
                 GNMA PASS-THRU X SINGLE F
36208M-YQ-2      7.000 10/01/2027            04/01/2002   VARIOUS                                        341,354     335,026
                 GNMA PASS-THRU X SINGLE F
36208Q-FH-4      7.000 10/01/2027            04/01/2002   VARIOUS                                         38,605      37,867
                 GNMA PASS-THRU X SINGLE F
36208U-A5-6      7.000 10/01/2027            04/01/2002   VARIOUS                                        336,627     330,633
                 GNMA PASS-THRU X SINGLE F
36208V-4C-6      7.000 03/01/2028            04/01/2002   VARIOUS                                         41,683      40,925
                 GNMA PASS-THRU X SINGLE F
36208V-UJ-2      7.000 11/01/2027            04/01/2002   VARIOUS                                         15,412      15,165
                 GNMA PASS-THRU X SINGLE F
36208W-BF-9      7.000 05/01/2028            04/01/2002   VARIOUS                                      2,668,202   2,620,064
                 GNMA PASS-THRU X SINGLE F
36209T-HL-6      7.000 08/01/2028            04/01/2002   VARIOUS                                        195,953     192,461
                 GNMA PASS-THRU X SINGLE F
36209T-JL-4      7.000 08/01/2028            04/01/2002   VARIOUS                                        187,685     184,539
                 GNMA PASS-THRU X PLATINUM
36225A-QD-5      7.000 10/01/2026            12/01/2002   MBS PAYDOWN                                    213,609     213,609
                 GNMA PASS-THRU X PLATINUM
36225A-VQ-0      7.000 08/01/2027            04/01/2002   VARIOUS                                        587,816     576,794
                 GNMA PASS-THRU X PLATINUM
36225B-AU-2      9.500 10/01/2018            12/01/2002   MBS PAYDOWN                                    208,500     208,500
                 UNITED STATES TREAS BDS
912810-FM-5      6.250 05/15/2030            09/10/2002   VARIOUS                                      2,837,775   2,570,000
                 UNITED STATES TREAS BDS
912810-FP-8      5.375 02/15/2031            10/01/2002   VARIOUS                                        897,928     895,000
                 UNITED STATES TREAS NTS
912827-3S-9      5.625 12/31/2002            12/31/2002   MATURITY                                       185,000     185,000
                 UNITED STATES TREAS NTS
912827-4Y-5      3.875 01/15/2009            12/23/2002   CREDIT SUISSE FIRST BOSTON                     137,386     124,016
                 UNITED STATES TREAS NTS
912827-5S-7      5.875 11/15/2004            02/15/2002   GREENWICH SECURITIES                           531,445     500,000
                 UNITED STATES TREAS NTS
912827-6J-6      5.750 08/15/2010            03/07/2002   GOLDMAN SACHS                                1,228,432   1,175,000
                 UNITED STATES TREAS NTS
912827-6Q-0      5.125 12/31/2002            01/18/2002   DEUTSCHE BANK CAPITAL                          823,156     800,000
                 UNITED STATES TREAS NTS
912827-6V-9      4.250 03/31/2003            01/18/2002   SALOMON SMITH BARNEY                           102,344     100,000
                 UNITED STATES TREAS NTS
912827-6W-7      4.000 04/30/2003            01/18/2002   DEUTSCHE BANK CAPITAL                          280,854     275,000
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
      1                        2                  8                9               10           11           12
                                                                                             Increase
                                                                                Increase    (Decrease)     Foreign
                                                             Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                  Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description        Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
--------------------------------------------------------------------------------------------------------------------
                 FNMA PASS-THRU INT 15 Y
31391E-AQ-4      6.000 09/01/2017                 68,474              68,474          (25)
                 FANNIEMAE GRANTOR TRUST
31392D-YE-6      4.768 04/01/2012                  4,351               4,351            6
                 GNMA PASS-THRU M SINGLE F
36202C-6M-0      7.500 11/01/2028                704,128             703,848         (885)
                 GNMA PASS-THRU X SINGLE F
36204K-U8-4      7.500 03/01/2027                527,526             527,023         (318)
                 GNMA PASS-THRU X SINGLE F
36206X-6R-9      7.000 01/01/2028                302,629             302,369       (1,115)
                 GNMA PASS-THRU X SINGLE F
36207J-HS-5      7.500 01/01/2027                425,076             424,590         (427)
                 GNMA PASS-THRU X SINGLE F
36207M-MU-7      7.000 01/01/2028                247,709             247,497          (53)
                 GNMA PASS-THRU X SINGLE F
36208F-KF-6      7.000 12/01/2027                468,419             468,185         (948)
                 GNMA PASS-THRU X SINGLE F
36208J-4W-9      7.000 11/01/2027                596,681             596,494         (615)
                 GNMA PASS-THRU X SINGLE F
36208K-VC-0      7.000 11/01/2027                248,445             248,277          (57)
                 GNMA PASS-THRU X SINGLE F
36208M-YQ-2      7.000 10/01/2027                342,250             342,001         (892)
                 GNMA PASS-THRU X SINGLE F
36208Q-FH-4      7.000 10/01/2027                 38,642              38,621          (76)
                 GNMA PASS-THRU X SINGLE F
36208U-A5-6      7.000 10/01/2027                337,918             337,687       (1,150)
                 GNMA PASS-THRU X SINGLE F
36208V-4C-6      7.000 03/01/2028                 41,935              41,900         (141)
                 GNMA PASS-THRU X SINGLE F
36208V-UJ-2      7.000 11/01/2027                 15,476              15,467          (75)
                 GNMA PASS-THRU X SINGLE F
36208W-BF-9      7.000 05/01/2028              2,664,687           2,663,071       (6,530)
                 GNMA PASS-THRU X SINGLE F
36209T-HL-6      7.000 08/01/2028                197,212             197,052         (745)
                 GNMA PASS-THRU X SINGLE F
36209T-JL-4      7.000 08/01/2028                189,095             188,941         (937)
                 GNMA PASS-THRU X PLATINUM
36225A-QD-5      7.000 10/01/2026                217,982             217,851         (854)
                 GNMA PASS-THRU X PLATINUM
36225A-VQ-0      7.000 08/01/2027                588,600             588,276       (1,353)
                 GNMA PASS-THRU X PLATINUM
36225B-AU-2      9.500 10/01/2018                225,962             225,266       (2,811)
                 UNITED STATES TREAS BDS
912810-FM-5      6.250 05/15/2030              2,726,522           2,725,062       (1,064)
                 UNITED STATES TREAS BDS
912810-FP-8      5.375 02/15/2031                880,845             880,894          157
                 UNITED STATES TREAS NTS
912827-3S-9      5.625 12/31/2002                186,243             185,281         (281)
                 UNITED STATES TREAS NTS
912827-4Y-5      3.875 01/15/2009                151,773             158,821         (815)
                 UNITED STATES TREAS NTS
912827-5S-7      5.875 11/15/2004                532,953             532,041       (1,500)
                 UNITED STATES TREAS NTS
912827-6J-6      5.750 08/15/2010              1,238,374           1,238,081         (927)
                 UNITED STATES TREAS NTS
912827-6Q-0      5.125 12/31/2002                807,513             806,966         (401)
                 UNITED STATES TREAS NTS
912827-6V-9      4.250 03/31/2003                 99,926              99,932            4
                 UNITED STATES TREAS NTS
912827-6W-7      4.000 04/30/2003                279,519             279,250         (182)
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
      1                        2                  13             14           15             16

                                                                          Interest on   Dividends on
                                             Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                      (Loss) on      (Loss) on    Received       Received
Identification            Description          Disposal       Disposal    During Year    During Year
----------------------------------------------------------------------------------------------------
                 FNMA PASS-THRU INT 15 Y
31391E-AQ-4      6.000 09/01/2017                                                 763
                 FANNIEMAE GRANTOR TRUST
31392D-YE-6      4.768 04/01/2012                                                  54
                 GNMA PASS-THRU M SINGLE F
36202C-6M-0      7.500 11/01/2028                   15,519       15,519         9,356
                 GNMA PASS-THRU X SINGLE F
36204K-U8-4      7.500 03/01/2027                   10,662       10,662         6,828
                 GNMA PASS-THRU X SINGLE F
36206X-6R-9      7.000 01/01/2028                     (534)        (534)        7,120
                 GNMA PASS-THRU X SINGLE F
36207J-HS-5      7.500 01/01/2027                    6,156        6,156         5,500
                 GNMA PASS-THRU X SINGLE F
36207M-MU-7      7.000 01/01/2028                     (515)        (515)        6,426
                 GNMA PASS-THRU X SINGLE F
36208F-KF-6      7.000 12/01/2027                    1,888        1,888        11,579
                 GNMA PASS-THRU X SINGLE F
36208J-4W-9      7.000 11/01/2027                    6,247        6,247        15,155
                 GNMA PASS-THRU X SINGLE F
36208K-VC-0      7.000 11/01/2027                       76           76         6,455
                 GNMA PASS-THRU X SINGLE F
36208M-YQ-2      7.000 10/01/2027                      245          245         8,361
                 GNMA PASS-THRU X SINGLE F
36208Q-FH-4      7.000 10/01/2027                       59           59           955
                 GNMA PASS-THRU X SINGLE F
36208U-A5-6      7.000 10/01/2027                       89           89         8,168
                 GNMA PASS-THRU X SINGLE F
36208V-4C-6      7.000 03/01/2028                      (76)         (76)        1,014
                 GNMA PASS-THRU X SINGLE F
36208V-UJ-2      7.000 11/01/2027                       20           20           369
                 GNMA PASS-THRU X SINGLE F
36208W-BF-9      7.000 05/01/2028                   11,661       11,661        64,247
                 GNMA PASS-THRU X SINGLE F
36209T-HL-6      7.000 08/01/2028                     (354)        (354)        4,864
                 GNMA PASS-THRU X SINGLE F
36209T-JL-4      7.000 08/01/2028                     (319)        (319)        4,485
                 GNMA PASS-THRU X PLATINUM
36225A-QD-5      7.000 10/01/2026                                               8,471
                 GNMA PASS-THRU X PLATINUM
36225A-VQ-0      7.000 08/01/2027                      892          892        14,527
                 GNMA PASS-THRU X PLATINUM
36225B-AU-2      9.500 10/01/2018                                               9,900
                 UNITED STATES TREAS BDS
912810-FM-5      6.250 05/15/2030                  113,777      113,777        98,258
                 UNITED STATES TREAS BDS
912810-FP-8      5.375 02/15/2031                   16,877       16,877        45,560
                 UNITED STATES TREAS NTS
912827-3S-9      5.625 12/31/2002                                              10,406
                 UNITED STATES TREAS NTS
912827-4Y-5      3.875 01/15/2009                  (13,572)     (13,572)       (5,748)
                 UNITED STATES TREAS NTS
912827-5S-7      5.875 11/15/2004                      905          905         7,952
                 UNITED STATES TREAS NTS
912827-6J-6      5.750 08/15/2010                   (8,722)      (8,722)       36,596
                 UNITED STATES TREAS NTS
912827-6Q-0      5.125 12/31/2002                   16,591       16,591         2,492
                 UNITED STATES TREAS NTS
912827-6V-9      4.250 03/31/2003                    2,408        2,408         1,331
                 UNITED STATES TREAS NTS
912827-6W-7      4.000 04/30/2003                    1,786        1,786         2,522
----------------------------------------------------------------------------------------------------

                                      E12.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

----------------------------------------------------------------------------------------------------------------------------------
      1                        2                       3                   4                   5             6              7


                                                                                           Number of
    CUSIP                                          Disposal                                Shares of
Identification            Description                Date          Name of Purchaser         Stock     Consideration    Par Value
----------------------------------------------------------------------------------------------------------------------------------
                 UNITED STATES TREAS NTS
912827-6X-5      4.625 05/15/2006                 01/10/2002   VARIOUS                                     3,190,287     3,145,000
                 UNITED STATES TREAS NTS
912827-7A-4      3.875 07/31/2003                 01/25/2002   VARIOUS                                     1,018,496     1,000,000
                 UNITED STATES TREAS NTS
912827-7D-8      2.750 09/30/2003                 01/25/2002   SALOMON SMITH BARNEY                        5,233,568     5,250,000
                 UNITED STATES TREASURY NOTES
912827-7H-9      3.250 12/31/2003                 10/02/2002   CHASE MANHATTAN                               193,926       190,000
                 UNITED STATES TREAS NTS
912827-7K-2      3.000 01/31/2004                 11/07/2002   CHASE MANHATTAN                             1,205,969     1,185,000
                 UNITED STATES TREAS NTS
912827-F4-9      7.500 05/15/2002                 06/02/2002   VARIOUS                                       610,000       610,000
                 US TREASURY NOTE
912827-R8-7      7.875 11/15/2004                 09/18/2002   VARIOUS                                     4,403,490     3,930,000
                 UNITED STATES TREAS NTS
912828-AA-8      3.625 03/31/2004                 07/18/2002   BARCLAYS CAPITAL INC.                         306,586       300,000
                 MORTGAGE GUARANTY TAX AND LOSS
91362*-AP-6      12/15/2008                       05/01/2002   FIRST UNION NATIONAL BANK                  60,363,784    60,363,784
----------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                                                     105,630,902   104,214,194
----------------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                                                                    105,630,902   104,214,194
----------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
CALIFORNIA
----------------------------------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST
130624-JC-4      5.500 10/01/2009                 12/31/2002   LEHMAN BROTHERS                             1,741,440     1,500,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                                                                        1,741,440     1,500,000
----------------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
----------------------------------------------------------------------------------------------------------------------------------
                 DISTRICT COLUMBIA
25476A-D5-5      6.250 06/01/2004                 12/02/2002   SECURITY CALLED BY ISSUER                   1,045,500     1,025,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                                                                              1,045,500     1,025,000
----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
                 ILLINOIS SPORTS FACS AUTH
452143-BY-5      5.000 06/15/2032                 06/27/2002   BEAR STEARNS & CO                          19,232,450    20,000,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                                                                         19,232,450    20,000,000
----------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
----------------------------------------------------------------------------------------------------------------------------------
                 LEXINGTON-FAYETTE URBAN C
52908E-BA-0      4.750 05/01/2024                 08/09/2002   BEAR STEARNS & CO                           4,109,878     4,250,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                                                                          4,109,878     4,250,000
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AU N
592598-3E-4      5.125 07/01/2014                 03/12/2002   UBS WARBURG LLC                             6,373,910     6,200,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                                                                          6,373,910     6,200,000
----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------------
                 PHILADELPHIA PA GO
717813-BY-4      5.000 03/15/2028                 07/31/2002   LEHMAN BROTHERS                             4,925,000     5,000,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                                                                      4,925,000     5,000,000
----------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
                 SOUTH CAROLINA ST
837107-J2-8      4.750 04/01/2021                 12/18/2002   BEAR STEARNS & CO                           4,975,000     5,000,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL SOUTH CAROLINA                                                                                    4,975,000     5,000,000
----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      1                        2                       8                9               10           11           12
                                                                                                  Increase
                                                                                     Increase    (Decrease)     Foreign
                                                                  Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                       Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description             Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
-------------------------------------------------------------------------------------------------------------------------
                 UNITED STATES TREAS NTS
912827-6X-5      4.625 05/15/2006                   3,209,058        3,207,630            (388)
                 UNITED STATES TREAS NTS
912827-7A-4      3.875 07/31/2003                     999,632          999,669              29
                 UNITED STATES TREAS NTS
912827-7D-8      2.750 09/30/2003                   5,264,126        5,262,834            (522)
                 UNITED STATES TREASURY NOTES
912827-7H-9      3.250 12/31/2003                     190,638          190,638            (195)
                 UNITED STATES TREAS NTS
912827-7K-2      3.000 01/31/2004                   1,191,619        1,191,619          (1,578)
                 UNITED STATES TREAS NTS
912827-F4-9      7.500 05/15/2002                     624,106          610,725            (725)
                 US TREASURY NOTE
912827-R8-7      7.875 11/15/2004                   4,406,513        4,406,513         (19,575)
                 UNITED STATES TREAS NTS
912828-AA-8      3.625 03/31/2004                     306,211          306,211             (58)
                 MORTGAGE GUARANTY TAX AND LOSS
91362*-AP-6      12/15/2008                        60,363,784       60,363,784
-------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government              105,564,846      105,545,106         (53,150)
-------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments             105,564,846      105,545,106         (53,150)
-------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
CALIFORNIA
-------------------------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST
130624-JC-4      5.500 10/01/2009                   1,511,596        1,511,282          (1,209)
-------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                 1,511,596        1,511,282          (1,209)
-------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-------------------------------------------------------------------------------------------------------------------------
                 DISTRICT COLUMBIA
25476A-D5-5      6.250 06/01/2004                   1,046,013        1,030,683          (2,066)
-------------------------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                       1,046,013        1,030,683          (2,066)
-------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------------
                 ILLINOIS SPORTS FACS AUTH
452143-BY-5      5.000 06/15/2032                  19,039,400       19,039,553           3,412
-------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                  19,039,400       19,039,553           3,412
-------------------------------------------------------------------------------------------------------------------------
KENTUCKY
-------------------------------------------------------------------------------------------------------------------------
                 LEXINGTON-FAYETTE URBAN C
52908E-BA-0      4.750 05/01/2024                   4,073,213        4,074,909           2,683
-------------------------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                   4,073,213        4,074,909           2,683
-------------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AU N
592598-3E-4      5.125 07/01/2014                   6,294,358        6,291,897          (1,818)
-------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                   6,294,358        6,291,897          (1,818)
-------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------
                 PHILADELPHIA PA GO
717813-BY-4      5.000 03/15/2028                   4,906,364        4,906,617           1,303
-------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                               4,906,364        4,906,617           1,303
-------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
                 SOUTH CAROLINA ST
837107-J2-8      4.750 04/01/2021                   4,788,350        4,792,893           6,395
-------------------------------------------------------------------------------------------------------------------------
   TOTAL SOUTH CAROLINA                             4,788,350        4,792,893           6,395
-------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
      1                        2                       13             14           15             16

                                                                               Interest on   Dividends on
                                                  Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                           (Loss) on      (Loss) on    Received       Received
Identification            Description               Disposal       Disposal    During Year    During Year
---------------------------------------------------------------------------------------------------------
                 UNITED STATES TREAS NTS
912827-6X-5      4.625 05/15/2006                    (16,955)        (16,955)       22,809
                 UNITED STATES TREAS NTS
912827-7A-4      3.875 07/31/2003                     18,798          18,798        18,789
                 UNITED STATES TREAS NTS
912827-7D-8      2.750 09/30/2003                    (28,745)        (28,745)       47,596
                 UNITED STATES TREASURY NOTES
912827-7H-9      3.250 12/31/2003                      3,483           3,483         4,682
                 UNITED STATES TREAS NTS
912827-7K-2      3.000 01/31/2004                     15,928          15,928        27,822
                 UNITED STATES TREAS NTS
912827-F4-9      7.500 05/15/2002                                                   22,798
                 US TREASURY NOTE
912827-R8-7      7.875 11/15/2004                     16,552          16,552       105,953
                 UNITED STATES TREAS NTS
912828-AA-8      3.625 03/31/2004                        433             433         3,387
                 MORTGAGE GUARANTY TAX AND LOSS
91362*-AP-6      12/15/2008
---------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                 186,972         186,972       966,716       XXX
---------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                186,972         186,972       966,716       XXX
---------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
CALIFORNIA
---------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST
130624-JC-4      5.500 10/01/2009                    231,367         231,367       103,125
---------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                  231,367         231,367       103,125       XXX
---------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
---------------------------------------------------------------------------------------------------------
                 DISTRICT COLUMBIA
25476A-D5-5      6.250 06/01/2004                     16,883          16,883        64,063
---------------------------------------------------------------------------------------------------------
   TOTAL DISTRICT OF COLUMBIA                         16,883          16,883        64,063       XXX
---------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------
                 ILLINOIS SPORTS FACS AUTH
452143-BY-5      5.000 06/15/2032                    189,485         189,485       292,361
---------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                    189,485         189,485       292,361       XXX
---------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------
                 LEXINGTON-FAYETTE URBAN C
52908E-BA-0      4.750 05/01/2024                     32,286          32,286       158,696
---------------------------------------------------------------------------------------------------------
   TOTAL KENTUCKY                                     32,286          32,286       158,696       XXX
---------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AU N
592598-3E-4      5.125 07/01/2014                     83,830          83,830       224,190
---------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                     83,830          83,830       224,190       XXX
---------------------------------------------------------------------------------------------------------
PENNSYLVANIA
---------------------------------------------------------------------------------------------------------
                 PHILADELPHIA PA GO
717813-BY-4      5.000 03/15/2028                     17,080          17,080       222,222
---------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                 17,080          17,080       222,222       XXX
---------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
---------------------------------------------------------------------------------------------------------
                 SOUTH CAROLINA ST
837107-J2-8      4.750 04/01/2021                    175,712         175,712       291,597
---------------------------------------------------------------------------------------------------------
   TOTAL SOUTH CAROLINA                              175,712         175,712       291,597       XXX
---------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------

                                      E12.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

--------------------------------------------------------------------------------------------------------------------------------
      1                        2                      3                   4                   5             6             7


                                                                                          Number of
    CUSIP                                         Disposal                                Shares of
Identification            Description               Date          Name of Purchaser         Stock     Consideration   Par Value
--------------------------------------------------------------------------------------------------------------------------------
                 SEATTLE WASHINGTON
812626-JG-5      5.100 08/01/2031                08/01/2002   VARIOUS                                     9,910,200   10,000,000
                 WASHINGTON ST
939745-4W-2      5.750 10/01/2002                10/01/2002   SECURITY CALLED BY ISSUER                       5,100        5,000
                 WASHINGTON ST
939745-5F-8      5.750 10/01/2017                11/01/2002   SECURITY CALLED BY ISSUER                     453,900      445,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL WASHINGTON                                                                                      10,369,200   10,450,000
--------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977055-X6-4      5.150 05/01/2010                12/02/2002   SECURITY CALLED BY ISSUER                      15,000       15,000
                 WISCONSIN ST
977056-FC-9      5.700 11/01/2009                04/01/2002   SECURITY CALLED BY ISSUER                     110,000      110,000
                 WISCONSIN ST
977056-MV-9      5.500 11/01/2023                12/02/2002   SECURITY CALLED BY ISSUER                     245,000      245,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL WISCONSIN                                                                                          370,000      370,000
--------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss -
      United States                                                                                      53,142,378   53,795,000
--------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                                                                        53,142,378   53,795,000
--------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ALABAMA
--------------------------------------------------------------------------------------------------------------------------------
                 ALABAMA HIGHER ED LN CORP
010305-DJ-6      5.650 03/01/2002                03/01/2002   MATURITY                                      295,000      295,000
                 ALABAMA HIGHER ED LN CORP
010305-DY-3      5.850 09/01/2004                09/01/2002   SECURITY CALLED BY ISSUER                     320,000      320,000
                 BIRMINGHAM ALA WATER
091086-AL-2      4.750 01/01/2029                03/28/2002   BEAR STEARNS & CO                           4,371,350    5,000,000
                 JEFFERSON ALA SEWER
472682-FA-6      5.750 02/01/2022                03/01/2002   TRANSFER OF SECURITIES                      7,169,673    7,195,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL ALABAMA                                                                                         12,156,023   12,810,000
--------------------------------------------------------------------------------------------------------------------------------
ALASKA
--------------------------------------------------------------------------------------------------------------------------------
                 ANCHORAGE ALASKA
033160-UB-6      6.000 02/01/2004                09/01/2002   VARIOUS                                     2,020,000    2,000,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL ALASKA                                                                                           2,020,000    2,000,000
--------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
                 BERKELEY CALIF
084113-CA-5      5.750 09/01/2010                12/30/2002   SECURITY CALLED BY ISSUER                     484,500      475,000
                 CALIFORNIA STATEWIDE CMNT
13077L-AK-0      6.000 10/01/2004                10/01/2002   SECURITY CALLED BY ISSUER                   4,329,900    4,245,000
                 INDUSTRY CALIF
456560-JV-4      5.875 07/01/2005                07/01/2002   SECURITY CALLED BY ISSUER                   2,253,419    2,245,000
                 UNIVERSITY CALIF REVS
914113-WL-5      6.000 09/01/2002                09/01/2002   SECURITY CALLED BY ISSUER                   1,020,000    1,000,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                                                                       8,087,819    7,965,000
--------------------------------------------------------------------------------------------------------------------------------
COLORADO
--------------------------------------------------------------------------------------------------------------------------------
                 JEFFERSON CNTY COLO SCH D
472736-WW-3      5.900 12/15/2002                12/16/2002   SECURITY CALLED BY ISSUER                   5,050,000    5,000,000
                 JEFFERSON CNTY COLO SCH D
472736-WZ-6      6.000 12/15/2002                12/16/2002   SECURITY CALLED BY ISSUER                   1,010,000    1,000,000
--------------------------------------------------------------------------------------------------------------------------------
   TOTAL COLORADO                                                                                         6,060,000    6,000,000
--------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST HGHR ED SU
207743-EM-3      5.750 11/15/2013                11/15/2002   SECURITY CALLED BY ISSUER                      45,000       45,000
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                        2                      8                9               10           11           12
                                                                                                 Increase
                                                                                    Increase    (Decrease)     Foreign
                                                                 Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                      Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description            Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
------------------------------------------------------------------------------------------------------------------------
                 SEATTLE WASHINGTON
812626-JG-5      5.100 08/01/2031                  9,848,700           9,849 737        1,339
                 WASHINGTON ST
939745-4W-2      5.750 10/01/2002                      5,271               5,049          (49)
                 WASHINGTON ST
939745-5F-8      5.750 10/01/2017                    469,159             456,120       (3,218)
------------------------------------------------------------------------------------------------------------------------
   TOTAL WASHINGTON                               10,323,130          10,310,906       (1,928)
------------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977055-X6-4      5.150 05/01/2010                     14,668              14,761           11
                 WISCONSIN ST
977056-FC-9      5.700 11/01/2009                    109,450             109,634            9
                 WISCONSIN ST
977056-MV-9      5.500 11/01/2023                    244,859             244,871            3
------------------------------------------------------------------------------------------------------------------------
   TOTAL WISCONSIN                                   368,977             369,266           23
------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss -
      United States                              52,351,401          52,328,006        6,795
-----------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                52,351,401          52,328,006        6,795
------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ALABAMA
------------------------------------------------------------------------------------------------------------------------
                 ALABAMA HIGHER ED LN CORP
010305-DJ-6      5.650 03/01/2002                    295,000             295,000
                 ALABAMA HIGHER ED LN CORP
010305-DY-3      5.850 09/01/2004                    320,000             320,000
                 BIRMINGHAM ALA WATER
091086-AL-2      4.750 01/01/2029                  4,199,450           4,219,278        3,085
                 JEFFERSON ALA SEWER
472682-FA-6      5.750 02/01/2022                  7,168,927           7,169,478          195
------------------------------------------------------------------------------------------------------------------------
   TOTAL ALABAMA                                  11,983,377          12,003,756        3,280
------------------------------------------------------------------------------------------------------------------------
ALASKA
------------------------------------------------------------------------------------------------------------------------
                 ANCHORAGE ALASKA
033160-UB-6      6.000 02/01/2004                  1,991,840           1,998,070          526
------------------------------------------------------------------------------------------------------------------------
   TOTAL ALASKA                                    1,991,840           1,998,070          526
------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------
                 BERKELEY CALIF
084113-CA-5      5.750 09/01/2010                    472,611             473,398          147
                 CALIFORNIA STATEWIDE CMNT
13077L-AK-0      6.000 10/01/2004                  4,245,000           4,245,000
                 INDUSTRY CALIF
456560-JV-4      5.875 07/01/2005                  2,220,395           2,236,434          964
                 UNIVERSITY CALIF REVS
914113-WL-5      6.000 09/01/2002                    990,040           1,016,989        3,011
------------------------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                7,928,046           7,971,821        4,122
------------------------------------------------------------------------------------------------------------------------
COLORADO
------------------------------------------------------------------------------------------------------------------------
                 JEFFERSON CNTY COLO SCH D
472736-WW-3      5.900 12/15/2002                  4,937,050           5,036,143       13,857
                 JEFFERSON CNTY COLO SCH D
472736-WZ-6      6.000 12/15/2002                    988,100             993,677       16,323
------------------------------------------------------------------------------------------------------------------------
   TOTAL COLORADO                                  5,925,150           6,029,820       30,180
------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST HGHR ED SU
207743-EM-3      5.750 11/15/2013                     45,113              45,093           (4)
------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------
      1                        2                      13             14           15             16

                                                                              Interest on   Dividends on
                                                 Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                          (Loss) on      (Loss) on    Received       Received
Identification            Description              Disposal       Disposal    During Year    During Year
--------------------------------------------------------------------------------------------------------
                 SEATTLE WASHINGTON
812626-JG-5      5.100 08/01/2031                       59,124       59,124       510,000
                 WASHINGTON ST
939745-4W-2      5.750 10/01/2002                          100          100           288
                 WASHINGTON ST
939745-5F-8      5.750 10/01/2017                          998          998        27,720
--------------------------------------------------------------------------------------------------------
   TOTAL WASHINGTON                                     60,222       60,222       538,008        XXX
--------------------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977055-X6-4      5.150 05/01/2010                          228          228           291
                 WISCONSIN ST
977056-FC-9      5.700 11/01/2009                          356          356           718
                 WISCONSIN ST
977056-MV-9      5.500 11/01/2023                          126          126        13,538
--------------------------------------------------------------------------------------------------------
   TOTAL WISCONSIN                                         710          710        14,547        XXX
--------------------------------------------------------------------------------------------------------
  1799996 - Bonds - States, Territory, Poss -
     United States                                     807,575      807,575     1,908,809        XXX
--------------------------------------------------------------------------------------------------------
  1799999 - Bonds - States, Territories and
     Possessions                                       807,575      807,575     1,908,809        XXX
--------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ALABAMA
--------------------------------------------------------------------------------------------------------
                 ALABAMA HIGHER ED LN CORP
010305-DJ-6      5.650 03/01/2002                                                   8,334
                 ALABAMA HIGHER ED LN CORP
010305-DY-3      5.850 09/01/2004                                                  14,040
                 BIRMINGHAM ALA WATER
091086-AL-2      4.750 01/01/2029                      148,987      148,987       179,444
                 JEFFERSON ALA SEWER
472682-FA-6      5.750 02/01/2022                                                 241,332
--------------------------------------------------------------------------------------------------------
   TOTAL ALABAMA                                       148,987      148,987       443,150        XXX
--------------------------------------------------------------------------------------------------------
ALASKA
--------------------------------------------------------------------------------------------------------
                 ANCHORAGE ALASKA
033160-UB-6      6.000 02/01/2004                       21,404       21,404       141,170
--------------------------------------------------------------------------------------------------------
   TOTAL ALASKA                                         21,404       21,404       141,170        XXX
--------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------
                 BERKELEY CALIF
084113-CA-5      5.750 09/01/2010                       10,955       10,955        36,341
                 CALIFORNIA STATEWIDE CMNT
13077L-AK-0      6.000 10/01/2004                       84,900       84,900       254,700
                 INDUSTRY CALIF
456560-JV-4      5.875 07/01/2005                       16,021       16,021       131,894
                 UNIVERSITY CALIF REVS
914113-WL-5      6.000 09/01/2002                                                  60,000
--------------------------------------------------------------------------------------------------------
   TOTAL CALIFORNIA                                    111,876      111,876       482,935        XXX
--------------------------------------------------------------------------------------------------------
COLORADO
--------------------------------------------------------------------------------------------------------
                 JEFFERSON CNTY COLO SCH D
472736-WW-3      5.900 12/15/2002                                                 295,000
                 JEFFERSON CNTY COLO SCH D
472736-WZ-6      6.000 12/15/2002                                                  60,000
--------------------------------------------------------------------------------------------------------
   TOTAL COLORADO                                                                 355,000        XXX
--------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST HGHR ED SU
207743-EM-3      5.750 11/15/2013                          (89)         (89)        2,013
--------------------------------------------------------------------------------------------------------

                                     E12.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

-------------------------------------------------------------------------------------------------------------------------------
       1                      2                     3                    4                    5            6             7
                                                                                         Number of
     CUSIP                                       Disposal                                Shares of
Identification           Description               Date          Name of Purchaser         Stock     Consideration   Par Value
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL CONNECTICUT                                                                             45,000       45,000
-------------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-------------------------------------------------------------------------------------------------------------------------------
                 DISTRICT COLUMBIA
25476A-ED-7      6.250 06/01/2002               06/01/2002   SECURITY CALLED BY ISSUER                      91,800       90,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL DISTRICT OF COLUMBIA                                                                    91,800       90,000
-------------------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------------------
                 DADE CNTY FLA AVIATION RE
233455-TH-7      6.100 10/01/2007               10/01/2002   SECURITY CALLED BY ISSUER                   2,121,600    2,080,000
                 FLORIDA ST BRD ED CAP OUTLAY
341422-S4-6      4.750 06/01/2024               07/11/2002   LEHMAN BROTHERS                             4,774,550    5,000,000
                 GREATER ORLANDO AVIATION
392274-HQ-2      5.900 10/01/2004               10/01/2002   SECURITY CALLED BY ISSUER                   2,550,000    2,500,000
                 LEE CNTY FLA WTR & SWR RE
523530-GH-0      5.000 10/01/2029               05/02/2002   VARIOUS                                     5,675,405    5,900,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                                                                             15,121,555   15,480,000
-------------------------------------------------------------------------------------------------------------------------------
GEORGIA
-------------------------------------------------------------------------------------------------------------------------------
                 ATLANTA GA CTFS PARTN
047802-BB-8      6.100 12/01/2002               12/02/2002   SECURITY CALLED BY ISSUER                   2,040,000    2,000,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL GEORGIA                                                                              2,040,000    2,000,000
-------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------------------
                 CHICAGO ILL BRD ED
167501-RH-0      5.000 12/02/2002               12/01/2002   MATURITY                                      350,000      350,000
                 CHICAGO ILL 0 HARE INTL A
167590-CK-2      6.625 01/01/2007               02/22/2002   SECURITY CALLED BY ISSUER                   5,100,000    5,000,000
                 CHICAGO ILL 0 HARE INTL A
167592-MN-1      6.000 01/01/2012               04/25/2002   SECURITY CALLED BY ISSUER                     510,000      500,000
                 ILLINOIS HEALTH FACS AUTH
45200K-JZ-2      6.200 10/01/2010               10/01/2002   SECURITY CALLED BY ISSUER                     510,000      500,000
                 ILLINOIS ST
452150-E7-6      6.250 10/01/2002               10/01/2002   SECURITY CALLED BY ISSUER                     443,700      435,000
                 ILLINOIS ST
452150-E8-4      6.250 10/01/2007               10/01/2002   SECURITY CALLED BY ISSUER                      66,300       65,000
                 MADISON CNTY ILL CMTY UTD
557055-CP-3      6.650 12/15/2002               12/16/2002   SECURITY CALLED BY ISSUER                     365,000      365,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL ILLINOIS                                                                             7,345,000    7,215,000
-------------------------------------------------------------------------------------------------------------------------------
INDIANA
-------------------------------------------------------------------------------------------------------------------------------
                 RICHMOND IND HOSP AUTH HO
764790-CB-5      6.250 01/01/2002               01/02/2002   SECURITY CALLED BY ISSUER                     596,700      585,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL INDIANA                                                                                596,700      585,000
-------------------------------------------------------------------------------------------------------------------------------
KANSAS
-------------------------------------------------------------------------------------------------------------------------------
                 JOHNSON CNTY KANS UNI SCH
478718-QZ-5      5.950 03/01/2005               03/01/2002   SECURITY CALLED BY ISSUER                   2,454,300    2,430,000
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL KANSAS                                                                            2,454,300    2,430,000
-------------------------------------------------------------------------------------------------------------------------------
LOUISIANA
-------------------------------------------------------------------------------------------------------------------------------
                 LOUISIANA PUB FACS AUTH R
54640A-LD-0      5.875 10/15/2002               10/15/2002   MATURITY                                    3,265,000    3,265,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL LOUISIANA                                                                            3,265,000    3,265,000
-------------------------------------------------------------------------------------------------------------------------------
MAINE
-------------------------------------------------------------------------------------------------------------------------------
                 MAINE EDL LN AUTH EDL LN
560404-AV-7      6.800 12/01/2007               12/18/2002   SECURITY CALLED BY ISSUER                     468,500      460,000
-------------------------------------------------------------------------------------------------------------------------------
              TOTAL MAINE                                                                                  468,500      460,000
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ED LN AUTH
575633-DJ-8      6.800 07/01/2002               07/01/2002   SECURITY CALLED BY ISSUER                   1,261,500    1,240,000
                 MASSACHUSETTS ED LN AUTH
575633-DK-5      6.850 07/01/2002               07/01/2002   SECURITY CALLED BY ISSUER                     630,900      620,000
                 MASSACHUSETTS ED LN AUTH
575633-GH-9      6.150 07/01/2010               07/01/2002   SECURITY CALLED BY ISSUER                      45,000       45,000
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
       1                      2                      8               9                10           11            12
                                                                                                Increase
                                                                                   Increase    (Decrease)     Foreign
                                                               Book/Adjusted      (Decrease)   by Foreign    Exchange
     CUSIP                                                    Carrying Value at       by        Exchange    Gain (Loss)
Identification           Description            Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
-----------------------------------------------------------------------------------------------------------------------
              TOTAL CONNECTICUT                      45,113           45,093            (4)
-----------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-----------------------------------------------------------------------------------------------------------------------
                 DISTRICT COLUMBIA
25476A-ED-7      6.250 06/01/2002                    91,845           91,803        (1,385)
-----------------------------------------------------------------------------------------------------------------------
              TOTAL DISTRICT OF COLUMBIA             91,845           91,803        (1,385)
-----------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------
                 DADE CNTY FLA AVIATION RE
233455-TH-7      6.100 10/01/2007                 2,061,779        2,071,056           994
                 FLORIDA ST BRD ED CAP OUTLAY
341422-S4-6      4.750 06/01/2024                 4,775,150        4,777,430         2,949
                 GREATER ORLANDO AVIATION
392274-HQ-2      5.900 10/01/2004                 2,500,000        2,500,000
                 LEE CNTY FLA WTR & SWR RE
523530-GH-0      5.000 10/01/2029                 5,433,841        5,443,295         2,357
-----------------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                      14,770,770       14,791,781         6,300
-----------------------------------------------------------------------------------------------------------------------
GEORGIA
-----------------------------------------------------------------------------------------------------------------------
                 ATLANTA GA CTFS PARTN
047802-BB-8      6.100 12/01/2002                 1,997,500        2,034,942         5,058
-----------------------------------------------------------------------------------------------------------------------
              TOTAL GEORGIA                       1,997,500        2,034,942         5,058
-----------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------
                 CHICAGO ILL BRD ED
167501-RH-0      5.000 12/02/2002                   354,330          352,083        (2,083)
                 CHICAGO ILL 0 HARE INTL A
167590-CK-2      6.625 01/01/2007                 5,147,550        5,067,798          (984)
                 CHICAGO ILL 0 HARE INTL A
167592-MN-1      6.000 01/01/2012                   500,000          500,000
                 ILLINOIS HEALTH FACS AUTH
45200K-JZ-2      6.200 10/01/2010                   493,730          495,805           276
                 ILLINOIS ST
452150-E7-6      6.250 10/01/2002                   450,179          444,884        (2,551)
                 ILLINOIS ST
452150-E8-4      6.250 10/01/2007                    67,268           66,477          (381)
                 MADISON CNTY ILL CMTY UTD
557055-CP-3      6.650 12/15/2002                   383,221          367,705        (2,705)
-----------------------------------------------------------------------------------------------------------------------
              TOTAL ILLINOIS                      7,396,273        7,294,752        (8,428)
-----------------------------------------------------------------------------------------------------------------------
INDIANA
-----------------------------------------------------------------------------------------------------------------------
                 RICHMOND IND HOSP AUTH HO
764790-CB-5      6.250 01/01/2002                   599,625          596,700
-----------------------------------------------------------------------------------------------------------------------
              TOTAL INDIANA                         599,625          596,700
-----------------------------------------------------------------------------------------------------------------------
KANSAS
-----------------------------------------------------------------------------------------------------------------------
                 JOHNSON CNTY KANS UNI SCH
478718-QZ-5      5.950 03/01/2005                 2,430,000        2,430,000
-----------------------------------------------------------------------------------------------------------------------
              TOTAL KANSAS                        2,430,000        2,430,000
-----------------------------------------------------------------------------------------------------------------------
LOUISIANA
-----------------------------------------------------------------------------------------------------------------------
                 LOUISIANA PUB FACS AUTH R
54640A-LD-0      5.875 10/15/2002                 3,234,733        3,261,904         3,096
-----------------------------------------------------------------------------------------------------------------------
              TOTAL LOUISIANA                     3,234,733        3,261,904         3,096
-----------------------------------------------------------------------------------------------------------------------
MAINE
-----------------------------------------------------------------------------------------------------------------------
                 MAINE EDL LN AUTH EDL LN
560404-AV-7      6.800 12/01/2007                   460,000          460,000
-----------------------------------------------------------------------------------------------------------------------
              TOTAL MAINE                           460,000          460,000
-----------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ED LN AUTH
575633-DJ-8      6.800 07/01/2002                 1,285,595        1,266,229       (21,730)
                 MASSACHUSETTS ED LN AUTH
575633-DK-5      6.850 07/01/2002                   642,816          633,118        (8,431)
                 MASSACHUSETTS ED LN AUTH
575633-GH-9      6.150 07/01/2010                    45,000           45,000
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
       1                      2                    13           14          15             16

                                                Realized      Total     Interest on   Dividends on
                                                  Gain        Gain         Bonds         Stocks
     CUSIP                                      (Loss) on   (Loss) on    Received       Received
Identification           Description            Disposal     Disposal   During Year   During Year
--------------------------------------------------------------------------------------------------
              TOTAL CONNECTICUT                      (89)        (89)       2,013         XXX
--------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
--------------------------------------------------------------------------------------------------
                 DISTRICT COLUMBIA
25476A-ED-7      6.250 06/01/2002                  1,382       1,382        2,813
--------------------------------------------------------------------------------------------------
              TOTAL DISTRICT OF COLUMBIA           1,382       1,382        2,813         XXX
--------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------
                 DADE CNTY FLA AVIATION RE
233455-TH-7      6.100 10/01/2007                 49,549      49,549      126,880
                 FLORIDA ST BRD ED CAP OUTLAY
341422-S4-6      4.750 06/01/2024                 (5,829)     (5,829)     148,438
                 GREATER ORLANDO AVIATION
392274-HQ-2      5.900 10/01/2004                 50,000      50,000      147,500
                 LEE CNTY FLA WTR & SWR RE
523530-GH-0      5.000 10/01/2029                229,754     229,754      172,278
--------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                      323,474     323,474      595,096         XXX
--------------------------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------------------------
                 ATLANTA GA CTFS PARTN
047802-BB-8      6.100 12/01/2002                                         122,000
--------------------------------------------------------------------------------------------------
              TOTAL GEORGIA                                               122,000         XXX
--------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------
                 CHICAGO ILL BRD ED
167501-RH-0      5.000 12/02/2002                                          17,500
                 CHICAGO ILL 0 HARE INTL A
167590-CK-2      6.625 01/01/2007                 32,791      32,791      192,983
                 CHICAGO ILL 0 HARE INTL A
167592-MN-1      6.000 01/01/2012                 10,000      10,000       24,500
                 ILLINOIS HEALTH FACS AUTH
45200K-JZ-2      6.200 10/01/2010                 13,919      13,919       31,000
                 ILLINOIS ST
452150-E7-6      6.250 10/01/2002                  1,367       1,367       27,188
                 ILLINOIS ST
452150-E8-4      6.250 10/01/2007                    204         204        4,063
                 MADISON CNTY ILL CMTY UTD
557055-CP-3      6.650 12/15/2002                                          24,273
--------------------------------------------------------------------------------------------------
              TOTAL ILLINOIS                      58,281      58,281      321,507         XXX
--------------------------------------------------------------------------------------------------
INDIANA
--------------------------------------------------------------------------------------------------
                 RICHMOND IND HOSP AUTH HO
764790-CB-5      6.250 01/01/2002                                          18,281
--------------------------------------------------------------------------------------------------
              TOTAL INDIANA                                                18,281         XXX
--------------------------------------------------------------------------------------------------
KANSAS
--------------------------------------------------------------------------------------------------
                 JOHNSON CNTY KANS UNI SCH
478718-QZ-5      5.950 03/01/2005                 24,300      24,300       72,293
--------------------------------------------------------------------------------------------------
              TOTAL KANSAS                        24,300      24,300       72,293         XXX
--------------------------------------------------------------------------------------------------
LOUISIANA
--------------------------------------------------------------------------------------------------
                 LOUISIANA PUB FACS AUTH R
54640A-LD-0      5.875 10/15/2002                                         191,819
--------------------------------------------------------------------------------------------------
              TOTAL LOUISIANA                                             191,819         XXX
--------------------------------------------------------------------------------------------------
MAINE
--------------------------------------------------------------------------------------------------
                 MAINE EDL LN AUTH EDL LN
560404-AV-7      6.800 12/01/2007                  8,500       8,500       31,455
--------------------------------------------------------------------------------------------------
              TOTAL MAINE                          8,500       8,500       31,455         XXX
--------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ED LN AUTH
575633-DJ-8      6.800 07/01/2002                 17,001      17,001       81,430
                 MASSACHUSETTS ED LN AUTH
575633-DK-5      6.850 07/01/2002                  6,213       6,213       41,100
                 MASSACHUSETTS ED LN AUTH
575633-GH-9      6.150 07/01/2010                                           2,153
--------------------------------------------------------------------------------------------------

                                     E12.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

----------------------------------------------------------------------------------------------------------------------------
       1                      2                  3                    4                   5             6             7


                                                                                      Number of
     CUSIP                                    Disposal                                Shares of
Identification           Description            Date          Name of Purchaser         Stock     Consideration   Par Value
----------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ED LN AUTH
575633-GX-4      6.000 07/01/2010            07/01/2002   SECURITY CALLED BY ISSUER                    85,000         85,000
                 MASSACHUSETTS EDL FING AU
57563R-AP-4      5.750 07/01/2012            07/01/2002   SECURITY CALLED BY ISSUER                    40,000         40,000
                 MASSACHUSETTS EDL FING AU
57563R-AR-0      5.850 07/01/2014            07/01/2002   SECURITY CALLED BY ISSUER                    40,000         40,000
                 MASSACHUSETTS ST TPK AU M
576018-CW-3      5.250 01/01/2029            03/01/2002   TRANFER OF SECURITIES                     8,214,533      8,800,000
                 MASSACHUSETTS ST WTR RES
576049-DA-5      6.000 11/01/2006            11/01/2002   SECURITY CALLED BY ISSUER                 3,060,000      3,000,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                                                                  13,376,933     13,870,000
----------------------------------------------------------------------------------------------------------------------------
MICHIGAN
----------------------------------------------------------------------------------------------------------------------------
                 DETROIT MICH CITY SCH DIS
251129-XE-7      4.750 05/01/2028            03/01/2002   TRANFER OF SECURITIES                     9,252,423     10,630,000
                 MICHIGAN MUN BD AUTH REV
59455R-DJ-2      5.750 10/01/2015            03/01/2002   TRANFER OF SECURITIES                     5,717,751      5,600,000
                 MICHIGAN ST BLDG AUTH
594613-6G-1      5.625 10/01/2002            10/01/2002   SECURITY CALLED BY ISSUER                 1,020,000      1,000,000
                 WHITEHALL MICH DIST SCHS
965084-EA-0      6.150 05/01/2018            05/01/2002   SECURITY CALLED BY ISSUER                   739,500        725,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                                                                       16,729,674     17,955,000
----------------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------------
                 MINNESOTA ST HSG FIN AGY
604154-GG-3      6.250 02/01/2020            02/01/2002   SECURITY CALLED BY ISSUER                   105,000        105,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL MINNESOTA                                                                         105,000        105,000
----------------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------------
                 CLARK CNTY NEV PASSENGER
181006-BZ-9      6.500 07/01/2012            12/23/2002   SECURITY CALLED BY ISSUER                   663,000        650,000
                 LAS VEGAS NEV
517696-GL-8      6.500 04/01/2002            04/01/2002   SECURITY CALLED BY ISSUER                 1,989,000      1,950,000
                 LAS VEGAS NEV
517696-GN-4      6.600 04/01/2002            04/01/2002   SECURITY CALLED BY ISSUER                 1,530,000      1,500,000
                 WASHOE CNTY NEV SCH DIST
940858-QM-8      6.000 08/01/2006            08/01/2002   SECURITY CALLED BY ISSUER                 3,151,200      3,120,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL NEVADA                                                                          7,333,200      7,220,000
----------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
----------------------------------------------------------------------------------------------------------------------------
                 NEW HAMPSHIRE ST TPK SYS
644693-FL-2      4.750 04/01/2029            03/01/2002   TRANFER OF SECURITIES                     6,087,926      7,000,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW HAMPSHIRE                                                                    6,087926      7,000,000
----------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST HGHR ED ASS
646080-ET-4      6.000 07/01/2011            10/25/2002   SECURITY CALLED BY ISSUER                    25,000         25,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                                                                         25,000         25,000
----------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
----------------------------------------------------------------------------------------------------------------------------
                 NEW MEXICO EDL ASSISTANCE
647111-AY-9      6.550 12/01/2005            12/09/2002   SECURITY CALLED BY ISSUER                   231,650        230,000
                 NEW MEXICO EDL ASSISTANCE
647111-CW-1      5.800 12/01/2002            12/01/2002   MATURITY                                    290,000        290,000
                 NEW MEXICO EDL ASSISTANCE
647111-CX-9      5.900 12/01/2003            12/02/2002   SECURITY CALLED BY ISSUER                    15,000         15,000
                 NEW MEXICO EDL ASSISTANCE
647111-CY-7      6.000 12/01/2004            12/02/2002   SECURITY CALLED BY ISSUER                     5,000          5,000
                 NEW MEXICO EDL ASSISTANCE
647111-DQ-3      5.750 08/01/2007            08/01/2002   SECURITY CALLED BY ISSUER                     5,000          5,000
                 NEW MEXICO EDL ASSISTANCE
647111-DR-1      5.850 08/01/2008            08/01/2002   SECURITY CALLED BY ISSUER                    10,000         10,000
----------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                                                                        556,650        555,000
----------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
       1                      2                   8                9               10            11           12          13
                                                                                             Increase
                                                                                Increase    (Decrease)     Foreign      Realized
                                                             Book/Adjusted     (Decrease)   by Foreign    Exchange       Gain
     CUSIP                                                 Carrying Value at       by        Exchange    Gain (Loss)   (Loss) on
Identification           Description         Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal   Disposal
--------------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ED LN AUTH
575633-GX-4      6.000 07/01/2010                85,000           85,000
                 MASSACHUSETTS EDL FING AU
57563R-AP-4      5.750 07/01/2012                40,000           40,000
                 MASSACHUSETTS EDL FING AU
57563R-AR-0      5.850 07/01/2014                40,000           40,000
                 MASSACHUSETTS ST TPK AU M
576018-CW-3      5.250 01/01/2029             8,209,212        8,212,977          1,556
                 MASSACHUSETTS ST WTR RES
576049-DA-5      6.000 11/01/2006             2,930,820        2,968,973          4,835                                  86,192
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS            13,278,443       13,291,297        (23,770)                                109,406
--------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
--------------------------------------------------------------------------------------------------------------------------------
                 DETROIT MICH CITY SCH DIS
251129-XE-7      4.750 05/01/2028             9,228,575        9,248,597          3,826
                 MICHIGAN MUN BD AUTH REV
59455R-DJ-2      5.750 10/01/2015             5,722,789        5,719,535         (1,784)
                 MICHIGAN ST BLDG AUTH
594613-6G-1      5.625 10/01/2002             1,004,780        1,019,116            884
                 WHITEHALL MICH DIST SCHS
965084-EA-0      6.150 05/01/2018               771,784          741,976         (2,476)
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                 16,727,928       16,729,224            450
--------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
--------------------------------------------------------------------------------------------------------------------------------
                 MINNESOTA ST HSG FIN AGY
604154-GG-3      6.250 02/01/2020               105,000          105,000
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL MINNESOTA                   105,000          105,000
--------------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------------
                 CLARK CNTY NEV PASSENGER
181006-BZ-9      6.500 07/01/2012               670,345          663,711            640                                  (1,351)
                 LAS VEGAS NEV
517696 -GL-8     6.500 04/01/2002             2,089,220        1,993,897         (4,897)
                 LAS VEGAS NEV
517696 -GN-4     6.600 04/01/2002             1,565,835        1,531,422         (1,422)
                 WASHOE CNTY NEV SCH DIST
940858 -QM-8     6.000 08/01/2006             3,105,461        3,113,825            694                                  36,680
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEVADA                    7,430,861        7,302,855         (4,985)                                 35,329
--------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
--------------------------------------------------------------------------------------------------------------------------------
                 NEW HAMPSHIRE ST TPK SYS
644693-FL-2      4.750 04/01/2029             6,080,531        6,085,563          2,363
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW HAMPSHIRE             6,080,531        6,085,563          2,363
--------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
--------------------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST HGHR ED ASS
646080-ET-4      6.000 07/01/2011                24,875           24,912              4                                      85
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                   24,875           24,912              4                                      85
--------------------------------------------------------------------------------------------------------------------------------
NEW MEXICO
--------------------------------------------------------------------------------------------------------------------------------
                 NEW MEXICO EDL ASSISTANCE
647111-AY-9      6.550 12/01/2005               230,000          230,000                                                  1,650
                 NEW MEXICO EDL ASSISTANCE
647111-CW-1      5.800 12/01/2002               290,000          290,000
                 NEW MEXICO EDL ASSISTANCE
647111-CX-9      5.900 12/01/2003                15,000           15,000
                 NEW MEXICO EDL ASSISTANCE
647111-CY-7      6.000 12/01/2004                 5,000            5,000
                 NEW MEXICO EDL ASSISTANCE
647111-DQ-3      5.750 08/01/2007                 4,962            4,979              2                                      19
                 NEW MEXICO EDL ASSISTANCE
647111-DR-1      5.850 08/01/2008                 9,893            9,936              5                                      60
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW MEXICO                  554,855          554,915              7                                   1,729
--------------------------------------------------------------------------------------------------------------------------------
NEW YORK
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
       1                      2                 14           15           16

                                               Total     Interest on   Dividends on
                                                Gain        Bonds         Stocks
     CUSIP                                   (Loss) on    Received       Received
Identification           Description          Disposal   During Year   During Year
-----------------------------------------------------------------------------------
                 MASSACHUSETTS ED LN AUTH
575633-GX-4      6.000 07/01/2010                            3,900
                 MASSACHUSETTS EDL FING AU
57563R-AP-4      5.750 07/01/2012                            1,725
                 MASSACHUSETTS EDL FING AU
57563R-AR-0      5.850 07/01/2014                            1,755
                 MASSACHUSETTS ST TPK AU M
576018-CW-3      5.250 01/01/2029                          308,000
                 MASSACHUSETTS ST WTR RES
576049-DA-5      6.000 11/01/2006              86,192      180,000
-----------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS             109,406      620,063        XXX
-----------------------------------------------------------------------------------
MICHIGAN
-----------------------------------------------------------------------------------
                 DETROIT MICH CITY SCH DIS
251129-XE-7      4.750 05/01/2028                          168,308
                 MICHIGAN MUN BD AUTH REV
59455R-DJ-2      5.750 10/01/2015                          134,167
                 MICHIGAN ST BLDG AUTH
594613-6G-1      5.625 10/01/2002                           56,250
                 WHITEHALL MICH DIST SCHS
965084-EA-0      6.150 05/01/2018                           22,294
-----------------------------------------------------------------------------------
              TOTAL MICHIGAN                               381,019        XXX
-----------------------------------------------------------------------------------
MINNESOTA
-----------------------------------------------------------------------------------
                 MINNESOTA ST HSG FIN AGY
604154-GG-3      6.250 02/01/2020                            3,281
-----------------------------------------------------------------------------------
              TOTAL MINNESOTA                                3,281        XXX
-----------------------------------------------------------------------------------
NEVADA
-----------------------------------------------------------------------------------
                 CLARK CNTY NEV PASSENGER
181006-BZ-9      6.500 07/01/2012              (1,351)      62,436
                 LAS VEGAS NEV
517696 -GL-8     6.500 04/01/2002                           63,375
                 LAS VEGAS NEV
517696 -GN-4     6.600 04/01/2002                           49,500
                 WASHOE CNTY NEV SCH DIST
940858 -QM-8     6.000 08/01/2006              36,680      187,200
-----------------------------------------------------------------------------------
              TOTAL NEVADA                     35,329      362,511        XXX
-----------------------------------------------------------------------------------
NEW HAMPSHIRE
----------------------------------------------------------------------------------
                 NEW HAMPSHIRE ST TPK SYS
644693-FL-2      4.750 04/01/2029                          138,542
-----------------------------------------------------------------------------------
              TOTAL NEW HAMPSHIRE                          138,542        XXX
-----------------------------------------------------------------------------------
NEW JERSEY
-----------------------------------------------------------------------------------
                 NEW JERSEY ST HGHR ED ASS
646080-ET-4      6.000 07/01/2011                  85        1,384
-----------------------------------------------------------------------------------
              TOTAL NEW JERSEY                     85        1,384        XXX
-----------------------------------------------------------------------------------
NEW MEXICO
-----------------------------------------------------------------------------------
                 NEW MEXICO EDL ASSISTANCE
647111-AY-9      6.550 12/01/2005               1,650       15,305
                 NEW MEXICO EDL ASSISTANCE
647111-CW-1      5.800 12/01/2002                           16,820
                 NEW MEXICO EDL ASSISTANCE
647111-CX-9      5.900 12/01/2003                              885
                 NEW MEXICO EDL ASSISTANCE
647111-CY-7      6.000 12/01/2004                              300
                 NEW MEXICO EDL ASSISTANCE
647111-DQ-3      5.750 08/01/2007                  19          288
                 NEW MEXICO EDL ASSISTANCE
647111-DR-1      5.850 08/01/2008                  60          585
-----------------------------------------------------------------------------------
              TOTAL NEW MEXICO                  1,729       34,183        XXX
-----------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------

                                      E12.5

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

----------------------------------------------------------------------------------------------------------------------------
      1                        2                  3                   4                   5             6             7


                                                                                      Number of
    CUSIP                                     Disposal                                Shares of
Identification           Description            Date          Name of Purchaser         Stock     Consideration   Par Value
----------------------------------------------------------------------------------------------------------------------------
                 NEW YORK DORM AUTH
649838-FX-2      5.750 07/01/2027            03/01/2002   TRANSFER OF SECURITIES                     6,712,079     7,000,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                                                 6,712,079     7,000,000
----------------------------------------------------------------------------------------------------------------------------
OREGON
----------------------------------------------------------------------------------------------------------------------------
                 OREGON ST
68607F-BD-1      5.550 04/01/2010            10/01/2000   VARIOUS                                      100,000       100,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL OREGON                                                                                     100,000       100,000
----------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------
                 BUCKS CNTY PA INDL DEV AU
118612-GA-2      5.750 07/03/2012            08/22/2002   VARIOUS                                      100,000       100,000
                 PENNSYLVANIA ST HGHR ED A
709163-AU-3      5.750 09/03/2026            03/26/2002   SECURITY CALLED BY ISSUER                  1,000,000     1,000,000
                 PHILADELPHIA PA REGL PORT
717877-BD-5      5.450 09/01/2002            09/01/2002   MATURITY                                     500,000       500,000
                 SOUTH WESTERN SCH DIST PA
840659-HJ-8      5.100 06/15/2010            06/15/2002   SECURITY CALLED BY ISSUER                  1,000,000     1,000,000
                 VENANGO CNTY PA
922591-CG-5      6.300 12/01/2019            12/02/2002   SECURITY CALLED BY ISSUER                  1,545,000     1,545,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                                                             4,145,000     4,145,000
----------------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------------
                 MEMPHIS TENN
586144-FL-6      5.500 08/01/2002            08/01/2002   SECURITY CALLED BY ISSUER                  1,010,000     1,000,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                                                1,010,000     1,000,000
----------------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------------
                 ABILENE TEX HIGHER ED AU
003455-DQ-2      5.700 07/01/2005            07/01/2002   SECURITY CALLED BY ISSUER                    265,000       265,000
                 ABILENE TEX HIGHER ED AU
003455-EF-5      6.050 07/01/2009            07/01/2002   SECURITY CALLED BY ISSUER                    155,000       155,000
                 ANDERSON CNTY TEX REV
033815-AK-7      5.500 03/15/2002            03/15/2002   MATURITY                                   4,525,000     4,525,000
                 HOUSTON TEX WTR & SWR SYS
442436-G8-8      5.000 12/01/2028            06/06/2002   VARIOUS                                    5,033,781     5,300,000
                 NORTH TEX MUN WTR DIST TE
662837-SJ-3      6.000 09/01/2002            09/01/2002   MATURITY                                   5,000,000     5,000,000
                 TEXAS HEALTH FACS DEV COR
882479-DH-8      6.250 12/01/2002            12/02/2002   SECURITY CALLED BY ISSUER                  3,131,400     3,070,000
                 TEXAS MUN PWR AGY REV
882555-QY-4      6.000 09/01/2002            09/01/2002   SECURITY CALLED BY ISSUER                  2,601,000     2,550,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                                                                   20,711,181    20,865,000
----------------------------------------------------------------------------------------------------------------------------
VIRGINIA
----------------------------------------------------------------------------------------------------------------------------
                 NEWPORT NEWS VA
652234-DH-5      5.500 05/01/2003            07/02/2002   CRAIGIE INCORPORATED                         516,240       500,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL VIRGINIA                                                                                   516,240       500,000
----------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------
                 WASHINGTON ST
939741-LS-1      6.250 09/01/2009            09/04/2001   SECURITY CALLED BY ISSUER                     50,000        50,000
----------------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                                                                  50,000        50,000
----------------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------------
                 MILWAUKEE WIS
602364-RY-9      5.300 11/15/2002            11/15/2002   SECURITY CALLED BY ISSUER                    470,000       470,000
                 OSHKOSH WIS
68825E-DN-6      5.750 12/01/2002            12/02/2002   SECURITY CALLED BY ISSUER                    700,000       700,000
                 WISCONSIN HSG & ECO DV AU
976900-Y5-3      6.600 09/01/2007            09/01/2002   SECURITY CALLED BY ISSUER                  3,060,000     3,000,000
                 WISCONSIN ST
977056-DA-5      5.400 11/01/2010            12/02/2002   SECURITY CALLED BY ISSUER                     40,000        40,000
                 WISCONSIN ST HEALTH & EDL
97710A-BW-3      6.250 06/01/2007            09/26/2002   SECURITY CALLED BY ISSUER                  3,570,000     3,500,000
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
      1                        2                  8                9               10           11           12
                                                                                             Increase
                                                                                Increase    (Decrease)     Foreign
                                                             Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                  Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description        Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
--------------------------------------------------------------------------------------------------------------------
                 NEW YORK DORM AUTH
649838-FX-2      5.750 07/01/2027              6,709,014        6,711,266            813
--------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                           6,709,014        6,711,266            813
--------------------------------------------------------------------------------------------------------------------
OREGON
--------------------------------------------------------------------------------------------------------------------
                 OREGON ST
68607F-BD-1      5.550 04/01/2010                100,000          100,000
--------------------------------------------------------------------------------------------------------------------
      TOTAL OREGON                               100,000          100,000
--------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------
                 BUCKS CNTY PA INDL DEV AU
118612-GA-2      5.750 07/03/2012                100,000          100,000
                 PENNSYLVANIA ST HGHR ED A
709163-AU-3      5.750 09/03/2026              1,000,000        1,000,000
                 PHILADELPHIA PA REGL PORT
717877-BD-5      5.450 09/01/2002                496,295          499,678            322
                 SOUTH WESTERN SCH DIST PA
840659-HJ-8      5.100 06/15/2010                989,930          993,222            295
                 VENANGO CNTY PA
922591-CG-5      6.300 12/01/2019              1,630,865        1,560,716        (15,716)
--------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                       4,217,090        4,153,616        (15,099)
--------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------
                 MEMPHIS TENN
586144-FL-6      5.500 08/01/2002                989,920        1,008,008          1,992
--------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                            989,920        1,008,008          1,992
--------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------
                 ABILENE TEX HIGHER ED AU
003455-DQ-2      5.700 07/01/2005                265,000          265,000
                 ABILENE TEX HIGHER ED AU
003455-EF-5      6.050 07/01/2009                155,000          155,000
                 ANDERSON CNTY TEX REV
033815-AK-7      5.500 03/15/2002              4,383,566        4,520,208          4,792
                 HOUSTON TEX WTR & SWR SYS
442436-G8-8      5.000 12/01/2028              4,966,586        4,968,847          2,351
                 NORTH TEX MUN WTR DIST TE
662837-SJ-3      6.000 09/01/2002              5,091,600        5,008,042         (8,042)
                 TEXAS HEALTH FACS DEV COR
882479-DH-8      6.250 12/01/2002              3,055,755        3,122,296          9,104
                 TEXAS MUN PWR AGY REV
882555-QY-4      6.000 09/01/2002              2,530,850        2,594,806          6,194
--------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                             20,448,357       20,634,199         14,399
--------------------------------------------------------------------------------------------------------------------
VIRGINIA
--------------------------------------------------------------------------------------------------------------------
                 NEWPORT NEWS VA
652234-DH-5      5.500 05/01/2003                517,717          516,692         (6,427)
--------------------------------------------------------------------------------------------------------------------
      TOTAL VIRGINIA                             517,717          516,692         (6,427)
--------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------
                 WASHINGTON ST
939741-LS-1      6.250 09/01/2009                 52,156           50,000
--------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                            52,156           50,000
--------------------------------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------------------------------
                 MILWAUKEE WIS
602364-RY-9      5.300 11/15/2002                462,837          468,948          1,052
                 OSHKOSH WIS
68825E-DN-6      5.750 12/01/2002                696,451          699,480            520
                 WISCONSIN HSG & ECO DV AU
976900-Y5-3      6.600 09/01/2007              3,026,250        3,013,253         (1,318)
                 WISCONSIN ST
977056-DA-5      5.400 11/01/2010                 39,705           39,800             17
                 WISCONSIN ST HEALTH & EDL
97710A-BW-3      6.250 06/01/2007              3,500,000        3,500,000
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
      1                        2                  13             14           15             16

                                                                          Interest on   Dividends on
                                             Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                      (Loss) on      (Loss) on    Received       Received
Identification            Description          Disposal       Disposal    During Year    During Year
----------------------------------------------------------------------------------------------------
                 NEW YORK DORM AUTH
649838-FX-2      5.750 07/01/2027                                           268,333
----------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                        268,333          XXX
----------------------------------------------------------------------------------------------------
OREGON
----------------------------------------------------------------------------------------------------
                 OREGON ST
68607F-BD-1      5.550 04/01/2010                                             5,030
----------------------------------------------------------------------------------------------------
      TOTAL OREGON                                                            5,030          XXX
----------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------
                 BUCKS CNTY PA INDL DEV AU
118612-GA-2      5.750 07/03/2012                                             2,029
                 PENNSYLVANIA ST HGHR ED A
709163-AU-3      5.750 09/03/2026                                             3,965
                 PHILADELPHIA PA REGL PORT
717877-BD-5      5.450 09/01/2002                                            27,250
                 SOUTH WESTERN SCH DIST PA
840659-HJ-8      5.100 06/15/2010                 6,483         6,483        25,500
                 VENANGO CNTY PA
922591-CG-5      6.300 12/01/2019                                            97,335
----------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                          6,483         6,483       156,079          XXX
----------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------
                 MEMPHIS TENN
586144-FL-6      5.500 08/01/2002                                            55,000
----------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                        55,000          XXX
----------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------
                 ABILENE TEX HIGHER ED AU
003455-DQ-2      5.700 07/01/2005                                            10,973
                 ABILENE TEX HIGHER ED AU
003455-EF-5      6.050 07/01/2009                                             7,260
                 ANDERSON CNTY TEX REV
033815-AK-7      5.500 03/15/2002                                           124,438
                 HOUSTON TEX WTR & SWR SYS
442436-G8-8      5.000 12/01/2028                62,583        62,583       134,708
                 NORTH TEX MUN WTR DIST TE
662837-SJ-3      6.000 09/01/2002                                           300,000
                 TEXAS HEALTH FACS DEV COR
882479-DH-8      6.250 12/01/2002                                           191,875
                 TEXAS MUN PWR AGY REV
882555-QY-4      6.000 09/01/2002                                           153,000
----------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                62,583        62,583       922,254          XXX
----------------------------------------------------------------------------------------------------
VIRGINIA
----------------------------------------------------------------------------------------------------
                 NEWPORT NEWS VA
652234-DH-5      5.500 05/01/2003                 5,975         5,975        18,868
----------------------------------------------------------------------------------------------------
      TOTAL VIRGINIA                              5,975         5,975        18,868          XXX
----------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------
                 WASHINGTON ST
939741-LS-1      6.250 09/01/2009
----------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                                                       XXX
----------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------
                 MILWAUKEE WIS
602364-RY-9      5.300 11/15/2002                                            24,910
                 OSHKOSH WIS
68825E-DN-6      5.750 12/01/2002                                            40,250
                 WISCONSIN HSG & ECO DV AU
976900-Y5-3      6.600 09/01/2007                48,066        48,066       198,000
                 WISCONSIN ST
977056-DA-5      5.400 11/01/2010                   183           183         2,167
                 WISCONSIN ST HEALTH & EDL
97710A-BW-3      6.250 06/01/2007                70,000        70,000       179,253
----------------------------------------------------------------------------------------------------

                                      E12.6

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

--------------------------------------------------------------------------------------------------------------------------------
      1                        2                     3                   4                   5             6              7


                                                                                         Number of
    CUSIP                                        Disposal                                Shares of
Identification            Description              Date          Name of Purchaser         Stock     Consideration    Par Value
--------------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST TRANS
977123-KS-6      5.500 07/01/2015               03/28/2002   UBS PAINE WEBBER                           4,594,873      4,360,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL WISCONSIN                                                                                  12,434,873     12,070,000
--------------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivisions -
      United States                                                                                   149,645,453    152,805,000
--------------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political Subdivisions                                                           149,645,453    152,805,000
--------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
--------------------------------------------------------------------------------------------------------------------------------
                 ALABAMA WTR POLLUTION CTL
010653-BT-9      6.250 08/15/2014               02/15/2002   SECURITY CALLED BY ISSUER                  2,000,000      2,000,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                                                     2,000,000      2,000,000
--------------------------------------------------------------------------------------------------------------------------------
ALASKA
--------------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DP-3      5.500 10/01/2028               01/15/2002   BEAR STEARNS & CO                          7,005,250      7,000,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                                                                      7,005,250      7,000,000
--------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
                 BERKELEY CNTY S C SCH DIS
084203-QA-9      7.000 04/01/2002               04/01/2002   MATURITY                                     500,000        500,000
                 CALIFORNIA HSG FIN AGY REV
13033C-2V-8      4.080 08/01/2023               08/02/2002   VARIOUS                                      200,000        200,000
                 LONG BEACH CALIF FING AUTH
542414-BD-8      5.800 11/01/2002               11/01/2002   SECURITY CALLED BY ISSUER                    367,200        360,000
                 LONG BEACH CALIF FING AUTH
542414-BM-8      5.800 11/01/2004               12/16/2002   SECURITY CALLED BY ISSUER                  1,341,300      1,315,000
                 LOS ANGELES CNTY CALIF PU
544738-AP-2      5.000 03/01/2011               02/19/2002   LEHMAN BROTHERS                            4,683,105      4,500,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                                                  7,091,605      6,875,000
--------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST SPL TAX OB
207757-B7-9      5.500 10/01/2013               03/01/2002   TRANSFER OF SECURITIES                     4,651,016      4,400,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                                                                                 4,651,016      4,400,000
--------------------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
--------------------------------------------------------------------------------------------------------------------------------
                 METROPOLITAN WASH DC ARPT
592646-AX-1      5.000 10/01/2031               02/08/2002   BEAR STEARNS & CO                          3,891,280      4,000,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL DISTRICT OF COLUMBIA                                                                        3,891,280      4,000,000
--------------------------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------------------------
                 FLORIDA ST MUN PWR AGY RE
342816-HJ-7      6.000 10/01/2027               10/01/2002   SECURITY CALLED BY ISSUER                    765,000        750,000
                 JACKSONVILLE FLA GTD ENTI
469398-AM-3      5.900 10/01/2006               10/01/2002   SECURITY CALLED BY ISSUER                  1,428,000      1,400,000
                 LAKELAND FLA ELEC & WTR R
511678-PX-6      4.750 10/01/2017               05/31/2002   MERRILL LYNCH                              2,449,525      2,455,000
                 MIAMI-DADE CNTY FLA SPL 0
59333N-EE-9      10/01/2028                     09/19/2002   BEAR STEARNS & CO                          5,305,271     23,625,000
                 MIAMI-DADE CNTY FLA WTR &
59334D-AC-8      5.000 10/01/2029               08/07/2002   BEAR STEARNS & CO                          6,916,000      7,000,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                                                                    16,863,796     35,230,000
--------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------------------------------
                 CHICAG0 ILL WASTEWATER TR
167727-EQ-5      5.125 01/01/2020               04/26/2002   LEHMAN BROTHERS                            2,363,710      2,390,000
                 ILLINOIS HEALTH FACS AUTH
45200L-G4-2      1.000 01/01/2028               12/31/2002   SECURITY CALLED BY ISSUER                  1,450,000      1,450,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                                                    3,813,710      3,840,000
--------------------------------------------------------------------------------------------------------------------------------
IOWA
--------------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT AUTH IOWA
888805-AF-5      5.300 06/01/2025               11/07/2002   BEAR STEARNS & CO                          8,505,750     10,000,000
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL IOWA                                                                                        8,505,750     10,000,000
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                        2                     8                9               10           11           12
                                                                                                Increase
                                                                                   Increase    (Decrease)     Foreign
                                                                Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                     Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description           Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
-----------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST TRANS
977123-KS-6      5.500 07/01/2015                 4,238,051        4,246,649          1,446
-----------------------------------------------------------------------------------------------------------------------
      TOTAL WISCONSIN                            11,963,294       11,968,130          1,717
-----------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivisions -
                  United States                 148,054,318      148,246,119         14,209
-----------------------------------------------------------------------------------------------------------------------
2499999 - Bonds - Political Subdivisions        148,054,318      148,246,119         14,209
-----------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
-----------------------------------------------------------------------------------------------------------------------
                 ALABAMA WTR POLLUTION CTL
010653-BT-9      6.250 08/15/2014                 2,096,915        2,026,002        (26,002)
-----------------------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                               2,096,915        2,026,002        (26,002)
-----------------------------------------------------------------------------------------------------------------------
ALASKA
-----------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DP-3      5.500 10/01/2028                 7,062,200        7,110,570            757
-----------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                7,062,200        7,110,570            757
-----------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-----------------------------------------------------------------------------------------------------------------------
                 BERKELEY CNTY S C SCH DIS
084203-QA-9      7.000 04/01/2002                   519,950          504,412         (4,412)
                 CALIFORNIA HSG FIN AGY REV
13033C-2V-8      4.080 08/01/2023                   200,000          200,000
                 LONG BEACH CALIF FING AUTH
542414-BD-8      5.800 11/01/2002                   356,926          366,085          1,115
                 LONG BEACH CALIF FING AUTH
542414-BM-8      5.800 11/01/2004                 1,303,770        1,311,613          1,065
                 LOS ANGELES CNTY CALIF PU
544738-AP-2      5.000 03/01/2011                 4,438,143        4,439,850            697
-----------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                            6,818,789        6,821,960         (1,535)
-----------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-----------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST SPL TAX OB
207757-B7-9      5.500 10/01/2013                 4,658,837        4,653,697         (2,680)
-----------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                           4,658,837        4,653,697         (2,680)
-----------------------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-----------------------------------------------------------------------------------------------------------------------
                 METROPOLITAN WASH DC ARPT
592646-AX-1      5.000 10/01/2031                 3,854,600        3,856,106            237
-----------------------------------------------------------------------------------------------------------------------
      TOTAL DISTRICT OF COLUMBIA                  3,854,600        3,856,106            237
-----------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------
                 FLORIDA ST MUN PWR AGY RE
342816-HJ-7      6.000 10/01/2027                   785,850          773,825         (8,825)
                 JACKSONVILLE FLA GTD ENTI
469398-AM-3      5.900 10/01/2006                 1,393,600        1,394,046            831
                 LAKELAND FLA ELEC & WTR R
511678-PX-6      4.750 10/01/2017                 2,387,389        2,393,869          1,111
                 MIAMI-DADE CNTY FLA SPL 0
59333N-EE-9      10/01/2028                       4,776,739        5,672,107        160,926
                 MIAMI-DADE CNTY FLA WTR &
59334D-AC-8      5.000 10/01/2029                 6,849,710        6,855,933          1,475
-----------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                              16,193,288       17,089,780        155,518
-----------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------
                 CHICAG0 ILL WASTEWATER TR
167727-EQ-5      5.125 01/01/2020                 2,357,138        2,382,675          2,409
                 ILLINOIS HEALTH FACS AUTH
45200L-G4-2      1.000 01/01/2028                 1,450,000        1,450,000
-----------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                              3,807,138        3,832,675          2,409
-----------------------------------------------------------------------------------------------------------------------
IOWA
-----------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT AUTH IOWA
888805-AF-5      5.300 06/01/2025                 9,736,800        9,738,392          4,857
-----------------------------------------------------------------------------------------------------------------------
      TOTAL IOWA                                  9,736,800        9,738,392          4,857
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
      1                        2                     13             14           15             16

                                                                             Interest on   Dividends on
                                                Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                         (Loss) on      (Loss) on    Received       Received
Identification            Description             Disposal       Disposal    During Year    During Year
-------------------------------------------------------------------------------------------------------
                 WISCONSIN ST TRANS
977123-KS-6      5.500 07/01/2015                   346,778        346,778      181,182
-------------------------------------------------------------------------------------------------------
      TOTAL WISCONSIN                               465,027        465,027      625,762         XXX
-------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivisions -
                  United States                   1,384,732      1,384,732    6,371,841         XXX
-------------------------------------------------------------------------------------------------------
2499999 - Bonds - Political Subdivisions          1,384,732      1,384,732    6,371,841         XXX
-------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
-------------------------------------------------------------------------------------------------------
                 ALABAMA WTR POLLUTION CTL
010653-BT-9      6.250 08/15/2014                                                62,500
-------------------------------------------------------------------------------------------------------
      TOTAL ALABAMA                                                              62,500         XXX
-------------------------------------------------------------------------------------------------------
ALASKA
-------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DP-3      5.500 10/01/2028                  (106,076)      (106,076)     114,431
-------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                 (106,076)      (106,076)     114,431         XXX
-------------------------------------------------------------------------------------------------------
CALIFORNIA
-------------------------------------------------------------------------------------------------------
                 BERKELEY CNTY S C SCH DIS
084203-QA-9      7.000 04/01/2002                                                17,500
                 CALIFORNIA HSG FIN AGY REV
13033C-2V-8      4.080 08/01/2023                                                 7,411
                 LONG BEACH CALIF FING AUTH
542414-BD-8      5.800 11/01/2002                                                20,880
                 LONG BEACH CALIF FING AUTH
542414-BM-8      5.800 11/01/2004                    28,622         28,622       84,571
                 LOS ANGELES CNTY CALIF PU
544738-AP-2      5.000 03/01/2011                   242,558        242,558      105,625
-------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                              271,180        271,180      235,987         XXX
-------------------------------------------------------------------------------------------------------
CONNECTICUT
-------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST SPL TAX OB
207757-B7-9      5.500 10/01/2013                                               100,833
-------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                                                         100,833         XXX
-------------------------------------------------------------------------------------------------------
DISTRICT OF COLUMBIA
-------------------------------------------------------------------------------------------------------
                 METROPOLITAN WASH DC ARPT
592646-AX-1      5.000 10/01/2031                    34,937         34,937       73,333
-------------------------------------------------------------------------------------------------------
      TOTAL DISTRICT OF COLUMBIA                     34,937         34,937       73,333         XXX
-------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------
                 FLORIDA ST MUN PWR AGY RE
342816-HJ-7      6.000 10/01/2027                                                45,000
                 JACKSONVILLE FLA GTD ENTI
469398-AM-3      5.900 10/01/2006                    33,123         33,123       82,600
                 LAKELAND FLA ELEC & WTR R
511678-PX-6      4.750 10/01/2017                    54,545         54,545       79,037
                 MIAMI-DADE CNTY FLA SPL 0
59333N-EE-9      10/01/2028                        (527,761)      (527,761)
                 MIAMI-DADE CNTY FLA WTR &
59334D-AC-8      5.000 10/01/2029                    58,591         58,591      302,361
-------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                (381,502)      (381,502)     508,998         XXX
-------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------
                 CHICAG0 ILL WASTEWATER TR
167727-EQ-5      5.125 01/01/2020                   (21,374)       (21,374)     102,073
                 ILLINOIS HEALTH FACS AUTH
45200L-G4-2      1.000 01/01/2028                                                16,161
-------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                (21,374)       (21,374)     118,234         XXX
-------------------------------------------------------------------------------------------------------
IOWA
-------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT AUTH IOWA
888805-AF-5      5.300 06/01/2025                (1,237,500)    (1,237,500)     551,347
-------------------------------------------------------------------------------------------------------
      TOTAL IOWA                                 (1,237,500)    (1,237,500)     551,347         XXX
-------------------------------------------------------------------------------------------------------

                                      E12.7

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

     Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

---------------------------------------------------------------------------------------------------------------------
      1                           2                    3                    4                   5             6
                                                                                            Number of
    CUSIP                                           Disposal                                Shares of
Identification            Description                 Date          Name of Purchaser         Stock     Consideration
---------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS BAY TRANSN
575566-R9-7      5.500 03/01/2012                  03/01/2002   TRANSFER OF SECURITIES                     5,185,371
                 MASSACHUSETTS BAY TRANSN
575577-AV-3      5.250 07/01/2030                  08/29/2002   VARIOUS                                   14,987,873
                 MASSACHUSETTS EDL FING AU
57563R-CH-0      4.450 07/01/2008                  07/01/2002   SECURITY CALLED BY ISSUER                    825,000
                 MASSACHUSETTS ST HLTH & E
57585J-TC-5      5.500 07/01/2006                  03/01/2002   TRANSFER OF SECURITIES                     5,371,233
                 MASSACHUSETTS ST PORT AUT
575895-VE-4      5.000 07/01/2027                  03/04/2002   BEAR STEARNS & CO                          4,758,450
                 MASSACHUSETTS ST WTR POL
576047-JW-5      4.750 02/01/2026                  08/01/2002   BEAR STEARNS & CO                          4,751,950
---------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                                                                                    35,879,877
---------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------
                 MICHIGAN ST TRUNK LINE
594695-F2-9      5.250 11/01/2030                  10/16/2002   BEAR STEARNS & CO                          5,865,338
---------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                                                                          5,865,338
---------------------------------------------------------------------------------------------------------------------
MISSOURI
---------------------------------------------------------------------------------------------------------------------
                 MISSOURI ST ENV IMP&ENERG
606915-SZ-0      4.500 01/01/2018                  08/02/2002   SALAMON BROTHERS                           3,890,250
                 ST LOUIS MO ARPT REV
791638-RC-5      5.250 07/01/2031                  07/22/2002   VARIOUS                                    6,507,500
---------------------------------------------------------------------------------------------------------------------
   T0TAL MISSOURI                                                                                         10,397,750
---------------------------------------------------------------------------------------------------------------------
MONTANA
---------------------------------------------------------------------------------------------------------------------
                 MONTANA ST HEALTH FAC AUTH
61213E-FP-4      4.625 02/15/2017                  09/10/2002   VARIOUS                                       50,000
---------------------------------------------------------------------------------------------------------------------
   T0TAL MONTANA                                                                                              50,000
---------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------
                 NEBRASKA INVT FIN AUTH SI
63967C-KW-1      2.000 09/01/2026                  09/03/2002   SECURITY CALLED BY ISSUER                    275,000
---------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                                                                            275,000
---------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST TRANSN TR F
646135-QY-2      5.750 06/15/2016                  03/01/2002   TRANSFER OF SECURITIES                     6,599,430
---------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                                                                        6,599,430
---------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------
                 NEW YORK N Y CITY TRANSIT
649716-CE-5      4.750 11/15/2023                  02/27/2002   BEAR STEARNS & CO                          2,834,700
                 NEW YORK N Y CITY TRANSIT
649716-JR-9      4.750 11/01/2023                  05/08/2002   LEHMAN BROTHERS                           12,024,342
                 NEW YORK ST URBAN DEV COR
650031-DZ-7      6.000 07/01/2006                  03/01/2002   TRANSFER OF SECURITIES                     2,282,944
                 TRIBOROUGH BRDG & TUNL AU
896029-5F-8      5.000 01/01/2032                  04/23/2002   BEAR STEARNS & CO                         13,116,180
                 TRIBOROUGH BRDG & TUNL AU
896033-PC-5      5.500 01/01/2017                  12/13/2002   SECURITY CALLED BY ISSUER                    805,000
---------------------------------------------------------------------------------------------------------------------
   T0TAL NEW YORK                                                                                         31,063,166
---------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------
                 HAMILTON OHIO ELEC SYS MT
40727F-CQ-5      6.125 10/15/2008                  12/19/2002   SECURITY CALLED BY ISSUER                  1,020,000
                 ORANGE OHIO CITY SCH DIST
685165-CE-0      5.000 12/01/2023                  06/14/2002   SALOMON SMITH BARNEY                       1,980,000
---------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                                                                              3,000,000
---------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
---------------------------------------------------------------------------------------------------------------------
                 DELAWARE RIV PORT AUTH PA
246352-AS-7      5.250 01/01/2004                  03/01/2002   TRANSFER OF SECURITIES                     5,980,043
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                           2                         7           8                9               10           11
                                                                                                                   Increase
                                                                                                      Increase    (Decrease)
                                                                                   Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                        Carrying Value at       by        Exchange
Identification            Description                  Par Value   Actual Cost     Disposal Date     Adjustment   Adjustment
----------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS BAY TRANSN
575566-R9-7      5.500 03/01/2012                      5,000,000     5,194,731        5,188,491        (3,120)
                 MASSACHUSETTS BAY TRANSN
575577-AV-3      5.250 07/01/2030                     14,750,000    14,479,485       14,483,633         2,902
                 MASSACHUSETTS EDL FING AU
57563R-CH-0      4.450 07/01/2008                        825,000       825,000          825,000
                 MASSACHUSETTS ST HLTH & E
57585J-TC-5      5.500 07/01/2006                      5,230,000     5,385,402        5,376,146        (4,913)
                 MASSACHUSETTS ST PORT AUT
575895-VE-4      5.000 07/01/2027                      5,000,000     4,762,500        4,772,836           786
                 MASSACHUSETTS ST WTR POL
576047-JW-5      4.750 02/01/2026                      5,000,000     4,680,000        4,696,945         3,861
----------------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                                35,805,000    35,327,118       35,343,051          (484)
----------------------------------------------------------------------------------------------------------------------------
MICHIGAN
----------------------------------------------------------------------------------------------------------------------------
                 MICHIGAN ST TRUNK LINE
594695-F2-9      5.250 11/01/2030                      5,680,000     5,654,213        5,654,856           308
----------------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                      5,680,000     5,654,213        5,654,856           308
----------------------------------------------------------------------------------------------------------------------------
MISSOURI
----------------------------------------------------------------------------------------------------------------------------
                 MISSOURI ST ENV IMP&ENERG
606915-SZ-0      4.500 01/01/2018                      3,990,000     3,752,056        3,755,473         5,850
                 ST LOUIS MO ARPT REV
791638-RC-5      5.250 07/01/2031                      6,500,000     6,431,620        6,433,333             1
----------------------------------------------------------------------------------------------------------------------------
   T0TAL MISSOURI                                     10,490,000    10,183,676       10,188,806         5,851
----------------------------------------------------------------------------------------------------------------------------
MONTANA
----------------------------------------------------------------------------------------------------------------------------
                 MONTANA ST HEALTH FAC AUTH
61213E-FP-4      4.625 02/15/2017                         50,000        50,000           50,000
----------------------------------------------------------------------------------------------------------------------------
   T0TAL MONTANA                                          50,000        50,000           50,000
----------------------------------------------------------------------------------------------------------------------------
NEBRASKA
----------------------------------------------------------------------------------------------------------------------------
                 NEBRASKA INVT FIN AUTH SI
63967C-KW-1      2.000 09/01/2026                        275,000       275,000          275,000
----------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                        275,000       275,000          275,000
----------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST TRANSN TR F
646135-QY-2      5.750 06/15/2016                      6,460,000     6,602,004        6,600,507        (1,077)
----------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                    6,460,000     6,602,004        6,600,507        (1,077)
----------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------
                 NEW YORK N Y CITY TRANSIT
649716-CE-5      4.750 11/15/2023                      3,000,000     2,828,280        2,832,315           733
                 NEW YORK N Y CITY TRANSIT
649716-JR-9      4.750 11/01/2023                     13,000,000    12,290,720       12,317,911         6,099
                 NEW YORK ST URBAN DEV COR
650031-DZ-7      6.000 07/01/2006                      2,215,000     2,289,688        2,285,288        (2,344)
                 TRIBOROUGH BRDG & TUNL AU
896029-5F-8      5.000 01/01/2032                     14,000,000    13,469,560       13,471,055         7,127
                 TRIBOROUGH BRDG & TUNL AU
896033-PC-5      5.500 01/01/2017                        805,000       830,156          805,000
----------------------------------------------------------------------------------------------------------------------------
   T0TAL NEW YORK                                     33,020,000    31,708,404       31,711,569        11,615
----------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------
                 HAMILTON OHIO ELEC SYS MT
40727F-CQ-5      6.125 10/15/2008                      1,000,000       995,710          995,957           479
                 ORANGE OHIO CITY SCH DIST
685165-CE-0      5.000 12/01/2023                      2,000,000     1,749,280        1,751,293         2,610
----------------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                          3,000,000     2,744,990        2,747,250         3,089
----------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------
                 DELAWARE RIV PORT AUTH PA
246352-AS-7      5.250 01/01/2004                      5,845,000     6,014,997        5,991,932       (11,889)
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                           2                     12             13            14            15            16
                                                     Foreign                                  Interest on   Dividends on
                                                    Exchange     Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                          Gain (Loss)     (Loss) on     (Loss) on      Received      Received
Identification            Description              on Disposal      Disposal      Disposal    During Year    During Year
------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS BAY TRANSN
575566-R9-7      5.500 03/01/2012                                                                137,500
                 MASSACHUSETTS BAY TRANSN
575577-AV-3      5.250 07/01/2030                                    501,337       501,337       890,495
                 MASSACHUSETTS EDL FING AU
57563R-CH-0      4.450 07/01/2008                                                                 22,918
                 MASSACHUSETTS ST HLTH & E
57585J-TC-5      5.500 07/01/2006                                                                191,767
                 MASSACHUSETTS ST PORT AUT
575895-VE-4      5.000 07/01/2027                                    (15,172)      (15,172)      170,833
                 MASSACHUSETTS ST WTR POL
576047-JW-5      4.750 02/01/2026                                     51,144        51,144       240,799
------------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                                               537,309       537,309     1,654,312         XXX
------------------------------------------------------------------------------------------------------------------------
MICHIGAN
------------------------------------------------------------------------------------------------------------------------
                 MICHIGAN ST TRUNK LINE
594695-F2-9      5.250 11/01/2030                                    210,174       210,174       289,917
------------------------------------------------------------------------------------------------------------------------
   TOTAL MICHIGAN                                                    210,174       210,174       289,917         XXX
------------------------------------------------------------------------------------------------------------------------
MISSOURI
------------------------------------------------------------------------------------------------------------------------
                 MISSOURI ST ENV IMP&ENERG
606915-SZ-O      4.500 01/01/2018                                    128,927       128,927       197,505
                 ST LOUIS MO ARPT REV
791638-RC-5      5.250 07/01/2031                                     74,166        74,166       417,229
------------------------------------------------------------------------------------------------------------------------
   T0TAL MISSOURI                                                    203,093       203,093       614,734         XXX
------------------------------------------------------------------------------------------------------------------------
MONTANA
------------------------------------------------------------------------------------------------------------------------
                 MONTANA ST HEALTH FAC AUTH
61213E-FP-4      4.625 02/15/2017                                                                    284
------------------------------------------------------------------------------------------------------------------------
   T0TAL MONTANA                                                                                     284         XXX
------------------------------------------------------------------------------------------------------------------------
NEBRASKA
------------------------------------------------------------------------------------------------------------------------
                 NEBRASKA INVT FIN AUTH SI
63967C-KW-1      2.000 09/01/2026                                                                  2,035
------------------------------------------------------------------------------------------------------------------------
   TOTAL NEBRASKA                                                                                  2,035         XXX
------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
------------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST TRANSN TR F
646135-QY-2      5.750 06/15/2016                                                                 78,417
------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW JERSEY                                                                               78,417         XXX
------------------------------------------------------------------------------------------------------------------------
NEW YORK
------------------------------------------------------------------------------------------------------------------------
                 NEW YORK N Y CITY TRANSIT
649716-CE-5      4.750 11/15/2023                                      1,653         1,653        43,146
                 NEW YORK N Y CITY TRANSIT
649716-JR-9      4.750 11/01/2023                                   (299,667)     (299,667)      322,631
                 NEW YORK ST URBAN DEV COR
650031-DZ-7      6.000 07/01/2006                                                                 88,600
                 TRIBOROUGH BRDG & TUNL AU
896029-5F-8      5.000 01/01/2032                                   (362,002)     (362,002)      313,056
                 TRIBOROUGH BRDG & TUNL AU
896033-PC-5      5.500 01/01/2017                                                                 64,199
------------------------------------------------------------------------------------------------------------------------
   T0TAL NEW YORK                                                   (660,016)     (660,016)      831,632         XXX
------------------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------------------
                 HAMILTON OHIO ELEC SYS MT
40727F-CQ-5      6.125 10/15/2008                                     23,565        23,565        72,139
                 ORANGE OHIO CITY SCH DIST
685165-CE-0      5.000 12/01/2023                                    226,097       226,097        55,000
------------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                                        249,662       249,662       127,139         XXX
------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------------
                 DELAWARE RIV PORT AUTH PA
246352-AS-7      5.250 01/01/2004                                                                204,575
------------------------------------------------------------------------------------------------------------------------

                                      E12.8

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

     Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

------------------------------------------------------------------------------------------------------------------------
      1                           2                        3                    4                  5             6
                                                                                               Number of
    CUSIP                                              Disposal                                Shares of
Identification            Description                    Date          Name of Purchaser         Stock     Consideration
------------------------------------------------------------------------------------------------------------------------
                 PENNSYLVANIA ST TPK COMM
709222-AZ-6      5.000 07/15/2028                     07/31/2002   SALOMON SMITH BARNEY                       5,922,480
                 PENNSYLVANIA ST TPK COMM
709222-BA-0      5.000 07/15/2031                     08/01/2002   SALOMON SMITH BARNEY                       4,909,750
                 YORK CNTY PA HOSP AUTH REV
986392-JU-3      5.000 07/01/2021                     08/30/2002   VARIOUS                                       50,000
------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                                                                        16,862,273
------------------------------------------------------------------------------------------------------------------------
TENNESSEE
------------------------------------------------------------------------------------------------------------------------
                 MET GOVT NASH&DAV CNTY TE
592098-ZM-2      4.750 01/01/2022                     03/01/2002   TRANSFER OF SECURITIES                     9,042,156
------------------------------------------------------------------------------------------------------------------------
   TOTAL TENNESSEE                                                                                            9,042,156
------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------
                 DALLAS TEX AREA RAPID TRAN
235241-BA-3      5.000 12/01/2031                     07/23/2002   SALAMON BROTHERS                           3,909,400
                 DALLAS TEX WTRWKS & SWR SYS
235416-PU-2      5.000 10/01/2029                     06/26/2002   LEHMAN BROTHERS                            9,633,300
                 FRISCO TEX INDPT SCH DIST
358802-RR-9      5.000 08/15/2030                     08/26/2002   SALOMAN BROTHERS                           4,898,000
                 SAN ANTONIO TEX ELEC & GA
796253-NX-6      5.750 02/01/2002                     02/01/2002   SECURITY CALLED BY ISSUER                    772,650
                 TARRANT CNTY TEX HL TH FAC
876385-EA-9      6.000 09/01/2024                     10/31/2002   BEAR STEARNS & CO.                         5,646,650
------------------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS                                                                                               24,860,000
------------------------------------------------------------------------------------------------------------------------
VERMONT
------------------------------------------------------------------------------------------------------------------------
                 VERMONT ST STUDENT ASSIST CORP REV
92428C-DM-3      5.000 12/15/2002                     12/15/2002   MATURITY                                     500,000
------------------------------------------------------------------------------------------------------------------------
   TOTAL VERMONT                                                                                                500,000
------------------------------------------------------------------------------------------------------------------------
VIRGINIA
------------------------------------------------------------------------------------------------------------------------
                 VIRGINIA COLLEGE BLDG AU
927780-KT-2      6.400 01/02/2002                     01/01/2002   SECURITY CALLED BY ISSUER                    510,000
                 VIRGINIA ST TRANSN BRD TR
928184-CT-5      3.000 04/01/2018                     08/29/2002   LEHMAN BROTHERS                              250,000
------------------------------------------------------------------------------------------------------------------------
   TOTAL VIRGINIA                                                                                               760,000
------------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977056-PL-8      5.350 05/01/2028                     12/02/2002   SECURITY CALLED BY ISSUER                    525,000
                 WISCONSIN ST TRANSN REV
977123-LZ-9      5.500 07/01/2022                     07/01/2002   SECURITY CALLED BY ISSUER                  3,800,000
------------------------------------------------------------------------------------------------------------------------
   TOTAL WISCONSIN                                                                                            4,325,000
------------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States                                                          203,302,397
------------------------------------------------------------------------------------------------------------------------
3199999 - Bonds - Special Revenues                                                                          203,302,397
------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------
                 AOL TIME WARNER INC
00184A-AB-1      6.750 04/15/2011                     09/24/2002   VARIOUS                                      180,407
                 AHOLD FIN
008685-AA-7      6.250 05/01/2009                     07/30/2002   VARIOUS                                      416,935
                 AHOLD FIN U S A INC
008685-AC-3      8.250 07/15/2010                     07/29/2002   DEUTSCHE BANK CAPITAL                        136,671
                 ALABAMA PWR CO
010392-DS-4      7.850 05/15/2003                     04/17/2002   LEHMAN BROTHERS                            1,051,530
                 ALBERTSONS INC
013104-AL-8      8.000 05/01/2031                     11/01/2002   VARIOUS                                      202,613
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
      1                           2                        7              8              9                10           11
                                                                                                                    Increase
                                                                                                       Increase    (Decrease)
                                                                                    Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                         Carrying Value at       by        Exchange
Identification            Description                  Par Value    Actual Cost     Disposal Date     Adjustment   Adjustment
-----------------------------------------------------------------------------------------------------------------------------
                 PENNSYLVANIA ST TPK COMM
709222-AZ-6      5.000 07/15/2028                       6,000,000     5,869,440        5,870,540          1,411
                 PENNSYLVANIA ST TPK COMM
709222-BA-0      5.000 07/15/2031                       5,000,000     4,834,150        4,835,246          1,454
                 YORK CNTY PA HOSP AUTH REV
986392-JU-3      5.000 07/01/2021                          50,000        50,000           50,000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                  16,895,000    16,768,587       16,747,718         (9,024)
-----------------------------------------------------------------------------------------------------------------------------
TENNESSEE
-----------------------------------------------------------------------------------------------------------------------------
                 MET GOVT NASH&DAV CNTY TE
592098-ZM-2      4.750 01/01/2022                      10,000,000     9,028,263        9,037,698          4,458
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL TENNESSEE                                     10,000,000     9,028,263        9,037,698          4,458
-----------------------------------------------------------------------------------------------------------------------------
TEXAS
-----------------------------------------------------------------------------------------------------------------------------
                 DALLAS TEX AREA RAPID TRAN
235241-BA-3      5.000 12/01/2031                       4,000,000     3,825,440        3,826,686          1,389
                 DALLAS TEX WTRWKS & SWR SYS
235416-PU-2      5.000 10/01/2029                      10,000,000     9,477,900        9,485,178          4,133
                 FRISCO TEX INDPT SCH DIST
358802-RR-9      5.000 08/15/2030                       5,000,000     4,872,941        4,873,681          1,343
                 SAN ANTONIO TEX ELEC & GA
796253-NX-6      5.750 02/01/2002                         765,000       772,321          766,501           (111)
                 TARRANT CNTY TEX HL TH FAC
876385-EA-9      6.000 09/01/2024                       5,000,000     4,987,500        4,988,483            209
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS                                         24,765,000    23,936,102       23,940,529          6,963
-----------------------------------------------------------------------------------------------------------------------------
VERMONT
-----------------------------------------------------------------------------------------------------------------------------
                 VERMONT ST STUDENT ASSIST CORP REV
92428C-DM-3      5.000 12/15/2002                         500,000       499,976          499,998              2
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL VERMONT                                          500,000       499,976          499,998              2
-----------------------------------------------------------------------------------------------------------------------------
VIRGINIA
-----------------------------------------------------------------------------------------------------------------------------
                 VIRGINIA COLLEGE BLDG AU
927780-KT-2      6.400 01/02/2002                         500,000       540,370          510,000
                 VIRGINIA ST TRANSN BRD TR
928184-CT-5      3.000 04/01/2018                         250,000       250,000          250,000
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL VIRGINIA                                         750,000       790,370          760,000
-----------------------------------------------------------------------------------------------------------------------------
WISCONSIN
-----------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977056-PL-8      5.350 05/01/2028                         525,000       529,652          528,338           (209)
                 WISCONSIN ST TRANSN REV
977123-LZ-9      5.500 07/01/2022                       3,800,000     3,456,594        3,473,118          4,036
-----------------------------------------------------------------------------------------------------------------------------
   TOTAL WISCONSIN                                      4,325,000     3,986,246        4,001,456          3,827
-----------------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States    225,360,000   201,783,516      202,687,620        159,089
-----------------------------------------------------------------------------------------------------------------------------
3199999 - Bonds - Special Revenues                    225,360,000   201,783,516      202,687,620        159,089
-----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------------
                 AOL TIME WARNER INC
00184A-AB-1      6.750 04/15/2011                         215,000       218,722          218,642           (179)
                 AHOLD FIN
008685-AA-7      6.250 05/01/2009                         425,000       380,413          387,392          1,505
                 AHOLD FIN U S A INC
008685-AC-3      8.250 07/15/2010                         125,000       127,085          126,930            (93)
                 ALABAMA PWR CO
010392-DS-4      7.850 05/15/2003                       1,000,000     1,048,216        1,039,629         (8,676)
                 ALBERTSONS INC
013104-AL-8      8.000 05/01/2031                         175,000       176,083          176,024             49
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                           2                        12             13            14            15             16
                                                        Foreign                                  Interest on   Dividends on
                                                       Exchange     Realized Gain   Total Gain      Bonds         Stocks
CUSIP                                                 Gain (Loss)     (Loss) on     (Loss) on      Received      Received
Identification            Description                 on Disposal      Disposal      Disposal    During Year    During Year
---------------------------------------------------------------------------------------------------------------------------
                 PENNSYLVANIA ST TPK COMM
709222-AZ-6      5.000 07/15/2028                                       50,529         50,529       328,333
                 PENNSYLVANIA ST TPK COMM
709222-BA-0      5.000 07/15/2031                                       73,050         73,050       274,306
                 YORK CNTY PA HOSP AUTH REV
986392-JU-3      5.000 07/01/2021                                                                       462
---------------------------------------------------------------------------------------------------------------------------
   TOTAL PENNSYLVANIA                                                  123,579        123,579       807,676         XXX
---------------------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------------------
                 MET GOVT NASH&DAV CNTY TE
592098-ZM-2      4.750 01/01/2022                                                                   316,667
---------------------------------------------------------------------------------------------------------------------------
   TOTAL TENNESSEE                                                                                  316,667         XXX
---------------------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------------------
                 DALLAS TEX AREA RAPID TRAN
235241-BA-3      5.000 12/01/2031                                       81,325         81,325       130,556
                 DALLAS TEX WTRWKS & SWR SYS
235416-PU-2      5.000 10/01/2029                                      143,989        143,989       375,000
                 FRISCO TEX INDPT SCH DIST
358802-RR-9      5.000 08/15/2030                                       22,977         22,977       259,722
                 SAN ANTONIO TEX ELEC & GA
796253-NX-6      5.750 02/01/2002                                        6,260          6,260        21,994
                 TARRANT CNTY TEX HL TH FAC
876385-EA-9      6.000 09/01/2024                                      657,958        657,958       353,333
---------------------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS                                                         912,509        912,509     1,140,605         XXX
---------------------------------------------------------------------------------------------------------------------------
VERMONT
---------------------------------------------------------------------------------------------------------------------------
                 VERMONT ST STUDENT ASSIST CORP REV
92428C-DM-3      5.000 12/15/2002                                                                     7,336
---------------------------------------------------------------------------------------------------------------------------
   TOTAL VERMONT                                                                                      7,336         XXX
---------------------------------------------------------------------------------------------------------------------------
VIRGINIA
---------------------------------------------------------------------------------------------------------------------------
                 VIRGINIA COLLEGE BLDG AU
927780-KT-2      6.400 01/02/2002                                                                    16,000
                 VIRGINIA ST TRANSN BRD TR
928184-CT-5      3.000 04/01/2018                                                                     2,424
---------------------------------------------------------------------------------------------------------------------------
   TOTAL VIRGINIA                                                                                    18,424         XXX
---------------------------------------------------------------------------------------------------------------------------
WISCONSIN
---------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977056-PL-8      5.350 05/01/2028                                       (3,130)        (3,130)        9,914
                 WISCONSIN ST TRANSN REV
977123-LZ-9      5.500 07/01/2022                                      322,847        322,847       209,000
---------------------------------------------------------------------------------------------------------------------------
   TOTAL WISCONSIN                                                     319,717        319,717       218,914         XXX
---------------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States                     455,692        455,692     7,873,755         XXX
---------------------------------------------------------------------------------------------------------------------------
3199999 - Bonds - Special Revenues                                     455,692        455,692     7,873,755         XXX
---------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
                 AOL TIME WARNER INC
00184A-AB-1      6.750 04/15/2011                                      (38,056)       (38,056)       12,015
                 AHOLD FIN
008685-AA-7      6.250 05/01/2009                                       28,038         28,038        14,744
                 AHOLD FIN U S A INC
008685-AC-3      8.250 07/15/2010                                        9,834          9,834        10,771
                 ALABAMA PWR CO
010392-DS-4      7.850 05/15/2003                                       20,576         20,576        34,235
                 ALBERTSONS INC
013104-AL-8      8.000 05/01/2031                                       26,540         26,540        14,156
---------------------------------------------------------------------------------------------------------------------------

                                      E12.9

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                              During Current Year

--------------------------------------------------------------------------------------------------------------------------
      1                      2                     3                         4                       5             6


                                                                                                 Number of
    CUSIP                                                                                        Shares of
Identification          Description          Disposal Date           Name of Purchaser             Stock     Consideration
--------------------------------------------------------------------------------------------------------------------------
                 ALLERGAN INC
018490-AA-0      11/01/2020                    01/24/2002    SALOMON SMITH BARNEY                              1,553,750
                 AMERADA HESS CORP
023551-AJ-3      7.300 08/15/2031              11/06/2002    VARIOUS                                             120,730
                 AMERICREDIT AUTO REC TR 1
03061N-CA-5      5.960 03/05/2006              12/01/2002    MBS PAYDOWN                                         525,692
                 AMERICREDIT AUTO REC TR 2
03061N-EN-5      4.410 11/06/2008              11/14/2002    VARIOUS                                             463,992
                 AMVESCAP PLC
03235E-AG-5      5.900 01/15/2007              06/20/2002    EXCHANGE                                            175,000
                 ANADARKO PETE CORP
032511-AP-2      03/07/2020                    01/30/2002    MORGAN STANLEY                                      603,750
                 ARROW ELECTRS INC
042735-AY-6      02/21/2021                    10/04/2002    CREDIT SUISSE FIRST BOSTON                        2,268,630
                 ASSOCIATES CORP NORTH AME
046003-JS-9      5.750 11/01/2003              10/01/2002    BANK OF AMERICA                                     312,630
                 AVALONBAY COMMUNITIES
05348E-AE-9      6.625 09/15/2011              10/25/2002    UBS WARBURG LLC                                     102,687
                 BALTIMORE GAS & ELEC CO
059165-DN-7      6.750 12/15/2012              12/15/2002    PUT                                               1,200,000
                 BANK OF AMERICA CORP
06050M-BP-1      2.670 10/22/2004              10/02/2002    ABN AMRO                                          1,204,672
                 BANK NEW YORK INC
064057-AM-4      6.625 06/15/2003              05/10/2002    SALOMON SMITH BARNEY                              1,041,820
                 BAXTER INTL INC
071813-AR-0      1.250 06/01/2021              12/11/2002    DEUTSCHE BANK                                     2,889,125
                 BRASCAN LTD
105502-AC-2      7.375 10/01/2002              01/28/2002    MERRIL LYNCH PIERCE FENNER SMITH                    456,165
                 CSX CORP
126408-BP-7      7.250 05/01/2027              10/08/2002    UBS WARBURG LLC                                     121,319
                 CSX CORP
126408-BR-3      6.250 10/15/2008              06/13/2002    CHASE MANHATTAN                                     388,035
                 CAPITAL ONE MASTER TR 200
14040P-AP-2      3.850 08/15/2007              07/17/2002    CHASE MANHATTAN                                     556,854
                 CARNIVAL CORP
143658-AN-2      2.000 04/15/2021              12/05/2002    VARIOUS                                           2,648,635
                 CHASE COMMERCIAL MTG SECS
161505-BQ-4      6.600 12/01/2029              01/15/2002    CHASE MANHATTAN                                     205,172
                 CHASE MAN AUTO OWNER TR 2
161581-BW-2      2.440 06/15/2004              12/15/2002    MBS PAYDOWN                                         101,063
                 COCA COLA ENTERPRISES INC
191219-BJ-2      6.125 08/15/2011              06/13/2002    CREDIT SUISSE FIRST BOSTON                          154,626
                 COLUMBIA ENERGY GROUP
197648-BZ-0      6.610 11/28/2002              11/28/2002    MATURITY                                            700,000
                 CONOCO FDG CO
20825U-AA-2      5.450 10/15/2006              08/23/2002    GOLDMAN SACHS                                       130,924
                 COX COMMUNICATIONS INC NE
224044-AY-3      7.750 11/01/2010              11/01/2002    VARIOUS                                             345,248
                 COX RADIO INC
224051-AG-7      6.625 02/15/2006              06/20/2002    SALOMAN BROTHERS                                    171,927
                 CS FIRST BOSTON NY BRH SR
2254C0-AZ-0      2.000 05/01/2010              03/21/2002    CREDIT SUISSE FIRST BOSTON                          723,420
                 DU PONT E I DE NEMOURS MT
26353L-HL-8      6.000 03/06/2013              02/08/2002    SALOMON SMITH BARNEY                              1,037,110
                 DUKE ENERGY CORP
264399-DD-5      7.125 09/03/2002              09/03/2002    MATURITY                                          1,000,000
                 EOP OPER LTD PARTNERSHIP
268766-AZ-5      6.376 02/15/2012              02/15/2002    PUT                                                 750,000
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
      1                      2                   7            8               9                10           11
                                                                                                         Increase
                                                                                            Increase    (Decrease)
                                                                         Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                              Carrying Value at       by        Exchange
Identification          Description          Par Value   Actual Cost     Disposal Date     Adjustment   Adjustment
------------------------------------------------------------------------------------------------------------------
                 ALLERGAN INC
018490-AA-0      11/01/2020                  2,500,000    1,569,619        1,583,902          2,266
                 AMERADA HESS CORP
023551-AJ-3      7.300 08/15/2031              115,000      114,407          114,517           (103)
                 AMERICREDIT AUTO REC TR 1
03061N-CA-5      5.960 03/05/2006              525,692      539,778          539,434         (5,173)
                 AMERICREDIT AUTO REC TR 2
03061N-EN-5      4.410 11/06/2008              450,000      449,938          449,941              6
                 AMVESCAP PLC
03235E-AG-5      5.900 01/15/2007              175,000      174,843          174,843             23
                 ANADARKO PETE CORP
032511-AP-2      03/07/2020                  1,000,000      653,125          594,619         (3,216)
                 ARROW ELECTRS INC
042735-AY-6      02/21/2021                  5,850,000    2,616,107        2,631,800         86,175
                 ASSOCIATES CORP NORTH AME
046003-JS-9      5.750 11/01/2003              300,000      288,311          292,019          3,178
                 AVALONBAY COMMUNITIES
05348E-AE-9      6.625 09/15/2011              100,000       99,149           99,168             53
                 BALTIMORE GAS & ELEC CO
059165-DN-7      6.750 12/15/2012            1,200,000    1,217,253        1,212,735        (12,735)
                 BANK OF AMERICA CORP
06050M-BP-1      2.670 10/22/2004            1,200,000    1,199,298        1,199,445             11
                 BANK NEW YORK INC
064057-AM-4      6.625 06/15/2003            1,000,000    1,036,519        1,031,954         (7,992)
                 BAXTER INTL INC
071813-AR-0      1.250 06/01/2021            2,900,000    2,927,188        2,925,814           (112)
                 BRASCAN LTD
105502-AC-2      7.375 10/01/2002              450,000      449,154          449,601             43
                 CSX CORP
126408-BP-7      7.250 05/01/2027              110,000      109,591          109,602              4
                 CSX CORP
126408-BR-3      6.250 10/15/2008              375,000      340,161          346,147          1,534
                 CAPITAL ONE MASTER TR 200
14040P-AP-2      3.850 08/15/2007              550,000      548,506          548,554            136
                 CARNIVAL CORP
143658-AN-2      2.000 04/15/2021            2,500,000    2,392,438        2,393,420          2,948
                 CHASE COMMERCIAL MTG SECS
161505-BQ-4      6.600 12/01/2029              200,000      200,781          200,781             (1)
                 CHASE MAN AUTO OWNER TR 2
161581-BW-2      2.440 06/15/2004              101,063      101,225          101,225            (70)
                 COCA COLA ENTERPRISES INC
191219-BJ-2      6.125 08/15/2011              150,000      149,525          149,635            (80)
                 COLUMBIA ENERGY GROUP
197648-BZ-0      6.610 11/28/2002              700,000      702,632          701,358         (1,358)
                 CONOCO FDG CO
20825U-AA-2      5.450 10/15/2006              125,000      124,820          124,827             22
                 COX COMMUNICATIONS INC NE
224044-AY-3      7.750 11/01/2010              325,000      324,074          324,141             72
                 COX RADIO INC
224051-AG-7      6.625 02/15/2006              175,000      174,669          174,873           (124)
                 CS FIRST BOSTON NY BRH SR
2254C0-AZ-0      2.000 05/01/2010              900,000      858,744          864,134            915
                 DU PONT E I DE NEMOURS MT
26353L-HL-8      6.000 03/06/2013            1,000,000    1,024,010        1,020,422         (1,955)
                 DUKE ENERGY CORP
264399-DD-5      7.125 09/03/2002            1,000,000    1,009,627        1,007,740         (7,740)
                 EOP OPER LTD PARTNERSHIP
268766-AZ-5      6.376 02/15/2012              750,000      751,969          750,321           (321)
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
      1                      2                   12             13             14           15             16
                                               Foreign                                  Interest on   Dividends on
                                               Exchange    Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                    Gain (Loss)     (Loss) on      (Loss) on    Received       Received
Identification          Description          on Disposal      Disposal       Disposal   During Year    During Year
------------------------------------------------------------------------------------------------------------------
                 ALLERGAN INC
018490-AA-0      11/01/2020                                   (32,417)       (32,417)
                 AMERADA HESS CORP
023551-AJ-3      7.300 08/15/2031                               6,316          6,316      10,366
                 AMERICREDIT AUTO REC TR 1
03061N-CA-5      5.960 03/05/2006                                                         16,083
                 AMERICREDIT AUTO REC TR 2
03061N-EN-5      4.410 11/06/2008                              14,045         14,045      16,213
                 AMVESCAP PLC
03235E-AG-5      5.900 01/15/2007                                 135            135
                 ANADARKO PETE CORP
032511-AP-2      03/07/2020                                    12,348         12,348
                 ARROW ELECTRS INC
042735-AY-6      02/21/2021                                  (449,344)      (449,344)
                 ASSOCIATES CORP NORTH AME
046003-JS-9      5.750 11/01/2003                              17,433         17,433      15,956
                 AVALONBAY COMMUNITIES
05348E-AE-9      6.625 09/15/2011                               3,465          3,465       7,545
                 BALTIMORE GAS & ELEC CO
059165-DN-7      6.750 12/15/2012                                                         81,000
                 BANK OF AMERICA CORP
06050M-BP-1      2.670 10/22/2004                               5,215          5,215      26,591
                 BANK NEW YORK INC
064057-AM-4      6.625 06/15/2003                              17,858         17,858      27,604
                 BAXTER INTL INC
071813-AR-0      1.250 06/01/2021                             (36,577)       (36,577)     37,760
                 BRASCAN LTD
105502-AC-2      7.375 10/01/2002                               6,520          6,520      11,063
                 CSX CORP
126408-BP-7      7.250 05/01/2027                              11,713         11,713       7,488
                 CSX CORP
126408-BR-3      6.250 10/15/2008                              40,354         40,354      15,820
                 CAPITAL ONE MASTER TR 200
14040P-AP-2      3.850 08/15/2007                               8,163          8,163      12,764
                 CARNIVAL CORP
143658-AN-2      2.000 04/15/2021                             252,267        252,267      45,133
                 CHASE COMMERCIAL MTG SECS
161505-BQ-4      6.600 12/01/2029                               4,392          4,392       1,723
                 CHASE MAN AUTO OWNER TR 2
161581-BW-2      2.440 06/15/2004                                                            611
                 COCA COLA ENTERPRISES INC
191219-BJ-2      6.125 08/15/2011                               5,072          5,072       7,733
                 COLUMBIA ENERGY GROUP
197648-BZ-0      6.610 11/28/2002                                                         46,270
                 CONOCO FDG CO
20825U-AA-2      5.450 10/15/2006                               6,075          6,075       5,999
                 COX COMMUNICATIONS INC NE
224044-AY-3      7.750 11/01/2010                              21,035         21,035      25,363
                 COX RADIO INC
224051-AG-7      6.625 02/15/2006                              (2,822)        (2,822)      9,984
                 CS FIRST BOSTON NY BRH SR
2254C0-AZ-0      2.000 05/01/2010                            (141,630)      (141,630)      7,250
                 DU PONT E I DE NEMOURS MT
26353L-HL-8      6.000 03/06/2013                              18,642         18,642      26,167
                 DUKE ENERGY CORP
264399-DD-5      7.125 09/03/2002                                                         71,250
                 EOP OPER LTD PARTNERSHIP
268766-AZ-5      6.376 02/15/2012                                                         23,910
------------------------------------------------------------------------------------------------------------------

                                     E12.10

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                              During Current Year

------------------------------------------------------------------------------------------------------------------------------
      1                      2                         3                       4                        5              6


                                                                                                    Number of
    CUSIP                                           Disposal                                        Shares of
Identification           Description                  Date               Name of Purchaser            Stock     Consideration
------------------------------------------------------------------------------------------------------------------------------
                 FIRST DATA CORP
319963-AD-6      2.000 03/01/2008                  06/12/2002    LEHMAN BROTHERS                                   4,407,281
                 FIRST SEC CORP DEL
336294-AJ-2      5.875 11/01/2003                  01/30/2002    SPEAR LEEDS KELLOGG                                 470,543
                 FIRSTAR BK N A CINCINNATI
33764R-AA-5      7.125 12/01/2009                  06/13/2002    LEHMAN BROTHERS                                     299,123
                 FLEETBOSTON FINL CORP
339030-AB-4      7.250 09/15/2005                  08/28/2002    VARIOUS                                             405,677
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0      4.010 03/15/2006                  04/23/2002    DEUTSCHE BANK CAPITAL                               599,484
                 FORD CREDIT AUTO TR 2002-
34527R-HF-3      1.950 06/15/2004                  12/15/2002    MBS PAYDOWN                                         272,699
                 FORD MTR CO DEL
345370-CA-6      7.450 07/16/2031                  10/04/2002    HBSC SECURITIES                                       1,610
                 FORD MOTOR CR CO
345397-SN-4      7.250 01/15/2003                  01/24/2002    HBSC SECURITIES                                     822,408
                 GENERAL ELEC CAP CORP MTN
36962G-VF-8      6.750 09/11/2003                  02/15/2002    UBS WARBURG LLC                                     633,612
                 GENERAL MTRS ACCEP CORP
370425-QW-3      5.750 11/10/2003                  10/17/2002    CREDIT SUISSE FIRST BOSTON                          502,475
                 GENERAL MTRS ACCEP CORP
370425-RZ-5      8.000 11/01/2031                  10/23/2002    GOLDMAN SACHS                                        21,988
                 GEORGIA PWR CO
373334-FF-3      6.200 02/01/2006                  06/19/2002    DEUTSCHE BANK CAPITAL                               236,282
                 GOLDMAN SACHS GROUP INC
38141G-AK-0      7.500 01/28/2005                  03/27/2002    GOLDMAN SACHS                                       346,960
                 HARRIS CORP DEL
413875-AH-8      3.500 08/15/202Z                  08/21/2002    MORGAN STANLEY                                      265,000
                 HOUSEHOLD AUTO REC TR I 2
44179Q-AC-9      7.300 07/17/2004                  12/17/2002    MBS PAYDOWN                                         432,099
                 HOUSEHOLD FIN CORP
441812-JY-1      7.000 05/15/2012                  08/14/2002                                                         42,883
                 INTL PAPER CO
460146-BN-2      6.750 09/01/2011                  03/06/2002    MORGAN STANLEY                                       76,012
                 JMH FIN LTD
46621W-AA-9      4.750 09/06/2007                  02/04/2002    SALOMON SMITH BARNEY                                920,000
                 KELLOGG CO
487836-AT-5      7.450 04/01/2031                  07/09/2002    ALEX BROWN                                          137,515
                 LB COMMERCIAL MTG TR 2001
52108H-FK-5      6.058 06/01/2020                  06/28/2002    VARIOUS                                             126,389
                 LIBERTY MEDIA CORP
530715-AN-1      3.500 01/15/2031                  01/07/2002    LEHMAN BROTHERS                                     765,000
                 LIBERTY MEDIA CORP
530715-AR-2      3.250 03/15/2031                  03/28/2002    MORGAN STANLEY                                      982,804
                 MBNA MASTER CREDIT CARD TRUST
55262S-BA-2      7.650 01/15/2008                  07/24/2002    GOLDMAN SACHS                                       516,563
                 MAGNA INTL INC
559222-AG-9      4.875 02/15/2005                  06/06/2002    RADIAN                                            2,650,000
                 MARTIN MARIETTA CORP
573275-AM-6      6.500 04/15/2003                  01/10/2002    LEHMAN BROTHERS                                     258,520
                 MASCO CORP
574599-AU-0      6.750 03/15/2006                  07/12/2002    MERRIL LYNCH PIERCE FENNER SMITH                     53,044
                 MORGAN STANLEY CAP I 2001
61746W-ES-5      6.400 02/01/2031                  12/01/2002    MBS PAYDOWN                                           5,465
61746W-JG-6      MORGAN STANLEY                    02/28/2002    VARIOUS                                              40,192
                 NIAGARA MOHAWK PWR CORP
653522-CQ-3      5.875 09/01/2002                  09/01/2002    MATURITY                                            350,000
                 NORTEL NETWORKS LTD
656569-AA-8      6.125 02/15/2006                  03/04/2002    CHASE MANHATTAN.                                     56,391
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
      1                      2                       7            8                9               10           11
                                                                                                             Increase
                                                                                                Increase    (Decrease)
                                                                             Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                  Carrying Value at       by        Exchange
Identification           Description             Par Value   Actual Cost      Disposal Date    Adjustment   Adjustment
----------------------------------------------------------------------------------------------------------------------
                 FIRST DATA CORP
319963-AD-6      2.000 03/01/2008                3,800,000    4,051,783        4,002,589          7,531
                 FIRST SEC CORP DEL
336294-AJ-2      5.875 11/01/2003                  450,000      428,522          438,124            559
                 FIRSTAR BK N A CINCINNATI
33764R-AA-5      7.125 12/01/2009                  275,000      271,348          271,911            137
                 FLEETBOSTON FINL CORP
339030-AB-4      7.250 09/15/2005                  375,000      382,588          382,166         (1,325)
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0      4.010 03/15/2006                  600,000      599,995          599,996
                 FORD CREDIT AUTO TR 2002-
34527R-HF-3      1.950 06/15/2004                  272,699      272,699          272,699
                 FORD MTR CO DEL
345370-CA-6      7.450 07/16/2031                    2,000        1,715            1,715
                 FORD MOTOR CR CO
345397-SN-4      7.250 01/15/2003                  800,000      816,413          812,302           (892)
                 GENERAL ELEC CAP CORP MTN
36962G-VF-8      6.750 09/11/2003                  600,000      622,495          619,137         (1,495)
                 GENERAL MTRS ACCEP CORP
370425-QW-3      5.750 11/10/2003                  500,000      498,031          498,852            485
                 GENERAL MTRS ACCEP CORP
370425-RZ-5      8.000 11/01/2031                   25,000       25,153           25,153
                 GEORGIA PWR CO
373334-FF-3      6.200 02/01/2006                  225,000      224,885          225,000            (86)
                 GOLDMAN SACHS GROUP INC
38141G-AK-0      7.500 01/28/2005                  325,000      325,507          325,385            (29)
                 HARRIS CORP DEL
413875-AH-8      3.500 08/15/202Z                  250,000      250,000          250,000
                 HOUSEHOLD AUTO REC TR I 2
44179Q-AC-9      7.300 07/17/2004                  432 099      441,821          441,821         (7,407)
                 HOUSEHOLD FIN CORP
441812-JY-1      7.000 05/15/2012                   45,000       45,087           45,087
                 INTL PAPER CO
460146-BN-2      6.750 09/01/2011                   75,000       75,000           75,000
                 JMH FIN LTD
46621W-AA-9      4.750 09/06/2007                1,000,000    1,039,375        1,036,398           (569)
                 KELLOGG CO
487836-AT-5      7.450 04/01/2031                  125,000      121,595          121,628             15
                 LB COMMERCIAL MTG TR 2001
52108H-FK-5      6.058 06/01/2020                  123,832      125,620          125,618            (32)
                 LIBERTY MEDIA CORP
530715-AN-1      3.500 01/15/2031                1,000,000    1,000,000        1,000,000
                 LIBERTY MEDIA CORP
530715-AR-2      3.250 03/15/2031                  950,000      943,701          943,708             44
                 MBNA MASTER CREDIT CARD TRUST
55262S-BA-2      7.650 01/15/2008                  475,000      474,671          474,731             23
                 MAGNA INTL INC
559222-AG-9      4.875 02/15/2005                2,650,000    2,647,938        2,604,341         15,892
                 MARTIN MARIETTA CORP
573275-AM-6      6.500 04/15/2003                  250,000      253,643          252,208            (64)
                 MASCO CORP
574599-AU-0      6.750 03/15/2006                   50,000       49,900           49,914             10
                 MORGAN STANLEY CAP I 2001
61746W-ES-5      6.400 02/01/2031                    5,465        5,684            5,684             (7)
61746W-JG-6      MORGAN STANLEY                                  32,983           32,983         35,362
                 NIAGARA MOHAWK PWR CORP
653522-CQ-3      5.875 09/01/2002                  350,000      351,124          350,508           (508)
                 NORTEL NETWORKS LTD
656569-AA-8      6.125 02/15/2006                   75,000       74,714           74,760              9
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
      1                      2                        12             13            14            15            16

                                                   Foreign                                  Interest on   Dividends on
                                                   Exchange    Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                        Gain (Loss)     (Loss) on      (Loss)on      Received      Received
Identification           Description             on Disposal     Disposal       Disposal    During Year   During Year
----------------------------------------------------------------------------------------------------------------------
                 FIRST DATA CORP
319963-AD-6      2.000 03/01/2008                                 397,161        397,161      57,603
                 FIRST SEC CORP DEL
336294-AJ-2      5.875 11/01/2003                                  31,860         31,860       6,830
                 FIRSTAR BK N A CINCINNATI
33764R-AA-5      7.125 12/01/2009                                  27,076         27,076      10,722
                 FLEETBOSTON FINL CORP
339030-AB-4      7.250 09/15/2005                                  24,836         24,836      25,716
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0      4.010 03/15/2006                                    (512)          (512)      8,755
                 FORD CREDIT AUTO TR 2002-
34527R-HF-3      1.950 06/15/2004                                                              3,271
                 FORD MTR CO DEL
345370-CA-6      7.450 07/16/2031                                    (105)          (105)         34
                 FORD MOTOR CR CO
345397-SN-4      7.250 01/15/2003                                  10,997         10,997      31,256
                 GENERAL ELEC CAP CORP MTN
36962G-VF-8      6.750 09/11/2003                                  15,970         15,970      18,000
                 GENERAL MTRS ACCEP CORP
370425-QW-3      5.750 11/10/2003                                   3,137          3,137      27,313
                 GENERAL MTRS ACCEP CORP
370425-RZ-5      8.000 11/01/2031                                  (3,166)        (3,166)        983
                 GEORGIA PWR CO
373334-FF-3      6.200 02/01/2006                                  11,368         11,368      12,516
                 GOLDMAN SACHS GROUP INC
38141G-AK-0      7.500 01/28/2005                                  21,603         21,603      16,521
                 HARRIS CORP DEL
413875-AH-8      3.500 08/15/202Z                                  15,000         15,000
                 HOUSEHOLD AUTO REC TR I 2
44179Q-AC-9      7.300 07/17/2004                                                             14,444
                 HOUSEHOLD FIN CORP
441812-JY-1      7.000 05/15/2012                                  (2,204)        (2,204)        761
                 INTL PAPER CO
460146-BN-2      6.750 09/01/2011                                   1,012          1,012       2,742
                 JMH FIN LTD
46621W-AA-9      4.750 09/06/2007                                (115,828)      (115,828)     19,924
                 KELLOGG CO
487836-AT-5      7.450 04/01/2031                                  15,872         15,872       7,269
                 LB COMMERCIAL MTG TR 2001
52108H-FK-5      6.058 06/01/2020                                     807            807       1,330
                 LIBERTY MEDIA CORP
530715-AN-1      3.500 01/15/2031                                (235,000)      (235,000)     17,014
                 LIBERTY MEDIA CORP
530715-AR-2      3.250 03/15/2031                                  39,052         39,052      16,981
                 MBNA MASTER CREDIT CARD TRUST
55262S-BA-2      7.650 01/15/2008                                  41,808         41,808      22,610
                 MAGNA INTL INC
559222-AG-9      4.875 02/15/2005                                  29,767         29,767      64,594
                 MARTIN MARIETTA CORP
573275-AM-6      6.500 04/15/2003                                   6,376          6,376       4,063
                 MASCO CORP
574599-AU-0      6.750 03/15/2006                                   3,121          3,121       2,831
                 MORGAN STANLEY CAP I 2001
61746W-ES-5      6.400 02/01/2031                                                                205
61746W-JG-6      MORGAN STANLEY                                     7,113          7,113        (783)
                 NIAGARA MOHAWK PWR CORP
653522-CQ-3      5.875 09/01/2002                                                             2O,563
                 NORTEL NETWORKS LTD
656569-AA-8      6.125 02/15/2006                                 (18,379)       (18,379)      2,578
----------------------------------------------------------------------------------------------------------------------

                                     E12.11

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4
   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

----------------------------------------------------------------------------------------------------------------------------------
      1                        2                  3                        4                      5             6             7


                                                                                             Number of
    CUSIP                                     Disposal                                       Shares of
Identification            Description           Date              Name of Purchaser            Stock     Consideration   Par Value
----------------------------------------------------------------------------------------------------------------------------------
                 NORTHERN TRUST CO MTNS BK
665866-BW-6      6.625 10/01/2003            09/04/2002   GOLDMAN SACHS                                      708,980       675,000
                 OGDEN CORPORATION
676346-AC-3      6.000 06/01/2002            02/01/2002   MORGAN STANLEY                                   1,090,000     2,000,000
                 PERKINELMER INC
714046-AA-7      08/07/2020                  02/05/2002   DEUTSCHE BANK CAPITAL                            1,844,713     3,480,000
                 QWEST COMMUNICATIONS INTL
749121-AL-3      7.500 11/01/2008            03/07/2002   MERRIL LYNCH PIERCE FENNER SMITH                   135,965       150,000
                 ROCHE HOLDINGS INC
771196-AG-7      01/19/2015                  06/06/2002   DEUTSCHE BANK CAPITAL                            2,602,500     3,750,000
                 SAFEWAY INC
786514-AY-5      7.250 09/15/2004            06/13/2002   BA SECURITIES INC                                  349,320       325,000
                 SAFEWAY INC
786514-BA-6      7.250 02/01/2031            06/13/2002   LEHMAN BROTHERS                                    131,401       125,000
                 SEACOR SMIT INC
811904-AE-1      5.375 11/15/2006            08/01/2002   VARIOUS                                          1,020,842     1,000,000
                 SOUTHERN NATIONAL CORP
843444-AB-6      7.050 05/23/2003            06/12/2002   FIRST TENNESSEE BANK                               729,736       700,000
                 SPRINT CAP CORP
852060-AB-8      5.700 11/15/2003            01/25/2002   UBS WARBURG LLC                                    609,396       600,000
                 SPRINT CAP CORP
852060-AC-6      6.125 11/15/2008            04/19/2002   VARIOUS                                            135,506       150,000
                 SPRINT CAP CORP
852060-AL-6      6.000 01/15/2007            04/10/2002   CREDIT SUISSE FIRST BOSTON                         114,600       125,000
                 TCI COMMUNICATIONS INC MT
87228R-AK-9      6.340 02/01/2012            02/01/2002   SECURITY CALLED BY ISSUER                          475,000       475,000
                 TRW INC
872649-BE-7      6.500 06/01/2002            06/01/2002   MATURITY                                           450,000       450,000
                 TRW INC
872649-BG-2      7.125 06/01/2009            02/22/2002   UBS WARBURG LLC                                    427,707       425,000
                 TRW INC
872649-BL-1      7.625 03/15/2006            02/22/2002   VARIOUS                                            104,742       100,000
                 TENET HEALTHCARE CORP
88033G-AR-1      5.375 11/15/2006            06/06/2002   CREDIT SUISSE FIRST BOSTON                         299,694       300,000
                 TEXAS UTILS ELEC CO
882850-BJ-8      8.250 04/01/2004            10/08/2002   VARIOUS                                            154,965       150,000
                 TEXAS UTILS ELEC CO
882850-BV-1      6.750 03/01/2003            12/17/2002   MERRIL LYNCH PIERCE FENNER SMITH                   101,000       100,000
                 TIME WARNER INC
887315-AN-9      7.750 06/15/2005            07/25/2002   DEUTSCHE BANK CAPITAL                               40,412        50,000
                 TIMES MIRROR CO NEW
887364-AE-7      04/15/2017                  03/28/2002   CREDIT SUISSE FIRST BOSTON                       1,312,340     2,000,000
                 TYCO INTL GROUP S A
902118-AC-2      7.000 06/15/2028            05/08/2002   GOLDMAN SACHS                                      213,125       275,000
                 TYCO INTL GROUP S A
902118-AM-0      6.125 11/01/2008            05/09/2002   SALOMON SMITH BARNEY                               191,250       225,000
                 US BK NATL ASSN MINN SUB
90333W-AA-6      6.375 08/01/2011            06/13/2002   LEHMAN BROTHERS                                    156,299       150,000
                 UNION PLANTERS CORP
908068-AF-6      6.750 11/01/2005            03/25/2002   SPEAR LEEDS KELLOGG                              1,022,060     1,000,000
                 VERIZON NEW ENG INC
92344R-AA-0      6.500 09/15/2011            07/12/2002   MERRIL LYNCH PIERCE FENNER SMITH                   271,062       275,000
                 VODAFONE AIRTOUCH
92857T-AF-4      7.625 02/15/2005            04/22/2002   BA SECURITIES INC                                  133,885       125,000
                 WELLPOINT HEALTH NETWORK
94973H-AA-6      07/02/2019                  06/13/2002   MORGAN STANLEY                                   2,192,073     1,950,000
                 WESTVACO CORP
961548-AY-0      7.950 02/15/2031            10/29/2002   SBC WARBURG DILLON REED                            136,239       125,000
                 WORLDCOM INC GA NEW
98157D-AB-2      7.875 05/15/2003            04/12/2002   UBS WARBURG LLC                                    644,000       700,000
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
      1                        2                   8               9               10           11           12
                                                                                             Increase
                                                                                Increase    (Decrease)     Foreign
                                                             Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                  Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description        Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
--------------------------------------------------------------------------------------------------------------------
                 NORTHERN TRUST CO MTNS BK
665866-BW-6      6.625 10/01/2003               699,088          695,638         (7,910)
                 OGDEN CORPORATION
676346-AC-3      6.000 06/01/2002             1,742,500        1,305,000        (11,062)
                 PERKINELMER INC
714046-AA-7      08/07/2020                   1,911,728        1,917,058            759
                 QWEST COMMUNICATIONS INTL
749121-AL-3      7.500 11/01/2008               146,153          146,686             73
                 ROCHE HOLDINGS INC
771196-AG-7      01/19/2015                   2,773,848        2,825,000         27,078
                 SAFEWAY INC
786514-AY-5      7.250 09/15/2004               326,108          325,708           (113)
                 SAFEWAY INC
786514-BA-6      7.250 02/01/2031               124,285          124,310              3
                 SEACOR SMIT INC
811904-AE-1      5.375 11/15/2006               985,000          985,538          1,484
                 SOUTHERN NATIONAL CORP
843444-AB-6      7.050 05/23/2003               724,212          719,744         (6,379)
                 SPRINT CAP CORP
852060-AB-8      5.700 11/15/2003               595,218          596,082            162
                 SPRINT CAP CORP
852060-AC-6      6.125 11/15/2008               145,067          145,095            184
                 SPRINT CAP CORP
852060-AL-6      6.000 01/15/2007               124,393          124,398             53
                 TCI COMMUNICATIONS INC MT
87228R-AK-9      6.340 02/01/2012               470,878          471,132             27
                 TRW INC
872649-BE-7      6.500 06/01/2002               442,296          447,869          2,131
                 TRW INC
872649-BG-2      7.125 06/01/2009               398,837          402,864            340
                 TRW INC
872649-BL-1      7.625 03/15/2006                99,909           99,922              2
                 TENET HEALTHCARE CORP
88033G-AR-1      5.375 11/15/2006               298,587          298,622            118
                 TEXAS UTILS ELEC CO
882850-BJ-8      8.250 04/01/2004               158,217          155,827         (2,030)
                 TEXAS UTILS ELEC CO
882850-BV-1      6.750 03/01/2003               101,003          100,567           (469)
                 TIME WARNER INC
887315-AN-9      7.750 06/15/2005                50,058           50,046             (7)
                 TIMES MIRROR CO NEW
887364-AE-7      04/15/2017                   1,122,655        1,070,521        (72,880)
                 TYCO INTL GROUP S A
902118-AC-2      7.000 06/15/2028               255,395          255,629             87
                 TYCO INTL GROUP S A
902118-AM-0      6.125 11/01/2008               206,719          208,683            686
                 US BK NATL ASSN MINN SUB
90333W-AA-6      6.375 08/01/2011               153,647          153,568           (130)
                 UNION PLANTERS CORP
908068-AF-6      6.750 11/01/2005               925,750          944,802          2,978
                 VERIZON NEW ENG INC
92344R-AA-0      6.500 09/15/2011               274,379          274,400             35
                 VODAFONE AIRTOUCH
92857T-AF-4      7.625 02/15/2005               124,803          124,870             12
                 WELLPOINT HEALTH NETWORK
94973H-AA-6      07/02/2019                   1,438,750        1,406,538         77,697
                 WESTVACO CORP
961548-AY-0      7.950 02/15/2031               125,751          125,750             (6)
                 WORLDCOM INC GA NEW
98157D-AB-2      7.875 05/15/2003               716,861          712,851         (2,659)
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
      1                        2                  13             14           15             16

                                                                          Interest on   Dividends on
                                             Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                      (Loss) on      (Loss) on    Received       Received
Identification            Description          Disposal       Disposal    During Year    During Year
----------------------------------------------------------------------------------------------------
                 NORTHERN TRUST CO MTNS BK
665866-BW-6      6.625 10/01/2003                21,251         21,251       41,986
                 OGDEN CORPORATION
676346-AC-3      6.000 06/01/2002              (860,595)      (860,595)      81,667
                 PERKINELMER INC
714046-AA-7      08/07/2020                     (73,105)       (73,105)
                 QWEST COMMUNICATIONS INTL
749121-AL-3      7.500 11/01/2008               (10,794)       (10,794)       4,094
                 ROCHE HOLDINGS INC
771196-A6-7      01/19/2015                    (249,578)      (249,578)
                 SAFEWAY INC
786514-AY-5      7.250 09/15/2004                23,725         23,725       17,868
                 SAFEWAY INC
786514-BA-6      7.250 02/01/2031                 7,089          7,089        7,980
                 SEACOR SMIT INC
811904-AE-1      5.375 11/15/2006                33,820         33,820       37,286
                 SOUTHERN NATIONAL CORP
843444-AB-6      7.050 05/23/2003                16,371         16,371       27,965
                 SPRINT CAP CORP
852060-AB-8      5.700 11/15/2003                13,152         13,152        7,125
                 SPRINT CAP CORP
852060-AC-6      6.125 11/15/2008                (9,773)        (9,773)       4,016
                 SPRINT CAP CORP
852060-AL-6      6.000 01/15/2007                (9,851)        (9,851)       3,417
                 TCI COMMUNICATIONS INC MT
87228R-AK-9      6.340 02/01/2012                 3,842          3,842       15,058
                 TRW INC
872649-BE-7      6.500 06/01/2002                                            14,625
                 TRW INC
872649-BG-2      7.125 06/01/2009                24,503         24,503        7,155
                 TRW INC
872649-BL-1      7.625 03/15/2006                 4,817          4,817        3,431
                 TENET HEALTHCARE CORP
88033G-AR-1      5.375 11/15/2006                   954            954        9,630
                 TEXAS UTILS ELEC CO
882850-BJ-8      8.250 04/01/2004                 1,167          1,167       13,246
                 TEXAS UTILS ELEC CO
882850-BV-1      6.750 03/01/2003                   902            902        8,794
                 TIME WARNER INC
887315-AN-9      7.750 06/15/2005                (9,627)        (9,627)       2,422
                 TIMES MIRROR CO NEW
887364-AE-7      04/15/2017                     314,700        314,700
                 TYCO INTL GROUP S A
902118-AC-2      7.000 06/15/2028               (42,590)       (42,590)       7,914
                 TYCO INTL GROUP S A
902118-AM-0      6.125 11/01/2008               (18,119)       (18,119)       7,388
                 US BK NATL ASSN MINN SUB
90333W-AA-6      6.375 08/01/2011                 2,861          2,861        8,553
                 UNION PLANTERS CORP
908068-AF-6      6.750 11/01/2005                74,279         74,279       27,563
                 VERIZON NEW ENG INC
92344R-AA-0      6.500 09/15/2011                (3,373)        (3,373)      16,187
                 VODAFONE AIRTOUCH
92857T-AF-4      7.625 02/15/2005                 9,003          9,003        6,619
                 WELLPOINT HEALTH NETWORK
94973H-AA-6      07/02/2019                     707,838        707,838
                 WESTVACO CORP
961548-AY-0      7.950 02/15/2031                10,495         10,495       12,035
                 WORLDCOM INC GA NEW
98157D-AB-2      7.875 05/15/2003               (66,192)       (66,192)      23,275
----------------------------------------------------------------------------------------------------

                                     E12.12

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4
 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                              During Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1                        2                      3                   4                  5              6              7


                                                                                         Number of
    CUSIP                                           Disposal                             Shares of
Identification            Description                 Date        Name of Purchaser        Stock      Consideration    Par Value
---------------------------------------------------------------------------------------------------------------------------------
                 WORLDCOM INC GA NEW
98157D-AC-0      8.000 05/15/2006                  04/30/2002   VARIOUS                                    260,500        500,000
                 WORLDCOM INC GA NEW
98157D-AK-2      8.250 05/15/2031                  05/02/2002   VARIOUS                                     71,975        175,000
                 SWISS LIFE FINANCE
G86220-AA-1      2.000 05/20/2003                  03/20/2002   SECURITY CALLED BY
                                                                ISSUER                                   3,207,380      3,050,000
                 SWISS RE AMERICA
U86807-AD-3      3.250 11/21/2021                  12/03/2002   DEUTSCHE BANK                            1,808,000      2,000,000
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        63,785,818     72,452,850
---------------------------------------------------------------------------------------------------------------------------------
CANADA
---------------------------------------------------------------------------------------------------------------------------------
                 TELUS CORP
87971M-AB-9      7.500 06/01/2007                  03/25/2002   CHASE MANHATTAN                            229,712        225,000
---------------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------------
                 STORA ENSO CORP
86210M-AA-4      7.375 05/15/2011                  03/01/2002   UBS WARBURG LLC                            159,350        150,000
                 TYCO INTL GROUP S A
902118-AD-0      6.250 06/15/2013                  02/05/2002   GOLDMAN SACHS                              738,000        900,000
                 TYCO INTL GROUP S A
902118-AY-4      6.750 02/15/2011                  05/09/2002   GOLDMAN SACHS                               20,750         25,000
---------------------------------------------------------------------------------------------------------------------------------
                                                                                                        64,933,630     73,752,850
---------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc -
                     United States                                                                      63,785,818     72,452,850
---------------------------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc -
                     Canada                                                                                229,712        225,000
---------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc -
                     Other Countries                                                                       918,100      1,075,000
---------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and
                     Miscellaneous                                                                      64,933,630     73,752,850
---------------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                                                            576,654,760    609,927,044
---------------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                                                            224,991,190    222,464,347
---------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                             801,645,950    832,391,391
---------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
BANKS, TRUST AND INSURANCE COS.
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
373298-80-1      GEORGIA PAC CORP                  01/09/2002   LEHMAN BROTHERS          68,200,000      2,018,690
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                                2,018,690         XXX
---------------------------------------------------------------------------------------------------------------------------------
   6299999 - Preferred Stocks - Banks, Trust and
             Insurance Companies                                                                         2,018,690         XXX
---------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                        03/27/2002   MORGAN STANLEY           11,500.000        834,887
224044-50-3      COX COMMUNICATIONS INC NE         08/26/2002   GOLDMAN SACHS            37,200.000        988,039
283678-20-9      EL PASO ENERGY CAP TR I           03/01/2002   BA SECURITIES INC        19,750.000      1,026,688
58440J-50-0      MEDIAONE GROUP INC                03/14/2002   BA SECURITIES INC        80,000.000      1,720,774
816851-20-8      SEMPRA ENERGY                     06/05/2002   VARIOUS                 110,000.000      2,737,592
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                                7,307,980         XXX
---------------------------------------------------------------------------------------------------------------------------------
CANADA
---------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO               06/27/2002   BA SECURITIES INC        36,700.000      2,480,403
---------------------------------------------------------------------------------------------------------------------------------
          TOTAL CANADA                                                                                   2,480,403        XXX
---------------------------------------------------------------------------------------------------------------------------------
6399999 - Preferred Stocks - Industrial and
          Miscellaneous                                                                                  9,788,383        XXX
---------------------------------------------------------------------------------------------------------------------------------
6599997 - Preferred Stocks - Part 4                                                                     11,807,073        XXX
---------------------------------------------------------------------------------------------------------------------------------
6599998 - Preferred Stocks - Part 5                                                                      8,029,496        XXX
---------------------------------------------------------------------------------------------------------------------------------
6599999 - Total - Preferred Stocks                                                                      19,836,569        XXX
---------------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
001957-50-5      AMERICAN TELEPHONE & TELEGRAPH    11/19/2002   VARIOUS                  44,310.000        668,986
002824-10-0      ABBOTT LABS                       01/07/2002   THOM WEISEL PARTNERS        500.000         27,690
00508Y-10-2      ACUITY BRANDS INC                 03/25/2002   LEHMAN BROTHERS             200.000          3,058
009158-10-6      AIR PRODS & CHEMS INC             10/25/2002   LEHMAN BROTHERS             500.000         21,920
013068-10-1      ALBERTO CULVER CO                 10/25/2002   LEHMAN BROTHERS             400.000         20,568
013716-10-5      ALCAN INC                         07/19/2002   LEHMAN BROTHERS           1,800.000         53,305
013817-10-1      ALCOA INC                         01/07/2002   THOM WEISEL PARTNERS        500.000         19,070
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                        2                        8                9               10           11           12
                                                                                                   Increase
                                                                                      Increase    (Decrease)     Foreign
                                                                   Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                        Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description              Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
--------------------------------------------------------------------------------------------------------------------------
                 WORLDCOM INC GA NEW
98157D-AC-0      8.000 05/15/2006                      516,905          513,781          (918)
                 WORLDCOM INC GA NEW
98157D-AK-2      8.250 05/15/2031                      172,286          172,503          (189)
                 SWISS LIFE FINANCE
G86220-AA-1      2.000 05/20/2003                    3,054,563        3,053,639          (577)
                 SWISS RE AMERICA
U86807-AD-3      3.250 11/21/2021                    1,998,750        1,998,754            71
--------------------------------------------------------------------------------------------------------------------------
                                                    63,956,569       63,378,402       105,316
--------------------------------------------------------------------------------------------------------------------------
CANADA
--------------------------------------------------------------------------------------------------------------------------
                 TELUS CORP
87971M-AB-9      7.500 06/01/2007                      223,889          223,977            38
--------------------------------------------------------------------------------------------------------------------------
OTHERS
--------------------------------------------------------------------------------------------------------------------------
                 STORA ENSO CORP
86210M-AA-4      7.375 05/15/2011                      149,222          149,251            17
                 TYCO INTL GROUP S A
902118-AD-0      6.250 06/15/2013                      914,712          912,022          (826)
                 TYCO INTL GROUP S A
902118-AY-4      6.750 02/15/2011                       24,895           24,901             4
--------------------------------------------------------------------------------------------------------------------------
                                                    65,269,287       64,688,553       104,549
--------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc -
                     United States                  63,956,569       63,378,402       105,316
--------------------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc -
                     Canada                            223,889          223,977            38
--------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc -
                     Other Countries                 1,088,829        1,086,174          (805)
--------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and
                     Miscellaneous                  65,269,287       64,688,553       104,549
--------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                        573,023,368      573,495,404       231,492
--------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                        222,126,057      222,119,009      (141,124)
--------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                         795,149,425      795,614,413        90,368
--------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
BANKS, TRUST AND INSURANCE COS.
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
373298-80-1      GEORGIA PAC CORP                    2,385,250        2,121,020       264,230
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                            2,018,690        2,121,020       264,230
--------------------------------------------------------------------------------------------------------------------------
   6299999 - Preferred Stocks - Banks, Trust and
             Insurance Companies                     2,018,690        2,121,020       264,230
--------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                            259,887          736,000       161,000
224044-50-3      COX COMMUNICATIONS INC NE           2,180,282        2,180,282        54,302
283678-20-9      EL PASO ENERGY CAP TR I             1,331,296        1,331,296        22,434
58440J-50-0      MEDIAONE GROUP INC                  2,654,221        2,172,000       481,320
816851-20-8      SEMPRA ENERGY                       2,750,000        2,750,000
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                            9,490,799        9,169,578       397,050
--------------------------------------------------------------------------------------------------------------------------
CANADA
--------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                 2,001,805        2,001,805      (402,045)
--------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                        2,001,805        2,001,805      (402,045)
--------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and
             Miscellaneous                          11,492,604       11,171,383        (4,989)
--------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4              13,877,854       13,292,403       259,241
--------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5               8,649,131        8,649,131
--------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks               22,526,985       21,941,534       259,241
--------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
001957-50-5      AMERICAN TELEPHONE & TELEGRAPH       668,996           253,311            21
002824-10-0      ABBOTT LABS                           23,676            27,875        (4,199)
00508Y-10-2      ACUITY BRANDS INC                      3,820             2,420         1,400
009158-10-6      AIR PRODS & CHEMS INC                 21,975            23,455        (1,480)
013068-10-1      ALBERTO CULVER CO                     14,750            18,552        (3,802)
013716-10-5      ALCAN INC                             60,071            64,674        (4,603)
013817-10-1      ALCOA INC                             21,585            17,775         3,810
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
      1                        2                       13             14            15             16

                                                                                Interest on    Dividends on
                                                  Realized Gain   Total Gain       Bonds          Stocks
    CUSIP                                           (Loss) on      (Loss) on      Received       Received
Identification            Description                Disposal      Disposal     During Year     During Year
-----------------------------------------------------------------------------------------------------------
                 WORLDCOM INC GA NEW
98157D-AC-0      8.000 05/15/2006                    (252,363)      (252,363)        18,656
                 WORLDCOM INC GA NEW
98157D-AK-2      8.250 05/15/2031                    (100,340)      (100,340)         6,783
                 SWISS LIFE FINANCE
686220-AA-1      2.000 05/20/2003                     154,318        154,318         20,313
                 SWISS RE AMERICA
U86807-AD-3      3.250 11/21/2021                    (190,824)      (190,824)        67,708
-----------------------------------------------------------------------------------------------------------
                                                     (308,105)      (308,105)     1,590,972        XXX
-----------------------------------------------------------------------------------------------------------
CANADA
-----------------------------------------------------------------------------------------------------------
                 TELUS CORP
87971M-AB-9      7.500 06/01/2007                       5,697          5,697          5,484
-----------------------------------------------------------------------------------------------------------
OTHERS
-----------------------------------------------------------------------------------------------------------
                 STORA ENSO CORP
86210M-AA-4      7.375 05/15/2011                      10,081         10,081          3,411
                 TYCO INTL GROUP S A
902118-AD-0      6.250 06/15/2013                    (173,195)      (173,195)         8,281
                 TYCO INTL GROUP S A
902118-AY-4      6.750 02/15/2011                      (4,155)        (4,155)         1,261
-----------------------------------------------------------------------------------------------------------
                                                     (469,677)      (469,677)     1,609,409        XXX
-----------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc -
                     United States                   (308,105)      (308,105)     1,590,972        XXX
-----------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc -
                     Canada                             5,697          5,697          5,484        XXX
-----------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc -
                     Other Countries                 (167,269)      (167,269)        12,953        XXX
-----------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and
                     Miscellaneous                   (469,677)      (469,677)     1,609,409        XXX
-----------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                         2,365,294      2,365,294     18,730,530        XXX
-----------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                         3,006,277      3,006,277      2,325,122        XXX
-----------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                          5,371,571      5,371,571     21,055,652        XXX
-----------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
BANKS, TRUST AND INSURANCE COS.
UNITED STATES
-----------------------------------------------------------------------------------------------------------
373298-80-1      GEORGIA PAC CORP                    (366,560)      (366,560)
-----------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                            (366,560)      (366,560)       XXX
-----------------------------------------------------------------------------------------------------------
   6299999 - Preferred Stocks - Banks, Trust and
             Insurance Companies                     (366,560)      (366,560)       XXX
-----------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-----------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                           259,887        259,887                        9,871
224044-50-3      COX COMMUNICATIONS INC NE         (1,192,243)    (1,192,243)                     177,845
283678-20-9      EL PASO ENERGY CAP TR I             (121,495)      (121,495)
58440J-50-0      MEDIAONE GROUP INC                  (932,546)      (932,546)                      60,812
816851-20-8      SEMPRA ENERGY                        (12,408)       (12,408)
-----------------------------------------------------------------------------------------------------------
   TOTAL UNITED STATES                             (1,998,805)    (1,998,805)       XXX           248,528
-----------------------------------------------------------------------------------------------------------
CANADA
-----------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                  478,598        478,598                       24,084
-----------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                         478,598        478,598        XXX            24,084
-----------------------------------------------------------------------------------------------------------
6399999 - Preferred Stocks - Industrial and
          Miscellaneous                            (1,520,207)    (1,520,207)       XXX           272,612
-----------------------------------------------------------------------------------------------------------
6599997 - Preferred Stocks - Part 4                (1,886,767)    (1,886,767)       XXX           272,612
-----------------------------------------------------------------------------------------------------------
6599998 - Preferred Stocks - Part 5                  (619,635)      (619,635)       XXX            81,736
-----------------------------------------------------------------------------------------------------------
6599999 - Total - Preferred Stocks                 (2,506,402)    (2,506,402)       XXX           354,348
-----------------------------------------------------------------------------------------------------------
COMMON STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-----------------------------------------------------------------------------------------------------------
001957-50-5      AMERICAN TELEPHONE & TELEGRAPH           (10)           (10)
002824-10-0      ABBOTT LABS                            4,013          4,013
00508Y-10-2      ACUITY BRANDS INC                       (762)          (762)                          30
009158-10-6      AIR PRODS & CHEMS INC                    (55)           (55)                         242
013068-10-1      ALBERTO CULVER CO                      5,818          5,818                           79
013716-10-5      ALCAN INC                             (6,766)        (6,766)                         459
013817-10-1      ALCOA INC                             (2,515)        (2,515)
-----------------------------------------------------------------------------------------------------------

                                     E12.13

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                              During Current Year

-------------------------------------------------------------------------------------------------------------------------
      1                        2                   3                 4                  5             6            7
                                                                                    Number of
    CUSIP                                       Disposal                            Shares of
Identification            Description             Date       Name of Purchaser        Stock     Consideration   Par Value
-------------------------------------------------------------------------------------------------------------------------
018490-10-2      ALLERGAN INC                  10/25/2002   VARIOUS                 1,200.000      85,589
020002-10-1      ALLSTATE CORP                 01/07/2002   THOM WEISEL PARTNERS      500.000      16,515
020039-10-3      ALLTEL CORP                   01/07/2002   THOM WEISEL PARTNERS      500.000      30,490
02209S-10-3      ALTRIA GROUP INC              10/25/2002   LEHMAN BROTHERS           700.000      29,800
023139-10-8      AMBAC FINL GROUP INC          10/25/2002   LEHMAN BROTHERS           400.000      24,824
023551-10-4      AMERADA HESS CORP             10/25/2002   VARIOUS                   600.000      33,364
026874-10-7      AMERICAN INTL GROUP INC       01/07/2002   THOM WEISEL PARTNERS      500.000      38,389
029712-10-6      AMERICAN STD COS INC DEL      10/25/2002   LEHMAN BROTHERS           900.000      61,515
03073E-10-5      AMERISOURCEBERGEN CORP        10/25/2002   VARIOUS                   400.000      27,590
031162-10-0      AMGEN INC                     10/25/2002   LEHMAN BROTHERS           200.000       9,954
032511-10-7      ANADARKO PETROLEUM CORP       10/25/2002   VARIOUS                 1,000.000      49,420
035229-10-3      ANHEUSER BUSCH COS INC        10/25/2002   VARIOUS                 1,000.000      49,500
03674B-10-4      ANTHEM INC                    10/25/2002   LEHMAN BROTHERS           200.000      13,814
037411-10-5      APACHE CORP                   10/25/2002   LEHMAN BROTHERS         1,000.000      53,820
037604-10-5      APOLLO GROUP INC              10/25/2002   LEHMAN BROTHERS           500.000      21,535
038020-10-3      APPLERA CORP APPLIED BIOSYS   02/01/2002   THOM WEISEL PARTNERS      100.000       2,370
038222-10-5      APPLIED MATLS INC             01/07/2002   THOM WEISEL PARTNERS      500.000      22,370
053015-10-3      AUTOMATIC DATA PROCESSING     01/07/2002   THOM WEISEL PARTNERS      500.000      28,615
053332-10-2      AUTOZONE INC                  10/25/2002   VARIOUS                 1,400.000     100,491
053611-10-9      AVERY DENNISON CORP           10/25/2002   LEHMAN BROTHERS           300.000      19,482
054303-10-2      AVON PRODS INC                10/25/2002   LEHMAN BROTHERS           500.000      23,995
058498-10-6      BALL CORP                     10/25/2002   LEHMAN BROTHERS           600.000      29,634
060505-10-4      BANK OF AMERICA CORPORAT I    10/25/2002   VARIOUS                 1,300.000      86,668
064057-10-2      BANK NEW YORK INC             01/07/2002   THOM WEISEL PARTNERS      500.000      21,965
067383-10-9      C R BARD INC                  10/25/2002   LEHMAN BROTHERS           600.000      33,642
071813-10-9      BAXTER INTL INC               01/07/2002   THOM WEISEL PARTNERS      500.000      26,220
073902-10-8      BEAR STEARNS COS INC          10/25/2002   VARIOUS                   500.000      30,788
079860-10-2      BELLSOUTH CORP                01/07/2002   THOM WEISEL PARTNERS      500.000      19,915
081437-10-5      BEMIS INC                     10/25/2002   LEHMAN BROTHERS           500.000      26,695
086516-10-1      BEST BUY INC                  02/01/2002   THOM WEISEL PARTNERS      600.000      44,162
091797-10-0      BLACK & DECKER                10/25/2002   LEHMAN BROTHERS           400.000      18,788
093671-10-5      BLOCK H & R INC               10/25/2002   LEHMAN BROTHERS           900.000      39,484
097023-10-5      BOEING CO                     01/07/2002   THOM WEISEL PARTNERS      500.000      20,490
115637-20-9      BROWN FORMAN CORP             10/25/2002   LEHMAN BROTHERS           500.000      37,490
125509-10-9      CIGNA CORP                    10/25/2002   VARIOUS                   900.000      72,239
14040H-10-5      CAPITAL ONE FINL CORP         02/01/2002   THOM WEISEL PARTNERS      100.000       4,839
14149Y-10-8      CARDINAL HEALTH INC           10/25/2002   VARIOUS                   600.000      38,384
15189T-10-7      CENTERPOINT ENERGY INC        10/01/2002   RETURN OF CAPITAL                      14,535
152312-10-4      CENTEX CORP                   10/25/2002   LEHMAN BROTHERS           400.000      18,588
171232-10-1      CHUBB CORP                    10/25/2002   VARIOUS                 1,900.000     118,852
172737-10-8      CIRCUIT CITY STORE INC        10/01/2002   RETURN OF CAPITAL                      18,229
172908-10-5      CINTAS CORP                   10/25/2002   LEHMAN BROTHERS           900.000      45,117
172967-10-1      CITIGROUP INC                 08/21/2002   RETURN OF CAPITAL                     134,853
184502-10-2      CLEAR CHANNEL COMMUNICAT I    01/07/2002   THOM WEISEL PARTNERS      500.000      26,085
189054-10-9      CLOROX CO DEL                 10/25/2002   LEHMAN BROTHERS           500.000      19,965
191216-10-0      COCA-COLA COMPANY             01/07/2002   THOM WEISEL PARTNERS      500.000      22,600
194162-10-3      COLGATE PALMOLIVE CO          10/25/2002   VARIOUS                 1,100.000      61,265
20030N-10-1      COMCAST CORP NEW              11/22/2002   FRACTIONAL SHARE            0.695          16
20030N-20-0      COMCAST CORP                  11/20/2002   VARIOUS                 6,800.000     163,321
200340-10-7      COMERICA INC                  10/25/2002   LEHMAN BROTHERS           900.000      38,413
204493-10-0      COMPAQ COMPUTER CORP          05/06/2002   STOCK MERGER           11,000.000     244,763
204912-10-9      COMPUTER ASSOC INTL INC       03/25/2002   LEHMAN BROTHERS           100.000       2,012
207142-10-0      CONEXANT SYSTEMS INC          06/27/2002   VARIOUS                 1,400.000       5,745
208251 -50-4     CONOCO INC                    09/03/2002   STOCK MERGER            3,700.000     100,621
20825C-10-4      CONCOPHILLIPS                 10/25/2002   VARIOUS                   800.000      44,373
208464-10-7      CONSECO INC                   07/25/2002   GOLDMAN SACHS           1,941.000       1,533
209115-10-4      CONSOLIDATED EDISON INC       10/25/2002   LEHMAN BROTHERS           600.000      26,298
217016-10-4      COORS ADOLPH CO               10/25/2002   LEHMAN BROTHERS           800.000      55,536
22160K-10-5      COSTCO WHSL CORP NEW          01/07/2002   THOM WEISEL PARTNERS      500.000      22,050
222372-10-4      COUNTRYWIDE FINANCIAL CORP    10/25/2002   LEHMAN BROTHERS           200.000      10,142
233331-10-7      DTE ENERGY CO                 10/25/2002   LEHMAN BROTHERS           900.000      39,718
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                        2                    8               9                 10           11           12
                                                                                                Increase
                                                                                  Increase     (Decrease)     Foreign
                                                               Book/Adjusted     (Decrease)    by Foreign    Exchange
    CUSIP                                                    Carrying Value at       by         Exchange    Gain (Loss)
Identification            Description          Actual Cost     Disposal Date     Adjustment    Adjustment   on Disposal
-----------------------------------------------------------------------------------------------------------------------
018490-10-2      ALLERGAN INC                     86,352            93,354          (8,232)
020002-10-1      ALLSTATE CORP                    22,520           16,850           5,670
020039-10-3      ALLTEL CORP                      29,005           30,865          (1,860)
02209S-10-3      ALTRIA GROUP INC                 27,493           32,095          (4,603)
023139-10-8      AMBAC FINL GROUP INC             20,569           23,144          (2,575)
023551-10-4      AMERADA HESS CORP                37,676           37,404             272
026874-10-7      AMERICAN INTL GROUP INC          28,529           39,700         (11,171)
029712-10-6      AMERICAN STD COS INC DEL         69,082           69,082
03073E-10-5      AMERISOURCEBERGEN CORP           26,436           25,420           1,016
031162-10-0      AMGEN INC                         2,906           11,288          (8,382)
032511-10-7      ANADARKO PETROLEUM CORP          44,947           56,850         (11,903)
035229-10-3      ANHEUSER BUSCH COS INC           33,391           45,210         (11,819)
03674B-10-4      ANTHEM INC                       12,606           12,606
037411-10-5      APACHE CORP                      49,612           49,826           2,508
037604-10-5      APOLLO GROUP INC                 17,785           17,785
038020-10-3      APPLERA CORP APPLIED BIOSYS       1,915            3,927          (2,012)
038222-10-5      APPLIED MATLS INC                19,444           20,050            (606)
053015-10-3      AUTOMATIC DATA PROCESSING        26,880           29,450          (2,570)
053332-10-2      AUTOZONE INC                     67,795          100,520         (32,725)
053611-10-9      AVERY DENNISON CORP              15,514           16,959          (1,445)
054303-10-2      AVON PRODS INC                   20,362           23,250          (2,888)
058498-10-6      BALL CORP                        18,042           30,608          (7,262)
060505-10-4      BANK OF AMERICA CORPORAT I       80,746           81,835          (1,089)
064057-10-2      BANK NEW YORK INC                17,263           20,400          (3,137)
067383-10-9      C R BARD INC                     30,693           36,966          (6,273)
071813-10-9      BAXTER INTL INC                  24,700           26,815          (2,115)
073902-10-8      BEAR STEARNS COS INC             28,488           29,417            (928)
079860-10-2      BELLSOUTH CORP                   19,064           19,075             (12)
081437-10-5      BEMIS INC                        21,760           25,180          (3,420)
086516-10-1      BEST BUY INC                     37,676           44,688          (7,012)
091797-10-0      BLACK & DECKER                   23,290           15,092           8,198
093671-10-5      BLOCK H & R INC                  25,323           40,230         (14,907)
097023-10-5      BOEING CO                        21,426           19,390           2,036
115637-20-9      BROWN FORMAN CORP                29,877           31,300          (1,423)
125509-10-9      CIGNA CORP                       72,411           83,385         (10,974)
14040H-10-5      CAPITAL ONE FINL CORP             4,245            5,395          (1,150)
14149Y-10-8      CARDINAL HEALTH INC              28,194           38,796         (10,602)
15189T-10-7      CENTERPOINT ENERGY INC           14,535            4,097
152312-10-4      CENTEX CORP                      13,051           22,924          (9,873)
171232-10-1      CHUBB CORP                      117,968          131,100         (13,132)
172737-10-8      CIRCUIT CITY STORE INC           18,229            9,505
172908-10-5      CINTAS CORP                      32,780           43,200         (10,420)
172967-10-1      CITIGROUP INC                   134,853           53,888
184502-10-2      CLEAR CHANNEL COMMUNICATI        22,131           25,455          (3,324)
189054-10-9      CLOROX CO DEL                    27,866           19,775           8,091
191216-10-0      COCA-COLA COMPANY                22,824           23,575            (751)
194162-10-3      COLGATE PALMOLIVE CO             48,533           63,525         (14,993)
20030N-10-1      COMCAST CORP NEW                     26               26
20030N-20-0      COMCAST CORP                    227,064          244,800         (17,736)
200340-10-7      COMERICA INC                     59,000           51,570           7,430
204493-10-0      COMPAQ COMPUTER CORP            270,448          107,360         163,088
204912-10-9      COMPUTER ASSOC INTL INC           3,430            3,430
207142-10-0      CONEXANT SYSTEMS INC            108,519           20,104          88,415
208251-50-4      CONOCO INC                      102,981          104,710          (1,730)
20825C-10-4      CONCOPHILLIPS                    41,164           48,208          (7,044)
208464-10-7      CONSECO INC                      65,602            8,657          56,945
209115-10-4      CONSOLIDATED EDISON INC          27,362           24,216           3,146
217016-10-4      COORS ADOLPH CO                  46,113           49,679          (3,566)
22160K-10-5      COSTCO WHSL CORP NEW             19,455           22,190          (2,735)
222372-10-4      COUNTRYWIDE FINANCIAL CORP        8,171            8,194             (24)
233331-10-7      DTE ENERGY CO                    36,359           37,746          (1,387)
-----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
      1                        2                    13             14            15           16
                                                                            Interest on   Dividends on
                                               Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                       (Loss) on      (Loss) on     Received       Received
Identification            Description            Disposal       Disposal    During Year   During Year
------------------------------------------------------------------------------------------------------
018490-10-2      ALLERGAN INC                        (763)         (763)                       45
020002-10-1      ALLSTATE CORP                     (6,005)       (6,005)                       74
020039-10-3      ALLTEL CORP                        1,485         1,485                       170
02209S-10-3      ALTRIA GROUP INC                   2,307         2,307                     1,558
023139-10-8      AMBAC FINL GROUP INC               4,255         4,255                        78
023551-10-4      AMERADA HESS CORP                 (4,312)       (4,312)                      480
026874-10-7      AMERICAN INTL GROUP INC            9,860         9,860
029712-10-6      AMERICAN STD COS INC DEL          (7,567)       (7,567)
03073E-10-5      AMERISOURCEBERGEN CORP             1,154         1,154                        12
031162-10-0      AMGEN INC                          7,048         7,048
032511-10-7      ANADARKO PETROLEUM CORP            4,472         4,472                        90
035229-10-3      ANHEUSER BUSCH COS INC            16,109        16,109                       269
03674B-10-4      ANTHEM INC                         1,208         1,208
037411-10-5      APACHE CORP                        4,208         4,208                       300
037604-10-5      APOLLO GROUP INC                   3,750         3,750
038020-10-3      APPLERA CORP APPLIED BIOSYS          455           455                         4
038222-10-5      APPLIED MATLS INC                  2,926         2,926
053015-10-3      AUTOMATIC DATA PROCESSING          1,735         1,735                        58
053332-10-2      AUTOZONE INC                      32,696        32,696
053611-10-9      AVERY DENNISON CORP                3,968         3,968                       297
054303-10-2      AVON PRODS INC                     3,633         3,633                       300
058498-10-6      BALL CORP                         11,593        11,593                       126
060505-10-4      BANK OF AMERICA CORPORAT I         5,922         5,922                     1,085
064057-10-2      BANK NEW YORK INC                  4,702         4,702
067383-10-9      C R BARD INC                       2,949         2,949                       300
071813-10-9      BAXTER INTL INC                    1,520         1,520                       291
073902-10-8      BEAR STEARNS COS INC               2,300         2,300                       165
079860-10-2      BELLSOUTH CORP                       851           851
081437-10-5      BEMIS INC                          4,935         4,935                       193
086516-10-1      BEST BUY INC                       6,486         6,486
091797-10-0      BLACK & DECKER                    (4,501)       (4,501)                      144
093671-10-5      BLOCK H & R INC                   14,161        14,161                       490
097023-10-5      BOEING CO                           (937)         (937)
115637-20-9      BROWN FORMAN CORP                  7,613         7,613                       700
125509-10-9      CIGNA CORP                          (172)         (172)                      456
14040H-10-5      CAPITAL ONE FINL CORP                594           594
14149Y-10-8      CARDINAL HEALTH INC               10,189        10,189                        10
15189T-10-7      CENTERPOINT ENERGY INC
152312-10-4      CENTEX CORP                        5,538         5,538                        45
171232-10-1      CHUBB CORP                           884           884                     1,498
172737-10-8      CIRCUIT CITY STORE INC
172908-10-5      CINTAS CORP                       12,338        12,338                       225
172967-10-1      CITIGROUP INC
184502-10-2      CLEAR CHANNEL COMMUNICATI          3,953         3,953
189054-10-9      CLOROX CO DEL                     (7,900)       (7,900)                      297
191216-10-0      COCA-COLA COMPANY                   (224)         (224)
194162-10-3      COLGATE PALMOLIVE CO              12,732        12,732                       312
20030N-10-1      COMCAST CORP NEW                     (10)          (10)
20030N-20-0      COMCAST CORP                     (63,743)      (63,743)
200340-10-7      COMERICA INC                     (20,588)      (20,588)                    1,565
204493-10-0      COMPAQ COMPUTER CORP             (25,685)      (25,685)                      536
204912-10-9      COMPUTER ASSOC INTL INC           (1,418)       (1,418)
207142-10-0      CONEXANT SYSTEMS INC            (102,774)     (102,774)
208251-50-4      CONOCO INC                        (2,360)       (2,360)                    2,007
20825C-10-4      CONCOPHILLIPS                      3,209         3,209                       323
208464-10-7      CONSECO INC                      (64,068)      (64,068)
209115-10-4      CONSOLIDATED EDISON INC           (1,063)       (1,063)                      999
217016-10-4      COORS ADOLPH CO                    9,423         9,423                       390
22160K-10-5      COSTCO WHSL CORP NEW               2,595         2,595
222372-10-4      COUNTRYWIDE FINANCIAL CORP         1,972         1,972                        68
233331-10-7      DTE ENERGY CO                      3,359         3,359                     1,573
------------------------------------------------------------------------------------------------------

                                     E12.14

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                              During Current Year

-----------------------------------------------------------------------------------------------------------------------------
      1                        2                        3                 4                5              6             7

                                                                                        Number of
    CUSIP                                           Disposal                            Shares of
Identification            Description                 Date       Name of Purchaser       Stock      Consideration   Par Value
-----------------------------------------------------------------------------------------------------------------------------
244199-10-5      DEERE & CO                        10/25/2002   LEHMAN BROTHERS           500.000       23,485
248019-10-1      DELUXE CORP                       10/25/2002   LEHMAN BROTHERS           500.000       23,625
25179M-10-3      DEVON ENERGY CORP NEW             10/25/2002   LEHMAN BROTHERS           900.000       44,487
254687-10-6      THE WALT DISNEY CO                01/07/2002   THOM WEISEL PARTNERS      500.000       11,615
25746U-10-9      DOMINION RES INC                  01/07/2002   THOM WEISEL PARTNERS      500.000       30,420
260543-10-3      DOW CHEM CO                       12/02/2002   FRACTIONAL SHARE            0.600
260561-10-5      DOW JONES & CO INC                10/25/2002   LEHMAN BROTHERS           500.000       17,715
264399-10-6      DUKE ENERGY CORP                  01/07/2002   THOM WEISEL PARTNERS      500.000       19,555
277432-10-0      EASTMAN CHEM CO                   10/25/2002   LEHMAN BROTHERS           500.000       18,280
278058-10-2      EATON CORP                        10/25/2002   LEHMAN BROTHERS           500.000       34,440
278642-10-3      EBAY INC                          10/25/2002   LEHMAN BROTHERS           500.000       30,985
278865-10-0      ECOLAB INC                        10/25/2002   LEHMAN BROTHERS           100.000        4,842
28336L-10-9      EL PASO CORP                      01/07/2002   THOM WEISEL PARTNERS      500.000       22,560
285512-10-9      ELECTRONIC ARTS INC               10/25/2002   LEHMAN BROTHERS           400.000       27,036
285661-10-4      ELECTRONIC DATA SYS NEW           01/07/2002   THOM WEISEL PARTNERS      500.000       33,454
291011-10-4      EMERSON ELEC CO                   10/25/2002   VARIOUS                   800.000       43,918
29364G-10-3      ENTERGY CORP NEW                  10/25/2002   LEHMAN BROTHERS           600.000       25,884
294741-10-3      EQUITY OFFICE PROPERTIES          01/07/2002   THOM WEISEL PARTNERS      500.000       15,130
30161N-10-1      EXELON CORPORATION                10/25/2002   LEHMAN BROTHERS           900.000       43,947
30231G-10-2      EXXON MOBIL CORP                  01/07/2002   THOM WEISEL PARTNERS      500.000       19,815
302491-30-3      F M C CORP                        01/07/2002   VARIOUS                   200.000       12,766
302571-10-4      FPL GROUP INC                     10/25/2002   LEHMAN BROTHERS           800.000       46,888
313400-30-1      FEDERAL HOME LN MTG CORP          10/25/2002   VARIOUS                   900.000       56,102
313586-10-9      FEDERAL NATL MTG ASSN             10/25/2002   LEHMAN BROTHERS           500.000       34,240
31410H-10-1      FEDERATED DEPT STORES INC         02/01/2002   THOM WEISEL PARTNERS      100.000        4,096
31428X-10-6      FEDEX CORP                        10/25/2002   LEHMAN BROTHERS           100.000        5,403
316773-10-0      FIFTH THIRD BANCORP               10/25/2002   VARIOUS                   800.000       50,720
319963-10-4      FIRST DATA CORP                   01/07/2002   THOM WEISEL PARTNERS      500.000       38,624
337738-10-8      FISERV INC                        02/01/2002   THOM WEISEL PARTNERS      100.000        4,086
337932-10-7      FIRSTENERGY CORP                  03/25/2002   VARIOUS                   600.000       20,821
345370-86-0      FORD MTR CO DEL                   10/25/2002   LEHMAN BROTHERS           100.000          870
345838-10-6      FOREST LABS INC                   10/25/2002   VARIOUS                 1,500.000      133,229
364730-10-1      GANNETT INC                       10/25/2002   VARIOUS                   700.000       49,925
369550-10-8      GENERAL DYNAMICS CORP             10/25/2002   VARIOUS                 1,300.000      106,753
369604-10-3      GENERAL ELEC CO                   01/07/2002   THOM WEISEL PARTNERS    1,000.000       39,339
370334-10-4      GENERAL MLS INC                   10/25/2002   VARIOUS                 1,100 000       49,013
370442-10-5      GENERAL MTRS CORP                 10/25/2002   VARIOUS                   800.000       35,951
373298-10-8      GEORGIA PAC CORP                  12/02/2002   RADIAN                      2.000
382388-10-6      GOODRICH CORPORATION              06/03/2002   RETURN OF CAPITAL                          938
384802-10-4      GRAINGER W W INC                  10/25/2002   LEHMAN BROTHERS           400.000       19,688
404119-10-9      HCA INC                           10/25/2002   VARIOUS                 1,600.000       69,236
413619-10-7      HARRAHS ENTMT INC                 10/25/2002   LEHMAN BROTHERS           300.000       12,939
416515-10-4      HARTFORD FINL SVCS GROUP          10/25/2002   LEHMAN BROTHERS           400.000       19,144
423074-10-3      HEINZ H J CO                      12/27/2002   RETURN OF CAPITAL                       20,921
427866-10-8      HERSHEY FOODS CORP                10/25/2002   VARIOUS                   200.000       13,513
428236-10-3      HEWLETT PACKARD CO                12/02/2002   VARIOUS                   500.750       11,500
438516-10-6      HONEYWELL INTL INC                01/07/2002   THOM WEISEL PARTNERS      500.000       17,335
441815-10-7      HOUSEHOLD INTL INC                01/07/2002   THOM WEISEL PARTNERS      500.000       29,040
450911-10-2      ITT INDS INC IND                  10/25/2002   LEHMAN BROTHERS           400.000       26,332
452308-10-9      ILLINOIS TOOL WKS INC             10/25/2002   VARIOUS                 1,500.000       96,780
45247T-10-4      IMAGISTICS INTERNATIONAL          01/07/2002   THOM WEISEL PARTNERS      112.000        1,553
452528-10-2      IMMUNEX CORP NEW                  07/16/2002   STOCK MERGER            3,100.000       82,238
453258-40-2      INCO LTD                          07/19/2002   LEHMAN BROTHERS         1,000.000       19,409
458140-10-0      INTEL CORP                        10/25/2002   VARIOUS                   600.000       19,292
459200-10-1      INTERNATIONAL BUSINESS MACHINES   10/25/2002   VARIOUS                   700.000       76,922
459902-10-2      INTERNATIONAL GAME TECHNO         10/25/2002   LEHMAN BROTHERS           400.000       30,068
461202-10-3      INTUIT                            10/25/2002   LEHMAN BROTHERS           600.000       29,946
475070-10-8      JEFFERSON PILOT CORP              10/25/2002   LEHMAN BROTHERS           100.000        4,323
478160-10-4      JOHNSON & JOHNSON                 10/25/2002   VARIOUS                 4,500.000      281,229
478366-10-7      JOHNSON CTLS INC                  10/25/2002   VARIOUS                   600.000       49,906
482480-10-0      KLA-TENCOR CORP                   02/01/2002   THOM WEISEL PARTNERS      100.000        5,668
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
      1                        2                        8               9                10           11           12
                                                                                                   Increase
                                                                                      Increase    (Decrease)    Foreign
                                                                   Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                        Carrying Value at      by         Exchange    Gain (Loss)
Identification            Description              Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
-----------------------------------------------------------------------------------------------------------------------------
244199-10-5      DEERE & CO                           18,114         21,830             (3,716)
248019-10-1      DELUXE CORP                          14,015         21,177             (7,162)
25179M-10-3      DEVON ENERGY CORP NEW                43,543         34,539              9,004
254687-10-6      THE WALT DISNEY CO                   12,294         10,360              1,934
25746U-10-9      DOMINION RES INC                     19,700         30,050            (10,350)
260543-10-3      DOW CHEM CO                              20             20
260561-10-5      DOW JONES & CO INC                   27,065         27,365               (300)
264399-10-6      DUKE ENERGY CORP                     18,919         19,630               (711)
277432-10-0      EASTMAN CHEM CO                      23,785         19,558              4,227
278058-10-2      EATON CORP                           33,153         37,205             (4,052)
278642-10-3      EBAY INC                             27,964         27,964
278865-10-0      ECOLAB INC                            3,315          4,025               (710)
28336L-10-9      EL PASO CORP                         20,954         22,305             (1,351)
285512-10-9      ELECTRONIC ARTS INC                  21,383         21,383
285661-10-4      ELECTRONIC DATA SYS NEW              30,635         34,275             (3,640)
291011-10-4      EMERSON ELEC CO                      49,226         45,680              3,546
29364G-10-3      ENTERGY CORP NEW                     17,162         23,466             (6,305)
294741-10-3      EQUITY OFFICE PROPERTIES             13,870         15,040             (1,170)
30161N-10-1      EXELON CORPORATION                   36,924         43,092             (6,168)
30231G-10-2      EXXON MOBIL CORP                     18,616         19,650             (1,034)
302491-30-3      F M C CORP                           12,524          6,244              6,280
302571-10-4      FPL GROUP INC                        49,789         45,120              4,669
313400-30-1      FEDERAL HOME LN MTG CORP             47,223         58,860            (11,638)
313586-10-9      FEDERAL NATL MTG ASSN                29,544         39,750            (10,206)
31410H-10-1      FEDERATED DEPT STORES INC             5,579          4,090              1,489
31428X-10-6      FEDEX CORP                            3,289          5,188             (1,899)
316773-10-0      FIFTH THIRD BANCORP                  39,598         49,064             (9,467)
319963-10-4      FIRST DATA CORP                      32,815         39,225             (6,410)
337738-10-8      FISERV INC                            3,523          4,232               (709)
337932-10-7      FIRSTENERGY CORP                     18,490         20,988             (2,499)
345370-86-0      FORD MTR CO DEL                       2,987          1,572              1,415
345838-10-6      FOREST LABS INC                      99,339        122,925            (23,586)
364730-10-1      GANNETT INC                          45,893         47,061             (1,169)
369550-10-8      GENERAL DYNAMICS CORP                82,814        103,532            (20,718)
369604-10-3      GENERAL ELEC CO                      35,363         40,080             (4,718)
370334-10-4      GENERAL MLS INC                      42,551         57,211            (14,660)
370442-10-5      GENERAL MTRS CORP                    40,009         38,880              1,129
373298-10-8      GEORGIA PAC CORP                         49             55                 (6)
382388-10-6      GOODRICH CORPORATION                    938            206
384802-10-4      GRAINGER W W INC                     20,491         19,200              1,291
404119-10-9      HCA INC                              44,914         61,664            (16,750)
413619-10-7      HARRAHS ENTMT INC                     6,928         11,103             (4,175)
416515-10-4      HARTFORD FINL SVCS GROUP             22,430         25,132             (2,702)
423074-10-3      HEINZ H J CO                         20,921         10,804
427866-10-8      HERSHEY FOODS CORP                   14,355         13,540                815
428236-10-3      HEWLETT PACKARD CO                   11,783         10,296              1,487
438516-10-6      HONEYWELL INTL INC                   22,075         16,910              5,165
441815-10-7      HOUSEHOLD INTL INC                   26,114         28,970             (2,856)
450911-10-2      ITT INDS INC IND                     14,860         20,200             (5,340)
452308-10-9      ILLINOIS TOOL WKS INC                99,181        101,580             (2,399)
45247T-10-4      IMAGISTICS INTERNATIONAL              1,514          1,383                131
452528-10-2      IMMUNEX CORP NEW                     52,669         85,901            (33,232)
453258-40-2      INCO LTD                             18,505         16,940              1,565
458140-10-0      INTEL CORP                           18,144         18,870               (726)
459200-10-1      INTERNATIONAL BUSINESS MACHINES      53,988         84,672            (30,685)
459902-10-2      INTERNATIONAL GAME TECHNO            23,476         26,984             (3,508)
461202-10-3      INTUIT                               21,087         25,668             (4,581)
475070-10-8      JEFFERSON PILOT CORP                  4,461          4,627               (166)
478160-10-4      JOHNSON & JOHNSON                   152,122        265,950           (113,828)
478366-10-7      JOHNSON CTLS INC                     38,988         48,628             (9,640)
482480-10-0      KLA-TENCOR CORP                       2,650          4,956             (2,306)
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
      1                        2                       13             14            15           16
                                                                                Interest on   Dividends on
                                                   Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                           (Loss) on      (Loss) on     Received       Received
Identification            Description                Disposal       Disposal    During Year   During Year
---------------------------------------------------------------------------------------------------------
244199-10-5      DEERE & CO                             5,371          5,371                      262
248019-10-1      DELUXE CORP                            9,611          9,611                      358
25179M-10-3      DEVON ENERGY CORP NEW                    944            944                      135
254687-10-6      THE WALT DISNEY CO                      (679)          (679)
25746U-10-9      DOMINION RES INC                      10,720         10,720
260543-10-3      DOW CHEM CO                              (20)           (20)                       1
260561-10-5      DOW JONES & CO INC                    (9,350)        (9,350)                     357
264399-10-6      DUKE ENERGY CORP                         636            636
277432-10-0      EASTMAN CHEM CO                       (5,505)        (5,505)                     836
278058-10-2      EATON CORP                             1,287          1,287                      623
278642-10-3      EBAY INC                               3,021          3,021
278865-10-0      ECOLAB INC                             1,527          1,527                       54
28336L-10-9      EL PASO CORP                           1,606          1,606                       76
285512-10-9      ELECTRONIC ARTS INC                    5,653          5,653
285661-10-4      ELECTRONIC DATA SYS NEW                2,819          2,819
291011-10-4      EMERSON ELEC CO                       (5,309)        (5,309)                     322
29364G-10-3      ENTERGY CORP NEW                       8,723          8,723                      594
294741-10-3      EQUITY OFFICE PROPERTIES               1,260          1,260
30161N-10-1      EXELON CORPORATION                     7,023          7,023                    1,102
30231G-10-2      EXXON MOBIL CORP                       1,199          1,199
302491-30-3      F M C CORP                               242            242
302571-10-4      FPL GROUP INC                         (2,901)        (2,901)                   2,534
313400-30-1      FEDERAL HOME LN MTG CORP               8,879          8,879                      264
313586-10-9      FEDERAL NATL MTG ASSN                  4,696          4,696                      476
31410H-10-1      FEDERATED DEPT STORES INC             (1,483)        (1,483)
31428X-10-6      FEDEX CORP                             2,114          2,114                       10
316773-10-0      FIFTH THIRD BANCORP                   11,122         11,122                      273
319963-10-4      FIRST DATA CORP                        5,809          5,809
337738-10-8      FISERV INC                               563            563
337932-10-7      FIRSTENERGY CORP                       2,331          2,331                       38
345370-86-0      FORD MTR CO DEL                       (2,117)        (2,117)                      26
345838-10-6      FOREST LABS INC                       33,890         33,890
364730-10-1      GANNETT INC                            4,033          4,033                      286
369550-10-8      GENERAL DYNAMICS CORP                 23,939         23,939                      628
369604-10-3      GENERAL ELEC CO                        3,977          3,977
370334-10-4      GENERAL MLS INC                        6,462          6,462                      495
370442-10-5      GENERAL MTRS CORP                     (4,058)        (4,058)                     402
373298-10-8      GEORGIA PAC CORP                         (49)           (49)                       1
382388-10-6      G00DRICH CORPORATION
384802-10-4      GRAINGER W W INC                        (803)          (803)                     174
404119-10-9      HCA INC                               24,322         24,322                       34
413619-10-7      HARRAHS ENTMT INC                      6,011          6,011
416515-10-4      HARTFORD FINL SVCS GROUP              (3,286)        (3,286)                     451
423074-10-3      HEINZ H J CO
427866-10-8      HERSHEY FOODS CORP                      (842)          (842)                      79
428236-10-3      HEWLETT PACKARD CO                      (283)          (283)                      40
438516-10-6      HONEYWELL INTL INC                    (4,740)        (4,740)
441815-10-7      HOUSEHOLD INTL INC                     2,926          2,926
450911-10-2      ITT INDS INC IND                      11,472         11,472                      205
452308-10-9      ILLINOIS TOOL WKS INC                 (2,402)        (2,402)                     871
45247T-10-4      IMAGISTICS INTERNATIONAL                  39             39
452528-10-2      IMMUNEX CORP NEW                      29,569         29,569
453258-40-2      INCO LTD                                 904            904
458140-10-0      INTEL CORP                             1,148          1,148                        6
459200-10-1      INTERNATIONAL BUSINESS MACHINES       22,935         22,935                       80
459902-10-2      INTERNATIONAL GAME TECHNO              6,592          6,592
461202-10-3      INTUIT                                 8,859          8,859
475070-10-8      JEFFERSON PILOT CORP                    (138)          (138)                      88
478160-10-4      JOHNSON & JOHNSON                    129,107        129,107                    1,147
478366-10-7      JOHNSON CTLS INC                      10,918         10,918                      528
482480-10-0      KLA-TENCOR CORP                        3,018          3,018
---------------------------------------------------------------------------------------------------------

                                     E12.15

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

-------------------------------------------------------------------------------------------------------------------------
      1                        2                    3                 4                 5             6             7


                                                                                    Number of
    CUSIP                                       Disposal                            Shares of
Identification            Description             Date        Name of Purchaser       Stock     Consideration   Par Value
-------------------------------------------------------------------------------------------------------------------------
482584-10-9      K MART CORP                   01/22/2002   BEAR STEARNS & CO       2,900.000        1,887
48666K-10-9      KB HOME                       10/25/2002   LEHMAN BROTHERS           500.000       24,090
492386-10-7      KERR MCGEE CORP               10/25/2002   VARIOUS                   400.000       17,581
494368-10-3      KIMBERLY CLARK CORP           10/25/2002   VARIOUS                 1,200.000       64,291
499040-10-3      KNIGHT RIDDER INC             10/25/2002   VARIOUS                   600.000       35,733
500255-10-4      KOHLS CORP                    10/25/2002   VARIOUS                 1,300.000       81,619
524908-10-0      LEHMAN BROS HLDGS INC         10/25/2002   VARIOUS                 1,500.000       97,259
529771-10-7      LEXMARK INTL GROUP INC        10/25/2002   LEHMAN BROTHERS           200.000       11,804
532457-10-8      LILLY ELI & CO                10/25/2002   VARIOUS                 1,200.000       78,266
539830-10-9      LOCKHEED MARTIN CORP          10/25/2002   LEHMAN BROTHERS           900.000       50,949
540424-10-8      LOEWS CORP                    10/25/2002   LEHMAN BROTHERS           800.000       35,177
548661-10-7      LOWES COS INC                 10/25/2002   VARIOUS                 1,400.000       61,662
549463-10-7      LUCENT TECHNOLOGIES INC       06/03/2002   RETURN OF CAPITAL                      143,596
55262L-10-0      MBNA CORP                     01/07/2002   THOM WEISEL PARTNERS      500.000       18,440
552848-10-3      MGIC INVT CORP WIS            10/25/2002   VARIOUS                   500.000       24,803
571748-10-2      MARSH & MCLENNAN COS INC      10/25/2002   VARIOUS                 1,300.000       88,421
571834-10-0      MARSHALL & ILSLEY CORP        10/25/2002   VARIOUS                   800.000       23,734
57772K-10-1      MAXIM INTEGRATED PRODS IN     01/07/2002   THOM WEISEL PARTNERS    1,000.000       57,799
580645-10-9      MCGRAW HILL COS INC           10/25/2002   LEHMAN BROTHERS           800.000       52,032
583334-10-7      MEADWESTVA CO CORP            03/25/2002   LEHMAN BROTHERS           515.000       16,512
585055-10-6      MEDTRONIC INC                 10/25/2002   LEHMAN BROTHERS           100.000        4,543
589331-10-7      MERCK & CO INC                10/25/2002   VARIOUS                 1,100.000       60,774
589405-10-9      MERCURY INTERACTIVE CORP      03/25/2002   LEHMAN BROTHERS           100.000        3,703
589433-10-1      MEREDITH CORP                 10/25/2002   LEHMAN BROTHERS           500.000       23,780
59156R-10-8      METLIFE INC                   01/07/2002   THOM WEISEL PARTNERS      500.000       15,165
594918-10-4      MICROSOFT CORP                01/07/2002   THOM WEISEL PARTNERS      500.000       34,279
601073-10-9      MILLIPORE CORP                02/28/2002   VARIOUS                   200.000       13,549
61166W-10-1      MONSANTO CO                   08/28/2002   FRACTIONAL SHARE            0.716           10
615369-10-5      MOODYS CORP                   10/25/2002   LEHMAN BROTHERS           900.000       41,050
653520-10-6      NIAGARA MOHAWK HLDGS INC      02/01/2002   STOCK MERGER              900.000       17,001
654106-10-3      NIKE INC                      10/25/2002   VARIOUS                   300.000       15,394
65473P-60-0      NISOURCE INC                  04/23/2002   LEHMAN BROTHERS           400.000          840
656568-10-2      NORTEL NETWORKS CORPORATION   07/19/2002   LEHMAN BROTHERS        21,920.000       26,522
665859-10-4      NORTHERN TR CORP              01/07/2002   THOM WEISEL PARTNERS    1,000.000       61,999
666807-10-2      NORTHROP GRUMMAN CORP         10/25/2002   VARIOUS                   400.000       42,963
670346-10-5      NUCOR CORP                    10/25/2002   LEHMAN BROTHERS           500.000       21,040
681919-10-6      OMNICOM GROUP INC             10/25/2002   VARIOUS                 1,800.000      137,349
68389X-10-5      ORACLE CORP                   03/25/2002   LEHMAN BROTHERS           400.000        5,008
693475-10-5      PNC FINL SVCS GROUP INC       10/25/2002   VARIOUS                   700.000       38,425
693506-10-7      PPG INDS INC                  10/25/2002   LEHMAN BROTHERS           800.000       39,192
693718-10-8      PACCAR INC                    10/25/2002   VARIOUS                   900.000       40,579
696642-10-7      PALM INC                      08/13/2002   BEAR STEARNS & CO       3,373.000        2,226
701094-10-4      PARKER HANNIFIN CORP          02/01/2002   THOM WEISEL PARTNERS      200.000        9,764
708160-10-6      PENNEY J C INC                03/25/2002   LEHMAN BROTHERS           100.000        2,070
713448-10-8      PEPSICO INC                   01/07/2002   THOM WEISEL PARTNERS      500.000       24,030
714046-10-9      PERK INELMER INC              03/25/2002   LEHMAN BROTHERS           100.000        1,733
717081-10-3      PFIZER INC                    01/07/2002   THOM WEISEL PARTNERS    1,000.000       39,679
71713U-10-2      PHARMACIA CORPORATION         10/25/2002   VARIOUS                   700.000       64,021
725906-10-1      PLACER DOME INC               07/19/2002   LEHMAN BROTHERS         1,900.000       20,340
74005P-10-4      PRAXAIR INC                   10/25/2002   VARIOUS                 1,100.000       58,083
742718-10-9      PROCTER & GAMBLE CO           10/25/2002   VARIOUS                 1,000.000       91,014
743263-10-5      PROGRESS ENERGY INC           10/25/2002   VARIOUS                   600.000       24,673
743315-10-3      PROGRESSIVE CORP OHIO         10/25/2002   VARIOUS                 2,600.000      230,679
745867-10-1      PULTE HOMES INC               10/25/2002   LEHMAN BROTHERS           400.000       18,548
76182K-10-5      REYNOLDS R J TOB HLDGS IN     10/25/2002   LEHMAN BROTHERS           400.000       16,980
769320-10-2      RIVERSTONE NETWORKS INC       03/25/2002   LEHMAN BROTHERS           410.000        2,079
780257-80-4      ROYAL DUTCH PETE CO           07/19/2002   LEHMAN BROTHERS        14,600.000      613,036
78387G-10-3      SBC COMMUNICATIONS INC        03/25/2002   LEHMAN BROTHERS           100.000        3,798
78442P-10-6      SLM CORP COM                  01/07/2002   THOM WEISEL PARTNERS    1,000.000       79,129
786514-20-8      SAFEWAY INC                   01/07/2002   THOM WEISEL PARTNERS      500.000       20,245
790849-10-3      ST JUDE MED INC               10/25/2002   VARIOUS                   900.000       33,631
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
       1                       2                    8                9               10           11            12
                                                                                               Increase
                                                                                  Increase    (Decrease)     Foreign
                                                               Book/Adjusted     (Decrease)   by Foreign     Exchange
    CUSIP                                                    Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description          Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
----------------------------------------------------------------------------------------------------------------------
482584-10-9      K MART CORP                      37,740           15,834          21,906
48666K-10-9      KB HOME                          19,493           23,658          (4,165)
492386-10-7      KERR MCGEE CORP                  21,685           21,920            (235)
494368-10-3      KIMBERLY CLARK CORP              59,936           71,760         (11,824)
499040-10-3      KNIGHT RIDDER INC                34,883           38,943          (4,061)
500255-10-4      KOHLS CORP                       51,841           91,572         (39,731)
524908-10-0      LEHMAN BROS HLDGS INC            76,710          100,200         (23,490)
529771-10-7      LEXMARK INTL GROUP INC           18,018           11,800           6,218
532457-10-8      LILLY ELI & CO                   79,722           94,248         (14,526)
539830-10-9      LOCKHEED MARTIN CORP             49,296           42,003           7,293
540424-10-8      LOEWS CORP                       34,885           44,304          (9,419)
548661-10-7      LOWES COS INC                    33,238           64,974         (31,736)
549463-10-7      LUCENT TECHNOLOGIES INC         143,596            8,924
55262L-10-0      MBNA CORP                        10,967           17,600          (6,633)
552848-10-3      MGIC INVT CORP WIS               31,200           30,860             340
571748-10-2      MARSH & MCLENNAN COS INC         54,914           96,705         (41,791)
571834-10-0      MARSHALL & ILSLEY CORP           24,703           24,703
57772K-10-1      MAXIM INTEGRATED PRODS IN        49,884           52,510          (2,626)
580645-10-9      MCGRAW HILL COS INC              43,296           48,784          (5,488)
583334-10-7      MEADWESTVA CO CORP               18,243           15,927           2,317
585055-10-6      MEDTRONIC INC                     2,533            5,121          (2,589)
589331-10-7      MERCK & CO INC                   63,436           64,680          (1,244)
589405-10-9      MERCURY INTERACTIVE CORP          3,862            3,862
589433-10-1      MEREDITH CORP                    18,828           20,296          (1,469)
59156R-10-8      METLIFE INC                      13,876           15,840          (1,964)
594918-10-4      MICROSOFT CORP                   27,484           33,125          (5,641)
601073-10-9      MILLIPORE CORP                   14,718           14,556             162
61166W-10-1      MONSANTO CO                          11               11
615369-10-5      MOODYS CORP                      26,170           35,874          (9,704)
653520-10-6      NIAGARA MOHAWK HLDGS INC         13,999           15,957          (1,958)
654106-10-3      NIKE INC                         14,033           16,872          (2,840)
65473P-60-0      NISOURCE INC                      1,040              928             112
656568-10-2      NORTEL NETWORKS CORPORATION     359,529          163,523         196,006
665859-10-4      NORTHERN TR CORP                 46,042           60,220         (14,178)
666807-10-2      NORTHROP GRUMMAN CORP            26,052           40,324         (14,272)
670346-10-5      NUCOR CORP                       28,611           26,906           1,705
681919-10-6      OMNICOM GROUP INC               124,913          160,830         (35,917)
68389X-10-5      ORACLE CORP                       4,812            5,524            (712)
693475-10-5      PNC FINL SVCS GROUP INC          39,980           39,340             640
693506-10-7      PPG INDS INC                     49,995           41,376           8,619
693718-10-8      PACCAR INC                       38,552           43,838          (5,286)
696642-10-7      PALM INC                         56,605           13,087          43,518
701094-10-4      PARKER HANNIFIN CORP              7,568            9,182          (1,615)
708160-10-6      PENNEY J C INC                    1,856            2,690            (834)
713448-10-8      PEPSICO INC                      19,544           24,345          (4,801)
714046-10-9      PERK INELMER INC                  2,936            2,936
717081-10-3      PFIZER INC                       42,730           39,850           2,880
71713U-10-2      PHARMACIA CORPORATION            59,244           41,166           7,700
725906-10-1      PLACER DOME INC                  21,059           20,729             330
74005P-10-4      PRAXAIR INC                      52,699           60,815          (8,116)
742718-10-9      PROCTER & GAMBLE CO              86,054           82,056            (716)
743263-10-5      PROGRESS ENERGY INC              25,899           27,018          (1,119)
743315-10-3      PROGRESSIVE CORP OHIO           208,721          228,917         (20,196)
745867-10-1      PULTE HOMES INC                  14,171           19,266          (5,095)
76182K-10-5      REYNOLDS R J TOB HLDGS IN        23,208           23,208
769320-10-2      RIVERSTONE NETWORKS INC           3,936            6,806          (2,870)
780257-80-4      ROYAL DUTCH PETE CO             802,550          715,692          86,858
78387G-10-3      SBC COMMUNICATIONS INC            4,703            3,917             786
78442P-10-6      SLM CORP COM                     56,750           84,020         (27,270)
786514-20-8      SAFEWAY INC                      24,763           20,875           3,888
790849-10-3      ST JUDE MED INC                  14,137           34,943         (20,805)
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
       1                       2                     13            14            15            16

                                                                            Interest on   Dividends on
                                               Realized Gain   Total Gain      Bonds          Stock
    CUSIP                                        (Loss) on     (Loss) on      Received      Received
Identification            Description             Disposal      Disposal    During Year   During Year
------------------------------------------------------------------------------------------------------
482584-10-9      K MART CORP                      (35,852)       (35,852)
48666K-10-9      KB HOME                            4,597          4,597                         68
492386-10-7      KERR MCGEE CORP                   (4,104)        (4,104)                     1,125
494368-10-3      KIMBERLY CLARK CORP                4,355          4,355                        841
499040-10-3      KNIGHT RIDDER INC                  1,850          1,850                        375
500255-10-4      KOHLS CORP                        29,778         29,778
524908-10-0      LEHMAN BROS HLDGS INC             20,549         20,549                        135
529771-10-7      LEXMARK INTL GROUP INC            (6,213)        (6,213)
532457-10-8      LILLY ELI & CO                    (1,456)        (1,456)                       580
539830-10-9      LOCKHEED MARTIN CORP               1,654          1,654                        279
540424-10-8      LOEWS CORP                           292            292                        288
548661-10-7      LOWES COS INC                     28,424         28,424                         54
549463-10-7      LUCENT TECHNOLOGIES INC
55262L-10-0      MBNA CORP                          7,473          7,473                         45
552848-10-3      MGIC INVT CORP WIS                (6,397)        (6,397)                        30
571748-10-2      MARSH & MCLENNAN COS INC          33,507         33,507                        695
571834-10-0      MARSHALL & ILSLEY CORP              (969)          (969)                       176
57772K-10-1      MAXIM INTEGRATED PRODS IN          7,915          7,915
580645-10-9      MCGRAW HILL COS INC                8,736          8,736                        612
583334-10-7      MEADWESTVA CO CORP                (1,731)        (1,731)                       118
585055-10-6      MEDTRONIC INC                      2,011          2,011                         24
589331-10-7      MERCK & CO INC                    (2,662)        (2,662)                       955
589405-10-9      MERCURY INTERACTIVE CORP            (159)          (159)
589433-10-1      MEREDITH CORP                      4,953          4,953                         54
59156R-10-8      METLIFE INC                        1,288          1,288
594918-10-4      MICROSOFT CORP                     6,795          6,795
601073-10-9      MILLIPORE CORP                    (1,169)        (1,169)                         4
61166W-10-1      MONSANTO CO
615369-10-5      MOODYS CORP                       14,879         14,879                        122
653520-10-6      NIAGARA MOHAWK HLDGS INC           3,002          3,002
654106-10-3      NIKE INC                           1,362          1,362                        100
65473P-60-0      NISOURCE INC                        (200)          (200)
656568-10-2      NORTEL NETWORKS CORPORATION     (333,007)      (333,007)
665859-10-4      NORTHERN TR CORP                  15,957         15,957                        170
666807-10-2      NORTHROP GRUMMAN CORP             16,911         16,911                        240
670346-10-5      NUCOR CORP                        (7,571)        (7,571)                       247
681919-10-6      OMNICOM GROUP INC                 12,436         12,436                        730
68389X-10-5      ORACLE CORP                          196            196
693475-10-5      PNC FINL SVCS GROUP INC           (1,555)        (1,555)                       384
693506-10-7      PPG INDS INC                     (10,803)       (10,803)                       870
693718-10-8      PACCAR INC                         2,027          2,027                        395
696642-10-7      PALM INC                         (54,379)       (54,379)
701094-10-4      PARKER HANNIFIN CORP               2,196          2,196
708160-10-6      PENNEY J C INC                       215            215                         13
713448-10-8      PEPSICO INC                        4,486          4,486                         66
714046-10-9      PERK INELMER INC                  (1,203)        (1,203)                         4
717081-10-3      PFIZER INC                        (3,051)        (3,051)
71713U-10-2      PHARMACIA CORPORATION             (5,223)        (5,223)                       284
725906-10-1      PLACER DOME INC                     (720)          (720)                        81
74005P-10-4      PRAXAIR INC                        5,384          5,384                        570
742718-10-9      PROCTER & GAMBLE CO                4,960          4,960                        567
743263-10-5      PROGRESS ENERGY INC               (1,226)        (1,226)                       872
743315-10-3      PROGRESSIVE CORP OHIO             21,958         21,958                         79
745867-10-1      PULTE HOMES INC                    4,378          4,378                         45
76182K-10-5      REYNOLDS R J TOB HLDGS IN         (6,228)        (6,228)                       156
769320-10-2      RIVERSTONE NETWORKS INC           (1,857)        (1,857)
780257-80-4      ROYAL DUTCH PETE CO             (189,514)      (189,514)                     9,311
78387G-10-3      SBC COMMUNICATIONS INC              (904)          (904)                        26
78442P-10-6      SLM CORP COM                      22,378         22,378
786514-20-8      SAFEWAY INC                       (4,518)        (4,518)
790849-10-3      ST JUDE MED INC                   19,494         19,494
------------------------------------------------------------------------------------------------------

                                     E12.16

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

--------------------------------------------------------------------------------------------------------------------
       1                                2                               3                 4                  5


                                                                                                          Number of
    CUSIP                                                          Disposal                               Shares of
Identification                     Description                        Date        Name of Purchaser         Stock
--------------------------------------------------------------------------------------------------------------------
792860-10-8      ST PAUL COS INC                                   02/01/2002   THOM WEISEL PARTNERS         100.000
803062-10-8      SAPIENT CORP                                      05/13/2002   BEAR STEARNS & CO            700.000
806857-10-8      SCHLUMBERGER LTD                                  10/25/2002   VARIOUS                      800.000
812387-10-8      SEARS ROEBUCK & CO                                10/25/2002   LEHMAN BROTHERS              100.000
826552-10-1      SIGMA ALDRICH CORP                                10/25/2002   LEHMAN BROTHERS              500.000
857477-10-3      STATE STR CORP                                    10/25/2002   LEHMAN BROTHERS              900.000
863667-10-1      STRYKER CORP                                      10/25/2002   LEHMAN BROTHERS              700.000
867914-10-3      SUNTRUST BKS INC                                  10/25/2002   VARIOUS                      700.000
872649-10-8      TRW INC                                           12/12/2002   VARIOUS                      700.000
873168-10-8      TXU CORPORATION                                   10/25/2002   LEHMAN BROTHERS              100.000
879868-10-7      TEMPLE INLAND INC                                 10/25/2002   LEHMAN BROTHERS              500.000
88033G-10-0      TENET HEALTHCARE CORP                             10/25/2002   VARIOUS                      800.000
882508-10-4      TEXAS INSTRS INC                                  01/07/2002   THOM WEISEL PARTNERS         500.000
88579Y-10-1      3M CO COMG                                        10/25/2002   VARIOUS                    1,900.000
886547-10-8      TIFFANY & CO NEW                                  03/25/2002   LEHMAN BROTHERS              100.000
89420G-40-6      TRAVELERS PROP CASUALT-B                          09/06/2002   FRACTIONAL SHARE               0.294
902973-30-4      US BANCORP DEL                                    03/25/2002   LEHMAN BROTHERS              400.000
907818-10-8      UNION PAC CORP                                    10/25/2002   LEHMAN BROTHERS              300.000
911312-10-6      UNITED PARCEL SERVICE INC                         10/25/2002   LEHMAN BROTHERS              600.000
911905-10-7      US AIRWAYS GROUP INC                              05/16/2002   BEAR STEARNS & CO            300.000
913017-10-9      UNITED TECHNOL0GIES CORP                          01/07/2002   THOM WEISEL PARTNERS         500.000
91324P-10-2      UNITEDHEALTH GROUP INC                            10/25/2002   VARIOUS                      600.000
92343V-10-4      VERIZON COMMUNICATIONS                            01/07/2002   THOM WEISEL PARTNERS         500.000
925524-30-8      VIACOM INC                                        10/25/2002   VARIOUS                    1,100.000
928497-10-6      VITESSE SEMICONDUCTOR COR                         08/20/2002   BEAR STEARNS & CO          1,000.000
931142-10-3      WAL MART STORES INC                               03/28/2002   VARIOUS                    4,800.000
94973H-10-8      WELLPOINT HEALTH NETWORK                          10/25/2002   VARIOUS                    2,400.000
949746-10-1      WELLS FARGO & CO NEW                              01/07/2002   THOM WEISEL PARTNERS         500.000
961548-10-4      WESTVACO CORP                                     01/30/2002   STOCK MERGER                 500.000
962166-10-4      WEYERHAEUSER CO                                   10/25/2002   VARIOUS                    1,200.000
963320-10-6      WHIRLPOOL CORP                                    10/25/2002   VARIOUS                      200.000
969133-10-7      WILLAMETTE INDS INC                               02/14/2002   TENDER OFFER                 700.000
969455-10-4      WILLIAMS COMMUNICATIONS G                         02/19/2002   RADIAN                         0.039
98157D-10-6      WORLDCOM INC - WORLDCOM GROUP                     05/14/2002   BEAR STEARNS & CO         19,085.000
982526-10-5      WRIGLEY WM JR CO                                  10/25/2002   LEHMAN BROTHERS              500.000
983024-10-0      WYETHG                                            01/07/2002   THOM WEISEL PARTNERS         500.000
988498-10-1      YUM BRANDS INC                                    08/08/2002   VARIOUS                      600.000
989701-10-7      ZIONS BANCORPORATION                              10/25/2002   LEHMAN BROTHERS              400.000
G98255-10-5      XL CAP LTD                                        10/25/2002   VARIOUS                      800.000
--------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
--------------------------------------------------------------------------------------------------------------------
CANADA
--------------------------------------------------------------------------------------------------------------------
067901-10-8      AMERICAN BARRICK CORPORATION                      07/19/2002   LEHMAN BROTHERS            3,095.000
--------------------------------------------------------------------------------------------------------------------
      TOTAL CANADA
--------------------------------------------------------------------------------------------------------------------
OTHERS
--------------------------------------------------------------------------------------------------------------------
904784-70-9      UNILEVER N V                                      07/19/2002   VARIOUS                    4,675.000
--------------------------------------------------------------------------------------------------------------------
      TOTAL OTHERS
--------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous
--------------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
UNITED STATES
--------------------------------------------------------------------------------------------------------------------
20312@-10-9      CMAC OF TEXAS                                     07/01/2002   RADIAN                 2,500,000.000
--------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
--------------------------------------------------------------------------------------------------------------------
   6999999 - Common Stocks - Parent, Subsidiaries and Affiliates
--------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4
--------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5
--------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks
--------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
--------------------------------------------------------------------------------------------------------------------
   7299999 Totals
--------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
       1                                2                                6             7            8                9


                                                                                                               Book/Adjusted
    CUSIP                                                                                                    Carrying Value at
Identification                     Description                     Consideration   Par Value   Actual Cost     Disposal Date
------------------------------------------------------------------------------------------------------------------------------
792860-10-8      ST PAUL COS INC                                          4,490                      4,295            4,397
803062-10-8      SAPIENT CORP                                             1,379                     26,721            5,404
806857-10-8      SCHLUMBERGER LTD                                        39,062                     48,840           43,960
812387-10-8      SEARS ROEBUCK & CO                                       2,612                      5,746            4,764
826552-10-1      SIGMA ALDRICH CORP                                      22,840                     17,612           19,705
857477-10-3      STATE STR CORP                                          37,864                     33,468           47,025
863667-10-1      STRYKER CORP                                            44,807                     40,747           40,859
867914-10-3      SUNTRUST BKS INC                                        43,580                     47,480           43,890
872649-10-8      TRW INC                                                 36,756                     35,738           25,928
873168-10-8      TXU CORPORATION                                          1,229                      3,840            4,715
879868-10-7      TEMPLE INLAND INC                                       20,810                     27,274           28,361
88033G-10-0      TENET HEALTHCARE CORP                                   46,027                     28,401           41,104
882508-10-4      TEXAS INSTRS INC                                        14,695                      9,036           14,000
88579Y-10-1      3M CO COM                                              235,765                    173,553          224,599
886547-10-8      TIFFANY & CO NEW                                         3,550                      3,112            3,147
89420G-40-6      TRAVELERS PROP CASUALT-B                                     5                          6                6
902973-30-4      US BANCORP DEL                                           9,045                      9,624            8,372
907818-10-8      UNION PAC CORP                                          18,225                     14,183           17,100
911312-10-6      UNITED PARCEL SERVICE INC                               37,602                     37,877           37,877
911905-10-7      US AIRWAYS GROUP INC                                       924                      8,108            1,902
913017-10-9      UNITED TECHNOL0GIES CORP                                32,915                     26,606           32,315
91324P-10-2      UNITEDHEALTH GROUP INC                                  44,471                     35,953           42,462
92343V-10-4      VERIZON COMMUNICATIONS                                  25,140                     24,131           23,730
925524-30-8      VIACOM INC                                              50,807                     36,570           48,565
928497-10-6      VITESSE SEMICONDUCTOR COR                                1,351                     56,055           12,430
931142-10-3      WAL MART STORES INC                                    292,142                    197,675          276,240
94973H-10-8      WELLPOINT HEALTH NETWORK                               214,523                    183,462          200,369
949746-10-1      WELLS FARGO & CO NEW                                    21,880                     19,231           21,735
961548-10-4      WESTVACO CORP                                           14,614                     14,014           14,225
962166-10-4      WEYERHAEUSER CO                                         61,770                     66,296           64,896
963320-10-6      WHIRLPOOL CORP                                          11,954                     12,411           14,666
969133-10-7      WILLAMETTE INDS INC                                     38,850                     32,612           36,484
969455-10-4      WILLIAMS COMMUNICATIONS G
98157D-10-6      WORLDCOM INC - WORLDCOM GROUP                           23,283                    581,047          268,717
982526-10-5      WRIGLEY WM JR CO                                        26,910                     25,073           25,685
983024-10-0      WYETH                                                   31,240                     25,520           30,680
988498-10-1      YUM BRANDS INC                                          20,061                     16,313           17,354
989701-10-7      ZIONS BANCORPORATION                                    15,936                     23,400           21,032
G98255-10-5      XL CAP LTD                                              70,382                     66,054           73,088
------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                            10,067,085       XXX       10,531,927        9,936,616
------------------------------------------------------------------------------------------------------------------------------
CANADA
------------------------------------------------------------------------------------------------------------------------------
067901-10-8      AMERICAN BARRICK CORPORATION                            52,330                     57,013           49,365
------------------------------------------------------------------------------------------------------------------------------
      TOTAL CANADA                                                       52,330       XXX           57,013           49,365
------------------------------------------------------------------------------------------------------------------------------
OTHERS
------------------------------------------------------------------------------------------------------------------------------
904784-70-9      UNILEVER N V                                           250,781                    318,748          269,327
------------------------------------------------------------------------------------------------------------------------------
      TOTAL OTHERS                                                      250,781       XXX          318,748          269,327
------------------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous            10,370,196       XXX       10,907,688       10,255,308
------------------------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
20312@-10-9      CMAC OF TEXAS                                       23,151,934                  5,000,000        5,000,000
------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                            23,151,934       XXX        5,000,000        5,000,000
------------------------------------------------------------------------------------------------------------------------------
   6999999 - Common Stocks - Parent, Subsidiaries and Affiliates     23,151,934       XXX        5,000,000        5,000,000
------------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                  33,522,130       XXX       15,907,688       15,255,308
------------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                   5,574,973       XXX        5,742,449        5,742,472
------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                   39,097,103       XXX       21,650,137       20,997,780
------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                     58,933,672       XXX       44,177,122       42,939,314
------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                   860,579,622       XXX      839,326,547      838,553,727
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
       1                                2                               10           11            12             13
                                                                                  Increase
                                                                     Increase    (Decrease)     Foreign
                                                                    (Decrease)   by Foreign     Exchange    Realized Gain
    CUSIP                                                               by        Exchange    Gain (Loss)     (Loss) on
Identification                     Description                      Adjustment   Adjustment   on Disposal      Disposal
-------------------------------------------------------------------------------------------------------------------------
792860-10-8      ST PAUL COS INC                                          (102)                                     195
803062-10-8      SAPIENT CORP                                           21,317                                  (25,342)
806857-10-8      SCHLUMBERGER LTD                                        4,880                                   (9,778)
812387-10-8      SEARS ROEBUCK & CO                                        982                                   (3,134)
826552-10-1      SIGMA ALDRICH CORP                                     (2,093)                                   5,228
857477-10-3      STATE STR CORP                                        (13,557)                                   4,396
863667-10-1      STRYKER CORP                                             (112)                                   4,060
867914-10-3      SUNTRUST BKS INC                                        3,590                                   (3,900)
872649-10-8      TRW INC                                                 9,810                                    1,018
873168-10-8      TXU CORPORATION                                          (875)                                  (2,611)
879868-10-7      TEMPLE INLAND INC                                      (1,086)                                  (6,464)
88033G-10-0      TENET HEALTHCARE CORP                                 (12,703)                                  17,626
882508-10-4      TEXAS INSTRS INC                                       (4,964)                                   5,659
88579Y-10-1      3M CO COM                                             (51,046)                                  62,211
886547-10-8      TIFFANY & CO NEW                                          (35)                                     438
89420G-40-6      TRAVELERS PROP CASUALT-B                                                                            (1)
902973-30-4      US BANCORP DEL                                          1,252                                     (580)
907818-10-8      UNION PAC CORP                                         (2,918)                                   4,043
911312-10-6      UNITED PARCEL SERVICE INC                                                                         (275)
911905-10-7      US AIRWAYS GROUP INC                                    6,206                                   (7,184)
913017-10-9      UNITED TECHNOL0GIES CORP                               (5,709)                                   6,308
91324P-10-2      UNITEDHEALTH GROUP INC                                 (6,509)                                   8,518
92343V-10-4      VERIZON COMMUNICATIONS                                    401                                    1,008
925524-30-8      VIACOM INC                                            (11,995)                                  14,237
928497-10-6      VITESSE SEMICONDUCTOR COR                              43,625                                  (54,704)
931142-10-3      WAL MART STORES INC                                   (78,565)                                  94,467
94973H-10-8      WELLPOINT HEALTH NETWORK                              (16,907)                                  31,061
949746-10-1      WELLS FARGO & CO NEW                                   (2,504)                                   2,648
961548-10-4      WESTVACO CORP                                            (211)                                     600
962166-10-4      WEYERHAEUSER CO                                         1,400                                   (4,526)
963320-10-6      WHIRLPOOL CORP                                         (2,255)                                    (457)
969133-10-7      WILLAMETTE INDS INC                                    (3,873)                                   6,239
969455-10-4      WILLIAMS COMMUNICATIONS G
98157D-10-6      WORLDCOM INC - WORLDCOM GROUP                         312,330                                 (557,764)
982526-10-5      WRIGLEY WM JR CO                                         (613)                                   1,838
983024-10-0      WYETH                                                  (5,160)                                   5,720
988498-10-1      YUM BRANDS INC                                         (1,041)                                   3,749
989701-10-7      ZIONS BANCORPORATION                                    2,368                                   (7,464)
G98255-10-5      XL CAP LTD                                             (7,034)                                   4,328
-------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                              (84,313)                                (464,832)
-------------------------------------------------------------------------------------------------------------------------
CANADA
-------------------------------------------------------------------------------------------------------------------------
067901-10-8      AMERICAN BARRICK CORPORATION                            7,647                                   (4,682)
-------------------------------------------------------------------------------------------------------------------------
      TOTAL CANADA                                                       7,647                                   (4,682)
-------------------------------------------------------------------------------------------------------------------------
OTHERS
-------------------------------------------------------------------------------------------------------------------------
904784-70-9      UNILEVER N V                                           49,421                                  (67,967)
-------------------------------------------------------------------------------------------------------------------------
      TOTAL OTHERS                                                      49,421                                  (67,967)
-------------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous              (27,245)                                (537,481)
-------------------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
20312@-10-9      CMAC OF TEXAS                                     (15,383,099)                              18,151,934
-------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                          (15,383,099)                              18,151,934
-------------------------------------------------------------------------------------------------------------------------
   6999999 - Common Stocks - Parent, Subsidiaries and Affiliates   (15,383,099)                              18,151,934
-------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                (15,410,344)                              17,614,453
-------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                                                            (167,501)
-------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                 (15,410,344)                              17,446,952
-------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                   (15,151,103)                              14,940,550
-------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                  (15,060,735)                              20,312,121
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
       1                                2                              14            15            16

                                                                                Interest on   Dividends on
                                                                   Total Gain      Bonds          Stock
    CUSIP                                                          (Loss) on      Received      Received
Identification                     Description                      Disposal    During Year   During Year
----------------------------------------------------------------------------------------------------------
792860-10-8      ST PAUL COS INC                                          195                         20
803062-10-8      SAPIENT CORP                                         (25,342)
806857-10-8      SCHLUMBERGER LTD                                      (9,778)                       302
812387-10-8      SEARS ROEBUCK & CO                                    (3,134)                        87
826552-10-1      SIGMA ALDRICH CORP                                     5,228                        143
857477-10-3      STATE STR CORP                                         4,396                        347
863667-10-1      STRYKER CORP                                           4,060                         47
867914-10-3      SUNTRUST BKS INC                                      (3,900)                       238
872649-10-8      TRW INC                                                1,018                        473
873168-10-8      TXU CORPORATION                                       (2,611)                       221
879868-10-7      TEMPLE INLAND INC                                     (6,464)                       352
88033G-10-0      TENET HEALTHCARE CORP                                 17,626
882508-10-4      TEXAS INSTRS INC                                       5,659
88579Y-10-1      3M CO COM                                             62,211                      2,082
886547-10-8      TIFFANY & CO NEW                                         438                          4
89420G-40-6      TRAVELERS PROP CASUALT-B                                  (1)
902973-30-4      US BANCORP DEL                                          (580)                        69
907818-10-8      UNION PAC CORP                                         4,043                        205
911312-10-6      UNITED PARCEL SERVICE INC                               (275)                        97
911905-10-7      US AIRWAYS GROUP INC                                  (7,184)
913017-10-9      UNITED TECHNOL0GIES CORP                               6,308
91324P-10-2      UNITEDHEALTH GROUP INC                                 8,518                          2
92343V-10-4      VERIZON COMMUNICATIONS                                 1,008
925524-30-8      VIACOM INC                                            14,237
928497-10-6      VITESSE SEMICONDUCTOR COR                            (54,704)
931142-10-3      WAL MART STORES INC                                   94,467                        336
94973H-10-8      WELLPOINT HEALTH NETWORK                              31,061                          3
949746-10-1      WELLS FARGO & CO NEW                                   2,648
961548-10-4      WESTVACO CORP                                            600                        110
962166-10-4      WEYERHAEUSER CO                                       (4,526)                       734
963320-10-6      WHIRLPOOL CORP                                          (457)                        81
969133-10-7      WILLAMETTE INDS INC                                    6,239
969455-10-4      WILLIAMS COMMUNICATIONS G
98157D-10-6      WORLDCOM INC - WORLDCOM GROUP                       (557,764)
982526-10-5      WRIGLEY WM JR CO                                       1,838                        300
983024-10-0      WYETH                                                  5,720
988498-10-1      YUM BRANDS INC                                         3,749
989701-10-7      ZIONS BANCORPORATION                                  (7,464)                       240
G98255-10-5      XL CAP LTD                                             4,328                        127
----------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                            (464,832)      XXX           60,609
----------------------------------------------------------------------------------------------------------
CANADA
----------------------------------------------------------------------------------------------------------
067901-10-8      AMERICAN BARRICK CORPORATION                          (4,682)                       289
----------------------------------------------------------------------------------------------------------
      TOTAL CANADA                                                     (4,682)      XXX              289
----------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------
904784-70-9      UNILEVER N V                                         (67,967)                     2,805
----------------------------------------------------------------------------------------------------------
      TOTAL OTHERS                                                    (67,967)      XXX            2,805
----------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous            (537,481)      XXX           63,703
----------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
UNITED STATES
----------------------------------------------------------------------------------------------------------
20312@-10-9      CMAC OF TEXAS                                     18,151,934
----------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                          18,151,934       XXX
----------------------------------------------------------------------------------------------------------
   6999999 - Common Stocks - Parent, Subsidiaries and Affiliates   18,151,934       XXX
----------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                17,614,453       XXX           63,703
----------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                  (167,501)      XXX            7,614
----------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                 17,446,952       XXX           71,317
----------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                   14,940,550       XXX          425,665
----------------------------------------------------------------------------------------------------------
   7299999 Totals                                                  20,312,121    21,055,652      425,665
----------------------------------------------------------------------------------------------------------

                                     E12.17

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULED D - PART 5

     Showing all Long-Term Bonds ans Stocks ACQUIRED During Current Year and
                      Fully DISPOSED OF During Current Year

----------------------------------------------------------------------------------------------------------
      1                           2                      3                     4                     5



     CUSIP                                               Date                                    Disposal
Identification               Description              Acquired            Name of Vendor           Date
----------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
----------------------------------------------------------------------------------------------------------
                 FNMA TBA MAR 15 SINGLE FAM 6.500
01F062-44-0      12/31/2099                           02/04/2002   GOLDMAN SACHS                02/05/2002
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                           01/08/2002   GOLDMAN SACHS                02/04/2002
01F062-68-9      FNMA 6.500 05/01/2027                06/11/2002   MORGAN STANLEY               06/11/2002
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                           09/06/2002   VARIOUS                      09/18/2002
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4      01/15/2005                           01/10/2002   DEUTSCHE BANK CAPITAL        02/05/2002
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0      01/15/2006                           01/15/2002   GREENWICH SECURITIES         02/05/2002
                 FNMA PASS-THRU LNG 30 Y 6.500
31371K-N4-9      05/01/2032                           04/01/2002   GOLDMAN SACHS                06/14/2002
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                           08/22/2002   GREENWICH SECURITIES         10/11/2002
                 FNMA PASS-THRU LNG 30 Y 6.000
31389W-X2-6      04/01/2032                           04/01/2002   CHASE MANHATTAN              06/14/2002
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                           05/14/2002   CREDIT SUISSE FIRST BOSTON   06/14/2002
                 FNMA PASS-THRU LNG 30 Y 6.000
31390K-X6-0      08/01/2032                           07/11/2002   MORGAN STANLEY               11/12/2002
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                           09/12/2002   DEUTSCHE BANK CAPITAL        11/12/2002
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                           05/07/2002   VARIOUS                      07/17/2002
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                           05/07/2002   BARCLAYS CAPITAL INC         09/05/2002
                 UNITED STATES TREAS NTS 3.875
912827-4Y-5      01/15/2009                           09/10/2002   BARCLAYS CAPITAL INC         12/23/2002
                 UNITED STATES TREAS NTS 5.875
912827-5S-7      11/15/2004                           08/02/2002   VARIOUS                      09/30/2002
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                           06/14/2002   VARIOUS                      10/30/2002
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                           07/25/2002   SALAMON BROTHERS             08/08/2002
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                           09/20/2002   VARIOUS                      10/30/2002
                 UNITED STATES TREAS NTS 3.000
912827-7G-1      11/30/2003                           02/08/2002   VARIOUS                      03/27/2002
                 UNITED STATES TREASURY NOTES 3.250
912827-7H-9      12/31/2003                           04/12/2002   SALOMON SMITH BARNEY         10/02/2002
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                           06/13/2002   VARIOUS                      11/07/2002
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                           04/18/2002   UBS WARBURG LLC              05/07/2002
                 UNITED STATES TREAS NTS 3.625
912828-AA-8      03/31/2004                           07/10/2002   VARIOUS                      07/18/2002
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                           10/31/2002   VARIOUS                      12/23/2002
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                           10/10/2002   VARIOUS                      10/22/2002
----------------------------------------------------------------------------------------------------------
0399996 - Bonds -   U.S. Government
----------------------------------------------------------------------------------------------------------
0399999 - Bonds -   U.S. Governments
----------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                            2                             6                     7             8              9
                                                                                   Par Value
                                                                                   (Bonds) or
                                                                                   Number of
     CUSIP                                                                          Shares
Identification                Description                  Name of Purchaser        (Stock)     Actual Cost   Consideration
---------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
                 FNMA TBA MAR 15 SINGLE FAM 6.500
01F062-44-0      12/31/2099                           GOLDMAN SACHS                 1,100,000     1,107,563      1,106,531
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                           GOLDMAN SACHS                 1,100,000     1,100,859      1,112,117
01F062-68-9      FNMA 6.500 05/01/2027                MORGAN STANLEY                1,125,000     1,135,195      1,160,771
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                           VARIOUS                       1,250,000     1,281,602      1,294,141
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4      01/15/2005                           GOLDMAN SACHS                   240,000       260,021        259,723
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0      01/15/2006                           GREENWICH SECURITIES            195,000       201,720        200,825
                 FNMA PASS-THRU LNG 30 Y 6.500
31371K-N4-9      05/01/2032                           VARIOUS                       2,749,726     2,722,014      2,810,492
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                           VARIOUS                         800,000       823,438        826,892
                 FNMA PASS-THRU LNG 30 Y 6.000
31389W-X2-6      04/01/2032                           VARIOUS                       2,799,999     2,701,124      2,798,469
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                           VARIOUS                          74,724        76,837         77,553
                 FNMA PASS-THRU LNG 30 Y 6.000
31390K-X6-0      08/01/2032                           VARIOUS                         750,000       753,750        773,607
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                           VARIOUS                         322,803       334,958        334,074
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                           VARIOUS                         145,000       140,044        143,457
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                           BARCLAYS CAPITAL INC          2,000,000     2,336,640      2,450,251
                 UNITED STATES TREAS NTS 3.875
912827-4Y-5      01/15/2009                           CREDIT SUISSE FIRST BOSTON      760,000       923,324        841,938
                 UNITED STATES TREAS NTS 5.875
912827-5S-7      11/15/2004                           VARIOUS                       8,700,000     9,258,738      9,334,332
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                           VARIOUS                       4,290,000     4,671,195      4,677,217
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                           VARIOUS                          80,000        88,325         88,722
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                           VARIOUS                      13,950,000    14,215,083     14,458,658
                 UNITED STATES TREAS NTS 3.000
912827-76-1      11/30/2003                           SALOMON SMITH BARNEY          2,645,000     2,648,482      2,627,770
                 UNITED STATES TREASURY NOTES 3.250
912827-7H-9      12/31/2003                           VARIOUS                       4,862,000     4,851,266      4,932,012
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                           VARIOUS                       5,465,000     5,474,729      5,561,321
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                           MERRILL LYNCH                 2,000,000     1,982,734      1,999,688
                 UNITED STATES TREAS NTS 3.625
912828-AA-8      03/31/2004                           BARCLAYS CAPITAL INC            550,000       557,656        562,074
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                           VARIOUS                       2,165,000     2,283,479      2,308,236
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                           UBS WARBURG LLC               1,745,000     1,756,933      1,743,364
---------------------------------------------------------------------------------------------------------------------------
0399996 - Bonds -   U.S. Government                                                61,864,252    63,687,709     64,484,235
---------------------------------------------------------------------------------------------------------------------------
0399999 - Bonds -   U.S. Governments                                               61,864,252    63,687,709     64,484,235
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                            2                        10             11            12           13            14
                                                                                     Increase
                                                      Book/Adjusted     Increase    (Decrease)     Foreign
                                                      Carrying Value   (Decrease)   by Foreign    Exchange      Realized
     CUSIP                                              at Disposal        by        Exchange    Gain (Loss)   Gain (Loss)
Identification                Description                   Date       Adjustment   Adjustment   on Disposal   on Disposal
--------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
                 FNMA TBA MAR 15 SINGLE FAM 6.500
01F062-44-0      12/31/2099                              1,107,563                                                (1,031)
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                              1,100,859                                                11,258
01F062-68-9      FNMA 6.500 05/01/2027                   1,135,195                                                25,576
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                              1,281,602                                                12,539
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4      01/15/2005                                260,021                                                  (298)
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0      01/15/2006                                201,720                                                  (895)
                 FNMA PASS-THRU LNG 30 Y 6.500
31371K-N4-9      05/01/2032                              2,722,014           159                                  88,318
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                                823,438        (1,225)                                  4,679
                 FNMA PASS-THRU LNG 30 Y 6.000
31389W-X2-6      04/01/2032                              2,701,124           128                                  97,217
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                                 76,837           (15)                                    730
                 FNMA PASS-THRU LNG 30 Y 6.000
31390K-X6-0      08/01/2032                                753,750           (83)                                 19,940
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                                334,958          (825)                                    (59)
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                                140,044            27                                   3,387
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                              2,336,640       (23,011)                                136,622
                 UNITED STATES TREAS NTS 3.875
912827-4Y-5      01/15/2009                                916,276        (7,049)                                (74,338)
                 UNITED STATES TREAS NTS 5.875
912827-5S-7      11/15/2004                              9,258,738       (68,911)                                144,505
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                              4,671,195        (4,164)                                 10,187
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                                 88,325           (28)                                    426
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                             14,215,083       (17,129)                                260,704
                 UNITED STATES TREAS NTS 3.000
912827-76-1      11/30/2003                              2,648,482          (211)                                (20,501)
                 UNITED STATES TREASURY NOTES 3.250
912827-7H-9      12/31/2003                              4,851,266         2,244                                  78,501
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                              5,474,729        (2,532)                                 89,124
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                              1,982,734           789                                  16,164
                 UNITED STATES TREAS NTS 3.625
912828-AA-8      03/31/2004                                557,656          (291)                                  4,709
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                              2,283,479        (1,199)                                 25,955
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                              1,756,933          (262)                                (13,307)
--------------------------------------------------------------------------------------------------------------------------
0399996 - Bonds -   U.S. Government                     63,680,661      (123,588)                                920,112
--------------------------------------------------------------------------------------------------------------------------
0399999 - Bonds -   U.S. Governments                    63,680,661      (123,588)                                920,112
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
      1                            2                      15            16              17

                                                                    Interest and     Paid for
                                                         Total        Dividends      Accrued
     CUSIP                                            Gain (Loss)     Received     Interest and
Identification                Description             on Disposal    During Year     Dividends
-----------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
-----------------------------------------------------------------------------------------------
                 FNMA TBA MAR 15 SINGLE FAM 6.500
01F062-44-0      12/31/2099                              (1,031)
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                              11,258
01F062-68-9      FNMA 6.500 05/01/2027                   25,576
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                              12,539
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4      01/15/2005                                (298)          1,054
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0      01/15/2006                                (895)            654           85
                 FNMA PASS-THRU LNG 30 Y 6.500
31371K-N4-9      05/01/2032                              88,318          23,780        5,958
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                               4,679           6,250        2,167
                 FNMA PASS-THRU LNG 30 Y 6.000
31389W-X2-6      04/01/2032                              97,217          22,389        5,600
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                                 730             646          216
                 FNMA PASS-THRU LNG 30 Y 6.000
31390K-X6-0      08/01/2032                              19,940          12,828        1,625
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                                 (59)          4,169          933
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                               3,387           3,356        1,515
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                             136,622          49,342       24,104
                 UNITED STATES TREAS NTS 3.875
912827-4Y-5      01/15/2009                             (74,338)         12,964        5,270
                 UNITED STATES TREAS NTS 5.875
912827-5S-7      11/15/2004                             144,505         294,511      112,219
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                              10,187          53,812       43,108
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                                 426           2,255        2,097
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                             260,704         340,139      155,451
                 UNITED STATES TREAS NTS 3.000
912827-76-1      11/30/2003                             (20,501)         24,930       14,448
                 UNITED STATES TREASURY NOTES 3.250
912827-7H-9      12/31/2003                              78,501          86,477       36,783
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                              89,124         126,414       26,475
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                              16,164          11,576        7,011
                 UNITED STATES TREAS NTS 3.625
912828-AA-8      03/31/2004                               4,709           6,210        4,685
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                              25,955          46,767       42,477
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                             (13,307)          5,634        4,050
-----------------------------------------------------------------------------------------------
0399996 - Bonds -   U.S. Government                     920,112       1,136,157      496,277
-----------------------------------------------------------------------------------------------
0399999 - Bonds -   U.S. Governments                    920,112       1,136,157      496,277
-----------------------------------------------------------------------------------------------

                                      E13

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 5

    Showing all Long-Term Bonds and Stocks ACQUIRED During Current Year and
                      Fully DISPOSED OF During Current Year

------------------------------------------------------------------------------------------------------
      1                            2                        3                  4                 5



     CUSIP                                                 Date                              Disposal
Identification                Description                Acquired        Name of Vendor        Date
------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   FLORIDA
------------------------------------------------------------------------------------------------------
                 FLORIDA ST BRD ED CAP OUTLAY 5.000
341422-6G-3      06/01/2027                             01/24/2002   VINING SPARKS          02/25/2002
                 FLORIDA ST BRD ED CAP OUT 5.000
341422-6H-1      06/01/2031                             03/06/2002   BEAR STEARNS & CO      08/20/2002
------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA
------------------------------------------------------------------------------------------------------
   MASSACHUSETTS
------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012      07/18/2002   BEAR STEARNS & CO      10/09/2002
------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS
------------------------------------------------------------------------------------------------------
   PUERTO RICO
------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMWLTH HWY & TRANSN REV
745190-GL-6      5.000 07/01/2032                       01/28/2002   SALOMON SMITH BARNEY   04/18/2002
------------------------------------------------------------------------------------------------------
              TOTAL PUERTO RICO
------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
                Possessions - United States
------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
                Possessions
------------------------------------------------------------------------------------------------------
   ARIZONA
------------------------------------------------------------------------------------------------------
                 SALT RIVER PROJ ARIZ AGRI 5.000
79575D-PJ-3      01/01/2031                             09/13/2002   BEAR STEARNS & CO      09/16/2002
------------------------------------------------------------------------------------------------------
              TOTAL ARIZONA
------------------------------------------------------------------------------------------------------
   CALIFORNIA
------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST DEPT WTR RE 5.500
13066Y-EA-3      05/01/2016                             11/07/2002   LEHMAN BROTHERS        11/07/2002
------------------------------------------------------------------------------------------------------
              TOTAL CALIFORNIA
------------------------------------------------------------------------------------------------------
   MICHIGAN
------------------------------------------------------------------------------------------------------
                 MICHIGAN ST BLDG AUTH REV 5.500
594614-RD-3      10/15/2018                             01/24/2002   LEHMAN BROTHERS        03/01/2002
------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN
------------------------------------------------------------------------------------------------------
   NEW JERSEY
------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 5.750
888808-AR-3      06/01/2032                             08/19/2002   SALOMAN BROTHERS       08/30/2002
------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY
------------------------------------------------------------------------------------------------------
   NEW YORK
------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AUTH 5.000
59259R-BE-3      11/15/2030                             05/10/2002   BEAR STEARNS & CO      05/10/2002
                 NEW YORK N Y CITY TRANSIT 5.500
649716-7C-5      11/15/2016                             07/03/2002   BEAR STEARNS & CO      07/03/2002
898526-CV-8      TSASC INC N Y 5.500 07/15/2024         08/02/2002   BEAR STEARNS & CO      08/05/2002
------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK
------------------------------------------------------------------------------------------------------
   RHODE ISLAND
------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 6.125
888809-AB-6      06/01/2032                             06/24/2002   PAINE WEBBER           07/11/2002
------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND
------------------------------------------------------------------------------------------------------
   SOUTH DAKOTA
------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA EDL ENHANCEM 6.500
83754L-AB-3      06/01/2032                             08/26/2002   BEAR STEARNS & CO      08/30/2002
------------------------------------------------------------------------------------------------------
              TOTAL SOUTH DAKOTA
------------------------------------------------------------------------------------------------------
   TEXAS
------------------------------------------------------------------------------------------------------
                 HOUSTON TEX WTR & SWR SYS 5.125
442436-3B-5      12/01/2031                             02/13/2002   BEAR STEARNS & CO      07/24/2002
------------------------------------------------------------------------------------------------------
              TOTAL TEXAS
------------------------------------------------------------------------------------------------------
   WASHINGTON
------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH 6.500
88880M-AH-4      06/01/2026                             10/25/2002   BEAR STEARNS & CO      10/29/2002
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
      1                            2                                6                           7            8
                                                                                           Par Value
                                                                                           (Bonds) or
                                                                                           Number of
     CUSIP                                                                                   Shares
Identification                Description                       Name of Purchaser            (Stock)    Actual Cost
-------------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   FLORIDA
-------------------------------------------------------------------------------------------------------------------
                 FLORIDA ST BRD ED CAP OUTLAY 5.000
341422-6G-3      06/01/2027                             LEHMAN BROTHERS                     2,725,000     2,673,034
                 FLORIDA ST BRD ED CAP OUT 5.000
341422-6H-1      06/01/2031                             MERRIL LYNCH PIERCE FENNER SMITH    2,000,000     1,954,760
-------------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                                                                 4,725,000     4,627,794
-------------------------------------------------------------------------------------------------------------------
   MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012      BEAR STEARNS & CO                   5,605,000     6,010,634
-------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                                                           5,605,000     6,010,634
-------------------------------------------------------------------------------------------------------------------
   PUERTO RICO
-------------------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMWLTH HWY & TRANSN REV
745190-GL-6      5.000 07/01/2032                       LEHMAN BROTHERS                    10,000,000     9,755,300
-------------------------------------------------------------------------------------------------------------------
              TOTAL PUERTO RICO                                                            10,000,000     9,755,300
-------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
                     Possessions - United States                                           20,330,000     20,393,72
-------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
                     Possessions                                                           20,330,000     20,393,72
-------------------------------------------------------------------------------------------------------------------
   ARIZONA
-------------------------------------------------------------------------------------------------------------------
                 SALT RIVER PROJ ARIZ AGRI 5.000
79575D-PJ-3      01/01/2031                             BEAR STEARNS & CO                   6,000,000     6,086,160
-------------------------------------------------------------------------------------------------------------------
              TOTAL ARIZONA                                                                 6,000,000     6,086,160
-------------------------------------------------------------------------------------------------------------------
   CALIFORNIA
-------------------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST DEPT WTR RE 5.500
13066Y-EA-3      05/01/2016                             LEHMAN BROTHERS                     3,500,000     3,804,325
-------------------------------------------------------------------------------------------------------------------
              TOTAL CALIFORNIA                                                              3,500,000     3,804,325
-------------------------------------------------------------------------------------------------------------------
   MICHIGAN
-------------------------------------------------------------------------------------------------------------------
                 MICHIGAN ST BLDG AUTH REV 5.500
594614-RD-3      10/15/2018                             TRANSFER OF SECURITIES              6,845,000     7,180,337
-------------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                                                                6,845,000     7,180,337
-------------------------------------------------------------------------------------------------------------------
   NEW JERSEY
-------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 5.750
888808-AR-3      06/01/2032                             VARIOUS                             7,000,000     6,772,500
-------------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                                                              7,000,000     6,772,500
-------------------------------------------------------------------------------------------------------------------
   NEW YORK
-------------------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AUTH 5.000
59259R-BE-3      11/15/2030                             BEAR STEARNS & CO                  10,000,000     9,533,200
                 NEW YORK N Y CITY TRANSIT 5.500
649716-7C-5      11/15/2016                             BEAR STEARNS & CO                   5,000,000     5,371,050
898526-CV-8      TSASC INC N Y 5.500 07/15/2024         BEAR STEARNS & CO                   5,000,000     4,845,050
-------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                                                               20,000,000    19,749,300
-------------------------------------------------------------------------------------------------------------------
   RHODE ISLAND
-------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 6.125
888809-AB-6      06/01/2032                             BEAR STEARNS & CO                  10,000,000     9,634,900
-------------------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND                                                           10,000,000     9,634,900
-------------------------------------------------------------------------------------------------------------------
   SOUTH DAKOTA
-------------------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA EDL ENHANCEM 6.500
83754L-AB-3      06/01/2032                             BEAR STEARNS & CO                  12,000,000    11,766,600
-------------------------------------------------------------------------------------------------------------------
              TOTAL SOUTH DAKOTA                                                           12,000,000    11,766,600
-------------------------------------------------------------------------------------------------------------------
   TEXAS
-------------------------------------------------------------------------------------------------------------------
                 HOUSTON TEX WTR & SWR SYS 5.125
442436-3B-5      12/01/2031                             BEAR STEARNS & CO                  10,000,000     9,753,200
-------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                                                                  10,000,000     9,753,200
-------------------------------------------------------------------------------------------------------------------
   WASHINGTON
-------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH 6.500
88880M-AH-4      06/01/2026                             BEAR STEARNS & CO                  10,000,000     9,822,000
-------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
      1                            2                         9               10             11            12           13
                                                                                                       Increase
                                                                        Book/Adjusted     Increase    (Decrease)     Foreign
                                                                        Carrying Value   (Decrease)   by Foreign    Exchange
     CUSIP                                                               at Disposal         by        Exchange    Gain (Loss)
Identification                Description               Consideration       Date         Adjustment   Adjustment   on Disposal
------------------------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   FLORIDA
------------------------------------------------------------------------------------------------------------------------------
                 FLORIDA ST BRD ED CAP OUTLAY 5.000
341422-6G-3      06/01/2027                                2,688,758       2,673,034          15
                 FLORIDA ST BRD ED CAP OUT 5.000
341422-6H-1      06/01/2031                                1,993,780       1,954,760         463
------------------------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                                4,682,538       4,627,794         478
------------------------------------------------------------------------------------------------------------------------------
   MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012         6,534,253       6,010,634      (6,922)
------------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                          6,534,253       6,010,634      (6,922)
------------------------------------------------------------------------------------------------------------------------------
   PUERTO RICO
------------------------------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMWLTH HWY & TRANSN REV
745190-GL-6      5.000 07/01/2032                          9,755,700       9,755,300         984
------------------------------------------------------------------------------------------------------------------------------
              TOTAL PUERTO RICO                            9,755,700       9,755,300         984
------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
                Possessions - United States               20,972,491      20,393,728      (5,460)
------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
                Possessions                               20,972,491      20,393,728      (5,460)
------------------------------------------------------------------------------------------------------------------------------
   ARIZONA
------------------------------------------------------------------------------------------------------------------------------
                 SALT RIVER PROJ ARIZ AGRI 5.000
79575D-PJ-3      01/01/2031                                6,125,160       6,086,160
------------------------------------------------------------------------------------------------------------------------------
              TOTAL ARIZONA                                6,125,160       6,086,160
------------------------------------------------------------------------------------------------------------------------------
   CALIFORNIA
------------------------------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST DEPT WTR RE 5.500
13066Y-EA-3      05/01/2016                                3,855,670       3,804,325
------------------------------------------------------------------------------------------------------------------------------
              TOTAL CALIFORNIA                             3,855,670       3,804,325
------------------------------------------------------------------------------------------------------------------------------
   MICHIGAN
------------------------------------------------------------------------------------------------------------------------------
                 MICHIGAN ST BLDG AUTH REV 5.500
594614-RD-3      10/15/2018                                7,178,143       7,180,337      (2,193)
------------------------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                               7,178,143       7,180,337      (2,193)
------------------------------------------------------------------------------------------------------------------------------
   NEW JERSEY
------------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 5.750
888808-AR-3      06/01/2032                                6,786,250       6,772,500           7
------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                             6,786,250       6,772,500           7
------------------------------------------------------------------------------------------------------------------------------
   NEW YORK
------------------------------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AUTH 5.000
59259R-BE-3      11/15/2030                                9,556,400       9,533,200
                 NEW YORK N Y CITY TRANSIT 5.500
649716-7C-5      11/15/2016                                5,383,850       5,371,050
898526-CV-8      TSASC INC N Y 5.500 07/15/2024            4,857,200       4,845,050
------------------------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                              19,797,450      19,749,300
------------------------------------------------------------------------------------------------------------------------------
   RHODE ISLAND
------------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 6.125
888809-AB-6      06/01/2032                                9,639,800       9,634,900         149
------------------------------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND                           9,639,800       9,634,900         149
------------------------------------------------------------------------------------------------------------------------------
   SOUTH DAKOTA
------------------------------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA EDL ENHANCEM 6.500
83754L-AB-3      06/01/2032                               11,843,040      11,766,600
------------------------------------------------------------------------------------------------------------------------------
              TOTAL SOUTH DAKOTA                          11,843,040      11,766,600
------------------------------------------------------------------------------------------------------------------------------
   TEXAS
------------------------------------------------------------------------------------------------------------------------------
                 HOUSTON TEX WTR & SWR SYS 5.125
442436-3B-5      12/01/2031                                9,887,000       9,753,200       2,212
------------------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                                  9,887,000       9,753,200       2,212
------------------------------------------------------------------------------------------------------------------------------
   WASHINGTON
------------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH 6.500
88880M-AH-4      06/01/2026                                9,851,200       9,822,000
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
      1                            2                        14           15             16              17

                                                                                    Interest and     Paid for
                                                         Realized        Total       Dividends       Accrued
     CUSIP                                              Gain (Loss)   Gain (Loss)    Received      Interest and
Identification                Description               on Disposal   on Disposal   During Year      Dividends
---------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   FLORIDA
---------------------------------------------------------------------------------------------------------------
                 FLORIDA ST BRD ED CAP OUTLAY 5.000
341422-6G-3      06/01/2027                               15,708         15,708         16,274         15,139
                 FLORIDA ST BRD ED CAP OUT 5.000
341422-6H-1      06/01/2031                               38,557         38,557         60,556         15,556
---------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                               54,265         54,265         76,830         30,695
---------------------------------------------------------------------------------------------------------------
   MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012       530,541        530,541        176,402        111,322
---------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                        530,541        530,541        176,402        111,322
---------------------------------------------------------------------------------------------------------------
   PUERTO RICO
---------------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMWLTH HWY & TRANSN REV
745190-GL-6      5.000 07/01/2032                           (584)          (584)       105,556
---------------------------------------------------------------------------------------------------------------
              TOTAL PUERTO RICO                             (584)          (584)       105,556
---------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
                     Possessions - United States         584,222        584,222        358,788        142,017
---------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories
                     and Possessions                     584,222        584,222        358,788        142,017
---------------------------------------------------------------------------------------------------------------
   ARIZONA
---------------------------------------------------------------------------------------------------------------
                 SALT RIVER PROJ ARIZ AGRI 5.000
79575D-PJ-3      01/01/2031                               39,000         39,000
---------------------------------------------------------------------------------------------------------------
              TOTAL ARIZONA                               39,000         39,000
---------------------------------------------------------------------------------------------------------------
   CALIFORNIA
---------------------------------------------------------------------------------------------------------------
                 CALIFORNIA ST DEPT WTR RE 5.500
13066Y-EA-3      05/01/2016                               51,345         51,345          6,951          6,951
---------------------------------------------------------------------------------------------------------------
              TOTAL CALIFORNIA                            51,345         51,345          6,951          6,951
---------------------------------------------------------------------------------------------------------------
   MICHIGAN
---------------------------------------------------------------------------------------------------------------
                 MICHIGAN ST BLDG AUTH REV 5.500
594614-RD-3      10/15/2018                                                            118,171         84,707
---------------------------------------------------------------------------------------------------------------
              TOTAL MICHIGAN                                                           118,171         84,707
---------------------------------------------------------------------------------------------------------------
   NEW JERSEY
---------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 5.750
888808-AR-3      06/01/2032                               13,743         13,743          4,951
---------------------------------------------------------------------------------------------------------------
              TOTAL NEW JERSEY                            13,743         13,743          4,951
---------------------------------------------------------------------------------------------------------------
   NEW YORK
---------------------------------------------------------------------------------------------------------------
                 METROPOLITAN TRANSN AUTH 5.000
59259R-BE-3      11/15/2030                               23,200         23,200
                 NEW YORK N Y CITY TRANSIT 5.500
649716-7C-5      11/15/2016                               12,800         12,800
898526-CV-8      TSASC INC N Y 5.500 07/15/2024           12,150         12,150
---------------------------------------------------------------------------------------------------------------
              TOTAL NEW YORK                              48,150         48,150
---------------------------------------------------------------------------------------------------------------
   RHODE ISLAND
---------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT FING C 6.125
888809-AB-6      06/01/2032                                4,751          4,751         32,326
---------------------------------------------------------------------------------------------------------------
              TOTAL RHODE ISLAND                           4,751          4,751         32,326
---------------------------------------------------------------------------------------------------------------
   SOUTH DAKOTA
---------------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA EDL ENHANCEM 6.500
83754L-AB-3      06/01/2032                               76,440         76,440
---------------------------------------------------------------------------------------------------------------
              TOTAL SOUTH DAKOTA                          76,440         76,440
---------------------------------------------------------------------------------------------------------------
   TEXAS
---------------------------------------------------------------------------------------------------------------
                 HOUSTON TEX WTR & SWR SYS 5.125
442436-3B-5      12/01/2031                              131,588        131,588        202,153
---------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                                131,588        131,588        202,153
---------------------------------------------------------------------------------------------------------------
   WASHINGTON
---------------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH 6.500
88880M-AH-4      06/01/2026                               29,200         29,200
---------------------------------------------------------------------------------------------------------------

                                      E13.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                               SCHEDULE D - PART 5

  Showing all Long-Term Bonds and Stocks ACQUIRED During Current Year and Fully
                         DISPOSED OF During Current Year

------------------------------------------------------------------------------------------------------------
      1                            2                        3                     4                   5



     CUSIP                                                 Date                                    Disposal
Identification                Description                Acquired           Name of Vendor           Date
------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON
------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
------------------------------------------------------------------------------------------------------------
                 BADGER TOB ASSET SECURITI 6.375
056559-AM-9      06/01/2032                             05/02/2002   BEAR STEARNS & CO            05/28/2002
------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue-United States
------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue
------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------
002824-AL-4      ABBOTT LABS 5.125 07/01/2004           07/18/2002   ALEX BROWN                   11/19/2002
009269-AA-9      AIRBORNE INC 5.750 04/01/2007          03/19/2002   GOLDMAN SACHS                03/22/2002
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                             06/13/2002   GOLDMAN SACHS                09/12/2002
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                             04/10/2002   DEUTSCHE BANK CAPITAL        08/07/2002
                 AMERICREDIT AUTO REC TR 2 3.550
03061N-FL-8      02/06/2009                             08/08/2002   ALEX BROWN                   09/12/2002
                 BADGER TOB ASSET SECURITI 6.125
056559-AK-3      06/01/2027                             05/02/2002   BEAR STEARNS & CO            05/03/2002
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                             05/23/2002   BA SECURITIES INC            09/12/2002
071813-AR-0      BAXTER INTL INC 1.250 06/01/2021       02113/2002   GOLDMAN SACHS                12/11/2002
                 BELLSOUTH CAP FOG CORP 7.875
079857-AH-1      02/15/2030                             07/16/2002   DEUTSCHE BANK CAPITAL        11/14/2002
097023-AL-9      BOEING CO 6.350 06/15/2003             02/21/2002   UBS WARBURG LLC              05/14/2002
12626P-AD-5      CRH AMER INC 6.950 03/15/2012          08/05/2002   VARIOUS                      10/17/2002
126408-BJ-1      CSX CORP 7.250 05/01/2004              08/06/2002   BEAR STEARNS & CO            10/04/2002
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                             08/21/2002   SALOMAN BROTHERS             11/13/2002
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                       07/30/2002   ALEX BROWN                   11/14/2002
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021         04/09/2002   VARIOUS                      12/23/2002
                 CARRAMERICA RLTY CORP 7.125
144418-AK-6      01/15/2012                             01/08/2002   CHASE MANHATTAN              01/09/2002
151313-AH-6      CENDANT CORP 3.000 05/04/2021          07/18/2002   LEHMAN BROTHERS              12/11/2002
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                             04/25/2002   VARIOUS                      09/04/2002
                 COCA COLA ENTERPRISES INC 2.190
191219-BL-7      04/26/2004                             04/23/2002   CREDIT SUISSE FIRST BOSTON   11/13/2002
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                             12/06/2002   JP MORGAN STANLEY            12/06/2002
                 DLJ COMMERCIAL MTG 1998-C 5.880
233228-CY-2      11/01/2031                             02/21/2002   VARIOUS                      10/11/2002
264399-DY-9      DUKE ENERGY CORP 2.181 01/15/2005      03/05/2002   VARIOUS                      03/21/2002
                 FORD CREDIT AUTO TRUST 20 6.620
34527R-EY-5      07/15/2004                             05/02/2002   VARIOUS                      10/10/2002
                 FORD CREDIT AUTO TR 2002- 4.360
34527R-GZ-0      09/15/2006                             01/08/2002   CREDIT SUISSE FIRST BOSTON   10/10/2002
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031       08/21/2002   VARIOUS                      10/04/2002
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006      05/20/2002   UBS WARBURG LLC              08/08/2002
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007      07/17/2002   VARIOUS                      08/21/2002
361448-AB-9      GATX CORP 7.500 02/01/2007             01/28/2002   SALOMON SMITH BARNEY         02/07/2002
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005    07/16/2002   VARIOUS                      10/17/2002
441812-JW-5      HOUSEHOLD FIN CORP 6.375 10/15/2011    07/26/2002   BA SECURITIES INC            11/13/2002
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                             05/21/2002   SALOMON SMITH BARNEY         08/07/2002
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                             02/05/2002   VARIOUS                      10/15/2002
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026     03/22/2002   LEHMAN BROTHERS              11/05/2002
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
      1                            2                              6                      7            8              9
                                                                                     Par Value
                                                                                     (Bonds) or
                                                                                     Number of
     CUSIP                                                                             Shares
Identification                Description                   Name of Purchaser          (Stock)    Actual Cost   Considertation
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                                                    10,000,000     9,822,000      9,851,200
------------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
                 BADGER TOB ASSET SECURITI 6.375
056559-AM-9      06/01/2032                             BEAR STEARNS & GO             7,500,000     7,280,475      7,280,700
------------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue-United States                                   92,845,000    91,849,797     92,244,413
------------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                                                 92,845,000    91,849,797     92,244,413
------------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
002824-AL-4      ABBOTT LABS 5.125 07101/2004           CREDIT SUISSE FIRST BOSTON      760,000       789,351        797,187
009269-AA-9      AIRBORNE INC 5.750 04/01/2007          MORGAN STANLEY                1,000,000     1,000,000      1,027,500
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                             ALEX BROWN                       50,000        51,580         51,307
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                             GOWEN & CO                       50,000        49,989         51,893
                 AMERICREDIT AUTO REC TR 2 3.550        BANC ONE CAPITAL MARKETS
03061N-FL-8      02/06/2009                             INC                             250,000       249,955        250,654
                 BADGER TOB ASSET SECURITI 6.125
056559-AK-3      06/01/2027                             BEAR STEARNS & CO            10,000,000     9,719,600      9,756,200
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                             BA SECURITIES INC               250,000       249,947        258,535
071813-AR-O      BAXTER INTL INC 1.250 06/01/2021       DEUTSCHE BANK                   600,000       625,500        597,750
                 BELLSOUTH CAP FDG CORP 7.875
079857-AH-1      02/15/2030                             UBS WARBURG LLC                  50,000        55,269         60,463
097023-AL-9      BOEING CO 6.350 06/15/2003             BA SECURITIES INC               125,000       129,998        129,566
12626P-AD-5      CRH AMER INC 6.950 03/15/2012          VARIOUS                          75,000        77,153         82,363
126408-BJ-1      CSX CORP 7.250 05/01/2004              BNP PARIBAS SCREENS             290,000       310,735        308,522
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                             MORGAN STANLEY                  165,000       165,000        164,955
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                       CREDIT SUISSE FIRST BOSTON      225,000       224,967        229,887
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021         VARIOUS                       1,750,000     1,720,705      1,855,868
                 CARRAMERICA RLTY CORP 7.125
144418-AK-6      01/15/2012                             BA SECURITIES INC                75,000        74,456         74,855
151313-AH-6      CENDANT CORP 3.000 05/04/2021          VARIOUS                       5,000,000     4,775,000      4,936,000
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                             BEAR STEARNS & CO               100,000       105,055        109,578
                 COCA COLA ENTERPRISES INC 2.190
191219-BL-7      04/26/2004                             BARCLAYS CAPITAL INC            810,000       810,000        812,478
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                             VARIOUS                       2,000,000     2,000,000      2,033,125
                 DLJ COMMERCIAL MTG 1998-C 5.880
233228-CY-2      11/01/2031                             VARIOUS                         130,940       135,099        138,595
264399-DY-9      DUKE ENERGY CORP 2.181 01/15/2005      FIRST UNION NATIONAL BANK       490,000       490,284        490,515
                 FORD CREDIT AUTO TRUST 20 6.620
34527R-EY-5      07/15/2004                             VARIOUS                         800,000       823,267        811,090
                 FORD CREDIT AUTO TR 2002- 4.360        BANC ONE CAPITAL MARKETS
34527R-GZ-0      09/15/2006                             INC                             275,000       274,937        280,479
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031       HBSC SECURITIES                 208,000       182,256        167,484
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006      VARIOUS                         150,000       153,593        147,846
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007      GOLDMAN SACHS                   200,000       197,898        197,490
361448-AB-9      GATX CORP 7.500 02/01/2007             SALOMON SMITH BARNEY            325,000       325,000        346,938
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005    VARIOUS                         970,000     1,035,477        972,652
441812-JW-5      HOUSEHOLD FIN CORP 6.375 1011512011    MORGAN STANLEY                   30,000        27,493         25,957
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                             BANK OF AMERICA                 140,000       139,511        143,983
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                             VARIOUS                          66,155        69,236         71,229
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026     VARIOUS                         200,000       200,994        210,798
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                            2                          10             11           12           13            14
                                                                                       Increase
                                                        Book/Adjusted     Increase    (Decrease)     Foreign
                                                        Carrying Value   (Decrease)   by Foreign    Exchange      Realized
     CUSIP                                               at Disposal         by        Exchange    Gain (Loss)   Gain (Loss)
Identification                Description                    Date        Adjustment   Adjustment   on Disposal   on Disposal
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                          9,822,000                                                29,200
----------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
                 BADGER TOB ASSET SECURITI 6.375
056559-AM-9      06/01/2032                                7,280,475          182                                       43
----------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue United States        91,849,797          357                                  394,260
----------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                      91,849,797          357                                  394,260
----------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
002824-AL-4      ABBOTT LABS 5.125 07/01/2004                789,351       (4,881)                                  12,717
009269-AA-9      AIRBORNE INC 5.750 04/01/2007             1,000,000                                                 27500
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                                   51,580         (199)                                     (74)
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                                   49,989            1                                    1,903
                 AMERICREDIT AUTO REC TR 2 3.550
03061N-FL-8      02/06/2009                                  249,955            4                                      695
                 BADGER TOB ASSET SECURITI 6.125
056559-AK-3      06/01/2027                                9,719,600                                                 36,600
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                                  249,947            3                                    8,585
071813-AR-O      BAXTER INTL INC 1.250 06/01/2021            625,500         (991)                                 (26,759)
                 BELLSOUTH CAP FOG CORP 7.875
079857-AH-1      02/15/2030                                   55,269          (18)                                   5,212
097023-AL-9      BOEING CO 6.350 06/15/2003                  129,998         (845)                                     414
12626P-AD-5      CRH AMER INC 6.950 03/15/2012                77,153          (31)                                   5,241
126408-BJ-1      CSX CORP 7.250 05/01/2004                   310,735       (1,944)                                    (269)
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                                  165,000                                                   (45)
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                            224,967            5                                    4,915
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021            1,720,705        1,050                                  134,114
                 CARRAMERICA RLTY CORP 7.125
144418-AK-6      01/15/2012                                   74,456                                                   400
151313-AH-6      CENDANT CORP 3.000 05/04/2021             4,775,000        4,432                                  156,568
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                                  105,055         (260)                                   4,783
                 COCA COLA ENTERPRISES INC 2.190
191219-BL-7      04/26/2004                                  810,000                                                 2,478
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                                2,000,000                                                33,125
                 DLJ COMMERCIAL MTG 1998-C 5.880
233228-CY-2      11/01/2031                                  135,099         (347)                                   3,842
264399-DY-9      DUKE ENERGY CORP 2.181 01/15/2005           490,284           (4)                                     235
                 FORD CREDIT AUTO TRUST 20 6.620
34527R-EY-5      07/15/2004                                  823,267      (10,395)                                  (1,782)
                 FORD CREDIT AUTO TR 2002- 4.360
34527R-GZ-0      09/15/2006                                  274,937           10                                    5,532
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031            182,256           39                                  (14,812)
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006           153,593         (173)                                  (5,574)
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007           197,898           40                                     (448)
361448-AB-9      GATX CORP 7.500 02/01/2007                  325,000                                                21,938
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005       1,035,477       (7,706)                                 (55,119)
441812-JW-5      HOUSEHOLD FIN CORP 6.375 10/15/2011          27,493           67                                   (1,603)
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                                  139,511           18
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                                   69,236         (171)                                   2,164
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026          200,994          (84)                                   9,888
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
      1                            2                        15            16             17

                                                                      Interest and     Paid for
                                                           Total        Dividends      Accrued
     CUSIP                                              Gain (Loss)     Received     Interest and
Identification                Description               on Disposal   During Year     Dividends
-------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                          29,200
-------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
-------------------------------------------------------------------------------------------------
                 BADGER TOB ASSET SECURITI 6.375
056559-AM-9      06/01/2032                                    43          8,854
-------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue-United States        394,260        373,406        91,658
-------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                      394,260        373,406        91,658
-------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-------------------------------------------------------------------------------------------------
002824-AL-4      ABBOTT LABS 5.125 07/01/2004              12,717         15,255         2,380
009269-AA-9      AIRBORNE INC 5.750 04/01/2007             27,500            319
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                                   (74)           754            25
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                                 1,903            836
                 AMERICREDIT AUTO REC TR 2 3.550
03061N-FL-8      02/06/2009                                   695            271
                 BADGER TOB ASSET SECURITI 6.125
056559-AK-3      06/01/2027                                36,600
                 BANK ONE CR CO MSTR TR 20 4.160
06423R-AD-8      01/15/2008                                 8,585          3,091
071813-AR-0      BAXTER INTL INC 1.250 06/01/2021         (26,759)         7,813         1,625
                 BELLSOUTH CAP FOG CORP 7.875
079857-AH-1      02/15/2030                                 5,212          2,997         1,684
097023-AL-9      BOEING CO 6.350 06/15/2003                   414          3,351         1,565
12626P-AD-5      CRH AMER INC 6.950 03/15/2012              5,241          2,886           666
126408-BJ-1      CSX CORP 7.250 05/01/2004                   (269)         9,228         5,723
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                                   (45)           860           150
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                           4,915          2,260
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021           134,114         41,008        13,931
                 CARRAMERICA RLTY CORP 7.125
144418-AK-6      01/15/2012                                   400             45
151313-AH-6      GENDANT CORP 3.000 05/04/2021            156,568         89,667        32,500
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                                 4,783          4,982         2,796
                 COCA COLA ENTERPRISES INC 2.190
191219-BL-7      04/26/2004                                 2,478          9,707
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                                33,125
                 DLJ COMMERCIAL MTG 1998-C 5.880
23322B-CY-2      11/01/2031                                 3,842          4,658           400
264399-DY-9      DUKE ENERGY CORP 2.181 01/15/2005            235          1,989           482
                 FORD CREDIT AUTO TRUST 20 6.620
34527R-EY-5      07/15/2004                                (1,782)        24,563         1,623
                 FORD CREDIT AUTO TR 2002- 4.360
34527R-GZ-0      09/15/2006                                 5,532          8,993
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031         (14,812)         3,573         1,184
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006         (5,574)         5,443         3,208
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007           (448)         7,619         6,392
361448-AB-9      GATX CORP 7.500 02/01/2007                21,938            745
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005      (55,119)        32,510         3,329
441812-JW-5      HOUSEHOLD FIN CORP 6.375 10/15/2011       (1,603)         1,132           563
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                                 4,454          1,597
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                                 2,164          2,875            92
52108H-JE-5      LBUBS CMBS 2002C1 5.401 031/5/2026         9,888          7,751           630
-------------------------------------------------------------------------------------------------

                                      E13.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                SCHEDULE D - PART 5

     Showing all Long Term Bonds and Stocks ACQUIRED During Current Year and
                      Fully DISPOSED OF During Current Year

------------------------------------------------------------------------------------------------------------
      1                            2                        3                    4                    5



     CUSIP                                                Date                                    Disposal
Identification                Description               Acquired           Name of Vendor           Date
------------------------------------------------------------------------------------------------------------
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031    01/04/2002   SALOMON SMITH BARNEY         03/28/2002
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005        02/06/2002   BEAR STEARNS & CO            06/06/2002
                 NISSAN AUTO RECV GR TR 20 4.280
65474P-AD-6      10/15/2006                             01/10/2002   SALOMON SMITH BARNEY         09/12/2002
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015          01/23/2002   DEUTSCHE BANK CAPITAL        06/06/2002
                 SAPPI PAPIER HLDG AG 6.750
803070-AA-9      06/15/2012                             06/05/2002   CHASE MANHATTAN              07/08/2002
                 SAPPI PAPIER HLDG AG 7.500
803070-AB-7      06/15/2032                             06/05/2002   SALOMON SMITH BARNEY         07/08/2002
                 TENET HEALTHCARE CORP 6.000
88033G-AD-2      12/01/2005                             06/11/2002   CIBC WORL MARKETS CORP       08/06/2002
                 TURNER BROADCASTING SYS 17.400
900262-AU-0      02/01/2004                             01/18/2002   BARCLAYS CAPITAL INC         07/12/2002
913903-AL-4      UNIVERSAL HL TH SVCS INC 06/23/2020    03/07/2002   BA SECURITIES INC            10/30/2002
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                             04/10/2002   MORGAN STANLEY               10/30/2002
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                             04/10/2002   MORGAN STANLEY               09/10/2002
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019    05/21/2002   MORGAN STANLEY               10//6/2002
                                                                     MERRIL LYNCH PIERCE FENNER
961548-AW-4      WESTVACO CORP 8.400 06/01/2007         04/11/2002   SMITH                        09/20/2002
962166-BD-5      WEYERHAEUSER CO 6.125 03/15/2007       04/19/2002   UBS WARBURG LLC              08/27/2002
98157D-AK-2      WORLDCOM INC GA NEW 8.250 05/15/2031   01/03/2002   GOLDMAN SACHS                05/07/2002
                                                                     MERRIL LYNCH PIERCE FENNER
98389B-AA-8      XCEL ENERGY INC 7.500 11/21/2007       11/19/2002   SMITH                        11/20/2002
G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003    02/01/2002   ING BANK                     03/20/2002
------------------------------------------------------------------------------------------------------------
   OTHERS
------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375 04/01/2012      03/26/2002   SALOMON SMITH BARNEY         05/06/2OO2
G03764-AA-8      ANGLO AMERICAN 3.375 04/17/2007        05/08/2002   DEUTSCHE BANK CAPITAL        05/17/2002
------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous - United States
------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous - Other Countries
------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous
------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds
------------------------------------------------------------------------------------------------------------
   PREFERRED STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                             02/14/2002   VARIOUS                      06/05/2002
151895-30-7      CENTERPOINT PPTYS TR                   05/23/2002   LEHMAN BROTHERS              06/04/2002
224044-50-3      COX COMMUNICATIONS INC NE              02/08/2002   BA SECURITIES INC            08/26/2002
345395-20-6      FORD MTR CO CAP TR II                  01/24/2002   GOLDMAN SACHS                01/30/2002
826428-20-3      SIERRA PAC RES NEW                     03/26/2002   LEHMAN BROTHERS              05/03/2002

83237C-60-9      SMITHKLINE BEECHAM HLDGS               08/15/2002   BEAR STEARNS & CO            12/20/2002
89420G-30-7      TRAVELERS PPTY CAS CORP N              03/21/2002   SALOMON SMITH BARNEY         03/22/2002
------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES
------------------------------------------------------------------------------------------------------------
   CANADA
------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY C0                    03/08/2002   MORGAN STANLEY               06/27/2002
------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA
------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and
                Miscellaneous
------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks
------------------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------
00763M-10-8      ADVANCED MEDICAL OPTICS                07/16/2002   SPIN OFF                     08/29/2002
00845V-10-0      AGERE SYS INC                          06/03/2002   SPIN OFF                     08/29/2002
00845V-20-9      AGERE SYS INC                          06/03/2002   SPIN OFF                     08/08/2002
013068-10-1      ALBERTO CULVER GO                      02/01/2002   THOM WEISEL PARTNERS         10/25/2002
013716-10-5      ALCAN INC                              02/01/2002   THOM WEISEL PARTNERS         07/19/2002

-------------------------------------------------------------------------------------------------------------------------------
      1                            2                              6                       7             8              9
                                                                                     Par Value
                                                                                     (Bonds) or
                                                                                     Number of
     CUSIP                                                                             Shares
Identification                Description                   Name of Purchaser          (Stock)     Actual Cost   Considertation
-------------------------------------------------------------------------------------------------------------------------------
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031    MORGAN STANLEY                   650,000       648,115        672,445
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005        RADIAN                           500,000       502,500        500,000
                 NISSAN AUTO RECV GR TR 20 4.280
65474P-AD-6      10/15/2006                             VARIOUS                          325,000       324,994        329,438
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015          DEUTSCHE BANK CAPITAL            250,000       181,250        173,500
                 SAPPI PAPIER HLDG AG 6.750
803070-AA-9      06/15/2012                             DEUTSCHE BANK CAPITAL             25,000        24,919         25,390
                 SAPPI PAPIER HLDG AG 7.500
803070-AB-7      06/15/2032                             DEUTSCHE BANK CAPITAL             50,000        49,353         50,848
                 TENET HEALTHCARE CORP 6.000
880336-AD-2      12/01/2005                             SECURITY CALLED at 100.0       2,500,000     2,456,250      2,500,000
                 TURNER BROADCASTING SYS 17.400
900262-AU-0      02/01/2004                             VARIOUS                          740,000       786,383        722,988
913903-AL-4      UNIVERSAL FILTH SVCS INC 06/23/2020    BANK OF AMERICA                1,000,000       551,250        687,500
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                             VARIOUS                          100,000        99,809        100,024
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                             BANK OF AMERICA                   25,000        24,938         26,008
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019    VARIOUS                        4,000,000     3,721,776      4,074,443

961548-AW-4      WESTVACO CORP 8.400 06101/2007         DEUTSCHE BANK CAPITAL             50,000        55,155         57,284
962166-BD-5      WEYERHAEUSER CO 6.125 03/15/200T       BA SECURITIES INC                125,000       126,186        130,801
98157D-AK-2      WORLDCOM INC GA NEW 8.250 05/15/2031   VARIOUS                          200,000       213,724         82,413

98389B-AA-8      XCEL ENERGY INC 7.500 11/21/2007       BEAR STEARNS & CO              2,800,000     2,800,000      3,059,000

686220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003    SECURITY CALLED at 105.1         300,000       313,875        315,480
-------------------------------------------------------------------------------------------------------------------------------
   OTHERS
-------------------------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6,375 04/01/2012      SALOMON SMITH BARNEY             175,000       173,791        173,747
603764-AA-8      ANGLO AMERICAN 3.375 04/17/2007        DAIN BOSWORTH                  6,000,000     5,901,250      6,015,000
-------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous - United States                     41,250,095    40,119,872     41,101,804
-------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous - Other Counturies                   6,175,000     6,075,041      6.188,747
-------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous                                     47,425,095    46,194,823     47,290,851
-------------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                                                           222,464,347   222,126,057     224,991,190
-------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                             BA SECURITIES INC             24,000,000     1,674,786      2,058,204
151895-30-7      CENTERPOINT PPTYS TR                   LEHMAN BROTHERS                  300,000        19,665         20,039
224044-50-3      COX COMMUNICATIONS INC NE              GOLDMAN SACHS                 10,000,000       377,100        265,602
345395-20-6      FORD MTR CO CAP TR I1                  VARIOUS                       30,000,000     1,500,000      1,571,526
826428-20-3      SIERRA PAC RES NEW                     LEHMAN BROTHERS               50,000,000     2,758,750      1,762,999
                                                        MERRIL LYNCH PIERCE FENNER
83237C-60-9      SMITHKLINE BEECHAM HLDGS               SMITH                             10,000     1,000,000      1,001,407
89420g-30-7      TRAVELERS PPTY CAS CORP N              MORGAN STANLEY                50,000,000     1,250,000      1,281,981
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                     XXX         8,580,301      7,961,758
-------------------------------------------------------------------------------------------------------------------------------
   CANADA
-------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY C0                    BA SECURITIES INC              1,000,000        68,830         67,738
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                                                            XXX            68,830         67,738
-------------------------------------------------------------------------------------------------------------------------------
6399999 - Preferred Stocks - Industrial and
             Miscellaneous                                                               XXX         8,649,131      8,029,196
-------------------------------------------------------------------------------------------------------------------------------
6599998 - Total - Preferred Stocks                                                       XXX         8,649,131      8,029,196
-------------------------------------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
00763M-10-8      ADVANCED MEDICAL OPTICS                VARIOUS                          467,000         4,840          4,205
00845V-10-0      AGERE SYS INC                          VARIOUS                          346,000         5,800            499
00845V-20-9      AGERE SYS INC                          VARIOUS                        8,498,000       137,797         14,361
013068-10-1      ALBERTO CULVER CO                      LEHMAN BROTHERS                  200,000         9,334         10,284
013716-10-5      ALCAN INC                              LEHMAN BROTHERS                  700,000        26,663         20,730

----------------------------------------------------------------------------------------------------------------------------
      1                            2                          10             11            12           13            14
                                                                                       Increase
                                                         Book/Adjusted    Increase    (Decrease)     Foreign
                                                        Carrying Value   (Decrease)   by Foreign    Exchange      Realized
     CUSIP                                                at Disposal        by        Exchange    Gain (Loss)   Gain (Loss)
Identification                Description                    Date        Adjustment   Adjustment   on Disposal   on Disposal
----------------------------------------------------------------------------------------------------------------------------
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031         648,115            29                                   24,301
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005             502,500          (247)                                  (2,253)
                 NISSAN AUTO RECV GR TR 20 4.280
65474P-AD-6      10/15/2006                                  324,994             1                                    4,444
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015               181,250         1,667                                   (9,417)
                 SAPPI PAPIER HLDG AG 6.750
803070-AA-9      06/15/2012                                   24,919             1                                      470
                 SAPPI PAPIER HLDG AG 7.500
803070-AB-7      06/15/2032                                   49,353             1                                    1,494
                 TENET HEALTHCARE CORP 6.000
88033G-AD-2      12/01/2005                                2,456,250         1,674                                   42,076
                 TURNER BROADCASTING SYS 17.400
900262-AU-0      02/01/2004                                  786,383       (10,582)                                 (52,814)
913903-AL-4      UNIVERSAL FILTH SVCS INC 06/23/2020         551,250        11,072                                  125,178
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                                   99,809            18                                      197
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                                   24,938             2                                    1,069
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019       3,721,776         7,360                                  345,307

961548-AW-4      WESTVACO CORP 8.400 06101/2007               55,155          (381)                                   2,511
962166-BD-5      WEYERHAEUSER CO 6.125 03/15/200T            126,186           (65)                                   4,680
98157D-AK-2      WORLDCOM INC GA NEW 8.250 05/15/2031        213,724           (13)                                (131,299)

98389B-AA-8      XCEL ENERGY INC 7.500 11/21/2007          2,800,000                                                259,000

G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003         313,875        (1,327)                                   2,932
----------------------------------------------------------------------------------------------------------------------------
   OTHERS
----------------------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6,375 04/01/2012           173,791             9                                      (53)
G03764-AA-8      ANGLO AMERICAN 3.375 04/17/2007           5,901,250           728                                  113,042
----------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous -
                     United States                        40,119,782       (13,170)                                 994,694
----------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous -
                     Other Countries                       6,075,041           737                                  112,989
----------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous         46,194,823       (12,433)                               1,107,683
----------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                               222,119,009      (141,124)                               3,006,277
----------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                1,674,786                                                383,418
151895-30-7      CENTERPOINT PPTYS TR                         19,665                                                    374
224044-50-3      COX COMMUNICATIONS INC NE                   377,100                                               (111,498)
345395-20-6      FORD MTR CO CAP TR II                     1,500,000                                                 71,526
826428-20-3      SIERRA PAC RES NEW                        2,758,750                                               (995,751)

83237C-60-9      SMITHKLINE BEECHAM HLDGS                  1,000,000                                                  1,407
89420G-30-7      TRAVELERS PPTY CAS CORP N                 1,250,000                                                 31,981
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                       8,580,301                                               (618,543)
----------------------------------------------------------------------------------------------------------------------------
   CANADA
----------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY C0                          68,830                                                 (1,092)
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                                 68,830                                                 (1,092)
----------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and
                Miscellaneous                              8,649,131                                               (619,635)
----------------------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks                      8,649,131                                               (619,635)
----------------------------------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
00763M-10-8      ADVANCED MEDICAL OPTICS                       4,840                                                   (635)
00845V-10-0      AGERE SYS INC                                 5,800                                                 (5,300)
00845V-20-9      AGERE SYS INC                               137,797                                               (123,436)
013068-10-1      ALBERTO CULVER CO                             9,334                                                    950
013716-10-5      ALCAN INC                                    26,663                                                 (5,933)

------------------------------------------------------------------------------------------------
      1                            2                       15            16              17

                                                                     Interest and     Paid for
                                                          Total        Dividends      Accrued
     CUSIP                                              ain (Loss)     Received     Interest and
Identification                Description               n Disposal   During Year     Dividends
------------------------------------------------------------------------------------------------
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031       24,301         11,619        6,690
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005           (2,253)        12,188       11,917
                 NISSAN AUTO RECV GR TR 20 4.280
65474P-AD-6      10/15/2006                                 4,444          6,423
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015             (9,417)
                 SAPPI PAPIER HLDG AG 6.750
803070-AA-9      06/15/2012                                   470            145
                 SAPPI PAPIER HLDG AG 7.500
803070-AB-7      06/15/2032                                 1,494            323
                 TENET HEALTHCARE CORP 6.000
88033G-AD-2      12/01/2005                                42,076         27,083        5,417
                 TURNER BROADCASTING SYS 17.400
900262-AU-0      02/01/2004                               (52,814)        52,326       26,315
913903-AL-4      UNIVERSAL HL TH SVCS INC 06/23/2020      125,178          3,680          935
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                                   197          3,386
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                                 1,069            707
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019      345,307

961548-AW-4      WESTVACO CORP 8.400 06/01/2007             2,511          3,430        1,575
962166-BD-5      WEYERHAEUSER CO 6.125 03/15/2007           4,680          3,573          893
98157D-AK-2      WORLDCOM INC GA NEW 8.250 05/15/2031    (131,299)         7,975        2,429

98389B-AA-8      XCEL ENERGY INC 7.500 11/21/2007         259,000          2,333

G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003        2,932          1,998        1,267
------------------------------------------------------------------------------------------------
   OTHERS
------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375 04/01/2012            (53)         1,116
603764-AA-8      ANGLO AMERICAN 3.375 04/17/2007          113,042         19,688       12,281
------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Miscellaneous -
                  United States                           994,694        435,967      138,386
------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Miscellaneous -
                  Other Countries                         112,989         20,804       12,281
------------------------------------------------------------------------------------------------
4599999 - Bonds - Industrial and Miscellaneous          1,107,683        456,771      150,667
------------------------------------------------------------------------------------------------
6099998 - Total - Bonds                                 3,006,277      2,325,122      880,619
------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                               383,418         27,871
151895-30-7      CENTERPOINT PPTYS TR                         374
224044-50-3      COX COMMUNICATIONS INC NE               (111,498)        47,808
345395-20-6      FORD MTR CO CAP TR II                     71,526
826428-20-3      SIERRA PAC RES NEW                      (995,751)

83237C-60-9      SMITHKLINE BEECHAM HLDGS                   1,407          5,401
89420G-30-7      TRAVELERS PPTY CAS CORP N                 31,981
------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                     (618,643)        81,080
------------------------------------------------------------------------------------------------
   CANADA
------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY C0                       (1,092)           656
------------------------------------------------------------------------------------------------
                 TOTAL CANADA                              (1,092)           656
------------------------------------------------------------------------------------------------
6399999 - Preferred Stocks - Industrial and
             Miscellaneous                               (619,635)        81,736
------------------------------------------------------------------------------------------------
6599998 - Total - Preferred Stocks                       (619,635)        81,736
------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------
00763M-10-8      ADVANCED MEDICAL OPTICS                     (635)
00845V-10-0      AGERE SYS INC                             (5,300)
00845V-20-9      AGERE SYS INC                           (123,436)
013068-10-1      ALBERTO CULVER CO                            950             47
013716-10-5      ALCAN INC                                 (5,933)           179

                                      E13.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                SCHEDULE D - PART 5

     Showing all Long - Term Bonds and Stocks ACQUIRED During Current Year and
                     Fully DISPOSED OF During Current Year

---------------------------------------------------------------------------------------------------------------------
      1                        2                       3                 4                 5                6



    CUSIP                                             Date                              Disposal
Identification            Description               Acquired       Name of Vendor         Date      Name of Purchaser
---------------------------------------------------------------------------------------------------------------------
037411-10-5      APACHE CORP
058498-10-6      BALL CORP
081437-10-5      BEMIS INC                         02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
115637-20-9      BROWN FORMAN CORP                 02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
143130-10-2      CARMAX INC                        10/01/2002   SPIN OFF               10/18/2002   VARIOUS
152312-10-4      CENTEX CORP                       02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
20030N-20-0      COMCAST CORP                      10/25/2002   VARIOUS                11/20/2002   BEAR STEARNS & CO
204493-10-0      COMPAQ COMPUTER CORP              03/25/2002   VARIOUS                05/06/2002   STOCK MERGER
207142-10-0      CONEXANT SYSTEMS INC              02/01/2002   THOM WEISEL PARTNERS   06/28/2002   VARIOUS
208251-50-4      CONOCO INC                        08/28/2002   VARIOUS                09/03/2002   STOCK MERGER
208464-10-7      CONSECO INC                       02/01/2002   THOM WEISEL PARTNERS   07/25/2002   GOLDMAN SACHS
248019-10-1      DELUXE CORP                       02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
278058-10-2      EATON CORP                        02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
29355X-10-7      ENPRO INDUSTRIES INC              06/03/2002   SPIN OFF               08/29/2002   LEHMAN BROTHERS
30249U-10-1      FMC TECHNOLOGIES INC              01/02/2002   SPIN OFF               02/01/2002   VARIOUS
337932-10-7      FIRSTENERGY CORP                  02/01/2002   THOM WEISEL PARTNERS   03/25/2002   LEHMAN BROTHERS
452528-10-2      IMMUNEX CORP NEW                  03/28/2002   VARIOUS                07/16/2002   STOCK MERGER
453258-40-2      INCO LTD                          02/01/2002   THOM WEISEL PARTNERS   07/19/2002   LEHMAN BROTHERS
482584-10-9      K MART CORP                       01/07/2002   THOM WEISEL PARTNERS   01/22/2002   BEAR STEARNS & CO
48666K-10-9      KB HOME                           02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
559222-40-1      MAGNA INTL INC                    06/06/2002   RADIAN                 06/20/2002   VARIOUS
583334-10-7      MEADWESTVA CO CORP                01/30/2002   STOCK MERGER           03/25/2002   LEHMAN BROTHERS
589433-10-1      MEREDITH CORP                     02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
62852P-10-3      MYKROLIS CORP                     02/28/2002   SPIN OFF               03/25/2002   VARIOUS
656568-10-2      NORTEL NETWORKS CORPORATION       06/21/2002   VARIOUS                07/19/2002   LEHMAN BROTHERS
696642-10-7      PALM INC                          06/21/2002   VARIOUS                08/13/2002   BEAR STEARNS & CO
725906-10-1      PLACER DOME INC                   02/01/2002   THOM WEISEL PARTNERS   07/19/2002   LEHMAN BROTHERS
745867-10-1      PULTE HOMES INC                   02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
75952B-10-5      RELIANT RES INC                   10/01/2002   SPIN OFF               10/18/2002   VARIOUS
780257-80-4      ROYAL DUTCH PETE CO               06/21/2002   VARIOUS                07/19/2002   LEHMAN BROTHERS
803062-10-8      SAPIENT CORP                      02/01/2002   THOM WEISEL PARTNERS   05/13/2002   BEAR STEARNS & CO
83088M-10-2      SKYWORKS SOLUTIONS INC            06/27/2002   SPIN OFF               06/27/2002   SPIN OFF
832696-40-5      SMUCKER J M CO                    06/03/2002   SPIN OFF               09/03/2002   VARIOUS
872649-10-8      TRY INC                           06/21/2002   VARIOUS                12/12/2002   STOCK MERGER
879868-10-7      TEMPLE INLAND INC                 02/01/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
89420G-10-9      TRAVELERS PPTY CAS CORP N         08/21/2002   SPIN OFF               09/06/2002   VARIOUS
911905-10-7      US AIRWAYS GROUP INC              02/01/2002   THOM WEISEL PARTNERS   05/16/2002   BEAR STEARNS & CO
928497-10-6      VITESSE SEMICONDUCTOR COR         02/01/2002   THOM WEISEL PARTNERS   08/20/2002   BEAR STEARNS & CO
94973H-10-8      WELLPOINT HEALTH NETWORK          10/28/2002   VARIOUS                11/04/2002   VARIOUS
963320-10-6      WHIRLPOOL CORP                    01/07/2002   THOM WEISEL PARTNERS   10/25/2002   LEHMAN BROTHERS
969133-10-7      WILLAMETTE INDS INC               02/01/2002   THOM WEISEL PARTNERS   02/14/2002   TENDER OFFER
98157D-10-6      WORLDCOM INC - WORLDCOM GROUP     03/28/2002   VARIOUS                05/14/2002   BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------
        TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------
   CANADA
---------------------------------------------------------------------------------------------------------------------
067901-10-8      AMERICAN BARRICK CORPORATION      06/21/2002   VARIOUS                07/19/2002   LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------
        TOTAL CANADA
---------------------------------------------------------------------------------------------------------------------
   OTHERS
---------------------------------------------------------------------------------------------------------------------
904784-70-9      UNILEVER N V                      06/21/2002   VARIOUS                07/19/2002   LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------
        TOTAL OTHERS
-------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and
      Miscellaneous
-------------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks
-------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
-------------------------------------------------------------------------------------------------------------------
   7299999 Totals
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      1                      2                          7            8              9               10             11
                                                    Par Value
                                                   (Bonds) or                                 Book/Adjusted     Increase
                                                    Number of                                 Carrying Value   (Decrease)
    CUSIP                                            Shares                                     at Disposal        by
Identification          Description                  (Stock)    Actual Cost   Consideration       Date         Adjustment
-------------------------------------------------------------------------------------------------------------------------
037411-10-5      APACHE CORP
058498-10-6      BALL CORP
081437-10-5      BEMIS INC                            100.000         5,033         5,339              5,033
115637-20-9      BROWN FORMAN CORP                    100.000         6,567         7,498              6,567
143130-10-2      CARMAX INC                           816.000        18,229        12,675             18,229
152312-10-4      CENTEX CORP                          200.000        11,758         9,294             11,758
20030N-20-0      COMCAST CORP                       7,300.000       187,992       168,771            187,992
204493-10-0      COMPAQ COMPUTER CORP               2,500.000        29,943        55,628             29,943
207142-10-0      CONEXANT SYSTEMS INC                 600.000         7,932         1,137              7,932
208251-50-4      CONOCO INC                         3,200.000        84,661        87,023             84,661
208464-10-7      CONSECO INC                          700.000         2,681           553              2,681
248019-10-1      DELUXE CORP                          100.000         4,535         4,725              4,535
278058-10-2      EATON CORP                           100.000         7,305         6,388              7,305
29355X-10-7      ENPRO INDUSTRIES INC                 160.000           938           628                938
30249U-10-1      FMC TECHNOLOGIES INC                 344.000         5,882         5,540              5,882
337932-10-7      FIRSTENERGY CORP                     400.000        15,208        13,445             15,208
452528-10-2      IMMUNEX CORP NEW                   2,200.000        64,081        58,362             64,081
453258-40-2      INCO LTD                             400.000         7,284         7,764              7,284
482584-10-9      K MART CORP                          500.000         2,500           325              2,500
48666K-10-9      KB HOME                              200.000         8,500         9,636              8,500
559222-40-1      MAGNA INTL INC                    42,990.000     3,150,000     2,917,882          3,150,000
583334-10-7      MEADWESTVA CO CORP                   485.000        14,041        15,550             14,041
589433-10-1      MEREDITH CORP                        200.000         6,936         9,512              6,936
62852P-10-3      MYKROLIS CORP                        271.000         2,685         3,738              2,685
656568-10-2      NORTEL NETWORKS CORPORATION       17,500.000        57,290        21,174             57,290
696642-10-7      PALM INC                           2,200,000         6,188         1,452              6,188
725906-10-1      PLACER DOME INC                      700.000         8,862         7,494              8,862
745867-10-1      PULTE HOMES INC                       200.00         9,358         9,274              9,358
75952B-10-5      RELIANT RES INC                    3,391.000        14,535         3,466             14,535
780257-80-4      ROYAL DUTCH PETE CO                8,300.000       438,302       348,506            438,302
803062-10-8      SAPIENT CORP                         300.000         1,563           591              1,563
83088M-10-2      SKYWORKS SOLUTIONS INC               702.000         4,001         3,980              4,001
832696-40-5      SMUCKER J M CO                       246.000         7,910         9,225              7,910
872649-10-8      TRW INC                            1,300.000        69,224        67,969             69,224
879868-10-7      TEMPLE INLAND INC                    100.000         5,492         4,162              5,492
89420G-10-9      TRAVELERS PPTY CAS CORP N          2,327.000        41,880        40,086             41,880
911905-10-7      US AIRWAYS GROUP INC                 200.000           986           616                986
928497-10-6      VITESSE SEMICONDUCTOR COR            500.000         6,180           675              6,180
94973H-10-8      WELLPOINT HEALTH NETWORK          17,872.000       945,523     1,398,357            945,523
963320-10-6      WHIRLPOOL CORP                       500.000        36,860        23,525             36,860
969133-10-7      WILLAMETTE INDS INC                  200.000        11,092        11,100             11,092
98157D-10-6      WORLDCOM INC - WORLDCOM GROUP      6,300.000        59,314         7,686             59,314
-------------------------------------------------------------------------------------------------------------------------
        TOTAL UNITED STATES                             XXX       5,553,658     5,411,330          5,553,658
-------------------------------------------------------------------------------------------------------------------------
   CANADA
-------------------------------------------------------------------------------------------------------------------------
067901-10-8      AMERICAN BARRICK CORPORATION       2,100.000        39,358        35,507             39,358
-------------------------------------------------------------------------------------------------------------------------
        TOTAL CANADA                                    XXX          39,358        35,507             39,358
-------------------------------------------------------------------------------------------------------------------------
   OTHERS
-------------------------------------------------------------------------------------------------------------------------
904784-70-9      UNILEVER N V                       2,400.000       149,433       128,136            149,456
-------------------------------------------------------------------------------------------------------------------------
        TOTAL OTHERS                                    XXX         149,433       128,136            149,456
-------------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and
      Miscellaneous                                     XXX       5,742,449     5,574,973          5,742,472
-------------------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks                      XXX       5,742,449     5,574,973          5,742,472
-------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                 14,391,580    13,604,469         14,391,603
-------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                               236,517,637   238,595,659        236,510,612   (141,124)
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      1                      2                      12           13             14           15             16             17
                                                 Increase
                                                (Decrease)     Foreign                                 Interest and     Paid for
                                                by Foreign    Exchange       Realized       Total        Dividends       Accrued
    CUSIP                                        Exchange    Gain (Loss)   Gain (Loss)   Gain (Loss)     Received     Interest and
Identification          Description             Adjustment   on Disposal   on Disposal   on Disposal    During Year     Dividends
----------------------------------------------------------------------------------------------------------------------------------
037411-10-5      APACHE CORP
058498-10-6      BALL CORP
081437-10-5      BEMIS INC                                                         306           306           59
115637-20-9      BROWN FORMAN CORP                                                 931           931          105
143130-10-2      CARMAX INC                                                     (5,554)       (5,554)
152312-10-4      CENTEX CORP                                                    (2,464)       (2,464)          19
20030N-20-0      COMCAST CORP                                                  (19,221)      (19,221)
204493-10-0      COMPAQ COMPUTER CORP                                           25,685        25,685           74
207142-10-0      CONEXANT SYSTEMS INC                                           (6,795)       (6,795)
208251-50-4      CONOCO INC                                                      2,362         2,362          976
208464-10-7      CONSECO INC                                                    (2,128)       (2,128)
248019-10-1      DELUXE CORP                                                       190           190           86
278058-10-2      EATON CORP                                                       (417)         (417)         125
29355X-10-7      ENPRO INDUSTRIES INC                                             (311)         (311)
30249U-10-1      FMC TECHNOLOGIES INC                                             (342)         (342)
337932-10-7      FIRSTENERGY CORP                                               (1,763)       (1,763)         150
452528-10-2      IMMUNEX CORP NEW                                               (5,719)       (5,719)
453258-40-2      INCO LTD                                                          480           480
482584-10-9      K MART CORP                                                    (2,175)       (2,175)
48666K-10-9      KB HOME                                                         1,136         1,136           45
559222-40-1      MAGNA INTL INC                                               (232,118)     (232,118)
583334-10-7      MEADWESTVA CO CORP                                              1,536         1,536          112
589433-10-1      MEREDITH CORP                                                   2,576         2,576           54
62852P-10-3      MYKROLIS CORP                                                   1,053         1,053
656568-10-2      NORTEL NETWORKS CORPORATION                                   (36,115)      (36,115)
696642-10-7      PALM INC                                                       (4,736)       (4,736)
725906-10-1      PLACER DOME INC                                                (1,368)       (1,368)          30
745867-10-1      PULTE HOMES INC                                                   (84)          (84)          19
75952B-10-5      RELIANT RES INC                                               (11,069)      (11,069)
780257-80-4      ROYAL DUTCH PETE CO                                           (89,795)      (89,795)       3,380
803062-10-8      SAPIENT CORP                                                     (972)         (972)
83088M-10-2      SKYWORKS SOLUTIONS INC                                            (21)          (21)
832696-40-5      SMUCKER J M CO                                                  1,315         1,315           49
872649-10-8      TRY INC                                                        (1,255)       (1,255)         560
879868-10-7      TEMPLE INLAND INC                                              (1,330)       (1,330)          96
89420G-10-9      TRAVELERS PPTY CAS CORP N                                      (1,794)       (1,794)
911905-10-7      US AIRWAYS GROUP INC                                             (370)         (370)
928497-10-6      VITESSE SEMICONDUCTOR COR                                      (5,505)       (5,505)
94973H-10-8      WELLPOINT HEALTH NETWORK                                      452,834       452,834            1
963320-10-6      WHIRLPOOL CORP                                                (13,335)      (13,335)         404
969133-10-7      WILLAMETTE INDS INC                                                 8             8
98157D-10-6      WORLDCOM INC WORLDCOM GROUP                                   (51,628)      (51,628)
-----------------------------------------------------------------------------------------------------------------------------------
        TOTAL UNITED STATES                                                   (142,326)     (142,326)       6,570
-----------------------------------------------------------------------------------------------------------------------------------
   CANADA
-----------------------------------------------------------------------------------------------------------------------------------
067901-10-8     AMERICAN BARRICK CORPORATION                                    (3,851)       (3,851)         103
-----------------------------------------------------------------------------------------------------------------------------------
        TOTAL CANADA                                                            (3,851)       (3,851)         103
-----------------------------------------------------------------------------------------------------------------------------------
   OTHERS
-----------------------------------------------------------------------------------------------------------------------------------
904784-70-9     UNILEVER N V                                                   (21,324)      (21,324)         941
-----------------------------------------------------------------------------------------------------------------------------------
        TOTAL OTHERS                                                           (21,324)      (21,324)         941
-----------------------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and
      Miscellaneous                                                           (167,501)     (167,501)       7,614
-----------------------------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks                                            (167,501)     (167,501)       7,614
-----------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                              (787,136)     (787,136)      89,350
-----------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                            2,219,141     2,219,141    2,414,472        880,619
-----------------------------------------------------------------------------------------------------------------------------------

                                     E13.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                           SCHEDULE D - PART 6 - SECTION 1

     Valuation of Shares of Subsidiary, Controlled or Affiliated Companies

-------------------------------------------------------------------------------------------------------------------------------
      1                               2                              3                4              5                6
                                                                                               Do Insurer's
                                                                                                  Assets
                                                                                     NAIC         Include
                                                                      NAIC        Valuation     Intangible
                                                                    Company         Method        Assets
                                                                    Code or        (See SVO      Connected
                                                                     Alien         Purposes    with Holding
                                  Description                       Insurer          and          of Such           Total
    CUSIP              Name of Subsidiary, Controlled or         Identification   Procedures     Company's     Amount of Such
Identification                 Affiliated Company                     Number         manual)       Stock?     Intangible Assets
-------------------------------------------------------------------------------------------------------------------------------
12566#-10-7      Radian Insurance Inc                                20720           (i)            No
154050-99-1      Radian Services LLC                                                 (i)            No
20313#-10-6      Commonwealth Mortgage Assurance Co of Arizona       33944           (i)            No
-------------------------------------------------------------------------------------------------------------------------------
 1599999 - Common Stock - Other Affiliates
-------------------------------------------------------------------------------------------------------------------------------
 1699999 - Total Common Stocks
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
1799999  Totals
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
       1                               2                              7          Stock of Such Company Omned
                                                                                 by Insurer on Statement Date
                                                                                 ------------------------------
                                                                                           8                9




                                  Description                    Book/Adjusted
    CUSIP              Name of Subsidiary, Controlled or            Carrying                            % of
Identification                 Affiliated Company                    Value       Number of Shares   Outstanding
---------------------------------------------------------------------------------------------------------------
12566#-10-7      Radian Insurance Inc                               57,699,803      100,000.000        100.0
154050-99-1      Radian Services LLC                                                      1.000        100.0
20313#-10-6      Commonwealth Mortgage Assurance Co of Arizona      15,098,280       100,000.00        100.0
---------------------------------------------------------------------------------------------------------------
 1599999 - Common Stock - Other Affiliates                          72,798,083          XXX             XXX
---------------------------------------------------------------------------------------------------------------
 1699999 - Total Common Stocks                                      72,798,083          XXX             XXX
---------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------
1799999  Totals                                                     72,798,083         XXX              XXX
---------------------------------------------------------------------------------------------------------------

1. Amount of insurer's capital and surplus from the prior period's statutory statement reduced by any admitted EDP, goodwill and net deferred tax assets included therein: $
                         ----------
2.   Total amount of intangible assets nonadmitted $
                                                     ----------

                           SCHEDULED - PART 6 - SECTION 2

                                      NONE

--------------------------------------------------------------------------------------------------------------
      1                      2                                3                                   4
                                                                                             Total Amount
                                                                                            of Intangible
                                                                                          Assets Included in
    CUSIP                                     Name of Company Listed in Section 1 Which    Amount Shown in
Identification   Name of Lower-tier Company           Controls Lower-tier Company         Column 6, Section 1
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
0399999 Total
--------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------
      1                       2                 Stock in Lower-tier Company
                                              Owned Indirectly by Insurer on
                                                      Statement Date
                                              ------------------------------
                                                     5               6
    CUSIP                                                           % of
Identification   Name of Lower-tier Company   Number of Shares  Outstanding
----------------------------------------------------------------------------
----------------------------------------------------------------------------


----------------------------------------------------------------------------
0399999 Total                                       XXX             XXX
----------------------------------------------------------------------------

                                      E14

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE DA - PART 1
      Showing all SHORT-TERM INVESTMENTS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------
      1                          2                        3                 4                Interest          7
                                                                                          --------------
                                                                                             5       6



     CUSIP                                               Date                                        How    Maturity
Identification              Description                Acquired       Name of Vendor      Rate of   Paid      Date
---------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------
912795-LT-6   UNITED STATES TREAS BILLS               11/12/2002   UBS WARBURG LLC                  DISC   01/09/2003
---------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations
---------------------------------------------------------------------------------------------------------------------
   0399996 - Total - U.S. Government Bonds
---------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds
---------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
CONNECTICUT
---------------------------------------------------------------------------------------------------------------------
57586L-00-6   MA HEFA HARTFORD UNIV CP 96 DAY         09/05/2002   CHASE MANHATTAN         1.250    FMAN   12/10/2002
---------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT
---------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
476575-WY-7   JERSEY CITY N J                         10/02/2002   SALOMON SMITH BARNEY    2.500    MS     09/12/2003
---------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------
   1199999 - States, Territories and Possessions -
                Issuer Obligations
---------------------------------------------------------------------------------------------------------------------
   1799996 - Total - States, Territories and
                Possessions Bonds United States
---------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions Bonds
---------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS,
ISSUER OBLIGATIONS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------
59333R-BA-1   MIAMI-DADE CNTY FLA SCH D               07/02/2002   GOLDMAN SACHS           2.750    JD     06/26/2003
---------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------
   2599999 - Special Revenue - Issuer Obligations
---------------------------------------------------------------------------------------------------------------------
   3199996 - Total - Special Revenue Bonds -
                United States
---------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds
---------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------
600000-00-4   SUNTRUST BKS INC                        01/15/2002   VARIOUS                          MTLY   01/02/2003
828783-AJ-9   SIMON DEBARTOLO GROUP L P               07/15/2002   DEUTSCHE BANK CAPITA    6.625    JD     06/15/2003
861123-8A-8   SSGA FDS                                12/16/2002   STATE STREET                     MTLY   01/02/2003
---------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer
                Obligations
---------------------------------------------------------------------------------------------------------------------
   4599996 - Total - Industrial and Miscellaneous
                Bonds - United States
---------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous
                Bonds
---------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations
---------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds
---------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
---------------------------------------------------------------------------------------------------------------------
26188J-20-6   DREYFUS CASH MGMT                       12/16/2002   RADIAN                           MTLY   01/02/2003
261934-10-3   DREYFUS CASH MGMT PLUS IN               03/15/2002   RADIAN                           MTLY   01/02/2003
316175-20-7   FIDELITY INSTL MONEY MARKET PORTFOLIO   12/16/2002   RADIAN                           MTLY   01/02/2003
316175-40-5   FIDELITY INSTL DOMESTIC PORTFOLIO       12/16/2002   RADIAN                           MTLY   01/02/2003
60934N-20-3   FEDERATED PRIME OBLIG                   12/16/2002   RADIAN                           MTLY   01/02/2003
783965-20-5   SEI DAILY INCOME TR MONEY MARKET        12/16/2002   RADIAN                           MTLY   01/02/2003
783965-40-3   SEI PRIME OBLIGATION                    12/16/2002   VARIOUS                          MTLY   01/02/2003
---------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds
---------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
---------------------------------------------------------------------------------------------------------------------
700500-25-9   SUNTRUST PREMUIM MONEY MARKET           12/16/2002   RADIAN                           MTLY   01/02/2003
---------------------------------------------------------------------------------------------------------------------
   7999999 - Total - Other
---------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                          2                          8                9           10           11           12


                                                                                      Increase
                                                                         Increase    (Decrease)
                                                                        (Decrease)   by Foreign
     CUSIP                                             Book/Adjusted        by        Exchange
Identification              Description               Carrying Value    Adjustment   Adjustment    Par Value   Actual Cost
--------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
912795-LT-6   UNITED STATES TREAS BILLS                    739,817         1,141                     740,000       738,676
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                  739,817         1,141                     740,000       738,676
--------------------------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations         739,817         1,141                     740,000       738,676
--------------------------------------------------------------------------------------------------------------------------
   0399996 - Total - U.S. Government Bonds                 739,817         1,141                     740,000       738,676
--------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                 739,817         1,141                     740,000       738,676
--------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------
57586L-00-6   MA HEFA HARTFORD UNIV CP 96 DAY
--------------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
--------------------------------------------------------------------------------------------------------------------------
476575-WY-7   JERSEY CITY N J                            1,857,624        (4,460)                  1,845,000     1,862,085
--------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY                                   1,857,624        (4,460)                  1,845,000     1,862,085
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                1,857,624        (4,460)                  1,845,000     1,862,085
--------------------------------------------------------------------------------------------------------------------------
   1199999 - States, Territories and Possessions -
                Issuer Obligations                       1,857,624        (4,460)                  1,845,000     1,862,085
--------------------------------------------------------------------------------------------------------------------------
   1799996 - Total - States, Territories and
                Possessions Bonds United States          1,857,624        (4,460)                  1,845,000     1,862,085
--------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions Bonds                        1,857,624        (4,460)                  1,845,000     1,862,085
--------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS,
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
59333R-BA-1   MIAMI-DADE CNTY FLA SCH D                    502,981        (2,874)                    500,000       505,855
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                  502,981        (2,874)                    500,000       505,855
--------------------------------------------------------------------------------------------------------------------------
   2599999 - Special Revenue - Issuer Obligations          502,981        (2,874)                    500,000       505,855
--------------------------------------------------------------------------------------------------------------------------
   3199996 - Total - Special Revenue Bonds -
                United States                              502,981        (2,874)                    500,000       505,855
--------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                 502,981        (2,874)                    500,000       505,855
--------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
600000-00-4   SUNTRUST BKS INC                           1,034,706                                 1,034,706     1,034,706
828783-AJ-9   SIMON DEBARTOLO GROUP L P                     75,761          (739)                     75,000        76,500
861123-8A-8   SSGA FDS                                  13,620,341                                13,620,341    13,620,341
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                               14,730,808          (739)                 14,730,047    14,731,547
--------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer
                Obligations                             14,730,808          (739)                 14,730,047    14,731,547
--------------------------------------------------------------------------------------------------------------------------
   4599996 - Total - Industrial and Miscellaneous
                Bonds - United States                   14,730,808          (739)                 14,730,047    14,731,547
--------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous
                Bonds                                   14,730,808          (739)                 14,730,047    14,731,547
--------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                 17,831,230        (6,932)                 17,815,047    17,838,163
--------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                              17,831,230        (6,932)                 17,815,047    17,838,163
--------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
--------------------------------------------------------------------------------------------------------------------------
26188J-20-6   DREYFUS CASH MGMT                                131                                       131           131
261934-10-3   DREYFUS CASH MGMT PLUS IN                          9                                         9             9
316175-20-7   FIDELITY INSTL MONEY MARKET PORTFOLIO     26,558,358                                26,558,358    26,558,358
316175-40-5   FIDELITY INSTL DOMESTIC PORTFOLIO             12,287                                    12,287        12,287
60934N-20-3   FEDERATED PRIME OBLIG                     44,933,016                                44,933,016    44,933,016
783965-20-5   SEI DAILY INCOME TR MONEY MARKET                 160                                       160           160
783965-40-3   SEI PRIME OBLIGATION                           5,227                                     5,225         5,225
--------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds        71,509,188                                    XXX       71,509,188
--------------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
--------------------------------------------------------------------------------------------------------------------------
700500-25-9   SUNTRUST PREMUIM MONEY MARKET                  5,284                                     5,284         5,284
--------------------------------------------------------------------------------------------------------------------------
   7999999 - Total - Other                                   5,284                                    XXX            5,284
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                          2                               Interest                     15            16         17
                                                      ------------------------------
                                                            13               14
                                                      Amount Due and
                                                      Accrued Dec. 31
                                                      of Current Year                                      NAIC    Effective
     CUSIP                                             on Bonds Not     Gross Amount   Paid for Accrued   Desig-    Rate of
Identification              Description                  in Default       Received         Interest       nation   Interest
----------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
912795-LT-6   UNITED STATES TREAS BILLS                                                                       1      1,112
----------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                                   XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations                                                          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   0399996 - Total - U.S. Government Bonds                                                                  XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                                                  XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------
57586L-00-6   MA HEFA HARTFORD UNIV CP 96 DAY                  46                                            1Z
----------------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                                        46                                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------
476575-WY-7   JERSEY CITY NJ                               13,838                            2,563            1      1,496
----------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY                                     13,838                            2,563          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                  13,884                            2,563          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   1199999 - States, Territories and Possessions -
                Issuer Obligations                         13,884                            2,563          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   1799996 - Total - States, Territories and
                Possessions Bonds United States            13,884                            2,563          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
                Possessions Bonds                          13,884                            2,563          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS,
ISSUER OBLIGATIONS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
59333R-BA-1   MIAMI-DADE CNTY FLA SCH D                     6,493                                             1      1,514
----------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                   6,493                                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   2599999 - Special Revenue - Issuer Obligations           6,493                                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   3199996 - Total - Special Revenue Bonds -
                United States                               6,493                                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                  6,493                                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
600000-00-4   SUNTRUST BKS INC                                             11,161                            1Z
828783-AJ-9   SIMON DEBARTOLO GROUP L P                       221           2,484              455            2      4,350
861123-8A-8   SSGA FDS                                     14,687             874                            1Z
----------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                  14,908          14,519              455          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer
                Obligations                                14,908          14,519              455          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   4599996 - Total - Industrial and Miscellaneous
                Bonds - United States                      14,908          14,519              455          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous
                Bonds                                      14,908          14,519              455          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                    35,285          14,519            3,018          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                 35,285          14,519            3,018          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
----------------------------------------------------------------------------------------------------------------------------
26188J-20-6   DREYFUS CASH MGMT                                                47                            1Z
261934-10-3   DREYFUS CASH MGMT PLUS IN                                                                      1Z
316175-20-7   FIDELITY INSTL MONEY MARKET PORTFOLIO                        22,590                            1Z
316175-40-5   FIDELITY INSTL DOMESTIC PORTFOLIO                                63                            1Z
60934N-20-3   FEDERATED PRIME OBLIG                        26,736                                            1Z
783965-20-5   SEI DAILY INCOME TR MONEY MARKET                                 60                            1Z
783965-40-3   SEI PRIME OBLIGATION                              6           2,143                            1Z
----------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds           26,742          24,903                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
----------------------------------------------------------------------------------------------------------------------------
700500-25-9   SUNTRUST PREMUIM MONEY MARKET                                 2,476                            1Z
----------------------------------------------------------------------------------------------------------------------------
   7999999 - Total - Other                                                  2,476                           XXX       XXX
----------------------------------------------------------------------------------------------------------------------------

                                       E15

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                              SCHEDULE DA - PART 1
      Showing all SHORT-TERM INVESTMENTS Owned December 31 of Current Year

--------------------------------------------------------------------------------------------------------------
      1                          2                         3               4            Interest          7
                                                                                     --------------
                                                                                        5       6



     CUSIP                                               Date                                  How    Maturity
Identification              Description                Acquired     Name of Vendor   Rate of   Paid     Date
--------------------------------------------------------------------------------------------------------------
   8099999  Totals
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
      1                          2                          8              9            10          11            12


                                                                                     Increase
                                                                        Increase    (Decrease)
                                                                       (Decrease)   by Foreign
     CUSIP                                             Book/Adjusted       by        Exchange
Identification              Description               Carrying Value   Adjustment   Adjustment   Par Value   Actual Cost
------------------------------------------------------------------------------------------------------------------------
   8099999  Totals                                    89,345,702/(a)/   (6,932)                     XXX       89,352,633
------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                          2                               Interest                     15            16         17
                                                      ------------------------------
                                                            13               14
                                                      Amount Due and
                                                      Accrued Dec. 31
                                                      of Current Year                                      NAIC    Effective
     CUSIP                                             on Bonds Not     Gross Amount   Paid for Accrued   Desig-    Rate of
Identification              Description                  in Default       Received         Interest       nation   Interest
----------------------------------------------------------------------------------------------------------------------------
   8099999  Totals                                        62,027           41,898            3,018          XXX       XXX
----------------------------------------------------------------------------------------------------------------------------

(a)  Includes $                        other than accrual of discount and
               -----------------------
     amortization of premium.

                                      E15.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                         Schedule DB - Part A Section 1
                                      NONE

                         Schedule DB - Part A Section 2
                                      NONE

                         Schedule DB - Part A Section 3
                                      NONE

                         Schedule DB - Part B Section 1
                                      NONE

                         Schedule DB - Part B Section 2
                                      NONE

                         Schedule DB - Part B Section 3
                                      NONE

                         Schedule DB - Part C Section 1
                                      NONE

                         Schedule DB - Part C Section 2
                                      NONE

                         Schedule DB - Part C Section 3
                                      NONE

                         Schedule DB - Part D Section 1
                                      NONE

                         Schedule DB - Part D Section 2
                                      NONE

--------------------------------------------------------------------------------

                          E16, E17, E18, E19, E20, E21

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

--------------------------------------------------------------------------------

                        Schedule DB - Part D - Section 3
                                      NONE

                        Schedule DB - Part E - Section 1
                                      NONE

--------------------------------------------------------------------------------

                                    E21, E22

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                                  SCHEDULE DM

For bonds and preferred stocks owned as of December 31, state the aggregate statement (admitted) value, the aggregate fair value, and the aggregate difference, if any, between them.

-----------------------------------------------------------------------------------
                                1                  2                     3
                                                               Excess of Statement
                                                             over Fair Value(-), or
                      Statement (Admitted)     Fair Value        Fair Value over
                             Value                (a)              Statement (+)
-----------------------------------------------------------------------------------
1. Bonds                  1,938,642,705      2,007,007,465           68,364,760

2. Preferred Stocks          43,259,403         41,344,292           (1,915,111)

3. Totals                 1,981,902,108      2,048,351,757           66,449,649
-----------------------------------------------------------------------------------

(a) Amortized or book values shall not be substituted for fair values. Describe the sources or methods utilized in determining the fair values.

Primary Source: FT Interactive Data for Municipal Bonds and Convertible Securities; Lehman Brothers for US Treasuries, Corporate and Mortgage Backed Investments.

Secondary Source: Reuters Fixed Income Services for high grade Corporate, US Government and Treasury investments; FT Interactive Date for Mortgage-Backed Securities.

                                      E23

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             SCHEDULE E - PART 1 - CASH

-----------------------------------------------------------------------------------------------------------------------------------
                                     1                                    2          3                 4                5        6
                                                                                 Amount of         Amount of
                                                                                  Interest          Interest
                                                                                  Received          Accrued
                                                                        Rate of    During        December 31 of
                               Depository                              Interest     Year          Current Year       Balance     *
-----------------------------------------------------------------------------------------------------------------------------------
First Union National Bank                  Philadelphia, Pennsylvania                                              (14,901,050)
IndyMac Bank                               Pasadena, California                                                      6,799,026
Mellon Bank                                Philadelphia, Pennsylvania                                                 (115,089)
PNC Bank                                   Philadelphia, Pennsylvania                                                  337,211
-----------------------------------------------------------------------------------------------------------------------------------
   0199998 Deposits in              2      depositories that do not
                                           exceed the
           allowable limit in an one depository (See Instructions)
          - open depositories                                             XXX                                            5,536  XXX

-----------------------------------------------------------------------------------------------------------------------------------
   0199999 Totals - Open Depositories                                     XXX                                       (8,548,786) XXX
-----------------------------------------------------------------------------------------------------------------------------------











-----------------------------------------------------------------------------------------------------------------------------------
   0399999 Total Cash on Deposit                                          XXX                                       (8,548,786) XXX
-----------------------------------------------------------------------------------------------------------------------------------
   0499999 Cash in Company's Office                                       XXX       XXX               XXX                1,500  XXX
-----------------------------------------------------------------------------------------------------------------------------------
   0599999 Total Cash                                                     XXX                                       (8,547,286) XXX
-----------------------------------------------------------------------------------------------------------------------------------

     TOTALS OF DEPOSITORY BALANCES ON THE LAST DAY OF EACH MONTH DURING THE
                                  CURRENT YEAR

------------------------------------------------------------------------------------------------------------
1. January    16,186,033   4. April   (24,322,098)  7. July          7,863,004   10. October     (6,203,294)
2. February     (801,219)  5. May     (29,165,093)  8. August      (22,917,682)  11. November   (29,107,688)
3. March       4,248,052   6. June      4,619,554   9. September      (964,718)  12. December    (8,548,786)
------------------------------------------------------------------------------------------------------------

                                      E24

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                       SCHEDULE E - PART 2 - SPECIAL DEPOSITS

-----------------------------------------------------------------------------------
     1                    2                                   3
Line Number             Type                       Description of Deposit
-----------------------------------------------------------------------------------

AR00001       B                         Cleveland OH Waterworks Rev
-----------------------------------------------------------------------------------
AR99999 -
-----------------------------------------------------------------------------------

CT00001       B                         Cleveland OH Waterworks Rev
-----------------------------------------------------------------------------------
CT99999 -
-----------------------------------------------------------------------------------

DE00001       B                         NY Hospital FHA Insd Mtg - Serv
-----------------------------------------------------------------------------------
DE99999 -
-----------------------------------------------------------------------------------

FL00001       B                         Anchorage Alaska
-----------------------------------------------------------------------------------
FL99999 -
-----------------------------------------------------------------------------------

GA00001       C                         Wachovia Money Market
-----------------------------------------------------------------------------------
GA99999 -
-----------------------------------------------------------------------------------
GU00001       B                         West Shore PA Area Hospital
-----------------------------------------------------------------------------------
GU99999 -
-----------------------------------------------------------------------------------

LA00001       B                         USTNS 5.5% Due 02/28/03
-----------------------------------------------------------------------------------
LA99999 -
-----------------------------------------------------------------------------------

MA00001       B                         Cleveland OH Waterworks Rev
-----------------------------------------------------------------------------------
MA99999 -
-----------------------------------------------------------------------------------

NM00001       B                         Cleveland OH Waterworks Rev
-----------------------------------------------------------------------------------
NM99999 -
-----------------------------------------------------------------------------------

NC00001       B                         North Carolina Eastern Municipal
-----------------------------------------------------------------------------------
NC99999 -
-----------------------------------------------------------------------------------

OR00001       B                         Cleveland OH Waterworks Rev

OR00002       B                         Oregon State Veterans Welfare Series 75
-----------------------------------------------------------------------------------
OR99999 -
-----------------------------------------------------------------------------------

PR00001       B                         Puerto Rico Commonwealth 6.50% Due 07/01/07
-----------------------------------------------------------------------------------
PR99999 -
-----------------------------------------------------------------------------------
XX99999 - Total - Not All Policyholders
-----------------------------------------------------------------------------------

PAOO001       B                         USTNS 5.625%

PAOO002       B                         USTNS 5.500%
-----------------------------------------------------------------------------------
PA99999 -
-----------------------------------------------------------------------------------
ZZ99999 - Total - All Policyholders
-----------------------------------------------------------------------------------














-----------------------------------------------------------------------------------
   9999999 Totals
-----------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
     1                    2                                                         4
Line Number             Type                                     Where Deposited and Purpose of Deposit
-------------------------------------------------------------------------------------------------------------------------------
                                        Little Rock, AR @ Regions Bank; Insurance Department; For protection of AR
AR00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
AR99999 -
-------------------------------------------------------------------------------------------------------------------------------
CT00001       B                         Boston, MA @ Fleet Bank; Treasurer's Office; For protection of CT policyholders
-------------------------------------------------------------------------------------------------------------------------------
CT99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Wilmington, DE @ Wilmington Trust; Insurance Department; For protection of DE
DE00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
DE99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Jacksonville, FL @ First Union National Bank; Department of Insurance and Treasurer;
FL00001       B                         For protection of FL policyholders
-------------------------------------------------------------------------------------------------------------------------------
FL99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Winston-Salem, NC @ Wachovia Bank; Office of the Commissioner of Insurance; For
GA00001       C                         protection of GA policyholders
-------------------------------------------------------------------------------------------------------------------------------
GA99999 -
-------------------------------------------------------------------------------------------------------------------------------
GU00001       B                         Guam; Insurance Commissioner; For protection of GU policyholders
-------------------------------------------------------------------------------------------------------------------------------
GU99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Baton Rouge, LA @ Hancock Bank; Insurance Department; For protection of LA
LA00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
LA99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Boston, MA @ Fleet National Bank; Insurance Department; For protection of MA
MA00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
MA99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Albuquerque, NM @ Banker's Trust; Department of Insurance; For protection of NM
NM00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
NM99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Winston-Salem @ Wachovia Bank; Department of Insurance; For protection of NC
NC00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
NC99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        Portland, OR @ US Bank; Department of Insurance and Finance; For protection of OR
OR00001       B                         policyholders
                                        Portland, OR @ US Bank; Department of Insurance and Finance; For protection of OR
OR00002       B                         policy holders
-------------------------------------------------------------------------------------------------------------------------------
OR99999 -
-------------------------------------------------------------------------------------------------------------------------------
                                        San Juan, PR @ US Bank; Department of Insurance and Finance; For protection of PR
PR00001       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
PR99999 -
-------------------------------------------------------------------------------------------------------------------------------
XX99999 - Total - Not All Policyholders
-------------------------------------------------------------------------------------------------------------------------------
                                        Philadelphia, PA @ Mellon Bank; State Treasury Department; For protection of all
PA00001       B                         policyholders
                                        Philadelphia, PA @ Mellon Bank; State Treasury Department; For protection of all
PA00002       B                         policyholders
-------------------------------------------------------------------------------------------------------------------------------
PA99999 -
-------------------------------------------------------------------------------------------------------------------------------
ZZ99999 - Total - All Policyholders
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
     1                    2                    5                    6                 7
Line Number             Type            Par or Book Value   Statement Value (a)   Fair Value
--------------------------------------------------------------------------------------------

AR00001       B                                55,000                 55,606          55,606
--------------------------------------------------------------------------------------------
AR99999 -                                      55,000                 55,606          55,606
--------------------------------------------------------------------------------------------
CT00001       B                               315,000                318,470         318,470
--------------------------------------------------------------------------------------------
CT99999 -                                     315,000                318,470         318,470
--------------------------------------------------------------------------------------------

DE00001       B                               110,000                111,541         123,878
--------------------------------------------------------------------------------------------
DE99999 -                                     110,000                111,541         123,878
--------------------------------------------------------------------------------------------

FL00001       B                                90,000                 89,823          89,823
--------------------------------------------------------------------------------------------
FL99999 -                                      90,000                 89,823          89,823
--------------------------------------------------------------------------------------------

GA00001       C                                35,000                 35,000          35,000
--------------------------------------------------------------------------------------------
GA99999 -                                      35,000                 35,000          35,000
--------------------------------------------------------------------------------------------
GU00001       B                                50,000                 50 000          50,000
--------------------------------------------------------------------------------------------
GU99999 -                                      50,000                 50,000          50,000
--------------------------------------------------------------------------------------------

LA00001       B                                75,000                 75,059          75,516
--------------------------------------------------------------------------------------------
LA99999 -                                      75,000                 75,059          75,516
--------------------------------------------------------------------------------------------

MA00001       B                               310,000                313,415         313,415
--------------------------------------------------------------------------------------------
MA99999 -                                     310,000                313,415         313,415
--------------------------------------------------------------------------------------------

NM00001       B                               110,000                111,212         111,212
--------------------------------------------------------------------------------------------
NM99999 -                                     110,000                111,212         111,212
--------------------------------------------------------------------------------------------

NC00001       B                               180,000                178,794         178,794
--------------------------------------------------------------------------------------------
NC99999 -                                     180,000                178,794         178,794
--------------------------------------------------------------------------------------------

OR00001       B                                10,000                 10,110          10,110

OR00002       B                               515,000                515,000         571,794
--------------------------------------------------------------------------------------------
OR99999 -                                     525,000                525,110         581,904
--------------------------------------------------------------------------------------------

PR00001       B                               500,000                535,077         535,077
--------------------------------------------------------------------------------------------
PR99999 -                                     500,000                535,077         535,077
--------------------------------------------------------------------------------------------
XX99999 - Total - Not All Policyholders     2,355,000              2,399,107       2,468,695
--------------------------------------------------------------------------------------------

PA00001       B                               185,000                185,000         185,000

PA00002       B                             1,395,000              1,396,102       1,404,598
--------------------------------------------------------------------------------------------
PA99999 -                                   1,580,000              1,581,102       1,589,598
--------------------------------------------------------------------------------------------
ZZ99999 - Total - All Policyholders         1,580,000              1,581,102       1,589,598
--------------------------------------------------------------------------------------------














--------------------------------------------------------------------------------------------
9999999 Totals                              3,935,000              3,980,209       4,058,293
--------------------------------------------------------------------------------------------

(a)  Including $                 cash and short-term investments as defined in
                ----------------
     SSAP No. 2 of the NAIC Accounting Practices and Procedures Manual.

                                      E25

                                                                       [GRAPHIC]

PROPERTY AND CASUALTY COMPANIES--ASSOCIATION EDITION

                                ANNUAL STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                       OF THE CONDITION AND AFFAIRS OF THE

                           RADIAN ASSET ASSURANCE INC.
================================================================================

NAIC Group Code       0766           0766      NAIC Company Code 36250 Employer's ID Number 22-2712977
                (Current Period) (Prior Period)

Organized under the Laws of New York, State of Domicile or Port of Entry New York

Country of Domicile United States of America

Incorporated 12/31/1985 Commenced Business 04/14/1986

Statutory Home Office 335 Madison Avenue,        New York, NY 10017-4605
                      (Street and Number)   (City or Town, State and Zip Code)

Main Administrative Office                             335 Madison Avenue
                                                      (Street and Number)

      New York, NY 10017-4605                               212-983-5859
(City or Town, State and Zip Code)                 (Area Code)(Telephone Number)

Mail Address          335 Madison Avenue,           New York, NY 10017-4605
             (Street and Number or P.O. Box)  (City or Town, State and Zip Code)

Primary Location of Books and Records  335 Madison Avenue
                                      (Street and Number)

       New York, NY 10017-4605                             212-983-5859-207
(City or Town, State and Zip Code)                (Area Code) (Telephone Number)

Internet Website Address www.radiangroupinc.com

Statement Contact  Patrick Rossi Jr                212-983-5859-207
                        (Name)       (Area Code) (Telephone Number) (Extension)

insurancecompliance@radiangroupinc.com                              212-682-5377
            (E-mail Address)                                        (Fax Number)

Policyowner Relations Contact  335 Madison Avenue
                               (Street and Number)

    New York, NY 10017-4605                     212-983-5859-283
(City or Town, State and Zip Code)  (Area Code) (Telephone Number) (Extension)

                                    OFFICERS

President Martin Alexander Kamarck   SVP/Secretary David Joseph Beidler
Treasurer Terry Lee Latimer
                                 VICE PRESIDENTS

David Skinner Bigelow IV     Edward McCrossin Bowers      Sally Bennett Campbell
 John Christopher DeLuca       Bret Steven Derman          Bonita Zeese Dorland
    Carl Robert Quint            Patrick Rossi Jr          William Mark Russell
  Jeffrey Carl Salton          Howard Seth Yaruss

                              DIRECTORS OR TRUSTEES

  David Joseph Beidler      David Skinner Bigelow IV     Edward McCrossin Bowers
 Sally Bennett Campbell      John Christopher DeLuca       Bret Steven Derman
  Bonita Zeese Dorland         Frank Peter Filipps      Martin Alexander Kamarck
   Carl Robert Quint #          Patrick Rossi Jr           William Mark Russell
  Jeffrey Carl Salton          Howard Seth Yaruss

State of New York   )
                    ) SS
County of New York  )

The officers of this reporting entity, being duly sworn, each depose and say that they are the described officers of said reporting entity, and that on the reporting period stated above, all of the herein described assets were the absolute property of the said reporting entity, free and clear from any liens or claims thereon, except as herein stated, and that this statement, together with related exhibits, schedules and explanations therein contained, annexed or referred to, is a full and true statement of all the assets and liabilities and of the condition and affairs of the said reporting entity as of the reporting period stated above, and of its income and deductions therefrom for the period ended, and have been completed in accordance with the NAIC Annual Statement Instructions and Accounting Practices and Procedures manual except to the extent that: (1) state law may differ; or, (2) that state rules or regulations require differences in reporting not related to accounting practices and procedures, according to the best of their information, knowledge and belief, respectively.



------------------------   -------------------------------   ---------------------
Martin Alexander Kamarck        David Joseph Beidler            Patrick Rossi Jr
        President          Senior Vice President/Secretary   Senior Vice President

Subscribed and sworn to before me this                 a. Is this an original filing?   Yes [X] No [ ]
25th day of February, 2003                             b. If no,
                                                       1. State the amendment number
                                                                                        -----------
                                                       2. Date filed
                                                                                        -----------
                                                       3. Number of pages attached
-----------------------------------                                                     -----------

Merill H. Resnick
Notary Public, State of New York
No. 01RE4840513
Qualified in Westchester County
Commission Expires May 31, 2003

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                                     ASSETS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                        Current Year                     Prior Year
                                                                      --------------------------------------------------------------
                                                                          1              2                  3                4
                                                                                    Nonadmitted   Net Admitted Assets   Net Admitted
                                                                        Assets         Assets        (Cols. 1 - 2)         Assets
------------------------------------------------------------------------------------------------------------------------------------
   1. Bonds                                                           550,511,699                     550,511,699        308,964,332
   2. Stocks:
      2.1  Preferred stocks (Schedule D, Part 2, Section 1)            24,584,908                      24,584,908         15,975,148
      2.2  Common stocks (Schedule D, Part 2, Section 2)                1,156,247                       1,156,247          1,108,822
   3. Mortgage loans on real estate (Schedule B):
      3.1  First liens
      3.2  Other than first liens
   4. Real estate (Schedule A):
      4.1  Properties occupied by the company
              (less $           encumbrances)
                     ----------
      4.2  Properties held for the production of income
              (less $           encumbrances)
                     ----------
      4.3  Properties held for sale (less $        encumbrances)
                                           -------
   5. Cash ($7,048,341 Schedule E, Part 1) and
         short-term investments($39,052,062 Schedule DA, Part 2)       46,100,403                      46,100,403         34,181,977
   6. Other invested assets (Schedule BA)
   7. Receivable for securities                                           149,000                         149,000
   8. Aggregate write-ins for invested assets
                                                                      --------------------------------------------------------------
   9. Subtotals, cash and invested assets (Lines 1 to 8)              622,502,257                     622,502,257        360,230,279
  10. Agents' balances or uncollected premiums:
      10.1 Premiums and agents' balances in course of collection       22,465,156        15,670        22,449,487         14,497,791
      10.2 Premiums agents' balances and installments
              booked but deffered and not yet due (including
              $             earned but unbilled premiums)
               ------------
      10.3 Accrued retrospective premiums
  11. Funds held by or deposited with reinsured companies               1,863,223                       1,863,223          1,101,102
  12. Bills receivable, taken for premiums
  13. Amounts receivable under high deductible policies
  14. Reinsurance recoverables on loss and loss
         adjustment expense payments (Schedule F, Part 3,
         Cols. 7 and 8)                                                   734,151                         734,151            169,547
  15. Federal and foreign income tax recoverable
      and interest theron (including $1,531,160 net deferred
      tax asset)                                                       24,810,472    23,279,312         1,531,160             30,298
  16. Guaranty funds receivable or on deposit
  17. Electronic data processing equipment and software
  18. Interest, dividends and real estate income due and accrued        6,918,739                       6,918,739          3,872,818
  19. Net adjustments in assets and liabilities due to
         foreign exchange rates
  20. Receivable from parent, subsidiaries and affiliates                                                                    187,026
  21. Amount due from/to protected cells
  22. Equities and deposits in pools and associations                   1,383,615                       1,383,615          1,412,403
  23. Amounts receivable relating to uninsured accident
         and health plans
  24. Other assets nonadmitted (Exhibit 1)
  25. Aggregate write-ins for other than invested assets                1,323,608     1,323,608
                                                                      --------------------------------------------------------------
  26. Total assets excluding protected cells assets (Lines 9
         through 25)                                                  682,001,222    24,618,590       657,382,632        381,501,264
  27. Protected cells assets
  28. TOTALS (Lines 26 and 27)                                        682,001,222    24,618,590       657,382,632        381,501,264
------------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0801.
0802.
0803.
0898. Summary of remaining write-ins for Line 8 from overflow page
0899. Totals (Lines 0801 thru 0803 plus 0898)(Line 8 above)
------------------------------------------------------------------------------------------------------------------------------------
2501. Intangibles                                                         666,359       666,359
2502. Prepaid expenses                                                    645,349       645,349
2503. Receivables - other                                                  11,900        11,900
2598. Summary of remaining write-ins for Line 25 from
         overflow page
2599. Totals (Lines 2501 thru 2503 plus 2598)(Line 25 above)            1,323,608     1,323,608
------------------------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                      LIABILITIES, SURPLUS AND OTHER FUNDS

----------------------------------------------------------------------------------------------------------
                                                                                     1             2
                                                                                Current Year   Prior Year
----------------------------------------------------------------------------------------------------------
  1.  Losses (Part 2A, Line 34, Column 8)                                         49,635,498    37,616,491
  2.  Reinsurance payable on paid loss and loss adjustment expenses
         (Schedule F, Part 1, Column 6)                                            4,842,808     5,325,029
  3.  Loss adjustment expenses (Part 2A, Line 34, Column 9)                          817,413       531,607
  4.  Commissions payable, contingent commissions and other similar charges            3,253        12,814
  5.  Other expenses (excluding taxes, licenses and fees)                            526,368       232,958
  6.  Taxes, licenses and fees (excluding federal and foreign income taxes)        1,950,279     1,266,269
  7.  Federal and foreign income taxes (including $ 123,031 on realized
         capital gains (losses))(including $            net deferred tax
                                            -----------
         liability)                                                                5,360,309
  8.   Borrowed money $             and interest thereon $
                        -----------                        ----------------
  9.  Unearned premiums (Part 1A, Line 37, Column 5) (after deducting unearned premiums for ceded reinsurance of $20,554,146 and
         including warranty reserves of $       )                                233,700,716   156,935,231
                                         -------
  10. Advance premiums
  11. Dividends declared and unpaid:
      11.1 Stockholders
      11.2 Policyholders
  12. Ceded reinsurance premiums payable (net of ceding commissions)               2,670,081     4,209,602
  13. Funds held by company under reinsurance treaties (Schedule F, Part 3,
         Column 19)
  14. Amounts withheld or retained by company for account of others
  15. Remittances and items not allocated
  16. Provision for reinsurance (Schedule F, Part 7)                                 284,110       288,000
  17. Net adjustments in assets and liabilities due to foreign exchange rates
  18. Drafts outstanding
  19. Payable to parent, subsidiaries and affiliates                               2,200,040     5,287,097
  20. Payable for securities                                                       6,660,243
  21. Liability for amounts held under uninsured accident and health plans
  22. Capital Notes $         and interest thereon $
                     --------                       -------
  23. Aggregate write-ins for liabilities                                         39,272,402    36,665,188
                                                                                 -----------   -----------
  24. Total liablilities excluding protected cell liabilities (Lines 1
         through 23)                                                             347,923,517   248,370,286
                                                                                 -----------   -----------
  25. Protected cell liabilities
  26. Total liabilities (Lines 24 and 25)                                        347,923,517   248,370,286
  27. Aggregate write-ins for special surplus funds
  28. Common capital stock                                                        15,000,000    15,000,000
  29. Preferred capital stock
  30. Aggregate write-ins for other than special surplus funds
  31. Surplus notes
  32. Gross paid in and contributed surplus                                      229,077,004    79,077,000
  33. Unassigned funds (surplus)                                                  65,382,111    39,053,978
  34. Less treasury stock, at cost:
      34.1               shares common (value included in Line 28 $      )
           --------------                                          ------
      34.2               shares preferred (value included in Line 29 $      )
           --------------                                             ------
                                                                                 -----------   -----------
  35. Surplus as regards policyholders (Lines 27 to 33, less 34) (Page 4,
         Line 38)                                                                309,459,115   133,130,978
  36. TOTALS (Page 2, Line 28, Col. 3)                                           657,382,632   381,501,264
----------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
2301. Contingency reserve                                                         39,272,402    36,665,188
2302.
2303.
2398. Summary of remaining write-ins for Line 23 from overflow page
2399. Totals (Lines 2301 thru 2303 plus 2398)(Line 23 above)                      39,272,402    36,665,188
----------------------------------------------------------------------------------------------------------
2701.
2702.
2703.
2798. Summary of remaining write-ins for Line 27 from overflow page
2799. Totals (Lines 2701 thru 2703 plus 2798)(Line 27 above)
----------------------------------------------------------------------------------------------------------
3001.
3002.
3003.
3098. Summary of remaining write-ins for Line 30 from overflow page
3099. Totals (Lines 3001 thru 3003 plus 3098)(Line 30 above)
----------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

             UNDERWRITING AND INVESTMENT EXHIBIT STATEMENT OF INCOME

----------------------------------------------------------------------------------------------------------
                                                                                     1             2
                                                                                Current Year   Prior Year
----------------------------------------------------------------------------------------------------------
      UNDERWRITING INCOME                                                         94,148,092    48,976,287
   1. Premiums earned (Part 1, Line 34, Column 4)

      DEDUCTIONS

   2. Losses incurred (Part 2, Line 34, Column 7)                                 30,328,391    24,750,751
   3. Loss expenses incurred (Part 3, Line 25, Column 1)                           1,822,246       884,492
   4. Other underwriting expenses incurred (Part 3, Line 25, Column 2)            44,190,898    30,710,684
   5. Aggregate write-ins for underwriting deductions
                                                                                 -----------   -----------
   6. Total underwriting deductions (Lines 2 through 5)                           76,341,535    56,345,927
                                                                                 -----------   -----------
   7. Net income of protected cells
   8. Net underwriting gain or (loss) (Line 1 minus Line 6 plus Line 7)           17,806,558    (7,369,640)

      INVESTMENT INCOME

   9. Net investment income earned (Exhibit of Net Investment Income,
         Line 17)                                                                 24,989,848    16,064,127
  10. Net realized capital gains or (losses) (Exhibit of Capital Gains
         (Lossess))                                                                2,204,912     3,785,461
                                                                                 -----------   -----------
  11. Net investment gain or (loss) (Lines 9 + 10)                                27,194,760    19,849,588

      OTHER INCOME

  12. Net gain or (loss) from agents' or premium balances charged off (amount
         recovered $                amount charged off $               )
                    ---------------                     ---------------
  13. Finance and service charges not included in premiums
  14. Aggregate write-ins for miscellaneous income                                   594,141     2,870,385
                                                                                 -----------   -----------
  15. Total other income (Lines 12 through 14)                                       594,141     2,870,385
                                                                                 -----------   -----------
  16. Net income before dividends to policyholders and before federal and
         foreign income taxes (Line 8 + 11 + 15)                                  45,595,459    15,350,333
  17. Dividends to policyholders
                                                                                 -----------   -----------
  18. Net income, after dividends to policyholders but before federal and
         foreign income taxes (Line 16 minus Line 17)                              4,595,459    15,350,333
  19. Federal and foreign income taxes incurred                                   12,225,532     4,747,772
                                                                                 -----------   -----------
  20. Net income (Line 18 minus Line 19) (to Line 22)                             33,369,926    10,602,561
                                                                                 -----------   -----------

      CAPITAL AND SURPLUS ACCOUNT

  21. Surplus as regards policyholders, December 31 prior year (Page 4,
         Line 38, Column 2)                                                      133,130,978   105,824,986
                                                                                 -----------   -----------
      GAINS AND (LOSSES) IN SURPLUS

  22. Net income (from Line 20)                                                   33,369,926    10,602,561
  23. Net unrealized capital gains or (losses)                                    (2,192,791)      101,683
  24. Change in net unrealized foreign exhange capital gain (loss)                 1,359,724       (92,067)
  25. Change in net deferred income tax                                           23,161,900
  26. Change in nonadmitted assets (Exhibit 1, Line 5, Col. 3)                   (23,644,371)       17,630
  27. Change in provision for reinsurance (Page 3, Line 16, Column 2
         minus Column 1)                                                               3,890        86,000
  28. Change in surplus notes
  29. Surplus (contributed to) withdrawn from protected cells
  30. Cumulative effect of changes in accounting principles                        1,648,572
  31. Capital changes:
      31.1. Paid in
      31.2. Transferred from surplus (Stock Dividend)
      31.3. Transferred to surplus
  32. Surplus adjustments:
      32.1. Paid in                                                              150,000,004    25,000,000
      32.2. Transferred to capital (Stock Dividend)
      32.3. Transferred from capital
  33. Net remittances from or (to) Home Office
  34. Dividends to stockholders (cash)                                                          (5,000,000)
  35. Change in treasury stock (Page 3, Lines 34.1 and 34.2, Column 2 minus
         Column 1)
  36. Aggregate write-ins for gains and losses in surplus                         (7,378,718)   (3,409,815)
                                                                                 -----------   -----------
  37. Change in surplus as regards policyholders for the year (Lines 22
         through 36)                                                             176,328,137    27,305,992
                                                                                 -----------   -----------
  38. Surplus as regards policyholders, December 31 current year (Line 21
         plus Line 37) (Page 3, Line 35)                                         309,459,115   133,130,978
----------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0501.
0502.
0503.
0598. Summary of remaining write-ins for Line 5 from overflow page
0599. Totals (Lines 0501 thru 0503 plus 0598)(Line 5 above)
----------------------------------------------------------------------------------------------------------
1401. Advisory fee                                                                   380,750     1,493,531
1402. Foreign exchange gain (loss)                                                   110,173       (39,685)
1403. Interest income                                                                 80,028       101,964
1498. Summary of remaining write-ins for Line 14 from overflow page                   23,190     1,314,575
1499. Totals (Lines 1401 thru 1403 plus 1498)(Line 14 above)                         594,141     2,870,385
----------------------------------------------------------------------------------------------------------
3601. Contingency reserve                                                         (2,607,214)   (7,100,415)
3602. (Charge) benefit of tax and loss bonds                                      (4,771,504)    3,690,600
3603.
3698. Summary of remaining write-ins for Line 36 from overflow page
3699. Totals (Lines 3601 thru 3603 plus 3698)(Line 36 above)                      (7,378,718)   (3,409,815)
----------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                                    CASH FLOW

------------------------------------------------------------------------------------------------------------------------
                                                                                                    1            2
                                                                                              Current Year    Prior Year
------------------------------------------------------------------------------------------------------------------------
                              Cash from Operations
1.    Premiums collected net of reinsurance                                                  162,946,211      64,914,694
2.    Loss and loss adjustment expenses paid (net of salvage and subrogation)                 20,892,649      14,118,159
3.    Underwriting expenses paid                                                              43,223,039      29,974,219
4.    Other underwriting income (expenses)                                                         6,186          (6,186)
                                                                                             ---------------------------
5.    Cash from underwriting (Line 1 minus Line 2 minus Line 3 plus Line 4)                   98,836,709      20,816,130
6.    Net investment income                                                                   20,032,869      16,116,749
7.    Other income (expenses):
      7.1 Agents' balances charged off
      7.2 Net funds held under reinsurance treaties                                             (762,121)     32,288,939
      7.3 Net amount withheld or retained for account of others
      7.4 Aggregate write-ins for miscellaneous items                                            622,929       2,865,269
                                                                                             ---------------------------
      7.5 Total other income (Lines 7.1 to 7.4)                                                 (139,192)     35,154,208
8.    Dividends to policyholders on direct business, less $            dividends on
                                                            ----------
      reinsurance assumed or ceded (net)
9.    Federal and foreign income taxes (paid) recovered                                      (11,606,429)        946,053
                                                                                             ---------------------------
10.   Net cash from operations (Line 5 plus Line 6 plus Line 7.5 minus Line 8 plus Line 9)   107,123,957      73,033,140

                             Cash from investment

11.   Proceeds from investments sold, matured or repaid:
      11.1 Bonds                                                                             293,507,253     159,760,221
      11.2 Stocks                                                                             17,402,425       2,664,371
      11.3 Mortgage loans
      11.4 Real estate
      11.5 Other invested assets
      11.6 Net gains or (losses) on cash and short-term investments                              (66,419)
      11.7 Miscellaneous proceeds                                                              6,660,244
                                                                                             ---------------------------
      11.8 Total investment proceeds (Lines 11.1 to 11.7)                                    317,503,503     162,424,592
12.   Cost of investments acquired (long-term only):
      12.1 Bonds                                                                             529,070,546     212,307,524
      12.2 Stocks                                                                             29,332,191      18,949,501
      12.3 Mortgage loans
      12.4 Real estate
      12.5 Other invested assets
      12.6 Miscellaneous applications                                                            159,759       5,949,883
                                                                                             ---------------------------
      12.7 Total investments acquired (Lines 12.1 to 12.6)                                   558,562,496     237,206,908
                                                                                             ---------------------------
13.   Net Cash from investments (Line 11.8 minus Line 12.7)                                  241,058,993      74,782,316
                                                                                             ---------------------------
                 Cash from Financing and Miscellaneous Sources

14.   Cash provided:
      14.1 Surplus notes, capital and surplus paid in                                        150,000,004      25,000,000
      14.2 Capital notes $            less amounts repaid $
                           ----------                       -------
      14.3 Net transfers from affiliates
      14.4 Borrowed funds received
      14.5 Other cash provided                                                                   697,762       4,877,858
                                                                                             ---------------------------
      14.6 Total (Lines 14.1 to 14.5)                                                        150,697,766      29,877,858
15.   Cash applied:
      15.1 Dividends to stockholders paid                                                                      5,000,000
      15.2 Net transfers to affiliates                                                         2,900,031      14,204,715
      15.3 Borrowed funds repaid
      15.4 Other applications                                                                  1,944,277          85,050
                                                                                             ---------------------------
      15.5 Total (Lines 15.1 to 15.4)                                                          4,844,308      19,289,765
                                                                                             ---------------------------
16.   Net cash from financing and miscellaneous sources (Line 14.6 minus Line 15.5)          145,853,458      10,588,093
                                                                                             ---------------------------
               RECONCILIATION OF CASH AND SHORT-TERM INVESTMENTS

17.   Net change in cash and short-term investments (Line 10, plus Line 13, plus Line 16)     11,918,422       8,838,917
18.   Cash and short-term investments:
      18.1 Begining of year                                                                   34,181,981      25,343,064
      18.2 End of year (Line 17 plus Line 18.1)                                               46,100,403      34,181,981
------------------------------------------------------------------------------------------------------------------------
       DETAILS OF WRITE-INS
07.401 Miscellaneous income                                                                       594,141      2,870,385
07.402 Equities & deposits in pools as associations                                                28,788         (5,116)
07.403
07.498 Summary of remaining write-ins for Line 7.4 from overflow page
07.499 Totals (Lines 07.401 plus 07.498)(Line 7.4 above)                                          622,929      2,865,269
-------------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                            PART 1 - PREMIUMS EARNED

------------------------------------------------------------------------------------------------------
                                                                        1                2

                                                                  Net Premiums   Unearned Premiums
                                                                   Written per   Dec.31 Prior Year-
                                                                    Column 6,     per Col. 3, Last
                     Lines of Business                               Part 1B       Year's Part 2
------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty                                       123,892,423      146,624,395
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surely                                                    11,207,895        2,131,347
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit                                                    35,813,259        8,179,489
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
                                                                  ------------------------------------
34.       TOTALS                                                   170,913,577      156,935,231
------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398)(Line
             33 above)
------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                        3                 4
                                                                    Unearned
                                                                    Premiums          Premiums
                                                                  Dec. 31 Current       Earned
                                                                     Year-per        During Year
                     Lines of Business                            Col. 5 Part 1A    (Cols. 1+2-3)
-------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty                                        209,536,062       60,980,756
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surely                                                      3,918,511        9,420,731
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit                                                    20,246,143       23,746,605
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
                                                                  -------------------------------
34.       TOTALS                                                   233,700,716       94,148,092
-------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398)(Line
             33 above)
-------------------------------------------------------------------------------------------------

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                      UNDERWRITING AND INVESTMENT EXHIBIT

                    PART 1A - RECAPITULATION OF ALL PREMIUMS
       (a) Gross premiums (less reinsurance) and unearned premiums on all unexpired risks and reserve for return premiums under rate credit or retrospective rating plans based upon experience, viz:

------------------------------------------------------------------------------------------------------------------------------
                                                                           1                    2                   3
                                                                    Amount Unearned       Amount Unearned
                                                                  (Running One Year or   (Running More Than
                                                                   Less from Date of     One Year form Date       Earned
                                                                        Policy)             of Policy)              but
                   Line  of Business                                     (b)                   (b)            unbilled Premium
------------------------------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty                                       6,222,267               203,313,795
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto Physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety                                                   2,033,618                 1,884,893
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit                                                  14,221,510                 6,024,633
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
34.       TOTALS                                                  22,477,395               211,223,321
------------------------------------------------------------------------------------------------------------------------------
35.       Accured retrospective premiums based on experience
36.       Earned but unbilled premiums
37.       Balance (Sum of Line 34 through 36)
------------------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398) (Line
             33 above)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                                                       4                5


                                                                  Reserve for Rate
                                                                    Credits and       Total Reserve
                                                                   Retrospective           for
                                                                    Adjustments      Unearned Premiums
                                                                      Based on           Cols.
                   Lines of Business                                 Experience      1 + 2 + 3 + 4
------------------------------------------------------------------------------------------------------
1.        Fire
2.        Allied lines
3.        Farmowners multiple peril
4.        Homeowners multiple peril
5.        Commercial multiple peril
6.        Mortgage guaranty
8.        Ocean marine
9.        Inland marine
10.       Financial guaranty                                                          209,536,062
11.1      Medical malpractice - occurrence
11.2      Medical malpractice - claims-made
12.       Earthquake
13.       Group accident and health
14.       Credit accident and health (group and individual)
15.       Other accident and health
16.       Workers' compensation
17.1      Other liability - occurrence
17.2      Other liability - claims-made
18.1      Products liability - occurrence
18.2      Products liability - claims-made
19.1,19.2 Private passenger auto liability
19.3,19.4 Commercial auto liability
21.       Auto Physical damage
22.       Aircraft (all perils)
23.       Fidelity
24.       Surety                                                                        3,918,511
26.       Burglary and theft
27.       Boiler and machinery
28.       Credit                                                                       20,246,143
29.       International
30.       Reinsurance - Nonproportional Assumed Property
31.       Reinsurance - Nonproportional Assumed Liability
32.       Reinsurance - Nonproportional Assumed Financial Lines
33.       Aggregate write-ins for other lines of business
34.       TOTALS                                                                      233,700,716
------------------------------------------------------------------------------------------------------
35.       Accured retrospective premiums based on experience
36.       Earned but unbilled premiums
37.       Balance (Sum of Line 34 through 36)                                         233,700,716
------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303 plus 3398)(Line
             33 above)
------------------------------------------------------------------------------------------------------

(a) By gross premiums is meant the aggregate of all the premiums written in the policies or renewals in force.

    Are they so returned in this statement? Yes [X] No [ ]

(b) State here basis of computation used in each case. Premiums are earned on
                                                       Financial Guaranty in
                                                       proportion to payments of
                                                       principal and interest
                                                       and on pro-rata basis for
                                                       other lines of business

     ANNUAL STATEMENT FOR THE YEAR 2002 FOR THE RADIAN ASSET ASSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                           PART 1B - PREMIUMS WRITTEN

   Gross Premiums (Less Return Premiums), Including Policy and Membership Fees
                         Written and Renewed During Year

---------------------------------------------------------------------------------------------------------------------------------
                                                   1           Reinsurance Assumed          Reinsurance Ceded             6
                                                           ---------------------------  --------------------------
                                                 Direct         2             3             4             5         Net Premiums
                                                Business      From          From           To            To         Written Cols.
               Line of Business                    (a)      Affiliates  Non-Affiliates  Affiliates  Non-Affiliates     1+2+3-4-5
---------------------------------------------------------------------------------------------------------------------------------
1.         Fire
2.         Allied lines
3.         Farmowners multiple peril
4.         Homeowners multiple peril
5.         Commercial multiple peril
6.         Mortgage guaranty
8.         Ocean marine
9.         Inland marine
10.        Financial guaranty                 128,092,802  14,870,463     2,617,795    16,240,514     5,448,123      123,892,423
11.1       Medical malpractice - occurance
11.2       Medical malpractice - claims-made
12.        Earthquake
13.        Group accident and health
14.        Credit accident and health
              (group and individual)
15.        Other accident and health
16.        Workers' compensation
17.1       Other liability - occurrence
17.2       Other liability - claims-made
18.1       Products liability - occurrence
18.2       Products liability - claims-made
19.1, 19.2 Private passenger auto liability
19.3, 19.4 Commercial auto liability
21.        Auto physical damage
22.        Aircraft (all perils)
23.        Fidelity
24.        Surety                               4,328,159      14,761     7,641,248       171,546       604,728       11,207,895
26.        Burglary and theft
27.        Boiler and machinery
28.        Credit                                           3,604,801    34,360,233                   2,151,775       35,813,259
29.        International
30.        Reinsurance - Nonproportional
              Assumed Property                    XXX
31.        Reinsurance - Nonproportional
              Assumed Liability                   XXX
32.        Reinsurance - Nonproportional
              Assumed Financial Lines             XXX
33.        Aggregate write-ins for other
              lines of business
                                              -----------------------------------------------------------------------------------
34.        TOTALS                             132,420,961  18,490,025    44,619,277    16,412,060     8,204,626      170,913,577
---------------------------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398)(Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a) Does the company's direct premiums written include premiums recorded on an installment basis? Yes[X] No [ ]

     If yes: 1. The amount of such installment premiums $42,369,183

             2. Amount at which such installment premiums would have been reported had they been reported on an annualized basis
                $63,018,825

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                        PART 2 - LOSSES PAID AND INCURRED

-----------------------------------------------------------------------------------------------
                                                           Losses Paid Less Salvage
                                              -------------------------------------------------
                                                  1          2            3             4
                                               Direct   Reinsurance  Reinsurance   Net Payments
               Line of Business               Business    Assumed     Recovered   (Cols. 1+2-3)
-----------------------------------------------------------------------------------------------
1.         Fire
2.         Allied Lines
3.         Farmowners multiple peril
4.         Homeowners multiple peril
5.         Commercial multiple peril
6.         Mortgage guaranty
8.         Ocean marine
9.         Inland marine
10.        Financial guaranty                               112,579                    112,579
11.1       Medical malpractice - occurence
11.2       Medical malpractice - claims-made
12.        Earthquake
13.        Group accident and health
14.        Credit accident and health (group
              and individual)
15.        Other accident and health
16.        Workers' compensation
17.1       Other liability - occurrence
17.2       Other liability - claims-made
18.1       Products liability - occurrence
18.2       Products liability - claims-made
19.1, 19.2 Private passenger auto liability
19.3, 19.4 Commercial auto liability
21.        Auto physical damage
22.        Aircraft (all perils)
23.        Fidelity
24.        Surety                                         3,864,842   1,648,313      2,216,529
26.        Burglary and theft
27.        Boiler and machinery
28.        Credit                                        15,980,268                 15,980,268
29.        International
30.        Reinsurance - Nonproportional
              Assumed Property                   XXX
31.        Reinsurance - Nonproportional
              Assumed Liability                  XXX
32.        Reinsurance - Nonproportional
              Assumed Financial Lines            XXX
33.        Aggregate write-ins for other
              lines of business
                                              -------------------------------------------------
34.        TOTALS                                        19,957,689   1,648,313     18,309,376
-----------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
-----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                      5                6               7                   8
                                                                                                 Percentage of Losses
                                                  Net Losses                                           Incurred
                                                    Unpaid         Net Losses   Losses incurred    (Col. 7, Part 2)
                                                 Current Year        Unpaid       Current Year    to Premiums Earned
               Line of Business               (Part 2A, Col. 8)  Previous Year   (Cols. 4+5-6)     (Col. 4, Part 1)
---------------------------------------------------------------------------------------------------------------------
1.         Fire
2.         Allied Lines
3.         Farmowners multiple peril
4.         Homeowners multiple peril
5.         Commercial multiple peril
6.         Mortgage guaranty
8.         Ocean marine
9.         Inland marine
10.        Financial guaranty                      8,674,321        6,464,818       2,322,082              3.8
11.1       Medical malpractice - occurence
11.2       Medical malpractice - claims-made
12.        Earthquake
13.        Group accident and health
14.        Credit accident and health (group
              and individual)
15.        Other accident and health
16.        Workers' compensation
17.1       Other liability - occurrence
17.2       Other liability - claims-made
18.1       Products liability - occurrence
18.2       Products liability - claims-made
19.1, 19.2 Private passenger auto liability
19.3, 19.4 Commercial auto liability
21.        Auto physical damage
22.        Aircraft (all perils)
23.        Fidelity
24.        Surety                                  6,575,470        5,117,329       3,674,670             39.0
26.        Burglary and theft
27.        Boiler and machinery
28.        Credit                                 34,385,709       26,034,342      24,331,635            102.5
29.        International
30.        Reinsurance - Nonproportional
              Assumed Property
31.        Reinsurance - Nonproportional
              Assumed Liability
32.        Reinsurance - Nonproportional
              Assumed Financial Lines
33.        Aggregate write-ins for other
              lines of business
                                              -----------------------------------------------------------------------
34.        TOTALS                                 49,635,500       37,616,489      30,328,387             32.2
---------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
              PART 2A - UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

----------------------------------------------------------------------------------------------------------
                                                                    Reported Losses
                                              ------------------------------------------------------------
                                                  1           2                3                  4
                                                                      Deduct Reinsurance
                                                                       Recoverable from   Net Losses Excl.
                                                                        Authorized and      Incurred But
                                                         Reinsurance     Unauthorized       Not Reported
               Line of Business                 Direct     Assumed         Companies        (Cols. 1+2-3)
----------------------------------------------------------------------------------------------------------
1.         Fire
2.         Allied lines
3.         Farmowners multiple peril
4.         Homeowners multiple peril
5.         Commercial multiple peril
6.         Mortgage guaranty
8.         Ocean marine
9.         Inland marine
10.        Financial guaranty                 7,979,088      695,233                          8,674,321
11.1       Medical malpractice - occurance
11.2       Medical malpractice - claims-made
12.        Earthquake
13.        Group accident and health
14.        Credit accident and health (group
              and individual)
15.        Other accident and health
16.        Workers' compensation
17.1       Other liability - occurrence
17.2       Other liability - claims-made
18.1       Products liability - occurrence
18.2       Products liability - claims-made
19.1, 19.2 Private passenger auto liability
19.3, 19.4 Commercial auto liability
21.        Auto physical damage
22.        Aircraft (all perils)
23.        Fidelity
24.        Surety                                          9,789,847       4,660,386          5,129,461
26.        Burglary and theft
27.        Boiler and machinery
28.        Credit                                         26,526,501       1,939,475         24,587,026
29.        International
30.        Reinsurance - Nonproportional
              Assumed Property                      XXX
31.        Reinsurance - Nonproportional
              Assumed Liability                     XXX
32.        Reinsurance - Nonproportional
              Assumed Financial Lines               XXX
33.        Aggregate write-ins for other
              lines of business
34.        TOTALS                             7,979,088   37,011,581       6,599,861         38,390,808
----------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                    Incurred But Not Reported              8              9
                                              ------------------------------------
                                                   5           6            7


                                                                                       Net Losses    Unpaid Loss
                                                          Reinsurance  Reinsurance        Unpaid      Adjustment
               Line of Business                  Direct     Assumed       Ceded      (Cols. 4+5+6-7)   Expenses
----------------------------------------------------------------------------------------------------------------
1.         Fire
2.         Allied lines
3.         Farmowners multiple peril
4.         Homeowners multiple peril
5.         Commercial multiple peril
6.         Mortgage guaranty
8.         Ocean marine
9.         Inland marine
10.        Financial guaranty                                                           8,674,321      651,081
11.1       Medical malpractice - occurance
11.2       Medical malpractice - claims-made
12.        Earthquake
13.        Group accident and health                                              (a)
14.        Credit accident and health (group
              and individual)
15.        Other accident and health                                              (a)
16.        Workers' compensation
17.1       Other liability - occurrence
17.2       Other liability - claims-made
18.1       Products liability - occurrence
18.2       Products liability - claims-made
19.1, 19.2 Private passenger auto liability
19.3, 19.4 Commercial auto liability
21.        Auto physical damage
22.        Aircraft (all perils)
23.        Fidelity
24.        Surety                                           1,688,435    242,426        6,575,470      166,330
26.        Burglary and theft
27.        Boiler and machinery
28.        Credit                                           9,885,310     86,627       34,385,709
29.        International
30.        Reinsurance - Nonproportional
              Assumed Property                    XXX
31.        Reinsurance - Nonproportional
              Assumed Liability                   XXX
32.        Reinsurance - Nonproportional
              Assumed Financial Lines             XXX
33.        Aggregate write-ins for other
              lines of business
34.        TOTALS                                          11,573,745    329,053       49,635,500      817,411
----------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
        3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------

(a)  Including $           for present value of life indemnity claims.
                ----------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                                PART 3 - EXPENSES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                  1                2             3            4
                                                                                                 Other
                                                                           Loss Adjustment   Underwriting   Investment
                                                                               Expenses        Expenses      Expenses       Total
------------------------------------------------------------------------------------------------------------------------------------
1.    Claim adjustment services:
      1.1  Direct                                                             1,547,391                                   1,547,391
      1.2  Reinsurance assumed                                                  545,664                                     545,664
      1.3  Reinsurance ceded                                                    270,809                                     270,809
                                                                              ------------------------------------------------------
      1.4  Net claim adjustment service (1.1+1.2-1.3)                         1,822,246                                   1,822,246
2.    Commission and brokerage:
      2.1  Direct excluding contingent                                                           321,290                    321,290
      2.2  Reinsurance assumed excluding contingent                                           17,277,887                 17,277,887
      2.3  Reinsurance ceded excluding contingent                                              5,344,801                  5,344,801
      2.4  Contingent - direct
      2.5  Contingent - reinsurance assumed                                                      131,275                    131,275
      2.6  Contingent - reinsurance ceded
      2.7  Policy and membership fees
                                                                              ------------------------------------------------------
      2.8  Net commission and brokerage (2.1+2.2-2.3+2.4+2.5-2.6+2.7)                         12,385,651                 12,385,651
3.    Allowances to managers and agents
4.    Advertising                                                                                184,389                    184,389
5.    Boards, bureaus and associations                                                           643,819                    643,819
6.    Surveys and underwriting reports
7.    Audit of assureds' records
8.    Salary and related items:
      8.1  Salaries                                                                           16,142,942      11,814     16,154,756
      8.2  Payroll taxes                                                                         673,375         645        674,020
9.    Employee relations and welfare                                                          (2,099,344)      2,350     (2,096,994)
10.   Insurance                                                                                   20,459                     20,459
11.   Directors' fees
12.   Travel and travel items                                                                  1,024,651         210      1,024,862
13.   Rent and rent items                                                                      2,865,650           1      2,865,651
14.   Equipment                                                                                  612,094         466        612,560
15.   Cost or depreciation of EDP equipment and software                                       2,054,814         114      2,054,928
16.   Printing and stationery                                                                    264,024        (130)       263,895
17.   Postage, telephone and telegraph, exchange and express                                     334,138          45        334,183
18.   Legal and auditing                                                                       1,720,289         811      1,721,100
                                                                              ------------------------------------------------------
19.   Totals (Lines 3 to 18)                                                                  24,441,299      16,329     24,457,627
20.   Taxes, licenses and fees:
      20.1 State and local insurance taxes deducting guaranty
              association credits of $                                                         3,877,864                  3,877,864
      20.2 Insurance department licenses and fees                                                163,968                    163,968
      20.3 Gross guaranty association assessments
      20.4 All other (excluding federal and foreign income and real estate)                          (76)                       (76)
                                                                              ------------------------------------------------------
      20.5 Total taxes, licenses and fees (20.1+20.2+20.3+20.4)                                4,041,756                  4,041,756
21.   Real estate expenses
22.   Real estate taxes                                                                          106,825                    106,825
23.   Reimbursements by uninsured accident and health plans
24.   Aggregate write-ins for miscellaneous expenses                                           3,215,367     403,708      3,619,075
                                                                              ------------------------------------------------------
25.   Total expenses incurred                                                 1,822,246       44,190,898     420,036(a)  46,433,180
26.   Less unpaid expenses-current year                                         817,413        2,479,899                  3,297,312
27.   Add unpaid expenses-prior year                                            531,610        1,512,041                  2,043,651
28.   Amounts receivable relating to uninsured accident and
         health plans, prior year
29.   Amounts receivable relating to uninsured accident and
         health plans, current year
                                                                              ------------------------------------------------------
30.   TOTAL EXPENSES PAID (Lines 25-26+27-28+29)                              1,536,443       43,223,040     420,036     45,179,519
------------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
2401. Other professional fees                                                                  3,510,609                  3,510,609
2402. Investment advisory fees                                                                               356,847        356,847
2403. Miscellaneous other                                                                       (295,241)     46,861       (248,380)
2498. Summary of remaining write-ins for Line 24 from
         overflow page
2499. Totals (Lines 2401 thru 2403 plus 2498) (Line 24 above)                                  3,215,367     403,708      3,619,075
------------------------------------------------------------------------------------------------------------------------------------

(a)  Includes  management  fees of $           paid to affiliates and $
                                    ----------                         -------
     paid to non-affiliates.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                        EXHIBIT OF NET INVESTMENT INCOME

-----------------------------------------------------------------------------------------------------------
                                                                                   1                 2
                                                                               Collected          Earned
                                                                              During Year      During Year
-----------------------------------------------------------------------------------------------------------
1     U.S. Government bonds                                                 (a)  3,335,506        3,881,349
1.1   Bonds exempt from U.S. tax                                            (a) 11,409,076       13,303,152
1.2   Other bonds (unaffiliated)                                            (a)  5,227,918        5,683,507
1.3   Bonds of affiliates                                                   (a)
2.1   Preferred stocks (unaffiliated)                                       (b)  1,713,091        1,862,728
2.11  Preferred stocks of affiliates                                        (b)
2.2   Common stocks (unaffiliated)                                                  15,900           15,990
2.21  Common stocks of affiliates
3.    Mortgage loans                                                        (c)
4.    Real estate                                                           (d)
5.    Contract loans
6.    Cash/short-term investments                                           (e)    644,563          638,312
7.    Derivative instruments                                                (f)
8.    Other invested assets
9.    Aggregate write-ins for investment income                                     37,955           24,936
10.   Total gross investment income                                             22,384,009       25,409,884
------------------------------------------------------------------------------------------
11.   Investment expenses                                                                    (g)    420,036
12.   Investment taxes, licenses and fees, excluding federal income taxes                    (g)
13.   Interest expense                                                                       (h)
14.   Depreciation on real estate and other invested assets                                  (i)
15.   Aggregate write-ins for deductions from investment income
16.   Total (Lines 11 through 15)                                                                   420,036
17.   Net Investment Income - (Line 10 minus Line 16)                                            24,989,848
-----------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0901. Miscellaneous                                                                 37,955           24,936
0902.
0903.
0998. Summary of remaining write-ins for Line 9 from overflow page
0999. Totals (Lines 0901 through 0903 plus 0998) (Line 9, above)                    37,955           24,936
-----------------------------------------------------------------------------------------------------------
1501.
1502.
1503.
1598. Summary of remaining write-ins for Line 15 from overflow page
1599. Totals (Lines 1501 through 1503 plus 0998) (Line 15, above)
-----------------------------------------------------------------------------------------------------------

(a) Includes $3,363,730 accrual of discount less $1,452,671 amortization of premium and less $3,600,702 paid for accrued interest on purchases.
(b)  Includes $       accrual of discount less $         amortization of premium
               ------                           --------
     and less $       paid for accrued dividends on purchases.
               ------
(c)  Includes $       accrual of discount less $         amortization of premium
               ------                           --------
     and less $       paid for accrued interest on purchases.
               ------
(d)  Includes $       for company's occupancy of its own buildings; and excludes
               ------
     $        interest on encumbrances.
      -------
(e) Includes $ 134,739 accrual of discount less $1,478 amortization of premium and less $911 paid for accrued interest on purchases.
(f)  Includes $
               ------
     accrual of discount less $         amortization of premium.
                               --------
(g)  Includes $       investment expenses and $         investment taxes,
               -------                         --------
     licenses and fees, excluding federal income taxes, attributable to segregated and Separate Accounts.
(h)  Includes $       interest on surplus notes and $         interest on
               ------                                --------
     capital notes.
(i)  Includes $       depreciation on real estate and $         depreciation on
               ------                                  --------
     other invested assets.

                       EXHIBIT OF CAPITAL GAINS (LOSSES)

-------------------------------------------------------------------------------------------------------------------------
                                                  1            2              3                   4                5
                                                                                       Net Gain (Loss) from
                                               Realized                   Increases    Change in Difference
                                             Gain (Loss)     Other       (Decreases)    Between Basis Book/
                                             On Sales or    Realized         by        Adjusted Carrying and
                                               Maturity    Adjustments    Adjustment      Admitted Values         Total
-------------------------------------------------------------------------------------------------------------------------
1     U.S. Government bonds                   1,084,141                                                         1,084,141
1.1   Bonds exempt U.S. tax                   3,602,111                                                         3,602,111
1.2   Other bonds (unaffiliated)               (514,339)                    711,136          (810,033)            (613236)
1.3   Bonds of affiliates
2.1   Preferred stocks (unaffiliated)        (2,276,936)                                   (1,416,425)         (3,693,361)
2.11  Preferred stocks of affiliates
2.2   Common stocks (unaffiliated)              376,354                                                           376,354
2.21  Common stocks of affiliates                                                              44,424              44,424
3.    Mortgage loans
4.    Real estate
5.    Contract loans
6.    Cash/short-term investments               (66,419)                    597,029                               530,610
7.    Derivative instruments
8.    Other invested assets
9.    Aggregate write-ins for investment
         income                                                              10,757           (10,757)
10.   Total gross investment income           2,204,912                   1,318,922        (2,192,791)          1,331,043
-------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0901. Miscellaneous                                                          10,757           (10,757)
0902.
0903.
0998. Summary of remaining write-ins for
         Line 9 from overflow page
0999. Totals (Lines 0901 through 0903
         plus 0998) (Line 9, above)                                          10,757           (10,757)
-------------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

          EXHIBIT 1 - ANALYSIS OF NONADMITTED ASSETS AND RELATED ITEMS

----------------------------------------------------------------------------------------------------------------------
                                                                             1               2                3
                                                                                                         Changes for
                                                                       End of Current   End of Prior   year (increase)
                                                                            Year            Year          (Decrease)
----------------------------------------------------------------------------------------------------------------------
1.    Summary of items Page 2, Lines 10 to 17 and 19 to 23, Column 2     23,294,982          4,750       (23,290,232)
2.    Other Nonadmitted assets:
      2.1 Bills receivable
      2.2 Furniture, equipment and supplies
      2.3 Leasehold improvements
      2.4 Loans on personal security, endorsed or not
3.    Total (Lines 2.1 to 2.4)
4.    Aggregate write-ins for other assets                                1,323,608        969,469          (354,139)
                                                                       -----------------------------------------------
5.    Total (Line 1 plus Lines 3 and 4)                                  24,618,590        974,219       (23,644,371)
----------------------------------------------------------------------------------------------------------------------
0401. Intangibles                                                           666,359        710,783            44,424
0402. Prepaid expenses                                                      645,349        252,500          (392,849)
0403. Receivable - other                                                     11,900          6,186            (5,714)
0498. Summary of remaining write-ins for Line 4 from overflow page
0499. Totals (Lines 0401 thru 0403 plus 0498) (Line 4 above)              1,323,608        969,469          (354,139)
----------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     A.   Accounting Practices

          The financial statements of Radian Asset Assurance Inc. (Company) are presented on the basis of accounting practices prescribed or permitted by the New York State Insurance Department.

          The New York State Insurance Department recognizes only statutory accounting practices prescribed or permitted by the state of New York for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York State Insurance Law. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures manual, version effective January 1, 2001, including subsequent amendments, (NAIC SAP) has been adopted as a component of prescribed or permitted practices by the same of New York.

     B.   Use of Estimates in the Preparation of the Financial Statements

          The preparation of financial statements in conformity with NAIC SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

     C.   Accounting Policy

          Premiums are earned in proportion to the expiration of the related risk over the contract period or over the period that coverage is provided. Unearned premium represents that portion of premium, which is applicable to unexpired risk on policies in force. When insured issues are refunded or called, the remaining unearned premium is generally earned at that time, since the risk to the Company is eliminated.

          All expenses incurred in the production of business including commissions paid on reinsurance assumed, offset by commissions received on reinsurance ceded, are charged to expense in the period incurred.

          In addition, the company uses the following accounting principles:

          (1)  Short-term investments are stated at amortized cost.

          (2) Bonds that qualify are stated at amortized cost using the interest method, all other bonds are valued on the basis adopted by the NAIC.

          (3)  Common Stocks are stated at NAIC value.

          (4)  Preferred stocks are valued on the basis adopted by the NAIC.

          (5)  The Company does not have any mortgage loans on real estate.

          (6) Loan-backed securities that qualify are stated at amortized cost using the interest method, all other bonds are valued on the basis adopted by the NAIC. The retrospective adjustment method is used to value all securities.

          (7) The Company owns 95.8% of the common stock, 100% of the non-cumulative senior preferred stock, and 100% of the non-cumulative convertible preferred stock, of Van American Companies, Inc. The Company's aggregate investment is valued at $1, its net worth basis, as described in the NAIC practices and procedures manual of the securities valuation office of the NAIC. The Company owns 100% of the common stock of Asset Recovery Solutions Group Inc.

          (8) The Company has no investments in joint ventures, partnerships or limited liability companies.

          (9)  The Company has no derivatives.

          (10) The Company anticipates investment income as a factor in the premium deficiency calculation, in accordance with SSAP No. 53, Property-Casualty Contracts - Premiums.

          (11) Unpaid losses and loss adjustment expense reserves include an amount determined from individual case estimates and loss reports and an amount, based on past experience, for losses incurred but not reported. These reserves are reported net of estimated salvage and subrogation and reinsurance recoverables. Such reserves are based on assumptions and estimates and while management believes the amount is adequate, the ultimate liability may be in excess of or less than the amount provided. The methods for making such estimates and for establishing the resulting reserves are continually reviewed and any adjustments are reflected in the period determined.

               In accordance with New York Insurance Law, the Company is required to establish a contingency reserve in the amount prescribed by legislation. Such legislation requires that for financial guaranty policies, each primary insurer must establish a contingency reserve, equal to

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         NOTES TO FINANCIAL STATEMENTS

               the greater of 50% of premiums written or a stated percentage of the principal guaranteed, ratably over 60 to 80 quarters dependent upon the category of obligation insured. Reinsurers are required to establish a contingency reserve equal to their proportionate share of the reserve established by the primary insurer.

2.   Accounting Changes and Corrections of Errors

     A.   Not applicable

     B. The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of New York. Effective January 1, 2001, the State of New York required that insurance companies domiciled in the State of New York prepare their statutory basis financial statements in accordance with NAIC SAP subject to any deviations prescribed or permitted by the State of New York insurance commissioner.

          Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior levels. As a result of these changes, the Company reported a change of accounting principles, as an adjustment that increased unassigned funds (surplus) by $1,648,572. The adjustment relates to the State of New York's adoption of SSAP 10, Income Taxes, provisions relating to deferred tax assets and deferred tax liabilities for financial statements required to be filed for periods ending on or after December 31, 2002.

3.   Business Combinations and Goodwill

     On December 30, 1992, Asset Guaranty Reinsurance Company acquired all of the outstanding shares of Vesta American Reinsurance Corporation ("Vesta"), an inactive company holding insurance licenses in 19 states. The purchase price was $5.3 million and, in accordance with purchase accounting, the cost was allocated to the acquired assets and liabilities based on their fair market values at the date of acquisition. The excess of approximately $1 million of cost over the fair value of the net assets acquired, which is attributable to the insurance licenses, is being amortized over 25 years. The amount of amortization of goodwill recorded in both 2002 and 2001 was $44,424.

     In January 1993, following approval of the New York Insurance Department, Asset Guaranty Reinsurance Company merged into Vesta and the surviving corporation was renamed Asset Guaranty Insurance Company, which has now been renamed Radian Asset Assurance Inc., referred to herein as the Company.

4.   Discontinued Operations

     None

5.   Investments

     A.   Mortgage Loans

               None

     B.   Debt Restructuring

               None

     C.   Reverse Mortgages

               None

     D.   Loan-Backed Securities

          (1) The company has elected to use the book value as of January 1, 1994 as the cost for applying the retrospective adjustment method to securities purchased prior that date.

          (2) Prepayment assumptions for single class and multi-class mortgage-backed/asset-backed securities were obtained from Bloomberg L.P.

          (3) The Company used Interactive Data Corporation in determining the market value of its loan-backed securities.

          (4)  Not applicable.

     E.   Repurchase Agreements

               None

                                      14.1

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         NOTES TO FINANCIAL STATEMENTS

6.   Joint Ventures, Partnerships and Limited Liability Companies

               None

7.   Investment Income

     There was no interest income due and accrued, which was excluded (nonadmitted).

8.   Derivative Instruments

               None

9.   Income Taxes

     During 2002, the State of New York adopted SSAP 10, Income Taxes, provisions relating to deferred tax assets and deferred tax liabilities for financial statements required to be filed for periods ending on or after December 31, 2002. As a result of these changes, the Company reported a change of accounting principles, as an adjustment that increased unassigned funds (surplus) by $1,648,572.

     A. The components of the net DTA recognized in the Company's Assets, Liabilities, Surplus and Other Funds are as follows:

                                                                        December 31, 2002
                                                                        -----------------
          Total of all deferred tax assets (admitted and nonadmitted)     $ 25,166,485
          Total of all deferred tax liabilities                               (356,013)
          Total deferred tax assets nonadmitted in accordance
             with SSAP No. 10, Income Taxes                                (23,279,312)
                                                                          ------------
          Total deferred taxes                                            $  1,531,160
                                                                          ------------

          (Increase)/Decrease in nonadmitted asset                        $(23,279,312)
                                                                          ============

     B.   Deferred tax liabilities not recognized - Not Applicable

     C. The provisions for incurred taxes on earnings for the years ended December 31 are:

                                                                2002         2001
                                                             -----------   ----------
          Federal                                            $11,418,076   $3,399,030
          Foreign                                                 10,670        6,772
                                                             -----------   ----------
                                                              11,428,746    3,405,802
          Federal income tax on net capital gains (losses)       796,786    1,341,970
                                                             -----------   ----------
          Current income taxes incurred                      $12,225,532   $4,747,772
                                                             ===========   ==========

The main components of the 2002 deferred tax amounts are as follows:

                                            Statutory          Tax        Difference     Tax effect
                                          -------------   -------------   -----------   ------------
Deferred tax assets:
   Contingency reserve                    $ (39,272,402)  $          --   $39,272,402   $ 13,745,341
   Unearned premium reserve                (233,700,716)   (207,889,441)   25,811,275      9,033,946
   Unpaid losses & LAE                      (50,452,911)    (47,989,576)    2,463,335        862,167
   Stocks (common & preferred)               25,756,558      28,212,670     2,456,112        859,639
   AMT Credits                                       --         516,261       516,261        516,261
   Accrued Expenses                            (529,620)       (103,534)      426,086        149,131
                                          -------------   -------------   -----------   ------------
      Total deferred tax assets            (298,199,091)   (227,253,620)   70,945,471     25,166,485
                                          -------------   -------------   -----------   ------------
      Deferred tax assets - nonadmitted                                                  (23,279,312)
Deferred tax liabilities:                                                               ------------
   Bonds                                    551,400,317     550,383,136    (1,017,181)      (356,013)
                                          -------------   -------------   -----------   ------------
      Total deferred tax liabilities      $ 551,400,317   $ 550,383,136   $(1,017,181)      (356,013)
                                          -------------   -------------   -----------   ------------

      Net admitted deferred tax asset                                                   $  1,531,160
                                                                                        ============

                                      14.2

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         NOTES TO FINANCIAL STATEMENTS

     The changes in the main components of deferred tax assets and deferred taxes liabilities are as follows:

                                                        2002       2001      Change
                                                    ------------   ----   ------------
DTA's resulting from book/tax differences in:
   Contingency reserve                              $ 13,745,341     --   $ 13,745,341
   Unearned premium reserve                            9,033,946     --      9,033,946
   Unpaid losses & LAE                                   862,167     --        862,167
   Stocks (common & preferred)                           859,639     --        859,639
   AMT Credits                                           516,261     --        516,261
   Accrued Expenses                                      149,131     --        149,131
                                                    ------------   ----   ------------
      Total deferred tax assets                       25,166,485     --     25,166,485
                                                    ------------   ----   ------------
      Deferred tax assets nonadmitted                (23,279,312)    --    (23,279,312)
                                                    ------------   ----   ------------
DTL's resulting from the book/tax differences in:

   Bonds                                                (356,013)    --       (356,013)
                                                    ------------   ----   ------------
      Total deferred tax liabilities                $   (356,013)    --   $   (356,013)
                                                    ------------   ----   ------------

     D.   Among the more significant book to tax adjustments were the following:

                                                               Amount       Tax-effect
                                                            ------------   ------------
Income before taxes                                         $ 45,595,459    $15,958,411

Tax exempt income, net of (S)832(b)(5)(B) propration adj.    (12,045,206)    (4,215,822)
Deferred market discount on bonds                             (1,489,129)      (521,195)
Unpaid loss reserves                                             492,135        172,247
Unearned premium reserve                                       7,645,838      2,676,043
Other                                                            213,570         74,750
                                                            ------------    -----------
Taxable Income                                              $ 40,412,667     14,144,433
                                                            ------------    -----------

Benefit (charge) of tax and loss bonds                                       (4,771,504)
AMT Credits used                                                               (197,575)
Prior-year book/tax adjustments                                               3,039,508
Foreign taxes incurred                                                           10,670
                                                                            -----------
Current income taxes incurred                                               $12,225,532
                                                                            ===========

     E.   Net Loss Carryforwards - Not Applicable

     F. The Company's Federal Income Tax return in consolidated with the following entities:

          AG Intermediaries, Inc.
          Alegis Corporation, Inc.
          Alegis Group, Inc.
          Amerin Guaranty, Inc.
          Amerin Investor Services Corp.
          Amerin RE Corporation
          C-BASS, Inc.
          CMAC Investment Management Corp.
          CMAC of Arizona
          CMAC of Texas
          Credit2B.com, Inc.
          Enhance C-BASS Residual Finance Corp.
          Enhance Consumer Services LLC
          Enhance Financial Services Group, Inc.
          ExpressClose.com, Inc.
          Guaranty Risk Services, Inc.
          LLS, Inc.
          Radian Group, Inc.
          Radian Guaranty, Inc.
          Radian Insurance, Inc.
          Radian Reinsurance (Bermuda) Limited
          Radian Reinsurance Co.
          Radian Reinsurance Inc.
          Radian Services, Inc.
          Singer Asset Finance Company, LLC
          Van-American Business Services, Inc.

                                      14.3

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         NOTES TO FINANCIAL STATEMENTS

          Van-American Companies, Inc.
          Van-American Insurance Agency, Inc.
          Van-American Insurance Company, Inc.
          Vantage Coal Sales, Inc.

     The method of allocation between companies is subject to a written agreement, approved by the Board of Directors. Allocation is based upon separate return calculations with current credit for net losses. Intercompany tax balances are settled on a quarterly basis within 30-days following a federal tax payment.

10.  Information Concerning Parent, Subsidiaries and Affiliates

     A. All the outstanding shares of the Company are directly owned and controlled by Enhance Financial Services Group Inc. (Parent), a holding company domicilied in the State of New York. All the outstanding shares of the Parent are directly owned and controlled by Radian, a holding company domiciled in the State of Delaware.

     B.&C. No dividends were paid to the Parent during 2002. The Company paid common stock dividends to the Parent in 2001, totaling $5,000,000. The Parent contributed capital of $150,000,004 and $25,000,000 during 2002 and 2001 respectively.

     D. At December 31, 2002 and 2001, the Company reported a net payable to Parent, subsidiaries and affiliates of $2,200,040 and $5,100,071, respectively. The terms of the settlement require that these amounts are settled within 90 days.

     E. The Company has no guarantees for the benefit of its Parent or affiliates.

     F. Allocable expenses are shared by the Company, its Parent and certain of the Parent's other wholly-owned and affiliated companies on a fair and equitable basis determined by estimates of respective usage.

     G.   All outstanding shares of the Company are owned by the Parent.

     H. The Company owns no shares of the stock of its Parent, or ultimate parent Radian.

     I. The Company has no investment in its' affiliates which exceeds 10% of the Company's admitted assets.

     J.   The Company had no impairment write-downs.

11.  Debt

     A.   Capital Notes

               None

     B.   All Other Debt

               None

12. Retirement Plans, Deferred Compensation, Postemployment Benefits and Compensated Absences and Other Postretirement Benefit Plans

     The Company is an affiliate of Radian Reinsurance Inc. (Radian Reinsurance) which maintained non-contributory defined benefit pension plans, including a non-qualified restoration plan, for the benefit of all eligible employees. A request for termination of the pension plans has been submitted to the Internal Revenue Service for determination. Company employees will be eligible to participate in a pension plan sponsored by Radian. In addition, the Company provides certain other postretirement benefits to retired employees through a plan sponsored by Radian Reinsurance. Post retirement benefits are being curtailed by discontinuing the benefit eligibility for all participants hired after February 1990. The Company has no legal obligation for benefits under these plans. Radian Reinsurance allocates amounts to the Company based on time studies. The Company's share of (income)/expense for the pension plans was $(3,676,085) and $1,680,999 for 2002 and 2001, respectively and for other postretirement benefit plans was $(330,690) and $196,308 for 2002 and 2001, respectively.

     Radian Reinsurance sponsors a 401(k) retirement savings plan covering substantially all of its employees. Under this plan, Radian Reinsurance provides a matching contribution of 50% on contributions up to 6% of base salary made to the plan by eligible employees. The Company's allocated cost, was $98,183 and $166,711 for the years ended December 31, 2002 and 2001, respectively.

     Commencing, January 1, 2003, Radian Reinsurance will terminate its current 401(k) plan and participate in a 401(k) plan sponsored by Radian. Under the new plan, Radian will provide a matching contribution of 25% on contributions up to 6% of base salary made to the plan by eligible employees. In addition, Radian may at its discretion provide additional matching based on Radian achieving financial goals.

     The Company participates in Radian's Stock Option Plan for certain key employees of the Company. Under the Stock Option Plan, additional options may be granted for 2,642,690 shares of Radian's common stock. Nonqualified stock option prices must be at least 90% of the fair market value while incentive stock option prices may not be less than 100% of the fair market value as of the date of the grants. The stock options were granted

                                      14.4

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANT INC.

                         NOTES TO FINANCIAL STATEMENTS

     during the years 1992 through 2002. As of December 31, 2002, 4,901,887 shares of Radian's common stock were subject to options granted under the Stock Option Plan with option prices ranging from $4.97 to $68.1818. During 2002, 881,170 shares of Radian's common stock were exercised under options subject to the Stock Option Plan with option prices ranging from $4.50 to $38.6364 and with fair value prices ranging from $33.14 to $55.4114.

13.  Capital and Surplus, Dividend Restrictions and Quasi-Reorganizations.

          (1) The Company has 100,000 shares of Common Stock authorized, issued and outstanding with a par value of $150 per share.

          (2)  The Company has no preferred stock outstanding.

          (3) Under the New York Insurance Law, the Company may declare or distribute dividends only from earned surplus. The Maximum amount of dividends, which may be paid by the Company without prior approval of the Superintendent of Insurance, is the lesser of net investment income as adjusted or 10% of statutory surplus to policyholders. At December 31, 2002, the Company had $30,946,000 available for dividend distribution. However in conjunction with the acquisition of the Parent by Radian on February 28, 2001, the Company is prohibited from paying dividends for a period of two years from the date of acquisition without prior written consent of the Insurance Department of the State of New York.

          (4) Except for the limitation of (3) above, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to stockholders.

          (5)  There were no restrictions placed on the Company's surplus.

          (6)  There are no surplus advances.

          (7) The amount of stock held by the Company, including stock of affiliated companies, for special purpose is:

               a.   For conversion of preferred stock :   None
               b.   For employee stock options:           None
               c.   For stock purchase warrants:          None

          (8)  There are no special surplus funds.

          (9) The portion of unassigned funds (surplus) represented or (reduced) by each item below is as follows:

               a.   unrealized gains and (losses): ($,1658,035)
               b.   nonadmitted asset values:     ($24,618,590)
               c.   provision for reinsurance:       ($284,110)

          (10) The Company has no surplus debentures or similar obligations.

          (11) Quasi-reorganizations

               None

          (12) There have been no quasi-reorganizations.

14.  Contingencies

     A. According to the terms of some of the Company's treaty reinsurance contracts, the Company shall pay the ceding company contingent commission based upon a percentage of the net underwriting profit, as defined in the contracts, accruing to the company under these treaties. Under the terms of most of these contracts, each individual underwriting year shall be adjusted no sooner than five years after its inception and adjustments are to be made annually thereafter until all written premiums are fully earned and all losses are settled.

          The Company has posted letters of credit aggregating $5,718,217 pertaining to assumed reinsurance contracts.

     B.   None

     C.   None

     D. Various lawsuits against the Company have arisen in the course of the Company's business. Contingent liabilities arising from litigation are not considered material in relation to the financial position of the Company.

                                      14.5

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

15.  Leases

     None

16. Information About Financial Instruments With Off-balance Sheet Risk And Financial Instruments With Concentration of Credit Risk.

     None

17. Sale, Transfer and Servicing of Financial Assets and Extinguishments of Liabilities.

     None

18. Gain or Loss to the Reporting Entity from Uninsured A&H Plans and the Uninsured Portion of Partially Insured Plans

     None

19. Direct Premium Written/Produced by Managing General Agents/Third Party Administrators.

     None

20.  Other Items

     A.   Extraordinary Items

               None

     B.   Troubled Debt Restructuring Debtors

               None

     C.   Other Disclosurers

          Assets in the amount of $8,012,296 and $4,838,489 at December 31, 2002 and 2001, respectively, were on deposit with government authorities or trustees as required by law or contract.

          The claims-paying ability of the Company is rated AA by Standard & Poor's Corporation and AA by Fitch ratings, based on the assessment by these ratings services of the creditworthiness of the Company. As a result of these ratings, bond issues insured by the Company typically attain strong yield improvement allowing borrowers to realize a significantly lower cost of capital. The Company's creditworthiness is a function of the level of paid-in capital, as well as other quantitative and qualitative considerations.

          In February 2001, the Company entered into a 7 year credit agreement (extendible annually for additional one year periods) with the New York branch of a major European bank, pursuant to which the Company may borrow up to $25 million in order to satisfy certain claims which become payable by the Company under its municipal direct insurance portfolio in excess of a special amount. The Company's obligation to repay amounts borrowed thereunder is limited to amounts received or receivable by the Company or the banks from premium payments or recoveries in respect of such insurance portfolio. This agreement was terminated in October 2002.

     D.   Uncollectible Balances

          None

     E.   Reinsurance Accounted for as a Deposit (P/C and Title companies only)

          None

     F.   Multiple Peril Crop Insurance

          None

     G.   Mezzanine Real Estate Loans

          None

     H.   Health Care Receivables

          None

     I.   September 11 Events

          Not applicable

                                      14.6

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

     J.   Real Estate

          None

     K.   Participating Policies

          None

     L.   Premium Deficiency Reserves

          As of December 31, 2002, the Company had no recorded liabilities related to premium deficiency reserves. The Company anticipates investment income as a factor in the premium deficiency calculation.

     M.   Noncash Transactions

          None

     N.   Business Interruption Insurance Reserves

          None

21.  Events Subsequent

     None

22.  Reinsurance

     A.   Unsecured Reinsurance Recoverables

          The Company has an unsecured reinsurance recoverable that exceeds 3% of the Company's policyholders surplus. Such recoverable, approximating $17,914,000 is due from its affiliate, Radian Reinsurance, NAIC Group # 0766; NAIC # 27545; FEIN 13-3371658.

     B.   Reinsurance Recoverable in Dispute

          None

     C.   Reinsurance Assumed and Ceded

          (1)

                                  ASSUMED                      CEDED
                                REINSURANCE                 REINSURANCE                    NET
                         -------------------------   ------------------------   -------------------------
                             (1)           (2)           (3)           (4)          (5)           (6)
                           Premium     Commission     Premium      Commission     Premium     Commission
                           Reserve       Equity       Reserve        Equity       Reserve        Equity
                         -----------   -----------   -----------   ----------   -----------   -----------
          a. Affilates   $11,127,350   $ 3,338,205   $18,899,993   $5,669,997    (7,772,643)  ($2,331,792)
          b. All Other    24,949,375     9,285,648     1,654,152    1,523,953    23,295,223     7,761,695
          c. TOTAL       $36,076,725   $12,623,853   $20,554,145   $7,193,950   $15,522,580    $5,429,903
          d. Direct Unearned Premium Reserve $218,178,136

          (2) The additional or return commission, predicated on loss experience or on any other form of profit sharing arrangements in this annual statement as a result of existing contractual arrangements are accrued as follows:

                                                         REINSURANCE
                                              ---------------------------------
                                                (1)      (2)      (3)     (4)
                                              Direct   Assumed   Ceded    Net
                                              ------   -------   -----   ------
               a. Contigent Commission                  $3,253           $3,253
               b. Sliding Scale Adjustments
               c. Other profit Commissions
                     Arrangements
               d. TOTAL                                 $3,253           $3,253

     D.   Uncollectible Reinsurance

                                      14.7

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

          None

     E.   Commutation of Ceded Reinsurance

          None

     F.   Retroactive Reinsurance

          None

23.  Retrospectively Rated Contracts

     None

24.  Change in Incurred Losses and Loss Adjustment Expenses

     Reserves of incurred losses and loss adjustment expenses attributable to insured events of prior years has increased by $6,555,000 as a result of reestimation of unpaid losses and loss adjustment expenses principally on the Financial Guranty and Credit lines of insurance. These increases were primarily the result of obtaining additional information. Original estimates are increased or decreased as additional information becomes known. Additional premiums have been accrued as a result of the prior year effects.

25.  Intercompany Pooling Arrangements

     None

26.  Structured Settlements

     None

27.  High Deductibles

     None

28. Discounting of Liabilities for Unpaid Losses or Unpaid Loss Adjustment Expenses

     Financial Guranty unpaid loses have been discounted on a nontabular basis using the rate of 4.10% and 4.95% for 2002 and 2001 respectively. The discount rate used is based upon the average rate of return on the admitted assets as defined in NAIC SAP. The amount of the discount as of December 31, 2002 and December 31, 2001 is $450,912 and $772,229 respectively.

                                       Nontabular Discount
     ---------------------------------------------------------------------------------------
                                                             Nontabular Discount
                                                  ------------------------------------------
                                                    (1)     (2)       (3)           (4)
                                                                   Defense &
                                                                      Cost       Adjusting &
                                                                   Containment      Other
          Schedule P Lines of Business              Case    IBNR     Expense       Expense
     ---------------------------------------------------------------------------------------
      21. Financial Guaranty/Mortgage Guaranty    450,912
     ---------------------------------------------------------------------------------------
      22. Total                                   450,912
     ---------------------------------------------------------------------------------------

     The rates used to discount Financial Guaranty unpaid losses at December 31, 2002 have changed from the rates used at December 31, 2001. Had the December 31, 2002 unpaid losses been discounted at the rates used at December 31, 2001, the amount of discount would be $541,641. The reduction in the discount due to the change in rates is $90,729.

29.  Asbestos/Environmental Reserves

     None

30.  Subscriber Savings Accounts

     None

                                      14.8

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

31.  Financial Guaranty Insurance Exposures

     The Company's aggregate exposure under all Class 1 financial guaranty bonds in force as of December 31, 2002 was approximately $15,401,000,000. Class 1 financial guaranty bonds covering the same credit risk in which the maximum annual amount due for unpaid principal and unpaid interest exceeds 10% of December 31, 2002 capital and surplus are summarized as follows:

     Ratio          No. of Bonds   Annual Amount
     -----          ------------   -------------
     10-19%              2          $77,835,320
     20-29%              1          $76,976,498
     30-39%              0          $         0
     40-49%              0          $         0
     50% and Over        0          $         0

     The Company's aggregate exposure under all Class 2 financial guaranty bonds in force as of December 31, 2002 was approximately $6,680,000,000. Class 2 financial guaranty bonds covering the same credit risk in which the maximum annual amount due for unpaid principal and unpaid interest exceeds 5% of December 31, 2002 capital and surplus are summarized as follows:

     Ratio          No. of Bonds    Annual Amount
     -----          ------------   -------------
     05-09%              16        $  340,050,739
     10-19%              16        $  719,364,288
     20-29%               8        $  660,125,484
     30-39%              10        $1,085,679,413
     40-49%               3        $  406,000,000
     50% and Over        11        $2,603,494,830

     The Company's aggregate exposure under all Class 3 and 4 financial guaranty bonds in force as of December 31, 2002 was $0. There were no class 3 or 4 financial guaranty bonds covering the same credit risk in which the aggregate exposure exceeds 5% of December 31, 2002 capital and surplus.

                                      14.9

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                           SUMMARY INVESTMENT SCHEDULE

                                                                                                     Admitted Assets as Reported
                                                                                    Gross                     in the
                                                                             Investment Holdings           Annual Statement
                                                                          ------------------------------------------------------
                                                                               1            2              3             4
                             Investment Categories                           Amount     Percentage       Amount     Percentage
---------------------------------------------------------------------------------------------------------------------------------
1. Bonds

   1.1 U.S. Treasury securities                                            37,199,011      5.976       37,199,011      5.976

   1.2 U.S. government agency and corporate obligations
       (excluding mortgage-backed securities):

          1.21 Issued by U.S. government agencies
          1.22 Issued by U.S. government sponsored agencies

   1.3 Foreign government (including Canada, excluding
       mortgaged-backed securities)                                         6,627,855      1.065        6,627,855      1.065
   1.4 Securities issued by states, territories, and
       possessions and political subdivisions in the U.S.:

          1.41 States, territories and possessions general obligations     97,446,888     15.654       97,446,888     15.654
          1.42 Political subdivisions of states, territories and
               possessions and political subdivisions general
               obligations                                                 31,697,503      5.092       31,697,503      5.092
          1.43 Revenue and assessment obligations                         196,452,395     31.559      196,452,395     31.559
          1.44 Industrial development and similar obligations

   1.5 Mortgage-backed securities (includes residential and commercial MBS):

          1.51 Pass-through securities:

               1.511 Guaranteed by GNMA                                     3,671,719      0.590        3,671,719      0.590
               1.512 Issued by FNMA and FHLMC                              48,776,757      7.836       48,776,757      7.836
               1.513 Privately issued

          1.52 CMOs and REMICs:

               1.521 Issued by FNMA and FHLMC
               1.522 Privately issued and collateralized by MBS issued
                     or guaranteed by GNMA, FNMA, or FHLMC
               1.523 All other privately issued                             3,469,864      0.557        3,469,864      0.557

2. Other debt and other fixed income securities (excluding short-term):

   2.1 Unaffiliated domestic securities (includes credit tenant loans
       rated by the SVO)                                                  110,538,268     17.757      110,538,268     17.757
   2.2 Unaffiliated foreign securities                                     14,631,439      2.350       14,631,439      2.350
   2.3 Affiliated securities

3. Equity interests:

   3.1 Investments in mutual funds
   3.2 Preferred stocks:

          3.21 Affiliated
          3.22 Unaffiliated                                                24,584,908      3.949       24,584,908      3.949

   3.3 Publicly traded equity securities (excluding preferred stocks):

          3.31 Affiliated
          3.32 Unaffiliated

   3.4 Other equity securities:

          3.41 Affiliated                                                       3,001      0.000            3,001      0.000
          3.42 Unaffiliated                                                 1,153,246      0.185        1,153,246      0.185

   3.5 Other equity interests including tangible personal property under lease:

          3.51 Affiliated
          3.52 Unaffiliated

4. Mortgage loans:

   4.1 Construction and land development
   4.2 Agricultural
   4.3 Single family residential properties
   4.4 Multifamily residential properties
   4.5 Commercial loans

5. Real estate investments:

   5.1 Property occupied by the company
   5.2 Property held for the production of income (includes
       $            of property acquired in satisfaction of debt)
         __________
   5.3 Property held for sale ($           including property acquired
                                 _________
       in satisfaction of debt)

6. Policy loans
7. Receivables for securities                                                 149,000      0.024          149,000      0.024
8. Cash and short-term investments                                         46,100,403      7.406       46,100,403      7.406
9. Other invested assets
                                                                          -----------     ------      -----------     ------
10. Total invested assets                                                 622,502,257     100.00      622,502,257     100.00
                                                                          -----------     ------      -----------     ------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                             GENERAL INTERROGATORIES
                         PART 1 - COMMON INTERROGATORIES

                                     GENERAL

1.1  Is the reporting entity a member of an Insurance Holding Company System consisting of two or more affiliated persons, one or more of which is an
     insurer?                                                                      Yes [X] No [ ]

1.2  If yes, did the reporting entity register and file with its domiciliary
     State Insurance Commissioner, Director or Superintendent, or with such regulatory official of the state of domicile of the principal insurer in the Holding Company System, a registration statement providing disclosure substantially similar to the standards adopted by the National Association of Insurance Commissioners (NAIC) in its Model Insurance Holding Company
     System Regulatory Act and model regulations pertaining thereto, or is the reporting entity subject to standards and disclosure requirements
     substantially similar to those required by such Act and regulations?          Yes [X] No [ ] NA [ ]

1.3  State Regulating?                                                             New York

2.1  Has any change been made during the year of this statement in the charter, by-laws, articles of incorporation, or deed of settlement of the reporting
     entity?                                                                       Yes [X] No [ ]

2.2  If yes, date of change:                                                       01/01/2002

          If not previously filed, furnish herewith a certified copy of the instrument as amended.

3.1  State as of what date the latest financial examination of the reporting
     entity was made or is being made.                                             12/31/1999

3.2  State the as of date that the latest financial examination report became available from either the state of domicile or the reporting entity. This date should be the date of the examined balance sheet and not the date the
     report was completed or released.                                             12/31/1999

3.3  State as of what date the latest financial examination report became available to other states or the public from either the state of domicile or the reporting entity. This is the release date or completion date of the examination report and not the date of the examination (balance sheet
     date).                                                                        05/31/2002

3.4  By what department or departments? New York State Insurance Department

4.1 During the period covered by this statement, did any agent, broker, sales representative, non-affiliated sales/service organization or any combination thereof under common control (other than salaried employees of the reporting entity), receive credit or commissions for or control a substantial part (more than 29 percent of any major line of business measured on direct premiums) of:

                    4.11 sales of new business?                                    Yes [ ] No [X]
                    4.12 renewals?                                                 Yes [ ] No [X]

4.2 During the period covered by this statement, did any sales/service organization owned in whole or in part by the reporting entity or an affiliate, receive credit or commissions for or control a substantial part
     (more than 20 percent of any major line of business measured on direct premiums) of:

                    4.21 sales of new business?                                    Yes [ ] No [X]
                    4.22 renewals?                                                 Yes [ ] No [X]

5.1  Has the reporting entity been a party to a merger or consolidation during
     the period covered by this statement?                                         Yes [ ] No [X]

5.2 If yes, provide the name of the entity, NAIC Company Code, and state of domicile (use two letter state abbreviation) for any entity that has ceased to exist as a result of the merger or consolidation.

            1                 2                   3
     Name of Entity   NAIC Company Code   State of Domicile
     --------------   -----------------   -----------------



6.1  Has the reporting entity has any Certificates of Authority, licenses or registrations (including corporate registration, if applicable) suspended or revoked by any governmental entity during the reporting period? (You need not report an action, either formal or informal, if a confidentiality
     clause is part of the agreement)                                              Yes [ ] No [X]

6.2  If yes, give full information:
                                    --------------------------------------------

7.1  Does any foreign (non-United States) person or entity directly or
     indirectly control 10% or more of the reporting entity?                       Yes [ ] No [X]

7.2  If yes,

                    7.21 States the percentage of foreign control;

                    7.22 States the nationality(s) of the foreign person(s) or entity(s) or if the entity is a mutual or reciprocal, the nationality of its manager or attorney in fact; and identify the type of entity(s) (e.g., individual, corporation or government, manager or attorney in fact).

                         1               2
                    Nationality   Type of Entity
                    -----------   --------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                             GENERAL INTERROGATORIES

                                   (continued)

8 What is the name and address of the independent certified public accountant or accounting firm retained to conduct the annual audit? Deloitte &
     Touche LLP, 1700 Market Street, Philadelphia, PA 19103

9. What is the name, address and affiliation (officer/employee of the reporting entity or actuary/consultant associated with a(n) actuarial consulting firm) of the individual providing the statement of actuarial opinion/certification?
     Robert S. Miccolis, Senior Practice Leader, Deloitte & Touche LLP, 1700
     Market Street, Philadelphia, PA 19103

10.  FOR UNITED STATES BRANCHES OF ALIEN REPORTING ENTITIES ONLY:

10.1 What changes have been made during the year in the United States Manager or the United States Trustees of the reporting entity?

10.2 Does this statement contain all business transacted for the reporting
     entity through its United States Branch on risks wherever located?            Yes [ ] No [ ]

10.3 Have there been any changes made to any of the trust indentures during the
     year?                                                                         Yes [ ] No [ ]

10.4 If answer to (10.3) is yes, has the domiciliary or entry state approved the
     changes?                                                                      Yes [ ] No [ ] NA [ ]

                               BOARD OF DIRECTORS

11.  Is the purchase or sale of all investments of the reporting entity passed
     upon either by the Board of Directors or a subordinate committee thereof?     Yes [X] No [ ]

12.  Does the reporting entity keep a complete permanent record of the proceedings of its Board of Directors and all subordinate committees
     thereof?                                                                      Yes [X] No [ ]

13.  Has the reporting entity an established procedure for disclosure to its board of directors or trustees of any material interest or affiliation on the part of any of its officers, directors, trustees or responsible employees which is in or likely to conflict with the official duties of
     such person?                                                                  Yes [X] No [ ]

                                    FINANCIAL

14.1 Total amount loaned during the year (inclusive of Separate Accounts, exclusive of policy loan):

     4.11 To directors or other officers       $
                                                ----------------------
     4.12 To stockholders not officers         $
                                                ----------------------
     14.13 Trustees, supreme or grand
           (Fraternaal only)                   $
                                                ----------------------

14.2 Total amount of loans outstanding at end of year (inclusive of Separate Accounts, exclusive of policy loans):

     14.21 To directors or other officers      $
                                                ----------------------
     14.22 To stockholders not officers        $
                                                ----------------------
     14.23 Trustees, supreme or grand
           (Fraternal only)                    $
                                                ----------------------

15.1 Were any of the assets reported in this statement subject to a contractual obligation to transfer to another party without the liability for such obligation being reported in this statement? Yes [ ] No [X]

15.2 If yes, state the amount thereof at December 31 of the current year:

     15.21 Rented from others                  $
                                                ----------------------
     15.22 Borrowed from others                $
                                                ----------------------
     15.23 Leased from others                  $
                                                ----------------------
     15.24 Other                               $
                                                ----------------------
     Disclose in Notes to Financial Statements the nature of each of these obligations.

16.1 Does this statement include payments for assessments as described in the
     Annual Statement Instructions other than guaranty fund or guaranty
     association assessments?                                                      Yes [ ] No [X]

16.2 If answer is yes,

     16.21 Amount paid as losses or risk
           adjustment                          $
                                                ----------------------
     16.22 Amount paid as expenses             $
                                                ----------------------
     16.23 Other amounts paid                  $
                                                ----------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                             GENERAL INTERROGATORIES

                                   (continued)

                                   INVESTMENT

1.7  List the following capital stock information for the reporting entity:

---------------------------------------------------------------------------------------------------------------------------
                    1                  2                    3                   4                5                6
            Number of Shares   Number of Shares                         Redemption Price   Is Dividend Rate   Are Dividends
Class          Authorized         Outstanding     Par Value Per Share       if Callable         Limited?       Cumulative?
---------------------------------------------------------------------------------------------------------------------------
                                                                                              Yes     No         Yes   No
Preferred                                                                                     [  ]   [  ]       [  ]  [  ]
Common            100,000           100,000             150,000               xxx             xxx     xxx        xxx   xxx

18.1. Were all the stocks, bonds and other securities owned December 31 of current year, over which the reporting entity has exclusive control, in the actual possession of the reporting entity on said data, except as shown by
     Schedule E - Part 2 - Special Deposits?                                       Yes [X] No [ ]

18.2 If no, give full and complete information relating thereto:

19.1 Were any of the stocks, bonds or other assets of the reporting entity owned at December 31 of the current year not exclusively under the control of the reporting entity, except as shown on the Schedule E - Part 2 - Special
     Deposits; or has the reporting entity sold or transferred any assets subject to a put option contract that is currently in force? (Exclude
     securities subject to Interrogatory 15.1)                                     Yes [X] No [ ]

19.2 If yes, state the amount thereof at December 31 of the current year:

     19.21 Loaned to others                                      $
                                                                  -----------
     19.22 Subject to repurchase agreements                      $
                                                                  -----------
     19.23 Subject to reverse repurchase agreements              $
                                                                  -----------
     19.4 Subject to dollar repurchase agreements                $
                                                                  -----------
     19.25 Subject to reverse dollar repurchase agreements       $
                                                                  -----------
     19.26 Paged as collateral                                   $
                                                                  -----------
     19.27 Placed under option agreements                        $
                                                                  -----------
     19.28 Letter stock or other securities resticted as to sale $
                                                                  -----------
     19.29 Other                                                 $ 11,210,876

19.3 For each category above, if any of these assets are held by others, identify by whom held:

     19.31
           -----------------------------------
     19.32
           -----------------------------------
     19.33
           -----------------------------------
     19.34
           -----------------------------------
     19.35
           -----------------------------------
     19.36
           -----------------------------------
     19.37
           -----------------------------------
     19.38
           -----------------------------------
     19.39 Maple Bank GMBH

     For categories (19.21) and (19.23) above, and for any other securities that were made available for use by another person during the period covered by this statement, attach a schedule as shown in the instructions to the annual statement.

19.4 For category (19.28) provide the following:

--------------------------------------------------------------------------------
             1                               2                       3
     Nature of Restriction                Desciption                Amount
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

20.1 Does the reporting entity have any hedging transactions reported on
     Schedule DB?                                                                  Yes [ ] No [X]

20.2  If yes, has a comprehensive description of the hedging program been made
      available to the domiciliary state?                                          Yes [ ] No [ ] NA [ ]
      If no, attach a description with this statement.

21.1  Were any preferred stocks or bonds owned as of December 31 of the current year mandatorily convertible into equity, or, at the option of the issuer,
      convertible into equity?                                                     Yes [X] No [ ]

21.2. If yes, state the amount thereof at December 31 of the current year.         $12,348,393

22.  Excluding items in Schedule E, real estate, mortgage loans and investments held physically in the reporting entity's offices, vaults or safety deposit boxes, were all stocks, bonds and other securities, owned throughout the current year held pursuant to a custodial agreement with a qualified bank or trust company in accordance with Part 1-General, Section IV.H-Custodial or Safekeeping Agreements of the NAIC Financial Condition Examiners
     Handbook?                                                                     Yes [X] No [ ]

22.01 For agreements that comply with the requirements of the NAIC Financial Condition Examiners Handbook, complete the following:

--------------------------------------------------------------------------------
               1                                              2
      Name of Custodian(s)                            Custodian's Address
--------------------------------------------------------------------------------
State Street Bank and Trust Company N. A         61 Broadway, New York, NY 1006





--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN GUARANTY INC.

                             GENERAL INTERROGATORIES

                                   (continued)

                                   INVESTMENT

22.02 For all agreements that do not comply with the requirements of the NAIC Financial Condition Examiners Handbook, provide the name, location and a complete explanation:

--------------------------------------------------------------------------------
          1                        2                           3
       Name(s)                 Location(s)           Complete Explanation(s)
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

22.03 Have there been any changes, including name changes, in the custodian(s) identified in 22.01 during the current year? Yes [ ] No [X]

22.04 If yes, give full and complete information relating thereto:

--------------------------------------------------------------------------------
         1                  2                     3                    4
   Old Custodian      New Custodian          Date of Change          Reason
--------------------------------------------------------------------------------





--------------------------------------------------------------------------------

22.05 Identify all investment advisors, brokers/dealers or individuals acting on behalf of broker/dealers that have access to the investment accounts, handle securities and have authority to make investments on behalf of the reporting entity:

--------------------------------------------------------------------------------------------------------------
           1                             2                                               3
Central Registration
 Depository Number(s)                  Name                                           Address
--------------------------------------------------------------------------------------------------------------
110391                  Lord Abbett & Co. LLC                          90 Hudson Street, Jersey City, NJ 07302
113972                  Standish Mellon Asset Management Company LLC   One Financial Center, Boston MA 02111
106595                  Wellington Management Company, LLP             75 State Street, Boston BA 02109
--------------------------------------------------------------------------------------------------------------

                                     OTHER

23.1 Amount of payments to Trade Associations, Service Organizations and Statistical or Rating Bureaus, if any? $685,114

23.2 List the name of the organization and the amount paid if any such payment represented 25% or more of the total payments to Trade Associations, Service Organizations and Statistical or Rating Bureaus during the period covered by this statement.

--------------------------------------------------------------------------------
                       1                                                 2
                     Name                                           Amount Paid
--------------------------------------------------------------------------------
             Standard & Poor's Corp                                  $378,957
             Moody's Investors Service                               $210,000
--------------------------------------------------------------------------------

24.1 Amount of payments for legal expenses, if any? $1,349,006

24.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payments for legal expenses during the period covered by this statement.

--------------------------------------------------------------------------------
                       1                                                 2
                     Name                                           Amount Paid
--------------------------------------------------------------------------------
Dewey Ballantine LLP                                                  $871,159
                                                                      $
                                                                       -------
                                                                      $
                                                                       -------
--------------------------------------------------------------------------------

25.1 Amount of payments for expenditures in connection with matters before legislative bodies, officers or departments of government, if any? $
                                                                         -------

25.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payment expenditures in connection with matters before legislative bodies, officers or departments of government during the period covered by this statement.

--------------------------------------------------------------------------------
                        1                                               2
                      Name                                          Amount Paid
--------------------------------------------------------------------------------
                                                                     $
                                                                      ---------
                                                                     $
                                                                      ---------
                                                                     $
                                                                      ---------
--------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                             GENERAL INTERROGATORIES
                                   (continued)

                  PART 2 - PROPERTY & CASUALTY INTERROGATORIES

1.1    Does the reporting entity have any direct Medicare Supplement Insurance
       in force?                                                                          Yes [ ] No [X]
1.2    If yes, indicate premium earned on U.S. business only                              $
                                                                                           --------------------
1.3    What portion of Item (1.2) is not reported on the Medicare Supplement
       Insurance Experience Exhibit?                                                      $
                                                                                           --------------------
          1.31 Reason for excluding
1.4    Indicate amount of earned premium attributable to Canadian and/or Other
       Alien not included in Item (1.2) above.                                            $
                                                                                           --------------------
1.5    Indicate total incurred claims on all Medicare Supplement Insurance.               $
                                                                                           --------------------
1.6    Individual policies:
                                    Most current three years:
                                       1.61 Total premium earned                          $
                                                                                           --------------------
                                       1.62 Total incurred claims                         $
                                                                                           --------------------
                                       1.63 Number of covered lives                       $
                                                                                           --------------------
                                    All years prior to most current three years:
                                       1.64 Total premium earned                          $
                                                                                           --------------------
                                       1.65 Total incurred claims                         $
                                                                                           --------------------
                                       1.66 Number of covered lives                       $
                                                                                           --------------------
1.7    Group policies:
                                    Most current three years:
                                       1.71 Total premium earned                          $
                                                                                           --------------------
                                       1.72 Total incurred claims                         $
                                                                                           --------------------
                                       1.73 Number of covered lives                       $
                                                                                           --------------------
                                    All years prior to most current three years:
                                       1.74 Total premium earned                          $
                                                                                           --------------------
                                       1.75 Total incurred claims                         $
                                                                                           --------------------
                                       1.76 Number of covered lives                       $
                                                                                           --------------------

2.1    Does the reporting entity issue both participating and non participating
       policies?                                                                          Yes [ ] No [X]
2.2    If yes, state the amount of calendar year net premiums written on:
                                       2.21 Participating policies                        $
                                                                                           --------------------
                                       2.22 Non participating policies                    $
                                                                                           --------------------

3.     For Mutual Reporting Entities and Reciprocal Exchanges Only:
3.1    Does the reporting entity issue assessable policies?                               Yes [ ] No [ ]
3.2    Does the reporting entity issue non assessable policies?                           Yes [ ] No [ ]
3.3    If assessable policies are issued, what is the extent of the contingent
       liability of the policyholders?                                                                        %
                                                                                           -------------------
3.4    Total amount of assessments paid or ordered to be paid during the year on
       deposit notes or contingent premiums?                                              $
                                                                                           --------------------

4.     For Reciprocal Exchanges Only:
4.1    Does the Exchange appoint local agents?                                            Yes [ ] No [ ]
4.2    If yes, is the commission paid:
                                       4.21 Out of Attorney's in fact compensation        Yes [ ] No [ ] NA [ ]
                                       4.22 As a direct expense of the Exchange           Yes [ ] No [ ] NA [ ]
4.3    What expenses of the Exchange are not paid out of the compensation of the
       Attorney-in-fact?
4.4    Has any Attorney-in-fact compensation, contingent on fulfillment of certain
       conditions, been deferred?                                                         Yes [ ] No [ ]

4.5    If yes, give full information
                                     ----------------------------------------------

5.1    What provision has this reporting entity made to protect itself from an excessive loss in the event of a catastrophe under a workers' compensation contract issued without limit of loss?
       The Company is a monoline financial guaranty insurer and as such it does not write workers' compensation insurance.
5.2    Describe the method used to estimate this reporting entity's probable maximum insurance loss, and identify the type of insured exposures comprising that probable maximum loss, the locations of concentrations of those exposures and the external resources (such as consulting firms or computer software models), if any, used in the estimation process.
       The Company estimates its probable maximum loss based on accepted industry standard approaches for Financial Guaranty. All monoline financial guaranty companies are rated by at least two of the largest Rating Agencies (S&P,
       Moody's and Fitch). These Rating Agencies use financial and exposure models to test the adequacy of our capital in a severe "stressed" environment.
       These models use either scenario testing or simulation to calculate a worst-
       case scenario - a "probable maximum loss" for our financial guaranty exposures in the United States and Internationally - and to measure our ability to emerge from such an event with positive capital and surplus remaining. Satisfying the capital requirements of these models is critical to our financial credit rating.
5.3    What provision has this reporting entity made (such as a catastrophic reinsurance program) to protect itself from an excessive loss arising from the types and concentrations of insured exposures comprising its probable maximum property insurance loss?
       The Company is a monoline financial guaranty insurer and as such it does not write property insurance.
5.4    Does the reporting entity carry catastrophe reinsurance protection, with provision for at least one reinstatement, in an amount sufficient to cover its estimated probable maximum loss attributable to a single loss event or
       occurrence?                                                                        Yes [ ] No [X]
5.5    If no, describe any arrangements or mechanisms employed by the reporting entity to supplement its catastrophe reinsurance program or to hedge its exposure to unreinsured catastrophic loss.
       Since the Company is a financial guaranty insurer it is required by the provisions of SSAP No. 60 to set aside contingency reserves for the financial guaranty policies it has issued, to protect against losses due to claims which may result from an economic catastrophe such as a depression.
       These reserves are in addition to the required loss and loss adjustment reserves.
6.1    Has this reporting entity reinsured any risk with any other entity under a quota share reinsurance contract which includes a provision which would limit the reinsurer's losses below the stated quota share percentage (e.g., a deductible, a loss ratio corridor, a loss ratio cap, an aggregate limit
       or any similar provision)?                                                         Yes [ ] No [X]
6.2    If yes, indicate the number of reinsurance contracts containing such provisions:

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                             GENERAL INTERROGATORIES
            PART 2 - PROPERTY & CASUALTY INTERROGATORIES (continued)

7.1    Has this reporting entity reinsured any risk with any other entity and agreed to release such entity from liability, in whole or in part, from any
       loss that may occur on the risk, or portion thereof, reinsured?                    Yes [ ] No [X]

7.2    If yes, give full information
                                     ----------------------------------------------

8.     If the reporting entity has assumed risks from another entity, there should be charged on account of such reinsurances a reserve equal to that which the original entity would have been required to charge had it retained the
       risks. Has this been done?                                                         Yes [X] No [ ] NA [ ]

9.1    Has this reporting entity guaranteed policies issued by any other entity
       and now in force?                                                                  Yes [ ] No [X]

9.2    If yes, give full information
                                     ----------------------------------------------

10.1   If the reporting entity recorded accrued retrospective premiums on insurance contracts on Line 10.3 of the assets schedule, Page 2, state the amount of corresponding liabilities recorded for:
             10.11 Unpaid losses                                                          $
                                                                                           --------------------
             10.12 Unpaid underwriting expenses (including loss adjustment expenses)      $
                                                                                           --------------------
10.2   Of the amount on Line 10.3 of the assets schedule, Page 2, state the amount
       which is secured by letters of credit, collateral and other funds.                 $
                                                                                           --------------------
10.3   If the reporting entity underwrites commercial insurance risks, such as workers' compensation are premium or promissory notes accepted from its
       insureds covering unpaid premiums and/or unpaid losses?                            Yes [ ] No [ ] NA [X]
10.4   If yes, provide the range of interest rates charged under such notes during the period covered by this statement:
             10.41 From                                                                                       %
                                                                                           -------------------
             10.42 To                                                                                         %
                                                                                           -------------------
10.5   Are letters of credit or collateral and other funds received from insureds being utilized by the reporting entity to secure premium or promissory notes taken by the reporting entity, or to secure any of the reporting entity's reported direct unpaid loss reserves, including unpaid losses
       under loss deductible features of commercial policies?                             Yes [ ] No [X]
10.6   If yes, state the amount thereof at December 31 of the current year:
             10.61 Letters of credit                                                      $
                                                                                           --------------------
             10.62 Collateral and other funds                                             $
                                                                                           --------------------

11.1   What amount of installment notes is owned and now held by the reporting entity?    $
                                                                                           --------------------

11.2   Have any of these notes been hypothecated, sold or used in any manner as
       security for money loaned within the past year?                                    Yes [ ] No [X]
11.3   If yes, what amount?                                                               $
                                                                                           --------------------

12.1   Largest net aggregate amount insured in anyone risk (excluding workers'
       compensation):                                                                     $ 30,111,111
12.2   Does any reinsurance contract considered in the calculation of this amount include an aggregate limit of recovery without also including a reinstatement
       provision?                                                                         Yes [ ] No [X]
12.3   State the number of reinsurance contracts (excluding individual facultative risk certificates, but including facultative programs, automatic facilities or facultative obligatory contracts) considered in the calculation of this
       amount.                                                                                        1

13.1   Has this reporting entity guaranteed any financed premium accounts?                Yes [ ] No [X]

13.2   If yes, give full information
                                     ----------------------------------------------

14.1   Does the reporting entity own any securities of a real estate holding company
       or otherwise hold real estate indirectly?                                          Yes [X] No [ ]
                                    14.11 Name of real estate holding company             Windsor Management Inc.
                                    14.12 Number of parcels involved
                                    14.13 Total book/adjusted carrying value              $ 3,000

14.2   If yes, provide explanation:
       The Company has established this entity to own, manage and dispose of residential multifamily real property located in Memphis, Tennessee. During the reporting period, Windsor Management Inc. did not own any real property.

15.1   Does the reporting entity write any warranty business?                             Yes [ ] No [X]
       If yes, disclose the following information for each of the following types of warranty coverage:

                         1               2                3               4                5
                   Direct Losses   Direct Losses   Direct Written   Direct Premium   Direct Premium
                     Incurred         Unpaid           Premium         Unearned          Earned
                   -------------   -------------   --------------   --------------   --------------
15.11 Home         $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------
15.12 Products     $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------
15.13 Automobile   $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------
15.14 Other*       $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------

     * Disclose type of coverage:

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                            FIVE YEAR HISTORICAL DATA

      Show amounts in whole dollars only, no cents; show percentages to one decimal place, i.e. 17.6.

                                                                         1             2             3
                                                                       2002          2001          2000
-----------------------------------------------------------------------------------------------------------
Gross Premiums Written (Page 8, Part 1B, Cols. 1, 2 & 3)
   1.    Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2, 18.1,
            18.2, 19.1, 19.2 & 19.3, 19.4)
   2.    Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   3.    Property and Liability Combined Lines (Lines 3, 4, 5,
            8, 22 & 27)
   4.    All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24, 28,
            29 & 33)                                                195,530,263    92,003,127    50,513,155
   5.    Non proportional Reinsurance Lines (Lines 30, 31 &
            32)
                                                                    ---------------------------------------
   6.    Total (Line 34)                                            195,530,263    92,003,127    50,513,155
            Net Premiums Written (Page 8, Part 1B, Col. 6)
   7.    Liability Lines (Lines 11.1, 11.2, 16,
            17.1, 17.2, 18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)
   8.    Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   9.    Property and Liability Combined Lines
            (Lines 3, 4, 5, 8, 22 & 27)
   10.   All Other Lines
            (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29 & 33)          170,913,577    72,025,186    42,945,674
   11.   Non-proportional Reinsurance Lines
            (Lines 30, 31 & 32)
                                                                    ---------------------------------------
   12.   Total (Line 34)                                            170,913,577    72,025,186    42,945,674
            Statement of Income (Page 4)
   13.   Net Underwriting Gain (Loss) (Line 8)                       17,806,558    (7,369,640)   (6,813,154)
   14.   Net Investment Gain (Loss) (Line 11)                        27,194,760    19,849,588     9,802,067
   15.   Total Other Income (Line 15)                                   594,141     2,870,385     6,282,021
   16.   Dividends to Policyholders (Line 17)
   17.   Federal and Foreign Income Taxes Incurred
            (Line 19)                                                12,225,532     4,747,772       (44,949)
                                                                    ---------------------------------------
   18.   Net Income (Line 20)                                        33,369,926    10,602,561     9,315,883
            Balance Sheet Lines (Pages 2 and 3)
   19.   Total Admitted Assets excluding Protected Cell
            (Page 2, Line 26, Col. 3)                               657,382,632   381,501,264   327,610,138
   20.   Agents' Balances or Uncollected Premiums
            (Page 2, Col. 3)
         20.1  In Course of Collection (Line 10.1)                   22,449,487    14,497,791     7,387,299
         20.2  Deferred and not yet due (Line 10.2)
         20.3  Accrued Retrospective Premiums (Line 10.3)
   21.   Total Liabilities excluding Protected Cell
            (Page 3, Line 24)                                       347,923,517   248,370,286   221,785,152
   22.   Losses (Page 3, Lines 1 and 2)                              54,478,306    42,941,520    31,661,093
   23.   Loss Adjustment Expenses (Page 3, Line 3)                      817,413       531,607       223,713
   24.   Unearned premiums (Page 3, Line 9)                         233,700,716   156,935,231   133,886,331
   25.   Capital Paid Up (Page 3, Lines 28 & 29)                     15,000,000    15,000,000    15,000,000
   26.   Surplus as Regards Policyholders (Page 3, Line 35)         309,459,115   133,130,978   105,824,986
            Risk-Based Capital Analysis
   27.   Total Adjusted Capital
   28.   Authorized Control Level Risk-Based Capital
   Percentage Distribution of Cash and Invested Assets
                   (Page 2, Col. 3)
      (Item divided by Page 2, Line 9, Col. 3) x 100.0
   29.   Bonds (Line 1)                                                    88.4          85.8          90.6
   30.   Stocks (Lines 2.1 & 2.2)                                           4.1           4.7           0.3
   31.   Mortgage Loans on Real Estate
            (Lines 3.1 and 3.2)
   32.   Real Estate (Lines 4.1, 4.2 & 4.3)
   33.   Cash and Short Term Investments (Line 5)                           7.4           9.5           9.1
   34.   Other Invested Assets (Line 6)
   35.   Receivable for Securities (Line 7)                                 0.0
   36.   Aggregate Write-Ins for Invested Assets (Line 8)
                                                                    ---------------------------------------
   37.   Cash and Invested Assets (Line 9)                                100.0         100.0         100.0
         Investments in Parent, Subsidiaries and Affiliates
   38.   Affiliated Bonds (Schedule D, Summary, Line 25, Col. 1)
   39.   Affiliated Preferred Stocks
            (Schedule D, Summary, Line 39, Col. 1)
   40.   Affiliated Common Stocks
            (Schedule D, Summary, Line 53, Col. 2)                        3,001             1             1
   41.   Affiliated Short-Term Investments (subtotals included
            in Schedule DA, Part 2, Col. 5, Line 11)
   42.   Affiliated Mortgage Loans on Real Estate
   43.   All Other Affiliated
                                                                    ---------------------------------------
   44.   Total of above Lines 38 to 43                                    3,001             1             1
   45.   Percentage of Investments in Parent, Subsidiaries
            and Affiliates to Surplus as Regards Policyholders
            (Line 44 above divided by Page 3, Col. 1,
            Line 35x 100.0)                                                 0.0
-----------------------------------------------------------------------------------------------------------


                                                                        4             5
                                                                       1999          1998
---------------------------------------------------------------------------------------------
Gross Premiums Written (Page 8, Part 1B, Cols. 1, 2 & 3)
   1.    Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2, 18.1,
            18.2, 19.1, 19.2 & 19.3, 19.4)
   2.    Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   3.    Property and Liability Combined Lines (Lines 3, 4, 5,
            8, 22 & 27)
   4.    All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24, 28,
            29 & 33)                                                 80,153,827    52,971,900
   5.    Non proportional Reinsurance Lines (Lines 30, 31 &
            32)
                                                                    -------------------------
   6.    Total (Line 34)                                             80,153,827    52,971,900
            Net Premiums Written (Page 8, Part 1 B, Col. 6)
   7.    Liability Lines (Lines 11.1, 11.2, 16,
            17.1, 17.2, 18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)
   8.    Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   9.    Property and Liability Combined Lines
         (Lines 3, 4, 5, 8, 22 & 27)
   10.   All Other Lines
            (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29 & 33)           71,147,260    49,180,574
   11.   Non proportional Reinsurance Lines
            (Lines 30, 31 & 32)
                                                                    ------------- -----------
   12.   Total (Line 34)                                             71,147,260    49,180,574
            Statement of Income (Page 4)
   13.   Net Underwriting Gain (Loss) (Line 8)                         (622,097)    4,672,750
   14.   Net Investment Gain (Loss)(Line 11)                         15,209,812    13,488,277
   15.   Total Other Income (Line 15)                                (1,564,080)   (3,902,764
   16.   Dividends to Policyholders (Line 17)
   17.   Federal and Foreign Income Taxes Incurred
            (Line 19)                                                 4,641,465    3,259,961
                                                                    -------------------------
   18.   Net Income (Line 20)                                         8,382,170    10,998,302
            Balance Sheet Lines (Pages 2 and 3)
   19.   Total Admitted Assets excluding Protected Cell
            (Page 2, Line 26, Col. 3)                               296,813,366   272,618,557
   20.   Agents' Balances or Uncollected Premiums
            (Page 2, Col. 3)
         20.1  In Course of Collection (Line 10.1)                    9,209,761   15,526,866
         20.2  Deferred and not yet due (Line 10.2)
         20.3  Accrued Retrospective Premiums (Line 10.3)
   21.   Total Liabilities excluding Protected Cell
            (Page 3, Line 24)                                       206,244,976   174,078,836
   22.   Losses (Page 3, Lines 1 and 2)                              27,305,826    21,720,260
   23.   Loss Adjustment Expenses (Page 3, Line 3)                        6,590        15,259
   24.   Unearned premiums (Page 3, Line 9)                         132,216,677   102,794,233
   25.   Capital Paid Up (Page 3, Lines 28 & 29)                     15,000,000    15,000,000
   26.   Surplus as Regards Policyholders (Page 3, Line 35)          90,568,390    98,539,721
            Risk Based Capital Analysis
   27.   Total Adjusted Capital
   28.   Authorized Control Level Risk Based Capital
   Percentage Distribution of Cash and Invested Assets
                   (Page 2, Col. 3)
      (Item divided by Page 2, Line 9, Col. 3) x 100.0
   29.   Bonds (Line 1)                                                    95.2          90.1
   30.   Stocks (Lines 2.1 & 2.2)                                           0.6           6.0
   31.   Mortgage Loans on Real Estate
            (Lines 3.1 and 3.2)
   32.   Real Estate (Lines 4.1, 4.2 & 4.3)
   33.   Cash and Short Term Investments (Line 5)                           4.2           0.2
   34.   Other Invested Assets (Line 6)
   35.   Receivable for Securities (Line 7)                                               3.7
   36.   Aggregate Write-Ins for Invested Assets (Line 8)
                                                                    -------------------------
   37.   Cash and Invested Assets (Line 9)                                100.0         100.0
         Investments in Parent, Subsidiaries and Affiliates
   38.   Affiliated Bonds (Schedule D, Summary, Line 25, Col. 1)
   39.   Affiliated Preferred Stocks
            (Schedule D, Summary, Line 39, Col. 1)                      623,505     3,368,762
   40.   Affiliated Common Stocks
            (Schedule D, Summary, Line 53, Col. 2)
   41.   Affiliated Short-Term Investments (subtotals included
            in Schedule DA, Part 2, Col. 5, Line 11)
   42.   Affiliated Mortgage Loans on Real Estate
   43.   All Other Affiliated
                                                                    -------------------------
   44.   Total of above Lines 38 to 43                                  623,505     3,368,762
   45.   Percentage of Investments in Parent, Subsidiaries
            and Affiliates to Surplus as Regards Policyholders
            (Line 44 above divided by Page 3, Col. 1,
            Line 35 100.0)                                                  0.7           3.4
---------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                            FIVE YEAR HISTORICAL DATA
                                   (Continued)

------------------------------------------------------------------------------------------------------------------------------
                                                                    1            2            3             4            5
                                                                  2002         2001         2000          1999         1998
------------------------------------------------------------------------------------------------------------------------------
         Capital and Surplus Accounts (Page 4)

46. Net Unrealized Capital Gains (Losses)(Line 23)              (2,192,791)     101,683    5,016,057   (2,745,103)
47. Dividends to Stockholders (Line 34)                                      (5,000,000)  (4,000,000)  (4,000,000)  (3,000,000)
48. Change in surplus as regards policyholders for the
       year (Line 37)                                          176,328,137   27,305,992   15,256,596   (7,971,331)   3,643,893

      Gross Losses Paid (Page 9, Part 2, Cols. 1 & 2)

49. Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2, 18.1,
       18.2, 19.1, 19.2 & 19.3, 19.4)
50. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
51. Property and Liability Combined Lines
       (Lines 3, 4, 5, 8, 22 & 27)
52. All Other Lines
      (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29 & 33)            19,957,689   12,286,596   12,983,454    9,001,157    5,516,268
53. Non Proportional Reinsurance Lines
       (Lines 30, 31 & 32)
                                                               ---------------------------------------------------------------
54. Total (Line 34)                                             19,957,689   12,286,596   12,983,454    9,001,157    5,516,268

       Net Losses Paid (Page 9, Part 2, Col. 4)

55. Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2, 18.1,
       18.2, 19.1, 19.2 & 19.3, 19.4)
56. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
57. Property and Liability Combined Lines
       (Lines 3, 4, 5, 8, 22 & 27)
58. All Other Lines
       (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29 & 33)           18,309,376   11,311,467   12,532,948    7,608,772    5,234,633
59. Non Proportional Reinsurance Lines
       (Lines 30, 31 & 32)
                                                               ---------------------------------------------------------------
60. Total (Line 34)                                             18,309,376   11,311,467   12,532,948    7,608,772    5,234,633

         Operating Percentages (Page 4)
    (Item divided by Page 4, Line 1) x 100.0

61. Premiums Earned (Line 1)                                         100.0        100.0        100.0        100.0        100.0
62. Losses Incurred (Line 2)                                          32.2         50.5         42.4         25.7         21.2
63. Loss Expenses Incurred (Line 3)                                    1.9          1.8          1.8          0.7          0.3
64. Other Underwriting Expenses Incurred (Line 4)                     46.9         62.7         72.3         75.1         65.8
65. Net Underwriting gain (loss) (Line 8)                             18.9        (15.0)       (16.5)        (1.5)        12.7

             Other Percentages

66. Other Underwriting Expenses to Net Premiums
       Written (Page 4, Lines 4 + 5 - 15 divided by
       Page 8, Part 1B, Col. 6, Line 34 x 100.0)                      25.5         38.7         54.9         46.3         57.0
67. Losses and Loss Expenses Incurred to Premiums
       Earned (Page 4, Lines 2 + 3 divided by
       Page 4, Line 1 x 100.0)                                        34.1         52.3         44.2         26.4         21.5
68. Net Premiums Written to Policyholders' Surplus
       (Page 8, Part 1B, Col. 6, Line 34 divided by Page
        3, Line 35, Col. 1 x 100.0)                                   55.2         54.1         40.6         78.6         49.9

     One Year Loss Development (000 omitted)

69. Development in Estimated Losses and Loss
       Expenses Incurred Prior to Current Year
       (Schedule P - Part 2 - Summary, Line 12, Col. 11)             6,555       11,932        6,260        4,346        5,784
70. Percent of Development of Loss and Loss Expenses
       Incurred to Policyholders' Surplus of Previous
       Year End (Line 69 above divided by Page 4,
       Line 21, Col. 1 x 100.0)                                        4.9         11.3          6.9          4.4          6.1

     Two Year Loss Development (000 omitted)

71. Development in Estimated Losses and Loss
       Expenses Incurred 2 years before the current year
       and prior year (Schedule P, Part 2 - Summary,
       Line 12, Col. 12)                                            11,674        9,037        7,319        7,623       (2,147)
72. Percent of Development of Loss and Loss Expenses
       Incurred to Reported Policyholders' Surplus of
       Second Previous Year End (Line 71 above divided
       by Page 4, Line 21, Col. 2 x 100.0)                            11.0         10.0          7.4          8.0         (2.5)

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

            EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

NAIC Group Code 0766                                                     BUSINESS IN THE STATE OF Consolidated
----------------------------------------------------------------------------------------------------------------------------
                                                                                                                   3
                                                                     Gross Premiums, Including Policy and
                                                                                Membership Fees
                                                                           Less Return Premiums and
                                                                        Premiums on Policies not Taken
                                                                     ------------------------------------    Dividends Paid
                                                                             1                 2             or Credited to
                                                                      Direct Premiums   Direct Premiums     Policyholders on
                         Line of Business                                 Written           Earned          Direct Business
----------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty                                                128,092,802        53,041,078
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety                                                              4,328,159         4,011,717
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                        132,420,961        57,052,795
----------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
-----------------------------------------------------------------------------------------------

NAIC Group Code 0766
------------------------------------------------------------------------------------------------
                                                                          4              5

                                                                        Direct     Direct Losses
                                                                       Unearned        Paid
                                                                       Premium      (deducting
                            Line of Business                           Reserves       salvage)
------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty                                             216,144,518
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety                                                           2,033,618
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                     218,178,136
------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                          DURING THE YEAR 2002
-----------------------------------------------------------------------------------------------------------------
                                                                           6             7                8
                                                                                                   Direct Defense
                                                                                                      and Cost
                                                                                                     Containment
                                                                     Direct Losses  Direct Losses      Expense
                         Line of Business                              Incurred        Unpaid           Paid
-----------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty                                              2,321,316       7,979,088     1,396,305
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                      2,321,316       7,979,088     1,396,305
-----------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------------------------

NAIC Group Code 0766                                                                             NAIC Company Code 36250
--------------------------------------------------------------------------------------------------------------------------------
                                                                          9               10              11            12
                                                                    Direct Defense  Direct Defense
                                                                       and Cost        and Cost
                                                                      Containment     Containment     Commissions     Taxes,
                                                                        Expense         Expense     and Brokerage  Licenses and
                         Line of Business                              Incurred         Unpaid         Expenses        Fees
--------------------------------------------------------------------------------------------------------------------------------
1.    Fire
2.1   Allied lines
2.2   Multiple peril crop
2.3   Federal flood
3.    Farmowners multiple peril
4.    Homeowners multiple peril
5.1   Commercial multiple peril (non-liability portion)
5.2   Commercial multiple peril (liability portion)
6.    Mortgage guaranty
8.    Ocean marine
9.    Inland marine
10.   Financial guaranty                                             1,547,386        651,081          68,075       3,648,167
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety                                                                                          253,215         129,845
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of business
34.   TOTALS (a)                                                     1,547,386        651,081         321,290       3,778,012
--------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33 from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398) (Line 33 above)
---------------------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $   .
                                                               ---

                                     24.GT

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                      SCHEDULE A VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book/adjusted carrying value, December 31, prior year (prior year statement)

 2.  Increase (decrease) by adjustment:

     2.1  Totals, Part 1, Column 10

     2.2  Totals, Part 3, Column 7

 3. Cost of acquired, (Totals, Part 2, Column 6, net of encumb _______________ and permanent improvements (Column 9)

 4.  Cost of additions and permanent improvements:

     4.1  Totals, Part 1, Column 13

     4.2  Totals, Part 3, Column 9

 5.  Total profit (loss) on sales, Part 3, Column 14

 6.  Increase (decrease) by foreign exchange adjustment:

     6.1  Totals, Part 1, Column 11

     6.2  Totals, Part 3, Column 8

 7.  Amounts received on sales, Part 3, Column 11 and Part 1, Column 12

 8.  Book/adjusted carrying value at end of current period

 9.  Total valuation allowance

10.  Subtotal (Lines 8 plus 9)

11.  Total nonadmitted amounts

12.  Statement value, current period (Page 2, real estate lines, current period)

                      SCHEDULE B VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book value/recorded investment excluding accrued interest of mortgages owned, December 31 of prior year

 2.  Amount loaned during year.

     2.1  Actual cost at time of acquisitions

     2.2  Additional investment made after acquisitions

 3.  Accrual of discount and mortgage interest points and commitment fees

 4.  Increase (decrease) by adjustment

 5.  Total profit (loss) on sale

 6.  Amounts paid on account or in full during the year

 7.  Amortization of premium

 8.  Increase (decrease) by foreign exchange adjustment

 9. Book value/recorded investment excluding accrued interest on mortgages owned at end of current period

10.  Total valuation allowance

11.  Subtotal (Lines 9 plus 10)

12.  Total nonadmitted amounts

13.  Statement value of mortgages owned at end of current period

                     SCHEDULE BA VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book/adjusted carrying value of long term invested assets owned December 31 of prior year

 2.  Cost of acquisitions during year:

     2.1  Actual cost at time of acquisitions

     2.2  Additional investment made after acquisitions

 3.  Accrual of discount

 4.  Increase (decrease) by adjustment

 5.  Total profit (loss) on sale

 6.  Amounts paid on account or in full during the year

 7.  Amortization of premium

 8.  Increase (decrease) by foreign exchange adjustment

 9. Book/adjusted carrying value of long term invested assets at end of current period

10.  Total valuation allowance

11.  Subtotal (Lines 9 plus 10)

12.  Total nonadmitted amounts

13.  Statement value of long term invested assets at end of current period

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         SCHEDULE D - SUMMARY BY COUNTRY

          Long-Term Bonds and Stocks OWNED December 31 of Current Year

--------------------------------------------------------------------------------------------------------------------------------
                                                                         1              2             3                4
                                                                  Book/adjusted
                           Description                            Carrying Value  Fair Value(a)  Actual Cost  Par Value of Bonds
--------------------------------------------------------------------------------------------------------------------------------
                BONDS                  1. United States              89,647,487     91,342,822    89,682,276       86,543,382
Governments                            2. Canada                        498,008        534,015       497,905          500,000
(Including all obligations             3. Other Countries             6,129,848      6,316,047     5,476,226        5,933,241
                                      ------------------------------------------------------------------------------------------
guaranteed by governments)             4. Totals                     96,275,343     98,192,884    95,656,407       92,976,623
--------------------------------------------------------------------------------------------------------------------------------
States, Territories and                5. United States              97,446,888    103,139,932    98,295,032       93,600,000
   Possessions (Direct and             6. Canada
   guaranteed)                         7. Other Countries
                                      ------------------------------------------------------------------------------------------
                                       8. Totals                     97,446,888    103,139,932    98,295,032       93,600,000
                                      ------------------------------------------------------------------------------------------
Political Subdivisions of States,      9. United States              31,697,503     35,410,169    31,494,123       32,080,000
   Territories and Possessions        10. Canada
      (Direct and guaranteed)         11. Other Countries
                                      ------------------------------------------------------------------------------------------
                                      12. Totals                     31,697,503     35,410,169    31,494,123       32,080,000
--------------------------------------------------------------------------------------------------------------------------------
Special revenue and special
   assessment obligations and all     13. United States             196,452,395    205,178,483   196,759,103      192,655,000
   non guaranteed obligations of      14. Canada
   agencies and authorities of        15. Other Countries
   governments and their
   political subdivisions
                                      ------------------------------------------------------------------------------------------
                                      16. Totals                    196,452,395    205,178,483   196,759,103      192,655,000
--------------------------------------------------------------------------------------------------------------------------------
Public Utilities (unaffiliated)       17. United States
                                      18. Canada
                                      19. Other Countries
                                      ------------------------------------------------------------------------------------------
                                      20. Totals
--------------------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous and      21. United States             114,008,132    113,031,368   109,711,348      135,982,251
   Credit Tenant Loans                22. Canada
   (unaffiliated)                     23. Other Countries            14,631,439     14,618,036    14,589,377       14,700,000
                                      ------------------------------------------------------------------------------------------
                                      24. Totals                    128,639,571    127,649,404   124,300,725      150,682,251
--------------------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates   25. Totals
--------------------------------------------------------------------------------------------------------------------------------
                                      26. Total Bonds               550,511,700    569,570,872   546,505,390      561,993,874
--------------------------------------------------------------------------------------------------------------------------------
          PREFERRED STOCKS            27. United States
Public Utilities (unaffiliated)       28. Canada
                                      29. Other Countries
                                      ----------------------------------------------------------------------
                                      30. Totals
------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance Companies  31. United States
   (unaffiliated)                     32. Canada
                                      33. Other Countries
                                      ----------------------------------------------------------------------
                                      34. Totals
------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous          35. United States              24,584,908     24,033,473    25,999,253
   (unaffiliated)                     36. Canada
                                      37. Other Countries
                                      ----------------------------------------------------------------------
                                      38. Totals                     24,584,908     24,033,473    25,999,253
------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates   39. Totals
------------------------------------------------------------------------------------------------------------
                                      40. Total Preferred Stocks     24,584,908     24,033,473    25,999,253
------------------------------------------------------------------------------------------------------------
          COMMON STOCKS               41. United States
Public Utilities (unaffiliated)       42. Canada
                                      43. Other Countries
                                      ----------------------------------------------------------------------
                                      44. Totals
------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance Companies  45. United States
   (unaffiliated)                     46. Canada
                                      47. Other Countries
                                      ----------------------------------------------------------------------
                                      48. Totals
------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous          49. United States               1,153,246      1,153,246       497,560
   (unaffiliated)                     50. Canada
                                      51. Other Countries
                                      ----------------------------------------------------------------------
                                      52. Totals                      1,153,246      1,153,246       497,560
------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates   53. Totals                          3,001          3,001       780,000
------------------------------------------------------------------------------------------------------------
                                      54. Total Common Stocks         1,156,247      1,156,247     1,277,560
------------------------------------------------------------------------------------------------------------
                                      55. Total Stocks               25,741,155     25,189,720    27,276,813
------------------------------------------------------------------------------------------------------------
                                      56. Total Bonds and Stocks    576,252,855    594,760,592   573,782,203
------------------------------------------------------------------------------------------------------------

(a) The aggregate value of bonds which are valued at other than actual fair value is $ 8,595,986

                     SCHEDULE D - VERIFICATION BETWEEN YEARS

1. Book/adjusted carrying value of bonds and stocks, prior year                326,048,302
2. Cost of bonds and stocks acquired, Column 6, Part 3                         558,402,737
3. Increase (decrease) by adjustment:
      3.1 Column 16, Part 1                                          730,638
      3.2 Column 12, Part 2, Sec. 1                               (1,517,932)
      3.3 Column 10, Part 2, Sec. 2                                   44,425
      3.4 Column 10, Part 4                                          471,895      (270,974)
4. Total gain (loss), Col. 14, Part 4                                            2,271,331
5. Deduct consideration for bonds and stocks disposed of Column
      6, Part 4                                                                310,909,678
6. Foreign Exchange Adjustment:
      6.1 Column 17, Part 1                                          711,136
      6.2 Column 13, Part 2, Sec. 1
      6.3 Column 11, Part 2, Sec. 2
      6.4 Column 11, Part 4                                                        711,136
7. Book/adjusted carrying value at end of current period                       576,252,854
8. Total valuation allowance
9. Subtotal (Lines 7 plus 8)                                                   576,252,854
10. Total nonadmitted amounts
11. Statement value of bonds and stocks, current period                        576,252,854

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                        SCHEDULE D - PART 1A - SECTION 1

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

----------------------------------------------------------------------------------------------------------------
                                         1                  2                      3                    4
Quality Rating per the NAIC                        Over 1 Year Through   Over 5 Years Through     Over 10 Years
Designation                       1 Year or Less         5 Years               10 Years         Through 20 Years
----------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
----------------------------------------------------------------------------------------------------------------
   1.1 Class 1                       1,438,031          23,196,329              6,192,660           5,060,827
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                                  ------------------------------------------------------------------------------
   1.7 Totals                        1,438,031          23,196,329              6,192,660           5,060,827
----------------------------------------------------------------------------------------------------------------
2. All Other Governments, schedules D & DA (Group 2)
----------------------------------------------------------------------------------------------------------------
   2.1 Class 1                                           6,129,849                498,008
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                                  ------------------------------------------------------------------------------
   2.7 Totals                                            6,129,849                498,008
----------------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions etc., Guaranteed, Schedules D & DA (Group 3)
----------------------------------------------------------------------------------------------------------------
   3.1 Class 1                                          20,806,527             36,693,724          36,031,878
   3.2 Class 2
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                                  ------------------------------------------------------------------------------
   3.7 Totals                                           20,806,527             36,693,724          36,031,878
----------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D & DA (Group 4)
----------------------------------------------------------------------------------------------------------------
   4.1 Class 1                                                                 20,672,062           5,653,392
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                                  ------------------------------------------------------------------------------
   4.7 Totals                                                                  20,672,062           5,653,392
----------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules D & DA (Group 5)
----------------------------------------------------------------------------------------------------------------
   5.1 Class 1                                           7,365,309            105,465,847          57,397,369
   5.2 Class 2
   5.3 Class 3
   5.4 Class 4
   5.5 Class 5                                                                                          2,900
   5.6 Class 6
                                  ------------------------------------------------------------------------------
   5.7 Totals                                            7,365,309            105,465,847          57,400,269
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        5                  6                  7                 8
Quality Rating per the NAIC                                              Col. 6 as a    Total from Col. 6
Designation                       Over 20 Years   Total Current Year   % of Line 10.7       Prior Year
---------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
---------------------------------------------------------------------------------------------------------
   1.1 Class 1                      53,759,639         89,647,486           15.3            11,498,414
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                                  -----------------------------------------------------------------------
   1.7 Totals                       53,759,639         89,647,486           15.3            11,498,414
---------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
---------------------------------------------------------------------------------------------------------
   2.1 Class 1                                          6,627,857            1.1             1,463,698
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                                  -----------------------------------------------------------------------
   2.7 Totals                                           6,627,857            1.1             1,463,698
---------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions etc. Guaranteed, Schedules D & DA (Group 3)
---------------------------------------------------------------------------------------------------------
   3.1 Class 1                       3,914,759         97,446,888           16.6            48,651,117
   3.2 Class 2
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                                  -----------------------------------------------------------------------
   3.7 Totals                        3,914,759         97,446,888           16.6            48,651,117
---------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D & DA (Group 4)
---------------------------------------------------------------------------------------------------------
   4.1 Class 1                       5,372,049         31,697,503           5.4             35,769,545
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                                  -----------------------------------------------------------------------
   4.7 Totals                        5,372,049         31,697,503           5.4             35,769,545
---------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedule D & DA (Group 5)
---------------------------------------------------------------------------------------------------------
   5.1 Class 1                      26,220,970        196,449,495           33.4           145,716,987
   5.2 Class 2
   5.3 Class 3
   5.4 Class 4
   5.5 Class 5                                              2,900            0.0                 3,000
   5.6 Class 6
                                  -----------------------------------------------------------------------
   5.7 Totals                       26,220,970        196,452,395           33.4           145,719,987
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        9               10                   11
Quality Rating per the NAIC       % From Col. 7   Total Publicly   Total Privately Placed
Designation                         Prior Year        Traded                 (a)
-----------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
-----------------------------------------------------------------------------------------
   1.1 Class 1                          3.7          89,647,487
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                                  -------------------------------------------------------
   1.7 Totals                           3.7          89,647,487
-----------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
-----------------------------------------------------------------------------------------
   2.1 Class 1                          0.5           6,627,857
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                                  -------------------------------------------------------
   2.7 Totals                           0.5           6,627,857
-----------------------------------------------------------------------------------------
3. States, Territories and Possessions etc. Guaranteed, Schedules D & DA (Group 3)
-----------------------------------------------------------------------------------------
   3.1 Class 1                         15.6          97,446,888
   3.2 Class 2
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                                  -------------------------------------------------------
   3.7 Totals                          15.6          97,446,888
-----------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D
   & DA (Group 4)
-----------------------------------------------------------------------------------------
   4.1 Class 1                         11.5          31,697,503
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                                  -------------------------------------------------------
   4.7 Totals                          11.5          31,697,503
-----------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules D & DA
   (Group 5)
-----------------------------------------------------------------------------------------
   5.1 Class 1                         46.8         196,449,495
   5.2 Class 2
   5.3 Class 3
   5.4 Class 4
   5.5 Class 5                          0.0               2,900
   5.6 Class 6
                                  -------------------------------------------------------
   5.7 Totals                          46.8         196,452,395
-----------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

      Quality and Maturity Distribution of All Bonds owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

----------------------------------------------------------------------------------------------------------------
                                         1                  2                      3                    4
Quality Rating per the NAIC                        Over 1 Year Through   Over 5 Years Through     Over 10 Years
Designation                       1 Year or Less         5 Years               10 Years         Through 20 Years
----------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
----------------------------------------------------------------------------------------------------------------
   6.1 Class 1
   6.2 Class 2
   6.3 Class 3
   6.4 Class 4
   6.5 Class 5
   6.6 Class 6
                                  ------------------------------------------------------------------------------
   6.7 Totals
----------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
----------------------------------------------------------------------------------------------------------------
   7.1 Class 1                       37,116,900         19,717,408             6,592 214           12,636,859
   7.2 Class 2                        3,360,859         17,873,408            22,640,678           29,885,020
   7.3 Class 3                                           2,821,250                                  1,432,500
   7.4 Class 4                                           3,242,531
   7.5 Class 5
   7.6 Class 6
                                  ------------------------------------------------------------------------------
   7.7 Totals                        40,477,759         43,654,597            29,232,892           43,954,379
----------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
----------------------------------------------------------------------------------------------------------------
   8.1 Class 1
   8.2 Class 2
   8.3 Class 3
   8.4 Class 4
   8.5 Class 5
   8.6 Class 6
                                  ------------------------------------------------------------------------------
   8.7 Totals
----------------------------------------------------------------------------------------------------------------
9. Parent, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
----------------------------------------------------------------------------------------------------------------
   9.1 Class 1
   9.2 Class 2
   9.3 Class 3
   9.4 Class 4
   9.5 Class 5
   9.6 Class 6
                                  ------------------------------------------------------------------------------
   9.7 Totals
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        5                  6                  7                 8
Quality Rating per the NAIC                                              Col. 6 as a    Total from Col. 6
Designation                       Over 20 Years   Total Current Year   % of Line 10.7       Prior Year
---------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
---------------------------------------------------------------------------------------------------------
   6.1 Class 1
   6.2 Class 2
   6.3 Class 3
   6.4 Class 4
   6.5 Class 5
   6.6 Class 6
                                  -----------------------------------------------------------------------
   6.7 Totals
---------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
---------------------------------------------------------------------------------------------------------
   7.1 Class 1                      2,300,609          78,363,990           13.3            31,485 648
   7.2 Class 2                      6,287,757          80,047,722           13.6            32,146,962
   7.3 Class 3                                          4,253,750            0.7             4,475,588
   7.4 Class 4                                          3,242,531            0.6
   7.5 Class 5
   7.6 Class 6
                                  -----------------------------------------------------------------------
   7.7 Totals                       8,588,366         165,907,993           28.2            68,108,198
---------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
---------------------------------------------------------------------------------------------------------
   8.1 Class 1
   8.2 Class 2
   8.3 Class 3
   8.4 Class 4
   8.5 Class 5
   8.6 Class 6
                                  -----------------------------------------------------------------------
   8.7 Totals
---------------------------------------------------------------------------------------------------------
9. Parent, Subsidiaries and Affiliates Schedules D & DA (Group 9)
---------------------------------------------------------------------------------------------------------
   9.1 Class 1
   9.2 Class 2
   9.3 Class 3
   9.4 Class 4
   9.5 Class 5
   9.6 Class 6
                                  -----------------------------------------------------------------------
   9.7 Totals
---------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                        9               10                   11
Quality Rating per the NAIC       % From Col. 7   Total Publicly   Total Privately Placed
Designation                         Prior Year        Traded                 (a)
-----------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
-----------------------------------------------------------------------------------------
   6.1 Class 1
   6.2 Class 2
   6.3 Class 3
   6.4 Class 4
   6.5 Class 5
   6.6 Class 6
                                  -------------------------------------------------------
   6.7 Totals
-----------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
-----------------------------------------------------------------------------------------
   7.1 Class 1                         10.1          72,854,875           5,509 115
   7.2 Class 2                         10.3          66,927,407          13,120,315
   7.3 Class 3                          1.4           4,253,750
   7.4 Class 4                                        3,242,531
   7.5 Class 5
   7.6 Class 6
                                  -------------------------------------------------------
   7.7 Totals                          21.9         147,278,563          18,629,430
-----------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
-----------------------------------------------------------------------------------------
   8.1 Class 1
   8.2 Class 2
   8.3 Class 3
   8.4 Class 4
   8.5 Class 5
   8.6 Class 6
                                  -------------------------------------------------------
   8.7 Totals
-----------------------------------------------------------------------------------------
9. Parent, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
-----------------------------------------------------------------------------------------
   9.1 Class 1
   9.2 Class 2
   9.3 Class 3
   9.4 Class 4
   9.5 Class 5
   9.6 Class 6
                                  -------------------------------------------------------
   9.7 Totals
-----------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

------------------------------------------------------------------------------------------------------------------------
                                                 1                  2                     3                    4
                                                           Over 1 Year Through   Over 5 Years Through    Over 10 Years
Quality Rating per the NAIC Designation   1 Year or Less          5 Years              10 Years         Through 20 Years
------------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
-----------------------------------------------------------------------------------------------------
10.1 Class 1                                38,554,931          77,215,422            176,114,515         116,780,325
10.2 Class 2                                 3,360,859          17,873,408             22,640,678          29,885,020
10.3 Class 3                                                     2,821,250                                  1,432,500
10.4 Class 4                                                     3,242,531
10.5 Class 5                                                                                                    2,900
10.6 Class 6
                                          ------------------------------------------------------------------------------
10.7 Totals                                 41,915,790         101,152,611            198,755,193         148,100,745
10.8 Line 10.7 as a % of Col. 6                    7.1                17.2                   33.8                25.2
------------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
-----------------------------------------------------------------------------------------------------
11.1 Class 1                                 3,519,585          48,095,284             42,568,144          83,905,121
11.2 Class 2                                 3,787,590          21,051,779              2,769,310           4,538,283
11.3 Class 3                                                     2,563,087              1,912,501
11.4 Class 4
11.5 Class 5                                                                                  571               2,429
11.6 Class 6
                                          ------------------------------------------------------------------------------
11.7 Totals                                  7,307,175          71,710,150             47,250,526          88,445,833
11.8 Line 11.7 as a % of Col. 8                    2.3                23.0                   15.2                28.4
------------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
-----------------------------------------------------------------------------------------------------
12.1 Class 1                                38,554,931          73,319,429            176,114,515         115,167,204
12.2 Class 2                                 2,529,384          14,953,462             18,402,538          24,754,266
12.3 Class 3                                                     2,821,250                                  1,432,500
12.4 Class 4                                                     3,242,531
12.5 Class 5                                                                                                     2900
12.6 Class 6
                                          ------------------------------------------------------------------------------
12.7 Totals                                 41,084,315          94,336,672            194,517,053         141,356,870
12.8 Line 12.7 as a % of Col. 6                    7.2                16.6                   34.2                24.8
12.9 Line 12.7 as a % of Line 10.7,
        Col. 6, Section 10                         7.0                16.0                   33.1                24.0
------------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
-----------------------------------------------------------------------------------------------------
13.1 Class 1                                                     3,895,992                                  1,613,122
13.2 Class 2                                   831,475           2,919,946              4,238,141           5,130,754
13.3 Class 3
13.4 Class 4
13.5 Class 5
13.6 Class 6
                                          ------------------------------------------------------------------------------
13.7 Totals                                    831,475           6,815,938              4,238,141           6,743,876
13.8 Line 13.7 as a % of Col. 6                    4.5                36.6                   22.7                36.2
13.9 Line 13.7 as a % of Line 10.7,
        Col. 6, Section 10                         0.1                 1.2                    0.7                 1.1
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                5                      6                  7                 8
                                                                                    Col. 6 as a     Total from Col. 6
Quality Rating per the NAIC Designation   Over 20 Years       Total Current Year   % of Line 10.7       Prior Year
---------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
---------------------------------------
10.1 Class 1                                91,568,026            500,233,219            85.1                  XXX
10.2 Class 2                                 6,287,757             80,047,722            13.6                  XXX

10.3 Class 3                                                        4,253,750             0.7                  XXX
10.4 Class 4                                                        3,242,531             0.6                  XXX
10.5 Class 5                                           /(c)/            2,900             0.0                  XXX
10.6 Class 6                                           /(c)/                                                   XXX
                                          ---------------------------------------------------------------------------
10.7 Totals                                 97,855,783 /(b)/      587,780,122           100.0                  XXX
10.8 Line 10.7 as a % of Col. 6                   16.6                  100.0             XXX                  XXX
---------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
---------------------------------------
11.1 Class 1                                96,497,275                    XXX             XXX          274,585,409
11.2 Class 2                                                              XXX             XXX           32,146,962
11.3 Class 3                                                              XXX             XXX            4,475,588
11.4 Class 4                                                              XXX             XXX
11.5 Class 5                                                              XXX             XXX/(c)/           3,000
11.6 Class 6                                                              XXX             XXX/(c)/
                                          ---------------------------------------------------------------------------
11.7 Totals                                 96,497,275                    XXX             XXX/(b)/     311,210,959
11.8 Line 11.7 as a % of Col. 8                   31.0                    XXX             XXX                100.0
---------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
---------------------------------------
12.1 Class 1                                91,568,026            494,724,105            84.2          264,004,178
12.2 Class 2                                 6,287,757             66,927,407            11.4           32,146,962
12.3 Class 3                                                        4,253,750             0.7            4,475,588
12.4 Class 4                                                        3,242,531             0.6
12.5 Class 5                                                            2,900             0.0                3,000
12.6 Class 6
                                          ---------------------------------------------------------------------------
12.7 Totals                                 97,855,783            569,150,693            96.8          300,629,728
12.8 Line 12.7 as a % of Col. 6                   17.2                  100.0             XXX                  XXX
12.9 Line 12.7 as a % of Line 10.7,
        Col. 6, Section 10                        16.6                   96.8             XXX                  XXX
---------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
---------------------------------------
13.1 Class 1                                                        5,509,114             0.9           10,581,231
13.2 Class 2                                                       13,120,316             2.2
13.3 Class 3
13.4 Class 4
13.5 Class 5
13.6 Class 6
                                          ---------------------------------------------------------------------------
13.7 Totals                                                        18,629,430             3.2           10,581,231
13.8 Line 13.7 as a % of Col. 6                                         100.0             XXX                  XXX
13.9 Line 13.7 as a % of Line 10.7,
        Col. 6, Section 10                                                3.2             XXX                  XXX
---------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                9               10                   11
                                          % From Col. 7   Total Publicly   Total Privately Placed
Quality Rating per the NAIC Designation     Prior Year       Traded                  (a)
-------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
---------------------------------------
10.1 Class 1                                    XXX         494,724,105             5,509,115
10.2 Class 2                                    XXX          66,927,407            13,120,315

10.3 Class 3                                    XXX           4,253,750
10.4 Class 4                                    XXX           3,242,531
10.5 Class 5                                    XXX               2,900
10.6 Class 6                                    XXX
                                          -------------------------------------------------------
10.7 Totals                                     XXX         569,150,693            18,629,430
10.8 Line 10.7 as a % of Col. 6                 XXX                96.8                   3.2
-------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
---------------------------------------
11.1 Class 1                                   88.2         264,004,178            10,581,232
11.2 Class 2                                   10.3          32,146,963
11.3 Class 3                                    1.4           4,475,589
11.4 Class 4
11.5 Class 5                                    0.0               3,000
11.6 Class 6
                                          -------------------------------------------------------
11.7 Totals                                   100.0         300,629,730            10,581,232
11.8 Line 11.7 as a % of Col. 8                 XXX                96.6                   3.4
-------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
---------------------------------------
12.1 Class 1                                   84.8         494,724,105                   XXX
12.2 Class 2                                   10.3          66,927,407                   XXX
12.3 Class 3                                   1.4            4,253,750                   XXX
12.4 Class 4                                                  3,242,531                   XXX
12.5 Class 5                                   0.0                2,900                   XXX
12.6 Class 6                                                                              XXX
                                          -------------------------------------------------------
12.7 Totals                                    96.6         569,150,693                   XXX
12.8 Line 12.7 as a % of Col. 6                 XXX               100.0                   XXX
12.9 Line 12.7 as a % of Line 10.7,
        Col. 6, Section 10                      XXX                96.8                   XXX
-------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
---------------------------------------
13.1 Class 1                                    3.4                 XXX             5,509,114
13.2 Class 2                                                        XXX            13,120,316
13.3 Class 3                                                        XXX
13.4 Class 4                                                        XXX
13.5 Class 5                                                        XXX
13.6 Class 6                                                        XXX
                                          -------------------------------------------------------
13.7 Totals                                     3.4                 XXX            18,629,430
13.8 Line 13.7 as a % of Col. 6                 XXX                 XXX                 100.0
13.9 Line 13.7 as a % of Line 10.7,
        Col. 6, Section 10                      XXX                 XXX                   3.2
-------------------------------------------------------------------------------------------------

(a) Includes $8,274,359 freely tradable under SEC Rule 144 or qualified for resale under SEC Rule 144A.

(b)  Includes $76,116,258 current year, $183,940,886 prior year of bonds with
     Z designations and $           , current year, $               prior
                         -----------                 --------------
     year of bonds with Z* designations. The letter "Z" means the NAIC designation was not assigned by the Securities Valuation Office (SVO) at the date of the statement. "Z*" means the SVO could not evaluate the obligation because valuation procedures for the security class is under regulatory review.

(c)  Includes $            current year, $                prior year of bonds
               -----------                ---------------
     with 5* designations and $             , current year, $
                               -------------                 ------------
     prior year of bonds with 6* designations. "5*" means the NAIC designation was assigned by the SVO in reliance on the insurer's certification that the issuer is current in all principal and interest payments. "6*" means the NAIC designation was assigned by the SVO due to inadequate certification of principal and interest payments.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                        SCHEDULE D - PART 1A - SECTION 2

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
              Carrying Values by Major Type and Subtype of Issues

----------------------------------------------------------------------------------------------------------------------------------
                                                                     1                2                3                 4
                                                                                 Over 1 Year      Over 5 Years     Over 10 Years
                     Distribution by Type                      1 Year or Less  Through 5 Years  Through 10 Years  Through 20 Years
----------------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
----------------------------------------------------------------------------------------------------------------
   1.1 Issuer Obligations                                         1,438,031       23,196,329        4,636,567
   1.2 Single Class Mortgage-Backed/Asset-Backed Securities                                         1,556,094         5,060,827
                                                               -------------------------------------------------------------------
   1.7 Totals                                                     1,438,031       23,196,329        6,192,661         5,060,827
----------------------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
----------------------------------------------------------------------------------------------------------------
   2.1 Issuer Obligations                                                          6,129,849          498,008
   2.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3 Defined
   2.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   2.5 Defined
   2.6 Other
                                                               -------------------------------------------------------------------
   2.7 Totals                                                                      6,129,849          498,008
----------------------------------------------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed, Schedules D & DA (Group 3)
----------------------------------------------------------------------------------------------------------------
   3.1 Issuer Obligations                                                         20,806,527       36,693,724        36,031,878
   3.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3 Defined
   3.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   3.5 Defined
   3.6 Other
                                                               -------------------------------------------------------------------
   3.7 Totals                                                                     20,806,527       36,693,724        36,031,878
----------------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D & DA (Group 4)
----------------------------------------------------------------------------------------------------------------
   4.1 Issuer Obligations                                                                          20,672,062         5,653,392
   4.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3 Defined
   4.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   4.5 Defined
   4.6 Other
                                                               -------------------------------------------------------------------
   4.7 Totals                                                                                      20,672,062         5,653,392
----------------------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules D & DA (Group 5)
----------------------------------------------------------------------------------------------------------------
   5.1 Issuer Obligations                                                          7,365,309      105,465,847        57,400,269
   5.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3 Defined
   5.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   5.5 Defined
   5.6 Other
                                                               -------------------------------------------------------------------
   5.7 Totals                                                                      7,365,309      105,465,847        57,400,269
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                     5                 6                7               8
                                                                                                  Col. 6 as a %  Total from Col 6
                     Distribution by Type                      Over 20 Years  Total Current Year  of Line 10.7      Prior Year
---------------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
-------------------------------------------------------------
   1.1 Issuer Obligations                                         7,928,085       37,199,012            6.3        11,498,414
   1.2 Single Class Mortgage-Backed/Asset-Backed Securities      45,831,555       52,448,476            8.9
                                                               ------------------------------------------------------------------
   1.7 Totals                                                    53,759,640       89,647,488           15.3        11,498,414
---------------------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
-------------------------------------------------------------
   2.1 Issuer Obligations                                                          6,627,857            1.1         1,463,698
   2.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3 Defined
   2.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   2.5 Defined
   2.6 Other
                                                               ------------------------------------------------------------------
   2.7 Totals                                                                      6,627,857            1.1         1,463,698
---------------------------------------------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed, Schedules D & DA (Group 3)
------------------------------------------------------------------------------
   3.1 Issuer Obligations                                         3,914,759       97,446,888           16.6        48,651,117
   3.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3 Defined
   3.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   3.5 Defined
   3.6 Other
                                                               ------------------------------------------------------------------
   3.7 Totals                                                     3,914,759       97,446,888           16.6        48,651,117
---------------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D & DA (Group 4)
---------------------------------------------------------------------------------------------------------------
   4.1 Issuer Obligations                                         5,372,049       31,697,503            5.4        35,769,545
   4.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3 Defined
   4.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   4.5 Defined
   4.6 Other
                                                               ------------------------------------------------------------------
   4.7 Totals                                                     5,372,049       31,697,503            5.4        35,769,545
---------------------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules D & DA (Group 5)
---------------------------------------------------------------------------------------------------------------
   5.1 Issuer Obligations                                        26,220,970      196,452,395           33.4       130,059,009
   5.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES                                                          15,660,979
   5.3 Defined
   5.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   5.5 Defined
   5.6 Other
                                                               ------------------------------------------------------------------
   5.7 Totals                                                    26,220,970      196,452,395           33.4       145,719,988
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                     9              10               11
                                                               % From Col. 7  Total Publicly  Total Privately
                     Distribution by Type                        Prior Year       Traded           Placed
-------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
-------------------------------------------------------------
   1.1 Issuer Obligations                                           3.7          37,199,012
   1.2 Single Class Mortgage-Backed/Asset-Backed Securities                      52,448,476
                                                               ----------------------------------------------
   1.7 Totals                                                       3.7          89,647,488
-------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
-------------------------------------------------------------
   2.1 Issuer Obligations                                           0.5           6,627,857
   2.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3 Defined
   2.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   2.5 Defined
   2.6 Other
                                                               ----------------------------------------------
   2.7 Totals                                                       0.5           6,627,857
-------------------------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed, Schedules D & DA (Group 3)
------------------------------------------------------------------------------
   3.1 Issuer Obligations                                          15.6          97,446,888
   3.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3 Defined
   3.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   3.5 Defined
   3.6 Other
                                                               ----------------------------------------------
   3.7 Totals                                                      15.6          97,446,888
-------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D & DA (Group 4)
-------------------------------------------------------------------------------------------------------------
   4.1 Issuer Obligations                                          11.5          31,697,503
   4.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3 Defined
   4.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   4.5 Defined
   4.6 Other
                                                               ----------------------------------------------
   4.7 Totals                                                      11.5          31,697,503
-------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules D & DA (Group 5)
-------------------------------------------------------------------------------------------------------------
   5.1 Issuer Obligations                                          41.8         196,452,395
   5.2 Single Class Mortgage-Backed/Asset-Backed Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES           5.0
   5.3 Defined
   5.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
       BACKED SECURITIES
   5.5 Defined
   5.6 Other
                                                               ----------------------------------------------
   5.7 Totals                                                      46.8         196,452,395
-------------------------------------------------------------------------------------------------------------

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
              Carrying Values by Major Type and Subtype of Issues

------------------------------------------------------------------------------------------------------------------------
                                                                        1                   2                  3
                                                                                  Over 1 Year Through     Over 5 Years
                     Distribution by Type                        1 Year or Less         5 Years         Through 10 Years
------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
------------------------------------------------------------------------------------------------------------------------
   6.1 Issuer Obligations
   6.2 Single Class Mortgage-Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   6.3 Defined
   6.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   6.5 Defined
   6.6 Other
                                                              ----------------------------------------------------------
   6.7 Totals
------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
-----------------------------------------------------------------------------------------------------------------------
   7.1 Issuer Obligations                                        40,477,758          40,685,952           27,276,147
   7.2 Single Class Mortgage-Backed/Asset-Based Securities                            1,648,397              608,366
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   7.3 Defined
   7.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   7.5 Defined                                                                        1,320,248            1,348,380
   7.6 Other
                                                              ---------------------------------------------------------
   7.7 Totals                                                    40,477,758          43,654,597           29,232,893
-----------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
-----------------------------------------------------------------------------------------------------------------------
   8.1 Issuer Obligations
                                                              ---------------------------------------------------------
   8.7 Totals
-----------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
-----------------------------------------------------------------------------------------------------------------------
   9.1 Issuer Obligations
   9.2 Single Class Mortgage-Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   9.3 Defined
   9.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   9.5 Defined
   9.6 Other
                                                              ---------------------------------------------------------
   9.7 Totals
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                        4                5               6                7
                                                                   Over 10 Years                    Total Current    Col. 6 as a
                         Distribution by Type                    Through 20 Years   Over 20 Years       Year        % of Line 10.7
----------------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
--------------------------------------------------------------
   6.1 Issuer Obligations
   6.2 Single Class Mortgage-Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   6.3 Defined
   6.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   6.5 Defined
   6.6 Other
                                                              --------------------------------------------------------------------
   6.7 Totals
----------------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
------------------------------------------------------------------------------
   7.1 Issuer Obligations                                           43,954,379        7,787,130      160,181,366         27.3
   7.2 Single Class Mortgage-Backed/Asset-Based Securities                                             2,256,763          0.4
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   7.3 Defined
   7.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   7.5 Defined                                                                          745,348        3,413,976          0.6
   7.6 Other                                                                             55,889           55,889          0.0
                                                              --------------------------------------------------------------------
   7.7 Totals                                                       43,954,379        8,588,367      165,907,994         28.2
----------------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
--------------------------------------------------------------
   8.1 Issuer Obligations
                                                              --------------------------------------------------------------------
   8.7 Totals
----------------------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
------------------------------------------------------------------------------
   9.1 Issuer Obligations
   9.2 Single Class Mortgage-Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   9.3 Defined
   9.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   9.5 Defined
   9.6 Other
                                                              --------------------------------------------------------------------
   9.7 Totals
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                                        8                 9             10              11
                                                                Total from Col. 6  % From Col. 7  Total Publicly  Total Privately
                         Distribution by Type                    Prior Year          Prior Year       Traded          Placed
---------------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
--------------------------------------------------------------
   6.1 Issuer Obligations
   6.2 Single Class Mortgage-Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   6.3 Defined
   6.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   6.5 Defined
   6.6 Other
                                                              -------------------------------------------------------------------
   6.7 Totals
---------------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
---------------------------------------------------------------------------------
   7.1 Issuer Obligations                                           67,708,245          21.8        141,551,937      18,629,429
   7.2 Single Class Mortgage-Backed/Asset-Based Securities             399,471           0.1          2,256,763
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   7.3 Defined                                                             483           0.0
   7.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   7.5 Defined                                                                                        3,413,975
   7.6 Other                                                                                             55,889
                                                              -------------------------------------------------------------------
   7.7 Totals                                                       68,108,199          21.9        147,278,564      18,629,429
---------------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
--------------------------------------------------------------
   8.1 Issuer Obligations
                                                              -------------------------------------------------------------------
   8.7 Totals
---------------------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
---------------------------------------------------------------------------------
   9.1 Issuer Obligations
   9.2 Single Class Mortgage-Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-
       BACKED SECURITIES
   9.3 Defined
   9.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-
       BACKED/ASSET-BACKED SECURITIES
   9.5 Defined
   9.6 Other
                                                              -------------------------------------------------------------------
   9.7 Totals
---------------------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
               Carrying Values by Major Type and Subtype of Issues

----------------------------------------------------------------------------------------------------------------------------
                                                                               1                2                 3
                                                                                            Over 1 Year       Over 5 Years
                      Distribution by Type                               1 Year or Less   Through 5 Years   Through 10 Years
----------------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
----------------------------------------------------------------------
   10.1 Issuer Obligations                                                  41,915,789      98,183,966        195,242,355
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                      1,648,397          2,164,460
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                                              1,320,248          1,348,380
   10.6 Other
                                                                         ---------------------------------------------------
   10.7 Totals                                                              41,915,789     101,152,611        198,755,195
   10.8 Line 10.7 as a % of Col. 6                                                 7.1            17.2               33.8
----------------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
----------------------------------------------------------------------
   11.1 Issuer Obligations                                                   7,307,175      71,410,660         47,150,546
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                        299,491             99,980
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined
   11.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined
   11.6 Other
                                                                         ---------------------------------------------------
   11.7 Totals                                                               7,307,175      71,710,151         47,250,526
   11.8 Line 11.7 as a % of Col. 8                                                 2.3            23.0               15.2
----------------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
----------------------------------------------------------------------
   12.1 Issuer Obligations                                                  41,084,315      91,368,028        191,004,214
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                      1,648,397          2,164,459
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                                              1,320,248          1,348,380
   12.6 Other
                                                                         ---------------------------------------------------
   12.7 Totals                                                              41,084,315      94,336,673        194,517,053
   12.8 Line 12.7 as a % of Col. 6                                                 7.2            16.6               34.2
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                          7.0            16.0               33.1
----------------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
----------------------------------------------------------------------
   13.1 Issuer Obligations                                                     831,475       6,815,938          4,238,141
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined
   13.6 Other
                                                                         ---------------------------------------------------
   13.7 Totals                                                                 831,475       6,815,938          4,238,141
   13.8 Line 13.7 as a % of Col. 6                                                 4.5            36.6               22.7
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                          0.1             1.2                0.7
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                               4                  5              6
                                                                          Over 10 Years                        Total
                      Distribution by Type                               Through 20 Years   Over 20 Years   Current Year
------------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
----------------------------------------------------------------------
   10.1 Issuer Obligations                                                 143,039,918        51,222,993    529,605,021
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                      5,060,827        45,831,555     54,705,239
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                                                  745,348      3,413,976
   10.6 Other                                                                                     55,889         55,889
                                                                         -----------------------------------------------
   10.7 Totals                                                             148,100,745        97,855,785    587,780,125
   10.8 Line 10.7 as a % of Col. 6                                                25.2              16.6          100.0
------------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
----------------------------------------------------------------------
   11.1 Issuer Obligations                                                  88,445,833        80,835,814            XXX
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                                       15,660,979            XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined                                                                                      483            XXX
   11.4 Other                                                                                                       XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                                                                     XXX
   11.6 Other                                                                                                       XXX
                                                                         -----------------------------------------------
   11.7 Totals                                                              88,445,833        96,497,276            XXX
   11.8 Line 11.7 as a % of Col. 8                                                28.4              31.0            XXX
------------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
----------------------------------------------------------------------
   12.1 Issuer Obligations                                                 136,296,043        51,222,991    510,975,591
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                      5,060,827        45,831,555     54,705,238
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                                                  745,348      3,413,976
   12.6 Other                                                                                     55,889         55,889
                                                                         -----------------------------------------------
   12.7 Totals                                                             141,356,870        97,855,783    569,150,694
   12.8 Line 12.7 as a % of Col. 6                                                24.8              17.2          100.0
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                         24.0              16.6           96.8
------------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
----------------------------------------------------------------------
   13.1 Issuer Obligations                                                   6,743,876                       18,629,430
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined
   13.6 Other
                                                                         -----------------------------------------------
   13.7 Totals                                                               6,743,876                       18,629,430
   13.8 Line 13.7 as a % of Col. 6                                                36.2                            100.0
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                          1.1                              3.2
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                               7                8                  9
                                                                         Col. 6 as a %   Total From Col. 6   % From Col. 7
                      Distribution by Type                                of Line 10.7      Prior Year        Prior Year
--------------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
----------------------------------------------------------------------
   10.1 Issuer Obligations                                                   90.1                   XXX           XXX
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                       9.3                   XXX           XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined                                                                                     XXX           XXX
   10.4 Other                                                                                       XXX           XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                               0.6                   XXX           XXX
   10.6 Other                                                                 0.0                   XXX           XXX
                                                                         -------------------------------------------------
   10.7 Totals                                                              100.0                   XXX           XXX
   10.8 Line 10.7 as a % of Col. 6                                            XXX                   XXX           XXX
--------------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
----------------------------------------------------------------------
   11.1 Issuer Obligations                                                    XXX           295,150,028          94.8
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                       XXX            16,060,450           5.2
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined                                                               XXX                   483           0.0
   11.4 Other                                                                 XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                               XXX
   11.6 Other                                                                 XXX
                                                                         -------------------------------------------------
   11.7 Totals                                                                XXX           311,210,961         100.0
   11.8 Line 11.7 as a % of Col. 8                                            XXX                 100.0           XXX
--------------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
----------------------------------------------------------------------
   12.1 Issuer Obligations                                                   86.9           284,568,795          91.4
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                       9.3            16,060,450           5.2
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined                                                                                     483           0.0
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                               0.6
   12.6 Other                                                                 0.0
                                                                         -------------------------------------------------
   12.7 Totals                                                               96.8           300,629,728          96.6
   12.8 Line 12.7 as a % of Col. 6                                            XXX                   XXX           XXX
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                     XXX                   XXX           XXX
--------------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
----------------------------------------------------------------------
   13.1 Issuer Obligations                                                    3.2            10,581,231           3.4
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined
   13.6 Other
                                                                         -------------------------------------------------
   13.7 Totals                                                                3.2            10,581,231           3.4
   13.8 Line 13.7 as a % of Col. 6                                            XXX                   XXX           XXX
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                     XXX                   XXX           XXX
--------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                                               10              11
                                                                         Total Publicly   Total Privately
                      Distribution by Type                                   Traded           Placed
---------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
----------------------------------------------------------------------
   10.1 Issuer Obligations                                                 510,975,592       18,629,429
   10.2 Single Class Mortgage-Backed/Asset-Backed Bonds                     54,705,239
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                              3,413,975
   10.6 Other                                                                   55,889
                                                                         --------------------------------
   10.7 Totals                                                             569,150,695       18,629,429
   10.8 Line 10.7 as a % of Col. 6                                                96.8              3.2
---------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
----------------------------------------------------------------------
   11.1 Issuer Obligations                                                 284,568,796       10,581,232
   11.2 Single Class Mortgage-Backed/Asset-Backed Bonds                     16,060,450
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   11.3 Defined                                                                    483
   11.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   11.5 Defined
   11.6 Other
                                                                         --------------------------------
   11.7 Totals                                                             300,629,729       10,581,232
   11.8 Line 11.7 as a % of Col. 8                                                96.6              3.4
---------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
----------------------------------------------------------------------
   12.1 Issuer Obligations                                                 510,975,591              XXX
   12.2 Single Class Mortgage-Backed/Asset-Backed Bonds                     54,705,238              XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   12.3 Defined                                                                                     XXX
   12.4 Other                                                                                       XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                              3,413,976              XXX
   12.6 Other                                                                   55,889              XXX
                                                                         --------------------------------
   12.7 Totals                                                             569,150,694              XXX
   12.8 Line 12.7 as a % of Col. 6                                               100.0              XXX
   12.9 Line 12.7 as a % of Line 10.7, Col. 6, Section 10                         96.8              XXX
---------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
----------------------------------------------------------------------
   13.1 Issuer Obligations                                                         XXX       18,629,430
   13.2 Single Class Mortgage-Backed/Asset-Backed Bonds                            XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   13.3 Defined                                                                    XXX
   13.4 Other                                                                      XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                                    XXX
   13.6 Other                                                                      XXX
                                                                         --------------------------------
   13.7 Totals                                                                     XXX       18,629,430
   13.8 Line 13.7 as a % of Col. 6                                                 XXX            100.0
   13.9 Line 13.7 as a % of Line 10.7, Col. 6, Section 10                          XXX              3.2
---------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                              SCHEDULE DA - PART 2

              Verification of SHORT-TERM INVESTMENTS Between Years

-------------------------------------------------------------------------------------------------------------
                                                                        1             2              3

                                                                      Total         Bonds      Mortgage Loans
-------------------------------------------------------------------------------------------------------------
 1. Book/adjusted carrying value, prior year                         2,246,628     2,246,628
 2. Cost of short-term investments acquired                        584,383,238   582,713,328
 3. Increase (decrease) by adjustment                                  133,261       133,261
 4. Increase (decrease) by foreign exchange adjustment                 113,730
 5. Total profit (loss) on disposal of short-term investments          (66,419)      (66,419)
 6. Consideration received on disposal of short-term investments   547,758,376   547,758,376
 7. Book/adjusted carrying value, curent year                       39,052,062    37,268,422
 8. Total valuation allowance
 9. Subtotal (Lines 7 plus 8)                                       39,052,062    37,268,422
10. Total nonadmitted amounts
11. Statement value (Lines 9 minus 10)                              39,052,062    37,268,422
12. Income collected during year                                       644,563       644,563
13. Income earned during year                                          658,824       638,312
-------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                                            4                          5
                                                                     Other Short-term        Investments in Parent,
                                                                   Investment Assets(a)   Subsidiaries and Affiliates
---------------------------------------------------------------------------------------------------------------------
 1. Book/adjusted carrying value, prior year
 2. Cost of short-term investments acquired                             1,669,910
 3. Increase (decrease) by adjustment
 4. Increase (decrease) by foreign exchange adjustment                    113,730
 5. Total profit (loss) on disposal of short-term investments
 6. Consideration received on disposal of short-term investments
 7. Book/adjusted carrying value, curent year                           1,783,640
 8. Total valuation allowance
 9. Subtotal (Lines 7 plus 8)                                           1,783,640
10. Total nonadmitted amounts
11. Statement value (Lines 9 minus 10)                                  1,783,640
12. Income collected during year
13. Income earned during year                                              20,512
---------------------------------------------------------------------------------------------------------------------

(a) Indicate the category of such assets, for example, joint ventures, transportation equipment:
                          ----------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule DB - Part A - VBY
                                      NONE

                           Schedule DB - Part B - VBY
                                      NONE

                           Schedule DB - Part C - VBY
                                      NONE

                           Schedule DB - Part D - VBY
                                      NONE

                           Schedule DB - Part E - VBY
                                      NONE

                        Schedule DB - Part F - Section 1
                                      NONE

                        Schedule DB - Part F - Section 2
                                      NONE

--------------------------------------------------------------------------------

                                 34, 35, 36, 37

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 1

        Assumed Reinsurance as of December 31, Current Year (000 Omitted)

--------------------------------------------------------------------------------------------
    1            2                       3                                 4           5



 Federal         NAIC
    ID         Company                                                Domiciliary    Assumed
  Number         Code                 Name of Reinsured               Jurisdiction   Premium
--------------------------------------------------------------------------------------------
23 - 2734276    20720    Radian Ins Inc.                                  PA          13,303
13 - 3371658    27545    Radian Reins Inc.                                NY           1,568
61 - 1181203    39870    Van-American Ins Co.                             KY              15
--------------------------------------------------------------------------------------------
 0299999 - Total - Affiliates - U.S. Non-Pool                                         14,886
--------------------------------------------------------------------------------------------
AA - 3190428    00000    EXPORTERS INS CO LTD                             BM           3,605
--------------------------------------------------------------------------------------------
 0399999 - Total - Affiliates - Other (Non-U.S.)                                       3,605
--------------------------------------------------------------------------------------------
 0499999 - Total - Affiliates                                                         18,491
--------------------------------------------------------------------------------------------
13 - 5124990    19380    American Home Assur Co.                          NY             479
52 - 0266645    20532    Clarendon Nat l Ins Co.                          NJ              10
13 - 3250292    18287    Financial Security Assur Inc.                    NY             203
52 - 0515280    25887    US Fidelity & Guaranty Co.                       MD             110
--------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffiliated Insurers - Reins Col 8 < 100,000                    8,033
--------------------------------------------------------------------------------------------
 0599999 - Total - Other U.S. Unaffiliated Insurers                                    8,835
--------------------------------------------------------------------------------------------
 0699998 - Pools and Associations - Reins Col 8 < 100,000
--------------------------------------------------------------------------------------------
AA - 5344105    00000    EXPORT CREDIT GUARANTEE CORP OF INDIA LTD.       DI              87
AA-9995061      00000    FOREIGN CREDIT INS ASSN                          NY           4,492
--------------------------------------------------------------------------------------------
 0799998 - Pools and Associations - Reins Col 8 < 100,000                                373
--------------------------------------------------------------------------------------------
 0799999 - Total - Pools, Associations - Voluntary Pools                               4,952
--------------------------------------------------------------------------------------------
 0899999 - Total - Pools and Associations                                              4,952
--------------------------------------------------------------------------------------------
AA - 1240054    00000    C O B A C CIE BELGE D ASSUR CREDIT SA            BE             978
AA - 1820100    00000    COSEC CIA DE SEGUROS DE CREDITOS                 PO             636
AA - 1930251    00000    F A I INS LTD.                                   AT             220
AA - 1930037    00000    GERLING AUSTRALIA INS CO PTY LTD.                AT
AA - 1340095    00000    GERLING KONZERN GLOBALE RUCKVERS A G             GW             572
AA - 1341001    00000    HERMES KREDITVERS AG                             GW           2,353
AA - 1121074    00000    NCM CREDIT INS LTD.                              UI
AA - 1784107    00000    NCM REINS LTD.                                   IE          11,043
AA - 2734107    00000    SEGUROS BANCOMEXT SA DE CV                       MX              89
AA - 1320285    00000    SFAC SOC FRANCAISE D ASSUR CREDIT                FR           1,826
AA - 1360050    00000    SIAC SOC ITALIANA ASSICURAZIONE CREDIT 1         IT           2,513
AA - 1121460    00000    TRADE IND PLC                                    EN           3,066
--------------------------------------------------------------------------------------------
 0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000                             7,535
--------------------------------------------------------------------------------------------
 0999999 - Total - Other Non-U.S. Insurers                                            30,831
--------------------------------------------------------------------------------------------
 9999999 Totals                                                                       63,109
--------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
    1            2                       3                                            Reinsurance On                       9
                                                                      ---------------------------------------------
                                                                             6                7              8

 Federal         NAIC                                                 Paid Losses and                                  Contingent
    ID         Company                                                Loss Adjustment     Known Case                  Commissions
  Number         Code                 Name of Reinsured                  Expenses       Losses and LAE   Cols. 6 +7     Payable
---------------------------------------------------------------------------------------------------------------------------------
23 - 2734276    20720    Radian Ins Inc.
13 - 3371658    27545    Radian Reins Inc.
61 - 1181203    39870    Van-American Ins Co.                                  5                 9               14
---------------------------------------------------------------------------------------------------------------------------------
 0299999 - Total - Affiliates - U.S. Non-Pool                                  5                 9               14
---------------------------------------------------------------------------------------------------------------------------------
AA - 3190428    00000    EXPORTERS INS CO LTD                                               10,410           10,410
---------------------------------------------------------------------------------------------------------------------------------
 0399999 - Total - Affiliates - Other (Non-U.S.)                                            10,014           10,410
---------------------------------------------------------------------------------------------------------------------------------
 0499999 - Total - Affiliates                                                  5            10,419           10,424
---------------------------------------------------------------------------------------------------------------------------------
13 - 5124990    19380    American Home Assur Co.                             101               744              845
52 - 0266645    20532    Clarendon Nat l Ins Co.                             175             1,722            1,897
13 - 3250292    18287    Financial Security Assur Inc.                         4               695              699
52 - 0515280    25887    US Fidelity & Guaranty Co.                          141             6,148            6,289
---------------------------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffiliated Insurers - Reins Col 8 < 100,000          790             1,473            2,263
---------------------------------------------------------------------------------------------------------------------------------
 0599999 - Total - Other U.S. Unaffiliated Insurers                        1,210            10,782           11,992
---------------------------------------------------------------------------------------------------------------------------------
 0699998 - Pools and Associations - Reins Col 8 < 100,000
---------------------------------------------------------------------------------------------------------------------------------
AA - 5344105    00000    EXPORT CREDIT GUARANTEE CORP OF INDIA LTD.                            520              520
AA - 9995061    00000    FOREIGN CREDIT INS ASSN                           1,464             3,064            4,528
---------------------------------------------------------------------------------------------------------------------------------
 0799998 - Pools and Associations - Reins Col 8 < 100,000
---------------------------------------------------------------------------------------------------------------------------------
 0799999 - Total - Pools, Associations - Voluntary Pools                   1,464             3,584            5,048
---------------------------------------------------------------------------------------------------------------------------------
 0899999 - Total - Pools and Associations                                  1,464             3,584            5,048
---------------------------------------------------------------------------------------------------------------------------------
AA - 1240054    00000    C O B A C CIE BELGE D ASSUR CREDIT SA                93               243              336
AA - 1820100    00000    COSEC CIA DE SEGUROS DE CREDITOS                                      155              155
AA - 1930251    00000    F A I INS LTD.                                                        936              936
AA - 1930037    00000    GERLING AUSTRALIA INS CO PTY LTD.                                     112              112
AA - 1340095    00000    GERLING KONZERN GLOBALE RUCKVERS A G                673             1,491            2,164
AA - 1341001    00000    HERMES KREDITVERS AG                                170             1,031            1,201
AA - 1121074    00000    NCM CREDIT INS LTD.                                  (7)              859              852
AA - 1784107    00000    NCM REINS LTD.                                    1,023             3,004            4,027
AA - 2734107    00000    SEGUROS BANCOMEXT SA DE CV                                          2,331            2,331
AA - 1320285    00000    SFAC SOC FRANCAISE D ASSUR CREDIT                                     628              628
AA - 1360050    00000    SIAC SOC ITALIANA ASSICURAZIONE CREDIT 1             85               270              355
AA - 1121460    00000    TRADE IND PLC                                                       1,345            1,345
---------------------------------------------------------------------------------------------------------------------------------
 0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000                   127               283              410
---------------------------------------------------------------------------------------------------------------------------------
 0999999 - Total - Other Non-U.S. Insurers                                 2,164            12,688           14,852
---------------------------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                            4,843            37,473           42,316
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
    1            2                       3                                10          11             12


                                                                                              Funds Held By or
 Federal         NAIC                                                   Assumed                Deposited With
    ID         Company                                                 Premiums    Unearned      Reinsured
  Number         Code                 Name of Reinsured               Receivable    Premium      Companies
--------------------------------------------------------------------------------------------------------------
23 - 2734276    20720    Radian Ins Inc.                                   485
13 - 3371658    27545    Radian Reins Inc.                                          4,964
61 - 1181203    39870    Van-American Ins Co.                                         138
--------------------------------------------------------------------------------------------------------------
 0299999 - Total - Affiliates - U.S. Non-Pool                              485      5,102
--------------------------------------------------------------------------------------------------------------
AA - 3190428    00000    EXPORTERS INS CO LTD                              (50)     6,025
--------------------------------------------------------------------------------------------------------------
 0399999 - Total - Affiliates - Other (Non-U.S)                            (50)     6,025
--------------------------------------------------------------------------------------------------------------
 0499999 - Total - Affiliates                                              435     11,127
--------------------------------------------------------------------------------------------------------------
13 - 5124990    19380    American Home Assur Co.                           813        295              4
52 - 0266645    20532    Clarendon Nat l Ins Co.
13 - 3250292    18287    Financial Security Assur Inc.                       9        193
52 - 0515280    25887    US Fidelity & Guaranty Co.                         (3)
--------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaff i I Insurers - Reins Col 8 < 100,000         1,130      8,779            403
--------------------------------------------------------------------------------------------------------------
 0599999 - Total - Other U.S. Unaffiliated Insurers                      1,949      9,267            407
--------------------------------------------------------------------------------------------------------------
 0699998 - Pools and Associations - Reins Col 8 < 100,000
--------------------------------------------------------------------------------------------------------------
AA - 5344105    00000    EXPORT CREDIT GUARANTEE CORP OF INDIA LTD.         11
AA - 9995061    00000    FOREIGN CREDIT INS ASSN                         3,396      1,389
--------------------------------------------------------------------------------------------------------------
 0799998 - Pools and Associations - Reins Col 8 < 100,000                   79        176
--------------------------------------------------------------------------------------------------------------
 0799999 - Total - Pools, Associations - Voluntary Pools                 3,486      1,565
--------------------------------------------------------------------------------------------------------------
 0899999 - Total - Pools and Associations                                3,486      1,565
--------------------------------------------------------------------------------------------------------------
AA - 1240054    00000    C O B A C CIE BELGE D ASSUR CREDIT SA             361        506            173
AA - 1820100    00000    COSEC CIA DE SEGUROS DE CREDITOS                   98        245
AA - 1930251    00000    F A I INS LTD.                                     72
AA - 1930037    00000    GERLING AUSTRALIA INS CO PTY LTD.                  (2)
AA - 1340095    00000    GERLING KONZERN GLOBALE RUCKVERS A G               47                       219
AA - 1341001    00000    HERMES KREDITVERS AG                            1,052      1,349              1
AA - 1121074    00000    NCM CREDIT INS LTD.
AA - 1784107    00000    NCM REINS LTD.                                  2,851      4,822
AA - 2734107    00000    SEGUROS BANCOMEXT SA DE CV                                    15
AA - 1320285    00000    SFAC SOC FRANCAISE D ASSUR CREDIT                 200        728            806
AA - 1360050    00000    SIAC SOC ITALIANA ASSICURAZIONE CREDIT 1        1,320      1,334            126
AA - 1121460    00000    TRADE IND PLC                                     698      1,247
--------------------------------------------------------------------------------------------------------------
 0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000               2,033      3,871            132
--------------------------------------------------------------------------------------------------------------
 0999999 - Total - Other Non-U.S. Insurers                               8,770     14,117          1,456
--------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                         14,640     36,076          1,863
--------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
    1            2                       3                                   13                   14
                                                                                           Amount of Assets
                                                                                              Pledged or
                                                                                             Compensating
 Federal         NAIC                                                                     Balances to Secure
    ID         Company                                                Letters of Credit        Letters
  Number         Code                 Name of Reinsured                    Posted            of Credit
------------------------------------------------------------------------------------------------------------
23 - 2734276    20720    Radian Ins Inc
13 - 3371658    27545    Radian Reins Inc.
61 - 1181203    39870    Van-American Ins Co.
------------------------------------------------------------------------------------------------------------
 0299999 - Total - Affiliates - U.S. Non-Pool
------------------------------------------------------------------------------------------------------------
AA - 3190428    00000    EXPORTERS INS CO LTD
------------------------------------------------------------------------------------------------------------
 0399999 - Total - Affiliates - Other (Non-U.S.)
------------------------------------------------------------------------------------------------------------
 0499999 - Total - Affiliates
------------------------------------------------------------------------------------------------------------
13 - 5124990    19380    American Home Assur Co.
52 - 0266645    20532    Clarendon Natl Ins Co.                              1,000                1,925
13 - 3250292    18287    Financial Security Assur Inc.
52 - 0515280    25887    US Fidelity & Guaranty Co.
------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffiliated Insurers - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------
 0599999 - Total - Other U.S. Unaffiliated Insurers                          1,000                1,925
------------------------------------------------------------------------------------------------------------
 0699998 - Pools and Associations - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------
AA - 5344105    00000    EXPORT CREDIT GUARANTEE CORP OF INDIA LTD.
AA - 9995061    00000    FOREIGN CREDIT INS ASSN
------------------------------------------------------------------------------------------------------------
 0799998 - Pools and Associations - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------
 0799999 - Total - Pools, Associations - Voluntary Pools
------------------------------------------------------------------------------------------------------------
 0899999 - Total - Pools and Associations
------------------------------------------------------------------------------------------------------------
AA - 1240054    00000    C O B A C CIE BELGE D ASSUR CREDIT SA
AA - 1820100    00000    COSEC CIA DE SEGUROS DE CREDITOS
AA - 1930251    00000    F A I INS LTD.
AA - 1930037    00000    GERLING AUSTRALIA INS CO PTY LTD.
AA - 1340095    00000    GERLING KONZERN GLOBALE RUCKVERS A G                4,718
AA - 1341001    00000    HERMES KREDITVERS AG
AA - 1121074    00000    NCM CREDIT INS LTD.
AA - 1784107    00000    NCM REINS LTD
AA - 2734107    00000    SEGUROS BANCOMEXT SA DE CV
AA - 1320285    00000    SFAC SOC FRANCAISE D ASSUR CREDIT 1
AA - 1360050    00000    SIAC SOC ITALIANA ASSICURAZIONE CREDIT
AA - 1121460    00000    TRADE IND PLC
------------------------------------------------------------------------------------------------------------
 0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------
 0999999 - Total - Other Non-U.S. Insurers                                   4,718
------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                              5,718                1,925
------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 2

    Premium Portfolio Reinsurance Effected or (Canceled) during Current Year

                                      NONE

----------------------------------------------------------------------------------------------
   1         2               3                       4                5                6
Federal    NAIC
  ID      Company                                                                  Reinsurance
Number     Code         Name of Company      Date of Contract   Original Premium     Premium
----------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                              SCHEDULE F - PART 3

        Ceded Reinsurance as of december 31, Current Year (000 Omitted)

----------------------------------------------------------------------------------------------------------------------
   1            2                      3                                           4              5             6

                                                                                             Reinsurance
                                                                                              Contracts
                                                                                              Ceding 75%
                                                                                             or More of
Federal        NAIC                                                                             Direct     Reinsurance
  ID         Company                                                           Domiciliary     Premiums     Premiums
Number        Code                    Name of Reinsurer                       Jurisdiction     Written       Ceded
----------------------------------------------------------------------------------------------------------------------
13-3371658     27545   Radian Reins Inc.                                          NY                          16,240
----------------------------------------------------------------------------------------------------------------------
 0199999 - Authorized - Affiliates - U.S. Intercompany Pooling                                                16,240
----------------------------------------------------------------------------------------------------------------------
 0299999 - Authorized - Affiliates - U.S. Non-Pool
----------------------------------------------------------------------------------------------------------------------
 0499999 - Total - Authorized - Affiliates                                                                    16,240
----------------------------------------------------------------------------------------------------------------------
39-1135174     18708   Ambac Assur Corp                                           WI                             226
13-5124990     19380   American Home Assur Co                                     NY
13-2653231     34649   Centre Ins Co                                              DE                           1,718
13-2781282     25070   Odyssey Reins Corp                                         DE                             120
41-0406690     24767   St Paul Fire and Marine                                    MN                              83
----------------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                                           85
----------------------------------------------------------------------------------------------------------------------
 0599999 - Authorized - Other U.S. Unaffiliated Insurers                                                       2,232
----------------------------------------------------------------------------------------------------------------------
AA-9995061     00000   FOREIGN CREDIT INS ASSN                                    NY                           1,402
----------------------------------------------------------------------------------------------------------------------
 0799999 - Authorized - Pools - Voluntary Pools                                                                1,402
----------------------------------------------------------------------------------------------------------------------
 0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)                                                  74
----------------------------------------------------------------------------------------------------------------------
 0899999 - Authorized - Other Non-U.S. Insurers                                                                   74
----------------------------------------------------------------------------------------------------------------------
 0999999 - Total - Authorized                                                                                 19,948
----------------------------------------------------------------------------------------------------------------------
 1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
----------------------------------------------------------------------------------------------------------------------
61-1181203     39870 - Van American Ins Co.                                       KY                             172
----------------------------------------------------------------------------------------------------------------------
 1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                                             172
----------------------------------------------------------------------------------------------------------------------
 1399999 - Total - Unauthorized - Affiliates                                                                     172
----------------------------------------------------------------------------------------------------------------------
 1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------
 1699999 - Unauthorized - Pools - Voluntary Pools
----------------------------------------------------------------------------------------------------------------------
AA-1320011     00000   AXA RE FINANCE                                             FR                             408
AA-3190459     00000   FIDVEST LTD                                                BM                             425
AA-1340090     00000   GE FRANKONA RUCK VERS AG                                   GW                             750
AA-3190686     00000   PARTNER REINS CO LTD                                       BM                           1,771
AA-1780070     00000   QBE INS AND REINS (EUROPE) LTD                             IE                             430
AA-3194117     00000   XL Financial Assur LTD                                     BM                             545
----------------------------------------------------------------------------------------------------------------------
 1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)                                               168
----------------------------------------------------------------------------------------------------------------------
 1799999 - Unauthorized - Other Non-U.S. Insurers                                                              4,497
----------------------------------------------------------------------------------------------------------------------
 1899999 - Total - Unauthorized                                                                                4,669
----------------------------------------------------------------------------------------------------------------------
 1999999 - Total - Authorized and Unauthorized                                                                24,617
----------------------------------------------------------------------------------------------------------------------
 2099999 - Total - Protected Cells
----------------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                                                               24,617
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   1            2                      3                                                 Reinsurance Recoverable On
                                                                              ---------------------------------------------------
                                                                                7       8         9            10           11



Federal        NAIC                                                                           Known Case   Known Case
  ID         Company                                                           Paid    Paid      Loss         LAE       IBNR Loss
Number        Code                    Name of Reinsurer                       Losses    LAE    Reserves     Reserves     Reserves
---------------------------------------------------------------------------------------------------------------------------------
13-3371658     27545   Radian Reins Inc.
---------------------------------------------------------------------------------------------------------------------------------
 0199999 - Authorized - Affiliates - U.S. Intercompany Pooling
---------------------------------------------------------------------------------------------------------------------------------
 0299999 - Authorized - Affiliates - U.S. Non-Pool
---------------------------------------------------------------------------------------------------------------------------------
 0499999 - Total - Authorized - Affiliates
---------------------------------------------------------------------------------------------------------------------------------
39-1135174     18708   Ambac Assur Corp
13-5124990     19380   American Home Assur Co
13-2653231     34649   Centre Ins Co
13-2781282     25070   Odyssey Reins Corp
41-0406690     24767   St Paul Fire and Marine
---------------------------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffil Insurers (Under $100,000)
---------------------------------------------------------------------------------------------------------------------------------
 0599999 - Authorized - Other U.S. Unaffiliated Insurers
---------------------------------------------------------------------------------------------------------------------------------
AA-9995061     00000   FOREIGN CREDIT INS ASSN                                   528             1,939                      87
---------------------------------------------------------------------------------------------------------------------------------
 0799999 - Authorized - Pools - Voluntary Pools                                  528             1,939                      87
---------------------------------------------------------------------------------------------------------------------------------
 0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
---------------------------------------------------------------------------------------------------------------------------------
 0899999 - Authorized - Other Non-U.S. Insurers
---------------------------------------------------------------------------------------------------------------------------------
 0999999 - Total - Authorized                                                    528             1,939                      87
---------------------------------------------------------------------------------------------------------------------------------
 1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
---------------------------------------------------------------------------------------------------------------------------------
61-1181203     39870 - Van American Ins Co.                                      206             4,660         296         242
---------------------------------------------------------------------------------------------------------------------------------
 1199999 - Unauthorized - Affiliates - U.S. Non-Pool                             206             4,660         296         242
---------------------------------------------------------------------------------------------------------------------------------
 1399999 - Total - Unauthorized - Affiliates                                     206             4,660         296         242
---------------------------------------------------------------------------------------------------------------------------------
 1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
---------------------------------------------------------------------------------------------------------------------------------
 1699999 - Unauthorized - Pools - Voluntary Pools
---------------------------------------------------------------------------------------------------------------------------------
AA-1320011     00000   AXA RE FINANCE
AA-3190459     00000   FIDVEST LTD
AA-1340090     00000   GE FRANKONA RUCK VERS AG
AA-3190686     00000   PARTNER REINS CO LTD
AA-1780070     00000   QBE INS AND REINS (EUROPE) LTD
AA-3194117     00000   XL Financial Assur LTD
---------------------------------------------------------------------------------------------------------------------------------
 1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)
---------------------------------------------------------------------------------------------------------------------------------
 1799999 - Unauthorized - Other Non-U.S. Insurers
---------------------------------------------------------------------------------------------------------------------------------
 1899999 - Total - Unauthorized                                                  206             4,600         296         242
---------------------------------------------------------------------------------------------------------------------------------
 1999999 - Total - Authorized and Unauthorized                                   734             6,599         296         329
---------------------------------------------------------------------------------------------------------------------------------
 2099999 - Total - Protected Cells
---------------------------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                                  734             6,599         296         329
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
   1            2                      3                                                 Reinsurance Recoverable On
                                                                              --------------------------------------------
                                                                                 12         13          14           15



Federal        NAIC                                                                                 Contingent     Cols.
  ID         Company                                                          IBNR LAE   Unearned     Commis-    7 thru 14
Number        Code                    Name of Reinsurer                       Reserves   Premiums      sions      Totals
--------------------------------------------------------------------------------------------------------------------------
13-3371658     27545   Radian Reins Inc.                                                  18,794                   18,794
--------------------------------------------------------------------------------------------------------------------------
 0199999 - Authorized - Affiliates - U.S. Intercompany Pooling                            18,794                   18,794
--------------------------------------------------------------------------------------------------------------------------
 0299999 - Authorized - Affiliates - U.S. Non-Pool
--------------------------------------------------------------------------------------------------------------------------
 0499999 - Total - Authorized - Affiliates                                                18,794                   18,794
--------------------------------------------------------------------------------------------------------------------------
39-1135174     18708   Ambac Assur Corp                                                      208                      208
13-5124990     19380   American Home Assur Co                                                405                      405
13-2653231     34649   Centre Ins Co
13-2781282     25070   Odyssey Reins Corp
41-0406690     24767   St Paul Fire and Marine
--------------------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                       21                       21
--------------------------------------------------------------------------------------------------------------------------
 0599999 - Authorized - Other U.S. Unaffiliated Insurers                                     634                      634
--------------------------------------------------------------------------------------------------------------------------
AA-9995061     00000   FOREIGN CREDIT INS ASSN                                               262                    2,816
--------------------------------------------------------------------------------------------------------------------------
 0799999 - Authorized - Pools - Voluntary Pools                                              262                    2,816
--------------------------------------------------------------------------------------------------------------------------
 0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------
 0899999 - Authorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------------------------------------
 0999999 - Total - Authorized                                                             19,690                   22,244
--------------------------------------------------------------------------------------------------------------------------
 1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
--------------------------------------------------------------------------------------------------------------------------
61-1181203     39870 - Van American Ins Co                                                   106                    5,510
--------------------------------------------------------------------------------------------------------------------------
 1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                         106                    5,510
--------------------------------------------------------------------------------------------------------------------------
 1399999 - Total - Unauthorized - Affiliates                                                 106                    5,510
--------------------------------------------------------------------------------------------------------------------------
 1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------
 1699999 - Unauthorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------------------------------------
AA-1320011     00000   AXA RE FINANCE                                                        388                      388
AA-3190459     00000   FIDVEST LTD                                                           284                      284
AA-1340090     00000   GE FRANKONA RUCK VERS AG
AA-3190686     00000   PARTNER REINS CO LTD
AA-1780070     00000   QBE INS AND REINS (EUROPE) LTD
AA-3194117     00000   XL Financial Assur LTD
--------------------------------------------------------------------------------------------------------------------------
 1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)                            86                       86
--------------------------------------------------------------------------------------------------------------------------
 1799999 - Unauthorized - Other Non-U.S. Insurers                                            758                      758
--------------------------------------------------------------------------------------------------------------------------
 1899999 - Total - Unauthorized                                                              864                    6,268
--------------------------------------------------------------------------------------------------------------------------
 1999999 - Total - Authorized and Unauthorized                                            20,554                   28,512
--------------------------------------------------------------------------------------------------------------------------
 2099999 - Total - Protected Cells
--------------------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                                           20,554                   28,512
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
   1            2                      3                                       Reinsurance Payable         18          19
                                                                              ---------------------
                                                                                 16          17
                                                                                                       Net Amount
                                                                                                      Recoverable   Funds Held
                                                                                            Other        From        By Company
Federal        NAIC                                                            Ceded       Amounts    Reinsurers      Under
  ID         Company                                                          Balances     Due to      Cols. 15-    Reinsurance
Number        Code                    Name of Reinsurer                        Payable   Reinsurers    [16 + 17]     Treaties
-------------------------------------------------------------------------------------------------------------------------------
13-3371658     27545   Radian Reins Inc.                                           880                     17,914
-------------------------------------------------------------------------------------------------------------------------------
 0199999 - Authorized - Affiliates - U.S. Intercompany Pooling                     880                     17,914
-------------------------------------------------------------------------------------------------------------------------------
 0299999 - Authorized - Affiliates - U.S. Non-Pool
-------------------------------------------------------------------------------------------------------------------------------
 0499999 - Total - Authorized - Affiliates                                         880                     17,914
-------------------------------------------------------------------------------------------------------------------------------
39-1135174     18708   Ambac Assur Corp                                             59                        149
13-5124990     19380   American Home Assur Co                                                                 405
13-2653231     34649   Centre Ins Co                                               231                       (231)
13-2781282     25070   Odyssey Reins Corp
41-0406690     24767   St Paul Fire and Marine
-------------------------------------------------------------------------------------------------------------------------------
 0599998 - Other U.S. Unaffil Insurers Under $100,000                                                          21
-------------------------------------------------------------------------------------------------------------------------------
 0599999 - Authorized - Other U.S. Unaffiliated Insurers                           290                        344
-------------------------------------------------------------------------------------------------------------------------------
AA-9995061     00000   FOREIGN CREDIT INS ASSN                                   1,199                      1,617
-------------------------------------------------------------------------------------------------------------------------------
 0799999 - Authorized - Pools - Voluntary Pools                                  1,199                      1,617
-------------------------------------------------------------------------------------------------------------------------------
 0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
-------------------------------------------------------------------------------------------------------------------------------
 0899999 - Authorized - Other Non-U.S. Insurers
-------------------------------------------------------------------------------------------------------------------------------
 0999999 - Total - Authorized                                                    2,369                     19,875
-------------------------------------------------------------------------------------------------------------------------------
 1099999 - Unauthorized - Affiliates - U.S. Intercompany Pooling
-------------------------------------------------------------------------------------------------------------------------------
61-1181203     39870 - Van American Ins Co                                          45                      5,465
-------------------------------------------------------------------------------------------------------------------------------
 1199999 - Unauthorized - Affiliates - U.S. Non-Pool                                45                      5,465
-------------------------------------------------------------------------------------------------------------------------------
 1399999 - Total - Unauthorized - Affiliates                                        45                      5,465
-------------------------------------------------------------------------------------------------------------------------------
 1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
-------------------------------------------------------------------------------------------------------------------------------
 1699999 - Unauthorized - Pools - Voluntary Pools
-------------------------------------------------------------------------------------------------------------------------------
AA-1320011     00000   AXA RE FINANCE                                                                         388
AA-3190459     00000   FIDVEST LTD                                                                            284
AA-1340090     00000   GE FRANKONA RUCK VERS AG
AA-3190686     00000   PARTNER REINS CO LTD                                        231                       (231)
AA-1780070     00000   QBE INS AND REINS (EUROPE) LTD
AA-3194117     00000   XL Financial Assur LTD
-------------------------------------------------------------------------------------------------------------------------------
 1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)                  24                         62
-------------------------------------------------------------------------------------------------------------------------------
 1799999 - Unauthorized - Other Non-U.S. Insurers                                  255                        503
-------------------------------------------------------------------------------------------------------------------------------
 1899999 - Total - Unauthorized                                                    300                      5,968
-------------------------------------------------------------------------------------------------------------------------------
 1999999 - Total - Authorized and Unauthorized                                   2,670                     25,843
-------------------------------------------------------------------------------------------------------------------------------
 2099999 - Total - Protected Cells
-------------------------------------------------------------------------------------------------------------------------------
 9999999 Totals                                                                  2,670                     25,843
-------------------------------------------------------------------------------------------------------------------------------

NOTE: Report the five largest provisional commission rates included in the cedant's reinsurance treaties.

     The commission rate to be reported is by contract with ceded premium in excess of $50,000:

             1                      2                 3
      Name of Company         Commission Rate   Ceded Premium
---------------------------   ---------------   -------------
1. Radian Reins Inc.              30.000           16,240
2. Axa Re Finance                 30.000              408
3. XL Financial Assur Ltd         30.000              545
4. Foreign Credit Ins. Assn       22.000            1,402
5. Fidvest                        20.000              425

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 4

    Aging of Ceded Reinsurance as of December 31, Current Year (000 Omitted)

--------------------------------------------------------------------
     1          2                    3                        4



  Federal      NAIC
    ID       Company                                     Domiciliary
  Number       Code          Name of Reinsurer          Jurisdiction
--------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S.
      Intercompany Pooling
--------------------------------------------------------------------
   0299999 - Authorized - Affiliates U.S. Non-Pool
--------------------------------------------------------------------
   0399999 - Authorized - Affiliates Other (Non-U.S.)
--------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates
--------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated
      Insurers
--------------------------------------------------------------------
   0699999 - Authorized - Pools - Mandatory Pools
--------------------------------------------------------------------
AA-9995061    00000       Foreign Credit Ins Assn            NY
--------------------------------------------------------------------
   0799999 - Authorized - Pools - Voluntary Pools
--------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
--------------------------------------------------------------------
   0999999 - Total - Authorized
--------------------------------------------------------------------
   1099999 - Unauthorized - Affiliates - U.S.
      Intercompany Pooling
--------------------------------------------------------------------
61-1181203    39870       Van Am Ins Co                      KY
--------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S.
      Non-Pool
--------------------------------------------------------------------
   1299999 - Unauthorized - Affiliates - Other
      (Non-U.S.)
--------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates
--------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated
      Insurers
--------------------------------------------------------------------
   1599999 - Unauthorized - Pools - Mandatory Pools
--------------------------------------------------------------------
   1699999 - Unauthorized - Pools - Voluntary Pools
--------------------------------------------------------------------
   1799999 - Unauthorized - Other Non-U.S. Insurers
--------------------------------------------------------------------
   1899999 - Total - Unauthorized
--------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized
--------------------------------------------------------------------
   2099999 -
--------------------------------------------------------------------





------------------------------------------------------------------
   9999999 Totals
------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     1          2                    3                   Reinsurance Recoverable on Paid Losses and Paid Loss Adjustment Expenses
                                                      ------------------------------------------------------------------------------
                                                         5                             Overdue                               11
                                                               -------------------------------------------------------
  Federal      NAIC                                               6        7       8         9              10
    ID       Company                                           1 to 29  30-90   91-120     Over       Total Overdue       Total Due
  Number       Code          Name of Reinsurer        Current    Days    Days     Days   120 Days  Cols. 6 + 7 + 8 + 9  Cols. 5 + 10
------------------------------------------------------------------------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S.
      Intercompany Pooling
------------------------------------------------------------------------------------------------------------------------------------
   0299999 - Authorized - Affiliates U.S. Non-Pool
------------------------------------------------------------------------------------------------------------------------------------
   0399999 - Authorized - Affiliates Other
     (Non-U.S.)
------------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates
------------------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated
      Insurers
------------------------------------------------------------------------------------------------------------------------------------
   0699999 - Authorized - Pools - Mandatory Pools
------------------------------------------------------------------------------------------------------------------------------------
AA-9996061    00000       Foreign Credit Ins Assn       528                                                                  528
------------------------------------------------------------------------------------------------------------------------------------
   0799999 - Authorized - Pools - Voluntary Pools       528                                                                  528
------------------------------------------------------------------------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
------------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                         528                                                                  528
------------------------------------------------------------------------------------------------------------------------------------
   1099999 - Unauthorized - Affiliates - U.S.
      Intercompany Pooling
------------------------------------------------------------------------------------------------------------------------------------
61-1181203    39870       Van Am Ins Co                 206                                                                  206
------------------------------------------------------------------------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S.
      Non-Pool                                          206                                                                  206
------------------------------------------------------------------------------------------------------------------------------------
   1299999 - Unauthorized - Affiliates - Other
      (Non-U.S.)
------------------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates          206                                                                  206
------------------------------------------------------------------------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated
      Insurers
------------------------------------------------------------------------------------------------------------------------------------
   1599999 - Unauthorized - Pools - Mandatory Pools
------------------------------------------------------------------------------------------------------------------------------------
   1699999 - Unauthorized - Pools - Voluntary Pools
------------------------------------------------------------------------------------------------------------------------------------
   1799999 - Unauthorized - Other Non-U.S. Insurers
------------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total - Unauthorized                       206                                                                  206
------------------------------------------------------------------------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized        734                                                                  734
------------------------------------------------------------------------------------------------------------------------------------
   2099999 -
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                       734                                                                  734
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
     1          2                    3                           12                13


                                                                             Percentage more
  Federal      NAIC                                         Percentage        Than 120 Days
    ID       Company                                          Overdue       Overdue Col. 9 /
  Number       Code          Name of Reinsurer            Col. 10/Col. 11        Col. 11
--------------------------------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S.
      Intercompany Pooling
--------------------------------------------------------------------------------------------
   0299999 - Authorized - Affiliates U.S. Non-Pool
--------------------------------------------------------------------------------------------
   0399999 - Authorized - Affiliates - Other (Non-U.S.)
--------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates
--------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated
      Insurers
--------------------------------------------------------------------------------------------
   0699999 - Authorized - Pools - Mandatory Pools
--------------------------------------------------------------------------------------------
AA-9996061    00000       Foreign Credit Ins Assn
--------------------------------------------------------------------------------------------
   0799999 - Authorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------
   0999999 - Total - Authorized
--------------------------------------------------------------------------------------------
   1099999 - Unauthorized - Affiliates - U.S.
      Intercompany Pooling
--------------------------------------------------------------------------------------------
61-1181203    39870       Van Am Ins Co
--------------------------------------------------------------------------------------------
   1199999 - Unauthorized - Affiliates - U.S.
      Non-Pool
--------------------------------------------------------------------------------------------
   1299999 - Unauthorized - Affiliates - Other
      (Non-U.S.)
--------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates
--------------------------------------------------------------------------------------------
   1499999 - Unauthorized - Other U.S. Unaffiliated
      Insurers
--------------------------------------------------------------------------------------------
   1599999 - Unauthorized - Pools - Mandatory Pools
--------------------------------------------------------------------------------------------
   1699999 - Unauthorized - Pools - Voluntary Pools
--------------------------------------------------------------------------------------------
   1799999 - Unauthorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------
   1899999 - Total - Unauthorized
--------------------------------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized
--------------------------------------------------------------------------------------------
   2099999 -
--------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------
   9999999 Totals
--------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 5

   Provision for Unauthorized Reinsurance as of December 31, Current Year (000
                                    Omitted)

---------------------------------------------------------------------------------------------------------------------------------
     1         2                    3                       4            5            6            7          8           9


                                                                    Reinsurance
                                                                    Recoverable   Funds Held
                                                                     all Items    By Company
  Federal     NAIC                                                   Schedule F     Under                   Ceded
    ID      Company                                    Domiciliary    Part 3,    Reinsurance  Letters of  Balances  Miscellaneous
  Number      Code          Name of Reinsurer         Jurisdiction    Col. 15      Treaties     Credit     Payable     Balances
---------------------------------------------------------------------------------------------------------------------------------
61-1181203   39870   Van American Ins Co                   KY          5,510                                  45
---------------------------------------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool                                5,510                                  45
---------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates                                        5,510                                  45
---------------------------------------------------------------------------------------------------------------------------------
AA-1320011   00000   Axa Re Finance                        FR            388                      390
AA-3190459   00000   Fidvest Ltd                           BM            284
AA-3190686   00000   PARTNER REINS CO LTD                  BM                                                231
AA-1121397   00000   SUN ALLIANCE AND LONDON INS PLC       EN                                                 24
AA-1460146   00000   SWISS REINS CO                        SZ             86                       86
---------------------------------------------------------------------------------------------------------------------------------
   0899999 - Other Non-U.S. Insurers                                     758                      476        255
---------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Affiliates and Others                             6,268                      476        300
---------------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - Protected Cells
---------------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                      6,268                      476        300
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
     1         2                    3                       10              11             12             13            14

                                                                                                      Recoverable
                                                                                                      Paid Losses
                                                                                                         & LAE
                                                                       Sum of Cols.                    Expenses
  Federal     NAIC                                         Other      6 thru 10 but     Subtotal     Over 90 Days     20% of
    ID      Company                                       Allowed     not in excess   Col. 5 minus   Past Due not   Amount in
  Number      Code          Name of Reinsurer          Offset Items     of Col. 5        Col. 11      in Dispute      Col. 13
-----------------------------------------------------------------------------------------------------------------------------
61-1181203   39870   Van American Ins Co                   6,358          5,510
-----------------------------------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool                    6,358          5,510
-----------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates                            6,358          5,510
-----------------------------------------------------------------------------------------------------------------------------
AA-1320011   00000   Axa Re Finance                                         388
AA-3190459   00000   Fidvest Ltd                                                            284
AA-3190686   00000   PARTNER REINS CO LTD
AA-1121397   00000   SUN ALLIANCE AND LONDON INS PLC
AA-1460146   00000   SWISS REINS CO                                          86
-----------------------------------------------------------------------------------------------------------------------------
   0899999 - Other Non-U.S. Insurers                                        474             284
-----------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Affiliates and Others                 6,358          5,984             284
-----------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - Protected Cells
-----------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                          6,358          5,984             284
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
     1         2                    3                     15             16               17
                                                                                   Total Provision
                                                                                         for
                                                                  Smaller of Col.    Unauthorized
                                                                    11 or 20% of     Reinsurance
                                                                     Amount in        Smaller of
  Federal     NAIC                                    Smaller of      Dispute          Col.5 or
    ID      Company                                   Col. 11 or    Included in         Cols.
  Number      Code          Name of Reinsurer          Col. 14         Col. 5          12+15+16
--------------------------------------------------------------------------------------------------
61-1181203   39870   Van American Ins Co
--------------------------------------------------------------------------------------------------
   0299999 - Affiliates - U.S. Non-Pool
--------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
--------------------------------------------------------------------------------------------------
AA-1320011   00000   Axa Re Finance
AA-3190459   00000   Fidvest Ltd                                                          284
AA-3190686   00000   PARTNER REINS CO LTD
AA-1121397   00000   SUN ALLIANCE AND LONDON INS PLC
AA-1460146   00000   SWISS REINS CO
--------------------------------------------------------------------------------------------------
   0899999 - Other Non-U.S. Insurers                                                      284
--------------------------------------------------------------------------------------------------
   0999999 - Total - Affiliates and Others                                                284
--------------------------------------------------------------------------------------------------
   1099999 - Total - Protected Cells
--------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------
   9999999 Totals                                                                         284
--------------------------------------------------------------------------------------------------

     1.   Amounts in dispute totaling $             are included in Column 5.
                                        -----------
     2.   Amounts in dispute totaling $             are excluded from Column 13.
                                        -----------
     3.   Column 5 excludes $              recoverables on ceded IBNR on
                              ------------
          contracts in force prior to July 1, 1984 and not subsequently renewed.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 6

  Provision for Overdue Authorized Reinsurance as of December 31, Current Year

                                      NONE

----------------------------------------------------------------------------------------------------------------------
   1        2             3                     4                      5                   6                 7
                                     Reinsurance Recoverable
                                      on Paid Losses and LAE   Total Reinsurance
Federal    NAIC                         More Than 90 Days     Recoverable on Paid
   ID    Company                             Overdue          Losses and Paid LAE  Amounts Received  Col. 4 divided by
 Number    Code   Name of Reinsurer            (a)                    (b)            Prior 90 Days     (Cols. 5 + 6)
----------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------
   9999999 Totals
----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
   1        2             3                    8                        9                   10                 11

                                     Amounts in Col. 4 for     Amounts in Dispute
Federal    NAIC                       Companies Reporting   Excluded from Col. 4 for
   ID    Company                           less than           Companies Reporting    20% of Amount    Amount Reported in
 Number    Code   Name of Reinsurer      20% in Col. 7       less than 20% in Col. 7    in Col. 9    Col. 8 x 20% + Col. 10
---------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------
   9999999 Totals
---------------------------------------------------------------------------------------------------------------------------

(a)  From Schedule F- Part 4 Columns 8 + 9, total authorized, less $
                                                                     -----------
     in dispute.
(b)  From Schedule F - Part 3 Columns 7 + 8, total authorized, less $
                                                                      ----------
     in dispute.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 7

        Provision for Overdue Reinsurance as of December 31, Current Year

--------------------------------------------------------------------------------------------------------------------------------
   1        2            3                4               5                    6                 7                 8
Federal   NAIC                       Reinsurance      Funds Held By
  ID     Company                     Recoverable      Company Under                        Ceded Balances  Other Miscellaneous
Number    Code    Name of Reinsurer   All Items   Reinsurance Treaties  Letters of Credit      Payable           Balances
--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
 9999999 Totals
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
   1        2            3                 9                10                     11                      12
Federal   NAIC                                      Sum of Cols. 5 thru 9                        Greater of Col. 11 or
  ID     Company                     Other Allowed  but not in excess of                         Schedule F - Part 4
Number    Code    Name of Reinsurer   Offset Items         Col. 4          Col. 4 minus Col. 10       Cols. 8 + 9
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
 9999999 Totals
----------------------------------------------------------------------------------------------------------------------
            1. Total
            2. Line 1 x .2
            3. Schedule F- Part 6 Col. 11
            4. Provision for Overdue Authorized Reinsurance (Lines 2 + 3)
            5. Provision for Unauthorized Reinsurance (Schedule F - Part 5 Col. 17 x 1000)              284,110
            6. Provision for Reinsurance (sum Lines 4 + 5) [Enter this amount on Page 3, Line 16]       284,110

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE F - PART 8

       Restatement of Balance Sheet to Identify Net Credit for Reinsurance

------------------------------------------------------------------------------------------------------------------------------------
                                                                                           1                2              3
                                                                                      As Reported     Restatement       Restated
                                                                                     (Net of Ceded)   Adjustments   (Gross of Ceded)
------------------------------------------------------------------------------------------------------------------------------------
    ASSETS (Page 2, Col. 3)
 1. Cash and invested assets (Line 9)                                                  622,502,257                     622,502,257
 2. Agents' balances or uncollected premiums (Line 10)                                  22,449,487                      22,449,487
 3. Funds held by or deposited with reinsured companies (Line 11)                        1,863,223                       1,863,223
 4. Reinsurance recoverable on loss and loss adjustment expense payments (Line 14)         734,151      (734,151)
 5. Other assets (Lines 12 and 13 and 15 through 25)                                     9,833,515                       9,833,515
 6. Net amount recoverable from reinsurers                                                            25,842,906        25,842,906
                                                                                       -------------------------------------------
 7. Totals (Line 28)                                                                   657,382,632    25,108,755       682,491,386
                                                                                       -------------------------------------------
    LIABILITIES (Page 3)
 8. Losses and loss adjustment expenses (Lines 1 through 3)                             55,295,719     7,224,690        62,520,409
 9. Taxes, expenses, and other obligations (Lines 4 through 8)                           7,840,208                       7,840,208
10. Unearned premiums (Line 9)                                                         233,700,716    20,554,146       254,254,861
11. Advance Premiums (Line 10)
12. Dividends declared and unpaid (Line 11.1 and 11.2)
13. Ceded reinsurance premiums payable (net of ceded commissions) (Line 12)              2,670,081    (2,670,081)
14. Funds held by company under reinsurance treaties (Line 13)
15. Amounts withheld or retained by company for account of others (Line 14)
16. Provision for reinsurance (Line 16)                                                    284,110                         284,110
17. Other liabilities (Lines 15 and 17 through 23)                                      48,132,684                      48,132,684
                                                                                       -------------------------------------------
18. Total liabilities (Line 26 minus Line 25)                                          347,923,517    25,108,755       373,032,272
                                                                                       -------------------------------------------
19. Surplus as regards policyholders (Line 35)                                         309,459,115           XXX       309,459,115
                                                                                       -------------------------------------------
20. Totals (Line 36)                                                                   657,382,632    25,108,755       682,491,387
----------------------------------------------------------------------------------------------------------------------------------

NOTE: Is the restatement of this exhibit the result of grossing up balances ceded to affiliates under 100 percent reinsurance or pooling arrangements? Yes [ ] No [X]

If yes, give full explanation:

--------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule H - Part 1
                                      NONE

                               Schedule H - Part 2
                                      NONE

                               Schedule H - Part 3
                                      NONE

                               Schedule H - Part 4
                                      NONE

                               Schedule H - Part 5
                                      NONE

--------------------------------------------------------------------------------

                                   46, 47, 48

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                SCHEDULE P - ANALYSIS OF LOSSES AND LOSS EXPENSES
                          SCHEDULE P - PART 1 - SUMMARY

                                 ($000 Omitted)

 -----------------------------------------------------------------------------------------------------------------------
                         Premiums Earned                              Loss and Loss Expense Payments
                --------------------------------------------------------------------------------------------------------
                     1          2          3                               Defense and Cost     Adjusting and Other
  Years in                                            Loss Payments      Containment Payments         Payments
    Which                                           --------------------------------------------------------------------
  Premiums                                               4         5         6           7           8         9
 Were Earned
 and Losses     Direct and                Net       Direct and            Direct and             Direct and
Were Incurred     Assumed    Ceded    Cols. 1 - 2     Assumed    Ceded      Assumed    Ceded      Assumed     Ceded
------------------------------------------------------------------------------------------------------------------------
 1. Prior            XXX        XXX         XXX          145
 2. 1993          15,745      2,447      13,298        1,784       447         39
 3. 1994          19,870      4,340      15,530        6,761     1,960      1,542      1,096
 4. 1995          26,773      5,363      21,410        5,769       626        685        519
 5. 1996          32,388      6,237      26,151        5,616     1,093        579        415
 6. 1997          44,313     11,467      32,846       16,440     2,335        924        830
 7. 1998          39,893      3,186      36,707        5,169        15         14         10
 8. 1999          46,785      5,061      41,725        8,688       850         12          6
 9. 2000          51,789     10,513      41,276       11,144       990      1,087          7
10. 2001          62,850     13,874      48,976        8,505       119      1,221
11. 2002         112,827     18,678      94,148        6,319        42        175
------------------------------------------------------------------------------------------------------------------------
12. Totals           XXX        XXX         XXX       76,341     8,477      6,277      2,883
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------

                -------------------------
                     10           11            12
  Years in
    Which                                   Number of
  Premiums        Salvage      Total Net     Claims
 Were Earned       and        Paid (Cots.   Reported
 and Losses     Subrogation      4-5+6-     Direct and
Were Incurred    Received       7+8-9)       Assumed
------------------------------------------------------
 1. Prior             28           145         XXX
 2. 1993             761         1,376         XXX
 3. 1994           2,980         5,246         XXX
 4. 1995             239         5,309         XXX
 5. 1996             709         4,687         XXX
 6. 1997             775        14,199         XXX
 7. 1998             247         5,159         XXX
 8. 1999             261         7,844         XXX
 9. 2000             447        11,234         XXX
10. 2001             401         9,608         XXX
11. 2002              22         6,452         XXX
------------------------------------------------------
12. Totals         6,870        71,259         XXX
------------------------------------------------------

--------------------------------------------------------------------------------------------------

                           Losses Unpaid                  Defense and Cost Containment Unpaid
             -------------------------------------------------------------------------------------
                  Case Basis            Bulk + IBNR          Case Basis           Bulk + IBNR
             -------------------------------------------------------------------------------------
                 13         14         15         16        17        18        19         20


             Direct and            Direct and           Direct and           Direct and
              Assumed     Ceded     Assumed     Ceded    Assumed     Ceded    Assumed     Ceded
--------------------------------------------------------------------------------------------------
 1.                84
 2.
 3.                29        37                               5          4
 4.                41       373                              51         41
 5.             1,315       633          17                  69         52
 6.             7,225     3,617         677                 304        175
 7.               489        13       1,139                   1          1
 8.             2,607       (14)      1,999                  33         25
 9.             8,246       204       1,230                   2
10.            12,352     1,737         811       294       549
11.            13,055         0       5,702        35       100
--------------------------------------------------------------------------------------------------
12. Totals     45,442     6,600      11,574       329     1,113        296
--------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
             Adjusting and Other      23            24          25
                    Unpaid
             ---------------------------------------------------------
                 21        22
                                                  Total     Number of
                                     Salvage        Net       Claims
                                       and        Losses     Outstand-
                                     Subrog-       and         ing -
             Direct and               ation      Expenses   Direct and
              Assumed     Ceded    Anticipated    Unpaid     Assumed
----------------------------------------------------------------------
 1.                                                   84       XXX
 2.                                                            XXX
 3.                                     81            (7)      XXX
 4.                                    487          (322)      XXX
 5.                                     28           715       XXX
 6.                                     49         4,414       XXX
 7.                                                1,614       XXX
 8.                                     46         4,628       XXX
 9.                                                9,274       XXX
10.                                  8,765        11,681       XXX
11.                                    888        18,822       XXX
----------------------------------------------------------------------
12. Totals                          10,344        50,904       XXX
----------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                          Total                  Loss and Loss Expense Percentage
             Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)      Nontabular Discount
             ---------------------------------------------------------------------------------------------
                   26        27       28                29        30      31           32       33

               Direct and                           Direct and                                Loss
                Assumed     Ceded     Net            Assumed     Ceded   Net          Loss   Expense
----------------------------------------------------------------------------------------------------------
 1.                XXX       XXX      XXX              XXX        XXX    XXX
 2.               1,823       447    1,376             11.6       18.3   10.3
 3.               8,336     3,097    5,240             42.0       71.3   33.7
 4.               6,545     1,559    4,987             24.4       29.1   23.3
 5.               7,595     2,193    5,402             23.4       35.2   20.7
 6.              25,570     6,957   18,613             57.7       60.7   56.7
 7.               6,812        39    6,773             17.1        1.2   18.5
 8.              13,339       867   12,473             28.5       17.1   29.9
 9.              21,710     1,201   20,509             41.9       11.4   49.7         451
10.              23,438     2,150   21,288             37.3       15.5   43.5
11.              25,351        77   25,274             22.5        0.4   26.8
----------------------------------------------------------------------------------------------------------
12. Totals         XXX       XXX      XXX              XXX        XXX    XXX          451
----------------------------------------------------------------------------------------------------------

-------------------------------------------------------
                  34         Net Balance Sheet Reserves
                                  After Discount
                 Inter-      --------------------------
                Company             35        36
                Pooling                      Loss
             Participation        Losses   Expenses
               Percentage         Unpaid    Unpaid
-------------------------------------------------------
 1.               XXX                 84
 2.
 3.                                   (8)        1
 4.                                 (332)       10
 5.                                  698        17
 6.                                4,285       129
 7.                                1,614         0
 8.                                4,620         8
 9.                                8,821         2
10.                               11,132       549
11.                               18,722       100
-------------------------------------------------------
12. Totals        XXX             49,636       817
-------------------------------------------------------

Note: Parts 2 and 4 are gross of all discounting, including tabular discounting. Part 1 is gross of only nontabular discounting, which is reported in Columns 32 and 33 of Part 1. The tabular discount, if any, is reported in the Notes to Financial Statements which will reconcile Part 1 with Parts 2 and 4.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                          SCHEDULE P - PART 2 - SUMMARY

-----------------------------------------------------------------------------------------------------------------------------
                 INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                 ($000 OMITTED)                                               DEVELOPMENT
                 ------------------------------------------------------------------------------------------------------------
Years in Which     1       2       3       4       5        6       7        8        9         10          11         12
 Losses Were
  Incurred       1993    1994    1995    1996    1997     1998     1999     2000     2001       2002      One Year   Two Year
-----------------------------------------------------------------------------------------------------------------------------
 1. Prior        1,025   2,932   3,912   4,041   4,146    1,806    1,502    2,175    1,724      1,725           1      (450)
 2. 1993         2,238   2,437   2,363   2,162   1,918    1,586    1,402    1,377    1,378      1,376          (3)       (2)
 3. 1994           XXX   4,248   7,076   8,374   6,971    5,800    5,440    5,355    5,272      5,240         (32)     (115)
 4. 1995           XXX     XXX   2,847   4,737   5,613    4,912    4,918    5,386    5,355      4,987        (368)     (399)
 5. 1996           XXX     XXX     XXX   3,502   5,893    6,509    5,925    5,894    5,349      5,402          53      (493)
 6. 1997           XXX     XXX     XXX     XXX   5,298   14,965   18,276   19,909   19,792     18,613      (1,179)   (1,296)
 7. 1998           XXX     XXX     XXX     XXX     XXX    4,514    6,976    7,314    7,959      6,773      (1,186)     (541)
 8. 1999           XXX     XXX     XXX     XXX     XXX      XXX    5,628    8,915   12,273     12,473         199     3,558
 9. 2000           XXX     XXX     XXX     XXX     XXX      XXX      XXX    9,096   18,251     20,509       2,258    11,413
10. 2001           XXX     XXX     XXX     XXX     XXX      XXX      XXX      XXX   14,476     21,288       6,813       XXX
11. 2002           XXX     XXX     XXX     XXX     XXX      XXX      XXX      XXX      XXX     25,274         XXX       XXX
-----------------------------------------------------------------------------------------------------------------------------
                                                                                             12. Totals     6,555    11,674
-----------------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 3 - SUMMARY

----------------------------------------------------------------------------------------------------------------------------------
                      CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                 ($000 OMITTED)
                 -----------------------------------------------------------------------------------------------------------------
                          1       2       3       4       5       6       7        8        9       10        11             12
                                                                                                                         Number of
                                                                                                           Number of      Claims
                                                                                                             Claims       Closed
Years in Which                                                                                             Closed With   Without
 Losses Were                                                                                                  Loss        Loss
  Incurred               1993   1994    1995    1996    1997    1998    1999     2000     2001     2002     Payment      Payment
----------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000     (322)   (270)  1,903   2,441   1,632   1,780    2,212    1,497    1,641      XXX          XXX
 2. 1993                 944    1,454   1,630   1,502   1,359   1,397   1,376    1,375    1,375    1,376      XXX          XXX
 3. 1994                 XXX    1,243   3,730   4,913   5,187   5,241   5,249    5,248    5,238    5,246      XXX          XXX
 4. 1995                 XXX      XXX   2,396   3,317   3,150   3,843   5,056    4,941    5,074    5,309      XXX          XXX
 5. 1996                 XXX      XXX     XXX     354   2,408   3,467   4,056    4,588    4,479    4,687      XXX          XXX
 6. 1997                 XXX      XXX     XXX     XXX     596   4,598   6,851   12,382   13,106   14,199      XXX          XXX
 7. 1998                 XXX      XXX     XXX     XXX     XXX     352   2,761    4,135    4,520    5,159      XXX          XXX
 8. 1999                 XXX      XXX     XXX     XXX     XXX     XXX     843    4,913    7,199    7,844      XXX          XXX
 9. 2000                 XXX      XXX     XXX     XXX     XXX     XXX     XXX    1,229    6,734   11,234      XXX          XXX
10. 2001                 XXX      XXX     XXX     XXX     XXX     XXX     XXX      XXX    3,687    9,608      XXX          XXX
11. 2002                 XXX      XXX     XXX     XXX     XXX     XXX     XXX      XXX      XXX    6,452      XXX          XXX
----------------------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 4 - SUMMARY

---------------------------------------------------------------------------------------------
                 BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST CONTAINMENT
                                EXPENSES REPORTED AT YEAR END ($000 OMITTED)
Years in Which   ----------------------------------------------------------------------------
 Losses Were       1      2       3       4       5       6       7       8       9       10
  Incurred       1993    1994    1995    1996    1997    1998    1999    2000    2001    2002
---------------------------------------------------------------------------------------------
 1. Prior          75      75     213     163     188
 2. 1993          882     538     585     579     650      70      11
 3. 1994          XXX   2,397   2,415   2,571   1,776     521                      47
 4. 1995          XXX     XXX   1,746   1,421   1,265     623             122       3
 5. 1996          XXX     XXX     XXX   2,252   1,756   1,562     597     652      85      17
 6. 1997          XXX     XXX     XXX     XXX   4,270   2,939   3,377   2,139   1,085     677
 7. 1998          XXX     XXX     XXX     XXX     XXX   3,523   2,568   2,367   1,844   1,139
 8. 1999          XXX     XXX     XXX     XXX     XXX     XXX   3,859   2,002   2,153   1,999
 9. 2000          XXX     XXX     XXX     XXX     XXX     XXX     XXX   2,111   2,123   1,230
10. 2001          XXX     XXX     XXX     XXX     XXX     XXX     XXX     XXX   2,246     517
11. 2002          XXX     XXX     XXX     XXX     XXX     XXX     XXX     XXX     XXX   5,667
---------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                        Schedule P - Part 1A - Home/Farm
                                      NONE

                    Schedule P - Part 1B - Private Passenger
                                      NONE

                     Schedule P - Part 1C - Comm Auto/Truck
                                      NONE

                      Schedule P - Part 1D - Workers' Comp
                                      NONE

                     Schedule P - Part 1E - Comm Multi Peril
                                      NONE

                    Schedule P - Part 1F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 1F - Medical Mal Claim
                                      NONE

                    Schedule P - Part 1G - Special Liability
                                      NONE

--------------------------------------------------------------------------------

                         51, 52, 53, 54, 55, 56, 57, 58

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

         SCHEDULE P - PART 1H - SECTION 1 - OTHER LIABILITY - OCCURRENCE

                                            ($000 Omitted)

--------------------------------------------------------------------------------------------------------------
                    Premiums Earned                            Loss and Loss Expense Payments
             -------------------------------------------------------------------------------------------------
                1        2         3                                   Defense and Cost    Adjusting and Other
 Years in                                         Loss Payments     Containment Payments        Payments
   Which                                       ---------------------------------------------------------------
 Premiums                                          4          5            6         7         8          9
   Were
 Earned
and Losses    Direct
   Were        and                  Net        Direct and             Direct and           Direct and
 Incurred    Assumed   Ceded   (Cols. 1 - 2)     Assumed    Ceded       Assumed    Ceded     Assumed    Ceded
--------------------------------------------------------------------------------------------------------------
1.  Prior      XXX      XXX        XXX
2.  1993        95      306       (211)
3.  1994        65       33         32
4.  1995        56       28         28
5.  1996        45       22         23
6.  1997
7.  1998
8.  1999
9.  2000
10. 2001
11. 2002
--------------------------------------------------------------------------------------------------------------
12. Totals     XXX      XXX        XXX
--------------------------------------------------------------------------------------------------------------

----------------------------------------------------
                                              12
             -----------------------
                 10           11
 Years in
   Which
 Premiums
   Were                        Total       Number of
 Earned        Salvage       Net Paid       Claims
and Losses       and       (Cols. 4 - 5   Reported -
   Were      Subrogation      + 6 - 7     Direct and
 Incurred      Received       + 8 - 9)     Assumed
----------------------------------------------------
1.  Prior                                     XXX
2.  1993
3.  1994
4.  1995
5.  1996
6.  1997
7.  1998
8.  1999
9.  2000
10. 2001
11. 2002
----------------------------------------------------
12. Totals                                    XXX
----------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          Adjusting and Other
                 Losses Unpaid                    Defense and Cost Containment Unpaid            Unpaid
      -------------------------------------------------------------------------------------------------------
           Case Basis          Bulk + IBNR          Case Basis          Bulk + IBNR           21        22
      ---------------------------------------------------------------------------------
          13         14         15        16        17        18         19         20
      ---------------------------------------------------------------------------------


      Direct and           Direct and           Direct and           Direct and           Direct and
        Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
-------------------------------------------------------------------------------------------------------------
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
-------------------------------------------------------------------------------------------------------------
12.
-------------------------------------------------------------------------------------------------------------

--------------------------------------------
           23           24            25




                      Total       Number of
        Salvage     Net Losses      Claims
          and          and       Outstanding
      Subrogation    Expenses     Direct and
      Anticipated     Unpaid       Assumed
--------------------------------------------
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
--------------------------------------------
12.
--------------------------------------------

------------------------------------------------------------------------------------------------
                       Total              Loss and Loss Expense Percentage
      Losses and Loss Expenses Incurred       (Incurred/Premiums Earned)     Nontabular Discount
      ------------------------------------------------------------------------------------------
               26         27     28              29          30     31           32      33


           Direct and                         Direct and                                 Loss
             Assumed    Ceded   Net             Assumed    Ceded   Net          Loss   Expense
------------------------------------------------------------------------------------------------
1.             XXX       XXX    XXX              XXX        XXX    XXX
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
------------------------------------------------------------------------------------------------
12.            XXX       XXX    XXX              XXX        XXX    XXX
------------------------------------------------------------------------------------------------

---------------------------------------------
           34            Net Balance Sheet
                      Reserves After Discount
                      -----------------------
          Inter-           35        36
        Company
         Pooling                    Loss
      Participation      Losses   Expenses
        Percentage       Unpaid    Unpaid
---------------------------------------------
1.         XXX
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
---------------------------------------------
12.         XXX
---------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                    Schedule P - Part 1H - Other Liab Claims
                                      NONE

                     Schedule P - Part 1I - Special Property
                                      NONE

                      Schedule P - Part 1J - Auto Physical
                                      NONE

--------------------------------------------------------------------------------
                                   60, 61, 62

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                     SCHEDULE P - PART 1K - FIDELITY/SURETY

                                 ($000 Omitted)

-----------------------------------------------------------------------------------------------------------------
                    Premiums Earned                            Loss and Loss Expense Payments
             ----------------------------------------------------------------------------------------------------
                1        2           3                                    Defense and Cost    Adjusting and Other
 Years in                                         Loss Payments        Containment Payments        Payments
   Which                                       ------------------------------------------------------------------
 Premiums                                             4          5            6         7          8         9
   Were
 Earned
and Losses    Direct
   Were        and                  Net          Direct and             Direct and            Direct and
 Incurred    Assumed   Ceded   (Cols. 1 - 2)        Assumed    Ceded      Assumed    Ceded      Assumed    Ceded
-----------------------------------------------------------------------------------------------------------------
1.  Prior        XXX     XXX         XXX           2,844       1,648       335         208
2.  2001       6,347   1,583       4,763             118
3.  2002      10,507   1,086       9,421             921
-----------------------------------------------------------------------------------------------------------------
4.  Totals       XXX     XXX         XXX           3,883       1,648       335         208
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------
                                           12
             --------------------------
                 10           11
 Years in
   Which
 Premiums
   Were                        Total      Number of
 Earned        Salvage       Net Paid      Claims
and Losses       and       (Cols. 4 - 5   Reported -
   Were      Subrogation      + 6 - 7     Direct and
 Incurred      Received       + 8 - 9)     Assumed
----------------------------------------------------
1.  Prior         62           1,322         XXX
2.  2001           0             118         XXX
3.  2002                         921         XXX
----------------------------------------------------
4.  Totals        62           2,361         XXX
----------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          Adjusting and Other
                 Losses Unpaid                    Defense and Cost Containment Unpaid            Unpaid
      -------------------------------------------------------------------------------------------------------
           Case Basis          Bulk + IBNR          Case Basis          Bulk + IBNR           21        22
      ---------------------------------------------------------------------------------
          13         14         15        16        17        18         19         20


      Direct and           Direct and           Direct and           Direct and           Direct and
        Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
-------------------------------------------------------------------------------------------------------------
1.       8,216     4,660       767                 462        296
2.           0                 360       242
3.       1,573                 561
-------------------------------------------------------------------------------------------------------------
4.       9,790     4,660     1,688       242       462        296
-------------------------------------------------------------------------------------------------------------

--------------------------------------------
           23           24            25




                      Total       Number of
        Salvage     Net Losses      Claims
          and          and       Outstanding -
      Subrogation    Expenses     Direct and
      Anticipated     Unpaid       Assumed
----------------------------------------------
1.        129         4,490
2.                      118
3.                    2,134
----------------------------------------------
4.        129         6,742
----------------------------------------------

-------------------------------------------------------------------------------------------------
                       Total              Loss and Loss Expense Percentage
      Losses and Loss Expenses Incurred       (Incurred/Premiums Earned)      Nontabular Discount
      -------------------------------------------------------------------------------------------
               26         27     28              29          30     31            32      33


           Direct and                         Direct and                                  Loss
             Assumed    Ceded    Net            Assumed    Ceded   Net           Loss   Expense
-------------------------------------------------------------------------------------------------
1.              XXX      XXX      XXX             XXX       XXX     XXX
2.              479      242      237             7.5      15.3     5.0
3.            3,055             3,055            29.1              32.4
-------------------------------------------------------------------------------------------------
4.              XXX      XXX      XXX             XXX       XXX     XXX
-------------------------------------------------------------------------------------------------

---------------------------------------------
           34            Net Balance Sheet
                      Reserves After Discount
                      -----------------------
          Inter-           35        36
        Company
         Pooling                    Loss
      Participation      Losses   Expenses
        Percentage       Unpaid    Unpaid
---------------------------------------------
1.          XXX           4,323      166
2.                          118
3.                        2,134
---------------------------------------------
4.          XXX           6,575      166
---------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

      SCHEDULE P - PART 1L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

                                 ($000 Omitted)
-------------------------------------------------------------------------------------------
                       Premiums Earned                  Loss and Loss Expense Payments
             ----------------------------------   -----------------------------------------
 Years in         1         2           3                                Defense and Cost
   Which                                             Loss Payments     Containment Payments
 Premiums                                         ------------------   --------------------
   Were                                                4         5           6         7
  Earned
and Losses
   Were      Direct and                Net        Direct and            Direct and
 Incurred      Assumed    Ceded   (Cols. 1 - 2)     Assumed    Ceded      Assumed    Ceded
-------------------------------------------------------------------------------------------
1. Prior          XXX       XXX          XXX         7,228     1,239
2. 2001        22,402       615       21,787         8,387       119         8
3. 2002        25,773     2,026       23,747         5,398        42
-------------------------------------------------------------------------------------------
4. Totals         XXX       XXX          XXX        21,013     1,400         8
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                       Loss and Loss Expense Payments               12
             ------------------------------------------------
 Years in    Adjusting and Other        10            11
   Which           Payments
 Premiums    -------------------
   Were           8          9                      Total       Number of
  Earned                             Salvage       Net Paid       Claims
and Losses                             and       (Cols. 4 - 5   Reported -
   Were       Direct and           Subrogation     + 6 - 7       Direct and
 Incurred       Assumed    Ceded     Received      + 8 - 9)       Assumed
--------------------------------------------------------------------------
1. Prior                               547           5,989          XXX
2. 2001                                401           8,276          XXX
3. 2002                                 22           5,356          XXX
--------------------------------------------------------------------------
4. Totals                              969          19,621          XXX
--------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                          Losses Unpaid                  Defense and Cost Containment Unpaid
             ---------------------------------------   ---------------------------------------
                 Case Basis           Bulk + IBNR          Case Basis           Bulk + IBNR
             ------------------   ------------------   ------------------   ------------------
                 13         14        15         16        17         18        19         20


             Direct and           Direct and           Direct and           Direct and
               Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
----------------------------------------------------------------------------------------------
1.              5,923       203      4,294
2.              9,122     1,737        451       52
3.             11,482         0      5,141       35
----------------------------------------------------------------------------------------------
4.             26,527     1,939      9,885       87
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
             Adjusting and Other        23           24            25
                   Unpaid
             -------------------
                  21         22
                                                                Number of
                                                    Total        Claims
                                     Salvage     Net Losses     Outstand-
                                       and           and      ing - Direct
              Direct and           Subrogation    Expenses         and
                Assumed    Ceded   Anticipated     Unpaid        Assumed
--------------------------------------------------------------------------
1.                                      481        10,014
2.                                       40         7,783
3.                                      888        16,588
--------------------------------------------------------------------------
4.                                    1,409        34,386
--------------------------------------------------------------------------

--------------------------------------------------------------------------------

                          Total                 Loss and Loss Expense Percentage
             Losses and Loss Expenses Incured        Incured/Premiums Earned
             --------------------------------   --------------------------------
                    26         27      28               29         30     31

                Direct and                          Direct and
                  Assumed    Ceded     Net            Assumed    Ceded   Net
--------------------------------------------------------------------------------
1.                   XXX       XXX      XXX             XXX        XXX    XXX
2.                17,967     1,908   16,059            80.2      310.2   73.7
3.                22,021        77   21,944            85.4        3.8   92.4
--------------------------------------------------------------------------------
4.                   XXX       XXX      XXX             XXX        XXX    XXX
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                       Net Balance Sheet
             Nontabular Discount        34         Reserves After Discount
             -------------------       Inter-      -----------------------
                 32       33          Company           35        36
                                      Pooling                    Loss
                         Loss      Participation      Losses   Expenses
                Loss   Expense       Percentage       Unpaid    Unpaid
--------------------------------------------------------------------------
1.                                      XXX           10,014
2.                                                     7,783
3.                                                    16,588
--------------------------------------------------------------------------
4.                                      XXX           34,386
--------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                      Schedule P - Part 1M - International
                                      NONE

                      Schedule P - Part 1N - Reinsurance A
                                      NONE

                      Schedule P - Part 1O - Reinsurance B
                                      NONE

                      Schedule P - Part 1P - Reinsurance C
                                      NONE

                     Schedule P - Part 1R - Prod Liab Occur
                                      NONE

                     Schedule P - Part 1R - Prod Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                             65, 66, 67, 68, 69, 70

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

          SCHEDULE P - PART 1S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

                                          ($000 Omitted)
--------------------------------------------------------------------------------------------
                       Premiums Earned                   Loss and Loss Expense Payments
             -----------------------------------   -----------------------------------------
 Years in         1         2            3                                Defense and Cost
   Which                                              Loss Payments     Containment Payments
 Premiums                                          ------------------   --------------------
   Were                                                 4         5           6         7
  Earned
and Losses
   Were      Direct and                 Net        Direct and            Direct and
 Incurred      Assumed    Ceded    (Cols. 1 - 2)     Assumed    Ceded      Assumed    Ceded
--------------------------------------------------------------------------------------------
1. Prior          XXX        XXX          XXX          113                     49
2. 2001        34,102     11,676       22,426                               1,213
3. 2002        76,547     15,567       60,981                                 175
--------------------------------------------------------------------------------------------
4. Totals         XXX        XXX          XXX          113                  1,437
--------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                       Loss and Loss Expense Payments               12
             ------------------------------------------------
 Years in    Adjusting and Other        10            11
   Which           Payments
 Premiums    -------------------
   Were           8          9                      Total       Number of
  Earned                             Salvage       Net Paid       Claims
and Losses                             and       (Cols. 4 - 5   Reported -
   Were       Direct and           Subrogation     + 6 - 7      Direct and
 Incurred       Assumed    Ceded     Received      + 8 - 9)      Assumed
--------------------------------------------------------------------------
1. Prior                                 37             161         XXX
2. 2001                                               1,213         XXX
3. 2002                                                 175         XXX
--------------------------------------------------------------------------
4. Totals                                37           1,550         XXX
--------------------------------------------------------------------------

----------------------------------------------------------------------------------------------

                          Losses Unpaid                  Defense and Cost Containment Unpaid
             ---------------------------------------   ---------------------------------------
                 Case Basis           Bulk + IBNR          Case Basis           Bulk + IBNR
             ------------------   ------------------   ------------------   ------------------
                 13         14        15         16        17         18        19         20


             Direct and           Direct and           Direct and           Direct and
               Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
----------------------------------------------------------------------------------------------
1.              5,895                                        2
2.              3,230                                      549
3.                                                         100
----------------------------------------------------------------------------------------------

4.              9,125                                      651
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
             Adjusting and Other        23           24            25
                   Unpaid
             -------------------
                  21         22
                                                                Number of
                                                    Total        Claims
                                     Salvage     Net Losses     Outstand-
                                       and           and      ing - Direct
              Direct and           Subrogation    Expenses         and
                Assumed    Ceded   Anticipated     Unpaid        Assumed
--------------------------------------------------------------------------
1.                                      81          5,897
2.                                   8,725          3,779
3.                                                    100
--------------------------------------------------------------------------

4.                                   8,806          9,776
--------------------------------------------------------------------------

---------------------------------------------------------------------------------

                          Total                  Loss and Loss Expense Percentage
             Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)
             ---------------------------------   --------------------------------
                    26         27      28               29         30      31

                Direct and                          Direct and
                  Assumed    Ceded    Net             Assumed    Ceded     Net
--------------------------------------------------------------------------------
1.                   XXX      XXX      XXX              XXX       XXX      XXX
2.                 4,992             4,992             14.6               22.3
3.                   275               275              0.4                0.5
---------------------------------------------------------------------------------
4.                   XXX      XXX      XXX              XXX       XXX      XXX
---------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                        34             Net Balance Sheet
             Nontabular Discount                   Reserves After Discount
             -------------------       Inter-      -----------------------
                 32       33          Company           35        36
                                      Pooling                    Loss
                         Loss      Participation      Losses   Expenses
                Loss   Expense       Percentage       Unpaid    Unpaid
--------------------------------------------------------------------------
1.               451                    XXX            5,444        2
2.                                                     3,230      549
3.                                                                100
--------------------------------------------------------------------------
4.               451                    XXX            8,674      651
--------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 2A
                                      NONE

                              Schedule P - Part 2B
                                      NONE

                              Schedule P - Part 2C
                                      NONE

                              Schedule P - Part 2D
                                      NONE

                              Schedule P - Part 2E
                                      NONE

                    Schedule P - Part 2F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 2F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 2G
                                      NONE

                     Schedule P - Part 2H - Other Liab Occur
                                      NONE

                     Schedule P - Part 2H - Other Liab Claim
                                      NONE

--------------------------------------------------------------------------------

                                      72,73

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

   SCHEDULE P - PART 2I - SPECIAL PROPERTY (FIRE, ALLIED LINES, INLAND
                    MARINE, EARTHQUAKE, BURGLARY, AND THEFT)

                                      NONE

-------------------------------------------------------------------------------------------------------------------
                     INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED
                                            AT YEAR END ($000 OMITTED)                              DEVELOPMENT
                 --------------------------------------------------------------------------------------------------
Years in Which    1      2      3      4      5       6      7      8        9         10          11         12
 Losses Were
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000     2001       2002      One Year   Two Year
-------------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX                   XXX         XXX
-------------------------------------------------------------------------------------------------------------------
                                                                                    4. Totals
-------------------------------------------------------------------------------------------------------------------

                   SCHEDULE P - PART 2J - AUTO PHYSICAL DAMAGE

                                      NONE

-------------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX                    XXX         XXX
-------------------------------------------------------------------------------------------------------------------
                                                                                    4. Totals
-------------------------------------------------------------------------------------------------------------------

                     SCHEDULE P - PART 2K - FIDELITY, SURETY

-------------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    5,201    5,286     6,347       1,062      1,146
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX      399       237        (162)       XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX      XXX     3,055         XXX        XXX
-------------------------------------------------------------------------------------------------------------------
                                                                                    4. Totals       899      1,146
-------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 2L - OTHER
                    (INCLUDING CREDIT, ACCIDENT AND HEALTH)

-------------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX   14,086   24,683    23,362      (1,321)     9,276
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX   12,362    16,059       3,697        XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX     XXX     21,944         XXX        XXX
-------------------------------------------------------------------------------------------------------------------
                                                                                    4. Totals     2,377      9,276
-------------------------------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 2M - INTERNATIONAL

                                      NONE

-----------------------------------------------------------------------------------------------------------------
1. Prior
2. 1993
3. 1994           XXX
4. 1995           XXX    XXX
5. 1996           XXX    XXX    XXX
6. 1997           XXX    XXX    XXX    XXX
7. 1998           XXX    XXX    XXX    XXX    XXX
8. 1999           XXX    XXX    XXX    XXX    XXX    XXX
9. 2000           XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                     XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX       XXX                XXX        XXX
-----------------------------------------------------------------------------------------------------------------
                                                                                    12. Totals
-----------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                       SCHEDULE P - PART 2N - REINSURANCE

                        Nonproportional Assumed Property

                                      NONE

----------------------------------------------------------------------------------------------------------------
                  INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED
                                         AT YEAR END ($000 OMITTED)                              DEVELOPMENT
                 -----------------------------------------------------------------------------------------------
Years in Which    1      2      3      4      5       6      7      8      9         10          11          12
 Losses Were
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001       2002     One Year   Two Year
----------------------------------------------------------------------------------------------------------------
1.  Prior
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                     XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                   XXX        XXX
----------------------------------------------------------------------------------------------------------------
                                                                                12. Totals
----------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 2O - REINSURANCE

                       Nonproportional Assumed Liability

                                      NONE

----------------------------------------------------------------------------------------------------------------
1.  Prior
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                     XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                   XXX        XXX
----------------------------------------------------------------------------------------------------------------
                                                                                12. Totals
----------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 2P - REINSURANCE

                    Nonproportional Assumed Financial Lines

                                      NONE

----------------------------------------------------------------------------------------------------------------
1.  Prior
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                     XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                   XXX        XXX
----------------------------------------------------------------------------------------------------------------
                                                                                12. Totals
----------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

        SCHEDULE P - PART 2R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

----------------------------------------------------------------------------------------------------------------
                  INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED
                                         AT YEAR END ($000 OMITTED)                              DEVELOPMENT
                 -----------------------------------------------------------------------------------------------
Years in Which    1      2      3      4      5       6      7      8      9        10          11         12
 Losses Were
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001      2002      One Year   Two Year
----------------------------------------------------------------------------------------------------------------
1.  Prior

2.  1993

3.  1994          XXX

4.  1995          XXX    XXX

5.  1996          XXX    XXX    XXX

6.  1997          XXX    XXX    XXX    XXX

7.  1998          XXX    XXX    XXX    XXX    XXX

8.  1999          XXX    XXX    XXX    XXX    XXX    XXX

9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX

10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                     XXX

11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                   XXX        XXX
----------------------------------------------------------------------------------------------------------------
                                                                                12. Totals
----------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 2R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

1.  Prior

2.  1993

3.  1994          XXX

4.  1995          XXX    XXX

5.  1996          XXX    XXX    XXX

6.  1997          XXX    XXX    XXX    XXX

7.  1998          XXX    XXX    XXX    XXX    XXX

8.  1999          XXX    XXX    XXX    XXX    XXX    XXX

9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX

10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                     XXX

11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                   XXX        XXX
----------------------------------------------------------------------------------------------------------------
                                                                                12. Totals
----------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 2S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

-----------------------------------------------------------------------------------------------------------
1.  Prior         XXX    XXX    XXX    XXX    XXX    XXX    XXX   5,113   6,364     6,366         2   1,252

2.  2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    1,715     4,992     3,277     XXX

3.  2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX       275       XXX     XXX

-----------------------------------------------------------------------------------------------------------
                                                                                  4. Totals   3,279   1,252
-----------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 3A
                                      NONE

                              Schedule P - Part 3B
                                      NONE

                              Schedule P - Part 3C
                                      NONE

                              Schedule P - Part 3D
                                      NONE

                              Schedule P - Part 3E
                                      NONE

                    Schedule P - Part 3F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 3F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 3G
                                      NONE

                     Schedule P - Part 3H - Other Liab Occur
                                      NONE

                    Schedule P - Part 3H - Other Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                                     77, 78

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                     SCHEDULE P - PART 3I - SPECIAL PROPERTY
       (FIRE, ALLIED LINES, INLAND MARINE, EARTHQUAKE, BURGLARY, AND THEFT)

                                      NONE

---------------------------------------------------------------------------------------------------------------
                      CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT            11          12
                                    EXPENSES REPORTED AT YEAR END
                                           ($000 OMITTED)
                 --------------------------------------------------------------------                 Number of
                  1       2      3      4      5      6      7      8     9       10      Number of     Claims
                                                                                           Claims       Closed
Years in Which                                                                          Closed With    Without
 Losses Were                                                                               Loss         Loss
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001    2002     Payment      Payment
---------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                      XXX          XXX

2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                      XXX          XXX

3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX               XXX          XXX
---------------------------------------------------------------------------------------------------------------

                   SCHEDULE P - PART 3J - AUTO PHYSICAL DAMAGE

                                      NONE

-----------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000

2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX

3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

                     SCHEDULE P - PART 3K - FIDELITY/SURETY

-----------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000    538   1,858       XXX          XXX

2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX            118       XXX          XXX

3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     921       XXX          XXX
-----------------------------------------------------------------------------------------------------------------

      SCHEDULE P - PART 3L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

-----------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000   7,359   13,348

2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX   3,652    8,276

3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX    5,356
-----------------------------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 3M - INTERNATIONAL

                                      NONE

-----------------------------------------------------------------------------------------------------------------
1.  Prior         000                                                                       XXX          XXX

2.  1993                                                                                    XXX          XXX

3.  1994          XXX                                                                       XXX          XXX

4.  1995          XXX    XXX                                                                XXX          XXX

5.  1996          XXX    XXX    XXX                                                         XXX          XXX

6.  1997          XXX    XXX    XXX    XXX                                                  XXX          XXX

7.  1998          XXX    XXX    XXX    XXX    XXX                                           XXX          XXX

8.  1999          XXX    XXX    XXX    XXX    XXX    XXX                                    XXX          XXX

9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX                             XXX          XXX

10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                      XXX          XXX

11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX               XXX          XXX
-----------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                       SCHEDULE P - PART 3N - REINSURANCE

                        Nonproportional Assumed Property

                                      NONE

--------------------------------------------------------------------------------------------------------------
                      CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT          11          12
                                    EXPENSES REPORTED AT YEAR END
                                           ($000 OMITTED)
                 ----------------------------------------------------------------------              Number of
                  1       2      3      4      5      6      7      8     9      10     Number of      Claims
                                                                                          Claims       Closed
Years in Which                                                                         Closed With    Without
 Losses Were                                                                               Loss        Loss
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001   2002     Payment      Payment
--------------------------------------------------------------------------------------------------------------
1.  Prior         000                                                                      XXX          XXX
2.  1993                                                                                   XXX          XXX
3.  1994          XXX                                                                      XXX          XXX
4.  1995          XXX    XXX                                                               XXX          XXX
5.  1996          XXX    XXX    XXX                                                        XXX          XXX
6.  1997          XXX    XXX    XXX    XXX                                                 XXX          XXX
7.  1998          XXX    XXX    XXX    XXX    XXX                                          XXX          XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX                                   XXX          XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX                            XXX          XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                     XXX          XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX              XXX          XXX
--------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 3O - REINSURANCE

                       Nonproportional Assumed Liability

                                      NONE

--------------------------------------------------------------------------------------------------------------
1.  Prior         000                                                                      XXX          XXX
2.  1993                                                                                   XXX          XXX
3.  1994          XXX                                                                      XXX          XXX
4.  1995          XXX    XXX                                                               XXX          XXX
5.  1996          XXX    XXX    XXX                                                        XXX          XXX
6.  1997          XXX    XXX    XXX    XXX                                                 XXX          XXX
7.  1998          XXX    XXX    XXX    XXX    XXX                                          XXX          XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX                                   XXX          XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX                            XXX          XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                     XXX          XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX              XXX          XXX
--------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 3P - REINSURANCE

                    Nonproportional Assumed Financial Lines

                                      NONE

--------------------------------------------------------------------------------------------------------------
1.  Prior         000                                                                      XXX          XXX
2.  1993                                                                                   XXX          XXX
3.  1994          XXX                                                                      XXX          XXX
4.  1995          XXX    XXX                                                               XXX          XXX
5.  1996          XXX    XXX    XXX                                                        XXX          XXX
6.  1997          XXX    XXX    XXX    XXX                                                 XXX          XXX
7.  1998          XXX    XXX    XXX    XXX    XXX                                          XXX          XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX                                   XXX          XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX                            XXX          XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                     XXX          XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX              XXX          XXX
--------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

         SCHEDULE P - PART 3R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

--------------------------------------------------------------------------------------------------------------
                      CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT           11          12
                                    EXPENSES REPORTED AT YEAR END
                                           ($000 OMITTED)
                 ----------------------------------------------------------------------              Number of
                  1       2      3      4      5      6      7      8     9      10     Number of      Claims
                                                                                          Claims       Closed
Years in Which                                                                         Closed With    Without
 Losses Were                                                                               Loss        Loss
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001   2002     Payment      Payment
--------------------------------------------------------------------------------------------------------------
1.  Prior         000
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 3R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

--------------------------------------------------------------------------------------------------------------
1.  Prior         000
2.  1993
3.  1994          XXX
4.  1995          XXX    XXX
5.  1996          XXX    XXX    XXX
6.  1997          XXX    XXX    XXX    XXX
7.  1998          XXX    XXX    XXX    XXX    XXX
8.  1999          XXX    XXX    XXX    XXX    XXX    XXX
9.  2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 3S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

--------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000    307     468       XXX         XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     35   1,213       XXX         XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     175       XXX         XXX
--------------------------------------------------------------------------------------------------------------

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 4A
                                      NONE

                              Schedule P - Part 4B
                                      NONE

                              Schedule P - Part 4C
                                      NONE

                              Schedule P - Part 4D
                                      NONE

                              Schedule P - Part 4E
                                      NONE

                    Schedule P - Part 4F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 4F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 4G
                                      NONE

                     Schedule P - Part 4H - Other Liab Occur
                                      NONE

                    Schedule P - Part 4H - Other Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                                      82,83

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                     SCHEDULE P - PART 4I - SPECIAL PROPERTY
       (FIRE, ALLIED LINES, INLAND MARINE, EARTHQUAKE, BURGLARY AND THEFT)

                                      NONE

--------------------------------------------------------------------------------------
                      BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST
                       CONTAINMENT EXPENSES REPORTED AT YEAR END ($000 OMITTED)
                 ---------------------------------------------------------------------
years in Which    1      2      3      4      5      6      7      8        9      10
 Losses Were
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000     2001   2002
--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------
2.  2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------
3.  2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX
--------------------------------------------------------------------------------------

                   SCHEDULE P - PART 4J - AUTO PHYSICAL DAMAGE

                                      NONE

--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
2.  2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3.  2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX
--------------------------------------------------------------------------------------

                      SCHEDULE P - PART 4K - FIDELITY/SURETY

--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX   1,755   1,351    767
2.  2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX     459    118
3.  2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX     XXX    561
--------------------------------------------------------------------------------------

      SCHEDULE P - PART 4L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX   7,637   5,989  4,294
2.  2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX   1,787    399
3.  2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX     XXX  5,107
--------------------------------------------------------------------------------------

                     SCHEDULE P - PART 4M - INTERNATIONAL

                                      NONE

--------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994          XXX
 4. 1995          XXX    XXX
 5. 1996          XXX    XXX    XXX
 6. 1997          XXX    XXX    XXX    XXX
 7. 1998          XXX    XXX    XXX    XXX    XXX
 8. 1999          XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX
--------------------------------------------------------------------------------------

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                              Schedule P - Part 4N
                                      NONE

                              Schedule P - Part 4O
                                      NONE

                              Schedule P - Part 4P
                                      NONE

                     Schedule P - Part 4R - Prod Liab Occur
                                      NONE

                     Schedule P - Part 4R - Prod Liab Claims
                                      NONE

                              Schedule P - Part 4S
                                      NONE

                            Schedule P - Part 5A-SN1
                                      NONE

                            Schedule P - Part 5A-SN2
                                      NONE

                            Schedule P - Part 5A-SN3
                                      NONE

                            Schedule P - Part 5B-SN1
                                      NONE

                            Schedule P - Part 5B-SN2
                                      NONE
--------------------------------------------------------------------------------

                                   85,86,87,88

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                            Schedule P - Part 5B-SN3
                                      NONE

                            Schedule P - Part 5C-SN1
                                      NONE

                            Schedule P - Part 5C-SN2
                                      NONE

                            Schedule P - Part 5C-SN3
                                      NONE

                            Schedule P - Part 5D-SN1
                                      NONE

                            Schedule P - Part 5D-SN2
                                      NONE

                            Schedule P - Part 5D-SN3
                                      NONE

                            Schedule P - Part 5E-SN1
                                      NONE

                            Schedule P - Part 5E-SN2
                                      NONE

                            Schedule P - Part 5E-SN3
                                      NONE

                           Schedule P - Part 5F-SN1A
                                      NONE
--------------------------------------------------------------------------------

                                 88,89,90,91,92

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                           Schedule P - Part 5F- SN2A
                                      NONE

                           Schedule P - Part 5F- SN3A
                                      NONE

                           Schedule P - Part 5F- SN1B
                                      NONE

                           Schedule P - Part 5F- SN2B
                                      NONE

                           Schedule P - Part 5F- SN3B
                                      NONE

                           Schedule P - Part 5H- SN1A
                                      NONE

                           Schedule P - Part 5H- SN2A
                                      NONE

                           Schedule P - Part 5H- SN3A
                                      NONE

                           Schedule P - Part 5H- SN1B
                                      NONE

                           Schedule P - Part 5H- SN2B
                                      NONE

                           Schedule P - Part 5H- SN3B
                                      NONE

--------------------------------------------------------------------------------

                                 92, 93, 94, 95

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                           Schedule P - Part 5R- SN1A
                                      NONE

                           Schedule P - Part 5R- SN2A
                                      NONE

                           Schedule P - Part 5R- SN3A
                                      NONE

                           Schedule P - Part 5R- SN1B
                                      NONE

                           Schedule P - Part 5R- SN2B
                                      NONE

                           Schedule P - Part 5R- SN3B
                                      NONE

                           Schedule P - Part 6C - SN1
                                      NONE

                           Schedule P - Part 6C - SN2
                                      NONE

                           Schedule P - Part 6D - SN1
                                      NONE

                           Schedule P - Part 6D - SN2
                                      NONE

--------------------------------------------------------------------------------

                                   96, 97, 98

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                SCHEDULE P - PART 6E - COMMERCIAL MULTIPLE PERIL
                                    SECTION 1

                                      NONE

-------------------------------------------------------------------------------------------------------
                    CUMULATIVE PREMIUMS EARNED DIRECT AND ASSUMED AT YEAR END ($000 OMITTED)      11
                    ------------------------------------------------------------------------
  Years in Which         1      2      3      4      5      6      7      8      9     10       Current
  Premiums Were                                                                                  Year
Earned and Losses                                                                              Premiums
  Were Incurred        1993   1994   1995   1996   1997   1998   1999   2000   2001   2002      Earned
-------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                XXX
 4. 1995                XXX    XXX
 5. 1996                XXX    XXX    XXX
 6. 1997                XXX    XXX    XXX    XXX
 7. 1998                XXX    XXX    XXX    XXX    XXX
 8. 1999                XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-------------------------------------------------------------------------------------------------------
12. Total               XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-------------------------------------------------------------------------------------------------------
13. Earned
    Premiums
    (Sch P, Part 1)                                                                               XXX
-------------------------------------------------------------------------------------------------------

                                   SECTION 2

                                      NONE

-------------------------------------------------------------------------------------------------------
                             CUMULATIVE PREMIUMS EARNED CEDED AT YEAR END ($000 OMITTED)          11
                    ------------------------------------------------------------------------
  Years in Which         1      2      3      4      5      6      7      8      9     10       Current
  Premiums Were                                                                                  Year
Earned and Losses                                                                              Premiums
  Were Incurred        1993   1994   1995   1996   1997   1998   1999   2000   2001   2002      Earned
-------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                XXX
 4. 1995                XXX    XXX
 5. 1996                XXX    XXX    XXX
 6. 1997                XXX    XXX    XXX    XXX
 7. 1998                XXX    XXX    XXX    XXX    XXX
 8. 1999                XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-------------------------------------------------------------------------------------------------------
12. Total               XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-------------------------------------------------------------------------------------------------------
13. Earned
    Premiums
    (Sch P, Part 1)                                                                               XXX
-------------------------------------------------------------------------------------------------------

               SCHEDULE P - PART 6H - OTHER LIABILITY - OCCURRENCE

                                   SECTION 1A

------------------------------------------------------------------------------------------------------------
                       CUMULATIVE PREMIUMS EARNED DIRECT AND ASSUMED AT YEAR END ($000 OMITTED)       11
                    -----------------------------------------------------------------------------
  Years in Which        1        2        3        4        5      6      7      8      9     10     Current
  Premiums Were                                                                                       Year
Earned and Losses                                                                                   Premiums
  Were Incurred       1993     1994     1995     1996     1997   1998   1999   2000   2001   2002    Earned
------------------------------------------------------------------------------------------------------------
 1. Prior               95       65       56
 2. 1993
 3. 1994               XXX
 4. 1995               XXX      XXX
 5. 1996               XXX      XXX      XXX
 6. 1997               XXX      XXX      XXX      XXX
 7. 1998               XXX      XXX      XXX      XXX      XXX
 8. 1999               XXX      XXX      XXX      XXX      XXX    XXX
 9. 2000               XXX      XXX      XXX      XXX      XXX    XXX    XXX
10. 2001               XXX      XXX      XXX      XXX      XXX    XXX    XXX    XXX
11. 2002               XXX      XXX      XXX      XXX      XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------
12. Total              XXX      XXX      XXX      XXX      XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------
13. Earned
    Premiums
    (Sch P, Part 1)       95       65       56       45                                                XXX
------------------------------------------------------------------------------------------------------------

                                   SECTION 2A

------------------------------------------------------------------------------------------------------------
                               CUMULATIVE PREMIUMS EARNED CEDED AT YEAR END ($000 OMITTED)             11
                    -----------------------------------------------------------------------------
  Years in Which        1        2        3        4        5      6      7      8      9     10     Current
  Premiums Were                                                                                       Year
Earned and Losses                                                                                   Premiums
  Were Incurred       1993     1994     1995     1996     1997   1998   1999   2000   2001   2002    Earned
------------------------------------------------------------------------------------------------------------
 1. Prior                 306       33       28
 2. 1993
 3. 1994               XXX
 4. 1995               XXX      XXX
 5. 1996               XXX      XXX      XXX
 6. 1997               XXX      XXX      XXX      XXX
 7. 1998               XXX      XXX      XXX      XXX      XXX
 8. 1999               XXX      XXX      XXX      XXX      XXX    XXX
 9. 2000               XXX      XXX      XXX      XXX      XXX    XXX    XXX
10. 2001               XXX      XXX      XXX      XXX      XXX    XXX    XXX    XXX
11. 2002               XXX      XXX      XXX      XXX      XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------
12. Total              XXX      XXX      XXX      XXX      XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------
13. Earned
    Premiums
    (Sch P, Part 1)         306       33       28      22                                              XXX
------------------------------------------------------------------------------------------------------------

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                           Schedule P - Part 6H - SN1B
                                      NONE

                           Schedule P - Part 6H - SN2B
                                      NONE

                           Schedule P - Part 6M - SN1
                                      NONE

                           Schedule P - Part 6M - SN2
                                      NONE

                           Schedule P - Part 6N - SN1
                                      NONE

                           Schedule P - Part 6N - SN2
                                      NONE

                           Schedule P - Part 6O - SN1
                                      NONE

                           Schedule P - Part 6O - SN2
                                      NONE

                           Schedule P - Part 6R - SN1A
                                      NONE

                           Schedule P - Part 6R - SN2A
                                      NONE

                           Schedule P - Part 6R - SN1B
                                      NONE

--------------------------------------------------------------------------------

                                  100, 101,102

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------
                           Schedule P - Part 6R - SN2B
                                      NONE

                        Schedule P - Part 7A - Section 1
                                      NONE

                        Schedule P - Part 7A - Section 2
                                      NONE

                        Schedule P - Part 7A - Section 3
                                      NONE

                        Schedule P - Part 7A - Section 4
                                      NONE

                        Schedule P - Part 7A - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 1
                                      NONE

                        Schedule P - Part 7B - Section 2
                                      NONE

                        Schedule P - Part 7B - Section 3
                                      NONE

                        Schedule P - Part 7B - Section 4
                                      NONE

                        Schedule P - Part 7B - Section 5
                                      NONE

--------------------------------------------------------------------------------

                             102, 103, 104, 105, 106

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                        Schedule P - Part 7B - Section 6
                                      NONE

                        Schedule P - Part 7B - Section 7
                                      NONE

--------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                           SCHEDULE P INTERROGATORIES

1. What is the extended loss and expense reserve - direct and assumed - for the following classes? An example of an extended loss and expense reserve is the actuarial reserve for the free-tail coverage arising upon death, disability or retirement in most medical malpractice policies. Such a liability is to be reported here even if it was not reported elsewhere in Schedule P, but otherwise reported as a liability item on Page 3. Show the full reserve amount, not just the change during the current year.

----------------------------------------------------------------------------------------------------------------
                Years in which premiums were earned            1                   2                   3
                      and losses were incurred        Medical Malpractice   Other Liability   Products Liability
----------------------------------------------------------------------------------------------------------------
1.01   Prior
1.02   1993
1.03   1994
1.04   1995
1.05   1996
1.06   1997
1.07   1998
1.08   1999
1.09   2000
1.10   2001
1.11   2002
----------------------------------------------------------------------------------------------------------------
1.12   Totals
----------------------------------------------------------------------------------------------------------------

2.   The definition of allocated loss adjustment expenses
     (ALAE) and, therefore, unallocated loss adjustment
     expenses (ULAE) was changed effective January 1,1998.
     This change in definition applies to both paid and
     unpaid expenses. Are these expenses (now reported as
     "Defense and Cost Containment" and "Adjusting and
     Other") reported in compliance with these definitions
     in this statement? Answer.                                                    Yes [ X ] No [   ]

3.   The Adjusting and Other expense payments and reserves
     should be allocated to the years in which the losses
     were incurred based on the number of claims reported,
     closed and outstanding in those years. When allocating
     Adjusting and Other expense between companies in a
     group or a pool, the Adjusting and Other expense
     should be allocated in the same percentage used for
     the loss amounts and the claim counts. For reinsurers,
     Adjusting and Other expense assumed should be reported
     according to the reinsurance contract. For Adjusting
     and Other expense incurred by reinsurers, or in those
     situations where suitable claim count information is
     not available, Adjusting and Other expense should be
     allocated by a reasonable method determined by the
     company and described in Interrogatory 7, below. Are
     they so reported in this Statement? Answer:                                   Yes [ X ] No [   ]

4.   Do any lines in Schedule P include reserves which are
     reported gross of any discount to present value of
     future payments, but are reported net of such
     discounts on Page 11?                                                         Yes [ X ] No [   ]

     If Yes, proper reporting must be made in the Notes to Financial Statements, as specified in the Instructions. Also, the discounts must be reported in Schedule P - Part 1, Columns 32 and 33.

     Schedule P must be completed gross of non-tabular discounting. Work papers relating to discount calculations must be available for examination upon request.

     Discounting is allowed only if expressly permitted by the state insurance department to which this Annual
     Statement is being filed.

5. What were the net premiums in force at the end of the year for:
     (in thousands of dollars)

                                                           5.1 Fidelity

                                                           5.2 Surety              3,919

6.   Claim count information is reported

7.1  The information provided in Schedule P will be used by
     many persons to estimate the adequacy of the current
     loss and expense reserves, among other things. Are
     there any especially significant events, coverage,
     retention or accounting changes which have occurred
     which must be considered when making such analyses?                           Yes [   ] No [ X ]

7.2  An extended statement may be attached.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                    SCHEDULE T - EXHIBIT OF PREMIUMS WRITTEN

                       Allocated by States and Territories

----------------------------------------------------------------------------------------------------------------
                                           1          Gross Premiums, Including        4                5
                                                     Policy and Membership Fees
                                                      Less Return Premiums and
                                                      Premiums on Policies Not
                                                                Taken
                                                     --------------------------
                                                          2             3


                                                                                     Dividends
                                                                                       Paid
                                            Is                                    or Credited to   Direct Losses
                                         Insurer         Direct       Direct       Policyholders       Paid
                                        Licensed?       Premiums     Premiums        on Direct      (Deducting
           States, etc.                (Yes or No)      Written       Earned         Business         Salvage)
----------------------------------------------------------------------------------------------------------------
   1. Alabama               AL             Yes            266,177      104,631
   2. Alaska                AK             Yes                          24,208
   3. Arizona               AZ             Yes            210,075      432,322
   4. Arkansas              AR             Yes                           1,452
   5. California            CA             No
   6. Colorado              CO             Yes          2,101,815      273,505
   7. Connecticut           CT             Yes          4,739,835      404,920
   8. Delaware              DE             Yes            981,235      490,752
   9. District of Columbia  DC             Yes                           1,700
  10. Florida               FL             Yes          7,591,234      410,851
  11. Georgia               GA             Yes                          21,877
  12. Hawaii                HI             Yes
  13. Idaho                 ID             Yes                          19,190
  14. Illinois              IL             Yes          2,671,934      231,312
  15. Indiana               IN             Yes          1,498,487       86,706
  16. Iowa                  IA             Yes             54,599       74,749
  17. Kansas                KS             Yes            565,936       96,004
  18. Kentucky              KY             Yes                          15,379
  19. Louisiana             LA             Yes            822,114       55,529
  20. Maine                 ME             Yes
  21. Maryland              MD             Yes            348,779       31,598
  22. Massachusetts         MA             Yes          4,353,776      337,048
  23. Michigan              MI             Yes                          24,993
  24. Minnesota             MN             Yes            978,785      181,821
  25. Mississippi           MS             Yes                           2,104
  26. Missouri              MO             Yes            523,084      260,358
  27. Montana               MT             Yes
  28. Nebraska              NE             Yes            723,841       88,698
  29. Nevada                NV             Yes                          53,206
  30. New Hampshire         NH             Yes
  31. New Jersey            NJ             Yes          1,867,278      132,361
  32. New Mexico            NM             Yes                           4,563
  33. New York              NY             Yes         73,459,415   50,730,833
  34. North Carolina        NC             No
  35. North Dakota          ND             Yes                           8,618
  36. Ohio                  OH             Yes          2,807,802      126,145
  37. Oklahoma              OK             Yes          1,871,001       41,822
  38. Oregon                OR             Yes          2,539,830       63,611
  39. Pennsylvania          PA             Yes          7,978,325      449,435
  40. Rhode Island          RI             Yes          1,107,809      143,561
  41. South Carolina        SC             Yes          2,866,405      101,779
  42. South Dakota          SD             Yes
  43. Tennessee             TN             Yes            103,458       41,847
  44. Texas                 TX             Yes          6,805,654      815,169
  45. Utah                  UT             Yes                          11,669
  46. Vermont               VT             Yes                           7,847
  47. Virginia              VA             Yes          2,384,728      119,150
  48. Washington            WA             Yes                         219,807
  49. West Virginia         WV             Yes                           9,825
  50. Wisconsin             WI             Yes             42,500       94,555
  51. Wyoming               WY             Yes                          55,032
  52. American Samoa        AS             No
  53. Guam                  GU             No
  54. Puerto Rico           PR             No
  55. U.S. Virgin Islands   VI             No
  56. Canada                CN             No
  57. Aggregate Other
      Aliens                OT             XXX            155,050      150,253
  58. Totals                           (a)      49    132,420,961   57,052,795
----------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS
5701. United Kingdom                       XXX            155,050      150,253
5702.                                      XXX
5703.                                      XXX
5798. Summary of remaining
      write-ins for Line 57 from
      overflow page                        XXX
5799. Totals (Lines 5701 thru 5703         XXX            155,050      150,253
      plus 5798)(Line 57 above)
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------






                                             6               7              8              9
                                                                                        Direct
                                                                                       Premium
                                                                                      Written for
                                                                       Finance and     Federal
                                                                         Service      Purchasing
                                                                       Charges Not      Groups
                                       Direct Losses   Direct Losses   Included in   (Included in
           States, etc.                   Incurred         Unpaid        Premiums       Col. 2)
-------------------------------------------------------------------------------------------------
   1. Alabama               AL
   2. Alaska                AK
   3. Arizona               AZ
   4. Arkansas              AR
   5. California            CA
   6. Colorado              CO
   7. Connecticut           CT
   8. Delaware              DE
   9. District of Columbia  DC
  10. Florida               FL
  11. Georgia               GA
  12. Hawaii                HI
  13. Idaho                 ID
  14. Illinois              IL
  15. Indiana               IN
  16. Iowa                  IA
  17. Kansas                KS
  18. Kentucky              KY
  19. Louisiana             LA
  20. Maine                 ME
  21. Maryland              MD
  22. Massachusetts         MA
  23. Michigan              MI
  24. Minnesota             MN
  25. Mississippi           MS
  26. Missouri              MO
  27. Montana               MT
  28. Nebraska              NE
  29. Nevada                NV
  30. New Hampshire         NH
  31. New Jersey            NJ
  32. New Mexico            NM
  33. New York              NY           2,321,316       6,749,088
  34. North Carolina        NC
  35. North Dakota          ND
  36. Ohio                  OH
  37. Oklahoma              OK
  38. Oregon                OR
  39. Pennsylvania          PA
  40. Rhode Island          RI
  41. South Carolina        SC
  42. South Dakota          SD
  43. Tennessee             TN
  44. Texas                 TX
  45. Utah                  UT
  46. Vermont               VT
  47. Virginia              VA
  48. Washington            WA                           1,230,000
  49. West Virginia         WV
  50. Wisconsin             WI
  51. Wyoming               WY
  52. American Samoa        AS
  53. Guam                  GU
  54. Puerto Rico           PR
  55. U.S. Virgin Islands   VI
  56. Canada                CN
  57. Aggregate Other
      Aliens                OT
  58. Totals                             2,321,316       7,979,088
-------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS
5701. United Kingdom
5702.
5703.
5798. Summary of remaining
      write-ins for Line 57 from
      overflow page
5799. Totals (Lines 5701 thru 5703
      plus 5798)(Line 57 above)
-------------------------------------------------------------------------------------------------

(a)  Insert the number of yes responses except for Canada and Other Alien.

         Explanation of basis of allocation of premiums by states, etc.

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

     SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A
                              HOLDING COMPANY GROUP

                          PART 1 - ORGANIZATIONAL CHART

                                   FLOW CHART

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

         PART 2 - SUMMARY OF INSURER'S TRANSACTIONS WITH ANY AFFILIATES

------------------------------------------------------------------------------------------------------------------------------------
  1           2                                   3                                   4               5                  6

                                                                                                                 Purchaes, Sales or
                                                                                                                     Exhanges of
                                                                                                                 Loans, Securities,
                                                                                                                        Real
 NAIC                                                                                                              Estate, Mortgage
Company   Federal ID                                                              Shareholder       Capital         Loans or Other
 Code      Number      Names of Insurers and Parent, Subsidiaries or Affiliates    Dividends     Contributions        Investments
------------------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                           80,628,195    (155,624,405)
33790     23-2018130   RADIAN GUARANTY INC.                                       (30,000,000)    (32,824,478)        2,101,498
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                          10,000,000
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                           152,094,018
20720     23-2734276   RADIAN INSURANCE INC.
          23-1936987   RADIAN SERVICES INC.                                                                          (2,101,498)
10185     36-3996062   AMERIN RE CORPORATION                                       (4,600,000)
30872     23-1922977   AMERIN GUARANTY CORPORATION                                (20,000,000)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                                            250,000
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                                149,997,004
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.                      (26,028,195)   (123,895,139)
27545     13-3371658   RADIAN REINSURANCE COMPANY
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.                                              3,000





------------------------------------------------------------------------------------------------------------------------------------
9999999 Control Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
  1           2                                   3                                     7                    8
                                                                                      Income/
                                                                                    (Disbursements)
                                                                                     Incurred in
                                                                                    Connection with
                                                                                     Gaurantees or
 NAIC                                                                             Undertakings for the     Management
Company   Federal ID                                                                Benefit  of any      Agreements and
 Code      Number      Names of Insurers and Parent, Subsidiaries or Affiliates      Affiliate(s)        Service Contracts
--------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                                                        798,295
33790     23-2018130   RADIAN GUARANTY INC.                                                                  (4,513,592)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                                       (84,680)
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                                         (84,680)
20720     23-2734276   RADIAN INSURANCE INC.                                                                   (338,539)
          23-1936987   RADIAN SERVICES INC.                                                                   4,392,556
10185     36-3996062   AMERIN RE CORPORATION                                                                    (84,680)
30872     23-1922977   AMERIN GUARANTY CORPORATION                                                              (84,680)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                                           21,204,884
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.                                                 (3,780,708)
27545     13-3371658   RADIAN REINSURANCE COMPANY                                                           (17,424,176)
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.





--------------------------------------------------------------------------------------------------------------------------
9999999 Control Totals
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
  1             2                                   3                                    9          10           11



                                                                                      Income/             Any Other Material
                                                                                  (Disbursements)         Activity Not in the
 NAIC                                                                             Incurred Under          Ordinary Course of
Company   Federal ID                                                                Reinsurance            the Insurer's
 Code      Number      Names of Insurers and Parent, Subsidiaries or Affiliates      Agreements      *        Business
-----------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.
33790     23-2018130   RADIAN GUARANTY INC.                                         (12,920,429)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA               997,682
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS               8,850,310
20720     23-2734276   RADIAN INSURANCE INC.                                        (11,003,433)
          23-1936987   RADIAN SERVICES INC.
10185     36-3996062   AMERIN RE CORPORATION                                          1,637,191
30872     23-1922977   AMERIN GUARANTY CORPORATION
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                              466,203
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                   13,275,731
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC
27545     13-3371658   RADIAN REINSURANCE COMPANY                                    (3,875,187)
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD                               3,379,749
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY                                  (807,817)
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.





-----------------------------------------------------------------------------------------------------------------------------
9999999 Control Totals                                                                              XXX
-----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
 1             2                                   3                                   12                 13


                                                                                                     Reinsurance
                                                                                                     Recoverable/
                                                                                                 (Payable) on Losses
 NAIC                                                                                               and/or Reserve
Company   Federal ID                                                                                    Credit
 Code       Number     Names of Insurers and Parent, Subsidiaries or Affiliates      Totals        Taken/(Liability)
--------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                           (74,197,915)
33790     23-2018130   RADIAN GUARANTY INC.                                        (78,157,001)     (54,338,183)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA           10,913,002        3,319,386
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS            160,859,648       41,439,654
20720     23-2734276   RADIAN INSURANCE INC.                                       (11,341,972)       2,407,514
          23-1936987   RADIAN SERVICES INC.                                          2,291,058
10185     36-3996062   AMERIN RE CORPORATION                                        (3,047,489)       7,122,746
30872     23-1922977   AMERIN GUARANTY CORPORATION                                 (20,084,680)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                             716,203           48,883
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                 184,477,619       (2,512,327)
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC.                      (153,704,042)
27545     13-3371658   RADIAN REINSURANCE COMPANY                                  (21,299,363)      13,912,206
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD                              3,379,749      (16,516,377)
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY                                 (807,817)       5,116,498
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP                                     3000





--------------------------------------------------------------------------------------------------------------------
9999999 Control Totals
--------------------------------------------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

The following supplemental reports are required to be filed as part of your statement filing. However, in the event that your company does not transact the type of business for which the special report must be filed, your response of NO to the specific interrogatory will be accepted in lieu of filing a "NONE" report and a bar code will be printed below. If the supplement is required of your company but is not being filed for whatever reason enter SEE EXPLANATION and provide an explanation following the interrogatory questions.


                                  MARCH FILING                                     RESPONSES
                                  ------------                                     ---------
1.   Will Supplement A to Schedule T (Medical Malpractice Supplement) be filed
     by March 1?                                                                       No

2.   Will Schedule SIS (Stockholder Information Supplement) be filed with the
     state of domicile by March 1?                                                     No

3.   Will the Financial Guaranty Insurance Exhibit be filed March 1?                  Yes

4.   Will the Medicare Supplement Insurance Experience Exhibit be filed with the
     state of domicile and the NAIC by March 1?                                        No

5.   Will an actuarial opinion be filed by March 1?                                   Yes

6.   Will the SVO Compliance Certification be filed by March 1?                       Yes

7.   Will the Trusteed Surplus Statement be filed with the state of domicile and
     the NAIC by March 1?                                                              No

8.   Will the Supplemental Compensation Exhibit be filed with the state of
     domicile by March 1?                                                             Yes

9.   Will the Risk-based Capital Report be filed with the NAIC by March 1?             No

10.  Will the Risk-based Capital Report be filed with the state of domicile, if
     required by March 1?                                                              No

11.  Will the Premiums Attributed to Protected Cells Exhibit be filed by
     March 1?                                                                          No

                                  APRIL FILING
                                  ------------

12.  Will the Insurance Expense Exhibit be filed with the state of domicile and
     the NAIC by April 1?                                                             Yes

13.  Will Management's Discussion and Analysis be filed by April 1?                   Yes

14.  Will the Credit Insurance Experience Exhibit be filed with the state of
     domicile and the NAIC by April 1?                                                 No

15.  Will the Long-term Care Experience Reporting Forms be filed with the state
     of domicile and the NAIC by April 1?                                              No

16.  Will the Accident and Health Policy Experience Exhibit be filed by
     April 1?                                                                          No

17.  Will the Investment Risk Interrogatories be filed by April 1?                    Yes

                                   MAY FILING
                                   ----------

18.  Will this company be included in a combined annual statement which is filed
     with the NAIC by May 1?                                                          Yes

                                   JUNE FILING
                                   -----------

19.  Will an audited financial report be filed by June 1?                             Yes
     Explanations:

Explanations:

Bar Codes:

1. [GRAPHIC]

2. [GRAPHIC]

4. [GRAPHIC]

7. [GRAPHIC]

9. [GRAPHIC]

10. [GRAPHIC]

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

11. [GRAPHIC]

14. [GRAPHIC]

15. [GRAPHIC]

16. [GRAPHIC]
--------------------------------------------------------------------------------

                                     111.1

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                           OVERFLOW PAGE FOR WRITE-INS

--------------------------------------------------------------------------------

P004 Additional Aggregate Lines for Page 4 Line 14.
*UNINEX
--------------------------------------------------------------------------------
1404. Miscellaneous income                                     23,190   1,314,575
1497. Summary of remaining write-ins for Line 14 from page 4   23,190   1,314,575
--------------------------------------------------------------------------------

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                               Schedule A - Part 1
                                      NONE

                               Schedule A - Part 2
                                      NONE

                               Schedule A - Part 3
                                      NONE

                               Schedule B - Part 1
                                      NONE

                               Schedule B - Part 2
                                      NONE

                              Schedule BA - Part 1
                                      NONE

                              Schedule BA - Part 2
                                      NONE
--------------------------------------------------------------------------------

                       E01, E02, E03, E04, E05, E06, E07

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                              SCHEDULE D - PART 1

         Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------
    1                       2                  3       Interest         6             7            8              9
                                                    -------------
                                                      4       5





                                                                                                            Book/Adjusted
    CUSIP                                            Rate    How     Maturity                    Option       Carrying
Identification         Description             *      of     Paid      Date      Option Date   Call Price       Value
-------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
912810-DC-9      US TREASURY BOND                   10.750   FA     02/15/2003                                   30,140
912810-FJ-2      UNITED STATES TREAS BDS             6.125   FA     08/15/2029                                1,346,340
912810-FM-5      UNITED STATES TREAS BDS             6.250   MN     05/15/2030                                6,581,745
912827-2J-0      US TREASURY NOTE                    6.250   FA     02/15/2007                                  216,084
912827-3E-0      UNITED STATES TREAS NTS             6.125   FA     08/15/2007                                1,075,828
912827-4F-6      US TREASURY NOTE                    5.625   MN     05/15/2008                                   20,770
912827-4Y-5      UNITED STATES TREAS NTS             3.875   JJ     01/15/2009                                4,615,796
912827-6X-5      UNITED STATES TREAS NTS             4.625   MN     05/15/2006                                   58,303
912827-7K-2      UNITED STATES TREAS NTS             3.000   JJ     01/31/2004                               12,928,778
912827-J7-8      US TREASURY NOTE                    6.250   FA     02/15/2003                                  405,194
912827-L8-3      US TREASURY NOTE                    5.750   FA     08/15/2003                                1,002,696
912827-P8-9      US TREASURY NOTE                    7.250   MN     05/15/2004                                  400,312
912827-R8-7      US TREASURY NOTE                    7.875   MN     11/15/2004                                   50,020
912827-U8-3      UNITED STATES TREAS NTS             6.500   FA     08/15/2005                                  544,408
912828-AK-6      UNITED STATES TREAS NTS             2.125   FA     08/31/2004                                7,922,596
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                                         37,199,011
-------------------------------------------------------------------------------------------------------------------------
0199999 - Total Bonds - U.S. Government -
   Issuer Obligations                                                                                        37,199,011
-------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
01N062-61-5      GNMA TBA                            6.500   MTLY   01/01/2032                                3,671,719
31287T-2E-4      FHLMC PC          GOLD CAS          7.000   MTLY   03/01/2030                                  395,637
31287V-AQ-3      FHLMC GOLD 30YR                     6.500   MTLY   07/01/2032                               28,446,458
3128GV-UG-3      FHLMC PC                            6.000   MTLY   09/01/2017                                  883,031
31377M-7K-1      FNMA PASS-THRU    BLLN MUL          6.460   MTLY   06/01/2009                                  762,864
31377M-BG-5      FNMA PASS-THRU    BLLN MUL          6.120   MTLY   11/01/2008                                  502,213
31385J-JC-3      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   07/01/2032                                  233,179
31388Y-2Y-7      FNMA PASS-THRU    INT 15 Y          6.500   MTLY   12/01/2015                                  206,612
31389N-7D-1      FNMA PASS-THRU    LNG 30 Y          7.000   MTLY   09/01/2031                                5,256,272
31389N-KX-2      FNMA PASS-THRU    LNG 30 Y          6.000   MTLY   03/01/2032                                  924,139
31390L-F7-6      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   08/01/2032                                  776,631
31390L-FF-8      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   07/01/2032                                1,194,144
31390L-V7-8      FNMA PASS-THRU    LNG 30 Y          7.000   MTLY   07/01/2032                                  302,382
31390L-WX-0      FNMA PASS-THRU    LNG 30 Y          7.000   MTLY   07/01/2032                                  171,568
31390N-P4-8      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   07/01/2032                                  267,897
31390N-UL-4      FNMA PASS-THRU    INT 15 Y          6.000   MTLY   08/01/2017                                  946,864
31390P-DC-8      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   08/01/2032                                  450,283
31390T-LQ-0      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   08/01/2032                                  597,526
31390T-LV-9      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   08/01/2032                                  598,587
31390U-YD-2      FNMA PASS-THRU    LNG 30 Y          6.500   MTLY   09/01/2032                                2,545,131
31391E-AQ-4      FNMA PASS-THRU    INT 15 Y          6.000   MTLY   09/01/2017                                3,024,321
31392D-YE-6      FANNIEMAE GRANTOR TRUST             4.768   MTLY   04/25/2012   04/01/2012      100.000        291,017
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                                         52,448,476
-------------------------------------------------------------------------------------------------------------------------
0299999 - Total Bonds - U.S. Government -
   Single Class Mortgage-Backed/
   Asset-Backed Securities                                                                                   52,448,476
-------------------------------------------------------------------------------------------------------------------------
0399999 - Total - U.S. Government Bonds                                                                      89,647,487
-------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
-------------------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA                    5.125     JJ   07/17/2012                                  249,385
748148-BW-2      QUEBEC PROV CDA                     5.000     JJ   07/17/2009                                  248,623
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                                                                                   498,008
-------------------------------------------------------------------------------------------------------------------------
OTHERS
-------------------------------------------------------------------------------------------------------------------------
D14466-LB-6      GERMANY (FEDERAL REPUBLIC           6.000    JAN   01/04/2007                                  505,348
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
     1                       2                   10           11          12           13               Interest
                                                                                                --------------------------
                                                                                                     14            15

                                                                                                 Amount Due
                                                             Rate                                and Accrued
                                                             Used                                Dec. 31 of
                                                              to                                Current Year      Gross
                                                            Obtain                                on Bonds        Amount
    CUSIP                                        Par          Fair       Fair        Actual        not in        Received
Identification         Description              Value        Value       Value        Cost         Default     During Year
--------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
912810-DC-9      US TREASURY BOND                 30,000   101.1250       30,338       38,569       1,218          3,230
912810-FJ-2      UNITED STATES TREAS BDS       1,250,000   117.4060    1,467,575    1,347,070      28,919         38,281
912810-FM-5      UNITED STATES TREAS BDS       5,920,000   119.6560    7,083,635    6,589,625      48,039        344,688
912827-2J-0      US TREASURY NOTE                220,000   114.7190      252,382      212,163       5,194         13,750
912827-3E-0      UNITED STATES TREAS NTS       1,076,000   115.0000    1,237,400    1,075,577      24,893         65,889
912827-4F-6      US TREASURY NOTE                 20,000   113.4690       22,694       21,244         673          1,125
912827-4Y-5      UNITED STATES TREAS NTS       3,821,988   111.4690    4,260,332    4,655,930      68,417
912827-6X-5      UNITED STATES TREAS NTS          55,000   107.8440       59,314       58,525         330          1,272
912827-7K-2      UNITED STATES TREAS NTS      12,880,000   101.8750   13,121,500   12,951,947     161,700        193,200
912827-J7-8      US TREASURY NOTE                405,000   100.5940      407,406      416,773       9,561         25,313
912827-L8-3      US TREASURY NOTE              1,010,000   102.7810    1,038,088      927,639      21,936         58,075
912827-P8-9      US TREASURY NOTE                400,000   108.0310      432,124      401,688       3,765         28,900
912827-R8-7      US TREASURY NOTE                 50,000   111.6560       55,828       50,078         511          1,969
912827-U8-3      UNITED STATES TREAS NTS         540,000   111.8440      603,958      553,500      13,258         35,100
912828-AK-6      UNITED STATES TREAS NTS       7,875,000   101.1250    7,963,594    7,926,896      56,860
--------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES          35,552,988        XXX   38,036,166   37,277,224     445,274        810,791
--------------------------------------------------------------------------------------------------------------------------
0199999- Total Bonds - U.S. Government -
   Issuer Obligations                         35,552,988        XXX   38,036,166   37,227,224     445,274        810,791
--------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
01N062-61-5      GNMA TBA                      3,500,000   104.8750    3,670,625    3,671,719
31287T-2E-4      FHLMC PC          GOLD CAS      378,487   104.8460      396,830      395,637       2,208          8,831
31287V-AQ-3      FHLMC GOLD 30YR              27,886,600   104.2260   29,065,327   28,453,047     151,052        755,262
3128GV-UG-3      FHLMC PC                        885,624   104.4490      893,694      883,031       4,278         12,834
31377M-7K-1      FNMA PASS-THRU    BLLN MUL      683,895   112.4440      769,003      762,864       3,682
31377M-BG-5      FNMA PASS-THRU    BLLN MUL      454,620   111.2890      505,942      502,213       2,396
31385J-JC-3      FNMA PASS-THRU    LNG 30 Y      225,022   104.1520      234,365      233,179       1,219
31388Y-2Y-7      FNMA PASS-THRU    INT 15 Y      195,753   105.4170      206,359      206,612       1,060          3,181
31389N-7D-1      FNMA PASS-THRU    LNG 30 Y    5,097,764   104.8970    5,347,420    5,256,272      29,737        208,159
31389N-KX-2      FNMA PASS-THRU    LNG 30 Y      936,862   103.4920      969,579      924,126       4,684         42,159
31390L-F7-6      FNMA PASS-THRU    LNG 30 Y      752,072   104.1520      783,300      776,631       4,074         16,295
31390L-FF-8      FNMA PASS-THRU    LNG 30 Y    1,156,381   104.1520    1,204,398    1,194,144       6,264         25,055
31390L-V7-8      FNMA PASS-THRU    LNG 30 Y      289,231   105.1100      304,011      302,382       1,687          6,749
31390L-WX-0      FNMA PASS-THRU    LNG 30 Y      164,107   105.1100      172,493      171,568         957          3,829
31390N-P4-8      FNMA PASS-THRU    LNG 30 Y      258,175   104.1520      268,896      267,897       1,398          4,195
31390N-UL-4      FNMA PASS-THRU    INT 15 Y      908,399   104.5670      949,887      946,864       4,542         13,626
31390P-DC-8      FNMA PASS-THRU    LNG 30 Y      435,879   104.1520      453,978      450,283       2,361         11,805
31390T-LQ-0      FNMA PASS-THRU    LNG 30 Y      578,412   104.1520      602,429      597,526       3,133         15,665
31390T-LV-9      FNMA PASS-THRU    LNG 30 Y      579,439   104.1520      603,499      598,587       3,139         15,693
31390U-YD-2      FNMA PASS-THRU    LNG 30 Y    2,460,921   104.1520    2,563,108    2,545,131      13,300         39,990
31391E-AQ-4      FNMA PASS-THRU    INT 15 Y    2,901,462   104.5670    3,033,976    3,024,321      14,507         43,522
31392D-YE-6      FANNIEMAE GRANTOR TRUST         291,290   105.5770      307,535      291,017         232          5,788
--------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES          50,990,394        XXX   53,306,655   52,455,052     255,940      1,232,639
--------------------------------------------------------------------------------------------------------------------------
0299999 - Total Bonds - U.S. Government -
   Single Class Mortgage-Backed/
   Asset-Backed Securities                    50,990,394        XXX   53,306,655   52,455,052     255,940      1,232,639
--------------------------------------------------------------------------------------------------------------------------
0399999 - Total - U.S. Government Bonds       86,543,382        XXX   91,342,822   89,682,276     701,215      2,043,429
--------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
--------------------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA                250,000   106.7490      266,873      249,363       5,837
748148-BW-2      QUEBEC PROV CDA                 250,000   106.8570      267,143      248,543       5,694
--------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                    500,000        XXX      534,015      497,905      11,531
--------------------------------------------------------------------------------------------------------------------------
OTHERS
--------------------------------------------------------------------------------------------------------------------------
D14466-LB-6      GERMANY (FEDERAL REPUBLIC       462,697   109.9000      508,504      478,543      27,534
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
    1                       2                     16          17             18             19           20           21
                                                                          Amount of
                                                                        Interest Due
                                                                         and Accrued
                                                                            Dec.31
                                                                           Current
                                                            Increase       Year, on
                                               Increase    (Decrease)      Bonds in                                Effective
                                              (Decrease)   by Foreign   Default as to                                Rate
    CUSIP                                         by        Exchange     Principal or      NAIC          Date          of
Identification         Description            Adjustment   Adjustment      Interest     Designation    Acquired     Interest
----------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
912810-DC-9      US TREASURY BOND               (1,118)                                       1       01/01/1993    6.798
912810-FJ-2      UNITED STATES TREAS BDS          (731)                                       1       06/14/2002    5.565
912810-FM-5      UNITED STATES TREAS BDS        (7,880)                                       1       11/14/2002    5.458
912827-2J-0      US TREASURY NOTE                  819                                        1       05/08/1997    6.752
912827-3E-0      UNITED STATES TREAS NTS            94                                        1       10/16/1997    6.129
912827-4F-6      US TREASURY NOTE                 (123)                                       1       04/01/1999    4.803
912827-4Y-5      UNITED STATES TREAS NTS       (40,134)                                       1       10/11/2002    0.391
912827-6X-5      UNITED STATES TREAS NTS          (222)                                       1       10/17/2002    2.747
912827-7K-2      UNITED STATES TREAS NTS       (23,169)                                       1       06/18/2002    2.642
912827-J7-8      US TREASURY NOTE               (1,553)                                       1       11/24/1993    5.846
912827-L8-3      US TREASURY NOTE               11,144                                        1       04/05/1994    6.940
912827-P8-9      US TREASURY NOTE                 (203)                                       1       06/01/1994    7.189
912827-R8-7      US TREASURY NOTE                   (9)                                       1       11/28/1994    7.851
912827-U8-3      UNITED STATES TREAS NTS        (1,490)                                       1       09/20/1995    6.158
912828-AK-6      UNITED STATES TREAS NTS        (4,301)                                       1       11/14/2002    1.754
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES           (68,875)                                     XXX              XXX      XXX
----------------------------------------------------------------------------------------------------------------------------
019999 - Total Bonds - U.S. Government -
   Issuer Obligations                          (68,875)                                     XXX              XXX      XXX
----------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
01N062-61-5      GNMA TBA.                                                                  1PE       12/23/2002    6.013
31287T-2E-4      FHLMC PC          GOLD CAS     (3,474)                                     1PE       07/25/2002    4.628
31287V-AQ-3      FHLMC GOLD 30YR               (18,871)                                     1PE       06/14/2002    6.234
3128GV-UG-3      FHLMC PC                       (4,528)                                     1PE       08/22/2002    4.388
31377M-7K-1      FNMA PASS-THRU    BLLN MUL                                                 1PE       12/23/2002    2.825
31377M-BG-5      FNMA PASS-THRU    BLLN MUL                                                 1PE       12/23/2002    2.566
31385J-JC-3      FNMA PASS-THRU    LNG 30 Y                                                 1PE       11/12/2002    4.196
31388Y-2Y-7      FNMA PASS-THRU    INT 15 Y       (433)                                     1PE       09/18/2002    3.525
31389N-7D-1      FNMA PASS-THRU    LNG 30 Y     (9,403)                                     1PE       05/14/2002    5.865
31389N-KX-2      FNMA PASS-THRU    LNG 30 Y      1,860                                      1PE       01/11/2002    6.208
31390L-F7-6      FNMA PASS-THRU    LNG 30 Y       (544)                                     1PE       07/22/2002    5.082
31390L-FF-8      FNMA PASS-THRU    LNG 30 Y     (1 296)                                     1PE       07/22/2002    5.081
31390L-V7-8      FNMA PASS-THRU    LNG 30 Y       (354)                                     1PE       07/25/2002    4.167
31390L-WX-0      FNMA PASS-THRU    LNG 30 Y       (481)                                     1PE       07/25/2002    4.167
31390N-P4-8      FNMA PASS-THRU    LNG 30 Y       (598)                                     1PE       09/12/2002    4.107
31390N-UL-4      FNMA PASS-THRU    INT 15 Y     (3,597)                                     1PE       09/18/2002    3.863
31390P-DC-8      FNMA PASS-THRU    LNG 30 Y       (462)                                     1PE       07/25/2002    5.046
31390T-LQ-0      FNMA PASS-THRU    LNG 30 Y       (705)                                     1PE       07/25/2002    5.046
31390T-LV-9      FNMA PASS-THRU    LNG 30 Y       (673)                                     1PE       07/25/2002    5.046
31390U-YD-2      FNMA PASS-THRU    LNG 30 Y     (1,331)                                     1PE       08/20/2002    4.293
31391E-AQ-4      FNMA PASS-THRU    INT 15 Y     (4,135)                                     1PE       09/18/2002    3.865
31392D-YE-6      FANNIEMAE GRANTOR TRUST            (4)                                     1PE       07/18/2002    4.720
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES           (49,029)                                     XXX              XXX      XXX
----------------------------------------------------------------------------------------------------------------------------
0299999 - Total Bonds - U.S. Government -
   Single Class Mortgage-Backed/
   Asset-Backed Securities                     (49,029)                                     XXX              XXX      XXX
----------------------------------------------------------------------------------------------------------------------------
0399999 - Total - U.S. Government Bonds       (117,904)                                     XXX              XXX      XXX
----------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
----------------------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA                   23                                       1        07/10/2002    5.158
748148-BW-2      QUEBEC PROV CDA                    80                                       1        07/09/2002    5.100
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                      103                                      XXX              XXX      XXX
----------------------------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------------------------
D14466-LB-6      GERMANY (FEDERAL REPUBLIC      (2,241)      29,047                          1        09/30/2002    3.495
----------------------------------------------------------------------------------------------------------------------------

                                       E08

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                                  2                           3      Interest        6           7            8
                                                                           -----------
                                                                             4      5






     CUSIP                                                                  Rate   How   Maturity                  Option
Identification                       Description                       *     of   Paid     Date     Option Date  Call Price
---------------------------------------------------------------------------------------------------------------------------
D20658-AZ-9     GERMANY (FEDERAL REPUBLIC                                  6.000   JUL  07/04/2007
G92450-FX-1     U.K. TREASURY STOCK                                        5.000    JD  06/07/2004
---------------------------------------------------------------------------------------------------------------------------
                TOTAL OTHERS
---------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations
---------------------------------------------------------------------------------------------------------------------------
   1099998 - Bonds - All Other Governments - Other Countries
---------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds
---------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
COLORADO
---------------------------------------------------------------------------------------------------------------------------
249174-BP-7     DENVER COLO CITY & CNTY S (zero coupon bond)                      None  12/01/2006
---------------------------------------------------------------------------------------------------------------------------
                TOTAL COLORADO
---------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------
20772F-L6-5     CONNECTICUT ST FOR PREVIO                                  5.375    MN  11/15/2017   11/15/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------
341422-6H-1     FLORIDA ST BRD ED CAP OUT                                  5.000    JD  06/01/2031
---------------------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA
---------------------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------------------
373383-DY-1     GEORGIA ST                                                 5.750    MS  09/01/2013
---------------------------------------------------------------------------------------------------------------------------
                TOTAL GEORGIA
---------------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------------
419780-WJ-6     HAWAII ST                                                  5.500    FA  02/01/2014   02/01/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL HAWAII
---------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------
452150-6C-4     ILLINOIS ST                                                5.125    FA  02/01/2027
452150-FG-5     ILLINOIS ST                                                5.375    FA  02/01/2022
452151-AT-0     ILLINOIS ST                                                5.375    JJ  07/01/2017   07/01/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS
---------------------------------------------------------------------------------------------------------------------------
MARYLAND
---------------------------------------------------------------------------------------------------------------------------
574192-TQ-3     MARYLAND ST                                                5.500    FA  08/01/2014
---------------------------------------------------------------------------------------------------------------------------
                TOTAL MARYLAND
---------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------
575827-RU-6     MASS ST CONS LN SER C                                      5.250    FA  08/01/2015   08/01/2008    101.000
57582N-BX-2     MASSACHUSETTS ST                                           5.500    MS  03/01/2019   03/01/2012    100.000
57582N-JV-8     MASSACHUSETTS ST                                           5.500    JJ  01/01/2015   01/01/2013    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------
MINNESOTA
---------------------------------------------------------------------------------------------------------------------------
604128-4K-1     MINNESOTA ST                                               5.250    MN  11/01/2016   11/01/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL MINNESOTA
---------------------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------------------
181054-5F-0     CLARK CNTY NEV SCH DIST                                    5.375    JD  06/15/2015   06/15/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA
---------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------
646038-J2-6     NEW JERSEY ST                                              6.000    JJ  07/15/2005
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------
64966B-GU-1     NEW YORK N Y                                               5.875    JD  06/01/2019   06/01/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK
---------------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------------
677518-6A-5     OHIO ST                                                    5.375    MS  09/15/2017   03/15/2012    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL OHIO
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
       1                                  2                                 9            10         11          12          13




                                                                                                   Rate
                                                                                                   Used
                                                                                                    to
                                                                      Book/Adjusted               Obtain
     CUSIP                                                               Carrying        Par       Fair        Fair       Actual
Identification                       Description                          Value         Value      Value      Value        Cost
----------------------------------------------------------------------------------------------------------------------------------
D20658-AZ-9     GERMANY (FEDERAL REPUBLIC                                3,001,168    2,880,054  115.5880    3,328,997   2,521,913
G92450-FX-1     U.K. TREASURY STOCK                                      2,623,332    2,590,490   95.6780    2,478,546   2,475,771
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL OTHERS                                             6,129,848    5,933,241       XXX    6,316,047   5,476,226
----------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations     6,627,855    6,433,241       XXX    6,850,062   5,974,131
----------------------------------------------------------------------------------------------------------------------------------
   1099998 - Bonds - All Other Governments - Other Countries               158,827                    XXX
----------------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds                          6,627,855    6,433,241       XXX    6,850,062   5,974,131
----------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
COLORADO
----------------------------------------------------------------------------------------------------------------------------------
249174-BP-7     DENVER COLO CITY & CNTY S (zero coupon bond)             4,398,364    5,000,000   88.5910    4,429,550   4,371,650
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL COLORADO                                           4,398,364    5,000,000       XXX    4,429,550   4,371,650
----------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------------
20772F-L6-5     CONNECTICUT ST FOR PREVIO                                5,424,439    5,000,000  111.1190    5,555,950   5,435,200
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL CONNECTICUT                                        5,424,439    5,000,000       XXX    5,555,950   5,435,200
----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
341422-6H-1     FLORIDA ST BRD ED CAP OUT                                  977,735    1,000,000  101.2930    1,012,930     977,380
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA                                              977,735    1,000,000       XXX    1,012,930     977,380
----------------------------------------------------------------------------------------------------------------------------------
GEORGIA
----------------------------------------------------------------------------------------------------------------------------------
373383-DY-1     GEORGIA ST                                                 204,810      200,000  117.6080      235,216     205,142
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL GEORGIA                                              204,810      200,000       XXX      235,216     205,142
----------------------------------------------------------------------------------------------------------------------------------
HAWAII
----------------------------------------------------------------------------------------------------------------------------------
419780-WJ-6     HAWAII ST                                                2,175,742    2,000,000  112.5270    2,250,540   2,184,040
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL HAWAII                                             2,175,742    2,000,000       XXX    2,250,540   2,184,040
----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
452150-6C-4     ILLINOIS ST                                              2,937,024    3,000,000  101.9310    3,057,930   2,935,830
452150-FG-5     ILLINOIS ST                                              7,253,896    7,800,000  103.7570    8,093,046   7,235,472
452151-AT-0     ILLINOIS ST                                              3,829,867    3,600,000  109.4550    3,940,380   3,838,068
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS                                          14,020,786   14,400,000       XXX   15,091,356  14,009,370
----------------------------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
574192-TQ-3     MARYLAND ST                                              3,401,879    3,000,000  115.8070    3,474,210   3,412,170
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL MARYLAND                                           3,401,879    3,000,000       XXX    3,474,210   3,412,170
----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
575827-RU-6     MASS ST CONS LN SER C                                    8,200,859    8,000,000  113.8090    9,104,720   8,274,983
57582N-BX-2     MASSACHUSETTS ST                                         4,279,096    4,000,000  114.9030    4,596,120   4,289,480
57582N-JV-8     MASSACHUSETTS ST                                         5,517,489    5,000,000  111.9490    5,597,450   5,520,000
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS                                     17,997,444   17,000,000       XXX   19,298,290  18,084,463
----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
604128-4K-1     MINNESOTA ST                                             2,128,276    2,000,000  109.1730    2,183,460   2,129,660
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL MINNESOTA                                          2,128,276    2,000,000       XXX    2,183,460   2,129,660
----------------------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------------------
181054-5F-0     CLARK CNTY NEV SCH DIST                                  2,125,642    2,000,000  111.1510    2,223,020   2,131,060
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA                                             2,125,642    2,000,000       XXX    2,223,020   2,131,060
----------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------------
646038-J2-6     NEW JERSEY ST                                            8,147,084    8,000,000  110.6190    8,849,520   8,417,154
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY                                         8,147,084    8,000,000       XXX    8,849,520   8,417,154
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
64966B-GU-1     NEW YORK N Y                                             2,084,375    2,000,000  107.2800    2,145,600   2,088,320
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK                                           2,084,375    2,000,000       XXX    2,145,600   2,088,320
----------------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------------
677518-6A-5     OHIO ST                                                  4,221,264    4,000,000  109.5280    4,381,120   4,231,640
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL OHIO                                               4,221,264    4,000,000       XXX    4,381,120   4,231,640
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
       1                                  2                                   Interest               16           17
                                                                      -------------------------
                                                                           14           15

                                                                       Amount Due
                                                                       and Accrued
                                                                       Dec. 31 of                              Increase
                                                                      Current Year     Gross      Increase    (Decrease)
                                                                        on Bonds       Amount    (Decrease)   by Foreign
     CUSIP                                                               not in       Received       by        Exchange
Identification                       Description                         Default    During Year  Adjustment   Adjustment
------------------------------------------------------------------------------------------------------------------------
D20658-AZ-9     GERMANY (FEDERAL REPUBLIC                                 85,691       161,785    (16,256)      495,511
G92450-FX-1     U.K. TREASURY STOCK                                       60,706        73,608    (10,044)      186,578
------------------------------------------------------------------------------------------------------------------------
                TOTAL OTHERS                                             173,931       235,393    (28,541)      711,136
------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations     185,462       235,393    (28,438)      711,136
------------------------------------------------------------------------------------------------------------------------
   1099998 - Bonds - All Other Governments - Other Countries               8,262       162,285     (1,917)   (1,302,952)
------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds                          185,462       235,393    (28,438)      711,136
------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
COLORADO
------------------------------------------------------------------------------------------------------------------------
249174-BP-7     DENVER COLO CITY & CNTY S (zero coupon bond)                                       26,714
------------------------------------------------------------------------------------------------------------------------
                TOTAL COLORADO                                                                     26,714
------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
------------------------------------------------------------------------------------------------------------------------
20772F-L6-5     CONNECTICUT ST FOR PREVIO                                 34,340        67,188    (10,761)
------------------------------------------------------------------------------------------------------------------------
                TOTAL CONNECTICUT                                         34,340        67,188    (10,761)
------------------------------------------------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------------------------------------------------
341422-6H-1     FLORIDA ST BRD ED CAP OUT                                  4,167        43,889        355
------------------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA                                              4,167        43,889        355
------------------------------------------------------------------------------------------------------------------------
GEORGIA
------------------------------------------------------------------------------------------------------------------------
373383-DY-1     GEORGIA ST                                                 3,833        11,500       (307)
------------------------------------------------------------------------------------------------------------------------
                TOTAL GEORGIA                                              3,833        11,500       (307)
------------------------------------------------------------------------------------------------------------------------
HAWAII
------------------------------------------------------------------------------------------------------------------------
419780-WJ-6     HAWAII ST                                                 45,833        50,722     (8,298)
------------------------------------------------------------------------------------------------------------------------
                TOTAL HAWAII                                              45,833        50,722     (8,298)
------------------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------------------
452150-6C-4     ILLINOIS ST                                               64,063        76,875      1,194
452150-FG-5     ILLINOIS ST                                              174,688       419,250     17,119
452151-AT-0     ILLINOIS ST                                               96,750                   (8,201)
------------------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS                                           335,500       496,125     10,112
------------------------------------------------------------------------------------------------------------------------
MARYLAND
------------------------------------------------------------------------------------------------------------------------
574192-TQ-3     MARYLAND ST                                               62,333                  (10,291)
------------------------------------------------------------------------------------------------------------------------
                TOTAL MARYLAND                                            62,333                  (10,291)
------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------
575827-RU-6     MASS ST CONS LN SER C                                    175,000       420,000    (21,044)
57582N-BX-Z     MASSACHUSETTS ST                                          73,333       101,444    (10,384)
57582N-JV-8     MASSACHUSETTS ST                                          45,833                   (2,511)
------------------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS                                      294,167       521,444    (33,939)
------------------------------------------------------------------------------------------------------------------------
MINNESOTA
------------------------------------------------------------------------------------------------------------------------
604128-4K-1     MINNESOTA ST                                              17,500                   (1,384)
------------------------------------------------------------------------------------------------------------------------
                TOTAL MINNESOTA                                           17,500                   (1,384)
------------------------------------------------------------------------------------------------------------------------
NEVADA
------------------------------------------------------------------------------------------------------------------------
181054-5F-0     CLARK CNTY NEV SCH DIST                                    4,778        57,931     (5,418)
------------------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA                                               4,778        57,931     (5,418)
------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
------------------------------------------------------------------------------------------------------------------------
646038-J2-6     NEW JERSEY ST                                            221,333       480,000    (52,749)
------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY                                         221,333       480,000    (52,749)
------------------------------------------------------------------------------------------------------------------------
NEW YORK
------------------------------------------------------------------------------------------------------------------------
64966B-GU-1     NEW YORK N Y                                               9,792        58,097     (3,945)
------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK                                             9,792        58,097     (3,945)
------------------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------------------
677518-6A-5     OHIO ST                                                   63,306       107,500    (10,376)
------------------------------------------------------------------------------------------------------------------------
                TOTAL OHIO                                                63,306       107,500    (10,376)
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
       1                                  2                                 18         19        20        21
                                                                        Amount of
                                                                       Interest Due
                                                                       and Accrued
                                                                         Dec. 31
                                                                         Current                         Effec-
                                                                        Year, on                          tive
                                                                         Bonds in                         Rate
                                                                      Default as to   NAIC                 of
     CUSIP                                                             Principal or  Desig-     Date       In-
Identification                       Description                         Interest    nation   Acquired   terest
---------------------------------------------------------------------------------------------------------------
D20658-AZ-9     GERMANY (FEDERAL REPUBLIC                                               1    03/25/2002   4.935
G92450-FX-1     U.K. TREASURY STOCK                                                     1    09/30/2002   4.060
---------------------------------------------------------------------------------------------------------------
                TOTAL OTHERS                                                          XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations                  XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
   1099998 - Bonds - All Other Governments - Other Countries                          XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds                                       XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
COLORADO
---------------------------------------------------------------------------------------------------------------
249174-BP-7     DENVER COLO CITY & CNTY S (zero coupon bond)                           1Z    10/21/2002   3.300
---------------------------------------------------------------------------------------------------------------
                TOTAL COLORADO                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------
20772F-L6-5     CONNECTICUT ST FOR PREVIO                                               1    08/22/2002   4.310
---------------------------------------------------------------------------------------------------------------
                TOTAL CONNECTICUT                                                     XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------
341422-6H-1     FLORIDA ST BRD ED CAP OUT                                               1    03/06/2002   5.150
---------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA                                                         XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------
373383-DY-1     GEORGIA ST                                                              1    12/01/2001   5.450
---------------------------------------------------------------------------------------------------------------
                TOTAL GEORGIA                                                         XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------
419780-WJ-6     HAWAII ST                                                               1    06/13/2002   4.320
---------------------------------------------------------------------------------------------------------------
                TOTAL HAWAII                                                          XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------
452150-6C-4     ILLINOIS ST                                                             1    02/01/2002   5.280
452150-FG-5     ILLINOIS ST                                                             1    12/01/2001   6.016
452151-AT-0     ILLINOIS ST                                                             1    07/18/2002   4.540
---------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
MARYLAND
---------------------------------------------------------------------------------------------------------------
574192-TQ-3     MARYLAND ST                                                             1    08/01/2002   4.040
---------------------------------------------------------------------------------------------------------------
                TOTAL MARYLAND                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------
575827-RU-6     MASS ST CONS LN SER C                                                   1    12/01/2001   4.850
57582N-BX-2     MASSACHUSETTS ST                                                        1    07/18/2002   4.560
57582N-JV-8     MASSACHUSETTS ST                                                       1Z    11/22/2002   4.218
---------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS                                                   XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
MINNESOTA
---------------------------------------------------------------------------------------------------------------
604128-4K-1     MINNESOTA ST                                                           1Z    10/22/2002   4.433
---------------------------------------------------------------------------------------------------------------
                TOTAL MINNESOTA                                                       XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------
181054-5F-0     CLARK CNTY NEV SCH DIST                                                 1    06/05/2002   4.550
---------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA                                                          XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------
646038-J2-6     NEW JERSEY ST                                                           1    12/01/2001   5.217
---------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY                                                      XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------
64966B-GU-1     NEW YORK N Y                                                            1    05/23/2002   5.300
---------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------
677518-6A-5     OHIO ST                                                                 1    06/05/2002   4.630
---------------------------------------------------------------------------------------------------------------
                TOTAL OHIO                                                            XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------

                                     E08.1

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                                  2                            3     Interest        6           7            8
                                                                           -----------
                                                                             4      5






     CUSIP                                                                  Rate   How   Maturity                  Option
Identification                       Description                       *     of   Paid     Date     Option Date  Call Price
---------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
---------------------------------------------------------------------------------------------------------------------------
709141-LJ-2     PENNSYLVANIA ST                                            5.500    AO  10/01/2013
---------------------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA
---------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
---------------------------------------------------------------------------------------------------------------------------
745145-Q5-4     PUERTO RICE COMMONWEALTH                                   5.500    JJ  07/01/2014
745145-T4-4     PUERTO RICE COMMONWEALTH                                   5.500    JJ  07/01/2013
---------------------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO
---------------------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------------------
880540-J7-5     TENNESSEE ST                                               6.000    MN  05/01/2006
---------------------------------------------------------------------------------------------------------------------------
                TOTAL TENNESSEE
---------------------------------------------------------------------------------------------------------------------------
UTAH
---------------------------------------------------------------------------------------------------------------------------
917542-KZ-4     UTAH ST                                                    5.375    JJ  07/01/2012
---------------------------------------------------------------------------------------------------------------------------
                TOTAL UTAH
---------------------------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------------------------
939745-SL-0     WASHINGTON ST                                              5.500    JJ  07/01/2014
---------------------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON
---------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
1199999 - Total Bonds - States, Territories and Possessions - Issuer Obligations
---------------------------------------------------------------------------------------------------------------------------
1799999 - Total - States, Territories and Possessions
---------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
---------------------------------------------------------------------------------------------------------------------------
567288-LL-7     MARICOPA CNTY ARIZ SCH DIST                                6.125    JJ  07/01/2011   07/01/2009    101.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA
---------------------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------------------
181054-M7-9     CLARK CNTY SCH DIST                                        5.250    JD  06/15/2015   06/15/2009    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA
---------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
---------------------------------------------------------------------------------------------------------------------------
658256-DK-5     NORTH CAROLINA ST                                          5.250    MS  03/01/2018   03/01/2009    102.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NORTH CAROLINA
---------------------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------------------
265129-7P-5     DUNCANVILLE TEX INDPT SCH DIST (zero coupon bond)                 NONE  02/15/2025
349460-C9-4     FORT WORTH TEX INDPT SCH DIST                              5.875    FA  02/15/2015   02/15/2010    100.000
442402-Q4-8     HOUSTON TEX INDPT SCH DIST                                 5.250    FA  02/15/2018
---------------------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS
---------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions - Issuer Obligations
---------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds
---------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
---------------------------------------------------------------------------------------------------------------------------
010608-SW-8     ALABAMA ST PUB SCH & COLLEGE AUTH                          5.125    MN  11/01/2015
472682-JT-1     JEFFERSON CNTY ALA SWR RE                                  5.500    FA  02/01/2040   02/01/2011    101.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL ALABAMA
---------------------------------------------------------------------------------------------------------------------------
ARIZONA
---------------------------------------------------------------------------------------------------------------------------
040580-CD-2     ARIZONA SCH FACS BRD REV                                   5.250    JJ  07/01/2016   07/01/2012    100.000
71883M-CT-9     PHOENIX CIVIC-AM                                           5.000    JJ  07/01/2007
71883M-CU-6     PHOENIX CIVIC-AM                                           5.000    JJ  07/01/2008   07/01/2007    100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA
---------------------------------------------------------------------------------------------------------------------------
DELAWARE
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
       1                                  2                                 9            10         11          12          13




                                                                                                   Rate
                                                                                                   Used
                                                                                                    to
                                                                      Book/Adjusted               Obtain
     CUSIP                                                               Carrying        Par       Fair        Fair       Actual
Identification                       Description                          Value         Value      Value      Value        Cost
----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------------
709141-LJ-2     PENNSYLVANIA ST                                          1,987,195    2,000,000  112.3320    2,246,640   1,984,560
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA                                       1,987,195    2,000,000       XXX    2,246,640   1,984,560
----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------------
745145-Q5-4     PUERTO RICE COMMONWEALTH                                 4,540,843    4,000,000  115.8210    4,632,840   4,555,280
745145-T4-4     PUERTO RICE COMMONWEALTH                                 5,683,849    5,000,000  116.0640    5,803,200   5,704,450
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO                                       10,224,692    9,000,000       XXX   10,436,040  10,259,730
----------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------------------
880540-J7-5     TENNESSEE ST                                             8,261,079    8,000,000  113.0550    9,044,400   8,610,333
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL TENNESSEE                                          8,261,079    8,000,000       XXX    9,044,400   8,610,333
----------------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------------
917542-KZ-4     UTAH ST                                                  2,224,164    2,000,000  114.0020    2,280,040   2,231,900
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL UTAH                                               2,224,164    2,000,000       XXX    2,280,040   2,231,900
----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------
939745-SL-O     WASHINGTON ST                                            7,441,919    7,000,000  114.3150    8,002,050   7,531,260
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON                                         7,441,919    7,000,000       XXX    8,002,050   7,531,260
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                     97,446,888   93,600,000       XXX  103,139,932  98,295,032
----------------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories and Possessions -
      Issuer Obligations                                                97,446,888   93,600,000       XXX  103,139,932  98,295,032
----------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and Possessions                97,446,888   93,600,000       XXX  103,139,932  98,295,032
----------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
567288-LL-7     MARICOPA CNTY ARIZ SCH DIST                               4,398,899   3,825,000  117.1500    4,480,988   4,401,466
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA                                             4,398,899   3,825,000       XXX    4,480,988   4,401,466
----------------------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------------------
181054-M7-9     CLARK CNTY SCH DIST                                       2,030,072   2,000,000  108.4090    2,168,180   2,034,204
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA                                              2,030,072   2,000,000       XXX    2,168,180   2,034,204
----------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
658256-DK-5     NORTH CAROLINA ST                                         7,902,625   8,250,000  114.7980    9,470,835   7,718,453
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL NORTH CAROLINA                                      7,902,625   8,250,000       XXX    9,470,835   7,718,453
----------------------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------------------
265129-7P-5     DUNCANVILLE TEX INDPT SCH DIST (zero coupon bond)         5,372,049   5,670,000  101.0960    5,732,143   5,360,191
349460-C9-4     FORT WORTH TEX INDPT SCH DIST                             6,340,465   6,335,000  113.5710    7,194,723   6,342,095
442402-Q4-8     HOUSTON TEX INDPT SCH DIST                                5,653,392   6,000,000  106.0550    6,363,300   5,637,715
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS                                              17,365,906  18,005,000       XXX   19,290,166  17,340,001
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                      31,697,503  32,080,000       XXX   35,410,169  31,494,123
----------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions - Issuer Obligations   31,697,503  32,080,000       XXX   35,410,169  31,494,123
----------------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds                        31,697,503  32,080,000       XXX   35,410,169  31,494,123
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------------------------------
010608-SW-8     ALABAMA ST PUB SCH & COLLEGE AUTH                         7,892,742   8,000,000  107.8000    8,624,000   7,873,520
472682-JT-1     JEFFERSON CNTY ALA SWR RE                                11,434,760  10,000,000  115.3690   11,536,900  11,439,400
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL ALABAMA                                            19,327,502  18,000,000       XXX   20,160,900  19,312,920
----------------------------------------------------------------------------------------------------------------------------------
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
040580-CD-2     ARIZONA SCH FACS BRD REV                                  1,955,390   1,845,000  110.0480    2,030,386   1,958,984
71883M-CT-9     PHOENIX CIVIC-AM                                          3,498,209   3,380,000  108.8690    3,679,772   3,513,307
71883M-CU-6     PHOENIX CIVIC-AM                                          3,867,100   3,640,000  107.2070    3,902,335   3,869,611
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA                                             9,320,699   8,865,000       XXX    9,612,493   9,341,903
----------------------------------------------------------------------------------------------------------------------------------
DELAWARE
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
       1                                  2                                   Interest               16           17
                                                                      -------------------------
                                                                           14           15

                                                                       Amount Due
                                                                       and Accrued
                                                                       Dec. 31 of                              Increase
                                                                      Current Year     Gross      Increase    (Decrease)
                                                                        on Bonds       Amount    (Decrease)   by Foreign
     CUSIP                                                               not in       Received       by        Exchange
Identification                       Description                         Default    During Year  Adjustment   Adjustment
------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------------
709141-LJ-2     PENNSYLVANIA ST                                           27,500       110,000        917
------------------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA                                        27,500       110,000        917
------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------------------------
745145-Q5-4     PUERTO RICE COMMONWEALTH                                  87,389                  (14,437)
745145-T4-4     PUERTO RICE COMMONWEALTH                                 109,236                  (20,601)
------------------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO                                        196,625                  (35,038)
------------------------------------------------------------------------------------------------------------------------
TENNESSEE
------------------------------------------------------------------------------------------------------------------------
880540-J7-5     TENNESSEE ST                                              80,000       480,000    (70,328)
------------------------------------------------------------------------------------------------------------------------
                TOTAL TENNESSEE                                           80,000       480,000    (70,328)
------------------------------------------------------------------------------------------------------------------------
UTAH
------------------------------------------------------------------------------------------------------------------------
917542-KZ-4     UTAH ST                                                   49,569                   (7,736)
------------------------------------------------------------------------------------------------------------------------
                TOTAL UTAH                                                49,569                   (7,736)
------------------------------------------------------------------------------------------------------------------------
WASHINGTON
------------------------------------------------------------------------------------------------------------------------
939745-SL-0     WASHINGTON ST                                            192,500       385,000    (27,884)
------------------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON                                         192,500       385,000    (27,884)
------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                    1,643,076     2,869,396   (240,357)
------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories and Possessions -
      Issuer Obligations                                               1,643,076     2,869,396   (240,357)
------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and Possessions               1,643,076     2,869,396   (240,357)
------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
------------------------------------------------------------------------------------------------------------------------
567288-LL-7     MARICOPA CNTY ARIZ SCH DIST                              117,141                   (2,567)
------------------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA                                            117,141                   (2,567)
------------------------------------------------------------------------------------------------------------------------
NEVADA
------------------------------------------------------------------------------------------------------------------------
181054-M7-9     CLARK CNTY SCH DIST                                        4,667       105,000     (3,825)
------------------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA                                               4,667       105,000     (3,825)
------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
------------------------------------------------------------------------------------------------------------------------
658256-DK-5     NORTH CAROLINA ST                                        144,375       433,125    149,787
------------------------------------------------------------------------------------------------------------------------
                TOTAL NORTH CAROLINA                                     144,375       433,125    149,787
------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------
265129-7P-5     DUNCANVILLE TEX INDPT SCH DIST (zero coupon bond)                                  11,857
349460-C9-4     FORT WORTH TEX INDPT SCH DIST                            140,602       372,181     (1,630)
442402-Q4-8     HOUSTON TEX INDPT SCH DIST                               119,000       315,000     14,564
------------------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS                                              259,602       687,181     24,791
------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                      525,784     1,225,306    168,186
------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions - Issuer Obligations   525,784     1,225,306    168,186
------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds                        525,784     1,225,306    168,186
------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
------------------------------------------------------------------------------------------------------------------------
010608-SW-8     ALABAMA ST PUB SCH & COLLEGE AUTH                         68,333       410,000      6,331
472682-JT-1     JEFFERSON CNTY ALA SWR RE                                229,167                   (4,640)
------------------------------------------------------------------------------------------------------------------------
                TOTAL ALABAMA                                            297,500       410,000      1,691
------------------------------------------------------------------------------------------------------------------------
ARIZONA
------------------------------------------------------------------------------------------------------------------------
040580-CD-2     ARIZONA SCH FACS BRD REV                                  48,431                   (3,595)
71883M-CT-9     PHOENIX CIVIC-AM                                          84,500        28,167    (15,099)
71883M-CU-6     PHOENIX CIVIC-AM                                          91,000                   (2,511)
------------------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA                                            223,931        28,167    (21,204)
------------------------------------------------------------------------------------------------------------------------
DELAWARE
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
       1                                  2                                 18         19        20        21
                                                                        Amount of
                                                                       Interest Due
                                                                       and Accrued
                                                                         Dec. 31
                                                                         Current                         Effec-
                                                                        Year, on                          tive
                                                                         Bonds in                         Rate
                                                                      Default as to   NAIC                 of
     CUSIP                                                             Principal or  Desig-     Date       In-
Identification                       Description                         Interest    nation   Acquired   terest
---------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
---------------------------------------------------------------------------------------------------------------
709141-LJ-2     PENNSYLVANIA ST                                                          1   10/15/1999   5.580
---------------------------------------------------------------------------------------------------------------
                TOTAL PENNSYLVANIA                                                     XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
PUERTO RICO
---------------------------------------------------------------------------------------------------------------
745145-Q5-4     PUERTO RICE COMMONWEALTH                                                 1   07/19/2002   4.020
745145-T4-4     PUERTO RICE COMMONWEALTH                                                 1   08/02/2002   3.900
---------------------------------------------------------------------------------------------------------------
                TOTAL PUERTO RICO                                                      XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------
880540-J7-5     TENNESSEE ST                                                             1   12/01/2001   4.926
---------------------------------------------------------------------------------------------------------------
                TOTAL TENNESSEE                                                        XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
UTAH
---------------------------------------------------------------------------------------------------------------
917542-KZ-4     UTAH ST                                                                  1   07/18/2002   3.949
---------------------------------------------------------------------------------------------------------------
                TOTAL UTAH                                                             XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------------
939745-SL-O     WASHINGTON ST                                                            1   12/01/2001   4.780
---------------------------------------------------------------------------------------------------------------
                TOTAL WASHINGTON                                                       XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                                    XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories and Possessions -
      Issuer Obligations                                                               XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and Possessions                               XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
---------------------------------------------------------------------------------------------------------------
567288-LL-7     MARICOPA CNTY ARIZ SCH DIST                                              1   12/13/2002   3.649
---------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA                                                          XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------
181054-M7-9     CLARK CNTY SCH DIST                                                      1   12/01/2001   4.975
---------------------------------------------------------------------------------------------------------------
                TOTAL NEVADA                                                           XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
---------------------------------------------------------------------------------------------------------------
658256-DK-5     NORTH CAROLINA ST                                                        1   01/13/2000   6.356
---------------------------------------------------------------------------------------------------------------
                TOTAL NORTH CAROLINA                                                   XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------
265129-7P-5     DUNCANVILLE TEX INDPT SCH DIST (zero coupon bond)                        1   01/31/2002   0.244
349460-C9-4     FORT WORTH TEX INDPT SCH DIST                                            1   01/13/2000   5.860
442402-Q4-8     HOUSTON TEX INDPT SCH DIST                                             1PE   12/01/2001   5.830
---------------------------------------------------------------------------------------------------------------
                TOTAL TEXAS                                                            XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                                    XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions - Issuer Obligations                 XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds                                      XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ALABAMA
---------------------------------------------------------------------------------------------------------------
010608-SW-8     ALABAMA ST PUB SCH & COLLEGE AUTH                                        1   07/14/1999   5.270
472682-JT-1     JEFFERSON CNTY ALA SWR RE                                                1   12/16/2002   3.550
---------------------------------------------------------------------------------------------------------------
                TOTAL ALABAMA                                                          XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
ARIZONA
---------------------------------------------------------------------------------------------------------------
040580-CD-2     ARIZONA SCH FACS BRD REV                                                 1   07/18/2002   4.470
71883M-CT-9     PHOENIX CIVIC-AM                                                         1   04/19/2002   4.140
71883M-CU-6     PHOENIX CIVIC-AM                                                         1   12/11/2002   3.490
---------------------------------------------------------------------------------------------------------------
                TOTAL ARIZONA                                                          XXX          XXX     XXX
---------------------------------------------------------------------------------------------------------------
DELAWARE
---------------------------------------------------------------------------------------------------------------

                                     E08.2

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                                  2                           3      Interest        6           7            8
                                                                           -----------
                                                                             4      5






     CUSIP                                                                  Rate   How   Maturity                  Option
Identification                       Description                       *     of   Paid     Date     Option Date  Call Price
---------------------------------------------------------------------------------------------------------------------------
246428-PU-4     DELAWARE TRANSN AUTH TRAN                                  5.250    JJ  07/01/2011
---------------------------------------------------------------------------------------------------------------------------
                TOTAL DELAWARE
---------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------
341507-CA-7     FLORIDA ST BRD ED LOTTERY                                  5.750    JJ  07/01/2008
875128-EV-8     TAMPA BAY WTR FLA UTIL SYS                                 5.000    AO  10/01/2022
875128-FB-1     TAMPA BAY WTR FLA UTIL SYS                                 5.000    AO  10/01/2028
---------------------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA
---------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------
452245-AQ-6     ILLINOIS ST TOLL HWY AUTH                                  6.300    JJ  01/01/2011
592247-YB-0     METROPOLITAN PIER & EXPO AUTH                              5.375    JD  12/15/2017
---------------------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS
---------------------------------------------------------------------------------------------------------------------------
INDIANA
---------------------------------------------------------------------------------------------------------------------------
455280-4S-3     INDIANAPOLIS IND LOC PUB                                   5.500    JJ  07/01/2013   07/01/2012     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL INDIANA
---------------------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------------------
49151E-JY-0     KENTUCKY ST PPTY & BLDGS                                   5.375    FA  02/01/2018   02/01/2012     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL KENTUCKY
---------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------
575567-KX-9     MASSACHUSETTS BAY TRANS AUTH                               5.250    MS  03/01/2018
57604P-DU-5     MASSACHUSETTS ST WTR POLLUNT                               5.375    FA  08/01/2027   08/01/2010     100.000
57604P-EZ-3     MASSACHUSETTS ST WTR POLLUTN                               5.500    FA  08/01/2030   08/01/2011     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------------
251255-A2-1     DETROIT MICH WTR SUPPLY SYS                                5.000    JJ  07/01/2030
594614-RD-3     MICHIGAN ST BLDG AUTH REV                                  5.500    AO  10/15/2018   10/15/2011     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL MICHIGAN
---------------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------------
534272-VQ-9     LINCOLN NEB ELEC SYS REV                                   5.000    MS  09/01/2015   09/01/2012     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEBRASKA
---------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
---------------------------------------------------------------------------------------------------------------------------
64465M-XE-0     NEW HAMPSHIRE MUN BD BK                                    5.000    FA  08/15/2016   08/15/2012     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW HAMPSHIRE
---------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------
646135-EE-9     NEW JERSEY ST TRANSN TR FD AUTH                            5.250    JD  06/15/2008
646135-QY-Z     NEW JERSEY ST TRANSN TR F                                  5.750    JD  06/15/2016
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------
649706-6S-2     NEW YORK N Y CITY MUN WTR FIN                              5.500    JD  06/15/2027   06/15/2008     100.000
64970K-UQ-8     NEW YORK N Y CITY MUN WTR                                  5.375    JD  06/15/2016   06/15/2012     100.000
64971G-FD-2     NEW YORK N Y CITY MUN WTR                                  5.000    JD  06/15/2029
64971K-ED-7     NEW YORK N Y CITY TRANSIT                                  5.250    FA  02/01/2029   02/01/2011     100.000
64983X-3Z-5     NEW YORK ST DORM AUTH REV                                  5.250    JJ  07/01/2031
64985M-L9-5     NEW YORK ST ENVIRONMENTAL                                  5.375    JD  06/15/2015   06/15/2012     100.000
64985M-YV-2     NEW YORK ST ENV FACS ST CLEAN WTR                          5.000    JD  06/15/2031
649876-HJ-1     NEW YORK ST LOC ASSISTANCE CORP                            5.500    AO  04/01/2021   04/01/2005     100.000
896029-6U-4     TRIBOROUGH BRDG & TUNL AUTH                                5.500    JJ  01/01/2032   01/01/2009     100.000
---------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK
---------------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------------
677659-KS-2     OHIO ST WTR DEV AUTH REV                                   5.375    JD  12/01/2016   06/01/2012     100.000
914118-7X-6     UNIVERSITY CINCINNATI OHIO GEN R                           5.000    JD  06/01/2031
---------------------------------------------------------------------------------------------------------------------------
                TOTAL OHIO
---------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
---------------------------------------------------------------------------------------------------------------------------
679111-PA-6     OKLAHOMA TRANSN AUTH OK F                                  6.000    JJ  01/01/2008
---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
       1                                  2                                 9            10         11         12          13




                                                                                                   Rate
                                                                                                   Used
                                                                                                    to
                                                                      Book/Adjusted               Obtain
     CUSIP                                                               Carrying        Par       Fair       Fair       Actual
Identification                       Description                          Value         Value      Value     Value        Cost
---------------------------------------------------------------------------------------------------------------------------------
246428-PU-4     DELAWARE TRANSN AUTH TRAN                                 4,725,381   4,240,000  112.8490   4,784,798   4,742,525
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL DELAWARE                                            4,725,381   4,240,000     XXX     4,784,798   4,742,525
---------------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
341507-CA-7     FLORIDA ST BRD ED LOTTERY                                 3,544,881   3,250,000  114.7490   3,729,343   3,578,608
875128-EV-8     TAMPA BAY WTR FLA UTIL SYS                                4,473,203   4,585,000  102.4850   4,698,937   4,469,045
875128-FB-1     TAMPA BAY WTR FLA UTIL SYS                                5,872,572   6,000,000  101.4240   6,085,440   5,869,020
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA                                            13,890,657  13,835,000     XXX    14,513,720  13,916,673
---------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------------
452245-AQ-6     ILLINOIS ST TOLL HWY AUTH                                 1,753,225   1,500,000  117.5590   1,763,385   1,756,740
592247-YB-0     METROPOLITAN PIER & EXPO AUTH                             4,808,735   5,000,000  108.7170   5,435,850   4,785,200
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS                                            6,561,960   6,500,000     XXX     7,199,235   6,541,940
---------------------------------------------------------------------------------------------------------------------------------
INDIANA
---------------------------------------------------------------------------------------------------------------------------------
455280-4S-3     INDIANAPOLIS IND LOC PUB                                  4,705,571   4,290,000  113.7070   4,878,030   4,723,719
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL INDIANA                                             4,705,571   4,290,000     XXX     4,878,030   4,723,719
---------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------------------------
49151E-JY-0     KENTUCKY ST PPTY & BLDGS                                  5,146,538   5,000,000  108.5580   5,427,900   5,158,050
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL KENTUCKY                                            5,146,538   5,000,000     XXX     5,427,900   5,158,050
---------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------------
575567-KX-9     MASSACHUSETTS BAY TRANS AUTH                              4,758,968   5,000,000  106.8140   5,340,700   4,728,300
57604P-DU-5     MASSACHUSETTS ST WTR POLLUNT                              5,054,321   5,000,000  104.1940   5,209,700   5,059,900
57604P-EZ-3     MASSACHUSETTS ST WTR POLLUTN                             10,129,619  10,000,000  106.0410  10,604,100  10,146,900
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS                                      19,942,908  20,000,000     XXX    21,154,500  19,935,100
---------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------------------
251255-A2-1     DETROIT MICH WTR SUPPLY SYS                               6,515,810   7,000,000  100.9770   7,068,390   6,503,980
594614-RD-3     MICHIGAN ST BLDG AUTH REV                                 7,395,273   6,845,000  109.5420   7,498,150   7,398,076
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL MICHIGAN                                           13,911,082  13,845,000     XXX    14,566,540  13,902,056
---------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------------------
534272-VQ-9     LINCOLN NEB ELEC SYS REV                                  3,283,708   3,000,000  107.8960   3,236,880   3,288,240
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEBRASKA                                            3,283,708   3,000,000     XXX     3,236,880   3,288,240
---------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
---------------------------------------------------------------------------------------------------------------------------------
64465M-XE-0     NEW HAMPSHIRE MUN BD BK                                   2,165,019   2,000,000  106.7950   2,135,900   2,167,340
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW HAMPSHIRE                                       2,165,019   2,000,000     XXX     2,135,900   2,167,340
---------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------------
646135-EE-9     NEW JERSEY ST TRANSN TR FD AUTH                             990,670   1,000,000  109.8640   1,098,640     989,095
646135-QY-Z     NEW JERSEY ST TRANSN TR F                                 7,401,147   6,460,000  117.0200   7,559,492   7,404,000
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY                                          8,391,817   7,460,000     XXX     8,658,132   8,393,095
---------------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------------
649706-6S-2     NEW YORK N Y CITY MUN WTR FIN                             5,049,869   5,000,000  105.3530   5,267,650   5,060,900
64970K-UQ-8     NEW YORK N Y CITY MUN WTR                                 2,125,645   2,000,000  109.9910   2,199,820   2,130,620
64971G-FD-2     NEW YORK N Y CITY MUN WTR                                 4,928,035   5,000,000  100.9700   5,048,500   4,925,750
64971K-ED-7     NEW YORK N Y CITY TRANSIT                                 4,342,369   4,000,000  108.7040   4,348,160   4,354,480
64983X-3Z-5     NEW YORK ST DORM AUTH REV                                 2,959,623   3,000,000  102.5600   3,076,800   2,958,750
64985M-L9-5     NEW YORK ST ENVIRONMENTAL                                 5,318,065   5,000,000  111.6530   5,582,650   5,334,650
64985M-YV-2     NEW YORK ST ENV FACS ST CLEAN WTR                           974,940   1,000,000  100.9730   1,009,730     974,390
649876-HJ-1     NEW YORK ST LOG ASSISTANCE CORP                          15,046,541  15,000,000  102.6550  15,398,250  15,144,940
896029-6U-4     TRIBOROUGH BRDG & TUNL AUTH                               1,324,659   1,285,000  105.3690   1,353,992   1,329,011
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK                                           42,069,745  41,285,000     XXX    43,285,552  42,213,491
---------------------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------------------
677659-KS-2     OHIO ST WTR DEV AUTH REV                                  4,597,517   4,225,000  111.5280   4,712,058   4,607,574
914118-7X-6     UNIVERSITY CINCINNATI OHIO GEN R                          4,969,991   5,000,000  101.2700   5,063,500   4,968,950
---------------------------------------------------------------------------------------------------------------------------------
                TOTAL OHIO                                                9,567,507   9,225,000     XXX     9,775,558   9,576,524
---------------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
---------------------------------------------------------------------------------------------------------------------------------
679111-PA-6     OKLAHOMA TRANSN AUTH OK F                                 9,984,269   8,945,000  115.7440  10,353,301  10,075,022
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
       1                                  2                                   Interest               16          17
                                                                      -------------------------
                                                                           14           15

                                                                       Amount Due
                                                                       and Accrued
                                                                       Dec. 31 of                             Increase
                                                                      Current Year     Gross      Increase   (Decrease)
                                                                        on Bonds       Amount    (Decrease)  by Foreign
     CUSIP                                                               not in       Received       by       Exchange
Identification                       Description                         Default    During Year  Adjustment  Adjustment
-----------------------------------------------------------------------------------------------------------------------
246428-PU-4     DELAWARE TRANSN AUTH TRAN                                 92,750                  (17,144)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL DELAWARE                                            92,750                  (17,144)
-----------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------
341507-CA-7     FLORIDA ST BRD ED LOTTERY                                 46,719        93,438    (33,726)
875128-EV-8     TAMPA BAY WTR FLA UTIL SYS                                57,313       229,250      4,150
875128-FB-1     TAMPA BAY WTR FLA UTIL SYS                                75,000       300,000      2,772
-----------------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA                                            179,031       622,688    (26,805)
-----------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------
452245-AQ-6     ILLINOIS ST TOLL HWY AUTH                                 47,250                   (3,515)
592247-YB-0     METROPOLITAN PIER & EXPO AUTH                             11,944       268,750      8,155
-----------------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS                                            59,194       268,750      4,639
-----------------------------------------------------------------------------------------------------------------------
INDIANA
-----------------------------------------------------------------------------------------------------------------------
455280-4S-3     INDIANAPOLIS IND LOC PUB                                 117,975        39,980    (18,148)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL INDIANA                                            117,975        39,980    (18,148)
-----------------------------------------------------------------------------------------------------------------------
KENTUCKY
-----------------------------------------------------------------------------------------------------------------------
49151E-JY-0     KENTUCKY ST PPTY & BLDGS                                 111,979       135,122    (11,512)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL KENTUCKY                                           111,979       135,122    (11,512)
-----------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------
575567-KX-9     MASSACHUSETTS BAY TRANS AUTH                              87,500       262,500      9,808
57604P-DU-5     MASSACHUSETTS ST WTR POLLUNT                             111,979       268,750     (5,285)
57604P-EZ-3     MASSACHUSETTS ST WTR POLLUTN                             229,167       550,000    (10,852)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS                                      428,646     1,081,250     (6,330)
-----------------------------------------------------------------------------------------------------------------------
MICHIGAN
-----------------------------------------------------------------------------------------------------------------------
251255-A2-1     DETROIT MICH WTR SUPPLY SYS                              175,000       350,000      7,448
594614-RD-3     MICHIGAN ST BLDG AUTH REV                                 79,478                   (2,803)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL MICHIGAN                                           254,478       350,000      4,644
-----------------------------------------------------------------------------------------------------------------------
NEBRASKA
-----------------------------------------------------------------------------------------------------------------------
534272-VQ-9     LINCOLN NEB ELEC SYS REV                                  37,500                   (4,532)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL NEBRASKA                                            37,500                   (4,532)
-----------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
-----------------------------------------------------------------------------------------------------------------------
64465M-XE-0     NEW HAMPSHIRE MUN BD BK                                   25,000                   (2,321)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL NEW HAMPSHIRE                                       25,000                   (2,321)
-----------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-----------------------------------------------------------------------------------------------------------------------
646135-EE-9     NEW JERSEY ST TRANSN TR FD AUTH                            2,333        52,500      1,462
646135-QY-Z     NEW JERSEY ST TRANSN TR F                                202,234                   (2,853)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY                                         204,567        52,500     (1,391)
-----------------------------------------------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------------------------------------------
649706-6S-2     NEW YORK N Y CITY MUN WTR FIN                             12,222       275,000     (6,804)
64970K-UQ-8     NEW YORK N Y CITY MUN WTR                                  4,778        46,583     (4,975)
64971G-FD-2     NEW YORK N Y CITY MUN WTR                                 11,111       250,000      1,911
64971K-ED-7     NEW YORK N Y CITY TRANSIT                                 71,750                  (12,111)
64983X-3Z-5     NEW YORK ST DORM AUTH REV                                 78,750        98,875        834
64985M-L9-5     NEW YORK ST ENVIRONMENTAL                                 11,944       157,515    (16,585)
64985M-YV-2     NEW YORK ST ENV FACS ST CLEAN WTR                          2,222        43,750        550
649876-HJ-1     NEW YORK ST LOG ASSISTANCE CORP                          206,250       825,000    (22,989)
896029-6U-4     TRIBOROUGH BRDG & TUNL AUTH                               35,338        23,558     (4,352)
-----------------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK                                           434,365     1,720,282    (64,522)
-----------------------------------------------------------------------------------------------------------------------
OHIO
-----------------------------------------------------------------------------------------------------------------------
677659-KS-2     OHIO ST WTR DEV AUTH REV                                  18,924        54,250    (10,057)
914118-7X-6     UNIVERSITY CINCINNATI OHIO GEN R                          20,833       250,000        867
-----------------------------------------------------------------------------------------------------------------------
                TOTAL OHIO                                                39,758       304,250     (9,191)
-----------------------------------------------------------------------------------------------------------------------
OKLAHOMA
-----------------------------------------------------------------------------------------------------------------------
679111-PA-6     OKLAHOMA TRANSN AUTH OK F                                268,350                  (90,753)
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
       1                                  2                                 18         19        20        21
                                                                        Amount of
                                                                       Interest Due
                                                                       and Accrued
                                                                         Dec. 31
                                                                         Current                         Effec-
                                                                         Year, on                         tive
                                                                         Bonds in                         Rate
                                                                      Default as to   NAIC                 of
     CUSIP                                                             Principal or  Desig-     Date       In-
Identification                       Description                         Interest    nation   Acquired   terest
---------------------------------------------------------------------------------------------------------------
246428-PU-4     DELAWARE TRANSN AUTH TRAN                                               1    08/19/2002   3.670
---------------------------------------------------------------------------------------------------------------
                TOTAL DELAWARE                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------
341507-CA-7     FLORIDA ST BRD ED LOTTERY                                               1    04/10/2002   3.902
875128-EV-8     TAMPA BAY WTR FLA UTIL SYS                                              1    12/28/2001   5.199
875128-FB-1     TAMPA BAY WTR FLA UTIL SYS                                              1    08/02/2001   5.150
---------------------------------------------------------------------------------------------------------------
                TOTAL FLORIDA                                                         XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------
452245-AQ-6     ILLINOIS ST TOLL HWY AUTH                                             1PE    11/07/2002   3.830
592247-YB-0     METROPOLITAN PIER & EXPO AUTH                                           1    11/09/1999   5.760
---------------------------------------------------------------------------------------------------------------
                TOTAL ILLINOIS                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
INDIANA
---------------------------------------------------------------------------------------------------------------
455280-4S-3     INDIANAPOLIS IND LOC PUB                                                1    06/20/2002   4.250
---------------------------------------------------------------------------------------------------------------
                TOTAL INDIANA                                                         XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------
49151E-JY-0     KENTUCKY ST PPTY & BLDGS                                                1    01/10/2002   4.970
---------------------------------------------------------------------------------------------------------------
                TOTAL KENTUCKY                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------
575567-KX-9     MASSACHUSETTS BAY TRANS AUTH                                            1    08/25/1999   5.730
57604P-DU-5     MASSACHUSETTS ST WTR POLLUNT                                            1    12/06/2001   5.200
57604P-EZ-3     MASSACHUSETTS ST WTR POLLUTN                                            1    05/29/2001   5.310
---------------------------------------------------------------------------------------------------------------
                TOTAL MASSACHUSETTS                                                   XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------
251255-A2-1     DETROIT MICH WTR SUPPLY SYS                                             1    05/18/2001   5.490
594614-RD-3     MICHIGAN ST BLDG AUTH REV                                               1    12/11/2002   4.387
---------------------------------------------------------------------------------------------------------------
                TOTAL MICHIGAN                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------
534272-VQ-9     LINCOLN NEB ELEC SYS REV                                               1Z    10/08/2002   3.821
---------------------------------------------------------------------------------------------------------------
                TOTAL NEBRASKA                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
---------------------------------------------------------------------------------------------------------------
64465M-XE-0     NEW HAMPSHIRE MUN BD BK                                                1Z    10/04/2002   3.960
---------------------------------------------------------------------------------------------------------------
                TOTAL NEW HAMPSHIRE                                                   XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------
646135-EE-9     NEW JERSEY ST TRANSN TR FD AUTH                                       1PE    12/01/2001   5.450
646135-QY-Z     NEW JERSEY ST TRANSN TR F                                             1PE    12/11/2002   4.312
---------------------------------------------------------------------------------------------------------------
                TOTAL NEW JERSEY                                                      XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------
649706-6S-2     NEW YORK N Y CITY MUN WTR FIN                                           1    05/25/2001   5.287
64970K-UQ-8     NEW YORK N Y CITY MUN WTR                                               1    06/24/2002   4.550
64971G-FD-2     NEW YORK N Y CITY MUN WTR                                               1    08/24/2001   5.100
64971K-ED-7     NEW YORK N Y CITY TRANSIT                                               1    08/15/2002   4.000
64983X-3Z-5     NEW YORK ST DORM AUTH REV                                               1    12/03/2001   5.343
64985M-L9-5     NEW YORK ST ENVIRONMENTAL                                               1    05/03/2002   4.540
64985M-YV-2     NEW YORK ST ENV FACS ST CLEAN WTR                                       1    01/25/2002   5.169
649876-HJ-1     NEW YORK ST LOG ASSISTANCE CORP                                         1    05/20/1998   5.322
896029-6U-4     TRIBOROUGH BRDG & TUNL AUTH                                             1    03/06/2002   4.900
---------------------------------------------------------------------------------------------------------------
                TOTAL NEW YORK                                                        XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------
677659-KS-2     OHIO ST WTR DEV AUTH REV                                                1    08/19/2002   4.230
914118-7X-6     UNIVERSITY CINCINNATI OHIO GEN R                                        1    09/06/2001   5.040
---------------------------------------------------------------------------------------------------------------
               TOTAL OHIO                                                             XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------
OKLAHOMA
---------------------------------------------------------------------------------------------------------------
679111-PA-6     OKLAHOMA TRANSN AUTH OK F                                               1    07/02/2002   3.450
---------------------------------------------------------------------------------------------------------------

                                      E08.3

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

--------------------------------------------------------------------------------------------------------------------------
     1                                 2                         3      Interest          6          7             8
                                                                      ------------
                                                                        4       5








     CUSIP                                                             Rate    How    Maturity                    Option
Identification                   Description                     *      of    Paid      Date      Option Date   Call Price
--------------------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA
--------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------
70917N-AW-4   PENNSYLVANIA ST HIGHER EDL TEMPLE                       5.000   AO     04/01/2021
--------------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------
837147-XW-2   SOUTH CAROLINA ST PUB SVC                               5.250   JJ     01/01/2014    01/01/2013     100.000
--------------------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------------
499523-SD-l   KNOX CNTY TENN HEALTH EDL (zero coupon bond)                    NONE   01/01/2019    01/01/2017      89.489
--------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE
--------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------
548100-4Z-6   LOWER COLO RIVER AUTH TEX REV                           5.875   MN     05/15/2015    05/15/2010     100.000
882135-RL-2   TEXAS A & M UNIV REVS FING SYS                          5.500   MN     05/15/2020
--------------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS
--------------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------------
917547-LP-4   UTAH ST BLDG OWNERSHIP AUTH                             5.500   MN     05/15/2012
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UTAH
--------------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------------
849072-AB-9   SPOKANE WASH DOWNTOWN FNDTN PKG                         5.600   FA     08/01/2019
--------------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON
--------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue - Issuer
--------------------------------------------------------------------------------------------------------------------------
      Obligations
--------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds
--------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
00846U-AB-7   AGILENT TECHNOLOGIES INC                                3.000   JD     12/01/2021
008685-AB-5   AHOLD FIN U S A INC                                     6.875   MN     05/01/2029
013817-AG-6   ALCOA INC                                               4.250   FA     08/15/2007
013817-AH-4   ALCOA INC                                               5.375   JJ     01/15/2013
018490-AD-4   ALLERGAN INC (zero coupon bond)                                 NONE   11/06/2022
02261W-AB-5   ALZA CORP (zero coupon bond)                                    NONE   07/28/2020
032511-AP-2   ANADARKO PETE CORP (zero coupon bond)                           NONE   03/07/2020
032654-AD-7   ANALOG DEVICES INC                                      4.750   AO     10/01/2005
037389-AQ-6   AON CORP                                                3.500   MN     11/15/2012
039483-AN-2   ARCHER DANIELS MIDLAND CO                               6.750   JD     12/15/2027
042735-AY-6   ARROW ELECTRS INC (zero coupon bond)                            NONE   02/21/2021
065913-AE-5   BANKBOSTON NA                                           6.500   JD     12/19/2007
111021-AE-1   BRITISH TELECOMMUNICATION                               8.625   JD     12/15/2030
120568-AD-2   BUNGE LTD FIN CORP                                      3.750   MN     11/15/2022
126408-BJ-l   CSX CORP                                                7.250   MN     05/01/2004
151313-AF-0   CENDANT CORP (zero coupon bond)                                 NONE   02/13/2021
184502-AB-8   CLEAR CHANNEL COMMUNICATI                               2.625   AO     04/01/2003
22160Q-AC-6   COSTCO COMPANIES INC (zero coupon bond)                         NONE   08/19/2017
233331-AG-2   DTE ENERGY CO                                           6.650   AO     04/15/2009
235851-AF-9   DANAHER CORP DEL (zero coupon bond)                             NONE   01/22/2021
26441Y-AD-9   DUKE WEKS REALTY CORP                                   6.950   MS     03/15/2011
26613X-AC-5   DUPONT PHOTOMASKS INC (zero coupon bond)                        NONE   07/24/2004
268766-BR-2   EOP OPER LTD PARTNERSHIP                                7.250   MN     11/15/2008
318522-AD-1   FIRST AMERN CORP CALIF                                  4.500   AO     04/15/2008
319963-AD-6   FIRST DATA CORP                                         2.000   MS     03/01/2008
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
     1                                 2                            9              10         11           12




                                                                                              Rate
                                                                                              Used
                                                                                               to
                                                               Book/Adjusted                 Obtain
     CUSIP                                                        Carrying        Par         Fair         Fair
Identification                   Description                       Value         Value        Value       Value
--------------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA                                              9,984,269     8,945.000     XXX         10,353,301
--------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------
70917N-AW-4   PENNSYLVANIA ST HIGHER EDL TEMPLE                   4,652,232     5,000.000   102,6830       5,134,150
--------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                          4,652,232     5,000.000     XXX          5,134,150
--------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------
837147-XW-2   SOUTH CAROLINA ST PUB SVC                           3,529,881     3,160.000   111,4410       3,521,536
--------------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA                                        3,529,881     3,160.000     XXX          3,521,536
--------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------
499523-SD-l   KNOX CNTY TENN HEALTH EDL (zero coupon bond)        2,056,618     5,000.000    42,2990       2,114,950
--------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                             2,056,618     5,000.000     XXX          2,114,950
--------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------
548100-4Z-6   LOWER COLO RIVER AUTH TEX REV                       8,121,854     8,000.000   113,9500       9,116,000
882135-RL-2   TEXAS A & M UNIV REVS FING SYS                      2,777,304     3,000.000   108,6810       3,260,430
--------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                                10,899,158    11,000.000     XXX         12,376,430
--------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------
917547-LP-4   UTAH ST BLDG OWNERSHIP AUTH                         2,317,244     2,000.000   114,2540       2,285,080
--------------------------------------------------------------------------------------------------------------------
      TOTAL UTAH                                                  2,317,244     2,000.000     XXX          2,285,080
--------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------
849072-AB-9   SPOKANE WASH DOWNTOWN FNDTN PKG                         2,900         5,000                      2,900
--------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                                2,900         5,000     XXX              2,900
--------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                       196,452,395   192,655.000     XXX        205,178,483
--------------------------------------------------------------------------------------------------------------------
2599999 - Total Bonds - Special Revenue - Issuer Obligations    196,452,395   192,655.000     XXX        205,178,483
--------------------------------------------------------------------------------------------------------------------
3199999 - Total - Special Revenue Bonds                         196,452,395   192,655.000     XXX        205,178,483
--------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------
00846U-AB-7   AGILENT TECHNOLOGIES INC                            3,244,153     3,000,000    95.8750       2,876,250
008685-AB-5   AHOLD FIN U S A INC                                   124,265       130,000    89.8110         116,754
013817-AG-6   ALCOA INC                                              99,693       100,000   104.1140         104,114
013817-AH-4   ALCOA INC                                             149,083       150,000   105.8380         158,757
018490-AD-4   ALLERGAN INC (zero coupon bond)                     1,613,122     2,000,000    85.1250       1,702,500
02261W-AB-5   ALZA CORP (zero coupon bond)                        2,027,968     2,550,000    77.7500       1,982,625
032511-AP-2   ANADARKO PETE CORP (zero coupon bond)               2,068,474     3,000,000    61.1250       1,833,750
032654-AD-7   ANALOG DEVICES INC                                  2,338,847     2,450,000    99.3750       2,434,688
037389-AQ-6   AON CORP                                            1,000,000     1,000,000   111.0000       1,110,000
039483-AN-2   ARCHER DANIELS MIDLAND CO                             505,818       475,000   110.4640         524,704
042735-AY-6   ARROW ELECTRS INC (zero coupon bond)                4,073,980     8,400,000    44.0000       3,696,000
065913-AE-5   BANKBOSTON NA                                         331,444       325,000   111.4780         362,304
111021-AE-1   BRITISH TELECOMMUNICATION                             105,751        90,000   127.4900         114,741
120568-AD-2   BUNGE LTD FIN CORP                                  2,765,244     2,750,000   102.7500       2,825,625
126408-BJ-l   CSX CORP                                              369,430       350,000   106.4420         372,547
151313-AF-0   CENDANT CORP (zero coupon bond)                     2,026,456     3,150,000    63.1250       1,988,438
184502-AB-8   CLEAR CHANNEL COMMUNICATI                           2,377,862     2,360,000    99.2500       2,342,300
22160Q-AC-6   COSTCO COMPANIES INC (zero coupon bond)             2,168,255     2,150,000    69.2500       1,488,875
233331-AG-2   DTE ENERGY CO                                         316,739       300,000   110.4870         331,461
235851-AF-9   DANAHER CORP DEL (zero coupon bond)                 1,675,595     2,500,000    67.1250       1,678,125
26441Y-AD-9   DUKE WEKS REALTY CORP                                  50,372        50,000   109.8210          54,911
26613X-AC-5   DUPONT PHOTOMASKS INC (zero coupon bond)            1,842,581     1,950,000    95.0000       1,852,500
268766-BR-2   EOP OPER LTD PARTNERSHIP                            3,420,063     3,250,000   104.1250       3,384,063
318522-AD-1   FIRST AMERN CORP CALIF                              2,841,109     2,800,000   105.6250       2,957,500
319963-AD-6   FIRST DATA CORP                                     2,276,826     2,000,000   110.0000       2,200,000
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
     1                                 2                          13                                         16         17
                                                                                     Interest
                                                                             --------------------------
                                                                                 14            15



                                                                              Amount Due
                                                                             and Accrued
                                                                               Dec 31 of                               Increase
                                                                             Current Year     Gross        Increase   (Decrease)
                                                                               on Bonds       Amount      (Decrease)  by Foreign
     CUSIP                                                         Actual       not in       Received        by        Exchange
Identification                   Description                        Cost        Default     During Year   Adjustment  Adjustment
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA                                            10,075,020      268,3530                    (90,753)
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------------
70917N-AW-4   PENNSYLVANIA ST HIGHER EDL TEMPLE                  4,629,100        62,500        25,000       11,579
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                         4,629,100        62,500        25,000       11,579
--------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------------
837147-XW-2   SOUTH CAROLINA ST PUB SVC                          3,535,503        31,798                     (5,622)
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA                                       3,535,503        31,798                     (5,622)
--------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------------------
499523-SD-l   KNOX CNTY TENN HEALTH EDL (zero coupon bond)       2,050,600                                    6,018
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                            2,050,600                                    6,018
--------------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------------
548100-4Z-6   LOWER COLO RIVER AUTH TEX REV                      8,157,334        60,056       470,000      (14,064)
882135-RL-2   TEXAS A & M UNIV REVS FING SYS                     2,768,924        21,083       165,000        7,757
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                               10,926,258        81,139       635,000       (6,307)
--------------------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------------------
917547-LP-4   UTAH ST BLDG OWNERSHIP AUTH                        2,324,620        14,056        55,000       (7,376)
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL UTAH                                                 2,324,620        14,056        55,000       (7,376)
--------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------------------
849072-AB-9   SPOKANE WASH DOWNTOWN FNDTN PKG                        4,425           117           280         (100)
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                               4,425           117           280         (100)
--------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                      196,759,103     2,964,634     5,953,268    (2,64,685)
--------------------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue - Issuer
      Obligations                                               196,759,103    2,964,634     5,953,268    (2,64,685)
--------------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                     196,759,103     2,964,634     5,953,268    (2,64,685)
--------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------------
00846U-AB-7   AGILENT TECHNOLOGIES INC                           3,252,886         7,500        83,333       (7,742)
008685-AB-5   AHOLD FIN U S A INC                                  124,228         1,490         4,469           37
013817-AG-6   ALCOA INC                                             99,670         1,629                         23
013817-AH-4   ALCOA INC                                            149,051         3,091                         33
018490-AD-4   ALLERGAN INC (zero coupon bond)                    1,611,256                                    1,867
02261W-AB-5   ALZA CORP (zero coupon bond)                       1,994,283                                   26,390
032511-AP-2   ANADARKO PETE CORP (zero coupon bond)              2,020,608                                  307,139
032654-AD-7   ANALOG DEVICES INC                                 2,295,200        29,094       116,375       34,610
037389-AQ-6   AON CORP                                           1,000,000         5,250
039483-AN-2   ARCHER DANIELS MIDLAND CO                            505,937         1,425        16,031         (119)
042735-AY-6   ARROW ELECTRS INC (zero coupon bond)               3,913,980                                  152,217
065913-AE-5   BANKBOSTON NA                                        332,241           704        21,125         (797)
111021-AE-1   BRITISH TELECOMMUNICATION                            105,796           345         3,994          (45)
120568-AD-2   BUNGE LTD FIN CORP                                 2,765,254         9,740                        (10)
126408-BJ-l   CSX CORP                                             375,025         4,229        12,688       (5,595)
151313-AF-0   CENDANT CORP (zero coupon bond)                    2,024,425                                    2,031
184502-AB-8   CLEAR CHANNEL COMMUNICATI                          2,465,884        15,488        61,950      (51,303)
22160Q-AC-6   COSTCO COMPANIES INC (zero coupon bond)            2,169,372                                   60,892
233331-AG-2   DTE ENERGY CO                                        317,580         4,212        10,529         (841)
235851-AF-9   DANAHER CORP DEL (zero coupon bond)                1,657,950                                   17,645
26441Y-AD-9   DUKE WEKS REALTY CORP                                 50,397         1,023         3,475          (25)
26613X-AC-5   DUPONT PHOTOMASKS INC (zero coupon bond)           1,762,625                                   64,778
268766-BR-2   EOP OPER LTD PARTNERSHIP                           3,445,500        30,108       235,625      (17,403)
318522-AD-1   FIRST AMERN CORP CALIF                             2,844,620        26,600        63,000       (3,511)
319963-AD-6   FIRST DATA CORP                                    2,306,220        13,333        20,000      (29,394)
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
     1                                 2                           18           19         20            21
                                                                Amount Due
                                                               Interest Due
                                                                and Accrued
                                                                  Dec. 31
                                                                 Current
                                                                 Year, on
                                                                 Bonds in
                                                               Default as to    NAIC                 Effective
     CUSIP                                                      Principal or   Desig-     Date        Rate of
Identification                   Description                      Interest     nation   Acquired      Interest
--------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA                                                             XXX       XXX         XXX
--------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------
70917N-AW-4   PENNSYLVANIA ST HIGHER EDL TEMPLE                                 1       11/21/2000       5.625
--------------------------------------------------------------------------------------------------------------
      TOTAL PENNSYLVANIA                                                         XXX       XXX         XXX
--------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------
837147-XW-2   SOUTH CAROLINA ST PUB SVC                                         1       09/09/2002       3.830
--------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA                                                       XXX       XXX         XXX
--------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------
499523-SD-l   KNOX CNTY TENN HEALTH EDL (zero coupon bond)                      12      11/25/2002       5.630
--------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                            XXX       XXX          XXX
--------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------
548100-4Z-6   LOWER COLO RIVER AUTH TEX REV                                     1       12/01/2001       5.620
882135-RL-2   TEXAS A & M UNIV REVS FING SYS                                    1       12/01/2001       6.229
--------------------------------------------------------------------------------------------------------------
      TOTAL TEXAS                                                                XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------
917547-LP-4   UTAH ST BLDG OWNERSHIP AUTH                                       1PE     09/24/2002       3.500
--------------------------------------------------------------------------------------------------------------
      TOTAL UTAH                                                                 XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------
849072-AB-9   SPOKANE WASH DOWNTOWN FNDTN PKG                                   5       05/11/2000       6.854
--------------------------------------------------------------------------------------------------------------
      TOTAL WASHINGTON                                                           XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                        XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue - Issuer
      Obligations                                                                XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                                       XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------
00846U-AB-7   AGILENT TECHNOLOGIES INC                                          2       06/18/2002      2.444
008685-AB-5   AHOLD FIN U S A INC                                               2       10/01/2002      7.253
013817-AG-6   ALCOA INC                                                         1       08/08/2002      4.324
013817-AH-4   ALCOA INC                                                         1       08/08/2002      5.455
018490-AD-4   ALLERGAN INC (zero coupon bond)                                   1       12/31/2002      1.082
02261W-AB-5   ALZA CORP (zero coupon bond)                                      1       01/24/2002      1.303
032511-AP-2   ANADARKO PETE CORP (zero coupon bond)                             2       01/23/2002      2.171
032654-AD-7   ANALOG DEVICES INC                                                2       02/15/2002      6.574
037389-AQ-6   AON CORP                                                          2       11/04/2002      3.500
039483-AN-2   ARCHER DANIELS MIDLAND CO                                         1PE     08/22/2002      6.234
042735-AY-6   ARROW ELECTRS INC (zero coupon bond)                              2       02/05/2002      4.027
065913-AE-5   BANKBOSTON NA                                                     1       03/20/2002      6.032
111021-AE-1   BRITISH TELECOMMUNICATION                                         2       08/22/2002      7.167
120568-AD-2   BUNGE LTD FIN CORP                                                22      12/20/2002      3.710
126408-BJ-l   CSX CORP                                                          2       08/06/2002      2.970
151313-AF-0   CENDANT CORP (zero coupon bond)                                   2       12/12/2002      2.450
184502-AB-8   CLEAR CHANNEL COMMUNICATI                                         2       01/14/2002     (0.408)
22160Q-AC-6   COSTCO COMPANIES INC (zero coupon bond)                           1       02/05/2002     (0.058)
233331-AG-2   DTE ENERGY CO                                                     2PE     08/06/2002      5.585
235851-AF-9   DANAHER CORP DEL (zero coupon bond)                               1       07/03/2002      2.228
26441Y-AD-9   DUKE WEKS REALTY CORP                                             2       01/16/2002      6.830
26613X-AC-5   DUPONT PHOTOMASKS INC (zero coupon bond)                          1       02/07/2002      3.650
268766-BR-2   EOP OPER LTD PARTNERSHIP                                          2       02/06/2002      6.173
318522-AD-1   FIRST AMERN CORP CALIF                                            2       06/18/2002      4.188
319963-AD-6   FIRST DATA CORP                                                   1       06/12/2002     (0.631)
--------------------------------------------------------------------------------------------------------------

                                      E08.4

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------
       1                              2                        3      Interest          6            7             8
                                                                    ------------
                                                                      4       5






     CUSIP                                                          Rate    How     Maturity                    Option
Identification                  Description                    *     of     Paid      Date      Option Date   Call Price
------------------------------------------------------------------------------------------------------------------------
337358-DD-4      FIRST UNION CORP                                   6.950   MN     11/01/2004
345370-CA-6      FORD MTR CO DEL                                    7.450   JJ     07/16/2031
345397-SQ-7      FORD MOTOR CR CO                                   7.500   MS     03/15/2005
370425-RZ-5      GENERAL MTRS ACCEP CORP                            8.000   MN     11/01/2031
428236-AC-7      HEWLETT PACKARD CO (zero coupon bond)                      NONE   10/14/2017
441812-JW-5      HOUSEHOLD FIN CORP                                 6.375   AO     10/15/2011
441812-JY-1      HOUSEHOLD FIN CORP                                 7.000   MN     05/15/2012
459506-AB-7      INTERNATIONAL FLAVORS&FRA                          6.450   MN     05/15/2006
460690-AJ-9      INTERPUBLIC GROUP COS INC                          1.870   JD     06/01/2006
480081-AD-0      JONES APPAREL GROUP INC (zero coupon bond)                 NONE   02/01/2021
492386-AP-2      KERR MCGEE CORP                                    5.250   FA     02/15/2010
530715-AR-2      LIBERTY MEDIA CORP                                 3.250   MS     03/15/2031
56418H-AC-4      MANPOWER INC (zero coupon bond)                            NONE   08/17/2021
583334-AA-5      MEADWESTVACO CORP                                  6.850   AO     04/01/2012
585055-AB-2      MEDTRONIC INC                                      1.250   MS     09/15/2021
59464@-AA-l      MI AGENCY OBLIGATION 50A                                   SEP    09/15/2008
617446-HC-6      MORGAN STANLEY DEAN WITTE                          6.600   AO     04/01/2012
63538W-AA-6      NATL CITY BK PITT MDTMSUB                          7.250   AO     10/21/2011
64605*-AE-5      NJ AGENCY OBLIGATION 19A                                   APR    04/29/2007
64605*-AF-2      NJ AGENCY OBLIGATION 27A                                   OCT    10/20/2007
64605*-AK-1      NJ AGENCY OBLIGATION 43A                                   SEP    09/22/2007
64605*-AM-7      NJ AGENCY OBLIGATION                                       FEB    02/21/2004
64605*-AN-5      NJ AGENCY OBLIGATION 36A                                   OCT    10/11/2005
64605*-AP-0      NJ AGENCY OBLIGATION 42A                                   MAR    03/02/2008
64605*-AQ-8      NJ AGENCY OBLIGATION 44A                                   APR    04/22/2010
64605*-AT-2      NJ AGENCY OBLIGATION 56A                                   FEB    02/21/2004
64605*-AU-9      NJ AGENCY OBLIGATION 52A                                   FEB    02/28/2004
64605*-AV-7      NJ AGENCY OBLIGATION 57A                                   DEC    12/18/2008
64605*-AW-5      NJ AGENCY OBLIGATION 62A                                   MAY    05/12/2005
64605*-AX-3      NJ AGENCY OBLIGATION 65                                    OCT    10/11/2005
64605*-BA-2      NJ AGENCY OBLIGATION 71A                                   JUL    07/20/2008
64605*-BC-8      NJ AGNECY PBLIGATION 97F                                   MAY    05/19/2007
64605*-BD-6      NJ AGENCY OBLIGATION 77A                                   SEP    09/22/2007
64605*-BF-1      NJ AGENCY OBLIGATION 108J                                  FEB    02/13/2005
64605*-BT-1      NJ AGENCY OBLIGATION 1310                                  APR    04/23/2010
64605*-CJ-2      NJ AGENCY OBLIGATION 181A                                  JAN    01/31/2003
64605*-CK-9      NJ AGENCY OBLIGATION 154F                                  JUL    07/18/2004
64605*-CL-7      NJ AGENCY OBLIGATION 153E                                  AUG    08/11/2004
64605*-CY-9      NJ AGENCY OBLIGATION 161R                                  JUL    07/07/2013
64605*-CZ-6      NJ AGENCY OBLIGATION 160R                                  JUL    07/07/2013
64605*-DA-0      NJ AGENCY OBLIGATION 162R                                  JUL    07/07/2013
64605*-DB-8      NJ AGENCY OBLIGATION 163R                                  JUL    07/07/2013
64605*-JP-1      NJ AGENCY OBLIGATION 130H                                  MAR    03/17/2006
64982@-AG-1      NYS AGENCY OBLIGATION 6A                                   JUN    06/15/2004
64982@-AH-9      NYS AGENCY OBLIGATION 7A                                   DEC    12/15/2003
64982@-AM-8      NYS AGENCY OBLIGATION 10B                                  DEC    12/15/2004
64982@-AP-1      NYS AGENCY OBLIGATION 4A                                   DEC    12/15/2003
64982@-BA-3      NYS AGENCY OBLIGATION 28A                                  AUG    08/15/2006
64982@-BB-1      NYS AGENCY OBLIGATION 22A                                  AUG    08/15/2006
64982@-BC-9      NYS AGENCY OBLIGATION 16A                                  MAY    05/15/2008
64982@-BF-2      NYS AGENCY OBLIGATION 23A                                  MAR    03/15/2008
64982@-BG-0      NYS AGENCY OBLIGATION 46A                                  DEC    12/15/2003
64982@-BJ-4      NYS AGENCY OBLIGATION 47A                                  MAY    05/15/2004
64982@-BL-9      NYS AGENCY OBLIGATION 48A                                  SEP    09/15/2005
64982@-BM-7      NYS AGENCY OBLIGATION 59A                                  JAN    01/15/2012
64982@-BW-5      NYS AGENCY OBLIGATION 67A                                  JUN    06/13/2003

---------------------------------------------------------------------------------------------------------------------------
       1                              2                              9            10          11          12         13




                                                                                             Rate
                                                                                             Used
                                                                                              to
                                                              Book/Adjusted                 Obtain
     CUSIP                                                       Carrying         Par        Fair       Fair        Actual
Identification                  Description                       Value          Value       Value      Value        Cost
---------------------------------------------------------------------------------------------------------------------------
337358-DD-4      FIRST UNION CORP                                 998,521        950,000   108.5580   1,031,301   1,022,400
345370-CA-6      FORD MTR CO DEL                                  294,058        335,000    86.9870     291,406     293,903
345397-SQ-7      FORD MOTOR CR CO                                  77,588         75,000   102.0260      76,520      78,242
370425-RZ-5      GENERAL MTRS ACCEP CORP                          181,139        180,000   100.5440     180,979     181,139
428236-AC-7      HEWLETT PACKARD CO (zero coupon bond)          1,560,059      3,500,000    44.1250   1,544,375   1,551,714
441812-JW-5      HOUSEHOLD FIN CORP                               189,211        205,000   104.5510     214,330     188,648
441812-JY-1      HOUSEHOLD FIN CORP                                25,048         25,000   109.5290      27,382      25,048
459506-AB-7      INTERNATIONAL FLAVORS&FRA                        258,612        250,000   108.0170     270,043     259,768
450690-AJ-9      INTERPUBLIC GROUP COS INC                      2,821,250      3,700,000    76.2500   2,821,250   2,924,832
480081-AD-0      JONES APPAREL GROUP INC (zero coupon bond)     3,543,487        500,000    54.8750   3,566,875   3,411,267
492386-AP-2      KERR MCGEE CORP                                2,916,887      2,550,000   104.0000   2,652,000   2,975,035
530715-AR-2      LIBERTY MEDIA CORP                             3,189,146      3,100,000    93.7500   2,906,250   3,192,378
56418H-AC-4      MANPOWER INC (zero coupon bond)                3,262,224      5,300,000    61.0000   3,233,000   3,182,593
583334-AA-5      MEADWESTVACO CORP                                243,466        245,000   110.9630     271,859     243,378
585055-AB-2      MEDTRONIC INC                                  3,557,049      3,400,000   104.7500   3,561,500   3,564,040
59464@-AA-l      MI AGENCY OBLIGATION 50A                         168,127        225,000    78.4790     176,579      76,305
617446-HC-6      MORGAN STANLEY DEAN WITTE                        597,143        600,000   110.8320     664,992     596,976
63538W-AA-6      NATL CITY BK PITT MDTMSUB                      1,547,241      1,450,000   118.0050   1,711,084   1,554,777
64605*-AE-5      NJ AGENCY OBLIGATION 19A                         181,469        225,000    83.8460     188,655      77,050
64605*-AF-2      NJ AGENCY OBLIGATION 27A                         185,491        240,000    80.7720     193,853      81,470
64605*-AK-1      NJ AGENCY OBLIGATION 43A                         199,717        256,429    81.2730     208,408      89,012
64605*-AM-7      NJ AGENCY OBLIGATION                              62,199         66,000    95.2120      62,840      27,605
64605*-AN-5      NJ AGENCY OBLIGATION 36A                          55,917         66,000    87.1920      57,547      24,829
64605*-AP-0      NJ AGENCY OBLIGATION 42A                         181,564        231,000    81.8480     189,070      81,196
64605*-AQ-8      NJ AGENCY OBLIGATION 44A                         618,808        868,000    75.3930     654,419     276,850
64605*-AT-2      NJ AGENCY OBLIGATION 56A                          56,544         60,000    95.2120      57,127      25,820
64605*-AU-9      NJ AGENCY OBLIGATION 52A                          37,629         40,000    95.0700      38,028      17,218
64605*-AV-7      NJ AGENCY OBLIGATION 57A                         211,954        291,000    76.8640     223,677      96,895
64605*-AW-5      NJ AGENCY OBLIGATION 62A                         134,881        153,000    90.0950     137,847      61,767
64605*-AX-3      NJ AGENCY OBLIGATION 65                           77,532         91,500    87.1920      79,781      35,659
64605*-BA-2      NJ AGENCY OBLIGATION 71A                         193,482        252,000    79.4480     200,210      93,387
64605*-BC-8      NJ AGNECY PBLIGATION 97F                         531,159        660,000    83.5040     551,130     251,336
64605*-BD-6      NJ AGENCY OBLIGATION 77A                         112,105        141,036    81.2730     114,624      54,713
64605*-BF-1      NJ AGENCY OBLIGATION 108J                        100,806        111,750    91.8130     102,601      48,221
64605*-BT-1      NJ AGENCY OBLIGATION 1310                        301,708        412,000    75.3760     310,551     157,524
64605*-CJ-2      NJ AGENCY OBLIGATION 181A                        511,036        514,000    99.3890     510,862     299,307
64605*-CK-9      NJ AGENCY OBLIGATION 154F                         64,853         70,000    92.2520      64,577      38,223
64605*-CL-7      NJ AGENCY OBLIGATION 153E                         90,935        100,000    91.7850      91,785      48,870
64605*-CY-9      NJ AGENCY OBLIGATION 161R                         51,098         73,671    66.8890      49,278      31,056
64605*-CZ-6      NJ AGENCY OBLIGATION 160R                         51,098         73,671    66.8890      49,278      31,056
64605*-DA-0      NJ AGENCY OBLIGATION 162R                         50,308         73,671    66.8890      49,278      29,884
64605*-DB-8      NJ AGENCY OBLIGATION 163R                         51,098         73,671    66.8890      49,278      31,056
64605*-JP-1      NJ AGENCY OBLIGATION 130H                        199,186        230,000    87.8120     201,970     104,001
64982@-AG-1      NYS AGENCY OBLIGATION 6A                         108,665        118,700    92.9160     110,292      45,111
64982@-AH-9      NYS AGENCY OBLIGATION 7A                          58,666         64,224    92.7870      59,592      24,159
64982@-AM-8      NYS AGENCY OBLIGATION 10B                        150,704        173,160    89.2760     154,592      62,555
64982@-AP-1      NYS AGENCY OBLIGATION 4A                         134,111        146,788    92.7870     136,201      55,011
64982@-BA-3      NYS AGENCY OBLIGATION 28A                        141,559        190,480    78.3610     149,264      61,666
64982@-BB-1      NYS AGENCY OBLIGATION 22A                        109,557        133,340    85.0320     113,383      47,043
64982@-BC-9      NYS AGENCY OBLIGATION 16A                        123,608        160,715    80.5810     129,506      52,371
64982@-BF-2      NYS AGENCY OBLIGATION 23A                      1,708,004      2,142,870    81.6260   1,749,146     773,065
64982@-BG-0      NYS AGENCY OBLIGATION 46A                        100,232        109,780    92.7870     101,862      44,897
64982@-BJ-4      NYS AGENCY OBLIGATION 47A                         49,402         53,572    93.5230      50,102      22,290
64982@-BL-9      NYS AGENCY OBLIGATION 48A                        152,250        178,425    87.6910     156,463      69,220
64982@-BM-7      NYS AGENCY OBLIGATION 59A                        134,664        200,000    71.7920     143,585      61,727
64982@-BW-5      NYS AGENCY OBLIGATION 67A                         27,429         28,600    96.6070      27,630      12,692
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
       1                              2                                Interest                16           17             18
                                                              --------------------------                               Amount of
                                                                   14             15                                 Interest Due
                                                                                                                      and Accrrued
                                                               Amount Due                                               Dec. 31
                                                               and Accrued                                              Current
                                                               Dec. 31 of                                Increase      Year, on
                                                              Current Year      Gross       Increase    (Decrease)     Bonds in
                                                                on Bonds       Amount      (Decrease)   by Foreign   Default as to
     CUSIP                                                       not in       Received        by         Exchange    Principal or
Identification                  Description                      Default     During Year   Adjustment   Adjustment     Interest
----------------------------------------------------------------------------------------------------------------------------------
337358-DD-4      FIRST UNION CORP                                11,004         66,025       (23,879)
345370-CA-6      FORD MTR CO DEL                                 11,439                          154
345397-SQ-7      FORD MOTOR CR CO                                 1,656          2,813          (654)
370425-RZ-5      GENERAL MTRS ACCEP CORP                          2,400          7,200
428236-AC-7      HEWLETT PACKARD CO (zero coupon bond)                                         8,345
441812-JW-5      HOUSEHOLD FIN CORP                               2,759          6,534           563
441812-JY-1      HOUSEHOLD FIN CORP                                 224            841
459506-AB-7      INTERNATIONAL FLAVORS&FRA                        2,060          8,063        (1,555)
460690-AJ-9      INTERPUBLIC GROUP COS INC                        5,766         69,190      (105,471)
480081-AD-0      JONES APPAREL GROUP INC (zero coupon bond)                                  124,683
492386-AP-2      KERR MCGEE CORP                                 50,575        124,688       (22,445)
530715-AR-2      LIBERTY MEDIA CORP                              29,665        100,750         7,812
56418H-AC-4      MANPOWER INC (zero coupon bond)                                              79,631
583334-AA-5      MEADWESTVACO CORP                                4,196          8,345            88
585055-AB-2      MEDTRONIC INC                                   12,514         42,972        (6,991)
59464@-AA-l      MI AGENCY OBLIGATION 50A-                                                    15,432
617446-HC-6      MORGAN STANLEY DEAN WITTE                        9,900         19,580           167
63538W-AA-6      NATL CITY BK PITT MDTMSUB                       20,441        105,125       (7,536)
64605*-AE-5      NJ AGENCY OBLIGATION 19A                                                     16,892
64605*-AF-2      NJ AGENCY OBLIGATION 27A                                                     17,007
64605*-AK-1      NJ AGENCY OBLIGATION 43A                                                     18,340
64605*-AM-7      NJ AGENCY OBLIGATION                                                          5,694
64605*-AN-5      NJ AGENCY OBLIGATION 36A                                                      5,129
64605*-AP-0      NJ AGENCY OBLIGATION 42A                                                     16,626
64605*-AQ-8      NJ AGENCY OBLIGATION 44A                                                     56,819
64605*-AT-2      NJ AGENCY OBLIGATION 56A                                                      5,176
64605*-AU-9      NJ AGENCY OBLIGATION 52A                                                      3,446
64605*-AV-7      NJ AGENCY OBLIGATION 57A                                                     19,312
64605*-AW-5      NJ AGENCY OBLIGATION 62A                                                     12,402
64605*-AX-3      NJ AGENCY OBLIGATION 65                                                       7,106
64605*-BA-2      NJ AGENCY OBLIGATION 71A                                                     16,980
64605*-BC-8      NJ AGNECY PBLIGATION 97F                                                     48,840
64605*-BD-6      NJ AGENCY OBLIGATION 77A                                                      9,818
64605*-BF-1      NJ AGENCY OBLIGATION 108J                                                     9,217
64605*-BT-1      NJ AGENCY OBLIGATION 1310                                                    25,414
64605*-CJ-2      NJ AGENCY OBLIGATION 181A                                                    36,774
64605*-CK-9      NJ AGENCY OBLIGATION 154F                                                     4,682
64605*-CL-7      NJ AGENCY OBLIGATION 153E                                                     7,669
64605*-CY-9      NJ AGENCY OBLIGATION 161R                                                     3,532
64605*-CZ-6      NJ AGENCY OBLIGATION 160R                                                     3,532
64605*-DA-0      NJ AGENCY OBLIGATION 162R                                                     3,632
64605*-DB-8      NJ AGENCY OBLIGATION 163R                                                     3,532
64605*-JP-1      NJ AGENCY OBLIGATION 130H                                                    16,749
64982@-AG-1      NYS AGENCY OBLIGATION 6A                                                      9,960
64982@-AH-9      NYS AGENCY OBLIGATION 7A                                                      5,323
64982@-AM-8      NYS AGENCY OBLIGATION 10B                                                    13,873
64982@-AP-1      NYS AGENCY OBLIGATION 4A                                                     12,145
64982@-BA-3      NYS AGENCY OBLIGATION 28A                                                    13,070
64982@-BB-1      NYS AGENCY OBLIGATION 22A                                                    10,116
64982@-BC-9      NYS AGENCY OBLIGATION 16A                                                    11,491
64982@-BF-2      NYS AGENCY OBLIGATION 23A                                                   145,257
64982@-BG-0      NYS AGENCY OBLIGATION 46A                                                     9,141
64982@-BJ-4      NYS AGENCY OBLIGATION 47A                                                     4,543
64982@-BL-9      NYS AGENCY OBLIGATION 48A                                                    13,976
64982@-BM-7      NYS AGENCY OBLIGATION 59A                                                    12,273
64982@-BW-5      NYS AGENCY OBLIGATION 67A                                                     2,524
----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
       1                              2                         19         20           21





                                                                                     Effec-
                                                                                      tive
                                                               NAIC                   Rate
     CUSIP                                                    Desig-      Date         of
Identification                  Description                   nation    Acquired    Interest
--------------------------------------------------------------------------------------------
337358-DD-4      FIRST UNION CORP                               1      01/14/2002     4.030
345370-CA-6      FORD MTR CO DEL                                2      09/10/2002     8.605
345397-SQ-7      FORD MOTOR CR CO                               2      05/16/2002     5.809
370425-RZ-5      GENERAL MTRS ACCEP CORP                        2      09/10/2002     7.942
428236-AC-7      HEWLETT PACKARD CO (zero coupon bond)          2      12/03/2002     5.533
441812-JW-5      HOUSEHOLD FIN CORP                             1      07/31/2002     7.592
441812-JY-1      HOUSEHOLD FIN CORP                             1      07/16/2002     6.971
459506-AB-7      INTERNATIONAL FLAVORS&FRA                      2      06/25/2002     5.320
460690-AJ-9      INTERPUBLIC GROUP COS INC                      3      02/06/2002     7.584
480081-AD-0      JONES APPAREL GROUP INC (zero coupon bond)     2      02/06/2002     3.382
492386-AP-2      KERR MCGEE CORP                                2      02/12/2002     2.972
530715-AR-2      LIBERTY MEDIA CORP                             2      01/14/2002     3.091
56418H-AC-4      MANPOWER INC (zero coupon bond)                2      02/07/2002     2.622
583334-AA-5      MEADWESTVACO CORP                              2      03/26/2002     6.943
585055-AB-2      MEDTRONIC INC                                  1      02/13/2002     0.979
59464@-AA-l      MI AGENCY OBLIGATION 50A                       2Z     09/21/1994    10.001
617446-HC-6      MORGAN STANLEY DEAN WITTE                      1      03/27/2002     6.670
63538W-AA-6      NATL CITY BK PITT MDTMSUB                      1      01/14/2002     6.248
64605*-AE-5      NJ AGENCY OBLIGATION 19A                       2Z     02/28/1994    10.168
64605*-AF-2      NJ AGENCY OBLIGATION 27A                       2Z     05/20/1994    10.013
64605*-AK-1      NJ AGENCY OBLIGATION 43A                       2Z     07/15/1994    10.010
64605*-AM-7      NJ AGENCY OBLIGATION                           2Z     06/30/1994    10.018
64605*-AN-5      NJ AGENCY OBLIGATION 36A                       2Z     07/01/1994    10.012
64605*-AP-0      NJ AGENCY OBLIGATION 42A                       2Z     07/27/1994    10.011
64605*-AQ-8      NJ AGENCY OBLIGATION 44A                       2Z     07/28/1994    10.005
64605*-AT-2      NJ AGENCY OBLIGATION 56A                       2Z     10/17/1994    10.017
64605*-AU-9      NJ AGENCY OBLIGATION 52A                       2Z     10/25/1994    10.017
64605*-AV-7      NJ AGENCY OBLIGATION 57A                       2Z     10/17/1994    10.007
64605*-AW-5      NJ AGENCY OBLIGATION 62A                       2Z     10/28/1994    10.011
64605*-AX-3      NJ AGENCY OBLIGATION 65                        2Z     11/11/1994    10.002
64605*-BA-2      NJ AGENCY OBLIGATION 71A                       2Z     12/28/1994     9.508
64605*-BC-8      NJ AGNECY PBLIGATION 97F                       2Z     03/01/1995    10.009
64605*-BD-6      NJ AGENCY OBLIGATION 77A                       2Z     01/30/1995     9.431
64605*-BF-1      NJ AGENCY OBLIGATION 108J                      2Z     04/11/1995    10.013
64605*-BT-1      NJ AGENCY OBLIGATION 1310                      2Z     07/21/1995     9.110
64605*-CJ-2      NJ AGENCY OBLIGATION 181A                      2Z     10/20/1995     7.710
64605*-CK-9      NJ AGENCY OBLIGATION 154F                      2Z     11/21/1995     7.707
64605*-CL-7      NJ AGENCY OBLIGATION 153E                      2Z     11/21/1995     9.111
64605*-CY-9      NJ AGENCY OBLIGATION 161R                      2Z     12/29/1995     7.357
64605*-CZ-6      NJ AGENCY OBLIGATION 160R                      2Z     12/29/1995     7.357
64605*-DA-0      NJ AGENCY OBLIGATION 162R                      2Z     12/29/1995     7.707
64605*-DB-8      NJ AGENCY OBLIGATION 163R                      2Z     12/29/1995     7.357
64605*-JP-1      NJ AGENCY OBLIGATION 130H                      2Z     07/21/1995     9.113
64982@-AG-1      NYS AGENCY OBLIGATION 6A                       2Z     10/21/1993     9.968
64982@-AH-9      NYS AGENCY OBLIGATION 7A                       2Z     08/27/1993     9.958
64982@-AM-8      NYS AGENCY OBLIGATION 10B                      2Z     11/17/1993    10.116
64982@-AP-1      NYS AGENCY OBLIGATION 4A                       2Z     08/05/1993     9.936
64982@-BA-3      NYS AGENCY OBLIGATION 28A                      2Z     05/02/1994    10.053
64982@-BB-1      NYS AGENCY OBLIGATION 22A                      2Z     03/08/1994    10.053
64982@-BC-9      NYS AGENCY OBLIGATION 16A                      2Z     02/11/1994    10.130
64982@-BF-2      NYS AGENCY OBLIGATION 23A                      2Z     01/10/1994     9.227
64982@-BG-0      NYS AGENCY OBLIGATION 46A                      2Z     08/02/1994    10.013
64982@-BJ-4      NYS AGENCY OBLIGATION 47A                      2Z     09/02/1994    10.011
64982@-BL-9      NYS AGENCY OBLIGATION 48A                      2Z     09/28/1994    10.002
64982@-BM-7      NYS AGENCY OBLIGATION 59A                      2Z     10/28/1994    10.010
64982@-BW-5      NYS AGENCY OBLIGATION 67A                      2Z     12/08/1994    10.013
--------------------------------------------------------------------------------------------

                                      E08.5

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 1

         Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------
       1                              2                         3      Interest         6             7             8
                                                                     ------------
                                                                       4       5






     CUSIP                                                           Rate    How     Maturity                    Option
Identification                  Description                     *     of     Paid      Date      Option Date   Call Price
-------------------------------------------------------------------------------------------------------------------------
64982@-BX-3      NYS AGENCY OBLIGATION 72A                                   AUG    08/15/2006
64982@-BY-1      NYS AGENCY OBLIGATION 69A                                   SEP    09/15/2011
64982@-CB-0      NYS AGENCY OBLIGATION 99K                                   DEC    12/15/2008
64982@-CC-8      NYS AGENCY OBLIGATION 1021                                  MAY    05/15/2013
652482-AX-8      NEWS AMER INC                                       7.625   MN     11/30/2028
655844-AF-5      NORFOLK SOUTHERN CORP                               7.050   MN     05/01/2037
69344M-AE-1      PMI GROUP INC                                       2.500   JJ     07/15/2021
73755L-AB-3      POTASH CORP SASK INC                                7.750   MN     05/31/2011
743263-AE-5      PROGRESS ENERGY INC                                 7.750   MS     03/01/2031
760759-AC-4      REPUBLIC SVCS INC                                   6.750   FA     08/15/2011
783890-AF-3      SCI SYSTEMS INC                                     3.000   MS     03/15/2007
861012-AB-8      ST MICRO ELECTRONICS N V (zero coupon bond)                 NONE   09/22/2009
88163V-AB-5      TEVA PHARMACEUTICAL FIN L                           1.500   AO     10/15/2005
883556-AH-5      THERMO ELECTRON CORP                                4.000   JJ     01/15/2005
887364-AE-7      TIMES MIRROR CO NEW (zero coupon bond)                      NONE   04/15/2017
893830-AD-l      TRANSOCEAN SEDCO RIG                                1.500   MN     05/15/2021
902124-AC-0      TYCO INTL LTD NEW (zero coupon bond)                        NONE   11/17/2020
90331H-BP-7      US BK NATL ASSN MINNEAPOL                           5.625   MN     11/30/2005
913903-AL-4      UNIVERSAL HLTH SVCS INC                             0.426   JD     06/23/2020
925524-AS-9      VIACOM INC                                          5.625   MN     05/01/2007
94975C-AE-7      WELLS FARGO FINL INC                                5.450   MN     05/03/2004
987425-AC-9      YOUNG & RUBICAM INC                                 3.000   JJ     01/15/2005
U74078-AE-3      NESLTE HLDGS INC                                    3.000   MN     05/09/2005
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
OTHERS
-------------------------------------------------------------------------------------------------------------------------
638539-AG-1      NATIONAL WESTMINSTER BK P                           7.750   AO     04/29/2049
701808-4A-2      HUTCHISON WHAMPOA LTD                               2.000   JJ     01/12/2004
82481U-AB-5      SHIRE FIN LTD                                       2.000   FA     08/21/2011
G03764-AA-8      ANGLO AMERICAN                                      3.375   AO     04/17/2007
G86220-AB-9      SWISS LIFE FINANCE                                  2.000   MN     05/20/2005
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL OTHERS
-------------------------------------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial Misc. - Issuer Obligations
-------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT 2001-A6                               5.650   JD     06/15/2008
17305E-AS-4      CITIBANK CCMT 2001-A8                               4.100   JD     12/07/2006
17305E-BB-0      CITIBANK CCMT 2002-A5                               1.450   MJSD   09/15/2007
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial Misc. - Single Class
             Mortgage-Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
16151R-AX-1      CHASE CC MASTER TRUST 200                           5.500   MTLY   11/15/2008   11/01/2008      100.000
161581-BW-2      CHASE MAN AUTO OWNER TR 2                           2.440   MTLY   06/15/2004
161581-BY-8      CHASE MAN AUTO OWNER TR 2                           3.800   MTLY   05/15/2008
33901H-BA-0      FLEET CREDIT CD MT 2001-C                           3.860   MTLY   03/15/2007
55264T-AQ-4      MBNA MASTER CC TR II 2002                           4.950   MTLY   06/15/2009
55264T-AZ-4      MBNA MASTER CC TR II 2002                           3.900   MTLY   11/15/2007
617059-DE-7      JP MORGAN COM MTG PTC 199                           7.088   MTLY   09/15/2029   09/01/2029      100.000
61745M-KY-8      MORGAN STANLEY CAP I 1999                           6.710   MTLY   12/15/2031   12/01/2031      100.000
61745M-NE-9      MORGAN STANLEY CAP I 1999                           7.020   MTLY   03/15/2032   03/01/2032      100.000
61745W-ES-5      MORGAN STANLEY CAP I 2001                           6.400   MTLY   02/01/2031
65473L-AC-8      NISSAN AUTO RECV GR TR 20                           2.600   MTLY   08/15/2006
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial Misc. - Defined Multi -
             Class Commercial Mortgage-Backed Securities

----------------------------------------------------------------------------------------------------------------------------------
       1                              2                                9            10           11          12             13




                                                                                                Rate
                                                                                                Used
                                                                                                 to
                                                                Book/Adjusted                  Obtain
     CUSIP                                                         Carrying         Par         Fair        Fair          Actual
Identification                  Description                         Value          Value        Value       Value          Cost
----------------------------------------------------------------------------------------------------------------------------------
64982@-BX-3      NYS AGENCY OBLIGATION 72A                           117,387        142,860    85.0320       121,478        54,480
64982@-BY-1      NYS AGENCY OBLIGATION 69A                           329,294        500,040    70.5540       352,799       152,876
64982@-CB-0      NYS AGENCY OBLIGATION 99K                           266,927        357,150    76.9160       274,706       134,591
64982@-CC-8      NYS AGENCY OBLIGATION 1021                          135,453        241,072    61.9030       149,231        64,329
652482-AX-8      NEWS AMER INC                                       997,864      1,000,000   102.1010     1,021,010       997,700
655844-AF-5      NORFOLK SOUTHERN CORP                               777,372        700,000   112.1970       785,379       777,490
69344M-AE-1      PMI GROUP INC                                     1,445,787      1,350,000   106.8750     1,442,813     1,449,563
73755L-AB-3      POTASH CORP SASK INC                                376,271        350,000   116.5770       408,020       377,734
743263-AE-5      PROGRESS ENERGY INC                                 618,162        550,000   113.6530       625,092       618,855
760759-AC-4      REPUBLIC SVCS INC                                   392,458        375,000   109.3330       409,999       393,045
783890-AF-3      SCI SYSTEMS INC                                   3,242,531      4,575,000    70.8750     3,242,531     3,694,766
861012-AB-8      ST MICRO ELECTRONICS N V (zero coupon bond)       3,296,812      3,500,000    67.0000     2,345,000     3,293,485
88163V-AB-5      TEVA PHARMACEUTICAL FIN L                         4,404,801      4,300,000   107.0000     4,601,000     4,450,208
883556-AH-5      THERMO ELECTRON CORP                              2,515,902      2,600,000    98.0000     2,548,000     2,494,500
887364-AE-7      TIMES MIRROR CO NEW (zero coupon bond)            2,871,057      4,700,000    68.3750     3,213,625     2,766,029
893830-AD-l      TRANSOCEAN SEDCO RIG                              1,969,861      2,200,000    91.8750     2,021,250     1,958,000
902124-AC-0      TYCO INTL LTD NEW (zero coupon bond)              1,432,500      2,000,000    71.6250     1,432,500     1,460,312
90331H-BP-7      US BK NATL ASSN MINNEAPOL                           535,260        525,000   108.2080       568,093       537,810
913903-AL-4      UNIVERSAL HLTH SVCS INC                           2,160,972      3,600,000    63.5000     2,286,000     2,104,481
925524-AS-9      VIACOM INC                                          474,370        475,000   109.1570       518,496       474,278
94975C-AE-7      WELLS FARGO FINL INC                                284,142        275,000   104.6320       287,738       286,891
987425-AC-9      YOUNG & RUBICAM INC                               3,948,281      4,100,000    95.0000     3,895,000     3,867,375
U74078-AE-3      NESLTE HLDGS INC                                  3,133,229      2,950,000   111.7500     3,296,625     3,217,188
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                             108,281,505    130,310,174        XXX   107,059,932   103,984,225
----------------------------------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------------------------------
638539-AG-1      NATIONAL WESTMINSTER BK P                           993,555        900 000   113.8990     1,025,091       993,555
701808-4A-2      HUTCHISON WHAMPOA LTD                             3,895,992      4,000,000    99.0840     3,963,360     3,825,000
82481U-AB-5      SHIRE FIN LTD                                     3,548,361      3,600,000    91.6250     3,298,500     3,543,135
G03764-AA-8      ANGLO AMERICAN                                    3,420,034      3,500,000   100.0810     3,502,835     3,418,125
686220-AB-9      SWISS LIFE FINANCE                                2,773,497      2,700,000   104.7500     2,828,250     2,809,563
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OTHERS                                     14,631,439     14,700,000        XXX    14,618,036    14,589,377
----------------------------------------------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial Misc. - Issuer Obligations    122,912,944    145,010,174        XXX   121,627,968   118,573,682
----------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT 2001-A6                               608 366        600 000   109.2140       655 284       609 000
17305E-AS-4      CITIBANK CCMT 2001-A8                               608 397        615 000   104.0410       639 852       607 697
17305E-BB-0      CITIBANK CCMT 2002-A5                             1,040,000      1,040,000    99.9520     1,039,501     1,040,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                               2,256,763      2,255,000        XXX     2,324,637     2,256,697
----------------------------------------------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial Misc. - Single Class
             Mortgage-Backed/Asset-Backed Securities               2,256,763      2,255,000        XXX     2,324,637     2,256,697
----------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
16151R-AX-1      CHASE CC MASTER TRUST 200                           272,069        269,000   108.8460       292,796       272,426
161581-BW-2      CHASE MAN AUTO OWNER TR 2                            98,946         38,824   100.1260        98,949        98,983
161581-BY-8      CHASE MAN AUTO OWNER TR 2                            99,983        100,000   103.5300       103,530        99,979
33901H-BA-0      FLEET CREDIT CD MT 2001-C                           296,530        300,000   103.3000       309,900       295,969
55264T-AQ-4      MBNA MASTER CC TR II 2002                           976,328        975,000   106.8520     1,041,807       976,447
55264T-AZ-4      MBNA MASTER CC TR II 2002                           424,787        425,000   103.8000       441,150       424,762
617059-DE-7      JP MORGAN COM MTG PTC 199                           105,268        100,000   113.1730       113,174       105,363
61745M-KY-8      MORGAN STANLEY CAP I 1999                           271,002        250,000   113.3400       283,350       271,211
61745W-NE-9      MORGAN STANLEY CAP I 1999                           136,047        125,000   115.3610       144,202       136,167
61745M-ES-5      MORGAN STANLEY CAP I 2001                           233,031        224,253   109.7370       246,091       233,215
65473L-AC-8      NISSAN AUTO RECV GR TR 20                           499,984        500,000   101.2230       506,115       499,982
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                               3,413,975      3,367,078        XXX     3,581,064     3,414,504
----------------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial Misc. - Defined Multi -
             Class Commercial Mortgage-Backed Securities           3,413,975      3,367,078        XXX     3,581,064     3,414,504
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       1                              2                                  Interest                16           17             18
                                                                --------------------------                               Amount of
                                                                     14            15                                  Interest Due
                                                                                                                        and Accured
                                                                 Amount Due                                               Dec. 31
                                                                 and Accrued                                              Current
                                                                 Dec. 31 of                                Increase      Year, on
                                                                Current Year      Gross       Increase    (Decrease)     Bonds in
                                                                  on Bonds       Amount      (Decrease)   by Foreign   Default as to
     CUSIP                                                         not in       Received        by         Exchange    Principal or
Identification                  Description                        Default     During Year   Adjustment   Adjustment     Interest
------------------------------------------------------------------------------------------------------------------------------------
64982@-BX-3      NYS AGENCY OBLIGATION 72A                                                      10,835
64982@-BY-1      NYS AGENCY OBLIGATION 69A                                                      30,249
64982@-CB-0      NYS AGENCY OBLIGATION 99K                                                      22,416
64982@-CC-8      NYS AGENCY OBLIGATION 1021                                                     12,450
652482-AX-8      NEWS AMER INC                                      6,566          76,250          164
655844-AF-5      NORFOLK SOUTHERN CORP                              8,225          24,675         (118)
69344M-AE-1      PMI GROUP INC                                     15,563          16,875       (3,775)
73755L-AB-3      POTASH CORP SASK INC                               2,336          27,125       (1,463)
743263-AE-5      PROGRESS ENERGY INC                               14,208          42,625         (693)
760759-AC-4      REPUBLIC SVCS INC                                  9,563          12,656         (587)
783890-AF-3      SCI SYSTEMS INC                                   40,413         137,250     (470,239)
861012-AB-8      ST MICRO ELECTRONICS N V (zero coupon bond)                                     2,349
88163V-AB-5      TEVA PHARMACEUTICAL FIN L                         13,617          64,500      (30,334)
883556-AH-5      THERMO ELECTRON CORP                              47,956          52,000       21,402
887364-AE-7      TIMES MIRROR CO NEW (zero coupon bond)                                        212,728
893830-AD-l      TRANSOCEAN SEDCO RIG                               4,217          33,000       10,206
902124-AC-0      TYCO INTL LTD NEW (zero coupon bond)                                          (27,812)
90331H-BP-7      US BK NATL ASSN MINNEAPOL                          2,543          29,531       (2,550)
913903-AL-4      UNIVERSAL HLTH SVCS INC                              341          14,271       56,491
925524-AS-9      VIACOM INC                                         4,453          13,805           92
94975C-AE-7      WELLS FARGO FINL INC                               2,415           7,494       (2,749)
987425-AC-9      YOUNG & RUBICAM INC                               56,717          90,000       66,412
U74078-AE-3      NESLTE HLDGS INC                                  12,783          88,500      (74,196)
------------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                              561,771       1,945,275    1,088,905
------------------------------------------------------------------------------------------------------------------------------------
OTHERS
------------------------------------------------------------------------------------------------------------------------------------
638539-AG-1      NATIONAL WESTMINSTER BK P                         14,531          34,875
701808-4A-2      HUTCHISON WHAMPOA LTD                             37,556          40,000       70,992
82481U-AB-5      SHIRE FIN LTD                                     26,000          72,000       73,860
G03764-AA-8      ANGLO AMERICAN                                    24,281          59,063        1,909
G86220-AB-9      SWISS LIFE FINANCE                                 6,150          54,000      (20,753)
------------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OTHERS                                     108,518         259,938      126,008
------------------------------------------------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial Misc. - Issuer Obligations     670,289       2,205,213    1,214,913
------------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT 2001-A6                              1,507          33,900         (634)
17305E-AS-4      CITIBANK CCMT 2001-A8                              1,681          25,215          700
17305E-BB-0      CITIBANK CCMT 2002-A5                                670           4,675
------------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                3,858          63,790           66
------------------------------------------------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial Misc. - Single Class
             Mortgage-Backed/Asset-Backed Securities                3,858          63,790           66
------------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
16151R-AX-1      CHASE CC MASTER TRUST 200                          1,233          11,096         (357)
161581-BW-2      CHASE MAN AUTO OWNER TR 2                            107           1,005         (194)
161581-BY-8      CHASE MAN AUTO OWNER TR 2                            169           3,800            2
33901H-BA-0      FLEET CREDIT CD MT 2001-C                            515           8,685          562
55264T-AQ-4      MBNA MASTER CC TR II 2002                          2,145          28,153         (120)
55264T-AZ-4      MBNA MASTER CC TR II 2002                            737           7,781           26
617059-DE-7      JP MORGAN COM MTG PTC 199                            591           5,316          (95)
61745M-KY-8      MORGAN STANLEY CAP I 1999                          1,398           6,990         (209)
61745M-NE-9      MORGAN STANLEY CAP I 1999                            731           4,388         (120)
61745W-ES-5      MORGAN STANLEY CAP I 2001                          1,196          13,160         (607)
65473L-AC-8      NISSAN AUTO RECV GR TR 20                            578           4,225            2
------------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                9,399          94,598       (1,111)
------------------------------------------------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial, Misc - Defined Multi -
             Class Commercial Mortgage-Backed Securities            9,399          94,598       (1,111)
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
       1                              2                           19         20           21





                                                                                       Effec-
                                                                                        tive
                                                                 NAIC                   Rate
     CUSIP                                                      Desig-      Date         of
Identification                  Description                     nation    Acquired    Interest
----------------------------------------------------------------------------------------------
64982@-BX-3      NYS AGENCY OBLIGATION 72A                        27     12/29/1994    10.049
64982@-BY-1      NYS AGENCY OBLIGATION 69A                        27     12/19/1994    10.010
64982@-CB-0      NYS AGENCY OBLIGATION 99K                        27     03/06/1995     9.149
64982@-CC-8      NYS AGENCY OBLIGATION 1021                       27     03/14/1995    10.006
652482-AX-8      NEWS AMER INC                                    2      01/15/2002     7.644
655844-AF-5      NORFOLK SOUTHERN CORP                            2      09/12/2002     6.263
69344M-AE-1      PMI GROUP INC                                    1      02/05/2002     2.039
73755L-AB-3      POTASH CORP SASK INC                             2      04/23/2002     6.574
743263-AE-5      PROGRESS ENERGY INC                              2      01/16/2002     6.760
760759-AC-4      REPUBLIC SVCS INC                                2      08/08/2002     6.049
783890-AF-3      SCI SYSTEMS INC                                  4      02/13/2002     7.457
861012-AB-8      ST MICRO ELECTRONICS N V (zero coupon bond)      2      12/30/2002     0.860
88163V-AB-5      TEVA PHARMACEUTICAL FIN L                        2      02/07/2002     0.613
883556-AH-5      THERMO ELECTRON CORP                             2      06/07/2002     5.703
887364-AE-7      TIMES MIRROR CO NEW (zero coupon bond)           2      02/06/2002     3.475
893830-AD-l      TRANSOCEAN SEDCO RIG                             2      10/26/2001     2.195
902124-AC-0      TYCO INTL LTD NEW (zero coupon bond)             3      12/31/2002     1.768
90331H-BP-7      US BK NATL ASSN MINNEAPOL                        1      03/06/2002     4.897
913903-AL-4      UNIVERSAL HLTH SVCS INC                          2      07/23/2002     3.503
925524-AS-9      VIACOM INC                                       1      04/18/2002     5.660
94975C-AE-7      WELLS FARGO FINL INC                             1PE    07/30/2002     2.899
987425-AC-9      YOUNG & RUBICAM INC                              2      02/15/2002     4.925
U74078-AE-3      NESLTE HLDGS INC                                 1PE    01/24/2002     0.345
----------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                              XXX           XXX       XXX
----------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------
638539-AG-L      NATIONAL WESTMINSTER BK P                        1      07/17/2002     6.992
701808-4A-2      HUTCHISON WHAMPOA LTD                            1Z     04/03/2002     4.613
82481U-AB-5      SHIRE FIN LTD                                    2      01/22/2002     2.180
G03764-AA-8      ANGLO AMERICAN                                   1Z     10/10/2002     3.939
----------------------------------------------------------------------------------------------
G86220-AB-9      SWISS LIFE FINANCE                               1      02/07/2002     0.845
----------------------------------------------------------------------------------------------
                 TOTAL OTHERS                                     XXX           XXX       XXX
----------------------------------------------------------------------------------------------
3999999 - Total Bonds - Industrial Misc. - Issuer Obligations
----------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
----------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT 2001-A6                            1      03/21/2002     5.145
17305E-AS-4      CITIBANK CCMT 2001-A8                            1      03/27/2002     4.615
17305E-BB-0      CITIBANK CCMT 2002-A5                            2Z     09/12/2002     1.450
----------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                              XXX           XXX       XXX
----------------------------------------------------------------------------------------------
4099999 - Total Bonds - Industrial Misc. - Single Class
             Mortgage-Backed/Asset-Backed Securities              XXX           XXX       XXX
----------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
----------------------------------------------------------------------------------------------
16151R-AX-1      CHASE CC MASTER TRUST 200                        1      03/21/2002     5.088
161581-BW-2      CHASE MAN AUTO OWNER TR 2                        1      07/10/2002     2.278
161581-BY-8      CHASE MAN AUTO OWNER TR 2                        1      10/30/2001     3.807
33901H-BA-0      FLEET CREDIT CD MT 2001-C                        1      03/27/2002     4.429
55264T-AQ-4      MBNA MASTER CC TR II 2002                        1      05/10/2002     4.905
55264T-AZ-4      MBNA MASTER CC TR II 2002                        1      06/18/2002     3.921
617059-DE-7      JP MORGAN COM MTG PTC 199                        1      03/18/2002     6.542
61745M-KY-8      MORGAN STANLEY CAP I 1999                        1      07/10/2002     5.921
61745M-NE-9      MORGAN STANLEY CAP I 1999                        1      06/18/2002     6.181
61745W-ES-5      MORGAN STANLEY CAP I 2001                        1      01/18/2002     6.017
65473L-AC-8      NISSAN AUTO RECV GR TR 20                        1      08/08/2002     2.602
----------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                              XXX           XXX       XXX
----------------------------------------------------------------------------------------------
4399999 - Total Bonds - Industrial, Misc - Defined Multi -
             Class Commercial Mortgage-Backed Securities          XXX           XXX       XXX
----------------------------------------------------------------------------------------------

                                      E08.6

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                             SCHEDULE D - PART 1

         Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------------
      1                              2                       3     Interest         6            7            8              9
                                                                 ------------
                                                                   4      5






                                                                                                                       Book/Adjusted
     CUSIP                                                       Rate    How     Maturity      Option       Option        Carrying
Identification                  Description                  *    of     Paid      Date         Date      Call Price        Value
------------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF. UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
161505-BP-6   CHASE COMMERCIAL MTG SECS                          6.600   MTLY   12/19/2029   12/01/2029     100.000          55,889
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                                                    55,889
------------------------------------------------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. - Other
                Multi-Class Commercial Mortgage-Backed/
                Asset-Backed Securities                                                                                      55,889
------------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States
------------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other Countries
------------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                                                 128,639,571
------------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                                                 492,336,596
------------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-Backed/Asset-
                Backed Securities                                                                                        54,705,239
------------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential
                Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential
                Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial
                Mortgage-Backed Securities                                                                                3,413,975
------------------------------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class Commercial
                Mortgage-Backed Securities                                                                                   55,889
------------------------------------------------------------------------------------------------------------------------------------
   6099999 Totals                                                                                                       550,511,699
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

      1                              2                           10           11           12           13





                                                                             Rate
                                                                             Used
                                                                              to
                                                                            Obtain
     CUSIP                                                       Par         Fair        Fair         Actual
Identification                  Description                     Value        Value       Value         Cost
---------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF. UNITED STATES
---------------------------------------------------------------------------------------------------------------
161505-BP-6   CHASE COMMERCIAL MTG SECS                           50,000   111,4700        55,735        55,922
---------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                         50,000        XXX        55,735        55,922
---------------------------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. - Other
                Multi-Class Commercial Mortgage-Backed/
                Asset-Backed Securities                           50,000        XXX        55,735        55,922
---------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States                        XXX
---------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other Countries                      XXX
---------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds      150,682,251        XXX   127,649,404   124,300,725
---------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                      505,331,403        XXX   510,292,780   488,323,216
---------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-Backed/Asset-
                Backed Securities                             53,245,394        XXX    55,641,292    54,711,749
---------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential
                Mortgage-Backed Securities                                      XXX
---------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential
                Mortgage-Backed Securities                                      XXX
---------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial
                Mortgage-Backed Securities                     3,367,078        XXX     3,581,064     3,414,504
---------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class Commercial
                Mortgage-Backed Securities                        50,000        XXX        55,735        55,922
---------------------------------------------------------------------------------------------------------------
   6099999 Totals                                            561,993,875        XXX   569,570,871   546,505,390
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
      1                              2                                Interest                16           17            18
                                                             --------------------------
                                                                  14            15
                                                                                                                      Amount of
                                                                                                                    Interest Due
                                                                                                                    and Accrued
                                                              Amount Due                                               Dec. 31
                                                             and Accrued                                               Current
                                                              Dec. 31 of                                Increase      Year, on
                                                             Current Year     Gross        Increase    (Decrease)     Bonds in
                                                               on Bonds       Amount      (Decrease)   by Foreign   Default as to
     CUSIP                                                      not in       Received         by        Exchange     Principal or
Identification                  Description                    Default      During Year   Adjustment   Adjustment     Interest
---------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF. UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
161505-BP-6   CHASE COMMERCIAL MTG SECS                              275            550          (33)
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                            275            550          (33)
---------------------------------------------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. - Other
                Multi-Class Commercial Mortgage-Backed/
                Asset-Backed Securities                              275            550          (33)
---------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States                                     (47,473)
---------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other Countries                                    77,120
---------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds          683,821      2,364,150    1,213,835
---------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                        6,434,520     13,299,367      780,744     711,136
---------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-Backed/Asset-
                Backed Securities                                259,798      1,296,428      (48,963)
---------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential
                Mortgage-Backed Securities
---------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential
                Mortgage-Backed Securities
---------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial
                Mortgage-Backed Securities                         9,399         94,598       (1,111)
---------------------------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class Commercial
                Mortgage-Backed Securities                           275            550          (33)
---------------------------------------------------------------------------------------------------------------------------------
   6099999 Totals                                              6,703,992     14,690,943      730,638     711,136
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
      1                              2                         19         20          21




                                                                                   Interest
                                                                                    Effec-
                                                                                     tive
                                                                                     Rate
                                                              NAIC                    of
     CUSIP                                                   Desig-      Date        In-
Identification                  Description                  nation    Acquired     terest
-------------------------------------------------------------------------------------------
MULTI-COMM. DEF. UNITED STATES
-------------------------------------------------------------------------------------------
161505-BP-6   CHASE COMMERCIAL MTG SECS                          1    10/07/2002     5.479
-------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                      XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. - Other
                Multi-Class Commercial Mortgage-Backed/
                Asset-Backed Securities                        XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States       XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other Countries     XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds        XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                        XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-Backed/Asset-
                Backed Securities                              XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential
                Mortgage-Backed Securities                     XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential
                Mortgage-Backed Securities                     XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial
                Mortgage-Backed Securities                     XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class Commercial
                Mortgage-Backed Securities                     XXX           XXX       XXX
-------------------------------------------------------------------------------------------
   6099999 Totals                                              XXX           XXX       XXX
-------------------------------------------------------------------------------------------

                                      E08.7

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         SCHEDULE D - PART 2 - SECTION 1

         Showing all PREFERRED STOCKS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------
       1                            2                           3            4          5             6             7
                                                                                                                Rate Per
                                                                                                                 Share
                                                                                                                Used to
                                                                                      Rate                       Obtain
     CUSIP                                                  Number of    Par Value     Per      Book/Adjusted     Fair
Identification                 Description                   Shares      Per Share    Share    Carrying Value    Value
------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------
004408-20-9   ACE LTD                                       19,850.000      50.00                 1,195,566       60.230
071813-40-6   BAXTER INTL INC                               25,675.000      50.00                 1,285,856       50.100
25746U-20-8   DOMINION RES INC VA NEW                       38,000.000      50.00                 2,059,220       54.190
268939-40-2   EVI INC                                       85,000.000      50.00                 4,356,250       51.250
29477Q-20-4   EQUITY SECURITIES TR II                       25,000.000      22.50                   502,250       20.090
302181-20-1   EXPRESS SCRIPTS AUTO EXCH                     25,000.000      69.00     86.000      2,150,000       86.000
345395-20-6   FORD MTR CO CAP TR II                         27,000.000      50.00     40.850      1,102,950       40.850
666807-40-9   NORTHROP GRUMMAN CORP                         21,500.000     100.00                 2,350,717      107.740
717265-50-8   PHELPS DODGE CORP                             20,000.000     100.00     85.400      1,708,000       85.400
78412D-30-7   SEMCO ENERGY INC                              41,000.000      10.00                   427,350        5.360
828806-40-6   SIMON PPTY GROUP INC NEW                      31,500.000     100.00                 2,929,500       93.000
852061-60-5   SPRINT CORP                                  150,000.000      25.00                 1,096,500        7.310
879868-20-6   TEMPLE INLAND INC                             50,000.000      50.00                 2,579,500       45.390
892335-20-9   TOYS R US INC                                 25,000.000      50.00                   841,250       33.650
------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                                        24,584,908          XXX
------------------------------------------------------------------------------------------------------------------------
   6399999 - Total - Preferred Stock - Industrial, Misc.                                         24,584,908          XXX
------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------
   6599999 Total - Preferred Stocks                                                               24,584,908         XXX
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
       1                            2                           8            9                   DIVIDENDS                 12
                                                                                      ------------------------------
                                                                                           10               11

                                                                                                                        Increase
                                                                                                                       (Decrease)
     CUSIP                                                                            Declared but   Amount Received       by
Identification                 Description                 Fair Value   Actual Cost      Unpaid        During Year     Adjustment
---------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
004408-20-9   ACE LTD                                       1,195,566     1,456,891                        81,881        (426,179)
071813-40-6   BAXTER INTL INC                               1,286,318     1,285,856
25746U-20-8   DOMINION RES INC VA NEW                       2,059,220     2,282,542       24,568          180,500        (203,480)
268939-40-2   EVI INC                                       4,356,250     4,116,898                       190,625         269,977
29477Q-20-4   EQUITY SECURITIES TR II                         502,250       562,500                        31,938         (60,250)
302181-20-1   EXPRESS SCRIPTS AUTO EXCH                     2,150,000     2,466,500       16,435           90,563        (316,500)
345395-20-6   FORD MTR CO CAP TR II                         1,102,950     1,350,000       18,525           62,156        (247,050)
666807-40-9   NORTHROP GRUMMAN CORP                         2,316,410     2,350,717       17,500          153,710
717265-50-8   PHELPS DODGE CORP                             1,708,000     2,071,400                        33,750        (363,400)
78412D-30-7   SEMCO ENERGY INC                                219,760       427,350        6,264           45,100          54,950
828806-40-6   SIMON PPTY GROUP INC NEW                      2,929,500     2,593,450       51,188          204,750         291,800
852061-60-5  SPRINT CORP                                    1,096,500     1,205,550       32,656           66,795        (109,050)
879868-20-6   TEMPLE INLAND INC                             2,269,500     2,579,500                       102,083
892335-20-9   TOYS R US INC                                   841,250     1,250,000                        36,450        (408,750)
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                  24,033,473    25,999,253      167,136        1,280,301      (1,517,932)
---------------------------------------------------------------------------------------------------------------------------------
   6399999 - Total - Preferred Stock - Industrial, Misc.   24,033,473    25,999,253      167,136        1,280,301      (1,517,932)
---------------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
   6599999 Total - Preferred Stocks                        24,033,473    25,999,253      167,136        1,280,301      (1,517,932)
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
       1                            2                             13            14         15


                                                               Increase
                                                            (Decrease) by      NAIC
     CUSIP                                                 Foreign Exchange   Desig-      Date
Identification                 Description                    Adjustment      nation    Acquired
-------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-------------------------------------------------------------------------------------------------
004408-20-9   ACE LTD                                                           P2L    08/03/2001
071813-40-6   BAXTER INTL INC                                                  P1LZ    12/20/2002
25746U-20-8   DOMINION RES INC VA NEW                                           P2L    01/14/2002
268939-40-2   EVI INC                                                           P2U    03/25/2002
29477Q-20-4   EQUITY SECURITIES TR II                                          P1LZ    12/12/2001
302181-20-1   EXPRESS SCRIPTS AUTO EXCH                                        RP3L    03/26/2002
345395-20-6   FORD MTR CO CAP TR II                                            RP3L    01/24/2002
666807-40-9   NORTHROP GRUMMAN CORP                                             P1L    02/06/2002
717265-50-8   PHELPS DODGE CORP                                                 P3U    07/02/2002
78412D-30-7   SEMCO ENERGY INC                                                  P2L    12/31/2001
828806-40-6   SIMON PPTY GROUP INC NEW                                          P2L    02/15/2002
852061-60-5   SPRINT CORP                                                       P2L    08/26/2002
879868-20-6   TEMPLE INLAND INC                                                 P2L    05/07/2002
892335-20-9   TOYS R US INC                                                     P2A    05/21/2002
-------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                       XXX       XXX
-------------------------------------------------------------------------------------------------
   6399999 - Total - Preferred Stock - Industrial, Misc.                        XXX       XXX
-------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------
   6599999 Total - Preferred Stocks                                             XXX       XXX
-------------------------------------------------------------------------------------------------

                                       E09

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         SCHEDULE D - PART 2 - SECTION 2

           Showing all COMMON STOCKS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------
       1                           2                            3                 4                5              6

-----------------------------------------------------------------------------------------------------------------------

                                                                                            Rate Per Share
     CUSIP                                                                 Book/Adjusted    Used to Obtain
Identification               Description                Number of Shares   Carrying Value     Fair Value     Fair Value
-----------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
742651-10-2   PRIVATE EXPT FDG CORP                            212.000        1,153,246        5,439.840      1,153,246
-----------------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                     1,153,246           XXX         1,153,246
-----------------------------------------------------------------------------------------------------------------------
   6899999 - Total - Common Stock - Industrial, Misc.                         1,153,246           XXX         1,153,246
-----------------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
-----------------------------------------------------------------------------------------------------------------------
22222#-10-2   ASSET RECOVERY SOLUTIONS GROUP INC               300.000            3,000           10.000          3,000
92051#-10-1   VAN AMERICAN                                 119,688.000                1                               1
-----------------------------------------------------------------------------------------------------------------------
   6999999 - Total - Common Stock - Parent,
                Subsidiaries, Affiliates                                          3,001           XXX             3,001
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
   7099999 Total - Common Stocks                                              1,156,247           XXX         1,156,247
-----------------------------------------------------------------------------------------------------------------------
   7199999 Total - Preferred and Common Stocks                               25,741,155           XXX        25,189,720
-----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
       1                           2                         7                 Dividends                 10
                                                                      --------------------------
                                                                         8              9

                                                                      Declared                        Increase
     CUSIP                                                              but      Amount Received   (Decrease) by
Identification               Description                Actual Cost    Unpaid      During Year       Adjustment
----------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------------
742651-10-2   PRIVATE EXPT FDG CORP                         497,560                    15,900            44,425
----------------------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                   497,560                    15,900            44,425
----------------------------------------------------------------------------------------------------------------
   6899999 - Total - Common Stock - Industrial, Misc.       497,560                    15,900            44,425
----------------------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
----------------------------------------------------------------------------------------------------------------
22222#-10-2   ASSET RECOVERY SOLUTIONS GROUP INC              3,000
92051#-10-1   VAN AMERICAN                                  777,000
----------------------------------------------------------------------------------------------------------------
   6999999 - Total - Common Stock - Parent,
                Subsidiaries, Affiliates                    780,000
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
   7099999 Total - Common Stocks                          1,277,560                    15,900            44,425
----------------------------------------------------------------------------------------------------------------
   7199999 Total - Preferred and Common Stocks           27,276,813    167,136      1,296,201        (1,473,507)
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
       1                           2                           11              12           13

                                                            Increase
                                                         (Decrease) by        NAIC
     CUSIP                                              Foreign Exchange     Desig-        Date
Identification               Description                   Adjustment      nation (a)    Acquired
--------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
--------------------------------------------------------------------------------------------------
742651-10-2   PRIVATE EXPT FDG CORP                                              L      12/31/1994
--------------------------------------------------------------------------------------------------
      TOTAL UNITED STATES                                                      XXX             XXX
--------------------------------------------------------------------------------------------------
   6899999 - Total - Common Stock - Industrial, Misc.                          XXX             XXX
--------------------------------------------------------------------------------------------------
PARENT, SUBS. & AFFILIATES
--------------------------------------------------------------------------------------------------
22222#-10-2   ASSET RECOVERY SOLUTIONS GROUP INC                                 A      08/01/2002
92051#-10-1   VAN AMERICAN                                                       A      01/01/1998
--------------------------------------------------------------------------------------------------
   6999999 - Total - Common Stock - Parent,
                Subsidiaries, Affiliates                                       XXX             XXX
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
   7099999 Total - Common Stocks                                               XXX             XXX
--------------------------------------------------------------------------------------------------
   7199999 Total - Preferred and Common Stocks                                 XXX             XXX
--------------------------------------------------------------------------------------------------

(a)  For all common stocks bearing the NAIC designation "U" provide: the number
     of such issues                              , the total $ value (included
                    -----------------------------
     in Column 6) of all such issues $
                                       ---------------------------------

                                       E10

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------------------------
       1                             2                               3                       4                           5
     CUSIP                                                                                                           Number of
Identification                  Description                    Date Acquired           Name of Vendor             Shares of Stock
---------------------------------------------------------------------------------------------------------------------------------
 BONDS
GOVERNMENTS
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
01N062-61-5      GNMA TBA 6.500 01/01/2032                       12/23/2002    J.P. MORGAN CHASE & CO
31287T-2E-4      FHLMC PC GOLD CAS 7.000 03/01/2030              07/25/2002    COUNTRYWIDE SECURITIES CORP
31287V-AQ-3      FHLMC GOLD 30YR 6.500 07/01/2032                06/14/2002    COUNTRYWIDE SECURITIES CORP
3128GV-UG-3      FHLMC PC 6.000 09/01/2017                       08/22/2002    SALAMON BROTHERS
31377M-7K-1      FNMA PASS-THRU BLLN MUL 6.460 06/01/2009        12/23/2002    MERRIL LYNCH PIERCE FENNER SMITH
31377M-BG-5      FNMA PASS-THRU BLLN MUL 6.120 11/01/2008        12/23/2002    MERRIL LYNCH PIERCE FENNER SMITH
31385J-JC-3      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032        11/12/2002    GOLDMAN SACHS
31388Y-2Y-7      FNMA PASS-THRU INT 15 Y 6.500 12/01/2015        09/18/2002    GREENWICH SECURITIES
31389N-7D-1      FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031        05/14/2002    CREDIT SUISSE
31389N-KX-2      FNMA PASS-THRU LNG 30 Y 6.000 03/01/2032        01/11/2002    MORGAN STANLEY
31390L-F7-6      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032        07/22/2002    FREDDIE MAC
31390L-FF-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032        07/22/2002    FREDDIE MAC
31390L-V7-8      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032        07/25/2002    FREDDIE MAC
31390L-WX-0      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032        07/25/2002    FREDDIE MAC
31390N-P4-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032        09/12/2002    DEUTSCHE BANK CAPITAL
31390N-UL-4      FNMA PASS-THRU INT 15 Y 6.000 08/01/2017        09/18/2002    BANK OF AMERICA
31390P-DC-8      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032        07/25/2002    COUNTRYWIDE SECURITIES CORP
31390T-LQ-0      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032        07/25/2002    COUNTRYWIDE SECURITIES CORP
31390T-LV-9      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032        07/25/2002    COUNTRYWIDE SECURITIES CORP
31390U-YD-2      FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032        08/20/2002    COUNTRYWIDE SECURITIES CORP
31391E-AQ-4      FNMA PASS-THRU INT 15 Y 6.000 09/01/2017        09/18/2002    BANK OF AMERICA
31392D-YE-6      FANNIEMAE GRANTOR TRUST 4.768 04/01/2012        07/18/2002    CREDIT SUISSE FIRST BOSTON
912810-FJ-2      UNITED STATES TREAS BDS 6.125 08/15/2029        06/14/2002    SBC WARBURG DILLON REED
912810-FM-5      UNITED STATES TREAS BDS 6.250 05/15/2030        11/14/2002    VARIOUS
912827-4Y-5      UNITED STATES TREAS NTS 3.875 01/15/2009        10/11/2002    BARCLAYS CAPITAL INC
912827-6X-5      UNITED STATES TREAS NTS 4.625 05/15/2006        10/17/2002    GOLDMAN SACHS
912827-7K-2      UNITED STATES TREAS NTS 3.000 01/31/2004        06/18/2002    GOLDMAN SACHS
912828-AK-6      UNITED STATES TREAS NTS 2.125 08/31/2004        11/14/2002    VARIOUS
---------------------------------------------------------------------------------------------------------------------------------
0399996 - Bonds - U.S. Government
---------------------------------------------------------------------------------------------------------------------------------
0399999 - Total - Bonds - U.S. Government
---------------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
CANADA
---------------------------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA 5.125 07/17/2012               07/10/2002    DEUTSCHE BANK CAPITAL
748148-BW-2      QUEBEC PROV CDA 5.000 07/17/2009                07/09/2002    MERRIL LYNCH PIERCE FENNER SMITH
---------------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------------
D14466-LB-6      GERMANY (FEDERAL REPUBLIC 6.000 01/04/2007      09/30/2002    BEAR STEARNS & CO
D20658-AZ-9      GERMANY (FEDERAL REPUBLIC 6.000 07/04/2007      03/25/2002    BEAR STEARNS & CO
G92450-FX-1      U.K. TREASURY STOCK 5.000 06/07/2004            09/30/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
1099997 - Bonds - All Other Governments - Canada
---------------------------------------------------------------------------------------------------------------------------------
1099998 - Bonds - All Other Governments - Other Countries
---------------------------------------------------------------------------------------------------------------------------------
1099999 - Total - Bonds - All Other Government
---------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
COLORADO
---------------------------------------------------------------------------------------------------------------------------------
249174-BP-7      DENVER COLO CITY & CNTY S 12/01/2006            10/21/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL COLORADO
---------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------------
20772F-L6-5 CONNECTICUT ST FOR PREVIO 5.375 11/15/2017           08/22/2002    MERRIL LYNCH PIERCE FENNER SMITH
---------------------------------------------------------------------------------------------------------------------------------
    TOTAL CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
341422-6H-1      FLORIDA ST BRD ED CAP OUT 5.000 06/01/2031      03/06/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
     TOTAL FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------------------
419780-WJ-6-I HAWAII ST 5.500 02/01/2014                         06/13/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
     TOTAL HAWAII
---------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------------
452150-6C-4 ILLINOIS ST 5.125 02/01/2027                         02/01/2002    BEAR STEARNS & CO
452151 -AT-0 ILLINOIS ST 5.375 07/01/2017                        07/18/2002    DEUTSCHE BANK CAPITAL
---------------------------------------------------------------------------------------------------------------------------------
     TOTAL ILLINOIS
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
       1                             2                          6              7                  8
     CUSIP                                                    Actual                      Paid for Accrued
Identification                  Description                    Cost         Par Value   Interest and Dividends
--------------------------------------------------------------------------------------------------------------
 BONDS
GOVERNMENTS
UNITED STATES
--------------------------------------------------------------------------------------------------------------
01N062-61-5      GNMA TBA 6.500 01/01/2032                    3,671,719     3,500,000
31287T-2E-4      FHLMC PC GOLD CAS 7.000 03/01/2030             481,015       460,164           1,163
31287V-AQ-3      FHLMC GOLD 30YR 6.500 07/01/2032            29,078,906    28,500,000          72,042
3128GV-UG-3      FHLMC PC 6.000 09/01/2017                    1,032,031     1,000,000           3,000
31377M-7K-1      FNMA PASS-THRU BLLN MUL 6.460 06/01/2009       762,864       683,895           3,191
31377M-BG-5      FNMA PASS-THRU BLLN MUL 6.120 11/01/2008       502,213       454,620           2,009
31385J-JC-3      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032       233,179       225,022             447
31388Y-2Y-7      FNMA PASS-THRU INT 15 Y 6.500 12/01/2015       214,955       203,659             809
31389N-7D-1      FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031     5,575,063     5,406,941          16,822
31389N-KX-2      FNMA PASS-THRU LNG 30 Y 6.000 03/01/2032     7,083,067     7,180,679          14,361
31390L-F7-6      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032       793,940       768,833           1,805
31390L-FF-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032     1,235,520     1,196,449           2,808
31390L-V7-8      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032       310,556       297,050             751
31390L-WX-0      FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032       182,818       174,867             442
31390N-P4-8      FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032       284,706       274,374             793
31390N-UL-4      FNMA PASS-THRU INT 15 Y 6.000 08/01/2017     1,038,153       995,979           3,652
31390P-DC-8      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032       464,871       450,000           2,356
31390T-LQ-0      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032       619,828       600,000           3,142
31390T-LV-9      FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032       619,828       600,000           3,142
31390U-YD-2      FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032     2,585,547     2,500,000           6,771
31391E-AQ-4      FNMA PASS-THRU INT 15 Y 6.000 09/01/2017     3,127,031     3,000,000          11,000
31392D-YE-6      FANNIEMAE GRANTOR TRUST 4.768 04/01/2012       299,719       300,000           1,152
912810-FJ-2      UNITED STATES TREAS BDS 6.125 08/15/2029     1,347,070     1,250,000          26,226
912810-FM-5      UNITED STATES TREAS BDS 6.250 05/15/2030    12,666,265    11,420,000         128,620
912827-4Y-5      UNITED STATES TREAS NTS 3.875 01/15/2009     5,467,336     4,485,000          32,032
912827-6X-5      UNITED STATES TREAS NTS 4.625 05/15/2006       303,134       285,000           3,565
912827-7K-2      UNITED STATES TREAS NTS 3.000 01/31/2004    17,094,961    17,000,000         198,646
912828-AK-6      UNITED STATES TREAS NTS 2.125 08/31/2004     7,926,896     7,875,000          31,213
--------------------------------------------------------------------------------------------------------------
0399996 - Bonds - U.S. Government                           105,003,192   101,087,531         571,960
--------------------------------------------------------------------------------------------------------------
0399999 - Total - Bonds - U.S. Government                   105,003,192   101,087,531         571,960
--------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
CANADA
--------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA 5.125 07/17/2012              249,363       250,000
748148-BW-2      QUEBEC PROV CDA 5.000 07/17/2009               248,543       250,000
--------------------------------------------------------------------------------------------------------------
OTHERS
--------------------------------------------------------------------------------------------------------------
D14466-LB-6      GERMANY (FEDERAL REPUBLIC 6.000 01/04/2007     478,543       462,697          19,573
D20658-AZ-9      GERMANY (FEDERAL REPUBLIC 6.000 07/04/2007   2,521,913     2,880,054         105,608
G92450-FX-1      U.K. TREASURY STOCK 5.000 06/07/2004           983,101       980,490          15,433
--------------------------------------------------------------------------------------------------------------
1099997 - Bonds - All Other Governments - Canada                497,905       500,000
--------------------------------------------------------------------------------------------------------------
1099998 - Bonds - All Other Governments - Other Countries     3,983,556     4,323,241         140,614
--------------------------------------------------------------------------------------------------------------
1099999 - Total - Bonds - All Other Government                4,481,461     4,823,241         140,614
--------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
COLORADO
--------------------------------------------------------------------------------------------------------------
249174-BP-7      (DENVER COLO CITY & CNTY S 12/01/2006        4,371,650     5,000,000
--------------------------------------------------------------------------------------------------------------
    TOTAL COLORADO                                            4,371,650     5,000,000
--------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------
20772F-L6-5 CONNECTICUT ST FOR PREVIO 5.375 11/15/2017        5,435,200     5,000,000          14,931
--------------------------------------------------------------------------------------------------------------
    TOTAL CONNECTICUT                                         5,435,200     5,000,000          14,931
--------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------
341422-6H-1      (FLORIDA ST BRD ED CAP OUT 5.000 06/01/2031    977,380     1,000,000           7,778
--------------------------------------------------------------------------------------------------------------
     TOTAL FLORIDA                                              977,380     1,000,000           7,778
--------------------------------------------------------------------------------------------------------------
HAWAII
--------------------------------------------------------------------------------------------------------------
419780-WJ-6-I HAWAII ST 5.500 02/01/2014                      2,184,040     2,000,000          37,583
--------------------------------------------------------------------------------------------------------------
     TOTAL HAWAII                                             2,184,040     2,000,000          37,583
--------------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------------
452150-6C-4 ILLINOIS ST 5.125 02/01/2027                      2,935 830     3 000 000           5,552
452151-AT-0 ILLINOIS ST 5.375 07/01/2017                      3,838,068     3,600,000          12,900
--------------------------------------------------------------------------------------------------------------
     TOTAL ILLINOIS                                           6,773,898     6,600,000          18,452
--------------------------------------------------------------------------------------------------------------


                                      E11

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------------------------
       1                             2                                3                        4
     CUSIP
Identification                  Description                     Date Acquired            Name of Vendor
----------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------
574192-TO-3      MARYLAND ST 5.500 08/01/2014                    08/01/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND
----------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012               07/18/2002     BEAR STEARNS & CO
57582N-JV-8      MASSACHUSETTS ST 5.500 01/01/2015               11/22/2002     UBS PAINE WEBBER
----------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------
604128-4K-1      MINNESOTA ST 5.250 11/O1/2016                   10/22/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA
----------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------
181054-5F-0      CLARK CNTY NEV SCH DIST 5.375 06/15/2015        06/05/2002     PAINE WEBBER
----------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA
----------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------
649668-GU-1      NEW YORK N Y 5.875 06/01/2019                   05/23/2002     SALOMON SMITH BARNEY
----------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK
----------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------
677518-6A-5      OHIO ST 5.375 09/15/2017                        06/05/2002     BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------
   TOTAL OHIO
----------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------
745145-05-4      PUERT0 RICE COMMONWEALTH 5.500 07/01/2014       07/19/2002     LEHMAN BROTHERS
745145-T4-4      PUERTO RICE COMMONWEALTH 5.500 07/01/2013       08/02/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL PUERTO RICO
----------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------
917542-KZ-4      UTAH ST 5.375 07/01/2012                        07/18/2002     PAINE WEBBER
----------------------------------------------------------------------------------------------------------------
   TOTAL UTAH
----------------------------------------------------------------------------------------------------------------
1799996 - Bonds - States, Territory, Poss - United States
----------------------------------------------------------------------------------------------------------------
1799999 - Total - Bonds - States, Territories and Possessions
----------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------
567288-LL-7      MARICOPA CNTY ARIZ SCH DIST 6.125 07/01/2011    12/13/2002     TRANSFER 0F SECURITIES
----------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA
----------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------
265129-7P-5      DUNCANVILLE TEX INDPT SCH DIST ST 02/15/2025    01/31/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL TEXAS
----------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivision - United States
----------------------------------------------------------------------------------------------------------------
2499999 - Total - Bonds - Political Subdivisions
----------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------------
472682-JT-1      JEFFERSON CNTY ALA SWR RE 5.500 02/01/2011      12/16/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL ALABAMA
----------------------------------------------------------------------------------------------------------------
ARIZONA
----------------------------------------------------------------------------------------------------------------
040580-CD-2      ARIZONA SCH FACS BRD REV 5.250 07/01/2016       07/18/2002     SALAMON BROTHERS
71883M-CT-9      PHOENIX CIVIC-AM 5.000 07/01/2007               04/19/2002     LEHMAN BROTHERS
71883M-CU-6      PHOENIX CIVIC-AM 5.000 07/01/2008               12/11/2002     TRANSFER OF SECURITIES
----------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA
----------------------------------------------------------------------------------------------------------------
DELAWARE
----------------------------------------------------------------------------------------------------------------
246428-PU-4      DELAWARE TRANSN AUTH TRAN 5.250 07/01/2011      08/19/2002     MERRIL LYNCH PIERCE FENNER SMITH
----------------------------------------------------------------------------------------------------------------
   TOTAL DELAWARE
----------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------
341507-CA-7      FLORIDA ST BRD ED LOTTERY 5.750 07/01/2008      04/10/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA
----------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------
452245-AQ-6      ILLINOIS ST TOLL HWY AUTH 6.300 01/01/2011      11/07/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS
----------------------------------------------------------------------------------------------------------------
INDIANA
----------------------------------------------------------------------------------------------------------------
455280-4S-3      INDIANAPOLIS IND LOC PUB 5.500 07/01/2013       O6/20/2002     LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
       1                             2                                 5              6            7                  8
     CUSIP                                                         Number of        Actual                      Paid for Accrued
Identification                  Description                     Shares of Stock      Cost       Par Value   Interest and Dividends
---------------------------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
574192-TQ-3      MARYLAND ST 5.500 08/01/2014                                      3,412,170    3,000,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL MARYLAND                                                                  3,412,170    3,000,000
----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012                                 4,299,480    4,000,000           79,444
57582N-JV-8      MASSACHUSETTS ST 5.500 01/01/2015                                 5,520,000    5,000,000           29,792
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL MASSACHUSETTS                                                             9,809,480    9,000,000          109,236
----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
604128-4K-1      MINNESOTA ST 5.250 11/O1/2016                                     2,129,660    2,000,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL MINNESOTA                                                                 2,129,660    2,000,000
----------------------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------------------
181054-5F-0      CLARK CNTY NEV SCH DIST 5.375 06/15/2015                          2,131,060    2,000,000            7,167
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEVADA                                                                    2,131,060    2,000,000            7,167
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
649668-GU-1      NEW YORK N Y 5.875 06/01/2019                                     2,088,320    2,000,000
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL NEW YORK                                                                  2,088,320    2,000,000
----------------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------------
677518-6A-5      OHIO ST 5.375 09/15/2017                                          4,231,640    4,000,000           50,764
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL OHIO                                                                      4,231,640    4,000,000           50,764
----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------------
745145-Q5-4      PUERT0 RICE COMMONWEALTH 5.500 07/01/2014                         4,555,280    4,000,000
745145-T4-4      PUERTO RICE COMMONWEALTH 5.500 07/01/2013                         5,704,450    5,000,000
----------------------------------------------------------------------------------------------------------------------------------
     TOTAL PUERTO RICO                                                            10,259,730    9,000,000
----------------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------------
917542-KZ-4      UTAH ST 5.375 07/01/2012                                          2,231,900    2,000,000            4,778
----------------------------------------------------------------------------------------------------------------------------------
     TOTAL UTAH                                                                    2,231,900    2,000,000            4,778
----------------------------------------------------------------------------------------------------------------------------------
1799996 - Bonds - States, Territory, Poss - United States                         56,036,128   52,600,000          250,688
----------------------------------------------------------------------------------------------------------------------------------
1799999 - Total - Bonds - States, Territories and Possessions                     56,036,128   52,600,000          250,688
----------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
567288-LL-7      MARICOPA CNTY ARIZ SCH DIST 6.125 07/01/2011                      4,401,466    3,825,000          108,680
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA                                                                   4,401,466    3,825,000          108,680
----------------------------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------------------------
265129-7P-5      DUNCANVILLE TEX INDPT SCH DIST 02/15/2025                         5,360,191    5,670,000
---------------------------------------------------------------------------------------------------------------------------------
                   TOTAL TEXAS                                                     5,360,191    5,670,000
----------------------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivision - United States                            9,761,657    9,495,000          108,680
----------------------------------------------------------------------------------------------------------------------------------
2499999 - Total - Bonds - Political Subdivisions                                   9,761,657    9,495,000          108,680
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALABAMA
----------------------------------------------------------------------------------------------------------------------------------
472682-JT-1      JEFFERSON CNTY ALA SWR RE 5.500 02/01/2011                       11,439,400   10,000,000          210,833
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL ALABAMA                                                                  11,439,400   10,000,000          210,833
----------------------------------------------------------------------------------------------------------------------------------
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
040580-CD-2      ARIZONA SCH FACS BRD REV 5.250 07/01/2016                         1,958,984    1,845,000            9,955
71883M-CT-9      PHOENIX CIVIC-AM 5.000 07/01/2007                                 3,513,307    3,380,000            3,286
71883M-CU-6      PHOENIX CIVIC-AM 5.000 07/01/2008                                 3,869,611    3,640,000           80,889
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL ARIZONA                                                                   9,341,903    8,865,000           94,130
----------------------------------------------------------------------------------------------------------------------------------
DELAWARE
----------------------------------------------------------------------------------------------------------------------------------
246428-PU-4      DELAWARE TRANSN AUTH TRAN 5.250 07/01/2011                        4,742,525    4,240,000           12,985
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL DELAWARE                                                                  4,742,525    4,240,000           12,985
----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
341507-CA-7      FLORIDA ST BRD ED LOTTERY 5.750 07/01/2008                        3,578,608    3,250,000           53,986
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL FLORIDA                                                                   3,578,608    3,250,000           53,986
----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
452245-AQ-6      ILLINOIS ST TOLL HWY AUTH 6.300 01/01/2011                        1,756,740    1,500,000           34,650
----------------------------------------------------------------------------------------------------------------------------------
   TOTAL ILLINOIS                                                                  1,756,740    1,500,000           34,650
----------------------------------------------------------------------------------------------------------------------------------
INDIANA
----------------------------------------------------------------------------------------------------------------------------------
455280-4S-3      INDIANAPOLIS IND LOC PUB 5.500 07/01/2013                         4,723,719    4,290,000           36,048
----------------------------------------------------------------------------------------------------------------------------------

                                     E11.1

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------------
       1                                  2                                3                        4
    CUSIP
Identification                       Description                     Date Acquired            Name of Vendor
---------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA
---------------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------------
   49151E-JY-0   KENTUCKY ST PPTY & BLDGS 5.375 02/01/2018             01/10/2002   BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------
      TOTAL KENTUCKY
---------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------
   594614-RD-3   MICHIGAN ST BLDG AUTH REV 5.500 10/15/2018            12/11/2002   TRANSFER OF SECURITIES
---------------------------------------------------------------------------------------------------------------------
      TOTAL MICHIGAN
---------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------
   534272-VQ-9   LINCOLN NEB ELEC SYS REV 5.000 09/01/2015             10/08/2002   LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------
      TOTAL NEBRASKA
---------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
---------------------------------------------------------------------------------------------------------------------
   64465M-XE-0   NEW HAMPSHIRE MUN BD BK 5.000 08/15/2016              10/04/2002   UBS PAINE WEBBER
---------------------------------------------------------------------------------------------------------------------
      TOTAL NEW HAMPSHIRE
---------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
   646135-QY-2   NEW JERSEY ST TRANSN TR F 5.750 06/15/2016            12/11/2002   TRANSFER OF SECURITIES
---------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY
---------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------
64970K-UQ-8      NEW YORK N Y CITY MUN WTR 5.375 06/15/2016            06/24/2002   PAINE WEBBER
64971K-BD-7      NEW YORK N Y CITY TRANSIT 5.250 02/01/2029            08/15/2002   LEHMAN BROTHERS
64985M-L9-5      NEW YORK ST ENVIRONMENTAL 5.375 06/15/2015            05/03/2002   BEAR STEARNS & CO
64985M-YV-2      NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2031    01/25/2002   BEAR STEARNS & CO
896029-6U-4      TRIBOROUGH BRDG & TUNL AUTH 5.500 01/01/2032          03/06/2002   UBS WARBURG LLC
---------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK
---------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------
   677659-KS-2   OHIO ST WTR DEV AUTH REV 5.375 12/01/2016             08/19/2002   MERRIL LYNCH PIERCE FENNER SMITH
---------------------------------------------------------------------------------------------------------------------
      TOTAL OHIO
---------------------------------------------------------------------------------------------------------------------
OKLAHOMA
---------------------------------------------------------------------------------------------------------------------
   679111-PA-6   OKLAHOMA TRANSN AUTH OK F 6.000 01/01/2008            07/02/2002   LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA
---------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
---------------------------------------------------------------------------------------------------------------------
   837147-XW-2   SOUTH CAROLINA ST PUB SVC 5.250 01/01/2014            09/09/2002   BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA
---------------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------------
   499523-SD-1   KNOX CNTY TENN HEALTH EDL 01/01/2019                  11/25/2002   SALOMON SMITH BARNEY
---------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE
---------------------------------------------------------------------------------------------------------------------
UTAH
---------------------------------------------------------------------------------------------------------------------
   917547-LP-4   UTAH ST BLDG OWNERSHIP AUTH 5.500 05/15/2012          09/24/2002   LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------
      TOTAL UTAH
---------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States
---------------------------------------------------------------------------------------------------------------------
3199999 - Total - Bonds - Special Revenue
---------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------
00846U-AB-7   AGILENT TECHNOLOGIES INC 3.000 12/01/2021                06/18/2002   VARIOUS
008685-AB-5   AHOLD FIN U S A INC 6.875 05/01/2029                     10/01/2002   VARIOUS
013817-AG-6   ALCOA INC 4.250 08/15/2007                               08/08/2002   CREDIT SUISSE FIRST BOSTON
013817-AH-4   ALCOA INC 5.375 01/15/2013                               08/08/2002   MORGAN STANLEY
018490-AD-4   ALLERGAN INC 11/06/2022                                  01/06/2003   VARIOUS
02261W-AB-5   ALZA CORP 07/28/2020                                     01/24/2002   CREDIT SUISSE
032511-AP-Z   ANADARKO PETE CORP 03/07/2020                            01/23/2002   LEHMAN BROTHERS
032654-AD-7   ANALOG DEVICES INC 4.750 10/01/2005                      02/15/2002   LEHMAN BROTHERS
037389-AQ-6   AON CORP 3.500 11/15/2012                                11/04/2002   MORGAN STANLEY
039483-AN-2   ARCHER DANIELS MIDLAND CO 6.750 12/15/2027               08/22/2002   MORGAN STANLEY
042735-AY-6   ARROW ELECTRS INC 02/21/2021                             02/05/2002   VARIOUS
065913-AE-5   BANKBOSTON NA 6.500 12/19/2007                           03/20/2002   CREDIT SUISSE
111021-AE-1   BRITISH TELECOMMUNICATION 8.625 12/15/2030               08/22/2002   SALAMON BROTHERS
120568-AD-2   BUNGE LTD FIN CORP 3.750 11/15/2022                      12/26/2002   VARIOUS
126408-BJ-1   CSX CORP 7.250 05/01/2004                                08/06/2002   BEAR STEARNS & CO
151313-AF-0   CENDANT CORP 02/13/2021                                  12/17/2002   LEHMAN BROTHERS
161505-BP-6   CHASE COMMERCIAL MTG SECS 6.600 12/01/2029               10/07/2002   BEAR STEARNS & CO
16151R-AX-1   CHASE CC MASTER TRUST 200 5.500 11/01/2008               03/21/2002   VARIOUS
161581-BW-2   CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004               07/10/2002   MORGAN STANLEY
---------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
       1                                  2                                 5             6            7                8
    CUSIP                                                               Number of       Actual                   Paid for Accrued
Identification                       Description                     Shares of Stock     Cost      Par Value  Interest and Dividends
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL INDIANA                                                                       4,723,719   4,290,000          36,048
------------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
------------------------------------------------------------------------------------------------------------------------------------
49151E-JY-0      KENTUCKY ST PPTY & BLDGS 5.375 02/01/2018                             5,158,050   5,000,000
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL KENTUCKY                                                                   5,158,050   5,000,000
------------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
------------------------------------------------------------------------------------------------------------------------------------
594614-RD-3      MICHIGAN ST BLDG AUTH REV 5.500 10/15/2018                            7,398,076   6,845,000          58,563
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL MICHIGAN                                                                   7,398,076   6,845,000          58,563
------------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
------------------------------------------------------------------------------------------------------------------------------------
534272-VQ-9      LINCOLN NEB ELEC SYS REV 5.000 09/01/2015                             3,288,240   3,000,000           9,583
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEBRASKA                                                                   3,288,240   3,000,000           9,583
------------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
------------------------------------------------------------------------------------------------------------------------------------
64465M-XE-0      NEW HAMPSHIRE MUN BD BK 5.000 08/15/2016                              2,167,340   2,000,000           8,056
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW HAMPSHIRE                                                              2,167,340   2,000,000           8,056
------------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
------------------------------------------------------------------------------------------------------------------------------------
646135-QY-2      NEW JERSEY ST TRANSN TR F 5.750 06/15/2016                            7,404,000   6,460,000         181,598
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY                                                                 7,404,000   6,460,000         181,598
------------------------------------------------------------------------------------------------------------------------------------
NEW YORK
------------------------------------------------------------------------------------------------------------------------------------
64970K-UQ-8      NEW YORK N Y CITY MUN WTR 5.375 06/15/2016                            2,130,620   2,000,000
64971K-BD-7      NEW YORK N Y CITY TRANSIT 5.250 02/01/2029                            4,354,480   4,000,000
64985M-L9-5      NEW YORK ST ENVIRONMENTAL 5.375 06/15/2015                            5,334,650   5,000,000
64985M-YV-2      NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2031                      974,390   1,000,000
896029-6U-4      TRIBOROUGH BRDG & TUNL AUTH 5.500 01/01/203Z                          1,329,011   1,285,000           2,552
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                                  14,123,151  13,285,000           2,552
------------------------------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------------------------------
   677659-KS-2   OHIO ST WTR DEV AUTH REV 5.375 12/01/2016                             4,607,574   4,225,000
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL OHIO                                                                       4,607,574   4,225,000
------------------------------------------------------------------------------------------------------------------------------------
OKLAHOMA
------------------------------------------------------------------------------------------------------------------------------------
   679111-PA-6   OKLAHOMA TRANSN AUTH OK F 6.000 01/01/2008                           10,075,022   8,945,000          10,436
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL OKLAHOMA                                                                  10,075,022   8,945,000          10,436
------------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
------------------------------------------------------------------------------------------------------------------------------------
   837147-XW-2   SOUTH CAROLINA ST PUB SVC 5.250 01/01/2014                            3,535,503   3,160,000
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA                                                             3,535,503   3,160,000
------------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
------------------------------------------------------------------------------------------------------------------------------------
   499523-SD-1   KNOX CNTY TENN HEALTH EDL 01/01/2019                                  2,050,600   5,000,000
------------------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                                  2,050,600   5,000,000
------------------------------------------------------------------------------------------------------------------------------------
UTAH
------------------------------------------------------------------------------------------------------------------------------------
   917547-LP-4   UTAH ST BLDG OWNERSHIP AUTH 5.500 05/15/2012                          2,324,620   2,000,000          40,333
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL UTAH                                                                          2,324,620   2,000,000          40,333
------------------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United States                                 97,715,069  92,065,000         753,753
------------------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Bonds - Special Revenue                                          97,715,069  92,065,000         753,753
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
00846U-AB-7   AGILENT TECHNOLOGIES INC 3.000 12/01/2021                             1,712,886   1,500,000           8,267
008685-AB-5   AHOLD FIN U S A INC 6.875 05/01/2029                                    124,228     130,000           3,292
013817-AG-6   ALCOA INC 4.250 08/15/2007                                               99,670     100,000
013817-AH-4   ALCOA INC 5.375 01/15/2013                                              149,051     150,000
018490-AD-4   ALLERGAN INC 11/06/2022                                               1,611,256   2,000,000
02261W-AB-5   ALZA CORP 07/28/2020                                                    935,813   1,150,000
032511-AP-2   ANADARKO PETE CORP 03/07/2020                                         1,173,960   1,800,000
032654-AD-7   ANALOG DEVICES INC 4.750 10/01/2005                                   1,335,250   1,400,000          22,958
037389-AQ-6   AON CORP 3.500 11/15/2012                                             1,000,000   1,000,000
039483-AN-2   ARCHER DANIELS MIDLAND CO 6.750 12/15/2027                              505,937     475,000           6,413
042735-AY-6   ARROW ELECTRS INC 02/21/2021                                          2,541,420   5,350,000
065913-AE-5   BANKBOSTON NA 6.500 12/19/2007                                          332,241     325,000           5,633
111021-AE-1   BRITISH TELECOMMUNICATION 8.625 12/15/2030                              105,796      90,000           1,598
120568-AD-2   BUNGE LTD FIN CORP 3.750 11/15/2022                                   2,765,254   2,750,000           4,068
126408-BJ-1   CSX CORP 7.250 05/01/2004                                               750,050     700,000          13,815
151313-AF-0   CENDANT CORP 02/13/2021                                               2,024,425   3,150,000
161505-BP-6   CHASE COMMERCIAL MTG SECS 6.600 12/01/2029                               55,922      50,000              82
16151R-AX-1   CHASE CC MASTER TRUST 200 5.500 11/01/2008                              272,426     269,000             251
161581-BW-2   CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004                              272,510     272,075
------------------------------------------------------------------------------------------------------------------------------------

                                     E11.2

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

                              SCHEDULE D - PART 3

------------------------------------------------------------------------------------------------------------------
       1                              2                               3                           4
    CUSIP
Identification                    Description                    Date Acquired              Name of Vendor
------------------------------------------------------------------------------------------------------------------
17305E-AP-0        CITIBANK CCMT 2001-A6 5.650 06/15/2008        03/21/2002      LEHMAN BROTHERS
17305E-AS-4        CITIBANK CCMT 2001-A8 4.100 12/07/2006        03/27/2002      DEUTSCHE BANK CAPITAL
17305E-BB-0        CITIBANK CCMT 2002-A5 1.450 09/15/2007        09/12/2002      SALAMON BROTHERS
184502-AB-8        CLEAR CHANNEL COMMUNICATI 2.625 04/01/2003    01/14/2002      SALOMON SMITH BARNEY
22160Q-AC-6        COSTCO COMPANIES INC 08/19/2017               02/05/2002      VARIOUS
233331-AG-2        DTE ENERGY CO 6.650 04/15/2009                08/06/2002      DEUTSCHE BANK CAPITAL
235851-AF-9        DANAHER CORP DEL 01/22/2021                   07/03/2002      CREDIT SUISSE FIRST BOSTON
26441Y-AD-9        DUKE WEKS REALTY CORP 6.950 03/15/2011        01/16/2002      ADVEST INC
26613X-AC-5        DUPONT PHOTOMASKS INC 07/24/2004              02/07/2002      MORGAN STANLEY
268766-BR-2        EOP OPER LTD PARTNERSHIP 7.250 11/15/2008     02/06/2002      VARIOUS
318522-AD-1        FIRST AMERN CORP CALIF 4.500 04/15/2008       06/18/2002      LEHMAN BROTHERS
319963-AD-6        FIRST DATA CORP 2.000 03/01/2008              06/12/2002      LEHMAN BROTHERS
337358-DD-4        FIRST UNION CORP 6.950 11/01/2004             01/14/2002      SPEAR LEEDS KELLOGG
33901H-BA-0        FLEET CREDIT CD MT 2001-C 3.860 03/15/2007    03/27/2002      DEUTSCHE BANK CAPITAL
345370-CA-6        FORD MTR CO DEL 7.450 07/16/2031              09/10/2002      VARIOUS
345397-SQ-7        FORD MOTOR CR CO 7.500 03/15/2005             05/16/2002      CREDIT SUISSE
370425-RZ-5        GENERAL MTRS ACCEP CORP 8.000 11/01/2031      09/10/2002      VARIOUS
428236-AC-7        HEWLETT PACKARD CO 10/14/2017                 12/03/2002      MORGAN STANLEY
441812-JW-5        HOUSEHOLD FIN CORP 6.375 10/15/2011           07/31/2002      VARIOUS
441812-JY-1        HOUSEHOLD FIN CORP 7.000 05/15/2012           07/16/2002      LEHMAN BROTHERS
459506-AB-7        INTERNATIONAL FLAVORS&FRA 6.450 05/15/2006    06/25/2002      BANK OF AMERICA
460690-AJ-9        INTERPUBLIC GROUP COS INC 1.870 06/01/2006    02/06/2002      VARIOUS
480081-AD-0        JONES APPAREL GROUP INC / 02/01/2021          02/06/2002      LEHMAN BROTHERS
492386-AP-2        KERR MCGEE CORP 5.250 02/15/2010              02/12/2002      LEHMAN BROTHERS
530715-AR-2        LIBERTY MEDIA CORP 3.250 03/15/2031           01/14/2002      SALOMON SMITH BARNEY
55264T-AQ-4        MBNA MASTER CC TR II 2002 4.950 06/15/2009    05/10/2002      GOLDMAN SACHS
55264T-AZ-4        MBNA MASTER CC TR II 2002 3.900 11/15/2007    06/18/2002      ALEX BROWN
56418H-AC-4        MANPOWER INC 08/17/2021                       02/07/2002      VARIOUS
583334-AA-5        MEADWESTVACO CORP 6.850 04/01 /201Z           03/26/2002      MERRIL LYNCH PIERCE FENNER SMITH
585055-AB-2        MEDTRONIC INC 1.250 09/15/2021                02/13/2002      VARIOUS
617059-DE-7        JP MORGAN COM MTG PTC 199 7.088 09/01/2029    03/18/2002      CHASE MANHATTAN
617446-HC-6        MORGAN STANLEY DEAN WITTE 6.600 04/01/2012    03/27/2002      MORGAN STANLEY
61745M-KY-8        MORGAN STANLEY CAP I 1999 6.710 12/01/2031    07/10/2002      MORGAN STANLEY
61745M-NE-9        MORGAN STANLEY CAP I 1999 7.020 03/01/2032    06/18/2002      CREDIT SUISSE FIRST BOSTON
61746W-ES-5        MORGAN STANLEY CAP I 2001 6.400 02/01/2031    01/18/2002      LEHMAN BROTHERS
63538W-AA-6        NATL CITY BK PITT MDTMSUB 7.250 10/21/2011    01/14/2002      CHASE MANHATTAN.
652482-AX-8        NEWS AMER INC 7.625 11/30/2028                01/15/2002      LEHMAN BROTHERS
65473L-AC-8        NISSAN AUTO RECV GR TR 20 2.600 08/15/2006    08/08/2002      COWEN & CO
655844-AF-5        NORFOLK SOUTHERN CORP 7.050 05/01/2037        09/12/2002      MORGAN STANLEY
69344M-AE-1        PMI GROUP INC 2.500 07/15/2021                02/05/2002      BANK OF AMERICA
73755L-AB-3        POTASH CORP SASK INC 7.750 05/31/2011         04/23/2002      CREDIT SUISSE
743263-AE-5        PROGRESS ENERGY INC 7.750 03/01/2031          01/16/2002      UBS WARBURG LLC
760759-AC-4        REPUBLIC SVCS INC 6.750 08/15/2011            08/08/2002      CREDIT SUISSE FIRST BOSTON
783890-AF-3        SCI SYSTEMS INC 3.000 03/15/2007              02/13/2002      VARIOUS
861012-AB-8        STMICROELECTRONICS N V 09/22/2009             12/30/2002      VARIOUS
88163V-AB-5        TEVA PHARMACEUTICAL FIN L 1.500 10/15/2005    02/07/2002      LEHMAN BROTHERS
883556-AH-5        THERMO ELECTRON CORP 4.000 01/15/2005         06/07/2002      LEHMAN BROTHERS
887364-AE-7        TIMES MIRROR CO NEW 04/15/2017                02/06/2002      CREDIT SUISSE
902124-AC-0        TYCO INTL LTD NEW 11/17/2020                  12/31/2002      LEHMAN BROTHERS
90331H-BP-7        US BK NATL ASSN MINNEAPOL 5.625 11/30/2005    03/06/2002      GOLDMAN SACHS
913903-AL-4        UNIVERSAL HLTH SVCS INC 06/23/2020            07/23/2002      VARIOUS
925524-AS-9        VIACOM INC 5.625 05/01/2007                   04/18/2002      BA SECURITIES INC
94975C-AE-7        WELLS FARGO FINL INC 5.450 05/03/2004         07/30/2002      DEUTSCHE BANK CAPITAL
987425-AC-9        YOUNG & RUBICAM INC 3.000 01/15/2005          02/15/2002      SALOMON SMITH BARNEY
U74078-AE-3        NESLTE HLDGS INC 3.000 05/09/2005             01/24/2002      CREDIT SUISSE
------------------------------------------------------------------------------------------------------------------
OTHERS
------------------------------------------------------------------------------------------------------------------
638539-AG-1        NATIONAL WESTMINSTER BK P 7.750 04/29/2049    07/17/2002      GOLDMAN SACHS
701808-4A-2        HUTCHISON WHAMPOA LTD 2.000 01/12/2004        04/08/2002      DEUTSCHE BANK CAPITAL
82481U-AB-5        SHIRE FIN LTD 2.000 08/21/2011                01/22/2002      GOLDMAN SACHS
G03764-AA-8        ANGLO AMERICAN 3.375 04/17/2007               10/10/2002      VARIOUS
G86220-AB-9        SWISS LIFE FINANCE 2.000 05/20/2005           02/07/2002      VARIOUS
---------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States
---------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries
---------------------------------------------------------------------------------------------------------------------
4599999 - Total - Bonds - Industrial, Misc.
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
       1                             2                               5               6            7                   8
    CUSIP                                                         Number of        Actual                      Paid for Accrued
Identification                   Description                   Shares of Stock      Cost       Par Value    Interest and Dividends
----------------------------------------------------------------------------------------------------------------------------------
17305E-AP-0       CITIBANK CCMT 2001-A6 5.650 06/15/2008                            609,000       600,000            9,511
17305E-AS-4       CITIBANK CCMT 2001-A8 4.100 12/07/2006                            607,697       615,000            7,775
17305E-BB-0       CITIBANK CCMT 2002-A5 1.450 09/15/2007                          1,040,000     1,040,000
184502-AB-8       CLEAR CHANNEL COMMUNICATI 2.625 04/01/2003                      1,646,560     1,600,000           12,367
22160Q-AC-6       COSTCO COMPANIES INC 08/19/2017                                 1,869,747     1,850,000
233331-AG-2       DTE ENERGY CO 6.650 04/15/2009                                    529,300       500,000           11,453
235851-AF-9       DANAHER CORP DEL 01/22/2021                                     1,657,950     2,500,000
26441Y-AD-9       DUKE WEKS REALTY CORP 6.950 03/15/2011                             50,397        50,000            1,226
26613X-AC-5       DUPONT PHOTOMASKS INC 07/24/2004                                  233,125       250,000
268766-BR-2       EOP OPER LTD PARTNERSHIP 7.250 11/15/2008                       1,866,250     1,750,000           24,267
318522-AD-1       FIRST AMERN CORP CALIF 4.500 04/15/2008                         2,844,620     2,800,000           22,600
319963-AD-6       FIRST DATA CORP 2.000 03/01/2008                                2,306,220     2,000,000           11,778
337358-DD-4       FIRST UNION CORP 6.950 11/01/2004                               1,022,400       950,000           13,939
33901H-BA-0       FLEET CREDIT CD MT 2001-C 3.860 03/15/2007                        295,969       300,000              418
345370-CA-6       FORD MTR CO DEL 7.450 07/16/2031                                  310,609       355,000            3,311
345397-SQ-7       FORD MOTOR CR CO 7.500 03/15/2005                                  78,242        75,000            1,031
370425-RZ-5       GENERAL MTRS ACCEP CORP 8.000 11/01/2031                          301,875       300,000            7,522
428236-AC-7       HEWLETT PACKARD CO 10/14/2017                                   1,551,714     3,500,000
441812-JW-5       HOUSEHOLD FIN CORP 6.375 10/15/2011                               220,663       240,000            4,542
441812-JY-1       HOUSEHOLD FIN CORP 7.000 05/15/2012                               250,483       250,000            1,771
459506-AB-7       INTERNATIONAL FLAVORS&FRA 6.450 05/15/2006                        259,768       250,000            1,926
460690-AJ-9       INTERPUBLIC GROUP COS INC 1.870 06/01/2006                      2,134,297     2,700,000            7,792
480081-AD-0       JONES APPAREL GROUP INC / 02/01/2021                            1,815,130     3,500,000
492386-AP-2       KERR MCGEE CORP 5.250 02/15/2010                                1,499,535     1,350,000           23,771
530715-AR-2       LIBERTY MEDIA CORP 3.250 03/15/2031                             1,460,650     1,500,000           16,449
55264T-AQ-4       MBNA MASTER CC TR II 2002 4.950 06/15/2009                        976,447       975,000
55264T-AZ-4       MBNA MASTER CC TR II 2002 32900 11/15/2007                        424,762       425,000
56418H-AC-4       MANPOWER INC 08/17/2021                                         3,182,593     5,300,000
583334-AA-5       MEADWESTVACO CORP 6.850 04/01/2012                                372,518       375,000
585055-AB-2       MEDTRONIC INC 1.250 09/15/2021                                  3,564,040     3,400,000           16,535
617059-DE-7       JP MORGAN COM MTG PTC 199 7.088 09/01/2029                        105,363       100,000              394
617446-HC-6       MORGAN STANLEY DEAN WITTE 6.600 04/01/2012                        596,976       600,000
61745M-KY-8       MORGAN STANLEY CAP I 1999 6.710 12/01/2031                        271,211       250,000              652
61745M-NE-9       MORGAN STANLEY CAP I 1999 7.020 03/01/2032                        136,167       125,000              488
61746W-ES-5       MORGAN STANLEY CAP I 2001 6.400 02/01/2031                        244,582       235,184              962
63538W-AA-6       NATL CITY BK PITT MDTMSUB 7.250 10/21/2011                      1,554,777     1,450,000           25,113
652482-AX-8       NEWS AMER INC 7.625 11/30/2028                                    997,700     1,000,000           10,167
65473L-AC-8       NISSAN AUTO RECV GR TR 20 2.600 08/15/2006                        499,982       500,000
655844-AF-5       NORFOLK SOUTHERN CORP 7.050 05/01/2037                            777,490       700,000           18,643
69344M-AE-1       PMI GROUP INC 2.500 07/15/2021                                  1,449,563     1,350,000            2,156
73755L-AB-3       POTASH CORP SASK INC 7.750 05/31/2011                             377,734       350,000           11,001
743263-AE-5       PROGRESS ENERGY INC 7.750 03/01/2031                              618,855       550,000           16,695
760759-AC-4       REPUBLIC SVCS INC 6.750 08/15/2011                                393,045       375,000           12,516
783890-AF-3       SCI SYSTEMS INC 3.000 03/15/2007                                1,900,688     2,350,000           27,075
861012-AB-8       STMICROELECTRONICS N V 09/22/2009                               2,337,235     2,500,000
88163V-AB-5       TEVA PHARMACEUTICAL FIN L 1.500 10/15/2005                      2,351,438     2,300,000            9,494
883556-AH-5       THERMO ELECTRON CORP 4.000 01/15/2005                           2,494,500     2,600,000           42,244
887364-AE-7       TIMES MIRROR CO NEW 04/15/2017                                  1,800,270     3,100,000
902124-AC-O       TYCO INTL LTD NEW 11/17/2020                                    1,460,312     2,000,000
90331H-BP-7       US BK NATL ASSN MINNEAPOL 5.625 11/30/2005                        537,810       525,000            8,203
913903-AL-4       UNIVERSAL HLTH SVCS INC 06/23/2020                                869,950     1,500,000              775
925524-AS-9       VIACOM INC 5.625 05/01/2007                                       474,278       475,000
94975C-AE-7       WELLS FARGO FINL INC 5.450 05/03/2004                             286,891       275,000            3,705
987425-AC-9       YOUNG & RUBICAM INC 3.000 01/15/2005                            2,097,750     2,200,000            3,533
U74078-AE-3       NESLTE HLDGS INC 3.000 05/09/2005                               1,498,500     1,350,000            9,000
----------------------------------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------------------------------
638539-AG-1       NATIONAL WESTMINSTER BK P 7.750 04/29/2049                        993,555       900,000           18,600
701808-4A-2       HUTCHISON WHAMPOA LTD 2.000 01/12/2004                          3,825,000     4,000,000           19,111
82481U-AB-5       SHIRE FIN LTD 2.000 08/21/2011                                  1,562,000     1,600,000           13,689
603764-AA-8       ANGLO AMERICAN 3.375 04/17/2007                                 3,418,125     3,500,000           36,609
686220-AB-9       SWISS LIFE FINANCE 2.000 05/20/2005                             1,452,000     1,400,000            5,656
----------------------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States                            78,883,717    92,721,258          470,175
----------------------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries                          11,250,680    11,400,000           93,665
----------------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Bonds - Industrial, Misc.                                      90,134,397   104,121,258          563,840
----------------------------------------------------------------------------------------------------------------------------------

                                      E11.3

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------------------------
      1                                   2                                3                   4
    CUSIP
 Identification                      Description                     Date Acquired        Name of Vendor
----------------------------------------------------------------------------------------------------------------
6099997 - Total - Bonds - Part 3
----------------------------------------------------------------------------------------------------------------
6099998 - Total - Bonds - Part 5
----------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds
----------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------------
071813-40-6       BAXTER INTL INC                                      12/20/2002    VARIOUS
25746U-20-8       DOMINION RES INC VA NEW                              01/14/2002    LEHMAN BROTHERS
268939-40-2       EVI INC                                              03/25/2002    VARIOUS
302181-20-1       EXPRESS SCRIPTS AUTO EXCH                            03/26/2002    CREDIT SUISSE
345395-20-6       FORD MTR CO CAP TR II                                01/24/2002    GOLDMAN SACHS
666807-40-9       NORTHROP GRUMMAN CORP                                02/06/2002    SALOMON SMITH BARNEY
717265-50-8       PHELPS DODGE CORP                                    07/02/2002    JP MORGAN STANLEY
78412D-30-7       SEMCO ENERGY INC                                     12/31/2001    BANK OF AMERICA
828806-40-6       SIMON PPTY GROUP INC NEW                             02/15/2002    VARIOUS
852061-60-5       SPRINT CORP                                          08/26/2002    BA SECURITIES INC
879868-20-6       TEMPLE INLAND INC                                    05/07/2002    VARIOUS
892335-20-9       TOYS R US INC                                        05/21/2002    CREDIT SUISSE FIRST BOSTON
----------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES
----------------------------------------------------------------------------------------------------------------
6399999 - Total - Preferred Stocks - Industrial, Misc.
----------------------------------------------------------------------------------------------------------------
6599997 - Total - Preferred Stocks - Part 3
----------------------------------------------------------------------------------------------------------------
6599998 - Total - Preferred Stocks - Part 5
----------------------------------------------------------------------------------------------------------------
6599999 - Total - Preferred Stocks
----------------------------------------------------------------------------------------------------------------
COMMON STOCKS
PARENT, SUBS. & AFFILIATES
UNITED STATES
----------------------------------------------------------------------------------------------------------------
22222#-10-2       ASSET RECOVERY SOLUTIONS                             08/01/2002    RADIAN
----------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES
----------------------------------------------------------------------------------------------------------------
6999999 - Total - Common Stocks - Parent, Subsidiaries, Affiliates
----------------------------------------------------------------------------------------------------------------
7099997 - Total - Common Stocks - Part 3
----------------------------------------------------------------------------------------------------------------
7099998 - Total - Common Stocks - Part 5
----------------------------------------------------------------------------------------------------------------
7099999 - Total - Common Stocks
----------------------------------------------------------------------------------------------------------------
7199999 - Total - Preferred and Common Stocks
----------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
7299999 Totals
----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
     1                                    2                           5                6            7                 8
   CUSIP                                                          Number of         Actual                      Paid for Accrued
Identification                       Description                Shares of Stock      Cost        Par Value    Interest and Dividends
------------------------------------------------------------------------------------------------------------------------------------
6099997 - Total - Bonds - Part 3                                                  363,131,904   364,192,031       2,389,536
------------------------------------------------------------------------------------------------------------------------------------
6099998 - Total - Bonds - Part 5                                                  165,938,642   163,179,984       1,211,167
------------------------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds                                                           529,070,546   527,372,014       3,600,703
------------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
071813-40-6       BAXTER INTL INC                                  25,675.000       1,285,856
25746U-20-8       DOMINION RES INC VA NEW                          27,600.000       1,638,060
268939-40-2       EVI INC                                          65,000.000       3,150,023
302181-20-1       EXPRESS SCRIPTS AUTO EXCH                        25,000.000       2,466,500
345395-20-6       FORD MTR CO CAP TR II                            27,000.000       1,350,000
666807-40-9       NORTHROP GRUMMAN CORP                            11,500.000       1,280,517
717265-50-8       PHELPS DODGE CORP                                20,000.000       2,071,400
78412D-30-7       SEMCO ENERGY INC                                 10,000.000          88,750
828806-40-6       SIMON PPTY GROUP INC NEW                         16,500.000       1,381,450
852061-60-5       SPRINT CORP                                     150,000.000       1,205,550
879868-20-6       TEMPLE INLAND INC                                50,000.000       2,579,500
892335-20-9       TOYS R US INC                                    25,000.000       1,250,000
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                                  19,747,606           XXX
------------------------------------------------------------------------------------------------------------------------------------
6399999 - Total - Preferred Stocks - Industrial, Misc.                             19,747,606           XXX
------------------------------------------------------------------------------------------------------------------------------------
6599997 - Total - Preferred Stocks - Part 3                                        19,747,606           XXX
------------------------------------------------------------------------------------------------------------------------------------
6599998 - Total - Preferred Stocks - Part 5                                         5,175,838           XXX
------------------------------------------------------------------------------------------------------------------------------------
6599999 - Total - Preferred Stocks                                                 24,923,444           XXX
------------------------------------------------------------------------------------------------------------------------------------
COMMON STOCKS
PARENT, SUBS. & AFFILIATES
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
22222#-10-2    ASSET RECOVERY SOLUTIONS                             3,000.000           3,000           XXX
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL UNITED STATES                                                       3,000           XXX
------------------------------------------------------------------------------------------------------------------------------------
6999999 - Total - Common Stocks - Parent, Subsidiaries,
   Affiliates                                                                           3,000           XXX
------------------------------------------------------------------------------------------------------------------------------------
7099997 - Total - Common Stocks - Part 3                                                3,000           XXX
------------------------------------------------------------------------------------------------------------------------------------
7099998 - Total - Common Stocks - Part 5                                            4,405,748           XXX
------------------------------------------------------------------------------------------------------------------------------------
7099999 - Total - Common Stocks                                                     4,408,748           XXX
------------------------------------------------------------------------------------------------------------------------------------
7199999 - Total - Preferred and Common Stocks                                      29,332,191           XXX
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
7299999 Totals                                                                    558,402,737           XXX       3,600,703
------------------------------------------------------------------------------------------------------------------------------------

                                      E11.4

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                                SCHEDULED - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

--------------------------------------------------------------------------------------------------------------------------------
      1                     2                    3                   4                     5            6               7



                                                                                       Number of
    CUSIP                                    Disposal                                  Shares of
Identification        Description              Date            Name of Purchaser         Stock     Consideration     Par Value
--------------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------------
                 FHLMC PC GOLD CAS
31287T-2E-4      7.000 03/01/2030           12/01/2002   MBS PAYDOWN                                      81,677          81,677
                 FHLMC GOLD 30YR
31287V-AQ-3      6.500 07/01/2032           12/01/2002   MBS PAYDOWN                                     613,400         613,400
                 FHLMC PC
3128GV-UG-3      6.000 09/01/2017           12/01/2002   MBS PAYDOWN                                     144,376         144,376
                 FEDERAL NATL MTG ASSN
31359M-HJ-5      4.750 03/15/2004           02/05/2002   UBS WARBURG LLC                                 154,349         150,000
                 FNMA PASS-THRU LNG 30 Y
31371H-LV-8      7.000 05/01/2029           06/14/2002   VARIOUS                                       4,796,158       4,655,407
                 FNMA PASS-THRU LNG 30 Y
31374T-TS-8      7.000 06/01/2029           05/28/2002   VARIOUS                                      10,884,016      10,643,956
                 FNMA PASS-THRU INT 15 Y
31388Y-2Y-7      6.500 12/01/2015           12/01/2002   MBS PAYDOWN                                       7,905           7,905
                 FNMA PASS-THRU LNG 30 Y
31389N-7D-1      7.000 09/01/2031           12/01/2002   MBS PAYDOWN                                     309,177         309,177
                 FNMA PASS-THRU LNG 30 Y
31389N-KX-Z      6.000 03/01/2032           12/01/2002   VARIOUS                                       6,044,137       6,243,817
                 FNMA PASS-THRU LNG 30 Y
31390L-F7-6      6.500 08/01/2032           12/01 /2002  MBS PAYDOWN                                      16,762          16,762
                 FNMA PASS-THRU LNG 30 Y
31390L-FF-8      6.500 07/01/2032           12/01/2002   MBS PAYDOWN                                      40,068          40,068
                 FNMA PASS-THRU LNG 30 Y
31390L-V7-8      7.000 07/01/2032           12/01/2002   MBS PAYDOWN                                       7,819           7,819
                 FNMA PASS-THRU LNG 30 Y
31390L-WX-0      7.000 07/01/2032           12/01/2002   MBS PAYDOWN                                      10,760          10,760
                 FNMA PASS-THRU LNG 30 Y
31390N-P4-8      6.500 07/01/2032           12/01/2002   MBS PAYDOWN                                      16,199          16,199
                 FNMA PASS-THRU INT 15 Y
31390N-UL-4      6.000 08/01/2017           12/01/2002   MBS PAYDOWN                                      87,580          87,580
                 FNMA PASS-THRU LNG 30 Y
31390P-DC-8      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                      14,121          14,121
                 FNMA PASS-THRU LNG 30 Y
31390T-LQ-0      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                      21,588          21,588
                 FNMA PASS-THRU LNG 30 Y
31390T-LV-9      6.500 08/01/2032           12/01/2002   MBS PAYDOWN                                      20,561          20,561
                 FNMA PASS-THRU LNG 30 Y
31390U-YD-2      6.500 09/01/2032           12/01/2002   MBS PAYDOWN                                      39,079          39,079
                 FNMA PASS-THRU INT 15 Y
31391E-AQ-4      6.000 09/01/2017           12/01/2002   MBS PAYDOWN                                      98,538          98,538
                 FANNIEMAE GRANTOR TRUST
31392D-YE-6      4.768 04/01/2012           12/01/2002   MBS PAYDOWN                                       8,710           8,710
                 UNITED STATES TREAS BDS
912810-FM-5      6.250 05/15/2030           11/04/2002   VARIOUS                                       6,231,458       5,500,000
                 UNITED STATES TREAS BDS
912810-FP-8      5.375 02/15/2031           10/01/2002   VARIOUS                                       2,193,856       2,200,000
                 US TREASURY NOTE
912827-4F-6      5.625 05/15/2008           05/10/2002   BEAR STEARNS & CO                               312,844         300,000
                 UNITED STATES TREAS NTS
912827-4Y-5      3.875 01/15/2009           12/23/2002   CREDIT SUISSE FIRST BOSTON                      734,493         663,012
                 UNITED STATES TREAS NTS
912827-6J-6      5.750 08/15/2010           03/07/2002   GOLDMAN SACHS                                   844,883         800,000
                 UNITED STATES TREAS NTS
912827-6X-5      4.625 05/15/2006           08/08/2002   GOLDMAN SACHS                                   243,854         230,000
                 UNITED STATES TREAS NTS
912827-7C-0      3.625 08/31/2003           03/27/2002   GOLDMAN SACHS                                   699,208         695,000
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      1                     2                    8                9               10           11           12             13
                                                                                            Increase
                                                                                           (Decrease)
                                                                               Increase       by         Foreign
                                                            Book/Adjusted     (Decrease)    Foreign      Exchange     Realized Gains
   CUSIP                                                  Carrying Value at      by         Exchange    Gain (Loss)      (Loss) on
Identification        Description           Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal       Disposal
------------------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
                 FHLMC PC GOLD CAS
31287T-2E-4      7.000 03/01/2030               85,378          85,378           (227)
                 FHLMC GOLD 30YR
31287V-AQ-3      6.500 07/01/2032              625,859         625,859           (177)
                 FHLMC PC
3128GV-UG-3      6.000 09/01/2017              149,001         149,001            (97)
                 FEDERAL NATL MTG ASSN
31359M-HJ-5      4.750 03/15/2004              155,009         154,599                                                     (251)
                 FNMA PASS-THRU LNG 30 Y
31371H-LV-8      7.000 05/01/2029            4,765,973       4,765,443        (19,192)                                   49,907
                 FNMA PASS-THRU LNG 30 Y
31374T-TS-8      7.000 06/01/2029           10,896,750      10,895,536        (43,819)                                   32,299
                 FNMA PASS-THRU INT 15 Y
31388Y-2Y-7      6.500 12/01/2015                8,344           8,344             (5)
                 FNMA PASS-THRU LNG 30 Y
31389N-7D-1      7.000 09/01/2031              318,790         318,790           (211)
                 FNMA PASS-THRU LNG 30 Y
31389N-KX-2      6.000 03/01/2032            6,158,940       6,158,940            108                                  (116,758)
                 FNMA PASS-THRU LNG 30 Y
31390L-F7-6      6.500 08/01/2032               17,309          17,309             (3)
                 FNMA PASS-THRU LNG 30 Y
31390L-FF-8      6.500 07/01/2032               41,377          41,377            (12)
                 FNMA PASS-THRU LNG 30 Y
31390L-V7-8      7.000 07/01/2032                8,174           8,174             (1)
                 FNMA PASS-THRU LNG 30 Y
31390L-WX-0      7.000 07/01/2032               11,249          11,249             (8)
                 FNMA PASS-THRU LNG 30 Y
31390N-P4-8      6.500 07/01/2032               16,809          16,809            (12)
                 FNMA PASS-THRU INT 15 Y
31390N-UL-4      6.000 08/01/2017               91,288          91,288           (112)
                 FNMA PASS-THRU LNG 30 Y
31390P-DC-8      6.500 08/01/2032               14,588          14,588             (4)
                 FNMA PASS-THRU LNG 30 Y
31390T-LQ-0      6.500 08/01/2032               22,302          22,302             (8)
                 FNMA PASS-THRU LNG 30 Y
31390T-LV-9      6.500 08/01/2032               21,241          21,241             (6)
                 FNMA PASS-THRU LNG 30 Y
31390U-YD-2      6.500 09/01/2032               40,416          40,416             (7)
                 FNMA PASS-THRU INT 15 Y
31391E-AQ-4      6.000 09/01/2017              102,710         102,710            (38)
                 FANNIEMAE GRANTOR TRUST
31392D-YE-6      4.768 04/01/2012                8,702           8,702             12
                 UNITED STATES TREAS BDS
912810-FM-5      6.250 05/15/2030            6,076,641       6,076,641         (5,680)                                  160,497
                 UNITED STATES TREAS BDS
912810-FP-8      5.375 02/15/2031            2,181,766       2,181,829            353                                    11,674
                 US TREASURY NOTE
912827-4F-6      5.625 05/15/2008              305,508         304,121           (191)                                    8,913
                 UNITED STATES TREAS NTS
912827-4Y-5      3.875 01/15/2009              811,405         811,405         (4,356)                                  (72,557)
                 UNITED STATES TREAS NTS
912827-6J-6      5.750 08/15/2010              836,219         836,166           (493)                                    9,210
                 UNITED STATES TREAS NTS
912827-6X-5      4.625 05/15/2006              244,609         244,609            (10)                                     (745)
                 UNITED STATES TREAS NTS
912827-7C-0      3.625 08/31/2003              704,122         702,901           (855)                                   (2,838)
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
      1                     2                  14            15           16


                                                         Interest on   Dividends on
                                            Total Gain      Bonds          Stocks
    CUSIP                                    (Loss) on     Received      Received
Identification        Description            Disposal    During Year    During Year
-----------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
-----------------------------------------------------------------------------------
                 FHLMC PC GOLD CAS
31287T-2E-4      7.000 03/01/2030                            1,413
                 FHLMC GOLD 30YR
31287V-AQ-3      6.500 07/01/2032                           13,309
                 FHLMC PC
3128GV-UG-3      6.000 09/01/2017                            2,029
                 FEDERAL NATL MTG ASSN
31359M-HJ-5      4.750 03/15/2004               (251)        2,830
                 FNMA PASS-THRU LNG 30 Y
31371H-LV-8      7.000 05/01/2029             49,907       162,890
                 FNMA PASS-THRU LNG 30 Y
31374T-TS-8      7.000 06/01/2029             32,299       312,314
                 FNMA PASS-THRU INT 15 Y
31388Y-2Y-7      6.500 12/01/2015                               70
                 FNMA PASS-THRU LNG 30 Y
31389N-7D-1      7.000 09/01/2031                           10,049
                 FNMA PASS-THRU LNG 30 Y
31389N-KX-2      6.000 03/01/2032           (116,758)       31,613
                 FNMA PASS-THRU LNG 30 Y
31390L-F7-6      6.500 08/01/2032                              283
                 FNMA PASS-THRU LNG 30 Y
31390L-FF-8      6.500 07/01/2032                              741
                 FNMA PASS-THRU LNG 30 Y
31390L-V7-8      7.000 07/01/2032                               93
                 FNMA PASS-THRU LNG 30 Y
31390L-WX-0      7.000 07/01/2032                              126
                 FNMA PASS-THRU LNG 30 Y
31390N-P4-8      6.500 07/01 /203Z                             163
                 FNMA PASS-THRU INT 15 Y
31390N-UL-4      6.000 08/01/2017                              904
                 FNMA PASS-THRU LNG 30 Y
31390P-DC-8      6.500 08/01/2032                              292
                 FNMA PASS-THRU LNG 30 Y
31390T-LQ-0      6.500 08/01/2032                              451
                 FNMA PASS-THRU LNG 30 Y
31390T-LV-9      6.500 08/01/2032                              363
                 FNMA PASS-THRU LNG 30 Y
31390U-YD-2      6.500 09/01/2032                              454
                 FNMA PASS-THRU INT 15 Y
31391E-AQ-4      6.000 09/01/2017                            1,144
                 FANNIEMAE GRANTOR TRUST
31392D-YE-6      4.768 04/01/2012                              108
                 UNITED STATES TREAS BDS
912810-FM-5      6.250 05/15/2030            160,497       300,781
                 UNITED STATES TREAS BDS
912810-FP-8      5.375 02/15/2031             11,674       112,262
                 US TREASURY NOTE
912827-4F-6      5.625 05/15/2008              8,913         8,344
                 UNITED STATES TREAS NTS
912827-4Y-5      3.875 01/15/2009            (72,557)        6,954
                 UNITED STATES TREAS NTS
912827-6J-6      5.750 08/15/2010              9,210        25,128
                 UNITED STATES TREAS NTS
912827-6X-5      4.625 05/15/2006               (745)        2,602
                 UNITED STATES TREAS NTS
912827-7C-0      3.625 08/31/2003             (2,838)       14,514
-----------------------------------------------------------------------------------

                                      E12

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 4

            Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or
                   Otherwise DISPOSED OF During Current Year

-----------------------------------------------------------------------------------------------------------------------------------
      1                        2                                 3              4               5             6              7



                                                                                             Number of
    CUSIP                                                    Disposal                        Shares of
Identification             Description                         Date      Name of Purchaser     Stock     Consideration   Par Value
-----------------------------------------------------------------------------------------------------------------------------------
                 UNITED STATES TREAS NTS
912827-7K-2      3.000 01/31/2004                           09/18/2002   VARIOUS                             4,184,902    4,120,000
                 USA MTGE GTY T & L BOND
990040-DA-2      09/15/2004                                 10/03/2002   RADIAN                              3,580,904    3,580,904
-----------------------------------------------------------------------------------------------------------------------------------
0399996 - Bonds - U.S. Government                                                                           42,443,381   41,320,416
-----------------------------------------------------------------------------------------------------------------------------------
0399999 - Bonds - U.S. Governments                                                                          42,443,381   41,320,416
-----------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
HAWAII
-----------------------------------------------------------------------------------------------------------------------------------
                 HAWAII ST
419779-KQ-5      5.000 02/01/2003                           04/16/2002   LEHMAN BROTHERS                     7,158,270    7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL HAWAII                                                                                7,158,270    7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
1799996 - Bonds - States, Territory, Poss - United States                                              7,158,270          7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
1799999 - Bonds - States, Territories and Possessions                                                  7,158,270          7,000,000
-----------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
TEXAS
-----------------------------------------------------------------------------------------------------------------------------------
                 AUSTIN TEX INDPT SCH DIST
052429-W8-6      4.500 08/01/2018                           08/02/2002   VARIOUS                      10,800,828         11,200,000
                 DUNCANVILLE TEX INDPT SCH DIST
265129-8T-6      5.250 02/15/2032                           01/31/2002   LEHMAN BROTHERS               4,955,100          5,000,000

-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                                                                          15,755,928         16,200,000
-----------------------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivisions - United States                                              15,755,928         16,200,000
-----------------------------------------------------------------------------------------------------------------------------------
2499999 - Bonds - Political Subdivisions                                                              15,755,928         16,200,000
-----------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALASKA
-----------------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DP-3      5.500 10/01/2028                           01/15/2002   BEAR STEARNS & CO                   5,003,750    5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALASKA                                                                                5,003,750    5,000,000
-----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------------------
                 ORANGE CNTY FLA TOURIST DEV TAX
684545-KL-9      4.750 10/01/2024                           06/26/2002   LEHMAN BROTHERS                     9,509,880   10,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL FLORIDA                                                                               9,509,880   10,000,000
-----------------------------------------------------------------------------------------------------------------------------------
MISSOURI
-----------------------------------------------------------------------------------------------------------------------------------
                 ST LOUIS MO ARPT REV
791638-RC-5      5.250 07/01/2031                           07/22/2002   SALAMON BROTHERS                    1,002,500    1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MISSOURI                                                                              1,002,500    1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------------------------------------------------------
                 NEW YORK NY CITY TRANSITIONAL FIN
649716-NP-8      5.750 08/15/2009                            08/15/2002   LEHMAN BROTHERS                    2,342,620    2,000,000
                 NEW YORK N Y CITY MUN WTR
64971G-FD-2      5.000 06/15/2029                           04/10/2002   LEHMAN BROTHERS                     4,740,450    5,000,000
                 TRIBOROUGH BRDG & TUNL AU
896029-5F-8      5.000 01/01/2032                           04/23/2002   BEAR STEARNS & CO                   3,747,480    4,000,000
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW YORK                                                                             10,830,550   11,000,000
-----------------------------------------------------------------------------------------------------------------------------------
OHIO
-----------------------------------------------------------------------------------------------------------------------------------
                 UNIVERSITY CINCINNATI OHIO GEN R
914118-7X-6      5.000 06/01/2031                     07/31/2002   BEAR STEARNS & CO                        10,087,125   10,250,000
-----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                                                                                 10,087,125   10,250,000
-----------------------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States                                                          36,433,805   37,250,000
-----------------------------------------------------------------------------------------------------------------------------------
3199999 - Bonds - Special Revenues                                                                          36,433,805   37,250,000
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
      1                        2                                8              9             10            11             12

                                                                                                        Increase
                                                                          Book/Adjusted    Increase     (Decrease)     Foreign
                                                                             Carrying     (Decrease)    by Foreign     Exchange
    CUSIP                                                                    Value at        by          Exchange    Gain (Loss)
Identification             Description                      Actual Cost   Disposal Date   Adjustment    Adjustment   on Disposal
---------------------------------------------------------------------------------------------------------------------------------
912827-7K-2      UNITED STATES TREAS NTS
                 3 000 01/31/2004                             4,143,014       4,143,014       (3,558)
990040-DA-2      USA MTGE GTY T & L BOND
                 09/15/2004                                   3,580,904       3,580,904
---------------------------------------------------------------------------------------------------------------------------------
0399996 - Bonds - U.S. Government                            42,444,396      42,439,646      (78,609)
---------------------------------------------------------------------------------------------------------------------------------
0399999 - Bonds - U.S. Governments                           42,444,396      42,439,646      (78,609)
---------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
HAWAII
---------------------------------------------------------------------------------------------------------------------------------
                 HAWAII ST
419779-KQ-5      5.000 02/01 /2003                            7,000,000       7,000,000
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL HAWAII                                 7,000,000       7,000,000
---------------------------------------------------------------------------------------------------------------------------------
1799996 - Bonds - States, Territory, Poss - United States     7,000,000       7,000,000
---------------------------------------------------------------------------------------------------------------------------------
1799999 - Bonds - States, Territories and Possessions         7,000,000       7,000,000
---------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
TEXAS
---------------------------------------------------------------------------------------------------------------------------------
                 AUSTIN TEX INDPT SCH DIST
052429-W8-6      4.500 08/01/2018                             9,013,312       9,149,330       45,371
                 DUNCANVILLE TEX INDPT SCH DIST
265129-8T-6      5.250 021 15/2032                            4,852,450       4,852,556          (22)
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                                 13,865,762      14,001,886       45,349
---------------------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivisions - United States     13,865,762      14,001,886       45,349
---------------------------------------------------------------------------------------------------------------------------------
2499999 - Bonds - Political Subdivisions                     13,865,762      14,001,886       45,349
---------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALASKA
---------------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DP-3      5.500 10/01/2028                             5,049,788       5,035,479         (256)
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALASKA                                 5,049,788       5,035,479         (256)
---------------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
                 ORANGE CNTY FLA TOURIST DEV TAX
684545-KL-9      4.750 10/01/2024                             8,583,900       8,627,555       16,438
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL FLORIDA                                8,583,900       8,627,555       16,438
---------------------------------------------------------------------------------------------------------------------------------
MISSOURI
---------------------------------------------------------------------------------------------------------------------------------
791638-RC-5      ST LOUIS MO ARPT REV                           989,480         989,585          180
                 5.250 07/01/2031
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MISSOURI                                 989,480         989,585          180
---------------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------------
                 NEW YORK NY CITY TRANSITIONAL FIN
649716-NP-8      5.750 08/15/2009                             1,995,240       1,997,003       (1,114)
                 NEW YORK N Y CITY MUN WTR
64971G-FD-2      5.000 06/15/2029                             4,925,750       4,926,124        1,004
                 TR I BOROUGH BRDG & TUNL AU
896029-5F-8      5.000 01/01/2032                             3,763,600       3,763,600        2,018
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW YORK                              10,684,590      10,686,727        1,908
---------------------------------------------------------------------------------------------------------------------------------
OHIO
---------------------------------------------------------------------------------------------------------------------------------
                 UNIVERSITY CINCINNATI OHIO GEN R
914118-7X-6      5.000 06/01/2031                            10,186,348      10,186,704        1,333
---------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                                  10,186,348      10,186,704        1,333
---------------------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States           35,494,105      35,526,050       19,604
---------------------------------------------------------------------------------------------------------------------------------
3199999 - Bonds - Special Revenues                           35,494,105      35,526,050       19,604
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
      1                        2                                 13              14           15          16


                                                                                         Interest on   Dividends on
                                                            Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                                     (Loss) on     (Loss) on     Received       Received
Identification             Description                         Disposal      Disposal    During Year    During Year
-------------------------------------------------------------------------------------------------------------------
                 UNITED STATES TREAS NTS
912827-7K-2      3.000 01/31/2004                                  45,446       45,446        79,908
                 USA MTGE GTY T & L BOND
990040-DA-2      09/15/2004
-------------------------------------------------------------------------------------------------------------------
0399996 - Bonds - U.S. Government                                 124,797      124,797     1,092,132       XXX
-------------------------------------------------------------------------------------------------------------------
0399999 - Bonds - U.S. Governments                                124,797      124,797     1,092,132       XXX
-------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
HAWAII
-------------------------------------------------------------------------------------------------------------------
                 HAWAII ST
419779-KQ-5      5.000 02/01 /2003                                158,270      158,270       250,833
-------------------------------------------------------------------------------------------------------------------
                 TOTAL HAWAII                                     158,270      158,270       250,833       XXX
-------------------------------------------------------------------------------------------------------------------
1799996 - Bonds - States, Territory, Poss - United States         158,270      158,270       250,833       XXX
-------------------------------------------------------------------------------------------------------------------
1799999 - Bonds - States, Territories and Possessions             158,270      158,270       250,833       XXX
-------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
TEXAS
-------------------------------------------------------------------------------------------------------------------
                 AUSTIN TEX INDPT SCH DIST
052429-W8-6      4.500 08/01/2018                               1,606,127    1,606,127       511,525
                 DUNCANVILLE TEX INDPT SCH DIST
265129-8T-6      5.250 02/15/2032                                 102,566      102,566        46,667
-------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                                    1,708,693    1,708,693       558,192       XXX
-------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivisions - United States        1,708,693    1,708,693       558,192       XXX
-------------------------------------------------------------------------------------------------------------------
2499999 - Bonds - Political Subdivisions                        1,708,693    1,708,693       558,192       XXX
-------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALASKA
-------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DP-3      5.500 10/01/2028                                 (31,473)     (31,473)       81,736
-------------------------------------------------------------------------------------------------------------------
                 TOTAL ALASKA                                     (31,473)     (31,473)       81,736       XXX
-------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------
                 ORANGE CNTY FLA TOURIST DEV TAX
684545-KL-9      4.750 10/01/2024                                 865,887      865,887       350,444
-------------------------------------------------------------------------------------------------------------------
                 TOTAL FLORIDA                                    865,887      865,887       350,444       XXX
-------------------------------------------------------------------------------------------------------------------
MISSOURI
-------------------------------------------------------------------------------------------------------------------
                 ST LOUIS MO ARPT REV
791638-RC-5      5.250 07/01/2031                                  12,735       12,735        54,750
-------------------------------------------------------------------------------------------------------------------
                 TOTAL MISSOURI                                    12,735       12,735        64,750       XXX
-------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------
                 NEW YORK NY CITY TRANSITIONAL FIN
649716-NP-8      5.750 08/15/2009                                 346,731      346,731       116,597
                 NEW YORK N Y CITY MUN WTR
64971G-FD-2      5.000 06/15/2029                                (186,678)    (186,678)       83,333
                 TRIBOROUGH BRDG & TUNL AU
896029-5F-8      5.000 01/01/2032                                 (18,138)     (18,138)       89,444
-------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW YORK                                   141,915      141,915       289,375       XXX
-------------------------------------------------------------------------------------------------------------------
OHIO
-------------------------------------------------------------------------------------------------------------------
                 UNIVERSITY CINCINNATI OHIO GEN R
914118-7X-6      5.000 06/01/2031                                (100,912)    (100,912)      321,181
-------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                                      (100,912)    (100,912)      321,181       XXX
-------------------------------------------------------------------------------------------------------------------
3199996 - Bonds - Special Revenues - United States                888,151      888,151     1,107,486       XXX
-------------------------------------------------------------------------------------------------------------------
3199999 - Bonds - Special Revenues                                888,151      888,151     1,107,486       XXX
-------------------------------------------------------------------------------------------------------------------

                                     E 12.1

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 4

            Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or
                   Otherwise DISPOSED OF During Current Year

----------------------------------------------------------------------------------------------------------------------------
      1                        2                            3                    4                     5             6



                                                                                                   Number of
    CUSIP                                                 Disposal                                 Shares of
Identification                Description                   Date          Name of Purchaser          Stock     Consideration
----------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
                 ANADARKO PETE CORP
032511-AP-2      03/07/2020                              01/30/2002   LEHMAN BROTHERS                              573,563
                 ARROW ELECTRS INC
042735-AY-6      02/21/2021                              12/12/2002   DEUTSCHE BANK                                198,000
                 BAXTER INTL INC
071813-AQ-2      1.250 06/01/2021                        03/27/2002   CREDIT SUISSE                                627,000
                 BAXTER INTL INC
071813-AR-O      1.250 06/01/2021                        12/11/2002   DEUTSCHE BANK                              1,195,500
                 CSX CORP
126408-BJ-1      7.250 05/01/2004                        10/04/2002   BNP PARIBAS SCREENS                          372,355
                 RESIDENTIAL ASSET SEC TRUST 98-A12 B1
12669A-Q4-9      6.750 10/01/2028                        02/01/2002   MBS PAYDOWN                                      502
                 CAPITAL ONE MASTER TR 200
14040P-AP-2      3.850 08/15/2007                        07/17/2002   CHASE MANHATTAN                              202,492
                 CARNIVAL CORP
143658-AN-2      2.000 04/15/2021                        12/23/2002   LEHMAN BROTHERS                            1,579,750
                 CHASE MAN AUTO OWNER TR 2
161581-BW-2      2.440 06/15/2004                        12/15/2002   MBS PAYDOWN                                  173,250
                 CLEAR CHANNEL COMMUNICATI
184502-AB-8      2.625 04/01/2003                        11/22/2002   DEUTSCHE BANK CAPITAL                      1,182,563
                 COSTCO COMPANIES INC
22160Q-AC-6      08/19/2017                              05/22/2002   BAIRD PATRICK                              1,155,180
                 CS FIRST BOSTON NY BRH SR
2254CO-AU-1      1.000 01/26/2010                        06/04/2002   CREDIT SUISSE FIRST BOSTON                 1,043,000
                 CS FIRST BOSTON NY BRH SR
2254CO-AZ-0      2.000 05/01/2010                        03/21/2002   CREDIT SUISSE                              1,086,280
                 DTE ENERGY CO
233331-AG-2      6.650 04/15/2009                        10/29/2002   MORGAN STANLEY                               209,596
                 FIRST DATA CORP
319963-AD-6      2.000 03/01/2008                        06/12/2002   LEHMAN BROTHERS                            2,789,722
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0      4.010 03/15/2006                        04/23/2002   DEUTSCHE BANK CAPITAL                         99,914
                 FORD MTR CO DEL
345370-CA-6      7.450 07/16/2031                        10/04/2002   HBSC SECURITIES                               16,104
                 GENERAL MTRS ACCEP CORP
370425-RZ-5      8.000 11/01/2031                        10/23/2002   GOLDMAN SACHS                                105,541
                 HOUSEHOLD FIN CORP
441812-JW-5      6.375 10/15/2011                        11/13/2002   MORGAN STANLEY                                30,283
                 HOUSEHOLD FIN CORP
441812-JY-1      7.000 05/15/2012                        11/13/2002   MORGAN STANLEY                               209,077
                 MAGNA INTL INC
559222-A6-9      4.875 02/15/2005                        06/06/2002   RADIAN                                     1,450,000
                 MEADWESTVACO CORP
583334-AA-5      6.850 04/01/2012                        09/20/2002   DEUTSCHE BANK CAPITAL                        140,784
                 MI AGENCY OBLIGATION 50A
59464@-AA-1      09/15/2008                              09/16/2002   MATURITY                                      37,500
                 MORGAN STANLEY CAP I 2001
61746W-ES-5      6.400 02/01/2031                        12/01/2002   MBS PAYDOWN                                   10,930
                 NJ AGENCY OBLIGATION 19A
64605*-AE-5      04/29/2007                              04/29/2002   MATURITY                                      45,000
                 NJ AGENCY OBLIGATION 27A
64605*-AF-2      10/20/2007                              10/21/2002   MATURITY                                      48,000
                 NJ AGENCY OBLIGATION 43A
64605*-AK-1      09/22/2007                              09/23/2002   MATURITY                                      51,286

--------------------------------------------------------------------------------------------------------------------------
      1                        2                               7          8              9             10           11

                                                                                                                 Increase
                                                                                   Book/Adjusted    Increase    (Decrease)
                                                                                      Carrying     (Decrease)   by Foreign
     CUSIP                                                                            Value at         by        Exchange
Identification                Description                Par Value   Actual Cost   Disposal Date   Adjustment   Adjustment
--------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
032511-AP-2      ANADARKO PETE CORP
                 03/07/2020                                950,000       687,084        433,859      193,899
042735-AY-6      ARROW ELECTRS INC
                 02/21/2021                                450,000       196,875        198,285        8,331
071813-AQ-2      BAXTER INTL INC
                 1.250 06/01/2021                          600,000       603,500        603,218         (186)
071813-AR-O      BAXTER INTL INC
                 1.250 06/01/2021                          600,000       603,500        603,218         (186)
126408-BJ-1      CSX CORP
                 7.250 05/01/2004                          350,000       375,025        375,025       (2,346)
12669A-Q4-9      RESIDENTIAL ASSET SEC TRUST 98-A12 B1
                 6.750 10/01/2028                              502           482            483           19
14040P-AP-2      CAPITAL ONE MASTER TR 200
                 3.850 08/15/2007                          200,000       199,457        199,492           34
143658-AN-2      CARNIVAL CORP
                 2.000 04/15/2021                        1,500,000     1,412,750      1,413,525        2,644
161581-BW-2      CHASE MAN AUTO OWNER TR 2
                 2.440 06/15/2004                          173,250       173,528        173,528         (120)
184502-AB-8      CLEAR CHANNEL COMMUNICATI
                 2.625 04/01/2003                        1,190,000     1,193,029      1,193,460       (2,453)
22160Q-AC-6      COSTCO COMPANIES INC
                 08/19/2017                              1,300,000     1,179,938      1,013,398      171,089
2254CO-AU-1      CS FIRST BOSTON NY BRH SR
                 1.000 01/26/2010                        1,400,000     1,063,638      1,075,365       14,850
2254CO-AZ-0      CS FIRST BOSTON NY BRH SR
                 2.000 05/01/2010                        1,350,000     1,227,309      1,233,049        2,915
233331-A6-2      DTE ENERGY CO
                 6.650 04/15/2009                          200,000       211,720        211,720         (313)
319963-AD-6      FIRST DATA CORP
                 2.000 03/01/2008                        2,400,000     2,556,125      2,533,978       (3,141)
34527R-GQ-0      FORD CREDIT AUTO TR 2001-
                 4.010 03/15/2006                          100,000        99,999         99,999            1
345370-CA-6      FORD MTR CO DEL
                 7.450 07/16/2031                           20,000        16,706         16,706            5
370425-RZ-5      GENERAL MTRS ACCEP CORP
                 8.000 11/01/2031                          120,000       120,736        120,736
441812-JW-5      HOUSEHOLD FIN CORP
                 6.375 10/15/2011                           35,000        32,015         32,015           80
441812-JY-1      HOUSEHOLD FIN CORP
                 7.000 05/15/2012                          225,000       225,434        225,434
559222-AG-9      MAGNA INTL INC
                 4.875 02/15/2005                        1,450,000     1,446,563      1,446,787          494
583334-AA-5      MEADWESTVACO CORP
                 6.850 04/01/2012                          130,000       129,139        129,139           30
59464@-AA-1      MI AGENCY OBLIGATION 50A
                 09/15/2008                                 37,500        17,520         35,061        2,439
61746W-ES-5      MORGAN STANLEY CAP I 2001
                 6.400 02/01/2031                           10,930        11,367         11,367          (13)
64605*-AE-5      NJ AGENCY OBLIGATION 19A
                 04/29/2007                                 45,000        20,409         43,595        1,405
64605*-AF-2      NJ AGENCY OBLIGATION 27A
                 10/20/2007                                 48,000        21,491         44,459        3,541
64605*-AK-1      NJ AGENCY OBLIGATION 43A
                 09/22/2007                                 51,286        23.481         47,857        3,428

------------------------------------------------------------------------------------------------------------------------------
      1                           2                           12             13            14            15           16


                                                           Foreign                                  Interest on   Dividends on
                                                          Exchange     Realized Gain   Total Gain      Bonds         Stocks
     CUSIP                                               Gain (Loss)     (Loss) on     (Loss) on     Received       Received
Identification                Description                on Disposal      Disposal      Disposal    During Year    During Year
------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
                 ANADARKO PETE CORP
032511-AP-2      03/07/2020                                                 (54,195)     (54,195)
                 ARROW ELECTRS INC
042735-AY-6      02/21/2021                                                  (8,616)      (8,616)
                 BAXTER INTL INC
071813-AQ-2      1.250 06/01/2021                                            23,968       23.968          2,521
                 BAXTER INTL INC
071813-AR-O      1.250 06/01/2021                                           (36,091)     (36,091)        15,625
                 CSX CORP
126408-BJ-1      7.250 05/01/2004                                              (324)        (324)        11,137
                 RESIDENTIAL ASSET SEC TRUST 98-A12 B1
12669A-Q4-9      6.750 10/01/2028
                 CAPITAL ONE MASTER TR 200
14040P-AP-2      3.850 08/15/2007                                             2,966        2,966          4,641
                 CARNIVAL CORP
143658-AN-2      2.000 04/15/2021                                           163,581      163,581         28,667
                 CHASE MAN AUTO OWNER TR 2
161581-BW-2      2.440 06/15/2004                                                                         1,047
                 CLEAR CHANNEL COMMUNICATI
184502-AB-8      2.625 04/01/2003                                            (8,444)      (8,444)        36,097
                 COSTCO COMPANIES INC
22160Q-AC-6      08/19/2017                                                 (29,307)     (29,307)
                 CS FIRST BOSTON NY BRH SR
2254CO-AU-1      1.000 01/26/2010                                           (47,215)     (47,215)        12,094
                 CS FIRST BOSTON NY BRH SR
2254CO-AZ-0      2.000 05/01/2010                                           149,685)    (149,685)        10,794
                 DTE ENERGY CO
233331-A6-2      6.650 04/15/2009                                            (1,811)      (1,811)         7,611
                 FIRST DATA CORP
319963-AD-6      2.000 03/01/2008                                           258,885      258,885         32,289
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0      4.010 03/15/2006                                               (86)         (86)         1,459
                 FORD MTR CO DEL
345370-CA-6      7.450 07/16/2031                                              (606)        (606)           344
                 GENERAL MTRS ACCEP CORP
370425-RZ-5      8.000 11/01/2031                                           (15,194)     (15,194)         4,720
                 HOUSEHOLD FIN CORP
441812-JW-5      6.375 10/15/2011                                            (1,811)      (1,811)         1,320
                 HOUSEHOLD FIN CORP
441812-JY-1      7.000 05/15/2012                                           (16,357)     (16,357)         5,537
                 MAGNA INTL INC
559222-AG-9      4.875 02/15/2005                                             2,719        2,719         35,344
                 MEADWESTVACO CORP
583334-AA-5      6.850 04/01/2012                                            11,614       11,614          4,279
                 MI AGENCY OBLIGATION 50A
59464@-AA-1      09/15/2008
                 MORGAN STANLEY CAP I 2001
61746W-ES-5      6.400 02/01/2031                                                                           406
                 NJ AGENCY OBLIGATION 19A
64605*-AE-5      04/29/2007
                 NJ AGENCY OBLIGATION 27A
64605*-AF-2      10/20/2007
                 NJ AGENCY OBLIGATION 43A
64605*-AK-1      09/22/2007

                                     E12.2

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 4

            Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or
                    Otherwise DISPOSED OF During Current Year

-------------------------------------------------------------------------------------------------------------------------
      1                        2                 3            4          5             6             7             8



                                                                      Number of
    CUSIP                                    Disposal      Name of    Shares of
Identification          Description            Date       Purchaser     Stock     Consideration   Par Value   Actual Cost
-------------------------------------------------------------------------------------------------------------------------
                 NJ AGENCY OBLIGATION
64605*-AM-7      O2/21/2004                  02/21/2002   MATURITY                       33,000      33,000        15,906
                 NJ AGENCY OBLIGATION 36A
64605*-AN-5      10/11/2005                  10/14/2002   MATURITY                       22,000      22,000         9,984
                 NJ AGENCY OBLIGATION 42A
64605*-AP-0      03/02/2008                  03/04/2002   MATURITY                       38,500      38,500        18,643
                 NJ AGENCY OBLIGATION 44A
64605*-AQ-8      04/22/2010                  04/22/2002   MATURITY                      108,500     108,500        51,885
                 NJ AGENCY OBLIGATION 56A
64605*-AT-2      02/21/2004                  02/21/2002   MATURITY                       30,000      30,000        14,877
                 NJ AGENCY OBLIGATION 52A
64605*-AU-9      02/28/2004                  03/28/2002   MATURITY                       20,000      20,000         9,921
                 NJ AGENCY OBLIGATION 57A
64605*-AV-7      12/18/2008                  12/18/2002   MATURITY                       48,500      48,500        22,248
                 NJ AGENCY OBLIGATION 62A
64605*-AW-5      05/12/2005                  05/31/2002   MATURITY                       51,000      51,000        24,837
                 NJ AGENCY OBLIGATION 65
64605*-AX-3      10/11/2005                  10/14/2002   MATURITY                       30,500      30,500        14,339
                 NJ AGENCY OBLIGATION 71A
64605*-BA-2      07/20/2008                  07/22/2002   MATURITY                       42,000      42,000        21,129
                 NJ AGNECY PBLIGATION 97F
64605*-BC-8      05/19/2007                  05/31/2002   MATURITY                      132,000     132,000        66,302
                 NJ AGENCY OBLIGATION 77A
64605*-BD-6      09/22/2007                  09/23/2002   MATURITY                       28,207      28,207        13,599
                 NJ AGENCY OBLIGATION 108J
64605*-BF-1      02/13/2005                  02/13/2002   MATURITY                       37,250      37,250        19,390
                 NJ AGENCY OBLIGATION 1310
64605*-BT-1      04/23/2010                  04/23/2002   MATURITY                       51,500      51,500        28,566
                 NJ AGENCY OBLIGATION 140B
64605*-BU-8      01/31/2002                  01/31/2002   MATURITY                      514,000     514,000       292,057
                 NJ AGENCY OBLIGATION 154F
64605*-CK-9      07/18/2004                  07/18/2002   MATURITY                       35,000      35,000        21,346
                 NJ AGENCY OBLIGATION 153E
64605*-CL-7      08/11/2004                  08/12/2002   MATURITY                       50,000      50,000        27,819
                 NJ AGENCY OBLIGATION 161R
64605*-CY-9      07/07/2013                  07/08/2002   MATURITY                        6,697       6,697         4,214
                 NJ AGENCY OBLIGATION 160R
64605*-CZ-6      07/07/2013                  07/08/2002   MATURITY                        6,697       6,697         4,214
                 NJ AGENCY OBLIGATION 162R
64605 -DA-0      07/07/2013                  07/08/2002   MATURITY                        6,697       6,697         4,125
                 NJ AGENCY OBLIGATION 163R
64605*-DB-8      07/07/2013                  07/08/2002   MATURITY                        6,697       6,697         4,214
                 NJ AGENCY OBLIGATION 178G
64605*-DV-4      01/01/2002                  01/01/2002   MATURITY                      207,500     207,500       135,474
                 NJ AGENCY OBLIGATION 130H
64605*-JP-1      03/17/2006                  03/18/2002   MATURITY                       57,500      57,500        32,172
                 NYS AGENCY OBLIGATION 8A
64982@-AA-4      09/08/2002                  09/08/2002   MATURITY                       31,123      31,123        13,419
                 NYS AGENCY OBLIGATION 6A
64982@-AG-1      06/15/2004                  06/28/2002   MATURITY                       59,350      59,350        25,992
                 NYS AGENCY OBLIGATION 7A
64982@-AH-9      12/15/2003                  12/16/2002   MATURITY                       64,224      64,224        26,575
                 NYS AGENCY OBLIGATION 10B
64982@-AM-8      12/15/2004                  12/16/2002   MATURITY                       86,580      86,580        36,099
                 NYS AGENCY OBLIGATION 4A
64982@-AP-1      12/15/2003                  12/16/2002   MATURITY                      146,788     146,788        6O,512
                 NYS AGENCY OBLIGATION 22A
64982@-BB-1      08/15/2006                  08/15/2002   MATURITY                       33,335      33,335        14,853
                 NYS AGENCY OBLIGATION 16A
64982@-BC-9      05/15/2008

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                   9            10             11           12            13              14

                                                                           Increase
                                             Book/Adjusted    Increase    (Decrease)    Foreign
                                              Carrying       (Decrease)   by Foreign    Exchange     Realized Gain   Total Gain
    CUSIP                                     Value at           by        Exchange    Gain (Loss)     (Loss) on     (Loss) on
Identification          Description          Disposal Date   Adjustment   Adjustment   on Disposal      Disposal      Disposal
-------------------------------------------------------------------------------------------------------------------------------
                 NJ AGENCY OBLIGATION
64605*-AM-7      O2/21/2004                         32,565          435
                 NJ AGENCY OBLIGATION 36A
64605*-AN-5      10/11/2005                         20,426        1,574
                 NJ AGENCY OBLIGATION 42A
64605*-AP-0      03/02/2008                         37,882          618
                 NJ AGENCY OBLIGATION 44A
64605*-AQ-8      04/22/2010                        105,355        3,145
                 NJ AGENCY OBLIGATION 56A
64605*-AT-2      02/21/2004                         29,605          395
                 NJ AGENCY OBLIGATION 52A
64605*-AU-9      02/28/2004                         19,700          300
                 NJ AGENCY OBLIGATION 57A
64605*-AV-7      12/18/2008                         44,239        4,261
                 NJ AGENCY OBLIGATION 62A
64605*-AW-5      05/12/2005                         49,259        1,741
                 NJ AGENCY OBLIGATION 65
64605*-AX-3      10/11/2005                         28,320        2,180
                 NJ AGENCY OBLIGATION 71A
64605*-BA-2      07/20/2008                         39,943        2,057
                 NJ AGNECY PBLIGATION 97F
64605*-BC-8      05/19/2007                        127,259        4,741
                 NJ AGENCY OBLIGATION 77A
64605*-BD-6      09/22/2007                         26,321        1,886
                 NJ AGENCY OBLIGATION 108J
64605*-BF-1      02/13/2005                         36,837          413
                 NJ AGENCY OBLIGATION 1310
64605*-BT-1      04/23/2010                         50,121        1,379
                 NJ AGENCY OBLIGATION 140B
64605*-BU-8      01/31/2002                        510,208        3,792
                 NJ AGENCY OBLIGATION 154F
64605*-CK-9      07/18/2004                         33,606        1,394
                 NJ AGENCY OBLIGATION 153E
64605*-CL-7      08/11/2004                         47,405        2,595
                 NJ AGENCY OBLIGATION 161R
64605*-CY-9      07/07/2013                          6,456          241
                 NJ AGENCY OBLIGATION 160R
64605*-CZ-6      07/07/2013                          6,456          241
                 NJ AGENCY OBLIGATION 162R
64605 -DA-0      07/07/2013                          6,445          252
                 NJ AGENCY OBLIGATION 163R
64605*-DB-8      07/07/2013                          6,456          241
                 NJ AGENCY OBLIGATION 178G
64605*-DV-4      01/01/2002                        207,458           42
                 NJ AGENCY OBLIGATION 130H
64605*-JP-1      03/17/2006                         56,451        1,049
                 NYS AGENCY OBLIGATION 8A
64982@-AA-4      09/08/2002                         29,149        1,974
                 NYS AGENCY OBLIGATION 6A
64982@-AG-1      06/15/2004                         56,825        2,525
                 NYS AGENCY OBLIGATION 7A
64982@-AH-9      12/15/2003                         58,582        5,642
                 NYS AGENCY OBLIGATION 10B
64982@-AM-8      12/15/2004                         78,963        7,617
                 NYS AGENCY OBLIGATION 4A
64982@-AP-1      12/15/2003                        134,013       12,775
                 NYS AGENCY OBLIGATION 22A
64982@-BB-1      08/15/2006                         31,406        1,930
                 NYS AGENCY OBLIGATION 16A
64982@-BC-9      05/15/2008                         25,841          945

-----------------------------------------------------------------------
      1                        2                  15            16


                                             Interest on   Dividends on
                                                Bonds         Stocks
    CUSIP                                     Received       Received
Identification          Description          During Year    During Year
-----------------------------------------------------------------------
                 NJ AGENCY OBLIGATION
64605*-AM-7      O2/21/2004
                 NJ AGENCY OBLIGATION 36A
64605*-AN-5      10/11/2005
                 NJ AGENCY OBLIGATION 42A
64605*-AP-0      03/02/2008
                 NJ AGENCY OBLIGATION 44A
64605*-AQ-8      04/22/2010
                 NJ AGENCY OBLIGATION 56A
64605*-AT-2      02/21/2004
                 NJ AGENCY OBLIGATION 52A
64605*-AU-9      02/28/2004
                 NJ AGENCY OBLIGATION 57A
64605*-AV-7      12/18/2008
                 NJ AGENCY OBLIGATION 62A
64605*-AW-5      05/12/2005
                 NJ AGENCY OBLIGATION 65
64605*-AX-3      10/11/2005
                 NJ AGENCY OBLIGATION 71A
64605*-BA-2      07/20/2008
                 NJ AGNECY PBLIGATION 97F
64605*-BC-8      05/19/2007
                 NJ AGENCY OBLIGATION 77A
64605*-BD-6      09/22/2007
                 NJ AGENCY OBLIGATION 108J
64605*-BF-1      02/13/2005
                 NJ AGENCY OBLIGATION 1310
64605*-BT-1      04/23/2010
                 NJ AGENCY OBLIGATION 140B
64605*-BU-8      01/31/2002
                 NJ AGENCY OBLIGATION 154F
64605*-CK-9      07/18/2004
                 NJ AGENCY OBLIGATION 153E
64605*-CL-7      08/11/2004
                 NJ AGENCY OBLIGATION 161R
64605*-CY-9      07/07/2013
                 NJ AGENCY OBLIGATION 160R
64605*-CZ-6      07/07/2013
                 NJ AGENCY OBLIGATION 162R
64605 -DA-0      07/07/2013
                 NJ AGENCY OBLIGATION 163R
64605*-DB-8      07/07/2013
                 NJ AGENCY OBLIGATION 178G
64605*-DV-4      01/01/2002
                 NJ AGENCY OBLIGATION 130H
64605*-JP-1      03/17/2006
                 NYS AGENCY OBLIGATION 8A
64982@-AA-4      09/08/2002
                 NYS AGENCY OBLIGATION 6A
64982@-AG-1      06/15/2004
                 NYS AGENCY OBLIGATION 7A
64982@-AH-9      12/15/2003
                 NYS AGENCY OBLIGATION 10B
64982@-AM-8      12/15/2004
                 NYS AGENCY OBLIGATION 4A
64982@-AP-1      12/15/2003
                 NYS AGENCY OBLIGATION 22A
64982@-BB-1      08/15/2006
                 NYS AGENCY OBLIGATION 16A
64982@-BC-9      05/15/2008

                                     E12.3

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 4

                  Showing all Long-Term Bonds and Stocks SOLD,
              REDEEMED or Otherwise DISPOSED OF During Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1                               2                        3                    4                    5                 6


                                                                                                      Number of
    CUSIP                                                   Disposal                                  Shares of
Identification                  Description                   Date           Name of Purchaser          Stock       Consideration
---------------------------------------------------------------------------------------------------------------------------------
                 NYS AGENCY OBLIGATION 23A
64982@-BF-2      03/15/2008                                03/15/2002   MATURITY                                         357,145
                 NYS AGENCY OBLIGATION 46A
64982@-BG-0      12/15/2003                                12/16/2002   MATURITY                                         109,780
                 NYS AGENCY OBLIGATION 47A
64982@-BJ-4      05/15/2004                                05/31/2002   MATURITY                                          26,786
                 NYS AGENCY OBLIGATION 48A
64982@-BL-9      09/15/2005                                09/16/2002   MATURITY                                          59,525
                 NYS AGENCY OBLIGATION 59A
64982@-BM-7      01/15/2012                                01/15/2002   MATURITY                                          20,000
                 NYS AGENCY OBLIGATION 58A
64982@-BS-4      07/27/2002                                07/27/2002   MATURITY                                          28,493
                 NYS AGENCY OBLIGATION 67A
64982@-BW-5      06/13/2003                                06/28/2002   MATURITY                                          28,600
                 NYS AGENCY OBLIGATION 72A
64982@-BX-3      08/15/2006                                08/15/2002   MATURITY                                          35,715
                 NYS AGENCY OBLIGATION 69A
64982@-BY-1      09/15/2011                                09/16/2002   MATURITY                                          55,560
                 NYS AGENCY OBLIGATION 86B
64982@-BZ-8      02/15/2002                                02/15/2002   MATURITY                                         121,824
                 NYS AGENCY OBLIGATION 99K
64982@-CB-0      12/15/2008                                12/16/2002   MATURITY                                          59,525
                 PERK INELMER INC
714046-AA-7      08/07/2020                                02/05/2002   DEUTSCHE BANK CAPITAL                            795,135
                 ROCHE HOLDINGS INC
771196-AG-7      01/19/2015                                06/06/2002   DEUTSCHE BANK CAPITAL                          1,249,200
                 THERMO ELECTRON CORP
883556-AF-9      4.250 01/01/2003                          03/21/2002   SECURITY CALLED BY ISSUER                      1,250,000
                 TIMES MIRROR CO NEW
887364-AE-7      04/15/2017                                03/28/2002   CREDIT SUISSE                                    656,170
                 UNIVERSAL HLTH SVCS INC
913903-AL-4      06/23/2020                                11/12/2002   MORGAN STANLEY                                   554,854
                 WELLPOINT HEALTH NETWORK
94973H-AA-6      07/02/2019                                07/26/2002   ALEX BROWN                                       718,950
                 SWISS LIFE FINANCE
G86220-AA-1      2.000 05/20/2003                          03/20/2002   SECURITY CALLED BY ISSUER                      1,261,920
                 SWISS RE AMERICA
U86807-AD-3      3.250 11/21/2021                          12/03/2002   DEUTSCHE BANK                                    904,000
---------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States                                                              24,938,285
---------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous                                                                     24,938,285
---------------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                                                                          126,729,669
---------------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                                                                          166,777,584
---------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                                           293,507,253
---------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
BANKS, TRUST AND INSURANCE COS.
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
373298-80-1      GEORGIA PAC CORP                          01/09/2002   LEHMAN BROTHERS              36,200.000        1,074,804
---------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                                                       1,074,804
---------------------------------------------------------------------------------------------------------------------------------
   6299999 - Preferred Stocks - Banks, Trust and Insurance Companies                                                   1,074,804
---------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                03/27/2002   MORGAN STANLEY                6,700.000          486,413
224044-50-3      COX COMMUNICATIONS INC NE                 08/26/2002   BA SECURITIES INC            19,700.000          523,236
25746U-20-8      DOMINION RES INC VA NEW                   06/05/2002   GOLDMAN SACHS                22,600.000        1,336,750
268939-40-2      EVI INC                                   07/23/2002   MORGAN STANLEY               15,000.000          669,355
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      1                               2                         7             8                9               10           11
                                                                                                                         Increase
                                                                                                            Increase     (Decrese)
                                                                                         Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                              Carrying Value at       by        Exchange
Identification                  Description                 Par Value    Actual Cost     Disposal Date     Adjustment   Adjustment
------------------------------------------------------------------------------------------------------------------------------------
                 NYS AGENCY OBLIGATION 23A
64982@-BF-2      03/15/2008                                    357,145       173,492          350,724          6,421
                 NYS AGENCY OBLIGATION 46A
64982@-BG-0      12/15/2003                                    109,780        49,387          100,211          9,569
                 NYS AGENCY OBLIGATION 47A
64982@-BJ-4      05/15/2004                                     26,786        12,844           25,851            935
                 NYS AGENCY OBLIGATION 48A
64982@-BL-9      09/15/2005                                     59,525        27,856           55,646           3,872
                 NYS AGENCY OBLIGATION 59A
64982@-BM-7      01/15/2012                                     20,000        10,046           19,924             76
                 NYS AGENCY OBLIGATION 58A
64982@-BS-4      07/27/2002                                     28,493        13,618           26,980          1,513
                 NYS AGENCY OBLIGATION 67A
64982@-BW-5      06/13/2003                                     28,600        13,961           27,398          1,202
                 NYS AGENCY OBLIGATION 72A
64982@-BX-3      08/15/2006                                     35,715        17,201           33,649          2,066
                 NYS AGENCY OBLIGATION 69A
64982@-BY-1      09/15/2011                                     55,560        26,547           51,942          3,618
                 NYS AGENCY OBLIGATION 86B
64982@-BZ-8      02/15/2002                                    121,824        62,378          120,413          1,411
                 NYS AGENCY OBLIGATION 99K
64982@-CB-0      12/15/2008                                     59,525        30,128           54,746          4,779
                 PERK INELMER INC
714046-AA-7      08/07/2020                                  1,500,000       795,938          799,287          2,006
                 ROCHE HOLDINGS INC
771196-AG-7      01/19/2015                                  1,800,000     1,285,040        1,291,257         20,063
                 THERMO ELECTRON CORP
883556-AF-9      4.250 01/01/2003                            1,250,000     1,220,625        1,228,394          5,187
                 TIMES MIRROR CO NEW
887364-AE-7      04/15/2017                                  1,000,000       530,000          516,305        (19,366)
                 UNIVERSAL HLTH SVCS INC
913903-AL-4      06/23/2020                                    900,000       528,750          528,750         19,756
                 WELLPOINT HEALTH NETWORK
94973H-AA-6      07/02/2019                                    750,000       590,250          562,827         35,798
                 SWISS LIFE FINANCE
G86220-AA-1      2.000 05/20/2003                            1,200,000     1,227,625        1,220,837         (3,546)
                 SWISS RE AMERICA
U86807-AD-3      3.250 11/21/2021                            1,000,000     1,000,000        1,000,000
------------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States    27,851,354    23,141,287       24,101,761        560,436
------------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous           27,851,354    23,141,287       24,101,761        560,436
------------------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                129,621,770   121,945,549      123,069,343        546,779
------------------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                163,179,984   165,938,642      165,938,642       (176,391)
------------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                 292,801,754   287,884,191      289,007,985        370,388
------------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
BANKS, TRUST AND INSURANCE COS.
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
373298-80-1      GEORGIA PAC CORP                                          1,353,082        1,125,820        227,262
------------------------------------------------------------------------------------------------------------------------------------
TOTAL UNITED STATES                                            XXX         1,353,082        1,125,820        227,262
------------------------------------------------------------------------------------------------------------------------------------
  6299999 - Preferred Stocks - Banks, Trust and Insurance Com  XXX         1,353,082        1,125,820        227,262
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                                  335,000          428,800        (93,800)
224044-50-3      COX COMMUNICATIONS INC NE                                 1,184,541        1,184,541         61,641
25746U-20-8      DOMINION RES INC VA NEW                                   1,333,520        1,346,120        (12,600)
268939-40-2      EVI INC                                                     669,375          669,375         (4,375)
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                               2                        12             13             14           15             16

                                                             Foreign                                  Interest on   Dividends on
                                                             Exchange    Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                                  Gain (Loss)     (Loss) on      (Loss) on     Received      Received
Identification                  Description                on Disposal      Disposal      Disposal    During Year   During Year
--------------------------------------------------------------------------------------------------------------------------------
                 NYS AGENCY OBLIGATION 23A
64982@-BF-2      03/15/2008
                 NYS AGENCY OBLIGATION 46A
64982@-BG-0      12/15/2003
                 NYS AGENCY OBLIGATION 47A
64982@-BJ-4      05/15/2004
                 NYS AGENCY OBLIGATION 48A
64982@-BL-9      09/15/2005                                                        7             7
                 NYS AGENCY OBLIGATION 59A
64982@-BM-7      01/15/2012
                 NYS AGENCY OBLIGATION 58A
64982@-BS-4      07/27/2002
                 NYS AGENCY OBLIGATION 67A
64982@-BW-5      06/13/2003
                 NYS AGENCY OBLIGATION 72A
64982@-BX-3      08/15/2006
                 NYS AGENCY OBLIGATION 69A
64982@-BY-1      09/15/2011
                 NYS AGENCY OBLIGATION 86B
64982@-BZ-8      02/15/2002
                 NYS AGENCY OBLIGATION 99K
64982@-CB-0      12/15/2008
                 PERKINELMER INC
714046-AA-7      08/07/2020                                                   (6,158)       (6,158)
                 ROCHE HOLDINGS INC
771196-AG-7      01/19/2015                                                  (62,119)      (62,119)
                 THERMO ELECTRON CORP
883556-AF-9      4.250 01/01/2003                                             16,419        16,419        38,368
                 TIMES MIRROR CO NEW
887364-AE-7      04/15/2017                                                  159 231       159,231
                 UNIVERSAL HLTH SVCS INC
913903-AL-4      06/23/2020                                                    6,348         6,348         3,429
                 WELLPOINT HEALTH NETWORK
94973H-AA-6      07/02/2019                                                  120,325       120,325
                 SWISS LIFE FINANCE
G86220-AA-1      2.000 05/20/2003                                             44,629        44,629         7,992
                 SWISS RE AMERICA
U86807-AD-3      3.250 11/21/2021                                            (96,000)      (96,000)       33,854
--------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States                     276,669       276,669       299,576        XXX
--------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous                            276,669       276,669       299,576        XXX
--------------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                                3,156,580     3,156,580     3,308,218        XXX
--------------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                                1,015,333     1,015,333     3,662,983        XXX
--------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                 4,171,913     4,171,913     6,971,201        XXX
--------------------------------------------------------------------------------------------------------------------------------
PREFERRED STOCKS
BANKS, TRUST AND INSURANCE COS.
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------------
373298-80-1      GEORGIA PAC CORP                                           (278,278)     (278,278)
--------------------------------------------------------------------------------------------------------------------------------
TOTAL UNITED STATES                                                         (278,278)     (278,278)      XXX
--------------------------------------------------------------------------------------------------------------------------------
6299999 - Preferred Stocks - Banks, Trust and Insurance Com                 (278,278)     (278,278)      XXX
--------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                                  151,413       151,413                     5,751
224044-50-3      COX COMMUNICATIONS INC NE                                  (661,305)     (661,305)                   95,865
25746U-20-8      DOMINION RES INC VA NEW                                       3,230         3,230                    53,675
268939-40-2      EVI INC                                                         (20)          (20)                    9,375
--------------------------------------------------------------------------------------------------------------------------------

                                     E12.4

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D -PART 4

                  Showing all Long-Term Bonds and Stocks SOLD,
              REDEEMED or Otherwise DISPOSED OF During Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1                               2                        3                    4                    5                 6


                                                                                                      Number of
    CUSIP                                                   Disposal                                  Shares of
Identification                  Description                   Date           Name of Purchaser          Stock       Consideration
---------------------------------------------------------------------------------------------------------------------------------
283678-20-9      EL PASO ENERGY CAP TR I                   03/01/2002   BA SECURITIES INC              5,250.000         272,917
29477Q-20-4      EQUITY SECURITIES TR II                   07/19/2002   BA SECURITIES INC             25,000.000         278,239
58440J-50-0      MEDIAONE GROUP INC                        03/20/2002   MORGAN STANLEY                50,000.000       1,060,984
826428-20-3      SIERRA PAC RES NEW                        05/03/2002   LEHMAN BROTHERS               30,000.000         985,770
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                                                                           5,613,664
---------------------------------------------------------------------------------------------------------------------------------
CANADA
---------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                       06/27/2002   BA SECURITIES INC             21,000.000       1,416,917
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL CANADA                                                                                                  1,416,917
---------------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and Miscellaneous                                                           7,030,581
---------------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                                                                                 8,105,385
---------------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                                                                                 4,514,938
---------------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                                                                                 12,620,323
---------------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4
---------------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                                                                    4,782,102
---------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                                                                     4,782,102
---------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                                                                      17,402,425
---------------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                                                                    310,909,678
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      1                               2                         7             8                9               10           11
                                                                                                                         Increase
                                                                                                            Increase     (Decrease)
                                                                                         Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                              Carrying Value at       by        Exchange
Identification                  Description                 Par Value    Actual Cost     Disposal Date     Adjustment   Adjustment
------------------------------------------------------------------------------------------------------------------------------------
283678-20-9      EL PASO ENERGY CAP TR I                                     340,930          340,930         41,680
29477Q-20-4      EQUITY SECURITIES TR II                                     562,500          588,000
58440J-50-0      MEDIAONE GROUP INC                                        1,239,199        1,357,500       (118,301)
826428-20-3      SIERRA PAC RES NEW                                        1,526,500        1,605,000
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                   XXX         7,191,566        7,520,266       (125,755)
------------------------------------------------------------------------------------------------------------------------------------
CANADA
------------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                                       1,176,773        1,176,773
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL CANADA                                          XXX         1,176,773        1,176,773
------------------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and Miscellaneous   XXX         8,368,339        8,697,039       (125,755)
------------------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                         XXX         9,721,421        9,822,859        101,507
------------------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                         XXX         5,175,838        5,175,838
------------------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                          XXX        14,897,259       14,998,697        101,507
------------------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                            XXX
------------------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                            XXX         4,405,748        4,405,748
------------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                             XXX         4,405,748        4,405,748
------------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks               XXX        19,303,007       19,404,445        101,507
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                              XXX       307,187,198      308,412,430        471,895
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                               2                        12             13             14           15             16

                                                             Foreign                                  Interest on   Dividends on
                                                             Exchange    Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                                  Gain (Loss)     (Loss) on      (Loss) on     Received      Received
Identification                  Description                on Disposal      Disposal      Disposal    During Year   During Year
--------------------------------------------------------------------------------------------------------------------------------
283678-20-9      EL PASO ENERGY CAP TR I                                     (68,013)       (68,013)
29477Q-20-4      EQUITY SECURITIES TR II                                    (284,261)      (284,261)                    14,358
58440J-50-0      MEDIAONE GROUP INC                                         (178,215)      (178,215)                    38,008
826428-20-3      SIERRA PAC RES NEW                                         (540,730)      (540,730)                    33,375
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                              (1,577,902)    (1,577,902)         XXX       250,406
--------------------------------------------------------------------------------------------------------------------------------
CANADA
--------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                                         240,144        240,144                     26,859
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL CANADA                                                        240,144        240,144          XXX        26,859
--------------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and Miscellaneous              (1,337,758)    (1,337,758)         XXX       277,265
--------------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                                    (1,616,036)    (1,616,036)         XXX       277,265
--------------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                                      (660,900)      (660,900)         XXX       155,525
--------------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                                     (2,276,936)    (2,276,936)         XXX       432,790
--------------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                                                          XXX
--------------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                          376,354        376,354          XXX
--------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                           376,354        376,354          XXX
--------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                          (1,900,582)    (1,900,582)         XXX       432,790
--------------------------------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                          2,271,331      2,271,331    5,971,201       432,790
--------------------------------------------------------------------------------------------------------------------------------

                                     E12.5

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 5

                 Showing all Long-Term Bonds and Stocks ACQUIRED
          During Current Year and Fully DISPOSED OF During Current Year

-----------------------------------------------------------------------------------------------------------------------------------
      1                               2                        3                  4                   5                6



    CUSIP                                                     Date                                Disposal
Identification                  Description                 Acquired       Name of Vendor           Date      Name of Purchaser
-----------------------------------------------------------------------------------------------------------------------------------
   BONDS
   GOVERNMENTS
   UNITED STATES
-----------------------------------------------------------------------------------------------------------------------------------
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                                02/13/2002   SALOMON SMITH BARNEY     02/13/2002   SALOMON SMITH BARNEY
01F062-68-9      FNMA 6.500 05/01/2027                     06/11/2002   MORGAN STANLEY           08/05/2002   MORGAN STANLEY
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                                09/06/2002   VARIOUS                  10/03/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                                08/22/2002   GREENWICH SECURITIES     10/15/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.500
31389B-N3-1      01/01/2032                                01/11/2002   SALOMON SMITH BARNEY     06/14/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.000
31389S-H3-1      07/01/2031                                01/11/2002   MORGAN STANLEY           06/14/2002   VARIOUS
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                                05/14/2002   CREDIT SUISSE            06/14/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                                09/12/2002   DEUTSCHE BANK CAPITAL    11/12/2002   VARIOUS
                 UNITED STATES TREAS BDS 6.250
912810-FM-5      05/15/2030                                07/29/2002   VARIOUS                  11/04/2002   VARIOUS
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                                04/09/2002   GOLDMAN SACHS            07/16/2002   GREENWICH SECURITIES
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                                05/07/2002   BARCLAYS CAPITAL INC     09/05/2002   BARCLAYS CAPITAL INC
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                                07/15/2002   VARIOUS                  07/22/2002   VARIOUS
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                                01/11/2002   UBS WARBURG LLC          07/10/2002   VARIOUS
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                                09/20/2002   VARIOUS                  10/30/2002   VARIOUS
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                                06/13/2002   VARIOUS                  09/17/2002   VARIOUS
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                                03/26/2002   UBS WARBURG LLC          05/07/2002   VARIOUS
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004         02/25/2002   GOLDMAN SACHS            08/20/2002   VARIOUS
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                                11/13/2002   VARIOUS                  12/23/2002   GOLDMAN SACHS
                 UNITED STATES TREAS NTS 3.250
912828-AD-2      05/31/2004                                07/18/2002   VARIOUS                  08/22/2002   VARIOUS
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                                10/04/2002   VARIOUS                  10/22/2002   UBS WARBURG LLC
-----------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government
-----------------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments
-----------------------------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   HAWAII
-----------------------------------------------------------------------------------------------------------------------------------
419780-QB-0      HAWAII ST 5.875 09/01/2009                04/16/2002   LEHMAN BROTHERS          12/16/2002   LEHMAN BROTHERS
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII
-----------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and Possessions - United States
-----------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and Possessions
-----------------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------------
167736-RL-3      CHICAGO ILL WTR REV 5.000 11/01/2031      01/17/2002   BEAR STEARNS & CO        11/01/2002   VARIOUS
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------------
   NEW YORK
-----------------------------------------------------------------------------------------------------------------------------------
898526-CV-8      TSASC INC N Y 5.500 07/15/2024            08/02/2002   BEAR STEARNS & CO        08/05/2002   BEAR STEARNS & CO
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
      1                               2                        7             8              9              10              11
                                                            Par Value
                                                           (Bonds) or                                  Book/Adjusted    Increase
                                                            Number of                                 Carrying Value   (Decrease)
    CUSIP                                                    Shares                                     at Disposal        by
Identification                  Description                  (Stock)    Actual Cost   Consideration        Date        Adjustment
---------------------------------------------------------------------------------------------------------------------------------
   BONDS
   GOVERNMENTS
   UNITED STATES
---------------------------------------------------------------------------------------------------------------------------------
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                                 2,925,000     2,955,621      2,954,707       2,955,621
01F062-68-9      FNMA 6.500 05/01/2027                      1,950,000     1,967,672      2,012,004       1,967,672
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                                 2,150,000     2,204,266      2,225,922       2,204,266
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                                 1,000,000     1,029,297      1,033,615       1,029,297       (1,531)
                 FNMA PASS-THRU LNG 30 Y 6.500
31389B-N3-1      01/01/2032                                16,675,000    16,849,567     17,043,567      16,849,567         (971)
                 FNMA PASS-THRU LNG 30 Y 6.000
31389S-H3-L      07/01/2031                                 4,819,321     4,753,808      4,816,776       4,753,808        2,244
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                                 3,347,626     3,442,301      3,474,371       3,442,301         (655)
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                                   248,310       257,660        256,980         257,660         (635)
                 UNITED STATES TREAS BDS 6.250
912810-FM-5      05/15/2030                                   740,000       814,810        850,218         814,810         (110)
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                                    95,000        90,770         94,005          90,770           22
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                                 2,500,000     2,920,800      3,062,814       2,920,800      (29,457)
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                                16,145,000    17,608,752     17,615,131      17,608,752       (4,953)
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                                 3,700,000     3,934,141      3,873,688       3,934,141       (4,274)
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                                27,855,000    28,360,614     28,614,052      28,360,614      (37,103)
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                                 4,925,000     4,941,953      4,993,700       4,941,953       (1,439)
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                                 3,000,000     2,963,203      2,998,335       2,963,203        1,921
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004          1,300,000     1,447,063      1,456,125       1,447,063      (23,514)
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                                 2,750,000     2,899,235      2,933,554       2,899,235       (1,670)
                 UNITED STATES TREAS NTS 3.250
912828-AD-2      05/31/2004                                   775,000       786,044        791,777         786,044         (497)
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                                 2,300,000     2,315,258      2,297,844       2,315,258         (368)
---------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                       99,200,257   102,542,833    103,399,186     102,542,833     (102,991)
---------------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                      99,200,257   102,542,833    103,399,186     102,542,833     (102,991)
---------------------------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   HAWAII
---------------------------------------------------------------------------------------------------------------------------------
419780-QB-0      HAWAII ST 5.875 09/01/2009                10,000,000    11,280,700     11,728,200      11,280,700      (92,990)
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                      10,000,000    11,280,700     11,728,200      11,280,700      (92,990)
---------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and Possessions
      - United States                                      10,000,000    11,280,700     11,728,200      11,280,700      (92,990)
---------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and Possessions   10,000,000    11,280,700     11,728,200      11,280,700      (92,990)
---------------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ILLINOIS
---------------------------------------------------------------------------------------------------------------------------------
167736-RL-3      CHICAGO ILL WTR REV 5.000 11/01/2031      13,500,000    13,026,015     13,326,795      13,026,015        6,423
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                    13,500,000    13,026,015     13,326,795      13,026,015        6,423
---------------------------------------------------------------------------------------------------------------------------------
   NEW YORK
---------------------------------------------------------------------------------------------------------------------------------
898526-CV-8      TSASC INC N Y 5.500 07/15/2024             5,000,000     4,845,050      4,857,200       4,845,050
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                                     5,000,000     4,845,050      4,857,200       4,845,050
---------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
      1                               2                        12           13            14            15
                                                            Increase
                                                           (Decrease)     Foreign
                                                           by Foreign     Exchange      Realized       Total
    CUSIP                                                   Exchange    Gain (Loss)   Gain (Loss)   Gain (Loss)
Identification                  Description                Adjustment   on Disposal   on Disposal   on Disposal
---------------------------------------------------------------------------------------------------------------
   BONDS
   GOVERNMENTS
   UNITED STATES
---------------------------------------------------------------------------------------------------------------
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032                                                                (914)         (914)
01F062-68-9      FNMA 6.500 05/01/2027                                                   44,332        44,332
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032                                                              21,656        21,656
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                                                               5,849         5,849
                 FNMA PASS-THRU LNG 30 Y 6.500
31389B-N3-1      01/01/2032                                                             194,971       194,971
                 FNMA PASS-THRU LNG 30 Y 6.000
31389S-H3-L      07/01/2031                                                              60,724        60,724
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                                                              32,725        32,725
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01/2032                                                                 (45)          (45)
                 UNITED STATES TREAS BDS 6.250
912810-FM-5      05/15/2030                                                              35,517        35,517
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                                                               3,214         3,214
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                                                             171,471       171,471
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                                                              11,332        11,332
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                                                             (56,178)      (56,178)
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                                                             290,541       290,541
-                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                                                              53,186        53,186
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                                                              33,211        33,211
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004                                       32,577        32,577
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                                                              35,990        35,990
                 UNITED STATES TREAS NTS 3.250
912828-AD-2      05/31/2004                                                               6,230         6,230
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                                                             (17,046)      (17,046)
---------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                                    959,344       959,344
---------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                                                   959,344       959,344
---------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   HAWAII
---------------------------------------------------------------------------------------------------------------
419780-QB-0      HAWAII ST 5.875 09/01/2009                                             540,490       540,490
---------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                                                   540,490       540,490
---------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and Possessions
      - United States                                                                   540,490       540,490
---------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and Possessions                                540,490       540,490
---------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ILLINOIS
---------------------------------------------------------------------------------------------------------------
167736-RL-3      CHICAGO ILL WTR REV 5.000 11/01/2031                                   294,357       294,357
---------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                                 294,357       294,357
---------------------------------------------------------------------------------------------------------------
   NEW YORK
---------------------------------------------------------------------------------------------------------------
898526-CV-8      TSASC INC N Y 5.500 07/15/2024                                          12,150        12,150
---------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                                                                  12,150        12,150
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
      1                               2                         16             17

                                                           Interest and     Paid for
                                                             Dividends       Accrued
    CUSIP                                                    Received     Interest and
Identification                  Description                 During Year     Dividends
--------------------------------------------------------------------------------------
   BONDS
   GOVERNMENTS
   UNITED STATES
--------------------------------------------------------------------------------------
                 FNMA TBA FEB 30 SINGLE FAM 6.500
01F062-62-2      02/01/2032
01F062-68-9      FNMA 6.500 05/01/2027
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4      09/01/2032
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7      05/01/2031                                      7,812         2,708
                 FNMA PASS-THRU LNG 30 Y 6.500
31389B-N3-1      01/01/2032                                    414,438        36,129
                 FNMA PASS-THRU LNG 30 Y 6.000
31389S-H3-L      07/01/2031                                     85,384         9,639
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2      04/01/2017                                     28,937         9,671
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0      07/01 /2032                                     3,207           717
                 UNITED STATES TREAS BDS 6.250
912810-FM-5      05/15/2030                                     15,323         9,803
                 UNITED STATES TREAS BDS 5.375
912810-FP-8      02/15/2031                                      2,172           790
                 UNITED STATES TREAS NTS 3.375
912827-2M-3      01/15/2007                                     61,677        30,130
                 UNITED STATES TREAS NTS 6.750
912827-6D-9      05/15/2005                                    126,567       114,200
                 UNITED STATES TREAS NTS 5.750
912827-6J-6      08/15/2010                                    130,416        87,875
                 UNITED STATES TREAS NTS 4.625
912827-6X-5      05/15/2006                                    686,229       286,634
                 UNITED STATES TREAS NTS 3.000
912827-7K-2      01/31/2004                                     74,995        49,566
                 UNITED STATES TREAS NTS 3.000
912827-7M-8      02/29/2004                                     17,007         7,826
912827-R8-7      US TREASURY NOTE 7.875 11/15/2004              77,858        29,694
                 UNITED STATES TREAS NTS 4.375
912828-AC-4      05/15/2007                                     58,072        52,093
                 UNITED STATES TREAS NTS 3.250
912828-AD-2      05/31/2004                                      5,787         3,630
                 UNITED STATES TREAS NTS 2.125
912828-AK-6      08/31/2004                                      7,426         5,151
--------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                         1,803,310       736,257
--------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                        1,803,310       736,257
--------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   HAWAII
--------------------------------------------------------------------------------------
419780-QB-0      HAWAII ST 5.875 09/01/2009                    470,000        78,333
--------------------------------------------------------------------------------------
         TOTAL HAWAII                                          470,000        78,333
--------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and Possessions
      - United States                                          470,000        78,333
--------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and Possessions       470,000        78,333
--------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ILLINOIS
--------------------------------------------------------------------------------------
167736-RL-3      CHICAGO ILL WTR REV 5.000 11/01/2031          626,250        97,500
--------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                        626,250        97,500
--------------------------------------------------------------------------------------
   NEW YORK
--------------------------------------------------------------------------------------
898526-CV-8      TSASC INC N Y 5.500 07/15/2024
--------------------------------------------------------------------------------------
         TOTAL NEW YORK
--------------------------------------------------------------------------------------

                                       E13

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 5

       Showing all Long-Term Bonds and Stocks ACQUIRED During Current Year
                    and Fully DISPOSED OF During Current Year

--------------------------------------------------------------------------------------------------------
      1                           2                         3                   4                  5



    CUSIP                                                  Date                                Disposal
Identification               Description                 Acquired        Name of Vendor          Date
--------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States
--------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue
--------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
--------------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009             01/22/2002   UBS WARBURG LLC          07/30/2002
013104-AF-1      ALBERTSONS INC 7.450 08/01/2029        01/16/2002   UBS WARBURG LLC          10/31/2002
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                             06/13/2002   GOLDMAN SACHS            09/12/2002
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                             04/10/2002   DEUTSCHE BANK CAPITAL    08/07/2002
053469-AD-4      AVALON PPTYS INC 6.625 01/15/2005      01/24/2002   LEGG MASON WOOD WALKER   10/25/2002
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                             05/23/2002   BA SECURITIES INC        09/12/2002
071813-AR-0      BAXTER INTL INC 1.250 06/01/2021       02/13/2002   VARIOUS                  12/11/2002
                 BELLSOUTH CAP FDG CORP 7.875
079857-AH-1      02/15/2030                             07/16/2002   DEUTSCHE BANK CAPITAL    11/14/2002
12626P-AD-5      CRH AMER INC 6.950 03/15/2012          08/05/2002   VARIOUS                  10/17/2002
126408-BR-3      CSX CORP 6.250 10/15/2008              01/15/2002   JP MORGAN STANLEY        06/13/2002
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                             08/21/2002   SALOMAN BROTHERS         11/13/2002
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                       07/30/2002   ALEX BROWN               11/14/2002
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021         02/21/2002   LEHMAN BROTHERS          12/03/2002
151313-AH-6      CENDANT CORP 3.000 05/04/2021          10/08/2002   VARIOUS                  12/11/2002
156700-AE-6      CENTURYTEL INC 4.750 08/01/2032        08/20/2002   BEAR STEARNS & CO        08/21/2002
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                             04/25/2002   CHASE MANHATTAN          09/04/2002
                 CLEAR CHANNEL COMMUNICATI 2.625
184502-AB-8      04/01/2003                             02/06/2002   SALOMON SMITH BARNEY     11/21/2002
190441-AZ-8      COASTAL CORP 6.200 05/15/2004          01/17/2002   LEHMAN BROTHERS          09/26/2002
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                             12/06/2002   JP MORGAN STANLEY        12/06/2002
                 DLJ COMMERCIAL MTG 1998-C 5.880
23322B-CY-2      11/01/2031                             02/21/2002   VARIOUS                  10/15/2002
                 FIRSTAR BK N A CINCINNATI 7.125
33764R-AA-5      12/01/2009                             01/25/2002   VARIOUS                  06/13/2002
                 FORD CREDIT AUTO TR 2001- 4.010
34527R-GQ-0      03/15/2006                             03/27/2002   DEUTSCHE BANK CAPITAL    04/23/2002
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031       08/06/2002   VARIOUS                  10/04/2002
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006      05/20/2002   UBS WARBURG LLC          08/08/2002
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007      07/17/2002   VARIOUS                  08/21/2002
361448-AB-9      GATX CORP 7.500 02/01/2007             01/28/2002   LEHMAN BROTHERS          02/07/2002
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005    07/16/2002   BANK OF AMERICA          07/31/2002
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                             05/21/2002   SALOMON SMITH BARNEY     08/07/2002
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                             02/05/2002   VARIOUS                  10/15/2002
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026     03/22/2002   LEHMAN BROTHERS          11/05/2002
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031    02/11/2002   MORGAN STANLEY           03/28/2002
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005        02/06/2002   VARIOUS                  06/06/2002
                 NORFOLK SOUTHERN CORP 7.800
655844-AJ-7      05/15/2027                             01/25/2002   CHASE MANHATTAN          09/12/2002
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015          01/23/2002   DEUTSCHE BANK CAPITAL    06/06/2002
852060-AC-6      SPRINT CAP CORP 6.125 11/15/2008       01/15/2002   DEUTSCHE BANK CAPITAL    04/19/2002
872649-BF-4      TRW INC 6.625 06/01/2004               01/15/2002   MORGAN STANLEY           04/22/2002
87971M-AC-7      TELUS CORP 8.000 06/01/2011            01/15/2002   JP MORGAN STANLEY        06/17/2002
887315-AW-9      TIME WARNER INC 8.110 08/15/2006       03/26/2002   BEAR STEARNS & CO        07/15/2002
902118-AX-6      TYCO INTL GROUP S A 6.375 02/15/2006   01/16/2002   GOLDMAN SACHS            04/30/2002
913903-AL-4      UNIVERSAL HLTH SVCS INC 06/23/2020     01/14/2002   BANK OF AMERICA          10/30/2002
--------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
      1                           2                             6                         7            8              9
                                                                                      Par Value
                                                                                     (Bonds) or
                                                                                      Number of
    CUSIP                                                                              Shares
Identification               Description                Name of Purchaser              (Stock)    Actual Cost   Consideration
-----------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States                                 18,500,000    17,871,065      18,183,995
-----------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                                                 18,500,000    17,871,065      18,183,995
-----------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-----------------------------------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009             VARIOUS                         975,000       977,818         956,625
013104-AF-1      ALBERTSONS INC 7.450 08/01/2029        BANK OF AMERICA                 400,000       421,832         434,072
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                             ALEX BROWN                      100,000       103,160         102,613
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                             COWEN & CO                      125,000       124,973         129,731
053469-AD-4      AVALON PPTYS INC 6.625 01/15/2005      VARIOUS                         500,000       518,680         519,251
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                             BA SECURITIES INC               425,000       424,910         439,510
071813-AR-0      BAXTER INTL INC 1.250 06/01/2021       DEUTSCHE BANK                 3,600,000     3,734,750       3,586,500
                 BELLSOUTH CAP FDG CORP 7.875
079857-AH-1      02/15/2030                             UBS WARBURG LLC                  90,000        99,483         108,833
12626P-AD-5      CRH AMER INC 6.950 03/15/2012          VARIOUS                         125,000       127,104         137,310
126408-BR-3      CSX CORP 6.250 10/15/2008              CHASE MANHATTAN               1,425,000     1,447,572       1,474,533
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                             MORGAN STANLEY                  205,000       205,000         204,944
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                       CREDIT SUISSE FIRST BOSTON      425,000       424,938         434,230
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021         BANK OF AMERICA               1,750,000     1,707,175       1,850,851
151313-AH-6      CENDANT CORP 3.000 05/04/2021          VARIOUS                       2,500,000     2,401,250       2,468,000
156700-AE-6      CENTURYTEL INC 4.750 08/01/2032        VARIOUS                         600,000       600,000         629,875
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                             BEAR STEARNS & CO               300,000       315,352         328,734
                 CLEAR CHANNEL COMMUNICATI 2.625
184502-AB-8      04/01/2003                             DEUTSCHE BANK CAPITAL           600,000       601,200         597,000
190441-AZ-8      COASTAL CORP 6.200 05/15/2004          VARIOUS                         800,000       811,240         703,525
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                             LEHMAN BROTHERS                 900,000       900,000         919,125
                 DLJ COMMERCIAL MTG 1998-C 5.880
23322B-CY-2      11/01/2031                             VARIOUS                         224,469       231,594         237,591
                 FIRSTAR BK N A CINCINNATI 7.125
33764R-AA-5      12/01/2009                             LEHMAN BROTHERS                 590,000       630,141         641,755
                 FORD CREDIT AUTO TR 2001- 4.010
34527R-GQ-0      03/15/2006                             DEUTSCHE BANK CAPITAL           375,000       371,836         374,678
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031       HBSC SECURITIES                 235,000       204,701         189,224
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006      VARIOUS                         400,000       409,580         394,234
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007      GOLDMAN SACHS                   500,000       494,745         493,725
361448-AB-9      GATX CORP 7.500 02/01/2007             SALOMON SMITH BARNEY            300,000       300,000         320,250
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005    VARIOUS                         235,000       250,806         241,434
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                             BANK OF AMERICA                 245,000       244,145         251,970
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                             VARIOUS                         110,258       115,410         118,715
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026     VARIOUS                         225,000       226,118         237,248
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031    MORGAN STANLEY                  500,000       473,605         517,265
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005        RADIAN                        1,700,000     1,728,000       1,700,000
                 NORFOLK SOUTHERN CORP 7.800
655844-AJ-7      05/15/2027                             DEUTSCHE BANK CAPITAL           700,000       774,046         833,455
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015          DEUTSCHE BANK CAPITAL         1,500,000     1,087,500       1,041,000
852060-AC-6      SPRINT CAP CORP 6.125 11/15/2008       VARIOUS                         400,000       395,120         361,648
872649-BF-4      TRW INC 6.625 06/01/2004               VARIOUS                       1,400,000     1,434,104       1,421,064
87971M-AC-7      TELUS CORP 8.000 06/01/2011            CHASE MANHATTAN                 600,000       650,730         554,766
887315-AW-9      TIME WARNER INC 8.110 08/15/2006       BANK OF AMERICA                 225,000       240,620         218,266
902118-AX-6      TYCO INTL GROUP S A 6.375 02/15/2006   VARIOUS                         800,000       800,488         661,500
913903-AL-4      UNIVERSAL HLTH SVCS INC 06/23/2020     VARIOUS                       2,500,000     1,405,225       1,660,000
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                           2                           10             11           12           13            14
                                                                                       Increase
                                                        Book/Adjusted     Increase    (Decrease)     Foreign
                                                        Carrying Value   (Decrease)   by Foreign    Exchange      Realized
    CUSIP                                                at Disposal         by        Exchange    Gain (Loss)   Gain (Loss)
Identification               Description                    Date         Adjustment   Adjustment   on Disposal   on Disposal
----------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States        17,871,065       6,423                                  306,507
----------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                        17,871,065       6,423                                  306,507
----------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
----------------------------------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009                    977,818         (28)                                 (21,165)
013104-AF-1      ALBERTSONS INC 7.450 08/01/2029               421,832        (203)                                  12,443
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                                    103,160        (399)                                    (148)
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                                    124,973           2                                    4,757
053469-AD-4      AVALON PPTYS INC 6.625 01/15/2005             518,680      (2,320)                                   2,891
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                                    424,910           5                                   14,595
071813-AR-0      BAXTER INTL INC 1.250 06/01/2021            3,734,750      (5,515)                                (142,735)
                 BELLSOUTH CAP FDG CORP 7.875
079857-AH-1      02/15/2030                                     99,483         (32)                                   9,381
12626P-AD-5      CRH AMER INC 6.950 03/15/2012                 127,104         (19)                                  10,225
126408-BR-3      CSX CORP 6.250 10/15/2008                   1,447,572      (1,001)                                  27,962
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                                    205,000                                                  (56)
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                              424,938           9                                    9,284
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021              1,707,175       1,555                                  142,121
151313-AH-6      CENDANT CORP 3.000 05/04/2021               2,401,250       1,617                                   65,133
156700-AE-6      CENTURYTEL INC 4.750 08/01/2032               600,000                                               29,875
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                                    315,352        (789)                                  14,171
                 CLEAR CHANNEL COMMUNICATI 2.625
184502-AB-8      04/01/2003                                    601,200        (828)                                  (3,372)
190441-AZ-8      COASTAL CORP 6.200 05/15/2004                 811,240      (2,453)                                (105,262)
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                                    900,000                                               19,125
                 DLJ COMMERCIAL MTG 1998-C 5.880
23322B-CY-2      11/01/2031                                    231,594        (594)                                   6,591
                 FIRSTAR BK N A CINCINNATI 7.125
33764R-AA-5      12/01/2009                                    630,141      (1,505)                                  13,118
                 FORD CREDIT AUTO TR 2001- 4.010
34527R-GQ-0      03/15/2006                                    371,836          34                                    2,808
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031              204,701          50                                  (15,527)
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006             409,580        (454)                                 (14,893)
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007             494,745         100                                   (1,120)
361448-AB-9      GATX CORP 7.500 02/01/2007                    300,000                                               20,250
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005           250,806        (192)                                  (9,180)
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                                    244,145          31                                    7,794
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                                    115,410        (285)                                   3,590
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026            226,118         (86)                                  11,216
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031           473,605          82                                   43,578
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005             1,728,000      (3,103)                                 (24,897)
                 NORFOLK SOUTHERN CORP 7.800
655844-AJ-7      05/15/2027                                    774,046        (599)                                  60,008
771196-A6-7      ROCHE HOLDINGS INC 01/19/2015               1,087,500      10,004                                  (56,504)
852060-AC-6      SPRINT CAP CORP 6.125 11/15/2008              395,120         182                                  (33,654)
872649-BF-4      TRW INC 6.625 06/01/2004                    1,434,104      (2,182)                                 (10,858)
87971M-AC-7      TELUS CORP 8.000 06/01/2011                   650,730      (1,599)                                 (94,365)
887315-AW-9      TIME WARNER INC 8.110 08/15/2006              240,620        (916)                                 (21,438)
902118-AX-6      TYCO INTL GROUP S A 6.375 02/15/2006          800,488                                             (138,988)
913903-AL-4      UNIVERSAL HLTH SVCS INC 06/23/2020          1,405,225      31,250                                  223,525
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
      1                           2                         15             16             17

                                                                      Interest and     Paid for
                                                           Total       Dividends        Accrued
    CUSIP                                               Gain (Loss)     Received     Interest and
Identification               Description                on Disposal   During Year      Dividends
-------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States       306,507         626,250         97,500
-------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                       306,507         626,250         97,500
-------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009                (21,165)         36,801         14,219
013104-AF-1      ALBERTSONS INC 7.450 08/01/2029            12,443          37,581         14,155
                 AMERICAN EXPRESS MSTR TR 5.900
025928-AJ-1      04/15/2004                                   (148)          1,508             49
                 AMERICREDIT AUTO REC TR 2 5.280
03061N-EX-3      04/06/2007                                  4,757           2,090
053469-AD-4      AVALON PPTYS INC 6.625 01/15/2005           2,891          14,285          1,288
                 BANK ONE CR CD MSTR TR 20 4.160
06423R-AD-8      01/15/2008                                 14,595           5,255
071813-AR-0      BAXTER INTL INC 1.250 06/01/2021         (142,735)         46,875          7,451
                 BELLSOUTH CAP FDG CORP 7.875
079857-AH-1      02/15/2030                                  9,381           5,394          3,032
12626P-AD-5      CRH AMER INC 6.950 03/15/2012              10,225           4,804            666
126408-BR-3      CSX CORP 6.250 10/15/2008                  27,962          60,117         23,008
                 CAPITAL AUTO RECV ABN 200 1.820
139732-CP-4      12/15/2004                                    (56)          1,069            187
                 CAPITAL AUTO RECEIVABLES ASSET TRUST
139732-CS-8      3.580 10/16/2006                            9,284           4,269
143658-AN-2      CARNIVAL CORP 2.000 04/15/2021            142,121          39,958         10,028
151313-AH-6      CENDANT CORP 3.000 05/04/2021              65,133          44,833         22,750
156700-AE-6      CENTURYTEL INC 4.750 08/01/2032            29,875
                 CITIBANK CR CD MSTR TR 19 6.100
17303C-BR-1      05/15/2008                                 14,171          14,945          8,388
                 CLEAR CHANNEL COMMUNICATI 2.625
184502-AB-8      04/01/2003                                 (3,372)         18,156          5,688
190441-AZ-8      COASTAL CORP 6.200 05/15/2004            (105,262)         36,218          9,369
                 COMPUTER ASSOC INTL INC 1.625
204912-AP-4      12/15/2009                                 19,125
                 DLJ COMMERCIAL MTG 1998-C 5.880
23322B-CY-2      11/01/2031                                  6,591           7,985            681
                 FIRSTAR BK N A CINCINNATI 7.125
33764R-AA-5      12/01/2009                                 13,118          23,004          6,812
                 FORD CREDIT AUTO TR 2001- 4.010
34527R-GQ-0      03/15/2006                                  2,808           1,713            543
345370-CA-6      FORD MTR CO DEL 7.450 07/16/2031          (15,527)          4,036            901
345397-TR-4      FORD MOTOR CR CO 6.875 02/01/2006         (14,893)         14,437          8,556
345397-TX-1      FORD MOTOR CR CO 6.500 01/25/2007          (1,120)         19,049         15,979
361448-AB-9      GATX CORP 7.500 02/01/2007                 20,250             688
441812-GL-2      HOUSEHOLD FIN CORP 8.000 05/09/2005        (9,180)          4,352          3,656
                 INTERNATIONAL LEASE FIN C 5.625
459745-FA-8      06/01/2007                                  7,794           2,795
                 LB COMMERCIAL MTG TR 1999 6.410
501773-CR-4      06/01/2031                                  3,590           4,792            137
52108H-JE-5      LBUBS CMBS 2002C1 5.401 03/15/2026         11,216           7,773            709
530715-AR-2      LIBERTY MEDIA CORP 3.250 03/15/2031        43,578           8,938          6,726
559222-AG-9      MAGNA INTL INC 4.875 02/15/2005           (24,897)         41,438         37,917
                 NORFOLK SOUTHERN CORP 7.800
655844-AJ-7      05/15/2027                                 60,008          45,803         11,375
771196-AG-7      ROCHE HOLDINGS INC 01/19/2015             (56,504)
852060-AC-6      SPRINT CAP CORP 6.125 11/15/2008          (33,654)         10,583          4,288
872649-BF-4      TRW INC 6.625 06/01/2004                  (10,858)         27,277         12,109
87971M-AC-7      TELUS CORP 8.000 06/01/2011               (94,365)         26,533          6,267
887315-AW-9      TIME WARNER INC 8.110 08/15/2006          (21,438)          7,755          2,332
902118-AX-6      TYCO INTL GROUP S A 6.375 02/15/2006     (138,988)         36,532         22,242
913903-AL-4      UNIVERSAL HLTH SVCS INC 06/23/2020        223,525           8,621            710
-------------------------------------------------------------------------------------------------

                                     E13.1

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                               SCHEDULE D - PART 5

       Showing all Long-Term Bonds and Stocks ACQUIRED During Current Year
                    and Fully DISPOSED OF During Current Year

------------------------------------------------------------------------------------------------------------------------------------
      1                           2                         3                   4                      5               6



    CUSIP                                                  Date                                    Disposal
Identification               Description                 Acquired        Name of Vendor              Date      Name of Purchaser
------------------------------------------------------------------------------------------------------------------------------------
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                             04/10/2002   MORGAN STANLEY               10/30/2002   VARIOUS
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                             04/10/2002   MORGAN STANLEY               09/10/2002   BANK OF AMERICA
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019    02/07/2002   MORGAN STANLEY               10/02/2002   VARIOUS
                                                                     MERRIL LYNCH PIERCE FENNER
961548-AW-4      WESTVACO CORP 8.400 06/01/2007         04/11/2002   SMITH                        09/20/2002   DEUTSCHE BANK CAPITAL
98157D-AC-0      WORLDCOM INC GA NEW 8.000 05/15/2006   01/15/2002   UBS WARBURG LLC              05/02/2002   VARIOUS
G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003    02/01/2002   VARIOUS                      03/20/2002   SECURITY CALLED at
                                                                                                               105.1
------------------------------------------------------------------------------------------------------------------------------------
   OTHERS
------------------------------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375 04/01/2012      03/26/2002   SALOMON SMITH BARNEY         05/06/2002   SALOMON SMITH BARNEY
902118-AK-4      TYCO INTL GROUP S A 6.875 01/15/2029   02/01/2002   UBS WARBURG LLC              05/08/2002   GOLDMAN SACHS
902118-AY-4      TYCO INTL GROUP S A 6.750 02/15/2011   01/24/2002   GOLDMAN SACHS                05/09/2002   VARIOUS
902118-BC-1      TYCO INTL GROUP S A 6.375 10/15/2011   01/25/2002   UBS WARBURG LLC              05/09/2002   VARIOUS
------------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous -
      United States
------------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous -
      Other Countries
------------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous
------------------------------------------------------------------------------------------------------------------------------------
   6099998 - Total-Bonds
------------------------------------------------------------------------------------------------------------------------------------
   PREFERRED STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                             02/14/2002   VARIOUS                      04/11/2002   MORGAN STANLEY
224044-50-3      COX COMMUNICATIONS INC NE              02/08/2002   BANK OF AMERICA              08/26/2002   BA SECURITIES INC
25746U-20-8      DOMINION RES INC VA NEW                02/13/2002   LEHMAN BROTHERS              06/05/2002   GOLDMAN SACHS
826428-20-3      SIERRA PAC RES NEW                     03/25/2002   LEHMAN BROTHERS              05/03/2002   LEHMAN BROTHERS
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
   CANADA
------------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                    01/23/2002   BANK OF AMERICA              06/27/2002   BA SECURITIES INC
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL CANADA
------------------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and  Miscellaneous
------------------------------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks
------------------------------------------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
559222-40-1      MAGNA INTL INC                         06/06/2002   RADIAN                       06/20/2002   VARIOUS
94973H-10-8      WELLPOINT HEALTH NETWORK               10/28/2002   CONVERSION EXCERCISED        11/04/2002   SALOMON SMITH BARNEY
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous
------------------------------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks
------------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      1                           2                               7            8              9               10             11
                                                             Par Value
                                                            (Bonds) or                                  Book/Adjusted     Increase
                                                             Number of                                  Carrying Value   (Decrease)
    CUSIP                                                      Shares                                    at Disposal         by
Identification               Description                      (Stock)     Actual Cost   Consideration       Date         Adjustment
------------------------------------------------------------------------------------------------------------------------------------
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                                     175,000       174,666        174,825          174,666           32
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                                      50,000        49,875         52,016           49,875            4
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019          2,000,000     1,815,000      1,495,398        1,815,000        6,265

961548-AW-4      WESTVACO CORP 8.400 06/01/2007                 100,000       110,309        114,568          110,309         (762)
98157D-AC-0      WORLDCOM INC GA NEW 8.000 05/15/2006           750,000       812,850        389,450          812,850       (3,697)
G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003          1,700,000     1,782,375      1,787,720        1,782,375       (8,562)
------------------------------------------------------------------------------------------------------------------------------------
   OTHERS
------------------------------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375 04/01/2012              325,000       322,754        322,673          322,754           17
902118-AK-4      TYCO INTL GROUP S A 6.875 01/15/2029            75,000        66,782         58,125           66,782           28
902118-AY-4      TYCO INTL GROUP S A 6.750 02/15/2011           325,000       329,544        265,250          329,544          (93)
902118-BC-1      TYCO INTL GROUP S A 6.375 10/15/2011           370,000       364,939        311,129          364,939          117
------------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous -
      United States                                          34,384,727    33,160,026     32,509,026       33,160,026       13,098
------------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous -
      Other Countries                                         1,095,000     1,084,019        957,177        1,084,019           69
------------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous            35,479,727    34,244,044     33,466,203       34,244,044       13,167
------------------------------------------------------------------------------------------------------------------------------------
   6099998 - Total Bonds                                    163,179,984   165,938,642    166,777,584      165,938,642     (176,391)
------------------------------------------------------------------------------------------------------------------------------------
   PREFERRED STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                  21,800,000     1,509,081      1,668,990        1,509,081
224044-50-3      COX COMMUNICATIONS INC NE                   23,500,000     1,057,257        624,165        1,057,257
25746U-20-8      DOMINION RES INC VA NEW                     15,000,000       858,750        887,223          858,750
826428-20-3      SIERRA PAC RES NEW                          20,000,000     1,117,150        657,180        1,117,150
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                XXX         4,542,238      3,837,559        4,542,238
------------------------------------------------------------------------------------------------------------------------------------
   CANADA
------------------------------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                         10,000,000       633,600        677,380          633,600
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL CANADA                                       XXX           633,600        677,380          633,600
------------------------------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and
      Miscellaneous                                             XXX         5,175,838      4,514,938        5,175,838
------------------------------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks                           XXX         5,175,838      4,514,938        5,175,838
------------------------------------------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
559222-40-1      MAGNA INTL INC                              42,990,000     3,150,000      2,921,786        3,150,000
94973H-10-8      WELLPOINT HEALTH NETWORK                    23,789,000     1,255,748      1,860,315        1,255,748
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                XXX         4,405,748      4,782,102        4,405,748
------------------------------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous       XXX         4,405,748      4,782,102        4,405,748
------------------------------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks                              XXX         4,405,748      4,782,102        4,405,748
------------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                            9,581,586      9,297,040        9,581,586
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                         175,520,228    176,074,623      175,520,228     (176,391)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
      1                           2                         12           13            14            15
                                                         Increase
                                                        (Decrease)     Foreign
                                                        by Foreign    Exchange      Realized        Total
    CUSIP                                                Exchange    Gain (Loss)   Gain (Loss)   Gain (Loss)
Identification               Description                Adjustment   on Disposal   on Disposal   on Disposal
------------------------------------------------------------------------------------------------------------
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                                                               127           127
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                                                             2,137         2,137
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019                                 (325,868)     (325,868)

961548-AW-4      WESTVACO CORP 8.400 06/01/2007                                         5,021         5,021
98157D-AC-0      WORLDCOM INC GA NEW 8.000 05/15/2006                                (419,703)     (419,703)
G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003                                   13,907        13,907
------------------------------------------------------------------------------------------------------------
   OTHERS
------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375 04/01/2012                                        (98)          (98)
902118-AK-4      TYCO INTL GROUP S A 6.875 01/15/2029                                  (9,684)       (8,684)
902118-AY-4      TYCO INTL GROUP S A 6.750 02/15/2011                                 (64,201)      (64,201)
902118-BC-1      TYCO INTL GROUP S A 6.375 10/15/2011                                 (53,928)      (53,928)
------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous -
      United States                                                                  (664,098)     (664,098)
------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous -
      Other Countries                                                                (126,911)     (126,911)
------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous                                    (791,008)     (791,008)
------------------------------------------------------------------------------------------------------------
   6099998 - Total-Bonds                                                            1,015,333     1,015,333
------------------------------------------------------------------------------------------------------------
   PREFERRED STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                                           159,909       159,909
224044-50-3      COX COMMUNICATIONS INC NE                                           (433,092)     (433,092)
25746U-20-8      DOMINION RES INC VA NEW                                               28,473        28,473
826428-20-3      SIERRA PAC RES NEW                                                  (459,970)     (459,970)
------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                     (704,679)     (704,679)
------------------------------------------------------------------------------------------------------------
   CANADA
------------------------------------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                                                   43,780        43,780
------------------------------------------------------------------------------------------------------------
             TOTAL CANADA                                                              43,780        43,780
------------------------------------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and
      Miscellaneous                                                                  (660,900)     (660,900)
------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks                                                (660,900)     (660,900)
------------------------------------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
------------------------------------------------------------------------------------------------------------
559222-40-1      MAGNA INTL INC                                                      (228,214)     (228,214)
94973H-10-8      WELLPOINT HEALTH NETWORK                                             604,568       604,568
------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                      376,354       376,354
------------------------------------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous                             376,354       376,354
------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks                                                    376,354       376,354
------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                                     (284,546)     (284,546)
------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                                     730,787       730,787
------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
      1                           2                          16            17

                                                        Interest and     Paid for
                                                         Dividends       Accrued
    CUSIP                                                 Received     Interest and
Identification               Description                During Year     Dividends
-----------------------------------------------------------------------------------
                 VALERO ENERGY CORP NEW 6.125
91913Y-AC-4      04/15/2007                                   5,882
                 VALERO ENERGY CORP NEW 6.875
91913Y-AD-2      04/15/2012                                   1,413
94973H-AA-6      WELLPOINT HEALTH NETWORK 07/02/2019

961548-AW-4      WESTVACO CORP 8.400 06/01/2007               6,860          3,150
98157D-AC-0      WORLDCOM INC GA NEW 8.000 05/15/2006        28,028         10,500
G86220-AA-1      SWISS LIFE FINANCE 2.000 05/20/2003         11,322          6,789
-----------------------------------------------------------------------------------
   OTHERS
-----------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375 04/01/2012            2,072
902118-AK-4      TYCO INTL GROUP S A 6.875 01/15/2029         1,690            301
902118-AY-4      TYCO INTL GROUP S A 6.750 02/15/2011        16,223          9,994
902118-BC-1      TYCO INTL GROUP S A 6.375 10/15/2011        11,672          6,129
-----------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Miscellaneous -
      United States                                         731,767        282,654
-----------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Miscellaneous -
      Other Countries                                        31,657         16,423
-----------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous           763,424        299,077
-----------------------------------------------------------------------------------
   6099998 - Total-Bonds                                  3,662,983      1,211,167
-----------------------------------------------------------------------------------
   PREFERRED STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-----------------------------------------------------------------------------------
03674B-20-3      ANTHEM INC                                   9,528
224044-50-3      COX COMMUNICATIONS INC NE                  114,356
25746U-20-8      DOMINION RES INC VA NEW                     17,813
826428-20-3      SIERRA PAC RES NEW
-----------------------------------------------------------------------------------
             TOTAL UNITED STATES                            141,696
-----------------------------------------------------------------------------------
   CANADA
-----------------------------------------------------------------------------------
136375-40-9      CANADIAN NATL RY CO                         13,828
-----------------------------------------------------------------------------------
             TOTAL CANADA                                    13,828
-----------------------------------------------------------------------------------
   6399999 - Preferred Stocks - Industrial and
      Miscellaneous                                         155,525
-----------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks                       155,525
-----------------------------------------------------------------------------------
   COMMON STOCKS
   INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-----------------------------------------------------------------------------------
559222-40-1      MAGNA INTL INC
94973H-10-8      WELLPOINT HEALTH NETWORK
-----------------------------------------------------------------------------------
             TOTAL UNITED STATES
-----------------------------------------------------------------------------------
   6899999 - Common Stocks - Industrial and Miscellaneous
-----------------------------------------------------------------------------------
   7099998 - Total - Common Stocks
-----------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks            155,525
-----------------------------------------------------------------------------------





-----------------------------------------------------------------------------------
   7299999 Totals                                        (3,818,508)     1,211,167
-----------------------------------------------------------------------------------

                                     E13.2

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                         SCHEDULE D - PART 6 - SECTION 1

Valuation of Shares of Subsidiary, Controlled or Affiliated Companies

----------------------------------------------------------------------------------------------------------------------------
     1                               2                               3              4            5                 6

                                                                                            Do Insurer's
                                                                                               Assets
                                                                                  NAIC        Include
                                                                    NAIC        Valuation    Intangible
                                                                  Company        Method        Assets
                                                                  Code or       (See SVO     Connected
                                                                   Alien        Purposes    with Holding
                                Description                       Insurer         and         of Such            Total
    CUSIP            Name of Subsidiary, Controlled or          Identification  Procedures    Company's      Amount of Such
Identification                 Affiliated Company                     Number        manual)    Stock?      Intangible Assets
-------------------------------------------------------------------------------------------------------------------------------
                 Van-American Companies, Inc. 3% Non Cumulative
9205#-12-7       Convertible                                           00000         (iii)          No
9205#-11-9       Van-American Companies, Inc. 6% Non Cumulative        00000         (iii)          No
-------------------------------------------------------------------------------------------------------------------------------
   0699999 - Preferred Stock - Investment Subsidiary
-------------------------------------------------------------------------------------------------------------------------------
   0899999 -  Total Preferred Stocks
-------------------------------------------------------------------------------------------------------------------------------
92051#-10-1      Van-American Companies, Inc.                          00000         (ii)           No
22222#-10-2      Asset Recovery Solutions Group Inc.                   00000         (ii)           No
-------------------------------------------------------------------------------------------------------------------------------
   1599999 -  Common Stock - Other Affiliates
-------------------------------------------------------------------------------------------------------------------------------
   1699999 -  Total Common Stocks
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------
   1799999 Totals
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
     1                               2                               7          Stock of Such Company Owned
                                                                                by Insurer on Statement Date
                                                                               ------------------------------
                                                                                       8               9





                                Description                    Book/Adjusted
   CUSIP            Name of Subsidiary, Controlled or            Carrying                            % of
Identificat                 Affiliated Company                    Value        Number of Shares   Outstanding
-------------------------------------------------------------------------------------------------------------
              Van-American Companies, Inc. 3% Non Cumulative
9205#-12-7    Convertible                                                  0       2,000,000         100.0
9205#-11-9    Van-American Companies, Inc. 6% Non Cumulative               0       5,300,000         100.0
-------------------------------------------------------------------------------------------------------------
   0699999 - Preferred Stock - Investment Subsidiary                       0             XXX           XXX
-------------------------------------------------------------------------------------------------------------
   0899999 - Total Preferred Stocks                                        0             XXX           XXX
-------------------------------------------------------------------------------------------------------------
92051#-10-1   Van-American Companies, Inc.                                 1     119,688,000          95.8
22222#-10-2   Asset Recovery Solutions Group Inc.                      3,000         300,000         100.0
-------------------------------------------------------------------------------------------------------------
   1599999 - Common Stock - Other Affiliates                           3,001             XXX           XXX
-------------------------------------------------------------------------------------------------------------
   1699999 - Total Common Stocks                                       3,001             XXX           XXX
-------------------------------------------------------------------------------------------------------------





   1799999 Totals                                                      3,001             XXX           XXX
-------------------------------------------------------------------------------------------------------------

1.   Amount of insurer's capital and surplus from the prior
     period's statutory statement reduced by any admitted EDP,
     goodwill and net deferred tax assets included therein:      $133,130,978
2.   Total amount of intangible assets nonadmitted               $
                                                                   -----------

                         SCHEDULE D - PART 6 - SECTION 2

-----------------------------------------------------------------------------------------------------------------------
      1                            2                                       3                                  4

                                                                                                       Total Amount
                                                                                                       of Intangible
                                                                                                    Assets Included in
    CUSIP                                               Name of Company Listed in Section 1 Which     Amount Shown in
Identification        Name of Lower-tier Company              Controls Lower-tier Company           Column 6, Section 1
-----------------------------------------------------------------------------------------------------------------------
000000-00-0      Windsor Management Inc.                Asset Recovery Solutions Group Inc.
000000-00-0      Van-American Insurance Company, Inc.   Van-American Companies, Inc.
000000-00-0      Van -American Insurance Agency, Inc.   Van-American Companies, Inc.





-----------------------------------------------------------------------------------------------------------------------
   0399999 Total
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------
      1                            2                      Stock in Lower-tier Company
                                                        Owned Indirectly by Insurer on
                                                               Statement Date
                                                        ------------------------------
                                                                5              6
    CUSIP                                                                     % of
Identification        Name of Lower-tier Company        Number of Shares   Outstanding
--------------------------------------------------------------------------------------
000000-00-0      Windsor Management Inc.                      300.000        100.0
000000-00-0      Van-American Insurance Company, Inc.      10,000.000        100.0
000000-00-0      Van -American Insurance Agency, Inc.       2,000.000        100.0





--------------------------------------------------------------------------------------
   0399999 Total                                              XXX              XXX
--------------------------------------------------------------------------------------

                                      E14

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                              SCHEDULE DA - PART 1

      Showing all SHORT-TERM INVESTMENTS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------
     1                                         2                                     3                 4





    CUSIP                                                                           Date
Identification                           Description                              Acquired        Name of Vendor
-------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------
300722-10-5      EXCELSIOR MONEY FUND                                             12/16/2002   VARIOUS
828783-AJ-9      SIMON DEBARTOLO GROUP L P                                        07/15/2002   DEUTSCHE BANK CAPITA
861123-8A-8      SSGA FDS                                                         12/16/2002   VARIOUS
-------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES
-------------------------------------------------------------------------------------------------------------------
3999999 - Industrial and Miscellaneous - Issuer Obligations
-------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds
-------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations
-------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------
5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------
5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------
5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds
-------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
-------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT                                                12/16/2002   RADIAN
261934-10-3      DREYFUS CASH MGMT PLUS IN                                        03/15/2002   RADIAN
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                            12/16/2002   RADIAN
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                12/16/2002   RADIAN
60934N-20-3      FEDERATED PRIME OBLIG                                            12/16/2002   RADIAN
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                 12/16/2002   VARIOUS
783965-40-3      SEI PRIME OBLIGATION                                             12/16/2002   VARIOUS
-------------------------------------------------------------------------------------------------------------------
7899999 - Class One Money Market Mutual Funds
-------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
-------------------------------------------------------------------------------------------------------------------
                 BAYERISCHE LANDESBANK-MUNICH CERT
99S000-01-0      DEPOS                                                            08/15/2002   WACHOVIA NATIONAL BA
-------------------------------------------------------------------------------------------------------------------
7999999 - Total - Other
-------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------
8099999 Totals
-------------------------------------------------------------------------------------------------------------------
   (a) Includes $    other than accrual of discount and amortization of premium.
                 ---

-------------------------------------------------------------------------------------------------------------------------------
     1                                       2                                       Interest          7              8
                                                                                  --------------
                                                                                    5         6



    CUSIP                                                                                    How    Maturity     Book/Adjusted
Identification                           Description                              Rate of   Paid      Date      Carrying Value
-------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
300722-10-5      EXCELSIOR MONEY FUND                                                       MTLY   01/01/3000        1,924,674
828783-AJ-9      SIMON DEBARTOLO GROUP L P                                         6.625    JD     06/15/2003          151,522
861123-8A-8      SSGA FDS                                                                   MTLY   01/01/3000       11,810,841
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                                                13,887,037
------------------------------------------------------------------------------------------------------------------------------
3999999 - Industrial and Miscellaneous - Issuer Obligations                                                         13,887,037
------------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                                                                13,887,037
------------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                                                                                13,887,037
------------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds                                                                                             13,887,037
------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT                                                          MTLY   01/01/3000              181
261934-10-3      DREYFUS CASH MGMT PLUS IN                                                  MTLY   01/01/3000                3
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                                      MTLY   01/01/3000        5,217,861
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                          MTLY   01/01/3000           31,679
60934N-20-3      FEDERATED PRIME OBLIG                                                      MTLY   01/01/3000       18,128,789
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                           MTLY   01/01/3000            1,222
783965-40-3      SEI PRIME OBLIGATION                                                       MTLY   01/01/3000            1,649
------------------------------------------------------------------------------------------------------------------------------
7899999 - Class One Money Market Mutual Funds                                                                       23,381,385
------------------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
------------------------------------------------------------------------------------------------------------------------------
                 BAYERISCHE LANDESBANK-MUNICH CERT
99S000-01-0      DEPOS                                                             3.000    MATR   02/17/2003        1,783,640
------------------------------------------------------------------------------------------------------------------------------
7999999 - Total - Other                                                                                              1,783,640
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
8099999 Totals                                                                                                      39,052,062
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
     1                                        2                                       9              10            11


                                                                                                  Increase
                                                                                    Increase     (Decrease)
                                                                                   (Decrease)    by Foreign
    CUSIP                                                                              by         Exchange
Identification                           Description                               Adjustment     Adjustment    Par Value
-------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
300722-10-5      EXCELSIOR MONEY FUND                                                                           1,924,674
828783-AJ-9      SIMON DEBARTOLO GROUP L P                                           (1,478)                      150,000
861123-8A-8      SSGA FDS                                                                                      11,810,841
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                 (1,478)                   13,885,515
-------------------------------------------------------------------------------------------------------------------------
3999999 - Industrial and Miscellaneous - Issuer Obligations                          (1,478)                   13,885,515
-------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                                 (1,478)                   13,885,515
-------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                                                 (1,478)                   13,885,515
-------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------------
5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------------
5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------------
5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds                                                              (1,478)                   13,885,515
-------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
-------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT                                                                                    181
261934-10-3      DREYFUS CASH MGMT PLUS IN                                                                              3
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                                                          5,217,861
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                                                 31,679
60934N-20-3      FEDERATED PRIME OBLIG                                                                         18,128,789
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                                                   1,222
783965-40-3      SEI PRIME OBLIGATION                                                                               1,649
-------------------------------------------------------------------------------------------------------------------------
7899999 - Class One Money Market Mutual Funds                                                                      XXX
-------------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
-------------------------------------------------------------------------------------------------------------------------
                 BAYERISCHE LANDESBANK-MUNICH CERT
99S000-01-0      DEPOS                                                                              109,480    1,783,640
-------------------------------------------------------------------------------------------------------------------------
7999999 - Total - Other                                                                             109,480       XXX
-------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------
8099999 Totals                                                                    /(a)/(1,478)      109,480       XXX
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
     1                                        2                                        12                   Interest
                                                                                                ------------------------------
                                                                                                      13               14
                                                                                                 Amount Due and
                                                                                                Accrued Dec. 31
                                                                                                of Current Year
    CUSIP                                                                                         on Bonds Not    Gross Amount
Identification                           Description                              Actual Cost      in Default       Received
------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
300722-10-5      EXCELSIOR MONEY FUND                                               1,924,674            1,847         24,809
828783-AJ-9      SIMON DEBARTOLO GROUP L P                                            153,000              442          4,969
861123-8A-8      SSGA FDS                                                          11,810,841            9,189          1,206
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                               13,888,515           11,478         30,984
------------------------------------------------------------------------------------------------------------------------------
3999999 - Industrial and Miscellaneous - Issuer Obligations                        13,888,515           11,478         30,984
------------------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                               13,888,515           11,478         30,984
------------------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                                               13,888,515           11,478         30,984
------------------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds                                                            13,888,515           11,478         30,984
------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT                                                        181                               9
261934-10-1      DREYFUS CASH MGMT PLUS IN.                                                 3                               3
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                              5,217,861                           5,337
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                     31,679                             342
60934N-20-1      FEDERATED PRIME OBLIG                                             18,128,789           15,618          8,651
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                       1,222                1            336
783965-40-1      SEI PRIME OBLIGATION.                                                  1,649                2           (585)
------------------------------------------------------------------------------------------------------------------------------
7899999 - Class One Money Market Mutual Funds                                      23,381,385           15,621         14,093
------------------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
------------------------------------------------------------------------------------------------------------------------------
                 BAYERISCHE LANDESBANK-MUNICH CERT
99S000-01-0      DEPOS                                                              1,674,160           20,512
------------------------------------------------------------------------------------------------------------------------------
7999999 - Total - Other                                                             1,674,160           20,512
------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------
8099999 Totals                                                                     38,944,060            47,611        45,077
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
     1                                       2                                          15            16         17




                                                                                                      NAIC    Effective
    CUSIP                                                                         Paid for Accrued   Desig-    Rate of
Identification                           Description                                  Interest       nation    Interest
-----------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
300722-10-5      EXCELSIOR MONEY FUND                                                                  1Z
828783-AJ-9      SIMON DEBARTOLO GROUP L P                                             911              2       4.350
861123-8A-8      SSGA FDS                                                                              1Z
-----------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                   911            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
3999999 - Industrial and Miscellaneous - Issuer Obligations                            911            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
4599999 - Total - Industrial and Miscellaneous Bonds                                   911            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
5499999 - Total - Issuer Obligations                                                   911            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities                               XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities                          XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities                            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities                           XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities                        XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds                                                                911            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
-----------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT                                                                     1Z
261934-10-3      DREYFUS CASH MGMT PLUS IN                                                             1Z
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                                                 1Z
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                                     1Z
60934N-20-3      FEDERATED PRIME OBLIG                                                                 1Z
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                                      1Z
783965-40-3      SEI PRIME OBLIGATION                                                                  1Z
-----------------------------------------------------------------------------------------------------------------------
7899999 - Class One Money Market Mutual Funds                                                         XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
OTHER SHORT TERM INVESTED ASSETS
-----------------------------------------------------------------------------------------------------------------------
                 BAYERISCHE LANDESBANK-MUNICH CERT
99S000-01-0      DEPOS                                                                                 1Z       3.000
-----------------------------------------------------------------------------------------------------------------------
7999999 - Total - Other                                                                               XXX        XXX
-----------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------
8099999 Totals                                                                         911            XXX        XXX
-----------------------------------------------------------------------------------------------------------------------
      /(a)/ Includes $    other than accrual of discount and amortization of premium.
                      ---

                                       E15

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule DB - Part A - Section 1
                                      NONE

                        Schedule DB - Part A - Section 2
                                      NONE

                        Schedule DB - Part A - Section 3
                                      NONE

                        Schedule DB - Part B - Section 1
                                      NONE

                        Schedule DB - Part B - Section 2
                                      NONE

                        Schedule DB - Part B - Section 3
                                      NONE

                        Schedule DB - Part C - Section 1
                                      NONE

                        Schedule DB - Part C - Section 2
                                      NONE

                        Schedule DB - Part C - Section 3
                                      NONE

                        Schedule DB - Part D - Section 1
                                      NONE

                        Schedule DB - Part D - Section 2
                                      NONE

--------------------------------------------------------------------------------

                          E16, E17, E18, E19, E20, E21

     ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.
--------------------------------------------------------------------------------

                        Schedule DB - Part D - Section 3
                                      NONE

                        Schedule DB - Part E - Section 1
                                      NONE

--------------------------------------------------------------------------------

                                    E21, E22

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                                   SCHEDULE DM

        For bonds and preferred stocks owned as of December 31, state the aggregate statement (admitted) value, the aggregate fair value, and the aggregate difference, if any, between them.

---------------------------------------------------------------------------------
                                1                2                   3
                                                            Excess of Statement
                                                           over Fair Value(-), or
                      Statement (Admitted)   Fair Value       Fair Value over
                              Value             (a)             Statement (+)
---------------------------------------------------------------------------------
1. Bonds                   587,780,121       606,624,411        18,844,290
2. Preferred Stocks         24,584,908        24,033,473         (551 ,435)
3. Totals                  612,365,029       630,657,884        18,292,855
---------------------------------------------------------------------------------

(a) Amortized or book values shall not be substituted for fair values. Describe the sources or methods utilized in determining the fair values.

Interactive Data Corp

                                      E23

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                           SCHEDULE E - PART 1 - CASH

----------------------------------------------------------------------------------------------------------------------------
                                            1                                                     2                3
                                                                                                          Amount of Interest
                                                                                                               Received
                                                                                                Rate of         During
                                        Depository                                             Interest          Year
----------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                           Church Street Station, New York, NY 10036-1510
JPMorgan Chase Bank                           125 London Wall, London , EC2Y 5AJ                                21,465
First Union                                   Roanoke, VA.
Accountant General (The Court Funds Office)   London                                                            12,540
Wachovia Bank                                 3 Bishopsgate, London, EC2N 3AB                                   15,003
----------------------------------------------------------------------------------------------------------------------------
0199998   Deposits in                      1  depositories that do not exceed the
          allowable limit in any one depository (See Instructions) - open depositories           XXX
----------------------------------------------------------------------------------------------------------------------------
0199999 Totals - Open Depositories                                                               XXX            49,008
----------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------
0399999 Total Cash on Deposit                                                                    XXX            49,008
----------------------------------------------------------------------------------------------------------------------------
0499999 Cash in Company's Office                                                                 XXX               XXX
----------------------------------------------------------------------------------------------------------------------------
0599999 Total Cash                                                                               XXX            49,008
----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                            1                                                           4              5         6
                                                                                               Amount of Interest
                                                                                                     Accrued
                                                                                                 December 31 of
                                        Depository                                                Current Year       Balance
-----------------------------------------------------------------------------------------------------------------------------------
JPMorgan Chase Bank                           Church Street Station, New York, NY 10036-1510                        1,101,403
JPMorgan Chase Bank                           125 London Wall, London , EC2Y 5AJ                                    1,393,091
First Union                                   Roanoke, VA.                                                            253,762
Accountant General (The Court Funds Office)   London                                                                  327,338
Wachovia Bank                                 3 Bishopsgate, London, EC2N 3AB                                       3,972,744
-----------------------------------------------------------------------------------------------------------------------------------
0199998   Deposits in                      1  depositories that do not exceed the
          allowable limit in any one depository (See Instructions) - open depositories                                      3   XXX
-----------------------------------------------------------------------------------------------------------------------------------
0199999 Totals - Open Depositories                                                                                  7,048,341   XXX
-----------------------------------------------------------------------------------------------------------------------------------





-----------------------------------------------------------------------------------------------------------------------------------
0399999 Total Cash on Deposit                                                                                       7,048,341   XXX
-----------------------------------------------------------------------------------------------------------------------------------
0499999 Cash in Company's Office                                                                       XXX                      XXX
-----------------------------------------------------------------------------------------------------------------------------------
0599999 Total Cash                                                                                                  7,048,341   XXX
-----------------------------------------------------------------------------------------------------------------------------------

       TOTALS OF DEPOSITORY BALANCES ON THE LAST DAY OF EACH MONTH DURING
                                THE CURRENT YEAR

----------------------------------------------------------------------------------------------------
1. January    3,587,410   4. April   3,441,214   7. July        3,552,681   10. October    5,749,621
2. February   4,385,467   5. May     3,759,853   8. August      3,295,170   11. November   6,447,109
3. March      4,762,277   6. June    4,558,719   9. September   5,539,667   12. December   7,048,341
----------------------------------------------------------------------------------------------------

                                      E24

      ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN ASSET ASSURANCE INC.

                     SCHEDULE E - PART 2 - SPECIAL DEPOSITS

------------------------------------------------------------------------------------------------------------------------------
    1           2                         3                                          4                               5
Line Number   Type             Description of Deposit               Where Deposited and Purpose of Deposit   Par or Book Value
------------------------------------------------------------------------------------------------------------------------------
AR00001       B      US Treasury Notes 6.25% due 2/15/2007 FA15     Bank of America, AK RSD                        220,000
------------------------------------------------------------------------------------------------------------------------------
AR99999 -                                                                                                          220,000
------------------------------------------------------------------------------------------------------------------------------
GA00001       B      US Treasury Notes 10.75% due 2/15/2003 FA15    Wachovia Bank, GA RSD                           30,000
------------------------------------------------------------------------------------------------------------------------------
6A99999 -                                                                                                           30,000
------------------------------------------------------------------------------------------------------------------------------
LA00001       B      US Treasury Notes 5.625% due 5/15/2008 MN15    Hancock Bank, LA RSD                            20,000
LA00002       B      US Treasury Notes 6.25% due 2/15/2003 FA15     Hancock Bank, LA RSD                            50,000
------------------------------------------------------------------------------------------------------------------------------
LA99999 -                                                                                                           70,000
------------------------------------------------------------------------------------------------------------------------------
MA00001       B      US Treasury Notes 6.25% due 2/15/2003 FA15     Investors Bank & Trust, MA RSD                 100,000
MA00002       B      US Treasury Notes 7.25% due 5/15/2004 MN15     State Steet Bank, MA RSD                       400,000
------------------------------------------------------------------------------------------------------------------------------
MA99999 -                                                                                                          500,000
------------------------------------------------------------------------------------------------------------------------------
NM00001       B      US Treasury Notes 6.125% due 8/15/2007 FA15    The Bank of Santa Fe Trust, NM RSD             112,000
------------------------------------------------------------------------------------------------------------------------------
NM99999 -                                                                                                          112,000
------------------------------------------------------------------------------------------------------------------------------
NY00001       O      Excelsior Money Fund                           US Trust Company of New York, NY RSD         1,924,674
------------------------------------------------------------------------------------------------------------------------------
NY99999 -                                                                                                        1,924,674
------------------------------------------------------------------------------------------------------------------------------
OR00001       B      US Treasury Notes 6.25% due 2/15/2003 FA15     US Bank of Portland Oregon, OR RSD             255,000
------------------------------------------------------------------------------------------------------------------------------
OR99999 -                                                                                                          255,000
------------------------------------------------------------------------------------------------------------------------------
VA00001       B      US Treasury Notes 7.875% due 11/15/2004 MN15   Sun Trust Bank, VA RSD                          50,000
------------------------------------------------------------------------------------------------------------------------------
VA99999 -                                                                                                           50,000
------------------------------------------------------------------------------------------------------------------------------
XX99999 - Total - Not All Policyholders                                                                          3,161,674
------------------------------------------------------------------------------------------------------------------------------
NY00001       B      US Treasury Notes 5.75% due 8/15/2003 FA15     State Street Bank, Superintendent NYS        1,010,000
NY00002       B      US Treasury Notes 6.5% due 8/15/2005 FA15      State Street Bank, Superintendent NYS          540,000
NY00003       B      US Treasury Notes 6.125% due 8/15/2007 FA15    State Street Bank, Superintendent NYS          964,000
------------------------------------------------------------------------------------------------------------------------------
NY99999 -                                                                                                        2,514,000
------------------------------------------------------------------------------------------------------------------------------
VA00001       B      North Carolina State 5.250% due 3/01/2018      Sun Trust Bank, Superintendent VA              500,000
------------------------------------------------------------------------------------------------------------------------------
VA99999 -                                                                                                          500,000
------------------------------------------------------------------------------------------------------------------------------
ZZ99999 - Total - All Policyholders                                                                              3,014,000
------------------------------------------------------------------------------------------------------------------------------


9999999 Totals                                                                                                   6,175,674
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
    1           2                         3                                 6            7
Line Number   Type             Description of Deposit               Statement Value    Fair Value
-------------------------------------------------------------------------------------------------
AR00001       B      US Treasury Notes 6.25% due 2/15/2007 FA15.           216,084       252,382
-------------------------------------------------------------------------------------------------
AR99999 -                                                                  216,084       252,382
-------------------------------------------------------------------------------------------------
GA00001       B      US Treasury Notes 10.75% due 2/15/2003 FA15            30,140        30,338
-------------------------------------------------------------------------------------------------
6A99999 -                                                                   30,140        30,338
-------------------------------------------------------------------------------------------------
LA00001       B      US Treasury Notes 5.625% due 5/15/2008 MN15            20,770        22,694
LA00002       B      US Treasury Notes 6.25% due 2/15/2003 FA15             50,024        50,297
-------------------------------------------------------------------------------------------------
LA99999 -                                                                   70,794        72,991
-------------------------------------------------------------------------------------------------
MA00001       B      US Treasury Notes 6.25% due 2/15/2003 FA15            100,048       100,594
MA00002       B      US Treasury Notes 7.25% due 5/15/2004 MN15            400,312       432,124
-------------------------------------------------------------------------------------------------
MA99999 -                                                                  500,360       532,718
-------------------------------------------------------------------------------------------------
NM00001       B      US Treasury Notes 6.125% due 8/15/2007 FA15           111,982       128,800
-------------------------------------------------------------------------------------------------
NM99999 -                                                                  111,982       128,800
-------------------------------------------------------------------------------------------------
NY00001       0      Excelsior Money  Fund                               1,924,674     1,924,674
-------------------------------------------------------------------------------------------------
NY99999 -                                                                1,924,674     1,924,674
-------------------------------------------------------------------------------------------------
OR00001       B      US Treasury Notes 6.25% due 2/15/2003 FA15            255,122       256,515
-------------------------------------------------------------------------------------------------
OR99999 -                                                                  255,122       256,515
-------------------------------------------------------------------------------------------------
VA00001       B      US Treasury Notes 7.875% due 11/15/2004 MN15           50,020        55,828
-------------------------------------------------------------------------------------------------
VA99999 -                                                                   50,020        55,828
-------------------------------------------------------------------------------------------------
XX99999 - Total - Not All Policyholders                                  3,159,176     3,254,246
-------------------------------------------------------------------------------------------------
NY00001       B      US Treasury Notes 5.75% due 8/15/2003 FA15          1,002,696     1,038,088
NY00002       B      US Treasury Notes 6.5% due 8/15/2005 FA15             544,408       603,958
NY00003       B      US Treasury Notes 6.125% due 8/15/2007 FA15           963,846     1,108,600
-------------------------------------------------------------------------------------------------
NY99999 -                                                                2,510,950     2,750,646
-------------------------------------------------------------------------------------------------
VA00001       B      North Carolina State 5.250% due 3/01/2018             478,947       573,990
-------------------------------------------------------------------------------------------------
VA99999 -                                                                  478,947       573,990
-------------------------------------------------------------------------------------------------
ZZ99999 - Total - All Policyholders                                      2,989,897     3,324,636
-------------------------------------------------------------------------------------------------





9999999 Totals                                                           6,149,073     6,578,882
-------------------------------------------------------------------------------------------------

(a) Including $ 1,924,674 cash and short-term investments as defined in SSAP No. 2 of the NAIC Accounting Practices and Procedures Manual.

                                      E25

                                                                       [GRAPHIC]

PROPERTY AND CASUALTY COMPANIES--ASSOCIATION EDITION

                                ANNUAL STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                       OF THE CONDITION AND AFFAIRS OF THE

                             RADIAN REINSURANCE INC.
--------------------------------------------------------------------------------

NAIC Group Code       0766             0766      NAIC Company Code 27545  Employer's ID Number 13-3371658
                (Current Period)  (Prior Period)

Organized under the Laws of New York, State of Domicile or Port of Entry New York

Country of Domicile United States of America

Incorporated 07/08/1986 Commenced Business 12/05/1986

Statutory Home Office   335 Madison Avenue,         New York, NY 10017-4605
                        (Street and Number)   (City or Town, State and Zip Code)

Main Administrative Office   335 Madison Avenue
                             (Street and Number)

     New York, NY 10017-4605                     212-983-3100
(City or Town, State and Zip Code)     (Area Code) (Telephone Number)

Mail Address            335 Madison Avenue,              New York, NY 10017-4605
                 (Street and Number or P.O. Box)   (City or Town, State and Zip Code)

Primary Location of Books and Records    335 Madison Avenue
                                        (Street and Number)

      New York, NY 10017-4605              212-983-3100-207
(City or Town, State and Zip Code)   (Area Code) (Telephone Number)

Internet Website Address  www.radiangroupinc.com

Statement Contact  Patrick Rossi Jr                212-983-3100-207
                       (Name)         (Area Code) (Telephone Number) (Extension)

      insurancecompliance@radiangroupinc.com        212-682-5377
               (E-mail Address)                     (Fax Number)

Policyowner Relations Contact    335 Madison Avenue
                                (Street and Number)

      New York, NY 10017-4605                    212-983-3100-283
(City or Town, State and Zip Code)  (Area Code) (Telephone Number) (Extension)

                                    OFFICERS
President  Martin Alexander Kamarck    SVP/Secretary    David Joseph Beidler
Treasurer     Terry Lee Latimer

                                 VICE PRESIDENTS

     David Skinner Bigelow IV    Edward McCrossin Bowers    Sally Bennett Campbell
      John Christopher DeLuca      Bret Steven Derman       Bonita Zeese Dorland
        Carl Robert Quint           Patrick Rossi Jr         William Mark Russell
       Jeffrey Carl Salton         Howard Seth Yaruss

                              DIRECTORS OR TRUSTEES

       David Joseph Beidler      David Skinner Bigelow IV    Edward McCrossin Bowers
      Sally Bennett Campbell     John Christopher DeLuca        Bret Steven Derman
       Bonita Zeese Dorland        Frank Peter Filipps      Martin Alexander Kamarck
        Carl Robert Quint #         Patrick Rossi Jr           William Mark Russell
        Jeffrey Carl Salton        Howard Seth Yaruss

State of New York    }
                     } ss
County of New York   }

The officers of this reporting entity, being duly sworn, each depose and say that they are the described officers of said reporting entity, and that on the reporting period stated above, all of the herein described assets were the absolute property of the said reporting entity, free and clear from any liens or claims thereon, except as herein stated, and that this statement, together with related exhibits, schedules and explanations therein contained, annexed or referred to, is a full and true statement of all the assets and liabilities and of the condition and affairs of the said reporting entity as of the reporting period stated above, and of its income and deductions therefrom for the period ended, and have been completed in accordance with the NAIC Annual Statement
Instructions and Accounting Practices and Procedures manual except to the extent that: (1) state law may differ; or, (2) that state rules or regulations require differences in reporting not related to accounting practices and procedures, according to the best of their information, knowledge and belief, respectively.


------------------------   -------------------------------   -----------------------
Martin Alexander Kamarck         David Joseph Beidler             Patrick Rossi Jr
       President           Senior Vice President/Secretary     Senior Vice President

                                           a. Is this an original filing?  Yes [X] No [ ]
Subscribed and sworn to before me this     b. If no,
25th day of February, 2003                 1. State the amendment number
                                                                           --------------
                                           2. Date filed
                                                                           --------------

                                           3. Number of pages attached
--------------------------------------                                     --------------

Merill H. Resnick
Notary Public, State of New York
No. 01RE4840513
Qualified in Westchester County
Commission Expires May 31, 2003

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                                     ASSETS

----------------------------------------------------------------------------------------------------------------------------
                                                                                             Current Year
                                                                           -------------------------------------------------
                                                                                 1              2                 3
                                                                                           Nonadmitted   Net Admitted Assets
                                                                               Assets         Assets        (Cols. 1 - 2)
----------------------------------------------------------------------------------------------------------------------------
   1. Bonds                                                                  905,718,594                     905,718,594
   2. Stocks:
      2.1 Preferred stocks (Schedule D, Part 2, Section 1)
      2.2 Common stocks (Schedule D, Part 2 Section 2)
   3. Mortgage loans on real estate (Schedule B):
      3.1 First liens
      3.2 Other than first liens
   4. Real estate (Schedule A):
      4.1 Properties occupied by the company
              (less $              encumbrances)
                      ------------
      4.2 Properties held for the production of income
             (less $              encumbrances)
                    -------------
      4.3 Properties held for sale
             (less $              encumbrances)
                     ------------
   5. Cash ($ 3,246,732 Schedule E, Part 1) and short-term
         investments($ 18,723,946 Schedule DA, Part 2)                        21,970,678                      21,970,678
   6. Other invested assets (Schedule BA)                                     13,132,404                      13,132,404
   7. Receivable for securities                                                  654,090                         654,090
   8. Aggregate write-ins for invested assets
                                                                           -------------------------------------------------
   9. Subtotals, cash and invested assets (Lines 1 to 8)                     941,475,765                     941,475,765
  10. Agents' balances or uncollected premiums:
      10.1 Premiums and agents' balances in course of collection               5,102,018        2,275         5,099,743
      10.2 Premiums, agents' balances and installments booked but deferred and not yet due (Including
              $              earned but unbilled premiums)
                ------------
      10.3 Accrued retrospective premiums
  11. Funds held by or deposited with reinsured companies                        524,201                         524,201
  12. Bills receivable, taken for premiums
  13. Amounts receivable under high deductible policies
  14. Reinsurance recoverables on loss and loss adjustment expense payments (Schedule F, Part 3, Cols. 7 and 8)
  15. Federal and foreign income tax recoverable and interest thereon
         (including $ 1,990,777 net deferred tax asset)                      120,530,785   115,365,456         5,165,329
  16. Guaranty funds receivable or on deposit
  17. Electronic data processing equipment and software                        1,077,239                       1,077,239
  18. Interest, dividends and real estate income due and accrued              12,817,041                      12,817,041
  19. Net adjustments in assets and liabilities due to foreign exchange rates
  20. Receivable from parent, subsidiaries and affiliates                        828,812        38,635           790,177
  21. Amount due from/to protected cells
  22. Equities and deposits in pools and associations
  23. Amounts receivable relating to uninsured accident and health plans
  24. Other assets nonadmitted (Exhibit 1)                                     2,996,959     2,996,959
  25. Aggregate write-ins for other than invested assets                         936,237       653,573           282,664
                                                                           -------------------------------------------------
  26. Total assets excluding protected cell assets (Lines 9 through 25)    1,086,289,057   119,056,898       967,232,159
  27. Protected cell assets
  28. TOTALS (Lines 26 and 27)                                             1,086,289,057   119,056,898       967,232,159
----------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0801.
0802.
0803.
0898. Summary of remaining write-ins for Line 8 from overflow page
0899. Totals (Lines 0801 thru 0803 plus 0898) (Line 8 above)
----------------------------------------------------------------------------------------------------------------------------
2501. Prepaid expenses                                                           644,974       644,974
2502. Receivable - other                                                         291,263         8,599           282,664
2503.
2598. Summary of remaining write-ins for Line 25 from overflow page
2599. Totals (Lines 2501 thru 2503 plus 2598) (Line 25 above)                    936,237       653,573           282,664
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                                Prior Year
----------------------------------------------------------------------------------------------
                                                                                     4
                                                                           Net Admitted Assets
----------------------------------------------------------------------------------------------
   1. Bonds                                                                    802,887,422
   2. Stocks:
      2.1 Preferred stocks (Schedule D, Part 2, Section 1)
      2.2 Common stocks (Schedule D, Part 2, Section 2)
   3. Mortgage loans on real estate (Schedule B):
      3.1 First liens
      3.2 Other than first liens
   4. Real estate (Schedule A):
      4.1 Properties occupied by the company
             (less $              encumbrances)
                     ------------
      4.2 Properties held for the production of income
             (less $              encumbrances)
                     ------------
      4.3 Properties held for sale
             (less $              encumbrances)
                     ------------
   5. Cash ($ 3,246,732 Schedule E, Part 1) and short-term
         investments($ 18,723,946 Schedule DA, Part 2)                          59,450,610
   6. Other invested assets (Schedule BA)
   7. Receivable for securities                                                     97,063
   8. Aggregate write-ins for invested assets
                                                                           -------------------
   9. Subtotals, cash and invested assets (Lines 1 to 8)                       862,435,095
  10. Agents' balances or uncollected premiums:
      10.1 Premiums and agents' balances in course of collection                 4,074,373
      10.2 Premiums, agents' balances and installments booked but deferred and not yet due (Including
              $              earned but unbilled premiums)
                ------------
      10.3 Accrued retrospective premiums
  11. Funds held by or deposited with reinsured companies
  12. Bills receivable, taken for premiums
  13. Amounts receivable under high deductible policies
  14. Reinsurance recoverables on loss and loss adjustment expense payments (Schedule F, Part 3, Cols. 7 and 8)
  15. Federal and foreign income tax recoverable and interest thereon
         (including $ 1,990,777 net deferred tax asset)                          5,266,366
  16. Guaranty funds receivable or on deposit
  17. Electronic data processing equipment and software                          1,059,623
  18. Interest, dividends and real estate income due and accrued                10,241,471
  19. Net adjustments in assets and liabilities due to foreign exchange rates
  20. Receivable from parent, subsidiaries and affiliates                        5,315,663
  21. Amount due from/to protected cells
  22. Equities and deposits in pools and associations
  23. Amounts receivable relating to uninsured accident and health plans
  24. Other assets nonadmitted (Exhibit 1)
  25. Aggregate write-ins for other than invested assets                           231,327
                                                                           -------------------
  26. Total assets excluding protected cell assets (Lines 9 through 25)        888,623,918
  27. Protected cell assets
  28. TOTALS (Lines 26 and 27)                                                 888,623,918
----------------------------------------------------------------------------------------------
       DETAILS OF WRITE-INS
0801.
0802.
0803.
0898. Summary of remaining write-ins for Line 8 from overflow page
0899. Totals (Lines 0801 thru 0803 plus 0898) (Line 8 above)
----------------------------------------------------------------------------------------------
2501. Prepaid expenses
2502. Receivable - other                                                          231,327
2503.
2598. Summary of remaining write-ins for Line 25 from overflow page
2599. Totals (Lines 2501 thru 2503 plus 2598) (Line 25 above)                     231,327

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                      LIABILITIES, SURPLUS AND OTHER FUNDS

-------------------------------------------------------------------------------------------------------------------------------
                                                                                                           1            2
                                                                                                     Current Year   Prior Year
-------------------------------------------------------------------------------------------------------------------------------
   1. Losses (Part 2A, Line 34, Column 8)                                                              29,199,094    24,805,090
   2. Reinsurance payable on paid loss and loss adjustment expenses (Schedule F, Part 1, Column 6)      1,261,519       550,239
   3. Loss adjustment expenses (Part 2A, Line 34, Column 9)                                                47,070     2,800,201
   4. Commissions payable, contingent commissions and other similar charges                               735,489     1,897,966
   5. Other expenses (excluding taxes, licenses and fees)                                              10,310,173    17,790,662
   6. Taxes, licenses and fees (excluding federal and foreign income taxes)                                10,169        40,620
   7. Federal and foreign income taxes (including $            on realized capital gains
                                                    ----------
         (losses)) (including $             net deferred tax liability)
                                -----------
   8. Borrowed money $             and interest thereon $
                       -----------                        -----------
   9. Unearned premiums (Part 1A, Line 37, Column 5)
         (after deducting unearned premiums for ceded reinsurance of $ 6,835,528
         and including warranty reserves of $            )                                            369,309,560   339,924,705
                                              -----------
  10. Advance premiums
  11. Dividends declared and unpaid:
      11.1 Stockholders
      11.2 Policyholders
  12. Ceded reinsurance premiums payable (net of ceding commissions)                                        6,582
  13. Funds held by company under reinsurance treaties (Schedule F, Part 3, Column 19)
  14. Amounts withheld or retained by company for account of others
  15. Remittances and items not allocated
  16. Provision for reinsurance (Schedule F, Part 7)
  17. Net adjustments in assets and liabilities due to foreign exchange rates
  18. Drafts outstanding
  19. Payable to parent, subsidiaries and affiliates                                                                  3,314,514
  20. Payable for securities                                                                            3,840,379
  21. Liability for amounts held under uninsured accident and health plans
  22. Capital Notes $            and interest thereon $
                      ----------                        -----------
  23. Aggregate write-ins for liabilities                                                             280,376,443   308,865,353
                                                                                                     --------------------------
  24. Total liabilities excluding protected cell liabilities (Lines 1 through 23)                     695,096,478   699,989,350
                                                                                                     --------------------------
  25. Protected cell liabilities
  26. Total liabilities (Lines 24 and 25)                                                             695,096,478   699,989,350
  27. Aggregate write-ins for special surplus funds
  28. Common capital stock                                                                             15,000,000     4,000,000
  29. Preferred capital stock
  30. Aggregate write-ins for other than special surplus funds
  31. Surplus notes
  32. Gross paid in and contributed surplus                                                           186,500,000   197,500,000
  33. Unassigned funds (surplus)                                                                       70,635,681   (12,865,432)
  34. Less treasury stock, at cost:
      34.1             shares common (value included in Line 28 $            )
           -----------                                            -----------
      34.2             shares preferred (value included in Line 29 $            )
           -----------                                               -----------                     --------------------------
  35. Surplus as regards policyholders (Lines 27 to 33, less 34) (Page 4, Line 38)                    272,135,681   188,634,568
  36. TOTALS (Page 2, Line 28, Col. 3)                                                                967,232,159   888,623,918
-------------------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
2301. Contingency reserve                                                                             280,376,443   308,865,353
2302.
2303.
2398. Summary of remaining write-ins for Line 23 from overflow page
2399. Totals (Lines 2301 thru 2303 plus 2398) (Line 23 above)                                         280,376,443   308,865,353
-------------------------------------------------------------------------------------------------------------------------------
2701.
2702.
2703.
2798. Summary of remaining write-ins for Line 27 from overflow page
2799. Totals (Lines 2701 thru 2703 plus 2798) (Line 27 above)
-------------------------------------------------------------------------------------------------------------------------------
3001.
3002.
3003.
3098. Summary of remaining write-ins for Line 30 from overflow page
3099. Totals (Lines 3001 thru 3003 plus 3098) (Line 30 above)
-------------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

             UNDERWRITING AND INVESTMENT EXHIBIT STATEMENT OF INCOME

-----------------------------------------------------------------------------------------------------------
                                                                                      1             2
                                                                                 Current Year   Prior Year
-----------------------------------------------------------------------------------------------------------
      UNDERWRITING INCOME
   1. Premiums earned (Part 1, Line 34, Column 4)                                  80,751,700    53,848,747

      DEDUCTIONS

   2. Losses incurred (Part 2, Line 34, Column 7)                                  15,789,828     7,494,391
   3. Loss expenses incurred (Part 3, Line 25, Column 1)                           (1,485,884)    2,202,645
   4. Other underwriting expenses incurred (Part 3, Line 25, Column 2)             43,411,968    35,211,055
   5. Aggregate write-ins for underwriting deductions
                                                                                 --------------------------
   6.    Total underwriting deductions (Lines 2 through 5)                         57,715,912    44,908,091
                                                                                 --------------------------
   7. Net income of protected cells
   8. Net underwriting gain or (loss) (Line 1 minus Line 6 plus Line 7)            23,035,787     8,940,656

      INVESTMENT INCOME

   9. Net investment income earned (Exhibit of Net Investment Income, Line 17)     47,864,258    45,477,300
  10. Net realized capital gains or (losses) (Exhibit of Capital Gains
         (Losses))                                                                  6,138,759      (876,220)
                                                                                 --------------------------
  11. Net investment gain or (loss) (Lines 9 + 10)                                 54,003,016    44,601,080

      OTHER INCOME

  12. Net gain or (loss) from agents' or premium balances charged off (amount
         recovered $                          amount charged off
                     ------------------------
         $                         )
           ------------------------
  13. Finance and service charges not included in premiums
  14. Aggregate write-ins for miscellaneous income                                    106,218      (287,779)
                                                                                 --------------------------
  15.    Total other income (Lines 12 through 14)                                     106,218      (287,779)
                                                                                 --------------------------
  16. Net income before dividends to policyholders and before federal and
         foreign income taxes (Lines 8 + 11 + 15)                                  77,145,022    53,253,957
  17. Dividends to policyholders
                                                                                 --------------------------
  18. Net income, after dividends to policyholders but before federal and
         foreign income taxes (Line 16 minus Line 17)                              77,145,022    53,253,957
  19. Federal and foreign income taxes incurred                                    (1,206,388)   13,283,600
                                                                                 --------------------------
  20. Net income (Line 18 minus Line 19) (to Line 22)                              78,351,410    39,970,357
                                                                                 --------------------------

      CAPITAL AND SURPLUS ACCOUNT

  21. Surplus as regards policyholders, December 31 prior year (Page 4, Line
         38, Column 2)                                                            188,634,568   188,632,433
                                                                                 --------------------------

      GAINS AND (LOSSES) IN SURPLUS

  22. Net income (from Line 20)                                                    78,351,410    39,970,357
  23. Net unrealized capital gains or (losses)                                                       17,979
  24. Change in net unrealized foreign exchange capital gain (loss)
  25. Change in net deferred income tax                                           110,940,233
  26. Change in nonadmitted assets (Exhibit 1, Line 5, Col. 3)                   (115,202,395)     (333,105)
  27. Change in provision for reinsurance (Page 3, Line 16, Column 2 minus
         Column 1)
  28. Change in surplus notes
  29. Surplus (contributed to) withdrawn from protected cells
  30. Cumulative effect of changes in accounting principles                         6,416,000      (265,289)
  31. Capital changes:
      31.1. Paid in                                                                11,000,000
      31.2. Transferred from surplus (Stock Dividend)
      31.3. Transferred to surplus
  32. Surplus adjustments:
      32.1. Paid in                                                               (11,000,000)
      32.2. Transferred to capital (Stock Dividend)
      32.3. Transferred from capital
  33. Net remittances from or (to) Home Office
  34. Dividends to stockholders (cash)
  35. Change in treasury stock (Page 3, Lines 34.1 and 34.2, Column 2 minus
         Column 1)
  36. Aggregate write-ins for gains and losses in surplus                           2,995,865   (39,387,807)
                                                                                 --------------------------
  37. Change in surplus as regards policyholders for the year (Lines 22
         through 36)                                                               83,501,113         2,135
                                                                                 --------------------------
  38. Surplus as regards policyholders, December 31 current year (Line 21 plus
         Line 37) (Page 3, Line 35)                                               272,135,681   188,634,568
-----------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS
0501.
0502.
0503.
0598. Summary of remaining write-ins for Line 5 from overflow page
0599. Totals (Lines 0501 thru 0503 plus 0598) (Line 5 above)
-----------------------------------------------------------------------------------------------------------
1401. Miscellaneous income (expense)                                                   53,011      (240,928)
1402. Interest income                                                                  22,823
1403. Gain (loss) on foreign exchange                                                  15,273       (46,851)
1498. Summary of remaining write-ins for Line 14 from overflow page                    15,111
1499. Totals (Lines 1401 thru 1403 plus 1498) (Line 14 above)                         106,218      (287,779)
-----------------------------------------------------------------------------------------------------------
3601. Contingency reserve                                                          28,488,910   (48,697,607)
3602. (Charge) benefit of tax and loss bonds                                      (25,493,045)    9,309,800
3603.
3698. Summary of remaining write-ins for Line 36 from overflow page
3699. Totals (Lines 3601 thru 3603 plus 3698) (Line 36 above)                       2,995,865   (39,387,807)
-----------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                                    CASH FLOW

------------------------------------------------------------------------------------------------------------
                                                                                      1              2
                                                                                 Current Year    Prior Year
------------------------------------------------------------------------------------------------------------
                              Cash from Operations

   1.  Premiums collected net of reinsurance                                      109,108,910     82,345,618
   2.  Loss and loss adjustment expenses paid (net of salvage and subrogation)     11,951,791        735,065
   3.  Underwriting expenses paid                                                  52,085,385     29,436,509
   4.  Other underwriting income (expenses)
                                                                                 ---------------------------
   5.  Cash from underwriting (Line 1 minus Line 2 minus Line 3 plus Line 4)       45,071,734     52,174,044
   6.  Net investment income                                                       39,239,161     38,338,291
   7.  Other income (expenses):
       7.1 Agents' balances charged off
       7.2 Net funds held under reinsurance treaties                                 (524,201)   486,622,700
       7.3 Net amount withheld or retained for account of others
       7.4 Aggregate write-ins for miscellaneous items                                106,218       (287,778)
                                                                                 ---------------------------
       7.5 Total other income (Lines 7.1 to 7.4)                                     (417,983)   486,334,922
   8.  Dividends to policyholders on direct business, less
          $                     dividends on reinsurance assumed or ceded
            -------------------
          (net)
   9.  Federal and foreign income taxes (paid) recovered                          (22,194,843)    (7,812,857)
                                                                                 ---------------------------
  10.  Net cash from operations (Line 5 plus Line 6 plus Line 7.5 minus Line
          8 plus Line 9)                                                           61,698,069    569,034,400

                              Cash from Investments

  11.  Proceeds from investments sold, matured or repaid:
       11.1 Bonds                                                                 408,193,823    417,848,661
       11.2 Stocks
       11.3 Mortgage loans
       11.4 Real estate
       11.5 Other invested assets
       11.6 Net gains or (losses) on cash and short-term investments                      559         39,564
       11.7 Miscellaneous proceeds                                                  3,840,380        327,436
                                                                                 ---------------------------
       11.8 Total investment proceeds (Lines 11.1 to 11.7)                        412,034,762    418,215,661
  12.  Cost of investments acquired (long-term only):
       12.1 Bonds                                                                 498,837,268    964,840,761
       12.2 Stocks
       12.3 Mortgage loans
       12.4 Real estate
       12.5 Other invested assets                                                  13,132,404
       12.6 Miscellaneous applications                                                557,027      3,100,068
                                                                                 ---------------------------
       12.7 Total investments acquired (Lines 12.1 to 12.6)                       512,526,699    967,940,829
                                                                                 ---------------------------
  13.  Net Cash from investments (Line 11.8 minus Line 12.7)                     (100,491,937)  (549,725,168)
                                                                                 ---------------------------

                  Cash from Financing and Miscellaneous Sources

  14.  Cash provided:
       14.1 Surplus notes, capital and surplus paid in
       14.2 Capital notes $               less amounts repaid $
                            -------------                       -------------
       14.3 Net transfers from affiliates                                           1,172,337     22,658,130
       14.4 Borrowed funds received
       14.5 Other cash provided                                                       705,682        279,143
                                                                                 ---------------------------
       14.6 Total (Lines 14.1 to 14.5)                                              1,878,019     22,937,273
  15.  Cash applied:
       15.1 Dividends to stockholders paid
       15.2 Net transfers to affiliates
       15.3 Borrowed funds repaid
       15.4 Other applications                                                        564,082        642,841
                                                                                 ---------------------------
       15.5 Total (Lines 15.1 to 15.4)                                                564,082        642,841
                                                                                 ---------------------------
  16.  Net cash from financing and miscellaneous sources (Line 14.6 minus
          Line 15.5)                                                                1,313,937     22,294,432
                                                                                 ---------------------------

                RECONCILIATION OF CASH AND SHORT-TERM INVESTMENTS

  17.  Net change in cash and short-term investments (Line 10, plus Line 13,
          plus Line 16)                                                           (37,479,931)    41,603,664
  18.  Cash and short-term investments:
       18.1 Beginning of year                                                      59,450,608     17,846,944
       18.2 End of year (Line 17 plus Line 18.1)                                   21,970,677     59,450,608
------------------------------------------------------------------------------------------------------------
       DETAILS OF WRITE-INS

07.401 Miscellaneous income (expense)                                                 106,218       (287,778)
07.402
07.403
07.498 Summary of remaining write-ins for Line 7.4 from overflow page
07.499 Totals (Lines 07.401 thru 07.403 plus 07.498) (Line 7.4 above)                 106,218       (287,778)
------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                            PART 1 - PREMIUMS EARNED

-----------------------------------------------------------------------------------------------------------------------------------
                                                        1                      2                       3                 4
                                                                       Unearned Premiums      Unearned Premiums
                                                   Net Premiums       Dec. 31 Prior Year -     Dec. 31 Current    Premiums Earned
                                                    Written per     per Col. 3, Last Year's   Year - per Col. 5     During Year
              Lines of Business                 Column 6, Part 1B           Part 2                 Part 1A        (Cols. 1 + 2 - 3)
-----------------------------------------------------------------------------------------------------------------------------------
   1.        Fire
   2.        Allied lines
   3.        Farmowners multiple peril
   4.        Homeowners multiple peril
   5.        Commercial multiple peril
   6.        Mortgage guaranty
   8.        Ocean marine
   9.        Inland marine
  10.        Financial guaranty                     98,229,640             339,565,758           365,295,266          72,500,131
  11.1       Medical malpractice - occurrence
  11.2       Medical malpractice - claims-made
  12.        Earthquake
  13.        Group accident and health
  14.        Credit accident and health (group
                and individual)
  15.        Other accident and health
  16.        Workers' compensation
  17.1       Other liability - occurrence
  17.2       Other liability - claims-made
  18.1       Products liability - occurrence
  18.2       Products liability - claims-made
  19.1, 19.2 Private passenger auto liability
  19.3, 19.4 Commercial auto liability
  21.        Auto physical damage
  22.        Aircraft (all perils)
  23.        Fidelity
  24.        Surety                                     13,134                 271,109                                   284,243
  26.        Burglary and theft
  27.        Boiler and machinery
  28.        Credit                                 11,893,780                  87,839             4,014,294           7,967,325
  29.        International
  30.        Reinsurance - Nonproportional
                Assumed Property
  31.        Reinsurance - Nonproportional
                Assumed Liability
  32.        Reinsurance - Nonproportional
                Assumed Financial Lines
  33.        Aggregate write-ins for other
                lines of business
                                                -----------------------------------------------------------------------------------
  34.           TOTALS                             110,136,554             339,924,706           369,309,560          80,751,700
-----------------------------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins for
              Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                    PART 1A - RECAPITULATION OF ALL PREMIUMS

  (a) Gross premiums (less reinsurance) and unearned premiums on all unexpired risks and reserve for return premiums under rate credit or retrospective rating plans based upon experience, viz:

---------------------------------------------------------------------------------------------------------------------------
                                                                        1                      2                  3
                                                                  Amount Unearned       Amount Unearned
                                                               (Running One Year or   (Running More Than
                                                                 Less from Date of    One Year from Date       Earned
                                                                      Policy)             of Policy)             but
                     Line of Business                                   (b)                   (b)          Unbilled Premium
---------------------------------------------------------------------------------------------------------------------------
  1.       Fire
  2.       Allied lines
  3.       Farmowners multiple peril
  4.       Homeowners multiple peril
  5.       Commercial multiple peril
  6.       Mortgage guaranty
  8.       Ocean marine
  9.       Inland marine
 10.       Financial guaranty                                                             365,295,266
 11.1      Medical malpractice - occurrence
 11.2      Medical malpractice - claims-made
 12.       Earthquake
 13.       Group accident and health
 14.       Credit accident and health (group and individual)
 15.       Other accident and health
 16.       Workers' compensation
 17.1      Other liability - occurrence
 17.2      Other liability - claims-made
 18.1      Products liability - occurrence
 18.2      Products liability - claims-made
 19.1,19.2 Private passenger auto liability
 19.3,19.4 Commercial auto liability
 21.       Auto physical damage
 22.       Aircraft (all perils)
 23.       Fidelity
 24.       Surety
 26.       Burglary and theft
 27.       Boiler and machinery
 28.       Credit                                                    3,932,962                 81,332
 29.       International
 30.       Reinsurance - Nonproportional Assumed Property
 31.       Reinsurance - Nonproportional Assumed Liability
 32.       Reinsurance - Nonproportional Assumed Financial
              Lines
 33.       Aggregate write-ins for other lines of business
 34.          TOTALS                                                 3,932,962            365,376,598
---------------------------------------------------------------------------------------------------------------------------
 35.       Accrued retrospective premiums based on
              experience
 36.       Earned but unbilled premiums
 37.       Balance (Sum of Line 34 through 36)
---------------------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins for Line 33 from
              overflow page
3399.      Totals (Lines 3301 thru 3303 plus 3398) (Line 33
              above)

                                                                       4                   5
                                                                Reserve for Rate
                                                                  Credits and         Total Reserve
                                                                 Retrospective            for
                                                               Adjustments Based    Unearned Premiums
                     Line of Business                            on Experience      Cols. 1 + 2 + 3 + 4
-------------------------------------------------------------------------------------------------------
  1.       Fire
  2.       Allied lines
  3.       Farmowners multiple peril
  4.       Homeowners multiple peril
  5.       Commercial multiple peril
  6.       Mortgage guaranty
  8.       Ocean marine
  9.       Inland marine
 10.       Financial guaranty                                                          365,295,266
 11.1      Medical malpractice - occurrence
 11.2      Medical malpractice - claims-made
 12.       Earthquake
 13.       Group accident and health
 14.       Credit accident and health (group and individual)
 15.       Other accident and health
 16.       Workers' compensation
 17.1      Other liability - occurrence
 17.2      Other liability - claims-made
 18.1      Products liability - occurrence
 18.2      Products liability - claims-made
 19.1,19.2 Private passenger auto liability
 19.3,19.4 Commercial auto liability
 21.       Auto physical damage
 22.       Aircraft (all perils)
 23.       Fidelity
 24.       Surety
 26.       Burglary and theft
 27.       Boiler and machinery
 28.       Credit                                                                        4,014,294
 29.       International
 30.       Reinsurance - Nonproportional Assumed Property
 31.       Reinsurance - Nonproportional Assumed Liability
 32.       Reinsurance - Nonproportional Assumed Financial
              Lines
 33.       Aggregate write-ins for other lines of business
 34.          TOTALS                                                                   369,309,560
-------------------------------------------------------------------------------------------------------
 35.       Accrued retrospective premiums based on
              experience
 36.       Earned but unbilled premiums
 37.       Balance (Sum of Line 34 through 36)                                         369,309,560
-------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins for Line 33 from
              overflow page

3399.      Totals (Lines 3301 thru 3303 plus 3398) (Line 33
              above)
-------------------------------------------------------------------------------------------------------

(a) By gross premiums is meant the aggregate of all the premiums written in the policies or renewals in force.

     Are they so returned in this statement? Yes [X] No [ ]

(b)  State here basis of    Premiums are earned on Financial Guaranty in
     computation used in    proportion to payments of principal and interest and
     each case.             on pro-rata basis for other lines of business

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                           PART 1B - PREMIUMS WRITTEN

   Gross Premiums (Less Return Premiums), Including Policy and Membership Fees
                         Written and Renewed During Year

-----------------------------------------------------------------------------------------------------------------------------------
                                              1           Reinsurance Assumed            Reinsurance Ceded               6
                                                      ---------------------------   ---------------------------
                                            Direct        2              3              4              5            Net Premiums
                                           Business      From           From            To             To           Written Cols.
          Line of Business                   (a)      Affiliates   Non-Affiliates   Affiliates   Non-Affiliates   1 + 2 + 3 - 4 - 5
-----------------------------------------------------------------------------------------------------------------------------------
  1.      Fire
  2.      Allied lines
  3.      Farmnowners multiple peril
  4.      Homeowners multiple peril
  5.      Commercial multiple peril
  6.      Mortgage guaranty
  8.      Ocean marine
  9.      Inland marine
 10.      Financial guaranty              2,749,964   16,240,514     80,814,849      1,567,711       7,977            98,229,640
 11.1     Medical malpractice -
             occurrence
 11.2     Medical malpractice -
             claims-made
 12.      Earthquake
 13.      Group accident and health
 14.      Credit accident and health
             (group and individual)
 15.      Other accident and health
 16.      Workers' compensation
 17.1     Other liability - occurrence
 17.2     Other liability - claims-made
 18.1     Products liability -
             occurrence
 18.2     Products liability -
             claims-made
19.1,19.2 Private passenger auto
             liability
19.3,19.4 Commercial auto liability
 21.      Auto physical damage
 22.      Aircraft (all perils)
 23.      Fidelity
 24.      Surety                                                         13,134                                           13,134
 26.      Burglary and theft
 27.      Boiler and machinery
 28.      Credit                                                     11,893,780                                       11,893,780
 29.      International
 30.      Reinsurance -
             Nonproportional Assumed
             Property                           XXX
 31.      Reinsurance -
             Nonproportional Assumed
             Liability                          XXX
 32.      Reinsurance -
             Nonproportional Assumed
             Financial Lines                    XXX
 33.      Aggregate write-ins for other
             lines of business
                                          -----------------------------------------------------------------------------------------
 34.         TOTALS                       2,749,964   16,240,514     92,721,764      1,567,711       7,977           110,136,554
-----------------------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.     Summary of remaining
             write-ins for Line 33 from
             overflow page
3399.     Totals (Lines 3301 thru 3303
             plus 3398) (Line 33
             above)
-----------------------------------------------------------------------------------------------------------------------------------

(a)  Does the company's direct premiums written include  premiums recorded on
     an installment basis?   Yes [X] No [ ]

     If yes: 1. The amount of such installment premiums $ 277,464

             2. Amount at which such installment premiums would have been reported had they been reported on an annualized basis $ 632,585

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                        PART 2 - LOSSES PAID AND INCURRED

--------------------------------------------------------------------------------------------------------------
                                                                   Losses Paid Less Salvage
                                               ---------------------------------------------------------------
                                                      1               2             3               4
                                                                 Reinsurance   Reinsurance     Net Payments
              Line of Business                 Direct Business     Assumed      Recovered    (Cols. 1 + 2 - 3)
--------------------------------------------------------------------------------------------------------------
  1.       Fire
  2.       Allied lines
  3.       Farmowners multiple peril
  4.       Homeowners multiple peril
  5.       Commercial multiple peril
  6.       Mortgage guaranty
  8.       Ocean marine
  9.       Inland marine
 10.       Financial guaranty                                      9,378,153                      9,378,153
 11.1      Medical malpractice -
              occurrence
 11.2      Medical malpractice -
              claims-made
 12.       Earthquake
 13.       Group accident and health
 14.       Credit accident and health
              (group and individual)
 15.       Other accident and health
 16.       Workers' compensation
 17.1      Other liability - occurrence
 17.2      Other liability - claims-made
 18.1      Products liability -
              occurrence
 18.2      Products liability -
              claims-made
 19.1,19.2 Private passenger auto
              liability
 19.3,19.4 Commercial auto liability
 21.       Auto physical damage
 22.       Aircraft (all perils)
 23.       Fidelity
 24.       Surety
 26.       Burglary and theft
 27.       Boiler and machinery
 28.       Credit                                                  2,017,676                      2,017,676
 29.       International
 30.       Reinsurance - Nonproportional
              Assumed Property                       XXX
 31.       Reinsurance - Nonproportional
              Assumed Liability                      XXX
 32.       Reinsurance - Nonproportional
              Assumed Financial Lines                XXX
 33.       Aggregate write-ins for other
              lines of business
                                               ---------------------------------------------------------------
 34.       TOTALS                                                 11,395,829                     11,395,829
--------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      5                 6                 7                    8
                                                                                                      Percentage of Losses
                                                  Net Losses                                                Incurred
                                                    Unpaid         Net Losses      Losses Incurred     (Col. 7, Part 2)
                                                 Current Year        Unpaid          Current Year      to Premiums Earned
              Line of Business                (Part 2A, Col. 8)   Previous Year   (Cols. 4 + 5 - 6)     (Col. 4, Part 1)
--------------------------------------------------------------------------------------------------------------------------
  1.       Fire
  2.       Allied lines
  3.       Farmowners multiple peril
  4.       Homeowners multiple peril
  5.       Commercial multiple peril
  6.       Mortgage guaranty
  8.       Ocean marine
  9.       Inland marine
 10.       Financial guaranty                     26,308,038       24,752,919       10,933,272              15.1
 11.1      Medical malpractice - occurrence
 11.2      Medical malpractice - claims-made
 12.       Earthquake
 13.       Group accident and health
 14.       Credit accident and health (group
              and individual)
 15.       Other accident and health
 16.       Workers' compensation
 17.1      Other liability - occurrence
 17.2      Other liability - claims-made
 18.1      Products liability - occurrence
 18.2      Products liability - claims-made
 19.1,19.2 Private passenger auto liability
 19.3,19.4 Commercial auto liability
 21.       Auto physical damage
 22.       Aircraft (all perils)
 23.       Fidelity
 24.       Surety
 26.       Burglary and theft
 27.       Boiler and machinery
 28.       Credit                                  2,891,059           52,168        4,856,567              61.0
 29.       International
 30.       Reinsurance - Nonproportional
              Assumed Property
 31.       Reinsurance - Nonproportional
              Assumed Liability
 32.       Reinsurance - Nonproportional
              Assumed Financial Lines
 33.       Aggregate write-ins for other
              lines of business
                                               -------------------------------------------------------------------------
 34.       TOTALS                                 29,199,097       24,805,087       15,789,839              19.6
------------------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

              PART 2A - UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

------------------------------------------------------------------------------------------------------------
                                                                      Reported Losses
                                               -------------------------------------------------------------
                                                 1           2                3                   4
                                                                      Deduct Reinsurance
                                                                       Recoverable from     Net Losses Excl.
                                                                        Authorized and       Incurred But
                                                        Reinsurance      Unauthorized        Not Reported
              Line of Business                 Direct     Assumed          Companies       (Cols. 1 + 2 - 3)
------------------------------------------------------------------------------------------------------------
  1.       Fire
  2.       Allied lines
  3.       Farmowners multiple peril
  4.       Homeowners multiple peril
  5.       Commercial multiple peril
  6.       Mortgage guaranty
  8.       Ocean marine
  9.       Inland marine
 10.       Financial guaranty                            26,308,038                           26,308,038
 11.1      Medical malpractice - occurrence
 11.2      Medical malpractice - claims-made
 12.       Earthquake
 13.       Group accident and health
 14.       Credit accident and health (group
              and individual)
 15.       Other accident and health
 16.       Workers' compensation
 17.1      Other liability - occurrence
 17.2      Other liability - claims-made
 18.1      Products liability - occurrence
 18.2      Products liability - claims-made
 19.1,19.2 Private passenger auto liability
 19.3,19.4 Commercial auto liability
 21.       Auto physical damage
 22.       Aircraft (all perils)
 23.       Fidelity
 24.       Surety
 26.       Burglary and theft
 27.       Boiler and machinery
 28.       Credit                                         1,233,137                            1,233,137
 29.       International
 30.       Reinsurance - Nonproportional
              Assumed Property                   XXX
 31.       Reinsurance - Nonproportional
              Assumed Liability                  XXX
 32.       Reinsurance - Nonproportional
              Assumed Financial Lines            XXX
 33.       Aggregate write-ins for other
              lines of business
 34.          TOTALS                                     27,541,175                           27,541,175
------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow
              page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                   Incurred But Not Reported
                                               ----------------------------------
                                                 5           6             7                  8                  9
                                                                                          Net Losses        Unpaid Loss
                                                        Reinsurance   Reinsurance           Unpaid           Adjustment
              Line of Business                 Direct     Assumed        Ceded       (Cols. 4 + 5 +6 - 7)     Expenses
-----------------------------------------------------------------------------------------------------------------------
  1.       Fire
  2.       Allied lines
  3.       Farmowners multiple peril
  4.       Homeowners multiple peril
  5.       Commercial multiple peril
  6.       Mortgage guaranty
  8.       Ocean marine
  9.       Inland marine
 10.       Financial guaranty                                                             26,308,038         47,070
 11.1      Medical malpractice - occurrence
 11.2      Medical malpractice - claims-made
 12.       Earthquake
 13.       Group accident and health                                                       (a)
 14.       Credit accident and health (group
              and individual)
 15.       Other accident and health                                                       (a)
 16.       Workers' compensation
 17.1      Other liability - occurrence
 17.2      Other liability - claims-made
 18.1      Products liability - occurrence
 18.2      Products liability - claims-made
 19.1,19.2 Private passenger auto liability
 19.3,19.4 Commercial auto liability
 21.       Auto physical damage
 22.       Aircraft (all perils)
 23.       Fidelity
 24.       Surety
 26.       Burglary and theft
 27.       Boiler and machinery
 28.       Credit                                        1,657,922                         2,891,059
 29.       International
 30.       Reinsurance - Nonproportional
              Assumed Property                  XXX
 31.       Reinsurance - Nonproportional
              Assumed Liability                 XXX
 32.       Reinsurance - Nonproportional
              Assumed Financial Lines           XXX
 33.       Aggregate write-ins for other
              lines of business
 34.          TOTALS                                     1,657,922                        29,199,097         47,070
-----------------------------------------------------------------------------------------------------------------------
           DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.      Summary of remaining write-ins
              for Line 33 from overflow
              page
3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------

(a) Including $             for present value of life indemnity claims.
                -----------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                                PART 3 - EXPENSES

--------------------------------------------------------------------------------------------------------------------------------
                                                                         1                  2                 3           4
                                                                  Loss Adjustment   Other Underwriting   Investment
                                                                     Expenses            Expenses         Expenses      Total
--------------------------------------------------------------------------------------------------------------------------------
   1. Claim adjustment services:
      1.1 Direct
      1.2 Reinsurance assumed                                       (1,485,884)                                       (1,485,884)
      1.3 Reinsurance ceded
                                                                  --------------------------------------------------------------
      1.4 Net claim adjustment service (1.1 + 1.2 - 1.3)            (1,485,884)                                       (1,485,884)
   2. Commission and brokerage:
      2.1 Direct excluding contingent
      2.2 Reinsurance assumed excluding contingent                                      34,130,202                    34,130,202
      2.3 Reinsurance ceded excluding contingent                                           377,754                       377,754
      2.4 Contingent-direct
      2.5 Contingent-reinsurance assumed                                                   430,000                       430,000
      2.6 Contingent-reinsurance ceded
      2.7 Policy and membership fees
                                                                  --------------------------------------------------------------
      2.8 Net commission and brokerage
             (2.1 + 2.2 - 2.3 + 2.4 + 2.5 - 2.6 + 2.7)                                  34,182,448                    34,182,448
   3. Allowances to managers and agents
   4. Advertising                                                                           70,515                        70,515
   5. Boards, bureaus and associations                                                     633,774                       633,774
   6. Surveys and underwriting reports
   7. Audit of assureds' records
   8. Salary and related items:
      8.1  Salaries                                                                      4,559,863         28,109      4,587,973
      8.2  Payroll taxes                                                                   215,336          1,535        216,872
   9. Employee relations and welfare                                                       501,712          5,591        507,303
  10. Insurance                                                                              7,126                         7,126
  11. Directors' fees
  12. Travel and travel items                                                              299,123            500        299,624
  13. Rent and rent items                                                                  367,894              3        367,897
  14. Equipment                                                                            136,710          1,110        137,820
  15. Cost or depreciation of EDP equipment and software                                   197,744            271        198,015
  16. Printing and stationery                                                               34,333           (309)        34,024
  17. Postage, telephone and telegraph, exchange and express                                49,684            108         49,792
  18. Legal and auditing                                                                   453,846          1,930        455,776
                                                                  --------------------------------------------------------------
  19. Totals (Lines 3 to 18)                                                             7,527,660         38,851      7,566,510
  20. Taxes, licenses and fees:
      20.1 State and local insurance taxes deducting guaranty
              association credits of $                                                     218,416                       218,416
      20.2 Insurance department licenses and fees                                           28,944                        28,944
      20.3 Gross guaranty association assessments
      20.4 All other (excluding federal and
              foreign income and real estate)                                                  (73)                          (73)
                                                                  --------------------------------------------------------------
      20.5 Total taxes, licenses and fees
              (20.1 + 20.2 + 20.3 + 20.4)                                                  247,287                       247,287
  21. Real estate expenses
  22. Real estate taxes                                                                     13,133                        13,133
  23. Reimbursements by uninsured accident and health plans
  24. Aggregate write-ins for miscellaneous expenses                                     1,441,439        275,287      1,716,726
                                                                  --------------------------------------------------------------
  25. Total expenses incurred                                       (1,485,884)         43,411,966        314,138(a)  42,240,220
  26. Less unpaid expenses - current year                               47,070          11,055,831                    11,102,901
  27. Add unpaid expenses - prior year                               2,800,201          19,729,248                    22,529,449
  28. Amounts receivable relating to uninsured accident and
         health plans, prior year
  29. Amounts receivable relating to uninsured accident and
         health plans, current year
                                                                  --------------------------------------------------------------
  30. TOTAL EXPENSES PAID (Lines 25 - 26 + 27 - 28 + 29)             1,267,247          52,085,383        314,138     53,666,768
--------------------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS
2401. Miscellaneous other                                                                  862,183         72,056        934,239
2402. Other professional fees                                                              579,256                       579,256
2403. Investment advisory fees                                                                            203,230        203,230
2498. Summary of remaining write-ins for Line 24 from overflow page
2499. Totals (Lines 2401 thru 2403 plus 2498) (Line 24 above)                            1,441,439        275,287      1,716,726
--------------------------------------------------------------------------------------------------------------------------------

(a)  Includes management fees of $           paid to affiliates and $
                                   ---------                          ---------
     paid to non-affiliates.

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                        EXHIBIT OF NET INVESTMENT INCOME

--------------------------------------------------------------------------------
                                                         1               2
                                                     Collected        Earned
                                                    During Year     During Year
--------------------------------------------------------------------------------
  1.   U.S. Government bonds                       (a) 3,119,443       3,372,743
  1.1  Bonds exempt from U.S. tax                  (a)33,264,492      35,900,414
  1.2  Other bonds (unaffiliated)                  (a) 8,401,176       8,231,229
  1.3  Bonds of affiliates                         (a)
  2.1  Preferred stocks (unaffiliated)             (b)
  2.11 Preferred stocks of affiliates              (b)
  2.2  Common stocks (unaffiliated)
  2.21 Common stocks of affiliates
  3.   Mortgage loans                              (c)
  4.   Real estate                                 (d)
  5.   Contract loans
  6.   Cash/short-term investments                 (e)   817,712         674,010
  7.   Derivative instruments                      (f)
  8.   Other invested assets
  9.   Aggregate write-ins for investment income
 10.   Total gross investment income                  45,602,823      48,178,396
----------------------------------------------------------------
 11.   Investment expenses                                         (g)   314,138
 12.   Investment taxes, licenses and fees,
          excluding federal income taxes                           (g)
 13.   Interest expense                                            (h)
 14.   Depreciation on real estate and other
          invested assets                                          (i)
 15.   Aggregate write-ins for deductions from
          investment income
 16.   Total (Lines 11 through 15)                                       314,138
 17.   Net Investment Income - (Line 10 minus
          Line 16)                                                    47,864,258
--------------------------------------------------------------------------------
       DETAILS OF WRITE-INS
0901.
0902.
0903.
0998.  Summary of remaining write-ins for
          Line 9 from overflow page
0999.  Totals (Lines 0901 through 0903 plus
          0998) (Line 9, above)
--------------------------------------------------------------------------------
1501.
1502.
1503.
1598.  Summary of remaining write-ins for
          Line 15 from overflow page
1599.  Total (Lines 1501 through 1503 plus 1598)
          (Line 15, above)
--------------------------------------------------------------------------------

(a) Includes $ 7,814,449 accrual of discount less $ 1,764,922 amortization of premium and less $ 3,193,558 paid for accrued interest on purchases.
(b)  Includes $           accrual of discount less $           amortization of
                ---------                            ---------
     premium and less $           paid for accrued dividends on purchases.
                        ---------
(c)  Includes $           accrual of discount less $           amortization of
                ---------                            ---------
     premium and less $           paid for accrued interest on purchases.
                        ---------
(d)  Includes $           for company's occupancy of its own buildings; and
                ---------
     excludes $           interest on encumbrances.
                ---------
(e) Includes $ 43,017 accrual of discount less $ 2,009 amortization of premium and less $ 2,864 paid for accrued interest on purchases.
(f)  Includes $           accrual of discount less $           amortization of
                ---------                            ---------
     premium.
(g)  Includes $           investment expenses and $           investment taxes,
                ---------                           ---------
     licenses and fees, excluding federal income taxes, attributable to segregated and Separate Accounts.
(h)  Includes $           interest on surplus notes and $           interest on
                ---------                                 ---------
     capital notes.
(i)  Includes $           depreciation on real estate and $
                ---------                                   ---------
     depreciation on other invested assets.

                        EXHIBIT OF CAPITAL GAINS (LOSSES)

--------------------------------------------------------------------------------------------------------------------------
                                                    1             2             3                  4                 5
                                                                                          Net Gain (Loss) from
                                                Realized                    Increases     Change in Difference
                                               Gain (Loss)      Other      (Decreases)    Between Basis Book/
                                               On Sales or     Realized         by       Adjusted Carrying and
                                                 Maturity    Adjustments    Adjustment       Admitted Values       Total
--------------------------------------------------------------------------------------------------------------------------
  1.   U.S. Government bonds                       758,502                                                         758,502
  1.1  Bonds exempt from U.S. tax                5,724,104                                                       5,724,104
  1.2  Other bonds (unaffiliated)                 (344,406)                                                       (344,406)
  1.3  Bonds of affiliates
  2.1  Preferred stocks (unaffiliated)
  2.11 Preferred stocks of affiliates
  2.2  Common stocks (unaffiliated)
  2.21 Common stocks of affiliates
  3.   Mortgage loans
  4.   Real estate
  5.   Contract loans
  6.   Cash/Short-term investments                     559                                                             559
  7.   Derivative instruments
  8.   Other invested assets
  9.   Aggregate write-ins for capital gains
          (losses)
 10.   Total capital gains (losses)              6,138,759                                                       6,138,759
--------------------------------------------------------------------------------------------------------------------------
       DETAILS OF WRITE-INS
0901.
0902.
0903.
0998.  Summary of remaining write-ins for
          Line 9 from overflow page
0999.  Totals (Lines 0901 through 0903 plus
          0998) (Line 9, above)
--------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

          EXHIBIT 1 - ANALYSIS OF NONADMITTED ASSETS AND RELATED ITEMS

----------------------------------------------------------------------------------------------------------------------
                                                                            1             2                3
                                                                          End of        End of       Changes for Year
                                                                       Current Year   Prior Year   (Increase) Decrease
----------------------------------------------------------------------------------------------------------------------
   1. Summary of Items Page 2, Lines 10 to 17 and 19 to 23, Column 2    115,406,366                    (115,406,366)

   2. Other Nonadmitted Assets:

      2.1 Bills receivable

      2.2 Furniture, equipment and supplies                               2,996,959    3,676,589            679,630

      2.3 Leasehold improvements

      2.4 Loans on personal security, endorsed or not

   3. Total (Lines 2.1 to 2.4)                                            2,996,959    3,676,589            679,630

   4. Aggregate write-ins for other assets                                  653,573      177,914           (475,659)
                                                                       -----------------------------------------------

   5. Total (Line 1 plus Lines 3 and 4)                                 119,056,898    3,854,503       (115,202,395)
----------------------------------------------------------------------------------------------------------------------

0401. Prepaid expenses                                                      644,974      149,845           (495,129)

0402. Receivables - other                                                     8,599       28,069             19,470

0403.

0498. Summary of remaining write-ins for Line 4 from overflow page

0499. Totals (Lines 0401 thru 0403 plus 0498) (Line 4 above)                653,573      177,914           (475,659)
----------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     A.   Accounting Practices

          The financial statements of Radian Reinsurance Inc. (Company) are presented on the basis of accounting practices prescribed or permitted by the New York State Insurance Department.

          The New York State Insurance Department recognizes only statutory accounting practices prescribed or permitted by the state of New York for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York State Insurance Law. The National Association of Insurance Commissioners' (NAIC) Accounting Practices and Procedures manual, version effective January 1, 2001, including subsequent amendments, (NAIC SAP) has been adopted as a component of prescribed or permitted practices by the state of New York.

     B.   Use of Estimates in the Preparation of the Financial Statements

          The preparation of financial statements in conformity with NAIC SAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

     C.   Accounting Policy

          Premiums are earned in proportion to the expiration of the related risk over the contract period or over the period that coverage is provided. Unearned premium represents that portion of premium, which is applicable to unexpired risk on policies in force. When insured issues are refunded or called, the remaining unearned premium is generally earned at that time, since the risk to the Company is eliminated.

          All expenses incurred in the production of business including commissions paid on reinsurance assumed, offset by commissions received on reinsurance ceded, are charged to expense in the period incurred.

          In addition, the company uses the following accounting principles:

          (1)  Short-term investments are stated at amortized cost.

          (2) Bonds that qualify are stated at amortized cost using the interest method, all other bonds are valued on the basis adopted by the NAIC.

          (3)  Common Stocks are stated at NAIC value.

          (4)  The Company does not have any preferred stocks.

          (5)  The Company does not have any mortgage loans on real estate.

          (6) Loan-backed securities that qualify are stated at amortized cost using the interest method, all other bonds are valued on the basis adopted by the NAIC. The retrospective adjustment method is used to value all securities.

          (7) The Company does not have any investments in subsidiaries, controlled and affiliated companies.

          (8) The Company does not have any investments in joint ventures, partnerships or limited liability companies.

          (9)  The Company has no derivatives.

          (10) The Company anticipates investment income as a factor in the premium deficiency calculation, in accordance with SSAP No. 53, Property-Casualty Contracts - Premiums.

          (11) Unpaid losses and loss adjustment expense reserves include an amount determined from individual case estimates and loss reports and an amount, based on past experience, for losses incurred but not reported. These reserves are reported net of estimated salvage and subrogation and reinsurance recoverables. Such reserves are based on assumptions and estimates and while management believes the amount is adequate, the ultimate liability may be in excess of or less than the amount provided. The methods for making such estimates and for establishing the resulting reserves are continually reviewed and any adjustments are reflected in the period determined.

               In accordance with New York Insurance Law, the Company is required to establish a contingency reserve in the amount prescribed by legislation. Such legislation requires that for financial guaranty policies, each primary insurer must establish a contingency reserve, equal to the greater of 50% of premiums written or a stated percentage of the principal

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

               guaranteed, ratably over 60 to 80 quarters dependent upon the category of obligation insured. Reinsurers are required to establish a contingency reserve equal to their proportionate share of the reserve established by the primary insurer.

2.   Accounting Changes and Corrections of Errors

     A.   Not applicable

     B. The Company prepares its statutory financial statements in conformity with accounting practices prescribed or permitted by the State of New York. Effective January 1, 2001, the State of New York required that insurance companies domiciled in the State of New York prepare their statutory basis financial statements in accordance with NAIC SAP subject to any deviations prescribed or permitted by the State of New York insurance commissioner.

          Accounting changes adopted to conform to the provisions of NAIC SAP are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. As a result of these changes, the Company reported a change of accounting principles, as an adjustment that increased unassigned funds (surplus) by $6,416,000. The adjustment relates to the State of New York's adoption of SSAP10, Income Taxes, provisions relating to deferred tax assets and deferred tax liabilities for financial statements required to be filed for periods ending on or after December 31, 2002.

3.   Business Combinations and Goodwill

     None

4.   Discontinued Operations

     None

5.   Investments

     A.   Mortgage Loans

               None

     B.   Debt Restructuring

               None

     C.   Reverse Mortgages

               None

     D.   Loan-Backed Securities

          (1) The company has elected to use the book value as of January 1, 1994 as the cost for applying the retrospective adjustment method to securities purchased prior that date.

          (2) Prepayment assumptions for single class and multi-class mortgage-backed/asset-backed securities were obtained from Bloomberg L.P.

          (3) The Company used Interactive Data Corporation in determining the market value of its loan-backed securities.

          (4)  Not applicable.

     E.   Repurchase Agreements

               None

6.   Joint Ventures, Partnerships and Limited Liability Companies

     None

7.   Investment Income

     There was no interest income due and accrued, which was excluded (nonadmitted).

                                      14.1

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

8.   Derivative Instruments

     None

9.   Income Taxes

     During 2002, the State of New York adopted SSAP 10, Income Taxes, provisions relating to deferred tax assets and deferred tax liabilities for financial statements required to be filed for periods ending on or after December 31, 2002. As a result of these changes, the Company reported a change of accounting principles, as an adjustment that increased unassigned funds (surplus) by $6,416,000.

     A. The components of the net DTA recognized in the Company's Assets, Liabilities, Surplus and Other Funds are as follows:

                                                       December 31, 2002
                                                       -----------------
     Total of all deferred tax assets (admitted and      $ 117,698,313
        nonadmitted)
     Total of all deferred tax liabilities                    (342,080)
     Total deferred tax assets nonadmitted in
        accordance with SSAP No. 10, Income Taxes         (115,365,456)
                                                         -------------
     Total deferred taxes                                $   1,990,777
                                                         -------------

     (Increase)/Decrease in nonadmitted asset            $(115,365,456)
                                                         =============

     B.   Deferred tax liabilities not recognized - Not Applicable

     C. The provisions for incurred taxes on earnings for the years ended December 31 are:

                                                            2002         2001
                                                        -----------   -----------
     Federal                                            $(3,358,943)  $13,246,465
     Foreign                                                     --            --
                                                        -----------   -----------
                                                         (3,358,943)   13,246,465
     Federal income tax on net capital gains (losses)     2,152,555        37,135
                                                        -----------   -----------
     Current income taxes incurred                      $(1,206,388)  $13,283,600
                                                        ===========   ===========

     The main components of the 2002 deferred tax amounts are as follows:

                                            Statutory          Tax         Difference     Tax effect
                                          -------------   -------------   ------------   -------------
Deferred tax assets:
   Contingency reserve                    $(280,376,443)  $          --   $280,376,443   $  98,131,755
   Unearned premium reserve                (369,309,560)   (328,759,323)    40,550,237      14,192,583
   Other Investments                         13,132,404      19,600,447      6,468,043       2,263,815
   EDP Equipment                              1,077,239       4,767,713      3,690,474       1,291,666
   Accrued Expenses                         (10,310,173)     (8,414,824)     1,895,349         663,372
   AMT Credits                                       --         645,378        645,378         645,378
   Contingent Commissions                      (735,489)             --        735,489         257,421
   Unpaid losses & LAE                      (29,246,164)    (28,703,156)       543,008         190,053
   Other Assets                                 282,664         460,578        177,914          62,270
                                          -------------   -------------   ------------   -------------
      Total deferred tax assets            (675,485,522)   (340,403,187)   335,082,335     117,698,313
                                          -------------   -------------   ------------   -------------
      Deferred tax assets - nonadmitted                                                   (115,365,456)
                                                                                         -------------
Deferred tax liabilities:
   Bonds                                    905,718,594     904,741,222       (977,372)       (342,080)
                                          -------------   -------------   ------------   -------------
      Total deferred tax liabilities      $ 905,718,594   $ 904,741,222   $   (977,372)       (342,080)
                                          -------------   -------------   ------------   -------------

      Net admitted deferred tax asset                                                    $   1,990,777
                                                                                         =============

                                      14.2

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

  The changes in the main components of deferred tax assets and deferred taxes liabilities are as follows:

                                                    2002        2001       Change
                                                -------------   ----   -------------
DTA's resulting from book/tax differences in:
   Contingency reserve                          $  98,131,755    --    $  98,131,755
   Unearned premium reserve                        14,192,583    --       14,192,583
   Other Investments                                2,263,815    --        2,263,815
   EDP Equipment                                    1,291,666    --        1,291,666
   Accrued Expenses                                   663,372    --          663,372
   AMT Credits                                        645,378    --          645,378
   Contingent Commissions                             257,421    --          257,421
   Unpaid losses & LAE                                190,053    --          190,053
   Other Assets                                        62,270    --           62,270
                                                -------------   ----   -------------
      Total deferred tax assets                   117,698,313    --      117,698,313
                                                -------------   ----   -------------
      Deferred tax assets nonadmitted            (115,365,456)   --     (115,365,456)
                                                -------------   ----   -------------
DTL's resulting from book/tax differences in:

   Bonds                                             (342,080)   --         (342,080)
                                                -------------   ----   -------------
      Total deferred tax liabilities            $    (342,080)   --    $    (342,080)
                                                -------------   ----   -------------

     D.   Among the more significant book to tax adjustments were the following:

                                                    Amount        Tax-effect
                                                 ------------    ------------
Income before taxes                              $ 77,145,022    $ 27,000,758

Tax-exempt income, net of Section 832(b)(5)(B)
   proration adj.                                 (30,118,446)    (10,541,456)
Accrued expenses                                  (11,490,705)     (4,021,747)
Deferred market discount on bonds                  (2,587,737)       (905,708)
Unpaid loss reserves                                 (508,802)       (178,081)
Unearned premium reserve                            6,196,637       2,168,823
Other                                                 537,242         188,035
                                                 ------------    ------------
Taxable Income                                   $ 39,173,211      13,710,624
                                                 ------------    ------------

Benefit (charge) of tax and loss bonds                            (25,493,045)
AMT Credits used                                                   (1,358,224)
Prior-year book/tax adjustments                                    11,934,257

Current income taxes incurred                                    $ (1,206,388)
                                                                 ============

     E.   Net Loss Carryforwards - Not Applicable

     F. The Company's Federal Income Tax return is consolidated with the following entities:

               AG Intermediaries, Inc.
               Alegis Corporation, Inc.
               Alegis Group, Inc.
               Amerin Guaranty, Inc.
               Amerin Investor Services Corp.
               Amerin RE Corportation
               C-BASS, Inc.
               CMAC Investment Management Corp.
               CMAC of Arizona
               CMAC of Texas
               Credit2B.com, Inc.
               Enhance C-BASS Residual Finance Corp.
               Enhance Consumer Services LLC
               Enhance Financial Services Group, Inc.
               ExpressClose.com, Inc.
               Guaranty Risk Services, Inc.
               LLS, Inc.
               Radian Asset Assurance Inc.
               Radian Group, Inc.
               Radian Guaranty, Inc.
               Radian Insurance, Inc.

                                      14.3

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

               Radian Reinsurance (Bermuda) Limited
               Radian Reinsurance Co.
               Radian Services, Inc.
               Singer Asset Finance Company, LLC
               Van-American Business Services, Inc.
               Van-American Companies, Inc.
               Van-American Insurance Agency, Inc.
               Van-American Insurance Company, Inc.
               Vantage Coal Sales, Inc.

     The method of allocation between companies is subject to a written agreement, approved by the Board of Directors. Allocation is based upon separate return calculations with current credit for net losses. Intercompany tax balances are settled on a quarterly basis within 30-days following a federal tax payment.

10.  Information Concerning Parent, Subsidiaries and Affiliates

     A. All the outstanding shares of the Company are directly owned and controlled by Enhance Financial Services Group Inc. (Parent), a holding company domiciled in the State of New York. All the outstanding shares of the Parent are directly owned and controlled by Radian, a holding company domiciled in the State of Delaware.

     B.&C. The Company paid no common stock dividends to the Parent in 2002 and 2001.

     D. At December 31, 2002 and 2001, the Company reported a net receivable from parent, subsidiaries and affiliates of $790,177 and $2,001,149 respectively. The terms of the settlement require that these amounts are settled within 90 days.

     E. The Company has no guarantees for the benefit of its Parent or affiliates.

     F. Allocable expenses are shared by the Company, its Parent and certain of the Parent's other wholly-owned and affiliated companies on a fair and equitable basis determined by estimates of respective usage.

     G.   All outstanding shares of the Company are owned by the Parent.

     H. The Company owns no shares of the stock of its Parent or its ultimate parent Radian.

     I.   The Company has no investment in affiliates.

     J.   The Company had no impairment write-downs.

11.  Debt

     A.   Capital Notes

                    None

     B.   All Other Debt

                    None

12. Retirement Plans, Deferred Compensation, Postemployment Benefits and Compensated Absences and Other Postretirement Benefit Plans

     The Company maintained non-contributory defined benefit pension plans, including a non-qualified restoration plan, for the benefit of all eligible employees. Pension cost for 2002 and 2001 and related disclosures as of the latest valuation for the plan year ended October 31, 2002 are determined under the provisions of NAIC SAP. A request for termination of the pension plans has been submitted to the Internal Revenue Service for determination. Company employees will be eligible to participate in a pension plan sponsored by Radian. Pension cost, net of allocations to affiliates, was $499,149 and $856,114 for the years ended December 31, 2002 and 2001, respectively. In addition to pension benefits, the Company provides certain health care benefits for retired employees. Certain employees may become eligible for these benefits if they reach retirement age while working for the Company. Post retirement benefits are being curtailed by discontinuing the benefit eligibility for all participants hired after February 1990.

     The Company's postretirement benefit cost, net of allocations to affiliates, for the years ended December 31, 2002 and 2001 were $ (5,247) and $76,250 respectively.

                                      14.4

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

          A summary of assets, obligations and assumptions of the Pension and Other Postretirement Benefit Plans are as follows at December 31,2002 and 2001.

--------------------------------------------------------------------------------------------------------------------------
                                                     Pension Benefits   Other Benefits   Pension Benefits   Other Benefits
                                                     ---------------------------------------------------------------------
                                                          2002               2002            2001               2001
--------------------------------------------------------------------------------------------------------------------------
(1) Change in benefit obligation
       a. Benefit obligation at beginning of
             year                                      $14,585,780       $ 1,296,337      $ 11,716,409       $ 1,150,179
       b. Service cost                                     902,191           225,375         2,545,347           173,177
       c. Interest cost                                    653,210           123,830           849,474            78,307
       d. Contribution by plan participants
       e. Actuarial gain (loss)                         (3,107,594)          363,183         1,451,354            43,914
       f. Foreign currency exchange rate
             changes
       g. Benefits paid                                   (532,469)           (7,573)       (1,051,416)          (45,000)
       h. Plan amendments                                                                                       (104,240)
       i. Business combinations, divestitures,
             curtailments, settlements and special
             termination benefits                       (5,832,746)       (1,097,779)         (925,388)
       j. Benefit obligation at end of year            $ 6,668,372       $   903,373      $ 14,585,780       $ 1,296,337
--------------------------------------------------------------------------------------------------------------------------
(2) Change in plan assets
       a. Fair value of plan assets at
             beginning of year                         $ 3,220,318                        $  3,550,959
       b. Actual return on plan assets                   1,160,730                          (1,250,267)
       c. Foreign currency exchange rate
             changes
       d. Employer contribution                          6,339,910       $     7,573         1,311,431       $    45,000
       e. Plan participants' contributions
       f. Benefits paid                                 (5,648,100)           (7,573)         (391,805)          (45,000)
       g. Business combinations, divestitures
             and settlements
       h. Fair value of plan assets at end of
             year                                      $ 5,072,858       $                $  3,220,318       $        --
--------------------------------------------------------------------------------------------------------------------------
(3) Funded status
       a. Unamortized prior service cost               $(1,595,514)      $  (903,373)     $(11,365,462)      $(1,296,337)
       b. Unrecognized net gain or (loss)                 (393,305)            4,200         3,060,705            54,787
       c. Remaining net obligation or net
             asset at initial date of
             application
       d. Prepaid assets or accrued
             liabilities
       e. Intangible asset                             $(1,988,819)      $  (899,173)     $ (8,304,757)      $(1,241,550)
--------------------------------------------------------------------------------------------------------------------------
(4) Benefit obligation for non vested
        employees                                                                         $  3,177,074
--------------------------------------------------------------------------------------------------------------------------
(5) Components of net periodic benefit cost
       a. Service cost                                 $   902,191                        $  2,545,347
       b. Interest cost                                    653,210                             849,474
       c. Expected return on plan assets                  (305,444)                           (359,084)
       d. Amortization of unrecognized
             transition obligation of
             transition asset                              (86,129)
       e. Amount of recognized gains and
             losses
--------------------------------------------------------------------------------------------------------------------------

                                      14.5

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

--------------------------------------------------------------------------------------------------------------------------
       f. Amount of prior service cost
             recognized
       g. Amount of gain or loss recognized
             due to a settlement or
             curtailment                                (5,163,256)                           (925,388)
       h. Total net periodic benefit cost              $(3,999,428)                       $  2,110,349
--------------------------------------------------------------------------------------------------------------------------
(6) None
--------------------------------------------------------------------------------------------------------------------------
(7) Weighted-average assumptions as of Dec. 31
       a. Discount rate                                       6.25%              7.0%              7.0%              7.0%
       b. Rate of compensation increase                        6.0%             N/A                6.0%             N/A
       c. Expected long-term rate of return
          on plan assets                                       8.5%             N/A                8.5%             N/A
--------------------------------------------------------------------------------------------------------------------------

          For measurement purposes, a 9.0 percent annual rate of increase in the per capita cost of covered health care benefits was assumed for 2002. The rate was assumed to decrease gradually to 5.5 percent after seven years.

     (8) The company has a non pension postretirement benefit plan which is noncontributory.

     (9) Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A one percentage-point change in assumed health care cost trend rates would have the following effects:

-------------------------------------------------------------------------------------------------------
                                              1 Percentage   1 Percentage   1 Percentage   1 Percentage
                                                  Point          Point          Point          Point
                                                Increase       Decrease       Increase       Decrease
-------------------------------------------------------------------------------------------------------
Effect on total of service and interest
   cost components                              $ 55,000       $ (84,000)     $ 52,108      $ (41,040)
Effect on postretirement benefit obligation     $133,000       $(383,000)     $229,508      $(184,049)

The Company sponsors a 401(k) retirement savings plan covering substantially all of its employees. Under this plan, the Company provides a matching contribution of 50% on contributions up to 6% of base salary made to the plan by eligible employees. The Company's cost, net of allocation to affiliates, was $43,716 and $67,384 for the years ended December 31, 2002 and 2001 respectively.

Commencing, January 1, 2003, the Company will terminate its current 401(k) plan and participate in a 401(k) plan sponsored by Radian. Under the new plan, Radian will provide a matching contribution of 25% on contributions up to 6% of base salary made to the plan by eligible employees. In addition, Radian may at its discretion provide additional matching based on Radian achieving financial goals.

The Company participates in Radian's Stock Option Plan for certain key employees of the Company. Under the Stock Option Plan, additional options may be granted for a total of 2,642,690 shares of Radian's common stock. Nonqualified stock option prices must be at least 90% of the fair market value while incentive stock option prices may not be less than 100% of the fair market value as of the date of the grants. The stock options were granted during the years 1992 through 2002. As of December 31, 2002, 4,901,887 shares of Radian's common stock were subject to options granted under the Stock Option Plan with option prices ranging from $4.97 to $68.1818. During 2002, 881,170 shares of Radian's common stock were exercised under options subject to the Stock Option Plan with option prices ranging from $4.50 to $38.6364 and with fair value prices ranging from $33.14 to $55.4114.

13.  Capital and Surplus, Dividend Restrictions and Quasi-Reorganizations.

          (1) The Company has 100,000 shares of Common Stock authorized, issued and outstanding with a par value of $150 per share.

          (2)  The Company has no preferred stock outstanding.

          (3) Under the New York Insurance Law, the Company may declare or distribute dividends only from earned surplus. The maximum amount of dividends, which may be paid by the Company without prior approval of the Superintendent of Insurance, is the lesser of net investment income as adjusted or 10% of statutory surplus to policyholders. At December 31, 2002, the Company had $27,213,568 available for dividend distribution. However, in conjunction with the acquisition of the Parent by Radian on February 28, 2001, the Company is prohibited from paying dividends for a period of two years from the date of acquisition without prior written consent of the Insurance Department of the State of New York.

                                      14.6

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

          (4) Except for the limitations of (3) above, there are no restrictions placed on the portion of Company profits that may be paid as ordinary dividends to stockholders.

          (5)  There were no restrictions placed on the Company's surplus.

          (6)  There are no surplus advances.

          (7) The amounts of stock held by the Company, including stock of affiliated companies, for special purposes is:

               a.   For conversion of preferred stock:    None
               b.   For employee stock options:           None
               c.   For stock purchase warrants:          None

          (8)  There are no special surplus funds.

          (9) The portion of unassigned funds (surplus) represented or (reduced) by each item below is as follows:

               a.   unrealized gains and losses:   $           0
               b.   nonadmitted asset values:      $(119,056,898)
               c.   provision for reinsurance:     $           0

          (10) The Company has no surplus debentures or similar obligations.

          (11) Quasi-reorganizations

               None

          (12) There have been no quasi-reorganizations.

14.  Contingencies

     A. According to the terms of some of the Company's treaty reinsurance contracts, the Company shall pay the ceding company a contingent commission based upon a percentage of the net underwriting profit, as defined in the contracts, accruing to the Company under these treaties. Under the terms of most of these contracts, each individual underwriting year shall be adjusted no sooner than five years after its inception, and adjustments are to be made annually thereafter until all written premiums are fully earned and all losses are settled.

     B.   None

     C.   None

     D. Various lawsuits against the Company have arisen in the course of the Company's business. Contingent liabilities arising from litigation are not considered material in relation to the financial position of the Company.

15.  Leases

     None

16. Information About Financial Instruments With Off-balance Sheet Risk And Financial Instruments With Concentrations of Credit Risk.

     None

17. Sale, Transfer and Servicing of Financial Assets and Extinguishments of Liabilities.

     None

18. Gain or Loss to the Reporting Entity from Uninsured A&H Plans and the Uninsured Portion of Partially Insured Plans.

     None

19. Direct Premium Written/Produced by Managing General Agents/Third Party Administrators.

     None

                                      14.7

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

20.  Other Items

     A.   Extraordinary Items

               None

     B.   Troubled Debt Restructuring: Debtors

               None

     C.   Other Disclosures

          Assets in the amount of $62,915,125 and $579,856,673 at December 31, 2002 and 2001, respectively, were on deposit with government authorities or trustees as required by law or contract.

          During 2001, the Company, received permission from the New York State Insurance Department to reclassify assets which were previously in the "Funds held by or deposited with reinsured companies" into the Investment category via a sale and purchase transaction. The amount of the transaction was $578,331,360. These assets are included in invested assets for 2001 and are reflected in Schedule E - Part 2 - Special Deposits.

          On October 4, 2002, Standard & Poor's Rating Service, a division of the The McGraw-Hill Companies, Inc. (S&P) announced that it had downgraded the financial strength, the financial enhancement and counterparty credit ratings of the Company from "AAA" to "AA" (on the same date, Fitch Ratings placed the "AAA" rating of the Company on Negative Watch for possible downgrade). Concurrently with the downgrade, S&P improved the Company's outlook from negative to stable. The October 4, 2002 S&P decision follows S&P's issuance of a negative outlook for monoline financial guaranty reinsurance companies in March 2002, stating concerns regarding the business positions of the Company and three of its competitors in the industry. S&P explained this downgrade was based on worsening credit and economic characteristics for assumed financial guaranty businesses, combined with a perceived absence of timely development and implementation of strategies to effectively meet the challenges that S&P believes are facing the financial guaranty reinsurance industry. In addition, reduced business volume and business prospects due to management imposed limitations - referring to the Company's strategy of active management of its reinsurance business to reject ceded business that does not meet its standards for risk and profitability - and the primary insurers' changing reinsurance strategies were also stated as factors leading to the downgrade.

          The Company is party to several agreements with primary insurers that grant them the right to "recapture" business ceded to the Company under these agreements if the financial strength rating is downgraded below minimum rates established in the agreements. In addition, the primary insurers also have the right to increase ceding commissions charged to the Company for cessions. S&P's October 4, downgrade has resulted in those primary insurers having such a right to recapture business, including unearned premium reserves. Although the Company does not believe, that the primary insurers will exercise such right in connection with the October 4, 2002 downgrade, the recapture of business by a primary insurer could have a material adverse effect on earned premiums, deferred premium revenue and recognition of future income from such agreements.

          The claims-paying ability of the Company is rated Aa2 by Moody's Investors Service. These ratings are based on the assessments by these rating services of the creditworthiness of the Company. As a result of these ratings, bond issues reinsured by the Company allow primary insurers to receive credit in terms of capital relief from these rating services. The Company's creditworthiness is a function of the level of paid-in-capital, as well as other quantitative and qualitative considerations.

          In November 2001, the Company entered into a 7 year credit agreement (extendible annually for additional one year periods) with New York branches of major European banks, which was amended in October 2002, pursuant to which the Company may borrow up to $125 million in order to satisfy certain claims which become payable by the Company under its municipal reinsurance portfolio in excess of a specified amount. The Company's obligation to repay amounts borrowed thereunder is limited to amounts received or receivable by the Company or the banks from premium payments or recoveries in respect of such reinsurance portfolio.

     D.   Uncollectible Balances

               None

     E.   Reinsurance Accounted for as a Deposit (P/C and Title companies only)

               None

     F.   Multiple Peril Crop Insurance

               None

                                      14.8

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

     G.   Mezzanine Real Estate Loans

               None

     H.   Health Care Receivables

               None

     I.   September 11 Events

               Not applicable

     J.   Real Estate

               None

     K.   Participating Policies

               None

     L.   Premium Deficiency Reserves

          As of December 31, 2002, the Company had no recorded liabilities related to premium deficiency reserves. The Company anticipates investment income as a factor in the premium deficiency calculation.

     M.   Noncash Transactions

               None

     N.   Business Interruption Insurance Reserves

               None

21.  Events Subsequent

               None

22.  Reinsurance

     A.   Unsecured Reinsurance Recoverables

          The Company has an unsecured reinsurance recoverable that exceeds 3% of the Company's policyholders surplus. Such recoverable, approximating $4,963,090 is due from its affiliate, Radian Asset Assurance Inc., NAIC Group # 0766; NAIC # 36250; FEIN 22-2712977.

     B.   Reinsurance Recoverable in Dispute

               None

     C.   Reinsurance Assumed and Ceded

          (1)

                    ASSUMED REINSURANCE          CEDED REINSURANCE                 NET
                ---------------------------   -----------------------   ---------------------------
                    (1)            (2)           (3)          (4)           (5)           (6)
                  Premium       Commission     Premium     Commission     Premium      Commission
                  Reserve         Equity       Reserve       Equity       Reserve        Equity
                ------------   ------------   ----------   ----------   ------------   ------------
a. Affiliates   $ 18,875,295   $  5,638,189   $4,963,090   $1,488,927   $ 13,912,205   $  4,149,262

b. All Other     356,754,128    124,892,411    1,872,437      655,353    354,881,691    124,237,058

c. TOTAL        $375,629,423   $130,530,600   $6,835,527   $2,144,280   $368,793,896   $128,386,320

d.  Direct Unearned Premium Reserve $515,665

                                      14.9

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

          (2) The additional or return commission, predicated on loss experience or on any other form of profit sharing arrangements in this annual statement as a result of existing contractual arrangements are accrued as follows:

                                                                 REINSURANCE
                                                     ------------------------------------
                                                      (1)       (2)       (3)       (4)
                                                     Direct   Assumed    Ceded      Net
                                                     ------   --------   -----   --------
          a. Contingent Commission                            $735,489           $735,489
          b. Sliding Scale Adjustments
          c. Other Profit Commissions Arrangements

          d. TOTAL                                            $735,489           $735,489

     D.   Uncollectible Reinsurance

               None

     E.   Commutation of Ceded Reinsurance

               None

     F.   Retroactive Reinsurance

               None

23.  Retrospectively Rated Contracts

     None

24.  Change in Incurred Losses and Loss Adjustment Expenses

     Reserves for incurred losses and loss adjustment expenses attributable to insured events of prior years has increased by $4,614,000 as a result of reestimation of unpaid losses and loss adjustment expenses on the Financial Guaranty line of insurance. This increase is generally the result of ongoing analysis of recent loss development trends. Original estimates are increased or decreased as additional information becomes known regarding individual claims. No additional premiums or return premiums have been accrued as a result of the prior year effects.

25.  Intercompany Pooling Arrangements

     None

26.  Structured Settlements

     None

27.  High Deductibles

     None

                                     14.10

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

28. Discounting of Liabilities for Unpaid Losses or Unpaid Loss Adjustment Expenses

     Financial Guaranty unpaid losses have been discounted on a nontabular basis using a rate of 5.25% and 5.51% for 2002 and 2001 respectively. The discount rates used are based upon the average rate of return on the admitted assets as defined in NAIC SAP. The amount of the discount as of December 31,2002 and December 31,2001 is $6,869,524 and $9,098,794
     respectively.

               Nontabular Discount

     ---------------------------------------------------------------------------------------
                                                              Nontabular Discount
                                                --------------------------------------------
                                                   (1)      (2)       (3)            (4)
                                                                    Defense &
                                                                      Cost       Adjusting &
                                                                   Containment      Other
            Schedule P Lines of Business          Case      IBNR     Expense       Expense
     ---------------------------------------------------------------------------------------
     21. Financial Guaranty/Mortgage Guaranty   6,869,524
     ---------------------------------------------------------------------------------------
     22. Total                                  6,869,524
     ---------------------------------------------------------------------------------------

     The rates used to discount Financial Guaranty unpaid losses at December 31, 2002 have changed from the rates used at December 31, 2001. Had the December 31, 2002 unpaid losses been discounted at the rates used at December 31, 2001 the amount of discount would be $7,111,095. The reduction in the discount due to the change in rates is $241,571.

29.  Asbestos/Environmental Reserves

     None

30.  Subscriber Savings Accounts

     None

31.  Financial Guaranty Insurance Exposures

     The Company's aggregate exposure under all Class 1 financial guaranty bonds in force as of December 31, 2002 was approximately $66,637,000,000. Class 1 financial guaranty bonds covering the same credit risk in which the maximum annual amount due for unpaid principal and unpaid interest exceeds 10% of December 31,2002 capital and surplus are summarized as follows:

     Ratio          No. of Bonds   Annual Amount
     -----          ------------   --------------
     10-19%              27        $1,021,656,389
     20-29%               7        $  455,688,447
     30-39%               1        $   95,883,527
     40-49%               2        $  229,071,117
     50% and Over         1        $  140,619,022

     The Company's aggregate exposure under all Class 2 financial guaranty bonds in force as of December 31, 2002 was approximately $16,038,000,000. Class 2 financial guaranty bonds covering the same credit risk in which the maximum annual amount due for unpaid principal and unpaid interest exceeds 5% of December 31, 2002 capital and surplus are summarized as follows:

     Ratio          No. of Bonds   Annual Amount
     -----          ------------   --------------
     05-09%              49        $  887,668,298
     10-19%              57        $2,089,859,152
     20-29%               7        $  466,109,030
     30-39%               9        $  860,820,678
     40-49%               5        $  601,559,664
     50% and over         5        $  878,533,541

     The Company's aggregate exposure under all Class 3 and 4 financial guaranty bonds in force as of December 31, 2002 was $0. There were no class 3 or 4 financial guaranty bonds covering the same credit risk in which the aggregate exposure exceeds 5% of December 31, 2002 capital and surplus.

                                      14.11

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                           SUMMARY INVESTMENT SCHEDULE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Admitted Assets as Reported
                                                                                    Gross                        in the
                                                                              Investment Holdings           Annual Statement
                                                                            ------------------------------------------------------
                                                                                  1           2              3            4
                              Investment Categories                            Amount     Percentage       Amount     Percentage
----------------------------------------------------------------------------------------------------------------------------------
 1. Bonds:
    1.1 U.S. Treasury securities                                             33,808,919      3.591       33,808,919       3.591
    1.2 U.S. government agency and corporate obligations
           (excluding mortgage-backed securities):
        1.21 Issued by U.S. government agencies
        1.22 Issued by U.S. government sponsored agencies                    49,241,137      5.230       49,241,137       5.230
    1.3 Foreign government (including Canada,
           excluding mortgaged-backed securities)                               498,008      0.053          498,008       0.053
    1.4 Securities issued by states, territories,
           and possessions and political subdivisions in the U.S.:
        1.41 States, territories and possessions general obligations        196,608,427     20.883      196,608,427      20.883
        1.42 Political subdivisions of states, territories
                and possessions and political subdivisions general
                obligations                                                  90,603,194      9.624       90,603,194       9.624
        1.43 Revenue and assessment obligations                             432,189,184     45.906      432,189,184      45.906
        1.44 Industrial development and similar obligations
    1.5 Mortgage-backed securities (includes residential and commercial
           MBS):
        1.51 Pass-through securities:
             1.511 Guaranteed by GNMA
             1.512 Issued by FNMA and FHLMC
             1.513 Privately issued
        1.52 CMOs and REMICs:
             1.521 Issued by FNMA and FHLMC
             1.522 Privately issued and collateralized by MBS issued or guaranteed by GNMA, FNMA, or FHLMC
             1.523 All other privately issued

 2. Other debt and other fixed income securities (excluding short-term):
    2.1 Unaffiliated domestic securities
           (includes credit tenant loans rated by the SVO)                  101,479,484     10.779      101,479,484      10.779
    2.2 Unaffiliated foreign securities                                       1,290,240      0.137        1,290,240       0.137
    2.3 Affiliated securities

 3. Equity interests:
    3.1 Investments in mutual funds
    3.2 Preferred stocks:
        3.21 Affiliated
        3.22 Unaffiliated
    3.3 Publicly traded equity securities
           (excluding preferred stocks):
        3.31 Affiliated
        3.32 Unaffiliated
    3.4 Other equity securities:
        3.41 Affiliated
        3.42 Unaffiliated
    3.5 Other equity interests including tangible personal property under lease:
        3.51 Affiliated
        3.52 Unaffiliated

 4. Mortgage loans:
    4.1 Construction and land development
    4.2 Agricultural
    4.3 Single family residential properties
    4.4 Multifamily residential properties
    4.5 Commercial loans

 5. Real estate investments:
    5.1 Property occupied by the company
    5.2 Property held for the production of income (includes $
                                                               ---------
           of property acquired in satisfaction of debt)
    5.3 Property held for sale ($                including property
                                  --------------
           acquired in satisfaction of debt)

 6. Policy loans

 7. Receivables for securities                                                  654,090      0.069          654,090       0.069

 8. Cash and short-term investments                                          21,970,678      2.334       21,970,678       2.334

 9. Other invested assets                                                    13,132,404      1.395       13,132,404       1.395
                                                                            ------------------------------------------------------
10. Total invested assets                                                   941,475,765    100.000      941,475,765     100.000
----------------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                             GENERAL INTERROGATORIES

                         PART 1 - COMMON INTERROGATORIES

                                     GENERAL

1.1   Is the reporting entity a member of an Insurance Holding Company System consisting of two or more affiliated persons, one or more of which is an
      insurer?                                                                                Yes [X]  No [ ]

1.2   If yes, did the reporting entity register and file with its domiciliary
      State Insurance Commissioner, Director or Superintendent, or with such regulatory official of the state of domicile of the principal insurer in the Holding Company System, a registration statement providing disclosure substantially similar to the standards adopted by the National Association of Insurance Commissioners (NAIC) in its Model Insurance Holding Company
      System Regulatory Act and model regulations pertaining thereto, or is the reporting entity subject to standards and disclosure requirements
      substantially similar to those required by such Act and regulations?            Yes [X]  No [ ]  NA [ ]

1.3   State Regulating?                                                                              New York

2.1   Has any change been made during the year of this statement in the charter, by-laws, articles of incorporation, or deed of settlement of the reporting
      entity?                                                                                 Yes [X]  No [ ]

2.2   If yes, date of change:                                                                      02/26/2002

          If not previously filed, furnish herewith a certified copy of the instrument as amended.

3.1   State as of what date the latest financial examination of the reporting
      entity was made or is being made.                                                            12/31/1999

3.2   State the as of date that the latest financial examination report became available from either the state of domicile or the reporting entity. This date should be the date of the examined balance sheet and not the date the
      report was completed or released.                                                            12/31/1999

3.3   State as of what date the latest financial examination report became available to other states or the public from either the state of domicile or the reporting entity. This is the release date or completion date of the
      examination report and not the date of the examination (balance sheet date).                 05/31/2002

3.4   By what department or departments? New York State Insurance Department

4.1 During the period covered by this statement, did any agent, broker, sales representative, non-affiliated sales/service organization or any combination thereof under common control (other than salaried employees of the reporting entity), receive credit or commissions for or control a substantial part (more than 20 percent of any major line of business measured on direct premiums) of:

                                             4.11 sales of new business?                      Yes [ ]  No [X]

                                             4.12 renewals?                                   Yes [ ]  No [X]

4.2 During the period covered by this statement, did any sales/service organization owned in whole or in part by the reporting entity or an affiliate, receive credit or commissions for or control a substantial part
      (more than 20 percent of any major line of business measured on direct premiums) of:

                                             4.21 sales of new business?                      Yes [ ]  No [X]

                                             4.22 renewals?                                   Yes [ ]  No [X]

5.1   Has the reporting entity been a party to a merger or consolidation during
      the period covered by this statement?                                                   Yes [ ]  No [X]

5.2 If yes, provide the name of the entity, NAIC Company Code, and state of domicile (use two letter state abbreviation) for any entity that has ceased to exist as a result of the merger or consolidation.

                    1                 2                   3
             Name of Entity   NAIC Company Code   State of Domicile
             ------------------------------------------------------


6.1   Has the reporting entity had any Certificates of Authority, licenses or registrations (including corporate registration, if applicable) suspended or revoked by any governmental entity during the reporting period? (You need not report an action, either formal or informal, if a confidentiality
      clause is part of the agreement.)                                                       Yes [ ]  No [X]

6.2   If yes, give full information:
                                     -------------------------------------------

7.1   Does any foreign (non-United States) person or entity directly or
      indirectly control 10% or more of the reporting entity?                                 Yes [ ]  No [X]

7.2   If yes,

          7.21  State the percentage of foreign control;

          7.22 State the nationality(s) of the foreign person(s) or entity(s) or if the entity is a mutual or reciprocal, the nationality of its manager or attorney in fact; and identify the type of entity(s) (e.g., individual, corporation or government, manager or attorney in fact).

          -----------------------------------------------------------------
                          1                               2
                    Nationality                    Type of Entity
          -----------------------------------------------------------------


          -----------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                             GENERAL INTERROGATORIES

                                   (continued)

 8. What is the name and address of the independent certified public accountant or accounting firm retained to conduct the annual audit?
      Deloitte & Touche LLP, 1700 Market Street, Philadelphia, PA 19103

 9. What is the name, address and affiliation (officer/employee of the reporting entity or actuary/consultant associated with a(n) actuarial consulting firm) of the individual providing the statement of actuarial opinion/certification?

      Robert S. Miccolis, Senior Practice Leader, Deloitte & Touche LLP, 1700
      Market Street, Philadelphia, PA 19103

10.   FOR UNITED STATES BRANCHES OF ALIEN REPORTING ENTITIES ONLY:

10.1 What changes have been made during the year in the United States Manager or the United States Trustees of the reporting entity?

10.2  Does this statement contain all business transacted for the reporting
      entity through its United States Branch on risks wherever located?                      Yes [ ]  No [ ]

10.3  Have there been any changes made to any of the trust indentures during the
      year?                                                                                   Yes [ ]  No [ ]

10.4  If answer to (10.3) is yes, has the domiciliary or entry state approved the
      changes?                                                                        Yes [ ]  No [ ]  NA [ ]

                               BOARD OF DIRECTORS

11.   Is the purchase or sale of all investments of the reporting entity passed
      upon either by the Board of Directors or a subordinate committee thereof?               Yes [X]  No [ ]

12.   Does the reporting entity keep a complete permanent record of the proceedings of its Board of Directors and all subordinate committees
      thereof?                                                                                Yes [X]  No [ ]

13.   Has the reporting entity an established procedure for disclosure to its board of directors or trustees of any material interest or affiliation on the part of any of its officers, directors, trustees or responsible employees which is in or likely to conflict with the official duties of
      such person?                                                                            Yes [X]  No [ ]

                                    FINANCIAL

14.1 Total amount loaned during the year (inclusive of Separate Accounts, exclusive of policy loans):

                                             14.11 To directors or other officers     $
                                                                                       ----------------------

                                             14.12 To stockholders not officers       $
                                                                                       ----------------------

                                             14.13 Trustees, supreme or grand
                                                      (Fraternal only)                $
                                                                                       ----------------------

14.2  Total amount of loans outstanding at end of year (inclusive of Separate
      Accounts, exclusive of policy
      loans):

                                             14.21 To directors or other officers     $
                                                                                       ----------------------

                                             14.22 To stockholders not officers       $
                                                                                       ----------------------

                                             14.23 Trustees, supreme or grand
                                                      (Fraternal only)                $
                                                                                       ----------------------

15.1  Were any of the assets reported in this statement subject to a contractual obligation to transfer to another party without the liability for such
      obligation being reported in this statement?                                            Yes [ ]  No [X]

15.2  If yes, state the amount thereof at December 31 of the current year:

                                   15.21 Rented from others                           $
                                                                                       ----------------------

                                   15.22 Borrowed from others                         $
                                                                                       ----------------------

                                   15.23 Leased from others                           $
                                                                                       ----------------------

                                   15.24 Other                                        $
                                                                                       ----------------------

      Disclose in Notes to Financial Statements the nature of each of these obligations.

16.1  Does this statement include payments for assessments as described in the
      Annual Statement Instructions other than guaranty fund or guaranty
      association assessments?                                                                Yes [ ]  No [X]

16.2  If answer is yes,

                                   16.21 Amount paid as losses or risk
                                         adjustment                                   $
                                                                                       ----------------------

                                   16.22 Amount paid as expenses                      $
                                                                                       ----------------------

                                   16.23 Other amounts paid                           $
                                                                                       ----------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                             GENERAL INTERROGATORIES

                                   (continued)

                                   INVESTMENT

17.   List the following capital stock information for the reporting entity:

---------------------------------------------------------------------------------------------------------------------------
                   1                   2                   3                   4                  5                 6
            Number of Shares   Number of Shares                         Redemption Price   Is Dividend Rate   Are Dividends
  Class        Authorized        Outstanding      Par Value Per Share     if Callable          Limited?        Cumulative?
---------------------------------------------------------------------------------------------------------------------------
                                                                                               Yes   No          Yes   No
Preferred                                                                                      [ ]  [ ]          [ ]  [ ]
Common          100,000             100,000             150.000                XXX             XXX  XXX          XXX  XXX

18.1. Were all the stocks, bonds and other securities owned December 31 of current year, over which the reporting entity has exclusive control, in the actual possession of the reporting entity on said date, except as
      shown by Schedule E - Part 2 - Special Deposits?                                        Yes [X]  No [ ]

18.2  If no, give full and complete information relating thereto:

19.1  Were any of the stocks, bonds or other assets of the reporting entity owned at December 31 of the current year not exclusively under the control of the reporting entity, except as shown on the Schedule E - Part 2 - Special
      Deposits; or has the reporting entity sold or transferred any assets subject to a put option contract that is currently in force? (Exclude
      securities subject to Interrogatory 15.1)                                               Yes [X]  No [ ]

19.2  If yes, state the amount thereof at December 31 of the current year:

                                   19.21 Loaned to others                             $
                                                                                       ----------------------

                                   19.22 Subject to repurchase agreements             $
                                                                                       ----------------------

                                   19.23 Subject to reverse repurchase agreements     $
                                                                                       ----------------------

                                   19.24 Subject to dollar repurchase agreements      $
                                                                                       ----------------------

                                   19.25 Subject to reverse dollar repurchase
                                         agreements                                   $
                                                                                       ----------------------

                                   19.26 Pledged as collateral                        $
                                                                                       ----------------------

                                   19.27 Placed under option agreements               $
                                                                                       ----------------------

                                   19.28 Letter stock or other
                                         securities restricted as to sale             $
                                                                                       ----------------------

                                   19.29 Other                                        $            68,669,253

19.3 For each category above, if any of these assets are held by others, identify by whom held:

      19.31                              19.35
            --------------------------         --------------------------

      19.32                              19.36
            --------------------------         --------------------------

      19.33                              19.37
            --------------------------         --------------------------

      19.34                              19.38
            --------------------------         --------------------------

                                         19.39 Maple Bank GMBH

      For categories (19.21) and (19.23) above, and for any other securities that were made available for use by another person during the period covered by this statement, attach a schedule as shown in the instructions to the annual statement.

19.4  For category (19.28) provide the following:

               1                           2                     3
    Nature of Restriction             Description             Amount
---------------------------------------------------------------------------

                                                            --------------
---------------------------------------------------------------------------

20.1  Does the reporting entity have any hedging transactions reported on
         Schedule DB?                                                                         Yes [ ]  No [X]

20.2  If yes, has a comprehensive description of the hedging program been made
      available to the domiciliary state?                                             Yes [ ]  No [ ]  NA [ ]
      If no, attach a description with this statement.

21.1  Were any preferred stocks or bonds owned as of December 31 of the current year mandatorily convertible into equity, or, at the option of the issuer,
      convertible into equity?                                                                Yes [ ]  No [X]

21.2. If yes, state the amount thereof at December 31 of the current year             $
                                                                                       ----------------------

22.   Excluding items in Schedule E, real estate, mortgage loans and investments held physically in the reporting entity's offices, vaults or safety deposit boxes, were all stocks, bonds and other securities, owned throughout the current year held pursuant to a custodial agreement with a qualified bank or trust company in accordance with Part 1-General,
      Section IV.H-Custodial or Safekeeping Agreements of the NAIC Financial
      Condition Examiners Handbook?                                                           Yes [X]  No [ ]

22.01 For agreements that comply with the requirements of the NAIC Financial
      Condition Examiners Handbook, complete the following:

-------------------------------------------------------------------------
                 1                                     2
       Name of Custodian(s)                    Custodian's Address
-------------------------------------------------------------------------
State Street Bank & Trust Company N.A.   61 Broadway, New York, NY 10006

-------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                             GENERAL INTERROGATORIES

                                   (continued)

                                   INVESTMENT

22.02 For all agreements that do not comply with the requirements of the NAIC
      Financial Condition Examiners Handbook, provide the name, location and a complete explanation:

-----------------------------------------------
   1          2                   3
Name(s)   Location(s)   Complete Explanation(s)
-----------------------------------------------

-----------------------------------------------

22.03 Have there been any changes, including name changes, in the custodian(s)
      identified in 22.01 during the current year?                                            Yes [ ]  No [X]

22.04 If yes, give full and complete information relating thereto:

-------------------------------------------------------
      1               2               3            4
Old Custodian   New Custodian   Date of Change   Reason
-------------------------------------------------------

-------------------------------------------------------

22.05 Identify all investment advisors, brokers/dealers or individuals acting on behalf of broker/dealers that have access to the investment accounts, handle securities and have authority to make investments on behalf of the reporting entity:

------------------------------------------------------------------------
          1                      2                           3
Central Registration
 Depository Number(s)           Name                      Address
------------------------------------------------------------------------
113972                  Standish Mellon Asset    One Financial Center,
                        Management Company LLC   Boston, MA 02111
106595                  Wellington Management    75 State Street, Boston
                        Company, LLP             MA 02109
------------------------------------------------------------------------

                                      OTHER

23.1  Amount of payments to Trade Associations, Service Organizations and
      Statistical or Rating Bureaus, if any?                                             $789,252

23.2 List the name of the organization and the amount paid if any such payment represented 25% or more of the total payments to Trade Associations, Service Organizations and Statistical or Rating Bureaus during the period covered by this statement.

---------------------------------------
          1                      2
         Name               Amount Paid
---------------------------------------
Standard & Poor's Corp        $339,867
Moody's Investors Service     $329,385
---------------------------------------

24.1  Amount of payments for legal expenses, if any?                                     $340,226

24.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payments for legal expenses during the period covered by this statement.

---------------------------------------
          1                 2
         Name          Amount Paid
----------------------------------
Dewey Ba11antine LLP     $114,930
                         $
                          -------
                         $
                          -------
---------------------------------------

25.1  Amount of payments for expenditures in connection with matters before
      legislative bodies, officers or departments of government, if any?                 $
                                                                                          ----------

25.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payment expenditures in connection with matters before legislative bodies, officers or departments of government during the period covered by this statement.

----------------------------------
          1                 2
         Name          Amount Paid
----------------------------------
                         $
                          ------
                         $
                          ------
                         $
                          ------
----------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                             GENERAL INTERROGATORIES

                                   (continued)

                  PART 2 - PROPERTY & CASUALTY INTERROGATORIES

1.1   Does the reporting entity have any direct Medicare Supplement Insurance in
      force?                                                                                  Yes [ ]  No [X]

1.2   If yes, indicate premium earned on U.S. business only                           $
                                                                                       ----------------------

1.3   What portion of Item (1.2) is not reported on the Medicare Supplement
      Insurance Experience Exhibit?                                                   $
                                                                                       ----------------------
      1.31 Reason for excluding

1.4   Indicate amount of earned premium attributable to Canadian and/or Other
      Alien not included in Item (1.2) above.                                         $
                                                                                       ----------------------

1.5   Indicate total incurred claims on all Medicare Supplement Insurance.            $
                                                                                       ----------------------

1.6   Individual policies:

                                            Most current three years:

                                             1.61 Total premium earned                $
                                                                                       ----------------------

                                             1.62 Total incurred claims               $
                                                                                       ----------------------

                                             1.63 Number of covered lives             $
                                                                                       ----------------------

                                            All years prior to most current three
                                            years:

                                             1.64 Total premium earned                $
                                                                                       ----------------------

                                             1.65 Total incurred claims               $
                                                                                       ----------------------

                                             1.66 Number of covered lives             $
                                                                                       ----------------------

1.7   Group policies:

                                            Most current three years:

                                             1.71 Total premium earned                $
                                                                                       ----------------------

                                             1.72 Total incurred claims               $
                                                                                       ----------------------

                                             1.73 Number of covered lives             $
                                                                                       ----------------------

                                            All years prior to most current three
                                            years:

                                             1.74 Total premium earned                $
                                                                                       ----------------------

                                             1.75 Total incurred claims               $
                                                                                       ----------------------

                                             1.76 Number of covered lives             $
                                                                                       ----------------------

2.1   Does the reporting entity issue both participating and non-participating
      policies?                                                                               Yes [ ]  No [X]

2.2   If yes, state the amount of calendar year net premiums written on:

                                             2.21 Participating policies              $
                                                                                       ----------------------

                                             2.22 Non-participating policies          $
                                                                                       ----------------------

  3.  For Mutual Reporting Entities and Reciprocal Exchanges Only:

3.1   Does the reporting entity issue assessable policies?                                    Yes [ ]  No [ ]

3.2   Does the reporting entity issue non-assessable policies?                                Yes [ ]  No [ ]

3.3   If assessable policies are issued, what is the extent of the contingent
      liability of the policyholders?                                                                        %
                                                                                      -----------------------

3.4   Total amount of assessments paid or ordered to be paid during the year on
      deposit notes or contingent premiums?                                           $
                                                                                       ----------------------

  4.  For Reciprocal Exchanges Only:

4.1   Does the Exchange appoint local agents?                                                 Yes [ ]  No [ ]

4.2   If yes, is the commission paid:

                                             4.21 Out of Attomey's-in-fact            Yes [ ]  No [ ]  NA [ ]
                                                  compensation

                                             4.22 As a direct expense of the
                                                  Exchange                            Yes [ ]  No [ ]  NA [ ]

4.3 What expenses of the Exchange are not paid out of the compensation of the Attorney-in-fact?

4.4   Has any Attorney-in-fact compensation, contingent on fulfillment of certain
      conditions, been deferred?                                                              Yes [ ]  No [ ]

4.5   If yes, give full information
                                    --------------------------------------------

5.1 What provision has this reporting entity made to protect itself from an excessive loss in the event of a catastrophe under a workers' compensation contract issued without limit of loss?

      The Company is a monoline financial guaranty insurer and as such it does not write workers' compensation insurance.

5.2 Describe the method used to estimate this reporting entity's probable maximum insurance loss, and identify the type of insured exposures comprising that probable maximum loss, the locations of concentrations of those exposures and the external resources (such as consulting firms or computer software models), if any, used in the estimation process.

      The Company estimates its probable maximum loss based on accepted industry standard approaches for Financial Guaranty. All monoline financial guaranty companies are rated by at least two of the largest Rating Agencies (S&P, Moody's and Fitch). These Rating Agencies use financial and exposure models to test the adequacy of our capital in a severe "stressed" environment.
      These models use either scenario testing or simulation to calculate a worst-case scenario - a "probable maximum loss" for our financial guaranty exposures in the United States and Internationally - and to measure our ability to emerge from such an event with positive capital and surplus remaining. Satisfying the capital requirements of these models is critical to our financial credit rating.

5.3 What provision has this reporting entity made (such as a catastrophic reinsurance program) to protect itself from an excessive loss arising from the types and concentrations of insured exposures comprising its probable maximum property insurance loss?

      The Company is a monoline financial guaranty insurer and as such it does not write property insurance.

5.4   Does the reporting entity carry catastrophe reinsurance protection, with provision for at least one reinstatement, in an amount sufficient to cover its estimated probable maximum loss attributable to a single loss event or
      occurrence?                                                                             Yes [ ]  No [X]

5.5 If no, describe any arrangements or mechanisms employed by the reporting entity to supplement its catastrophe reinsurance program or to hedge its exposure to unreinsured catastrophic loss.

      Since the Company is a financial guaranty insurer it is required by the provisions of SSAP No. 60 to set aside contingency reserves for the financial guaranty policies it has issued, to protect against losses due to claims which may result from an economic catastrophe such as a depression. These reserves are in addition to the required loss and loss adjustment reserves.

6.1   Has this reporting entity reinsured any risk with any other entity under a quota share reinsurance contract which includes a provision which would limit the reinsurer's losses below the stated quota share percentage
      (e.g., a deductible, a loss ratio corridor, a loss ratio cap, an aggregate
      limit or any similar provision)?                                                        Yes [ ]  No [X]

6.2 If yes, indicate the number of reinsurance contracts containing such provisions:

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                             GENERAL INTERROGATORIES

            PART 2 - PROPERTY & CASUALTY INTERROGATORIES (continued)

7.1   Has this reporting entity reinsured any risk with any other entity and agreed to release such entity from liability, in whole or in part, from
      any loss that may occur on the risk, or portion thereof, reinsured?                     Yes [ ]  No [X]

7.2   If yes, give full information
                                    --------------------------------------------

  8.  If the reporting entity has assumed risks from another entity, there should be charged on account of such reinsurances a reserve equal to that which the original entity would have been required to charge had it retained the
      risks. Has this been done?                                                      Yes [X]  No [ ]  NA [ ]

9.1   Has this reporting entity guaranteed policies issued by any other entity
      and now in force?                                                                       Yes [ ]  No [X]

9.2   If yes, give full information
                                    --------------------------------------------

10.1 If the reporting entity recorded accrued retrospective premiums on insurance contracts on Line 10.3 of the assets schedule, Page 2, state the amount of corresponding liabilities recorded for:

          10.11 Unpaid losses                                                         $
                                                                                       ----------------------

          10.12 Unpaid underwriting expenses (including loss adjustment expenses)     $
                                                                                       ----------------------

10.2  Of the amount on Line 10.3 of the assets schedule, Page 2, state the amount
      which is secured by letters of credit, collateral and other funds.              $
                                                                                       ----------------------

10.3  If the reporting entity underwrites commercial insurance risks, such as workers' compensation are premium or promissory notes accepted from its
      insureds covering unpaid premiums and/or unpaid losses?                         Yes [ ]  No [ ]  NA [X]

10.4 If yes, provide the range of interest rates charged under such notes during the period covered by this statement:

          10.41 From                                                                                         %
                                                                                      -----------------------

          10.42 To                                                                                           %
                                                                                      -----------------------

10.5  Are letters of credit or collateral and other funds received from insureds being utilized by the reporting entity to secure premium or promissory notes taken by the reporting entity, or to secure any of the reporting entity's reported direct unpaid loss reserves, including unpaid losses
      under loss deductible features of commercial policies?                                  Yes [ ]  No [X]

10.6  If yes, state the amount thereof at December 31 of the current year:

          10.61 Letters of credit                                                     $
                                                                                       ----------------------

          10.62 Collateral and other funds                                            $
                                                                                       ----------------------

11.1  What amount of installment notes is owned and now held by the reporting
      entity?                                                                         $
                                                                                       ----------------------

11.2  Have any of these notes been hypothecated, sold or used in any manner as
      security for money loaned within the past year?                                         Yes [ ]  No [X]

11.3  If yes, what amount?                                                            $
                                                                                       ----------------------

12.1  Largest net aggregate amount insured in any one risk (excluding workers'
      compensation):                                                                  $            26,558,511

12.2  Does any reinsurance contract considered in the calculation of this amount include an aggregate limit of recovery without also including a
      reinstatement provision?                                                                Yes [ ]  No [X]

12.3  State the number of reinsurance contracts (excluding individual facultative risk certificates, but including facultative programs, automatic facilities or facultative obligatory contracts) considered in the calculation of this amount.
                                                                                      -----------------------

13.1  Has this reporting entity guaranteed any financed premium accounts?                     Yes [ ]  No [X]

13.2  If yes, give full information
                                    --------------------------------------------

14.1  Does the reporting entity own any securities of a real estate holding
         company or otherwise hold real estate indirectly?                                    Yes [ ]  No [X]

                                             14.11 Name of real estate holding
                                                   company
                                                                                      -----------------------

                                             14.12 Number of parcels involved
                                                                                      -----------------------

                                             14.13 Total book/adjusted carrying
                                                   value                              $
                                                                                       ----------------------

14.2  If yes, provide explanation:

15.1  Does the reporting entity write any warranty business?                                  Yes [ ]  No [X]

      If yes, disclose the following information for each of the following types of warranty coverage:

                         1               2                3               4                 5
                   Direct Losses   Direct Losses   Direct Written   Direct Premium   Direct Premium
                      Incurred         Unpaid          Premium         Unearned          Earned
                   -------------   -------------   --------------   --------------   --------------
15.11 Home         $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------

15.12 Products     $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------

15.13 Automobile   $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------

15.14 Other*       $               $               $                $                $
                    ------------    ------------    -------------    -------------    -------------

      *   Disclose type of coverage:

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                            FIVE-YEAR HISTORICAL DATA

      Show amounts in whole dollars only, no cents; show percentages to one decimal place, i.e. 17.6.

----------------------------------------------------------------------------------------------------------------------------------
                                                                    1             2             3             4             5
                                                                  2002          2001          2000          1999          1998
                                                               -------------------------------------------------------------------
Gross Premiums Written (Page 8, Part 1B,
   Cols. 1, 2 & 3)

   1.  Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2,
          18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)
   2.  Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   3.  Property and Liability Combined Lines (Lines 3, 4, 5,
          8, 22 & 27)
   4.  All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24, 28,
          29 & 33)                                             111,712,243    83,840,681    80,849,341    60,567,409    78,384,932
   5.  Non-proportional Reinsurance Lines (Lines 30, 31 &
          32)
                                                               -------------------------------------------------------------------
   6.  Total (Line 34)                                         111,712,243    83,840,681    80,849,341    60,567,409    78,384,932

     Net Premiums Written (Page 8, Part 1B, Col. 6)

   7.  Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2,
          18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)
   8.  Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   9.  Property and Liability Combined Lines
          (Lines 3, 4, 5, 8, 22 & 27)
   10. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24,
          28, 29 & 33)                                         110,136,554    82,483,786    80,639,341    60,567,409    78,329,494
   11. Non-proportional Reinsurance Lines (Lines 30, 31 &
          32)
                                                               -------------------------------------------------------------------
   12. Total (Line 34)                                         110,136,554    82,483,786    80,639,341    60,567,409    78,329,494

          Statement of Income (Page 4)

   13. Net Underwriting Gain (Loss) (Line 8)                    23,035,787     8,940,656    10,943,910    16,861,314    24,527,995
   14. Net Investment Gain (Loss) (Line 11)                     54,003,016    44,601,080    44,064,260    36,005,788    45,203,508
   15. Total Other Income (Line 15)                                106,218      (287,779)   (1,385,352)      (40,409)      276,894
   16. Dividends to Policyholders (Line 17)
   17. Federal and Foreign Income Taxes Incurred (Line 19)      (1,206,388)   13,283,600     4,606,738    14,150,106    18,305,000
                                                               -------------------------------------------------------------------
   18. Net Income (Line 20)                                     78,351,410    39,970,357    49,016,080    38,676,587    51,703,397

          Balance Sheet Lines (Pages 2 and 3)

   19. Total Admitted Assets excluding Protected Cell (Page
          2, Line 26, Col. 3)                                  967,232,159   888,623,918   796,241,110   749,471,163   720,203,281
   20. Agents' Balances or Uncollected Premiums (Page 2,
          Col. 3)
       20.1 In Course of Collection (Line 10.1)                  5,099,743     4,074,373     3,936,205    11,331,050    15,644,763
       20.2 Deferred and not yet due (Line 10.2)
       20.3 Accrued Retrospective Premiums (Line 10.3)
   21. Total Liabilities excluding Protected Cell (Page 3,
          Line 24)                                             695,096,478   699,989,350   607,608,677   534,665,289   494,473,579
   22. Losses (Page 3, Lines 1 and 2)                           30,460,613    25,355,329    18,913,374    10,509,397     9,044,338
   23. Loss Adjustment Expenses (Page 3, Line 3)                    47,070     2,800,201       280,183            77        19,994
   24. Unearned premiums (Page 3, Line 9)                      369,309,560   339,924,705   311,289,666   288,294,225   278,798,590
   25. Capital Paid Up (Page 3, Lines 28 & 29)                  15,000,000     4,000,000     4,000,000     4,000,000     4,000,000
   26. Surplus as Regards Policyholders (Page 3, Line 35)      272,135,681   188,634,568   188,632,433   214,805,874   225,729,702

          Risk-Based Capital Analysis

   27. Total Adjusted Capital
   28. Authorized Control Level Risk-Based Capital

   Percentage Distribution of Cash and Invested Assets
                 (Page 2, Col. 3)
       (Item divided by Page 2, Line 9, Col. 3) x 100.0

   29. Bonds (Line 1)                                                 96.2          93.1          93.3          99.4          93.2
   30. Stocks (Lines 2.1 & 2.2)                                                                                                2.0
   31. Mortgage Loans on Real Estate (Lines 31 and 32)
   32. Real Estate (Lines 4.1, 4.2 & 4.3)
   33. Cash and Short-Term Investments (Line 5)                        2.3           6.9           6.7           0.6           5.2
   34. Other Invested Assets (Line 6)                                  1.4
   35. Receivable for Securities (Line 7)                              0.1           0.0
   36. Aggregate Write-Ins for Invested Assets (Line 8)                                                                       (0.4)
                                                               -------------------------------------------------------------------
   37. Cash and Invested  Assets (Line 9)                            100.0         100.0         100.0         100.0         100.0

   Investments in Parent, Subsidiaries and Affiliates

   38. Affiliated Bonds (Schedule D, Summary, Line 25,
          Col. 1)
   39. Affiliated Preferred Stocks (Schedule D, Summary,
          Line 39, Col. 1 )
   40. Affiliated Common Stocks (Schedule D, Summary, Line
          53, Col. 2)
   41. Affiliated Short-Term Investments (subtotals included
          in Schedule DA, Part 2, Col. 5, Line 11)
   42. Affiliated Mortgage Loans on Real Estate
   43. All Other Affiliated
                                                               -------------------------------------------------------------------
   44. Total of above Lines 38 to 43
   45. Percentage of Investments in Parent, Subsidiaries
          and Affiliates to Surplus as Regards Policyholders
          (Line 44 above divided by Page 3, Col. 1 , Line 35
          x 100.0)
----------------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                            FIVE-YEAR HISTORICAL DATA
                                   (Continued)

--------------------------------------------------------------------------------------------------------------------------------
                                                                   1            2             3            4              5
                                                                  2002         2001         2000          1999          1998
--------------------------------------------------------------------------------------------------------------------------------
           Capital and Surplus Accounts (Page 4)

   46. Net Unrealized Capital Gains (Losses) (Line 23)                          17,979       (17,979)    3,558,394    (3,558,394)
   47. Dividends to Stockholders (Line 34)                                               (20,000,000)  (22,000,000)  (22,000,000)
   48. Change in surplus as regards policyholders for the
          year (Line 37)                                       83,501,113        2,135   (26,173,441)  (10,923,828)   (2,595,101)

        Gross Losses Paid (Page 9, Part 2, Cols. 1 & 2)

   49. Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2,
          18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)
   50. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   51. Property and Liability Combined Lines (Lines 3, 4, 5,
          8, 22 & 27)
   52. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24, 28,
          29 & 33)                                             11,395,829    1,152,115     3,191,726     1,394,437     1,243,443
   53. Non-Proportional Reinsurance Lines (Lines 30, 31 &
          32)
                                                               -----------------------------------------------------------------
   54. Total (Line 34)                                         11,395,829    1,152,115     3,191,726     1,394,437     1,243,443

          Net Losses Paid (Page 9, Part 2, Col. 4)

   55. Liability Lines (Lines 11.1, 11.2, 16, 17.1, 17.2,
          18.1, 18.2, 19.1, 19.2 & 19.3, 19.4)
   56. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   57. Property and Liability Combined Lines (Lines 3, 4, 5,
          8, 22 & 27)
   58. All Other Lines (Lines 6, 10, 13, 14, 15, 23, 24, 28,
          29 & 33)                                             11,395,829    1,152,115       962,894     1,203,484     1,243,443
   59. Non-Proportional Reinsurance Lines (Lines 30, 31 &
          32)
                                                               -----------------------------------------------------------------
   60. Total (Line 34)                                         11,395,829    1,152,115       962,894     1,203,484     1,243,443

                Operating Percentages (Page 4)
          (Item divided by Page 4, Line 1) x 100.0

   61. Premiums Earned (Line 1)                                     100.0        100.0         100.0         100.0         100.0
   62. Losses Incurred (Line 2)                                      19.6         13.9          16.8           3.9           8.8
   63. Loss Expenses Incurred (Line 3)                               (1.8)         4.1           0.0           0.8           0.5
   64. Other Underwriting Expenses Incurred (Line 4)                 53.8         65.4          64.1          62.2          46.1
   65. Net Underwriting gain (loss) (Line 8)                         28.5         16.6          19.0          33.0          44.7

                      Other Percentages

   66. Other Underwriting Expenses to Net Premiums Written
          (Page 4, Lines 4 + 5 - 15 divided by Page 8,
          Part 1B, Col. 6, Line 34 x 100.0)                          39.3         43.0          47.6          52.6          31.9
   67. Losses and Loss Expenses Incurred to Premiums
          Earned (Page 4, Lines 2 + 3 divided by Page 4,
          Line 1 x 100.0)                                            17.7         18.0          16.9           4.7           9.3
   68. Net Premiums Written to Policyholders' Surplus
          (Page 8, Part 1B, Col. 6, Line 34 divided by
          Page 3, Line 35, Col. 1 x 100.0)                           40.5         43.7          42.7          28.2          34.7

          One Year Loss Development (000 omitted)

   69. Development in Estimated Losses and Loss Expenses
          Incurred Prior to Current Year (Schedule P -
          Part 2 - Summary, Line 12, Col. 11)                       4,614        8,273         6,748           603        10,307
   70. Percent of Development of Loss and Loss Expenses
          Incurred to Policyholders' Surplus of Previous
          Year End (Line 69 above divided by Page 4,
          Line 21, Col.1 x 100.0)                                     2.4          4.4           3.1           0.3           4.5

           Two Year Loss Development (000 omitted)

   71. Development in Estimated Losses and Loss Expenses
          Incurred 2 years before the current year and
          prior year (Schedule P, Part 2 - Summary,
          Line 12, Col. 12)                                        11,817       10,323         4,009        11,678        (5,057)
   72. Percent of Development of Loss and Loss Expenses
          Incurred to Reported Policyholders' Surplus of
          Second Previous Year End (Line 71 above divided by
          Page 4, Line 21 , Col. 2 x 100.0)                           6.3          4.8           1.8           5.1          (2.2)
--------------------------------------------------------------------------------------------------------------------------------

                                                                       [GRAPHIC]

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

        NAIC Group Code 0398                                  BUSINESS IN THE STATE OF Consolidated
---------------------------------------------------------------------------------------------------------------------
                                                                                                 3               4
                                                   Gross Premiums, Including Policy and
                                                               Membership  Fees
                                                          Less Return Premiums and
                                                       Premiums on Policies not Taken
                                                   ------------------------------------    Dividends Paid     Direct
                                                          1                   2            or Credited to    Unearned
                                                    Direct Premiums    Direct Premiums    Policyholders on   Premium
               Line of Business                         Written            Earned         Direct Business    Reserves
---------------------------------------------------------------------------------------------------------------------
 1.    Fire
 2.1   Allied lines
 2.2   Multiple peril crop
 2.3   Federal flood
 3.    Farmowners multiple peril
 4.    Homeowners  multiple peril
 5.1   Commercial multiple peril (non-liability
          portion)
 5.2   Commercial multiple peril (liability
          portion)
 6.    Mortgage guaranty
 8.    Ocean marine
 9.    Inland marine
10.    Financial guaranty                             2,749,964           2,234,299                          515,665
11.    Medical malpractice
12.    Earthquake
13.    Group accident and health
14.    Credit A & H (group and individual)
15.1   Collectively renewable A & H
15.2   Non-cancellable A & H
15.3   Guaranteed renewable A & H
15.4   Non-renewable for stated reasons only
15.5   Other accident only
15.6   All other A & H
15.7   Federal employees health benefits
          program premium
16.    Workers' compensation
17.    Other liability
18.    Products liability
19.1   Private passenger auto no-fault (personal
          injury protection)
19.2   Other private passenger auto liability
19.3   Commercial auto no-fault (personal
          injury protection)
19.4   Other commercial auto liability
21.1   Private passenger auto physical damage
21.2   Commercial auto physical damage
22.    Aircraft (all perils)
23.    Fidelity
24.    Surety
26.    Burglary and theft
27.    Boiler and machinery
28.    Credit
33.    Aggregate write-ins for other lines of
          business
34.    TOTALS (a)                                     2,749,964           2,234,299                          515,665
----------------------------------------------------------------------------------------------------------------------

       DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.  Summary of remaining write-ins for Line
          33 from overflow page
3399.  Totals (Lines 3301 thru 3303 plus 3398)
          (Line 33 above)
---------------------------------------------------------------------------------------------------------------------

                                                                                DURING THE YEAR YEAR 2002
-----------------------------------------------------------------------------------------------------------------------------------
                                                          5               6               7               8                9
                                                                                                    Direct Defense   Direct Defense
                                                    Direct Losses                                      and Cost         and Cost
                                                        Paid                                         Containment      Containment
                                                     (deducting     Direct Losses   Direct Losses      Expenses         Expense
               Line of Business                        salvage)       Incurred          Unpaid           Paid           Incurred
-----------------------------------------------------------------------------------------------------------------------------------
 1.    Fire
 2.1   Allied lines
 2.2   Multiple peril crop
 2.3   Federal flood
 3.    Farmowners multiple peril
 4.    Homeowners  multiple peril
 5.1   Commercial multiple peril (non-liability
          portion)
 5.2   Commercial multiple peril (liability
          portion)
 6.    Mortgage guaranty
 8.    Ocean marine
 9.    Inland marine
10.    Financial guaranty
11.    Medical malpractice
12.    Earthquake
13.    Group accident and health
14.    Credit A & H (group and individual)
15.1   Collectively renewable A & H
15.2   Non-cancellable A & H
15.3   Guaranteed renewable A & H
15.4   Non-renewable for stated reasons only
15.5   Other accident only
15.6   All other A & H
15.7   Federal employees health benefits
          program premium
16.    Workers' compensation
17.    Other liability
18.    Products liability
19.1   Private passenger auto no-fault (personal
          injury protection)
19.2   Other private passenger auto liability
19.3   Commercial auto no-fault (personal
          injury protection)
19.4   Other commercial auto liability
21.1   Private passenger auto physical damage
21.2   Commercial auto physical damage
22.    Aircraft (all perils)
23.    Fidelity
24.    Surety
26.    Burglary and theft
27.    Boiler and machinery
28.    Credit
33.    Aggregate write-ins for other lines of
          business
34.    TOTALS (a)
-----------------------------------------------------------------------------------------------------------------------------------

       DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.  Summary of remaining write-ins for Line
          33 from overflow page
3399.  Totals (Lines 3301 thru 3303 plus 3398)
          (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

                                                               NAIC Company Code 27545
---------------------------------------------------------------------------------------------
                                                          10              11            12
                                                    Direct Defense
                                                      and Cost
                                                     Containment      Commissions     Taxes,
                                                       Expense       and Brokerage   Licenses
               Line of Business                         Unpaid         Expenses      and Fees
---------------------------------------------------------------------------------------------
 1.    Fire
 2.1   Allied lines

 2.2   Multiple peril crop
 2.3   Federal flood
 3.    Farmowners multiple peril
 4.    Homeowners  multiple peril
 5.1   Commercial multiple peril (non-liability
          portion)
 5.2   Commercial multiple peril (liability
          portion)
 6.    Mortgage guaranty
 8.    Ocean marine
 9.    Inland marine
10.    Financial guaranty                                                             97,630
11.    Medical malpractice
12.    Earthquake
13.    Group accident and health
14.    Credit A & H (group and individual)
15.1   Collectively renewable A & H
15.2   Non-cancellable A & H
15.3   Guaranteed renewable A & H
15.4   Non-renewable for stated reasons only
15.5   Other accident only
15.6   All other A & H
15.7   Federal employees health benefits
          program premium
16.    Workers' compensation
17.    Other liability
18.    Products liability
19.1   Private passenger auto no-fault (personal
          injury protection)
19.2   Other private passenger auto liability
19.3   Commercial auto no-fault (personal
          injury protection)
19.4   Other commercial auto liability
21.1   Private passenger auto physical damage
21.2   Commercial auto physical damage
22.    Aircraft (all perils)
23.    Fidelity
24.    Surety
26.    Burglary and theft
27.    Boiler and machinery
28.    Credit
33.    Aggregate write-ins for other lines of
          business
34.    TOTALS (a)                                                                     97,630
---------------------------------------------------------------------------------------------

       DETAILS OF WRITE-INS
3301.
3302.
3303.
3398.  Summary of remaining write-ins for Line
          33 from overflow page
3399.  Totals (Lines 3301 thru 3303 plus 3398)
          (Line 33 above)
---------------------------------------------------------------------------------------------

     (a)  Finance and service charges not included in Line 1 to 34
          $              .
           --------------

                                      24.GT

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                      SCHEDULE A VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book/adjusted carrying value, December 31, prior year (prior year statement)
 2. Increase (decrease) by adjustment:
    2.1 Totals, Part 1, Column 10
    2.2 Totals, Part 3, Column 7
 3. Cost of acquired, (Totals, Part 2, Column 6, net of encumbrance Common 7) and set conditions and permanent improvements (Column 9)
 4. Cost of additions and permanent improvements:
    4.1 Totals, Part 1, Column 13
    4.2 Totals, Part 3, Column 9
 5. Total profit (loss) on sales, Part 3, Column 14
 6. Increase (decrease) by foreign exchange adjustment:
    6.1 Totals, Part 1, Column 11
    6.2 Totals, Part 3, Column 8
 7. Amounts received on sales, Part 3, Column 11 and Part 1, Column 12
 8. Book/adjusted carrying value at end of current period
 9. Total valuation allowance
10. Subtotal (Lines 8 plus 9)
11. Total nonadmitted amounts
12. Statement value, current period (Page 2, real estate lines, current period)

                      SCHEDULE B VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book value/recorded investment excluding accrued interest of mortgages owned, December 31 of prior year
 2. Amount loaned during year:
    2.1 Actual cost at time of acquisitions
    2.2 Additional investment made after acquisitions
 3. Accrual of discount and mortgage interest points and commitment fees
 4. Increase (decrease) by adjustment
 5. Total profit (loss) on sale
 6. Amounts paid on account or in full during the year
 7. Amortization of premium
 8. Increase (decrease) by foreign exchange adjustment
 9. Book value/recorded investment excluding accrued interest on mortgages owned at end of current period
10. Total valuation allowance
11. Subtotal (Lines 9 plus 10)
12. Total nonadmitted amounts
13. Statement value of mortgages owned at end of current period

                     SCHEDULE BA VERIFICATION BETWEEN YEARS

 1. Book/adjusted carrying value of long-term invested assets owned,
    December 31 of prior year
 2. Cost of acquisitions during year:
    2.1   Actual cost at time of acquisitions                               13,132,404
    2.2   Additional investment made after acquisitions                                  13,132,404
 3. Accrual of discount
 4. Increase (decrease) by adjustment
 5. Total profit (loss) on sale
 6. Amounts paid on account or in full during the year
 7. Amortization of premium
 8. Increase (decrease) by foreign exchange adjustment
 9. Book/adjusted carrying value of long-term invested assets at end
    of current period                                                                    13,132,404
10. Total valuation allowance
11. Subtotal (Lines 9 plus 10)                                                           13,132,404
12. Total nonadmitted amounts
13. Statement value of long-term invested assets at end of current period                13,132,404

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                         SCHEDULE D - SUMMARY BY COUNTRY

          Long-Term Bonds and Stocks OWNED December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------
                                                                                      1               2               3
                                                                                Book/Adjusted
                                Description                                    Carrying Value   Fair Value (a)   Actual Cost
----------------------------------------------------------------------------------------------------------------------------
               BONDS                               1. United States               83,050,056       83,858,951     83,219,634
Governments                                        2. Canada                         498,008          534,015        497,905
   (Including all obligations guaranteed           3. Other Countries
   by governments)                                --------------------------------------------------------------------------
                                                   4. Totals                      83,548,064       84,392,966     83,717,539
----------------------------------------------------------------------------------------------------------------------------
States, Territories and Possessions                5. United States              196,608,427      209,681,010    196,920,912
   (Direct and guaranteed)                         6. Canada
                                                   7. Other Countries
                                                  --------------------------------------------------------------------------
                                                   8. Totals                     196,608,427      209,681,010    196,920,912
----------------------------------------------------------------------------------------------------------------------------
Political Subdivisions of States,                  9. United States               90,603,194       99,511,552     90,172,851
   Territories and Possessions                    10. Canada
      (Direct and guaranteed)                     11. Other Countries
                                                  --------------------------------------------------------------------------
                                                  12. Totals                      90,603,194       99,511,552     90,172,851
----------------------------------------------------------------------------------------------------------------------------
Special revenue and special assessment
   obligations and all  non-guaranteed            13. United States              432,189,184      457,760,478    431,237,569
   obligations of agencies and authorities of     14. Canada
   governments and their political subdivisions   15. Other Countries
                                                  --------------------------------------------------------------------------

                                                  16. Totals                     432,189,184      457,760,478    431,237,569
----------------------------------------------------------------------------------------------------------------------------
Public Utilities (unaffiliated)                   17. United States
                                                  18. Canada
                                                  19. Other Countries
                                                  --------------------------------------------------------------------------
                                                  20. Totals
----------------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous and Credit Tenant    21. United States              101,479,484      104,716,966     76,514,544
   Loans (unaffiliated)                           22. Canada
                                                  23. Other Countries              1,290,241        1,328,223      1,290,236
                                                  --------------------------------------------------------------------------
                                                  24. Totals                     102,769,725      106,045,189     77,804,780
----------------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates               25. Totals
----------------------------------------------------------------------------------------------------------------------------
                                                  26. Total Bonds                905,718,594      957,391,195    879,853,651
----------------------------------------------------------------------------------------------------------------------------
             PREFERRED STOCKS                     27. United States
Public Utilities (unaffiliated)                   28. Canada
                                                  29. Other Countries
                                                  --------------------------------------------------------------------------
                                                  30. Totals
----------------------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance Companies              31. United States
   (unaffiliated)                                 32. Canada
                                                  33. Other Countries
                                                  --------------------------------------------------------------------------
                                                  34. Totals
----------------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous (unaffiliated)       35. United States
                                                  36. Canada
                                                  37. Other Countries
                                                  --------------------------------------------------------------------------
                                                  38. Totals
----------------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates               39. Totals
----------------------------------------------------------------------------------------------------------------------------
                                                  40. Total Preferred Stocks
----------------------------------------------------------------------------------------------------------------------------
               COMMON STOCKS                      41. United States
Public Utilities (unaffiliated)                   42. Canada
                                                  43. Other Countries
----------------------------------------------------------------------------------------------------------------------------
                                                  44. Totals
----------------------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance Companies              45. United States
   (unaffiliated)                                 46. Canada
                                                  47. Other Countries
                                                  --------------------------------------------------------------------------
                                                  48. Totals
----------------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous (unaffiliated)       49. United States
                                                  50. Canada
                                                  51. Other Countries
                                                  --------------------------------------------------------------------------
                                                  52. Totals
----------------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates               53. Totals
----------------------------------------------------------------------------------------------------------------------------
                                                  54. Total Common Stocks
----------------------------------------------------------------------------------------------------------------------------
                                                  55. Total Stocks
----------------------------------------------------------------------------------------------------------------------------
                                                  56. Total Bonds and Stocks     905,718,594      957,391,195    879,853,651
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                                                       4
                                Description                                    Par Value of Bonds
-------------------------------------------------------------------------------------------------
                BONDS                              1. United States                 78,141,544
Governments                                        2. Canada                           500,000
   (Including all obligations guaranteed           3. Other Countries
   by governments)                                -----------------------------------------------
                                                   4. Totals                        78,641,544
-------------------------------------------------------------------------------------------------
States, Territories and Possessions                5. United States                203,875,000
   (Direct and guaranteed)                         6. Canada
                                                   7. Other Countries
                                                  -----------------------------------------------
                                                   8. Totals                       203,875,000
-------------------------------------------------------------------------------------------------
Political Subdivisions of States,                  9. United States                 92,975,000
   Territories and Possessions                    10. Canada
      (Direct and guaranteed)                     11. Other Countries
                                                  -----------------------------------------------
                                                  12. Totals                        92,975,000
-------------------------------------------------------------------------------------------------
Special revenue and special assessment
   obligations and all non-guaranteed             13. United States                447,695,000
   obligations of agencies and authorities of     14. Canada
   governments and their political subdivisions   15. Other Countries
                                                  -----------------------------------------------

                                                  16. Totals                       447,695,000
-------------------------------------------------------------------------------------------------
Public Utilities (unaffiliated)                   17. United States
                                                  18. Canada
                                                  19. Other Countries
                                                  -----------------------------------------------
                                                  20. Totals
-------------------------------------------------------------------------------------------------
Industrial and Miscellaneous and Credit Tenant    21. United States                142,132,276
   Loans (unaffiliated)                           22. Canada
                                                  23. Other Countries                1,195,000
                                                  -----------------------------------------------
                                                  24. Totals                       143,327,276
-------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates               25. Totals
-------------------------------------------------------------------------------------------------
                                                  26. Total Bonds                  966,513,820
-------------------------------------------------------------------------------------------------
              PREFERRED STOCKS                    27. United States
Public Utilities (unaffiliated)                   28. Canada
                                                  29. Other Countries
                                                  --------------------------
                                                  30. Totals
----------------------------------------------------------------------------
Banks, Trust and Insurance Companies              31. United States
   (unaffiliated)                                 32. Canada
                                                  33. Other Countries
                                                  --------------------------
                                                  34. Totals
----------------------------------------------------------------------------
Industrial and Miscellaneous (unaffiliated)       35. United States
                                                  36. Canada
                                                  37. Other Countries
                                                  --------------------------
                                                  38. Totals
----------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates               39. Totals
----------------------------------------------------------------------------
                                                  40. Total Preferred Stocks
----------------------------------------------------------------------------
              COMMON STOCKS                       41. United States
Public Utilities (unaffiliated)                   42. Canada
                                                  43. Other Countries
----------------------------------------------------------------------------
                                                  44. Totals
----------------------------------------------------------------------------
Banks, Trust and Insurance Companies              45. United States
   (unaffiliated)                                 46. Canada
                                                  47. Other Countries
                                                  --------------------------
                                                  48. Totals
----------------------------------------------------------------------------
Industrial and Miscellaneous (unaffiliated)       49. United States
                                                  50. Canada
                                                  51. Other Countries
                                                  --------------------------
                                                  52. Totals
----------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates               53. Totals
----------------------------------------------------------------------------
                                                  54. Total Common Stocks
----------------------------------------------------------------------------
                                                  55. Total Stocks
----------------------------------------------------------------------------
                                                  56. Total Bonds and Stocks
----------------------------------------------------------------------------

(a) The aggregate value of bonds which are valued at other than actual fair is $ 74,153,429.

                     SCHEDULE D - VERIFICATION BETWEEN YEARS

 1.   Book/adjusted carrying value of bonds and
      stocks, prior year                                         802,887,423
 2.   Cost of bonds and stocks acquired, Column 6,
      Part 3                                                     498,837,268
 3.   Increase (decrease) by adjustment:
      3.1   Column 16, Part 1                        5,977,823
      3.2   Column 12, Part 2, Sec. 1
      3.3   Column 10, Part 2, Sec. 2
      3.4   Column 10, Part 4                           71,703     6,049,526
 4.   Total gain (loss), Col. 14, Part 4                           6,138,200
 5.   Deduct consideration for bonds and stocks
         disposed of Column 6, Part 4                            408,193,823
 6.   Foreign Exchange Adjustment:
      6.1   Column 17, Part 1
      6.2   Column 13, Part 2, Sec. 1
      6.3   Column 11, Part 2, Sec. 2
      6.4   Column 11, Part 4
 7.   Book/adjusted carrying value at end of
      current period                                             905,718,594
 8.   Total valuation allowance
 9.   Subtotal (Lines 7 plus 8)                                  905,718,594
10.   Total nonadmitted amounts
11.   Statement value of bonds and stocks, current
      period                                                     905,718,594

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                        SCHEDULE D - PART 1A - SECTION 1

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

------------------------------------------------------------------------------------------------------------------------
                                                1                   2                      3                   4
                                                           Over 1 Year Through   Over 5 Years Through    Over 10 Years
Quality Rating per the NAIC Designation   1 Year or Less         5 Years                10 Years        Through 20 Years
------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules
      D & DA (Group 1)
------------------------------------------------------------------------------------------------------------------------
   1.1  Class 1                              2,043,058          9,476,011             14,534,178            8,944,425
   1.2  Class 2
   1.3  Class 3
   1.4  Class 4
   1.5  Class 5
   1.6  Class 6
                                          ------------------------------------------------------------------------------
   1.7  Totals                               2,043,058          9,476,011             14,534,178            8,944,425
------------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules
      D & DA (Group 2)
------------------------------------------------------------------------------------------------------------------------
   2.1  Class 1                                                                          498,008
   2.2  Class 2
   2.3  Class 3
   2.4  Class 4
   2.5  Class 5
   2.6  Class 6
                                          ------------------------------------------------------------------------------
   2.7  Totals                                                                           498,008
------------------------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions
      etc., Guaranteed, Schedules
      D & DA (Group 3)
------------------------------------------------------------------------------------------------------------------------
   3.1  Class 1                              8,318,512         23,493,716             97,303,285           49,495,920
   3.2  Class 2
   3.3  Class 3
   3.4  Class 4
   3.5  Class 5
   3.6  Class 6
                                          ------------------------------------------------------------------------------
   3.7  Totals                               8,318,512         23,493,716             97,303,285           49,495,920
------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States,
      Territories and Possessions,
      Guaranteed, Schedules D & DA
      (Group 4)
------------------------------------------------------------------------------------------------------------------------
   4.1  Class 1                              2,700,000         12,817,010             31,562,954           18,690,020
   4.2  Class 2                                                                                             2,797,762
   4.3  Class 3
   4.4  Class 4
   4.5  Class 5
   4.6  Class 6
                                          ------------------------------------------------------------------------------
   4.7  Totals                               2,700,000         12,817,010             31,562,954           21,487,782
------------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment
      Obligations etc., Non-Guaranteed,
      Schedules D & DA (Group 5)
------------------------------------------------------------------------------------------------------------------------
   5.1  Class 1                              3,998,705         20,783,568            134,552,519          129,821,977
   5.2  Class 2                                                                        1,518,475
   5.3  Class 3
   5.4  Class 4
   5.5  Class 5
   5.6  Class 6
                                          ------------------------------------------------------------------------------
   5.7  Totals                               3,998,705         20,783,568            136,070,994          129,821,977
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                5                 6                  7                  8                 9
                                                                                 Col. 6 as a    Total from Col. 6   % From Col. 7
Quality Rating per the NAIC Designation   Over 20 Years   Total Current Year   % of Line 10.7      Prior Year         Prior Year
---------------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
---------------------------------------------------------------------------------------------------------------------------------
   1.1  Class 1                             49,579,444        84,577,116             9.1            60,449,810           7.5
   1.2  Class 2
   1.3  Class 3
   1.4  Class 4
   1.5  Class 5
   1.6  Class 6
                                          ---------------------------------------------------------------------------------------
   1.7  Totals                              49,579,444        84,577,116             9.1            60,449,810           7.5
---------------------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
---------------------------------------------------------------------------------------------------------------------------------
   2.1  Class 1                                                  498,008             0.1
   2.2  Class 2
   2.3  Class 3
   2.4  Class 4
   2.5  Class 5
   2.6  Class 6
                                          ---------------------------------------------------------------------------------------
   2.7  Totals                                                   498,008             0.1
---------------------------------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions etc., Guaranteed, Schedules D & DA (Group 3)
---------------------------------------------------------------------------------------------------------------------------------
   3.1  Class 1                             17,996,995       196,608,428            21.3           116,093,405          14.3
   3.2  Class 2
   3.3  Class 3
   3.4  Class 4
   3.5  Class 5
   3.6  Class 6
                                          ---------------------------------------------------------------------------------------
   3.7  Totals                              17,996,995       196,608,428            21.3           116,093,405          14.3
---------------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed, Schedules D & DA (Group 4)
---------------------------------------------------------------------------------------------------------------------------------
   4.1  Class 1                             22,035,448        87,805,432             9.5            97,070,566          12.0
   4.2  Class 2                                                2,797,762             0.3
   4.3  Class 3
   4.4  Class 4
   4.5  Class 5
   4.6  Class 6
                                          ---------------------------------------------------------------------------------------
   4.7  Totals                              22,035,448        90,603,194             9.8            97,070,566          12.0
---------------------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules D & DA (Group 5)
---------------------------------------------------------------------------------------------------------------------------------
   5.1  Class 1                            141,513,940       430,670,709            46.6           415,951,612          51.4
   5.2  Class 2                                                1,518,475             0.2             3,790,733           0.5
   5.3  Class 3
   5.4  Class 4
   5.5  Class 5
   5.6  Class 6
                                          ---------------------------------------------------------------------------------------
   5.7  Totals                             141,513,940       432,189,184            46.8           419,742,345          51.9
---------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
                                                 10                  11
                                          Total Publicly   Total Privately Placed
Quality Rating per the NAIC Designation        Traded               (a)
-----------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
-----------------------------------------------------------------------------------
   1.1  Class 1                             84,577,116
   1.2  Class 2
   1.3  Class 3
   1.4  Class 4
   1.5  Class 5
   1.6  Class 6
                                          -----------------------------------------
   1.7  Totals                              84,577,116
-----------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
-----------------------------------------------------------------------------------
   2.1  Class 1                                498,008
   2.2  Class 2
   2.3  Class 3
   2.4  Class 4
   2.5  Class 5
   2.6  Class 6
                                          -----------------------------------------
   2.7  Totals                                 498,008
-----------------------------------------------------------------------------------
3. States, Territories and Possessions etc., Guaranteed, Schedules D & DA (Group 3)
-----------------------------------------------------------------------------------
   3.1  Class 1                            196,608,427
   3.2  Class 2
   3.3  Class 3
   3.4  Class 4
   3.5  Class 5
   3.6  Class 6
                                          -----------------------------------------
   3.7  Totals                             196,608,427
-----------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and Possessions, Guaranteed,
      Schedules D & DA (Group 4)
-----------------------------------------------------------------------------------
   4.1  Class 1                             87,805,432
   4.2  Class 2                              2,797,762
   4.3  Class 3
   4.4  Class 4
   4.5  Class 5
   4.6  Class 6
                                          -----------------------------------------
   4.7  Totals                              90,603,194
-----------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc., Non-Guaranteed, Schedules
      D & DA (Group 5)
-----------------------------------------------------------------------------------
   5.1  Class 1                            430,670,709
   5.2  Class 2                              1,518,475
   5.3  Class 3
   5.4  Class 4
   5.5  Class 5
   5.6  Class 6
                                          ---------------------------------------
   5.7  Totals                             432,189,184
---------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

------------------------------------------------------------------------------------------------------------------------
                                                1                   2                     3                   4
                                                           Over 1 Year Through   Over 5 Years Through    Over 10 Years
Quality Rating per the NAIC Designation   1 Year or Less         5 Years              10 Years          Through 20 Years
------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
------------------------------------------------------------------------------------------------------------------------
   6.1  Class 1
   6.2  Class 2
   6.3  Class 3
   6.4  Class 4
   6.5  Class 5
   6.6  Class 6
                                          ------------------------------------------------------------------------------
   6.7  Totals
------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
------------------------------------------------------------------------------------------------------------------------
   7.1  Class 1                             17,098,837         11,372,506             19,886,364            8,594,470
   7.2  Class 2                              1,268,286         15,897,206             25,044,509           15,857,939
   7.3  Class 3
   7.4  Class 4
   7.5  Class 5
   7.6  Class 6
                                          ------------------------------------------------------------------------------
   7.7  Totals                              18,367,123         27,269,712             44,930,873           24,452,409
------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
------------------------------------------------------------------------------------------------------------------------
   8.1  Class 1
   8.2  Class 2
   8.3  Class 3
   8.4  Class 4
   8.5  Class 5
   8.6  Class 6
                                          ------------------------------------------------------------------------------
   8.7  Totals
------------------------------------------------------------------------------------------------------------------------
9. Parent, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
------------------------------------------------------------------------------------------------------------------------
   9.1  Class 1
   9.2  Class 2
   9.3  Class 3
   9.4  Class 4
   9.5  Class 5
   9.6  Class 6
                                          ------------------------------------------------------------------------------
   9.7  Totals
------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                5                 6                  7                  8                 9
                                                                                 Col. 6 as a    Total from Col. 6   % From Col. 7
Quality Rating per the NAIC Designation   Over 20 Years   Total Current Year   % of Line 10.7      Prior Year         Prior Year
---------------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
---------------------------------------------------------------------------------------------------------------------------------
   6.1  Class 1
   6.2  Class 2                                                                                        395,262           0.0
   6.3  Class 3
   6.4  Class 4
   6.5  Class 5
   6.6  Class 6
                                          ---------------------------------------------------------------------------------------
   6.7  Totals                                                                                         395,262           0.0
---------------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA (Group 7)
---------------------------------------------------------------------------------------------------------------------------------
   7.1  Class 1                              3,507,709        60,459,886             6.5            99,538,336          12.3
   7.2  Class 2                              1,438,785        59,506,725             6.4            15,733,221           1.9
   7.3  Class 3
   7.4  Class 4
   7.5  Class 5
   7.6  Class 6
                                          ---------------------------------------------------------------------------------------
   7.7  Totals                               4,946,494       119,966,611            13.0           115,271,557          14.2
---------------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
---------------------------------------------------------------------------------------------------------------------------------
   8.1  Class 1
   8.2  Class 2
   8.3  Class 3
   8.4  Class 4
   8.5  Class 5
   8.6  Class 6
                                          ---------------------------------------------------------------------------------------
   8.7  Totals
---------------------------------------------------------------------------------------------------------------------------------
9. Parent, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
---------------------------------------------------------------------------------------------------------------------------------
   9.1  Class 1
   9.2  Class 2
   9.3  Class 3
   9.4  Class 4
   9.5  Class 5
   9.6  Class 6
                                          ---------------------------------------------------------------------------------------
   9.7  Totals
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
                                                10                  11
                                          Total Publicly   Total Privately Placed
Quality Rating per the NAIC Designation       Traded                (a)
---------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules D & DA (Group 6)
---------------------------------------------------------------------------------
   6.1  Class 1
   6.2  Class 2
   6.3  Class 3
   6.4  Class 4
   6.5  Class 5
   6.6  Class 6
                                          ---------------------------------------
   6.7  Totals
---------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated), Schedules D & DA
      (Group 7)
---------------------------------------------------------------------------------
   7.1  Class 1                             39,679,168           20,780,717
   7.2  Class 2                              6,881,245           52,625,481
   7.3  Class 3
   7.4  Class 4
   7.5  Class 5
   7.6  Class 6
                                          ---------------------------------------
   7.7  Totals                              46,560,413           73,406,198
---------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA  (Group 8)
---------------------------------------------------------------------------------
   8.1  Class 1
   8.2  Class 2
   8.3  Class 3
   8.4  Class 4
   8.5  Class 5
   8.6  Class 6
                                          ---------------------------------------
   8.7  Totals
---------------------------------------------------------------------------------
9. Parent, Subsidiaries and Affiliates, Schedules D & DA (Group 9)
---------------------------------------------------------------------------------
   9.1  Class 1
   9.2  Class 2
   9.3  Class 3
   9.4  Class 4
   9.5  Class 5
   9.6  Class 6
                                          ---------------------------------------
   9.7  Totals
---------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

        Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

-----------------------------------------------------------------------------------------------------
                                                 1                  2                      3
                                                           Over 1 Year Through   Over 5 Years Through
Quality Rating per the NAIC Designation   1 Year or Less         5 Years               10 Years
-----------------------------------------------------------------------------------------------------
   10. Total Bonds Current Year
-----------------------------------------------------------------------------------------------------
   10.1 Class 1                             34,159,112          77,942,811            298,337,308
   10.2 Class 2                              1,268,286          15,897,206             26,562,984
   10.3 Class 3
   10.4 Class 4
   10.5 Class 5
   10.6 Class 6
                                            ---------------------------------------------------------
   10.7 Totals                              35,427,398          93,840,017            324,900,292
   10.8 Line 10.7 as a % of Col. 6                 3.8                10.2                   35.1
-----------------------------------------------------------------------------------------------------
   11. Total Bonds Prior Year
-----------------------------------------------------------------------------------------------------
   11.1 Class 1                             14,838,403         134,254,449            129,456,386
   11.2 Class 2                                                  3,871,843             10,544,709
   11.3 Class 3
   11.4 Class 4
   11.5 Class 5
   11.6 Class 6
                                            ---------------------------------------------------------
   11.7 Totals                              14,838,403         138,126,292            140,001,095
   11.8 Line 11.7 as a % of Col. 8                 1.8                17.1                   17.3
-----------------------------------------------------------------------------------------------------
   12. Total Publicly Traded Bonds
-----------------------------------------------------------------------------------------------------
   12.1 Class 1                             34,105,640          73,577,411            290,371,038
   12.2 Class 2                                151,522           3,778,169              2,843,075
   12.3 Class 3
   12.4 Class 4
   12.5 Class 5
   12.6 Class 6
                                            ---------------------------------------------------------
   12.7 Totals                              34,257,162          77,355,580            293,214,113
   12.8 Line 12.7 as a % of Col. 6                 4.0                 9.1                   34.5
   12.9 Line 12.7 as a % of Line 10.7,
           Col. 6, Section 10                      3.7                 8.4                   31.7
-----------------------------------------------------------------------------------------------------
   13. Total Privately Placed Bonds
-----------------------------------------------------------------------------------------------------
   13.1 Class 1                                 53,472           4,365,400              7,966,270
   13.2 Class 2                              1,116,765          12,119,037             23,719,910
   13.3 Class 3
   13.4 Class 4
   13.5 Class 5
   13.6 Class 6
                                            ---------------------------------------------------------
   13.7 Totals                               1,170,237          16,484,437             31,686,180
   13.8 Line 13.7 as a % of Col. 6                 1.6                22.5                   43.2
   13.9 Line 13.7 as a % of Line 10.7,
           Col. 6, Section 10                      0.1                 1.8                    3.4
-----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                  4                5                     6                  7
                                            Over 10 Years                                               Col. 6 as
Quality Rating per the NAIC Designation   Through 20 Years   Over 20 Years      Total Current Year   a % of Line 10.7
---------------------------------------------------------------------------------------------------------------------
   10.  Total Bonds Current Year
---------------------------------------
   10.1 Class 1                              215,546,812      234,633,536              860,619,579        93.1
   10.2 Class 2                               18,655,701        1,438,785               63,822,962         6.9
   10.3 Class 3
   10.4 Class 4
   10.5 Class 5                                                          /(c)/
   10.6 Class 6                                                          /(c)/
                                             ------------------------------------------------------------------------
   10.7 Totals                               234,202,513      236,072,321/(b)/         924,442,541       100.0
   10.8 Line 10.7 as a % of Col. 6                  25.3             25.5                    100.0         XXX
---------------------------------------------------------------------------------------------------------------------
   11. Total Bonds Prior Year
---------------------------------------
   11.1 Class 1                              235,652,079      274,902,412                      XXX         XXX
   11.2 Class 2                                1,263,727        4,238,937                      XXX         XXX
   11.3 Class 3                                                                                XXX         XXX
   11.4 Class 4                                                                                XXX         XXX
   11.5 Class 5                                                                                XXX         XXX/(c)
   11.6 Class 6                                                                                XXX         XXX/(c)/
                                             ------------------------------------------------------------------------
   11.7 Totals                               236,915,806      279,141,349                      XXX         XXX/(b)/
   11.8 Line 11. 7 as a % of Col. 8                 29.3             34.5                      XXX         XXX
---------------------------------------------------------------------------------------------------------------------
   12. Total Publicly Traded Bonds
---------------------------------------
   12.1 Class 1                              207,151,236      234,633,536              839,838,861        90.8
   12.2 Class 2                                2,985,931        1,438,785               11,197,482         1.2
   12.3 Class 3
   12.4 Class 4
   12.5 Class 5
   12.6 Class 6
                                             ------------------------------------------------------------------------
   12.7 Totals                               210,137,167      236,072,321              851,036,343        92.1
   12.8 Line 12.7 as a % of Col. 6                  24.7             27.7                    100.0         XXX
   12.9 Line 12.7 as a % of Line 10.7,
           Col. 6, Section 10                       22.7             25.5                     92.1         XXX
---------------------------------------------------------------------------------------------------------------------
   13. Total Privately Placed Bonds
---------------------------------------
   13.1 Class 1                                8,395,576                                20,780,718         2.2
   13.2 Class 2                               15,669,770                                52,625,482         5.7
   13.3 Class 3
   13.4 Class 4
   13.5 Class 5
   13.6 Class 6
                                             ------------------------------------------------------------------------
   13.7 Totals                                24,065,346                                73,406,200         7.9
   13.8 Line 13.7 as a % of Col. 6                  32.8                                     100.0         XXX
   13.9 Line 13.7 as a % of Line 10.7,
           Col. 6, Section 10                        2.6                                       7.9         XXX
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                                  8                 9               10                   11
                                          Total from Col. 6   % From Col. 7   Total Publicly   Total Privately Placed
Quality Rating per the NAIC Designation      Prior Year        Prior Year         Traded                 (a)
---------------------------------------------------------------------------------------------------------------------
   10.  Total Bonds Current Year
---------------------------------------
   10.1 Class 1                                         XXX         XXX          839,838,860         20,780,717
   10.2 Class 2                                         XXX         XXX           11,197,482         52,625,481
   10.3 Class 3                                         XXX         XXX
   10.4 Class 4                                         XXX         XXX
   10.5 Class 5                                         XXX         XXX
   10.6 Class 6                                         XXX         XXX
                                          ---------------------------------------------------------------------------
   10.7 Totals                                          XXX         XXX          851,036,342         73,406,198
   10.8 Line 10.7 as a % of Col. 6                      XXX         XXX                 92.1                7.9
---------------------------------------------------------------------------------------------------------------------
   11. Total Bonds Prior Year
---------------------------------------
   11.1 Class 1                                 789,103,729        97.5          724,349,261         64,754,464
   11.2 Class 2                                  19,919,216         2.5           15,442,986          4,476,231
   11.3 Class 3
   11.4 Class 4
   11.5 Class 5
   11.6 Class 6
                                          ---------------------------------------------------------------------------
   11.7 Totals                                  809,022,945       100.0          739,792,247         69,230,695
   11.8 Line 11.7 as a % of Col. 8                    100.0         XXX                 91.4                8.6
---------------------------------------------------------------------------------------------------------------------
   12. Total Publicly Traded Bonds
---------------------------------------
   12.1 Class 1                                 724,349,261        89.5          839,838,861                XXX
   12.2 Class 2                                  15,442,986         1.9           11,197,482                XXX
   12.3 Class 3                                                                                             XXX
   12.4 Class 4                                                                                             XXX
   12.5 Class 5                                                                                             XXX
   12.6 Class 6                                                                                             XXX
                                          ---------------------------------------------------------------------------
   12.7 Totals                                  739,792,247        91.4          851,036,343                XXX
   12.8 Line 12.7 as a % of Col. 6                      XXX         XXX                100.0                XXX
   12.9 Line 12.7 as a % of Line 10.7,
           Col. 6, Section 10                           XXX         XXX                 92.1                XXX
---------------------------------------------------------------------------------------------------------------------
   13. Total Privately Placed Bonds
---------------------------------------
   13.1 Class 1                                  64,754,465         8.0                  XXX         20,780,718
   13.2 Class 2                                   4,476,231         0.6                  XXX         52,625,482
   13.3 Class 3                                                                          XXX
   13.4 Class 4                                                                          XXX
   13.5 Class 5                                                                          XXX
   13.6 Class 6                                                                          XXX
                                          ---------------------------------------------------------------------------
   13.7 Totals                                   69,230,696         8.6                  XXX         73,406,200
   13.8 Line 13.7 as a % of Col. 6                      XXX         XXX                  XXX              100.0
   13.9 Line 13.7 as a % of Line 10.7,
           Col. 6, Section 10                           XXX         XXX                  XXX                7.9
---------------------------------------------------------------------------------------------------------------------

/(a)/ Includes $782,459 freely tradable under SEC Rule 144 or qualified for resale under SEC Rule 144A.
/(b)/ Includes $ 97,650,154 current year, $ 396,336,597 prior year of bonds with
      Z designations and $          , current year, $            prior year of
                          ----------                 -----------
      bonds with Z* designations. The letter "Z" means the NAIC designation was not assigned by the Securities Valuation Office (SVO) at the date of the statement. "Z*" means the SVO could not evaluate the obligation because valuation procedures for the security class is under regulatory review.
/(c)/ Includes $            current year, $            prior year of bonds with
                -----------                -----------
      5* designations and $           , current year, $            prior year of
                           -----------                 -----------
      bonds with 6* designations. "5*" means the NAIC designation was assigned by the SVO in reliance on the insurer's certification that the issuer is current in all principal and interest payments. "6*" means the NAIC designation was assigned by the SVO due to inadequate certification of principal and interest payments.

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                        SCHEDULE D - PART 1A - SECTION 2

Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying
                   Values by Major Type and Subtype of Issues

------------------------------------------------------------------------------------------------------------------
                                                                      1                2                 3
                                                                                  Over 1 Year       Over 5 Years
                    Distribution by Type                       1 Year or Less   Through 5 Years   Through 10 Years
------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1  Issuer Obligations                                        2,043,058         9,476,011         12,774,200
   1.2  Single Class Mortgage-Backed/Asset-Backed Securities                                           1,759,978
                                                               ---------------------------------------------------
   1.7  Totals                                                    2,043,058         9,476,011         14,534,178
------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1  Issuer Obligations                                                                               498,008
   2.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3  Defined
   2.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   2.5  Defined
   2.6  Other
                                                               ---------------------------------------------------
   2.7  Totals                                                                                           498,008
------------------------------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed,
      Schedules D & DA (Group 3)
   3.1  Issuer Obligations                                        8,318,512        23,493,716         97,303,285
   3.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                               ---------------------------------------------------
   3.7  Totals                                                    8,318,512        23,493,716         97,303,285
------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1  Issuer Obligations                                        2,700,000        12,817,010         31,562,954
   4.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   4.5  Defined
   4.6  Other
                                                               ---------------------------------------------------
   4.7  Totals                                                    2,700,000        12,817,010         31,562,954
------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligation etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1  Issuer Obligations                                        3,998,705        20,783,568        136,070,994
   5.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                               ---------------------------------------------------
   5.7  Totals                                                    3,998,705        20,783,568        136,070,994
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                                                       4                5                  6
                                                                 Over 10 Years
                    Distribution by Type                       Through 20 Years   Over 20 Years   Total Current Year
--------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1  Issuer Obligations                                                          11,042,710         35,335,979
   1.2  Single Class Mortgage-Backed/Asset-Backed Securities        8,944,425       38,536,734         49,241,137
                                                               -----------------------------------------------------
   1.7  Totals                                                      8,944,425       49,579,444         84,577,116
--------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1  Issuer Obligations                                                                                498,008
   2.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3  Defined
   2.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   2.5  Defined
   2.6  Other
                                                               -----------------------------------------------------
   2.7  Totals                                                                                            498,008
--------------------------------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed,
      Schedules D & DA (Group 3)
   3.1  Issuer Obligations                                         49,495,920       17,996,995        196,608,428
   3.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                               -----------------------------------------------------
   3.7  Totals                                                     49,495,920       17,996,995        196,608,428
--------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1  Issuer Obligations                                         21,487,782       22,035,448         90,603,194
   4.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   4.5  Defined
   4.6  Other
                                                               -----------------------------------------------------
   4.7  Totals                                                     21,487,782       22,035,448         90,603,194
--------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligation etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1  Issuer Obligations                                        129,821,977      141,513,940        432,189,184
   5.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                               -----------------------------------------------------
   5.7  Totals                                                    129,821,977      141,513,940        432,189,184
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                          7                  8                9
                                                                      Col. 6 as      Total from Col 6    % From Col. 7
                    Distribution by Type                          a % of Line 10.7      Prior Year         Prior Year
----------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1  Issuer Obligations                                               3.8             60,449,810            7.5
   1.2  Single Class Mortgage-Backed/Asset-Backed Securities             5.3
                                                               -------------------------------------------------------
   1.7  Totals                                                           9.1             60,449,810            7.5
----------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1  Issuer Obligations                                               0.1
   2.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3  Defined
   2.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   2.5  Defined
   2.6  Other
                                                               -------------------------------------------------------
   2.7  Totals                                                           0.1
----------------------------------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed,
      Schedules D & DA (Group 3)
   3.1  Issuer Obligations                                              21.3            116,093,405           14.3
   3.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                               -------------------------------------------------------
   3.7  Totals                                                          21.3            116,093,405           14.3
----------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1  Issuer Obligations                                               9.8             97,070,566           12.0
   4.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   4.5  Defined
   4.6  Other
                                                               -------------------------------------------------------
   4.7  Totals                                                           9.8             97,070,566           12.0
----------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligation etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1  Issuer Obligations                                              46.8            393,979,465           48.7
   5.2  Single Class Mortgage-Backed/Asset-Backed Securities                             25,762,879            3.2
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                               -------------------------------------------------------
   5.7  Totals                                                          46.8            419,742,344           51.9
----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                                                                     10                11
                                                               Total Publicly   Total Privately
                    Distribution by Type                           Traded            Placed
-----------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1  Issuer Obligations                                        35,335,979
   1.2  Single Class Mortgage-Backed/Asset-Backed Securities      49,241,137
                                                               --------------------------------
   1.7  Totals                                                    84,577,116
-----------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1  Issuer Obligations                                           498,008
   2.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3  Defined
   2.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   2.5  Defined
   2.6  Other
                                                               --------------------------------
   2.7  Totals                                                       498,008
-----------------------------------------------------------------------------------------------
3. States, Territories, and Possessions Guaranteed,
      Schedules D & DA (Group 3)
   3.1  Issuer Obligations                                       196,608,427
   3.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3  Defined
   3.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   3.5  Defined
   3.6  Other
                                                               --------------------------------
   3.7  Totals                                                   196,608,427
-----------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1  Issuer Obligations                                        90,603,194
   4.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3  Defined
   4.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   4.5  Defined
   4.6  Other
                                                               --------------------------------
   4.7  Totals                                                    90,603,194
-----------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligation etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1  Issuer Obligations                                       432,189,184
   5.2  Single Class Mortgage-Backed/Asset-Backed Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3  Defined
   5.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
           BACKED SECURITIES
   5.5  Defined
   5.6  Other
                                                               --------------------------------
   5.7  Totals                                                   432,189,184
-----------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying
                   Values by Major Type and Subtype of Issues

-------------------------------------------------------------------------------------------------------------------------
                                                          1                2                 3                   4
                                                                      Over 1 Year       Over 5 Years       Over 10 Years
              Distribution by Type                 1 Year or Less   Through 5 Years   Through 10 Years   Through 20 Years
-------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules
      D & DA (Group 6)
   6.1  Issuer Obligations
   6.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   6.3  Defined
   6.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   6.5  Defined
   6.6  Other
                                                   ----------------------------------------------------------------------
   6.7  Totals
-------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated),
      Schedules D & DA (Group 7)
   7.1  Issuer Obligations                          18,367,123        21,113,517        42,327,433          24,052,387
   7.2  Single Class Mortgage-Backed/Asset-Based
           Securities                                                  1,060,000           482,647
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   7.3  Defined
   7.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE -
           BACKED/ASSET-BACKED SECURITIES
   7.5  Defined                                                        4,398,344         2,120,792             400,023
   7.6  Other                                                            697,851
                                                   ----------------------------------------------------------------------
   7.7  Totals                                      18,367,123        27,269,712        44,930,872          24,452,410
-------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
   8.1  Issuer Obligations
                                                   ----------------------------------------------------------------------
   8.7  Totals
-------------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates, Schedules
      D & DA (Group 9)
   9.1  Issuer Obligations
   9.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   9.3  Defined
   9.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   9.5  Defined
   9.6  Other
                                                   ----------------------------------------------------------------------
   9.7  Totals
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                         5                 6                  7                 8
                                                                                        Col. 6 as a %   Total from Col. 6
              Distribution by Type                 Over 20 Years   Total Current Year    of Line 10.7      Prior Year
-------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules
      D & DA (Group 6)                                                                                         395,262
   6.1  Issuer Obligations
   6.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   6.3  Defined
   6.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   6.5  Defined
   6.6  Other
                                                   ----------------------------------------------------------------------
   6.7  Totals                                                                                                 395,262
-------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated),
      Schedules D & DA (Group 7)
   7.1  Issuer Obligations                            3,330,127        109,190,587           11.8           97,394,199
   7.2  Single Class Mortgage-Backed/Asset-Based
           Securities                                                    1,542,647            0.2            9,531,301
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   7.3  Defined
   7.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE -
           BACKED/ASSET-BACKED SECURITIES
   7.5  Defined                                       1,566,068          8,485,227            0.9              249,930
   7.6  Other                                            50,300            748,151            0.1            8,096,128
                                                   ----------------------------------------------------------------------
   7.7  Totals                                        4,946,495        119,966,612           13.0          115,271,558
-------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
   8.1  Issuer Obligations
                                                   ----------------------------------------------------------------------
   8.7  Totals
-------------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates, Schedules
      D & DA (Group 9)
   9.1  Issuer Obligations
   9.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   9.3  Defined
   9.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   9.5  Defined
   9.6  Other
                                                   ----------------------------------------------------------------------
   9.7  Totals
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                                                         9               10               11
                                                   % From Col. 7   Total Publicly   Total Privately
              Distribution by Type                   Prior Year         Traded           Placed
---------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated), Schedules
      D & DA (Group 6)                                   0.0
   6.1  Issuer Obligations
   6.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   6.3  Defined
   6.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   6.5  Defined
   6.6  Other
                                                   ------------------------------------------------
   6.7  Totals                                           0.0
---------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous (Unaffiliated),
      Schedules D & DA (Group 7)
   7.1  Issuer Obligations                              12.0         36,184,411        73,006,175
   7.2  Single Class Mortgage-Backed/Asset-Based
           Securities                                    1.2          1,542,647
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   7.3  Defined
   7.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE -
           BACKED/ASSET-BACKED SECURITIES
   7.5  Defined                                          0.0          8,085,204           400,023
   7.6  Other                                            1.0            748,151
                                                   ------------------------------------------------
   7.7  Totals                                          14.2         46,560,413        73,406,198
---------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA (Group 8)
   8.1  Issuer Obligations
                                                   ------------------------------------------------
   8.7  Totals
---------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates, Schedules
      D & DA (Group 9)
   9.1  Issuer Obligations
   9.2  Single Class Mortgage-Backed/Asset-Based
           Securities
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   9.3  Defined
   9.4  Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   9.5  Defined
   9.6  Other
                                                   ------------------------------------------------
   9.7  Totals
---------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
               Carrying Values by Major Type and Subtype of Issues

-----------------------------------------------------------------------------------------------------------------------
                                                        1                2                 3                  4
                                                                    Over 1 Year       Over 5 Years       Over 10 Years
              Distribution by Type               1 Year or Less   Through 5 Years   Through 10 Years   Through 20 Years
-----------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
   10.1 Issuer Obligations                         35,427,398        87,683,822       320,536,874         224,858,066
   10.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                                               1,060,000         2,242,625           8,944,425
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                                       4,398,344         2,120,792             400,023
   10.6 Other                                                           697,851
                                                 ----------------------------------------------------------------------
   10.7 Totals                                     35,427,398        93,840,017       324,900,291         234,202,514
   10.8 Line 10.7 as a % of Col. 6                        3.8              10.2              35.1                25.3
-----------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
   11.1 Issuer Obligations                         11,360,196       113,349,782       134,264,555         235,697,895
   11.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                             3,478,207        16,680,382         5,486,611           1,217,911
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   11.3 Defined
   11.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                                           249,930
   11.6 Other                                                         8,096,128
                                                 ----------------------------------------------------------------------
   11.7 Totals                                     14,838,403       138,126,292       140,001,096         236,915,806
   11.8 Line 11.7 as a % of Col. 8                        1.8              17.1              17.3                29.3
-----------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
   12.1 Issuer Obligations                         34,257,161        71,199,386       288,850,694         201,192,742
   12.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                                               1,060,000         2,242,626           8,944,425
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                                       4,398,344         2,120,792
   12.6 Other                                                           697,851
                                                 ----------------------------------------------------------------------
   12.7 Totals                                     34,257,161        77,355,581       293,214,112         210,137,167
   12.8 Line 12.7 as a % of Col. 6                        4.0               9.1              34.5                24.7
   12.9 Line 12.7 as a % of Line 10.7, Col. 6,
           Section 10                                     3.7               8.4              31.7                22.7
-----------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
   13.1 Issuer Obligations                          1,170,237        16,484,436        31,686,180          23,665,323
   13.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                                                               400,023
   13.6 Other
                                                 ----------------------------------------------------------------------
   13.7 Totals                                      1,170,237        16,484,436        31,686,180          24,065,346
   13.8 Line 13.7 as a % of Col. 6                        1.6              22.5              43.2                32.8
   13.9 Line 13.7 as a % of Line 10.7, Col. 6,
           Section 10                                     0.1               1.8               3.4                 2.6
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                       5                 6                  7                  8
                                                                                      Col. 6 as a %   Total from Col. 6
              Distribution by Type               Over 20 Years   Total Current Year    of Line 10.7       Prior Year
-----------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
   10.1 Issuer Obligations                        195,919,220        864,425,380           93.5                  XXX
   10.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                            38,536,734         50,783,784            5.5                  XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   10.3 Defined                                                                                                  XXX
   10.4 Other                                                                                                    XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                     1,566,068          8,485,227            0.9                  XXX
   10.6 Other                                          50,300            748,151            0.1                  XXX
                                                 ----------------------------------------------------------------------
   10.7 Totals                                    236,072,322        924,442,542          100.0                  XXX
   10.8 Line 10.7 as a % of Col. 6                       25.5              100.0            XXX                  XXX
-----------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
   11.1 Issuer Obligations                        270,710,279                XXX            XXX          765,382,707
   11.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                             8,431,069                XXX            XXX           35,294,180
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   11.3 Defined                                                              XXX            XXX
   11.4 Other                                                                XXX            XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                                              XXX            XXX              249,930
   11.6 Other                                                                XXX            XXX            8,096,128
                                                 ----------------------------------------------------------------------
   11.7 Totals                                    279,141,348               XXX             XXX          809,022,945
   11.8 Line 11.7 as a % of Col. 8                       34.5               XXX             XXX                100.0
-----------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
   12.1 Issuer Obligations                        195,919,219        791,419,202           85.6          696,152,009
   12.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                            38,536,734         50,783,785            5.5           35,294,180
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                     1,566,068          8,085,204            0.9              249,930
   12.6 Other                                          50,300            748,151            0.1            8,096,128
                                                 ----------------------------------------------------------------------
   12.7 Totals                                    236,072,321        851,036,342           92.1          739,792,247
   12.8 Line 12.7 as a % of Col. 6                       27.7              100.0            XXX                  XXX
   12.9 Line 12.7 as a % of Line 10.7, Col. 6,
           Section 10                                    25.5               92.1            XXX                  XXX
-----------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
   13.1 Issuer Obligations                                            73,006,176            7.9           69,230,695
   13.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                          400,023            0.0
   13.6 Other
                                                 ----------------------------------------------------------------------
   13.7 Totals                                                        73,406,199            7.9           69,230,695
   13.8 Line 13.7 as a % of Col. 6                                         100.0            XXX                  XXX
   13.9 Line 13.7 as a % of Line 10.7, Col. 6,
           Section 10                                                        7.9            XXX                  XXX
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                                     9               10                 11
                                                 % From Col. 7   Total Publicly   Total Privately
              Distribution by Type                Prior Year         Traded           Placed
-------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
   10.1 Issuer Obligations                             XXX        791,419,203        73,006,175
   10.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                                XXX         50,783,784
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   10.3 Defined                                        XXX
   10.4 Other                                          XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   10.5 Defined                                        XXX          8,085,204           400,023
   10.6 Other                                          XXX            748,151
                                                 ------------------------------------------------
   10.7 Totals                                         XXX        851,036,342        73,406,198
   10.8 Line 10.7 as a % of Col. 6                     XXX               92.1               7.9
-------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
   11.1 Issuer Obligations                            94.6        696,152,008        69,230,695
   11.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                                4.4         35,294,181
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   11.3 Defined
   11.4 Other
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   11.5 Defined                                        0.0            249,930
   11.6 Other                                          1.0          8,096,128
                                                 ------------------------------------------------
   11.7 Totals                                       100.0        739,792,247        69,230,695
   11.8 Line 11.7 as a % of Col. 8                     XXX               91.4               8.6
-------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
   12.1 Issuer Obligations                            86.0        791,419,202               XXX
   12.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                                4.4         50,783,785               XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   12.3 Defined                                                                             XXX
   12.4 Other                                                                               XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   12.5 Defined                                        0.0          8,085,204               XXX
   12.6 Other                                          1.0            748,151               XXX
                                                 ------------------------------------------------
   12.7 Totals                                        91.4        851,036,342               XXX
   12.8 Line 12.7 as a % of Col. 6                     XXX              100.0               XXX
   12.9 Line 12.7 as a % of Line 10.7, Col. 6,
           Section 10                                  XXX               92.1               XXX
-------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
   13.1 Issuer Obligations                             8.6                XXX        73,006,176
   13.2 Single Class Mortgage-Backed/Asset-
           Backed Bonds                                                   XXX
        MULTI-CLASS RESIDENTIAL MORTGAGE-
           BACKED SECURITIES
   13.3 Defined                                                           XXX
   13.4 Other                                                             XXX
        MULTI-CLASS COMMERCIAL MORTGAGE-
           BACKED/ASSET-BACKED SECURITIES
   13.5 Defined                                                           XXX           400,023
   13.6 Other                                                             XXX
                                                 ------------------------------------------------
   13.7 Totals                                         8.6                XXX        73,406,199
   13.8 Line 13.7 as a % of Col. 6                     XXX                XXX             100.0
   13.9 Line 13.7 as a % of Line 10.7, Col. 6,
           Section 10                                  XXX                XXX               7.9
-------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE DA-PART 2

              Verification of SHORT-TERM INVESTMENTS Between Years

----------------------------------------------------------------------------------------------------------------
                                                                           1             2              3
                                                                         Total         Bonds      Mortgage Loans
----------------------------------------------------------------------------------------------------------------
 1.   Book/adjusted carrying value, prior year                         6,135,520     6,135,520

 2.   Cost of short-term investments acquired                        444,518,610   444,518,610

 3.   Increase (decrease) by adjustment                                   41,008        41,008

 4.   Increase (decrease) by foreign exchange adjustment

 5.   Total profit (loss) on disposal of short-term investments              558           558

 6.   Consideration received on disposal of short-term investments   431,971,750   431,971,750

 7.   Book/adjusted carrying value, current year                      18,723,946    18,723,946

 8.   Total valuation allowance

 9.   Subtotal (Lines 7 plus 8)                                       18,723,946    18,723,946

10.   Total nonadmitted amounts

11.   Statement value (Lines 9 minus 10)                              18,723,946    18,723,946

12.   Income collected during year                                       817,712       817,712

13.   Income earned during year                                          674,010       674,010
----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                               4                          5
                                                                       Other Short-term        Investments in Parent,
                                                                     Investment Assets(a)   Subsidiaries and Affiliates
-----------------------------------------------------------------------------------------------------------------------
 1.   Book/adjusted carrying value, prior year

 2.   Cost of short-term investments acquired

 3.   Increase (decrease) by adjustment

 4.   Increase (decrease) by foreign exchange adjustment

 5.   Total profit (loss) on disposal of short-term investments

 6.   Consideration received on disposal of short-term investments

 7.   Book/adjusted carrying value, current year

 8.   Total valuation allowance

 9.   Subtotal (Lines 7 plus 8)

10.   Total nonadmitted amounts

11.   Statement value (Lines 9 minus 10)

12.   Income collected during year

13.   Income earned during year
-----------------------------------------------------------------------------------------------------------------------

(a) Indicate the category of such assets, for example, joint ventures, transportation equipment:

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule DB - Part A - VBY

                                      NONE

                           Schedule DB - Part B - VBY

                                      NONE

                           Schedule DB - Part C - VBY

                                      NONE

                           Schedule DB - Part D - VBY

                                      NONE

                           Schedule DB - Part E - VBY

                                      NONE

                        Schedule DB - Part F - Section 1

                                      NONE

                        Schedule DB - Part F - Section 2

                                      NONE

--------------------------------------------------------------------------------

                                 34, 35, 36, 37

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE F - PART 1

        Assumed Reinsurance as of December 31, Current Year (000 Omitted)

------------------------------------------------------------------------------------------
    1           2                   3                                    4            5
 Federal      NAIC
   ID        Company                                                Domiciliary    Assumed
  Number      Code         Name of Reinsured                       Jurisdiction    Premium
------------------------------------------------------------------------------------------
22-2712977   36250     Radian Asset Assur Inc.                          NY          16,240
------------------------------------------------------------------------------------------
   0299999 - Total - Affiliates - U.S. Non-Pool                                     16,240
------------------------------------------------------------------------------------------
AA-3190428   00000     EXPORTERS INS CO LTD                             BM
------------------------------------------------------------------------------------------
   0399999 - Total - Affiliates - Other (Non-U.S.)
------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates                                                     16,240
------------------------------------------------------------------------------------------
39-1135174   18708     Ambac Assur Corp                                 WI          13,881
13-2710717   12815     Financial Guaranty Ins Co                        NY           4,265
13-3250292   18287     Financial Security Assur Inc                     NY          26,145
43-0899449   12041     MBIA Ins Corp                                    NY          25,912
------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000                     4,269
------------------------------------------------------------------------------------------
   0599999 - Total - Other U.S. Unaffiliated Insurers                               74,472
------------------------------------------------------------------------------------------
   0699998 - Pools and Associations - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------
   0799998 - Pools and Associations - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------
AA-5760019   00000     ASIA LTD                                         SU              21
AA-1370002   00000     NAMUR RE                                         LU           4,613
AA-1784107   00000     NCM REINS LTD                                    IE           7,281
------------------------------------------------------------------------------------------
   0999998 - Other Non-U.S Insurers - Reins Col 8 < 100,000                          6,335
------------------------------------------------------------------------------------------
   0999999 - Total - Other Non-U.S. Insurers                                        18,250
------------------------------------------------------------------------------------------
   9999999 Totals                                                                  108,962
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
    1           2                   3                                              Reinsurance On                      9
                                                                   ---------------------------------------------
                                                                          6                7              8
 Federal      NAIC                                                 Paid Losses and                                 Contingent
   ID        Company                                               Loss Adjustment     Known Case                  Commissions
  Number      Code         Name of Reinsured                           Expenses      Losses and LAE   Cols. 6 +7     Payable
------------------------------------------------------------------------------------------------------------------------------
22-2712977   36250     Radian Asset Assur Inc.
------------------------------------------------------------------------------------------------------------------------------
   0299999 - Total - Affiliates - U.S. Non-Pool
------------------------------------------------------------------------------------------------------------------------------
AA-3190428   00000     EXPORTERS INS CO LTD
------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - Affiliates - Other (Non-U.S.)
------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
------------------------------------------------------------------------------------------------------------------------------
39-1135174   18708     Ambac Assur Corp                                                     539           539          263
13-2710717   12815     Financial Guaranty Ins Co                           176              991         1,167          139
13-3250292   18287     Financial Security Assur Inc                        (10)           8,135         8,125
43-0899449   12041     MBIA Ins Corp                                                     19,887        19,887          334
------------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------------------------
   0599999 - Total - Other U.S. Unaffiliated Insurers                      166           29,552        29,718          735
------------------------------------------------------------------------------------------------------------------------------
   0699998 - Pools and Associations - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------------------------
   0799998 - Pools and Associations - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------------------------
AA-5760019   00000     ASIA LTD                                                          (3,244)       (3,244)
AA-1370002   00000     NAMUR RE                                            578              374           952
AA-1784107   00000     NCM REINS LTD                                       518              859         1,377
------------------------------------------------------------------------------------------------------------------------------
   0999998 - Other Non-U.S Insurers - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Other Non-U.S. Insurers                             1,096           (2,011)         (915)
------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                        1,262           27,541        28,803          735
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
    1           2                   3                                 10           11             12                  13
                                                                                           Funds Held By or
 Federal      NAIC                                                  Assumed                 Deposited With
   ID        Company                                                Premiums    Unearned      Reinsured       Letters of Credit
  Number      Code         Name of Reinsured                       Receivable   Premium       Companies             Posted
-------------------------------------------------------------------------------------------------------------------------------
22-2712977   36250     Radian Asset Assur Inc.                         880       18,794
-------------------------------------------------------------------------------------------------------------------------------
   0299999 - Total - Affiliates - U.S. Non-Pool                        880       18,794
-------------------------------------------------------------------------------------------------------------------------------
AA-3190428   00000     EXPORTERS INS CO LTD                                          81
-------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - Affiliates - Other (Non-U.S.)                                   81
-------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates                                        880       18,875
-------------------------------------------------------------------------------------------------------------------------------
39-1135174   18708     Ambac Assur Corp                                 19       78,645
13-2710717   12815     Financial Guaranty Ins Co                       324       35,344
13-3250292   18287     Financial Security Assur Inc                  1,362      101,482
43-0899449   12041     MBIA Ins Corp                                    20      115,271
-------------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000       382       17,162
-------------------------------------------------------------------------------------------------------------------------------
   0599999 - Total - Other U.S. Unaffiliated Insurers                2,107      347,904
-------------------------------------------------------------------------------------------------------------------------------
   0699998 - Pools and Associations - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------------------------------------------------
   0799998 - Pools and Associations - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------------------------------------------------
AA-5760019   00000     ASIA LTD
AA-1370002   00000     NAMUR RE                                        930        1,629         524
AA-1784107   00000     NCM REINS LTD                                 1,110        2,304
-------------------------------------------------------------------------------------------------------------------------------
   0999998 - Other Non-U.S Insurers - Reins Col 8 < 100,000                       4,917
-------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Other Non-U.S. Insurers                         2,040        8,850         524
-------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                    5,027      375,629         524
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
    1           2                   3                                      14
                                                                    Amount of Assets
                                                                       Pledged or
                                                                      Compensating
 Federal      NAIC                                                 Balances to Secure
   ID        Company                                                     Letters
  Number      Code         Name of Reinsured                            of Credit
-------------------------------------------------------------------------------------
22-2712977   36250     Radian Asset Assur Inc.
-------------------------------------------------------------------------------------
   0299999 - Total - Affiliates - U.S. Non-Pool
-------------------------------------------------------------------------------------
AA-3190428   00000     EXPORTERS INS CO LTD
-------------------------------------------------------------------------------------
   0399999 - Total - Affiliates - Other (Non-U.S.)
-------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
-------------------------------------------------------------------------------------
39-1135174   18708     Ambac Assur Corp
13-2710717   12815     Financial Guaranty Ins Co
13-3250292   18287     Financial Security Assur Inc
43-0899449   12041     MBIA Ins Corp
-------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------
   0599999 - Total - Other U.S. Unaffiliated Insurers
-------------------------------------------------------------------------------------
   0699998 - Pools and Associations - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------
   0799998 - Pools and Associations - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------
AA-5760019   00000     ASIA LTD
AA-1370002   00000     NAMUR RE
AA-1784107   00000     NCM REINS LTD
-------------------------------------------------------------------------------------
   0999998 - Other Non-U.S Insurers - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------
   0999999 - Total - Other Non-U.S. Insurers
-------------------------------------------------------------------------------------
   9999999 Totals
-------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                                SCHEDULE F-PART 2

    Premium Portfolio Reinsurance Effected or (Canceled) during Current Year

                                      NONE

---------------------------------------------------------------------------------------
   1         2             3                  4                  5               6
Federal     NAIC
  ID      Company                                                           Reinsurance
Number      Code    Name of Company   Date of Contract   Original Premium     Premium
---------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE F - PART 3

         Ceded Reinsurance as of December 31, Current Year (000 Omitted)

------------------------------------------------------------------------------------------------------------------------
    1           2                               3                                     4             5             6
                                                                                               Reinsurance
                                                                                                Contracts
                                                                                                Ceding 75%
                                                                                                or More of
 Federal       NAIC                                                                               Direct     Reinsurance
   ID        Company                                                            Domiciliary      Premiums     Premiums
  Number       Code                     Name of Reinsurer                       Jurisdiction     Written        Ceded
------------------------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assur Inc.                                       NY                         1,568
------------------------------------------------------------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S. Intercompany Pooling                                                1,568
------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                                                    1,568
------------------------------------------------------------------------------------------------------------------------
13-5165865    20877    Capital Markets Assur Corp                                    NY
13-3250292    18287    Financial Security Assur Inc.                                 NY
------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                                           8
------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                                                          8
------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
------------------------------------------------------------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                                                                 1,576
------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates
------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
------------------------------------------------------------------------------------------------------------------------
   1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)
------------------------------------------------------------------------------------------------------------------------
   1899999 - Total - Unauthorized
------------------------------------------------------------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized                                                                1,576
------------------------------------------------------------------------------------------------------------------------
   2099999 - Total - Protected Cells
------------------------------------------------------------------------------------------------------------------------
   9999999   Totals                                                                                             1,576
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
    1           2                               3                                           Reinsurance Recoverable On
                                                                                ---------------------------------------------------
                                                                                   7      8          9           10          11
 Federal       NAIC                                                                             Known Case   Known Case
    ID       Company                                                             Paid    Paid      Loss         LAE       IBNR LOSS
  Number       Code                     Name of Reinsurer                       Losses   LAE     Reserves     Reserves    Reserves
-----------------------------------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assur Inc.
-----------------------------------------------------------------------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S. Intercompany Pooling
-----------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates
-----------------------------------------------------------------------------------------------------------------------------------
13-5165865    20877    Capital Markets Assur Corp
13-3250292    18287    Financial Security Assur Inc.
-----------------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)
-----------------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers
-----------------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
-----------------------------------------------------------------------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
-----------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized
-----------------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates
-----------------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
-----------------------------------------------------------------------------------------------------------------------------------
   1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)
-----------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total - Unauthorized
-----------------------------------------------------------------------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized
-----------------------------------------------------------------------------------------------------------------------------------
   2099999 - Total - Protected Cells
-----------------------------------------------------------------------------------------------------------------------------------
   9999999   Totals
-----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
    1           2                               3                                        Reinsurance Recoverable On
                                                                                --------------------------------------------
                                                                                   12         13          14           15
 Federal       NAIC                                                                                   Contingent     Cols.
    ID       Company                                                            IBNR LAE   Unearned    Commis-     7 thru 14
  Number       Code                     Name of Reinsurer                       Reserves   Premiums     sions       Totals
----------------------------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assur Inc.                                               4,963                   4,963
----------------------------------------------------------------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S. Intercompany Pooling                             4,963                   4,963
----------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                                 4,963                   4,963
----------------------------------------------------------------------------------------------------------------------------
13-5165865    20877    Capital Markets Assur Corp                                            1,277                   1,277
13-3250292    18287    Financial Security Assur Inc.                                           591                     591
----------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                                        4                       4
----------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                                   1,872                   1,872
----------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
----------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                                              6,835                   6,835
----------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates
----------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------------
   1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)
----------------------------------------------------------------------------------------------------------------------------
   1899999 - Total - Unauthorized
----------------------------------------------------------------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized                                             6,835                   6,835
----------------------------------------------------------------------------------------------------------------------------
   2099999 - Total - Protected Cells
----------------------------------------------------------------------------------------------------------------------------
   9999999   Totals                                                                          6,835                   6,835
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
    1           2                               3                                Reinsurance Payable         18           19
                                                                                ---------------------
                                                                                   16          17
                                                                                                        Net Amount
                                                                                                        Recoverable   Funds Held
                                                                                             Other         From       By Company
 Federal       NAIC                                                              Ceded      Amounts     Reinsurers      Under
    ID       Company                                                            Balances     Due to     Cols. 15 -    Reinsurers
  Number       Code                     Name of Reinsurer                       Payable    Reinsurers    [16 + 17]     Treaties
--------------------------------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assur Inc.                                                             4,963
--------------------------------------------------------------------------------------------------------------------------------
   0199999 - Authorized - Affiliates - U.S. Intercompany Pooling                                           4,963
--------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Authorized - Affiliates                                                               4,963
--------------------------------------------------------------------------------------------------------------------------------
13-5165865    20877    Capital Markets Assur Corp                                                          1,277
13-3250292    18287    Financial Security Assur Inc.                                                         591
--------------------------------------------------------------------------------------------------------------------------------
   0599998 - Other U.S. Unaffil Insurers (Under $100,000)                          7                          (3)
--------------------------------------------------------------------------------------------------------------------------------
   0599999 - Authorized - Other U.S. Unaffiliated Insurers                         7                       1,865
--------------------------------------------------------------------------------------------------------------------------------
   0899998 - Authorized - Other Non-U.S. Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------------
   0899999 - Authorized - Other Non-U.S. Insurers
--------------------------------------------------------------------------------------------------------------------------------
   0999999 - Total - Authorized                                                    7                       6,828
--------------------------------------------------------------------------------------------------------------------------------
   1399999 - Total - Unauthorized - Affiliates
--------------------------------------------------------------------------------------------------------------------------------
   1499998 - Unauthorized - Other U.S. Unaffiliated Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------------
   1799998 - Unauthorized - Other Non-U.S. Insurers (Under $100,000)
--------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total - Unauthorized
--------------------------------------------------------------------------------------------------------------------------------
   1999999 - Total - Authorized and Unauthorized                                   7                       6,828
--------------------------------------------------------------------------------------------------------------------------------
   2099999 - Total - Protected Cells
--------------------------------------------------------------------------------------------------------------------------------
   9999999   Totals                                                                7                       6,828
--------------------------------------------------------------------------------------------------------------------------------

NOTE: Report the five largest provisional commission rates included in the cedant's reinsurance treaties.
      The commission rate to be reported is by contract with ceded premium in excess of $50,000:

             1                        2                3
      Name of Company          Commission Rate   Ceded Premium
      ---------------          ---------------   -------------
1.  Radian Asset Assur. Inc.       30.000            1,568
2.
3.
4.
5.

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule F - Part 4

                                      NONE

                               Schedule F - Part 5

                                      NONE

                               Schedule F - Part 6

                                      NONE

                               Schedule F - Part 7

                                      NONE

--------------------------------------------------------------------------------

                                 41, 42, 43, 44

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE F - PART 8

       Restatement of Balance Sheet to Identify Net Credit for Reinsurance

-----------------------------------------------------------------------------------------------------------------------------
                                                                                     1             2                 3
                                                                                As Reported    Restatement       Restated
                                                                              (Net of Ceded)   Adjustments   (Gross of Ceded)
-----------------------------------------------------------------------------------------------------------------------------
    ASSETS (Page 2, Col. 3)

 1. Cash and invested assets (Line 9)                                           941,475,765                     941,475,765

 2. Agents' balances or uncollected premiums (Line 10)                            5,099,743                       5,099,743

 3. Funds held by or deposited with reinsured companies (Line 11)                   524,201                         524,201

 4. Reinsurance recoverable on loss and loss adjustment expense payments (Line 14)

 5. Other assets (Lines 12 and 13 and 15 through 25)                             20,132,451                      20,132,451

 6. Net amount recoverable from reinsurers                                                      6,828,946         6,828,946
                                                                                ---------------------------------------------

 7. Totals (Line 28)                                                            967,232,159     6,828,946       974,061,105
                                                                                ---------------------------------------------

    LIABILITIES (Page 3)

 8. Losses and loss adjustment expenses (Lines 1 through 3)                      30,507,683                      30,507,683

 9. Taxes, expenses, and other obligations (Lines 4 through 8)                   11,055,831                      11,055,831

10. Unearned premiums (Line 9)                                                  369,309,560     6,835,528       376,145,088

11. Advance Premiums (Line 10)

12. Dividends declared and unpaid (Line 11.1 and 11.2)

13. Ceded reinsurance premiums payable (net of ceded commissions) (Line 12)           6,582        (6,582)

14. Funds held by company under reinsurance treaties (Line 13)

15. Amounts withheld or retained by company for account of others (Line 14)

16. Provision for reinsurance (Line 16)

17. Other liabilities (Lines 15 and 17 through 23)                              284,216,822                     284,216,822
                                                                                ---------------------------------------------

18. Total liabilities (Line 26 minus Line 25)                                   695,096,478     6,828,946       701,925,424
                                                                                ---------------------------------------------

19. Surplus as regards policyholders (Line 35)                                  272,135,681           XXX       272,135,681
                                                                                ---------------------------------------------

20. Totals (Line 36)                                                            967,232,159     6,828,946       974,061,105
-----------------------------------------------------------------------------------------------------------------------------

NOTE: Is the restatement of this exhibit the result of grossing up balances ceded to affiliates under 100 percent reinsurance or pooling arrangements? Yes [ ] No [X]

If yes, give full explanation:

       ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule H - Part 1
                                      NONE

                               Schedule H - Part 2
                                      NONE

                               Schedule H - Part 3
                                      NONE

                               Schedule H - Part 4
                                      NONE

                               Schedule H - Part 5
                                      NONE

--------------------------------------------------------------------------------

                                   46, 47, 48

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                SCHEDULE P - ANALYSIS OF LOSSES AND LOSS EXPENSES
                          SCHEDULE P - PART 1 - SUMMARY

                                 ($000 Omitted)

----------------------------------------------------------------------------------------------
                          Premiums Earned                 Loss and Loss Expense Payments
  Years in      ------------------------------------------------------------------------------
    Which           1          2           3                                Defense and Cost
  Premiums                                              Loss Payments     Containment Payments
    Were                                             -----------------------------------------
   Earned                                                4          5          6          7
 and Losses     Direct and                Net        Direct and            Direct and
Were Incurred    Assumed     Ceded   (Cols. 1 - 2)    Assumed     Ceded      Assumed    Ceded
----------------------------------------------------------------------------------------------
 1  Prior            XXX       XXX          XXX           330
 2. 1993          42,670     1,242       41,428            (1)                    0
 3. 1994          36,951       905       36,046        10,234     2,691         136      125
 4. 1995          32,727     1,918       30,809         1,881                  (188)      52
 5. 1996          43,138       889       42,249           267                   185
 6. 1997          44,665     1,814       42,851          (884)                  468
 7. 1998          55,107       210       54,897           182                     1
 8. 1999          51,072                 51,072         2,658                   135
 9. 2000          58,633       989       57,644         9,534                   473
10. 2001          55,305     1,456       53,849           147                   708
11. 2002          89,431     8,679       80,752         2,087                   165
----------------------------------------------------------------------------------------------
12. Totals           XXX       XXX          XXX        26,435     2,691       2,082      177
----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
                         Loss and Loss Expense Payments               12
                ----------------------------------------------
  Years in        Adjusting and          10            11
    Which         Other Payments                                  Number of
  Premiums      ------------------     Salvage      Total Net       Claims
 Were Earned        8          9         and       Paid (Cols.    Reported -
 and Losses     Direct and           Subrogation   4 - 5 + 6 -    Direct and
Were Incurred    Assumed     Ceded    Received     7 + 8 - 9)      Assumed
----------------------------------------------------------------------------
 1.  Prior                                              330          XXX
 2.  1993                                  96            (1)         XXX
 3.  1994                                 725         7,554          XXX
 4.  1995                                 (59)        1,641          XXX
 5.  1996                                 378           452          XXX
 6.  1997                               4,275          (416)         XXX
 7.  1998                                  79           183          XXX
 8.  1999                                  18         2,793          XXX
 9.  2000                                 932        10,007          XXX
10.  2001                               1,249           855          XXX
11.  2002                                  72         2,252          XXX
----------------------------------------------------------------------------
12.  Totals                             7,765        25,649          XXX
----------------------------------------------------------------------------

                                                                                                   Adjusting and
                          Losses Unpaid                  Defense and Cost Containment Unpaid        Other Unpaid
             ------------------------------------------------------------------------------------------------------
                 Case Basis          Bulk + IBNR           Case Basis          Bulk + IBNR           21        22
             ---------------------------------------------------------------------------------
                 13        14         15        16         17        18         19        20
             Direct and           Direct and           Direct and           Direct and           Direct and
              Assumed     Ceded    Assumed     Ceded    Assumed     Ceded    Assumed     Ceded    Assumed     Ceded
-------------------------------------------------------------------------------------------------------------------
 1.               722                                       0
 2.                (4)
 3.              (448)
 4.              (169)
 5.
 6.            19,338                                      47
 7.               (64)
 8.             6,828                   20
 9.             3,825                   19
10.               773                   18
11.             3,609                1,601
-------------------------------------------------------------------------------------------------------------------
12. Totals     34,411                1,658                 47
-------------------------------------------------------------------------------------------------------------------

--------------------------------------------------
                  23          24           25
                            Total
                              Net      Number of
               Salvage      Losses       Claims
                 and         and      Outstanding-
             Subrogation   Expenses      Direct
             Anticipated    Unpaid    and Assumed
--------------------------------------------------
 1.                            722         XXX
 2.                 6           (4)        XXX
 3.               643         (448)        XXX
 4.               169         (169)        XXX
 5.                                        XXX
 6.                         19,385         XXX
 7.                64          (64)        XXX
 8.                          6,848         XXX
 9.             3,569        3,844         XXX
10.                20          792         XXX
11.                40        5,210         XXX
--------------------------------------------------
12. Totals      4,512       36,116         XXX
--------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                           Total                 Loss and Loss Expense Percentage                              34
             Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)      Nontabular Discount      Inter-
             ------------------------------------------------------------------------------------------      Company
                    26        27        28              29        30      31           32       33          Pooling
                Direct and                          Direct and                                 Loss       Participation
                  Assumed    Ceded      Net           Assumed    Ceded    Net         Loss    Expense      Percentage
-----------------------------------------------------------------------------------------------------------------------
 1.                  XXX       XXX       XXX             XXX       XXX    XXX           174                    XXX
 2.                   (5)                 (5)           (0.0)            (0.0)
 3.                9,921     2,816     7,106            26.9     311.1   19.7
 4.                1,524        52     1,472             4.7       2.7    4.8
 5.                  452                 452             1.0              1.1
 6.               18,969              18,969            42.5             44.3         6,671
 7.                  119                 119             0.2              0.2            25
 8.                9,642               9,642            18.9             18.9
 9.               13,851              13,851            23.6             24.0
10.                1,646               1,646             3.0              3.1
11.                7,461               7,461             8.3              9.2
-----------------------------------------------------------------------------------------------------------------------
12. Totals           XXX       XXX       XXX             XXX       XXX    XXX         6,870                    XXX
-----------------------------------------------------------------------------------------------------------------------

---------------------------------------
             Net Balance Sheet Reserves
                   After Discount
             --------------------------
                   35        36
                            Loss
                 Losses   Expenses
                 Unpaid    Unpaid
---------------------------------------
 1.                 548        0
 2.                  (4)
 3.                (448)
 4.                (169)
 5.
 6.              12,667       47
 7.                 (89)
 8.               6,848
 9.               3,844
10.                 792
11.               5,210
---------------------------------------
12. Totals       29,199       47
---------------------------------------

Note: Parts 2 and 4 are gross of all discounting, including tabular discounting.
Part 1 is gross of only nontabular discounting, which is reported in Columns 32 and 33 of Part 1. The tabular discount, if any, is reported in the Notes to Financial Statements which will reconcile Part 1 with Parts 2 and 4.

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                          SCHEDULE P - PART 2 - SUMMARY

------------------------------------------------------------------------------------------------------------------------
              INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                  ($000 OMITTED)                                           DEVELOPMENT
 Years in     ----------------------------------------------------------------------------------------------------------
   Which        1       2        3        4       5       6        7        8        9            10       11       12
Losses Were                                                                                               One      Two
 Incurred     1993     1994     1995    1996    1997     1998     1999     2000     2001         2002     Year     Year
------------------------------------------------------------------------------------------------------------------------
 1. Prior     1,857   10,105   11,787   8,894   8,987    3,156    2,915    2,698    2,980        2,998       18      301
 2. 1993                                                              0        0       (3)          (5)      (2)      (5)
 3. 1994        XXX    5,284    4,154   7,378   7,631    7,397    7,510    7,436    7,084        7,106       22     (330)
 4. 1995        XXX      XXX      474     730     838    1,278      778    1,163    1,512        1,472      (40)     309
 5. 1996        XXX      XXX      XXX      73      59      187      308      470      451          452        1      (18)
 6. 1997        XXX      XXX      XXX     XXX     288   16,092   17,970   21,118   20,671       18,969   (1,702)  (2,149)
 7. 1998        XXX      XXX      XXX     XXX     XXX      938      170      173      196          119      (76)     (54)
 8. 1999        XXX      XXX      XXX     XXX     XXX      XXX    2,561    5,903    9,645        9,642       (4)   3,739
 9. 2000        XXX      XXX      XXX     XXX     XXX      XXX      XXX    3,826    8,524       13,851    5,327   10,025
10. 2001        XXX      XXX      XXX     XXX     XXX      XXX      XXX      XXX      577        1,646    1,069      XXX
11. 2002        XXX      XXX      XXX     XXX     XXX      XXX      XXX      XXX      XXX        7,461      XXX      XXX
------------------------------------------------------------------------------------------------------------------------
                                                                                            12. Totals    4,614   11,817
------------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 3 - SUMMARY

---------------------------------------------------------------------------------------------------------------------
              CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED       11           12
                                          AT YEAR END ($000 OMITTED)                                        Number of
              -----------------------------------------------------------------------------    Number of     Claims
 Years in      1       2       3       4       5       6       7       8       9       10       Claims       Closed
   Which                                                                                      Closed with    Without
Losses Were                                                                                      Loss          Loss
 Incurred     1993   1994    1995    1996    1997    1998    1999    2000    2001     2002      Payment      Payment
---------------------------------------------------------------------------------------------------------------------
 1. Prior      000    (103)   165    5,440   5,635   2,082   2,122   2,728   1,946    2,276       XXX          XXX
 2. 1993                                                         0       0       0       (1)      XXX          XXX
 3. 1994       XXX   1,301   2,295   3,545   4,382   7,562   7,696   7,947   7,854    7,554       XXX          XXX
 4  1995       XXX     XXX       9     143     215   1,116   1,031   1,653   1,699    1,641       XXX          XXX
 5. 1996       XXX     XXX     XXX                     128     308     424     451      452       XXX          XXX
 6. 1997       XXX     XXX     XXX     XXX             843   2,091     (74)   (551)    (416)      XXX          XXX
 7. 1998       XXX     XXX     XXX     XXX     XXX             109     109     154      183       XXX          XXX
 8. 1999       XXX     XXX     XXX     XXX     XXX     XXX      30   1,306   2,238    2,793       XXX          XXX
 9. 2000       XXX     XXX     XXX     XXX     XXX     XXX     XXX       5   1,017   10,007       XXX          XXX
10. 2001       XXX     XXX     XXX     XXX     XXX     XXX     XXX     XXX     125      855       XXX          XXX
11. 2002       XXX     XXX     XXX     XXX     XXX     XXX     XXX     XXX     XXX    2,252       XXX          XXX
---------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 4 - SUMMARY
--------------------------------------------------------------------------------
Years in          BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST
 Which             CONTAINMENT EXPENSES REPORTED AT YEAR END ($000 OMITTED)
 Losses     --------------------------------------------------------------------
  Were       1      2      3      4      5      6      7      8      9      10
Incurred    1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
--------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994     XXX
 4. 1995     XXX    XXX     32
 5. 1996     XXX    XXX    XXX     73
 6. 1997     XXX    XXX    XXX    XXX     73     73
 7. 1998     XXX    XXX    XXX    XXX    XXX
 8. 1999     XXX    XXX    XXX    XXX    XXX    XXX     20     19     19      20
 9. 2000     XXX    XXX    XXX    XXX    XXX    XXX    XXX     15     16      19
10. 2001     XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     17      18
11. 2002     XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX   1,601

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule P - Part 1A - Home/Farm
                                      NONE

                    Schedule P - Part 1B - Private Passenger
                                      NONE

                     Schedule P - Part 1C - Comm Auto/Truck
                                      NONE

                      Schedule P - Part 1D - Workers' Comp
                                      NONE

                     Schedule P - Part 1E - Comm Multi Peril
                                      NONE

                    Schedule P - Part 1F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 1F - Medical Mal Claim
                                      NONE

                    Schedule P - Part 1G - Special Liability
                                      NONE

                     Schedule P - Part 1H - Other Liab Occur
                                      NONE

                    Schedule P - Part 1H - Other Liab Claims
                                      NONE

                     Schedule P - Part 1I - Special Property
                                      NONE

--------------------------------------------------------------------------------

                   51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.
--------------------------------------------------------------------------------

                      Schedule P - Part 1J - Auto Physical
                                      NONE

--------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                     SCHEDULE P - PART 1K - FIDELITY/SURETY

                                 ($000 Omitted)

-----------------------------------------------------------------------------------------------------------------
 Years in            Premiums Earned                             Loss and Loss Expense Payments
   Which     ----------------------------------------------------------------------------------------------------
 Premiums        1          2           3                                Defense and Cost     Adjusting and Other
   Were                                             Loss Payments      Containment Payments        Payments
  Earned                                          ---------------------------------------------------------------
and Losses                                            4          5         6          7           8          9
   Were      Direct and                Net        Direct and           Direct and             Direct and
 Incurred     Assumed     Ceded   (Cols. 1 - 2)    Assumed     Ceded    Assumed     Ceded      Assumed     Ceded
-----------------------------------------------------------------------------------------------------------------
1. Prior        XXX        XXX         XXX
2. 2001         871                    871
3. 2002         284                    284
-----------------------------------------------------------------------------------------------------------------
4. Totals       XXX        XXX         XXX
-----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------
 Years in    Loss and Loss Expense Payments       12
   Which     ------------------------------
 Premiums          10             11
   Were                          Total        Number of
  Earned         Salvage       Net Paid         Claims
and Losses         and       (Cols. 4 - 5     Reported -
   Were        Subrogation     + 6 - 7        Direct and
 Incurred       Received       + 8 - 9)        Assumed
--------------------------------------------------------
1. Prior                                         XXX
2. 2001                                          XXX
3. 2002                                          XXX
--------------------------------------------------------
4. Totals                                        XXX
--------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                           Adjusting and Other
                    Losses Unpaid                   Defense and Cost Containment Unpaid          Unpaid
       -------------------------------------------------------------------------------------------------------
            Case Basis          Bulk + IBNR           Case Basis          Bulk + IBNR          21         22
       ---------------------------------------------------------------------------------
           13        14         15        16         17        18         19        20
       Direct and           Direct and           Direct and           Direct and           Direct and
        Assumed     Ceded    Assumed     Ceded    Assumed     Ceded    Assumed     Ceded    Assumed     Ceded
--------------------------------------------------------------------------------------------------------------
1.
2.
3.
--------------------------------------------------------------------------------------------------------------
4.
--------------------------------------------------------------------------------------------------------------

--------------------------------------------
          23            24           25
                      Total       Number of
        Salvage     Net Losses     Claims
         and           and       Outstanding
      Subrogation    Expenses      Direct
      Anticipated     Unpaid     and Assumed
--------------------------------------------
1.
2.
3.
--------------------------------------------
4.
--------------------------------------------

----------------------------------------------------------------------------------------------------------------
                    Total                 Loss and Loss Expense Percentage
      Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)      Nontabular Discount         34
      ------------------------------------------------------------------------------------------
                                                                                                       Inter-
             26        27     28                29        30     31            32       33            Company
                                                                                                      Pooling
         Direct and                         Direct and                                 Loss        Participation
          Assumed     Ceded   Net            Assumed     Ceded   Net          Loss   Expense        Percentage
----------------------------------------------------------------------------------------------------------------
1.          XXX        XXX    XXX              XXX        XXX    XXX                                    XXX
2.
3.
----------------------------------------------------------------------------------------------------------------
4.          XXX        XXX    XXX              XXX        XXX    XXX                                    XXX
----------------------------------------------------------------------------------------------------------------

-----------------------------
         Net Balance Sheet
      Reserves After Discount
      -----------------------
           35        36

                    Loss
         Losses   Expenses
         Unpaid    Unpaid
-----------------------------
1.
2.
3.
-----------------------------
4.
-----------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

      SCHEDULE P - PART 1L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

                                              ($000 Omitted)
-----------------------------------------------------------------------------------------------------------------
 Years in              Premiums Earned                            Loss and Loss Expense Payments
  Which      ----------------------------------------------------------------------------------------------------
 Premiums        1          2           3                                Defense and Cost     Adjusting and Other
   Were                                              Loss Payments     Containment Payments        Payments
  Earned                                          ---------------------------------------------------------------
and Losses                                             4         5          6          7          8          9
   Were      Direct and                Net        Direct and            Direct and            Direct and
 Incurred     Assumed     Ceded   (Cols. 1 - 2)    Assumed     Ceded     Assumed     Ceded      Assumed    Ceded
-----------------------------------------------------------------------------------------------------------------
1. Prior         XXX       XXX          XXX
2. 2001          381                    381
3. 2002        7,967                  7,967         2,018
-----------------------------------------------------------------------------------------------------------------
4. Totals        XXX       XXX          XXX         2,018
-----------------------------------------------------------------------------------------------------------------

-------------------------------------------------
      Loss and Loss Expense Payments       12
      ------------------------------
             10            11
                         Total         Number of
          Salvage       Net Paid         Claims
            and       (Cols. 4 - 5     Reported -
        Subrogation     + 6 - 7        Direct and
         Received       + 8 - 9)        Assumed
-------------------------------------------------
1.                                       XXX
2.                                       XXX
3.          72           2,018           XXX
-------------------------------------------------
4.          72           2,018           XXX
-------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          Adjusting and Other
                  Losses Unpaid                   Defense and Cost Containment Unpaid            Unpaid
      -------------------------------------------------------------------------------------------------------
          Case Basis          Bulk + IBNR           Case Basis          Bulk + IBNR          21         22
      ---------------------------------------------------------------------------------
          13        14         15        16         17        18         19        20
      Direct and           Direct and           Direct and           Direct and           Direct and
       Assumed     Ceded    Assumed     Ceded    Assumed     Ceded    Assumed     Ceded    Assumed     Ceded
-------------------------------------------------------------------------------------------------------------
1.                               39
2.                               18
3.      1,233                 1,601
-------------------------------------------------------------------------------------------------------------
4.      1,233                 1,658
-------------------------------------------------------------------------------------------------------------

--------------------------------------------
          23            24           25
                      Total       Number of
        Salvage     Net Losses     Claims
          and          and       Outstanding
      Subrogation    Expenses      Direct
      Anticipated     Unpaid     and Assumed
--------------------------------------------
1.                       39
2.                       18
3.                    2,834
--------------------------------------------
4.                    2,891
--------------------------------------------

----------------------------------------------------------------------------------------------------------------
                   Total                  Loss and Loss Expense Percentage                              34
      Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)      Nontabular Discount
      ------------------------------------------------------------------------------------------
             26        27       28               29        30      31          32       33            Inter-
                                                                                                      Company
                                                                                                      Pooling
         Direct and                          Direct and                                Loss        Participation
          Assumed     Ceded     Net           Assumed     Ceded    Net        Loss   Expense        Percentage
----------------------------------------------------------------------------------------------------------------
1.           XXX       XXX      XXX              XXX       XXX     XXX                                 XXX
2.            18                 18              4.8               4.8
3.         4,851              4,851             60.9              60.9
----------------------------------------------------------------------------------------------------------------
4.           XXX       XXX      XXX              XXX       XXX     XXX                                 XXX
----------------------------------------------------------------------------------------------------------------

-----------------------------
         Net Balance Sheet
      Reserves After Discount
      -----------------------
          35        36
                   Loss
         Loss    Expenses
        Unpaid    Unpaid
-----------------------------
1.         39
2.         18
3.      2,834
-----------------------------
4.      2,891
-----------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                      Schedule P - Part 1M - International
                                      NONE

                      Schedule P - Part 1N - Reinsurance A
                                      NONE

                      Schedule P - Part 1O - Reinsurance B
                                      NONE

                      Schedule P - Part 1P - Reinsurance C
                                      NONE

                     Schedule P - Part 1R - Prod Liab Occur
                                      NONE

                     Schedule P - Part 1R - Prod Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                             65, 66, 67, 68, 69, 70

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

           SCHEDULE P - PART 1S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

                                                 ($000 Omitted)
-----------------------------------------------------------------------------------------------------------------
 Years in             Premiums Earned                             Loss and Loss Expense Payments
  Which      ----------------------------------------------------------------------------------------------------
 Premiums        1          2           3                                Defense and Cost     Adjusting and Other
   Were                                              Loss Payments     Containment Payments        Payments
  Earned                                          ---------------------------------------------------------------
and Losses                                            4          5          6           7         8          9
   Were      Direct and                Net        Direct and            Direct and            Direct and
 Incurred      Assumed    Ceded   (Cols. 1 - 2)     Assumed    Ceded      Assumed     Ceded     Assumed    Ceded
-----------------------------------------------------------------------------------------------------------------
1. Prior          XXX       XXX          XXX         9,277                   405
2. 2001        54,052     1,456       52,597           147                   708
3. 2002        81,179     8,679       72,500            69                   165
-----------------------------------------------------------------------------------------------------------------
4. Totals         XXX       XXX          XXX         9,493                 1,277
-----------------------------------------------------------------------------------------------------------------

                  ($000 Omitted)
--------------------------------------------------------
 Years in    Loss and Loss Expense Payments       12
  Which      ------------------------------
 Premiums          10            11
   Were                         Total          Number of
  Earned         Salvage       Net Paid         Claims
and Losses         and       (Cols.4 - 5      Reported -
   Were        Subrogation     + 6 - 7        Direct and
 Incurred       Received       + 8 - 9)        Assumed
--------------------------------------------------------
1. Prior          3,065          9,682           XXX
2. 2001           1,249            855           XXX
3. 2002                            234           XXX
--------------------------------------------------------
4. Totals         4,315         10,770           XXX
--------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          Adjusting and Other
                   Losses Unpaid                  Defense and Cost Containment Unpaid           Unpaid
      -------------------------------------------------------------------------------------------------------
          Case Basis           Bulk + IBNR          Case Basis          Bulk + IBNR           21         22
      ---------------------------------------------------------------------------------
          13        14         15        16         17        18         19         20
      Direct and           Direct and           Direct and           Direct and           Direct and
        Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
-------------------------------------------------------------------------------------------------------------
1.      30,028                                      47
2.         773
3.       2,376
-------------------------------------------------------------------------------------------------------------
4.      33,178                                      47
-------------------------------------------------------------------------------------------------------------

---------------------------------------------
                                      25
          23            24        Number of
                      Total         Claims
        Salvage     Net Losses    Outstand -
          and          and       ing - Direct
      Subrogation    Expenses        and
      Anticipated     Unpaid        Assumed
---------------------------------------------
1.      4,452        30,075
2.         20           773
3.         40         2,376
---------------------------------------------
4.      4,512        33,225
---------------------------------------------

------------------------------------------------------------------------------------------------
                    Total                 Loss and Loss Expense Percentage
      Losses and Loss Expenses Incurred      (Incurred/Premiums Earned)      Nontabular Discount
      ------------------------------------------------------------------------------------------
            26        27      28                 29        30     31           32       33
        Direct and                           Direct and                                Loss
          Assumed    Ceded    Net              Assumed    Ceded   Net         Loss    Expense
------------------------------------------------------------------------------------------------
1.          XXX       XXX      XXX              XXX        XXX    XXX         6,870
2.        1,628              1,628              3.0               3.1
3.        2,610              2,610              3.2               3.6
------------------------------------------------------------------------------------------------
4.          XXX       XXX      XXX              XXX        XXX    XXX         6,870
------------------------------------------------------------------------------------------------

---------------------------------------------
                         Net Balance Sheet
           34         Reserves After Discount
         Inter-       -----------------------
         Company           35        36
         Pooling                    Loss
      Participation      Losses   Expenses
       Percentage        Unpaid    Unpaid
---------------------------------------------
1.       XXX            23,159      47
2.                         773
3.                       2,376
---------------------------------------------
4.       XXX            26,308      47
---------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 2A
                                      NONE

                              Schedule P - Part 2B
                                      NONE

                              Schedule P - Part 2C
                                      NONE

                              Schedule P - Part 2D
                                      NONE

                              Schedule P - Part 2E
                                      NONE

                    Schedule P - Part 2F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 2F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 2G
                                      NONE

                     Schedule P - Part 2H - Other Liab Occur
                                      NONE

                     Schedule P - Part 2H - Other Liab Claim
                                      NONE

--------------------------------------------------------------------------------

                                     72, 73

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

       SCHEDULE P - PART 2I - SPECIAL PROPERTY (FIRE, ALLIED LINES, INLAND
                    MARINE, EARTHQUAKE, BURGLARY, AND THEFT)

                                      NONE

----------------------------------------------------------------------------------------------------------
                    INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES
                                 REPORTED AT YEAR END ($000 OMITTED)                       DEVELOPMENT
                 -----------------------------------------------------------------------------------------
Years in Which     1      2      3      4      5      6      7      8      9     10       11         12
 Losses Were
  Incurred       1993   1994   1995   1996   1997   1998   1999   2000   2001   2002   One Year   Two Year
----------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                               XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX             XXX        XXX
----------------------------------------------------------------------------------------------------------
                                                                           4. Totals
----------------------------------------------------------------------------------------------------------

                   SCHEDULE P - PART 2J - AUTO PHYSICAL DAMAGE

                                      NONE

------------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                            XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX               XXX   XXX
------------------------------------------------------------------------------------------------
                                                                         4. Totals
------------------------------------------------------------------------------------------------

              SCHEDULE P - PART 2K - FIDELITY, SURETY

                               NONE

------------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                            XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX               XXX   XXX
------------------------------------------------------------------------------------------------
                                                                         4. Totals
------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 2L - OTHER
                     (INCLUDING CREDIT, ACCIDENT AND HEALTH)

------------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX     34     35          39     4     5
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     17          18     1   XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX       4,851   XXX   XXX
------------------------------------------------------------------------------------------------
                                                                         4. Totals     5     5
------------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 2M - INTERNATIONAL

                                      NONE

------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994   XXX
 4. 1995   XXX    XXX
 5. 1996   XXX    XXX    XXX
 6. 1997   XXX    XXX    XXX    XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                             XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                XXX   XXX
------------------------------------------------------------------------------------------------
                                                                         12. Totals
------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       SCHEDULE P - PART 2N - REINSURANCE
                        Nonproportional Assumed Property

                                      NONE

---------------------------------------------------------------------------------------------------------------
                     INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES
                                REPORTED AT YEAR END ($000 OMITTED)                         DEVELOPMENT
                 ----------------------------------------------------------------------------------------------
Years in Which     1      2      3      4      5      6      7      8      9        10        11         12
 Losses Were
  Incurred       1993   1994   1995   1996   1997   1998   1999   2000   2001      2002     One Year   Two Year
---------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994          XXX
 4. 1995          XXX    XXX
 5. 1996          XXX    XXX    XXX
 6. 1997          XXX    XXX    XXX    XXX
 7. 1998          XXX    XXX    XXX    XXX    XXX
 8. 1999          XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                  XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                 XXX       XXX
---------------------------------------------------------------------------------------------------------------
                                                                                12. Totals
---------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 2O - REINSURANCE
                        Nonproportional Assumed Liability

                                      NONE

-----------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994   XXX
 4. 1995   XXX    XXX
 5. 1996   XXX    XXX    XXX
 6. 1997   XXX    XXX    XXX    XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                             XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                XXX   XXX
-----------------------------------------------------------------------------------------------
                                                                         12. Totals
-----------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 2P - REINSURANCE
                     Nonproportional Assumed Financial Lines

                                      NONE

-----------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994   XXX
 4. 1995   XXX    XXX
 5. 1996   XXX    XXX    XXX
 6. 1997   XXX    XXX    XXX    XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                             XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                XXX   XXX
-----------------------------------------------------------------------------------------------
                                                                         12. Totals
-----------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

       SCHEDULE P - PART 2R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

----------------------------------------------------------------------------------------------------------------
                      INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES
                                 REPORTED AT YEAR END ($000 OMITTED)                                DEVELOPMENT
Years in Which   -----------------------------------------------------------------------------------------------
 Losses Were       1      2      3      4      5      6      7      8        9        10        11         12
  Incurred       1993   1994   1995   1996   1997   1998   1999    2000     2001     2002    One Year   Two Year
----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994          XXX
 4. 1995          XXX    XXX
 5. 1996          XXX    XXX    XXX
 6. 1997          XXX    XXX    XXX    XXX
 7. 1998          XXX    XXX    XXX    XXX    XXX
 8. 1999          XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX                                    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX      XXX                XXX        XXX
----------------------------------------------------------------------------------------------------------------
                                                                                    12. Totals
----------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 2R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

---------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994   XXX
 4. 1995   XXX    XXX
 5. 1996   XXX    XXX    XXX
 6. 1997   XXX    XXX    XXX    XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX   XXX                            XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX   XXX   XXX                XXX   XXX
---------------------------------------------------------------------------------------------
                                                                       12. Totals
---------------------------------------------------------------------------------------------

           SCHEDULE P - PART 2S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

-------------------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX   28,655   36,927      40,467   3,540   11,812
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX      560       1,628   1,068      XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX      XXX       2,610     XXX      XXX
-------------------------------------------------------------------------------------------------------
                                                                             4. Totals   4,608   11,812
-------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 3A
                                      NONE

                              Schedule P - Part 3B
                                      NONE

                              Schedule P - Part 3C
                                      NONE

                              Schedule P - Part 3D
                                      NONE

                              Schedule P - Part 3E
                                      NONE

                    Schedule P - Part 3F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 3F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 3G
                                      NONE

                     Schedule P - Part 3H - Other Liab Occur
                                      NONE

                    Schedule P - Part 3H - Other Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                                     77, 78

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                     SCHEDULE P - PART 3I - SPECIAL PROPERTY
      (FIRE, ALLIED LINES, INLAND MARINE, EARTHQUAKE, BURGLARY, AND THEFT)

                                      NONE

--------------------------------------------------------------------------------------------------------------
                     CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT           11           12
                            EXPENSES REPORTED AT YEAR END ($000 OMITTED)                             Number of
                 -------------------------------------------------------------------    Number of     Claims
                   1      2      3      4      5      6      7      8      9     10      Claims       Closed
Years in Which                                                                         Closed With    Without
 Losses Were                                                                              Loss         Loss
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001   2002     Payment      Payment
--------------------------------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                     XXX          XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                     XXX          XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX              XXX          XXX

                   SCHEDULE P - PART 3J - AUTO PHYSICAL DAMAGE

                                      NONE

------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX    000
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------

                     SCHEDULE P - PART 3K - FIDELITY/SURETY

                                      NONE

------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                XXX   XXX
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                XXX   XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX         XXX   XXX
------------------------------------------------------------------------------------------

      SCHEDULE P - PART 3L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

------------------------------------------------------------------------------------------
1. Prior   XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                 XXX    XXX
2. 2001    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                 XXX    XXX
3. 2002    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX   2,018  XXX    XXX
------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 3M - INTERNATIONAL

                                      NONE

------------------------------------------------------------------------------------------
 1. Prior  000                                                                  XXX    XXX
 2. 1993                                                                        XXX    XXX
 3. 1994   XXX                                                                  XXX    XXX
 4. 1995   XXX    XXX                                                           XXX    XXX
 5. 1996   XXX    XXX    XXX                                                    XXX    XXX
 6. 1997   XXX    XXX    XXX    XXX                                             XXX    XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX                                      XXX    XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX                               XXX    XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX                        XXX    XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                 XXX    XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX          XXX    XXX
------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                       SCHEDULE P - PART 3N - REINSURANCE
                        Nonproportional Assumed Property

                                      NONE

--------------------------------------------------------------------------------------------------------------
                     CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT           11           12
                            EXPENSES REPORTED AT YEAR END ($000 OMITTED)                             Number of
                 -------------------------------------------------------------------    Number of      Claims
                   1      2      3      4      5      6      7      8      9     10      Claims       Closed
Years in Which                                                                         Closed With    Without
 Losses Were                                                                              Loss         Loss
   Incurred      1993   1994   1995   1996   1997   1998   1999   2000   2001   2002     Payment      Payment
--------------------------------------------------------------------------------------------------------------
 1. Prior         000                                                                      XXX          XXX
 2. 1993                                                                                   XXX          XXX
 3. 1994          XXX                                                                      XXX          XXX
 4. 1995          XXX    XXX                                                               XXX          XXX
 5. 1996          XXX    XXX    XXX                                                        XXX          XXX
 6. 1997          XXX    XXX    XXX    XXX                                                 XXX          XXX
 7. 1998          XXX    XXX    XXX    XXX    XXX                                          XXX          XXX
 8. 1999          XXX    XXX    XXX    XXX    XXX    XXX                                   XXX          XXX
 9. 2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX                            XXX          XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                     XXX          XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX              XXX          XXX
--------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 3O - REINSURANCE
                        Nonproportional Assumed Liability

                                      NONE

------------------------------------------------------------------------------------------
 1. Prior  000                                                                  XXX   XXX
 2. 1993                                                                        XXX   XXX
 3. 1994   XXX                                                                  XXX   XXX
 4. 1995   XXX    XXX                                                           XXX   XXX
 5. 1996   XXX    XXX    XXX                                                    XXX   XXX
 6. 1997   XXX    XXX    XXX    XXX                                             XXX   XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX                                      XXX   XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX                               XXX   XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX                        XXX   XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                 XXX   XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX          XXX   XXX
------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 3P - REINSURANCE
                    Nonproportional Assumed Financial Lines

                                      NONE

------------------------------------------------------------------------------------------
 1. Prior  000                                                                  XXX   XXX
 2. 1993                                                                        XXX   XXX
 3. 1994   XXX                                                                  XXX   XXX
 4. 1995   XXX    XXX                                                           XXX   XXX
 5. 1996   XXX    XXX    XXX                                                    XXX   XXX
 6. 1997   XXX    XXX    XXX    XXX                                             XXX   XXX
 7. 1998   XXX    XXX    XXX    XXX    XXX                                      XXX   XXX
 8. 1999   XXX    XXX    XXX    XXX    XXX    XXX                               XXX   XXX
 9. 2000   XXX    XXX    XXX    XXX    XXX    XXX    XXX                        XXX   XXX
10. 2001   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                 XXX   XXX
11. 2002   XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX          XXX   XXX
------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

       SCHEDULE P - PART 3R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
                 CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END       11           12
                                                          ($000 OMITTED)                                                   Number of
                 -----------------------------------------------------------------------------------------    Number of     Claims
                             1      2      3      4      5      6      7      8      9     10                  Claims       Closed
Years in Which                                                                                               Closed With    Without
  Losses Were                                                                                                   Loss         Loss
   Incurred                1993   1994   1995   1996   1997   1998   1999   2000   2001   2002                 Payment      Payment
------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                   000
 2. 1993
 3. 1994                    XXX
 4. 1995                    XXX    XXX
 5. 1996                    XXX    XXX    XXX
 6. 1997                    XXX    XXX    XXX    XXX
 7. 1998                    XXX    XXX    XXX    XXX    XXX
 8. 1999                    XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                    XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 3R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                   000
 2. 1993
 3. 1994                    XXX
 4. 1995                    XXX    XXX
 5. 1996                    XXX    XXX    XXX
 6. 1997                    XXX    XXX    XXX    XXX
 7. 1998                    XXX    XXX    XXX    XXX    XXX
 8. 1999                    XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                    XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 3S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
1. Prior                    XXX    XXX    XXX    XXX    XXX    XXX    XXX    000    710   10,392             XXX           XXX
2. 2001                     XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    125      855             XXX           XXX
3. 2002                     XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX      234             XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 4A
                                      NONE

                              Schedule P - Part 4B
                                      NONE

                              Schedule P - Part 4C
                                      NONE

                              Schedule P - Part 4D
                                      NONE

                              Schedule P - Part 4E
                                      NONE

                    Schedule P - Part 4F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 4F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 4G
                                      NONE

                     Schedule P - Part 4H - Other Liab Occur
                                      NONE

                    Schedule P - Part 4H - Other Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                                     82, 83

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                     SCHEDULE P - PART 41 - SPECIAL PROPERTY
       (FIRE, ALLIED LINES, INLAND MARINE, EARTHQUAKE, BURGLARY AND THEFT)

                                      NONE

--------------------------------------------------------------------------------------
                      BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST
                       CONTAINMENT EXPENSES REPORTED AT YEAR END ($000 OMITTED)
                 ---------------------------------------------------------------------
Years in Which      1     2       3      4      5      6      7      8      9     10
  Losses Were
   Incurred       1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
--------------------------------------------------------------------------------------
1. Prior           XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------

                   SCHEDULE P - PART 4J - AUTO PHYSICAL DAMAGE

                                      NONE

--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------

                     SCHEDULE P - PART 4K - FIDELITY/SURETY

                                      NONE

--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------

      SCHEDULE P - PART 4L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

--------------------------------------------------------------------------------------
1. Prior          XXX    XXX    XXX    XXX    XXX    XXX    XXX     34     35      39
2. 2001           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     17      18
3. 2002           XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX   1,601
--------------------------------------------------------------------------------------

                      SCHEDULE P - PART 4M - INTERNATIONAL

                                      NONE

--------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994          XXX
 4. 1995          XXX    XXX
 5. 1996          XXX    XXX    XXX
 6. 1997          XXX    XXX    XXX    XXX
 7. 1998          XXX    XXX    XXX    XXX    XXX
 8. 1999          XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000          XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002          XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
--------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 4N
                                      NONE

                              Schedule P - Part 4O
                                      NONE

                              Schedule P - Part 4P
                                      NONE

                     Schedule P - Part 4R - Prod Liab Occur
                                      NONE

                     Schedule P - Part 4R - Prod Liab Claims
                                      NONE

                              Schedule P - Part 4S
                                      NONE

                            Schedule P - Part 5A- SN1
                                      NONE

                            Schedule P - Part 5A- SN2
                                      NONE

                            Schedule P - Part 5A- SN3
                                      NONE

                            Schedule P - Part 5B- SN1
                                      NONE

                            Schedule P - Part 5B- SN2
                                      NONE

--------------------------------------------------------------------------------

                                 85, 86, 87, 88

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                            Schedule P - Part 5B- SN3
                                      NONE

                            Schedule P - Part 5C- SN1
                                      NONE

                            Schedule P - Part 5C- SN2
                                      NONE

                            Schedule P - Part 5C- SN3
                                      NONE

                            Schedule P - Part 5D- SN1
                                      NONE

                            Schedule P - Part 5D- SN2
                                      NONE

                            Schedule P - Part 5D- SN3
                                      NONE

                            Schedule P - Part 5E- SN1
                                      NONE

                            Schedule P - Part 5E- SN2
                                      NONE

                            Schedule P - Part 5E- SN3
                                      NONE

                           Schedule P - Part 5F- SN1A
                                      NONE

--------------------------------------------------------------------------------

                               88, 89, 90, 91, 92

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 5F- SN2A
                                      NONE

                           Schedule P - Part 5F- SN3A
                                      NONE

                           Schedule P - Part 5F- SN1B
                                      NONE

                           Schedule P - Part 5F- SN2B
                                      NONE

                           Schedule P - Part 5F- SN3B
                                      NONE

                           Schedule P - Part 5H- SN1A
                                      NONE

                           Schedule P - Part 5H- SN2A
                                      NONE

                           Schedule P - Part 5H- SN3A
                                      NONE

                           Schedule P - Part 5H- SN1B
                                      NONE

                           Schedule P - Part 5H- SN2B
                                      NONE

                           Schedule P - Part 5H- SN3B
                                      NONE

--------------------------------------------------------------------------------

                                 92, 93, 94, 95

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 5R- SN1A
                                      NONE

                           Schedule P - Part 5R- SN2A
                                      NONE

                           Schedule P - Part 5R- SN3A
                                      NONE

                           Schedule P - Part 5R- SN1B
                                      NONE

                           Schedule P - Part 5R- SN2B
                                      NONE

                           Schedule P - Part 5R- SN3B
                                      NONE

                           Schedule P - Part 6C - SN1
                                      NONE

                           Schedule P - Part 6C - SN2
                                      NONE

                           Schedule P - Part 6D - SN1
                                      NONE

                           Schedule P - Part 6D - SN2
                                      NONE

                            Schedule P- Part 6E - SN1
                                      NONE

--------------------------------------------------------------------------------

                                 96, 97, 98, 99

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 6E - SN2
                                      NONE

                           Schedule P - Part 6H - SN1A
                                      NONE

                           Schedule P - Part 6H - SN2A
                                      NONE

                           Schedule P - Part 6H - SN1B
                                      NONE

                           Schedule P - Part 6H - SN2B
                                      NONE

                           Schedule P - Part 6M - SN1
                                      NONE

                           Schedule P - Part 6M - SN2
                                      NONE

                           Schedule P - Part 6N - SN1
                                      NONE

                           Schedule P - Part 6N - SN2
                                      NONE

                           Schedule P - Part 6O - SN1
                                      NONE

                           Schedule P - Part 6O - SN2
                                      NONE

--------------------------------------------------------------------------------

                                  99, 100, 101

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 6R - SN1A
                                      NONE

                           Schedule P - Part 6R - SN2A
                                      NONE

                           Schedule P - Part 6R - SN1B
                                      NONE

                           Schedule P - Part 6R - SN2B
                                      NONE

                        Schedule P - Part 7A - Section 1
                                      NONE

                        Schedule P - Part 7A - Section 2
                                      NONE

                        Schedule P - Part 7A - Section 3
                                      NONE

                        Schedule P - Part 7A - Section 4
                                      NONE

                        Schedule P - Part 7A - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 1
                                      NONE

                        Schedule P - Part 7B - Section 2
                                      NONE

--------------------------------------------------------------------------------

                               102, 103, 104, 105

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule P - Part 7B - Section 3
                                      NONE

                        Schedule P - Part 7B - Section 4
                                      NONE

                        Schedule P - Part 7B - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 6
                                      NONE

                        Schedule P - Part 7B - Section 7
                                      NONE

--------------------------------------------------------------------------------

                                    105, 106

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                           SCHEDULE P INTERROGATORIES

  1. What is the extended loss and expense reserve - direct and assumed - for the following classes? An example of an extended loss and expense reserve is the actuarial reserve for the free-tail coverage arising upon death, disability or retirement in most medical malpractice policies. Such a liability is to be reported here even if it was not reported elsewhere in Schedule P, but otherwise reported as a liability item on Page 3. Show the full reserve amount, not just the change during the current year.

------------------------------------------------------------------------------------------------
Years in which premiums were earned            1                   2                  3
     and losses were incurred         Medical Malpractice   Other Liability   Products Liability
------------------------------------------------------------------------------------------------
1.01  Prior
1.02  1993
1.03  1994
1.04  1995
1.05  1996
1.06  1997
1.07  1998
1.08  1999
1.09  2000
1.10  2001
1.11  2002
------------------------------------------------------------------------------------------------
1.12  Totals
------------------------------------------------------------------------------------------------

  2. The definition of allocated loss adjustment expenses (ALAE) and, therefore, unallocated loss adjustment expenses (ULAE) was changed effective January
     1, 1998. This change in definition applies to both paid and unpaid expenses. Are these expenses (now reported as "Defense and Cost
     Containment" and "Adjusting and Other") reported in compliance with these
     definitions in this statement? Answer:                                                  Yes [X] No [ ]

  3. The Adjusting and Other expense payments and reserves should be allocated to the years in which the losses were incurred based on the number of claims reported, closed and outstanding in those years. When allocating
     Adjusting and Other expense between companies in a group or a pool, the
     Adjusting and Other expense should be allocated in the same percentage used for the loss amounts and the claim counts. For reinsurers, Adjusting and
     Other expense assumed should be reported according to the reinsurance contract. For Adjusting and Other expense incurred by reinsurers, or in those situations where suitable claim count information is not available,
     Adjusting and Other expense should be allocated by a reasonable method determined by the company and described in Interrogatory 7, below. Are they
     so reported in this Statement? Answer:                                                  Yes [X] No [ ]

  4. Do any lines in Schedule P include reserves which are reported gross of any discount to present value of future payments, but are reported net of such
     discounts on Page 11?                                                                   Yes [X] No [ ]

     If Yes, proper reporting must be made in the Notes to Financial Statements, as specified in the Instructions. Also, the discounts must be reported in Schedule P - Part 1, Columns 32 and 33.

     Schedule P must be completed gross of non-tabular discounting. Work papers relating to discount calculations must be available for examination upon request.

     Discounting is allowed only if expressly permitted by the state insurance department to which this Annual Statement is being filed.

  5. What were the net premiums in force at the end of the year for:
     (in thousands of dollars)
                                                                    5.1 Fidelity
                                                                                   ------------------------

                                                                    5.2 Surety
                                                                                   ------------------------

  6. Claim count information is reported

7.1  The information provided in Schedule P will be used by many persons to estimate the adequacy of the current loss and expense reserves, among other things. Are there any especially significant events, coverage, retention or accounting changes which have occurred which must be considered when making
     such analyses?                                                                          Yes [ ] No [X]

7.2  An extended statement may be attached.

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                    SCHEDULE T - EXHIBIT OF PREMIUMS WRITTEN

                       Allocated by States and Territories

--------------------------------------------------------------------------------------------
                                        1         Gross Premiums, Including         4
                                                 Policy and Membership Fees
                                                  Less Return Premiums and
                                                  Premiums on Policies Not
                                                            Taken               Dividends
                                                 --------------------------        Paid
                                       Is               2          3          or Credited to
                                     Insurer         Direct      Direct       Policyholders
                                    Licensed?       Premiums    Premiums        on Direct
           States, etc.            (Yes or No)       Written     Earned          Business
--------------------------------------------------------------------------------------------
   1. Alabama              AL          No
   2. Alaska               AK          No
   3. Arizona              AZ          No
   4. Arkansas             AR          No
   5. California           CA          No
   6. Colorado             CO          No
   7. Connecticut          CT          No
   8. Delaware             DE          No
   9. District of Columbia DC          No
  10. Florida              FL          No
  11. Georgia              GA          No
  12. Hawaii               HI          No
  13. Idaho                ID          No
  14. Illinois             IL          Yes
  15. Indiana              IN          No
  16. Iowa                 IA          No
  17. Kansas               KS          No
  18. Kentucky             KY          No
  19. Louisiana            LA          No
  20. Maine                ME          No
  21. Maryland             MD          Yes
  22. Massachusetts        MA          No
  23. Michigan             MI          No
  24. Minnesota            MN          No
  25. Mississippi          MS          No
  26. Missouri             MO          No
  27. Montana              MT          No
  28. Nebraska             NE          No
  29. Nevada               NV          No
  30. New Hampshire        NH          No
  31. New Jersey           NJ          No
  32. New Mexico           NM          No
  33. New York             NY          Yes         2,749,964   2,234,299
  34. North Carolina       NC          No
  35. North Dakota         ND          No
  36. Ohio                 OH          No
  37. Oklahoma             OK          No
  38. Oregon               OR          No
  39. Pennsylvania         PA          No
  40. Rhode Island         RI          No
  41. South Carolina       SC          No
  42. South Dakota         SD          No
  43. Tennessee            TN          No
  44. Texas                TX          No
  45. Utah                 UT          No
  46. Vermont              VT          No
  47. Virginia             VA          No
  48. Washington           WA          No
  49. West Virginia        WV          No
  50. Wisconsin            WI          Yes
  51. Wyoming              WY          No
  52. American Samoa       AS          No
  53. Guam                 GU          No
  54. Puerto Rico          PR          No
  55. U.S. Virgin Islands  VI          No
  56. Canada               CN          No
  57. Aggregate Other
         Aliens            OT          XXX
  58. Totals                 (a)         4         2,749,964   2,234,299
--------------------------------------------------------------------------------------------

       DETAILS OF WRITE-INS

5701.                                  XXX
5702.                                  XXX
5703.                                  XXX
5798. Summary of remaining
         write-ins for Line
         57 from overflow
         page                          XXX
5799. Totals (Lines 5701 thru
         5703 plus 5798)(Line
         57 above)                     XXX
----------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                      5               6               7              8              9
                                                                                                 Direct
                                                                                                Premium
                                                                                               Written for
                                                                                Finance and      Federal
                                Direct Losses                                     Service      Purchasing
                                    Paid                                        Charges Not      Groups
                                 (Deducting     Direct Losses   Direct Losses   Included in   (Included in
           States, etc.           Salvage)        Incurred          Unpaid       Premiums        Col. 2)
----------------------------------------------------------------------------------------------------------
   1. Alabama              AL
   2. Alaska               AK
   3. Arizona              AZ
   4. Arkansas             AR
   5. California           CA
   6. Colorado             CO
   7. Connecticut          CT
   8. Delaware             DE
   9. District of Columbia DC
  10. Florida              FL
  11. Georgia              GA
  12. Hawaii               HI
  13. Idaho                ID
  14. Illinois             IL
  15. Indiana              IN
  16. Iowa                 IA
  17. Kansas               KS
  18. Kentucky             KY
  19. Louisiana            LA
  20. Maine                ME
  21. Maryland             MD
  22. Massachusetts        MA
  23. Michigan             MI
  24. Minnesota            MN
  25. Mississippi          MS
  26. Missouri             MO
  27. Montana              MT
  28. Nebraska             NE
  29. Nevada               NV
  30. New Hampshire        NH
  31. New Jersey           NJ
  32. New Mexico           NM
  33. New York             NY
  34. North Carolina       NC
  35. North Dakota         ND
  36. Ohio                 OH
  37. Oklahoma             OK
  38. Oregon               OR
  39. Pennsylvania         PA
  40. Rhode Island         RI
  41. South Carolina       SC
  42. South Dakota         SD
  43. Tennessee            TN
  44. Texas                TX
  45. Utah                 UT
  46. Vermont              VT
  47. Virginia             VA
  48. Washington           WA
  49. West Virginia        WV
  50. Wisconsin            WI
  51. Wyoming              WY
  52. American Samoa       AS
  53. Guam                 GU
  54. Puerto Rico          PR
  55. U.S. Virgin Islands  VI
  56. Canada               CN
  57. Aggregate Other
         Aliens            OT
  58. Totals
-----------------------------------------------------------------------------------------------------------

       DETAILS OF WRITE-INS

5701.
5702.
5703.
5798. Summary of remaining
         write-ins for Line
         57 from overflow
         page
5799. Totals (Lines 5701 thru
         5703 plus 5798)(Line
         57 above)
-----------------------------------------------------------------------------------------------------------

(a)  Insert the number of yes responses except for Canada and Other Alien.

         Explanation of basis of allocation of premiums by states, etc.

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

 SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING
                                  COMPANY GROUP

                          PART 1 - ORGANIZATIONAL CHART

                                  [FLOW CHART]

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

         PART 2 - SUMMARY OF INSURER'S TRANSACTIONS WITH ANY AFFILIATES

--------------------------------------------------------------------------------------------------------------
   1           2                                    3                                  4               5
  NAIC
Company   Federal ID                                                              Shareholder       Capital
  Code      Number     Names of Insurers and Parent, Subsidiaries or Affiliates    Dividends     Contributions
--------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                           80,628,195    (155,624,405)
33790     23-2018130   RADIAN GUARANTY INC.                                       (30,000,000)    (32,824,478)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                          10,000,000
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                           152,094,018
20720     23-2734276   RADIAN INSURANCE INC.
          23-1936987   RADIAN SERVICES INC.
10185     36-3996062   AMERIN RE CORPORATION                                       (4,600,000)
30872     23-1922977   AMERIN GUARANTY CORPORATION                                (20,000,000)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                                            250,000
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                                149,997,004
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC                       (26,028,195)   (123,895,139)
27545     13-3371658   RADIAN REINSURANCE COMPANY
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.                                              3,000

--------------------------------------------------------------------------------------------------------------
   9999999 Control Totals
--------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   1           2                                    3                                     6                     7
                                                                                                              Income/
                                                                                  Purchases, Sales or     (Disbursements)
                                                                                      Exchanges of          Incurred in
                                                                                   Loans, Securities,     Connection with
                                                                                          Real             Guarantees or
  NAIC                                                                              Estate, Mortgage    Undertakings for the
Company   Federal ID                                                                 Loans or Other        Benefit of any
  Code      Number     Names of Insurers and Parent, Subsidiaries or Affiliates       Investments           Affiliate(s)
----------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.
33790     23-2018130   RADIAN GUARANTY INC.                                             2,101,498
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS
20720     23-2734276   RADIAN INSURANCE INC.
          23-1936987   RADIAN SERVICES INC.                                            (2,101,498)
10185     36-3996062   AMERIN RE CORPORATION
30872     23-1922977   AMERIN GUARANTY CORPORATION
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY
36250     22-2712977   RADIAN ASSET ASSURANCE INC.
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC
27545     13-3371658   RADIAN REINSURANCE COMPANY
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.

----------------------------------------------------------------------------------------------------------------------------
   9999999 Control Totals
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   1           2                                    3                                     8                 9            10
                                                                                                          Income/
                                                                                                      (Disbursements)
  NAIC                                                                               Management        Incurred Under
Company   Federal ID                                                               Agreements and       Reinsurance
  Code      Number     Names of Insurers and Parent, Subsidiaries or Affiliates   Service Contracts      Agreements       *
----------------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                                 798,295
33790     23-2018130   RADIAN GUARANTY INC.                                           (4,513,592)       (12,920,429)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                (84,680)           997,682
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                  (84,680)         8,850,310
20720     23-2734276   RADIAN INSURANCE INC.                                            (338,539)       (11,003,433)
          23-1936987   RADIAN SERVICES INC.                                            4,392,556
10185     36-3996062   AMERIN RE CORPORATION                                             (84,680)         1,637,191
30872     23-1922977   AMERIN GUARANTY CORPORATION                                       (84,680)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                                                  466,203
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                    21,204,884         13,275,731
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC                           (3,780,708)
27545     13-3371658   RADIAN REINSURANCE COMPANY                                    (17,424,176)        (3,875,187)
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD                                                   3,379,749
          13-3570591   VAN-AMERICAN COMPANIES INC.                                                         (807,817)
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.

----------------------------------------------------------------------------------------------------------------------------
   9999999 Control Totals                                                                                                XXX
----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
   1           2                                    3                                     11                 12
                                                                                  Any Other Material
                                                                                  Activity Not in the
  NAIC                                                                            Ordinary Course of
Company   Federal ID                                                                 the Insurer's
  Code      Number     Names of Insurers and Parent, Subsidiaries or Affiliates        Business            Totals
--------------------------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.                                                                 (74,197,915)
33790     23-2018130   RADIAN GUARANTY INC.                                                              (78,157,001)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                                 10,913,002
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                                  160,859,648
20720     23-2734276   RADIAN INSURANCE INC.                                                             (11,341,972)
          23-1936987   RADIAN SERVICES INC.                                                                2,291,058
10185     36-3996062   AMERIN RE CORPORATION                                                              (3,047,489)
30872     23-1922977   AMERIN GUARANTY CORPORATION                                                       (20,084,680)
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                                                   716,203
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                                       184,477,619
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC                                             (153,704,042)
27545     13-3371658   RADIAN REINSURANCE COMPANY                                                        (21,299,363)
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD                                                    3,379,749
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY                                                       (807,817)
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.                                                     3,000

--------------------------------------------------------------------------------------------------------------------
   9999999 Control Totals
--------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
   1           2                                    3                                     13
                                                                                      Reinsurance
                                                                                      Recoverable/
                                                                                  (Payable) on Losses
  NAIC                                                                               and/or Reserve
Company   Federal ID                                                                     Credit
  Code      Number     Names of Insurers and Parent, Subsidiaries or Affiliates    Taken/(Liability)
-----------------------------------------------------------------------------------------------------
          23-2691170   RADIAN GROUP INC.
33790     23-2018130   RADIAN GUARANTY INC.                                           (54,338,183)
33944     93-0952702   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA               3,319,386
15909     23-2726782   COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                41,439,654
20720     23-2734276   RADIAN INSURANCE INC.                                            2,407,514
          23-1936987   RADIAN SERVICES INC.
10185     36-3996062   AMERIN RE CORPORATION                                            7,122,746
30872     23-1922977   AMERIN GUARANTY CORPORATION
          03-0360032   RADIAN MORTGAGE REINSURANCE COMPANY                                 48,883
36250     22-2712977   RADIAN ASSET ASSURANCE INC.                                     (2,512,327)
          13-3333448   ENHANCE FINANCIAL SERVICES GROUP INC
27545     13-3371658   RADIAN REINSURANCE COMPANY                                      13,912,206
          AA-3190428   EXPORTERS INSURANCE COMPANY, LTD                               (16,516,377)
          13-3570591   VAN-AMERICAN COMPANIES INC.
39870     61-1181203   VAN-AMERICAN INSURANCE COMPANY                                   5,116,498
          42-1497928   EXPRESSCLOSE.COM INC.
          03-0463207   ASSET RECOVERY SOLUTIONS GROUP INC.

-----------------------------------------------------------------------------------------------------
   9999999 Control Totals
-----------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

     The following supplemental reports are required to be filed as part of your statement filing. However, in the event that your company does not transact the type of business for which the special report must be filed, your response of NO to the specific interrogatory will be accepted in lieu of filing a "NONE" report and a bar code will be printed below. If the supplement is required of your company but is not being filed for whatever reason enter SEE EXPLANATION and provide an explanation following the interrogatory questions.

                                  MARCH FILING                         RESPONSES
                                                                       ---------
1.   Will Supplement A to Schedule T (Medical Malpractice
     Supplement) be filed by March 1?                                     No

2.   Will Schedule SIS (Stockholder Information Supplement) be filed
     with the state of domicile by March 1?                               No

3.   Will the Financial Guaranty Insurance Exhibit be filed March 1?      Yes

4.   Will the Medicare Supplement Insurance Experience Exhibit be
     filed with the state of domicile and the NAIC by March 1?            No

5.   Will an actuarial opinion be filed by March 1?                       Yes

6.   Will the SVO Compliance Certification be filed by March 1?           Yes

7.   Will the Trusteed Surplus Statement be filed with the state of
     domicile and the NAIC by March 1?                                    No

8.   Will the Supplemental Compensation Exhibit be filed with the
     state of domicile by March 1?                                        Yes

9.   Will the Risk-based Capital Report be filed with the NAIC by
     March 1?                                                             No

10.  Will the Risk-based Capital Report be filed with the state of
     domicile, if required by March 1?                                    No

11.  Will the Premiums Attributed to Protected Cells Exhibit be
     filed by March 1?                                                    No

                                  APRIL FILING

12.  Will the Insurance Expense Exhibit be filed with the state of
     domicile and the NAIC by April 1?                                    Yes

13.  Will Management's Discussion and Analysis be filed by April 1?       Yes

14.  Will the Credit Insurance Experience Exhibit be filed with the
     state of domicile and the NAIC by April 1?                           No

15.  Will the Long-term Care Experience Reporting Forms be filed
     with the state of domicile and the NAIC by April 1?                  No

16.  Will the Accident and Health Policy Experience Exhibit be filed
     by April 1?                                                          No

17.  Will the Investment Risk Interrogatories be filed by April 1?        Yes

                                   MAY FILING

18.  Will this company be included in a combined annual statement
     which is filed with the NAIC by May 1?                               Yes

                                   JUNE FILING

19.  Will an audited financial report be filed by June 1?                 Yes

Explanations:

Bar Codes:

1.   [GRAPHIC]

2.   [GRAPHIC]

4.   [GRAPHIC]

7.   [GRAPHIC]

9.   [GRAPHIC]

10.  [GRAPHIC]

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

11.  [GRAPHIC]

14.  [GRAPHIC]

15.  [GRAPHIC]

16.  [GRAPHIC]

--------------------------------------------------------------------------------

                                      111.1

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                           OVERFLOW PAGE FOR WRITE-INS

--------------------------------------------------------------------------------

P004 Additional Aggregate Lines for Page 4 Line 14.
*UNINEX

---------------------------------------------------------------------
1404. Advisory fee income                                      14,256
1405. Gain on sale of fixed assets                                855
1497. Summary of remaining write-ins for Line 14 from page 4   15,111
---------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule A - Part 1
                                      NONE

                               Schedule A - Part 2
                                      NONE

                               Schedule A - Part 3
                                      NONE

                               Schedule B - Part 1
                                      NONE

                               Schedule B - Part 2
                                      NONE

--------------------------------------------------------------------------------

                             E01, E02, E03, E04, E05

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                              SCHEDULE BA - PART 1

    Showing Other Long-Term Invested Assets OWNED December 31 of Current Year

----------------------------------------------------------------------------------------------------------------
                    1                          Location                 4                    5            6
                                             ------------
                                               2      3
                                                                                            Date        Actual
     Number of Units and Description         City   State         Name of Vendor          Acquired       Cost
----------------------------------------------------------------------------------------------------------------
US Airways Repackaging Trust Series 1998-1                  MBIA Insurance Corporation   12/13/2002   13,132,404
   0299999 - Transportation Equipment                                                                 13,132,404





----------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                                                     13,132,404
----------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                    1                              7                8                    9                     10
                                                              Book/Adjusted                           Increase (Decrease)
                                               Amount of      Carrying Value    Increase (Decrease)   by Foreign Exchange
     Number of Units and Description         Encumbrances   Less Encumbrances      by Adjustment          Adjustment
-------------------------------------------------------------------------------------------------------------------------
US Airways Repackaging Trust Series 1998-1                      13,132,404
   0299999 - Transportation Equipment                           13,132,404





-------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                               13,132,404
-------------------------------------------------------------------------------------------------------------------------

                                       E06

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                              SCHEDULE BA - PART 2

    Showing Other Long-Term Invested Assets SOLD, transferred or paid in full during the Year

                                      NONE

---------------------------------------------------------------------------------------------------
                1                   Location             4                 5               6
                                  ------------
                                    2      3
                                                                                     Book/Adjusted
                                                                                     Carrying Value
                                                 Name of Purchaser                        Less
                                                   or Nature of                       Encumbrances,
Number of Units and Description   City   State      Disposition      Date Acquired     Prior Year
---------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------
   9999999 Totals
---------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                    1                   7               8                9              10
                                                    Increase       Book/Adjusted
                                                  (Decrease) by   Carrying Value
                                    Increase         Foreign           Less
                                   (Decrease)       Exchange       Encumbrances    Consideration
Number of Units and Description   by Adjustment    Adjustment     at Disposition      Received
------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------
   9999999 Totals
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
                    1                  11              12             13
                                     Foreign                        Total
                                    Exchange         Realized       Profit
                                  Profit (Loss)   Profit (Loss)   (Loss) on
Number of Units and Description      on Sale         on Sale         Sale
---------------------------------------------------------------------------





---------------------------------------------------------------------------
   9999999 Totals
---------------------------------------------------------------------------

                                       E07

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------------
     1                    2                 3      Interest         6             7            8              9             10
                                                 ------------
                                                   4      5
                                                                                                        Book/Adjusted
    CUSIP                                        Rate    How     Maturity                    Option       Carrying         Par
Identification          Description         *     of     Paid      Date      Option Date   Call Price       Value         Value
----------------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
ISSUER OBLIGATIONS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
912810-FJ-2      UNITED STATES TREAS BDS         6.125    FA    08/15/2029                                 4,389,068     4,075,000
912810-FM-5      UNITED STATES TREAS BDS         6.250    MN    05/15/2030                                 6,558,612     5,760,000
912810-FP-8      UNITED STATES TREAS BDS         5.375    FA    02/15/2031                                    95,030        95,000
912827-4Y-5      UNITED STATES TREAS NTS         3.875    JJ    01/15/2009                                12,774,200    10,570,000
912827-6X-5      UNITED STATES TREAS NTS         4.625    MN    05/15/2006                                   425,830       400,000
912827-7K-2      UNITED STATES TREAS NTS         3.000    JJ    01/31/2004                                 2,584,673     2,565,000
912827-L8-3      US TREASURY NOTE                5.750    FA    08/15/2003                                   515,998       515,000
912827-R8-7      US TREASURY NOTE                7.875    MN    11/15/2004                                 1,005,299     1,000,000
912828-AC-4      UNITED STATES TREAS NTS         4.375    MN    05/15/2007                                 1,951,853     1,850,000
912828-AK-6      UNITED STATES TREAS NTS         2.125    FA    08/31/2004                                 3,508,355     3,490,000
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                                                       33,808,919    30,320,000
----------------------------------------------------------------------------------------------------------------------------------
   0199999 -    Total Bonds - U.S.
                   Government - Issuer
                   Obligations                                                                            33,808,919    30,320,000
----------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
01F060-6D-2      FNMA PASS-THRU LNG 30
                    Y FNMA                       6.000   MTLY   01/01/2033                                   168,661       165,000
01N062-61-5      GNMA TBA                        6.500   MTLY   01/01/2032                                 3,671,719      3500,000
31287T-2E-4      FHLMC PC    GOLD CAS            7.000   MTLY   03/01/2030                                   416,460       398,407
31287V-AQ-3      FHLMC GOLD 30YR                 6.500   MTLY   07/01/2032                                12,775,953    12,524,508
3128GU-VQ-2      FHLMC PC    GOLD GUA            6.000   MTLY   08/01/2017                                   938,070       908,956
31377M-7K-1      FNMA PASS-THRU  BLLN MUL        6.460   MTLY   06/01/2009                                   967,011       866,910
31377M-BG-5      FNMA PASS-THRU  BLLN MUL        6.120   MTLY   11/01/2008                                   792,968       717,821
31385H-PJ-5      FNMA PASS-THRU  INT 15 Y        6.500   MTLY   06/01/2016                                 1,130,640     1,120,226
31386P-PA-5      FNMA PASS-THRU  INT 15 Y        6.500   MTLY   07/01/2016                                 2,459,270     2,438,931
31387J-YE-0      FNMA PASS-THRU  LNG 30 Y        7.000   MTLY   08/01/2031                                   141,897       138,693
31387M-LJ-6      FNMA PASS-THRU  INT 15 Y        6.500   MTLY   07/01/2016                                    78,968        78,240
31387U-CQ-2      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   06/01/2031                                   478,385       461,650
31388U-CU-2      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   11/01/2031                                    91,609        88,405
31388Y-2Y-7      FNMA PASS-THRU  INT 15 Y        6.500   MTLY   12/01/2015                                   247,934       234,904
31389N-7D-1      FNMA PASS-THRU  LNG 30 Y        7.000   MTLY   09/01/2031                                 7,939,111     7,699,699
31390E-ZS-4      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   06/01/2032                                 2,970,717     2,944,265
31390F-F9-5      FNMA PASS-THRU  LNG 30 Y        7.000   MTLY   05/01/2032                                 1,004,091       974,106
31390L-F7-6      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   08/01/2032                                   801,684       776,332
31390L-FF-8      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   07/01/2032                                 1,217,032     1,178,545
31390L-V7-8      FNMA PASS-THRU  LNG 30 Y        7.000   MTLY   07/01/2032                                   352,779       337,436
31390L-WX-0      FNMA PASS-THRU  LNG 30 Y        7.000   MTLY   07/01/2032                                   196,078       187,550
31390N-P4-8      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   07/01/2032                                   584,503       563,291
31390N-UL-4      FNMA PASS-THRU  INT 15 Y        6.000   MTLY   08/01/2017                                 1,065,222     1,021,949
31390P-DC-8      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   08/01/2032                                   475,299       460,094
31390R-FF-5      FNMA PASS-THRU  LNG 30 Y        6.000   MTLY   08/01/2032                                 1,985,867     1,975,987
31390T-LQ-0      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   08/01/2032                                   597,526       578,412
31390T-LV-9      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   08/01/2032                                   598,587       579,439
31391A-VM-8      FNMA PASS-THRU  LNG 30 Y        6.500   MTLY   09/01/2032                                 2,068,775     2,000,327
31391E-AQ-4      FNMA PASS-THRU  INT 15 Y        6.000   MTLY   09/01/2017                                 3,024,321     2,901,462
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                                                       49,241,137    47,821,544
----------------------------------------------------------------------------------------------------------------------------------
   0299999 - Total Bonds - U.S. Government-
                Single Class Mortgage-Backed/Asset-
                Backed Securities                                                                         49,241,137    47,821,544
----------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                                                83,050,056    78,141,544
----------------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
ISSUER OBLIGATIONS
CANADA
----------------------------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA                5.125    JJ    07/17/2012                                   249,385       250,000
748148-BW-2      QUEBEC PROV CDA                 5.000    JJ    07/17/2009                                   248,623       250,000
----------------------------------------------------------------------------------------------------------------------------------
                TOTAL CANADA                                                                                 498,008       500,000
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      1                      2                  11          12           13                 Interest                16
                                                                                  --------------------------
                                                                                       14            15
                                                                                   Amount Due
                                               Rate                                and Accrued
                                               Used                                Dec. 31 of
                                                to                                Current Year      Gross       Increase
                                              Obtain                                on Bonds       Amount      (Decrease)
     CUSIP                                     Fair        Fair        Actual        not in       Received         by
 Identification          Description          Value       Value         Cost         Default     During Year   Adjustment
-------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
   ISSUER
   OBLIGATIONS
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
 912810-FJ-2      UNITED STATES TREAS BDS    117.4060    4,784,295    4,391,449       94,276        124,797       (2,381)
 912810-FM-5      UNITED STATES TREAS BDS    119.6560    6,892,186    6,567,032       46,740        277,500       (7,101)
 912810-FP-8      UNITED STATES TREAS BDS    109.0310      103,579       95,030        1,929          2,553
 912827-4Y-5      UNITED STATES TREAS NTS    111.4690   11,782,273   12,885,069      189,212                    (110,869)
 912827-6X-5      UNITED STATES TREAS NTS    107.8440      431,376      428,072        2,402          9,250       (2,242)
 912827-7K-2      UNITED STATES TREAS NTS    101.8750    2,613,094    2,592,650       32,202         38,475       (7,976)
 912827-L8-3      US TREASURY NOTE           102.7810      529,322      527,392       11,185         29,613       (1,530)
 912827-R8-7      US TREASURY NOTE           111.6560    1,116,560    1,020,938       10,224         78,750       (2,486)
 912828-AC-4      UNITED STATES TREAS NTS    107.3750    1,986,438    1,955,623       10,508         38,391       (3,770)
 912828-AK-6      UNITED STATES TREAS NTS    101.1250    3,529,263    3,509,659       25,199                      (1,304)
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES              XXX   33,768,385   33,972,915      423,877        599,328     (139,660)
-------------------------------------------------------------------------------------------------------------------------
    0199999 -    Total Bonds - U.S.
                 Government - Issuer
                 Obligations                      XXX   33,768,385   33,972,915      423,877        599,328     (139,660)
-------------------------------------------------------------------------------------------------------------------------
SINGLE
   MBS/ABS
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
 01F060-6D-2      FNMA PASS-THRU LNG 30 Y
                     FNMA                    103.3440      170,518      168,661
 01N062-61-5      GNMA TBA                   104.8750    3,670,625    3,671,719
 31287T-2E-4      FHLMC PC    GOLD CAS       104.8460      417,716      416,460        2,324          9,296       (3,657)
 31287V-AQ-3      FHLMC GOLD 30YR            104.2260   13,053,901   12,778,912       67,841        339,205       (8,475)
 3128GU-VQ-2      FHLMC PC    GOLD GUA       104.4490      949,398      938,070        4,545         13,634       (3,571)
 31377M-7K-1      FNMA PASS-THRU  BLLN MUL   112.4440      974,793      967,011        4,667
 31377M-BG-5      FNMA PASS-THRU  BLLN MUL   111.2890      798,856      792,968        3,783
 31385H-PJ-5      FNMA PASS-THRU  INT 15 Y   105.3390    1,180,039    1,130,728        6,068         72,815       (4,092)
 31386P-PA-5      FNMA PASS-THRU  INT 15 Y   105.3390    2,569,154    2,461,796       13,211        158,531       (4,795)
 31387J-YE-0      FNMA PASS-THRU  LNG 30 Y   104.9570      145,569      141,900          809          9,707       (2,128)
 31387M-LJ-6      FNMA PASS-THRU  INT 15 Y   105.3390       82,418       78,974          424          5,086         (511)
 31387U-CQ-2      FNMA PASS-THRU  LNG 30 Y   104.0090      480,160      478,385        2,501
 31388U-CU-2      FNMA PASS-THRU  INT 30 Y   104.0090       91,949       91,609          479
 31388Y-2Y-7      FNMA PASS-THRU  LNG 15 Y   105.4170      247,630      247,934        1,272          3,817         (520)
 31389N-7D-1      FNMA PASS-THRU  LNG 30 Y   104.8970    8,076,782    7,939,111       44,915        314,404      (14,202)
 31390E-ZS-4      FNMA PASS-THRU  INT 30 Y   104.1520    3,066,522    2,970,717       15,948         95,689       (4,732)
 31390F-F9-5      FNMA PASS-THRU  LNG 30 Y   105.1100    1,023,885    1,004,091        5,682         39,776       (1,089)
 31390L-F7-6      FNMA PASS-THRU  LNG 30 Y   104.1520      808,568      801,684        4,205         16,821         (562)
 31390L-FF-8      FNMA PASS-THRU  LNG 30 Y   104.1520    1,227,482    1,217,032        6,384         25,535       (1,321)
 31390L-V7-8      FNMA PASS-THRU  LNG 30 Y   105.1100      354,680      352,779        1,968          7,874         (413)
 31390L-WX-0      FNMA PASS-THRU  LNG 30 Y   105.1100      197,134      196,078        1,094          4,376         (550)
 31390N-P4-8      FNMA PASS-THRU  LNG 30 Y   104.1520      586,681      584,503        3,051          9,153       (1,305)
 31390N-UL-4      FNMA PASS-THRU  INT 15 Y   104.5670    1,068,623    1,065,222        5,110         15,329       (4,046)
 31390P-DC-8      FNMA PASS-THRU  LNG 30 Y   104.1520      479,199      475,299        2,492         12,461         (488)
 31390R-FF-5      FNMA PASS-THRU  LNG 30 Y   103.4920    2,044,993    1,985,867        9,880         39,520         (243)
 31390T-LQ-0      FNMA PASS-THRU  LNG 30 Y   104.1520      602,429      597,526        3,133         15,665         (705)
 31390T-LV-9      FNMA PASS-THRU  LNG 30 Y   104.1520      603,499      598,587        3,139         15,693         (673)
 31391A-VM-8      FNMA PASS-THRU  LNG 30 Y   104.1520    2,083,387    2,068,775       10,835         32,505       (1,689)
 31391E-AQ-4      FNMA PASS-THRU  INT 15 Y   104.5670    3,033,976    3,024,321       14,507         43,522       (4,135)
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES              XXX   50,090,567   49,246,720      240,267      1,300,415      (63,903)
-------------------------------------------------------------------------------------------------------------------------
 0299999 - Total Bonds - U.S. Government-
              Single Class Mortgage-
              Backed/Asset-Backed Securities      XXX   50,090,567   49,246,720      240,267      1,300,415      (63,903)
-------------------------------------------------------------------------------------------------------------------------
 0399999 - Total - U.S. Government Bonds          XXX   83,858,951   83,219,634      664,144      1,899,743     (203,563)
-------------------------------------------------------------------------------------------------------------------------
OTHER
   GOVERNMENTS
   ISSUER
   OBLIGATIONS
   CANADA
-------------------------------------------------------------------------------------------------------------------------
 683234-RV-2      ONTARIO PROV CDA           106.7490      266,873      249,363        5,837                          23
 748148-BW-2      QUEBEC PROV CDA            106.8570      267,143      248,543        5,694                          80
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL CANADA                     XXX      534,015      497,905       11,531                         103
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
     1                    2                    17            18             19           20          21
                                                         Amount of
                                                        Interest Due
                                                         and Accrued
                                                          Dec. 31
                                                           Current
                                            Increase      Year, on
                                           (Decrease)     Bonds in
                                           by Foreign   Default as to                              Effective
    CUSIP                                   Exchange     Principal or      NAIC          Date       Rate of
Identification       Description           Adjustment     Interest      Designation    Acquired    Interest
-----------------------------------------------------------------------------------------------------------
GOVERNMENTS
  ISSUER
  OBLIGATIONS
  UNITED STATES
912810-FJ-2      UNITED STATES TREAS BDS                                      1       06/14/2002      5.566
912810-FM-5      UNITED STATES TREAS BDS                                      1       11/14/2002      5.285
912810-FP-8      UNITED STATES TREAS BDS                                      1       07/11/2002      5.372
912827-4Y-5      UNITED STATES TREAS NTS                                      1       10/11/2002      0.378
912827-6X-5      UNITED STATES TREAS NTS                                      1       09/20/2002      2.610
912827-7K-2      UNITED STATES TREAS NTS                                      1       07/18/2002      2.278
912827-L8-3      US TREASURY NOTE                                             1       11/03/1993      5.428
912827-R8-7      US TREASURY NOTE                                             1       02/03/1995      7.566
912828-AC-4      UNITED STATES TREAS NTS                                      1       11/13/2002      3.020
912828-AK-6      UNITED STATES TREAS NTS                                      1       11/14/2002      1.802
------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                         XXX              XXX        XXX
------------------------------------------------------------------------------------------------------------
   0199999 -    Total Bonds - U.S.
                   Government - Issuer
                   Obligations                                              XXX              XXX        XXX
------------------------------------------------------------------------------------------------------------
SINGLE
   MBS/ABS
   UNITED STATES
------------------------------------------------------------------------------------------------------------
01F060-6D-2      FNMA PASS-THRU LNG 30 Y                                    1PE       11/07/2002      5.761
01N062-61-5      GNMA TBA                                                   1PE       12/23/2002      6.013
31287T-2E-4      FHLMC PC    GOLD CAS                                       1PE       07/25/2002      4.627
31287V-AQ-3      FHLMC       GOLD 30YR                                      1PE       06/14/2002      6.234
3128GU-VQ-2      FHLMC PC    GOLD GUA                                       1PE       08/22/2002      4.385
31377M-7K-1      FNMA PASS-THRU  BLLN MUL                                   1PE       12/23/2002      2.825
31377M-BG-5      FNMA PASS-THRU  BLLN MUL                                   1PE       12/23/2002      2.566
31385H-PJ-5      FNMA PASS-THRU  INT 15 Y                                   1PE       06/15/2001      5.949
31386P-PA-5      FNMA PASS-THRU  INT 15 Y                                   1PE       06/15/2001      6.279
31387J-YE-0      FNMA PASS-THRU  LNG 30 Y                                   1PE       08/30/2001      5.690
31387M-LJ-6      FNMA PASS-THRU  INT 15 Y                                   1PE       06/15/2001      5.950
31387U-CQ-2      FNMA PASS-THRU  LNG 30 Y                                   1PE       11/12/2002      4.191
31388U-CU-2      FNMA PASS-THRU  LNG 30 Y                                   1PE       11/12/2002      4.193
31388Y-2Y-7      FNMA PASS-THRU  INT 15 Y                                   1PE       09/18/2002      3.525
31389N-7D-1      FNMA PASS-THRU  LNG 30 Y                                   1PE       05/14/2002      5.865
31390E-ZS-4      FNMA PASS-THRU  LNG 30 Y                                   1PE       04/25/2002      6.126
31390F-F9-5      FNMA PASS-THRU  LNG 30 Y                                   1PE       05/08/2002      5.845
31390L-F7-6      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/22/2002      5.082
31390L-FF-8      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/22/2002      5.081
31390L-V7-8      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/25/2002      4.167
31390L-WX-0      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/25/2002      4.167
31390N-P4-8      FNMA PASS-THRU  LNG 30 Y                                   1PE       09/12/2002      4.107
31390N-UL-4      FNMA PASS-THRU  INT 15 Y                                   1PE       09/18/2002      3.863
31390P-DC-8      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/25/2002      5.046
31390R-FF-5      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/11/2002      5.622
31390T-LQ-0      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/25/2002      5.046
31390T-LV-9      FNMA PASS-THRU  LNG 30 Y                                   1PE       07/25/2002      5.046
31391A-VM-8      FNMA PASS-THRU  LNG 30 Y                                   1PE       08/20/2002      4.299
31391E-AQ-4      FNMA PASS-THRU  INT 15 Y                                   1PE       09/18/2002      3.865
------------------------------------------------------------------------------------------------------------
                TOTAL UNITED STATES                                         XXX              XXX        XXX
------------------------------------------------------------------------------------------------------------
   0299999 - Total Bonds - U.S. Government-
      Single Class Mortgage-Backed/Asset-
      Backed Securities                                                     XXX              XXX        XXX
------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                  XXX              XXX        XXX
------------------------------------------------------------------------------------------------------------
OTHER
   GOVERNMENTS
   ISSUER
   OBLIGATIONS
   CANADA
------------------------------------------------------------------------------------------------------------
683234-RV-2      ONTARIO PROV CDA                                             1       07/10/2002       5.158
748148-BW-2      QUEBEC PROV CDA                                              1       07/09/2002       5.100
------------------------------------------------------------------------------------------------------------
                TOTAL CANADA                                                XXX              XXX         XXX
------------------------------------------------------------------------------------------------------------

                                      E08

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------------
      1                                     2                          3       Interest         6             7             8
                                                                             ------------
                                                                               4      5
    CUSIP                                                                    Rate    How     Maturity                  Option Call
Identification                         Description                     *      of     Paid      Date      Option Date      Price
----------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations
----------------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds
----------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ALASKA
----------------------------------------------------------------------------------------------------------------------------------
011710-FT-2    ALASKA INDL DEV & EXPT AUTH                                   6.125    AO    04/01/2027
033161-DJ-6    ANCHORAGE ALASKA                                              5.500    JJ    07/01/2015    07/01/2012     100.000
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL ALASKA
----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
----------------------------------------------------------------------------------------------------------------------------------
130622-SD-6    CALIFORNIA STATE                                              6.200    MS    09/01/2003
130623-NG-2    CALIFORNIA ST                                                 6.250    MS    09/01/2008
130624-EV-7    CALIFORNIA STATE MISC PURPOSES                                6.750    AO    04/01/2009
798135-UK-3    SAN JOSE CALIF                                                5.000    MS    09/01/2018    09/01/2012     100.000
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL CALIFORNIA
----------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------------
20772F-AR-1    CONNECTICUT STATE                                             5.300    MN    11/15/2006    11/15/2003     102.000
20772F-DH-0    CONNECTICUT STATE                                             5.300    MN    11/15/2006
20772F-L6-5    CONNECTICUT ST FOR PREVIO                                     5.375    MN    11/15/2017    11/15/2012     100.000
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
341422-6H-1    FLORIDA ST BRD ED CAP OUT                                     5.000    JD    06/01/2031
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
GEORGIA
----------------------------------------------------------------------------------------------------------------------------------
373382-NG-1    GEORGIA STATE PUBLIC IMPRV                                    6.500    AO    04/01/2009
373382-PS-3    GEORGIA STATE SERIES B                                        6.250    MS    03/01/2011
373383-DY-1    GEORGIA ST                                                    5.750    MS    09/01/2013
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL GEORGIA
----------------------------------------------------------------------------------------------------------------------------------
HAWAII
----------------------------------------------------------------------------------------------------------------------------------
419779-KV-4    HAWAII ST                                                     5.125    FA    02/01/2008
419780-PX-3    HAWAII ST                                                     5.700    MS    09/01/2013    09/01/2009     101.000
419780-VT-5    HAWAII ST                                                     5.500    FA    02/01/2021    02/01/2012     100.000
419780-XZ-9    HAWAII ST                                                     5.250    JJ    07/01/2019    07/01/2012     100.000
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL HAWAII
----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
167484-QJ-6    CHICAGO ILL (zero coupon bond)                                        NONE   01/01/2019
452150-6C-4    ILLINOIS ST                                                   5.125    FA    02/01/2027
452150-FG-5    ILLINOIS ST                                                   5.375    FA    02/01/2022
452151-AR-4    ILLINOIS ST                                                   5.375    JJ    07/01/2015    07/01/2012     100.000
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
059185-NN-4    BALTIMORE MARYLAND                                            7.000    AO    10/15/2003
574192-DF-4    MARYLAND ST                                                   4.400    JJ    07/15/2004
574192-TQ-3    MARYLAND ST                                                   5.500    FA    08/01/2014
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
575827-4G-2    MASSACHUSETTS ST                                              5.125    JD    12/01/2020    12/01/2011     100.000
575827-RU-6    MASS ST CONS LN SER C                                         5.250    FA    08/01/2015    08/01/2008     101.000
575827-TT-7    MASSACHUSETTS ST CONS LN-SER MUNICIPAL                        5.250    MN    05/01/2013    05/01/2009     101.000
57582N-BX-2    MASSACHUSETTS ST                                              5.500    MS    03/01/2019    03/01/2012     100.000
----------------------------------------------------------------------------------------------------------------------------------
            TOTAL MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
  604128-3C-0  MINNESOTA ST                                                  5.000    FA    08/01/2009
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      1                                     2                               9             10           11          12
                                                                                                      Rate
                                                                                                      Used
                                                                                                       to
                                                                       Book/Adjusted                 Obtain
    CUSIP                                                                Carrying         Par         Fair        Fair
Identification                         Description                         Value         Value       Value       Value
-------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations       498,008        500,000        XXX      534,015
-------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds                            498,008        500,000        XXX      534,015
-------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ALASKA
-------------------------------------------------------------------------------------------------------------------------
011710-FT-2    ALASKA INDL DEV & EXPT AUTH                               4,979,451      5,000,000   110.7340    5,536,700
033161-DJ-6    ANCHORAGE ALASKA                                          4,866,416      4,500,000   112.3470    5,055,615
-------------------------------------------------------------------------------------------------------------------------
            TOTAL ALASKA                                                 9,845,866      9,500,000        XXX   10,592,315
-------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-------------------------------------------------------------------------------------------------------------------------
130622-SD-6    CALIFORNIA STATE                                          1,998,718      2,000,000   102.8890    2,057,780
130623-NG-2    CALIFORNIA ST                                               946,666        950,000   115.4800    1,097,060
130624-EV-7    CALIFORNIA STATE MISC PURPOSES                            1,000,000      1,000,000   118.2990    1,182,990
798135-UK-3    SAN JOSE CALIF                                            3,974,590      3,870,000   105.8890    4,097,904
-------------------------------------------------------------------------------------------------------------------------
            TOTAL CALIFORNIA                                             7,919,974      7,820,000        XXX    8,435,734
-------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-------------------------------------------------------------------------------------------------------------------------
20772F-AR-1    CONNECTICUT STATE                                            56,743         55,000   105.5340       58,044
20772F-DH-0    CONNECTICUT STATE                                         3,568,820      3,445,000   105.5360    3,635,715
20772F-L6-5    CONNECTICUT ST FOR PREVIO                                 3,254,664      3,000,000   111.1190    3,333,570
-------------------------------------------------------------------------------------------------------------------------
            TOTAL CONNECTICUT                                            6,880,227      6,500,000        XXX    7,027,329
-------------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------------
341422-6H-1    FLORIDA ST BRD ED CAP OUT                                 8,799,611      9,000,000   101.2930    9,116,370
-------------------------------------------------------------------------------------------------------------------------
            TOTAL FLORIDA                                                8,799,611      9,000,000        XXX    9,116,370
-------------------------------------------------------------------------------------------------------------------------
GEORGIA
-------------------------------------------------------------------------------------------------------------------------
373382-NG-1    GEORGIA STATE PUBLIC IMPRV                                4,123,855      4,000,000   119.9510    4,798,040
373382-PS-3    GEORGIA STATE SERIES B                                    5,210,548      5,250,000   119.7740    6,288,135
373383-DY-1    GEORGIA ST                                                4,916,068      4,800,000   117.6080    5,645,184
-------------------------------------------------------------------------------------------------------------------------
            TOTAL GEORGIA                                               14,250,471     14,050,000        XXX   16,731,359
-------------------------------------------------------------------------------------------------------------------------
HAWAII
-------------------------------------------------------------------------------------------------------------------------
419779-KV-4    HAWAII ST                                                 6,388,191      6,365,000   111.5000    7,096,975
419780-PX-3    HAWAII ST                                                 3,375,049      3,000,000   117.0860    3,512,580
419780-VT-5    HAWAII ST                                                 1,031,718      1,000,000   107.7920    1,077,920
419780-XZ-9    HAWAII ST                                                 5,302,679      5,000,000   107.2110    5,360,550
-------------------------------------------------------------------------------------------------------------------------
            TOTAL HAWAII                                                16,097,638     15,365,000        XXX   17,048,025
-------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------------
167484-QJ-6    CHICAGO ILL (zero coupon bond)                            5,123,859     12,000,000    45.2120    5,425,440
452150-6C-4    ILLINOIS ST                                               1,468,512      1,500,000   101.9310    1,528,965
452150-FG-5    ILLINOIS ST                                               7,348,163      7,900,000   103.7570    8,196,803
452151-AR-4    ILLINOIS ST                                               5,513,960      5,000,000   111.1130    5,555,650
-------------------------------------------------------------------------------------------------------------------------
            TOTAL ILLINOIS                                              19,454,494     26,400,000        XXX   20,706,858
-------------------------------------------------------------------------------------------------------------------------
MARYLAND
-------------------------------------------------------------------------------------------------------------------------
059185-NN-4    BALTIMORE MARYLAND                                        2,022,774      2,000,000   104.6330    2,092,660
574192-DF-4    MARYLAND ST                                               2,898,763      3,000,000   101.4740    3,044,220
574192-TQ-3    MARYLAND ST                                               3,401,879      3,000,000   115.8070    3,474,210
-------------------------------------------------------------------------------------------------------------------------
            TOTAL MARYLAND                                               8,323,416      8,000,000        XXX    8,611,090
-------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------
575827-4G-2    MASSACHUSETTS ST                                         11,670,625     11,650,000   104.7020   12,197,783
575827-RU-6    MASS ST CONS LN SER C                                     2,050,500      2,000,000   113.8090    2,276,180
575827-TT-7    MASSACHUSETTS ST CONS LN-SER MUNICIPAL                    6,089,854      5,500,000   113.7760    6,257,680
57582N-BX-2    MASSACHUSETTS ST                                          3,209,322      3,000,000   114.9030    3,447,090
-------------------------------------------------------------------------------------------------------------------------
            TOTAL MASSACHUSETTS                                         23,020,301     22,150,000        XXX   24,178,733
-------------------------------------------------------------------------------------------------------------------------
MINNESOTA
-------------------------------------------------------------------------------------------------------------------------
604128-3C-0    MINNESOTA ST                                              7,182,278      6,645,000   112.0740    7,447,317
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
      1                                     2                               13               Interest                16
                                                                                    --------------------------
                                                                                         14            15
                                                                                     Amount Due
                                                                                    and Accrued
                                                                                     Dec. 31 of
                                                                                    Current Year      Gross       Increase
                                                                                      on Bonds       Amount      (Decrease)
    CUSIP                                                                Actual        not in       Received         by
Identification                         Description                        Cost        Default      During Year   Adjustment
---------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations      497,905      11,531                         103
---------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds                           497,905      11,531                         103
---------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ALASKA
---------------------------------------------------------------------------------------------------------------------------
011710-FT-2    ALASKA INDL DEV & EXPT AUTH                              4,977,692      76,563        306,250        1,670
033161-DJ-6    ANCHORAGE ALASKA                                         4,882,095     126,500                     (15,679)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL ALASKA                                                9,859,787     203,063        306,250      (14,009)
---------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
---------------------------------------------------------------------------------------------------------------------------
130622-SD-6    CALIFORNIA STATE                                         1,983,320      41,333        124,000        1,835
130623-NG-2    CALIFORNIA ST                                              942,638      19,792         59,375          505
130624-EV-7    CALIFORNIA STATE MISC PURPOSES                           1,000,000      16,875         67,500
798135-UK-3    SAN JOSE CALIF                                           3,978,128      96,750                      (3,537)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL CALIFORNIA                                            7,904,085     174,750        250,875       (1,198)
---------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------
20772F-AR-1    CONNECTICUT STATE                                           58,131         372          2,915         (719)
20772F-DH-0    CONNECTICUT STATE                                        3,624,795      23,330        182,585      (28,858)
20772F-L6-5    CONNECTICUT ST FOR PREVIO                                3,261,120      20,604         40,313       (6,456)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL CONNECTICUT                                           6,944,045      44,307        225,813      (36,033)
---------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------
341422-6H-1    FLORIDA ST BRD ED CAP OUT                                8,796,420      37,500        395,000        3,191
---------------------------------------------------------------------------------------------------------------------------
            TOTAL FLORIDA                                               8,796,420      37,500        395,000        3,191
---------------------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------------------
373382-NG-1    GEORGIA STATE PUBLIC IMPRV                               4,251,040      65,000        260,000      (15,897)
373382-PS-3    GEORGIA STATE SERIES B                                   5,203,922     109,375        328,125        4,158
373383-DY-1    GEORGIA ST                                               4,924,040      92,000        276,000       (6,719)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL GEORGIA                                              14,379,002     266,375        864,125      (18,457)
---------------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------------
419779-KV-4    HAWAII ST                                                6,391,344     135,919        326,206       (2,570)
419780-PX-3    HAWAII ST                                                3,399,660      57,000         85,500      (24,611)
419780-VT-5    HAWAII ST                                                1,033,960      22,917         25,361       (2,242)
419780-XZ-9    HAWAII ST                                                5,305,400      25,521                      (2,721)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL HAWAII                                               16,130,364     241,357        437,067      (32,143)
---------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------
167484-QJ-6    CHICAGO ILL (zero coupon bond)                           5,072,640                                  51,219
452150-6C-4    ILLINOIS ST                                              1,467,915      32,031         38,438          597
452150-FG-5    ILLINOIS ST                                              7,326,902     176,927        424,625       18,602
452151-AR-4    ILLINOIS ST                                              5,527,750     134,375                     (13,790)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL ILLINOIS                                             19,395,207     343,333        463,063       56,628
---------------------------------------------------------------------------------------------------------------------------
MARYLAND
---------------------------------------------------------------------------------------------------------------------------
059185-NN-4    BALTIMORE MARYLAND                                       2,211,180      29,556        140,000      (27,552)
574192-DF-4    MARYLAND ST                                              2,505,690      60,867        132,000       60,642
574192-TQ-3    MARYLAND ST                                              3,412,170      62,333                     (10,291)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL MARYLAND                                              8,129,040     152,756        272,000       22,798
---------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------
575827-4G-2    MASSACHUSETTS ST                                        11,671,669      49,755        597,063       (1,044)
575827-RU-6    MASS ST CONS LN SER C                                    2,056,338      43,750        105,000       (4,989)
575827-TT-7    MASSACHUSETTS ST CONS LN-SER MUNICIPAL                   6,123,975      48,125        144,375      (34,121)
57582N-BX-2    MASSACHUSETTS ST                                         3,217,110      55,000         76,083       (7,788)
---------------------------------------------------------------------------------------------------------------------------
            TOTAL MASSACHUSETTS                                        23,069,092     196,630        922,521      (47,942)
---------------------------------------------------------------------------------------------------------------------------
MINNESOTA
---------------------------------------------------------------------------------------------------------------------------
604128-3C-0    MINNESOTA ST                                             7,218,530     193,813                     (36,252)
---------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                                     2                              17            18          19         20         21
                                                                                     Amount of
                                                                                   Interest Due
                                                                                    and Accrued
                                                                                      Dec. 31
                                                                                       Current                            Effec-
                                                                        Increase      Year, on                             tive
                                                                       (Decrease)     Bonds in                             Rate
                                                                       by Foreign   Default as to   NAIC                    of
    CUSIP                                                               Exchange    Principal or    Desig-      Date       In-
Identification                         Description                     Adjustment     Interest      nation    Acquired    terest
--------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total Bonds - All Other Government - Issuer Obligations                                  XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - All Other Government Bonds                                                       XXX        XXX         XXX
--------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ALASKA
--------------------------------------------------------------------------------------------------------------------------------
011710-FT-2    ALASKA INDL DEV & EXPT AUTH                                                              1    10/31/2001    6.161
033161-DJ-6    ANCHORAGE ALASKA                                                                         1    06/24/2002    4.440
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL ALASKA                                                                              XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
130622-SD-6    CALIFORNIA STATE                                                                         1    08/28/1991    6.300
130623-NG-2    CALIFORNIA ST                                                                            1    09/26/1991    6.325
130624-EV-7    CALIFORNIA STATE MISC PURPOSES                                                           1    04/02/1991    6.750
798135-UK-3    SAN JOSE CALIF                                                                           1    07/11/2002    4.649
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL CALIFORNIA                                                                          XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
20772F-AR-1    CONNECTICUT STATE                                                                        1    01/05/2001    3.846
20772F-DH-0    CONNECTICUT STATE                                                                        1    01/05/2001    4.283
20772F-L6-5    CONNECTICUT ST FOR PREVIO                                                                1    08/22/2002    4.310
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL CONNECTICUT                                                                         XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------------------------
341422-6H-1    FLORIDA ST BRD ED CAP OUT                                                                1    03/06/2002    5.150
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL FLORIDA                                                                             XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------------------------------------------------------
373382-NG-1    GEORGIA STATE PUBLIC IMPRV                                                               1    09/16/1992    5.900
373382-PS-3    GEORGIA STATE SERIES B                                                                   1    12/27/2001    6.370
373383-DY-1    GEORGIA ST                                                                               1    10/31/2001    5.448
--------------------------------------------------------------------------------------------------------------------------------
            TOTAL GEORGIA                                                                             XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
HAWAII
--------------------------------------------------------------------------------------------------------------------------------
419779-KV-4    HAWAII ST                                                                                1    10/31/2001    5.043
419780-PX-3    HAWAII ST                                                                                1    06/11/2002    3.700
419780-VT-5    HAWAII ST                                                                                1    02/15/2002    5.060
419780-XZ-9    HAWAII ST                                                                               1Z    11/14/2002    4.460
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                                                                 XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------------------------------
167484-QJ-6    CHICAGO ILL (zero coupon bond)                                                          1Z    10/18/2002    5.390
452150-6C-4    ILLINOIS ST                                                                              1    02/01/2002    5.280
452150-FG-5    ILLINOIS ST                                                                              1    10/31/2001    6.014
452151-AR-4    ILLINOIS ST                                                                              1    09/03/2002    4.060
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                                               XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------------------------------------------------------
059185-NN-4    BALTIMORE MARYLAND                                                                       1    09/28/1994    5.502
574192-DF-4    MARYLAND ST                                                                              1    11/14/1994    6.746
574192-TQ-3    MARYLAND ST                                                                              1    08/01/2002    4.040
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                                                                               XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------------------
575827-4G-2    MASSACHUSETTS ST                                                                         1    01/09/2002    5.100
575827-RU-6    MASS ST CONS LN SER C                                                                    1    10/31/2001    4.848
575827-TT-7    MASSACHUSETTS ST CONS LN-SER MUNICIPAL                                                   1    07/11/2002    3.490
57582N-BX-2    MASSACHUSETTS ST                                                                         1    07/18/2002    4.560
--------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                                                          XXX           XXX      XXX
--------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
--------------------------------------------------------------------------------------------------------------------------------
604128-3C-0    MINNESOTA ST                                                                             1    06/21/2002    3.609
--------------------------------------------------------------------------------------------------------------------------------

                                      E08.1

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------------
      1                        2                   3       Interest          6           7            8              9
                                                         ------------
                                                           4       5                                           Book/Adjusted
    CUSIP                  Description                    Rate    How    Maturity      Option       Option       Carrying
Identification                                     *       of    Paid      Date         Date      Call Price       Value
----------------------------------------------------------------------------------------------------------------------------
604128-R5-9      MINNESOTA ST                            5.250    FA    08/01/2016                                6,201,756
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL MINNESOTA                                                                                 13,384,035
----------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------
646038-J2-6      NEW JERSEY ST                           6.000    JJ    07/15/2005                                7,111,786
646038-XA-2      NEW JERSEY ST                           6.000    FA    02/15/2013                                5,185,737
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW JERSEY                                                                                12,297,523
----------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------
649669-Y6-9      NEW YORK NY                             5.500    MN    05/15/2016   05/15/2011     100.000       3,050,427
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW YORK                                                                                   3,050,427
----------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------
658256-GU-0      NORTH CAROLINA ST                       5.000    MS    03/01/2007                                5,312,258
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL NORTH CAROLINA                                                                             5,312,258
----------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------
677518-6A-5      OHIO ST                                 5.375    MS    09/15/2017   03/15/2012     100.000       3,234,544
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                                                                                       3,234,544
----------------------------------------------------------------------------------------------------------------------------
OREGON
----------------------------------------------------------------------------------------------------------------------------
68607L-JB-4      OREGON ST                               5.125    AO    10/01/2031                                4,871,821
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL OREGON                                                                                     4,871,821
----------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------
745145-Q5-4      PUERTO RICE COMMONWEALTH                5.500    JJ    07/01/2014                                4,540,843
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL PUERTO RICO                                                                                4,540,843
----------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------
837107-WA-5      SOUTH CAROLINA ST                       5.500    AO    10/01/2008                                3,376,460
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL SOUTH CAROLINA                                                                             3,376,460
----------------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------------
880540-J7-5      TENNESSEE ST                            6.000    MN    05/01/2006                                2,065,464
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL TENNESSEE                                                                                  2,065,464
----------------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------------
944097-LX-0      WAXAHACHIE TEX INDPT SCH
                    (zero coupon bond)                           NONE   08/15/2030   08/15/2010      26.360       1,329,249
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                                                                                      1,329,249
----------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------
917542-KZ-4      UTAH ST                                 5.375    JJ    07/01/2012                                2,224,164
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL UTAH                                                                                       2,224,164
----------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------
939741-NH-3      WASHINGTON ST                           6.000    JD    06/01/2005                                2,536,624
939744-BU-1      WASHINGTON ST                           5.500    MS    09/01/2003                                2,239,210
939745-SL-0      WASHINGTON ST                           5.500    JJ    07/01/2014                                1,063,153
939745-ZC-2      WASHINGTON ST                           5.000    JJ    01/01/2018                                9,592,062
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                                                                                15,431,050
----------------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------------
977055-E6-5      WISCONSIN ST                            5.300    MN    11/01/2003                                2,001,067
977056-2B-5      WISCONSIN ST                            5.250    MN    05/01/2015   05/01/2012     100.000       3,135,001
977056-2K-5      WISCONSIN ST                            5.000    MN    05/01/2010                                5,762,524
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN                                                                                 10,898,592
----------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                                            196,608,427
----------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
      and Possessions - Issuer Obligations                                                                      196,608,427
----------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
      Possessions                                                                                               196,608,427
----------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ILLINOIS
----------------------------------------------------------------------------------------------------------------------------
167560-DE-8      CHICAGO ILL MET WTR RECLAMATION         7.000    JJ    01/01/2011                                  990,401
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      1                        2                        10          11          12            13                 Interest
                                                                                                        --------------------------
                                                                                                             14            15
                                                                                                         Amount Due
                                                                   Rate                                  and Accrued
                                                                  Used to                                Dec. 31 of       Gross
                                                                  Obtain                                Current Year     Amount
    CUSIP                  Description                 Par         Fair        Fair         Actual      on Bonds not    Received
Identification                                        Value        Value       Value         Cost        in Default    During Year
----------------------------------------------------------------------------------------------------------------------------------
604128-R5-9      MINNESOTA ST                        6,400,000   108.5540     6,947,456     6,189,120       140,000       336,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MINNESOTA                    13,045,000        XXX    14,394,773    13,407,650       333,813       336,000
----------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
----------------------------------------------------------------------------------------------------------------------------------
646038-J2-6      NEW JERSEY ST                       6,975,000   110.6190     7,715,675     7,227,565       192,975       418,500
646038-XA-2      NEW JERSEY ST                       5,200,000   118.6530     6,169,956     5,183,145       117,867       312,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW JERSEY                   12,175,000        XXX    13,885,631    12,410,710       310,842       730,500
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
649669-Y6-9      NEW YORK NY                         3,000,000   109.3130     3,279,390     3,055,352        21,083       165,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW YORK                      3,000,000        XXX     3,279,390     3,055,352        21,083       165,000
----------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
658256-GU-0      NORTH CAROLINA ST                   5,000,000   111.1460     5,557,300     5,355,650        83,333       125,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NORTH CAROLINA                5,000,000        XXX     5,557,300     5,355,650        83,333       125,000
----------------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------------
677518-6A-5      OHIO ST                             3,065,000   109.5280     3,357,033     3,242,494        48,508        82,372
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                          3,065,000        XXX     3,357,033     3,242,494        48,508        82,372
----------------------------------------------------------------------------------------------------------------------------------
OREGON
----------------------------------------------------------------------------------------------------------------------------------
68607L-JB-4      OREGON ST                           5,000,000   101.9560     5,097,800     4,869,250        64,063       277,604
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OREGON                        5,000,000        XXX     5,097,800     4,869,250        64,063       277,604
----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------------
745145-Q5-4      PUERTO RICE COMMONWEALTH            4,000,000   115.8210     4,632,840     4,555,280        87,389
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PUERTO RICO                   4,000,000        XXX     4,632,840     4,555,280        87,389
----------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
837107-WA-5      SOUTH CAROLINA ST                   3,000,000   114.9020     3,447,060     3,398,880        41,250        82,500
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL SOUTH CAROLINA                3,000,000        XXX     3,447,060     3,398,880        41,250        82,500
----------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------------------
880540-J7-5      TENNESSEE ST                        2,000,000   113.0550     2,261,100     2,085,724        20,000       120,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TENNESSEE                     2,000,000        XXX     2,261,100     2,085,724        20,000       120,000
----------------------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------------------
944097-LX-0      WAXAHACHIE TEX INDPT SCH
                    (zero coupon bond)               6,820,000    20.0590     1,368,024     1,324,580
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                         6,820,000        XXX     1,368,024     1,324,580
----------------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------------
917542-KZ-4      UTAH ST                             2,000,000   114.0020     2,280,040     2,231,900        49,569
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UTAH                          2,000,000        XXX     2,280,040     2,231,900        49,569
----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------
939741-NH-3      WASHINGTON ST                       2,500,000   110.1770     2,754,425     2,552,200        12,500       150,000
939744-BU-1      WASHINGTON ST                       2,235,000   102.8630     2,298,988     2,245,764        40,975       122,925
939745-SL-0      WASHINGTON ST                       1,000,000   114.3150     1,143,150     1,077,300        27,500        55,000
939745-ZC-2      WASHINGTON ST                      10,000,000   103.3470    10,334,700     9,574,571       250,000       500,000
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                   15,735,000        XXX    16,531,263    15,449,835       330,975       827,925
----------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------------------
977055-E6-5      WISCONSIN ST                        2,000,000   103.4070     2,068,140     2,002,194        17,667       106,000
977056-2B-5      WISCONSIN ST                        3,000,000   109.4070     3,282,210     3,141,180        26,250        65,625
977056-2K-5      WISCONSIN ST                        5,250,000   110.2970     5,790,593     5,783,190        43,750       131,250
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN                    10,250,000        XXX    11,140,943    10,926,564        87,667       302,875
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES               203,875,000        XXX   209,681,010   196,920,912     3,138,562     7,186,489
----------------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
      and Possessions - Issuer Obligations         203,875,000        XXX   209,681,010   196,920,912     3,138,562     7,186,489
----------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
      Possessions                                  203,875,000        XXX   209,681,010   196,920,912     3,138,562     7,186,489
----------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
167560-DE-8      CHICAGO ILL MET WTR RECLAMATION     1,000,000   123.4820     1,234,820       983,270        35,000        70,000
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      1                        2                       16          17            18            19            20          21
                                                                              Amount of
                                                                              Interest
                                                                               Due and
                                                                               Accrued
                                                                               Dec. 31
                                                                               Current
                                                                              Year, on
                                                                 Increase     Bonds in
                                                    Increase    (Decrease)     Default
                                                   (Decrease)   by Foreign      as to                                 Effective
    CUSIP                  Description                 by        Exchange     Principal        NAIC         Date       Rate of
Identification                                     Adjustment   Adjustment   or Interest   Designation    Acquired    Interest
-------------------------------------------------------------------------------------------------------------------------------
604128-R5-9      MINNESOTA ST                         11,099                                     1       10/31/2001     5.578
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MINNESOTA                     (25,152)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------------------
646038-J2-6      NEW JERSEY ST                       (48,455)                                    1       10/31/2001     5.166
646038-XA-2      NEW JERSEY ST                         2,419                                     1       10/31/2001     6.037
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW JERSEY                    (46,037)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------------------
649669-Y6-9      NEW YORK NY                          (4,176)                                    1       10/31/2001     5.249
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW YORK                       (4,176)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------------
658256-GU-0      NORTH CAROLINA ST                   (43,392)                                    1       05/09/2002     3.380
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NORTH CAROLINA                (43,392)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
OHIO
-------------------------------------------------------------------------------------------------------------------------------
677518-6A-5      OHIO ST                              (7,950)                                    1       06/05/2002     4.630
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                           (7,950)                                  XXX             XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
OREGON
-------------------------------------------------------------------------------------------------------------------------------
68607L-JB-4      OREGON ST                             2,521                                     1       12/21/2001     5.300
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OREGON                          2,521                                   XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
-------------------------------------------------------------------------------------------------------------------------------
745145-Q5-4      PUERTO RICE COMMONWEALTH            (14,437)                                    1       07/19/2002     4.020
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PUERTO RICO                   (14,437)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------------
837107-WA-5      SOUTH CAROLINA ST                   (22,420)                                    1       08/12/2002     3.100
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL SOUTH CAROLINA                (22,420)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
-------------------------------------------------------------------------------------------------------------------------------
880540-J7-5      TENNESSEE ST                        (17,385)                                    1       10/31/2001     4.923
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TENNESSEE                     (17,385)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------------------
944097-LX-0      WAXAHACHIE TEX INDPT SCH
                    (zero coupon bond)                 4,668                                    1Z       11/25/2002     3.998
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                           4,668                                   XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
UTAH
-------------------------------------------------------------------------------------------------------------------------------
917542-KZ-4      UTAH ST                              (7,736)                                    1       07/18/2002     3.949
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UTAH                           (7,736)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------------
939741-NH-3      WASHINGTON ST                       (13,461)                                    1       10/31/2001     5.346
939744-BU-1      WASHINGTON ST                        (5,684)                                    1       10/31/2001     5.208
939745-SL-0      WASHINGTON ST                        (3,982)                                    1       03/25/1999     4.780
939745-ZC-2      WASHINGTON ST                        17,352                                     1       12/28/2001     5.400
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                     (5,774)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
-------------------------------------------------------------------------------------------------------------------------------
977055-E6-5      WISCONSIN ST                           (951)                                    1       10/31/2001     5.234
977056-2B-5      WISCONSIN ST                         (6,179)                                    1       05/29/2002     4.650
977056-2K-5      WISCONSIN ST                        (20,666)                                  1PE       08/19/2002     3.480
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN                     (27,796)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                (282,231)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
   1199999 - Total Bonds - States, Territories
      and Possessions - Issuer Obligations          (282,231)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - States, Territories and
      Possessions                                   (282,231)                                  XXX              XXX       XXX
-------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
   ISSUER OBLIGATIONS
   UNITED STATES
   ILLINOIS
-------------------------------------------------------------------------------------------------------------------------------
167560-DE-8      CHICAGO ILL MET WTR RECLAMATION         760                                     1       06/11/1991     7.160
-------------------------------------------------------------------------------------------------------------------------------

                                      E08.2

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------
      1                           2                     3       Interest         6            7           8            9
                                                              ------------
                                                                4      5                               Option    Book/Adjusted
    CUSIP                                                      Rate    How    Maturity      Option      Call       Carrying
Identification               Description                *       of    Paid      Date         Date       Price        Value
------------------------------------------------------------------------------------------------------------------------------
167684-MS-5      CHICAGO ILL SCH FIN AUTH                     5.000    JD    06/01/2006   06/01/2004   102.000      3,103,947
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ILLINOIS                                                                                     4,094,348
------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
------------------------------------------------------------------------------------------------------------------------------
251129-ZZ-8      DETROIT MICH CITY SCH DIST                   5.125    MN    05/01/2031                             9,561,294
594610-TP-2      MICHIGAN ST ENVIRONMENTAL PROTN PROG         5.000    MN    11/01/2015                             4,976,929
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MICHIGAN                                                                                    14,538,223
------------------------------------------------------------------------------------------------------------------------------
NEVADA
------------------------------------------------------------------------------------------------------------------------------
181054-M7-9      CLARK CNTY SCH DIST                          5.250    JD    06/15/2015   06/15/2009   100.000     18,308,338
641459-FZ-0      NEVADA ST                                    5.300    JJ    07/01/2024                             3,711,256
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEVADA                                                                                      22,019,594
------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
------------------------------------------------------------------------------------------------------------------------------
562332-2V-7      MANCHESTER NEW HAMPSHIRE
                    (zero coupon bond)                                NONE   10/01/2004                             5,276,063
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW HAMPSHIRE                                                                                5,276,063
------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
------------------------------------------------------------------------------------------------------------------------------
161034-QY-2      CHARLOTTE N C                                5.000    FA    02/01/2007                             2,971,601
658256-DK-5      NORTH CAROLINA ST                            5.250    MS    03/01/2018   03/01/2009   102.000     11,162,984
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NORTH CAROLINA                                                                              14,134,585
------------------------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------------------------
006112-AU-0      ADAMS CNTY OHIO VY LOC SCH DIST              5.250    JD    12/01/2021                             1,756,673
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                                                                                         1,756,673
------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------------------
717813-AW-9      PHILADELPHIA PENN                            5,000    MN    05/15/2025                             1,834,339
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PENNSYLVANIA                                                                                 1,834,339
------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------------------------------
745144-2C-8      PUERTO RICO COMMONWEALTH                     5.375    JJ    07/01/2022                             2,797,762
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PUERTO RICO                                                                                  2,797,762
------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
------------------------------------------------------------------------------------------------------------------------------
821686-JH-6      SHELBY COUNTY TENN SERIES A                  5.100    MS    03/01/2022                             2,574,079
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TENNESSEE                                                                                    2,574,079
------------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------------
235218-KJ-2      DALLAS TEXAS                                 6.100    FA    02/15/2004   02/15/2003   100.000      2,700,000
265129-8T-6      DUNCANVILLE TEX INDPT SCH DIST               5.250    FA    02/15/2032                             9,368,781
349460-C9-4      FORT WORTH TEX INDPT SCH DIST                5.875    FA    02/15/2015   02/15/2010   100.000      1,101,232
442402-C4-3      HOUSTON TEX INDPT SCH DIST                   6.300    FA    08/15/2014                             3,172,972
442402-Q4-8      HOUSTON TEX INDPT SCH DIST                   5.250    FA    02/15/2018                             3,769,145
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                                                                                       20,112,130
------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
------------------------------------------------------------------------------------------------------------------------------
495278-RM-7      KING CNTY WASH SCH DIST NO 415 KENT          5.250    JD    12/01/2007                             1,465,399
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                                                                                   1,465,399
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                                                                               90,603,194
------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions -
      Issuer Obligations                                                                                           90,603,194
------------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds                                                                  90,603,194
------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
   ISSUER OBLIGATIONS
   UNITED STATES
   ALABAMA
------------------------------------------------------------------------------------------------------------------------------
010608-SX-6      ALABAMA ST PUB SCH & COLL                    5.125    MN    11/01/2016                             4,910,567
472682-EX-7      JEFFERSON CNTY ALA SWR REV                   5.700    FA    02/01/2019   02/01/2009   100.000      5,013,651
------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALABAMA                                                                                      9,924,218
------------------------------------------------------------------------------------------------------------------------------
ARIZONA
------------------------------------------------------------------------------------------------------------------------------
040654-EY-7      ARIZONA ST TRANSN BRD HWY REV                5.000    JJ    07/01/2010                             4,499,851
040654-KA-2      ARIZONA ST TRANS BRD HWY REV                 5.250    JJ    07/01/2019   07/01/2012   100.000      1,051,041
------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                           2                         10          11          12           13               Interest
                                                                                                          ----------------------
                                                                                                              14           15
                                                                                                            Amount
                                                                                                           Due and
                                                                                                           Accrued
                                                                                                           Dec. 31
                                                                       Rate                                   of         Gross
                                                                     Used to                               Current      Amount
                                                                      Obtain                               Year on     Received
    CUSIP                                                              Fair        Fair        Actual     Bonds not     During
Identification               Description                Par Value      Value       Value        Cost      in Default     Year
--------------------------------------------------------------------------------------------------------------------------------
167684-MS-5      CHICAGO ILL SCH FIN AUTH                3,000,000   106.6580    3,199,740    3,125,820       12,500     150,000
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ILLINOIS                          4,000,000        XXX    4,434,560    4,109,090       47,500     220,000
--------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
--------------------------------------------------------------------------------------------------------------------------------
251129-ZZ-8      DETROIT MICH CITY SCH DIST             10,000,000   101.7600   10,176,000    9,554,100       85,417     555,208
594610-TP-2      MICHIGAN ST ENVIRONMENTAL PROTN PROG    5,000,000   112.1950    5,609,750    4,974,766       41,667     250,000
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MICHIGAN                         15,000,000        XXX   15,785,750   14,528,866      127,083     805,208
--------------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------------
181054-M7-9      CLARK CNTY SCH DIST                    18,000,000   108.4090   19,513,620   18,362,158       42,000     945,000
641459-FZ-0      NEVADA ST                               3,900,000   102.6320    4,002,648    3,704,596      103,350     206,700
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEVADA                           21,900,000        XXX   23,516,268   22,066,754      145,350   1,151,700
--------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
--------------------------------------------------------------------------------------------------------------------------------
562332-2V-7      MANCHESTER NEW HAMPSHIRE
                    (zero coupon bond)                   5,850,000    97.2670    5,690,120    4,970,488
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW HAMPSHIRE                     5,850,000        XXX    5,690,120    4,970,488
--------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------------
161034-QY-2      CHARLOTTE N C                           3,000,000   111.0250    3,330,750    2,963,850       62,500     150,000
658256-DK-5      NORTH CAROLINA ST                      11,750,000   114.7980   13,488,765   11,037,515      205,625     616,875
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NORTH CAROLINA                   14,750,000        XXX   16,819,515   14,001,365      268,125     766,875
--------------------------------------------------------------------------------------------------------------------------------
OHIO
--------------------------------------------------------------------------------------------------------------------------------
006112-AU-0      ADAMS CNTY OHIO VY LOC SCH DIST         1,925,000   103.6280    1,994,839    1,749,544        8,422     101,063
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                              1,925,000        XXX    1,994,839    1,749,544        8,422     101,063
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------------
717813-AW-9      PHILADELPHIA PENN                       2,000,000   100.8370    2,016,740    1,829,094       12,778     100,000
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PENNSYLVANIA                      2,000,000        XXX    2,016,740    1,829,094       12,778     100,000
--------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
--------------------------------------------------------------------------------------------------------------------------------
745144-2C-8      PUERTO RICO COMMONWEALTH                3,000,000   105.0880    3,152,640    2,788,958       80,625     161,250
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PUERTO RICO                       3,000,000        XXX    3,152,640    2,788,958       80,625     161,250
--------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------------------
821686-JH-6      SHELBY COUNTY TENN SERIES A             2,600,000   102.1450    2,655,770    2,572,563       44,200     132,600
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TENNESSEE                         2,600,000        XXX    2,655,770    2,572,563       44,200     132,600
--------------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------------
235218-KJ-2      DALLAS TEXAS                            2,700,000   100.5920    2,715,984    2,700,000       62,220     164,700
265129-8T-6      DUNCANVILLE TEX INDPT SCH DIST          9,650,000   102.7870    9,918,946    9,365,229      548,844
349460-C9-4      FORT WORTH TEX INDPT SCH DIST           1,100,000   113.5710    1,249,281    1,101,232       24,414      64,625
442402-C4-3      HOUSTON TEX INDPT SCH DIST              3,000,000   121.5190    3,645,570    3,184,149       71,400     189,000
442402-Q4-8      HOUSTON TEX INDPT SCH DIST              4,000,000   106.0550    4,242,200    3,747,322       79,333     210,000
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                            20,450,000        XXX   21,771,981   20,097,932      786,211     628,325
--------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------------------
495278-RM-7      KING CNTY WASH SCH DIST NO 415 KENT     1,500,000   111.5580    1,673,370    1,458,198        6,563      78,750
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                        1,500,000        XXX    1,673,370    1,458,198        6,563      78,750
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                    92,975,000        XXX   99,511,552   90,172,851    1,526,856   4,145,771
--------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions -
      Issuer Obligations                                92,975,000        XXX   99,511,552   90,172,851    1,526,856   4,145,771
--------------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds       92,975,000        XXX   99,511,552   90,172,851    1,526,856   4,145,771
--------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
   ISSUER OBLIGATIONS
   UNITED STATES
   ALABAMA
--------------------------------------------------------------------------------------------------------------------------------
010608-SX-6      ALABAMA ST PUB SCH & COLL               5,000,000   106.5810    5,329,050    4,904,845       42,708     256,250
472682-EX-7      JEFFERSON CNTY ALA SWR REV              5,000,000   109.6810    5,484,050    5,014,500      118,750     285,000
--------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALABAMA                          10,000,000        XXX   10,813,100    9,919,345      161,458     541,250
--------------------------------------------------------------------------------------------------------------------------------
ARIZONA
--------------------------------------------------------------------------------------------------------------------------------
040654-EY-7      ARIZONA ST TRANSN BRD HWY REV           4,535,000   111.4240    5,053,078    4,494,524      113,375     226,750
040654-KA-2      ARIZONA ST TRANS BRD HWY REV            1,000,000   107.5340    1,075,340    1,051,650       11,083
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      1                           2                         16           17           18          19            20          21
                                                                                  Amount of
                                                                                   Interest
                                                                                   Due and
                                                                                   Accrued
                                                                                   Dec. 31
                                                                                   Current
                                                                                   Year, on
                                                                      Increase     Bonds in
                                                                     (Decrease)    Default
                                                         Increase        by         as to                                Effective
                                                        (Decrease)    Foreign     Principal                                Rate
    CUSIP                                                   by        Exchange       or           NAIC         Date         of
Identification               Description                Adjustment   Adjustment    Interest   Designation    Acquired    Interest
----------------------------------------------------------------------------------------------------------------------------------
167684-MS-5      CHICAGO ILL SCH FIN AUTH                (21,873)                                   1       04/02/2002     3.850
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ILLINOIS                          (21,113)                                 XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
----------------------------------------------------------------------------------------------------------------------------------
251129-ZZ-8      DETROIT MICH CITY SCH DIST                7,012                                    1       12/18/2001     5.430
594610-TP-2      MICHIGAN ST ENVIRONMENTAL PROTN PROG      1,953                                    1       10/31/2001     5.049
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL MICHIGAN                            8,965                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------------------
181054-M7-9      CLARK CNTY SCH DIST                     (39,307)                                   1       12/27/2001     4.937
641459-FZ-0      NEVADA ST                                 5,874                                    1       10/31/2001     5.709
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEVADA                            (33,434)                                 XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
NEW HAMPSHIRE
----------------------------------------------------------------------------------------------------------------------------------
562332-2V-7      MANCHESTER NEW HAMPSHIRE
                    (zero coupon bond)                   302,317                                    1       12/27/2001     5.989
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NEW HAMPSHIRE                     302,317                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
161034-QY-2      CHARLOTTE  N C                            6,788                                    1       10/31/2001     5.261
658256-DK-5      NORTH CAROLINA  ST                      121,055                                    1       10/31/2001     6.516
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL NORTH CAROLINA                    127,843                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------------
006112-AU-0      ADAMS CNTY OHIO VY LOC SCH D IST          6,201                                    1       10/31/2001     6.098
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL OHIO                                6,201                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------------------
717813-AW-9      PHILADELPHIA PENN                         4,562                                    1       10/31/2001     5.691
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PENNSYLVANIA                        4,562                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------------
745144-2C-8      PUERTO RICO COMMONWEALTH                  7,705                                    2       10/31/2001     6.023
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL PUERTO RICO                         7,705                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------------------
821686-JH-6      SHELBY COUNTY TENN SERIES A               1,380                                    1       10/31/2001     5.185
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TENNESSEE                           1,380                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------------------
235218-KJ-2      DALLAS TEXAS                                                                       1       10/28/1992     6.098
265129-8T-6      DUNCANVILLE TEX INDPT SCH DIST            3,348                                    1       12/14/2001     5.449
349460-C9-4      FORT WORTH TEX INDPT SCH DIST                19                                    1       10/31/2001     5.854
442402-C4-3      HOUSTON TEX  INDPT SCH DIST              (9,532)                                   1       10/31/2001     5.618
442402-Q4-8      HOUSTON TEX INDPT SCH DIST                9,919                                  1PE       10/31/2001     5.830
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL TEXAS                               3,754                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------
495278-RM-7      KING CNTY WASH SCH DIST NO 415 KENT       6,264                                    1       10/31/2001     5.796
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                          6,264                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL UNITED STATES                     414,445                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
   1899999 - Total Bonds - Political Subdivisions -
      Issuer Obligations                                 414,445                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Political Subdivisions Bonds        414,445                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
   ISSUER OBLIGATIONS
   UNITED STATES
   ALABAMA
----------------------------------------------------------------------------------------------------------------------------------
010608-SX-6      ALABAMA ST PUB SCH & COLL                 5,017                                  1PE       10/31/2001     5.309
472682-EX-7      JEFFERSON CNTY ALA SWR REV                 (584)                                   1       10/31/2001     5.646
----------------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALABAMA                             4,433                                  XXX              XXX       XXX
----------------------------------------------------------------------------------------------------------------------------------
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
040654-EY-7      ARIZONA ST TRANSN BRD HWY REV             4,727                                    1       10/31/2001     5.126
040654-KA-2      ARIZONA ST TRANS BRD HWY REV               (609)                                  1Z       10/31/2002     4.578
----------------------------------------------------------------------------------------------------------------------------------

                                      E08.3

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------------
      1                                   2                                3      Interest          6            7             8
                                                                                ------------
                                                                                  4       5
    CUSIP                                                                       Rate    How     Maturity                    Option
Identification                       Description                          *      of     Paid      Date      Option Date   Call Price
------------------------------------------------------------------------------------------------------------------------------------
71883M-CV-4      PHOENIX CIVIC-AM                                               5.500   JJ     07/01/2009    07/01/2007     100.000
79575D-BS-8      SALT RIVER PROJ ARIZ AGRIC IMPT & PWR                          5.750   JJ     01/01/2010
79575D-PC-8      SALT RIVER PROJ ARIZ AGRI                                      5.000   JJ     01/01/2020    01/01/2013     100.000
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA
------------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------------------
03255L-AB-5      ANAHEIM CALIF PUB FING AUTH LEASE                              5.000   MS     09/01/2027
13033E-W4-1      CALIFORNIA HSG FIN AGY REV SER A                               5.400   FA     08/01/2018    08/01/2010     100.000
13066K-EL-9      CALIFORNIA ST DEPT WTR RES CENT                                5.375   JD     12/01/2027
544712-RB-0      LOS ANGELES CNTY CALIF MET TRAN                                5.250   JJ     07/01/2030
592663-RS-9      METROPOLITAN WTR DIST SOUTHN                                   5.000   JJ     07/01/2027
798111-DC-1      SAN JOAQUIN HILLS CALIF TRANSN CORR (zero coupon bond)                 NONE   01/15/2028
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL CALIFORNIA
------------------------------------------------------------------------------------------------------------------------------------
COLORADO
------------------------------------------------------------------------------------------------------------------------------------
196454-DR-0      COLORADO DEPT TRANS REV                                        5.375   JD     06/15/2016    06/15/2012     101.000
26822L-BG-8      E-470 PUB HWY AUTH COLO REV (zero coupon bond)                         NONE   09/01/2021
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL COLORADO
------------------------------------------------------------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------------------------------------------------------------
115065-JK-1      BROWARD CNTY FLA SCH BRD CTFS                                  5.000   JJ     07/01/2026
233620-DL-4      DADE CNTY FLA WTR & SWR SYS REV                                5.500   AO     10/01/2025
341507-AT-8      FLORIDA ST BRD ED LOTTERY REV                                  5.000   JJ     07/01/2016
362848-KV-4      GAINSVILLE FLA UTILS SYS RE                                    5.200   AO     10/01/2022
43232Y-AP-0      HILLSBOROUGH CNTY FLA INDL DEV AUTH                            5.500   MS     09/01/2016    09/01/2012     100.000
684212-CZ-4      ORANGE CNTY CALIF ARPT RE                                      5.375   JJ     07/01/2009    07/01/2007     102.000
686509-TS-9      ORLANDO FLA UTILS COMMN WTR                                    6.750   AO     10/01/2017
875128-EV-8      TAMPA BAY WTR FLA UTIL SYS                                     5.000   AO     10/01/2022
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA
------------------------------------------------------------------------------------------------------------------------------------
GEORGIA
------------------------------------------------------------------------------------------------------------------------------------
240523-QS-2      DE KALB CNTY GA WTR & SWR                                      5.125   AO     10/01/2031
360064-LR-8      FULTON CNTY GA SCH DIST                                        6.100   MN     05/01/2003
373538-NM-5      GEORGIA ST HSG & FIN AUTH REV                                  5.850   JD     12/01/2028    06/01/2009     100.000
373587-BJ-2      GEORGIA ST RD & TWY AUTH                                       5.375   MS     03/01/2015    03/01/2012     100.000
403760-CP-4      GWINNETT CNTY GA WTR & SE                                      5.250   FA     08/01/2024    08/01/2012     100.000
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL GEORGIA
------------------------------------------------------------------------------------------------------------------------------------
HAWAII
------------------------------------------------------------------------------------------------------------------------------------
438701-CL-6      HONOLULU HAWAII CITY & CNTY WASTEWTR                           5.125   JJ     07/01/2031
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII
------------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------------------------------
167727-GS-9      CHICAGO ILL WASTEWATER TRANS REV                               5.250   JJ     01/01/2028    01/01/2010     100.000
167736-RK-5      CHICAGO ILL WTR REV                                            5.000   MN     11/01/2026
452245-AR-4      ILLINOIS ST TOLL HWY AUTH                                      6.300   JJ     01/01/2012
592247-KT-6      METROPOLITAN PIER & EXPOSITION AUTH ILL                        5.250   JD     06/15/2027
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS
------------------------------------------------------------------------------------------------------------------------------------
INDIANA
------------------------------------------------------------------------------------------------------------------------------------
455141-EA-5      INDIANA TRANSN FIN AUTH HWY REV (zero coupon bond)                     NONE   12/01/2015
455280-4T-1      INDIANAPOLIS IND LOC PUB IMP                                   5.500   JJ     01/01/2014    07/01/2012     100.000
455280-4V-6      INDIANAPOLIS IND LOC PUB IMP                                   5.500   JJ     01/01/2015    07/01/2012     100.000
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA
------------------------------------------------------------------------------------------------------------------------------------
KANSAS
------------------------------------------------------------------------------------------------------------------------------------
485424-GU-3      KANSAS ST DEPT TRANSN HWY                                      5.750   MS     09/01/2012    09/01/2010     100.000
------------------------------------------------------------------------------------------------------------------------------------
         TOTAL KANSAS
------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                                   2                                     9             10          11          12
                                                                                                         Rate
                                                                                                         Used
                                                                                                          to
                                                                          Book/Adjusted                 Obtain
    CUSIP                                                                    Carrying        Par         Fair        Fair
Identification                       Description                              Value         Value        Value       Value
----------------------------------------------------------------------------------------------------------------------------
71883M-CV-4      PHOENIX CIVIC-AM                                            3,981,922     3,820,000   108.2390    4,134,730
79575D-BS-8      SALT RIVER PROJ ARIZ AGRIC IMPT & PWR                       2,193,678     2,150,000   115.7430    2,488,475
79575D-PC-8      SALT RIVER PROJ ARIZ AGRI                                   2,091,288     2,000,000   104.4830    2,089,660
----------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                                                      13,817,780    13,505,000        XXX   14,841,283
----------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
----------------------------------------------------------------------------------------------------------------------------
03255L-AB-5      ANAHEIM CALIF PUB FING AUTH LEASE                           4,304,335     4,750,000   101.2770    4,810,658
13033E-W4-1      CALIFORNIA HSG FIN AGY REV SER A                            2,000,000     2,000,000   104.6520    2,093,040
13066K-EL-9      CALIFORNIA ST DEPT WTR RES CENT                             2,013,689     2,075,000   103.7860    2,153,560
544712-RB-0      LOS ANGELES CNTY CALIF MET TRAN                             2,467,739     2,500,000   103.5340    2,588,350
592663-RS-9      METROPOLITAN WTR DIST SOUTHN                                3,268,274     3,500,000   100.5030    3,517,605
798111-DC-1      SAN JOAQUIN HILLS CALIF TRANSN CORR (zero coupon bond)      1,588,162     6,175,000    26.7260    1,650,331
----------------------------------------------------------------------------------------------------------------------------
         TOTAL CALIFORNIA                                                   15,642,198    21,000,000        XXX   16,813,543
----------------------------------------------------------------------------------------------------------------------------
COLORADO
----------------------------------------------------------------------------------------------------------------------------
196454-DR-0      COLORADO DEPT TRANS REV                                     2,667,425     2,500,000   110.8390    2,770,975
26822L-BG-8      E-470 PUB HWY AUTH COLO REV (zero coupon bond)              2,308,835     6,295,000    38.2860    2,410,104
----------------------------------------------------------------------------------------------------------------------------
         TOTAL COLORADO                                                      4,976,261     8,795,000        XXX    5,181,079
----------------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------------
115065-JK-1      BROWARD CNTY FLA SCH BRD CTFS                               8,841,273     9,000,000   101.3830    9,124,470
233620-DL-4      DADE CNTY FLA WTR & SWR SYS REV                             6,594,692     7,000,000   104.7470    7,332,290
341507-AT-8      FLORIDA ST BRD ED LOTTERY REV                               4,991,430     5,000,000   105.0900    5,254,500
362848-KV-4      GAINSVILLE FLA UTILS SYS RE                                 8,356,569     9,000,000   102.9630    9,266,670
43232Y-AP-0      HILLSBOROUGH CNTY FLA INDL DEV AUTH                         2,410,257     2,230,000   111.3590    2,483,306
684212-CZ-4      ORANGE CNTY CALIF ARPT RE                                   4,161,531     3,825,000   110.0500    4,209,413
686509-TS-9      ORLANDO FLA UTILS COMMN WTR                                 2,217,704     2,000,000   126.4630    2,529,260
875128-EV-8      TAMPA BAY WTR FLA UTIL SYS                                  4,878,084     5,000,000   102.4850    5,124,250
----------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                      42,451,541    43,055,000        XXX   45,324,158
----------------------------------------------------------------------------------------------------------------------------
GEORGIA
----------------------------------------------------------------------------------------------------------------------------
240523-QS-2      DE KALB CNTY GA WTR & SWR                                   4,888,468     5,000,000   102.0340    5,101,700
360064-LR-8      FULTON CNTY GA SCH DIST                                     3,998,705     4,000,000   101.6330    4,065,320
373538-NM-5      GEORGIA ST HSG & FIN AUTH REV                               1,829,786     1,830,000   103.7570    1,898,753
373587-BJ-2      GEORGIA ST RD & TWY AUTH                                    7,637,182     7,000,000   111.3530    7,794,710
403760-CP-4      GWINNETT CNTY GA WTR & SE                                   5,024,243     5,000,000   104.8300    5,241,500
----------------------------------------------------------------------------------------------------------------------------
         TOTAL GEORGIA                                                      23,378,384    22,830,000        XXX   24,101,983
----------------------------------------------------------------------------------------------------------------------------
HAWAII
----------------------------------------------------------------------------------------------------------------------------
438701-CL-6      HONOLULU HAWAII CITY & CNTY WASTEWTR                       10,461,985    10,500,000   101.5000   10,657,500
----------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                                       10,461,985    10,500,000       XXX    10,657,500
----------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------
167727-GS-9      CHICAGO ILL WASTEWATER TRANS REV                            2,504,611     2,500,000   102.3500    2,558,750
167736-RK-5      CHICAGO ILL WTR REV                                         7,782,822     8,000,000   100.6320    8,050,560
452245-AR-4      ILLINOIS ST TOLL HWY AUTH                                   2,354,745     2,000,000   118.5040    2,370,080
592247-KT-6      METROPOLITAN PIER & EXPOSITION AUTH ILL                     4,791,477     5,000,000   101.9480    5,097,400
----------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                     17,433,656    17,500,000        XXX   18,076,790
----------------------------------------------------------------------------------------------------------------------------
INDIANA
----------------------------------------------------------------------------------------------------------------------------
455141-EA-5      INDIANA TRANSN FIN AUTH HWY REV (zero coupon bond)          1,818,076     3,500,000    55.0170    1,925,595
455280-4T-1      INDIANAPOLIS IND LOC PUB IMP                                2,142,045     2,000,000   112.7700    2,255,400
455280-4V-6      INDIANAPOLIS IND LOC PUB IMP                                1,594,640     1,500,000   112.0950    1,681,425
----------------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                       5,554,760     7,000,000        XXX    5,862,420
----------------------------------------------------------------------------------------------------------------------------
KANSAS
----------------------------------------------------------------------------------------------------------------------------
485424-GU-3      KANSAS ST DEPT TRANSN HWY                                   7,860,770     7,000,000   114.7920    8,035,440
----------------------------------------------------------------------------------------------------------------------------
         TOTAL KANSAS                                                        7,860,770     7,000,000        XXX    8,035,440
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
      1                                   2                                   13                Interest                16
                                                                                       --------------------------
                                                                                           14             15
                                                                                        Amount Due
                                                                                       and Accrued
                                                                                        Dec. 31 of
                                                                                       Current Year      Gross       Increase
                                                                                         on Bonds       Amount      (Decrease)
    CUSIP                                                                   Actual        not in       Received         by
Identification                       Description                             Cost        Default      During Year   Adjustment
------------------------------------------------------------------------------------------------------------------------------
71883M-CV-4      PHOENIX CIVIC-AM                                          4,002,443     105,050          35,017     (20,521)
79575D-BS-8      SALT RIVER PROJ ARIZ AGRIC IMPT & PWR                     2,198,987      61,813         123,625      (4,540)
79575D-PC-8      SALT RIVER PROJ ARIZ AGRI                                 2,093,060      26,389                      (1,772)
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                                                    13,840,664     317,710         385,392     (22,715)
------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------------
03255L-AB-5      ANAHEIM CALIF PUB FING AUTH LEASE                         4,293,162      79,167         237,500       9,758
13033E-W4-1      CALIFORNIA HSG FIN AGY REV SER A                          2,000,000      45,000         108,000
13066K-EL-9      CALIFORNIA ST DEPT WTR RES CENT                           2,011,475       9,294         111,531       1,966
544712-RB-0      LOS ANGELES CNTY CALIF MET TRAN                           2,467,150      65,625          65,625         589
592663-RS-9      METROPOLITAN WTR DIST SOUTHN                              3,259,905      87,500         175,000       7,327
798111-DC-1      SAN JOAQUIN HILLS CALIF TRANSN CORR (zero coupon bond)    1,490,565                                  83,840
------------------------------------------------------------------------------------------------------------------------------
         TOTAL CALIFORNIA                                                 15,522,257     286,586         697,656     103,480
------------------------------------------------------------------------------------------------------------------------------
COLORADO
------------------------------------------------------------------------------------------------------------------------------
196454-DR-0      COLORADO DEPT TRANS REV                                   2,673,700       5,972          64,948      (6,275)
26822L-BG-8      E-470 PUB HWY AUTH COLO REV (zero coupon bond)            2,168,218                                 120,788
------------------------------------------------------------------------------------------------------------------------------
         TOTAL COLORADO                                                    4,841,918       5,972          64,948     114,513
------------------------------------------------------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------------------------------------------------------
115065-JK-1      BROWARD CNTY FLA SCH BRD CTFS                             8,837,730     225,000         225,000       3,543
233620-DL-4      DADE CNTY FLA WTR & SWR SYS REV                           6,582,865      96,250         385,000      10,369
341507-AT-8      FLORIDA ST BRD ED LOTTERY REV                             4,989,882     125,000         250,000       1,470
362848-KV-4      GAINSVILLE FLA UTILS SYS RE                               8,329,933     117,000         468,000      23,146
43232Y-AP-0      HILLSBOROUGH CNTY FLA INDL DEV AUTH                       2,412,280      16,013                      (2,023)
684212-CZ-4      ORANGE CNTY CALIF ARPT RE                                 4,183,556     102,797                     (22,024)
686509-TS-9      ORLANDO FLA UTILS COMMN WTR                               2,231,986      33,750         135,000     (12,219)
875128-EV-8      TAMPA BAY WTR FLA UTIL SYS                                4,873,550      62,500         250,000       4,525
------------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                    42,441,782     778,310       1,713,000       6,786
------------------------------------------------------------------------------------------------------------------------------
GEORGIA
------------------------------------------------------------------------------------------------------------------------------
240523-QS-2      DE KALB CNTY GA WTR & SWR                                 4,886,450      64,063         256,250       2,018
360064-LR-8      FULTON CNTY GA SCH DIST                                   3,967,320      40,667         244,000       3,795
373538-NM-5      GEORGIA ST HSG & FIN AUTH REV                             1,829,576       8,921         107,582         208
373587-BJ-2      GEORGIA ST RD & TWY AUTH                                  7,662,550     125,417         282,188     (25,368)
403760-CP-4      GWINNETT CNTY GA WTR & SE                                 5,025,000     109,375          65,625        (757)
------------------------------------------------------------------------------------------------------------------------------
         TOTAL GEORGIA                                                    23,370,896     348,442         955,644     (20,105)
------------------------------------------------------------------------------------------------------------------------------
HAWAII
------------------------------------------------------------------------------------------------------------------------------
438701-CL-6      HONOLULU HAWAII CITY & CNTY WASTEWTR                     10,459,472     269,063         517,198       2,389
------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                                     10,459,472     269,063         517,198       2,389
------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------------------------
167727-GS-9      CHICAGO ILL WASTEWATER TRANS REV                          2,504,678      65,625         131,250           6
167736-RK-5      CHICAGO ILL WTR REV                                       7,777,920      66,667         366,667       4,902
452245-AR-4      ILLINOIS ST TOLL HWY AUTH                                 2,359,000      63,000                      (4,255)
592247-KT-6      METROPOLITAN PIER & EXPOSITION AUTH ILL                   4,785,534      11,667         262,500       5,271
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                   17,427,132     206,958         760,417       5,925
------------------------------------------------------------------------------------------------------------------------------
INDIANA
------------------------------------------------------------------------------------------------------------------------------
455141-EA-5      INDIANA TRANSN FIN AUTH HWY REV (zero coupon bond)        1,713,397                                  89,895
455280-4T-1      INDIANAPOLIS IND LOC PUB IMP                              2,149,800      55,000          18,639      (7,755)
455280-4V-6      INDIANAPOLIS IND LOC PUB IMP                              1,599,765      41,250          13,979      (5,125)
------------------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                     5,462,962      96,250          32,618      77,014
------------------------------------------------------------------------------------------------------------------------------
KANSAS
------------------------------------------------------------------------------------------------------------------------------
485424-GU-3      KANSAS ST DEPT TRANSN HWY                                 7,909,300     134,167         201,250     (48,530)
------------------------------------------------------------------------------------------------------------------------------
         TOTAL KANSAS                                                      7,909,300     134,167         201,250     (48,530)
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
      1                                   2                                   17            18           19         20           21
                                                                                         Amount of
                                                                                       Interest Due
                                                                                        and Accrued
                                                                                          Dec. 31
                                                                                          Current                            Effec-
                                                                           Increase      Year, on                             tive
                                                                          (Decrease)     Bonds in                             Rate
                                                                          by Foreign   Default as to    NAIC                   of
    CUSIP                                                                  Exchange     Principal or   Desig-      Date       In-
Identification                       Description                          Adjustment      Interest      ation    Acquired    terest
-----------------------------------------------------------------------------------------------------------------------------------
71883M-CV-4      PHOENIX CIVIC-AM                                                                         1     04/19/2002    4.450
79575D-BS-8      SALT RIVER PROJ ARIZ AGRIC IMPT & PWR                                                    1     10/31/2001    5.398
79575D-PC-8      SALT RIVER PROJ ARIZ AGRI                                                                1     09/13/2002    4.430
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                                                                                  XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-----------------------------------------------------------------------------------------------------------------------------------
03255L-AB-5      ANAHEIM CALIF PUB F ING AUTH LEASE                                                       1     10/31/2001    5.729
13033E-W4-1      CALIFORNIA HSG FIN AGY REV SER A                                                         1     10/31/2001    5.396
13066K-EL-9      CALIFORNIA ST DEPT WTR RES CENT                                                          1     10/31/2001    5.618
544712-RB-0      LOS ANGELES CNTY CALIF MET TRAN                                                          1     04/03/2002    5.340
592663-RS-9      METROPOLITAN WTR DIST SOUTHN                                                             1     10/31/2001    5.563
798111-DC-1      SAN JOAQUIN HILLS CALIF TRANSN CORR (zero coupon bond)                                   1     10/31/2001    5.497
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL CALIFORNIA                                                                               XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
COLORADO
-----------------------------------------------------------------------------------------------------------------------------------
196454-DR-0      COLORADO DEPT TRANS REV                                                                  1     06/11/2002    4.580
26822L-BG-8      E-470 PUB HWY AUTH COLO REV (zero coupon bond)                                           1     10/31/2001    5.446
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL COLORADO                                                                                 XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
-----------------------------------------------------------------------------------------------------------------------------------
115065-JK-1      BROWARD CNTY FLA SCH BRD CTFS                                                            1     01/22/2002    5.130
233620-DL-4      DADE CNTY FLA WTR & SWR SYS REV                                                          1     10/31/2001    5.979
341507-AT-8      FLORIDA ST BRD ED LOTTERY REV                                                            1     10/31/2001    5.018
362848-KV-4      GAINSVILLE FLA UTILS SYS RE                                                            1PE     10/31/2001    5.867
43232Y-AP-0      HILLSBOROUGH CNTY FLA INDL DEV AUTH                                                     1Z     10/21/2002    4.462
684212-CZ-4      ORANGE CNTY CALIF ARPT RE                                                                1     07/25/2002    3.650
686509-TS-9      ORLANDO FLA UTILS COMMN WTR                                                              1     10/31/2001    5.492
875128-EV-8      TAMPA BAY WTR FLA UTIL SYS                                                               1     12/28/2001    5.199
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                                                  XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
GEORGIA
-----------------------------------------------------------------------------------------------------------------------------------
240523-QS-2      DE KALB CNTY GA WTR & SWR                                                                1     01/03/2002    5.277
360064-LR-8      FULTON CNTY GA SCH DIST                                                                  1     12/05/1991    6.200
373538-NM-5      GEORGIA ST HSG & FIN AUTH REV                                                            1     10/31/2001    5.849
373587-BJ-2      GEORGIA ST RD & TWY AUTH                                                                 1     07/15/2002    4.170
403760-CP-4      GWINNETT CNTY GA WTR & SE                                                                1     05/22/2002    5.185
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL GEORGIA                                                                                  XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
HAWAII
-----------------------------------------------------------------------------------------------------------------------------------
438701-CL-6      HONOLULU HAWAII CITY & CNTY WASTEWTR                                                   1PE     10/31/2001    5.149
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                                                                   XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-----------------------------------------------------------------------------------------------------------------------------------
167727-GS-9      CHICAGO ILL WASTEWATER TRANS REV                                                         1     10/31/2001    5.218
167736-RK-5      CHICAGO ILL WTR REV                                                                      1     01/17/2002    5.200
452245-AR-4      ILLINOIS ST TOLL HWY AUTH                                                              1PE     11/07/2006    3.940
592247-KT-6      METROPOLITAN PIER & EXPOSITION AUTH ILL                                                  1     10/31/2001    5.569
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                                                 XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
INDIANA
-----------------------------------------------------------------------------------------------------------------------------------
455141-EA-5      INDIANA TRANSN FIN AUTH HWY REV (zero coupon bond)                                       1     10/31/2001    5.136
455280-4T-1      INDIANAPOLIS IND LOC PUB IMP                                                             1     04/17/2002    4.570
455280-4V-6      INDIANAPOLIS IND LOC PUB IMP                                                             1     04/17/2002    4.670
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                                                  XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------
KANSAS
-----------------------------------------------------------------------------------------------------------------------------------
485424-GU-3      KANSAS ST DEPT TRANSN HWY                                                                1     06/24/2002    3.880
-----------------------------------------------------------------------------------------------------------------------------------
         TOTAL KANSAS                                                                                   XXX            XXX      XXX
-----------------------------------------------------------------------------------------------------------------------------------

                                      E08.4

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1                                   2                            3        Interest         6            7             8
                                                                             ------------
                                                                               4       5
    CUSIP                                                                    Rate    How     Maturity                    Option
Identification                      Description                        *      of     Paid      Date      Option Date   Call Price
---------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------------------------
546589-CR-1      LOUISVILLE & JEFFERSON CNTY KY MET                          5.200   MN     05/15/2026
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL KENTUCKY
---------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------------
575567-JW-3      MASSACHUSETTS BAY TRANSN AUTH MASS                          4.750   MS     03/01/2021
575577-AV-3      MASSACHUSETTS BAY TRANSN                                    5.250   JJ     07/01/2030
57585K-N4-6      MASSACHUSETTS ST HLTH & EDL                                 5.000   MN     05/15/2022
57585K-TW-8      MASSACHUSETTS ST HLTH & EDL                                 5.000   JJ     07/01/2025   07/01/2021      100.000
576018-AK-1      MASSACHUSETTS ST TPK AUTH MET HWY (zero coupon bond)                NONE   01/01/2028
57604P-KV-5      MASSACHUSETTS ST WTR POLLUNT                                5.000   FA     08/01/2016   08/01/2012      100.000
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------------------
594614-MQ-9      MICHIGAN ST BLDG AUTH REV                                   5.250   AO     10/15/2015   10/15/2011      100.000
594614-RD-3      MICHIGAN ST BLDG AUTH REV                                   5.500   AO     10/15/2018   10/15/2011      100.000
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL  MICHIGAN
---------------------------------------------------------------------------------------------------------------------------------
MISSOURI
---------------------------------------------------------------------------------------------------------------------------------
826775-EP-9      SIKESTON MO ELEC REV                                        6.000   JD     06/01/2016
826775-EX-2      SIKESTON MO ELEC REV                                        6.000   JD     06/01/2013
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI
---------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------------------
534272-VQ-9      LINCOLN NEB ELEC SYS REV                                    5.000   MS     09/01/2015   09/01/2012      100.000
63967C-RY-0      NEBRASKA INVT FIN AUTH SINGLE FAMILY                        5.600   MS     09/01/2017   09/01/2009      100.000
681793-C3-7      OMAHA PUB PWR DIST NEB ELEC                                 5.500   FA     02/01/2014
681793-ZJ-7      OMAHA PUB PWR DIST NEB ELEC REV ETM                         6.200   FA     02/01/2017
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA
---------------------------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------------------------
897825-BJ-3      TRUCKEE MEADOWS NEV WTR AUTH                                5.000   JJ     07/01/2025
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEVADA
---------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------------
645771-NK-8      NEW JERSEY BLDG AUTH ST B                                   5.250   JD     12/01/2015   12/15/2012      100.000
646129-TF-3      NEW JERSEY STATE HSG & MTG                                  5.850   AO     04/01/2029   10/01/2009      100.000
646135-ED-1      NEW JERSEY ST TRANSN TR FD                                  5.125   JD     06/15/2007
646139-JP-1      NEW JERSEY ST TPK AUTH TPK REV                              6.500   JJ     01/01/2016
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------------
592598-B6-2      METROPOLITAN TRANSN AUTH NY TRAN FACS                       5.000   JJ     07/01/2017
59259N-JY-0      METROPOLITAN TRANS AUTH NY                                  5.000   MN     11/15/2031
59259R-AS-3      METROPOLITAN TRANSN AUTR                                    5.500   MN     11/15/2014
64970K-UQ-8      NEW YORK N Y CITY MUN WTR                                   5.375   JD     06/15/2016   06/15/2012      100.000
649716-2W-6      NEW YORK N Y CITY TRANSIT                                   5.500   MN     11/01/2026   11/01/2011      100.000
649716-R4-1      NEW YORK N Y CITY TRANSITIONAL                              5.000   MN     05/01/2031
64971G-DK-8      NEW YORK N Y CITY MUN WTR                                   4.900   JD     06/15/2020
649835-XA-8      NY STATE DORM AUTH REVS                                     5.375   JJ     07/01/2025   07/01/2007      100.000
649837-V5-7      NEW YORK ST DORM AUTH REVS                                  5.300   FA     02/15/2019
64983W-8N-9      NEW YORK ST DORM AUTH REV                                   5.250   MN     11/15/2023   05/15/2012      100.000
64985M-M3-7      NEW YORK ST ENVIRONMENTAL                                   5.375   JD     06/15/2016   06/15/2012      100.000
64985M-YU-4      NEW YORK ST ENV FACS ST CLEAN WTR                           5.000   JD     06/15/2027
64985M-YV-2      NEW YORK ST ENV FACS ST CLEAN WTR                           5.000   JD     06/15/2031
649876-HJ-1      NEW YORK ST LOC ASSISTANCE CORP                             5.500   AO     04/01/2021
649876-JN-0      NEW YORK ST LOC ASSISTANCE CORP                             5.500   AO     04/01/2017
65003P-AL-8      NEW YORK ST URBAN DEV COR                                   5.500   JJ     01/01/2017
896029-5D-3      TRI BOROUGH BRDG & TUNL AUTH                                5.500   JJ     01/01/2024   01/01/2012      100.000
896029-5E-1      TRIBOROUGH BRDG & TUNL AUTH                                 5.000   JJ     01/01/2027
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                                   2                                   9             10          11          12
                                                                                                       Rate
                                                                                                       Used
                                                                                                        to
                                                                        Book/Adjusted                 Obtain
    CUSIP                                                                 Carrying         Par         Fair        Fair
Identification                      Description                             Value         Value       Value       Value
--------------------------------------------------------------------------------------------------------------------------
KENTUCKY
--------------------------------------------------------------------------------------------------------------------------
546589-CR-1      LOUISVILLE & JEFFERSON CNTY KY MET                       8,105,609      9,000,000   101.4170    9,127,530
--------------------------------------------------------------------------------------------------------------------------
         TOTAL KENTUCKY                                                   8,105,609      9,000,000        XXX    9,127,530
--------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------------
575567-JW-3      MASSACHUSETTS BAY TRANSN AUTH MASS                       3,846,799      4,000,000   100.9010    4,036,040
575577-AV-3      MASSACHUSETTS BAY TRANSN                                 9,842,548     10,000,000   103.0600   10,306,000
57585K-N4-6      MASSACHUSETTS ST HLTH & EDL                              1,975,578      2,000,000   101.2870    2,025,740
57585K-TW-8      MASSACHUSETTS ST HLTH & EDL                              1,396,952      1,460,000   104.5650    1,526,649
576018-AK-1      MASSACHUSETTS ST TPK AUTH MET HWY (zero coupon bond)     1,506,834      5,775,000    28.2210    1,629,763
57604P-KV-5      MASSACHUSETTS ST WTR POLLUNT                             2,354,826      2,235,000   106.7730    2,386,377
--------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                             20,923,538     25,470,000        XXX   21,910,568
--------------------------------------------------------------------------------------------------------------------------
MICHIGAN
--------------------------------------------------------------------------------------------------------------------------
594614-MQ-9      MICHIGAN ST BLDG AUTH REV                                7,159,135      6,860,000   108.9480    7,473,833
594614-RD-3      MICHIGAN ST BLDG AUTH REV                                2,874,643      2,750,000   109.5420    3,012,405
--------------------------------------------------------------------------------------------------------------------------
         TOTAL  MICHIGAN                                                 10,033,778      9,610,000        XXX   10,486,238
--------------------------------------------------------------------------------------------------------------------------
MISSOURI
--------------------------------------------------------------------------------------------------------------------------
826775-EP-9      SIKESTON MO ELEC REV                                     1,605,984      1,500,000   119.7980    1,796,970
826775-EX-2      SIKESTON MO ELEC REV                                     2,220,941      2,145,000   119.1460    2,555,682
--------------------------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI                                                   3,826,925      3,645,000        XXX    4,352,652
--------------------------------------------------------------------------------------------------------------------------
NEBRASKA
--------------------------------------------------------------------------------------------------------------------------
534272-VQ-9      LINCOLN NEB ELEC SYS REV                                 3,283,708      3,000,000   107.8960    3,236,880
63967C-RY-0      NEBRASKA INVT FIN AUTH SINGLE FAMILY                     1,169,787      1,160,000   102.9020    1,193,663
681793-C3-7      OMAHA PUB PWR DIST NEB ELEC                              5,080,829      5,000,000   113.8970    5,694,850
681793-ZJ-7      OMAHA PUB PWR DIST NEB ELEC REV ETM                      3,692,362      3,500,000   120.3230    4,211,305
--------------------------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA                                                  13,226,686     12,660,000        XXX   14,336,698
--------------------------------------------------------------------------------------------------------------------------
NEVADA
--------------------------------------------------------------------------------------------------------------------------
897825-BJ-3      TRUCKEE MEADOWS NEV WTR AUTH                             5,849,683      6,000,000   101.0460    6,062,760
--------------------------------------------------------------------------------------------------------------------------
         TOTAL NEVADA                                                     5,849,683      6,000,000        XXX    6,062,760
--------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
--------------------------------------------------------------------------------------------------------------------------
645771-NK-8      NEW JERSEY BLDG AUTH ST B                                1,629,603      1,500,000   110.5620    1,658,430
646129-TF-3      NEW JERSEY STATE HSG & MTG                               1,503,859      1,500,000   104.2640    1,563,960
646135-ED-1      NEW JERSEY ST TRANSN TR FD                               3,119,882      3,000,000   109.3830    3,281,490
646139-JP-1      NEW JERSEY ST TPK AUTH TPK REV                           5,018,312      5,000,000   120.8740    6,043,700
--------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY                                                11,271,655     11,000,000        XXX   12,547,580
--------------------------------------------------------------------------------------------------------------------------
NEW YORK
--------------------------------------------------------------------------------------------------------------------------
592598-B6-2      METROPOLITAN TRANSN AUTH NY TRAN FACS                    4,974,472      5,000,000   111.8230    5,591,150
59259N-JY-0      METROPOLITAN TRANS AUTH NY                               4,456,559      4,545,000   100.6350    4,573,861
59259R-AS-3      METROPOLITAN TRANSN AUTH                                 2,732,795      2,500,000   115.6310    2,890,775
64970K-UQ-8      NEW YORK N Y CITY MUN WTR                                3,188,468      3,000,000   109.9910    3,299,730
649716-2W-6      NEW YORK N Y CITY TRANSIT                                5,406,505      5,000,000   111.2240    5,561,200
649716-R4-1      NEW YORK N Y CITY TRANSITIONAL                           3,963,920      4,000,000   101.3410    4,053,640
64971G-DK-8      NEW YORK N Y CITY MUN WTR                                8,842,650      8,950,000   102.4740    9,171,423
649835-XA-8      NY STATE DORM AUTH REVS                                  5,772,343      6,000,000   102.6280    6,157,680
649837-V5-7      NEW YORK ST DORM AUTH REVS                                 991,770      1,000,000   104.3780    1,043,780
64983W-8N-9      NEW YORK ST DORM AUTH REV                                5,492,264      5,000,000   109.8080    5,490,400
64985M-M3-7      NEW YORK ST ENVIRONMENTAL                                5,274,790      5,000,000   110.8180    5,540,900
64985M-YU-4      NEW YORK ST ENV FACS ST CLEAN WTR                          979,410      1,000,000   101.3520    1,013,520
64985M-YV-2      NEW YORK ST ENV FACS ST CLEAN WTR                        4,143,494      4,250,000   100.9730    4,291,353
649876-HJ-1      NEW YORK ST LOC ASSISTANCE CORP                          3,986,652      4,000,000   102.6550    4,106,200
649876-JN-0      NEW YORK ST LOC ASSISTANCE CORP                          2,072,072      2,200,000   112.7940    2,481,468
65003P-AL-8      NEW YORK ST URBAN DEV COR                                5,421,818      5,000,000   110.3300    5,516,500
896029-5D-3      TR I BOROUGH BRDG & TUNL AUTH                           18,423,167     18,000,000   106.7410   19,213,380
896029-5E-1      TRIBOROUGH BRDG & TUNL AUTH                             14,169,793     15,000,000   100.8660   15,129,900
--------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
      1                                   2                                 13                Interest                 16
                                                                                     --------------------------
                                                                                          14             15
                                                                                      Amount Due
                                                                                     and Accrued
                                                                                      Dec. 31 of
                                                                                     Current Year     Gross        Increase
                                                                                       on Bonds       Amount      (Decrease)
    CUSIP                                                                 Actual        not in       Received         by
Identification                      Description                            Cost         Default     During Year    Adjustment
-----------------------------------------------------------------------------------------------------------------------------
KENTUCKY
-----------------------------------------------------------------------------------------------------------------------------
546589-CR-1      LOUISVILLE & JEFFERSON CNTY KY MET                      8,083,397       59,800       468,000        19,347
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL KENTUCKY                                                  8,083,397       59,800       468,000        19,347
-----------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------
575567-JW-3      MASSACHUSETTS BAY TRANSN AUTH MASS                      3,839,613       63,333       190,000         6,292
575577-AV-3      MASSACHUSETTS BAY TRANSN                                9,840,134      262,500       525,000         2,388
57585K-N4-6      MASSACHUSETTS ST HLTH & EDL                             1,975,460       16,667                         118
57585K-TW-8      MASSACHUSETTS ST HLTH & EDL                             1,394,982       36,500        73,000         1,662
576018-AK-1      MASSACHUSETTS ST TPK AUTH MET HWY (zero coupon bond)    1,415,048                                   78,844
57604P-KV-5      MASSACHUSETTS ST WTR POLLUNT                            2,355,869       14,279                      (1,043)
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                            20,821,106      393,279       788,000        88,261
-----------------------------------------------------------------------------------------------------------------------------
MICHIGAN
-----------------------------------------------------------------------------------------------------------------------------
594614-MQ-9      MICHIGAN ST BLDG AUTH REV                               7,177,069       76,032       180,075       (17,934)
594614-RD-3      MICHIGAN ST BLDG AUTH REV                               2,884,723       31,931       141,587       (10,080)
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL  MICHIGAN                                                10,061,792      107,962       321,662       (28,014)
-----------------------------------------------------------------------------------------------------------------------------
MISSOURI
-----------------------------------------------------------------------------------------------------------------------------
826775-EP-9      SIKESTON MO ELEC REV                                    1,611,857        7,500        90,000        (5,022)
826775-EX-2      SIKESTON MO ELEC REV                                    2,226,590       10,725       128,700        (4,815)
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI                                                  3,838,447       18,225       218,700        (9,837)
-----------------------------------------------------------------------------------------------------------------------------
NEBRASKA
-----------------------------------------------------------------------------------------------------------------------------
534272-VQ-9      LINCOLN NEB ELEC SYS REV                                3,288,240       37,500                      (4,532)
63967C-RY-0      NEBRASKA INVT FIN AUTH SINGLE FAMILY                    1,170,897       21,653        64,960          (924)
681793-C3-7      OMAHA PUB PWR DIST NEB ELEC                             5,086,960      114,583       275,000        (5,142)
681793-ZJ-7      OMAHA PUB PWR DIST NEB ELEC REV ETM                     3,704,129       90,417       217,000       (10,031)
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA                                                 13,250,226      264,153       556,960       (20,629)
-----------------------------------------------------------------------------------------------------------------------------
NEVADA
-----------------------------------------------------------------------------------------------------------------------------
897825-BJ-3      TRUCKEE MEADOWS NEV WTR AUTH                            5,846,220      150,000       150,000         3,463
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL NEVADA                                                    5,846,220      150,000       150,000         3,463
-----------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-----------------------------------------------------------------------------------------------------------------------------
645771-NK-8      NEW JERSEY BLDG AUTH ST B                               1,630,155       10,063                        (552)
646129-TF-3      NEW JERSEY STATE HSG & MTG                              1,504,061       21,938        87,750          (134)
646135-ED-1      NEW JERSEY ST TRANSN TR FD                              3,147,329        6,833       153,750       (23,719)
646139-JP-1      NEW JERSEY ST TPK AUTH TPK REV                          5,018,312      162,500       325,000           157
-----------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY                                               11,299,857      201,333       566,500       (24,248)
-----------------------------------------------------------------------------------------------------------------------------
NEW YORK
-----------------------------------------------------------------------------------------------------------------------------
592598-B6-2      METROPOLITAN TRANSN AUTH NY TRAN FACS                   4,971,925      125,000       250,000         2,334
59259N-JY-0      METROPOLITAN TRANS AUTH NY                              4,454,918       29,038       215,256         1,526
59259R-AS-3      METROPOLITAN TRANSN AUTH                                2,741,375       17,569        63,021        (8,580)
64970K-UQ-8      NEW YORK N Y CITY MUN WTR                               3,195,930        7,167        69,875        (7,462)
649716-2W-6      NEW YORK N Y CITY TRANSIT                               5,424,800       45,833        90,903       (18,295)
649716-R4-1      NEW YORK N Y CITY TRANSITIONAL                          3,963,360       33,333       192,778           534
64971G-DK-8      NEW YORK N Y CITY MUN WTR                               8,838,125       19,491       438,550         4,108
649835-XA-8      NY STATE DORM AUTH REVS                                 5,769,191      161,250       322,500         4,636
649837-V5-7      NEW YORK ST DORM AUTH REVS                                991,135       20,022        53,000           578
64983W-8N-9      NEW YORK ST DORM AUTH REV                               5,504,750       75,104                     (12,486)
64985M-M3-7      NEW YORK ST ENVIRONMENTAL                               5,289,000       11,944       157,515       (14,210)
64985M-YU-4      NEW YORK ST ENV FACS ST CLEAN WTR                         978,830        2,222        43,750           580
64985M-YV-2      NEW YORK ST ENV FACS ST CLEAN WTR                       4,141,158        9,444       185,938         2,337
649876-HJ-1      NEW YORK ST LOC ASSISTANCE CORP                         3,985,262       55,000       220,000         1,305
649876-JN-0      NEW YORK ST LOC ASSISTANCE CORP                         2,064,705       30,250       121,000         6,399
65003P-AL-8      NEW YORK ST URBAN DEV COR                               5,424,150       26,736                      (2,332)
896029-5D-3      TR I BOROUGH BRDG & TUNL AUTH                          18,458,100      495,000       621,500       (34,934)
896029-5E-1      TRIBOROUGH BRDG & TUNL AUTH                            14,151,900      375,000       470,833        17,398
-----------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
      1                                   2                                  17           18          19         20         21
                                                                                       Amount of
                                                                                     Interest Due
                                                                                      and Accrued
                                                                                       Dec. 31
                                                                                        Current                            Effec-
                                                                         Increase      Year, on                            tive
                                                                        (Decrease)     Bonds in                            Rate
                                                                        by Foreign   Default as to    NAIC                  of
    CUSIP                                                                Exchange     Principal or   Desig-      Date       In-
Identification                      Description                         Adjustment      Interest      ation    Acquired    terest
---------------------------------------------------------------------------------------------------------------------------------
KENTUCKY
---------------------------------------------------------------------------------------------------------------------------------
546589-CR-1      LOUISVILLE & JEFFERSON CNTY KY MET                                                      1    10/31/2001   6.002
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL KENTUCKY                                                                                XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------------
575567-JW-3      MASSACHUSETTS BAY TRANSN AUTH MASS                                                      1    10/31/2001   5.087
575577-AV-3      MASSACHUSETTS BAY TRANSN                                                                1    12/28/2001   5.360
57585K-N4-6      MASSACHUSETTS ST HLTH & EDL                                                            1Z    10/31/2002   5.100
57585K-TW-8      MASSACHUSETTS ST HLTH & EDL                                                             1    10/31/2001   5.332
576018-AK-1      MASSACHUSETTS ST TPK AUTH MET HWY (zero coupon bond)                                    1    10/31/2001   5.447
57604P-KV-5      MASSACHUSETTS ST WTR POLLUNT                                                           1Z    10/30/2002   4.311
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                                                           XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------------------
594614-MQ-9      MICHIGAN ST BLDG AUTH REV                                                               1    04/29/2002   4.640
594614-RD-3      MICHIGAN ST BLDG AUTH REV                                                               1    01/24/2002   4.860
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL  MICHIGAN                                                                               XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
MISSOURI
---------------------------------------------------------------------------------------------------------------------------------
826775-EP-9      SIKESTON MO ELEC REV                                                                    1    10/31/2001   5.259
826775-EX-2      SIKESTON MO ELEC REV                                                                    1    10/31/2001   5.548
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI                                                                                XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------------------
534272-VQ-9      LINCOLN NEB ELEC SYS REV                                                               1Z    10/08/2002   3.821
63967C-RY-0      NEBRASKA INVT FIN AUTH SINGLE FAMILY                                                    1    10/31/2001   5.447
681793-C3-7      OMAHA PUB PWR DIST NEB ELEC                                                             1    10/31/2001   5.284
681793-ZJ-7      OMAHA PUB PWR DIST NEB ELEC REV ETM                                                     1    10/31/2001   5.568
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA                                                                                XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------------------------
897825-BJ-3      TRUCKEE MEADOWS NEV WTR AUTH                                                            1    01/17/2002   5.190
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEVADA                                                                                  XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------------
645771-NK-8      NEW JERSEY BLDG AUTH ST B                                                              1Z    11/20/2002   4.179
646129-TF-3      NEW JERSEY STATE HSG & MTG                                                              1    10/31/2001   5.803
646135-ED-1      NEW JERSEY ST TRANSN TR FD                                                              1    10/31/2001   4.134
646139-JP-1      NEW JERSEY ST TPK AUTH TPK REV                                                          1    10/31/2001   6.453
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY                                                                              XXX           XXX     XXX
---------------------------------------------------------------------------------------------------------------------------------
NEW YORK
---------------------------------------------------------------------------------------------------------------------------------
592598-B6-2      METROPOLITAN TRANSN AUTH NY TRAN FACS                                                   1    10/31/2001   5.053
59259N-JY-0      METROPOLITAN TRANS AUTH NY                                                              1    11/16/2001   5.130
59259R-AS-3      METROPOLITAN TRANSN AUTH                                                                1    05/10/2002   4.480
64970K-UQ-8      NEW YORK N Y CITY MUN WTR                                                               1    06/24/2002   4.550
649716-2W-6      NEW YORK N Y CITY TRANSIT                                                               1    06/14/2002   4.380
649716-R4-1      NEW YORK N Y CITY TRANSITIONAL                                                          1    11/01/2001   5.060
64971G-DK-8      NEW YORK N Y CITY MUN WTR                                                               1    11/15/2001   5.004
649835-XA-8      NY STATE DORM AUTH REVS                                                                 1    10/31/2001   5.656
649837-V5-7      NEW YORK ST DORM AUTH REVS                                                            1PE    10/31/2001   5.380
64983W-8N-9      NEW YORK ST DORM AUTH REV                                                               1    09/11/2002   3.979
64985M-M3-7      NEW YORK ST ENVIRONMENTAL                                                               1    05/03/2002   4.650
64985M-YU-4      NEW YORK ST ENV FACS ST CLEAN WTR                                                       1    01/25/2002   5.149
64985M-YV-2      NEW YORK ST ENV FACS ST CLEAN WTR                                                       1    01/25/2002   5.169
649876-HJ-1      NEW YORK ST LOC ASSISTANCE CORP                                                         1    10/31/2001   5.531
649876-JN-0      NEW YORK ST LOC ASSISTANCE CORP                                                         1    10/31/2001   6.139
65003P-AL-8      NEW YORK ST URBAN DEV COR                                                              1Z    11/22/2002   4.671
896029-5D-3      TRI BOROUGH BRDG & TUNL AUTH                                                            1    01/07/2002   5.170
896029-5E-1      TRIBOROUGH BRDG & TUNL AUTH                                                             1    12/18/2001   5.415
---------------------------------------------------------------------------------------------------------------------------------

                                      E08.5

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

----------------------------------------------------------------------------------------------------------------------
      1                               2                          3      Interest          6           7           8
                                                                      ------------
                                                                       4       5
                                                                                                               Option
    CUSIP                                                             Rate     How    Maturity      Option      Call
Identification                  Description                      *     of     Paid      Date         Date       Price
----------------------------------------------------------------------------------------------------------------------
896029-8P-3      TRIBOROUGH BRDG & TUNL AU                            5.000   MN     11/15/2020   11/15/2012   100.000
896029-YE-9      TRIBOROUGH BRDG & TUNL AUTH N Y REVS                 5.500   JJ     01/01/2017
896029-YR-0      TRIBOROUGH BRDG & TUNL AUTH N Y REVS                 5.900   JJ     01/01/2008
----------------------------------------------------------------------------------------------------------------------
               TOTAL NEW YORK
----------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------
017357-RW-6      ALLEGHENY CNTY PA SAN AUTH                           5.500   JD     12/01/2030   12/01/2012   100.000
71781E-AX-3      PHILADELPHIA PA AUTH FOR INDL DEV ARPT               5.125   JJ     07/01/2028
71781Q-BS-6      PHILADELPHIA PA AUTH FOR INDL DEV                    5.250   AO     10/01/2030
----------------------------------------------------------------------------------------------------------------------
               TOTAL PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------
720175-LS-5      PIEDMONT MUN PWR AGY S C ELEC ETM                    6.375   JJ     01/01/2006
720175-MZ-8      PIEDMONT MUN PWR AGY S C ELEC REV                    6.375   JJ     01/01/2006
837152-ER-4      SOUTH CAROLINA TRANS INFRASTR                        5.125   AO     10/01/2031
----------------------------------------------------------------------------------------------------------------------
               TOTAL SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
----------------------------------------------------------------------------------------------------------------------
83755G-EH-6      SOUTH DAKOTA HSG DEV AUTH                            5.800   MN     05/01/2028   05/01/2009   100.000
----------------------------------------------------------------------------------------------------------------------
               TOTAL SOUTH DAKOTA
----------------------------------------------------------------------------------------------------------------------
TENNESSEE
----------------------------------------------------------------------------------------------------------------------
586111-GM-2      MEMPHIS SHELBY CNTY TENN ARPT                        5.250   MS     03/01/2007
592041-JD-0      MET GOVT NASHVILLE & DAVIDSON                        5.125   MN     11/01/2027
592098-XF-9      MET GOVT NASHVILLE & DAVIDSON CNTY                   5.200   JJ     01/01/2013
----------------------------------------------------------------------------------------------------------------------
               TOTAL TENNESSEE
----------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------
01852L-AC-4      ALLIANCE ARPT AUTH INC TEX SPL FACS                  6.375   AO     04/01/2021   04/01/2008   100.000
052474-AL-7      AUSTIN TEX UTIL SYS RE (zero coupon bond)                    NONE   05/15/2018
052474-MB-6      AUSTIN TEX UTIL SYS REV                              5.250   MN     05/15/2013
442352-AG-5      HOUSTON WTR NE                                       5.500   MS     03/01/2012
44237N-AL-6      HOUSTON TEX HOTEL OCCUPAN (zero coupon bond)                 NONE   09/01/2016
548100-4Z-6      LOWER COLO RIVER AUTH TEX REV                        5.875   MN     05/15/2015   05/15/2010   100.000
796242-HS-7      SAN ANTONIO TEX ARPT SYS                             5.250   JJ     07/01/2021
796252-8E-7      SAN ANTONIO TEX ELEC & GAS REV ETM
                    (zero coupon bond)                                        NONE   02/01/2009
882135-RK-4      TEXAS A & M UNIV REVS                                5.500   MN     05/15/2017
882135-RL-2      TEXAS A & M UNIV REVS FING SYS                       5.500   MN     05/15/2020
882854-EY-4      TEXAS WATER DEV BRD REV                              5.000   JJ     07/15/2019
----------------------------------------------------------------------------------------------------------------------
               TOTAL TEXAS
----------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------
917393-AB-6      UTAH CNTY UTAH HOSP REV IHC HEALTH                   5.250   FA     08/15/2026
----------------------------------------------------------------------------------------------------------------------
               TOTAL UTAH
----------------------------------------------------------------------------------------------------------------------
VERMONT
----------------------------------------------------------------------------------------------------------------------
122079-EX-0      BURLINGTON VT ELEC REV                               6.250   JJ     07/01/2011
----------------------------------------------------------------------------------------------------------------------
               TOTAL VERMONT
----------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------
87354T-AM-7      TACOMA WASH REGL WTR SUPP                            5.500   JD     12/01/2017   12/01/2012   100.000
----------------------------------------------------------------------------------------------------------------------
               TOTAL WASHINGTON
----------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
----------------------------------------------------------------------------------------------------------------------
95662M-GC-8      WEST VIRGINIA ST HSG DEV FD                          5.300   MN     11/01/2023
95662M-GX-2      WEST VIRGINIA ST HSG DEV FD                          5.350   MN     11/01/2032
----------------------------------------------------------------------------------------------------------------------
               TOTAL WEST VIRGINIA
----------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------
602248-AG-1      MILWAUKEE CNTY WIS ARPT R                            5.750   JD     12/01/2008
97689P-PF-9      WISCONSIN HSG & ECONOMIC DEV                         5.600   MS     03/01/2028   09/01/2010   100.000
977123-PR-3      WISCONSIN ST TRANS                                   5.750   JJ     07/01/2014   07/01/2012   100.000
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                               2                              9            10           11           12           13
                                                                                              Rate
                                                                                              Used
                                                                   Book/                       to
                                                                 Adjusted                    Obtain
    CUSIP                                                        Carrying         Par         Fair        Fair         Actual
Identification                  Description                        Value         Value        Value       Value         Cost
--------------------------------------------------------------------------------------------------------------------------------
896029-8P-3      TRIBOROUGH BRDG & TUNL AU                        5,233,695     5,000,000   103.7030     5,185,150     5,238,150
896029-YE-9      TRIBOROUGH BRDG & TUNL AUTH N Y REVS             4,523,827     4,400,000   114.5800     5,041,520     4,531,457
896029-YR-0      TRIBOROUGH BRDG & TUNL AUTH N Y REVS               990,860     1,000,000   115.8360     1,158,360       988,828
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL NEW YORK                                   111,041,324   109,845,000        XXX   116,511,889   111,107,049
--------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------------------------------
017357-RW-6      ALLEGHENY CNTY PA SAN AUTH                       5,874,625     5,740,000   105.9290     6,080,325     5,884,366
71781E-AX-3      PHILADELPHIA PA AUTH FOR INDL DEV ARPT           2,935,781     3,000,000   100.3150     3,009,450     2,933,556
71781Q-BS-6      PHILADELPHIA PA AUTH FOR INDL DEV                2,914,607     3,000,000   103.6210     3,108,630     2,913,060
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL PENNSYLVANIA                                11,725,013    11,740,000        XXX    12,198,405    11,730,982
--------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------------------------------
720175-LS-5      PIEDMONT MUN PWR AGY S C ELEC ETM                  747,474       715,000   113.2090       809,444       758,762
720175-MZ-8      PIEDMONT MUN PWR AGY S C ELEC REV                4,479,614     4,285,000   112.3980     4,816,254     4,547,263
837152-ER-4      SOUTH CAROLINA TRANS INFRASTR                    9,866,367    10,000,000   102.5950    10,259,500     9,863,800
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL SOUTH CAROLINA                              15,093,455    15,000,000        XXX    15,885,199    15,169,825
--------------------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
--------------------------------------------------------------------------------------------------------------------------------
83755G-EH-6      SOUTH DAKOTA HSG DEV AUTH                        1,475,000     1,475,000   102.4790     1,511,565     1,475,000
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL SOUTH DAKOTA                                 1,475,000     1,475,000        XXX     1,511,565     1,475,000
--------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
--------------------------------------------------------------------------------------------------------------------------------
586111-GM-2      MEMPHIS SHELBY CNTY TENN ARPT                    4,293,144     4,000,000   109.1670     4,366,680     4,303,440
592041-JD-0      MET GOVT NASHVILLE & DAVIDSON                    2,957,443     3,000,000   111.6730     3,350,190     2,955,780
592098-XF-9      MET GOVT NASHVILLE & DAVIDSON CNTY               3,368,076     3,350,000   111.6450     3,740,108     3,369,062
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL TENNESSEE                                   10,618,663    10,350,000        XXX    11,456,978    10,628,282
--------------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------------
01852L-AC-4      ALLIANCE ARPT AUTH INC TEX SPL FACS              1,518,475     1,500,000   105.0630     1,575,945     1,521,500
052474-AL-7      AUSTIN TEX UTIL SYS RE (zero coupon bond)        1,387,428     3,000,000    47.5630     1,426,890     1,364,040
052474-MB-6      AUSTIN TEX UTIL SYS REV                          4,601,386     4,825,000   109.3900     5,278,068     4,582,709
442352-AG-5      HOUSTON WTR NE                                   2,235,905     2,075,000   114.0470     2,366,475     2,244,590
44237N-AL-6      HOUSTON TEX HOTEL OCCUPAN (zero coupon bond)     1,306,412     2,400,000    53.0500     1,273,200     1,291,320
548100-4Z-6      LOWER COLO RIVER AUTH TEX REV                    2,031,035     2,000,000   113.9500     2,279,000     2,034,511
796242-HS-7      SAN ANTONIO TEX ARPT SYS                         1,473,881     1,500,000   101.7970     1,526,955     1,473,120
796252-8E-7      SAN ANTONIO TEX ELEC & GAS REV ETM
                    (zero coupon bond)                            1,312,732     2,000,000    80.9760     1,619,520       585,460
882135-RK-4      TEXAS A & M UNIV REVS                            4,908,061     5,000,000   109.1220     5,456,100     4,902,434
882135-RL-2      TEXAS A & M UNIV REVS FING SYS                   2,138,875     2,310,000   108.6810     2,510,531     2,131,599
882854-EY-4      TEXAS WATER DEV BRD REV                          9,642,250    10,000,000   102.6720    10,267,200     9,624,562
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL TEXAS                                       32,556,440    36,610,000        XXX    35,579,884    31,755,845
--------------------------------------------------------------------------------------------------------------------------------
UTAH
--------------------------------------------------------------------------------------------------------------------------------
917393-AB-6      UTAH CNTY UTAH HOSP REV IHC HEALTH               2,212,944     2,305,000   101.2550     2,333,928     2,210,058
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL UTAH                                         2,212,944     2,305,000        XXX     2,333,928     2,210,058
--------------------------------------------------------------------------------------------------------------------------------
VERMONT
--------------------------------------------------------------------------------------------------------------------------------
122079-EX-0      BURLINGTON VT ELEC REV                           2,504,514     2,380,000   119.5000     2,844,100     2,516,958
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL VERMONT                                      2,504,514     2,380,000        XXX     2,844,100     2,516,958
--------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------------------
87354T-AM-7      TACOMA WASH REGL WTR SUPP                        1,408,437     1,300,000   110.9140     1,441,882     1,408,732
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL WASHINGTON                                   1,408,437     1,300,000        XXX     1,441,882     1,408,732
--------------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
--------------------------------------------------------------------------------------------------------------------------------
95662M-GC-8      WEST VIRGINIA ST HSG DEV FD                      3,948,721     4,000,000   101.3010     4,052,040     3,946,288
95662M-GX-2      WEST VIRGINIA ST HSG DEV FD                      1,684,326     1,735,000   100.7280     1,747,631     1,682,950
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL WEST VIRGINIA                                5,633,046     5,735,000        XXX     5,799,671     5,629,238
--------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
--------------------------------------------------------------------------------------------------------------------------------
602248-AG-1      MILWAUKEE CNTY WIS ARPT R                        3,414,636     3,060,000   113.5930     3,475,946     3,421,478
97689P-PF-9      WISCONSIN HSG & ECONOMIC DEV                     1,675,000     1,675,000   101.7110     1,703,659     1,675,000
977123-PR-3      WISCONSIN ST TRANS                               5,441,286     5,000,000   115.1700     5,758,500     5,462,350
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
      1                               2                               Interest              16          17             18
                                                                ---------------------
                                                                   14          15

                                                                 Amount                                             Amount of
                                                                 Due and                                           Interest Due
                                                                 Accrued                                           and Accrued
                                                                 Dec. 31                                             Dec. 31
                                                                   of                                                Current
                                                                 Current      Gross                   Increase      Year, on
                                                                  Year       Amount      Increase    (Decrease)     Bonds in
                                                                on Bonds    Received    (Decrease)   by Foreign   Default as to
    CUSIP                                                        not in      During         by        Exchange    Principal or
Identification                  Description                      Default      Year      Adjustment   Adjustment     Interest
-------------------------------------------------------------------------------------------------------------------------------
896029-8P-3      TRIBOROUGH BRDG & TUNL AU                         57,639                 (4,455)
896029-YE-9      TRIBOROUGH BRDG & TUNL AUTH N Y REVS             121,000     242,000     (6,470)
896029-YR-0      TRIBOROUGH BRDG & TUNL AUTH N Y REVS              29,500      59,000      1,794
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL NEW YORK                                   1,747,544   3,817,418    (65,694)
-------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------------
017357-RW-6      ALLEGHENY CNTY PA SAN AUTH                        26,308     315,700     (9,631)
71781E-AX-3      PHILADELPHIA PA AUTH FOR INDL DEV ARPT            76,875     153,750      2,009
71781Q-BS-6      PHILADELPHIA PA AUTH FOR INDL DEV                 39,375     131,250      1,497
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL PENNSYLVANIA                                 142,558     600,700     (6,125)
-------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------------
720175-LS-5      PIEDMONT MUN PWR AGY S C ELEC ETM                 22,791      45,581     (9,815)
720175-MZ-8      PIEDMONT MUN PWR AGY S C ELEC REV                136,584     273,169    (58,818)
837152-ER-4      SOUTH CAROLINA TRANS INFRASTR                    128,125     427,083      2,468
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL SOUTH CAROLINA                               287,500     745,833    (66,165)
-------------------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
-------------------------------------------------------------------------------------------------------------------------------
83755G-EH-6      SOUTH DAKOTA HSG DEV AUTH                         14,258      85,706
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL SOUTH DAKOTA                                  14,258      85,706
-------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
-------------------------------------------------------------------------------------------------------------------------------
586111-GM-2      MEMPHIS SHELBY CNTY TENN ARPT                     70,000                (10,296)
592041-JD-0      MET GOVT NASHVILLE & DAVIDSON                     25,625     153,750      1,489
592098-XF-9      MET GOVT NASHVILLE & DAVIDSON CNTY                87,100     174,200       (764)
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL TENNESSEE                                    182,725     327,950     (9,571)
-------------------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------------------
01852L-AC-4      ALLIANCE ARPT AUTH INC TEX SPL FACS               23,906      95,625     (2,563)
052474-AL-7      AUSTIN TEX UTIL SYS RE (zero coupon bond)                                23,388
052474-MB-6      AUSTIN TEX UTIL SYS REV                           32,368     253,313     16,204
442352-AG-5      HOUSTON WTR NE                                    38,042      33,603     (8,685)
44237N-AL-6      HOUSTON TEX HOTEL OCCUPAN (zero coupon bond)                             15,092
548100-4Z-6      LOWER COLO RIVER AUTH TEX REV                     15,014     117,500     (2,949)
796242-HS-7      SAN ANTONIO TEX ARPT SYS                          39,375      26,250        761
796252-8E-7      SAN ANTONIO TEX ELEC & GAS REV ETM
                    (zero coupon bond)                                                    87,784
882135-RK-4      TEXAS A & M UNIV REVS                             35,139     275,000      4,970
882135-RL-2      TEXAS A & M UNIV REVS FING SYS                    16,234     127,050      6,326
882854-EY-4      TEXAS WATER DEV BRD REV                          230,556     500,000     15,551
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL TEXAS                                        430,633   1,428,341    155,878
-------------------------------------------------------------------------------------------------------------------------------
UTAH
-------------------------------------------------------------------------------------------------------------------------------
917393-AB-6      UTAH CNTY UTAH HOSP REV IHC HEALTH                45,716     121,013      2,559
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL UTAH                                          45,716     121,013      2,559
-------------------------------------------------------------------------------------------------------------------------------
VERMONT
-------------------------------------------------------------------------------------------------------------------------------
122079-EX-0      BURLINGTON VT ELEC REV                            74,375     148,750    (10,699)
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL VERMONT                                       74,375     148,750    (10,699)
-------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------------
87354T-AM-7      TACOMA WASH REGL WTR SUPP                          3,178                   (295)
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL WASHINGTON                                     3,178                   (295)
-------------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
-------------------------------------------------------------------------------------------------------------------------------
95662M-GC-8      WEST VIRGINIA ST HSG DEV FD                       35,333     212,000      2,173
95662M-GX-2      WEST VIRGINIA ST HSG DEV FD                       15,470      93,604      1,219
-------------------------------------------------------------------------------------------------------------------------------
               TOTAL WEST VIRGINIA                                 50,804     305,604      3,391
-------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
-------------------------------------------------------------------------------------------------------------------------------
602248-AG-1      MILWAUKEE CNTY WIS ARPT R                         14,663      87,975     (6,842)
97689P-PF-9      WISCONSIN HSG & ECONOMIC DEV                      31,267      93,800
977123-PR-3      WISCONSIN ST TRANS                               204,444                (21,064)
-------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
      1                            2                              19        20           21
                                                                 NAIC                 Effective
    CUSIP                                                       Desig-     Date        Rate of
Identification                  Description                     nation   Acquired     Interest
-----------------------------------------------------------------------------------------------
896029-8P-3      TRIBOROUGH BRDG & TUNL AU                          1    09/20/2002     4.410
896029-YE-9      TRIBOROUGH BRDG & TUNL AUTH N Y REVS               1    10/31/2001     5.179
896029-YR-0      TRIBOROUGH BRDG & TUNL AUTH N Y REVS               1    10/31/2001     6.115
-----------------------------------------------------------------------------------------------
               TOTAL NEW YORK                                     XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
PENNSYLVANIA
-----------------------------------------------------------------------------------------------
017357-RW-6      ALLEGHENY CNTY PA SAN AUTH                         1    12/27/2001     5.194
71781E-AX-3      PHILADELPHIA PA AUTH FOR INDL DEV ARPT             1    10/31/2001     5.285
71781Q-BS-6      PHILADELPHIA PA AUTH FOR INDL DEV                  1    12/12/2001     5.450
-----------------------------------------------------------------------------------------------
               TOTAL PENNSYLVANIA                                 XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
SOUTH CAROLINA
-----------------------------------------------------------------------------------------------
720175-LS-5      PIEDMONT MUN PWR AGY S C ELEC ETM                  1    10/31/2001     4.733
720175-MZ-8      PIEDMONT MUN PWR AGY S C ELEC REV                  1    10/31/2001     4.733
837152-ER-4      SOUTH CAROLINA TRANS INFRASTR                      1    11/29/2001     5.215
-----------------------------------------------------------------------------------------------
               TOTAL SOUTH CAROLINA                               XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
SOUTH DAKOTA
-----------------------------------------------------------------------------------------------
83755G-EH-6      SOUTH DAKOTA HSG DEV AUTH                          1    10/31/2001     5.797
-----------------------------------------------------------------------------------------------
               TOTAL SOUTH DAKOTA                                 XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
TENNESSEE
-----------------------------------------------------------------------------------------------
586111-GM-2      MEMPHIS SHELBY CNTY TENN ARPT                    1PE    10/30/2002     3.350
592041-JD-0      MET GOVT NASHVILLE & DAVIDSON                      1    10/31/2001     5.236
592098-XF-9      MET GOVT NASHVILLE & DAVIDSON CNTY                 1    10/31/2001     5.127
-----------------------------------------------------------------------------------------------
               TOTAL TENNESSEE                                    XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
TEXAS
-----------------------------------------------------------------------------------------------
01852L-AC-4      ALLIANCE ARPT AUTH INC TEX SPL FACS                2    10/31/2001     6.097
052474-AL-7      AUSTIN TEX UTIL SYS RE (zero coupon bond)        1PE    08/26/2002     5.080
052474-MB-6      AUSTIN TEX UTIL SYS REV                            1    10/31/2001     5.852
442352-AG-5      HOUSTON WTR NE                                     1    04/23/2002     4.460
44237N-AL-6      HOUSTON TEX HOTEL OCCUPAN (zero coupon bond)     1PE    09/24/2002     4.500
548100-4Z-6      LOWER COLO RIVER AUTH TEX REV                      1    10/31/2001     5.615
796242-HS-7      SAN ANTONIO TEX ARPT SYS                           1    03/08/2002     5.400
796252-8E-7      SAN ANTONIO TEX ELEC & GAS REV ETM
                    (zero coupon bond)                              1    05/01/1991     7.042
882135-RK-4      TEXAS A & M UNIV REVS                            1PE    10/31/2001     5.689
882135-RL-2      TEXAS A & M UNIV REVS FING SYS                     1    10/31/2001     6.228
882854-EY-4      TEXAS WATER DEV BRD REV                            1    10/31/2001     5.329
-----------------------------------------------------------------------------------------------
               TOTAL TEXAS                                        XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
UTAH
-----------------------------------------------------------------------------------------------
917393-AB-6      UTAH CNTY UTAH HOSP REV IHC HEALTH                 1    10/31/2001     5.563
-----------------------------------------------------------------------------------------------
               TOTAL UTAH                                         XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
VERMONT
-----------------------------------------------------------------------------------------------
122079-EX-0      BURLINGTON VT ELEC REV                             1    10/31/2001     5.472
-----------------------------------------------------------------------------------------------
               TOTAL VERMONT                                      XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
WASHINGTON
-----------------------------------------------------------------------------------------------
87354T-AM-7      TACOMA WASH REGL WTR SUPP                         1Z    12/11/2002     4.451
-----------------------------------------------------------------------------------------------
               TOTAL WASHINGTON                                   XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
WEST VIRGINIA
-----------------------------------------------------------------------------------------------
95662M-GC-8      WEST VIRGINIA ST HSG DEV FD                        1    10/31/2001     5.410
95662M-GX-2      WEST VIRGINIA ST HSG DEV FD                        1    10/31/2001     5.570
-----------------------------------------------------------------------------------------------
               TOTAL WEST VIRGINIA                                XXX           XXX       XXX
-----------------------------------------------------------------------------------------------
WISCONSIN
-----------------------------------------------------------------------------------------------
602248-AG-1      MILWAUKEE CNTY WIS ARPT R                        1PE    11/12/2002     3.560
97689P-PF-9      WISCONSIN HSG & ECONOMIC DEV                       1    10/31/2001     5.596
977123-PR-3      WISCONSIN ST TRANS                                 1    05/17/2002     4.593
-----------------------------------------------------------------------------------------------

                                      E08.6

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------
      1                          2                 3      Interest         6             7            8
                                                        ------------
                                                          4      5
    CUSIP                                               Rate    How     Maturity      Option       Option
Identification              Description            *     of     Paid      Date         Date      Call Price
-----------------------------------------------------------------------------------------------------------
            TOTAL WISCONSIN
-----------------------------------------------------------------------------------------------------------
WYOMING
-----------------------------------------------------------------------------------------------------------
98322P-GX-9      WYOMING CMNTY DEV AUTH HSG REV         5.700   JD     06/01/2017   08/01/2009     100.000
98322P-GZ-6      WYOMING CMNTY DEV AUTH HSG REV         5.850   JD     06/01/2028   08/01/2009     100.000
-----------------------------------------------------------------------------------------------------------
            TOTAL WYOMING
-----------------------------------------------------------------------------------------------------------
            TOTAL UNITED STATES
-----------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue
      - Issuer Obligations
-----------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds
-----------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-----------------------------------------------------------------------------------------------------------
008685-AB-5      AHOLD FIN U S A INC                    6.875   MN     05/01/2029
013817-AG-6      ALCOA INC                              4.250   FA     08/15/2007
013817-AH-4      ALCOA INC                              5.375   JJ     01/15/2013
03235E-AH-3      AMVESCAP PLC                           5.900   JJ     01/15/2007
039483-AS-1      ARCHER DANIELS MIDLAND CO              7.000   FA     02/01/2031
04062@-AC-9      AZ AGENCY OBLIGATION 45A                       AUG    08/17/2004
04062@-AD-7      AZ AGENCY OBLIGATION 25A                       AUG    08/18/2009
04062@-AE-5      AZ AGENCY OBLIGATION 32A                       DEC    12/08/2009
04062@-AG-0      AZ AGENCY OBLIGATION 64A                       OCT    10/01/2007
04062@-AJ-4      AZ AGENCY OBLIGATION 51A                       JAN    01/11/2008
04062@-AK-1      AZ AGENCY OBLIGATION 61A                       DEC    12/08/2009
04062@-AL-9      AZ AGENCY OBLIGATION 63A                       APR    04/22/2011
04062@-AM-7      AZ AGENCY OBLIGATION 80K                       MAR    03/21/2006
04062@-BA-2      AZ AGENCY OBLIGATION 132M                      NOV    11/02/2007
04062@-BW-4      AZ AGENCY OBLIGATION 157J                      DEC    12/15/2004
04062@-BX-2      AZ AGENCY OBLIGATION 159L                      SEP    09/18/2010
04062@-DV-4      AZ AGENCY OBLIGATION 182E                      APR    04/07/2003
04062@-DX-0      AZ AGENCY OBLIGATION 191I                      SEP    09/12/2004
04062@-DY-8      AZ AGENCY OBLIGATION 158L                      MAY    05/21/2007
04062@-DZ-5      AZ AGENCY OBLIGATION 183P                      MAY    05/23/2011
04062@-EF-8      AZ AGENCY OBLIGATION 223C                      MAY    05/06/2008
04062@-EG-6      AZ AGENCY OBLIGATION 222B                      DEC    12/14/2007
04062@-EH-4      AZ AGENCY OBLIGATION 229E                      SEP    09/18/2010
04062@-EK-7      AZ AGENCY OBLIGATION 224B                      OCT    10/12/2007
04062@-EL-5      AZ AGENCY OBLIGATION 225B                      OCT    10/12/2007
04062@-EV-3      AZ AGENCY OBLIGATION 250K                      JAN    01/23/2007
04062@-FN-0      AZ AGENCY OBLIGATION 265B                      SEP    09/28/2007
04062@-FP-5      AZ AGENCY OBLIGATION 267F                      FEB    02/23/2006
04062@-FQ-3      AZ AGENCY OBLIGATION 280F                      APR    04/07/2009
04062@-FU-4      AZ AGENCY OBLIGATION 355I                      MAY    05/29/2015
04062@-GD-1      AZ AGENCY OBLIGATION 302I                      JUN    06/07/2005
04062@-GE-9      AZ AGENCY OBLIGATION 300B                      DEC    12/14/2007
04062@-GF-6      AZ AGENCY OBLIGATION 314A                      MAY    05/28/2007
04062@-GG-4      AZ AGENCY OBLIGATION 312B                      JUN    06/24/2014
04062@-GH-2      AZ AGENCY OBLIGATION 310I                      JUN    06/07/2005
04062@-GM-1      AZ AGENCY OBLIGATION 331A                      NOV    11/05/2007
04062@-HA-6      AZ AGENCY OBLIGATION 362E                      DEC    12/27/2005
04062@-HB-4      AZ AGENCY OBLIGATION 365L                      JUN    06/07/2008
04062@-HC-2      AZ AGENCY OBLIGATION 366H                      MAR    03/25/2011
04062@-HD-0      AZ AGENCY OBLIGATION 356I                      NOV    11/16/2015
04062@-HE-8      AZ AGENCY OBLIGATION 353I                      NOV    11/16/2015
04062@-HG-3      AZ AGENCY OBLIGATION 341H                      APR    04/15/2008
04062@-HN-8      AZ AGENCY OBLIGATION 348N                      JUN    06/29/2010
054937-AC-1      BB&T CORP                              6.500   FA     08/01/2011
111021-AE-1      BRITISH TELECOMMUNICATION              8.625   JD     12/15/2030

--------------------------------------------------------------------------------------------------------------------
      1                          2                      9             10           11           12           13
                                                                                  Rate
                                                                                  Used
                                                       Book/                       to
                                                     Adjusted                    Obtain
    CUSIP                                            Carrying        Par          Fair         Fair        Actual
Identification              Description               Value         Value        Value        Value         Cost
--------------------------------------------------------------------------------------------------------------------
            TOTAL WISCONSIN                          10,530,921     9,735,000        XXX    10,938,105    10,558,828
--------------------------------------------------------------------------------------------------------------------
WYOMING
--------------------------------------------------------------------------------------------------------------------
98322P-GX-9      WYOMING CMNTY DEV AUTH HSG REV       1,000,000     1,000,000   103.0890     1,030,890     1,000,000
98322P-GZ-6      WYOMING CMNTY DEV AUTH HSG REV       1,650,000     1,650,000   102.8280     1,696,662     1,650,000
--------------------------------------------------------------------------------------------------------------------
            TOTAL WYOMING                             2,650,000     2,650,000        XXX     2,727,552     2,650,000
--------------------------------------------------------------------------------------------------------------------
            TOTAL UNITED STATES                     432,189,184   447,695,000        XXX   457,760,478   431,237,569
--------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue
      - Issuer Obligations                          432,189,184   447,695,000        XXX   457,760,478   431,237,569
--------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds          432,189,184   447,695,000        XXX   457,760,478   431,237,569
--------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   ISSUER OBLIGATIONS
   UNITED STATES
--------------------------------------------------------------------------------------------------------------------
008685-AB-5      AHOLD FIN U S A INC                    124,365       130,000    89.8110       116,754       124,328
013817-AG-6      ALCOA INC                              124,616       125,000   104.1140       130,143       124,588
013817-AH-4      ALCOA INC                              124,236       125,000   105.8380       132,298       124,209
03235E-AH-3      AMVESCAP PLC                           300,000       300,000   106.0820       318,246       300,000
039483-AS-1      ARCHER DANIELS MIDLAND CO              398,119       400,000   115.1450       460,580       398,060
04062@-AC-9      AZ AGENCY OBLIGATION 45A                54,428        59,319    91.6630        54,374        28,305
04062@-AD-7      AZ AGENCY OBLIGATION 25A               252,454       350,000    76.1630       266,572       109,975
04062@-AE-5      AZ AGENCY OBLIGATION 32A               158,162       226,045    74.3140       167,984        69,712
04062@-AG-0      AZ AGENCY OBLIGATION 64A               194,272       250,000    81.1120       202,781        89,244
04062@-AJ-4      AZ AGENCY OBLIGATION 51A               265,013       332,813    82.7260       275,324       120,503
04062@-AK-1      AZ AGENCY OBLIGATION 61A                79,092       113,022    74.3140        83,992        36,048
04062@-AL-9      AZ AGENCY OBLIGATION 63A               492,446       719,955    72.8030       524,151       226,778
04062@-AM-7      AZ AGENCY OBLIGATION 80K                38,043        44,543    87.7370        39,081        17,821
04062@-BA-2      AZ AGENCY OBLIGATION 132M               44,294        57,500    80.5470        46,315        21,705
04062@-BW-4      AZ AGENCY OBLIGATION 157J               68,168        75,880    89.2760        67,743        40,326
04062@-BX-2      AZ AGENCY OBLIGATION 159L              174,618       235,199    73.0170       171,737       103,231
04062@-DV-4      AZ AGENCY OBLIGATION 182E               48,887        50,000    97.9890        48,995        26,639
04062@-DX-0      AZ AGENCY OBLIGATION 191I               58,909        65,277    91.1530        59,502        32,240
04062@-DY-8      AZ AGENCY OBLIGATION 158L               74,160        87,315    83.4680        72,881        45,077
04062@-DZ-5      AZ AGENCY OBLIGATION 183P            1,240,912     1,665,876    72.3220     1,204,795       757,769
04062@-EF-8      AZ AGENCY OBLIGATION 223C               21,457        30,000    71.2620        21,379        12,734
04062@-EG-6      AZ AGENCY OBLIGATION 222B               25,603        36,167    70.5340        25,510        15,193
04062@-EH-4      AZ AGENCY OBLIGATION 229E              284,368       440,998    64.2450       283,323       168,740
04062@-EK-7      AZ AGENCY OBLIGATION 224B               35,816        50,000    71.5300        35,765        21,187
04062@-EL-5      AZ AGENCY OBLIGATION 225B               35,816        50,000    71.5300        35,765        21,187
04062@-EV-3      AZ AGENCY OBLIGATION 250K              170,676       200,000    85.5860       171,173       101,293
04062@-FN-0      AZ AGENCY OBLIGATION 265B               71,309       100,000    71.7460        71,746        42,636
04062@-FP-5      AZ AGENCY OBLIGATION 267F              297,600       335,389    88.2460       295,968       184,216
04062@-FQ-3      AZ AGENCY OBLIGATION 280F              223,676       300,000    75.0950       225,286       134,238
04062@-FU-4      AZ AGENCY OBLIGATION 355I              270,549       517,500    52.7150       272,804       169,935
04062@-GD-1      AZ AGENCY OBLIGATION 302I               79,203        88,278    89.6040        79,101        48,886
04062@-GE-9      AZ AGENCY OBLIGATION 300B               25,565        36,167    70.5340        25,510        15,721
04062@-GF-6      AZ AGENCY OBLIGATION 314A               20,561        28,568    70.7880        20,223        12,976
04062@-GG-4      AZ AGENCY OBLIGATION 312B              443,116     1,020,000    42.2370       430,821       277,193
04062@-GH-2      AZ AGENCY OBLIGATION 310I               22,641        25,223    89.6030        22,601        14,013
04062@-GM-1      AZ AGENCY OBLIGATION 331A               19,463        28,000    68.3570        19,140        12,374
04062@-HA-6      AZ AGENCY OBLIGATION 362E              234,805       274,922    85.7150       235,650       147,413
04062@-HB-4      AZ AGENCY OBLIGATION 365L               59,779        75,000    80.1820        60,137        37,587
04062@-HC-2      AZ AGENCY OBLIGATION 366H              339,806       491,166    70.1020       344,318       212,574
04062@-HD-0      AZ AGENCY OBLIGATION 356I              216,828       430,948    50.8110       218,970       136,128
04062@-HE-8      AZ AGENCY OBLIGATION 353I              217,850       430,948    50.8110       218,970       137,074
04062@-HG-3      AZ AGENCY OBLIGATION 341H              237,556       291,749    81.0980       236,603       150,285
04062@-HN-8      AZ AGENCY OBLIGATION 348N              278,010       373,578    74.2880       277,526       176,271
054937-AC-1      BB&T CORP                              299,145       300,000   112.9430       338,829       299,031
111021-AE-1      BRITISH TELECOMMUNICATION              111,626        95,000   127.4900       121,116       111,673

------------------------------------------------------------------------------------------------------------------
      1                          2                       Interest              16           17           18
                                                  ----------------------
                                                      14          15
                                                    Amount                                             Amount of
                                                   Due and                                           Interest Due
                                                   Accrued                                            and Accrued
                                                   Dec. 31                                              Dec. 31
                                                     of                                                 Current
                                                   Current      Gross                    Increase       Year, on
                                                     Year       Amount      Increase    (Decrease)      Bonds in
                                                  on Bonds     Received    (Decrease)   by Foreign   Default as to
    CUSIP                                          not in       During         by        Exchange    Principal or
Identification              Description            Default       Year      Adjustment   Adjustment      Interest
------------------------------------------------------------------------------------------------------------------
            TOTAL WISCONSIN                         250,374      181,775    (27,907)
------------------------------------------------------------------------------------------------------------------
WYOMING
------------------------------------------------------------------------------------------------------------------
98322P-GX-9      WYOMING CMNTY DEV AUTH HSG REV       4,750       57,000
98322P-GZ-6      WYOMING CMNTY DEV AUTH HSG REV       8,044      106,907
------------------------------------------------------------------------------------------------------------------
            TOTAL WYOMING                            12,794      163,907
------------------------------------------------------------------------------------------------------------------
            TOTAL UNITED STATES                   7,042,127   16,866,192    226,906
------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue
      - Issuer Obligations                        7,042,127   16,866,192    226,906
------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds        7,042,127   16,866,192    226,906
------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
------------------------------------------------------------------------------------------------------------------
008685-AB-5      AHOLD FIN U S A INC                  1,490        4,469         37
013817-AG-6      ALCOA INC                            2,036                      29
013817-AH-4      ALCOA INC                            2,576                      27
03235E-AH-3      AMVESCAP PLC                         8,162       10,227
039483-AS-1      ARCHER DANIELS MIDLAND CO           11,667       28,000         51
04062@-AC-9      AZ AGENCY OBLIGATION 45A                                       569
04062@-AD-7      AZ AGENCY OBLIGATION 25A                                    23,186
04062@-AE-5      AZ AGENCY OBLIGATION 32A                                    14,434
04062@-AG-0      AZ AGENCY OBLIGATION 64A                                    17,811
04062@-AJ-4      AZ AGENCY OBLIGATION 51A                                    24,147
04062@-AK-1      AZ AGENCY OBLIGATION 61A                                     7,215
04062@-AL-9      AZ AGENCY OBLIGATION 63A                                    45,229
04062@-AM-7      AZ AGENCY OBLIGATION 80K                                     3,485
04062@-BA-2      AZ AGENCY OBLIGATION 132M                                    4,058
04062@-BW-4      AZ AGENCY OBLIGATION 157J                                    4,882
04062@-BX-2      AZ AGENCY OBLIGATION 159L                                   12,587
04062@-DV-4      AZ AGENCY OBLIGATION 182E                                    4,114
04062@-DX-0      AZ AGENCY OBLIGATION 191I                                    4,963
04062@-DY-8      AZ AGENCY OBLIGATION 158L                                    5,103
04062@-DZ-5      AZ AGENCY OBLIGATION 183P                                   85,703
04062@-EF-8      AZ AGENCY OBLIGATION 223C                                    1,618
04062@-EG-6      AZ AGENCY OBLIGATION 222B                                    1,919
04062@-EH-4      AZ AGENCY OBLIGATION 229E                                   21,494
04062@-EK-7      AZ AGENCY OBLIGATION 224B                                    2,713
04062@-EL-5      AZ AGENCY OBLIGATION 225B                                    2,713
04062@-EV-3      AZ AGENCY OBLIGATION 250K                                   13,172
04062@-FN-0      AZ AGENCY OBLIGATION 265B                                    5,527
04062@-FP-5      AZ AGENCY OBLIGATION 267F                                   21,613
04062@-FQ-3      AZ AGENCY OBLIGATION 280F                                   17,455
04062@-FU-4      AZ AGENCY OBLIGATION 355I                                   20,832
04062@-GD-1      AZ AGENCY OBLIGATION 302I                                    5,968
04062@-GE-9      AZ AGENCY OBLIGATION 300B                                    1,924
04062@-GF-6      AZ AGENCY OBLIGATION 314A                                    1,494
04062@-GG-4      AZ AGENCY OBLIGATION 312B                                   32,749
04062@-GH-2      AZ AGENCY OBLIGATION 310I                                    1,698
04062@-GM-1      AZ AGENCY OBLIGATION 331A                                    1,416
04062@-HA-6      AZ AGENCY OBLIGATION 362E                                   18,100
04062@-HB-4      AZ AGENCY OBLIGATION 365L                                    4,636
04062@-HC-2      AZ AGENCY OBLIGATION 366H                                   26,624
04062@-HD-0      AZ AGENCY OBLIGATION 356I                                   16,644
04062@-HE-8      AZ AGENCY OBLIGATION 353I                                   16,608
04062@-HG-3      AZ AGENCY OBLIGATION 341H                                   17,737
04062@-HN-8      AZ AGENCY OBLIGATION 348N                                   20,850
054937-AC-1      BB&T CORP                            8,125       19,392         85
111021-AE-1      BRITISH TELECOMMUNICATION              364        4,216        (48)
------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
      1                          2                  19         20          21

                                                   NAIC                 Effective
    CUSIP                                         Desig-      Date       Rate of
Identification              Description           nation    Acquired    Interest
---------------------------------------------------------------------------------
            TOTAL WISCONSIN                          XXX          XXX        XXX
---------------------------------------------------------------------------------
WYOMING                                                1   10/31/2001      5.697
---------------------------------------------------------------------------------
98322P-GX-9      WYOMING CMNTY DEV AUTH HSG REV        1   10/31/2001      5.847
98322P-GZ-6      WYOMING CMNTY DEV AUTH HSG REV
---------------------------------------------------------------------------------
            TOTAL WYOMING                            XXX          XXX        XXX
---------------------------------------------------------------------------------
            TOTAL UNITED STATES                      XXX          XXX        XXX
---------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue
      - Issuer Obligations                           XXX          XXX        XXX
---------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds           XXX          XXX        XXX
---------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   ISSUER OBLIGATIONS
   UNITED STATES
---------------------------------------------------------------------------------
008685-AB-5      AHOLD FIN U S A INC                   2   10/01/2002      7.246
013817-AG-6      ALCOA INC                             1   08/08/2002      4.324
013817-AH-4      ALCOA INC                             1   08/08/2002      5.455
03235E-AH-3      AMVESCAP PLC                          1   06/20/2002      5.899
039483-AS-1      ARCHER DANIELS MIDLAND CO             1   08/06/2001      7.039
04062@-AC-9      AZ AGENCY OBLIGATION 45A             2Z   07/22/1994      8.044
04062@-AD-7      AZ AGENCY OBLIGATION 25A              2   04/15/1994      9.996
04062@-AE-5      AZ AGENCY OBLIGATION 32A             2Z   06/01/1994     10.012
04062@-AG-0      AZ AGENCY OBLIGATION 64A             2Z   11/07/1994      9.998
04062@-AJ-4      AZ AGENCY OBLIGATION 51A             2Z   09/28/1994     10.012
04062@-AK-1      AZ AGENCY OBLIGATION 61A             2Z   10/06/1994     10.007
04062@-AL-9      AZ AGENCY OBLIGATION 63A             2Z   11/18/1994     10.008
04062@-AM-7      AZ AGENCY OBLIGATION 80K             2Z   01/20/1995     10.002
04062@-BA-2      AZ AGENCY OBLIGATION 132M             2   07/13/1995     10.015
04062@-BW-4      AZ AGENCY OBLIGATION 157J             2   12/04/1995      7.701
04062@-BX-2      AZ AGENCY OBLIGATION 159L             2   12/05/1995      7.707
04062@-DV-4      AZ AGENCY OBLIGATION 182E             2   01/17/1996      9.110
04062@-DX-0      AZ AGENCY OBLIGATION 191I             2   02/06/1996      9.112
04062@-DY-8      AZ AGENCY OBLIGATION 158L             2   12/19/1995      7.326
04062@-DZ-5      AZ AGENCY OBLIGATION 183P             2   01/22/1996      7.354
04062@-EF-8      AZ AGENCY OBLIGATION 223C             2   04/17/1996      8.081
04062@-EG-6      AZ AGENCY OBLIGATION 222B             2   04/16/1996      8.088
04062@-EH-4      AZ AGENCY OBLIGATION 229E             2   04/24/1996      8.108
04062@-EK-7      AZ AGENCY OBLIGATION 224B             2   04/18/1996      8.139
04062@-EL-5      AZ AGENCY OBLIGATION 225B             2   04/18/1996      8.139
04062@-EV-3      AZ AGENCY OBLIGATION 250K            2Z   06/28/1996      8.344
04062@-FN-0      AZ AGENCY OBLIGATION 265B             2   08/01/1996      8.335
04062@-FP-5      AZ AGENCY OBLIGATION 267F            2Z   08/12/1996      7.794
04062@-FQ-3      AZ AGENCY OBLIGATION 280F            2Z   09/04/1996      8.396
04062@-FU-4      AZ AGENCY OBLIGATION 355I             2   02/25/1997      8.259
04062@-GD-1      AZ AGENCY OBLIGATION 302I             2   10/16/1996      8.069
04062@-GE-9      AZ AGENCY OBLIGATION 300B             2   10/11/1996      8.125
04062@-GF-6      AZ AGENCY OBLIGATION 314A             2   11/08/1996      7.763
04062@-GG-4      AZ AGENCY OBLIGATION 312B             2   11/04/1996      7.903
04062@-GH-2      AZ AGENCY OBLIGATION 310I             2   10/18/1996      8.029
04062@-GM-1      AZ AGENCY OBLIGATION 331A             2   12/23/1996      7.805
04062@-HA-6      AZ AGENCY OBLIGATION 362E            2Z   03/11/1997      8.348
04062@-HB-4      AZ AGENCY OBLIGATION 365L            2Z   03/18/1997      8.334
04062@-HC-2      AZ AGENCY OBLIGATION 366H            2Z   03/19/1997      8.438
04062@-HD-0      AZ AGENCY OBLIGATION 356I             2   02/25/1997      8.276
04062@-HE-8      AZ AGENCY OBLIGATION 353I             2   02/20/1997      8.214
04062@-HG-3      AZ AGENCY OBLIGATION 341H             2   01/23/1997      8.004
04062@-HN-8      AZ AGENCY OBLIGATION 348N             2   02/10/1997      8.026
054937-AC-1      BB&T CORP                             1   08/06/2001      6.544
111021-AE-1      BRITISH TELECOMMUNICATION             2   08/22/2002      7.167
---------------------------------------------------------------------------------

                                      E08.7

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------------------
      1                      2               3       Interest          6            7            8             9             10
                                                   ------------
                                                    4       5                                             Book/Adjusted
    CUSIP                                          Rate    How     Maturity                    Option        Carrying        Par
Identification          Description          *      of     Paid      Date      Option Date   Call Price       Value         Value
-----------------------------------------------------------------------------------------------------------------------------------
126408-BJ-1      CSX CORP                          7.250    MN    05/01/2004                                  438,038       415,000
13067#-AC-3      CA AGENCY OBLIGATION 83J                   APR   04/06/2004                                  439,720       472,000
13067#-AD-1      CA AGENCY OBLIGATION 88M                   NOV   11/05/2007                                  111,286       137,700
13067#-AE-9      CA AGENCY OBLIGATION 82I                   DEC   12/23/2008                                  279,292       384,000
13067#-AG-4      CA AGENCY OBLIGATION 73A                   DEC   12/15/2009                                  244,592       350,000
13067#-AH-2      CA AGENCY OBLIGATION 81J                   APR   04/05/2010                                1,134,156     1,583,901
13067#-AJ-8      CA AGENCY OBLIGATION 78L                   MAY   05/04/2010                                  284,207       400,000
13067#-AK-5      CA AGENCY OBLIGATION 75A                   MAR   03/05/2009                                2,928,565     3,892,000
13067#-AM-1      CA AGENCY OBLIGATION                       JUN   06/20/2006                                  429,686       515,000
13067#-AN-9      CA AGENCY OBLIGATION                       FEB   02/20/2009                                  605,496       801,500
13067#-AP-4      CA AGENCY OBLIGATION                       FEB   02/20/2010                                   58,011       114,500
13067#-AR-0      CA AGENCY OBLIGATION                       MAR   03/20/2007                                  353,487       432,500
13067#-AS-8      CA AGENCY OBLIGATION                       SEP   09/20/2005                                  127,800       150,000
13067#-AT-6      CA AGENCY OBLIGATION                       SEP   09/20/2007                                   66,992       100,000
13067#-AX-7      CA AGENCY OBLIGATION                       FEB   02/05/2005                                   67,793        75,000
13067#-AY-5      CA AGENCY OBLIGATION                       MAY   05/20/2008                                  231,097       300,000
13067#-BA-6      CA AGENCY OBLIGATION                       DEC   12/05/2007                                  416,054       545,000
13067#-BR-9      CA AGENCY OBLIGATION                       FEB   02/20/2005                                   67,532        75,000
13067#-BT-5      CA AGENCY OBLIGATION                       AUG   08/05/2007                                  197,200       250,000
13067#-BW-8      CA AGENCY OBLIGATION                       NOV   11/20/2007                                  390,040       495,000
13067#-BY-4      CA AGENCY OBLIGATION 138L                  MAR   03/05/2007                                  260,133       310,000
13067#-BZ-1      CA AGENCY OBLIGATION 135N                  JAN   01/20/2009                                  268,669       350,000
13067#-DU-0      CA AGENCY OBLIGATION                       SEP   09/20/2009                                  128,582       175,000
13067#-DV-8      CA AGENCY OBLIGATION                       APR   04/05/2005                                   81,082        90,000
13067#-DW-6      CA AGENCY OBLIGATION                       APR   04/05/2010                                  177,401       240,000
13067#-DX-4      CA AGENCY OBLIGATION 1470                  APR   04/05/2010                                  354,656       479,529
13067#-DZ-9      CA AGENCY OBLIGATION                       NOV   11/05/2004                                  250,314       267,000
13067#-EA-3      CA AGENCY OBLIGATION                       MAY   05/20/2005                                   53,352        60,000
13067#-EB-1      CA AGENCY OBLIGATION                       MAY   05/05/2006                                   38,071        44,444
13067#-EC-9      CA AGENCY OBLIGATION                       MAY   05/05/2006                                   38,091        44,444
13067#-ED-7      CA AGENCY OBLIGATION                       MAY   05/20/2006                                  122,246       150,000
13067#-EE-5      CA AGENCY OBLIGATION                       MAR   03/05/2011                                   77,338       103,500
13067#-EF-2      CA AGENCY OBLIGATION                       MAR   03/05/2011                                1,004,728     1,344,600
13067#-EM-7      CA AGENCY OBLIGATION                       MAY   05/05/2009                                  129,428       163,988
13067#-ER-6      CA AGENCY OBLIGATION                       FEB   02/05/2007                                  108,306       125,000
13067#-EY-1      CA AGENCY OBLIGATION                       APR   04/05/2006                                  106,352       119,884
13067#-EZ-8      CA AGENCY OBLIGATION                       FEB   02/20/2008                                  118,280       150,000
13067#-FF-1      CA AGENCY OBLIGATION                       APR   04/05/2007                                   81,054        95,806
13067#-FH-7      CA AGENCY OBLIGATION                       NOV   11/05/2005                                  443,357       530,000
13067#-FJ-3      CA AGENCY OBLIGATION                       APR   04/05/2007                                   81,054        95,806
13067#-FL-8      CA AGENCY OBLIGATION                       JUL   07/20/2007                                  207,474       250,000
13067#-JK-6      CA AGENCY OBLIGATION                       AUG   08/05/2008                                   41,068        62,000
13067#-KP-3      CA AGENCY OBLIGATION                       MAY   05/05/2006                                   38,122        44,444
13067#-KQ-1      CA AGENCY OBLIGATION                       JUL   07/20/2007                                   34,675        50,000
13067#-KR-9      CA AGENCY OBLIGATION                       OCT   10/05/2008                                   18,449        27,000
13067#-KS-7      CA AGENCY OBLIGATION                       NOV   11/05/2006                                   18,381        25,000
13067#-KT-5      CA AGENCY OBLIGATION                       APR   04/05/2004                                   56,574        59,941
13067#-KU-2      CA AGENCY OBLIGATION                       SEP   09/05/2007                                  101,211       123,857
13067#-KV-0      CA AGENCY OBLIGATION                       APR   04/05/2010                                  154,510       239,767
13067#-LY-3      CA AGENCY OBLIGATION                       APR   04/05/2010                                  153,169       239,765
13067#-LZ-0      CA AGENCY OBLIGATION                       OCT   10/20/2006                                   18,600        25,000
13067#-MR-7      CA AGENCY OBLIGATION                       APR   04/05/2010                                  199,659       259,200
13067#-NE-5      CA AGENCY OBLIGATION                       MAY   05/20/2008                                   11,934        17,412
13067#-NF-2      CA AGENCY OBLIGATION                       JUN   06/05/2011                                  105,842       170,000
13067#-PE-3      CA AGENCY OBLIGATION                       MAR   03/05/2011                                   85,413       138,461
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                      2                  11         12          13                Interest                16
                                                                                --------------------------
                                                                                     14            15
                                                                                 Amount Due
                                               Rate                             and Accrued
                                               Used                              Dec. 31 of
                                                to                              Current Year      Gross       Increase
                                              Obtain                              on Bonds       Amount      (Decrease)
    CUSIP                                      Fair       Fair        Actual       not in       Received         by
Identification          Description            Value      Value        Cost       Default      During Year   Adjustment
-----------------------------------------------------------------------------------------------------------------------
126408-BJ-1      CSX CORP                    106.4420     441,734     444,673      5,015          15,044       (6,634)
13067#-AC-3      CA AGENCY OBLIGATION 83J     94.3080     445,136     206,117                                  40,344
13067#-AD-1      CA AGENCY OBLIGATION 88M     83.7440     115,317      52,629                                   9,862
13067#-AE-9      CA AGENCY OBLIGATION 82I     76.7710     294,801     131,077                                  25,377
13067#-AG-4      CA AGENCY OBLIGATION 73A     74.1960     259,688     114,142                                  22,257
13067#-AH-2      CA AGENCY OBLIGATION 81J     75.6660   1,198,488     531,681                                 104,040
13067#-AJ-8      CA AGENCY OBLIGATION 78L     75.1910     300,766     132,561                                  26,061
13067#-AK-5      CA AGENCY OBLIGATION 75A     78.9000   3,070,802   1,359,610                                 267,638
13067#-AM-1      CA AGENCY OBLIGATION         86.0630     443,226     203,242                                  39,550
13067#-AN-9      CA AGENCY OBLIGATION         79.1420     634,331     286,694                                  55,369
13067#-AP-4      CA AGENCY OBLIGATION         57.0630      65,338      27,472                                   5,304
13067#-AR-0      CA AGENCY OBLIGATION         84.5690     365,764     167,395                                  32,386
13067#-AS-8      CA AGENCY OBLIGATION         87.5980     131,398      60,446                                  11,744
13067#-AT-6      CA AGENCY OBLIGATION         71.8750      71,875      31,694                                   6,154
13067#-AX-7      CA AGENCY OBLIGATION         91.9690      68,977      32,265                                   6,195
13067#-AY-5      CA AGENCY OBLIGATION         80.4940    241 ,484     110,207                                  21,247
13067#-BA-6      CA AGENCY OBLIGATION         79.9540     435,752     199,106                                  37,987
13067#-BR-9      CA AGENCY OBLIGATION         91.6770      68,758      32,602                                   6,181
13067#-BT-5      CA AGENCY OBLIGATION         82.1230     205,308      96,131                                  18,136
13067#-BW-8      CA AGENCY OBLIGATION         80.2230     397,106     206,543                                  31,997
13067#-BY-4      CA AGENCY OBLIGATION 138L    84.8380     263,001     139,340                                  21,082
13067#-BZ-1      CA AGENCY OBLIGATION 135N    79.6520     278,783     135,147                                  23,732
13067#-DU-0      CA AGENCY OBLIGATION         75.6230     132,340      68,933                                  10,823
13067#-DV-8      CA AGENCY OBLIGATION         90.8110      81,730      43,785                                   6,675
13067#-DW-6      CA AGENCY OBLIGATION         75.6660     181,600      95,497                                  14,676
13067#-DX-4      CA AGENCY OBLIGATION 1470    75.6660     362,845     190,748                                  29,283
13067#-DZ-9      CA AGENCY OBLIGATION         93.3890     249,349     149,416                                  16,952
13067#-EA-3      CA AGENCY OBLIGATION         89.9400      53,964      28,859                                   4,499
13067#-EB-1      CA AGENCY OBLIGATION         86.9090      38,627      20,653                                   3,200
13067#-EC-9      CA AGENCY OBLIGATION         86.9090      38,627      20,638                                   3,191
13067#-ED-7      CA AGENCY OBLIGATION         83.1450     124,719      65,830                                  10,307
13067#-EE-5      CA AGENCY OBLIGATION         73.5400      76,115      45,490                                   5,561
13067#-EF-2      CA AGENCY OBLIGATION         73.5400     988,827     593,416                                  72,246
13067#-EM-7      CA AGENCY OBLIGATION         77.8990     127,746      76,416                                   9,336
13067#-ER-6      CA AGENCY OBLIGATION         85.3630     106,705      66,262                                   7,439
13067#-EY-1      CA AGENCY OBLIGATION         87.4690     104,861      65,510                                   7,238
13067#-EZ-8      CA AGENCY OBLIGATION         82.0440     123,066      61,476                                  10,812
13067#-FF-1      CA AGENCY OBLIGATION         84.2930      80,759      48,101                                   6,035
13067#-FH-7      CA AGENCY OBLIGATION         83.2700     441,335     263,999                                  32,862
13067#-FJ-3      CA AGENCY OBLIGATION         84.2930      80,759      48,101                                   6,035
13067#-FL-8      CA AGENCY OBLIGATION         82.4010     206,005     124,341                                  15,235
13067#-JK-6      CA AGENCY OBLIGATION         67.1000      41,602      24,183                                   3,229
13067#-KP-3      CA AGENCY OBLIGATION         85.9910      38,218      23,589                                   2,313
13067#-KQ-1      CA AGENCY OBLIGATION         69.9830      34,992      20,573                                   2,710
13067#-KR-9      CA AGENCY OBLIGATION         68.9550      18,618      10,964                                   1,436
13067#-KS-7      CA AGENCY OBLIGATION         73.9440      18,486      10,908                                   1,422
13067#-KT-5      CA AGENCY OBLIGATION         94.3290      56,542      34,476                                   4,260
13067#-KU-2      CA AGENCY OBLIGATION         81.5780     101,040      61,532                                   7,650
13067#-KV-0      CA AGENCY OBLIGATION         63.8640     153,126      94,452                                  11,534
13067#-LY-3      CA AGENCY OBLIGATION         64.1010     153,693      92,366                                  12,464
13067#-LZ-0      CA AGENCY OBLIGATION         74.2090      18,552      11,433                                   1,402
13067#-MR-7      CA AGENCY OBLIGATION         75.6660     196,128     127,449                                  14,201
13067#-NE-5      CA AGENCY OBLIGATION         67.5090      11,755       7,789                                     628
13067#-NF-2      CA AGENCY OBLIGATION         60.7510     103,278      67,217                                   7,684
13067#-PE-3      CA AGENCY OBLIGATION         59.4170      82,271      54,809                                   6,035
-----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
     1                      2                    17             18          19          20         21
                                                            Amount of
                                                           Interest Due
                                                            and Accrued
                                                              Dec. 31
                                                             Current                             Effec-
                                              Increase       Year, on                             tive
                                             (Decrease)      Bonds in                             Rate
                                             by Foreign    Default as to   NAIC                    of
    CUSIP                                     Exchange      Principal or   Desig-      Date        In-
Identification         Description           Adjustments     Interest      nation    Acquired    terest
-------------------------------------------------------------------------------------------------------
126408-BJ-1      CSX CORP                                                     2     08/06/2002    2.970
13067#-AC-3      CA AGENCY OBLIGATION 83J                                    2Z     01/24/1995   10.006
13067#-AD-1      CA AGENCY OBLIGATION 88M                                    2Z     02/15/1995   10.008
13067#-AE-9      CA AGENCY OBLIGATION 821                                    2Z     01/24/1995   10.000
13067#-AG-4      CA AGENCY OBLIGATION 73A                                    2Z     12/30/1994    9.989
13067#-AH-2      CA AGENCY OBLIGATION 81J                                    2Z     01/24/1995   10.005
13067#-AJ-8      CA AGENCY OBLIGATION 78L                                    2Z     01/05/1995   10.003
13067#-AK-5      CA AGENCY OBLIGATION 75A                                    2Z     12/16/1994   10.003
13067#-AM-1      CA AGENCY OBLIGATION                                        2Z     03/01/1995   10.013
13067#-AN-9      CA AGENCY OBLIGATION                                        2Z     03/01/1995   10.007
13067#-AP-4      CA AGENCY OBLIGATION                                        2Z     03/01/1995   10.005
13067#-AR-0      CA AGENCY OBLIGATION                                        2Z     03/01/1995   10.002
13067#-AS-8      CA AGENCY OBLIGATION                                        2Z     03/01/1995   10.017
13067#-AT-6      CA AGENCY OBLIGATION                                         1     03/01/1995   10.013
13067#-AX-7      CA AGENCY OBLIGATION                                         1     03/22/1995   10.015
13067#-AY-5      CA AGENCY OBLIGATION                                        2Z     03/30/1995   10.007
13067#-BA-6      CA AGENCY OBLIGATION                                        2Z     04/12/1995   10.013
13067#-BR-9      CA AGENCY OBLIGATION                                        2Z     05/17/1995   10.018
13067#-BT-5      CA AGENCY OBLIGATION                                        2Z     06/23/1995   10.007
13067#-BW-8      CA AGENCY OBLIGATION                                        2Z     07/17/1995    8.896
13067#-BY-4      CA AGENCY OBLIGATION 138L                                   2Z     07/28/1995    8.764
13067#-BZ-1      CA AGENCY OBLIGATION 135N                                   2Z     07/21/1995    9.666
13067#-DU-0      CA AGENCY OBLIGATION                                        2Z     11/09/1995    9.106
13067#-DV-8      CA AGENCY OBLIGATION                                        2Z     10/11/1995    8.896
13067#-DW-6      CA AGENCY OBLIGATION                                        2Z     10/11/1995    8.943
13067#-DX-4      CA AGENCY OBLIGATION 1470                                   2Z     10/02/1995    8.924
13067#-DZ-9      CA AGENCY OBLIGATION                                        2Z     12/22/1995    7.681
13067#-EA-3      CA AGENCY OBLIGATION                                        2Z     12/18/1995    9.112
13067#-EB-1      CA AGENCY OBLIGATION                                        2Z     12/22/1995    9.083
13067#-EC-9      CA AGENCY OBLIGATION                                        2Z     12/08/1995    9.050
13067#-ED-7      CA AGENCY OBLIGATION                                        2Z     11/29/1995    9.110
13067#-EE-5      CA AGENCY OBLIGATION                                        2Z     11/09/1995    7.705
13067#-EF-2      CA AGENCY OBLIGATION                                        2Z     11/29/1995    7.705
13067#-EM-7      CA AGENCY OBLIGATION                                        2Z     11/29/1995    7.707
13067#-ER-6      CA AGENCY OBLIGATION                                        2Z     01/29/1996    7.353
13067#-EY-1      CA AGENCY OBLIGATION                                        2Z     02/02/1996    7.252
13067#-EZ-8      CA AGENCY OBLIGATION                                        2Z     02/22/1996   10.004
13067#-FF-1      CA AGENCY OBLIGATION                                        2Z     03/18/1996    7.984
13067#-FH-7      CA AGENCY OBLIGATION                                        2Z     03/27/1996    7.963
13067#-FJ-3      CA AGENCY OBLIGATION                                        2Z     03/18/1996    7.984
13067#-FL-8      CA AGENCY OBLIGATION                                        2Z     03/25/1996    7.848
13067#-JK-6      CA AGENCY OBLIGATION                                        2Z     06/25/1996    8.453
13067#-KP-3      CA AGENCY OBLIGATION                                        2Z     08/06/1996    7.776
13067#-KQ-1      CA AGENCY OBLIGATION                                        2Z     07/12/1996    8.390
13067#-KR-9      CA AGENCY OBLIGATION                                        2Z     07/17/1996    8.386
13067#-KS-7      CA AGENCY OBLIGATION                                        2Z     06/28/1996    8.341
13067#-KT-5      CA AGENCY OBLIGATION                                        2Z     08/19/1996    8.080
13067#-KU-2      CA AGENCY OBLIGATION                                        2Z     08/15/1996    8.104
13067#-KV-0      CA AGENCY OBLIGATION                                        2Z     08/13/1996    8.006
13067#-LY-3      CA AGENCY OBLIGATION                                        2Z     09/13/1996    8.284
13067#-LZ-0      CA AGENCY OBLIGATION                                        2Z     10/04/1996    8.101
13067#-MR-7      CA AGENCY OBLIGATION                                        2Z     11/18/1996    7.602
13067#-NE-5      CA AGENCY OBLIGATION                                        2Z     12/05/1996    7.268
13067#-NF-2      CA AGENCY OBLIGATION                                        2Z     12/06/1996    7.755
13067#-PE-3      CA AGENCY OBLIGATION                                        2Z     12/02/1996    7.562

                                      E08.8

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------
      1                      2                  3      Interest         6            7            8              9
                                                     ------------
                                                       4      5
                                                                                                            Book/Adjusted
    CUSIP                                             Rate   How     Maturity                    Option       Carrying
Identification          Description             *      of    Paid      Date      Option Date   Call Price       Value
-------------------------------------------------------------------------------------------------------------------------
13067#-PR-4      CA AGENCY OBLIGATION                        JUL    07/20/2009                                  134,400
13067#-RC-5      CA AGENCY OBLIGATION                        MAY    05/05/2003                                   48,766
13067#-RD-3      CA AGENCY OBLIGATION                        APR    04/05/2006                                  104,960
13067#-RE-1      CA AGENCY OBLIGATION                        APR    04/20/2008                                  193,668
19676#-AB-5      CO AGENCY OBLIGATION                        JAN    01/10/2015                                  587,099
19676#-AC-3      CO AGENCY OBLIGATION                        JUL    07/07/2007                                   22,876
19676#-AD-1      CO AGENCY OBLIGATION                        JAN    01/04/2020                                  515,260
19676#-AG-4      CO AGENCY OBLIGATION                        MAR    03/05/2005                                  172,935
19676#-AH-2      CO AGENCY OBLIGATION                        MAY    05/13/2014                                  412,374
19676#-AP-4      CO AGENCY OBLIGATION                        MAY    05/17/2016                                   75,780
19676#-AQ-2      CO AGENCY OBLIGATION                        MAY    05/02/2020                                  426,036
19676#-AR-0      CO AGENCY OBLIGATION                        SEP    09/28/2016                                1,407,245
19676#-AS-8      CO AGENCY OBLIGATION                        OCT    10/10/2015                                  401,837
19676#-BA-6      CO AGENCY OBLIGATION                        SEP    09/29/2004                                   61,720
19676#-BF-5      CO AGENCY OBLIGATION                        MAY    05/17/2016                                   46,520
19676#-BM-0      CO AGENCY OBLIGATION                        JAN    01/06/2019                                1,184,226
209615-BW-2      CONSOLIDATED NAT GAS CO             5.375   MN     11/01/2006                                  569,029
21146@-AA-7      ANNUITY                                     DEC    12/04/2005                                  232,144
21701R-AB-4      COORS BREWING COMPANY               6.375   MN     05/15/2012                                  199,235
224044-AY-3      COX COMMUNICATIONS INC NE           7.750   MN     11/01/2010                                  272,087
26441Y-AA-5      DUKE - WEEKS RLTY LTD PARTN         6.875   MS     03/15/2005                                  152,397
268766-BV-3      EOP OPER LTD PARTNERSHIP            7.875   JJ     07/15/2031                                   84,271
337358-DD-4      FIRST UNION CORP                    6.950   MN     11/01/2004                                  995,119
338915-AH-4      FLEET FINL GROUP INC NEW            6.875   JJ     01/15/2028                                   50,445
338915-AM-3      FLEET FINL GROUP INC NEW            6.700   JJ     07/15/2028                                   84,945
345370-CA-6      FORD MTR CO DEL                     7.450   JJ     07/16/2031                                  251,919
36962G-XZ-2      GENERAL ELEC CAP CORP MTN           6.750   MS     03/15/2032                                  271,762
370425-RZ-5      GENERAL MTRS ACCEP CORP             8.000   MN     11/01/2031                                  186,170
38141G-AZ-7      GOLDMAN SACHS GROUP INC             6.875   JJ     01/15/2011                                  658,754
441812-JW-5      HOUSEHOLD FIN CORP                  6.375   AO     10/15/2011                                  193,754
441812-JY-1      HOUSEHOLD FIN CORP                  7.000   MN     05/15/2012                                   25,048
459200-AR-2      INTERNATIONAL BUSINESS MA           6.220   FA     08/01/2027    08/02/2004     100.000        181,203
459506-AB-7      INTERNATIONAL FLAVORS&FRA           6.450   MN     05/15/2006                                  327,758
46257@-AC-5      IA AGENCY OBLIGATION                        JUN    06/25/2018                                  161,195
54641@-AA-8      LA AGENCY OBLIGATION                        FEB    02/15/2011                                  729,193
54641@-AB-6      LA AGENCY OBLIGATION                        FEB    02/15/2011                                  373,126
54641@-AC-4      LA AGENCY OBLIGATION                        FEB    02/15/2011                                  792,074
57585@-AA-9      MA AGENCY OBLIGATION                        OCT    10/19/2009                                2,470,963
57585@-AB-7      MA AGENCY OBLIGATION                        JUN    06/10/2004                                   20,575
583334-AA-5      MEADWESTVACO CORP                   6.850   AO     04/01/2012                                   39,750
617446-HC-6      MORGAN STANLEY DEAN WITTE           6.600   AO     04/01/2012                                  622,024
63538W-AA-6      NATL CITY BK PITT MDTMSUB           7.250   AO     10/21/2011                                  611,427
635405-AM-5      NATIONAL CITY CORP                  6.875   MN     05/15/2019                                   74,659
64605*-EA-9      NJ AGENCY OBLIGATION  1980                  JAN    01/31/2006                                1,324,210
64605*-EE-1      NJ AGENCY OBLIGATION  2001                  JUN    06/29/2013                                  278,524
64605*-EF-8      NJ AGENCY OBLIGATION                        NOV    11/25/2005                                   34,294
64605*-EG-6      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                   10,088
64605*-EH-4      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                   10,088
64605*-EJ-0      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                   10,088
64605*-EK-7      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                   10,088
64605*-EL-5      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                   10,088
64605*-EM-3      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                   10,088
64605*-EY-7      NJ AGENCY OBLIGATION                        MAY    05/05/2008                                  855,166
64605*-FN-0      NJ AGENCY OBLIGATION                        JAN    01/31/2008                                  710,912
64605*-FP-5      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                    9,712
64605*-FQ-3      NJ AGENCY OBLIGATION                        NOV    11/22/2013                                    9,712

------------------------------------------------------------------------------------------------------------------------
      1                      2                    10         11          12           13              Interest
                                                                                              --------------------------
                                                                                                   14            15
                                                                                               Amount Due
                                                             Rate                             and Accrued
                                                             Used                              Dec. 31 of
                                                              to                              Current Year      Gross
                                                            Obtain                              on Bonds       Amount
    CUSIP                                         Par        Fair       Fair        Actual       not in       Received
Identification          Description              Value       Value      Value        Cost        Default     During Year
------------------------------------------------------------------------------------------------------------------------
13067#-PR-4      CA AGENCY OBLIGATION            205,751    64.8170     133,362      84,684
13067#-RC-5      CA AGENCY OBLIGATION             50,000    97.4040      48,702      31,518
13067#-RD-3      CA AGENCY OBLIGATION            119,882    87.4690     104,860      66,353
13067#-RE-1      CA AGENCY OBLIGATION            280,000    68.6590     192,246     123,063
19676#-AB-5      CO AGENCY OBLIGATION            946,242    62.4720     591,141     345,180
19676#-AC-3      CO AGENCY OBLIGATION             32,809    70.1810      23,026      13,579
19676#-AD-1      CO AGENCY OBLIGATION          1,202,521    43.9240     528,206     303,549
19676#-AG-4      CO AGENCY OBLIGATION            190,020    91.2240     173,345     102,749
19676#-AH-2      CO AGENCY OBLIGATION            807,100    51.8880     418,789     247,981
19676#-AP-4      CO AGENCY OBLIGATION            150,000    51.0760      76,615      45,871
19676#-AQ-2      CO AGENCY OBLIGATION          1,002,068    42.8450     429,346     258,174
19676#-AR-0      CO AGENCY OBLIGATION          2,760,241    50.4340   1,392,115     868,653
19676#-AS-8      CO AGENCY OBLIGATION            765,648    52.2990     400,431     246,050
19676#-BA-6      CO AGENCY OBLIGATION             68,148    90.7950      61,875      37,516
19676#-BF-5      CO AGENCY OBLIGATION             90,000    51.0760      45,969      29,315
19676#-BM-0      CO AGENCY OBLIGATION          2,664,591    43.8630   1,168,780     747,579
209615-BW-2      CONSOLIDATED NAT GAS CO         575,000   105.7090     607,827     568,016       5,151         31,421
21146@-AA-7      ANNUITY                         255,600    79.4830     203,161     185,065
21701R-AB-4      COORS BREWING COMPANY           200,000   111.7540     223,508     199,192       1,629          6,658
224044-AY-3      COX COMMUNICATIONS INC NE       255,000   113.8950     290,432     274,173       3,294         19,763
26441Y-AA-5      DUKE - WEEKS RLTY LTD PARTN     150,000   107.1280     160,692     153,756       3,036         10,313
268766-BV-3      EOP OPER LTD PARTNERSHIP         85,000   108.8990      92,564      84,257       3,087          6,638
337358-DD-4      FIRST UNION CORP                950,000   108.5580   1,031,301   1,018,506      11,004         66,025
338915-AH-4      FLEET FINL GROUP INC NEW         50,000   106.0090      53,005      50,445       1,585
338915-AM-3      FLEET FINL GROUP INC NEW         90,000   103.8050      93,425      84,912       2,781
345370-CA-6      FORD MTR CO DEL                 290,000    86.9870     252,262     251,780       9,902
36962G-XZ-2      GENERAL ELEC CAP CORP MTN       275,000   110.8470     304,830     271,730       5,466          9,023
370425-RZ-5      GENERAL MTRS ACCEP CORP         185,000   100.5440     186,006     186,170       2,467          7,400
38141G-AZ-7      GOLDMAN SACHS GROUP INC         650,000   111.6240     725,556     659,809      20,606         44,688
441812-JW-5      HOUSEHOLD FIN CORP              210,000   104.5510     219,557     193,175       2,826          6,694
441812-JY-1      HOUSEHOLD FIN CORP               25,000   109.5290      27,382      25,048         224            841
459200-AR-Z      INTERNATIONAL BUSINESS MA       175,000    96.7500     169,313     185,500       4,535         10,885
459506-AB-7      INTERNATIONAL FLAVORS&FRA       325,000   108.0170     351,055     328,715       2,679         20,963
46257@-AC-5      IA AGENCY OBLIGATION            336,000    47.3480     159,090     101,568
54641@-AA-8      LA AGENCY OBLIGATION            972,000    73.8350     717,677     430,846
54641@-AB-6      LA AGENCY OBLIGATION            513,000    73.8350     378,774     229,209
54641@-AC-4      LA AGENCY OBLIGATION          1,089,000    73.8350     804,064     486,566
57585@-AA-9      MA AGENCY OBLIGATION          3,470,789    75.1400   2,607,958   1,130,044
57585@-AB-7      MA AGENCY OBLIGATION             22,081    93.0160      20,539      12,252
583334-AA-5      MEADWESTVACO CORP                40,000   110.9630      44,385      39,735         685          1,362
617446-HC-6      MORGAN STANLEY DEAN WITTE       625,000   110.8320     692,700     621,850      10,313         20,396
63538W-AA-6      NATL CITY BK PITT MDTMSUB       573,000   118.0050     676,173     614,405       8,078         41,543
635405-AM-5      NATIONAL CITY CORP               75,000   108.7620      81,572      74,632         659          5,156
64605*-EA-9      NJ AGENCY OBLIGATION  1980    1,542,000    85.0830   1,311,986     797,418
64605*-EE-1      NJ AGENCY OBLIGATION  2001      450,000    61.2910     275,813     165,024
64605*-EF-8      NJ AGENCY OBLIGATION             39,375    86.3330      33,994      20,730
64605*-EG-6      NJ AGENCY OBLIGATION             17,383    56.8500       9,882       6,052
64605*-EH-4      NJ AGENCY OBLIGATION             17,383    56.8500       9,882       6,052
64605*-EJ-0      NJ AGENCY OBLIGATION             17,383    56.8500       9,882       6,052
64605*-EK-7      NJ AGENCY OBLIGATION             17,383    56.8500       9,882       6,052
64605*-EL-5      NJ AGENCY OBLIGATION             17,383    56.8500       9,882       6,052
64605*-EM-3      NJ AGENCY OBLIGATION             17,383    56.8500       9,882       6,052
64605*-EY-7      NJ AGENCY OBLIGATION          1,251,000    68.4410     856,204     507,594
64605*-FN-0      NJ AGENCY OBLIGATION          1,028,000    69.8000     717,553     420,029
64605*-FP-5      NJ AGENCY OBLIGATION             17,391    56.8500       9,887       5,720
64605*-FQ-3      NJ AGENCY OBLIGATION             17,391    56.8500       9,887       5,720
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
       1                    2                      16            17             18          19          20         21
                                                                             Amount of
                                                                           Interest Due
                                                                            and Accrued
                                                                              Dec. 31
                                                                              Current                            Effec-
                                                              Increase       Year, on                             tive
                                                Increase     (Decrease)       Bonds in                            Rate
                                               (Decrease)   by (Foreign)   Default as to    NAIC                   of
    CUSIP                                          by         Exchange     Principal or    Desig-      Date       In-
Identification          Description            Adjustment    Adjustment      Interest      nation    Acquired    terest
-----------------------------------------------------------------------------------------------------------------------
13067#-PR-4      CA AGENCY OBLIGATION             10,075                                   2Z       01/10/1997    8.024
13067#-RC-5      CA AGENCY OBLIGATION              3,521                                   2Z       02/20/1997    7.716
13067#-RD-3      CA AGENCY OBLIGATION              7,871                                   2Z       01/31/1997    8.044
13067#-RE-1      CA AGENCY OBLIGATION             14,465                                   2Z       02/14/1997    8.005
19676#-AB-5      CO AGENCY OBLIGATION             45,138                                   2Z       05/09/1996    8.320
19676#-AC-3      CO AGENCY OBLIGATION              1,776                                   1        06/28/1996    8.331
19676#-AD-1      CO AGENCY OBLIGATION             40,195                                   1        06/25/1996    8.458
19676#-AG-4      CO AGENCY OBLIGATION             13,462                                   2Z       07/17/1996    8.391
19676#-AH-2      CO AGENCY OBLIGATION             32,180                                   1        09/10/1996    8.383
19676#-AP-4      CO AGENCY OBLIGATION              5,875                                   1        09/24/1996    8.323
19676#-AQ-2      CO AGENCY OBLIGATION             32,792                                   1        09/13/1996    8.263
19676#-AR-0      CO AGENCY OBLIGATION            105,488                                   2Z       10/08/1996    8.041
19676#-AS-8      CO AGENCY OBLIGATION             30,423                                   1        09/25/1996    8.133
19676#-BA-6      CO AGENCY OBLIGATION              4,825                                   1        11/05/1996    8.413
19676#-BF-5      CO AGENCY OBLIGATION              3,485                                   1        01/10/1997    8.022
19676#-BM-0      CO AGENCY OBLIGATION             88,181                                   1        01/20/1997    8.041
209615-BW-2      CONSOLIDATED NAT GAS CO           1,010                                   2        04/09/2002    5.680
21146@-AA-7      ANNUITY                           7,527                                   2Z       02/13/1996    3.347
21701R-AB-4      COORS BREWING COMPANY                43                                   2        04/30/2002    6.430
224044-AY-3      COX COMMUNICATIONS INC NE        (1,590)                                  2        08/29/2001    6.639
26441Y-AA-5      DUKE - WEEKS RLTY LTD PARTN        (990)                                  2        08/03/2001    6.089
268766-BV-3      EOP OPER LTD PARTNERSHIP             11                                   2        07/11/2001    7.952
337358-DD-4      FIRST UNION CORP                (22,315)                                  1        01/14/2002    4.227
338915-AH-4      FLEET FINL GROUP INC NEW                                                  1PE      08/28/2002    6.800
338915-AM-3      FLEET FINL GROUP INC NEW             33                                   1PE      08/19/2002    7.183
345370-CA-6      FORD MTR CO DEL                     139                                   2        09/10/2002    8.702
36962G-XZ-Z      GENERAL ELEC CAP CORP MTN            31                                   1        03/13/2002    6.844
370425-RZ-5      GENERAL MTRS ACCEP CORP                                                   2        09/10/2002    7.942
38141G-AZ-7      GOLDMAN SACHS GROUP INC            (756)                                  1        08/06/2001    6.656
441812-JW-5      HOUSEHOLD FIN CORP                  578                                   1        07/31/2002    7.598
441812-JY-1      HOUSEHOLD FIN CORP                                                        1        07/16/2002    6.971
459200-AR-Z      INTERNATIONAL BUSINESS MA        (4,267)                                  1PE      10/26/2001    3.893
459506-AB-7      INTERNATIONAL FLAVORS&FRA          (703)                                  2        08/06/2001    6.167
46257@-AC-5      IA AGENCY OBLIGATION             12,084                                   2Z       01/10/1997    8.024
54641@-AA-8      LA AGENCY OBLIGATION             52,374                                   2Z       12/01/1995    7.707
54641@-AB-6      LA AGENCY OBLIGATION             29,788                                   2Z       02/15/1997    8.637
54641@-AC-4      LA AGENCY OBLIGATION             63,235                                   2Z       02/15/1997    8.637
57585@-AA-9      MA AGENCY OBLIGATION            223,916                                   1        09/16/1994    9.885
57585@-AB-7      MA AGENCY OBLIGATION              1,531                                   1        03/28/1996    7.960
583334-AA-5      MEADWESTVACO CORP                    14                                   2        03/26/2002    6.943
617446-HC-6      MORGAN STANLEY DEAN WITTE           174                                   1        03/27/2002    6.670
63538W-AA-6      NATL CITY BK PITT MDTMSUB        (2,978)                                  1        01/14/2002    6.248
635405-AM-5      NATIONAL CITY CORP                   22                                   1        07/31/2001    6.922
64605*-EA-9      NJ AGENCY OBLIGATION  1980       94,983                                   1        02/29/1996    7.698
64605*-EE-1      NJ AGENCY OBLIGATION  2000       20,838                                   1        03/18/1996    8.006
64605*-EF-8      NJ AGENCY OBLIGATION              2,448                                   1        03/07/1996    7.660
64605*-EG-6      NJ AGENCY OBLIGATION                738                                   1        04/02/1996    7.863
64605*-EH-4      NJ AGENCY OBLIGATION                738                                   1        04/02/1996    7.863
64605*-EJ-0      NJ AGENCY OBLIGATION                738                                   1        04/02/1996    7.863
64605*-EK-7      NJ AGENCY OBLIGATION                738                                   1        04/02/1996    7.863
64605*-EL-5      NJ AGENCY OBLIGATION                738                                   1        04/02/1996    7.863
64605*-EM-3      NJ AGENCY OBLIGATION                738                                   2Z       04/02/1996    7.863
64605*-EY-7      NJ AGENCY OBLIGATION             65,372                                   1        05/22/1996    8.202
64605*-FN-0      NJ AGENCY OBLIGATION             55,451                                   1        06/27/1996    8.410
64605*-FP-5      NJ AGENCY OBLIGATION                760                                   1        06/25/1996    8.458
64605*-FQ-3      NJ AGENCY OBLIGATION                760                                   1        06/25/1996    8.458
-----------------------------------------------------------------------------------------------------------------------

                                      E08.9

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------------
      1                      2                 3      Interest        6             7            8             9
                                                    -----------
                                                      4      5
                                                                                                          Book/Adjusted
    CUSIP                                           Rate   How     Maturity                    Option       Carrying
Identification          Description            *     of    Paid      Date      Option Date   Call Price       Value
-----------------------------------------------------------------------------------------------------------------------
64605*-FR-1      NJ AGENCY OBLIGATION                      JUL    07/19/2014                                   46,248
64605*-FS-9      NJ AGENCY OBLIGATION                      DEC    12/15/2010                                  176,489
64605*-FT-7      NJ AGENCY OBLIGATION                      FEB    02/10/2014                                   81,971
64605*-FU-4      NJ AGENCY OBLIGATION                      JAN    01/02/2009                                  742,807
64605*-FU-4      NJ AGENCY OBLIGATION 244H                 NOV    11/22/2013                                    9,712
64605*-GV-1      NJ AGENCY OBLIGATION                      APR    04/18/2015                                  435,740
64605*-GW-9      NJ AGENCY OBLIGATION                      APR    04/23/2010                                  127,927
64605*-GX-7      NJ AGENCY OBLIGATION                      JUN    06/29/2007                                   35,449
64605*-GY-5      NJ AGENCY OBLIGATION                      FEB    02/17/2012                                  102,393
64605*-GZ-2      NJ AGENCY OBLIGATION                      SEP    09/11/2010                                    9,649
64605*-HA-6      NJ AGENCY OBLIGATION                      APR    04/24/2003                                   33,209
64605*-HR-9      NJ AGENCY OBLIGATION                      AUG    08/11/2013                                  273,148
64605*-HZ-1      NJ AGENCY OBLIGATION                      DEC    12/19/2013                                  227,750
64605*-JA-4      NJ AGENCY OBLIGATION                      MAR    03/01/2007                                    5,400
64605*-JY-2      NJ AGENCY OBLIGATION                      JUL    07/07/2013                                   26,561
64605*-JZ-9      NJ AGENCY OBLIGATION                      MAY    05/06/2011                                   16,600
64605@-JP-9      NJ AGENCY OBLIGATION 330F                 JAN    01/26/2012                                  320,522
64982@-CA-2      NYS AGENCY OBLIGATION                     AUG    08/15/2004                                  171,510
64982@-CD-6      NYS AGENCY OBLIGATION                     MAY    05/15/2014                                1,551,402
64982@-CP-9      NYS AGENCY OBLIGATION                     OCT    10/15/2005                                  183,927
64982@-CQ-7      NYS AGENCY OBLIGATION                     MAY    05/15/2004                                   49,805
64982@-CR-5      NYS AGENCY OBLIGATION 126T                JAN    01/15/2015                                  162,135
64982@-CS-3      NYS AGENCY OBLIGATION                     MAY    05/16/2007                                  132,767
64982@-DP-8      NYS AGENCY OBLIGATION                     DEC    12/15/2003                                   20,263
64982@-DQ-6      NYS AGENCY OBLIGATION                     JUN    06/15/2004                                   68,138
64982@-DW-3      NYS AGENCY OBLIGATION 343                 FEB    02/15/2014                                  243,465
64982@-EA-0      NYS AGENCY OBLIGATION 137Q                JAN    01/15/2012                                   68,136
64982@-EE-2      NYS AGENCY OBLIGATION                     JUL    07/15/2015                                  391,138
64982@-EF-9      NYS AGENCY OBLIGATION                     MAY    05/15/2009                                   63,112
64982@-EJ-1      NYS AGENCY OBLIGATION                     OCT    10/15/2007                                   96,019
64982@-EZ-5      NYS AGENCY OBLIGATION 218P                JAN    01/15/2012                                   40,507
64982@-FF-8      NYS AGENCY OBLIGATION                     MAY    05/15/2013                                  147,434
64982@-FG-6      NYS AGENCY OBLIGATION                     DEC    12/15/2008                                   21,109
64982@-FH-4      NYS AGENCY OBLIGATION                     SEP    09/15/2014                                  560,674
64982@-FJ-0      NYS AGENCY OBLIGATION                     APR    04/15/2015                                  237,377
64982@-FK-7      NYS AGENCY OBLIGATION                     AUG    08/15/2012                                  118,312
64982@-FL-5      NYS AGENCY OBLIGATION                     APR    04/15/2015                                  237,378
64982@-FZ-4      NYS AGENCY OBLIGATION                     JUL    07/15/2015                                   84,214
64982@-GA-8      NYS AGENCY OBLIGATION                     NOV    11/15/2009                                   49,508
64982@-GJ-9      NYS AGENCY OBLIGATION                     JUN    06/15/2007                                  104,954
64982@-GK-6      NYS AGENCY OBLIGATION                     FEB    02/15/2014                                  988,134
64982@-GL-4      NYS AGENCY OBLIGATION                     SEP    09/15/2011                                  164,483
64982@-GM-2      NYS AGENCY OBLIGATION                     OCT    10/15/2010                                  227,359
64982@-GN-0      NYS AGENCY OBLIGATION                     AUG    08/15/2009                                   84,699
64982@-GW-0      NYS AGENCY OBLIGATION                     JUN    06/15/2014                                  102,278
64982@-GX-8      NYS AGENCY OBLIGATION                     JUN    06/15/2007                                   22,645
64982@-GY-6      NYS AGENCY OBLIGATION                     JUL    07/15/2015                                   17,346
64982@-GZ-3      NYS AGENCY OBLIGATION                     FEB    02/15/2011                                   38,523
64982@-HJ-8      NYS AGENCY OBLIGATION                     NOV    11/15/2007                                    8,702
64982@-HK-5      NYS AGENCY OBLIGATION                     FEB    02/15/2011                                   38,523
64982@-HL-3      NYS AGENCY OBLIGATION                     DEC    12/15/2008                                  161,951
64982@-HS-8      NYS AGENCY OBLIGATION                     JAN    01/15/2007                                  514,172
64982@-HT-6      NYS AGENCY OBLIGATION 328B                NOV    11/15/2007                                    8,702
64982@-HU-3      NYS AGENCY OBLIGATION                     JUL    07/15/2008                                  481,815
64982@-HV-1      NYS AGENCY OBLIGATION                     MAR    03/15/2009                                  147,061
64982@-HW-9      NYS AGENCY OBLIGATION                     MAY    05/15/2010                                   47,108
-----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
      1                      2                   10         11        12         13              Interest
                                                                                          --------------------------
                                                                                               14            15
                                                                                           Amount Due
                                                            Rate                          and Accrued
                                                            Used                           Dec. 31 of
                                                             to                           Current Year      Gross
                                                           Obtain                           on Bonds       Amount
    CUSIP                                        Par        Fair      Fair       Actual      not in       Received
Identification          Description             Value      Value      Value       Cost      Default      During Year
--------------------------------------------------------------------------------------------------------------------
64605*-FR-1      NJ AGENCY OBLIGATION            86,000   54.0150      46,454    27,473
64605*-FS-9      NJ AGENCY OBLIGATION           282,500   63.0090     178,003   104,780
64605*-FT-7      NJ AGENCY OBLIGATION           120,000   66.7500      80,100    49,478
64605*-FU-4      NJ AGENCY OBLIGATION           926,100   79.9520     740,437   448,597
64605*-FU-4      NJ AGENCY OBLIGATION 244H       17,391   56.8500       9,887     5,720
64605*-GV-1      NJ AGENCY OBLIGATION           662,000   38.0500     251,895   350,942
64605*-GW-9      NJ AGENCY OBLIGATION           200,000   63.6190     127,239    77,976
64605*-GX-7      NJ AGENCY OBLIGATION            50,000   70.2770      35,139    21,771
64605*-GY-5      NJ AGENCY OBLIGATION           171,000   59.9350     102,490    62,198
64605*-GZ-2      NJ AGENCY OBLIGATION            15,600   61.7210       9,628     5,863
64605*-HA-6      NJ AGENCY OBLIGATION            34,000   97.6340      33,196    20,301
64605*-HR-9      NJ AGENCY OBLIGATION           450,000   60.7440     273,351   166,712
64605*-HZ-1      NJ AGENCY OBLIGATION           400,000   56.5080     226,033   140,524
64605*-JA-4      NJ AGENCY OBLIGATION             7,354   72.1190       5,304     3,425
64605*-JY-2      NJ AGENCY OBLIGATION            46,882   56.1140      26,307    16,752
64605*-JZ-9      NJ AGENCY OBLIGATION            27,375   61.1390      16,737    10,351
64605@-JP-9      NJ AGENCY OBLIGATION 330F      525,000   60.2070     316,087   202,067
64982@-CA-2      NYS AGENCY OBLIGATION          190,480   91.7030     174,678    81,238
64982@-CD-6      NYS AGENCY OBLIGATION        2,571,480   65.4240   1,682,385   735,958
64982@-CP-9      NYS AGENCY OBLIGATION          214,290   87.1150     186,680    96,160
64982@-CQ-7      NYS AGENCY OBLIGATION           53,572   93.5230      50,102    26,481
64982@-CR-5      NYS AGENCY OBLIGATION 126T     270,839   64.9310     175,859    79,197
64982@-CS-3      NYS AGENCY OBLIGATION          164,838   83.5560     137,734    64,825
64982@-DP-8      NYS AGENCY OBLIGATION           21,749   92.7870      20,180    11,952
64982@-DQ-6      NYS AGENCY OBLIGATION           73,000   92.9160      67,829    40,413
64982@-DW-3      NYS AGENCY OBLIGATION 343      468,000   41.7060     195,185   171,896
64982@-EA-0      NYS AGENCY OBLIGATION 137Q     100,000   71.7920      71,793    34,322
64982@-EE-2      NYS AGENCY OBLIGATION          619,060   62.4810     386,796   232,966
64982@-EF-9      NYS AGENCY OBLIGATION           95,240   63.1210      60,117    39,286
64982@-EJ-1      NYS AGENCY OBLIGATION          119,050   80.8610      96,265    56,218
64982@-EZ-5      NYS AGENCY OBLIGATION 218P      61,000   65.6510      40,048    24,208
64982@-FF-8      NYS AGENCY OBLIGATION          241,076   61.9030     149,234    87,123
64982@-FG-6      NYS AGENCY OBLIGATION           31,323   67.8860      21,264    12,532
64982@-FH-4      NYS AGENCY OBLIGATION        1,072,000   53.3410     571,823   329,822
64982@-FJ-0      NYS AGENCY OBLIGATION          364,143   63.7070     231,986   141,811
64982@-FK-7      NYS AGENCY OBLIGATION          190,480   62.8520     119,722    69,904
64982@-FL-5      NYS AGENCY OBLIGATION          364,143   63.7070     231,986   141,958
64982@-FZ-4      NYS AGENCY OBLIGATION          158,727   54.5640      86,609    49,336
64982@-GA-8      NYS AGENCY OBLIGATION           76,188   65.8250      50,151    29,629
64982@-GJ-9      NYS AGENCY OBLIGATION          127,832   81.0410     103,597    60,792
64982@-GK-6      NYS AGENCY OBLIGATION        1,777,800   55.8210     992,403   601,267
64982@-GL-4      NYS AGENCY OBLIGATION          277,800   59.4240     165,082   100,094
64982@-GM-2      NYS AGENCY OBLIGATION          357,150   63.8640     228,093   138,375
64982@-GN-0      NYS AGENCY OBLIGATION          111,111   76.2150      84,683    51,728
64982@-GW-0      NYS AGENCY OBLIGATION          186,336   54.4160     101,398    63,261
64982@-GX-8      NYS AGENCY OBLIGATION           31,958   70.5160      22,536    14,005
64982@-GY-6      NYS AGENCY OBLIGATION           32,968   52.2060      17,211    10,706
64982@-GZ-3      NYS AGENCY OBLIGATION           61,050   62.1870      37,965    24,066
64982@-HJ-8      NYS AGENCY OBLIGATION           12,122   70.9940       8,606     5,495
64982@-HK-5      NYS AGENCY OBLIGATION           61,050   62.1870      37,965    24,066
64982@-HL-3      NYS AGENCY OBLIGATION          235,725   67.8860     160,026   101,218
64982@-HS-8      NYS AGENCY OBLIGATION          595,250   85.7290     510,306   327,253
64982@-HT-6      NYS AGENCY OBLIGATION 328B      12,122   70.9940       8,606     5,495
64982@-HU-3      NYS AGENCY OBLIGATION          698,412   67.4060     470,776   305,861
64982@-HV-1      NYS AGENCY OBLIGATION          214,290   66.5970     142,713    94,472
64982@-HW-9      NYS AGENCY OBLIGATION           72,000   63.3210      45,592    30,219
--------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
       1                      2                   16            17             18           19         20         21
                                                                            Amount of
                                                                          Interest Due
                                                                           and Accrued
                                                                             Dec. 31
                                                                             Current                            Effec-
                                                             Increase       Year, on                             tive
                                               Increase     (Decrease)       Bonds in                            Rate
                                              (Decrease)   by (Foreign)   Default as to    NAIC                   of
    CUSIP                                         by         Exchange     Principal or    Desig-      Date       In-
Identification          Description           Adjustment    Adjustment      Interest      nation    Acquired    terest
----------------------------------------------------------------------------------------------------------------------
64605*-FR-1      NJ AGENCY OBLIGATION             3,555                                   1        06/07/1996    8.242
64605*-FS-9      NJ AGENCY OBLIGATION            13,606                                   1        06/28/1996    8.338
64605*-FT-7      NJ AGENCY OBLIGATION             5,847                                   1        02/28/1996    7.654
64605*-FU-4      NJ AGENCY OBLIGATION            55,366                                   1        06/27/1996    8.053
64605*-FU-4      NJ AGENCY OBLIGATION 244H          760                                   2Z       06/25/1996    8.458
64605*-GV-1      NJ AGENCY OBLIGATION            14,625                                   1        08/22/1996    3.460
64605*-GW-9      NJ AGENCY OBLIGATION             9,634                                   2Z       08/19/1996    8.075
64605*-GX-7      NJ AGENCY OBLIGATION             2,641                                   1        08/26/1996    7.971
64605*-GY-5      NJ AGENCY OBLIGATION             7,791                                   1        09/05/1996    8.198
64605*-GZ-2      NJ AGENCY OBLIGATION               732                                   1        08/23/1996    8.143
64605*-HA-6      NJ AGENCY OBLIGATION             2,480                                   1        08/13/1996    8.004
64605*-HR-9      NJ AGENCY OBLIGATION            20,870                                   1        09/27/1996    8.192
64605*-HZ-1      NJ AGENCY OBLIGATION            17,016                                   1        10/10/1996    8.064
64605*-JA-4      NJ AGENCY OBLIGATION               388                                   1        11/14/1996    7.703
64605*-JY-2      NJ AGENCY OBLIGATION             1,994                                   1        01/17/1997    8.034
64605*-JZ-9      NJ AGENCY OBLIGATION             1,284                                   1        02/03/1997    8.304
64605@-JP-9      NJ AGENCY OBLIGATION 330F       23,641                                   2Z       12/19/1996    7.943
64982@-CA-2      NYS AGENCY OBLIGATION           15,783                                   1        03/07/1995   10.017
64982@-CD-6      NYS AGENCY OBLIGATION          142,607                                   2Z       03/10/1995   10.007
64982@-CP-9      NYS AGENCY OBLIGATION           15,466                                   1        07/26/1995    9.111
64982@-CQ-7      NYS AGENCY OBLIGATION            4,125                                   1        08/18/1995    8.937
64982@-CR-5      NYS AGENCY OBLIGATION 126T      14,783                                   1        06/29/1995   10.014
64982@-CS-3      NYS AGENCY OBLIGATION           12,205                                   1        06/29/1995   10.007
64982@-DP-8      NYS AGENCY OBLIGATION            1,451                                   1        11/20/1995    7.701
64982@-DQ-6      NYS AGENCY OBLIGATION            4,873                                   1        11/27/1995    7.631
64982@-DW-3      NYS AGENCY OBLIGATION 343       13,939                                   2Z       01/30/1997    6.053
64982@-EA-0      NYS AGENCY OBLIGATION 137Q       6,015                                   2Z       07/26/1995    9.665
64982@-EE-2      NYS AGENCY OBLIGATION           29,093                                   1        03/28/1996    7.957
64982@-EF-9      NYS AGENCY OBLIGATION            4,316                                   1        04/05/1996    7.278
64982@-EJ-1      NYS AGENCY OBLIGATION            7,390                                   1        04/11/1996    8.281
64982@-EZ-5      NYS AGENCY OBLIGATION 218P       2,983                                   1        04/05/1996    7.937
64982@-FF-8      NYS AGENCY OBLIGATION           11,530                                   1        06/27/1996    8.402
64982@-FG-6      NYS AGENCY OBLIGATION            1,628                                   1        06/28/1996    8.339
64982@-FH-4      NYS AGENCY OBLIGATION           44,072                                   1        06/21/1996    8.456
64982@-FJ-0      NYS AGENCY OBLIGATION           17,104                                   1        01/25/1996    7.704
64982@-FK-7      NYS AGENCY OBLIGATION            9,256                                   1        06/27/1996    8.404
64982@-FL-5      NYS AGENCY OBLIGATION           17,104                                   1        01/30/1996    7.704
64982@-FZ-4      NYS AGENCY OBLIGATION            6,728                                   1        07/09/1996    8.591
64982@-GA-8      NYS AGENCY OBLIGATION            3,872                                   1        09/03/1996    8.445
64982@-GJ-9      NYS AGENCY OBLIGATION           12,699                                   1        09/26/1996    9.228
64982@-GK-6      NYS AGENCY OBLIGATION           75,594                                   1        09/26/1996    8.248
64982@-GL-4      NYS AGENCY OBLIGATION           12,623                                   1        09/26/1996    8.241
64982@-GM-2      NYS AGENCY OBLIGATION           17,421                                   1        09/26/1996    8.241
64982@-GN-0      NYS AGENCY OBLIGATION            6,454                                   1        09/24/1996    8.170
64982@-GW-0      NYS AGENCY OBLIGATION            7,695                                   1        10/22/1996    8.055
64982@-GX-8      NYS AGENCY OBLIGATION            1,704                                   1        10/22/1996    8.056
64982@-GY-6      NYS AGENCY OBLIGATION            1,308                                   1        10/17/1996    8.073
64982@-GZ-3      NYS AGENCY OBLIGATION            2,838                                   1        10/30/1996    7.918
64982@-HJ-8      NYS AGENCY OBLIGATION              640                                   1        12/17/1996    7.903
64982@-HK-5      NYS AGENCY OBLIGATION            2,838                                   1        10/30/1996    7.918
64982@-HL-3      NYS AGENCY OBLIGATION           11,896                                   1        10/30/1996    7.914
64982@-HS-8      NYS AGENCY OBLIGATION           37,008                                   1        12/11/1996    7.745
64982@-HT-6      NYS AGENCY OBLIGATION 328B         640                                   1        12/17/1996    7.903
64982@-HU-3      NYS AGENCY OBLIGATION           34,648                                   1        11/12/1996    7.675
64982@-HV-1      NYS AGENCY OBLIGATION           10,376                                   1        12/03/1996    7.545
64982@-HW-9      NYS AGENCY OBLIGATION            3,340                                   1        12/02/1996    7.564
----------------------------------------------------------------------------------------------------------------------

                                     E08.10

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------
       1                     2                       3      Interest         6             7            8             9
                                                          ------------
                                                            4      5
                                                                                                                 Book/Adjusted
    CUSIP                                                 Rate    How     Maturity                    Option       Carrying
Identification          Description                  *     of     Paid      Date      Option Date   Call Price       Value
------------------------------------------------------------------------------------------------------------------------------
64982@-HX-7      NYS AGENCY OBLIGATION 325E                       NOV    11/15/2011                                  32,522
64982@-HY-5      NYS AGENCY OBLIGATION 321D                       JUN    06/15/2010                                 185,805
64982@-HZ-2      NYS AGENCY OBLIGATION 228J                       DEC    12/15/2005                                  33,837
64982@-JK-3      NYS AGENCY OBLIGATION                            MAY    05/15/2008                                 185,838
64982@-KM-7      NYS AGENCY OBLIGATION                            JUL    07/15/2007                                 313,881
64982@-KN-5      NYS AGENCY OBLIGATION                            MAY    05/15/2008                                   8,546
64982@-KP-0      NYS AGENCY OBLIGATION                            AUG    08/15/2012                                 162,982
64982@-KQ-8      NYS AGENCY OBLIGATION                            NOV    11/05/2008                                 185,112
64982@-KR-6      NYS AGENCY OBLIGATION                            FEB    02/15/2005                                 374,196
64982@-KS-4      NYS AGENCY OBLIGATION                            AUG    08/15/2007                                 189,405
64982@-KT-2      NYS AGENCY OBLIGATION                            JUN    06/15/2013                                 105,516
64982@-KU-9      NYS AGENCY OBLIGATION                            JUN    06/17/2013                                 106,478
64982@-KV-7      NYS AGENCY OBLIGATION                            JUN    06/15/2013                                 213,327
64982@-KW-5      NYS AGENCY OBLIGATION                            JUN    06/15/2014                                  68,189
64982@-KZ-8      NYS AGENCY OBLIGATION 363A                       MAR    03/29/2008                                  32,669
652478-AJ-7      NEWS AMER HLDGS INC                      8.500   FA     02/15/2005                                 260,953
652478-BX-5      NEWS AMER HLDGS INC                      8.000   AO     10/17/2016                                 188,169
655844-AF-5      NORFOLK SOUTHERN CORP                    7.050   MN     05/01/2037                                 166,580
655844-AM-0      NORFOLK SOUTHERN CORP                    8.375   MN     05/15/2005                                 969,994
665772-BV-0      NORTHN STS PWR CO MINN                   8.000   FA     08/28/2012                                  53,637
67758*-AA-1      OH AGENCY OBLIGATION                             APR    04/01/2003                                  98,333
68607#-AB-6      OR AGENCY OBLIGATION                             JUN    06/18/2007                                  66,746
68607#-AJ-9      OR AGENCY OBLIGATION                             MAR    03/07/2006                                 222,688
68607#-AK-6      OR AGENCY OBLIGATION                             OCT    10/14/2011                               1,236,162
68607#-AN-0      OR AGENCY OBLIGATION                             DEC    12/11/2004                                 336,684
68607#-AP-5      OR AGENCY OBLIGATION                             AUG    08/15/2014                                  46,886
68607#-BF-6      OR AGENCY OBLIGATION                             AUG    08/22/2011                                 148,821
68607#-BG-4      OR AGENCY OBLIGATION                             AUG    08/22/2011                                 148,821
68607#-BV-1      OR AGENCY OBLIGATION                             SEP    09/30/2008                                  74,983
68607#-BW-9      OR AGENCY OBLIGATION                             AUG    08/15/2014                                  25,210
70867#-AA-9      PA AGENCY OBLIGATION                             FEB    02/24/2013                               1,004,529
73755L-AB-3      POTASH CORP SASK INC                     7.750   MN     05/31/2011                                 403,397
743263-AE-5      PROGRESS ENERGY INC                      7.750   MS     03/01/2031                                 220,157
744448-BT-7      PUBLIC SERVICE CO COLO                   7.875   AO     10/01/2012                                  50,000
760759-AC-4      REPUBLIC SVCS INC                        6.750   FA     08/15/2011                                 410,131
852060-AL-6      SPRINT CAP CORP                          6.000   JJ     01/15/2007
867914-AR-4      SUNTRUST BKS INC                         7.750   MN     05/01/2010                                 430,778
875290-PR-3      TAMPA FLA WTR & SWR REV                  5.500   AO     10/01/2029    10/01/2009     101.000     5,588,059
88275@-AC-5      TX AGENCY OBLIGATION                             MAR    03/16/2013                               2,847,138
891490-AR-5      TOSCO CORP                               7.800   JJ     01/01/2027                                  64,917
89567#-BF-0      TRI-STATE AGENCY OBLIGATION 335N                 OCT    10/18/2014                                  50,171
89567*-AE-8      TRI-STATE AGENCY OBLIGATION                      MAR    03/13/2006                                  65,480
89567*-AF-5      TRI-STATE AGENCY OBLIGATION                      OCT    10/23/2010                                 150,372
89567*-AG-3      TRI-STATE AGENCY OBLIGATION 238D                 APR    04/01/2010                                 506,364
89567*-AJ-7      TRI-STATE AGENCY OBLIGATION 230A                 MAR    03/25/2007                                  39,079
89567*-AS-7      TRI-STATE AGENCY OBLIGATION                      SEP    09/07/2010                                 102,897
89567*-AT-5      TRI-STATE AGENCY OBLIGATION                      OCT    10/17/2006                                   9,230
89567*-AU-2      TRI-STATE AGENCY OBLIGATION                      APR    04/16/2009                                  97,766
89567*-AV-0      TRI-STATE AGENCY OBLIGATION                      MAR    03/08/2014                                 337,562
89567*-AW-8      TRI-STATE AGENCY OBLIGATION                      APR    04/14/2009                                 163,818
89567*-AX-6      TRI-STATE AGENCY OBLIGATION                      OCT    10/31/2012                                  71,876
89567*-AZ-1      TRI-STATE AGENCY OBLIGATION                      FEB    02/17/2015                                 153,179
89567*-BA-5      TRI-STATE AGENCY OBLIGATION                      AUG    08/26/2008                                  56,704
89567*-BB-3      TRI-STATE AGENCY OBLIGATION 287G                 DEC    12/11/2012                                  60,895
89567*-BC-1      TRI-STATE AGENCY OBLIGATION                      JUL    07/28/2009                                  14,437
89567*-BF-4      TRI-STATE AGENCY OBLIGATION 304N                 OCT    10/18/2014                                  50,202
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
       1                      2                        10          11         12          13                 Interest
                                                                                                   --------------------------
                                                                                                        14            15
                                                                                                    Amount Due
                                                                  Rate                              and Accrued
                                                                  Used                              Dec. 31 of
                                                                   to                              Current Year      Gross
                                                                 Obtain                              on Bonds       Amount
    CUSIP                                              Par        Fair       Fair        Actual       not in       Received
Identification          Description                   Value       Value      Value        Cost        Default     During Year
-----------------------------------------------------------------------------------------------------------------------------
64982@-HX-7      NYS AGENCY OBLIGATION 325E            53,570    58.6340      31,411      20,813
64982@-HY-5      NYS AGENCY OBLIGATION 321D           285,720    62.9090     179,744     119,179
64982@-HZ-2      NYS AGENCY OBLIGATION 228J            97,404    85.9450      83,714      49,816
64982@-JK-3      NYS AGENCY OBLIGATION                228,576    80.5810     184,189     118,202
64982@-KM-7      NYS AGENCY OBLIGATION                380,950    82.4920     314,255     198,693
64982@-KN-5      NYS AGENCY OBLIGATION                 12,698    68.2930       8,672       5,327
64982@-KP-0      NYS AGENCY OBLIGATION                285,714    57.6830     164,809     101,489
64982@-KQ-8      NYS AGENCY OBLIGATION                244,920    77.6080     190,078      97,555
64982@-KR-6      NYS AGENCY OBLIGATION                405,270    91.7750     371,939     244,627
64982@-KS-4      NYS AGENCY OBLIGATION                271,580    69.5910     188,996     118,651
64982@-KT-2      NYS AGENCY OBLIGATION                194,439    56.3820     109,629      65,167
64982@-KU-9      NYS AGENCY OBLIGATION                194,439    56.3560     109,579      66,027
64982@-KV-7      NYS AGENCY OBLIGATION                388,885    56.3820     219,262     132,612
64982@-KW-5      NYS AGENCY OBLIGATION                124,224    54.4160      67,598      42,939
64982@-KZ-8      NYS AGENCY OBLIGATION 363A            50,000    66.2390      33,120      20,383
652478-AJ-7      NEWS AMER HLDGS INC                  250,000   108.1290     270,323     267,415       8,028          21,250
652478-BX-5      NEWS AMER HLDGS INC                  190,000   112.4300     213,617     188,153       3,124
655844-AF-5      NORFOLK SOUTHERN CORP                150,000   112.1970     168,296     166,605       1,763           5,288
655844-AM-0      NORFOLK SOUTHERN CORP                900,000   112.9010   1,016,109   1,000,593       9,631          75,375
665772-BV-0      NORTHN STS PWR CO MINN                50,000   113.3620      56,681      53,721       1,344
67758*-AA-1      OH AGENCY OBLIGATION                 100,549    98.1150      98,654      49,319
68607#-AB-6      OR AGENCY OBLIGATION                  77,000    87.8390      67,637      37,318
68607#-AJ-9      OR AGENCY OBLIGATION                 250,000    87.9970     219,993     135,549
68607#-AK-6      OR AGENCY OBLIGATION               1,730,700    70.1060   1,213,338     734,509
68607#-AN-0      OR AGENCY OBLIGATION                 379,106    89.3590     338,766     192,432
68607#-AP-5      OR AGENCY OBLIGATION                  72,000    64.1470      46,186      28,109
68607#-BF-6      OR AGENCY OBLIGATION                 240,000    62.3100     149,545      87,826
68607#-BG-4      OR AGENCY OBLIGATION                 240,000    62.3100     149,545      87,826
68607#-BV-1      OR AGENCY OBLIGATION                 112,500    66.2670      74,551      47,318
68607#-BW-9      OR AGENCY OBLIGATION                  48,000    53.7040      25,778      15,699
70867#-AA-9      PA AGENCY OBLIGATION               1,814,058    55.3170   1,003,492     616,743
73755L-AB-3      POTASH CORP SASK INC                 375,000   116.5770     437,164     404,981       2,503         29,063
743263-AE-5      PROGRESS ENERGY INC                  200,000   113.6530     227,306     220,408       5,167         15,500
744448-BT-7      PUBLIC SERVICE CO COLO                50,000   111.6290      55,815      50,000       1,039
760759-AC-4      REPUBLIC SVCS INC                    400,000   109.3330     437,332     410,447      10,200         19,406
852060-AL-6      SPRINT CAP CORP                                                                       2,400
867914-AR-4      SUNTRUST BKS INC                     400,000   120.2110     480,844     435,112       5,167         31,000
875290-PR-3      TAMPA FLA WTR & SWR REV            5,000,000   115.9870   5,799,350   5,626,750      68,750        137,500
88275@-AC-5      TX AGENCY OBLIGATION               4,469,184    68.5550   3,063,867   1,448,155
891490-AR-5      TOSCO CORP                            55,000   121.9990      67,099      64,970       2,145
89567#-BF-0      TRI-STATE AGENCY OBLIGATION 335N      78,448    63.4640      49,787      31,648
89567*-AE-8      TRI-STATE AGENCY OBLIGATION           74,600    87.8850      65,563      38,564
89567*-AF-5      TRI-STATE AGENCY OBLIGATION          235,000    63.7520     149,819      89,342
89567*-AG-3      TRI-STATE AGENCY OBLIGATION 238D     790,000    63.9160     504,939     302,083
89567*-AJ-7      TRI-STATE AGENCY OBLIGATION 230A      55,000    71.7470      39,461      22,811
89567*-AS-7      TRI-STATE AGENCY OBLIGATION          168,000    61.7740     103,781      61,523
89567*-AT-5      TRI-STATE AGENCY OBLIGATION           12,500    74.2570       9,282       5,519
89567*-AU-2      TRI-STATE AGENCY OBLIGATION          147,000    66.1500      97,241      59,370
89567*-AV-0      TRI-STATE AGENCY OBLIGATION          616,000    55.5680     342,301     201,157
89567*-AW-8      TRI-STATE AGENCY OBLIGATION          210,000    78.2490     164,325      98,825
89567*-AX-6      TRI-STATE AGENCY OBLIGATION          119,000    59.1730      70,416      44,369
89567*-AZ-1      TRI-STATE AGENCY OBLIGATION          288,000    53.8810     155,178      92,437
89567*-BA-5      TRI-STATE AGENCY OBLIGATION           72,750    78.8170      57,340      33,496
89567*-BB-3      TRI-STATE AGENCY OBLIGATION 287G     105,000    58.6540      61,588      36,762
89567*-BC-1      TRI-STATE AGENCY OBLIGATION           22,500    64.7070      14,559       8,720
89567*-BF-4      TRI-STATE AGENCY OBLIGATION 304N      78,448    63.4640      49,787      31,159
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
       1                     2                          16            17             18           19         20         21
                                                                                  Amount of
                                                                                Interest Due
                                                                                 and Accrued
                                                                                   Dec. 31
                                                                                   Current                            Effec-
                                                                   Increase       Year, on                             tive
                                                     Increase     (Decrease)       Bonds in                            Rate
                                                    (Decrease)   by (Foreign)   Default as to    NAIC                   of
    CUSIP                                               by         Exchange     Principal or    Desig-      Date       In-
Identification          Description                 Adjustment    Adjustment      Interest      nation    Acquired    terest
----------------------------------------------------------------------------------------------------------------------------
64982@-HX-7      NYS AGENCY OBLIGATION 325E            2,312                                    1        12/05/1996   7.622
64982@-HY-5      NYS AGENCY OBLIGATION 321D           13,181                                    1        12/02/1996   7.565
64982@-HZ-2      NYS AGENCY OBLIGATION 228J            6,286                                    1        04/23/1996   8.091
64982@-JK-3      NYS AGENCY OBLIGATION                13,569                                    1        12/27/1996   7.806
64982@-KM-7      NYS AGENCY OBLIGATION                23,903                                    1        03/06/1997   8.160
64982@-KN-5      NYS AGENCY OBLIGATION                   676                                    1        03/19/1997   8.500
64982@-KP-0      NYS AGENCY OBLIGATION                12,651                                    2Z       02/04/1997   8.333
64982@-KQ-8      NYS AGENCY OBLIGATION                15,541                                    1        08/28/1995   9.109
64982@-KR-6      NYS AGENCY OBLIGATION                26,413                                    1        03/04/1997   7.564
64982@-KS-4      NYS AGENCY OBLIGATION                14,360                                    1        01/09/1997   8.125
64982@-KT-2      NYS AGENCY OBLIGATION                 8,564                                    1        04/04/1997   8.739
64982@-KU-9      NYS AGENCY OBLIGATION                 8,505                                    1        03/17/1997   8.589
64982@-KV-7      NYS AGENCY OBLIGATION                17,010                                    1        03/24/1997   8.573
64982@-KW-5      NYS AGENCY OBLIGATION                 5,130                                    1        01/15/1997   8.054
64982@-KZ-8      NYS AGENCY OBLIGATION 363A            2,568                                    1        03/14/1997   8.466
652478-AJ-7      NEWS AMER HLDGS INC                  (4,683)                                   2        08/03/2001   6.262
652478-BX-5      NEWS AMER HLDGS INC                      16                                    2        10/23/2002   8.117
655844-AF-5      NORFOLK SOUTHERN CORP                   (25)                                   2        09/12/2002   6.263
655844-AM-0      NORFOLK SOUTHERN CORP               (27,186)                                   2PE      11/09/2001   4.863
665772-BV-0      NORTHN STS PWR CO MINN                  (83)                                   2        09/18/2002   6.955
67758*-AA-1      OH AGENCY OBLIGATION                  8,738                                    2Z       07/12/1995   9.667
68607#-AB-6      OR AGENCY OBLIGATION                  4,212                                    1        12/26/1995   7.449
68607#-AJ-9      OR AGENCY OBLIGATION                 15,300                                    2Z       12/29/1995   7.338
68607#-AK-6      OR AGENCY OBLIGATION                 88,989                                    2Z       12/29/1995   7.707
68607#-AN-0      OR AGENCY OBLIGATION                 26,837                                    1        04/02/1996   8.641
68607#-AP-5      OR AGENCY OBLIGATION                  3,449                                    1        04/02/1996   7.867
68607#-BF-6      OR AGENCY OBLIGATION                 11,464                                    1        05/14/1996   8.267
68607#-BG-4      OR AGENCY OBLIGATION                 11,464                                    1        05/14/1996   8.267
68607#-BV-1      OR AGENCY OBLIGATION                  5,636                                    2Z       01/27/1997   8.066
68607#-BW-9      OR AGENCY OBLIGATION                  1,986                                    1        03/06/1997   8.464
70867#-AA-9      PA AGENCY OBLIGATION                 76,206                                    2Z       10/16/1996   8.168
73755L-AB-3      POTASH CORP SASK INC                 (1,584)                                   2        04/23/2002   6.564
743263-AE-5      PROGRESS ENERGY INC                    (210)                                   2        10/18/2001   6.931
744448-BT-7      PUBLIC SERVICE CO COLO                                                         2        09/18/2002   7.875
760759-AC-4      REPUBLIC SVCS INC                      (326)                                   2        08/08/2002   6.360
852060-AL-6      SPRINT CAP CORP                                                                2        10/30/2001
867914-AR-4      SUNTRUST BKS INC                     (3,154)                                   1PE      08/07/2001   6.418
875290-PR-3      TAMPA FLA WTR & SWR REV             (38,691)                                   1        06/05/2002   3.650
88275@-AC-5      TX AGENCY OBLIGATION                260,949                                    2Z       12/06/1995  10.026
891490-AR-5      TOSCO CORP                              (53)                                   1        08/23/2002   6.329
89567#-BF-0      TRI-STATE AGENCY OBLIGATION 335N      3,716                                    2Z       01/10/1997   7.945
89567*-AE-8      TRI-STATE AGENCY OBLIGATION           5,022                                    2Z       04/30/1996   8.254
89567*-AF-5      TRI-STATE AGENCY OBLIGATION          11,343                                    2Z       04/29/1996   8.108
89567*-AG-3      TRI-STATE AGENCY OBLIGATION 238D     38,313                                    2Z       05/23/1996   8.125
89567*-AJ-7      TRI-STATE AGENCY OBLIGATION 230A      3,056                                    2Z       05/07/1996   8.422
89567*-AS-7      TRI-STATE AGENCY OBLIGATION           7,982                                    2Z       08/01/1996   8.334
89567*-AT-5      TRI-STATE AGENCY OBLIGATION             715                                    2Z       08/01/1996   8.336
89567*-AU-2      TRI-STATE AGENCY OBLIGATION           7,353                                    2Z       07/29/1996   8.066
89567*-AV-0      TRI-STATE AGENCY OBLIGATION          26,269                                    2Z       07/29/1996   8.386
89567*-AW-8      TRI-STATE AGENCY OBLIGATION          12,636                                    2Z       08/29/1996   8.289
89567*-AX-6      TRI-STATE AGENCY OBLIGATION           5,271                                    2Z       08/15/1996   7.847
89567*-AZ-1      TRI-STATE AGENCY OBLIGATION          11,878                                    2Z       09/20/1996   8.368
89567*-BA-5      TRI-STATE AGENCY OBLIGATION           4,526                                    2Z       08/15/1996   8.591
89567*-BB-3      TRI-STATE AGENCY OBLIGATION 287G      4,710                                    2Z       09/20/1996   8.365
89567*-BC-1      TRI-STATE AGENCY OBLIGATION           1,122                                    2Z       09/19/1996   8.341
89567*-BF-4      TRI-STATE AGENCY OBLIGATION 304N      3,712                                    2Z       10/21/1996   7.932
----------------------------------------------------------------------------------------------------------------------------

                                     E08.11

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

---------------------------------------------------------------------------------------------------------------------------
      1                       2                   3      Interest          6            7             8             9
                                                       ------------
                                                        4       5
                                                                                                              Book/Adjusted
    CUSIP                                              Rate    How     Maturity                    Option        Carrying
Identification            Description             *     of     Paid      Date      Option Date   Call Price       Value
---------------------------------------------------------------------------------------------------------------------------
89567*-BQ-0      TRI - STATE AGENCY OBLIGATION                 MAR    03/13/2006                                   66,114
89567*-BX-5      TRI - STATE AGENCY OBLIGATION                 JUL    07/29/2007                                  213,844
89567*-BY-3      TRI - STATE AGENCY OBLIGATION                 SEP    09/09/2007                                1,066,864
89567*-BZ-0      TRI - STATE AGENCY OBLIGATION                 APR    04/14/2009                                   81,290
89567*-CA-4      TRI - STATE AGENCY OBLIGATION                 AUG    08/05/2011                                  710,892
89567*-CB-2      TRI - STATE AGENCY OBLIGATION                 NOV    11/04/2014                                  199,761
925524-AJ-9      VIACOM INC                            7.700   JJ     07/30/2010                                  887,666
92812@-AA-1      VA AGENCY OBLIGATION                          FEB    02/05/2011                                8,287,009
94975C-AE-7      WELLS FARGO FINL INC                  5.450   MN     05/03/2004                                  309,973
961548-AV-6      WESTVACO CORP                         8.200   JJ     01/15/2030                                  214,375
962166-BR-4      WEYERHAEUSER CO                       7.375   MS     03/15/2032                                   79,323
99B000-26-5      CO AGENCY OBLIGATION                          FEB    02/21/2015                                4,024,555
99B000-27-3      CO AGENCY OBLIGATION                          JUL    07/02/2014                                1,884,126
99B000-28-1      CO AGENCY OBLIGATION                          APR    04/16/2011                                  800,782
---------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                                             90,703,459
---------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------
638539-AG-1      NATIONAL WESTMINSTER BK P             7.750   AO     04/29/2049                                1,021,154
65557A-AA-5      NORDEA BK SWEDEN A B                  5.250   MN     11/30/2012                                  269,087
---------------------------------------------------------------------------------------------------------------------------
               TOTAL OTHERS                                                                                     1,290,241
---------------------------------------------------------------------------------------------------------------------------
   3999999 - Total Bonds - Industrial, Misc. -
                Issuer Obligations                                                                             91,993,700
---------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
   UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT 2001-A6                 5.650   JD     06/15/2008                                  482,647
17305E-BB-0      CITIBANK CCMT 2002-A5                 1.450   MJSD   09/15/2007                                1,060,000
---------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                                              1,542,647
---------------------------------------------------------------------------------------------------------------------------
   4099999 - Total Bonds - Industrial, Misc. -
                Single Class Mortgage-Backed/Asset-
                Backed Securities                                                                               1,542,647
---------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
   UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
131700-AC-0      CALWEST INDL TR                       6.127   MTLY   02/15/2017                                  400,023
16151R-AX-1      CHASE CC MASTER TRUST 200             5.500   MTLY   11/15/2008    11/01/2008     100.000        278,063
161581-BW-2      CHASE MAN AUTO OWNER TR 2             2.440   MTLY   06/15/2004                                  107,192
161581-BY-8      CHASE MAN AUTO OWNER TR 2             3.800   MTLY   05/15/2008                                  449,922
23322B-EF-1      DLJ COMM MTG 1999-CG1                 6.080   MTLY   03/10/2032    03/01/2032     100.000        793,620
25466K-CA-5      DISCOVER CARD MSTR TR I 1             5.600   MN     05/15/2006                                2,022,401
33901H-BA-0      FLEET CREDIT CD MT 2001-C             3.860   MTLY   03/15/2007                                1,318,980
44179C-AM-8      HOUSEHOLD AUTO REC TR I 2             4.370   MTLY   12/17/2008                                  391,446
55264T-AQ-4      MBNA MASTER CC TR II 2002             4.950   MTLY   06/15/2009                                1,001,362
55264T-AZ-4      MBNA MASTER CC TR II 2002             3.900   MTLY   11/15/2007                                  424,787
617059-DE-7      JP MORGAN COM MTG PTC 199             7.088   MTLY   09/15/2029    09/01/2029     100.000        105,268
61745M-KY-8      MORGAN STANLEY CAP I 1999             6.710   MTLY   12/15/2031    12/01/2031     100.000        298,102
61745M-NE-9      MORGAN STANLEY CAP I 1999             7.020   MTLY   03/15/2032    03/01/2032     100.000        136,047
61746W-ES-5      MORGAN STANLEY CAP I 2001             6.400   MTLY   02/01/2031                                  233,031
65473L-AC-8      NISSAN AUTO RECV GR TR 20             2.600   MTLY   08/15/2006                                  524,983
---------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                                              8,485,227
---------------------------------------------------------------------------------------------------------------------------
   4399999 - Total Bonds - Industrial, Misc. -
      Defined Multi-Class Commercial Mortgage-
      Backed Securities                                                                                         8,485,227
---------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
   UNITED STATES
---------------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS             6.600   MTLY   12/19/2029    12/01/2029     100.000         50,300
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2             3.780   MTLY   02/06/2007                                  697,851
81375B-AM-4      SMAR 97-6 A                           7.710   MTLY   09/15/2025
81376@-AE-4      SMAR 1997-2 144A                      8.240   MTLY   03/15/2006
---------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                                                748,151
---------------------------------------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. -
                Other Multi-Class Commercial
                Mortgage- Backed/Asset-Backed
                Securities                                                                                        748,151
---------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc -
                United States
---------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
      1                       2                      10           11          12           13                Interest
                                                                                                    --------------------------
                                                                                                         14            15
                                                                                                     Amout Due
                                                                 Rate                               and Accrued
                                                                 Used                               Dec. 31 of
                                                                  to                                Current Year      Gross
                                                                Obtain                                on Bonds       Amount
    CUSIP                                            Par         Fair        Fair        Actual        not in       Received
Identification            Description               Value       Value        Value        Cost        Default      During Year
------------------------------------------------------------------------------------------------------------------------------
89567*-BQ-0      TRI - STATE AGENCY OBLIGATION        74,600    87.8850       65,563       42,168
89567*-BX-5      TRI - STATE AGENCY OBLIGATION       255,000    82.2220      209,667      141,230
89567*-BY-3      TRI - STATE AGENCY OBLIGATION     1,310,000    81.5050    1,067,723      676,160
89567*-BZ-0      TRI - STATE AGENCY OBLIGATION       105,000    78.2490       82,162       50,898
89567*-CA-4      TRI - STATE AGENCY OBLIGATION     1,012,500    71.1850      720,749      444,780
89567*-CB-2      TRI - STATE AGENCY OBLIGATION       392,000    52.7610      206,825      123,902
925524-AJ-9      VIACOM INC                          825,000   118.8040      980,133      896,289        26,645       63,525
92812@-AA-1      VA AGENCY OBLIGATION             12,168,000    73.9900    9,003,132    3,308,048
94975C-AE-7      WELLS FARGO FINL INC                300,000   104.6320      313,896      312,972         2,634        8,175
961548-AV-6      WESTVACO CORP                       200,000   116.2360      232,472      214,380         7,562        4,100
962166-BR-4      WEYERHAEUSER CO                      75,000   108.4530       81,340       79,335         1,629        2,812
99B000-26-5      CO AGENCY OBLIGATION              6,691,303    61.9280    4,143,843    3,429,059
99B000-27-3      CO AGENCY OBLIGATION              3,140,530    61.3930    1,928,087    1,587,182
99B000-28-1      CO AGENCY OBLIGATION              1,124,213    71.5260      804,107      688,833
------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES               125,790,976        XXX   93,334,449   60,003,814       299,170      804,107
------------------------------------------------------------------------------------------------------------------------------
OTHERS
------------------------------------------------------------------------------------------------------------------------------
638539-AG-1      NATIONAL WESTMINSTER BK P           925,000   113.8990    1,053,566    1,021,154        14,935       35,844
65557A-AA-5      NORDEA BK SWEDEN A B                270,000   101.7250      274,658      269,082         1,536
------------------------------------------------------------------------------------------------------------------------------
               TOTAL OTHERS                        1,195,000        XXX    1,328,223    1,290,236        16,471       35,844
------------------------------------------------------------------------------------------------------------------------------
   3999999 - Total Bonds - Industrial, Misc. -
      Issuer Obligations                         126,985,976        XXX   94,662,672   61,294,050       315,640      839,951
------------------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT2001 -A6               475,000   109.2140      518,767      483,621         1,193       26,838
17305E-BB-0      CITIBANK CCMT2002 -A5             1,060,000    99.9520    1,059,491    1,060,000           683        4,765
------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                 1,535,000        XXX    1,578,258    1,543,621         1,876       31,602
------------------------------------------------------------------------------------------------------------------------------
   4099999 - Total Bonds - Industrial, Misc. -
      Single Class Mortgage-Backed/Asset-
      Backed Securities                            1,535,000        XXX    1,578,258    1,543,621         1,876       31,602
------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
131700-AC-0      CALWEST INDL TR                     400,000   109.4670      437,868      400,023         1,089       19,674
16151R-AX-1      CHASE CC MASTER TRUST 200           275,000   108.8460      299,327      278,418         1,260       11,344
161581-BW-2      CHASE MAN AUTO OWNER TR 2           107,060   100.1250      107,195      107,231           116        1,088
161581-BY-8      CHASE MAN AUTO OWNER TR 2           450,000   103.5300      465,885      449,906           760       17,100
23322B-EF-1      DLJ COMM MTG 1999-CG1               766,577   107.9890      827,822      794,006         3,884       31,072
25466K-CA-5      DISCOVER CARD MSTR TR I 1         1,950,000   103.5380    2,018,991    2,038,008        13,953      109,200
33901H-BA-0      FLEET CREDIT CD MT 2001-C         1,320,000   103.3000    1,363,560    1,318,982         2,265       46,609
44179C-AM-8      HOUSEHOLD AUTO REC TR I 2           400,000   104.1180      416,472      390,125           680       17,480
55264T-AQ-4      MBNA MASTER CC TR II 2002         1,000,000   106.8520    1,068,520    1,001,484         2,200       28,875
55264T-AZ-4      MBNA MASTER CC TR II 2002           425,000   103.8000      441,150      424,762           737        7,781
617059-DE-7      JP MORGAN COM MTG PTC 199           100,000   113.1730      113,174      105,363           591        5,316
61745M-KY-8      MORGAN STANLEY CAP I 1999           275,000   113.3400      311,685      298,332         1,538        7,689
61745M-NE-9      MORGAN STANLEY CAP I 1999           125,000   115.3610      144,202      136,167           731        4,388
61746W-ES-5      MORGAN STANLEY CAP I 2001           224,253   109.7370      246,091      233,215         1,196       13,156
65473L-AC-8      NISSAN AUTO RECV GR TR 20           525,000   101.2230      531,421      524,981           607        4,436
------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                 8,342,889        XXX    8,793,362    8,501,002        31,606      325,208
------------------------------------------------------------------------------------------------------------------------------
   4399999 - Total Bonds - Industrial, Misc. -
                Defined Multi-Class Commercial
                Mortgage- Backed Securities        8,342,889        XXX    8,793,362    8,501,002        31,606      325,208
------------------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS            45,000   111.4700       50,162       50,330           248          495
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2           700,000   103.4610      724,227      697,365         1,838       26,460
81375B-AM-4      SMAR 97-6 A.                      2,627,874     9.0000      236,509    2,627,874                    117,381
813766-AE-4      SMAR 1997-2 144A                  3,090,537                            3,090,537                     45,811
------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                 6,463,411        XXX    1,010,897    6,466,106         2,085      190,146
------------------------------------------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. -
                Other Multi-Class Commercial
                Mortgage- Backed/Asset-Backed
                Securities                         6,463,411        XXX    1,010,897    6,466,106         2,085      190,146
------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc -
                United States                                       XXX
------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
      1                       2                      16            17            18           19        20         21
                                                                            Amount of
                                                                           Interest Due
                                                                           and Accrued
                                                                              Dec. 31
                                                                              Current                            Effec-
                                                               Increase       Year, on                            tive
                                                  Increase    (Decrease)      Bonds in                            Rate
                                                 (Decrease)   by Foreign   Default as to   NAIC                   of
    CUSIP                                            by        Exchange    Principal or    Desig-      Date        In-
Identification            Description            Adjustment   Adjustment     Interest      nation    Acquired    terest
-----------------------------------------------------------------------------------------------------------------------
89567*-BQ-0      TRI - STATE AGENCY OBLIGATION        4,696                                2Z       11/13/1996    7.601
89567*-BX-5      TRI - STATE AGENCY OBLIGATION       14,667                                2Z       02/14/1997    7.298
89567*-BY-3      TRI - STATE AGENCY OBLIGATION       81,107                                2Z       03/10/1997    8.156
89567*-BZ-0      TRI - STATE AGENCY OBLIGATION        6,404                                2Z       04/03/1997    8.479
89567*-CA-4      TRI - STATE AGENCY OBLIGATION       56,008                                2Z       03/27/1997    8.465
89567*-CB-2      TRI - STATE AGENCY OBLIGATION       15,965                                2Z       03/27/1997    8.635
925524-AJ-9      VIACOM INC                          (6,253)                               1        08/06/2001    6.419
92812@-AA-1      VA AGENCY OBLIGATION               809,773                                2Z       01/14/1994   10.783
94975C-AE-7      WELLS FARGO FINL INC                (2,999)                               1PE      07/30/2002    2.899
961548-AV-6      WESTVACO CORP                           (4)                               1PE      10/29/2002    7.569
962166-BR-4      WEYERHAEUSER CO                        (12)                               2        08/27/2002    6.913
99B000-26-5      CO AGENCY OBLIGATION               323,292                                2Z       02/01/2001    8.690
99B000-27-3      CO AGENCY OBLIGATION               172,068                                2Z       02/01/2001    9.285
99B000-28-1      CO AGENCY OBLIGATION                60,731                                2Z       02/01/2001    8.138
-----------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                5,833,514                                XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
OTHERS
-----------------------------------------------------------------------------------------------------------------------
638539-AG-1      NATIONAL WESTMINSTER BK P                                                 1        07/17/2002    6.992
65557A-AA-5      NORDEA BK SWEDEN A B                     5                                1        11/15/2002    5.294
-----------------------------------------------------------------------------------------------------------------------
               TOTAL OTHERS                               5                                XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
   3999999 - Total Bonds - Industrial, Misc. -
      Issuer Obligations                          5,833,519                                XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
SINGLE MBS/ABS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
17305E-AP-0      CITIBANK CCMT 2001 -A6                (707)                               1        12/03/2001    5.062
17305E-BB-0      CITIBANK CCMT 2002 -A5                                                    2Z       09/12/2002    1.450
-----------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                     (707)                               XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
   4099999 - Total Bonds - Industrial, Misc. -
      Single Class Mortgage-Backed/Asset-
      Backed Securities                                (707)                               XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
131700-AC-0      CALWEST INDL TR.                                                          1        02/15/2002    6.126
16151R-AX-1      CHASE CC MASTER TRUST 200             (355)                               1        03/21/2002    5.097
161581-BW-2      CHASE MAN AUTO OWNER TR 2             (210)                               1        07/10/2002    2.278
161581-BY-8      CHASE MAN AUTO OWNER TR 2               10                                1        10/30/2001    3.807
23322B-EF-1      DLJ COMM MTG 1999-CG1               (2,547)                               1        04/24/2002    5.750
25466K-CA-5      DISCOVER CARD MSTR TR I 1           (8,249)                               1        11/08/2001    3.323
33901H-BA-0      FLEET CREDIT CD MT 2001-C              140                                1        04/11/2002    3.897
44179C-AM-8      HOUSEHOLD AUTO REC TR I 2            1,315                                1        12/27/2001    5.140
55264T-AQ-4      MBNA MASTER CC TR II 2002             (123)                               1        05/10/2002    4.905
55264T-AZ-4      MBNA MASTER CC TR II 2002               26                                1        06/18/2002    3.921
617059-DE-7      JP MORGAN COM MTG PTC 199              (95)                               1        03/18/2002    6.542
61745M-KY-8      MORGAN STANLEY CAP I 1999             (230)                               1        07/10/2002    5.921
61745M-NE-9      MORGAN STANLEY CAP I 1999             (120)                               1        06/18/2002    6.181
61746W-ES-5      MORGAN STANLEY CAP I 2001             (607)                               1        01/18/2002    6.017
65473L-AC-8      NISSAN AUTO RECV GR TR 20                2                                1        08/08/2002    2.602
-----------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                  (11,045)                               XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
   4399999 - Total Bonds - Industrial, Misc. -
      Defined Multi-Class Commercial Mortgage-
      Backed Securities                             (11,045)                               XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
MULTI-COMM. DEF.
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------
161505-BP-6      CHASE COMMERCIAL MTG SECS              (30)                               1        10/07/2002    5.479
23383V-BJ-8      DAIMLERCHRYSLER AUTO TR 2              426                                1        11/28/2001    3.934
81375B-AM-4      SMAR 97-6 A.                                                              6        12/05/1997
81376@-AE-4      SMAR 1997-2 144A                                                          6        08/26/1999
-----------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                      396                                XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
   4499999 - Total Bonds - Industrial, Misc. -
                Other Multi-Class Commercial
                Mortgage-Backed/Asset-Backed
                Securities                              396                                XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc -
                United States                                                 (20,323)     XXX             XXX      XXX
-----------------------------------------------------------------------------------------------------------------------

                                     E08.12

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 1

          Showing all Long-Term BONDS Owned December 31 of Current Year

-----------------------------------------------------------------------------------------------------------------
      1                       2                 3      Interest        6        7          8              9
                                                     -----------
                                                      4      5
                                                                                                    Book/Adjusted
    CUSIP                                            Rate   How    Maturity   Option      Option      Carrying
Identification            Description           *     of    Paid     Date      Date    Call Price      Value
-----------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and
      Miscellaneous Bonds                                                                             102,769,725
-----------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                               845,701,432
-----------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-
      Backed/Asset-Backed Securities                                                                   50,783,785
-----------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class
      Residential Mortgage-Backed Securities
-----------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class
      Residential Mortgage-Backed Securities
-----------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class
      Commercial Mortgage-Backed Securities                                                             8,485,227
-----------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class
      Commercial Mortgage-Backed Securities                                                               748,151
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
   6099999 Totals                                                                                     905,718,594
-----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                       2                    10          11          12            13                Interest
                                                                                                  --------------------------
                                                                                                       14           15
                                                                                                   Amout Due
                                                              Rate                                and Accrued
                                                              Used                                 Dec. 31 of
                                                               to                                 Current Year      Gross
                                                             Obtain                                 on Bonds       Amount
    CUSIP                                          Par        Fair        Fair         Actual        not in       Received
Identification            Description             Value       Value       Value         Cost         Default     During Year
----------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and
      Miscellaneous Bonds                      143,327,276     XXX    106,045,189    77,804,779       351,207      1,386,908
----------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations        902,350,976     XXX    895,918,112   814,096,202    12,458,593     29,637,732
----------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-
      Backed/Asset-Backed Securities            49,356,544     XXX     51,668,824    50,790,341       242,143      1,332,017
----------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class
      Residential Mortgage-Backed Securities                   XXX
----------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class
      Residential Mortgage-Backed Securities                   XXX
----------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class
      Commercial Mortgage-Backed Securities      8,342,889     XXX      8,793,362     8,501,002        31,606        325,208
----------------------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class
      Commercial Mortgage-Backed Securities      6,463,411     XXX      1,010,897     6,466,106         2,085        190,146
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   6099999 Totals                              966,513,820     XXX    957,391,196   879,853,651    12,734,428     31,485,103
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
      1                       2                    16           17            18           19        20        21
                                                                           Amount of
                                                                         Interest Due
                                                                          and Accrued
                                                                            Dec. 31
                                                                            Current                          Effec-
                                                             Increase      Year, on                           tive
                                                Increase    (Decrease)     Bonds in                           Rate
                                               (Decrease)   by Foreign   Default as to    NAIC                 of
    CUSIP                                          by        Exchange    Principal or    Desig-     Date      In-
Identification            Description          Adjustment   Adjustment     Interest      nation   Acquired   terest
-------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and
      Miscellaneous Bonds                       5,822,164                                  XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations         6,053,081                                  XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-
      Backed/Asset-Backed Securities              (64,610)                                 XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class
      Residential Mortgage-Backed Securities                                               XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class
      Residential Mortgage-Backed Securities                                               XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class
      Commercial Mortgage-Backed Securities       (11,045)                                 XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class
      Commercial Mortgage-Backed Securities           396                                  XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
   6099999 Totals                               5,977,823                                  XXX       XXX       XXX
-------------------------------------------------------------------------------------------------------------------

                                     E08.13

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                         Schedule D - Part 2 - Section 1

                                      NONE

                         Schedule D - Part 2 - Section 2

                                      NONE

--------------------------------------------------------------------------------

                                    E09, E10

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------
       1                                 2                           3                        4
     CUSIP
Identification                      Description                Date Acquired            Name of Vendor
---------------------------------------------------------------------------------------------------------------
BONDS GOVERNMENTS
   UNITED STATES
      01F060-6D-2   FNMA PASS-THRU LNG 30 Y 6.0 01/01/2033       11/07/2002    GOLDMAN SACHS
      01N062-61-5   GNMA TBA 6.500 01/01/2032                    12/23/2002    J.P. MORGAN CHASE & CO
      31287T-2E-4   FHLMC PC GOLD CAS 7.000 03/01/2030           07/25/2002    COUNTRYWIDE SECURITIES CORP
      31287V-AQ-3   FHLMC GOLD 30YR 6.500 07/01/2032             06/14/2002    COUNTRYWIDE SECURITIES CORP
      3128GU-VQ-2   FHLMC PC GOLD GUA 6.000 08/01/2017           08/22/2002    SALOMON BROTHERS
      31292H-MV-3   FHLMC PC GOLD CAS 6.000 12/01/2031           12/18/2001    SALOMON SMITH BARNEY
      31377M-7K-1   FNMA PASS-THRU BLLN MUL 6.460 06/01/2009     12/23/2002    MERRIL LYNCH PIERCE FENNER SMITH
      31377M-BG-5   FNMA PASS-THRU BLLN MUL 6.120 11/01/2008     12/23/2002    MERRIL LYNCH PIERCE FENNER SMITH
      31387U-CQ-2   FNMA PASS-THRU LNG 30 Y 6.500 06/01/2031     11/12/2002    GOLDMAN SACHS
      31388U-CU-2   FNMA PASS-THRU LNG 30 Y 6.500 11/01/2031     11/12/2002    GOLDMAN SACHS
      31388Y-2Y-7   FNMA PASS-THRU INT 15 Y 6.500 12/01/2015     09/18/2002    GREENWICH SECURITIES
      31389N-7D-1   FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031     05/14/2002    CREDIT SUISSE
      31390E-ZS-4   FNMA PASS-THRU LNG 30 Y 6.500 06/01/2032     04/25/2002    LEHMAN BROTHERS
      31390F-F9-5   FNMA PASS-THRU LNG 30 Y 7.000 05/01/2032     05/08/2002    CHASE MANHATTAN
      31390L-F7-6   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032     07/22/2002    FREDDIE MAC
      31390L-FF-8   FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032     07/22/2002    FREDDIE MAC
      31390L-V7-8   FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032     07/25/2002    FREDDIE MAC
      31390L-WX-0   FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032     07/25/2002    FREDDIE MAC
      31390N-P4-8   FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032     09/12/2002    DEUTSCHE BANK CAPITAL
      31390N-UL-4   FNMA PASS-THRU INT 15 Y 6.000 08/01/2017     09/18/2002    BANK OF AMERICA
      31390P-DC-8   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032     07/25/2002    COUNTRYWIDE SECURITIES CORP
      31390R-FF-5   FNMA PASS-THRU LNG 30 Y 6.000 08/01/2032     07/11/2002    MORGAN STANLEY
      31390T-LQ-0   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032     07/25/2002    COUNTRYWIDE SECURITIES CORP
      31390T-LV-9   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032     07/25/2002    COUNTRYWIDE SECURITIES CORP
      31391A-VM-8   FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032     08/20/2002    COUNTRYWIDE SECURITIES CORP
      31391E-AQ-4   FNMA PASS-THRU INT 15 Y 6.000 09/01/2017     09/18/2002    BANK OF AMERICA
      912810-FJ-2   UNITED STATES TREAS BDS 6.125 08/15/2029     06/14/2002    SBC WARBURG DILLON REED
      912810-FM-5   UNITED STATES TREAS BDS 6.250 05/15/2030     11/14/2002    VARIOUS
      912810-FP-8   UNITED STATES TREAS BDS 5.375 02/15/2031     07/11/2002    DEUTSCHE BANK CAPITAL
      912827-4Y-5   UNITED STATES TREAS NTS 3.875 01/15/2009     10/11/2002    BARCLAYS CAPITAL INC
      912827-6X-5   UNITED STATES TREAS NTS 4.625 05/15/2006     09/20/2002    VARIOUS
      912827-7K-2   UNITED STATES TREAS NTS 3.000 01/31/2004     07/18/2002    CHASE MANHATTAN
      912828-AC-4   UNITED STATES TREAS NTS 4.375 05/15/2007     11/13/2002    VARIOUS
      912828-AK-6   UNITED STATES TREAS NTS 2.125 08/31/2004     11/14/2002    VARIOUS
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government
---------------------------------------------------------------------------------------------------------------
   0399999 - Total - Bonds - U.S. Government
---------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
   CANADA
---------------------------------------------------------------------------------------------------------------
      683234-RV-2   ONTARIO PROV CDA 5.125 07/17/2012            07/10/2002    DEUTSCHE BANK CAPITAL
      748148-BW-2   QUEBEC PROV CDA 5.000 07/17/2009             07/09/2002    MERRIL LYNCH PIERCE FENNER SMITH
---------------------------------------------------------------------------------------------------------------
   1099997 - Bonds - All Other Governments - Canada
---------------------------------------------------------------------------------------------------------------
   1099999 - Total - Bonds - All Other Government
---------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES
   & POSSESSIONS
   UNITED STATES
   ALASKA
---------------------------------------------------------------------------------------------------------------
      033161-DJ-6   ANCHORAGE ALASKA 5.500 07/01/2015            06/24/2002    SALAMON BROTHERS
---------------------------------------------------------------------------------------------------------------
         TOTAL ALASKA
---------------------------------------------------------------------------------------------------------------
CALIFORNIA
---------------------------------------------------------------------------------------------------------------
      798135-UK-3   SAN JOSE CALIF 5.000 09/01/2018              07/11/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------
         TOTAL CALIFORNIA
---------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------
      20772F-L6-5   CONNECTICUT ST FOR PREVIO 5.375 11/15/2017   08/22/2002    MERRIL LYNCH PIERCE FENNER SMITH
---------------------------------------------------------------------------------------------------------------
         TOTAL CONNECTICUT
---------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------
      341422-6H-1   FLORIDA ST BRD ED CAP OUT 5.000 06/01/2031   03/06/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA
---------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
       1                                 2                            5              6            7                  8
     CUSIP                                                        Number of        Actual                     Paid for Accrued
Identification                      Description                Shares of Stock      Cost      Par Value    Interest and Dividends
---------------------------------------------------------------------------------------------------------------------------------
BONDS GOVERNMENTS
   UNITED STATES
      01F060-6D-2   FNMA PASS-THRU LNG 30 Y 6.0 01/01/2033                          168,661      168,661
      01N062-61-5   GNMA TBA 6.500 01/01/2032                                     3,671,719    3,671,719
      31287T-2E-4   FHLMC PC GOLD CAS 7.000 03/01/2030                              506,332      484,383            1,224
      31287V-AQ-3   FHLMC GOLD 30YR 6.500 07/01/2032                             13,060,000   12,800,000           32,356
      3128GU-VQ-2   FHLMC PC GOLD GUA 6.000 08/01/2017                            1,057,831    1,024,999            3,075
      31292H-MV-3   FHLMC PC GOLD CAS 6.000 12/01/2031                            9,178,313    9,450,000           20,475
      31377M-7K-1   FNMA PASS-THRU BLLN MUL 6.460 06/01/2009                        967,011      866,910            4,045
      31377M-BG-5   FNMA PASS-THRU BLLN MUL 6.120 11/01/2008                        792,968      717,821            3,173
      31387U-CQ-2   FNMA PASS-THRU LNG 30 Y 6.500 06/01/2031                        478,385      461,650              917
      31388U-CU-2   FNMA PASS-THRU LNG 30 Y 6.500 11/01/2031                         91,609       88,405              176
      31388Y-2Y-7   FNMA PASS-THRU INT 15 Y 6.500 12/01/2015                        257,946      244,390              971
      31389N-7D-1   FNMA PASS-THRU LNG 30 Y 7.000 09/01/2031                      8,420,615    8,166,682           25,407
      31390E-ZS-4   FNMA PASS-THRU LNG 30 Y 6.500 06/01/2032                      3,531,445    3,500,000            7,583
      31390F-F9-5   FNMA PASS-THRU LNG 30 Y 7.000 05/01/2032                      1,041,089    1,010,000            2,357
      31390L-F7-6   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                        819,551      793,634            1,863
      31390L-FF-8   FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032                      1,259,201    1,219,381            2,862
      31390L-V7-8   FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032                        362,316      346,558              876
      31390L-WX-0   FNMA PASS-THRU LNG 30 Y 7.000 07/01/2032                        208,934      199,848              505
      31390N-P4-8   FNMA PASS-THRU LNG 30 Y 6.500 07/01/2032                        621,178      598,635            1,729
      31390N-UL-4   FNMA PASS-THRU INT 15 Y 6.000 08/01/2017                      1,167,922    1,120,476            4,108
      31390P-DC-8   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                        490,697      475,000            2,487
      31390R-FF-5   FNMA PASS-THRU LNG 30 Y 6.000 08/01/2032                      2,035,125    2,025,000            4,388
      31390T-LQ-0   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                        619,828      600,000            3,142
      31390T-LV-9   FNMA PASS-THRU LNG 30 Y 6.500 08/01/2032                        619,828      600,000            3,142
      31391A-VM-8   FNMA PASS-THRU LNG 30 Y 6.500 09/01/2032                      2,120,151    2,050,002            5,552
      31391E-AQ-4   FNMA PASS-THRU INT 15 Y 6.000 09/01/2017                      3,127,031    3,000,000           11,000
      912810-FJ-2   UNITED STATES TREAS BDS 6.125 08/15/2029                      4,391,449    4,075,000           85,496
      912810-FM-5   UNITED STATES TREAS BDS 6.250 05/15/2030                      2,947,022    2,550,000           73,237
      912810-FP-8   UNITED STATES TREAS BDS 5.375 02/15/2031                        675,211      675,000           15,134
      912827-4Y-5   UNITED STATES TREAS NTS 3.875 01/15/2009                     12,885,069   10,570,000           69,311
      912827-6X-5   UNITED STATES TREAS NTS 4.625 05/15/2006                        529,106      495,000            6,919
      912827-7K-2   UNITED STATES TREAS NTS 3.000 01/31/2004                      3,968,954    3,930,000           54,521
      912828-AC-4   UNITED STATES TREAS NTS 4.375 05/15/2007                      3,989,338    3,785,000           72,159
      912828-AK-6   UNITED STATES TREAS NTS 2.125 08/31/2004                      3,509,659    3,490,000           16,231
---------------------------------------------------------------------------------------------------------------------------------
                                                                                 13,018,693   13,290,380           20,475
---------------------------------------------------------------------------------------------------------------------------------
                                                                                 13,018,693   13,290,380           20,475
---------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                             89,571,496   85,254,155          536,421
---------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - Bonds - U.S. Government                                     89,571,496   85,254,155          536,421
---------------------------------------------------------------------------------------------------------------------------------
OTHER GOVERNMENTS
   CANADA
---------------------------------------------------------------------------------------------------------------------------------
      683234-RV-2   ONTARIO PROV CDA 5.125 07/17/2012                               249,363      250,000
      748148-BW-2   QUEBEC PROV CDA 5.000 07/17/2009                                248,543      250,000
---------------------------------------------------------------------------------------------------------------------------------
   1099997 - Bonds - All Other Governments - Canada                                 497,905      500,000
---------------------------------------------------------------------------------------------------------------------------------
   1099999 - Total - Bonds - All Other Government                                   497,905      500,000
---------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES
   & POSSESSIONS
   UNITED STATES
   ALASKA
---------------------------------------------------------------------------------------------------------------------------------
      033161-DJ-6   ANCHORAGE ALASKA 5.500 07/01/2015                             4,882,095    4,500,000
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL ALASKA                                                             4,882,095    4,500,000
---------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
---------------------------------------------------------------------------------------------------------------------------------
      798135-UK-3   SAN JOSE CALIF 5.000 09/01/2018                               3,978,128    3,870,000            9,138
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL CALIFORNIA                                                         3,978,128    3,870,000            9,138
---------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
---------------------------------------------------------------------------------------------------------------------------------
      20772F-L6-5   CONNECTICUT ST FOR PREVIO 5.375 11/15/2017                    3,261,120    3,000,000            8,958
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL CONNECTICUT                                                        3,261,120    3,000,000            8,958
---------------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
      341422-6H-1   FLORIDA ST BRD ED CAP OUT 5.000 06/01/2031                    8,796,420    9,000,000           70,000
---------------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                            8,796,420    9,000,000           70,000
---------------------------------------------------------------------------------------------------------------------------------
HAWAII
---------------------------------------------------------------------------------------------------------------------------------

                                       E11

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------------------------------------------
       1                                    2                                    3                   4                    5
     CUSIP                                                                                                            Number of
 Identification                        Description                          Date Acquired      Name of Vendor      Shares of Stock
----------------------------------------------------------------------------------------------------------------------------------
   419780-PX-3    HAWAII ST 5.700 09/01/2009                                  06/11/2002    LEHMAN BROTHERS
   419780-VT-5    HAWAII ST 5.500 02/01/2021                                  02/15/2002    SALOMON SMITH BARNEY
   419780-XZ-9    HAWAII ST 5.250 07/01/2019                                  11/14/2002    SALOMON SMITH BARNEY
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII
----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
   167484-QJ-6    CHICAGO ILL 01/01/2019                                      10/18/2002    LEHMAN BROTHERS
   452150-6C-4    ILLINOIS ST 5.125 02/01/2027                                02/01/2002    BEAR STEARNS & CO
   452151-AR-4    ILLINOIS ST 5.375 07/01/2015                                09/03/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
   574192-TQ-3    MARYLAND ST 5.500 08/01/2014                                08/01/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
   575827-4G-2    MASSACHUSETTS ST 5.125 12/01/2020                           01/09/2002    BEAR STEARNS & CO
   575827-TT-7    MASSACHUSETTS ST CONS LN-SER MUNICIPAL 5.250 05/01/2009     07/11/2002    LEHMAN BROTHERS
   57582N-BX-2    MASSACHUSETTS ST 5.500 03/01/2012                           07/18/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
   604128-3C-0    MINNESOTA ST 5.000 08/01/2009                               06/21/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
   658256-GU-0    NORTH CAROLINA ST 5.000 03/01/2007                          05/09/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL NORTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
OHIO
----------------------------------------------------------------------------------------------------------------------------------
   677518-6A-5    OHIO ST 5.375 09/15/2017                                    06/05/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL OHIO
----------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------------
   745145-Q5-4    PUERTO RICE COMMONWEALTH 5.500 07/01/2014                   07/19/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL PUERTO RICO
----------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
   837107-WA-5    SOUTH CAROLINA ST 5.500 10/01/2008                          08/12/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------------------
   944097-LX-0    WAXAHACHIE TEX INDPT SCH 08/15/2010                         11/25/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS
----------------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------------
   917542-KZ-4    UTAH ST 5.375 07/01/2012                                    07/18/2002    PAINE WEBBER
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL UTAH
----------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------------------
   977056-2B-5    WISCONSIN ST 5.250 05/01/2015                               05/29/2002    BEAR STEARNS & CO
   977056-2K-5    WISCONSIN ST 5.000 05/01/2010                               08/19/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN
----------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States
----------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - Bonds - States, Territories and Possessions
----------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
   167684-MS-5    CHICAGO ILL SCH FIN AUTH 5.000 06/01/2006                   04/02/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
    2499996 - Bonds - Political Subdivision - United States
----------------------------------------------------------------------------------------------------------------------------------
    2499999 - Total - Bonds - Political Subdivisions
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
   040654-KA-2    ARIZONA ST TRANS BRD HWY REV 5.250 07/01/2019               10/31/2002    SALOMON SMITH BARNEY
   71883M-CV-4    PHOENIX CIVIC-AM 5.500 07/01/2009                           04/19/2002    LEHMAN BROTHERS
   79575D-PC-8    SALT RIVER PROJ ARIZ AGRI 5.000 01/01/2020                  09/13/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
       1                                      2                                 6             7                  8
     CUSIP                                                                    Actual                       Paid for Accrued
 Identification                          Description                           Cost        Par Value    Interest and Dividends
------------------------------------------------------------------------------------------------------------------------------
   419780-PX-3    HAWAII ST 5.700 09/01/2009                                  3,399,660     3,000,000            48,925
   419780-VT-5    HAWAII ST 5.500 02/01/2021                                  1,033,960     1,000,000             1,833
   419780-XZ-9    HAWAII ST 5.250 07/01/2019                                  5,305,400     5,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL HAWAII                                                         9,739,020     9,000,000            50,758
------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------------------------
   167484-QJ-6    CHICAGO ILL 01/01/2019                                      5,072,640    12,000,000
   452150-6C-4    ILLINOIS ST 5.125 02/01/2027                                1,467,915     1,500,000             2,776
   452151-AR-4    ILLINOIS ST 5.375 07/01/2015                                5,527,750     5,000,000            48,524
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                      12,068,305    18,500,000            51,300
------------------------------------------------------------------------------------------------------------------------------
MARYLAND
------------------------------------------------------------------------------------------------------------------------------
   574192-TQ-3    MARYLAND ST 5.500 08/01/2014                                3,412,170     3,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                                                       3,412,170     3,000,000
------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------------
   575827-4G-2    MASSACHUSETTS ST 5.125 12/01/2020                          11,671,669    11,650,000            71,316
   575827-TT-7    MASSACHUSETTS ST CONS LN-SER MUNICIPAL 5.250 05/01/2009     6,123,975     5,500,000            60,156
   57582N-BX-2    MASSACHUSETTS ST 5.500 03/01/2012                           3,217,110     3,000,000            59,583
------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                                 21,012,754    20,150,000           191,055
------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
------------------------------------------------------------------------------------------------------------------------------
   604128-3C-0    MINNESOTA ST 5.000 08/01/2009                               7,218,530     6,645,000            23,073
------------------------------------------------------------------------------------------------------------------------------
         TOTAL MINNESOTA                                                      7,218,530     6,645,000            23,073
------------------------------------------------------------------------------------------------------------------------------
NORTH CAROLINA
------------------------------------------------------------------------------------------------------------------------------
   658256-GU-0    NORTH CAROLINA ST 5.000 03/01/2007                          5,355,650     5,000,000            50,694
------------------------------------------------------------------------------------------------------------------------------
         TOTAL NORTH CAROLINA                                                 5,355,650     5,000,000            50,694
------------------------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------------------------
   677518-6A-5    OHIO ST 5.375 09/15/2017                                    3,242,494     3,065,000            38,898
------------------------------------------------------------------------------------------------------------------------------
         TOTAL OHIO                                                           3,242,494     3,065,000            38,898
------------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------------------------------
   745145-Q5-4    PUERTO RICE COMMONWEALTH 5.500 07/01/2014                   4,555,280     4,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL PUERTO RICO                                                    4,555,280     4,000,000
------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
------------------------------------------------------------------------------------------------------------------------------
   837107-WA-5    SOUTH CAROLINA ST 5.500 10/01/2008                          3,398,880     3,000,000            61,417
------------------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                                                 3,398,880     3,000,000            61,417
------------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------------
   944097-LX-0    WAXAHACHIE TEX INDPT SCH 08/15/2010                         1,324,580     6,820,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                                                          1,324,580     6,820,000
------------------------------------------------------------------------------------------------------------------------------
UTAH
------------------------------------------------------------------------------------------------------------------------------
   917542-KZ-4    UTAH ST 5.375 07/01/2012                                    2,231,900     2,000,000             4,778
------------------------------------------------------------------------------------------------------------------------------
         TOTAL UTAH                                                           2,231,900     2,000,000             4,778
------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------------------
   977056-2B-5    WISCONSIN ST 5.250 05/01/2015                               3,141,180     3,000,000             4,813
   977056-2K-5    WISCONSIN ST 5.000 05/01/2010                               5,783,190     5,250,000            85,313
------------------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                                                      8,924,370     8,250,000            90,125
------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States                103,401,696   109,800,000           650,195
------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - Bonds - States, Territories and Possessions            103,401,696   109,800,000           650,195
------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
ILLINOIS
------------------------------------------------------------------------------------------------------------------------------
   167684-MS-5    CHICAGO ILL SCH FIN AUTH 5.000 06/01/2006                   3,125,820     3,000,000            51,667
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                       3,125,820     3,000,000            51,667
------------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political Subdivision - United States                    3,125,820     3,000,000            51,667
------------------------------------------------------------------------------------------------------------------------------
   2499999 - Total - Bonds - Political Subdivisions                           3,125,820     3,000,000            51,667
------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ARIZONA
------------------------------------------------------------------------------------------------------------------------------
   040654-KA-2    ARIZONA ST TRANS BRD HWY REV 5.250 07/01/2019               1,051,650     1,000,000             4,083
   71883M-CV-4    PHOENIX CIVIC-AM 5.500 07/01/2009                           4,002,443     3,820,000             4,085
   79575D-PC-8    SALT RIVER PROJ ARIZ AGRI 5.000 01/01/2020                  2,093,060     2,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                                                        7,147,153     6,820,000             8,169
------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
------------------------------------------------------------------------------------------------------------------------------

                                      E11.1

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------------------------
       1                                    2                                  3                   4                    5
     CUSIP                                                                                                          Number of
 Identification                         Description                      Date Acquired      Name of Vendor      Shares of Stock
---------------------------------------------------------------------------------------------------------------------------------
   544712-RB-0    LOS ANGELES CNTY CALIF MET TRAN 5.250 07/01/2030         04/03/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA
---------------------------------------------------------------------------------------------------------------------------------
COLORADO
---------------------------------------------------------------------------------------------------------------------------------
   196454-DR-0    COLORADO DEPT TRANS REV 5.375 06/15/2016                 06/11/2002    SALOMON SMITH BARNEY
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL COLORADO
---------------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
   115065-JK-1    BROWARD CNTY FLA SCH BRD CTFS 5.000 07/01/2026           01/22/2002    BEAR STEARNS & CO
   43232Y-AP-0    HILLSBOROUGH CNTY FLA INDL DEV AUTH 5.500 09/01/2016     10/21/2002    SALOMON SMITH BARNEY
   684212-CZ-4    ORANGE CNTY CALIF ARPT RE 5.375 07/01/2009               07/25/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA
---------------------------------------------------------------------------------------------------------------------------------
GEORGIA
---------------------------------------------------------------------------------------------------------------------------------
   240523-QS-2    DE KALB CNTY GA WTR & SWR 5.125 10/01/2031               01/03/2002    BEAR STEARNS & CO
   373587-BJ-2    GEORGIA ST RD & TWY AUTH 5.375 03/01/2015                07/15/2002    LEHMAN BROTHERS
   403760-CP-4    GWINNETT CNTY GA WTR & SE 5.250 08/01/2024               05/22/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL GEORGIA
---------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
---------------------------------------------------------------------------------------------------------------------------------
   167736-RK-5    CHICAGO ILL WTR REV 5.000 11/01/2026                     01/17/2002    BEAR STEARNS & CO
   452245-AR-4    ILLINOIS ST TOLL HWY AUTH 6.300 01/01/2012               11/07/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS
---------------------------------------------------------------------------------------------------------------------------------
INDIANA
---------------------------------------------------------------------------------------------------------------------------------
   455280-4T-1    INDIANAPOLIS IND LOC PUB IMP 5.500 01/01/2014            04/17/2002    BEAR STEARNS & CO
   455280-4V-6    INDIANAPOLIS IND LOC PUB IMP 5.500 01/01/2015            04/17/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL INDIANA
---------------------------------------------------------------------------------------------------------------------------------
KANSAS
---------------------------------------------------------------------------------------------------------------------------------
   485424-GU-3    KANSAS ST DEPT TRANSN HWY 5.750 09/01/2012               06/24/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL KANSAS
---------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------------
   57585K-N4-6    MASSACHUSETTS ST HLTH & EDL 5.000 05/15/2022             10/31/2002    MERRILL LYNCH
   57604P-KV-5    MASSACHUSETTS ST WTR POLLUNT 5.000 08/01/2016            10/30/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------------
MICHIGAN
---------------------------------------------------------------------------------------------------------------------------------
   594614-MQ-9    MICHIGAN ST BLDG AUTH REV 5.250 10/15/2015               04/29/2002    BEAR STEARNS & CO
   594614-RD-3    MICHIGAN ST BLDG AUTH REV 5.500 10/15/2018               01/24/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL MICHIGAN
---------------------------------------------------------------------------------------------------------------------------------
NEBRASKA
---------------------------------------------------------------------------------------------------------------------------------
   534272-VQ-9    LINCOLN NEB ELEC SYS REV 5.000 09/01/2015                10/08/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEBRASKA
---------------------------------------------------------------------------------------------------------------------------------
NEVADA
---------------------------------------------------------------------------------------------------------------------------------
   897825-BJ-3    TRUCKEE MEADOWS NEV WTR AUTH 5.000 07/01/2025            01/17/2002    BEAR STEARNS & CO
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEVADA
---------------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------------
   645771-NK-8    NEW JERSEY BLDG AUTH ST B 5.250 12/01/2015               11/20/2002    UBS PAINE WEBBER
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY
---------------------------------------------------------------------------------------------------------------------------------
NEH YORK
---------------------------------------------------------------------------------------------------------------------------------
   59259R-AS-3    METROPOLITAN TRANSN AUTH 5.500 11/15/2014                05/10/2002    BEAR STEARNS & CO
   64970K-UQ-8    NEW YORK N Y CITY MUN WTR 5.375 06/15/2016               06/24/2002    PAINE WEBBER
   649716-2W-6    NEW YORK N Y CITY TRANSIT 5.500 11/01/2026               06/14/2002    LEHMAN BROTHERS
   64983W-8N-9    NEW YORK ST DORM AUTH REV 5.250 11/15/2023               09/11/2002    LEHMAN BROTHERS
   64985M-M3-7    NEW YORK ST ENVIRONMENTAL 5.375 06/15/2016               05/03/2002    BEAR STEARNS & CO
   64985M-YU-4    NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2027       01/25/2002    BEAR STEARNS & CO
   64985M-YV-2    NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2031       01/25/2002    BEAR STEARNS & CO
   65003P-AL-8    NEW YORK ST URBAN DEV COR 5.500 01/01/2017               11/22/2002    BEAR STEARNS & CO
   896029-5D-3    TRIBOROUGH BRDG & TUNL AUTH 5.500 01/01/2024             01/07/2002    BEAR STEARNS & CO
   896029-8P-3    TRIBOROUGH BRDG & TUNL AU 5.000 11/15/2020               09/20/2002    SALAMON BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK
---------------------------------------------------------------------------------------------------------------------------------
TENNESSEE
---------------------------------------------------------------------------------------------------------------------------------
   586111-GM-2    MEMPHIS SHELBY CNTY TENN ARPT 5.250 03/01/2007           10/30/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE
---------------------------------------------------------------------------------------------------------------------------------
TEXAS
---------------------------------------------------------------------------------------------------------------------------------
   052474-AL-7    AUSTIN TEX UTIL SYS RE 05/15/2018                        08/26/2002    LEHMAN BROTHERS
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
       1                                    2                                6            7                  8
     CUSIP                                                                 Actual                     Paid for Accrued
 Identification                         Description                         Cost      Par Value    Interest and Dividends
-------------------------------------------------------------------------------------------------------------------------
   544712-RB-0    LOS ANGELES CNTY CALIF MET TRAN 5.250 07/01/2030        2,467,150    2,500,000            35,365
-------------------------------------------------------------------------------------------------------------------------
      TOTAL CALIFORNIA                                                    2,467,150    2,500,000            35,365
-------------------------------------------------------------------------------------------------------------------------
COLORADO
-------------------------------------------------------------------------------------------------------------------------
   196454-DR-0    COLORADO DEPT TRANS REV 5.375 06/15/2016                2,673,700    2,500,000
-------------------------------------------------------------------------------------------------------------------------
      TOTAL COLORADO                                                      2,673,700    2,500,000
-------------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------------
   115065-JK-1    BROWARD CNTY FLA SCH BRD CTFS 5.000 07/01/2026          8,837,730    9,000,000            53,750
   43232Y-AP-0    HILLSBOROUGH CNTY FLA INDL DEV AUTH 5.500 09/01/2016    2,412,280    2,230,000
   684212-CZ-4    ORANGE CNTY CALIF ARPT RE 5.375 07/01/2009              4,183,556    3,825,000            16,562
-------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                                      15,433,566   15,055,000            70,312
-------------------------------------------------------------------------------------------------------------------------
GEORGIA
-------------------------------------------------------------------------------------------------------------------------
   240523-QS-2    DE KALB CNTY GA WTR & SWR 5.125 10/01/2031              4,886,450    5,000,000            69,045
   373587-BJ-2    GEORGIA ST RD & TWY AUTH 5.375 03/01/2015               7,662,550    7,000,000           237,247
   403760-CP-4    GWINNETT CNTY GA WTR & SE 5.250 08/01/2024              5,025,000    5,000,000            21,146
-------------------------------------------------------------------------------------------------------------------------
      TOTAL GEORGIA                                                      17,574,000   17,000,000           327,438
-------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------------
   167736-RK-5    CHICAGO ILL WTR REV 5.000 11/01/2026                    7,777,920    8,000,000            57,778
   452245-AR-4    ILLINOIS ST TOLL HWY AUTH 6.300 01/01/2012              2,359,000    2,000,000            46,200
-------------------------------------------------------------------------------------------------------------------------
      TOTAL ILLINOIS                                                     10,136,920   10,000,000           103,978
-------------------------------------------------------------------------------------------------------------------------
INDIANA
-------------------------------------------------------------------------------------------------------------------------
   455280-4T-1    INDIANAPOLIS IND LOC PUB IMP 5.500 01/01/2014           2,149,800    2,000,000
   455280-4V-6    INDIANAPOLIS IND LOC PUB IMP 5.500 01/01/2015           1,599,765    1,500,000
-------------------------------------------------------------------------------------------------------------------------
      TOTAL INDIANA                                                       3,749,565    3,500,000
-------------------------------------------------------------------------------------------------------------------------
KANSAS
-------------------------------------------------------------------------------------------------------------------------
   485424-GU-3    KANSAS ST DEPT TRANSN HWY 5.750 09/01/2012              7,909,300    7,000,000           129,694
-------------------------------------------------------------------------------------------------------------------------
      TOTAL KANSAS                                                        7,909,300    7,000,000           129,694
-------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------
   57585K-N4-6    MASSACHUSETTS ST HLTH & EDL 5.000 05/15/2022            1,975,460    2,000,000             3,333
   57604P-KV-5    MASSACHUSETTS ST WTR POLLUNT 5.000 08/01/2016           2,355,869    2,235,000             3,415
-------------------------------------------------------------------------------------------------------------------------
      TOTAL MASSACHUSETTS                                                 4,331,329    4,235,000             6,748
-------------------------------------------------------------------------------------------------------------------------
MICHIGAN
-------------------------------------------------------------------------------------------------------------------------
   594614-MQ-9    MICHIGAN ST BLDG AUTH REV 5.250 10/15/2015              7,177,069    6,860,000            17,007
   594614-RD-3    MICHIGAN ST BLDG AUTH REV 5.500 10/15/2018              2,884,723    2,750,000            34,031
-------------------------------------------------------------------------------------------------------------------------
      TOTAL MICHIGAN                                                     10,061,792    9,610,000            51,038
-------------------------------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------------------------------
   534272-VQ-9    LINCOLN NEB ELEC SYS REV 5.000 09/01/2015               3,288,240    3,000,000             9,583
-------------------------------------------------------------------------------------------------------------------------
      TOTAL NEBRASKA                                                      3,288,240    3,000,000             9,583
-------------------------------------------------------------------------------------------------------------------------
NEVADA
-------------------------------------------------------------------------------------------------------------------------
   897825-BJ-3    TRUCKEE MEADOWS NEV WTR AUTH 5.000 07/01/2025           5,846,220    6,000,000            18,333
-------------------------------------------------------------------------------------------------------------------------
      TOTAL NEVADA                                                        5,846,220    6,000,000            18,333
-------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------------
   645771-NK-8    NEW JERSEY BLDG AUTH ST B 5.250 12/01/2015              1,630,155    1,500,000             5,906
-------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW JERSEY                                                    1,630,155    1,500,000             5,906
-------------------------------------------------------------------------------------------------------------------------
NEH YORK
-------------------------------------------------------------------------------------------------------------------------
   59259R-AS-3    METROPOLITAN TRANSN AUTH 5.500 11/15/2014               2,741,375    2,500,000
   64970K-UQ-8    NEW YORK N Y CITY MUN WTR 5.375 06/15/2016              3,195,930    3,000,000
   649716-2W-6    NEW YORK N Y CITY TRANSIT 5.500 11/01/2026              5,424,800    5,000,000
   64983W-8N-9    NEW YORK ST DORM AUTH REV 5.250 11/15/2023              5,504,750    5,000,000
   64985M-M3-7    NEW YORK ST ENVIRONMENTAL 5.375 06/15/2016              5,289,000    5,000,000
   64985M-YU-4    NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2027        978,830    1,000,000
   64985M-YV-2    NEW YORK ST ENV FACS ST CLEAN WTR 5.000 06/15/2031      4,141,158    4,250,000
   65003P-AL-8    NEW YORK ST URBAN DEV COR 5.500 01/01/2017              5,424,150    5,000,000
   896029-5D-3    TRIBOROUGH BRDG & TUNL AUTH 5.500 01/01/2024           18,458,100   18,000,000           151,250
   896029-8P-3    TRIBOROUGH BRDG & TUNL AU 5.000 11/15/2020              5,238,150    5,000,000
-------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                                     56,396,243   53,750,000           151,250
-------------------------------------------------------------------------------------------------------------------------
TENNESSEE
-------------------------------------------------------------------------------------------------------------------------
   586111-GM-2    MEMPHIS SHELBY CNTY TENN ARPT 5.250 03/01/2007          4,303,440    4,000,000            36,750
-------------------------------------------------------------------------------------------------------------------------
      TOTAL TENNESSEE                                                     4,303,440    4,000,000            36,750
-------------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------------
   052474-AL-7    AUSTIN TEX UTIL SYS RE 05/15/2018                       1,364,040    3,000,000
-------------------------------------------------------------------------------------------------------------------------

                                      E11.2

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

-------------------------------------------------------------------------------------------------------------------------------
      1                              2                                   3                       4                        5
                                                                                                                      Number of
    CUSIP                                                                                                              Shares
Identification                   Description                       Date Acquired           Name of Vendor             of Stock
-------------------------------------------------------------------------------------------------------------------------------
      442352-AG-5     HOUSTON WTR NE 5.500 03/01/2012                04/23/2002    SALOMON SMITH BARNEY
      44237N-AL-6     HOUSTON TEX HOTEL OCCUPAN 09/01/2016           09/24/2002    LEHMAN BROTHERS
      796242-HS-7     SAN ANTONIO TEX ARPT SYS 5.250 07/01/2021      03/08/2002    SALOMON SMITH BARNEY
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS
-------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------------
      87354T-AM-7     TACOMA WASH REGL WTR SUPP 5.500 12/01/2017     12/11/2002    LEHMAN BROTHERS
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON
-------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
-------------------------------------------------------------------------------------------------------------------------------
      602248-AG-1     MILWAUKEE CNTY WIS ARPT R 5.750 12/01/2008     11/12/2002    LEHMAN BROTHERS
      977123-PR-3     WISCONSIN ST TRANS 5.750 07/01/2014            05/17/2002    UBS WARBURG LLC
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN
-------------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United States
-------------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Bonds - Special Revenue
-------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
      008685-AB-5     AHOLD FIN U S A INC 6.875 05/01/2029           10/01/2002    VARIOUS
      013817-AG-6     ALCOA INC 4.250 08/15/2007                     08/08/2002    CREDIT SUISSE FIRST BOSTON
      013817-AH-4     ALCOA INC 5.375 01/15/2013                     08/08/2002    MORGAN STANLEY
      03235E-AH-3     AMVESCAP PLC 5.900 01/15/2007                  06/20/2002    EXCHANGE
      111021-AE-1     BRITISH TELECOMMUNICATION 8.625 12/15/2030     08/22/2002    SALAMON BROTHERS
      126408-BJ-1     CSX CORP 7.250 05/01/2004                      08/06/2002    BEAR STEARNS & CO
      131700-AC-0     CALWEST INDL TR 6.127 02/15/2017               02/26/2002    GOLDMAN SACHS
      161505-BP-6     CHASE COMMERCIAL MTG SECS 6.600 12/01/2029     10/07/2002    BEAR STEARNS & CO
      16151R-AX-1     CHASE CC MASTER TRUST 200 5.500 11/01/2008     03/21/2002    VARIOUS
      161581-BW-2     CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004     07/10/2002    MORGAN STANLEY
      17305E-BB-0     CITIBANK CCMT 2002-A5 1.450 09/15/2007         09/12/2002    SALAMON BROTHERS
      209615-BW-2     CONSOLIDATED NAT GAS CO 5.375 11/01/2006       04/09/2002    BNP PARIBAS SCREENS
      21701R-AB-4     COORS BREWING COMPANY 6.375 05/15/2012         04/30/2002    CHASE MANHATTAN
      23322B-EF-1     DLJ COMM MTG 1999-CG1 6.080 03/01/2032         04/24/2002    SALOMON SMITH BARNEY
      337358-DD-4     FIRST UNION CORP 6.950 11/01/2004              01/14/2002    SPEAR LEEDS KELLOGG
      338915-AH-4     FLEET FINL GROUP INC NEW 6.875 01/15/2028      08/28/2002    CREDIT SUISSE FIRST BOSTON
      338915-AM-3     FLEET FINL GROUP INC NEW 6.700 07/15/2028      08/19/2002    BA SECURITIES INC
      33901H-BA-0     FLEET CREDIT CD MT 2001-C 3.860 03/15/2007     04/11/2002    DEUTSCHE BANK CAPITAL
      345370-CA-6     FORD MTR CO DEL 7.450 07/16/2031               09/10/2002    VARIOUS
      36962G-XZ-2     GENERAL ELEC CAP CORP MTN 6.750 03/15/2032     03/13/2002    LEHMAN BROTHERS
      370425-RZ-5     GENERAL MTRS ACCEP CORP 8.000 11/01/2031       09/10/2002    VARIOUS
      441812-JW-5     HOUSEHOLD FIN CORP 6.375 10/15/2011            07/31/2002    VARIOUS
      441812-JY-1     HOUSEHOLD FIN CORP 7.000 05/15/2012            07/16/2002    LEHMAN BROTHERS
      52108H-FK-5     LB COMMERCIAL MTG TR 2001                      12/11/2001    RADIAN
      55264T-AQ-4     MBNA MASTER CC TR II 2002 4.950 06/15/2009     05/10/2002    GOLDMAN SACHS
      55264T-AZ-4     MBNA MASTER CC TR II 2002 3.900 11/15/2007     06/18/2002    ALEX BROWN
      583334-AA-5     MEADWESTVACO CORP 6.850 04/01/2012             03/26/2002    MERRIL LYNCH PIERCE FENNER SMITH
      617059-DE-7     JP MORGAN COM MTG PTC 199 7.088 09/01/2029     03/18/2002    CHASE MANHATTAN
      617446-HC-6     MORGAN STANLEY DEAN WITTE 6.600 04/01/2012     03/27/2002    MORGAN STANLEY
      61745M-KY-8     MORGAN STANLEY CAP I 1999 6.710 12/01/2031     07/10/2002    MORGAN STANLEY
      61745M-NE-9     MORGAN STANLEY CAP I 1999 7.020 03/01/2032     06/18/2002    CREDIT SUISSE FIRST BOSTON
      61746W-ES-5     MORGAN STANLEY CAP I 2001 6.400 02/01/2031     01/18/2002    LEHMAN BROTHERS
      63538W-AA-6     NATL CITY BK PITT MDTMSUB 7.250 10/21/2011     01/14/2002    CHASE MANHATTAN
      652478-BX-5     NEWS AMER HLDGS INC 8.000 10/17/2016           10/23/2002    CREDIT SUISSE FIRST BOSTON
      65473L-AC-8     NISSAN AUTO RECV GR TR 20 2.600 08/15/2006     08/08/2002    COWEN & CO
      655844-AF-5     NORFOLK SOUTHERN CORP 7.050 05/01/2037         09/12/2002    MORGAN STANLEY
      665772-BV-0     NORTHN STS PWR CO MINN 8.000 08/28/2012        09/23/2002    LEHMAN BROTHERS
      73755L-AB-3     POTASH CORP SASK INC 7.750 05/31/2011          04/23/2002    UBS WARBURG LLC
      744448-BT-7     PUBLIC SERVICE CO COLO 7.875 10/01/2012        09/26/2002    BANK OF AMERICA
      760759-AC-4     REPUBLIC SVCS INC 6.750 08/15/2011             08/08/2002    CREDIT SUISSE FIRST BOSTON
      852060-AC-6     SPRINT CAP CORP 6.125% 11/15/2008              12/11/2001    MORGAN STANLEY
      875290-PR-3     TAMPA FLA WTR & SWR REV 5.500 10/01/2009       06/05/2002    LEHMAN BROTHERS
      891490-AR-5     TOSCO CORP 7.800 01/01/2027                    08/23/2002    GOLDMAN SACHS
      94975C-AE-7     WELLS FARGO FINL INC 5.450 05/03/2004          07/30/2002    ALEX BROWN
      961548-AV-6     WESTVACO CORP 8.200 01/15/2030                 10/29/2002    SBC WARBURG DILLON REED
      962166-BR-4     WEYERHAEUSER CO 7.375 03/15/2032               08/27/2002    BA SECURITIES INC
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
OTHERS
-------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      1                              2                                  6            7                    8
    CUSIP                                                             Actual                      Paid for Accrued
Identification                   Description                           Cost       Par Value    Interest and Dividends
---------------------------------------------------------------------------------------------------------------------
      442352-AG-5     HOUSTON WTR NE 5.500 03/01/2012                2,244,590     2,075,000
      44237N-AL-6     HOUSTON TEX HOTEL OCCUPAN 09/01/2016           1,291,320     2,400,000
      796242-HS-7     SAN ANTONIO TEX ARPT SYS 5.250 07/01/2021      1,473,120     1,500,000             4,375
---------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                                                 6,373,070     8,975,000             4,375
---------------------------------------------------------------------------------------------------------------------
WASHINGTON
---------------------------------------------------------------------------------------------------------------------
      87354T-AM-7     TACOMA WASH REGL WTR SUPP 5.500 12/01/2017     1,408,732     1,300,000               794
---------------------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                                            1,408,732     1,300,000               794
---------------------------------------------------------------------------------------------------------------------
WISCONSIN
---------------------------------------------------------------------------------------------------------------------
      602248-AG-1     MILWAUKEE CNTY WIS ARPT R 5.750 12/01/2008     3,421,478     3,060,000            80,155
      977123-PR-3     WISCONSIN ST TRANS 5.750 07/01/2014            5,462,350     5,000,000            29,549
---------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                                             8,883,828     8,060,000           109,704
---------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United States              169,614,401   164,805,000         1,069,437
---------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Bonds - Special Revenue                       169,614,401   164,805,000         1,069,437
---------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
---------------------------------------------------------------------------------------------------------------------
      008685-AB-5     AHOLD FIN U S A INC 6.875 05/01/2029             124,328       130,000             3,268
      013817-AG-6     ALCOA INC 4.250 08/15/2007                       124,588       125,000
      013817-AH-4     ALCOA INC 5.375 01/15/2013                       124,209       125,000
      03235E-AH-3     AMVESCAP PLC 5.900 01/15/2007                    300,000       300,000
      111021-AE-1     BRITISH TELECOMMUNICATION 8.625 12/15/2030       111,673        95,000             1,686
      126408-BJ-1     CSX CORP 7.250 05/01/2004                        819,698       765,000            15,098
      131700-AC-0     CALWEST INDL TR 6.127 02/15/2017                 400,023       400,000
      161505-BP-6     CHASE COMMERCIAL MTG SECS 6.600 12/01/2029        50,330        45,000                74
      16151R-AX-1     CHASE CC MASTER TRUST 200 5.500 11/01/2008       278,418       275,000               279
      161581-BW-2     CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004       295,219       294,747
      17305E-BB-0     CITIBANK CCMT 2002-A5 1.450 09/15/2007         1,060,000     1,060,000
      209615-BW-2     CONSOLIDATED NAT GAS CO 5.375 11/01/2006         393,124       400,000             9,974
      21701R-AB-4     COORS BREWING COMPANY 6.375 05/15/2012           199,192       200,000
      23322B-EF-1     DLJ COMM MTG 1999-CG1 6.080 03/01/2032           858,998       829,324             3,922
      337358-DD-4     FIRST UNION CORP 6.950 11/01/2004                834,063       775,000            11,371
      338915-AH-4     FLEET FINL GROUP INC NEW 6.875 01/15/2028         50,445        50,000               458
      338915-AM-3     FLEET FINL GROUP INC NEW 6.700 07/15/2028         84,912        90,000               620
      33901H-BA-0     FLEET CREDIT CD MT 2001-C 3.860 03/15/2007       447,188       450,000             1,303
      345370-CA-6     FORD MTR CO DEL 7.450 07/16/2031                 255,973       295,000             2,706
      36962G-XZ-2     GENERAL ELEC CAP CORP MTN 6.750 03/15/2032       938,705       950,000
      370425-RZ-5     GENERAL MTRS ACCEP CORP 8.000 11/01/2031         301,875       300,000             7,522
      441812-JW-5     HOUSEHOLD FIN CORP 6.375 10/15/2011              225,250       245,000             4,637
      441812-JY-1     HOUSEHOLD FIN CORP 7.000 05/15/2012              260,502       260,000             2,882
      52108H-FK-5     LB COMMERCIAL MTG TR 2001                            845           845
      55264T-AQ-4     MBNA MASTER CC TR II 2002 4.950 06/15/2009     1,001,484     1,000,000
      55264T-AZ-4     MBNA MASTER CC TR II 2002 3.900 11/15/2007       424,762       425,000
      583334-AA-5     MEADWESTVACO CORP 6.850 04/01/2012               173,842       175,000
      617059-DE-7     JP MORGAN COM MTG PTC 199 7.088 09/01/2029       105,363       100,000               394
      617446-HC-6     MORGAN STANLEY DEAN WITTE 6.600 04/01/2012       621,850       625,000
      61745M-KY-8     MORGAN STANLEY CAP I 1999 6.710 12/01/2031       298,332       275,000               718
      61745M-NE-9     MORGAN STANLEY CAP I 1999 7.020 03/01/2032       136,167       125,000               488
      61746W-ES-5     MORGAN STANLEY CAP I 2001 6.400 02/01/2031       244,582       235,184               962
      63538W-AA-6     NATL CITY BK PITT MDTMSUB 7.250 10/21/2011       614,405       573,000             9,924
      652478-BX-5     NEWS AMER HLDGS INC 8.000 10/17/2016             188,153       190,000               464
      65473L-AC-8     NISSAN AUTO RECV GR TR 20 2.600 08/15/2006       524,981       525,000
      655844-AF-5     NORFOLK SOUTHERN CORP 7.050 05/01/2037           166,605       150,000             3,995
      665772-BV-0     NORTHN STS PWR CO MINN 8.000 08/28/2012           53,721        50,000               278
      73755L-AB-3     POTASH CORP SASK INC 7.750 05/31/2011            404,981       375,000            11,786
      744448-BT-7     PUBLIC SERVICE CO COLO 7.875 10/01/2012           50,000        50,000
      760759-AC-4     REPUBLIC SVCS INC 6.750 08/15/2011               235,827       225,000             7,509
      852060-AC-6     SPRINT CAP CORP 6.125% 11/15/2008                193,422       200,000               987
      875290-PR-3     TAMPA FLA WTR & SWR REV 5.500 10/01/2009       5,626,750     5,000,000            52,708
      891490-AR-5     TOSCO CORP 7.800 01/01/2027                       64,970        55,000               679
      94975C-AE-7     WELLS FARGO FINL INC 5.450 05/03/2004            312,972       300,000             4,042
      961548-AV-6     WESTVACO CORP 8.200 01/15/2030                   163,943       150,000             3,622
      962166-BR-4     WEYERHAEUSER CO 7.375 03/15/2032                  79,335        75,000             2,581
---------------------------------------------------------------------------------------------------------------------
                                                                       194,267       200,845               987
---------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------

                                      E11.3

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 3

       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------------------------------
      1                             2                                 3                  4                   5
    CUSIP                                                                                                 Number of
Identification                  Description                     Date Acquired       Name of Vendor     Shares of Stock
----------------------------------------------------------------------------------------------------------------------
   638539-AG-1     NATIONAL WESTMINSTER BK P 7.750 04/29/2049     07/17/2002    GOLDMAN SACHS
   65557A-AA-5     NORDEA BK SWEDEN A B 5.250 11/30/2012          11/22/2002    SALOMON SMITH BARNEY
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States
----------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries
----------------------------------------------------------------------------------------------------------------------
4599999 - Total - Bonds - Industrial, Misc.
----------------------------------------------------------------------------------------------------------------------
6099997 - Total - Bonds - Part 3
----------------------------------------------------------------------------------------------------------------------
6099998 - Total - Bonds - Part 5
----------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds
----------------------------------------------------------------------------------------------------------------------
6599998 - Total - Preferred Stocks - Part 5
----------------------------------------------------------------------------------------------------------------------
6599999 - Total - Preferred Stocks
----------------------------------------------------------------------------------------------------------------------
7099998 - Total - Common Stocks - Part 5
----------------------------------------------------------------------------------------------------------------------
7099999 - Total - Common Stocks
----------------------------------------------------------------------------------------------------------------------
7199999 - Total - Preferred and Common Stocks
----------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
7299999 Totals
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
      1                             2                                6             7                  8
    CUSIP                                                         Actual                       Paid for Accrued
Identification                  Description                        Cost        Par Value    Interest and Dividends
------------------------------------------------------------------------------------------------------------------
   638539-AG-1     NATIONAL WESTMINSTER BK P 7.750 04/29/2049     1,021,154       925,000           19,117
   65557A-AA-5     NORDEA BK SWEDEN A B 5.250 11/30/2012            269,082       270,000
------------------------------------------------------------------------------------------------------------------
                                                                    194,267       200,845              987
------------------------------------------------------------------------------------------------------------------
4599996 - Bonds - Industrial and Misc - United States            20,226,002    19,338,100          166,937
------------------------------------------------------------------------------------------------------------------
4599998 - Bonds - Industrial and Misc - Other Countries           1,290,236     1,195,000           19,117
------------------------------------------------------------------------------------------------------------------
4599999 - Total - Bonds - Industrial, Misc.                      21,516,238    20,533,100          186,053
------------------------------------------------------------------------------------------------------------------
6099997 - Total - Bonds - Part 3                                387,727,556   383,892,255        2,493,772
------------------------------------------------------------------------------------------------------------------
6099998 - Total - Bonds - Part 5                                111,109,712   107,186,184          699,785
------------------------------------------------------------------------------------------------------------------
6099999 - Total - Bonds                                         498,837,268   491,078,439        3,193,557
------------------------------------------------------------------------------------------------------------------
6599998 - Total - Preferred Stocks - Part 5                                           XXX
------------------------------------------------------------------------------------------------------------------
6599999 - Total - Preferred Stocks                                                    XXX
------------------------------------------------------------------------------------------------------------------
7099998 - Total - Common Stocks - Part 5                                              XXX
------------------------------------------------------------------------------------------------------------------
7099999 - Total - Common Stocks                                                       XXX
------------------------------------------------------------------------------------------------------------------
7199999 - Total - Preferred and Common Stocks                                         XXX
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
7299999 Totals                                                  498,837,268           XXX        3,193,557
------------------------------------------------------------------------------------------------------------------

                                      E11.4

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

--------------------------------------------------------------------------------------------------------------------------------
      1                       2                  3               4               5            6              7            8
                                                                             Number of
    CUSIP                                    Disposal                        Shares of
Identification           Description           Date      Name of Purchaser     Stock     Consideration   Par Value   Actual Cost
--------------------------------------------------------------------------------------------------------------------------------
BONDS
   GOVERNMENTS
   UNITED
   STATES
--------------------------------------------------------------------------------------------------------------------------------
                 FHLMC PC     GOLD CAS
31287T-2E-4         7.000 03/01/2030        12/01/2002   MBS PAYDOWN                          85,976        85,976       89,872
                 FHLMC GOLD 30YR
31287V-AQ-3         6.500 07/01/2032        12/01/2002   MBS PAYDOWN                         275,492       275,492      281,088
                 FHLMC PC     GOLD GUA
3128GU-VQ-2         6.000 08/01/2017        12/01/2002   MBS PAYDOWN                         116,044       116,044      119,761
                 FHLMC PC     GOLD CAS
31292H-MV-3         6.000 12/01/2031        05/15/2002   VARIOUS                           9,280,101     9,450,000    9,178,313
                 FEDERAL HOME LN MTG CORP
3134A3-2S-4         6.875 01/15/2005        02/05/2002   GOLDMAN SACHS                     1,466,354     1,355,000    1,474,122
                 FEDERAL NATL MTG ASSN
31359M-ES-8         5.625 05/14/2004        02/05/2002   UBS WARBURG LLC                   2,853,749     2,725,000    2,886,038
                 FNMA PASS-THRU  LNG 30 Y
31371H-TB-4         7.000 08/01/2029        05/31/2002   VARIOUS                           5,779,057     5,648,592    5,764,212
                 FNMA PASS-THRU  INT 15 Y
31371J-6V-1         6.500 08/01/2016        02/01/2002   VARIOUS                             209,969       204,410      206,327
                 FNMA PASS-THRU  LNG 30 Y
31384X-KT-4         7.000 02/01/2030        06/01/2002   VARIOUS                           4,847,272     4,706,367    4,802,701
                 FNMA PASS-THRU  INT 15 Y
31385H-PJ-5         6.500 06/01/2016        12/01/2002   MBS PAYDOWN                         662,374       662,374      668,584
                 FNMA PASS-THRU
31385H-RA-2         6.500 06/01/2015        05/28/2002   VARIOUS                             650,187       633,578      641,449
                 FNMA PASS-THRU  INT 15 Y
31386P-K9-3         6.500 08/01/2016        02/01/2002   VARIOUS                             190,783       185,547      187,287
                 FNMA PASS-THRU  INT 15 Y
31386P-PA-5         6.500 07/01/2016        12/01/2002   MBS PAYDOWN                         430,205       430,205      434,238
                 FNMA PASS-THRU  LNG 30 Y
31387C-LV-1         6.000 06/01/2031        03/22/2002   VARIOUS                             119,402       123,336      121,196
                 FNMA PASS-THRU  LNG 30 Y
31387D-3R-8         6.000 06/01/2031        03/22/2002   VARIOUS                           2,048,526     2,117,582    2,073,576
                 FNMA PASS -THRU LNG 30 Y
31387J-YE-0         7.000 08/01/2031        12/01/2002   MBS PAYDOWN                         134,590       134,590      137,702
                 FNMA PASS-THRU  INT 15 Y
31387M-LJ-6         6.500 07/01/2016        12/01/2002   VARIOUS                             698,896       682,415      688,813
                 FNMA PASS-THRU  LNG 30 Y
31387V-4A-4         6.500 08/01/2031        06/01/2002   VARIOUS                           6,339,895     6,246,917    6,228,860
                 FNMA PASS-THRU  INT 15 Y
31388Y-2Y-7         6.500 12/01/2015        12/01/2002   MBS PAYDOWN                           9,486         9,486       10,012
                 FNMA PASS-THRU  LNG 30 Y
31389N-7D-1         7.000 09/01/2031        12/01/2002   MBS PAYDOWN                         466,983       466,983      481,503
                 FNMA PASS-THRU  LNG 30 Y
31390E-ZS-4         6.500 06/01/2032        12/01/2002   MBS PAYDOWN                         555,735       555,735      560,728
                 FNMA PASS-THRU  LNG 30 Y
31390F-F9-5         7.000 05/01/2032        12/01/2002   MBS PAYDOWN                          35,894        35,894       36,999
                 FNMA PASS-THRU  LNG 30 Y
31390L-F7-6         6.500 08/01/2032        12/01/2002   MBS PAYDOWN                          17,302        17,302       17,867
                 FNMA PASS-THRU  LNG 30 Y
31390L-FF-8         6.500 07/01/2032        12/01/2002   MBS PAYDOWN                          40,836        40,836       42,170
                 FNMA PASS-THRU  LNG 30 Y
31390L-V7-8         7.000 07/01/2032        12/01/2002   MBS PAYDOWN                           9,122         9,122        9,537
                 FNMA PASS-THRU  LNG 30 Y
31390L-WX-0         7.000 07/01/2032        12/01/2002   MBS PAYDOWN                          12,297        12,297       12,856
                 FNMA PASS-THRU  LNG 30 Y
31390N-P4-8         6.500 07/01/2032        12/01/2002   MBS PAYDOWN                          35,344        35,344       36,675
                 FNMA PASS-THRU  INT 15 Y
31390N-UL-4         6.000 08/01/2017        12/01/2002   MBS PAYDOWN                          98,527        98,527      102,699

----------------------------------------------------------------------------------------------------------------------------------
      1                       2                    9                10           11            12           13             14
                                                                              Increase
                                                                 Increase    (Decrease)     Foreign
                                              Book/Adjusted     (Decrease)   by Foreign     Exchange    Realized Gain   Total Gain
    CUSIP                                   Carrying Value at       by        Exchange    Gain (Loss)     (Loss) on     (Loss) on
Identification           Description          Disposal Date     Adjustment   Adjustment   on Disposal     Disposal       Disposal
----------------------------------------------------------------------------------------------------------------------------------
BONDS
   GOVERNMENTS
   UNITED
   STATES
----------------------------------------------------------------------------------------------------------------------------------
                 FHLMC PC        GOLD CAS
31287T-2E-4         7.000 03/01/2030               89,872           (239)
                 FHLMC GOLD 30YR
31287V-AQ-3         6.500 07/01 /2032             281,088            (80)
                 FHLMC PC     GOLD GUA
3128GU-VQ-2         6.000 08/01/2017              119,761           (146)
                 FHLMC PC     GOLD CAS
31292H-MV-3         6.000 12/01/2031            9,178,313          3,349                                    98,439        98,439
                 FEDERAL HOME LN MTG CORP
3134A3-2S-4         6.875 01/15/2005            1,471,417                                                   (5,063)       (5,063)
                 FEDERAL NATL MTG ASSN
31359M-ES-8         5.625 05/14/2004            2,877,333                                                  (23,584)      (23,584)
                 FNMA PASS-THRU  LNG 30 Y
31371H-TB-4         7.000 08/01/2029            5,763,874        (18,499)                                   33,682        33,682
                 FNMA PASS-THRU  INT 15 Y
31371J-6V-1         6.500 08/01/2016              206,235             13                                     3,721         3,721
                 FNMA PASS-THRU  LNG 30 Y
31384X-KT-4         7.000 02/01/2030            4,800,466        (15,765)                                   62,571        62,571
                 FNMA PASS-THRU  INT 15 Y
31385H-PJ-5         6.500 06/01/2016              668,296         (1,430)
                 FNMA PASS-THRU
31385H-RA-Z         6.500 06/01/2015              640,972           (786)                                   10,001        10,001
                 FNMA PASS-THRU  INT 15 Y
31386P-K9-3         6.500 08/01/2016              187,203             74                                     3,505         3,505
                 FNMA PASS-THRU  INT 15 Y
31386P-PA-5         6.500 07/01/2016              434,044           (470)
                 FNMA PASS-THRU  LNG 30 Y
31387C-LV-1         6.000 06/01/2031              121,210             47                                    (1,855)       (1,855)
                 FNMA PASS-THRU  LNG 30 Y
31387D-3R-8         6.000 06/01/2031            2,073,848           (145)                                  (25,177)      (25,177)
                 FNMA PASS -THRU LNG 30 Y
31387J-YE-0         7.000 08/01/2031              137,578           (736)
                 FNMA PASS-THRU  INT 15 Y
31387M-LJ-6         6.500 07/01/2016              688,505           (102)                                   11,033        11,033
                 FNMA PASS-THRU  LNG 30 Y
31387V -4A-4        6.500 08/01/2031            6,229,001          1,439                                   109,454       109,454
                 FNMA PASS-THRU  INT 15 Y
31388Y-2Y-7         6.500 12/01/2015               10,012             (6)
                 FNMA PASS-THRU  LNG 30 Y
31389N-7D-1         7.000 09/01/2031              481,503           (319)
                 FNMA PASS-THRU  LNG 30 Y
31390E-ZS-4         6.500 06/01/2032              560,728           (261)
                 FNMA PASS-THRU  LNG 30 Y
31390F-F9-5         7.000 05/01/2032               36,999            (16)
                 FNMA PASS-THRU  LNG 30 Y
31390L-F7-6         6.500 08/01/2032               17,867             (3)
                 FNMA PASS-THRU  LNG 30 Y
31390L-FF-8         6.500 07/01/2032               42,170            (13)
                 FNMA PASS-THRU  LNG 30 Y
31390L-V7-8         7.000 07/01/2032                9,537             (2)
                 FNMA PASS-THRU  LNG 30 Y
31390L-WX-0         7.000 07/01/2032               12,856             (9)
                 FNMA PASS-THRU  LNG 30 Y
31390N-P4-8         6.500 07/01/2032               36,675            (26)
                 FNMA PASS-THRU  INT 15 Y
31390N-UL-4         6.000 08/01/2017              102,699           (126)

----------------------------------------------------------------------
      1                       2                 15            16
                                            Interest on   Dividends on
                                               Bonds         Stocks
    CUSIP                                    Received       Received
Identification           Description        During Year   During Year
----------------------------------------------------------------------
BONDS
   GOVERNMENTS
   UNITED
   STATES
----------------------------------------------------------------------
                 FHLMC PC        GOLD CAS
31287T-2E-4         7.000 03/01/2030            1,488
                 FHLMC GOLD 30YR
31287V-AQ-3         6.500 07/01 /2032           5,977
                 FHLMC PC     GOLD GUA
3128GU-VQ-2         6.000 08/01/2017            1,166
                 FHLMC PC     GOLD CAS
31292H-MV-3         6.000 12/01/2031          213,125
                 FEDERAL HOME LN MTG CORP
3134A3-2S-4         6.875 01/15/2005           52,530
                 FEDERAL NATL MTG ASSN
31359M-ES-8         5.625 05/14/2004           33,371
                 FNMA PASS-THRU  LNG 30 Y
31371H-TB-4         7.000 08/01/2029          165,735
                 FNMA PASS-THRU  INT 15 Y
31371J-6V-1         6.500 08/01/2016            2,430
                 FNMA PASS-THRU  LNG 30 Y
31384X-KT-4         7.000 02/01/2030          164,052
                 FNMA PASS-THRU  INT 15 Y
31385H-PJ-5         6.500 06/01/2016           25,303
                 FNMA PASS-THRU
31385H-RA-Z         6.500 06/01/2015           17,586
                 FNMA PASS-THRU  INT 15 Y
31386P-K9-3         6.500 08/01/2016            2,239
                 FNMA PASS-THRU  INT 15 Y
31386P-PA-5         6.500 07/01/2016           14,258
                 FNMA PASS-THRU  LNG 30 Y
31387C-LV-1         6.000 06/01/2031            2,355
                 FNMA PASS-THRU  LNG 30 Y
31387D-3R-8         6.000 06/01/2031           40,865
                 FNMA PASS-THRU  LNG 30 Y
31387J-YE-0         7.000 08/01/2031            6,920
                 FNMA PASS-THRU  INT 15 Y
31387M-LJ-6         6.500 07/01/2016           10,591
                 FNMA PASS-THRU  LNG 30 Y
31387V -4A-4        6.500 08/01/2031          142,508
                 FNMA PASS-THRU  INT 15 Y
31388Y-2Y-7         6.500 12/01/2015               84
                 FNMA PASS-THRU  LNG 30 Y
31389N-7D-1         7.000 09/01/2031           15,178
                 FNMA PASS-THRU  LNG 30 Y
31390E-ZS-4         6.500 06/01/2032           15,608
                 FNMA PASS-THRU  LNG 30 Y
31390F-F9-5         7.000 05/01/2032            1,118
                 FNMA PASS-THRU  LNG 30 Y
31390L-F7-6         6.500 08/01/2032              292
                 FNMA PASS-THRU  LNG 30 Y
31390L-FF-8         6.500 07/01/2032              755
                 FNMA PASS-THRU  LNG 30 Y
31390L-V7-8         7.000 07/01/2032              109
                 FNMA PASS-THRU  LNG 30 Y
31390L-WX-0         7.000 07/01/2032              144
                 FNMA PASS-THRU  LNG 30 Y
31390N-P4-8         6.500 07/01/2032              355
                 FNMA PASS-THRU  INT 15 Y
31390N-UL-4         6.000 08/01/2017            1,017
----------------------------------------------------------------------

                                       E12

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                              During Current Year

------------------------------------------------------------------------------------------------------------------------------
      1                    2                3                 4               5            6              7             8
                                                                          Number of
    CUSIP                                Disposal                         Shares of
Identification        Description          Date       Name of Purchaser     Stock     Consideration    Par Value   Actual Cost
------------------------------------------------------------------------------------------------------------------------------
                 FNMA PASS-THRU
                    LNG 30 Y
31390P-DC-8         6.500 08/01/2032    12/01/2002   MBS PAYDOWN                            14,906        14,906       15,398
                 FNMA PASS-THRU
                    LNG 30 Y
31390R-FF-5         6.000 08/01/2032    12/01/2002   MBS PAYDOWN                            49,013        49,013       49,258
                 FNMA PASS-THRU
                    LNG 30 Y
31390T-LQ-0         6.500 08/01/2032    12/01/2002   MBS PAYDOWN                            21,588        21,588       22,302
                 FNMA PASS-THRU
                    LNG 30 Y
31390T-LV-9         6.500 08/01/2032    12/01/2002   MBS PAYDOWN                            20,561        20,561       21,241
                 FNMA PASS-THRU
                    LNG 30 Y
31391A-VM-8         6.500 09/01/2032    12/01/2002   MBS PAYDOWN                            49,675        49,675       51,375
                 FNMA PASS-THRU
                    INT 15 Y
31391E-AQ-4         6.000  09/01/2017   12/01/2002   MBS PAYDOWN                            98,538        98,538      102,710
                 UNITED STATES TREAS
                    BDS
912810-FM-5         6.250 05/15/2030    09/10/2002   VARIOUS                            10,235,791     9,280,000   10,257,064
                 UNITED STATES TREAS
                    BDS
912810-FP-8         5.375 02/15/2031    10/01/2002   VARIOUS                             1,340,375     1,380,000    1,374,088
                 UNITED STATES TREAS
                    NTS
912827-6J-6         5.750 08/15/2010    04/10/2002   GOLDMAN SACHS                       9,367,189     8,975,000    9,922,231
                 UNITED STATES TREAS
                    NTS
912827-6Q-0         5.125 12/31/2002    01/08/2002   CREDIT SUISSE                         159,553       155,000      163,471
                 UNITED STATES TREAS
                    NTS
912827-6X-5         4.625 05/15/2006    12/27/2002   VARIOUS                             2,526,214     2,485,000    2,514,077
                 UNITED STATES TREAS
                    NTS
912827-7K-2         3.000 01/31/2004    09/16/2002   VARIOUS                             1,386,260     1,365,000    1,376,304
                 UNITED STATES TREAS
                    NTS
912828-AC-4         4.375 05/15/2007    12/23/2002   VARIOUS                             2,061,298     1,935,000    2,033,715
                 STRIPS
912833-CZ-1         02/15/2011          02/28/2002   BEAR STEARNS & CO                   1,310,207     2,083,000    1,230,561
                 USA MTGE GTY T & L
                    BOND
990040-DA-2         09/15/2004          10/03/2002   VARIOUS                            26,183,259    26,183,259   26,183,259
------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                                    92,294,827    91,160,495   92,612,239
------------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                                                   92,294,827    91,160,495   92,612,239
------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   GEORGIA
------------------------------------------------------------------------------------------------------------------------------
                 GEORGIA ST
373382-TV-2         2.500 07/01/2013    07/15/2002   LEHMAN BROTHERS                     3,207,900     3,700,000    2,807,649
------------------------------------------------------------------------------------------------------------------------------
             TOTAL GEORGIA                                                               3,207,900     3,700,000    2,807,649
------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ST
575827-QF-0         5.250 04/01/2012    06/05/2002   LEHMAN BROTHERS                     5,516,300     5,000,000    4,905,583
------------------------------------------------------------------------------------------------------------------------------
             TOTAL MASSACHUSETTS                                                         5,516,300     5,000,000    4,905,583
------------------------------------------------------------------------------------------------------------------------------
OHIO
------------------------------------------------------------------------------------------------------------------------------
                 OHIO ST
677518-2U-5         5.000 09/15/2021    02/07/2002   RADIAN                              9,987,000    10,000,000    9,974,500
------------------------------------------------------------------------------------------------------------------------------
             TOTAL OHIO                                                                  9,987,000    10,000,000    9,974,500
------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States,
                Territory, Poss -
                United States                                                           18,711,200    18,700,000   17,687,732
------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States,
                 Territories and
                 Possessions                                                            18,711,200    18,700,000   17,687,732
------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
   UNITED STATES
   ILLINOIS
------------------------------------------------------------------------------------------------------------------------------
                 ILLINOIS STATE
                    PREREFUNDED                      SECURITY CALLED BY
452150-WV-3         5.875 06/01/2002    06/01/2002      ISSUER                           1,060,800     1,040,000      991,796
                 ILLINOIS STATE
                    UNREFUNDED                       SECURITY CALLED BY
452150-XG-5         5.875 06/01/2013    06/01/2002      ISSUER                             979,200       960,000      915,504

-------------------------------------------------------------------------------------------------------------------------------
      1                    2                    9               10            11           12             13             14
                                                                           Increase
                                                             Increase     (Decrease)     Foreign
                                          Book/Adjusted     (Decrease)    by Foreign    Exchange     Realized Gain   Total Gain
    CUSIP                               Carrying Value at       by         Exchange     Gain(Loss)     (Loss) on     (Loss) on
Identification        Description         Disposal Date     Adjustment    Adjustment   on Disposal      Disposal      Disposal
-------------------------------------------------------------------------------------------------------------------------------
                 FNMA PASS-THRU
                    LNG 30 Y
31390P-DC-8         6.500 08/01/2032           15,398             (5)
                 FNMA PASS-THRU
                    LNG 30 Y
31390R-FF-5         6.000 08/01/2032           49,258             (2)
                 FNMA PASS-THRU
                    LNG 30 Y
31390T-LQ-0         6.500 08/01/2032           22,302             (8)
                 FNMA PASS-THRU
                    LNG 30 Y
31390T-LV-9         6.500 08/01/2032           21,241             (6)
                 FNMA PASS-THRU
                    LNG 30 Y
31391A-VM-8         6.500 09/01/2032           51,375            (11)
                 FNMA PASS-THRU
                    INT 15 Y
31391E-AQ-4         6.000  09/01/2017         102,710            (38)
                 UNITED STATES
                    TREAS BDS
912810-FM-5         6.250 05/15/2030       10,257,064         (2,050)                                    (14,908)     (14,908)
                 UNITED STATES
                    TREAS BDS
912810-FP-8         5.375 02/15/2031        1,374,092             99                                     (33,816)     (33,816)
                 UNITED STATES
                    TREAS NTS
912827-6J-6         5.750 08/15/2010        9,909,431        (28,344)                                   (513,898)    (513,898)
                 UNITED STATES
                    TREAS NTS
912827-6Q-0         5.125 12/31/2002          162,543           (467)                                     (2,522)      (2,522)
                 UNITED STATES
                    TREAS NTS
912827-6X-5         4.625 05/15/2006        2,513,835           (563)                                     12,942       12,942
                 UNITED STATES
                    TREAS NTS
912827-7K-2         3.000 01/31/2004        1,376,304         (1,369)                                     11,326       11,326
                 UNITED STATES TREAS
                    NTS
912828-AC-4         4.375 05/15/2007        2,033,715         (3,058)                                     30,641       30,641
                 STRIPS
912833-CZ-1         02/15/2011              1,242,362         11,381                                      56,464       56,464
                 USA MTGE GTY T & L
                    BOND
990040-DA-2         09/15/2004             26,183,259
-------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government       92,590,637        (58,697)                                   (177,042)    (177,042)
-------------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments      92,590,637        (58,697)                                   (177,042)    (177,042)
-------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   GEORGIA
-------------------------------------------------------------------------------------------------------------------------------
                 GEORGIA ST
373382-TV-2         2.500 07/01/2013        2,816,681         31,908                                     359,312      359,312
-------------------------------------------------------------------------------------------------------------------------------
             TOTAL GEORGIA                  2,816,681         31,908                                     359,312      359,312
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ST
575827-QF-0         5.250 04/01/2012        4,906,723          3,987                                     605,590      605,590
-------------------------------------------------------------------------------------------------------------------------------
             TOTAL MASSACHUSETTS            4,906,723          3,987                                     605,590      605,590
-------------------------------------------------------------------------------------------------------------------------------
OHIO
-------------------------------------------------------------------------------------------------------------------------------
                 OHIO ST
677518-2U-5         5.000 09/15/2021        9,975,489            343                                      11,168       11,168
-------------------------------------------------------------------------------------------------------------------------------
             TOTAL OHIO                     9,975,489            343                                      11,168       11,168
-------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
             Poss - United States          17,698,893         36,238                                     976,070      976,070
-------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories
             and Possessions               17,698,893         36,238                                     976,070      976,070
-------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
   UNITED STATES
   ILLINOIS
-------------------------------------------------------------------------------------------------------------------------------
                 ILLINOIS STATE
                    PREREFUNDED
452150-WV-3         5.875 06/01/2002        1,040,000                                                     20,800       20,800
                 ILLINOIS STATE
                    UNREFUNDED
452150-XG-5         5.875 06/01/2013          928,666            813                                      49,720       49,720

-------------------------------------------------------------------
      1                    2                15            16
                                        Interest on   Dividends on
                                           Bonds         Stocks
    CUSIP                                Received       Received
Identification        Description       During Year    During Year
-------------------------------------------------------------------
                 FNMA PASS-THRU
                    LNG 30 Y
31390P-DC-8         6.500 08/01/2032          308
                 FNMA PASS-THRU
                    LNG 30 Y
31390R-FF-5         6.000 08/01/2032          833
                 FNMA PASS-THRU
                    LNG 30 Y
31390T-LQ-0         6.500 08/01/2032          451
                 FNMA PASS-THRU
                    LNG 30 Y
31390T-LV-9         6.500 08/01/2032          363
                 FNMA PASS-THRU
                    LNG 30 Y
31391A-VM-8         6.500 09/01/2032          661
                 FNMA PASS-THRU
                    INT 15 Y
31391E-AQ-4         6.000  09/01/2017       1,144
                 UNITED STATES
                    TREAS BDS
912810-FM-5         6.250 05/15/2030      198,008
                 UNITED STATES
                    TREAS BDS
912810-FP-8         5.375 02/15/2031       39,757
                 UNITED STATES
                    TREAS NTS
912827-6J-6         5.750 08/15/2010      347,539
                 UNITED STATES
                    TREAS NTS
912827-6Q-0         5.125 12/31/2002          241
                 UNITED STATES
                    TREAS NTS
912827-6X-5         4.625 05/15/2006       19,657
                 UNITED STATES
                    TREAS NTS
912827-7K-2         3.000 01/31/2004       26,093
                 UNITED STATES
                    TREAS NTS
912828-AC-4         4.375 05/15/2007       50,401
                 STRIPS
912833-CZ-1         02/15/2011
                 USA MTGE GTY T & L
                    BOND
990040-DA-2         09/15/2004
-------------------------------------------------------------------
   0399996 - Bonds - U.S. Government    1,622,613         XXX
-------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments   1,622,613         XXX
-------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   GEORGIA
-------------------------------------------------------------------
                 GEORGIA ST
373382-TV-2         2.500 07/01/2013       96,868
-------------------------------------------------------------------
                 TOTAL GEORGIA             96,868         XXX
-------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------
                 MASSACHUSETTS ST
575827-QF-0         5.250 04/01/2012      181,563
-------------------------------------------------------------------
                 TOTAL MASSACHUSETTS      181,563         XXX
-------------------------------------------------------------------
OHIO
-------------------------------------------------------------------
                 OHIO ST
677518-2U-5         5.000 09/15/2021      238,889
-------------------------------------------------------------------
                 TOTAL OHIO               238,889         XXX
-------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
             Poss - United States         517,319         XXX
-------------------------------------------------------------------
   1799999 - Bonds - States, Territories
             and Possessions              517,319         XXX
-------------------------------------------------------------------
POLITICAL SUBDIVISIONS
   UNITED STATES
   ILLINOIS
-------------------------------------------------------------------
                 ILLINOIS STATE
                    PREREFUNDED
452150-WV-3         5.875 06/01/2002       30,550
                 ILLINOIS STATE
                    UNREFUNDED
452150-XG-5         5.875 06/01/2013       28,200
-------------------------------------------------------------------

                                      E12.1

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                                SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

-------------------------------------------------------------------------------------------------------------------------
      1                       2                 3                    4                    5            6              7
                                                                                      Number of
    CUSIP                                    Disposal                                 Shares of
Identification           Description           Date        Name of Purchaser            Stock     Consideration  Par Value
-------------------------------------------------------------------------------------------------------------------------
              TOTAL ILLINOIS                                                                     2,040,000      2,000,000
-------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------
                 ROUTE 3 NORTH TRANS
                    IMP A
77929N-BK-0         5.375 06/15/2029     06/24/2002   LEHMAN BROTHERS                            7,655,895      6,900,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                                                                7,655,895      6,900,000
-------------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------------
                 AUSTIN TEX INDPT SCH
                    DIST
052429-W8-6         4.500 08/01/2018     08/01/2002   LEHMAN BROTHERS                            2,882,820      3,000,000
                 DUNCANVILLE TEX INDPT
                    SCH DIST
265129-8T-6         5.250 02/15/2032     01/31/2002   LEHMAN BROTHERS                              346,857        350,000
                 HOUSTON TEX
442330-E8-5         6.000 03/01/2002     03/01/2002   SECURITY CALLED BY ISSUER                    790,000        790,000
                 HOUSTON TEX
442330-F3-5         6.000 03/01/2005     03/01/2002   SECURITY CALLED BY ISSUER                  2,005,000      2,005,000
                 HOUSTON TEX INDPT
442402-Q7-1         4.750 02/15/2026     07/24/2002   SALOMAN BROTHERS                           1,881,120      2,000,000
                 LEWISVILLE TEX INDPT
                    SCH DIST
528827-Y7-7         6.550 08/15/2003     05/21/2002   UBS WARBURG LLC                            2,106,340      2,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                                                                       10,012,137     10,145,000
-------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------
                 KING CNTY WASH
49474E-AX-1         4.750 01/01/2020     08/13/2002   SALOMAN BROTHERS                           4,924,150      5,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL WASHINGTON                                                                   4,924,150      5,000,000
-------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
                     Subdivisions -
                     United States                                                              24,632,182     24,045,000
-------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political
                     Subdivisions                                                               24,632,182     24,045,000
-------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ALASKA
-------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR
                    MARINE
919061-DW-8         5.650 12/01/2028     07/09/2002   BEAR STEARNS & CO                          5,042,450      5,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL ALASKA                                                                       5,042,450      5,000,000
-------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
-------------------------------------------------------------------------------------------------------------------------
                 LOS ANGELES CALIF HBR
                    DEPT REV
544552-GS-5         5.375 11/01/2023     01/16/2002   BEAR STEARNS & CO                          5,027,300      5,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL CALIFORNIA                                                                   5,027,300      5,000,000
-------------------------------------------------------------------------------------------------------------------------
COLORADO
-------------------------------------------------------------------------------------------------------------------------
                 E-470 PUB HWY AUTH
                    COLO R
26822L-AM-6         5.000 09/01/2026     01/22/2002   BEAR STEARNS & CO                          4,871,950      5,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL COLORADO                                                                     4,871,950      5,000,000
-------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
-------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST HSG
                    FIN AUTH
207746-J8-2         6.200 11/15/2028     06/12/2002   SECURITY CALLED BY ISSUER                    360,000        360,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL CONNECTICUT                                                                    360,000        360,000
-------------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------------
                 ORANGE CNTY FLA
                    TOURIST DEV TAX
684545-KL-9         4.750 10/01/2024     06/14/2002   VARIOUS                                    9,481,573     10,000,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                                                                      9,481,573     10,000,000
-------------------------------------------------------------------------------------------------------------------------
GEORGIA
-------------------------------------------------------------------------------------------------------------------------
                 GEORGIA ST HSG & FIN
                    AUTH REV
373538-NM-5         5.850 12/01/2028     08/01/2002   SECURITY CALLED BY ISSUER                     70,000         70,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL GEORGIA                                                                         70,000         70,000
-------------------------------------------------------------------------------------------------------------------------
LOUISIANA
-------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT
                    FING C
88880P-AB-0         5.500 05/15/2030     11/07/2002   BEAR STEARNS & CO                         13,582,200     15,300,000
-------------------------------------------------------------------------------------------------------------------------
              TOTAL LOUISIANA                                                                   13,582,200     15,300,000
-------------------------------------------------------------------------------------------------------------------------
MARYLAND
-------------------------------------------------------------------------------------------------------------------------
                 MARYLAND ST DEPT
                    TRANSN
574204-LD-3         4.500 12/15/2005     04/02/2002   LEHMAN BROTHERS                            3,057,870      3,000,000
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
      1                    2                   8               9               10           11           12             13
                                                                                         Increase
                                                                            Increase    (Decrease)     Foreign
                                                        Book/Adjusted      (Decrease)   by Foreign    Exchange     Realized Gain
    CUSIP                                              Carrying Value at       by        Exchange    Gain(Loss)      (Loss) on
Identification        Description        Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal      Disposal
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL ILLINOIS               1,907,300        1,968,666           813                                     70,520
--------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------------------------------
                 ROUTE 3 NORTH TRANS
                    IMP A
77929N-BK-0         5.375 06/15/2029       6,990,936        6,990,839        (3,977)                                   669,032
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS          6,990,936        6,990,839        (3,977)                                   669,032
--------------------------------------------------------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------------------------------------------------------
                 AUSTIN TEX INDPT SCH
                    DIST
052429-W8-6         4.500 08/01/2018       2,447,441        2,450,703        12,779                                    419,338
                 DUNCANVILLE TEX INDPT
                    SCH DIST
265129-8T-6         5.250 02/15/2032         339,672          339,679            (2)                                     7,180
                 HOUSTON TEX
442330-E8-5         6.000 03/01/2002         791,921          790,953          (953)
                 HOUSTON TEX
442330-F3-5         6.000 03/01/2005       2,041,720        2,040,094        (1,324)                                   (33,771)
                 HOUSTON TEX INDPT
442402-Q7-1         4.750 02/15/2026       1,903,620        1,908,968         1,200                                    (29,049)
                 LEWISVILLE TEX INDPT
                    SCH DIST
528827-Y7-7         6.550 08/15/2003       2,000,000        2,000,000                                                  106,340
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL TEXAS                  9,524,374        9,530,397        11,702                                    470,038
--------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------------------------------
                 KING CNTY WASH
49474E-AX-1         4.750 01/01/2020       4,811,767        4,812,855         5,252                                    106,043
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL WASHINGTON             4,811,767        4,812,855         5,252                                    106,043
--------------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
                     Subdivisions -
                     United States        23,234,376       23,302,758        13,791                                  1,315,633
--------------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political
                     Subdivisions         23,234,376       23,302,758        13,791                                  1,315,633
--------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ALASKA
--------------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR
                    MARINE
919061-DW-8         5.650 12/01/2028       4,958,537        4,958,645         1,413                                     82,392
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL ALASKA                 4,958,537        4,958,645         1,413                                     82,392
--------------------------------------------------------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------------------------------------------------------
                 LOS ANGELES CALIF HBR
                    DEPT REV
544552-GS-5         5.375 11/01/2023       4,769,695        4,770,697         1,119                                    255,485
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL CALIFORNIA             4,769,695        4,770,697         1,119                                    255,485
--------------------------------------------------------------------------------------------------------------------------------
COLORADO
--------------------------------------------------------------------------------------------------------------------------------
                 E-470 PUB HWY AUTH
                    COLO R
26822L-AM-6         5000 09/01/2026        4,754,912        4,755,753         1,033                                    115,164
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL COLORADO               4,754,912        4,755,753         1,033                                    115,164
--------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST HSG
                    FIN AUTH
207746-J8-2         6.200 11/15/2028         360,000          360,000
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL CONNECTICUT              360,000          360,000
--------------------------------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------------------------------
                 ORANGE CNTY FLA
                    TOURIST DEV TAX
684545-KL-9         4.750 10/01/2024       8,622,312        8,627,599        16,864                                    837,110
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL FLORIDA                8,622,312        8,627,599        16,864                                    837,110
--------------------------------------------------------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------------------------------------------------------
                 GEORGIA ST HSG & FIN
                    AUTH REV
373538-NM-5         5.850 12/01/2028          69,984           69,984             8                                          8
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL GEORGIA                   69,984           69,984             8                                          8
--------------------------------------------------------------------------------------------------------------------------------
LOUISIANA
--------------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT
                    FING C
88880P-AB-0         5.500 05/15/2030      14,976,405       14,977,231         4,959                                 (1,399,990)
--------------------------------------------------------------------------------------------------------------------------------
              TOTAL LOUISIANA             14,976,405       14,977,231         4,959                                 (1,399,990)
--------------------------------------------------------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------------------------------------------------------
                 MARYLAND ST DEPT
                    TRANSN
574204-LD-3         4.500 12/15/2005       2,779,337        2,786,716        13,623                                    257,531
--------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------
      1                    2                 14             15            16
                                                       Interest on   Dividends on
                                          Total Gain      Bonds         Stocks
    CUSIP                                 (Loss) on     Received       Received
Identification        Description          Disposal    During Year    During Year
---------------------------------------------------------------------------------
              TOTAL ILLINOIS                 70,520       58,750         XXX
---------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------
                 ROUTE 3 NORTH TRANS
                    IMP A
77929N-BK-0         5.375 06/15/2029        669,032      197,800
---------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS           669,032      197,800         XXX
--------------------------------------------------------------------------------
TEXAS
--------------------------------------------------------------------------------
                 AUSTIN TEX INDPT SCH
                    DIST
052429-W8-6         4.500 08/01/2018        419,338      136,875
                 DUNCANVILLE TEX INDPT
                    SCH DIST
265129-8T-6         5.250 02/15/2032          7,180        3,267
                 HOUSTON TEX
442330-E8-5         6.000 03/01/2002                      23,700
                 HOUSTON TEX
442330-F3-5         6.000 03/01/2005        (33,771)      60,150
                 HOUSTON TEX INDPT
442402-Q7-1         4.750 02/15/2026        (29,049)      90,778
                 LEWISVILLE TEX INDPT
                    SCH DIST
528827-Y7-7         6.550 08/15/2003        106,340      101,525
--------------------------------------------------------------------------------
              TOTAL TEXAS                   470,038      416,294         XXX
--------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------
                 KING CNTY WASH
49474E-AX-1         4.750 01/01/2020        106,043      267,188
--------------------------------------------------------------------------------
              TOTAL WASHINGTON              106,043      267,188         XXX
--------------------------------------------------------------------------------
   2499996 - Bonds - Political            1,315,633      940,032         XXX
             Subdivisions - United
             States
--------------------------------------------------------------------------------
   2499999 - Bonds - Political            1,315,633      940,032         XXX
             Subdivisions
--------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
   UNITED STATES
   ALASKA
--------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR
                    MARINE
919061-DW-8         5.650 12/01/2028         82,392      173,424
--------------------------------------------------------------------------------
              TOTAL ALASKA                   82,392      173,424         XXX
--------------------------------------------------------------------------------
CALIFORNIA
--------------------------------------------------------------------------------
                 LOS ANGELES CALIF HBR
                    DEPT REV
544552-GS-5         5.375 11/01/2023        255,485       60,469
--------------------------------------------------------------------------------
              TOTAL CALIFORNIA              255,485       60,469         XXX
--------------------------------------------------------------------------------
COLORADO
--------------------------------------------------------------------------------
                 E-470 PUB HWY AUTH
                    COLO R
26822L-AM-6         5.000 09/01/2026        115,164      100,000
--------------------------------------------------------------------------------
              TOTAL COLORADO                115,164      100,000         XXX
--------------------------------------------------------------------------------
CONNECTICUT
--------------------------------------------------------------------------------
                 CONNECTICUT ST HSG
                    FIN AUTH
207746-J8-2         6.200 11/15/2028                      12,834
--------------------------------------------------------------------------------
              TOTAL CONNECTICUT                           12,834         XXX
--------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------
                 ORANGE CNTY FLA
                    TOURIST DEV TAX
684545-KL-9         4.750 10/01/2024        837,110      342,561
--------------------------------------------------------------------------------
              TOTAL FLORIDA                 837,110      342,561         XXX
--------------------------------------------------------------------------------
GEORGIA
--------------------------------------------------------------------------------
                 GEORGIA ST HSG & FIN
                    AUTH REV
373538-NM-5         5.850 12/01/2028              8        1,184
--------------------------------------------------------------------------------
              TOTAL GEORGIA                       8        1,184         XXX
--------------------------------------------------------------------------------
LOUISIANA
--------------------------------------------------------------------------------
                 TOBACCO SETTLEMENT
                    FING C
88880P-AB-0         5.500 05/15/2030     (1,399,990)     846,358
--------------------------------------------------------------------------------
              TOTAL LOUISIANA            (1,399,990)     846,358         XXX
--------------------------------------------------------------------------------
MARYLAND
--------------------------------------------------------------------------------
                 MARYLAND ST DEPT
                    TRANSN
574204-LD-3         4.500 12/15/2005        257,531       41,250
--------------------------------------------------------------------------------

                                      E12.2

       ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

   Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED
                             OF During Current Year

-------------------------------------------------------------------------------------------------------------------------
      1                       2                     3               4                  5            6              7
                                                                                   Number of
    CUSIP                                        Disposal                          Shares of
Identification           Description               Date       Name of Purchaser      Stock     Consideration   Par Value
-------------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                                                                          3,057,870      3,000,000
-------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ST HLTH &
57585K-TZ-1         EDL 5.000 07/01/2025        08/01/2002   BEAR STEARNS & CO                   8,134,580      8,540,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                                                     8,134,580      8,540,000
-------------------------------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------------------------------
                 NEBRASKA INVT FIN AUTH
                    SINGLE FAMILY 5.600                      SECURITY CALLED BY
63967C-RY-0         09/01/2017                  09/03/2002      ISSUER                             760,000        760,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA                                                                            760,000        760,000
-------------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST TRANSN TR FD
646135-EE-9         AUTH 5.250 06/15/2008       12/11/2002   LEHMAN BROTHERS                     8,757,680      8,000,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY                                                                        8,757,680      8,000,000
-------------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------------
                 MUNICIPAL ASSISTANCE CORP
626190-Q6-2         FOR NE 6.250 07/01/2006     02/07/2002   RADIAN                              4,511,680      4,000,000
                 NEW YORK NY CITY TRANSITIONAL
649716-NP-8         FIN 5.750 08/15/2009        08/15/2002   LEHMAN BROTHERS                     3,513,930      3,000,000
                 NEW YORK ST MED CARE FACS
64988J-6S-4         FIN AGY 5.250 08/15/2023    01/16/2002   BEAR STEARNS & CO                   4,008,000      4,000,000
                 NEW YORK ST TWY AUTH GEN
650009-EX-7         REV 5.000 01/01/2020        04/03/2002   BEAR STEARNS & CO                   2,798,928      2,875,000
                 PORT AUTH NY & NJ
733580-L4-4         4.500 11/15/2002            04/16/2002   LEHMAN BROTHERS                     2,030,000      2,000,000
                 TRIBOROUGH BRDG & TUNL AU
896029-5F-8         5.000 01/01/2032            04/23/2002   BEAR STEARNS & CO                  12,272,997     13,100,000
                 TRIBORO BRDG & TUNL AUTH
896029-WY-7         6.250 01/01/2004            01/29/2002   VARIOUS                             1,522,500      1,500,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                                                                         30,658,035     30,475,000
-------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------
                 PHILADELPHIA PA WTR &
                    WASTEWTR 5.000
717893-MU-2         11/01/2031                  11/01/2002   VARIOUS                            19,833,525     20,000,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                                                                     19,833,525     20,000,000
-------------------------------------------------------------------------------------------------------------------------
PUERTO RICO
-------------------------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMMON HWY
745181-PF-8         & TRANS 5.000 07/01/2036    09/25/2002   SALOMAN BROTHERS                    2,582,725      2,500,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL PUERTO RICO                                                                       2,582,725      2,500,000
-------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------
                 PIEDMONT MUN PWR AGY
720175-QU-5         4.750 01/01/2025            07/24/2002   BEAR STEARNS & CO                   3,808,920      4,000,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                                                                    3,808,920      4,000,000
-------------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
-------------------------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA HSG DEV                        SECURITY CALLED BY
83755G-EH-6         AUTH 5.800 05/01/2028       12/16/2002      ISSUER                              10,000         10,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH DAKOTA                                                                         10,000         10,000
-------------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------------
                 TEXAS ST TPK AUTH DALLAS
                    NORTHTWY REV
882780-FC-8         5.000 01/01/2025            01/16/2002   BEAR STEARNS & CO                   7,265,925      7,500,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                                                                             7,265,925      7,500,000
-------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
-------------------------------------------------------------------------------------------------------------------------
                 WEST VIRGINIA ST HSG                        SECURITY CALLED BY
95662M-GX-2         DEV FD 5.350 11/01/2032     11/01/2002      ISSUER                             155,000        155,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL WEST VIRGINIA                                                                       155,000        155,000
-------------------------------------------------------------------------------------------------------------------------
WISCONSIN
-------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN HSG & ECONOMIC DEV                SECURITY CALLED BY
97689P-PF-9         5.600 03/01/2028            03/01/2002      ISSUER                             165,000        165,000
-------------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                                                                           165,000        165,000
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
      1                       2                     8               9             10           11           12
                                                                                            Increase
                                                              Book/Adjusted    Increase    (Decrease)    Foreign
                                                                Carrying      (Decrease)   by Foreign    Exchange
    CUSIP                                                       Value at          by        Exchange    Gain (Loss)
Identification            Description           Actual Cost   Disposal Date   Adjustment   Adjustment   on Disposal
-------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                           2,779,337      2,786,716      13,623
-------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ST HLTH & EDL
57585K-TZ-1         5.000 07/01/2025              8,150,724      8,152,088       5,240
-------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                      8,150,724      8,152,088       5,240
-------------------------------------------------------------------------------------------------------------------
NEBRASKA
-------------------------------------------------------------------------------------------------------------------
                 NEBRASKA INVT FIN AUTH
                    SINGLE FAMILY 5.600
63967C-RY-0         09/01/2017                      767,139        767,017        (158)
-------------------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA                             767,139        767,017        (158)
-------------------------------------------------------------------------------------------------------------------
NEW JERSEY
-------------------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST TRANSN
                    TR FD AUTH
646135-EE-9         5.250 06/15/2008              8,296,735      8,296,590     (49,106)
-------------------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY                         8,296,735      8,296,590     (49,106)
-------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------
                 MUNICIPAL ASSISTANCE
                    CORP FOR NE 6.250
626190-Q6-2         07/01/2006                    4,212,080      4,163,296      (3,221)
                 NEW YORK NY CITY
                    TRANSITIONAL FIN 5.750
649716-NP-8         08/15/2009                    2,995,477      2,995,504         870
                 NEW YORK ST MED CARE
                    FACS FIN AGY 5.250
64988J-6S-4         08/15/2023                    3,812,396      3,813,432       1,115
                 NEW YORK ST TWY AUTH
650009-EX-7         GEN REV 5.000 01/01/2020      2,685,794      2,687,044       2,769
                 PORT AUTH NY & NJ
733580-L4-4         4.500 11/15/2002              1,998,993      1,999,142         460
                 TRIBOROUGH BRDG &
896029-5F-8         TUNL AU 5.000 01/01/2032     12,646,994     12,647,463       3,196
                 TRIBORO BRDG & TUNL AUTH
896029-WY-7         6.250 01/01/2004              1,494,375      1,498,766          74
-------------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                          29,846,109     29,804,647       5,263
-------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------
                 PHILADELPHIA PA WTR &
717893-MU-2         WASTEWTR 5.000 11/01/2031    18,989,200     18,989,355      13,198
-------------------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                      18,989,200     18,989,355      13,198
-------------------------------------------------------------------------------------------------------------------
PUERTO RICO
-------------------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMMON HWY &
745181-PF-8         TRANS 5.000 07/01/2036        2,269,214      2,269,695       2,801
-------------------------------------------------------------------------------------------------------------------
         TOTAL PUERTO RICO                        2,269,214      2,269,695       2,801
-------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------
                 PIEDMONT MUN PWR AGY
720175-QU-5         4.750 01/01/2025              3,796,133      3,797,146       4,471
-------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                     3,796,133      3,797,146       4,471
-------------------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
-------------------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA HSG DEV
83755G-EH-6         AUTH 5.800 05/01/2028            10,000         10,000
-------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH DAKOTA                          10,000         10,000
-------------------------------------------------------------------------------------------------------------------
TEXAS
-------------------------------------------------------------------------------------------------------------------
                 TEXAS ST TPK AUTH
                    DALLAS NORTHTWY REV
882780-FC-8         5.000 01/01/2025              6,683,573      6,686,527       2,815
-------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                              6,683,573      6,686,527       2,815
-------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
-------------------------------------------------------------------------------------------------------------------
                 WEST VIRGINIA ST HSG
95662M-GX-2         DEV FD 5.350 11/01/2032         150,350        150,364          59
-------------------------------------------------------------------------------------------------------------------
         TOTAL WEST VIRGINIA                        150,350        150,364          59
-------------------------------------------------------------------------------------------------------------------
WISCONSIN
-------------------------------------------------------------------------------------------------------------------
                 WISCONSIN HSG & ECONOMIC
97689P-PF-9         DEV 5.600 03/01/2028            165,000        165,000
-------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                            165,000        165,000
-------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
      1                       2                      13             14           15            16
                                                                             Interest on    Dividends
                                                Realized Gain   Total Gain      Bonds       on Stocks
    CUSIP                                        (Loss) on      (Loss) on     Received      Received
Identification          Description               Disposal       Disposal    During Year   During Year
------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                            257,531       257,531        41,250        XXX
------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS ST HLTH & EDL
57585K-TZ-1         5.000 07/01/2025               (22,749)      (22,749)      384,861
------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                       (22,749)      (22,749)      384,861        XXX
------------------------------------------------------------------------------------------------------
NEBRASKA
------------------------------------------------------------------------------------------------------
                 NEBRASKA INVT FIN AUTH
                    SINGLE FAMILY 5.600
63967C-RY-0         09/01/2017                      (6,859)       (6,859)       32,480
------------------------------------------------------------------------------------------------------
         TOTAL NEBRASKA                             (6,859)       (6,859)       32,480        XXX
------------------------------------------------------------------------------------------------------
NEW JERSEY
------------------------------------------------------------------------------------------------------
                 NEW JERSEY ST TRANSN TR FD
646135-EE-9         AUTH 5.250 06/15/2008          510,196       510,196       421,167
------------------------------------------------------------------------------------------------------
         TOTAL NEW JERSEY                          510,196       510,196       421,167        XXX
------------------------------------------------------------------------------------------------------
NEW YORK
------------------------------------------------------------------------------------------------------
                 MUNICIPAL ASSISTANCE CORP
626190-Q6-2         FOR NE 6.250 07/01/2006        351,605       351,605       150,000
                 NEW YORK NY CITY
                    TRANSITIONAL FIN 5.750
649716-NP-8         08/15/2009                     517,556       517,556       174,896
                 NEW YORK ST MED CARE FACS
64988J-6S-4         FIN AGY 5.250 08/15/2023       193,452       193,452        91,583
                 NEW YORK ST TWY AUTH GEN
650009-EX-7         REV 5.000 01/01/2020           109,114       109,114       110,608
                 PORT AUTH NY & NJ 4.500
733580-L4-4         11/15/2002                      30,398        30,398        38,500
                 TRIBOROUGH BRDG & TUNL
896029-5F-8         AU 5.000 01/01/2032           (377,661)     (377,661)      292,931
                 TRIBORO BRDG & TUNL AUTH
896029-WY-7         6.250 01/01/2004                23,661        23,661        52,344
------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                            848,124       848,124       910,861        XXX
------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------
                 PHILADELPHIA PA WTR &
717893-MU-2         WASTEWTR 5.000 11/01/2031      830,972       830,972       900,347
------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                        830,972       830,972       900,347        XXX
------------------------------------------------------------------------------------------------------
PUERTO RICO
------------------------------------------------------------------------------------------------------
                 PUERTO RICO COMMON HWY &
745181-PF-8         TRANS 5.000 07/01/2036         310,229       310,229       155,903
------------------------------------------------------------------------------------------------------
         TOTAL PUERTO RICO                         310,229       310,229       155,903        XXX
------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
------------------------------------------------------------------------------------------------------
                 PIEDMONT MUN PWR AGY
720175-QU-5         4.750 01/01/2025                 7,303         7,303       204,778
------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                        7,303         7,303       204,778        XXX
------------------------------------------------------------------------------------------------------
SOUTH DAKOTA
------------------------------------------------------------------------------------------------------
                 SOUTH DAKOTA HSG DEV
83755G-EH-6         AUTH 5.800 05/01/2028                                         436
------------------------------------------------------------------------------------------------------
         TOTAL SOUTH DAKOTA                                                       436         XXX
------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------
                 TEXAS ST TPK AUTH
                    DALLAS NORTHTWY REV
882780-FC-8         5.000 01/01/2025                576,583      576,583       209,375
------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                                576,583      576,583       209,375        XXX
------------------------------------------------------------------------------------------------------
WEST VIRGINIA
------------------------------------------------------------------------------------------------------
                 WEST VIRGINIA ST HSG
95662M-GX-2         DEV FD 5.350 11/01/2032           4,577        4,577         4,060
------------------------------------------------------------------------------------------------------
         TOTAL WEST VIRGINIA                          4,577        4,577         4,060        XXX
------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------
                 WISCONSIN HSG & ECONOMIC DEV
97689P-PF-9         5.600 03/01/2028                                            4,620
------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                                                        4,620         XXX
------------------------------------------------------------------------------------------------------

                                      E12.3

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

--------------------------------------------------------------------------------------------------------------------------
       1                       2                      3                4               5             6              7
                                                                                   Number of
     CUSIP                                         Disposal                        Shares of
Identification            Description                Date      Name of Purchaser     Stock     Consideration    Par Value
--------------------------------------------------------------------------------------------------------------------------
WYOMING
--------------------------------------------------------------------------------------------------------------------------
                 WYOMING CMNTY DEV AUTH HSG REV                SECURITY CALLED
98322P-GZ-6         5.850 06/01/2028              12/02/2002      BY ISSUER                       1,585,000      1,585,000
--------------------------------------------------------------------------------------------------------------------------
             TOTAL WYOMING                                                                        1,585,000      1,585,000
--------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United
                States                                                                          125,209,732    127,420,000
--------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenues                                                           125,209,732    127,420,000
--------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
--------------------------------------------------------------------------------------------------------------------------
                 AOL TIME WARNER INC
00184A-AB-1         6.750 04/15/2011              09/24/2002   VARIOUS                              278,834        325,000
008685-AA-7      AHOLD FIN 6.250 05/01/2009       07/30/2002   VARIOUS                              760,314        775,000
                 ALBERTSONS INC
013104-AL-8         8.000 05/01/2031              11/01/2002   VARIOUS                              405,227        350,000
                 AMERADA HESS CORP
023551-AJ-3         7.300 08/15/2031              11/06/2002   VARIOUS                              183,800        175,000
                 AMER I CREDIT AUTO REC TR 1
03061N-CA-5         5.960 03/05/2006              08/15/2002   VARIOUS                              682,887        675,000
                 AMER I CREDIT AUTO REC TR 2
03061N-EN-5         4.410 11/06/2008              11/14/2002   VARIOUS                              618,656        600,000
03235E-AG-5      AMVESCAP PLC 5.900 01/15/2007    06/20/2002   EXCHANGE                             300,000        300,000
                 AZ AGENCY OBLIGATION 45A
04062@-AC-9         08/17/2004                    08/19/2002   MATURITY                              29,659         29,659
                 AZ AGENCY OBLIGATION 25A
04062@-AD-7         08/18/2009                    08/19/2002   MATURITY                              50,000         50,000
                 AZ AGENCY OBLIGATION 32A
04062@-AE-5         12/08/2009                    12/09/2002   MATURITY                              32,292         32,292
                 AZ AGENCY OBLIGATION 64A
04062@-AG-0         10/01/2007                    10/01/2002   MATURITY                              50,000         50,000
                 AZ AGENCY OBLIGATION 51A
04062@-AJ-4         01/11/2008                    01/11/2002   MATURITY                              55,469         55,469
                 AZ AGENCY OBLIGATION 61A
04062@-AK-1         12/08/2009                    12/09/2002   MATURITY                              16,146         16,146
                 AZ AGENCY OBLIGATION 63A
04062@-AL-9         04/22/2011                    04/22/2002   MATURITY                              79,995         79,995
                 AZ AGENCY OBLIGATION 80K
04062@-AM-7         03/21/2006                    03/21/2002   MATURITY                              11,132         11,132
                 AZ AGENCY OBLIGATION 132M
04062@-BA-2         11/02/2007                    10/31/2002   MATURITY                              11,500         11,500
                 AZ AGENCY OBLIGATION 157J
04062@-BW-4         12/15/2004                    12/16/2002   MATURITY                              37,940         37,940
                 AZ AGENCY OBLIGATION 159L
04062@-BX-2         09/18/2010                    09/18/2002   MATURITY                              29,400         29,400
                 AZ AGENCY OBLIGATION 182E
04062@-DV-4         04/07/2003                    04/08/2002   MATURITY                              50,000         50,000
                 AZ AGENCY OBLIGATION 191I
04062@-DX-0         09/12/2004                    09/12/2002   MATURITY                              32,638         32,638
                 AZ AGENCY OBLIGATION 158L
04062@-DY-8         05/21/2007                    05/31/2002   MATURITY                              17,463         17,463
                 AZ AGENCY OBLIGATION 183P
04062@-DZ-5         05/23/2011                    05/31/2002   MATURITY                             185,097        185,097
                 AZ AGENCY OBLIGATION 250K
04062@-EV-3         01/23/2007                    01/23/2002   MATURITY                              40,000         40,000
                 AZ AGENCY OBLIGATION 267F
04062@-FP-5         02/23/2006                    02/25/2002   MATURITY                              83,847         83,847
                 AZ AGENCY OBLIGATION 302I
04062@-GD-1         06/07/2005                    06/28/2002   MATURITY                              29,426         29,426
                 AZ AGENCY OBLIGATION 310I
04062@-GH-2         06/07/2005                    06/28/2002   MATURITY                               8,408          8,408

-------------------------------------------------------------------------------------------------------------------------
       1                       2                      8                9                10           11           12
                                                                                                  Increase
                                                                                     Increase    (Decrease)     Foreign
                                                                  Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                       Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description             Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
-------------------------------------------------------------------------------------------------------------------------
WYOMING
-------------------------------------------------------------------------------------------------------------------------
                 WYOMING CMNTY DEV AUTH HSG REV
98322P-GZ-6         5.850 06/01/2028                1,585,000         1,585,000
-------------------------------------------------------------------------------------------------------------------------
           TOTAL WYOMING                            1,585,000         1,585,000
-------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United
                States                            122,000,359       121,980,055       23,600
-------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenues             122,000,359       121,980,055       23,600
-------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
                 AOL TIME WARNER INC
00184A-AB-1         6.750 04/15/2011                  330,626           330,474         (247)
008685-AA-7      AHOLD FIN 6.250 05/01/2009           766,897           767,205          379
                 ALBERTSONS INC
013104-AL-8         8.000 05/01/2031                  370,220           370,145          (95)
                 AMERADA HESS CORP
023551-AJ-3         7.300 08/15/2031                  174,091           174,094           10
                 AMER I CREDIT AUTO REC TR 1
03061N-CA-5         5.960 03/05/2006                  687,551           685,114       (3,884)
                 AMER I CREDIT AUTO REC TR 2
03061N-EN-5         4.410 11/06/2008                  599,918           599,924           24
03235E-AG-5      AMVESCAP PLC 5.900 01/15/2007        299,730           299,735           34
                 AZ AGENCY OBLIGATION 45A
04062@-AC-9         08/17/2004                         16,096            29,659
                 AZ AGENCY OBLIGATION 25A
04062@-AD-7         08/18/2009                         22,578            47,084        2,916
                 AZ AGENCY OBLIGATION 32A
04062@-AE-5         12/08/2009                         14,319            29,532        2,760
                 AZ AGENCY OBLIGATION 64A
04062@-AG-0         10/01/2007                         23,542            46,549        3,451
                 AZ AGENCY OBLIGATION 51A
04062@-AJ-4         01/11/2008                         27,668            55,319          150
                 AZ AGENCY OBLIGATION 61A
04062@-AK-1         12/08/2009                          7,404            14,767        1,379
                 AZ AGENCY OBLIGATION 63A
04062@-AL-9         04/22/2011                         39,378            77,676        2,319
                 AZ AGENCY OBLIGATION 80K
04062@-AM-7         03/21/2006                          5,620            10,899          233
                 AZ AGENCY OBLIGATION 132M
04062@-BA-2         11/02/2007                          5,726            10,617          880
                 AZ AGENCY OBLIGATION 157J
04062@-BW-4         12/15/2004                         22,521            35,344        2,596
                 AZ AGENCY OBLIGATION 159L
04062@-BX-2         09/18/2010                         17,760            27,882        1,518
                 AZ AGENCY OBLIGATION 182E
04062@-DV-4         04/07/2003                         29,063            48,851        1,149
                 AZ AGENCY OBLIGATION 191I
04062@-DX-0         09/12/2004                         18,352            30,712        1,926
                 AZ AGENCY OBLIGATION 158L
04062@-DY-8         05/21/2007                         11,088            16,989          474
                 AZ AGENCY OBLIGATION 183P
04062@-DZ-5         05/23/2011                        118,045           179,986        5,111
                 AZ AGENCY OBLIGATION 250K
04062@-EV-3         01/23/2007                         25,591            39,801          199
                 AZ AGENCY OBLIGATION 267F
04062@-FP-5         02/23/2006                         55,347            82,943          905
                 AZ AGENCY OBLIGATION 302I
04062@-GD-1         06/07/2005                         18,990            28,453          973
                 AZ AGENCY OBLIGATION 310I
04062@-GH-2         06/07/2005                          5,440             8,131          277

---------------------------------------------------------------------------------------------------------
       1                       2                        13            14           15             16
                                                                               Interest on   Dividends on
                                                  Realized Gain   Total Gain      Bonds         Stocks
     CUSIP                                          (Loss) on     (Loss) on      Received      Received
Identification            Description                Disposal      Disposal    During Year   During Year
---------------------------------------------------------------------------------------------------------
WYOMING
---------------------------------------------------------------------------------------------------------
                 WYOMING CMNTY DEV AUTH HSG REV
98322P-GZ-6         5850 06/01/2028                                                41,122
---------------------------------------------------------------------------------------------------------
           TOTAL WYOMING                                                           41,122        XXX
---------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United
                States                              3,206,076     3,206,076     4,848,089        XXX
---------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenues               3,206,076     3,206,076     4,848,089        XXX
---------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   UNITED STATES
---------------------------------------------------------------------------------------------------------
                 AOL TIME WARNER INC
00184A-AB-1         6.750 04/15/2011                  (51,394)      (51,394)       18,366
008685-AA-7      AHOLD FIN 6.250 05/01/2009            (7,270)       (7,270)       27,391
                 ALBERTSONS INC
013104-AL-8         8.000 05/01/2031                   35,177        35,177        28,311
                 AMERADA HESS CORP
023551-AJ-3        7.300 08/15/2031                     9,697         9,697        15,737
                 AMER I CREDIT AUTO REC TR 1
03061N-CA-5         5.960 03/05/2006                    1,657         1,657        23,061
                 AMER I CREDIT AUTO REC TR 2
03061N-EN-5         4.410 11/06/2008                   18,708        18,708        20,090
03235E-AG-5      AMVESCAP PLC 5.900 01/15/2007            231           231
                 AZ AGENCY OBLIGATION 45A
04062@-AC-9         08/17/2004
                 AZ AGENCY OBLIGATION 25A
04062@-AD-7         08/18/2009
                 AZ AGENCY OBLIGATION 32A
04062@-AE-5         12/08/2009
                 AZ AGENCY OBLIGATION 64A
04062@-AG-0         10/01/2007
                 AZ AGENCY OBLIGATION 51A
04062@-AJ-4         01/11/2008
                 AZ AGENCY OBLIGATION 61A
04062@-AK-1         12/08/2009
                 AZ AGENCY OBLIGATION 63A
04062@-AL-9         04/22/2011
                 AZ AGENCY OBLIGATION 80K
04062@-AM-7         03/21/2006
                 AZ AGENCY OBLIGATION 132M
04062@-BA-2         11/02/2007                              3             3
                 AZ AGENCY OBLIGATION 157J
04062@-BW-4         12/15/2004
                 AZ AGENCY OBLIGATION 159L
04062@-BX-2         09/18/2010
                 AZ AGENCY OBLIGATION 182E
04062@-DV-4         04/07/2003
                 AZ AGENCY OBLIGATION 191I
04062@-DX-0         09/12/2004
                 AZ AGENCY OBLIGATION 158L
04062@-DY-8         05/21/2007
                 AZ AGENCY OBLIGATION 183P
04062@-DZ-5         05/23/2011
                 AZ AGENCY OBLIGATION 250K
04062@-EV-3         01/23/2007
                 AZ AGENCY OBLIGATION 267F
04062@-FP-5         02/23/2006
                 AZ AGENCY OBLIGATION 302I
04062@-GD-1         06/07/2005
                 AZ AGENCY OBLIGATION 310I
04062@-GH-2         06/07/2005
---------------------------------------------------------------------------------------------------------

                                      E12.4

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

---------------------------------------------------------------------------------------------------------------------------
      1                        2                        3               4                 5             6             7
                                                                                      Number of
    CUSIP                                           Disposal                          Shares of
Identification            Description                 Date       Name of Purchaser      Stock     Consideration   Par Value
---------------------------------------------------------------------------------------------------------------------------
                 AZ AGENCY OBLIGATION
04062@-HA-6         362E 12/27/2005                12/27/2002   MATURITY                              91,641        91,641
                 AZ AGENCY OBLIGATION
04062@-HB-4         365L 06/07/2008                06/28/2002   MATURITY                              12,500        12,500
                 AZ AGENCY OBLIGATION
04062@-HG-3         341H 04/15/2008                04/15/2002   MATURITY                              48,625        48,625
                 AZ AGENCY OBLIGATION
04062@-HN-8         348N 06/29/2010                06/28/2002   MATURITY                              46,697        46,697
                 AVALONBAY COMMUNITIES
05348E-AE-9         6.625 09/15/2011               10/25/2002   UBS PAINE WEBBER                     154,031       150,000
126408-BJ-1      CSX CORP 7.250 05/01/2004         10/04/2002   BNP PARIBAS SCREENS                  372,355       350,000
126408-BR-3      CSX CORP 6.250 10/15/2008         06/13/2002   CHASE MANHATTAN                       77,607        75,000
                 CA AGENCY OBLIGATION 83J
13067#-AC-3         04/06/2004                     04/08/2002   MATURITY                             236,000       236,000
                 CA AGENCY OBLIGATION 82I
13067#-AE-9         12/23/2008                     12/23/2002   MATURITY                              64,000        64,000
                 CA AGENCY OBLIGATION 73A
13067#-AG-4         12/15/2009                     12/16/2002   MATURITY                              50,000        50,000
                 CA AGENCY OBLIGATION 81J
13067#-AH-2         04/05/2010                     04/05/2002   MATURITY                             197,988       197,988
                 CA AGENCY OBLIGATION 78L
13067#-AJ-8         05/04/2010                     04/04/2002   MATURITY                              50,000        50,000
                 CA AGENCY OBLIGATION 75A
13067#-AK-5         03/05/2009                     03/05/2002   MATURITY                             556,000       556,000
13067#-AM-1      CA AGENCY OBLIGATION 06/20/2006   06/28/2002   MATURITY                             128,750       128,750
13067#-AN-9      CA AGENCY OBLIGATION 02/20/2009   02/20/2002   MATURITY                             114,500       114,500
13067#-AR-0      CA AGENCY OBLIGATION 03/20/2007   03/20/2002   MATURITY                              86,500        86,500
13067#-AS-8      CA AGENCY OBLIGATION 09/20/2005   09/20/2002   MATURITY                              50,000        50,000
13067#-AX-7      CA AGENCY OBLIGATION 02/05/2005   02/05/2002   MATURITY                              25,000        25,000
13067#-AY-5      CA AGENCY OBLIGATION 05/20/2008   05/31/2002   MATURITY                              50,000        50,000
13067#-BA-6      CA AGENCY OBLIGATION 12/05/2007   12/05/2002   MATURITY                             109,000       109,000
13067#-BR-9      CA AGENCY OBLIGATION 02/20/2005   02/20/2002   MATURITY                              25,000        25,000
13067#-BT-5      CA AGENCY OBLIGATION 08/05/2007   08/05/2002   MATURITY                              50,000        50,000
13067#-BU-2      CA AGENCY OBLIGATION 11/20/2002   11/20/2002   MATURITY                              27,852        27,852
13067#-BV-0      CA AGENCY OBLIGATION 11/20/2002   11/20/2002   MATURITY                              11,394        11,394
13067#-BW-8      CA AGENCY OBLIGATION 11/20/2007   11/20/2002   MATURITY                              99,000        99,000
                 CA AGENCY OBLIGATION 138L
13067#-BY-4         03/05/2007                     11/05/2002   MATURITY                              62,000        62,000
                 CA AGENCY OBLIGATION  135N
13067#-BZ-1         01/20/2009                     01/21/2002   MATURITY                              50,000        50,000
13067#-DU-0      CA AGENCY OBLIGATION 09/20/2009   09/20/2002   MATURITY                              25,000        25,000
13067#-DV-8      CA AGENCY OBLIGATION 04/05/2005   04/05/2002   MATURITY                              30,000        30,000
13067#-DW-6      CA AGENCY OBLIGATION 04/05/2010   04/05/2002   MATURITY                              30,000        30,000
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      1                        2                        8                9               10           11            12
                                                                                                   Increase
                                                                                      Increase    (Decrease)     Foreign
                                                                   Book/Adjusted     (Decrease)   by Foreign    Exchange
    CUSIP                                                        Carrying Value at       by        Exchange    Gain (Loss)
Identification            Description              Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
--------------------------------------------------------------------------------------------------------------------------
                  AZ AGENCY OBLIGATION
04062@-HA-6         362E 12/27/2005                   57,839           84,718           6,922
                 AZ AGENCY OBLIGATION
04062@-HB-4         365L 06/07/2008                    8,337           12,087             413
                 AZ AGENCY OBLIGATION
04062@-HG-3         341H 04/15/2008                   32,509           47,555           1,070
                 AZ AGENCY OBLIGATION
04062@-HN-8         348N 06/29/2010                   31,322           45,016           1,672
                 AVALONBAY COMMUNITIES
05348E-AE-9         6.625 09/15/2011                 148,724          148,757              77
126408-BJ-1      CSX CORP 7.250 05/01/2004           375,025          375,025          (2,346)
126408-BR-3      CSX CORP 6.250 10/15/2008            73,977           74,023              66
13067#-AC-3      CA AGENCY OBLIGATION 83J
                    04/06/2004                       118,763          230,134           5,866
                 CA AGENCY OBLIGATION 82I
13067#-AE-9         12/23/2008                        30,096           58,304           5,679
                 CA AGENCY OBLIGATION 73A
13067#-AG-4         12/15/2009                        23,435           45,652           4,349
                 CA AGENCY OBLIGATION 81J
13067#-AH-2         04/05/2010                        99,660          193,118           4,870
                 CA AGENCY OBLIGATION 78L
13067#-AJ-8         05/04/2010                        24,848           48,397           1,197
                 CA AGENCY OBLIGATION 75A
13067#-AK-5         03/05/2009                       279,271          546,652           9,348
13067#-AM-1      CA AGENCY OBLIGATION 06/20/2006      64,118          123,107           5,643
13067#-AN-9      CA AGENCY OBLIGATION 02/20/2009      58,889          113,023           1,477
13067#-AR-0      CA AGENCY OBLIGATION 03/20/2007      44,158           84,709           1,791
13067#-AS-8      CA AGENCY OBLIGATION 09/20/2005      24,306           46,680           3,320
13067#-AX-7      CA AGENCY OBLIGATION 02/05/2005      12,974           24,776             224
13067#-AY-5      CA AGENCY OBLIGATION 05/20/2008      25,304           48,192           1,808
13067#-BA-6      CA AGENCY OBLIGATION 12/05/2007      52,524           99,760           9,240
13067#-BR-9      CA AGENCY OBLIGATION 02/20/2005      13,110           24,677             323
13067#-BT-5      CA AGENCY OBLIGATION 08/05/2007      25,359           47,244           2,756
13067#-BU-2      CA AGENCY OBLIGATION 11/20/2002      14,072           25,665           2,187
13067#-BV-0      CA AGENCY OBLIGATION 11/20/2002       5,757           10,499             895
13067#-BW-8      CA AGENCY OBLIGATION 11/20/2007      52,940           91,796           7,204
                 CA AGENCY OBLIGATION 138L
13067#-BY-4         03/05/2007                        35,592           61,080             920
                 CA AGENCY OBLIGATION  135N
13067#-BZ-1         01/20/2009                        27,441           49,752             248
13067#-DU-0      CA AGENCY OBLIGATION 09/20/2009      13,742           23,480           1,520
13067#-DV-8      CA AGENCY OBLIGATION 04/05/2005      17,261           29,340             660
13067#-DW-6      CA AGENCY OBLIGATION 04/05/2010      17,210           29,336             664
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
      1                        2                        13            14            15            16
                                                                                Interest on   Dividends on
                                                   Realised Gain   Total Gain      Bonds         Stocks
    CUSIP                                            (Loss) on     (Loss) on      Received      Received
Identification            Description                 Disposal      Disposal    During Year   During Year
----------------------------------------------------------------------------------------------------------
                 AZ AGENCY OBLIGATION
04062@-HA-6         362E 12/27/2005
                 AZ AGENCY OBLIGATION
04062@-HB-4         365L 06/07/2008
                 AZ AGENCY OBLIGATION
04062@-HG-3         341H 04/15/2008
                 AZ AGENCY OBLIGATION
04062@-HN-8         348N 06/29/2010                         9             9
                 AVALONBAY COMMUNITIES
05348E-AE-9         6.625 09/15/2011                    5,197         5,197       11,318
                 CSX CORP 7.250 05/01/2004               (324)         (324)      11,137
126408-BJ-1      CSX CORP 6.250 10/15/2008              3,518         3,518        3,164
126408-BR-3      CA AGENCY OBLIGATION 83J
13067#-AC-3         04/06/2004
                 CA AGENCY OBLIGATION 82I
13067#-AE-9         12/23/2008                             18            18
                 CA AGENCY OBLIGATION 73A
13067#-AG-4         12/15/2009
                 CA AGENCY OBLIGATION 81J
13067#-AH-2         04/05/2010
                 CA AGENCY OBLIGATION 78L
13067#-AJ-8         05/04/2010                            406           406
                 CA AGENCY OBLIGATION 75A
13067#-AK-5         03/05/2009
13067#-AM-1      CA AGENCY OBLIGATION 06/20/2006
13067#-AN-9      CA AGENCY OBLIGATION 02/20/2009
13067#-AR-0      CA AGENCY OBLIGATION 03/20/2007
13067#-AS-8      CA AGENCY OBLIGATION 09/20/2005
13067#-AX-7      CA AGENCY OBLIGATION 02/05/2005
13067#-AY-5      CA AGENCY OBLIGATION 05/20/2008
13067#-BA-6      CA AGENCY OBLIGATION 12/05/2007
13067#-BR-9      CA AGENCY OBLIGATION 02/20/2005
13067#-BT-5      CA AGENCY OBLIGATION 08/05/2007
13067#-BU-2      CA AGENCY OBLIGATION 11/20/2002
13067#-BV-0      CA AGENCY OBLIGATION 11/20/2002
13067#-BW-8      CA AGENCY OBLIGATION 11/20/2007
                 CA AGENCY OBLIGATION 138L
13067#-BY-4         03/05/2007
                 CA AGENCY OBLIGATION  135N
13067#-BZ-1         01/20/2009
13067#-DU-0      CA AGENCY OBLIGATION 09/20/2009
13067#-DV-8      CA AGENCY OBLIGATION 04/05/2005
13067#-DW-6      CA AGENCY OBLIGATION 04/05/2010
----------------------------------------------------------------------------------------------------------

                                      E12.5

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1                                2                          3                  4                      5             6
                                                                                                        Number of
    CUSIP                                                      Disposal                                 Shares of
Identification                   Description                     Date          Name of Purchaser          Stock     Consideration
---------------------------------------------------------------------------------------------------------------------------------
13067#-DX-4      CA AGENCY OBLIGATION 1470 04/05/2010         04/05/2002   MATURITY                                      59,941
13067#-EA-3      CA AGENCY OBLIGATION 05/20/2005              05/31/2002   MATURITY                                      20,000
13067#-EB-1      CA AGENCY OBLIGATION 05/05/2006              05/31/2002   MATURITY                                      11,111
13067#-EC-9      CA AGENCY OBLIGATION 05/05/2006              05/31/2002   MATURITY                                      11,111
13067#-EE-5      CA AGENCY OBLIGATION 03/05/2011              03/05/2002   MATURITY                                      11,500
13067#-EF-2      CA AGENCY OBLIGATION 03/05/2011              03/05/2002   MATURITY                                     149,400
13067#-EM-7      CA AGENCY OBLIGATION 05/05/2009              05/31/2002   MATURITY                                      23,427
13067#-EQ-8      CA AGENCY OBLIGATION 06/20/2002              06/20/2002   MATURITY                                      50,000
13067#-ER-6      CA AGENCY OBLIGATION 02/05/2007              02/05/2002   MATURITY                                      25,000
13067#-EY-1      CA AGENCY OBLIGATION 04/05/2006              04/05/2002   MATURITY                                      29,971
13067#-EZ-8      CA AGENCY OBLIGATION 02/20/2008              02/20/2002   MATURITY                                      25,000
13067#-FF-1      CA AGENCY OBLIGATION 04/05/2007              04/05/2002   MATURITY                                      19,161
13067#-FJ-3      CA AGENCY OBLIGATION 04/05/2007              04/05/2002   MATURITY                                      19,161
13067#-FL-8      CA AGENCY OBLIGATION 07/20/2007              07/22/2002   MATURITY                                      50,000
13067#-KP-3      CA AGENCY OBLIGATION 05/05/2006              05/31/2002   MATURITY                                      11,111
13067#-KT-5      CA AGENCY OBLIGATION 04/05/2004              04/05/2002   MATURITY                                      29,971
13067#-KU-2      CA AGENCY OBLIGATION 09/05/2007              09/05/2002   MATURITY                                      24,771
13067#-MR-7      CA AGENCY OBLIGATION 04/05/2010              04/05/2002   MATURITY                                      32,400
13067#-RC-5      CA AGENCY OBLIGATION 05/05/2003              05/31/2002   MATURITY                                      50,000
13067#-RD-3      CA AGENCY OBLIGATION 04/05/2006              04/05/2002   MATURITY                                      29,971
14040K-BC-1      CAPITAL ONE MASTER TR 200 7.100 04/15/2006   07/18/2002   BARCLAYS CAPITAL INC                       1,952,176
14040P-AP-2      CAPITAL ONE MASTER TR 200 3.850 08/15/2007   07/17/2002   CHASE MANHATTAN                              809,969
161505-BQ-4      CHASE COMMERCIAL MTG SECS 6.600 12/01/2029   01/29/2002   VARIOUS                                      615,516
161581-BW-2      CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004   12/15/2002   MBS PAYDOWN                                  187,688
191219-BJ-2      COCA COLA ENTERPRISES INC 6.125 08/15/2011   06/13/2002   CREDIT SUISSE FIRST BOSTON                   206,168
19676#-AB-5      CO AGENCY OBLIGATION 01/10/2015              01/10/2002   MATURITY                                      55,919
19676#-AG-4      CO AGENCY OBLIGATION 03/05/2005              03/05/2002   MATURITY                                      58,873
19676#-BA-6      CO AGENCY OBLIGATION 09/29/2004              09/30/2002   MATURITY                                      34,074
20825U-AA-2      CONOCO FDG CO 5.450 10/15/2006               08/23/2002   GOLDMAN SACHS                                209,478
21146@-AA-7      ANNUITY 12/04/2005                           12/04/2002   MATURITY                                      85,200

------------------------------------------------------------------------------------------------------------------------------------
      1                                2                           7           8                9                 10          11
                                                                                                                          Increase
                                                                                                              Increase    (Decrease)
                                                                                           Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                               Carrying Value at        by        Exchange
Identification                   Description                  Par Value   Actual Cost      Disposal Date     Adjustment   Adjustment
------------------------------------------------------------------------------------------------------------------------------------
13067#-DX-4      CA AGENCY OBLIGATION 1470 04/05/2010            59,941       34,352           58,604          1,337
13067#-EA-3      CA AGENCY OBLIGATION 05/20/2005                 20,000       11,421           19,338            662
13067#-EB-1      CA AGENCY OBLIGATION 05/05/2006                 11,111        6,385           10,783            328
13067#-EC-9      CA AGENCY OBLIGATION 05/05/2006                 11,111        6,376           10,784            327
13067#-EE-5      CA AGENCY OBLIGATION 03/05/2011                 11,500        7,191           11,349            151
13067#-EF-2      CA AGENCY OBLIGATION 03/05/2011                149,400       93,812          147,441          1,959
13067#-EM-7      CA AGENCY OBLIGATION 05/05/2009                 23,427       14,527           22,835            592
13067#-EQ-8      CA AGENCY OBLIGATION 06/20/2002                 50,000       31,781           48,361          1,639
13067#-ER-6      CA AGENCY OBLIGATION 02/05/2007                 25,000       16,312           24,833            167
13067#-EY-1      CA AGENCY OBLIGATION 04/05/2006                 29,971       19,450           29,428            543
13067#-EZ-8      CA AGENCY OBLIGATION 02/20/2008                 25,000       14,115           24,678            322
13067#-FF-1      CA AGENCY OBLIGATION 04/05/2007                 19,161       12,041           18,781            381
13067#-FJ-3      CA AGENCY OBLIGATION 04/05/2007                 19,161       12,041           18,781            381
13067#-FL-8      CA AGENCY OBLIGATION 07/20/2007                 50,000       31,011           47,954          2,046
13067#-KP-3      CA AGENCY OBLIGATION 05/05/2006                 11,111        7,126           10,819            138
13067#-KT-5      CA AGENCY OBLIGATION 04/05/2004                 29,971       19,352           29,368            602
13067#-KU-2      CA AGENCY OBLIGATION 09/05/2007                 24,771       15,452           23,497          1,275
13067#-MR-7      CA AGENCY OBLIGATION 04/05/2010                 32,400       21,840           31,786            614
13067#-RC-5      CA AGENCY OBLIGATION 05/05/2003                 50,000       34,083           48,749          1,251
13067#-RD-3      CA AGENCY OBLIGATION 04/05/2006                 29,971       20,289           29,387            584
14040K-BC-1      CAPITAL ONE MASTER TR 200 7.100 04/15/2006   1,900,000    1,997,441        1,981,579            513
14040P-AP-2      CAPITAL ONE MASTER TR 200 3.850 08/15/2007     800,000      797,827          797,893            213
161505-BQ-4      CHASE COMMERCIAL MTG SECS 6.600 12/01/2029     600,000      602,344          602,310             25
161581-BW-2      CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004     187,688      187,988          187,988           (130)
191219-BJ-2      COCA COLA ENTERPRISES INC 6.125 08/15/2011     200,000      199,366          199,384             17
19676#-AB-5      CO AGENCY OBLIGATION 01/10/2015                 55,919       35,526           55,805            114
19676#-AG-4      CO AGENCY OBLIGATION 03/05/2005                 58,873       37,386           58,035            838
19676#-BA-6      CO AGENCY OBLIGATION 09/29/2004                 34,074       21,156           32,085          1,989
20825U-AA-2      CONOCO FDG CO 5.450 10/15/2006                 200,000      199,712          199,728             37
21146@-AA-7      ANNUITY 12/04/2005                              85,200       61,688           74,872          1,248

-----------------------------------------------------------------------------------------------------------------------------------
      1                                2                           12             13            14           15             16
                                                                Foreign                                  Interest on   Dividends on
                                                               Exchange     Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                                     Gain (Loss)     (Loss) on     (Loss) on      Received      Received
Identification                   Description                  on Disposal      Disposal      Disposal    During Year   During Year
-----------------------------------------------------------------------------------------------------------------------------------
13067#-DX-4      CA AGENCY OBLIGATION 1470 04/05/2010
13067#-EA-3      CA AGENCY OBLIGATION 05/20/2005
13067#-EB-1      CA AGENCY OBLIGATION 05/05/2006
13067#-EC-9      CA AGENCY OBLIGATION 05/05/2006
13067#-EE-5      CA AGENCY OBLIGATION 03/05/2011
13067#-EF-2      CA AGENCY OBLIGATION 03/05/2011
13067#-EM-7      CA AGENCY OBLIGATION 05/05/2009
13067#-EQ-8      CA AGENCY OBLIGATION 06/20/2002
13067#-ER-6      CA AGENCY OBLIGATION 02/05/2007
13067#-EY-1      CA AGENCY OBLIGATION 04/05/2006
13067#-EZ-8      CA AGENCY OBLIGATION 02/20/2008
13067#-FF-1      CA AGENCY OBLIGATION 04/05/2007
13067#-FJ-3      CA AGENCY OBLIGATION 04/05/2007
13067#-FL-8      CA AGENCY OBLIGATION 07/20/2007
13067#-KP-3      CA AGENCY OBLIGATION 05/05/2006                                   153           153
13067#-KT-5      CA AGENCY OBLIGATION 04/05/2004
13067#-KU-2      CA AGENCY OBLIGATION 09/05/2007
13067#-MR-7      CA AGENCY OBLIGATION 04/05/2010
13067#-RC-5      CA AGENCY OBLIGATION 05/05/2003
13067#-RD-3      CA AGENCY OBLIGATION 04/05/2006
14040K-BC-1      CAPITAL ONE MASTER TR 200 7.100 04/15/2006                    (29,916)      (29,916)      81,689
14040P-AP-2      CAPITAL ONE MASTER TR 200 3.850 08/15/2007                     11,862        11,862       18,566
161505-BQ-4      CHASE COMMERCIAL MTG SECS 6.600 12/01/2029                     13,180        13,180        5,170
161581-BW-2      CHASE MAN AUTO OWNER TR 2 2.440 06/15/2004                                                 1,134
191219-BJ-2      COCA COLA ENTERPRISES INC 6.125 08/15/2011                      6,768         6,768       10,310
19676#-AB-5      CO AGENCY OBLIGATION 01/10/2015
19676#-AG-4      CO AGENCY OBLIGATION 03/05/2005
19676#-BA-6      CO AGENCY OBLIGATION 09/29/2004
20825U-AA-2      CONOCO FDG CO 5.450 10/15/2006                                  9,713         9,713        9,598
21146@-AA-7      ANNUITY 12/04/2005                                              9,080         9,080

                                      E12.6

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

-------------------------------------------------------------------------------------------------------------------------
       1                     2                     3                 4                  5             6             7
                                                                                    Number of
     CUSIP                                      Disposal                            Shares of
Identification           Description              Date        Name of Purchaser       Stock     Consideration   Par Value
-------------------------------------------------------------------------------------------------------------------------
                 COX COMMUNICATIONS INC NE
224044-AY-3         7.750 11/01/2010           11/01/2002   VARIOUS                                 340,084       320,000
                 DLJ COMM MTG 1999-CG1
23322B-EF-1         6.080 03/01/2032           12/01/2002   MBS PAYDOWN                              62,748        62,748
                 DAIMLER BENZ VEHICLE TR 2
23383V-AC-4         7.230 01/06/2005           11/14/2002   VARIOUS                               2,840,795     2,750,000
                 DC AGENCY OBLIGATION
25477#-AE-7         04/15/2002                 04/15/2002   MATURITY                                 50,000        50,000
                 FLEETBOSTON FINL CORP
339030-AB-4         7.250 09/15/2005           08/28/2002   VARIOUS                                 540,728       500,000
                 FORD CREDIT AUTO TR 2000-
34527R-DJ-9         7.190 03/15/2004           10/10/2002   MORGAN STANLEY                        2,158,898     2,100,000
                 FORD CREDIT AUTO TR 2000-
34527R-DZ-3         7.260 07/15/2004           01/10/2002   DEUTSCHE BANK CAPITAL                 2,753,055     2,600,000
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0         4.010 03/15/2006           04/23/2002   DEUTSCHE BANK CAPITAL                   149,871       150,000
                 FORD MTR CO DEL 7.450
345370-CA-6         07/16/2031                 10/04/2002   HBSC SECURITIES                           4,026         5,000
                 GENERAL ELEC CAP CORP MTN
36962G-XZ-2         6.750 03/15/2032           07/11/2002   DEUTSCHE BANK CAPITAL                   673,461       675,000
                 GENERAL MTRS ACCEP CORP
370425-RZ-5         8.000 11/01/2031           10/23/2002   GOLDMAN SACHS                           101,144       115,000
                 HOUSEHOLD FIN CORP
441812-JW-5         6.375 10/15/2011           11/13/2002   MORGAN STANLEY                           30,283        35,000
                 HOUSEHOLD FIN CORP
441812-JY-1         7.000 05/15/2012           11/13/2002   MORGAN STANLEY                          218,073       235,000
                 INTL PAPER CO
460146-BN-2         6.750 09/01/2011           03/06/2002   MORGAN STANLEY                          101,349       100,000
                 KELLOGG CO
487836-AT-5         7.450 04/01/2031           07/09/2002   ALEX BROWN                              220,024       200,000
                 KROGER CO
501044-CA-7         6.800 04/01/2011           06/19/2002   MORGAN STANLEY                          947,925       900,000
                 LB COMMERCIAL MTG TR 2001
52108H-FK-5         6.058 06/01/2020           05/10/2002   VARIOUS                                 253,066       247,233
                 LA AGENCY OBLIGATION
54641@-AA-8         02/15/2011                 02/15/2002   MATURITY                                108,000       108,000
                 LA AGENCY OBLIGATION
54641@-AB-6         02/15/2011                 02/15/2002   MATURITY                                 57,000        57,000
                 LA AGENCY OBLIGATION
54641@-AC-4         02/15/2011                 02/15/2002   MATURITY                                121,000       121,000
                 MA AGENCY OBLIGATION
57585@-AA-9         10/19/2009                 10/21/2002   MATURITY                                495,827       495,827
                 MA AGENCY OBLIGATION
57585@-AB-7         06/10/2004                 06/28/2002   MATURITY                                 11,041        11,041
                 MEADWESTVACO CORP 6.850
583334-AA-5         04/01/2012                 09/20/2002   DEUTSCHE BANK CAPITAL                   146,198       135,000
                 MORGAN STANLEY CAP I 2001
61746W-ES-5         6.400 02/01/2031           12/01/2002   MBS PAYDOWN                              10,930        10,930
                 MORGAN STANLEY CAP 2001 - I
61746W-JG-6         4.570 12/01/2032           02/01/2002   MBS PAYDOWN                               2,568         2,568
                 NJ AGENCY OBLIGATION
64605*-EF-8         11/25/2005                 11/25/2002   MATURITY                                 13,125        13,125
                 NJ AGENCY OBLIGATION
64605*-FT-7         02/10/2014                 02/11/2002   MATURITY                                 10,000        10,000
                 NJ AGENCY OBLIGATION
64605*-GT-6         02/22/2002                 02/22/2002   MATURITY                                 50,000        50,000
                 NJ AGENCY OBLIGATION
64605*-GV-1         04/18/2015                 07/18/2002   MATURITY                                 39,000        39,000
                 NJ AGENCY OBLIGATION
64605*-HA-6         04/24/2003                 04/24/2002   MATURITY                                 34,000        34,000

----------------------------------------------------------------------------------------------------------------------
       1                     2                     8                 9               10           11           12
                                                                                               Increase
                                                                                  Increase    (Decrease)     Foreign
                                                               Book/Adjusted     (Decrease)   by Foreign    Exchange
     CUSIP                                                   Carrying Value at       by        Exchange    Gain (Loss)
Identification           Description           Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
----------------------------------------------------------------------------------------------------------------------
                 COX COMMUNICATIONS INC NE
224044-AY-3         7.750 11/01/2010              344,061         343,438          (1,659)
                 DLJ COMM MTG 1999-CG1
23322B-EF-1         6.080 03/01/2032               64,993          64,993             (83)
                 DAIMLER BENZ VEHICLE TR 2
23383V-AC-4         7.230 01/06/2005            2,916,719       2,902,690         (38,706)
                 DC AGENCY OBLIGATION
25477#-AE-7         04/15/2002                     33,576          48,944           1,056
                 FLEETBOSTON FINL CORP
339030-AB-4         7.250 09/15/2005              531,150         528,668          (4,634)
                 FORD CREDIT AUTO TR 2000-
34527R-DJ-9         7.190 03/15/2004            2,230,594       2,218,113         (36,048)
                 FORD CREDIT AUTO TR 2000-
34527R-DZ-3         7.260 07/15/2004            2,779,867       2,764,087           6,525
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0         4.010 03/15/2006              149,999         149,999               1
                 FORD MTR CO DEL 7.450
345370-CA-6         07/16/2031                      4,193           4,193               1
                 GENERAL ELEC CAP CORP MTN
36962G-XZ-2         6.750 03/15/2032              666,974         666,974              34
                 GENERAL MTRS ACCEP CORP
370425-RZ-5         8.000 11/01/2031              115,705         115,705
                 HOUSEHOLD FIN CORP
441812-JW-5         6.375 10/15/2011               32,075          32,075              78
                 HOUSEHOLD FIN CORP
441812-JY-1         7.000 05/15/2012              235,454         235,454
                 INTL PAPER CO
460146-BN-2         6.750 09/01/2011              100,000         100,000
                 KELLOGG CO
487836-AT-5         7.450 04/01/2031              208,432         208,401             (16)
                 KROGER CO
501044-CA-7         6.800 04/01/2011              914,121         913,703            (430)
                 LB COMMERCIAL MTG TR 2001
52108H-FK-5         6.058 06/01/2020              250,791         250,774             (70)
                 LA AGENCY OBLIGATION
54641@-AA-8         02/15/2011                     68,112         107,024             976
                 LA AGENCY OBLIGATION
54641@-AB-6         02/15/2011                     37,669          56,426             574
                 LA AGENCY OBLIGATION
54641@-AC-4         02/15/2011                     79,965         119,781           1,219
                 MA AGENCY OBLIGATION
57585@-AA-9         10/19/2009                    231,222         459,807          36,020
                 MA AGENCY OBLIGATION
57585@-AB-7         06/10/2004                      6,866          10,673             367
                 MEADWESTVACO CORP
583334-AA-5         6.850 04/01/2012              134,106         134,106              31
                 MORGAN STANLEY CAP I 2001
61746W-ES-5         6.400 02/01/2031               11,367          11,367             (13)
                 MORGAN STANLEY CAP 2001 - I
61746W-JG-6         4.570 12/01/2032                2,595           2,594             (26)
                 NJ AGENCY OBLIGATION
64605*-EF-8         11/25/2005                      7,993          12,281             844
                 NJ AGENCY OBLIGATION
64605*-FT-7         02/10/2014                      6,447           9,920              80
                 NJ AGENCY OBLIGATION
64605*-GT-6         02/22/2002                     31,877          49,430             570
                 NJ AGENCY OBLIGATION
64605*-GV-1         04/18/2015                     20,675          24,809             264
                 NJ AGENCY OBLIGATION
64605*-HA-6         04/24/2003                     21,925          33,188             812

------------------------------------------------------------------------------------------------------
       1                     2                      13             14            15           16
                                                                            Interest on   Dividends on
                                               Realized Gain   Total Gain     Bonds          Stocks
     CUSIP                                       (Loss) on     (Loss) on     Received       Received
Identification           Description             Disposal       Disposal    During Year   During Year
------------------------------------------------------------------------------------------------------
                 COX COMMUNICATIONS INC NE
224044-AY-3         7.750 11/01/2010               (1,696)       (1,696)       24,972
                 DLJ COMM MTG 1999-CG1
23322B-EF-1         6.080 03/01/2032                                            1,264
                 DAIMLER BENZ VEHICLE TR 2
23383V-AC-4         7.230 01/06/2005              (23,188)      (23,188)      189,429
                 DC AGENCY OBLIGATION
25477#-AE-7         04/15/2002
                 FLEETBOSTON FINL CORP
339030-AB-4         7.250 09/15/2005               16,693        16,693        34,266
                 FORD CREDIT AUTO TR 2000-
34527R-DJ-9         7.190 03/15/2004              (23,167)      (23,167)      126,244
                 FORD CREDIT AUTO TR 2000-
34527R-DZ-3         7.260 07/15/2004              (17,557)      (17,557)       15,730
                 FORD CREDIT AUTO TR 2001-
34527R-GQ-0         4.010 03/15/2006                 (129)         (129)        2,189
                 FORD MTR CO DEL
345370-CA-6         7.450 07/16/2031                 (168)         (168)           86
                 GENERAL ELEC CAP CORP MTN
36962G-XZ-2         6.750 03/15/2032                6,453         6,453        14,681
                 GENERAL MTRS ACCEP CORP
370425-RZ-5         8.000 11/01/2031              (14,561)      (14,561)        4,523
                 HOUSEHOLD FIN CORP
441812-JW-5         6.375 10/15/2011               (1,870)       (1,870)        1,320
                 HOUSEHOLD FIN CORP
441812-JY-1         7.000 05/15/2012              (17,381)      (17,381)        5,879
                 INTL PAPER CO
460146-BN-2         6.750 09/01/2011                1,349         1,349         3,656
                 KELLOGG CO
487836-AT-5         7.450 04/01/2031               11,640        11,640        11,630
                 KROGER CO
501044-CA-7         6.800 04/01/2011               34,652        34,652        44,710
                 LB COMMERCIAL MTG TR 2001
52108H-FK-5         6.058 06/01/2020                2,361         2,361         2,613
                 LA AGENCY OBLIGATION
54641@-AA-8         02/15/2011
                 LA AGENCY OBLIGATION
54641@-AB-6         02/15/2011
                 LA AGENCY OBLIGATION
54641@-AC-4         02/15/2011
                 MA AGENCY OBLIGATION
57585@-AA-9         10/19/2009
                 MA AGENCY OBLIGATION
57585@-AB-7         06/10/2004
                 MEADWESTVACO CORP
583334-AA-5         6.850 04/01/2012               12,061        12,061         4,444
                 MORGAN STANLEY CAP I 2001
61746W-ES-5         6.400 02/01/2031                                              410
                 MORGAN STANLEY CAP 2001 - I
61746W-JG-6         4.570 12/01/2032
                 NJ AGENCY OBLIGATION
64605*-EF-8         11/25/2005
                 NJ AGENCY OBLIGATION
64605*-FT-7         02/10/2014
                 NJ AGENCY OBLIGATION
64605*-GT-6         02/22/2002
                 NJ AGENCY OBLIGATION
64605*-GV-1         04/18/2015                     13,927        13,927
                 NJ AGENCY OBLIGATION
64605*-HA-6         04/24/2003

                                      E12.7

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

------------------------------------------------------------------------------------------------------------------------
      1                      2                    3                  4                 5            6             7
                                                                                   Number of
    CUSIP                                      Disposal                            Shares of
Identification          Description              Date        Name of Purchaser       Stock     Consideration   Par Value
------------------------------------------------------------------------------------------------------------------------
                 NYS AGENCY OBLIGATION
64982@-CD-6         05/15/2014                05/31/2002   MATURITY                               214,290       214,290
                 NYS AGENCY OBLIGATION
64982@-CP-9         10/15/2005                10/15/2002   MATURITY                                71,430        71,430
                 NYS AGENCY OBLIGATION
64982@-CQ-7         05/15/2004                05/31/2002   MATURITY                                26,786        26,786
                 NYS AGENCY OBLIGATION 126T
64982@-CR-5         01/15/2015                01/15/2002   MATURITY                                20,834        20,834
                 NYS AGENCY OBLIGATION
64982@-CS-3         05/16/2007                05/31/2002   MATURITY                                32,968        32,968
                 NYS AGENCY OBLIGATION
64982@-DP-8         12/15/2003                12/16/2002   MATURITY                                21,749        21,749
                 NYS AGENCY OBLIGATION
64982@-DQ-6         06/15/2004                06/28/2002   MATURITY                                36,500        36,500
                 NYS AGENCY OBLIGATION 137Q
64982@-EA-0         01/15/2012                01/15/2002   MATURITY                                10,000        10,000
                 NYS AGENCY OBLIGATION
64982@-EE-2         07/15/2015                07/15/2002   MATURITY                                47,620        47,620
                 NYS AGENCY OBLIGATION
64982@-EJ-1         10/15/2007                10/15/2002   MATURITY                                23,810        23,810
                 NYS AGENCY OBLIGATION 218P
64982@-EZ-5         01/15/2012                01/15/2002   MATURITY                                 3,000         3,000
                 NYS AGENCY OBLIGATION
64982@-FJ-0         04/15/2015                04/15/2002   MATURITY                                28,011        28,011
                 NYS AGENCY OBLIGATION
64982@-FL-5         04/15/2015                04/15/2002   MATURITY                                28,011        28,011
                 NYS AGENCY OBLIGATION
64982@-GJ-9         06/15/2007                06/28/2002   MATURITY                                15,979        15,979
                 NYS AGENCY OBLIGATION
64982@-GN-0         08/15/2009                08/15/2002   MATURITY                                15,873        15,873
                 NYS AGENCY OBLIGATION 228J
64982@-HZ-2         12/15/2005                12/16/2002   MATURITY                                32,468        32,468
                 NYS AGENCY OBLIGATION
64982@-JK-3         05/15/2008                05/31/2002   MATURITY                                38,096        38,096
                 NYS AGENCY OBLIGATION
64982@-KM-7         07/15/2007                07/29/2002   MATURITY                                76,190        76,190
                 NYS AGENCY OBLIGATION
64982@-KQ-8         11/05/2008                11/05/2002   MATURITY                                40,820        40,820
                 NYS AGENCY OBLIGATION
64982@-KR-6         02/15/2005                02/15/2002   MATURITY                               135,090       135,090
                 NEWS AMER HLDGS INC                       CREDIT SUISSE FIRST
652478-AH-1         9.250 02/01/2013          10/23/2002      BOSTON                              191,784       175,000
                 NEWS AMER HLDGS INC                       MERRIL LYNCH PIERCE
652478-AJ-7         8.500 02/15/2005          07/11/2002      FENNER SMITH                        107,193       100,000
                 NORFOLK SOUTHERN CORP
655844-AJ-7         7.800 05/15/2027          09/12/2002   DEUTSCHE BANK CAPITAL                  178,598       150,000
                 OH AGENCY OBLIGATION
67758*-AA-1         04/01/2003                04/01/2002   MATURITY                               100,549       100,549
                 OR AGENCY OBLIGATION
68607#-AJ-9         03/07/2006                02/28/2002   MATURITY                                62,500        62,500
                 OR AGENCY OBLIGATION
68607#-AK-6         10/14/2011                10/14/2002   MATURITY                               192,300       192,300
                 OR AGENCY OBLIGATION
68607#-AN-0         12/11/2004                12/11/2002   MATURITY                               189,553       189,553
                 OR AGENCY OBLIGATION
68607#-AP-5         08/15/2014                08/15/2002   MATURITY                                 6,000         6,000
                 QWEST CAP FDG INC
74913E-AH-3         7.250 02/15/2011          02/27/2002   SALAMON BROTHERS                       248,218       275,000
                 SAFEWAY INC
786514-BA-6         7.250 02/01/2031          06/13/2002   LEHMAN BROTHERS                        157,682       150,000

---------------------------------------------------------------------------------------------------------------------
      1                      2                    8              9                  10           11            12
                                                                                              Increase
                                                                                 Increase    (Decrease)     Foreign
                                                              Book/Adjusted     (Decrease)   by Foreign     Exchange
    CUSIP                                                   Carrying Value at      by         Exchange    Gain (Loss)
Identification          Description           Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
---------------------------------------------------------------------------------------------------------------------
                 NYS AGENCY OBLIGATION
64982@-CD-6         05/15/2014                  108,012          206,813           7,477
                 NYS AGENCY OBLIGATION
64982@-CP-9         10/15/2005                   38,056           66,681           4,749
                 NYS AGENCY OBLIGATION
64982@-CQ-7         05/15/2004                   15,039           25,946             840
                 NYS AGENCY OBLIGATION 126T
64982@-CR-5         01/15/2015                   11,149           20,755              79
                 NYS AGENCY OBLIGATION
64982@-CS-3         05/16/2007                   17,101           31,809           1,159
                 NYS AGENCY OBLIGATION
64982@-DP-8         12/15/2003                   12,872           20,260           1,489
                 NYS AGENCY OBLIGATION
64982@-DQ-6         06/15/2004                   22,545           35,297           1,203
                 NYS AGENCY OBLIGATION 137Q
64982@-EA-0         01/15/2012                    5,502            9,963              37
                 NYS AGENCY OBLIGATION
64982@-EE-2         07/15/2015                   29,394           45,694           1,926
                 NYS AGENCY OBLIGATION
64982@-EJ-1         10/15/2007                   14,180           22,361           1,449
                 NYS AGENCY OBLIGATION 218P
64982@-FZ-5         01/15/2012                    1,929            2,991               9
                 NYS AGENCY OBLIGATION
64982@-FJ-0         04/15/2015                   17,647           27,417             594
                 NYS AGENCY OBLIGATION
64982@-FL-5         04/15/2015                   17,666           27,417             594
                 NYS AGENCY OBLIGATION
64982@-GJ-9         06/15/2007                   10,154           15,412             567
                 NYS AGENCY OBLIGATION
64982@-GN-0         08/15/2009                    9,993           15,116             757
                 NYS AGENCY OBLIGATION 228J
64982@-HZ-2         12/15/2005                   19,358           30,141           2,327
                 NYS AGENCY OBLIGATION
64982@-JK-3         05/15/2008                   25,414           37,044           1,052
                 NYS AGENCY OBLIGATION
64982@-KM-7         07/15/2007                   50,598           73,117           3,073
                 NYS AGENCY OBLIGATION
64982@-KQ-8         11/05/2008                   21,812           37,922           2,898
                 NYS AGENCY OBLIGATION
64982@-KR-6         02/15/2005                   94,163          133,891           1,199
                 NEWS AMER HLDGS INC
652478-AH-1         9.250 02/01/2013            202,876          202,218          (1,374)
                 NEWS AMER HLDGS INC
652478-AJ-7         8.500 02/15/2005            106,966          106,254            (999)
                 NORFOLK SOUTHERN CORP
655844-AJ-7         7.800 05/15/2027            159,099          159,050             (61)
                 OH AGENCY OBLIGATION
67758*-AA-1         04/01/2003                   54,078           98,229           2,320
                 OR AGENCY OBLIGATION
68607#-AJ-9         03/07/2006                   40,319           61,694             699
                 OR AGENCY OBLIGATION
68607#-AK-6         10/14/2011                  116,117          181,393          10,907
                 OR AGENCY OBLIGATION
68607#-AN-0         12/11/2004                  108,843          175,278          14,275
                 OR AGENCY OBLIGATION
68607#-AP-5         08/15/2014                    3,703            5,724             276
                 QWEST CAP FDG INC
74913E-AH-3         7.250 02/15/2011            277,019          276,962              46
                 SAFEWAY INC
786514-BA-6         7.250 02/01/2031            155,727          155,707             (12)

-----------------------------------------------------------------------------------------------------
      1                      2                      13            14           15             16
                                                                           Interest on   Dividends on
                                              Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                       (Loss) on     (Loss) on     Received       Received
Identification          Description              Disposal      Disposal    During Year    During Year
-----------------------------------------------------------------------------------------------------
                 NYS AGENCY OBLIGATION
64982@-CD-6         05/15/2014
                 NYS AGENCY OBLIGATION
64982@-CP-9         10/15/2005
                 NYS AGENCY OBLIGATION
64982@-CQ-7         05/15/2004
                 NYS AGENCY OBLIGATION 126T
64982@-CR-5         01/15/2015
                 NYS AGENCY OBLIGATION
64982@-CS-3         05/16/2007
                 NYS AGENCY OBLIGATION
64982@-DP-8         12/15/2003
                 NYS AGENCY OBLIGATION
64982@-DQ-6         06/15/2004
                 NYS AGENCY OBLIGATION 137Q
64982@-EA-0         01/15/2012
                 NYS AGENCY OBLIGATION
64982@-EE-2         07/15/2015
                 NYS AGENCY OBLIGATION
64982@-EJ-1         10/15/2007
                 NYS AGENCY OBLIGATION 218P
64982@-EZ-5         01/15/2012
                 NYS AGENCY OBLIGATION
64982@-FJ-0         04/15/2015
                 NYS AGENCY OBLIGATION
64982@-FL-5         04/15/2015
                 NYS AGENCY OBLIGATION
64982@-GJ-9         06/15/2007
                 NYS AGENCY OBLIGATION
64982@-GN-0         08/15/2009
                 NYS AGENCY OBLIGATION 228J
64982@-HZ-2         12/15/2005
                 NYS AGENCY OBLIGATION
64982@-JK-3         05/15/2008
                 NYS AGENCY OBLIGATION
64982@-KM-7         07/15/2007
                 NYS AGENCY OBLIGATION
64982@-KQ-8         11/05/2008
                 NYS AGENCY OBLIGATION
64982@-KR-6         02/15/2005
                 NEWS AMER HLDGS INC
652478-AH-1         9.250 02/01/2013              (9,060)       (9,060)       20,099
                 NEWS AMER HLDGS INC
652478-AJ-7         8.500 02/15/2005               1,937         1,937         7,815
                 NORFOLK SOUTHERN CORP
655844-AJ-7         7.800 05/15/2027              19,608        19,608         9,815
                 OH AGENCY OBLIGATION
67758*-AA-1         04/01/2003
                 OR AGENCY OBLIGATION
68607#-AJ-9         03/07/2006                       107           107
                 OR AGENCY OBLIGATION
68607#-AK-6         10/14/2011
                 OR AGENCY OBLIGATION
68607#-AN-0         12/11/2004
                 OR AGENCY OBLIGATION
68607#-AP-5         08/15/2014
                 QWEST CAP FDG INC
74913E-AH-3         7.250 02/15/2011             (28,790)      (28,790)       11,021
                 SAFEWAY INC
786514-BA-6         7.250 02/01/2031               1,987         1,987         9,576

                                      E12.8

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

--------------------------------------------------------------------------------------------------------------------
      1                      2                  3                 4                5             6             7
                                                                               Number of
    CUSIP                                    Disposal                          Shares of
Identification          Description            Date        Name of Purchaser     Stock     Consideration   Par Value
--------------------------------------------------------------------------------------------------------------------
                 SAFEWAY INC
786514-BB-4         6.150 03/01/2006        06/13/2002   BA SECURITIES INC                     520,610       500,000
                 SMAR 97-6 A
81375B-AM-4         7.710 09/15/2025        12/15/2002   VARIOUS                                16,864        16,864
                 SMAR 1997-2 144A
81376@-AE-4         8.240 03/15/2006        07/16/2002   MBS PAYDOWN                             5,414         5,414
                 SPRINT CAP CORP
852060-AC-6         6.125 11/15/2008        04/19/2002   VARIOUS                               180,424       200,000
                 SPRINT CAP CORP
852060-AL-6         6.000 01/15/2007        04/10/2002   VARIOUS                               381,420       400,000
                 TRW INC
872649-BF-4         6.625 06/01/2004        04/02/2002   VARIOUS                               253,335       250,000
                 TRW INC
872649-BG-2         7.125 06/01/2009        02/22/2002   UBS WARBURG LLC                       553,113       550,000
                 TRW INC
872649-BL-1         7.625 03/15/2006        02/22/2002   CHASE MANHATTAN                        52,647        50,000
                 TENET HEALTHCARE CORP                   CREDIT SUISSE FIRST
88033G-AR-1         5.375 11/15/2006        06/06/2002      BOSTON                             424,567       425,000
                 TX AGENCY OBLIGATION
88275@-AA-9         05/15/2002              05/15/2002   MATURITY                              173,571       173,571
                 TX AGENCY OBLIGATION
88275@-AC-5         03/16/2013              03/18/2002   MATURITY                              404,460       404,460
                 TRI-STATE AGENCY
                    OBLIGATION 335N
89567#-BF-0         10/18/2014              10/18/2002   MATURITY                                6,500         6,500
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-AE-8         03/13/2006              03/13/2002   MATURITY                               18,650        18,650
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-AW-8         04/14/2009              04/12/2002   MATURITY                               30,000        30,000
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BA-5         08/26/2008              08/26/2002   MATURITY                               12,125        12,125
                 TRI-STATE AGENCY
                    OBLIGATION 304N
89567*-BF-4         10/18/2014              10/18/2002   MATURITY                                6,500         6,500
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BQ-0         03/13/2006              03/13/2002   MATURITY                               18,650        18,650
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BX-5         07/29/2007              07/29/2002   MATURITY                               51,000        51,000
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BY-3         09/09/2007              09/09/2002   MATURITY                              262,000       262,000
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BZ-0         04/14/2009              04/12/2002   MATURITY                               15,000        15,000
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-CA-4         08/05/2011              08/05/2002   MATURITY                              112,500       112,500
                 TYCO INTL GROUP S A
902118-AC-2         7.000 06/15/2028        05/08/2002   GOLDMAN SACHS                         310,000       400,000
                 US BK NATL ASSN MINN SUB
90333W-AA-6         6.375 08/01/2011        06/13/2002   LEHMAN BROTHERS                       807,542       775,000
                 VERIZON NEW ENG INC                     MERRIL LYNCH PIERCE
92344R-AA-0         6.500 09/15/2011        07/12/2002      FENNER SMITH                       344,988       350,000
                 VA AGENCY OBLIGATION
92812@-AA-1         02/05/2011              02/05/2002   MATURITY                            1,352,000     1,352,000
                 WESTVACO CORP                           SBC WARBURG DILLON
961548-AY-0         7.950 02/15/2031        10/29/2002      REED                               163,487       150,000
                 WORLDCOM INC GA NEW
98157D-AC-0         8.000 05/15/2006        05/02/2002   VARIOUS                               165,800       325,000
                 WORLDCOM INC GA NEW
98157D-AJ-5         7.500 05/15/2011        05/02/2002   GOLDMAN SACHS                          93,000       200,000
                 WORLDCOM INC GA NEW
98157D-AK-2         8.250 05/15/2031        05/03/2002   VARIOUS                                61,975       150,000
                 CO AGENCY OBLIGATION
99B000-26-5         02/21/2015              02/21/2002   MATURITY                              395,470       395,470

-------------------------------------------------------------------------------------------------------------------
      1                      2                  8                9                10           11            12
                                                                                            Increase
                                                                               Increase    (Decrease)     Foreign
                                                            Book/Adjusted     (Decrease)   by Foreign     Exchange
    CUSIP                                                 Carrying Value at      by         Exchange    Gain (Loss)
Identification          Description         Actual Cost     Disposal Date     Adjustment   Adjustment   on Disposal
-------------------------------------------------------------------------------------------------------------------
                 SAFEWAY INC
786514-BB-4         6.150 03/01/2006          508,885           508,185           (793)
                 SMAR 97-6 A
81375B-AM-4         7.710 09/15/2025           16,864
                 SMAR 1997-2 144A
81376@-AE-4         8.240 03/15/2006            5,414
                 SPRINT CAP CORP
852060-AC-6         6.125 11/15/2008          193,422           193,422            280
                 SPRINT CAP CORP
852060-AL-6         6.000 01/15/2007          398,056           398,105             60
                 TRW INC
872649-BF-4         6.625 06/01/2004          256,655           255,789           (622)
                 TRW INC
872649-BG-2         7.125 06/01/2009          562,496           562,099           (138)
                 TRW INC
872649-BL-1         7.625 03/15/2006           51,741            51,591            (49)
                 TENET HEALTHCARE CORP
88033G-AR-1         5.375 11/15/2006          422,998           423,063            156
                 TX AGENCY OBLIGATION
88275@-AA-9         05/15/2002                 86,487           167,517          6,055
                 TX AGENCY OBLIGATION
88275@-AC-5         03/16/2013                222,298           396,567          7,893
                 TRI-STATE AGENCY
                    OBLIGATION 335N
89567#-BF-0         10/18/2014                  4,163             6,112            388
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-AE-8         03/13/2006                 11,708            18,356            294
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-AW-8         04/14/2009                 19,164            29,324            663
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BA-5         08/26/2008                  7,376            11,490            635
                 TRI-STATE AGENCY OBLI
                    GATION  304N
89567*-BF-4         10/18/2014                  4,096             6,113            387
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BQ-0         03/13/2006                 12,617            18,379            271
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BX-5         07/29/2007                 34,718            48,966          2,034
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BY-3         09/09/2007                172,316           248,598         13,402
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BZ-0         04/14/2009                 10,077            14,664            329
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-CA-4         08/05/2011                 73,839           107,363          5,137
                 TYCO INTL GROUP S A
902118-AC-2         7.000 06/15/2028          395,870           395,885             81
                 US BK NATL ASSN MINN SUB
90333W-AA-6         6.375 08/01/2011          793,840           793,381           (626)
                 VERIZON NEW ENG INC
92344R-AA-0         6.500 09/15/2011          349,209           349,266              2
                 VA AGENCY OBLIGATION
92812@-AA-1         02/05/2011                592,293         1,338,986         13,014
                 WESTVACO CORP
961548-AY-0         7.950 02/15/2031          150,902           150,898             (7)
                 WORLDCOM INC GA NEW
98157D-AC-0         8.000 05/15/2006          349,326           347,914         (1,563)
                 WORLDCOM INC GA NEW
98157D-AJ-5         7.500 05/15/2011          195,418           195,566            147
                 WORLDCOM INC GA NEW
98157D-AK-2         8.250 05/15/2031          154,082           154,070             10
                 CO AGENCY OBLIGATION
99B000-26-5         02/21/2015                363,030           391,041          4,429

---------------------------------------------------------------------------------------------------
      1                      2                    13            14            15            16
                                                                         Interest on   Dividends on
                                            Realized Gain   Total Gain      Bonds         Stocks
    CUSIP                                     (Loss) on     (Loss) on     Received       Received
Identification          Description            Disposal      Disposal    During Year    During Year
---------------------------------------------------------------------------------------------------
                 SAFEWAY INC
786514-BB-4         6.150 03/01/2006            13,218        13,218        24,515
                 SMAR 97-6 A
81375B-AM-4         7.710 09/15/2025            16,864        16,864           368
                 SMAR 1997-2 144A
81376@-AE-4         8.240 03/15/2006             5,414         5,414            47
                 SPRINT CAP CORP
852060-AC-6         6.125 11/15/2008           (13,278)      (13,278)        5,321
                 SPRINT CAP CORP
852060-AL-6         6.000 01/15/2007           (16,745)      (16,745)        6,867
                 TRW INC
872649-BF-4         6.625 06/01/2004            (1,832)       (1,832)        5,792
                 TRW INC
872649-BG-2         7.125 06/01/2009            (8,848)       (8,848)        9,253
                 TRW INC
872649-BL-1         7.625 03/15/2006             1,104         1,104         1,716
                 TENET HEALTHCARE CORP
88033G-AR-1         5.375 11/15/2006             1,347         1,347        13,643
                 TX AGENCY OBLIGATION
88275@-AA-9         05/15/2002
                 TX AGENCY OBLIGATION
88275@-AC-5         03/16/2013
                 TRI-STATE AGENCY
                    OBLIGATION 335N
89567#-BF-0         10/18/2014
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-AE-8         03/13/2006
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-AW-8         04/14/2009                      13            13
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BA-5         08/26/2008
                 TRI-STATE AGENCY
                    OBLIGATION 304N
89567*-BF-4         10/18/2014
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BQ-0         03/13/2006
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BX-5         07/29/2007
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BY-3         09/09/2007
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-BZ-0         04/14/2009                       6             6
                 TRI-STATE AGENCY
                    OBLIGATION
89567*-CA-4         08/05/2011
                 TYCO INTL GROUP S A
902118-AC-2         7.000 06/15/2028           (85,966)      (85,966)       11,511
                 US BK NATL ASSN MINN SUB
90333W-AA-6         6.375 08/01/2011            14,787        14,787        44,191
                 VERIZON NEW ENG INC
92344R-AA-0         6.500 09/15/2011            (4,280)       (4,280)       20,601
                 VA AGENCY OBLIGATION
92812@-AA-1         02/05/2011
                 WESTVACO CORP
961548-AY-0         7.950 02/15/2031            12,595        12,595        14,443
                 WORLDCOM INC GA NEW
98157D-AC-0         8.000 05/15/2006          (180,552)     (180,552)       12,161
                 WORLDCOM INC GA NEW
98157D-AJ-5         7.500 05/15/2011          (102,713)     (102,713)        7,167
                 WORLDCOM INC GA NEW
98157D-AK-2         8.250 05/15/2031           (92,105)      (92,105)        5,951
                 CO AGENCY OBLIGATION
99B000-26-5         02/21/2015

                                      E12.9

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                                SCHEDULE D-PART 4

 Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or Otherwise DISPOSED OF
                               During Current Year

----------------------------------------------------------------------------------------------------------------------
      1                           2                            3                4               5              6
                                                                                            Number of
    CUSIP                                                   Disposal                        Shares of
Identification               Description                      Date      Name of Purchaser     Stock      Consideration
----------------------------------------------------------------------------------------------------------------------
                 CO AGENCY OBLIGATION
99B000-27-3         07/02/2014                             07/02/2002   MATURITY                              402,780
----------------------------------------------------------------------------------------------------------------------
CANADA
----------------------------------------------------------------------------------------------------------------------
                 TELUS CORP
87971M-AB-9         7.500 06/01/2007                       06/17/2002   BEAR STEARNS & CO                     480,165
----------------------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------------------
                 STORA ENSO CORP
86210M-AA-4        7.375 05/15/2011                        03/01/2002   UBS WARBURG LLC                       239,024
----------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States                                                   34,404,142
----------------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc - Canada                                                             480,165
----------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other
                        Countries                                                                             239,024
----------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous                                                          35,123,331
----------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                                                               295,971,272
----------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                                                               112,222,551
----------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                                408,193,823
----------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4
----------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5
----------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks
----------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4
----------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5
----------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks
----------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                                                         408,193,823
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      1                            2                            7             8                9               10           11
                                                                                                                         Increase
                                                                                                            Increase    (Decrease)
                                                                                         Book/Adjusted     (Decrease)   by Foreign
    CUSIP                                                                              Carrying Value at       by        Exchange
Identification                Description                   Par Value    Actual Cost     Disposal Date     Adjustment   Adjustment
----------------------------------------------------------------------------------------------------------------------------------
                 CO AGENCY OBLIGATION
99B000-27-3         07/02/2014                                 402,780       371,425          393,959          8,821
----------------------------------------------------------------------------------------------------------------------------------
CANADA
----------------------------------------------------------------------------------------------------------------------------------
                 TELUS CORP
87971M-AB-9         7.500 06/01/2007                           500,000       518,190          517,189         (1,210)
----------------------------------------------------------------------------------------------------------------------------------
OTHERS
----------------------------------------------------------------------------------------------------------------------------------
                 STORA ENSO CORP
86210M-AA-4         7.375 05/15/2011                           225,000       235,287          234,991           (117)
----------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States    34,219,002    30,889,154       34,612,510        213,676
----------------------------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc - Canada              500,000       518,190          517,189         (1,210)
----------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other
                        Countries                              225,000       235,287          234,991           (117)
----------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous           34,944,002    31,642,631       35,364,690        212,349
----------------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                296,269,497   287,177,337      290,937,033        227,281
----------------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                107,186,184   111,109,712      111,109,712       (155,577)
----------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                 403,455,680   398,287,050      402,046,745         71,704
----------------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                             XXX
----------------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                             XXX
----------------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                              XXX
----------------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                XXX
----------------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                XXX
----------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                 XXX
----------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                   XXX
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                  XXX   398,287,050      402,046,745         71,704
----------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
      1                           2                             12             13             14            15            16
                                                             Foreign                                   Interest on   Dividends on
                                                            Exchange     Realized Gain    Total Gain      Bonds          Stocks
    CUSIP                                                  Gain (Loss)     (Loss) on      (Loss) on     Received       Received
Identification                Description                  on Disposal      Disposal       Disposal    During Year   During Year
---------------------------------------------------------------------------------------------------------------------------------
                  CO AGENCY OBLIGATION
99B000-27-3          07/02/2014
---------------------------------------------------------------------------------------------------------------------------------
CANADA
---------------------------------------------------------------------------------------------------------------------------------
                  TELUS CORP
87971M-AB-9          7.500 06/01/2007                                        (35,813)       (35,813)        20,729
---------------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------------
                  STORA ENSO CORP
86210M-AA-4          7.375 05/15/2011                                          4,150          4,150          5,116
---------------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and Misc - United States                    (419,288)      (419,288)     1,014,962        XXX
---------------------------------------------------------------------------------------------------------------------------------
   4599997 - Bonds - Industrial and Misc - Canada                            (35,813)       (35,813)        20,729        XXX
---------------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and Misc - Other
                        Countries                                              4,150          4,150          5,116        XXX
---------------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and Miscellaneous                           (450,952)      (450,952)     1,040,808        XXX
---------------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                                4,869,784      4,869,784      8,968,861        XXX
---------------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                                1,268,415      1,268,415      1,475,179        XXX
---------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                 6,138,200      6,138,200     10,444,040        XXX
---------------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                                                                         XXX
---------------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                                                                         XXX
---------------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                                                                          XXX
---------------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                                                            XXX
---------------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                                                            XXX
---------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                                                             XXX
---------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                                                               XXX
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                          6,138,200      6,138,200     10,444,040
---------------------------------------------------------------------------------------------------------------------------------

                                     E12.10

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 5

 Showing all Long -Term Bonds and Stocks ACQUIRED During Current Year and Fully
                         DISPOSED OF During Current Year

-----------------------------------------------------------------------------------------------------------------------------------
      1                           2                         3                4                  5                     6
    CUSIP                                                 Date                               Disposal
Identification               Description                Acquired       Name of Vendor          Date           Name of Purchaser
-----------------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------------------
01F060-6B-6      FNMA 30YR TBA 6.000 11/01/2032        11/08/2002   MORGAN STANLEY          11/08/2002   MORGAN STANLEY
                 FNMA TBA JUN 30 SINGLE FAMILY 6.500
01F062-66-3         12/31/2099                         04/25/2002   LEHMAN BROTHERS         04/25/2002   LEHMAN BROTHERS
01F062-68-9      FNMA 6.500 05/01/2027                 06/11/2002   MORGAN STANLEY          08/05/2002   MORGAN STANLEY
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4         09/01/2032                         09/06/2002   GOLDMAN SACHS           10/03/2002   GOLDMAN SACHS
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4         01/15/2005                         01/10/2002   GREENWICH SECURITIES    02/05/2002   GOLDMAN SACHS
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0         01/15/2006                         01/15/2002   GREENWICH SECURITIES    02/05/2002   GREENWICH SECURITIES
                 FNMA PASS-THRU LNG 30 Y 6.500
31384W-LC-2         05/01/2031                         01/08/2002   GOLDMAN SACHS           06/14/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.000
31387C-KQ-3         05/01/2031                         02/08/2002   LEHMAN BROTHERS         10/15/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7         05/01/2031                         08/22/2002   GREENWICH SECURITIES    10/11/2002   VARIOUS
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2         04/01/2017                         05/14/2002   CREDIT SUISSE           06/14/2002   VARIOUS
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0         07/01/2032                         09/12/2002   DEUTSCHE BANK CAPITAL   11/12/2002   VARIOUS
                 UNITED STATES TREAS BDS 6.625
912810-EZ-7         02/15/2027                         04/24/2002   GREENWICH SECURITIES    06/13/2002   GOLDMAN SACHS
                 UNITED STATES TREAS BDS 5.375
912810-FP-8         02/15/2031                         07/09/2002   GOLDMAN SACHS           07/17/2002   VARIOUS
                 UNITED STATES TREAS NTS 3.375
912827-2M-3         01/15/2007                         05/07/2002   BARCLAYS CAPITAL INC    09/05/2002   BARCLAYS CAPITAL INC
                 UNITED STATES TREAS NTS 6.750
912827-6D-9         05/15/2005                         04/23/2002   VARIOUS                 07/22/2002   GREENWICH SECURITIES
                 UNITED STATES TREAS NTS 5.750
912827-6J-6         08/15/2010                         02/25/2002   GREENWICH SECURITIES    04/25/2002   GOLDMAN SACHS
                 UNITED STATES TREAS NTS 4.625
912827-6X-5         05/15/2006                         10/17/2002   VARIOUS                 12/27/2002   VARIOUS
                 UNITED STATES TREAS NTS 3.000
912827-7K-2         01/31/2004                         06/19/2002   VARIOUS                 09/18/2002   VARIOUS
                 UNITED STATES TREAS NTS 3.000                                                           MERRIL LYNCH PIERCE FENNER
912827-7M-8         02/29/2004                         04/24/2002   UBS WARBURG LLC         05/07/2002      SMITH
                 UNITED STATES TREAS NTS 2.125
912828-AK-6         08/31/2004                         10/10/2002   VARIOUS                 10/22/2002   UBS WARBURG LLC
-----------------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government
-----------------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments
-----------------------------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
      UNITED STATES
      MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------------
57582N-FN-0      MASSACHUSETTS ST 5.500 08/01/2019     08/22/2002   SALOMAN BROTHERS        09/03/2002   SALOMAN BROTHERS
-----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------------
   MINNESOTA
------------------------------------------------------------------------------------------------------------------------------------
604128-4L-9      MINNESOTA ST 5.250 11/01/2017         10/22/2002   LEHMAN BROTHERS         10/30/2002   LEHMAN BROTHERS
-----------------------------------------------------------------------------------------------------------------------------------
              TOTAL MINNESOTA
-----------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States
-----------------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions
-----------------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States
-----------------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political Subdivisions
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
      1                           2                         7            8              9               10             11
                                                        Par Value
                                                       (Bonds) or                                 Book/Adjusted     Increase
                                                        Number of                                 Carrying Value   (Decrease)
    CUSIP                                                Shares                                     at Disposal        by
Identification               Description                 (Stock)    Actual Cost   Consideration        Date        Adjustment
-----------------------------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------------
01F060-6B-6      FNMA 30YR TBA 6.000 11/01/2032           165,000       169,228        169,847         169,228
                 FNMA TBA JUN 30 SINGLE FAMILY 6.500
01F062-66-3         12/31/2099                          3,500,000     3,531,445      3,531,445       3,531,445
01F062-68-9      FNMA 6.500 05/01/2027                  2,025,000     2,043,352      2,075,625       2,043,352            (1)
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4         09/01/2032                            425,000       438,016        439,980         438,016
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4         01/15/2005                          2,550,000     2,758,182      2,759,559       2,758,182
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0         01/15/2006                            500,000       517,230        514,935         517,230
                 FNMA PASS-THRU LNG 30 Y 6.500
31384W-LC-2         05/01/2031                          1,000,000     1,000,782      1,020,580       1,000,782           (58)
                 FNMA PASS-THRU LNG 30 Y 6.000
31387C-KQ-3         05/01/2031                          1,299,871     1,273,264      1,268,574       1,273,264           744
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7         05/01/2031                          1,025,000     1,055,030      1,059,456       1,055,030        (1,569)
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2         04/01/2017                          5,131,033     5,276,145      5,325,300       5,276,145        (1,004)
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0         07/01 /2032                           595,943       618,384        616,752         618,384        (1,524)
                 UNITED STATES TREAS BDS 6.625
912810-EZ-7         02/15/2027                          4,000,000     4,412,969      4,497,451       4,412,969          (833)
                 UNITED STATES TREAS BDS 5.375
912810-FP-8         02/15/2031                          4,500,000     4,419,206      4,471,368       4,419,206            13
                 UNITED STATES TREAS NTS 3.375
912827-2M-3         01/15/2007                          8,000,000     9,346,559      9,801,005       9,346,559       (94,262)
                 UNITED STATES TREAS NTS 6.750
912827-6D-9         05/15/2005                            355,000       384,299        390,641         384,299        (2,661)
                 UNITED STATES TREAS NTS 5.750
912827-6J-6         08/15/2010                          8,500,000     9,019,961      8,864,811       9,019,961        (2,118)
                 UNITED STATES TREAS NTS 4.625
912827-6X-5         05/15/2006                         13,445,000    13,640,405     13,736,659      13,640,405       (11,513)
                 UNITED STATES TREAS NTS 3.000
912827-7K-2         01/31/2004                         10,830,000    10,862,496     10,992,191      10,862,496        (4,417)
                 UNITED STATES TREAS NTS 3.000
912827-7M-8         02/29/2004                          9,250,000     9,170,576      9,248,555       9,170,576         3,621
                 UNITED STATES TREAS NTS 2.125
912828-AK-6         08/31/2004                          3,235,000     3,259,570      3,231,967       3,259,570          (358)
-----------------------------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                   80,331,848    83,197,098     84,016,702      83,197,098      (115,941)
-----------------------------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                  80,331,848    83,197,098     84,016,702      83,197,098      (115,941)
-----------------------------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
      UNITED STATES
      MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------------------------
57582N-FN-0      MASSACHUSETTS ST 5.500 08/01/2019      3,000,000     3,329,490      3,367,320       3,329,490
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                       3,000,000     3,329,490      3,367,320       3,329,490
-----------------------------------------------------------------------------------------------------------------------------
   MINNESOTA
-----------------------------------------------------------------------------------------------------------------------------
604128-4L-9      MINNESOTA ST 5.250 11/01/2017          3,825,000     4,047,653      4,113,788       4,047,653           (50)
-----------------------------------------------------------------------------------------------------------------------------
              TOTAL MINNESOTA                           3,825,000     4,047,653      4,113,788       4,047,653           (50)
-----------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States                       6,825,000     7,377,143      7,481,108       7,377,143           (50)
-----------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                       6,825,000     7,377,143      7,481,108       7,377,143           (50)
-----------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States
-----------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political Subdivisions
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
      1                          2                         12           13            14            15
                                                        Increase
                                                       (Decrease)     Foreign
                                                       by Foreign    Exchange      Realized        Total
    CUSIP                                               Exchange    Gain (Loss)   Gain (Loss)   Gain (Loss)
Identification               Description               Adjustment   on Disposal   on Disposal   on Disposal
-----------------------------------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
-----------------------------------------------------------------------------------------------------------
01F060-6B-6      FNMA 30YR TBA 6.000 11/01/2032                                         619           619
                 FNMA TBA JUN 30 SINGLE FAMILY 6.500
01F062-66-3         12/31/2099
01F062-68-9      FNMA 6.500 05/01/2027                                               32,274        32,274
                 FNMA PASS-THRU LNG 30 Y 6.500
01F062-6A-4         09/01/2032                                                        1,965         1,965
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4         01/15/2005                                                        1,377         1,377
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0         01/15/2006                                                       (2,295)       (2,295)
                 FNMA PASS-THRU LNG 30 Y 6.500
31384W-LC-2         05/01/2031                                                       19,857        19,857
                 FNMA PASS-THRU LNG 30 Y 6.000
31387C-KQ-3         05/01/2031                                                       (5,433)       (5,433)
                 FNMA PASS-THRU LNG 30 Y 6.500
31387D-PU-7         05/01/2031                                                        5,996         5,996
                 FNMA PASS-THRU INT 15 Y 6.500
31390D-HG-2         04/01/2017                                                       50,159        50,159
                 FNMA PASS-THRU LNG 30 Y 6.500
31390L-FJ-0         07/01/2032                                                         (108)         (108)
                 UNITED STATES TREAS BDS 6.625
912810-EZ-7         02/15/2027                                                       85,316        85,316
                 UNITED STATES TREAS BDS 5.375
912810-FP-8         02/15/2031                                                       52,149        52,149
                 UNITED STATES TREAS NTS 3.375
912827-2M-3        01/15/2007                                                       548,708       548,708
                 UNITED STATES TREAS NTS 6.750
912827-6D-9        05/15/2005                                                         9,003         9,003
                 UNITED STATES TREAS NTS 5.750
912827-6J-6        08/15/2010                                                      (153,032)     (153,032)
                 UNITED STATES TREAS NTS 4.625
912827-6X-5        05/15/2006                                                       107,767       107,767
                 UNITED STATES TREAS NTS 3.000
912827-7K-2         01/31/2004                                                      134,111       134,111
                 UNITED STATES TREAS NTS 3.000
912827-7M-8         02/29/2004                                                       74,358        74,358
                 UNITED STATES TREAS NTS 2.125
912828-AK-6         08/31/2004                                                      (27,244)      (27,244)
-----------------------------------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                                                935,544       935,544
-----------------------------------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                                               935,544       935,544
-----------------------------------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   MASSACHUSETTS
-----------------------------------------------------------------------------------------------------------
57582N-FN-0      MASSACHUSETTS ST 5.500 08/01/2019                                   37,830        37,830
-----------------------------------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                                                    37,830        37,830
-----------------------------------------------------------------------------------------------------------
   MINNESOTA
-----------------------------------------------------------------------------------------------------------
604128-4L-9      MINNESOTA ST 5.250 11/01/2017                                       66,184        66,184
-----------------------------------------------------------------------------------------------------------
              TOTAL MINNESOTA                                                        66,184        66,184
-----------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States                                                   104,014       104,014
-----------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                                                   104,014       104,014
-----------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States
-----------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political Subdivisions
-----------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
      1                       2                            16             17
                                                       Interest and     Paid for
                                                        Dividends       Accrued
    CUSIP                                                Received     Interest and
Identification              Description                 During Year    Dividends
----------------------------------------------------------------------------------
BONDS
GOVERNMENTS
UNITED STATES
----------------------------------------------------------------------------------
01F060-6B-6      FNMA 30YR TBA 6.000 11/01/2032
                 FNMA TBA JUN 30 SINGLE FAMILY 6.500
01F062-66-3         12/31/2099
01F062-68-9      FNMA 6.500 05/01/2027
                 FNMA PASS-THRU  LNG 30 Y 6.500
01F062-6A-4         09/01/2032
                 FEDERAL HOME LN MTG CORP 6.875
3134A3-2S-4         01/15/2005                              11,201
                 FEDERAL HOME LN MTG CORP 5.250
3134A4-CX-0         01/15/2006                               1,677           219
                 FNMA PASS-THRU  LNG 30 Y 6.500
31384W-LC-2         05/01/2031                              24,061         2,167
                 FNMA PASS-THRU  LNG 30 Y 6.000
31387C-KQ-3         05/01/2031                              18,098         2,600
                 FNMA PASS-THRU  LNG 30 Y 6.500
31387D-PU-7         05/01/2031                               8,008         2,776
                 FNMA PASS-THRU  INT 15 Y 6.500
31390D-HG-2         04/01/2017                              44,354        14,823
                 FNMA PASS-THRU  LNG 30 Y 6.500
31390L-FJ-0         07/01/2032                               7,697         1,722
                 UNITED STATES TREAS BDS 6.625
912810-EZ-7         02/15/2027                              89,932        53,439
                 UNITED STATES TREAS BDS 5.375
912810-FP-8         02/15/2031                              82,405        81,468
                 UNITED STATES TREAS NTS 3.375
912827-2M-3        01/15/2007                              197,367        96,415
                 UNITED STATES TREAS NTS 6.750
912827-6D-9        05/15/2005                               15,944         8,751
                 UNITED STATES TREAS NTS 5.750
912827-6J-6        08/15/2010                               38,272        17,552
                 UNITED STATES TREAS NTS 4.625
912827-6X-5        05/15/2006                              305,545       169,738
                 UNITED STATES TREAS NTS 3.000
912827-7K-2         01/31/2004                             182,876        85,702
                 UNITED STATES TREAS NTS 3.000
912827-7M-8         02/29/2004                              53,539        33,832
                 UNITED STATES TREAS NTS 2.125
912828-AK-6         08/31/2004                              10,444         8,509
----------------------------------------------------------------------------------
   0399996 - Bonds - U.S. Government                     1,091,420       579,711
----------------------------------------------------------------------------------
   0399999 - Bonds - U.S. Governments                    1,091,420       579,711
----------------------------------------------------------------------------------
   STATES, TERRITORIES & POSSESSIONS
      UNITED STATES
      MASSACHUSETTS
----------------------------------------------------------------------------------
57582N-FN-0      MASSACHUSETTS ST 5.500 08/01/2019          17,875        17,875
----------------------------------------------------------------------------------
              TOTAL MASSACHUSETTS                           17,875        17,875
----------------------------------------------------------------------------------
   MINNESOTA
----------------------------------------------------------------------------------
604128-4L-9      MINNESOTA ST 5.250 11/01/2017               1,673
----------------------------------------------------------------------------------
              TOTAL MINNESOTA                                1,673
----------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States                           19,548        17,875
----------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                           19,548        17,875
----------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States
----------------------------------------------------------------------------------
   2499999 - Bonds - Political Subdivisions
----------------------------------------------------------------------------------

                                       E13

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 5

    Showing all Long - Term Bonds and Stocks ACQUIRED During Current Year and
                      Fully DISPOSED OF During Current Year

----------------------------------------------------------------------------------------------------------------------------------
      1                     2                        3                4                5                6                    7
                                                                                                                        Pare Value
                                                                                                                        (Bonds) or
                                                                                                                        Number or
    CUSIP                                           Date                            Disposal                               Shares
Identification          Description               Acquired      Name of Vendor        Date      Name of Purchaser       (Stock)
----------------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS
      UNITED STATES
      CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST SPL TAX OB
207757-U9-4         5.000 10/01/2006             05/22/2002   LEHMAN BROTHERS      10/30/2002   LEHMAN BROTHERS          5,000,000
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL CONNECTICUT                                                                                              5,000,000
----------------------------------------------------------------------------------------------------------------------------------
   ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
                 CHICAG0 ILL WTR REV 5.000
167736-RL-3         11/01/2031                   01/17/2002   BEAR STEARNS & CO    11/01/2002   VARIOUS                    500,000
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL ILLINOIS                                                                                                   500,000
----------------------------------------------------------------------------------------------------------------------------------
   NEW HAMPSHIRE
----------------------------------------------------------------------------------------------------------------------------------
                 NEW HAMPSHIRE MUN BD BK 5.000
64465M-XD-2         08/15/2015                   10/04/2002   UBS PAINE WEBBER     11/12/2002   UBS PAINE WEBBER         2,650,000
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL NEW HAMPSHIRE                                                                                            2,650,000
----------------------------------------------------------------------------------------------------------------------------------
   WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH
88880M-AJ-0         6.000 06/01/2032             10/25/2002   BEAR STEARNS & CO    10/29/2002   BEAR STEARNS & CO        4,500,000
----------------------------------------------------------------------------------------------------------------------------------
          TOTAL WASHINGTON                                                                                               4,500,000
----------------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue -
      United States                                                                                                     12,650,000
----------------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                                                                                    12,650,000
----------------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
      UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009      01/22/2002   UBS WARBURG LLC      07/30/2002   DEUTSCHE BANK CAPITAL      225,000
                 AMERICAN EXPRESS MSTR
025928-AJ-1         TR 5.900 04/15/2004          06/13/2002   GOLDMAN SACHS        09/12/2002   ALEX BROWN                 100,000
                 AMERICREDIT AUTO REC
03061N-EX-3         TR 2 5.280 04/06/2007        04/10/2002   DEUTSCHE BANK        08/07/2002   COWEN & CO                 125,000
                                                                 CAPITAL
                 AMERICREDIT AUTO REC                                                           BANC ONE CAPITAL
03061N-FL-8         TR 2 3.550 02/06/2009        08/08/2002   ALEX BROWN           09/12/2002      MARKETS INC             475,000
                 BANK ONE CR CD MSTR TR
06423R-AD-8         20 4.160 01/15/2008          05/23/2002   BA SECURITIES INC    09/12/2002   BA SECURITIES INC          450,000
                 BELLSOUTH CAP FDG CORP
079857-AH-1         7.875 02/15/2030             07/16/2002   DEUTSCHE BANK        11/14/2002   UBS WARBURG LLC             90,000
                                                                 CAPITAL
12626P-AD-5      CRH AMER INC 6.950 03/15/2012   08/05/2002   VARIOUS              10/17/2002   VARIOUS                    125,000
                 CAPITAL AUTO RECV ABN
139732-CP-4         200 1.820 12/15/2004         08/21/2002   SALOMAN BROTHERS     11/13/2002   MORGAN STANLEY             210,000
                 CAPITAL AUTO RECEIVABLES
                    ASSET TRUST                                                                 CREDIT SUISSE
139732-CS-8         3.580 10/16/2006             07/30/2002   ALEX BROWN           11/14/2002      FIRST BOSTON            425,000
                 CARRAMERICA RLTY CORP
144418-AK-6         7.125 01/15/2012             01/08/2002   CHASE MANHATTAN      01/09/2002   BANK OF AMERICA            125,000
                 CITIBANK CR CD MSTR TR
17303C-BR-1         19 6.100 05/15/2008          04/25/2002   VARIOUS              09/04/2002   BEAR STEARNS & CO          200,000
                 DLJ COMMERCIAL MTG
23322B-CY-2          1998-C 5.880 11/01/2031     03/14/2002   VARIOUS              11/13/2002   VARIOUS                    439,078
                 FORD CREDIT AUTO TR                                                            BANC ONE CAPITAL
34527R-GZ-0         2002-4.360 09/15/2006        01/08/2002   CREDIT SUISSE        10/10/2002      MARKETS INC             550,000
                 FORD MTR CO DEL 7.450
345370-CA-6         07/16/2031                   08/08/2002   VARIOUS              10/04/2002   HBSC SECURITIES            260,000
                 FORD MOTOR CR CO 6.875
345397-TR-4         02/01/2006                   05/20/2002   UBS WARBURG LLC      08/08/2002   VARIOUS                    500,000
                 FORD MOTOR CR CO 6.500
345397-TX-1         01/25/2007                   07/17/2002   VARIOUS              08/21/2002   GOLDMAN SACHS              300,000
                 HOUSEHOLD FIN CORP 8.000
441812-GL-2         05/09/2005                   07/16/2002   BANK OF AMERICA      07/31/2002   VARIOUS                    240,000
                 INTERNATIONAL LEASE FIN
459745-FA-8         C 5.625 06/01/2007           05/21/2002   SALOMON SMITH        08/07/2002   BANK OF AMERICA            255,000
                                                                 BARNEY
                 LB COMMERCIAL MTG TR
501773-CR-4         1999 6.410 06/01/2031        02/05/2002   VARIOUS              10/15/2002   VARIOUS                    110,258
                 LBUBS CMBS 2002C1 5.401
52108H-JE-5         03/15/2026                   03/22/2002   LEHMAN BROTHERS      11/05/2002   VARIOUS                    250,000
                 NISSAN AUTO RECV GR TR
65474P-AD-6         20 4.280 10/15/2006          01/10/2002   SALOMON SMITH        09/12/2002   VARIOUS                    600,000
                                                                 BARNEY
                 SAPPI PAPIER HLDG AG                                                           DEUTSCHE BANK
803070-AA-9         6.750 06/15/2012             06/05/2002   CHASE MANHATTAN      07/08/2002      CAPITAL                  75,000
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
      1                   2                          8              9               10              11             12
                                                                                                                Increase
                                                                               Book/Adjusted                    (Decrese)
                                                                              Carrying Value      Increase     by Foreign
    CUSIP                                          Actual                      at Disposal     (Decrease) by    Exchange
Identification        Description                   Cost      Consideration        Date          Adjustment    Adjustment
-------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS
      UNITED STATES
      CONNECTICUT
-------------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST SPL TAX OB
207757-U9-4         5.000 10/01/2006              5,377,650     5,472,300        5,377,650       (35,308)
-------------------------------------------------------------------------------------------------------------------------
          TOTAL CONNECTICUT                       5,377,650     5,472,300        5,377,650       (35,308)
-------------------------------------------------------------------------------------------------------------------------
   ILLINOIS
-------------------------------------------------------------------------------------------------------------------------
167736-RL-3      CHICAG0 ILL WTR REV 5.000
                    11/01/2031                      482,445       493,585          482,445           238
-------------------------------------------------------------------------------------------------------------------------
          TOTAL ILLINOIS                            482,445       493,585          482,445           238
-------------------------------------------------------------------------------------------------------------------------
   NEW HAMPSHIRE
-------------------------------------------------------------------------------------------------------------------------
                 NEW HAMPSHIRE MUN BD BK 5.000
64465M-XD-2         08/15/2015                    2,894,224     2,844,325        2,894,224          (840)
-------------------------------------------------------------------------------------------------------------------------
          TOTAL NEW HAMPSHIRE                     2,894,224     2,844,325        2,894,224          (840)
-------------------------------------------------------------------------------------------------------------------------
   WASHINGTON
-------------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH
88880M-AJ-0         6.000 06/01/2032              4,358,205     4,388,715        4,358,205
-------------------------------------------------------------------------------------------------------------------------
          TOTAL WASHINGTON                        4,358,205     4,388,715        4,358,205
-------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue -
      United States                              13,112,524    13,198,925       13,112,524       (35,910)
-------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue             13,112,524    13,198,925       13,112,524       (35,910)
-------------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
      UNITED STATES
-------------------------------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009         225,650       220,847          225,650           (13)
                 AMERICAN EXPRESS MSTR
025928-AJ-1         TR 5.900 04/15/2004             103,160       102,613          103,160          (399)
                 AMERICREDIT AUTO REC
03061N-EX-3         TR 2 5.280 04/06/2007           124,973       129,731          124,973             2
                 AMERICREDIT AUTO REC
03061N-FL-8         TR 2 3.550 02/06/2009           474,914       476,243          474,914
                 BANK ONE CR CD MSTR TR
06423R-AD-8         20 4.160 01/15/2008             449,905       465,363          449,905             5
                 BELLSOUTH CAP FD6 CORP              99,483       108,833           99,483           (32)
079857-AH-1         7.875 02/15/2030
12626P-AD-5      CRH AMER INC 6.950 03/15/2012      127,104       137,310          127,104           (19)
                 CAPITAL AUTO RECV ABN
139732-CP-4         200 1.820 12/15/2004            210,000       209,943          210,000
                 CAPITAL AUTO RECEIVABLES
                    ASSET TRUST
139732-CS-8         3.580 10/16/2006                424,938       434,230          424,938             9
                 CARRAMERICA RLTY CORP
144418-AK-6         7.125 01/15/2012                124,093       124,759          124,093
                 CITIBANK CR CD MSTR TR
17303C-BR-1         19 6.100 05/15/2008             210,109       219,156          210,109          (519)
                 DLJ COMMERCIAL MTG
23322B-CY-2         1998-C 5.880 11/01/2031         450,077       464,884          450,077          (875)
                 FORD CREDIT AUTO TR
34527R-GZ-0         2002-4.360 09/15/2006           549,873       571,957          549,873            20
                 FORD MTR CO DEL 7.450
345370-CA-6         07/16/2031                      226,954       209,355          226,954            55
                 FORD MOTOR CR CO 6.875
345397-TR-4         02/01/2006                      511,975       492,709          511,975          (565)
                 FORD MOTOR CR CO 6.500
345397-TX-1         01/25/2007                      296,847       296,235          296,847            60
                 HOUSEHOLD FIN CORP 8.000
441812-GL-2         05/09/2005                      256,142       246,554          256,142          (196)
                 INTERNATIONAL LEASE FIN
459745-FA-8         C 5.625 06/01/2007              254,110       262,255          254,110            33
                 LB COMMERCIAL MTG TR
501773-CR-4         1999 6.410 06/01/2031           115,410       118,715          115,410          (286)
                 LBUBS CMBS 2002C1 5.401
52108H-JE-5         03/15/2026                      251,243       263,498          251,243          (105)
                 NISSAN AUTO RECV 6R TR
65474P-AD-6         20 4.280 10/15/2006             599,989       607,925          599,989             1
                 SAPPI PAPIER HLDG AG
803070-AA-9         6.750 06/15/2012                 74,756        76,169           74,756             1
-------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
      1                   2                          13            14            15             16             17
                                                  Foreign                                  Interest and     Paid for
                                                  Exchange      Realized        Total        Dividends      Accrued
    CUSIP                                        Gain (Loss)   Gain (Loss)   Gain (Loss)     Received     Interest and
Identification        Description                on Disposal   on Disposal   on Disposal   During Year     Dividends
----------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL ASSESS
      UNITED STATES
      CONNECTICUT
----------------------------------------------------------------------------------------------------------------------
                 CONNECTICUT ST SPL TAX OB
207757-U9-4         5.000 10/01/2006                             129,958       129,958       147,917         39,583
----------------------------------------------------------------------------------------------------------------------
          TOTAL CONNECTICUT                                      129,958       129,958       147,917         39,583
----------------------------------------------------------------------------------------------------------------------
   ILLINOIS
----------------------------------------------------------------------------------------------------------------------
167736-RL-3      CHICAG0 ILL WTR REV 5.000
                    11/01/2031                                    10,902        10,902        23,194          3,611
----------------------------------------------------------------------------------------------------------------------
          TOTAL ILLINOIS                                          10,902        10,902        23,194          3,611
----------------------------------------------------------------------------------------------------------------------
   NEW HAMPSHIRE
----------------------------------------------------------------------------------------------------------------------
                 NEW HAMPSHIRE MUN BD BK 5.000
64465M-XD-2         08/15/2015                                   (49,059)      (49,059)       16,194         10,674
----------------------------------------------------------------------------------------------------------------------
          TOTAL NEW HAMPSHIRE                                    (49,059)      (49,059)       16,194         10,674
----------------------------------------------------------------------------------------------------------------------
   WASHINGTON
----------------------------------------------------------------------------------------------------------------------
                 TOBACCO SETLEMETN AUTH WASH
88880M-AJ-0         6.000 06/01/2032                              30,510        30,510
----------------------------------------------------------------------------------------------------------------------
          TOTAL WASHINGTON                                        30,510        30,510
----------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue -
      United States                                              122,311       122,311       187,306         53,868
----------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                             122,311       122,311       187,306         53,868
----------------------------------------------------------------------------------------------------------------------
   INDUSTRIAL & MISC. (UNAFFIL)
      UNITED STATES
----------------------------------------------------------------------------------------------------------------------
008685-AA-7      AHOLD FIN 6.250 05/01/2009                       (4,791)       (4,791)       10,586          3,281
                 AMERICAN EXPRESS MSTR
025928-AJ-1         TR 5.900 04/15/2004                             (148)         (148)        1,508             49
                 AMERICREDIT AUTO REC
03061N-EX-3         TR 2 5.280 04/06/2007                          4,757         4,757         2,090
                 AMERICREDIT AUTO REC
03061N-FL-8         TR 2 3.550 02/06/2009                          1,329         1,329         1,218
                 BANK ONE CR CD MSTR TR
06423R-AD-8         20 4.160 01/15/2008                           15,453        15,453         5,564
                 BELLSOUTH CAP FD6 CORP                            9,381         9,381         5,394          3,032
079857-AH-1         7.875 02/15/2030
12626P-AD-5      CRH AMER INC 6.950 03/15/2012                    10,225        10,225         4,804            666
                 CAPITAL AUTO RECV ABN
139732-CP-4         200 1.820 12/15/2004                             (57)          (57)        1,095            191
                 CAPITAL AUTO RECEIVABLES
                    ASSET TRUST
139732-CS-8         3.580 10/16/2006                               9,284         9,284         4,269
                 CARRAMERICA RLTY CORP
144418-AK-6         7.125 01/15/2012                                 666           666            74
                 CITIBANK CR CD MSTR TR
17303C-BR-1         19 6.100 05/15/2008                            9,566         9,566         9,963          5,592
                 DLJ COMMERCIAL MTG
23322B-CY-2          1998-C 5.880 11/01/2031                      15,681        15,681        14,749          1,331
                 FORD CREDIT AUTO TR
34527R-GZ-0         2002-4.360 09/15/2006                         22,065        22,065        17,985
                 FORD MTR CO DEL 7.450
345370-CA-6         07/16/2031                                   (17,654)      (17,654)        4,466          1,005
                 FORD MOTOR CR CO 6.875
345397-TR-4         02/01/2006                                   (18,701)      (18,701)       18,028         10,694
                 FORD MOTOR CR CO 6.500
345397-TX-1         01/25/2007                                      (672)         (672)       11,429          9,587
                 HOUSEHOLD FIN CORP 8.000
441812-GL-2         05/09/2005                                    (9,392)       (9,392)        4,444          3,733
                 INTERNATIONAL LEASE FIN
459745-FA-8         C 5.625 06/01/2007                             8,112         8,112         2,909
                 LB COMMERCIAL MTG TR
501773-CR-4         1999 6.410 06/01/2031                          3,590         3,590         4,792            137
                 LBUBS CMBS 2002C1 5.401
52108H-JE-5         03/15/2026                                    12,360        12,360         9,688            788
                 NISSAN AUTO RECV GR TR
65474P-AD-6         20 4.280 10/15/2006                            7,935         7,935        11,734
                 SAPPI PAPIER HLDG AG
803070-AA-9         6.750 06/15/2012                               1,411         1,411           436
----------------------------------------------------------------------------------------------------------------------

                                      E13.1

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                               SCHEDULE D - PART 5

    Showing all Long - Term Bonds and Stocks ACQUIRED During Current Year and
                      Fully DISPOSED OF During Current Year

---------------------------------------------------------------------------------------------------------------------------
      1                   2                    3                 4                 5              6                  7
                                                                                                                 Par Value
                                                                                                                (Bonds) or
                                                                                                                Number of
    CUSIP                                     Date                              Disposal                          Shares
Identification        Description           Acquired       Name of Vendor         Date      Name of Purchaser      Stock
---------------------------------------------------------------------------------------------------------------------------
                 SAPPI PAPIER HLDG AG                                                       DEUTSCHE BANK
803070-AB-7         7.500 06/15/2032       06/05/2002   SALOMON SMITH BARNEY   07/08/2002      CAPITAL              100,000
                 US BK NATL ASSN MINN
90333W-AA-6         SUB 6.375 08/01/2011   04/19/2002   GOLDMAN SACHS          06/13/2002   LEHMAN BROTHERS         225,000
                 VALERO ENERGY CORP NEW
91913Y-AC-4         6.125 04/15/2007       04/10/2002   MORGAN STANLEY         10/30/2002   VARIOUS                 175,000
                 VALERO ENERGY CORP NEW
91913Y-AD-2         6.875 04/15/2012       04/10/2002   MORGAN STANLEY         09/10/2002   BANK OF AMERICA          50,000
                 WESTVACO CORP 8.400                    MERRIL LYNCH PIERCE                 DEUTSCHE BANK
961548-AW-4         06/01/2007             04/11/2002      FENNER SMITH        09/20/2002      CAPITAL              100,000
                 WEYERHAEUSER CO 6.125
962166-BD-5         03/15/2007             04/19/2002   UBS WARBURG LLC        08/27/2002   BA SECURITIES INC       250,000
---------------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375                                                     SALOMON SMITH
                    04/01/2012             03/26/2002   SALOMON SMITH BARNEY   05/06/2002      BARNEY               350,000
---------------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and
                Miscellaneous - United                                                                            7,029,335
                States
---------------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and
                Miscellaneous - Other                                                                               350,000
                Countries
---------------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and
                Miscellaneous                                                                                     7,379,335
---------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                                                                                      107,186,184
---------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and
                Common Stocks
---------------------------------------------------------------------------------------------------------------------------
   7299999 Totals
---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
      1                   2                   8              9                10              11              12
                                                                                                            Increase
                                                                         Book/Adjusted      Increase       (Decrease)
                                                                        Carrying Value     (Decrease)      by Foreign
    CUSIP                                                                 at Disposal          by           Exchange
Identification        Description         Actual Cost    Consideration       Date          Adjustment      Adjustment
---------------------------------------------------------------------------------------------------------------------
                 SAPPI PAPIER HLDG AG
803070-AB-7         7.500 06/15/2032           98,706        101,696           98,706              3
                 US BK NATL ASSN MINN
90333W-AA-6         SUB 6.375 08/01/201       227,732        234,448          227,732            (18)
                 VALERO ENERGY CORP NEW
91913Y-AC-4         6.125 04/15/2007          174,666        174,711          174,666             32
                 VALERO ENERGY CORP NEW
91913Y-AD-2         6.875 04/15/2012           49,875         52,016           49,875              4
                 WESTVACO CORP 8.400
961548-AW-4         06/01/2007                110,309        114,568          110,309           (762)
                 WEYERHAEUSER CO 6.125
962166-BD-5         03/15/2007                252,373        261,603          252,373           (130)
---------------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375
                    04/01/2012                347,582        347,494          347,582             18
---------------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and
                Miscellaneous - United      7,075,365      7,178,323        7,075,365         (3,694)
                States
---------------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and
                Miscellaneous - Other         347,582        347,494          347,582             18
                Countries
---------------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and
                Miscellaneous               7,422,947      7,525,817        7,422,947         (3,676)
---------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                111,109,712    112,222,551      111,109,712       (155,577)
---------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and
                Common Stocks
---------------------------------------------------------------------------------------------------------------------
   7299999 Totals                         111,109,712    112,222,551      111,109,712       (155,577)
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
      1                   2                   13            14            15             16             17
                                            Foreign                                 Interest and     Paid for
                                           Exchange      Realized        Total       Dividends       Accrued
    CUSIP                                 Gain (Loss)   Gain (Loss)   Gain (Loss)    Received      Interest and
Identification        Description         on Disposal   on Disposal   on Disposal   During Year     Dividends
---------------------------------------------------------------------------------------------------------------
                 SAPPI PAPIER HLDG AG
803070-AB-7         7.500 06/15/2032                        2,987          2,987           646
                 US BK NATL ASSN MINN
90333W-AA-6         SUB 6.375 08/01/201                     6,735          6,735         5,459         3,307
                 VALERO ENERGY CORP NEW
91913Y-AC-4         6.125 04/15/2007                           13             13         5,925
                 VALERO ENERGY CORP NEW
91913Y-AD-2         6.875 04/15/2012                        2,137          2,137         1,413
                 WESTVACO CORP 8.400
961548-AW-4         06/01/2007                              5,021          5,021         6,860         3,150
                 WEYERHAEUSER CO 6.125
962166-BD-5         03/15/2007                              9,360          9,360         7,146         1,786
---------------------------------------------------------------------------------------------------------------
OTHERS
---------------------------------------------------------------------------------------------------------------
87969N-AB-1      TELSTRA CORP LTD 6.375
                    04/01/2012                               (105)          (105)        2,231
---------------------------------------------------------------------------------------------------------------
   4599996 - Bonds - Industrial and
                Miscellaneous - United                    106,651        106,651       174,674        48,331
                States
---------------------------------------------------------------------------------------------------------------
   4599998 - Bonds - Industrial and
                Miscellaneous - Other                        (105)          (105)        2,231
                Countries
---------------------------------------------------------------------------------------------------------------
   4599999 - Bonds - Industrial and
                Miscellaneous                             106,546        106,546       176,905        48,331
---------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                              1,268,415      1,268,415     1,475,179       699,785
---------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and
                Common Stocks
---------------------------------------------------------------------------------------------------------------
   7299999 Totals                                       1,268,415      1,268,415     1,475,179       699,785
---------------------------------------------------------------------------------------------------------------

                                      E13.2

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                         SCHEDULE D - PART 6 - SECTION 1

Valuation of Shares of Subsidiary, Controlled or Affiliated Companies

                                      NONE

-----------------------------------------------------------------------------------------------------------------------------------
      1                         2                         3             4             5                 6                  7
                                                                                 Do Insurer's
                                                                                    Assets
                                                                       NAIC        Include
                                                         NAIC        Valuation    Intangible
                                                       Company        Method        Assets
                                                       Code or       (See SVO     Connected
                                                        Alien        Purposes    with Holding
                           Description                 Insurer         and         of Such             Total         Book/Adjusted
    CUSIP        Name of Subsidiary,Controlled or   Identifcation   Procedures    Company's        Amount of Such       Carrying
Identification          Affiliated Company              Number        manual)       Stock?       Intangible Assets       Value
-----------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
   1799999 Totals
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
      1                         2                     Stock of Such Company Owned
                                                     by Insurer on Statement Date
                                                    -------------------------------
                                                            8               9
                           Description
    CUSIP        Name of Subsidiary,Controlled or                         % of
Identification          Affiliated Company          Number of Shares   Outstanding
-----------------------------------------------------------------------------------





-----------------------------------------------------------------------------------
   1799999 Totals                                         XXX              XXX
-----------------------------------------------------------------------------------

1.   Amount of insurer's capital and surplus from the prior
     period's statutory statement reduced by any admitted EDP,
     goodwill and net deferred tax assets included therein:       $
                                                                   -------------

2.   Total amount of intangible assets nonadmitted                $
                                                                   -------------

                         SCHEDULE D - PART 6 - SECTION 2

                                      NONE

----------------------------------------------------------------------------------------------------------------
     1                      2                                   3                                  4
                                                                                              Total Amount
                                                                                              of Intangible
                                                                                           Assets Included in
    CUSIP                                     Name of Company Listed in Section 1 Which      Amount Shown in
Identification   Name of Lower-tier Company           Controls Lower-tier Company         Column 6, Section 1
----------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------
    0399999 Total
----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
     1                      2                   Stock in Lower-tier Company
                                              Owned Indirectly by Insurer on
                                                      Statement Date
                                              -------------------------------
                                                     5                6
    CUSIP                                                           % of
Identification   Name of Lower-tier Company   Number of Shares   Outstanding
-----------------------------------------------------------------------------





-----------------------------------------------------------------------------
    0399999 Total                                  XXX              XXX
-----------------------------------------------------------------------------

                                       E14

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                              SCHEDULE DA - PART 1

      Showing all SHORT-TERM INVESTMENTS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
      1                     2                    3                 4                Interest          7              8
                                                                                 --------------
                                                                                    5       6
    CUSIP                                       Date                                       How     Maturity     Book/Adjusted
Identification         Description            Acquired       Name of Vendor      Rate of   Paid      Date      Carrying Value
-------------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
   ISSUER OBLIGATIONS
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
912827-7C-0      UNITED STATES TREAS NTS     09/12/2002   BEAR STEARNS & CO        3.625   FA     08/31/2003     1,527,060
-------------------------------------------------------------------------------------------------------------------------------
       TOTAL UNITED STATES                                                                                       1,527,060
-------------------------------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations                                                               1,527,060
-------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                                                       1,527,060
-------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   ISSUER OBLIGATIONS
   UNITED STATES
-------------------------------------------------------------------------------------------------------------------------------
828783-AJ-9      SIMON DEBARTOLO GROUP L P   07/15/2002   DEUTSCHE BANK CAPITA     6.625   JD     06/15/2003       151,522
861123-8A-8      SSGA FDS                    12/16/2002   VARIOUS                          MTLY   01/01/3000     5,024,742
-------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                                                 5,176,264
-------------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                                                   5,176,264
-------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                                          5,176,264
-------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                                          6,703,324
-------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
-------------------------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities
-------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                                       6,703,324
-------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
-------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT           12/16/2002   RADIAN                           MTLY   01/01/3000           206
316175-20-7      FIDELITY INSTL MONEY
                    MARKET PORTFOLIO         12/16/2002   RADIAN                           MTLY   01/01/3000     9,396,889
316175-40-5      FIDELITY INSTL DOMESTIC
                    PORTFOLIO                12/16/2002   RADIAN                           MTLY   01/01/3000           265
60934N-20-3      FEDERATED PRIME OBLIG       12/16/2002   RADIAN                           MTLY   01/01/3000     2,615,317
783965-20-5      SEI DAILY INCOME TR         12/16/2002   VARIOUS                          MTLY   01/01/3000           619
                    MONEY MARKET
783965-40-3      SEI PRIME OBLIGATION        12/16/2002   VARIOUS                          MTLY   01/01/3000         7,326
-------------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                                                12,020,623
-------------------------------------------------------------------------------------------------------------------------------





-------------------------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                                               18,723,946/(a)/
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
      1                     2                    3                 4                 9            10           11           12
                                                                                               Increase
                                                                                  Increase    (Decrease)
                                                                                 (Decrease)   by Foreign
    CUSIP                                       Date                                 by        Exchange
Identification         Description            Acquired       Name of Vendor      Adjustment   Adjustment   Par Value   Actual Cost
----------------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
   ISSUER OBLIGATIONS
   UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
912827-7C-0      UNITED STATES TREAS NTS     09/12/2002   BEAR STEARNS & CO           (11)                 1,500,000    1,527,070
----------------------------------------------------------------------------------------------------------------------------------
       TOTAL UNITED STATES                                                            (11)                 1,500,000    1,527,070
----------------------------------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations                                    (11)                 1,500,000    1,527,070
----------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                            (11)                 1,500,000    1,527,070
----------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   ISSUER OBLIGATIONS
   UNITED STATES
----------------------------------------------------------------------------------------------------------------------------------
828783-AJ-9      SIMON DEBARTOLO GROUP L P   07/15/2002   DEUTSCHE BANK CAPITA     (1,478)                   150,000      153,000
861123-8A-8      SSGA FDS                    12/16/2002   VARIOUS                                          5,024,742    5,024,742
----------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                   (1,478)                 5,174,742    5,177,742
----------------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                     (1,478)                 5,174,742    5,177,742
----------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                            (1,478)                 5,174,742    5,177,742
----------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                            (1,489)                 6,674,742    6,704,812
----------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
----------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
----------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
----------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
----------------------------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securities
----------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                         (1,489)                 6,674,742    6,704,812
----------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
----------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT           12/16/2002   RADIAN                                                 206          206
316175-20-7      FIDELITY INSTL MONEY
                    MARKET PORTFOLIO         12/16/2002   RADIAN                                           9,396,889    9,396,889
316175-40-5      FIDELITY INSTL DOMESTIC
                    PORTFOLIO                12/16/2002   RADIAN                                                 265          265
60934N-20-3      FEDERATED PRIME OBLIG       12/16/2002   RADIAN                                           2,615,317    2,615,317
783965-20-5      SEI DAILY INCOME TR         12/16/2002   VARIOUS                                                619          619
                    MONEY MARKET
783965-40-3      SEI PRIME OBLIGATION        12/16/2002   VARIOUS                                              7,326        7,326
----------------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                                                 XXX   12,020,623
----------------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                  (1,489)                       XXX   18,725,435
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
      1                     2                    3                 4                          Interest                     15
                                                                                 --------------------------------
                                                                                        13                14
                                                                                  Amount Due and
                                                                                 Accrued Dec. 31
                                                                                 of Current Year
    CUSIP                                       Date                               on Bonds Not      Gross Amount   Paid for Accrued
Identification         Description            Acquired       Name of Vendor         in Default         Received        Interest
------------------------------------------------------------------------------------------------------------------------------------
GOVERNMENTS
   ISSUER OBLIGATIONS
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
912827-7C-0      UNITED STATES TREAS NTS     09/12/2002   BEAR STEARNS & CO           73,301                              1,953
------------------------------------------------------------------------------------------------------------------------------------
       TOTAL UNITED STATES                                                            73,301                              1,953
------------------------------------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations                                    73,301                              1,953
------------------------------------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                            73,301                              1,953
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   ISSUER OBLIGATIONS
   UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
828783-AJ-9      SIMON DEBARTOLO GROUP L P   07/15/2002   DEUTSCHE BANK CAPITA           442             4,969              911
861123-8A-8      SSGA FDS                    12/16/2002   VARIOUS                      4,394             1,917
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                       4,835             6,885              911
------------------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                         4,835             6,885              911
------------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                4,835             6,885              911
------------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                               78,136             6,885            2,864
------------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securitie
------------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                            78,136             6,885            2,864
------------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
------------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT           12/16/2002   RADIAN                                            57
316175-20-7      FIDELITY INSTL MONEY
                    MARKET PORTFOLIO         12/16/2002   RADIAN
316175-40-5      FIDELITY INSTL DOMESTIC
                    PORTFOLIO                12/16/2002   RADIAN                                             7
60934N-20-3      FEDERATED PRIME OBLIG       12/16/2002   RADIAN                       4,468
783965-20-5      SEI DAILY INCOME TR         12/16/2002   VARIOUS                          1                24
                    ONEY MARKET
783965-40-3      SEI PRIME OBLIGATION        12/16/2002   VARIOUS                          8               116
------------------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                       4,477               204
------------------------------------------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                     82,614             7,089            2,864
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
      1                     2                    3                4                   16        17
                                                                                     NAIC    Effective
    CUSIP                                       Date                                Desig-    Rate of
Identification         Description            Acquired       Name of Vendor         nation   Interest
--------------------------------------------------------------------------------------------------------
GOVERNMENTS
   ISSUER OBLIGATIONS
   UNITED STATES
--------------------------------------------------------------------------------------------------------
912827-7C-0      UNITED STATES TREAS NTS     09/12/2002   BEAR STEARNS & CO             1      2.351
--------------------------------------------------------------------------------------------------------
       TOTAL UNITED STATES                                                            XXX        XXX
--------------------------------------------------------------------------------------------------------
   0199999 - U.S. Governments - Issuer Obligations                                    XXX        XXX
--------------------------------------------------------------------------------------------------------
   0399999 - Total - U.S. Government Bonds                                            XXX        XXX
--------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
   ISSUER OBLIGATIONS
   UNITED STATES
--------------------------------------------------------------------------------------------------------
828783-AJ-9      SIMON DEBARTOLO GROUP L P   07/15/2002   DEUTSCHE BANK CAPITA         2       4.350
861123-8A-8      SSGA FDS                    12/16/2002   VARIOUS                     1Z
--------------------------------------------------------------------------------------------------------
             TOTAL UNITED STATES                                                      XXX        XXX
--------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                        XXX        XXX
--------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                               XXX        XXX
--------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                               XXX        XXX
--------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities            XXX        XXX
--------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities       XXX        XXX
--------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities         XXX        XXX
--------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities        XXX        XXX
--------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset-Backed Securitie      XXX        XXX
--------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                            XXX        XXX
--------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
--------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS CASH MGMT           12/16/2002  RADIAN                       1Z
316175-20-7      FIDELITY INSTL MONEY
                    MARKET PORTFOLIO         12/16/2002  RADIAN                       1Z
316175-40-5      FIDELITY INSTL DOMESTIC
                    PORTFOLIO                12/16/2002  RADIAN                       1Z
60934N-20-3      FEDERATED PRIME OBLIG       12/16/2002  RADIAN                       1Z
783965-20-5      SEI DAILY INCOME TR         12/16/2002  VARIOUS                      1Z
                    MONEY MARKET
783965-40-3      SEI PRIME OBLIGATION        12/16/2002  VARIOUS                      1Z
--------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                     XXX         XXX
--------------------------------------------------------------------------------------------------------





--------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                    XXX         XXX
--------------------------------------------------------------------------------------------------------

/(a)/ Includes  $                 other than accrual of discount and
                 ---------------
      amortization of premium.

                                       E15

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule DB - Part A - Section 1

                                      NONE

                        Schedule DB - Part A - Section 2

                                      NONE

                        Schedule DB - Part A - Section 3

                                      NONE

                        Schedule DB - Part B - Section 1

                                      NONE

                        Schedule DB - Part B - Section 2

                                      NONE

                        Schedule DB - Part B - Section 3

                                      NONE

                        Schedule DB - Part C - Section 1

                                      NONE

                        Schedule DB - Part C - Section 2

                                      NONE

                        Schedule DB - Part C - Section 3

                                      NONE

                        Schedule DB - Part D - Section 1

                                      NONE

                        Schedule DB - Part D - Section 2

                                      NONE

--------------------------------------------------------------------------------

                          E16, E17, E18, E19, E20, E21

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule DB - Part D - Section 3

                                      NONE

                        Schedule DB - Part E - Section 1

                                      NONE

--------------------------------------------------------------------------------

                                    E21, E22

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                                   SCHEDULE DM

   For bonds and preferred stocks owned as of December 31, state the aggregate statement (admitted) value, the aggregate fair value, and the aggregate difference, if any, between them.

--------------------------------------------------------------------------------
                                 1                2                  3
                                                            Excess of Statement
                                                            over Fair Value (-),
                       Statement (Admitted)   Fair Value       or Fair Value
                              Value              (a)         over Statement (+)
--------------------------------------------------------------------------------
1.  Bonds                   924,442,541       959,133,011       34,690,470

2.  Preferred Stocks

3.  Totals                  924,442,541       959,133,011       34,690,470
--------------------------------------------------------------------------------

(a) Amortized or book values shall not be substituted for fair values. Describe the sources or methods utilized in determining the fair values.

Interactive Data Corp
                      ----------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       E23

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                           SCHEDULE E - PART 1 - CASH

---------------------------------------------------------------------------------------------------------------------------------
                                1                                          2           3               4             5         6
                                                                                   Amount of
                                                                                    Interest       Amount of
                                                                                    Received   Interest Accrued
                                                                        Rate of      During       December 31
                            Depository                                  Interest      Year      of Current Year    Balance     *
---------------------------------------------------------------------------------------------------------------------------------
Sovereign Bank                P.O Box 12646 Reading, PA   19612-2646                 47,788                       2,828,072
JPMorgan Chase Bank           Church Street Station, New York, NY
                                 10008-0932                                                                         369,513
---------------------------------------------------------------------------------------------------------------------------------
   0199998   Deposits in  2   depositories that do not exceed the
                allowable limit in any one depository (See
                Instructions) - open depositories                         XXX                                        48,147   XXX
---------------------------------------------------------------------------------------------------------------------------------
0199999 Totals - Open Depositories                                        XXX        47,788                       3,245,732   XXX
---------------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
0399999 Total Cash on Deposit                                             XXX        47,788                       3,245,732   XXX
---------------------------------------------------------------------------------------------------------------------------------
0499999 Cash in Company's Office                                          XXX           XXX           XXX             1,000   XXX
---------------------------------------------------------------------------------------------------------------------------------
0599999 Total Cash                                                        XXX        47,788                       3,246,732   XXX
---------------------------------------------------------------------------------------------------------------------------------

 TOTALS OF DEPOSITORY BALANCES ON THE LAST DAY OF EACH MONTH DURING THE CURRENT
                                      YEAR

1.  January     2,467,129
2.  February    8,192,051
3.  March       4,102,470
4.  April       4,057,208
5.  May         3,651,226
6.  June        3,617,163
7.  July        3,296,621
8.  August      3,402,445
9.  September   8,762,349
10. October     3,282,218
11. November    3,813,018
12. December    3,245,732

                                       E24

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN REINSURANCE INC.

                     SCHEDULE E - PART 2 - SPECIAL DEPOSITS

---------------------------------------------------------------------------------------------------------------------------------
     1          2                       3                                     4                   5            6           7
                                                                    Where Deposited and        Par or      Statement
Line Number   Type           Description of Deposit                  Purpose of Deposit      Book Value    Value (a)   Fair Value
---------------------------------------------------------------------------------------------------------------------------------
00001          B     Detroit Micigan City Sch District 5.125% ,
                        Due 5/1/2031                              State Street, for FSA      10,000,000    9,561,294   10,198,600
00002          B     Duncanville Tex Indpt Sch District 5.25%,
                        Due 2/15/2032                             State Street, for FSA       9,650,000    9,368,781    9,918,946
00003          B     Hawaii St, 5.25% Due 7/1/2019                State Street, for FSA       5,000,000    5,302,679    5,360,550
00004          B     Illinois St, 5.38% Due 7/1/2015              State Street, for FSA       5,000,000    5,513,960    5,532,000
00005          B     Massachusetts Bay Trans Auth Mass 4.75%,
                        Due 3/1/2021                              State Street, for FSA       4,000,000    3,846,799    4,009,200
00006          B     Metropolitan Trans Auth NY 5%,
                        Due 2/1/2031                              State Street, for FSA       4,545,000    4,456,559    4,600,722
00007          B     Minnesota State 5%, Due 8/1/2009             State Street, for FSA       5,000,000    5,404,273    5,585,900
00008          B     New Jersey St Transn Tr Fd 5.125%,
                        Due 2/15/2007                             State Street, for FSA       3,000,000    3,119,882    3,255,300
00009          B     Orange County Calif Arpt Re 5.38%,
                        Due 7/1/2009                              State Street, for FSA       3,825,000    4,161,531    4,240,166
00010          B     Philadelphia PA Auth for Indl Dev 5.25%,
                        Due 10/1/2030                             State Street, for FSA       3,000,000    2,914,607    3,114,240
00011          B     Tacoma Washington Regl Wtr Supp 5.5%,
                        Due 12/01/2017                            State Street, for FSA       1,300,000    1,408,437    1,441,882
00012          B     West Virginia State Hsg Dev Fd 5.3%,
                        Due 11/1/2003                             State Street, for FSA       4,000,000    3,948,721    4,041,960
00013          B     Waxahachie Texas Indpt Sch,
                        Due 8/15/2030                             State Street, for FSA       6,820,000    1,329,249    1,368,024
00014          O     SSGA Funds                                   State Street, for FSA         532,855      532,855      532,855
---------------------------------------------------------------------------------------------------------------------------------
XX99999 - Total - Not All Policyholders                                                      65,672,855   60,869,627   63,200,345
---------------------------------------------------------------------------------------------------------------------------------
NY00001        B     US Treasury Notes  5.75%                     State Street Bank,
                        due 8/15/2003 FA15                           Superintendent of NYS      515,000      515,998      529,323
NY00002        B     US Treasury Notes  7.875%                    State Street Bank,
                        due 11/15/2004 MN15                          Superintendent of NYS    1,000,000    1,005,299    1,116,680
---------------------------------------------------------------------------------------------------------------------------------
NY99999 -                                                                                     1,515,000    1,521,297    1,646,003
---------------------------------------------------------------------------------------------------------------------------------
ZZ99999 - Total - All Policyholders                                                           1,515,000    1,521,297    1,646,003
---------------------------------------------------------------------------------------------------------------------------------





---------------------------------------------------------------------------------------------------------------------------------
  9999999 Totals                                                                             67,187,855   62,390,924   64,846,348
---------------------------------------------------------------------------------------------------------------------------------

(a)  Including $               cash and short-term investments as defined in
                --------------

     SSAP No. 2 of the NAIC Accounting Practices and Procedures Manual.

                                       E25

                                                                       [GRAPHIC]

PROPERTY AND CASUALTY COMPANIES--ASSOCIATION EDITION

                                ANNUAL STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                       OF THE CONDITION AND AFFAIRS OF THE
                              RADIAN INSURANCE INC.
--------------------------------------------------------------------------------

NAIC Group Code      0766            0766      NAIC Company Code 20720 Employer's ID Number 23-2734276
               (Current Period) (Prior Period)

Organized under the Laws of Pennsylvania, State of Domicile or Port of Entry Pennsylvania

Country of Domicile United States of America

Incorporated 12/17/1993 Commenced Business 01/01/1995

Statutory Home Office  1601 Market Street ,        Philadelphia, PA 19103
                       (Street and Number)   (City or Town, State and Zip Code)

Main Administrative Office       1601 Market Street
                                (Street and Number)

    Philadelphia, PA 19103                      800-523-1988
(City or Town, State and Zip Code)     (Area Code) (Telephone Number)

Mail Address        1601 Market Street      ,        Philadelphia, PA 19103
             (Street and Number or P.O. Box)  (City or Town, State and Zip Code)

Primary Location of Books and Records       1601 Market Street
                                           (Street and Number)

     Philadelphia, PA 19103                        800-523-1988-3403
(City or Town, State and Zip Code)          (Area Code) (Telephone Number)

Internet Website Address  www.radiangroupinc.com

Statement Contact   Julie Weaver Clark                  800-523-1988-3403
                         (Name)           (Area Code) (Telephone Number) (Extension)

    julie.clark@radianmi.com                            215-564-5282
       (E-mail Address)                                 (Fax Number)

Policyowner Relations Contact       1601 Market Street
                                    (Street and Number)

       Philadelphia, PA 19103                        800-523-1988
(City or Town, State and Zip Code)    (Area Code) (Telephone Number) (Extension)

                                    OFFICERS
President     Roy James Kasmar          Secretary    Howard Seth Yaruss
Treasurer     Terry Lee Latimer

                                 VICE PRESIDENTS
 Carl Robert Quint        Elizabeth Anne Shuttleworth         Ralph Bruce Van Fleet III

                              DIRECTORS OR TRUSTEES
 Frank Peter Filipps         Paul Frederick Fischer                Roy James Kasmar
  Carl Robert Quint         Elizabeth Anne Shuttleworth        Ralph Bruce Van Fleet III
 Howard Seth Yaruss

State of  Pennsylvania  }
                        }   SS
County of Philadelphia  }

The officers of this reporting entity, being duly sworn, each depose and say that they are the described officers of said reporting entity, and that on the reporting period stated above, all of the herein described assets were the absolute property of the said reporting entity, free and clear from any liens or claims thereon, except as herein stated, and that this statement, together with related exhibits, schedules and explanations therein contained, annexed or referred to, is a full and true statement of all the assets and liabilities and of the condition and affairs of the said reporting entity as of the reporting period stated above, and of its income and deductions therefrom for the period ended, and have been completed in accordance with the NAIC Annual Statement Instructions and Accounting Practices and Procedures manual except to the extent that: (1) state law may differ; or, (2) that state rules or regulations require differences in reporting not related to accounting practices and procedures, according to the best of their information, knowledge and belief, respectively.


--------------------       ----------------------       ------------------------
  Roy James Kasmar           Howard Seth Yaruss            Terry Lee Latimer
    President                    Secretary                     Treasurer

                               a. Is this an original filing?     Yes [X] No [ ]
Subscribed and sworn to        b. If no,
before me this        day      1. State the amendment number
               -------                                            --------------
of February, 2003              2. Date filed
                                                                  --------------
                               3. Number of pages attached
                                                                  --------------


--------------------------
Angela L. White

03/24/2003

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                                     ASSETS

                                                                       Current Year                        Prior Year
                                                    ---------------------------------------------------------------------
                                                        1             2                 3                      4
                                                                  Nonadmitted   Net Admitted Assets
                                                      Assets        Assets        (Cols. 1 - 2)       Net Admitted Assets
-------------------------------------------------------------------------------------------------------------------------
   1. Bonds                                          90,653,689                      90,653,689           68,215,219

   2. Stocks:
      2.1 Preferred stocks (Schedule D, Part 2,
             Section 1)
      2.2 Common stocks (Schedule D, Part 2,
             Section 2)

   3. Mortgage loans on real estate (Schedule B):
      3.1 First liens
      3.2 Other than first liens

   4. Real estate (Schedule A):
      4.1 Properties occupied by the company
      (less $               encumbrances)
             --------------
      4.2 Properties held for the production of
             income
      (less $               encumbrances)
             --------------
      4.3 Properties held for sale
      (less $               encumbrances)
             --------------

   5. Cash ($ 778,351 Schedule E, Part 1) and
         short-term investments ($ 9,988,368
         Schedule DA, Part 2)                        10,766,719                      10,766,719            2,923,801

   6. Other invested assets (Schedule BA)

   7. Receivable for securities

   8. Aggregate write-ins for invested assets                                                                 19,025
                                                    ---------------------------------------------------------------------
   9. Subtotals, cash and invested assets
         (Lines 1 to 8)                             101,420,408                     101,420,408           71,158,045

  10. Agents' balances or uncollected premiums:
      10.1 Premiums and agents' balances in
              course of collection                    2,711,758                       2,711,758               29,861
      10.2 Premiums, agents' balances and
              installments booked but deferred
              and not yet due (Including $
                                          ------
              earned but unbilled premiums)
      10.3 Accrued retrospective premiums

  11. Funds held by or deposited with reinsured companies

  12. Bills receivable, taken for premiums

  13. Amounts receivable under high deductible policies

  14. Reinsurance recoverables on loss and loss adjustment expense payments (Schedule
         F, Part 3, Cols. 7 and 8)

  15. Federal and foreign income tax recoverable
         and interest thereon (including
         $1,901,628 net deferred tax asset)             165,627      165,627                               4,013,285

  16. Guaranty funds receivable or on deposit

  17. Electronic data processing equipment and software

  18. Interest, dividends and real estate income
         due and accrued                              1,245,399                       1,245,399              866,508

  19. Net adjustments in assets and liabilities due to foreign exchange rates

  20. Receivable from parent, subsidiaries and
         affiliates                                   1,040,321    1,009,942             30,379

  21. Amount due from/to protected cells

  22. Equities and deposits in pools and
         associations

  23. Amounts receivable relating to uninsured accident and health plans

  24. Other assets nonadmitted (Exhibit 1)

  25. Aggregate write-ins for other than
         invested assets                                 56,962       56,962
                                                    ---------------------------------------------------------------------
  26. Total assets excluding protected cell
         assets (Lines 9 through 25)                106,640,475    1,232,531        105,407,944           76,067,699

  27. Protected cell assets

  28. TOTALS (Lines 26 and 27)                      106,640,475    1,232,531        105,407,944           76,067,699
-------------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

0801. Options                                                                                                 19,025

0802.

0803.

0898. Summary of remaining write-ins for Line
         8 from overflow page

0899. Totals (Lines 0801 thru 0803 plus 0898)
         (Line 8 above)                                                                                       19,025
-------------------------------------------------------------------------------------------------------------------------
2501. Prepaid Expenses                                   56,962       56,962

2502.

2503.

2598. Summary of remaining write-ins for Line
         25 from overflow page

2599. Totals (Lines 2501 thru 2503 plus 2598)
         (Line 25 above)                                 56,962       56,962
------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                      LIABILITIES, SURPLUS AND OTHER FUNDS

                                                                                                          1              2
                                                                                                     Current Year   Prior Year
------------------------------------------------------------------------------------------------------------------------------
   1. Losses (Part 2A, Line 34, Column 8)                                                              21,477,133   29,843,647

   2. Reinsurance payable on paid loss and loss adjustment expenses (Schedule F, Part 1, Column 6)      1,493,891      369,150

   3. Loss adjustment expenses (Part 2A, Line 34, Column 9)

   4. Commissions payable, contingent commissions and other similar charges                                82,140

   5. Other expenses (excluding taxes, licenses and fees)                                                  33,228        7,272

   6. Taxes, licenses and fees (excluding federal and foreign income taxes)                               554,409      811,671

   7. Federal and foreign income taxes (including $ 118,747 on realized capital gains (losses))
         (including $          net deferred tax liability)                                                854,138      695,550
                     ---------

   8. Borrowed money $         and interest thereon $
                      --------                       --------

   9. Unearned premiums (Part 1A, Line 37, Column 5)
         (after deducting unearned premiums for ceded reinsurance of $             and including
                                                                      ------------
         warranty reserves of $               )                                                        21,965,207      229,883
                               ---------------

  10. Advance premiums

  11. Dividends declared and unpaid:
      11.1 Stockholders
      11.2 Policyholders

  12. Ceded reinsurance premiums payable (net of ceding commissions)                                      583,154    1,010,373

  13. Funds held by company under reinsurance treaties (Schedule F, Part 3, Column 19)

  14. Amounts withheld or retained by company for account of others                                       252,437

  15. Remittances and items not allocated

  16. Provision for reinsurance (Schedule F, Part 7)

  17. Net adjustments in assets and liabilities due to foreign exchange rates

  18. Drafts outstanding

  19. Payable to parent, subsidiaries and affiliates                                                                   553,667

  20. Payable for securities

  21. Liability for amounts held under uninsured accident and health plans

  22. Capital Notes $           and interest thereon $
                     ----------                       -----------

  23. Aggregate write-ins for liabilities                                                                 412,404
                                                                                                     -------------------------
  24. Total liabilities excluding protected cell liabilities
         (Lines 1 through 23)                                                                          47,708,141   33,521,213
                                                                                                     -------------------------
  25. Protected cell liabilities

  26. Total liabilities (Lines 24 and 25)                                                              47,708,141   33,521,213

  27. Aggregate write-ins for special surplus funds

  28. Common capital stock                                                                              2,500,000    2,500,000

  29. Preferred capital stock

  30. Aggregate write-ins for other than special surplus funds

  31. Surplus notes

  32. Gross paid in and contributed surplus                                                            32,520,135   32,520,135

  33. Unassigned funds (surplus)                                                                       22,679,668    7,526,351

  34. Less treasury stock, at cost:
      34.1           shares common (value included in Line 28 $           )
           ----------                                          -----------
      34.2           shares preferred (value included in Line 29 $              )
           ----------                                             --------------
                                                                                                     -------------------------
  35. Surplus as regards policyholders (Lines 27 to 33, less 34) (Page 4, Line 38)                     57,699,803   42,546,486

  36. TOTALS (Page 2, Line 28, Col. 3)                                                                105,407,944   76,067,699
------------------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

2301. Contingency reserve                                                                                 412,404

2302.

2303.

2398. Summary of remaining write-ins for Line 23 from overflow page

2399. Totals (Lines 2301 thru 2303 plus 2398) (Line 23 above)                                             412,404
------------------------------------------------------------------------------------------------------------------------------
2701.

2702.

2703.

2798. Summary of remaining write-ins for Line 27 from overflow page

2799. Totals (Lines 2701 thru 2703 plus 2798) (Line 27 above)
------------------------------------------------------------------------------------------------------------------------------
3001.

3002.

3003.

3098. Summary of remaining write-ins for Line 30 from overflow page

3099. Totals (Lines 3001 thru 3003 plus 3098) (Line 30 above)
------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

             UNDERWRITING AND INVESTMENT EXHIBIT STATEMENT OF INCOME

                                                                                                              1             2
                                                                                                         Current Year   Prior Year
----------------------------------------------------------------------------------------------------------------------------------
      UNDERWRITING INCOME

   1. Premiums earned (Part 1, Line 34, Column 4)                                                         28,109,854    38,764,900

      DEDUCTIONS

   2. Losses incurred (Part 2, Line 34, Column 7)                                                          7,771,983    33,351,061

   3. Loss expenses incurred (Part 3, Line 25, Column 1)                                                     241,274        88,569

   4. Other underwriting expenses incurred (Part 3, Line 25, Column 2)                                     1,594,355     2,334,315

   5. Aggregate write-ins for underwriting deductions
                                                                                                         -------------------------
   6.    Total underwriting deductions (Lines 2 through 5)                                                 9,607,612    35,773,945
                                                                                                         -------------------------
   7. Net income of protected cells

   8. Net underwriting gain or (loss) (Line 1 minus Line 6 plus Line 7)                                   18,502,242     2,990,955

      INVESTMENT INCOME

   9. Net investment income earned (Exhibit of Net Investment Income, Line 17)                             3,615,805     3,194,068

  10. Net realized capital gains or (losses) (Exhibit of Capital Gains (Losses))                             (90,547)       33,427
                                                                                                         -------------------------
  11. Net investment gain or (loss) (Lines 9 + 10)                                                         3,525,258     3,227,495

      OTHER INCOME

  12. Net gain or (loss) from agents' or premium balances charged off (amount recovered $
                                                                                         -------------
         amount charged off $              )
                             --------------

  13. Finance and service charges not included in premiums

  14. Aggregate write-ins for miscellaneous income                                                            20,836       121,500
                                                                                                         -------------------------
  15.    Total other income (Lines 12 through 14)                                                             20,836       121,500
                                                                                                         -------------------------
  16. Net income before dividends to policyholders and before federal and foreign income taxes (Lines
         8 + 11 + 15)                                                                                     22,048,336     6,339,950

  17. Dividends to policyholders
                                                                                                         -------------------------
  18. Net income, after dividends to policyholders but before federal and foreign income taxes (Line
         16 minus Line 17)                                                                                22,048,336     6,339,950

  19. Federal and foreign income taxes incurred                                                            7,902,189     1,837,428
                                                                                                         -------------------------
  20. Net income (Line 18 minus Line 19) (to Line 22)                                                     14,146,147     4,502,522
                                                                                                         -------------------------
      CAPITAL AND SURPLUS ACCOUNT

  21. Surplus as regards policyholders, December 31 prior year (Page 4, Line 38, Column 2)                42,546,486    38,387,643
                                                                                                         -------------------------
      GAINS AND (LOSSES) IN SURPLUS

  22. Net income (from Line 20)                                                                           14,146,147     4,502,522

  23. Net unrealized capital gains or (losses)                                                                            (505,975)

  24. Change in net unrealized foreign exchange capital gain (loss)

  25. Change in net deferred income tax                                                                    2,146,131       193,070

  26. Change in nonadmitted assets (Exhibit 1, Line 5, Col. 3)                                              (726,556)

  27. Change in provision for reinsurance (Page 3, Line 16, Column 2 minus Column 1)

  28. Change in surplus notes

  29. Surplus (contributed to) withdrawn from protected cells

  30. Cumulative effect of changes in accounting principles                                                               (271,946)

  31. Capital changes:
      31.1. Paid in
      31.2. Transferred from surplus (Stock Dividend)
      31.3. Transferred to surplus

  32. Surplus adjustments:
      32.1. Paid in
      32.2. Transferred to capital (Stock Dividend)
      32.3. Transferred from capital

  33. Net remittances from or (to) Home Office

  34. Dividends to stockholders (cash)

  35. Change in treasury stock (Page 3, Lines 34.1 and 34.2, Column 2 minus Column 1)

  36. Aggregate write-ins for gains and losses in surplus                                                   (412,404)      241,172
                                                                                                         -------------------------
  37. Change in surplus as regards policyholders for the year (Lines 22 through 36)                       15,153,318     4,158,843
                                                                                                         -------------------------
  38. Surplus as regards policyholders, December 31 current year (Line 21 plus Line 37) (Page 3,
         Line 35)                                                                                         57,699,804    42,546,486
----------------------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

0501.

0502.

0503.

0598. Summary of remaining write-ins for Line 5 from overflow page

0599. Totals (Lines 0501 thru 0503 plus 0598) (Line 5 above)
----------------------------------------------------------------------------------------------------------------------------------
1401. Miscellaneous Income                                                                                    20,836       121,500

1402.

1403.

1498. Summary of remaining write-ins for Line 14 from overflow page

1499. Totals (Lines 1401 thru 1403 plus 1498) (Line 14 above)                                                 20,836       121,500
----------------------------------------------------------------------------------------------------------------------------------
3601. Contingency reserve - additions                                                                       (412,404)     (867,551)

3602. Contingency reserve - recovery                                                                                     1,108,723

3603.

3698. Summary of remaining write-ins for Line 36 from overflow page

3699. Totals (Lines 3601 thru 3603 plus 3698) (Line 36 above)                                               (412,404)      241,172
----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                                    CASH FLOW

                                                                                                              1             2
                                                                                                         Current Year   Prior Year
-----------------------------------------------------------------------------------------------------------------------------------
                                       Cash from Operations

    1. Premiums collected net of reinsurance                                                               46,736,062    39,770,190

    2. Loss and loss adjustment expenses paid (net of salvage and subrogation)                             15,255,030     9,447,314

    3. Underwriting expenses paid                                                                           1,743,522     1,560,108

    4. Other underwriting income (expenses)
                                                                                                         --------------------------
    5. Cash from underwriting (Line 1 minus Line 2 minus Line 3 plus Line 4)                               29,737,510    28,762,768

    6. Net investment income                                                                                2,986,389     2,380,681

    7. Other income (expenses):
       7.1 Agents' balances charged off
       7.2 Net funds held under reinsurance treaties
       7.3 Net amount withheld or retained for account of others                                              252,437
       7.4 Aggregate write-ins for miscellaneous items                                                         20,836       121,500
                                                                                                         --------------------------
       7.5 Total other income (Lines 7.1 to 7.4)                                                              273,273       121,500

    8. Dividends to policyholders on direct business, less $            dividends on reinsurance
                                                             ----------
          assumed or ceded (net)

    9. Federal and foreign income taxes (paid) recovered                                                   (1,749,813)   (5,561,039)
                                                                                                         --------------------------
   10. Net cash from operations (Line 5 plus Line 6 plus Line 7.5 minus Line 8 plus Line 9)                31,247,359    25,703,910

                                      Cash from Investments

   11. Proceeds from investments sold, matured or repaid:
       11.1 Bonds                                                                                          17,546,193     6,417,305
       11.2 Stocks
       11.3 Mortgage loans
       11.4 Real estate
       11.5 Other invested assets
       11.6 Net gains or (losses) on cash and short-term investments
       11.7 Miscellaneous proceeds
                                                                                                         --------------------------
       11.8 Total investment proceeds (Lines 11.1 to 11.7)                                                 17,546,193     6,417,305

   12. Cost of investments acquired (long-term only):
       12.1 Bonds                                                                                          39,299,687    31,562,480
       12.2 Stocks
       12.3 Mortgage loans
       12.4 Real estate
       12.5 Other invested assets
       12.6 Miscellaneous applications                                                                                      525,000
                                                                                                         --------------------------
       12.7 Total investments acquired (Lines 12.1 to 12.6)                                                39,299,687    32,087,480
                                                                                                         --------------------------
   13. Net Cash from investments (Line 11.8 minus Line 12.7)                                              (21,753,494)  (25,670,175)
                                                                                                         --------------------------
                          Cash from Financing and Miscellaneous Sources

   14. Cash provided:
       14.1 Surplus notes, capital and surplus paid in
       14.2 Capital notes $               less amounts repaid $
                           --------------
       14.3 Net transfers from affiliates                                                                                   463,930
       14.4 Borrowed funds received
       14.5 Other cash provided
                                                                                                         --------------------------
       14.6 Total (Lines 14.1 to 14.5)                                                                                      463,930

   15. Cash applied:
       15.1 Dividends to stockholders paid
       15.2 Net transfers to affiliates                                                                     1,593,988
       15.3 Borrowed funds repaid
       15.4 Other applications                                                                                 56,962
                                                                                                         --------------------------
       15.5 Total (Lines 15.1 to 15.4)                                                                      1,650,950
                                                                                                         --------------------------
   16. Net cash from financing and miscellaneous sources (Line 14.6 minus Line 15.5)                       (1,650,950)      463,930
                                                                                                         --------------------------
                        RECONCILIATION OF CASH AND SHORT-TERM INVESTMENTS

   17. Net change in cash and short-term investments (Line 10, plus Line 13, plus Line 16)                  7,842,915       497,665

   18. Cash and short-term investments:
       18.1 Beginning of year                                                                               2,923,801     2,426,135
       18.2 End of year (Line 17 plus Line 18.1)                                                           10,766,716     2,923,801
-----------------------------------------------------------------------------------------------------------------------------------

       DETAILS OF WRITE-INS

07.401 Other income                                                                                            20,836       121,500

07.402

07.403

07.498 Summary of remaining write-ins for Line 7.4 from overflow page

07.499 Totals (Lines 07.401 thru 07.403 plus 07.498) (Line 7.4 above)                                          20,836       121,500
-----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                            PART 1 - PREMIUMS EARNED

                                                        1                     2                       3                  4
                                                                       Unearned Premiums      Unearned Premiums
                                                   Net Premiums      Dec. 31 Prior Year -      Dec. 31 Current    Premiums Earned
                                                   Written per      per Col. 3, Last Year's   Year - per Col. 5      During Year
            Lines of Business                   Column 6, Part 1B           Part 2                 Part 1A        (Cols. 1 + 2 - 3)
-----------------------------------------------------------------------------------------------------------------------------------
 1.        Fire

 2.        Allied lines

 3.        Farmowners multiple peril

 4.        Homeowners multiple peril

 5.        Commercial multiple peril

 6.        Mortgage guaranty                           3,147,367              229,883               2,614,200            763,050

 8.        Ocean marine

 9.        Inland marine

10.        Financial guaranty

11.1       Medical malpractice - occurrence

11.2       Medical malpractice - claims-made

12.        Earthquake

13.        Group accident and health

14.        Credit accident and health (group
              and individual)

15.        Other accident and health

16.        Workers' compensation

17.1       Other liability - occurrence

17.2       Other liability - claims-made

18.1       Products liability - occurrence

18.2       Products liability - claims-made

19.1, 19.2 Private passenger auto liability

19.3, 19.4 Commercial auto liability

21.        Auto physical damage

22.        Aircraft (all perils)

23.        Fidelity

24.        Surety

26.        Burglary and theft

27.        Boiler and machinery

28.        Credit                                     46,697,811                                   19,351,007         27,346,804

29.        International

30.        Reinsurance - Nonproportional
              Assumed Property

31.        Reinsurance - Nonproportional
              Assumed Liability

32.        Reinsurance - Nonproportional
              Assumed Financial Lines

33.        Aggregate write-ins for other
              lines of business
                                                ----------------------------------------------------------------------------------
34.           TOTALS                                  49,845,178              229,883              21,965,207         28,109,854
----------------------------------------------------------------------------------------------------------------------------------

           DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.      Summary of remaining write-ins for
              Line 33 from overflow page

3399.      Totals (Lines 3301 thru 3303 plus
              3398) (Line 33 above)
----------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT

                    PART 1A - RECAPITULATION OF ALL PREMIUMS
   (a)Gross premiums (less reinsurance) and unearned premiums on all unexpired risks and reserve for return premiums under rate credit or retrospective rating plans based upon experience, viz:

------------------------------------------------------------------------------------------------------------------------------------
                                                     1                 2             3              4                    5
                                              Amount Unearned   Amount Unearned                Reserve for
                                               (Running One      (Running More                 Rate Credits
                                                Year or Less     Than One Year     Earned    and Retrospective      Total Reserve
                                                from Date of     from Date of       but         Adjustments              for
                                                   Policy)          Policy)       Unbilled        Based on        Unearned Premiums
              Line of Business                      (b)              (b)          Premium       Experience       Cols. 1 + 2 + 3 + 4
------------------------------------------------------------------------------------------------------------------------------------
  1.      Fire

  2.      Allied lines

  3.      Farmowners multiple peril

  4.      Homeowners multiple peril

  5.      Commercial multiple peril

  6.      Mortgage guaranty                       2,614,200                                                          2,614,200

  8.      Ocean marine

  9.      Inland marine

 10.      Financial guaranty

 11.1     Medical malpractice - occurrence

 11.2     Medical malpractice - claims-made

 12.      Earthquake

 13.      Group accident and health

 14.      Credit accident and health
             (group and individual)

 15.      Other accident and health

 16.      Workers' compensation

 17.1     Other liability - occurrence

 17.2     Other liability - claims-made

 18.1     Products liability - occurrence

 18.2     Products liability - claims-made

19.1,19.2 Private passenger auto liability

19.3,19.4 Commercial auto liability

 21.      Auto physical damage

 22.      Aircraft (all perils)

 23.      Fidelity

 24.      Surety

 26.      Burglary and theft

 27.      Boiler and machinery

 28.      Credit                                  8,214,773        11,136,234                                       19,351,007

 29.      International

 30.      Reinsurance - Nonproportional
             Assumed Property

 31.      Reinsurance - Nonproportional
             Assumed Liability

 32.      Reinsurance - Nonproportional
             Assumed Financial Lines

 33.      Aggregate write-ins for other
             lines of business

 34.         TOTALS                              10,828,973        11,136,234                                       21,965,207
------------------------------------------------------------------------------------------------------------------------------------

 35.      Accrued retrospective premiums
             based on experience

 36.      Earned but unbilled premiums

 37.      Balance (Sum of Line 34
             through 36)                                                                                            21,965,207
------------------------------------------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins
             for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303
             plus 3398) (Line 33 above)
------------------------------------------------------------------------------------------------------------------------------------

(a) By gross premiums is meant the aggregate of all the premiums written in the policies or renewals in force.

     Are they so returned in this statement?  Yes [X] No [ ]

(b)  State here basis of computation used in each case. Monthly pro-rata
                                                                         -------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                           PART 1B - PREMIUMS WRITTEN

   Gross Premiums (Less Return Premiums), Including Policy and Membership Fees
                         Written and Renewed During Year

-----------------------------------------------------------------------------------------------------------------------------------
                                                               Reinsurance Assumed           Reinsurance Ceded
                                                           ---------------------------------------------------------
                                                   1           2               3              4              5               6
                                                Direct                                                                  Net Premiums
                                               Business       From            From            To             To         Written Cols
          Line of Business                        (a)      Affiliates    Non-Affiliates   Affiliates   Non-Affiliates    1+2+3-4-5
-----------------------------------------------------------------------------------------------------------------------------------
  1.      Fire

  2.      Allied lines

  3.      Farmowners multiple peril

  4.      Homeowners multiple peril

  5.      Commercial multiple peril

  6.      Mortgage guaranty                                 3,147,367                                                    3,147,367

  8.      Ocean marine

  9.      Inland marine

 10.      Financial guaranty

 11.1     Medical malpractice - occurrence

 11.2     Medical malpractice - claims-made

 12.      Earthquake

 13.      Group accident and health

 14.      Credit accident and health(group
             and individual)

 15.      Other accident and health

 16.      Workers' compensation

 17.1     Other liability - occurrence

 17.2     Other liability - claims-made

 18.1     Products liability -occurrence

 18.2     Products liability -claims-made

19.1,19.2 Private passenger autoliability

19.3,19.4 Commercial auto liability

 21.      Auto physical damage

 22.      Aircraft (all perils)

 23.      Fidelity

 24.      Surety

 26.      Burglary and theft

 27.      Boiler and machinery

 28.      Credit                              62,612,292                                  13,402,936     2,511,545      46,697,811

 29.      International

 30.      Reinsurance - Nonproportional
             Assumed Property                        XXX

 31.      Reinsurance - Nonproportional
             Assumed Liability                       XXX

 32.      Reinsurance - Nonproportional
             Assumed Financial Lines                 XXX

 33.      Aggregate write-ins for other
             lines of business
                                              -------------------------------------------------------------------------------------
 34.         TOTALS                           62,612,292    3,147,367                     13,402,936     2,511,545      49,845,178
-----------------------------------------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins
             for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303 plus
             3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------------------

(a) Does the company's direct premiums written include premiums recorded on an installment basis? Yes [ ] No [X]

     If yes: 1. The amount of such installment premiums $
                                                         ---------

             2. Amount at which such installment premiums would have been reported had they been reported on an annualized basis $
                                                                        --------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                        PART 2 - LOSSES PAID AND INCURRED

                                                                       Losses Paid Less Salvage
                                              --------------------------------------------------------------
                                                     1               2             3               4
                                                                Reinsurance   Reinsurance     Net Payments
                Line of Business              Direct Business     Assumed      Recovered   (Cols. 1 + 2 - 3)
------------------------------------------------------------------------------------------------------------
  1.      Fire

  2.      Allied lines

  3.      Farmowners multiple peril

  4.      Homeowners multiple peril

  5.      Commercial multiple peril

  6.      Mortgage guaranty                                      1,341,430                      1,341,430

  8.      Ocean marine

  9.      Inland marine

 10.      Financial guaranty

 11.1     Medical malpractice - occurrence

 11.2     Medical malpractice - claims-made

 12.      Earthquake

 13.      Group accident and health

 14.      Credit accident and health
             (group and individual)

 15.      Other accident and health

 16.      Workers' compensation

17.1      Other liability - occurrence

17.2      Other liability - claims-made

18.1      Products liability - occurrence

18.2      Products liability - claims-made

19.1,19.2 Private passenger auto liability

19.3,19.4 Commercial auto liability

 21.      Auto physical damage

 22.      Aircraft (all perils)

 23.      Fidelity

 24.      Surety

 26.      Burglary and theft

 27.      Boiler and machinery

 28.      Credit                                 14,797,067                                    14,797,067

 29.      International

 30.      Reinsurance - Nonproportional
             Assumed Property                           XXX

 31.      Reinsurance - Nonproportional
             Assumed Liability                          XXX

 32.      Reinsurance - Nonproportional
             Assumed Financial Lines                    XXX

 33.      Aggregate write-ins for other
             lines of business
                                                 ------------------------------------------------------------
 34.         TOTALS                              14,797,067      1,341,430                     16,138,497
-------------------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins
             for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303 plus
             3398) (Line 33 above)

                                                     5               6                 7                      8
                                                                                                    Percentage of Losses
                                                 Net Losses                                                Incurred
                                                   Unpaid         Net Losses     Losses Incurred      (Col. 7, Part 2)
                                                Current Year        Unpaid         Current Year      to Premiums Earned
          Line of Business                    (Part 2A, Col. 8   Previous Year   (Cols. 4 + 5 -6)     (Col. 4, Part 1)
------------------------------------------------------------------------------------------------------------------------
  1.      Fire

  2.      Allied lines

  3.      Farmowners multiple peril

  4.      Homeowners multiple peril

  5.      Commercial multiple peril

  6.      Mortgage guaranty                       6,695,502        7,882,944            153,988              20.2

  8.      Ocean marine

  9.      Inland marine

 10.      Financial guaranty

 11.1     Medical malpractice - occurrence

 11.2     Medical malpractice - claims-made

 12.      Earthquake

 13.      Group accident and health

 14.      Credit accident and health
             (group and individual)

 15.      Other accident and health

 16.      Workers' compensation

17.1      Other liability - occurrence

17.2      Other liability - claims-made

18.1      Products liability - occurrence

18.2      Products liability - claims-made

19.1,19.2 Private passenger auto liability

19.3,19.4 Commercial auto liability

 21.      Auto physical damage

 22.      Aircraft (all perils)

 23.      Fidelity

 24.      Surety

 26.      Burglary and theft

 27.      Boiler and machinery

 28.      Credit                                 14,781,631       21,960,703          7,617,995              27.9

 29.      International

 30.      Reinsurance - Nonproportional
             Assumed Property

 31.      Reinsurance - Nonproportional
             Assumed Liability

 32.      Reinsurance - Nonproportional
             Assumed Financial Lines

 33.      Aggregate write-ins for other
             lines of business
                                                 -----------------------------------------------------------------------
 34.         TOTALS                              21,477,133       29,843,647          7,771,983              27.6
------------------------------------------------------------------------------------------------------------------------

          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins
             for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303 plus
             3398) (Line 33 above)

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
              PART 2A - UNPAID LOSSES AND LOSS ADJUSTMENT EXPENSES

                                                                        Reported Losses
                                              -------------------------------------------------------------
                                                1          2                  3                   4
                                                                     Deduct Reinsurance
                                                                      Recoverable from    Net Losses Excl.
                                                                       Authorized and       Incurred But
                                                       Reinsurance      Unauthorized        Not Reported
          Line of Business                    Direct     Assumed          Companies       (Cols. 1 + 2 - 3)
-----------------------------------------------------------------------------------------------------------
  1.      Fire

  2.      Allied lines

  3.      Farmowners multiple peril

  4.      Homeowners multiple peril

  5.      Commercial multiple peril

  6.      Mortgage guaranty

  8.      Ocean marine

  9.      Inland marine

 10.      Financial guaranty

 11.1     Medical malpractice - occurrence

 11.2     Medical malpractice - claims-made

 12.      Earthquake

 13.      Group accident and health

 14.      Credit accident and health
             (group and individual)

 15.      Other accident and health

 16.      Workers' compensation

17.1      Other liability - occurrence

17.2      Other liability - claims-made

18.1      Products liability - occurrence

18.2      Products liability - claims-made

19.1,19.2 Private passenger auto liability

19.3,19.4 Commercial auto liability

 21.      Auto physical damage

 22.      Aircraft (all perils)

 23.      Fidelity

 24.      Surety

 26.      Burglary and theft

 27.      Boiler and machinery

 28.      Credit

 29.      International

 30.      Reinsurance - Nonproportional          XXX
          Assumed Property

 31.      Reinsurance - Nonproportional          XXX
          Assumed Liability

 32.      Reinsurance - Nonproportional          XXX
          Assumed Financial Lines

 33.      Aggregate write-ins for other
             lines of business

 34.         TOTALS
-----------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins
             for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303 plus
             3398) (Line 33 above)
-----------------------------------------------------------------------------------------------------------

                                                    Incurred But Not Reported                   8               9
                                              --------------------------------------
                                                  5            6              7
                                                                                            Net Losses        Unpaid Loss
                                                           Reinsurance   Reinsurance          Unpaid          Adjustment
          Line of Business                      Direct       Assumed        Ceded      (Cols. 4 +5 + 6 - 7)    Expenses
-------------------------------------------------------------------------------------------------------------------------
  1.      Fire

  2.      Allied lines

  3.      Farmowners multiple peril

  4.      Homeowners multiple peril

  5.      Commercial multiple peril

  6.      Mortgage guaranty                                  6,695,502                       6,695,502

  8.      Ocean marine

  9.      Inland marine

 10.      Financial guaranty

 11.1     Medical malpractice - occurrence

 11.2     Medical malpractice - claims-made

 12.      Earthquake

 13.      Group accident and health                                                    (a)

 14.      Credit accident and health
             (group and individual)

 15.      Other accident and health                                                    (a)

 16.      Workers' compensation

17.1      Other liability - occurrence

17.2      Other liability - claims-made

18.1      Products liability - occurrence

18.2      Products liability - claims-made

19.1,19.2 Private passenger auto liability

19.3,19.4 Commercial auto liability

 21.      Auto physical damage

 22.      Aircraft (all perils)

 23.      Fidelity

 24.      Surety

 26.      Burglary and theft

 27.      Boiler and machinery

 28.      Credit                              14,781,631                                    14,781,631

 29.      International

 30.      Reinsurance - Nonproportional              XXX
             Assumed Property

 31.      Reinsurance - Nonproportional              XXX
             Assumed Liability

 32.      Reinsurance - Nonproportional              XXX
             Assumed Financial Lines

 33.      Aggregate write-ins for other
             lines of business

 34.         TOTALS                           14,781,631     6,695,502                      21,477,133
-------------------------------------------------------------------------------------------------------------------------
          DETAILS OF WRITE-INS

3301.

3302.

3303.

3398.     Summary of remaining write-ins
             for Line 33 from overflow page

3399.     Totals (Lines 3301 thru 3303 plus
             3398) (Line 33 above)
-------------------------------------------------------------------------------------------------------------------------

(a)  Including $         for present value of life indemnity claims.
                --------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       UNDERWRITING AND INVESTMENT EXHIBIT
                                PART 3 - EXPENSES

                                                       1                   2                3             4
                                                 Loss Adjustment   Other Underwriting   Investment
                                                    Expenses           Expenses          Expenses       Total
----------------------------------------------------------------------------------------------------------------
   1. Claim adjustment services:                       7,632                                               7,632

      1.1 Direct

      1.2 Reinsurance assumed

      1.3 Reinsurance ceded
                                                 ---------------------------------------------------------------
      1.4 Net claim adjustment service
         (1.1 + 1.2 - 1.3)                             7,632                                               7,632

   2. Commission and brokerage:

      2.1 Direct excluding contingent

      2.2 Reinsurance assumed excluding
         contingent

      2.3 Reinsurance ceded excluding
         contingent                                                     1,340,294                      1,340,294

      2.4 Contingent-direct

      2.5 Contingent-reinsurance assumed

      2.6 Contingent-reinsurance ceded

      2.7 Policy and membership fees
                                                 ---------------------------------------------------------------
      2.8 Net commission and brokerage
         (2.1 + 2.2 - 2.3 + 2.4 + 2.5 - 2.6
         + 2.7)                                                        (1,340,294)                    (1,340,294)

   3. Allowances to managers and agents                                   197,851            2,186       200,037

   4. Advertising                                                          (1,145)              53        (1,092)

   5. Boards, bureaus and associations                                     14,894          162,100       176,994

   6. Surveys and underwriting reports                   287                1,695                          1,982

   7. Audit of assureds' records

   8. Salary and related items:

      8.1 Salaries                                   162,275              953,446           40,714     1,156,435

      8.2 Payroll taxes                               12,622               66,420            1,976        81,018

   9. Employee relations and welfare                  25,879              122,691            6,639       155,209

  10. Insurance

  11. Directors' fees

  12. Travel and travel items                                               4,716            5,047         9,763

  13. Rent and rent items                                200               17,059            2,067        19,326

  14. Equipment                                          937                8,789              952        10,678

  15. Cost or depreciation of EDP equipment
         and software                                                      22,897            1,936        24,833

  16. Printing and stationery                            529              (20,946)           1,916       (18,501)

  17. Postage, telephone and telegraph,
         exchange and express                            880               10,390              781        12,051

  18. Legal and auditing                                                   72,439            6,467        78,906
                                                 ---------------------------------------------------------------
  19. Totals (Lines 3 to 18)                         203,609            1,471,196          232,834     1,907,639

  20. Taxes, licenses and fees:

      20.1 State and local insurance taxes
         deducting guaranty association
         credits of $                                                   1,309,862                      1,309,862
                     ------------

      20.2 Insurance department licenses and
         fees                                                               3,875              749         4,624

      20.3 Gross guaranty association
         assessments

      20.4 All other (excluding federal and
         foreign income and real estate)                                  100,005                        100,005
                                                 ---------------------------------------------------------------
      20.5 Total taxes, licenses and fees
         (20.1 + 20.2 + 20.3 + 20.4)                                    1,413,742              749     1,414,491

  21. Real estate expenses

  22. Real estate taxes

  23. Reimbursements by uninsured accident and health plans

  24. Aggregate write-ins for miscellaneous
         expenses                                     30,033               49,711            4,294        84,038
                                                 ---------------------------------------------------------------
  25. Total expenses incurred                        241,274            1,594,355          237,877(a)  2,073,506

  26. Less unpaid expenses - current year                                 669,776                        669,776

  27. Add unpaid expenses - prior year                                    818,943                        818,943

  28. Amounts receivable relating to uninsured accident and health plans, prior year

  29. Amounts receivable relating to uninsured
         accident and health plans, current year
                                                 ---------------------------------------------------------------
  30. TOTAL EXPENSES PAID (Lines 25 - 26 + 27
         - 28 + 29)                                  241,274            1,743,522          237,877     2,222,673
----------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS

2401. Miscellaneous Expenses                          30,033               49,711            4,294        84,038

2402.

2403.

2498. Summary of remaining write-ins for Line
         24 from overflow page

2499. Totals (Lines 2401 thru 2403 plus 2498)
         (Line 24 above)                              30,033               49,711            4,294        84,038
----------------------------------------------------------------------------------------------------------------

(a)  Includes management fees of $        338,539 paid to affiliates and
                                  -------
     $        paid to non-affiliates.
      -------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                        EXHIBIT OF NET INVESTMENT INCOME

                                                                                  1              2
                                                                              Collected        Earned
                                                                             During Year     During Year
---------------------------------------------------------------------------------------------------------
  1.  U.S. Government bonds                                                 (a)

 1.1  Bonds exempt from U.S. tax                                            (a) 3,371,069       3,744,111

 1.2  Other bonds (unaffiliated)                                            (a)

 1.3  Bonds of affiliates                                                   (a)

 2.1  Preferred stocks (unaffiliated)                                       (b)

 2.11 Preferred stocks of affiliates                                        (b)

 2.2  Common stocks (unaffiliated)

 2.21 Common stocks of affiliates

  3.  Mortgage loans                                                        (c)

  4.  Real estate                                                           (d)

  5.  Contract loans

  6.  Cash/short-term investments                                           (e)   101,592         107,441

  7.  Derivative instruments                                                (f)

  8.  Other invested assets

  9.  Aggregate write-ins for investment income                                     2,129           2,129

 10.  Total gross investment income                                             3,474,790       3,853,681
-----------------------------------------------------------------------------------------
 11.  Investment expenses                                                                   (g)   237,127

 12.  Investment taxes, licenses and fees, excluding federal income taxes                   (g)       749

 13.  Interest expense                                                                      (h)

 14.  Depreciation on real estate and other invested assets                                 (i)

 15.  Aggregate write-ins for deductions from investment income

 16.  Total (Lines 11 through 15)                                                                 237,876

 17.  Net Investment Income - (Line 10 minus Line 16)                                           3,615,805
---------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS

0901. Interest on Notes Unaffiliated                                                2,129           2,129

0902.

0903.

0998. Summary of remaining write-ins for Line 9 from overflow page

0999. Totals (Lines 0901 through 0903 plus 0998) (Line 9, above)                    2,129           2,129
---------------------------------------------------------------------------------------------------------
1501.

1502.

1503.

1598. Summary of remaining write-ins for Line 15 from overflow page

1599. Total (Lines 1501 through 1503 plus 1598) (Line 15, above)
---------------------------------------------------------------------------------------------------------

(a)  Includes $ 375,655 accrual of discount less $ 125,131 amortization of
     premium and less $       paid for accrued interest on purchases.
                       ------

(b)  Includes $     accrual of discount less $        amortization of premium
               ----                           -------
     and less $       paid for accrued dividends on purchases.
               ------

(c)  Includes $     accrual of discount less $        amortization of premium
               ----                           -------
     and less $       paid for accrued interest on purchases.
               ------

(d)  Includes $     for company's occupancy of its own buildings; and excludes
               ----
     $         interest on encumbrances.
      --------

(e)  Includes $     accrual of discount less $         amortization of premium
               ----                           --------
     and less $       paid for accrued interest on purchases.
               ------

(f)  Includes $     accrual of discount less $         amortization of premium.
               ----                           --------

(g)  Includes $     investment expenses and $          investment taxes,
               ----                          ---------
     licenses and fees, excluding federal income taxes, attributable to segregated and Separate Accounts.

(h)  Includes $     interest on surplus notes and $          interest on
               ----                                ---------
     capital notes.

(i)  Includes $     depreciation on real estate and $         depreciation on
               ----                                  --------
     other invested assets.

                        EXHIBIT OF CAPITAL GAINS (LOSSES)

                                                1             2             3                   4               5
                                                                                     Net Gain (Loss) from
                                            Realized                    Increases    Change in Difference
                                           Gain (Loss)     Other       (Decreases)    Between Basis Book/
                                           On Sales or    Realized         by        Adjusted Carrying and
                                            Maturity     Adjustments    Adjustment      Admitted Values       Total
---------------------------------------------------------------------------------------------------------------------
1.    U.S. Government bonds

1.1   Bonds exempt from U.S. tax               434,453                                                        434,453

1.2   Other bonds (unaffiliated)

1.3   Bonds of affiliates

2.1   Preferred stocks (unaffiliated)

2.11  Preferred stocks of affiliates

2.2   Common stocks (unaffiliated)

2.21  Common stocks of affiliates

3.    Mortgage loans

4.    Real estate

5.    Contract loans

6.    Cash/Short-term investments

7.    Derivative instruments

8.    Other invested assets                                 (525,000)                                        (525,000)

9.    Aggregate write-ins for capital
         gains (losses)

10.   Total capital gains (losses)             434,453      (525,000)                                         (90,547)
---------------------------------------------------------------------------------------------------------------------
      DETAILS OF WRITE-INS

0901.

0902.

0903.

0998. Summary of remaining write-ins for Line 9 from overflow page

0999. Totals (Lines 0901 through 0903
         plus 0998) (Line 9, above)
---------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

          EXHIBIT 1 - ANALYSIS OF NONADMITTED ASSETS AND RELATED ITEMS

----------------------------------------------------------------------------------------------------------------------
                                                                            1              2               3
                                                                          End of        End of      Changes for Year
                                                                       Current Year   Prior Year   (Increase) Decrease
----------------------------------------------------------------------------------------------------------------------
   1. Summary of Items Page 2, Lines 10 to 17 and 19 to 23, Column 2     1,175,569      505,975          (669,594)

   2. Other Nonadmitted Assets:

      2.1 Bills receivable

      2.2 Furniture, equipment and supplies

      2.3 Leasehold improvements

      2.4 Loans on personal security, endorsed or not

   3. Total (Lines 2.1 to 2.4)

   4. Aggregate write-ins for other assets                                  56,962                        (56,962)
                                                                       -----------------------------------------------

   5. Total (Line 1 plus Lines 3 and 4)                                  1,232,531      505,975          (726,556)
----------------------------------------------------------------------------------------------------------------------

0401. Prepaid Expenses                                                      56,962                        (56,962)

0402.

0403.

0498. Summary of remaining write-ins for Line 4 from overflow page

0499. Totals (Lines 0401 thru 0403 plus 0498) (Line 4 above)                56,962                        (56,962)
----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

1.   Summary of Significant Accounting Policies

     A. The financial statements of Radian Insurance Inc. ("the Company") are presented on the basis of accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the NAIC Accounting Practices and Procedures manuals.

     B. The preparation of financial statements in conformity with Statutory Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities. It also requires disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from those estimates.

     C.   The Company uses the following accounting policies:

          (1)  Short-term investments are stated at amortized costs.

          (2) Bonds not backed by other loans are stated at amortized costs and are amortized using the effective interest method.

          (3)  None.

          (4)  None.

          (5)  None.

          (6)  None.

          (7)  None.

          (8)  None.

          (9)  None.

          (10) N/A

          (11) Unpaid losses and loss adjustment expenses include an amount determined from individual case estimates and loss reports and an amount determined from losses incurred but not reported. These liabilities are based on estimates and assumptions made by management. Although management believes the liabilities are adequate, the ultimate liability may exceed or be less than the amount provided.

2.   Accounting Changes and Correction of Errors

     In March 1998, the National Association of Insurance Commissioners adopted the Codification of Statutory Accounting Principles (the "Codification"). The Codification, which is intended to standardize regulatory accounting and reporting to state insurance departments, was effective January 1, 2001. However, statutory accounting principles will continue to be established by individual state laws and permitted practices. The Commonwealth of Pennsylvania required adoption of the Codification for the preparation of statutory financial statements effective January 1, 2001. Accordingly, the Company adopted the Codification on January 1, 2001. The net effect on the Company's statutory capital and surplus as of 12/31/00 is as follows:

     Surplus as reported on 12/31/00              $38,387,645
     Deferred income taxes (SSAP 10)                 (271,946)
                                                  -----------

     Net adjusted capital & surplus at 12/31/00   $38,115,699
                                                  ===========

3.   Business Combinations and Goodwill - None

4.   Discontinued Operations - None

5.   Investments

     A.   Mortgage Loans - None

     B.   Debt Restructuring - None

     C.   Reverse Mortgages - None

     D.   Loan-Backed Securities

          (1)  N/A
          (2)  N/A
          (3)  N/A
          (4)  N/A

     E.   Repurchase Agreements - None

6.   Joint Ventures, Partnerships and Limited Liability Companies - None

7.   Investment Income
          (1) The Company excludes investment income due and accrued with amounts that are over 90 days past due.

          (2)  The total amount excluded was $0

8.   Derivative Instruments - None

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

9.   Income Taxes

     A. The components of the net deferred tax asset/(liability) at December 31 are as follows:

                                                   December 31, 2002   January 1, 2002
                                                   -----------------   ---------------
     Total of gross deferred tax assets               $2,105,235          $ 616,675
     Total of all deferred tax liabilities               (37,980)          (695,551)
                                                      ----------          ---------
     Net deferred tax asset (liability)                2,067,255            (78,876)
     Deferred tax asset nonadmitted                     (165,627)                --
                                                      ----------          ---------
     Net admitted deferred tax asset (liability)      $1,901,628          $ (78,876)
                                                      ==========          =========

     (Increase)/Decrease in nonadmitted asset         $ (165,627)
                                                      ==========

     B.   Deferred tax liabilities not recognized - Not Applicable

     C. The provisions for incurred taxes on earnings for the years ended December 31 are:

                                                          2002         2001
                                                          ----         ----
          Federal                                      $7,750,130   $1,825,728
          Foreign                                              --           --
                                                       ----------   ----------
                                                        7,750,130    1,825,728
          Federal income tax on net capital gains         152,059       11,700
          Utilization of capital loss carry-forwards           --           --
                                                       ----------   ----------
          Federal and foreign income taxes incurred    $7,902,189   $1,837,428
                                                       ==========   ==========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax asset and deferred tax liabilities are as follows:

                                                      December 31,2002   January 1,2002
                                                      ----------------   --------------
     Deferred tax assets:
        Contingency reserve                              $  144,341        $      --
        Unpaid losses and LAE                               423,330          600,583
        Unearned premium reserve                          1,537,564           16,092
                                                         ----------        ---------
           Total deferred tax assets                      2,105,235          616,675
        Nonadmitted deferred tax assets                    (165,627)              --
                                                         ----------        ---------
           Admitted deferred tax assets                   1,939,608          616,675
     Deferred tax liabilities:
        Market discount on bonds                            (21,548)        (662,693)
        Accounting method change-UPR                        (16,432)         (32,858)
                                                         ----------        ---------
           Total deferred tax liabilities                   (37,980)        (695,551)
                                                         ----------        ---------
        Nonadmitted deferred tax assets (liability)       1,901,628          (78,876)
                                                         ==========        =========

     The change in net deferred income taxes is comprised of the following:

                                          December 31, 2002   January 1, 2002     Change
                                          -----------------   ---------------   ----------
     Total deferred tax assets               $2,105,235          $ 616,675      $1,488,560
     Total deferred tax liabilities             (37,980)          (695,551)        657,571
                                             ----------          ---------      ----------
     Net deferred tax asset (liability)       2,067,255            (78,876)      2,146,131
                                             ==========          =========      ==========

                                      14.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

     D. The provision for federal and foreign income taxes incurred is different from that which would be obtained by applying the statutory Federal income tax rate to net income before taxes after reductions for additions to the contingency reserve. The significant items causing this difference are as follows:

                                                               December 31, 2002   Effective Tax Rate
                                                               -----------------   ------------------
          Provision computed at statutory rate                    $ 7,716,917            35.00%

          Tax-exempt income, net of Section (S) 832(b)(5)(B)       (1,103,454)           (5.00%)
          Prior-year adjustments                                     (636,772)           (2.89%)
          Change in non-admitted assets                              (196,325)           (0.89%)
          Additions to statutory contingency reserve                 (144,341)           (0.65%)
          Other                                                       120,033             0.54%
                                                                  -----------            -----
          Total                                                   $ 5,756,058            26.11%
                                                                  ===========            =====

          Federal and foreign income taxes incurred               $ 7,902,189            35.84%
          Change in net deferred income taxes                      (2,146,131)           (9.73%)
                                                                  -----------            -----
             Total statutory income taxes                         $ 5,756,058            26.11%
                                                                  ===========            =====

     E.   Net Loss Carryforwards- Not Applicable

     F. The Company is included in a consolidated federal income tax return with its parent company, Radian Guaranty Inc. ("Radian"). The Company has a written agreement, approved by the Company's Board of Directors, which sets forth the manner in which the total combined federal income tax is allocated to each entity that is a party to the consolidation. Pursuant to this agreement, the Company has the enforceable right to recoup federal income taxes paid in prior years in the event of future net losses, which it may incur, or to recoup its net losses carried forward as an offset to future net income subject to federal income taxes.

10.  Information Concerning Parent, Subsidiaries and Affiliates
     A., B.
     & C. The Company did not pay dividends during 2002.
     D. At December 31, 2002, the Company reported $30,379 as net amounts receivable due to intercompany operations.
     E.   None.
     F. The Company and the Parent entered into a Net Worth and Liquidity Maintenance Agreement in October 2000. The agreement provides that Radian will cause the Company at all times to have a tangible net worth of at least $30 million. Additionally, Radian will cause the Company at all times to have sufficient liquidity to meet its current obligations. Under the terms of the agreement, the agreement may be terminated at any time by either Radian or the Company upon giving written notification of such termination. As of December 31, 2002, the Company's tangible net worth, which is defined as total capital and surplus plus contingency reserve, was $57,699,803. The Company has also entered into a management agreement with Radian, whereby a certain percentage of costs incurred by Radian for accounting, finance, data processing, and legal services are passed through to the Company.
     G.   All outstanding shares of the Company are currently owned by Radian.
     H.   None.
     I.   None.

11.  Debt - None

12. Retirement Plans, Deferred Compensation, Postemployment Benefits and Compensated Absences and Other Postretirement Benefit Plans
     A.   Employee Retirement Plan - None.
     B.   Deferred Compensation Plans - None.
     C.   Postretirement Benefit Plans - None.

                                      14.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

13. Capital and Surplus and Shareholders' Dividend Restrictions and Quasi-Reorganizations

     (1) The Company has 100,000 shares authorized, 100,000 shares issued and outstanding and par value of $25 per share.
     (2)  The Company has no preferred stock outstanding.
     (3) The ability of the Company to declare dividends on its common stock is restricted by certain provisions of the insurance laws of the Commonwealth of Pennsylvania, its state of domicile. The insurance laws of the Commonwealth of Pennsylvania establish a test limiting the maximum amount of dividends that may be paid out of unassigned surplus by an insurer without prior approval by the Pennsylvania Insurance Commissioner. Under such a test, the Company may pay dividends during any 12-month period in an amount equal to the greater of (i) 10 percent of the preceding year-end statutory unassigned surplus or (ii) the preceding year's statutory net income. In accordance with such restrictions, $14,146,000 is available for dividends in 2002.
     (4)  None
     (5)  None
     (6)  None
     (7)  None
     (8)  None
     (9) The portion of unassigned funds (surplus) represented or reduced by each item below is as follows:
               a. Unrealized gains and losses           --
               b. Nonadmitted asset values      $2,146,131
               c. Separate account business             --
               d. Asset valuation reserves              --
               e. Provision for reinsurance             --
     (10) None
     (11) None
     (12) None

14.  Contingencies

     A.   Contingent Commitments - None.
     B.   Assessments - None
     C.   Gain Contingencies - None.

15.  Leases - The Company has no material lease obligations at December 31,
     2002.

16. Information About financial Instruments with Off-Balance Sheet Risk and Financial Instruments with Concentrations of Credit Risk - None

17. Sale, Transfer and Servicing of Financial Assets and Extinguishments of Liabilities - None

18. Gain or Loss to the Reporting Entity from Uninsured A & H Plans and the Uninsured Portion of Partially Insured Plans - None

19. Direct Premium Written by Managing General Agents/Third Party Administrators - None

20.  Other Items
     The Company has selected rounding in reporting amounts in the Statement except for Schedule D where truncation was selected.

21.  Events Subsequent - None

22.  Reinsurance

     A.   Unsecured Reinsurance Recoverables - None.
     B.   Reinsurance Recoverable in Dispute - None.
     C.   Reinsurance Assumed and Ceded

          (1) The maximum amount of return commission that would have been due reinsurers if they or the Company had cancelled the reinsurance agreement as of December 31, 2002, with the return of unearned premium reserves is as follows:

                                 Reinsurance              Reinsurance                 Net
                           -----------------------   --------------------   -----------------------
                              (1)           (2)        (3)        (4)          (5)          (6)
                            Premium     Commission   Premium   Commission    Premium     Commission
                            Reserve       Equity     Reserve     Equity      Reserve       Equity
                           ----------   ----------   -------   ----------   ----------   ----------
           a. Affiliates   $2,614,200       $--        $--        $--       $2,614,200      $--
           b. All Other            --        --         --         --               --       --
                           ----------       ---        ---        ---       ----------      ---

           c. TOTAL        $2,614,200       $--        $--        $--       $2,614,200      $--
                           ==========       ===        ===        ===       ==========      ===

           d. Direct Unearned Premium Reserve $19,351,006

     D.   Uncollectible Reinsurance - None.
     E.   Commutation of Ceded Reinsurance - None.
     F.   Retroactive Reinsurance - None

23.  Retrospectively Rated Contracts - None

                                      14.3

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                          NOTES TO FINANCIAL STATEMENTS

24.  Change in Incurred Losses and Loss Adjustment Expenses

          Reserves for incurred losses and loss adjustment expenses attributed insured events of prior years decreased by $17,834,000 from $29,844,000 in 2001 to $12,010,000 in 2002. The decrease was the result of claims closed by settlement and lower than anticipated claim payments. The following table presents information relating to the liability Unpaid losses and related expenses as 2002 (in thousands):

          Balance at 1/01/02                   $ 29,844
          Plus current year reserves              9,467
          Less prior year development           (17,834)
                                               --------

             Total unpaid losses and
                related expenses at 12/31/02   $ 21,477
                                               ========

          Refer to Schedule P for additional information

25.       Intercompany Pooling Agreements - None

26.       Structured Settlements - None

27.       High Deductibles - None.

28. Discounting of Liabilities for Unpaid Losses or Unpaid Loss Adjustment Expenses - None

29.       Asbestos/Environmental Reserves - None

30.       Subscriber Savings Account - None

31.       Financial Guaranty Insurance Exposures - None

                                      14.4

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                           SUMMARY INVESTMENT SCHEDULE

--------------------------------------------------------------------------------------------------------------
                                                                                               Gross
                                                                                         Investment Holdings
                                                                                      ------------------------
                                                                                          1             2
                          Investment Categories                                         Amount      Percentage
--------------------------------------------------------------------------------------------------------------
 1. Bonds:

    1.1 U.S. Treasury securities

    1.2 U.S. government agency and corporate obligations (excluding mortgage-backed securities):

              1.21 Issued by U.S. government agencies

              1.22 Issued by U.S. government sponsored agencies

    1.3 Foreign government (including Canada, excluding mortgaged-backed securities)

    1.4 Securities issued by states, territories, and possessions and political subdivisions in the U.S.:

              1.41 States, territories and possessions general obligations             19,804,594     19.527

              1.42 Political subdivisions of states, territories and possessions
                      and political subdivisions general obligations                   10,599,655     10.451

              1.43 Revenue and assessment obligations                                  60,249,440     59.406

              1.44 Industrial development and similar obligations

    1.5 Mortgage-backed securities (includes residential and commercial
           MBS):

              1.51 Pass-through securities:

                   1.511 Guaranteed by GNMA

                   1.512 Issued by FNMA and FHLMC

                   1.513 Privately issued

              1.52 CMOs and REMICs:

                   1.521 Issued by FNMA and FHLMC

                   1.522 Privately issued and collateralized by MBS issued or guaranteed by GNMA, FNMA, or FHLMC

                   1.523 All other privately issued

 2. Other debt and other fixed income securities (excluding short-term):

    2.1 Unaffiliated domestic securities (includes credit tenant loans rated by the
           SVO)

    2.2 Unaffiliated foreign securities

    2.3 Affiliated securities

 3. Equity interests:

    3.1 Investments in mutual funds

    3.2 Preferred stocks:

              3.21 Affiliated

              3.22 Unaffiliated

    3.3 Publicly traded equity securities (excluding preferred stocks):

              3.31 Affiliated

              3.32 Unaffiliated

    3.4 Other equity securities:

              3.41 Affiliated

              3.42 Unaffiliated

    3.5 Other equity interests including tangible personal property under lease:

              3.51 Affiliated

              3.52 Unaffiliated

 4. Mortgage loans:

    4.1 Construction and land development

    4.2 Agricultural

    4.3 Single family residential properties

    4.4 Multifamily residential properties

    4.5 Commercial loans

 5. Real estate investments:

    5.1 Property occupied by the company

    5.2 Property held for the production of income (includes
           $                 of property acquired in satisfaction of debt)
             ---------------

    5.3 Property held for sale ($               including
                                  -------------
           property acquired in satisfaction of debt)

 6. Policy loans

 7. Receivables for securities

 8. Cash and short-term investments                                                    10,766,719     10.616

 9. Other invested assets
                                                                                      ------------------------

10. Total invested assets                                                             101,420,408    100.000
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                                                         Admitted Assets as
                                                                                           Reported in the
                                                                                           Annual Statement
                                                                                      ------------------------
           Investment Categories                                                           3            4
                                                                                         Amount     Percentage
--------------------------------------------------------------------------------------------------------------
 1. Bonds:

    1.1 U.S. Treasury securities

    1.2 U.S. government agency and corporate obligations (excluding mortgage-backed securities):

              1.21 Issued by U.S. government agencies

              1.22 Issued by U.S. government sponsored agencies

    1.3 Foreign government (including Canada, excluding mortgaged-backed securities)

    1.4 Securities issued by states, territories, and possessions and political subdivisions in the U.S.:
              1.41 States, territories and possessions general obligations             19,804,594      19.527

              1.42 Political subdivisions of states, territories and possessions
                      and political subdivisions general obligations                   10,599,655      10.451

              1.43 Revenue and assessment obligations                                  60,249,440      59.406

              1.44 Industrial development and similar obligations

    1.5 Mortgage-backed securities (includes residential and commercial
           MBS):

              1.51 Pass-through securities:

                   1.511 Guaranteed by GNMA

                   1.512 Issued by FNMA and FHLMC

                   1.513 Privately issued

              1.52 CMOs and REMICs:

                   1.521 Issued by FNMA and FHLMC

                   1.522 Privately issued and collateralized by MBS issued or guaranteed by GNMA, FNMA, or FHLMC

                   1.523 All other privately issued

 2. Other debt and other fixed income securities (excluding short-term):

    2.1 Unaffiliated domestic securities (includes credit tenant loans rated by the
           SVO)

    2.2 Unaffiliated foreign securities

    2.3 Affiliated securities

 3. Equity interests:

    3.1 Investments in mutual funds

    3.2 Preferred stocks:

        3.21 Affiliated

        3.22 Unaffiliated

    3.3 Publicly traded equity securities (excluding preferred stocks):

        3.31 Affiliated

        3.32 Unaffiliated

    3.4 Other equity securities:

        3.41 Affiliated

        3.42 Unaffiliated

    3.5 Other equity interests including tangible personal property under lease:

        3.51 Affiliated

        3.52 Unaffiliated

 4. Mortgage loans:

    4.1 Construction and land development

    4.2 Agricultural

    4.3 Single family residential properties

    4.4 Multifamily residential properties

    4.5 Commercial loans

 5. Real estate investments:

    5.1 Property occupied by the company

    5.2 Property held for the production of income (includes
           $                 of property acquired in satisfaction of debt)
             ---------------

    5.3 Property held for sale ($               including
                                  -------------
           property acquired in satisfaction of debt)

 6. Policy loans

 7. Receivables for securities

 8. Cash and short-term investments                                                    10,766,719      10.616

 9. Other invested assets
                                                                                      ------------------------

10. Total invested assets                                                             101,420,408     100.000
--------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                             GENERAL INTERROGATORIES

                         PART 1 - COMMON INTERROGATORIES

                                     GENERAL

1.1 Is the reporting entity a member of an Insurance Holding Company System consisting of two or more affiliated persons, one or more of which is an
     insurer?                                                    Yes [X]  No [ ]

1.2 If yes, did the reporting entity register and file with its domiciliary State Insurance Commissioner, Director or Superintendent, or with such regulatory official of the state of domicile of the principal insurer in the Holding Company System, a registration statement providing disclosure substantially similar to the standards adopted by the National Association of Insurance Commissioners (NAIC) in its Model Insurance Holding Company System Regulatory Act and model regulations pertaining thereto, or is the reporting entity subject to standards and disclosure requirements substantially similar to those required by such Act and regulations?
                                                           Yes [X] No [ ] NA [ ]

 1.3  State Regulating?                                      Pennsylvania

2.1 Has any change been made during the year of this statement in the charter, by-laws, articles of incorporation, or deed of settlement of the reporting
     entity?                                                     Yes [ ]  No [X]

 2.2  If yes, date of change:
                             --------------------------

     If not previously filed, furnish herewith a certified copy of the instrument as amended.

3.1  State as of what date the latest financial examination of the reporting
     entity was made or is being made.                                12/31/1998

3.2 State the as of date that the latest financial examination report became available from either the state of domicile or the reporting entity. This date should be the date of the examined balance sheet and not the date the
     report was completed or released.                                12/31/1998

3.3 State as of what date the latest financial examination report became available to other states or the public from either the state of domicile or the reporting entity. This is the release date or completion date of the examination report and not the date of the examination (balance sheet
     date).                                                           03/14/2001

3.4  By what department or departments? Pennsylvania Department of Insurance

4.1 During the period covered by this statement, did any agent, broker, sales representative, non-affiliated sales/service organization or any combination thereof under common control (other than salaried employees of the reporting entity), receive credit or commissions for or control a substantial part (more than 20 percent of any major line of business measured on direct premiums) of:

     4.11 sales of new business?                                  Yes [ ] No [X]

     4.12 renewals?                                               Yes [ ] No [X]

4.2 During the period covered by this statement, did any sales/service organization owned in whole or in part by the reporting entity or an affiliate, receive credit or commissions for or control a substantial part (more than 20 percent of any major line of business measured on direct premiums) of:

     4.21 sales of new business?                                  Yes [ ] No [X]

     4.22 renewals?                                               Yes [ ] No [X]

     5.1  Has the reporting entity been a party to a merger or consolidation
          during the period covered by this statement?            Yes [ ] No [X]

5.2 If yes, provide the name of the entity, NAIC Company Code, and state of domicile (use two letter state abbreviation) for any entity that has ceased to exist as a result of the merger or consolidation.

--------------------------------------------------------------------------------
         1                           2                            3
   Name of Entity            NAIC Company Code            State of Domicile
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

6.1 Has the reporting entity had any Certificates of Authority, licenses or registrations (including corporate registration, if applicable) suspended or revoked by any governmental entity during the reporting period? (You need not report an action, either formal or informal, if a confidentiality
     clause is part of the agreement.)                            Yes [ ] No [X]

 6.2  If yes, give full information:
                                     -------------------

7.1  Does any foreign (non-United States) person or entity directly or
     indirectly control 10% or more of the reporting entity?      Yes [ ] No [X]

 7.2  If yes,

     7.21 State the percentage of foreign control;
                                                  --------------------------

     7.22 State the nationality(s) of the foreign person(s) or entity(s) or if the entity is a mutual or reciprocal, the nationality of its manager or attorney in fact; and identify the type of entity(s) (e.g., individual, corporation or government, manager or attorney in fact).

     ---------------------------------------------------------
               1                                  2
          Nationality                       Type of Entity
     ---------------------------------------------------------


     ---------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                             GENERAL INTERROGATORIES
                                   (continued)

8. What is the name and address of the independent certified public accountant or accounting firm retained to conduct the annual audit?

     Deloitte & Touche
     1700 Market Street
     Philadelphia, PA 19103

9. What is the name, address and affiliation (officer/employee of the reporting entity or actuary/consultant associated with a(n) actuarial consulting firm) of the individual providing the statement of actuarial opinion/certification?

     Robert Miccolis, Actuary/Consultant
     Deloitte & Touche
     1700 Market Street
     Philadelphia, PA 19103

10.  FOR UNITED STATES BRANCHES OF ALIEN REPORTING ENTITIES ONLY:

10.1 What changes have been made during the year in the United States Manager or the United States Trustees of the reporting entity?

10.2 Does this statement contain all business transacted for the reporting entity through its United States Branch on risks wherever located?
                                                                  Yes [ ] No [ ]

10.3 Have there been any changes made to any of the trust indentures during the
     year?                                                        Yes [ ] No [ ]

10.4 If answer to (10.3) is yes, has the domiciliary or entry state approved the
     changes?                                              Yes [ ] No [ ] NA [X]

                               BOARD OF DIRECTORS

11. Is the purchase or sale of all investments of the reporting entity passed upon either by the Board of Directors or a subordinate committee thereof?
                                                                  Yes [X] No [ ]

12. Does the reporting entity keep a complete permanent record of the proceedings of its Board of Directors and all subordinate committees
     thereof?                                                     Yes [X] No [ ]

13. Has the reporting entity an established procedure for disclosure to its board of directors or trustees of any material interest or affiliation on the part of any of its officers, directors, trustees or responsible employees which is in or likely to conflict with the official duties of
     such person?                                               Yes [ X ] No [ ]

                                    FINANCIAL

14.1 Total amount loaned during the year (inclusive of Separate Accounts, exclusive of policy loans):

     14.11 To directors or other officers                      $               _
                                                                ----------------

     14.12 To stockholders not officers                        $
                                                                ----------------

     14.13 Trustees, supreme or grand (Fraternal only)         $
                                                                ----------------

14.2  Total amount of loans outstanding at end of year
         (inclusive of Separate Accounts, exclusive of policy loans);

     14.21 To directors or other officers                      $
                                                                ----------------

     14.22 To stockholders not officers                        $
                                                                ----------------

     14.23 Trustees, supreme or grand (Fraternal only)         $
                                                                ----------------

15.1 Were any of the assets reported in this statement subject to a contractual obligation to transfer to another party without the liability for such
     obligation being reported in this statement?                 Yes [ ] No [X]

15.2 If yes, state the amount thereof at December 31 of the current year:

     15.21 Rented from others                                  $
                                                                ----------------

     15.22 Borrowed from others                                $
                                                                ----------------

     15.23 Leased from others                                  $
                                                                ----------------

     15.24 Other                                               $
                                                                ----------------

     Disclose in Notes to Financial Statements the nature of each of these obligations.

16.1 Does this statement include payments for assessments as described in the Annual Statement Instructions other than guaranty fund or guaranty
     association assessments?                                   Yes [ ] No [ X ]

16.2  If answer is yes,

     16.21 Amount paid as losses or risk adjustment            $
                                                                ----------------

     16.22 Amount paid as expenses                             $
                                                                ----------------

     16.23 Other amounts paid                                  $
                                                                ----------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                             GENERAL INTERROGATORIES
                                   (continued)

                                   INVESTMENT

17.   List the following capital stock information for the reporting entity:

                         1                  2               3              4                  5                 6
                  Number of Shares   Number of Shares   Par Value   Redemption Price   Is Dividend Rate   Are Dividends
      Class          Authorized        Outstanding      Per Share     if Callable          Limited?        Cumulative?
      -----------------------------------------------------------------------------------------------------------------
                                                                                        Yes        No      Yes      No
      Preferred                                                                         [ ]      [ X ]     [ ]    [ X ]
      Common           100,000           100,000         25.000           XXX           XXX       XXX      XXX     XXX
      -----------------------------------------------------------------------------------------------------------------

18.1. Were all the stocks, bonds and other securities owned December 31 of current year, over which the reporting entity has exclusive control, in the actual possession of the reporting entity on said date, except as shown by
     Schedule E - Part 2 - Special Deposits?                      Yes [ ] No [X]

18.2 If no, give full and complete information relating thereto:

     The Company has a custodial account at State Street Bank and Trust in Massachusetts.

19.1 Were any of the stocks, bonds or other assets of the reporting entity owned at December 31 of the current year not exclusively under the control of the reporting entity, except as shown on the Schedule E - Part 2 - Special Deposits; or has the reporting entity sold or transferred any assets subject to a put option contract that is currently in force? (Exclude
     securities subject to Interrogatory 15.1)                    Yes [ ] No [X]

19.2 If yes, state the amount thereof at December 31 of the current year:

     19.21 Loaned to others                                    $
                                                                ----------------

     19.22 Subject to repurchase agreements                    $
                                                                ----------------

     19.23 Subject to reverse repurchase agreements            $
                                                                ----------------

     19.24 Subject to dollar repurchase agreements             $
                                                                ----------------

     19.25 Subject to reverse dollar repurchase agreements     $
                                                                ----------------

     19.26 Pledged as collateral                               $
                                                                ----------------

     19.27 Placed under option agreements                      $
                                                                ----------------

     19.28 Letter stock or other securities restricted as to
           sale                                                $
                                                                ----------------

     19.29 Other                                               $
                                                                ----------------

19.3 For each category above, if any of these assets are held by others, identify by whom held:

     19.31
           ------------------

     19.32
           ------------------

     19.33
           ------------------

     19.34
           ------------------

     19.35
           ------------------

     19.36
           ------------------

     19.37
           ------------------

     19.38
           ------------------

     19.39
           ------------------

     For categories (19.21) and (19.23) above, and for any other securities that were made available for use by another person during the period covered by this statement, attach a schedule as shown in the Instructions to the annual statement.

19.4  For category (19.28) provide the following:

      --------------------------------------------------------------
                 1                         2                  3
        Nature of Restriction         Description           Amount
      --------------------------------------------------------------

                                                          ----------
      --------------------------------------------------------------

20.1 Does the reporting entity have any hedging transactions reported on
     Schedule DB?                                                 Yes [ ] No [X]

20.2 If yes, has a comprehensive description of the hedging program been made
     available to the domiciliary state?                   Yes [ ] No [ ] NA [X]

     If no, attach a description with this statement.

21.1 Were any preferred stocks or bonds owned as of December 31 of the current year mandatorily convertible into equity, or, at the option of the issuer,
     convertible into equity?                                     Yes [ ] No [X]

21.2. If yes, state the amount thereof at December 31 of the current year.
                                                               $
                                                                ----------------

22. Excluding items in Schedule E, real estate, mortgage loans and investments held physically in the reporting entity's offices, vaults or safety deposit boxes, were all stocks, bonds and other securities, owned throughout the current year held pursuant to a custodial agreement with a qualified bank or trust company in accordance with Part 1 -General, Section IV. H-Custodial or Safekeeping Agreements of the NAIC Financial Condition
     Examiners Handbook?                                          Yes [ ] No [X]

22.01 For agreements that comply with the requirements of the NAIC Financial Condition Examiners Handbook, complete the following:

      ----------------------------------------------------------------
                  1                                  2
         Name of Custodian(s)                Custodian's Address
      ----------------------------------------------------------------
      State Street Bank and Trust           Boston,  Massachusetts

      ----------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                             GENERAL INTERROGATORIES
                                   (continued)

                                   INVESTMENT

22.02 For all agreements that do not comply with the requirements of the NAIC Financial Condition Examiners Handbook, provide the name, location and a complete explanation:

      -------------------------------------------------------------------------
            1                        2                             3
          Name(s)                Location(s)            Complete Explanation(s)
      -------------------------------------------------------------------------

      -------------------------------------------------------------------------

22.03 Have there been any changes, including name changes, in the custodian(s)
     identified in 22.01 during the current year?                 Yes [ ] No [X]

22.04 If yes, give full and complete information relating thereto:

      --------------------------------------------------------
             1               2              3             4
       Old Custodian   New Custodian   Date of Change   Reason
      --------------------------------------------------------

                                                        ------
      --------------------------------------------------------

22.05 Identify all investment advisors, brokers/dealers or individuals acting on behalf of broker/dealers that have access to the investment accounts, handle securities and have authority to make investments on behalf of the reporting entity:

      ------------------------------------------------------------
                 1                      2                  3
        Central Registration
         Depository Number(s)          Name             Address
      ------------------------------------------------------------

      ------------------------------------------------------------

                                      OTHER

23.1 Amount of payments to Trade Associations, Service Organizations and
     Statistical or Rating Bureaus, if any?                    $
                                                                ----------------

23.2 List the name of the organization and the amount paid if any such payment represented 25% or more of the total payments to Trade Associations, Service Organizations and Statistical or Rating Bureaus during the period covered by this statement.

             1                                  2
            Name                           Amount Paid
      -------------------------------------------------
                                           $
                                            -----------
                                           $
                                            -----------
                                           $
                                            -----------
      -------------------------------------------------

24.1  Amount of payments for legal expenses, if any?           $
                                                                ----------------

24.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payments for legal expenses during the period covered by this statement.

             1                                  2
            Name                           Amount Paid
      -------------------------------------------------
                                           $
                                            -----------
                                           $
                                            -----------
                                           $
                                            -----------
      -------------------------------------------------

25.1 Amount of payments for expenditures in connection with matters before legislative bodies, officers or departments of government, if any?
                                                               $
                                                                ----------------

25.2 List the name of the firm and the amount paid if any such payment represented 25% or more of the total payment expenditures in connection with matters before legislative bodies, officers or departments of government during the period covered by this statement.

             1                                  2
            Name                           Amount Paid
      -------------------------------------------------
                                           $
                                            -----------
                                           $
                                            -----------
                                           $
                                            -----------
      -------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                             GENERAL INTERROGATORIES
                                   (continued)
                  PART 2 - PROPERTY & CASUALTY INTERROGATORIES

1.1   Does the reporting entity have any direct Medicare
         Supplement Insurance in force?                         Yes [ ]  No [X]

1.2  If yes, indicate premium earned on U. S. business only    $
                                                                ----------------

1.3  What portion of Item (1.2) is not reported on the Medicare Supplement
     Insurance Experience Exhibit?                             $
                                                                ----------------

     1.31 Reason for excluding
                               -----------------------------------------

1.4  Indicate amount of earned premium attributable to Canadian and/or Other
     Alien not included in Item (1.2) above.                   $
                                                                ----------------

1.5  Indicate total incurred claims on all Medicare Supplement Insurance.
                                                               $
                                                                ----------------

1.6   Individual policies:

     Most current three years:

        1.61 Total premium earned                              $
                                                                ----------------

        1.62 Total incurred claims                             $
                                                                ----------------

        1.63 Number of covered lives                           $
                                                                ----------------

     All years prior to most current three years:

        1.64 Total premium earned                              $
                                                                ----------------

        1.65 Total incurred claims                             $
                                                                ----------------

        1.66 Number of covered lives                           $
                                                                ----------------

1.7   Group policies:

     Most current three years:

        1.71 Total premium earned                              $
                                                                ----------------

        1.72 Total incurred claims                             $
                                                                ----------------

        1.73 Number of covered lives                           $
                                                                ----------------

     All years prior to most current three
        years:

        1.74 Total premium earned                              $
                                                                ----------------

        1.75 Total incurred claims                             $
                                                                ----------------

        1.76 Number of covered lives                           $
                                                                ----------------

2.1  Does the reporting entity issue both participating and non-participating
     policies?                                                    Yes [ ] No [X]

2.2  If yes, state the amount of calendar year net premiums written on:

     2.21 Participating policies                               $
                                                                ----------------

     2.22 Non-participating policies                           $
                                                                ----------------

3.   For Mutual Reporting Entities and Reciprocal Exchanges Only:

3.1  Does the reporting entity issue assessable policies?         Yes [ ] No [ ]

3.2  Does the reporting entity issue non-assessable policies?     Yes [ ] No [ ]

3.3  If assessable policies are issued, what is the extent of the contingent
     liability of the policyholders?                                           %
                                                                  -------------

3.4  Total amount of assessments paid or ordered to be paid during the year on
     deposit notes or contingent premiums?                     $
                                                                ----------------

4.   For Reciprocal Exchanges Only:

4.1  Does the Exchange appoint local agents?                      Yes [ ] No [ ]

4.2   If yes, is the commission paid:

     4.21 Out of Attorney's-in-fact compensation           Yes [ ] No [ ] NA [X]
     4.22 As a direct expense of the Exchange              Yes [ ] No [ ] NA [X]

4.3 What expenses of the Exchange are not paid out of the compensation of the Attomey-in-fact?
                      ----------------------------------------------------------

4.4  Has any Attorney-in-fact compensation, contingent on fulfillment of certain
     conditions, been deferred?                                   Yes [ ] No [X]

4.5  If yes, give full information
                                   ---------------------------------------------

5.1 What provision has this reporting entity made to protect itself from an excessive loss in the event of a catastrophe under a workers' compensation contract issued without limit of loss?
                                           -------------------------------------

5.2 Describe the method used to estimate this reporting entity's probable maximum insurance loss, and identify the type of insured exposures comprising that probable maximum loss, the locations of concentrations of those exposures and the external resources (such as consulting firms or computer software models), if any. used in the estimation process.

     -----------------------------------------------------------

5.3 What provision has this reporting entity made (such as a catastrophic reinsurance program) to protect itself from an excessive loss arising from the types and concentrations of insured exposures comprising its probable maximum property insurance loss?
                                     -------------------------------------------

5.4 Does the reporting entity carry catastrophe reinsurance protection, with provision for at least one reinstatement, in an amount sufficient to cover its estimated probable maximum loss attributable to a single loss event or
     occurrence?                                                  Yes [ ] No [X]

5.5 If no, describe any arrangements or mechanisms employed by the reporting entity to supplement its catastrophe reinsurance program or to hedge it's exposure to unreinsured catastrophic loss.

     The Company only writes mortgage guaranty and credit insurance

6.1 Has this reporting entity reinsured any risk with any other entity under a quota share reinsurance contract which includes a provision which would limit the reinsurer's losses below the stated quota share percentage (e.g., a deductible, a loss ratio corridor, a loss ratio cap, an aggregate limit
     or any similar provision)?                                   Yes [ ] No [X]

6.2 If yes, indicate the number of reinsurance contracts containing such provisions:

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                             GENERAL INTERROGATORIES
            PART 2 - PROPERTY & CASUALTY INTERROGATORIES (continued)

7.1 Has this reporting entity reinsured any risk with any other entity and agreed to release such entity from liability, in whole or in part, from any loss that may occur on the risk, or portion thereof, reinsured?
                                                                  Yes [ ] No [X]

7.2  If yes, give full information
                                  ----------------------------------------------

8. If the reporting entity has assumed risks from another entity, there should be charged on account of such reinsurances a reserve equal to that which the original entity would have been required to charge had it retained the
     risks. Has this been done?                            Yes [X] No [ ] NA [ ]

9.1  Has this reporting entity guaranteed policies issued by any other entity
     and now in force?                                            Yes [ ] No [X]

9.2  If yes, give full information
                                  ----------------------------------------------

10.1 If the reporting entity recorded accrued retrospective premiums on insurance contracts on Line 10.3 of the assets schedule, Page 2, state the amount of corresponding liabilities recorded for:

     10.11 Unpaid losses                                       $
                                                                ----------------

     10.12 Unpaid underwriting expenses (including loss
           adjustment expenses)                                $
                                                                ----------------

10.2  Of the amount on Line 10.3 of the assets schedule,
         Page 2, state the amount which is secured by
         letters of credit, collateral and other funds         $________________

10.3 If the reporting entity underwrites commercial insurance risks, such as workers' compensation are premium or promissory notes accepted from its insureds covering unpaid premiums and/or unpaid losses?
                                                           Yes [ ] No [ ] NA [X]

10.4 If yes, provide the range of interest rates charged under such notes during the period covered by this statement:

     10.41 From                                                                %
                                                                ---------------

     10.42 To                                                                  %
                                                                ---------------

10.5 Are letters of credit or collateral and other funds received from insureds being utilized by the reporting entity to secure premium or promissory notes taken by the reporting entity, or to secure any of the reporting entity's reported direct unpaid loss reserves, including unpaid losses
     under loss deductible features of commercial policies?       Yes [ ] No [X]

10.6 If yes, state the amount thereof at December 31 of the current year:

     10.61 Letters of credit                                   $
                                                                ----------------

     10.62 Collateral and other funds                          $
                                                                ----------------

11.1 What amount of installment notes is owned and now held by the reporting
     entity?                                                   $
                                                                ----------------

11.2 Have any of these notes been hypothecated, sold or used in any manner as
     security for money loaned within the past year?              Yes [ ] No [X]

11.3  If yes, what amount?                                     $
                                                                ----------------

12.1 Largest net aggregate amount insured in any one risk (excluding workers'
     compensation):                                            $         840,000

12.2 Does any reinsurance contract considered in the calculation of this amount include an aggregate limit of recovery without also including a
     reinstatement provision?                                     Yes [ ] No [X]

12.3 State the number of reinsurance contracts (excluding individual facultative risk certificates, but including facultative programs, automatic facilities or facultative obligatory contracts) considered in the calculation of this amount.
            --------------------------------------------------------------------

13.1 Has this reporting entity guaranteed any financed premium accounts?
                                                                  Yes [ ] No [X]

13.2 If yes, give full information
                                   ---------------------------------------------

14.1 Does the reporting entity own any securities of a real estate holding
     company or otherwise hold real estate indirectly?            Yes [ ] No [X]

     14.11 Name of real estate holding company
                                                                ----------------

     14.12 Number of parcels involved
                                                                ----------------

     14.13 Total book/adjusted carrying value                  $
                                                                ----------------

14.2  If yes, provide explanation:


15.1 Does the reporting entity write any warranty business?       Yes [ ] No [X]

     If yes, disclose the following information for each of the following types of warranty coverage:

                             1            2            3           4            5
                           Direct       Direct       Direct      Direct       Direct
                           Losses       Losses      Written     Premium      Premium
                          Incurred      Unpaid      Premium     Unearned      Earned
      --------------------------------------------------------------------------------
      15.11 Home         $            $            $           $            $
                          ---------    ---------    --------    ---------    --------

      15.12 Products     $            $            $           $            $
                          ---------    ---------    --------    ---------    --------

      15.13 Automobile   $            $            $           $            $
                          ---------    ---------    --------    ---------    --------

      15.14 Other*       $            $            $           $            $
                          ---------    ---------    --------    ---------    --------

      *    Disclose type of coverage:

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                            FIVE-YEAR HISTORICAL DATA
  Show amounts in whole dollars only, no cents; show percentages to one decimal place, i.e. 17.6.

----------------------------------------------------------------------------------------------------------------------
                                                          1             2           3             4            5
                                                         2002          2001        2000          1999         1998
----------------------------------------------------------------------------------------------------------------------
Gross Premiums Written (Page 8, Part 1B, Cols. 1, 2
   & 3)

    1. Liability Lines (Lines 11.1, 11.2, 16, 17.1,
          17.2, 18.1, 18.2, 19.1, 19.2 & 19.3,
          19.4)
    2. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
    3. Property and Liability Combined Lines
          (Lines 3, 4, 5, 8, 22 & 27)
    4. All Other Lines (Lines 6, 10, 13, 14, 15,
          23, 24, 28, 29 & 33)                         65,759,659   41,770,675    3,635,105    2,776,405    2,153,809
    5. Non-proportional Reinsurance Lines (Lines
          30, 31 & 32)
                                                      ----------------------------------------------------------------
    6. Total (Line 34)                                 65,759,659   41,770,675    3,635,105    2,776,405    2,153,809

   Net Premiums Written (Page 8, Part 1B, Col. 6)

    7. Liability Lines (Lines 11.1, 11.2, 16, 17.1,
          17.2, 18.1, 18.2, 19.1, 19.2 & 19.3,
          19.4)
    8. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
    9. Property and Liability Combined Lines
          (Lines 3, 4, 5, 8, 22 & 27)
   10. All Other Lines
          (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29
          & 33)                                        49,845,178   38,105,291    3,635,105    2,776,405    2,153,809
   11. Non-proportional Reinsurance Lines
          (Lines 30, 31 & 32)
                                                      ----------------------------------------------------------------
   12. Total (Line 34)                                 49,845,178   38,105,291    3,635,105    2,776,405    2,153,809

          Statement of Income (Page 4)

   13. Net Underwriting Gain (Loss) (Line 8)           18,502,242    2,990,955    1,236,999    1,524,244     (886,641)
   14. Net Investment Gain (Loss) (Line 11)             3,525,258    3,227,495      860,578      623,322      509,089
   15. Total Other Income (Line 15)                        20,836      121,500        5,000
   16. Dividends to Policyholders (Line 17)
   17. Federal and Foreign Income Taxes Incurred
          (Line 19)                                     7,902,189    1,837,428      510,474      586,794     (225,623)
                                                      ----------------------------------------------------------------
   18. Net Income (Line 20)                            14,146,147    4,502,522    1,592,103    1,560,772     (151,929)

          Balance Sheet Lines (Pages 2 and 3)

   19. Total Admitted Assets excluding Protected
          Cell (Page 2, Line 26, Col. 3)              105,407,944   76,067,699   46,200,261   13,221,993   11,155,976
   20. Agents' Balances or Uncollected Premiums
          (Page 2, Col. 3)
       20.1 In Course of Collection (Line 10.1)         2,711,758       29,861      684,388    1,088,047      987,106
       20.2 Deferred and not yet due (Line 10.2)
       20.3 Accrued Retrospective Premiums (Line
               10.3)
   21. Total Liabilities excluding Protected Cell
          (Page 3, Line 24)                            47,708,141   33,521,213    7,812,616    7,356,919    5,700,171
   22. Losses (Page 3, Lines 1 and 2)                  22,971,024   30,212,797    6,220,481    4,104,491    4,291,575
   23  Loss Adjustment Expenses
          (Page 3, Line 3)
   24. Unearned premiums (Page 3, Line 9)              21,965,207      229,883      889,492    1,877,495    1,404,096
   25. Capital Paid Up (Page 3, Lines 28 & 29)          2,500,000    2,500,000    2,500,000    2,500,000    2,500,000
   26. Surplus as Regards Policyholders (Page 3,
          Line 35)                                     57,699,803   42,546,486   38,387,645    5,865,074    5,455,805

            Risk-Based Capital Analysis

   27. Total Adjusted Capital                          57,699,803   42,546,486   38,387,645
   28. Authorized Control Level Risk-Based Capital      3,293,187    3,745,112      730,919

Percentage Distribution of Cash and Invested Assets
                (Page 2, Col. 3)
  (Item divided by Page 2, Line 9, Col. 3) x 100.0

   29. Bonds (Line 1)                                        89.4         95.9         94.6         99.5         99.7
   30. Stocks (Lines 2.1 & 2.2)
   31. Mortgage Loans on Real Estate (Lines 3.1 and
          3.2)
   32. Real Estate (Lines 4.1, 4.2 & 4.3)
   33. Cash and Short-Term Investments (Line 5)              10.6          4.1          5.4          0.5          0.3
   34. Other Invested Assets (Line 6)
   35. Receivable for Securities (Line 7)
   36. Aggregate Write-Ins for Invested Assets
          (Line 8)                                                         0.0
                                                      ----------------------------------------------------------------
   37. Cash and Invested Assets (Line 9)                    100.0        100.0        100.0        100.0        100.0

 Investment in Parent, Subsidiaries and Affiliates

   38. Affiliated Bonds
          (Schedule D, Summary, Line 25, Col. 1)
   39. Affiliated Preferred Stocks
          (Schedule D, Summary, Line 39, Col. 1)
   40. Affiliated Common Stocks
          (Schedule D, Summary, Line 53, Col. 2)
   41. Affiliated Short-Term Investments (subtotals
          included in Schedule DA, Part 2, Col. 5,
          Line 11)
   42. Affiliated Mortgage Loans on Real Estate
   43. All Other Affiliated
                                                      ----------------------------------------------------------------
   44. Total of above Lines 38 to 43
   45. Percentage of Investments in Parent,
          Subsidiaries and Affiliates to Surplus as
          Regards Policyholders (Line 44 above
          divided by Page 3, Col. 1, Line 35 x
          100.0)
----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                            FIVE-YEAR HISTORICAL DATA
                                   (Continued)

--------------------------------------------------------------------------------------------------------------------
                                                           1            2             3           4           5
                                                          2002         2001          2000        1999        1998
--------------------------------------------------------------------------------------------------------------------
       Capital and Surplus Accounts (Page 4)

   46. Net Unrealized Capital Gains (Losses)
          (Line 23)                                                   (505,975)
   47. Dividends to Stockholders (Line 34)
   48. Change in surplus as regards policyholders
          for the year (Line 37)                       15,153,318    4,158,843    32,522,569    409,269    (151,929)

   Gross Losses Paid (Page 9, Part 2, Cols. 1 & 2)

   49. Liability Lines (Lines 11.1, 11.2, 16, 17.1,
          17.2, 18.1, 18.2, 19.1, 19.2 & 19.3,
          19.4)
   50. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   51. Property and Liability Combined Lines
          (Lines 3, 4, 5, 8, 22 & 27)
   52. All Other Lines
          (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29
          & 33)                                        16,138,497    9,505,566       991,449    967,172     784,965
   53. Non-Proportional Reinsurance Lines
          (Lines 30, 31 & 32)
                                                      --------------------------------------------------------------
   54. Total (Line 34)                                 16,138,497    9,505,566       991,449    967,172     784,965

       Net Losses Paid (Page 9, Part 2, Col. 4)

   55. Liability Lines (Lines 11.1, 11.2, 16, 17.1,
          17.2, 18.1, 18.2, 19.1, 19.2 & 19.3,
          19.4)
   56. Property Lines (Lines 1, 2, 9, 12, 21 & 26)
   57. Property and Liability Combined Lines
          (Lines 3, 4, 5, 8, 22 & 27)
   58. All Other Lines
          (Lines 6, 10, 13, 14, 15, 23, 24, 28, 29
          & 33)                                        16,138,497    9,505,566       991,449    967,172     784,965
   59. Non-Proportional Reinsurance Lines
          (Lines 30, 31 & 32)
                                                      --------------------------------------------------------------
   60. Total (Line 34)                                 16,138,497    9,505,566       991,449    967,172     784,965

          Operating Percentages (Page 4)
     (Item divided by Page 4, Line 1) x 100.0

   61. Premiums Earned (Line 1)                             100.0        100.0         100.0      100.0       100.0
   62. Losses Incurred (Line 2)                              27.6         86.0          69.3       29.8       152.9
   63. Loss Expenses Incurred (Line 3)                        0.9          0.2                                  4.6
   64. Other Underwriting Expenses Incurred
          (Line 4)                                            5.7          6.0           4.0        4.0
   65. Net Underwriting gain (loss) (Line 8)                 65.8          7.7          26.8       66.2       (57.5)

              Other Percentages

   66. Other Underwriting Expenses to Net Premiums
          Written (Page 4, Lines 4 + 5 - 15 divided
          by Page 8, Part 1B, Col. 6, Line 34 x
          100.0)                                              3.2          5.8           4.9        3.3
   67. Losses and Loss Expenses Incurred to
          Premiums Earned (Page 4, Lines 2 + 3
          divided by Page 4, Line 1 x 100.0)                 28.5         86.3          69.3       29.8       157.5
   68. Net Premiums Written to Policyholders'
          Surplus (Page 8, Part 1B, Col. 6, Line 34
          divided by Page 3, Line 35, Col. 1 x
          100.0)                                             86.4         89.6           9.5       47.3        39.5

      One Year Loss Development (000 omitted)

   69. Development in Estimated Losses and Loss
          Expenses Incurred Prior to Current Year
          (Schedule P - Part 2 - Summary, Line 12,
          Col. 11)                                         (6,524)      (1,146)         (314)    (1,657)        (62)
   70. Percent of Development of Loss and Loss
          Expenses Incurred to Policyholders'
          Surplus of Previous Year End (Line 69
          above divided by Page 4, Line 21, Col.
          1 x 100.0)                                        (15.3)        (3.0)         (5.3)     (30.4)       (1.1)

      Two Year Loss Development (000 omitted)

   71. Development in Estimated Losses and Loss
          Expenses Incurred 2 years before the
          current year and prior year (Schedule P,
          Part 2 - Summary, Line 12, Col. 12)              (2,062)      (1,042)       (1,786)      (515)        657
   72. Percent of Development of Loss and Loss
          Expenses Incurred to Reported
          Policyholders' Surplus of Second Previous
          Year End (Line 71 above divided by Page
          4, Line 21, Col. 2 x 100.0)                        (5.4)       (17.8)        (32.7)      (9.2)       11.1
--------------------------------------------------------------------------------------------------------------------

[GRAPHIC]

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

      NAIC Group Code             0766                      BUSINESS IN THE STATE OF Pennsylvania
-----------------------------------------------------------------------------------------------------------------------
                                                      Gross Premiums, Including Policy           3                4
                                                       and Membership Fees Less Return
                                                      Premiums and Premiums on Policies
                                                                 not Taken
                                                      ---------------------------------    Dividends Paid      Direct
                                                             1                2            or Credited to     Unearned
                                                      Direct Premiums   Direct Premiums   Policyholders on    Premium
               Line of Business                           Written            Earned        Direct Business    Reserves
-----------------------------------------------------------------------------------------------------------------------
 1.   Fire
 2.1  Allied lines
 2.2  Multiple peril crop
 2.3  Federal flood
 3.   Farmowners multiple peril
 4.   Homeowners multiple peril
 5.1  Commercial multiple peril (non-liability
         portion)
 5.2  Commercial multiple peril (liability portion)
 6.   Mortgage guaranty
 8.   Ocean marine
 9.   Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program
         premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal
         injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury
         protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit                                             62,612,292        43,199,527                        19,351,006
33.   Aggregate write-ins for other lines of
         business
34.   TOTALS (a)                                         62,612,292        43,199,527                        19,351,006
-----------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33
         from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398)
         (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------

      NAIC Group Code             0766                                              DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------
                                                           5                6               7               8
                                                                                                      Direct Defense
                                                      Direct Losses                                      and Cost
                                                          Paid                                         Containment
                                                       (deducting     Direct Losses   Direct Losses      Expense
                Line of Business                        salvage)        Incurred          Unpaid          Paid
--------------------------------------------------------------------------------------------------------------------
 1.   Fire
 2.1  Allied lines
 2.2  Multiple peril crop
 2.3  Federal flood
 3.   Farmowners multiple peril
 4.   Homeowners multiple peril
 5.1  Commercial multiple peril (non-liability
         portion)
 5.2  Commercial multiple peril (liability portion)
 6.   Mortgage guaranty
 8.   Ocean marine
 9.   Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program
         premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal
         injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury
         protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit                                            14,797,068       7,617,996      14,781,631
33.   Aggregate write-ins for other lines of
         business
34.   TOTALS (a)                                        14,797,068       7,617,996      14,781,631
--------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33
         from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398)
         (Line 33 above)
--------------------------------------------------------------------------------------------------------------------

      NAIC Group Code             0766                                            NAIC Company Code 20720
--------------------------------------------------------------------------------------------------------------------
                                                            9                10               11              12
                                                      Direct Defense   Direct Defense
                                                         and Cost         and Cost
                                                       Containment      Containment      Commissions       Taxes,
                                                         Expense          Expenses      and Brokerage   Licenses and
                Line of Business                         Incurred         Unpaid          Expenses          Fees
--------------------------------------------------------------------------------------------------------------------
 1.   Fire
 2.1  Allied lines
 2.2  Multiple peril crop
 2.3  Federal flood
 3.   Farmowners multiple peril
 4.   Homeowners multiple peril
 5.1  Commercial multiple peril (non-liability
         portion)
 5.2  Commercial multiple peril (liability portion)
 6.   Mortgage guaranty
 8.   Ocean marine
 9.   Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program
         premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal
         injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury
         protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of
         business
34.   TOTALS (a)
--------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33
         from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398)
         (Line 33 above)
--------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $             .
                                                                ------------

                                      24.PA

[GRAPHIC]

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

             EXHIBIT OF PREMIUMS AND LOSSES (Statutory Page 14 Data)

      NAIC Group Code             0766                             BUSINESS IN THE STATE OF Consolidated
-----------------------------------------------------------------------------------------------------------------------
                                                      Gross Premiums, Including Policy           3                4
                                                       and Membership Fees Less Return
                                                      Premiums and Premiums on Policies
                                                                 not Taken
                                                      ---------------------------------    Dividends Paid      Direct
                                                             1                2            or Credited to     Unearned
                                                      Direct Premiums   Direct Premiums   Policyholders on    Premium
                Line of Business                          Written            Earned       Direct Business     Reserves
-----------------------------------------------------------------------------------------------------------------------
 1.   Fire
 2.1  Allied lines
 2.2  Multiple peril crop
 2.3  Federal flood
 3.   Farmowners multiple peril
 4.   Homeowners multiple peril
 5.1  Commercial multiple peril (non-liability
         portion)
 5.2  Commercial multiple peril (liability portion)
 6.   Mortgage guaranty
 8.   Ocean marine
 9.   Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program
         premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal
         injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury
         protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit                                             62,612,292        43,199,527                        19,351,006
33.   Aggregate write-ins for other lines of
         business
34.   TOTALS (a)                                         62,612,292        43,199,527                        19,351,006
-----------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33
         from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398)
         (Line 33 above)
-----------------------------------------------------------------------------------------------------------------------

      NAIC Group Code             0766                                             DURING THE YEAR 2002
--------------------------------------------------------------------------------------------------------------------
                                                           5                6               7               8
                                                                                                      Direct Defense
                                                      Direct Losses                                      and Cost
                                                           Paid                                        Containment
                                                       (deducting     Direct Losses   Direct Losses      Expense
                Line of Business                         salvage)       Incurred          Unpaid           Paid
--------------------------------------------------------------------------------------------------------------------
 1.   Fire
 2.1  Allied lines
 2.2  Multiple peril crop
 2.3  Federal flood
 3.   Farmowners multiple peril
 4.   Homeowners multiple peril
 5.1  Commercial multiple peril (non-liability
         portion)
 5.2  Commercial multiple peril (liability portion)
 6.   Mortgage guaranty
 8.   Ocean marine
 9.   Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program
         premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal
         injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury
         protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit                                            14,797,068      7,617,996       14,781,631
33.   Aggregate write-ins for other lines of
         business
34.   TOTALS (a)                                        14,797,068      7,617,996       14,781,631
--------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33
         from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398)
         (Line 33 above)
--------------------------------------------------------------------------------------------------------------------

      NAIC Group Code             0766                                             NAIC Company Code 20720
--------------------------------------------------------------------------------------------------------------------
                                                            9                10               11              12
                                                      Direct Defense   Direct Defense
                                                         and Cost         and Cost
                                                       Containment      Containment      Commissions       Taxes,
                                                         Expense          Expenses      and Brokerage   Licenses and
                Line of Business                         Incurred          Unpaid         Expenses          Fees
--------------------------------------------------------------------------------------------------------------------
 1.   Fire
 2.1  Allied lines
 2.2  Multiple peril crop
 2.3  Federal flood
 3.   Farmowners multiple peril
 4.   Homeowners multiple peril
 5.1  Commercial multiple peril (non-liability
         portion)
 5.2  Commercial multiple peril (liability portion)
 6.   Mortgage guaranty
 8.   Ocean marine
 9.   Inland marine
10.   Financial guaranty
11.   Medical malpractice
12.   Earthquake
13.   Group accident and health
14.   Credit A & H (group and individual)
15.1  Collectively renewable A & H
15.2  Non-cancellable A & H
15.3  Guaranteed renewable A & H
15.4  Non-renewable for stated reasons only
15.5  Other accident only
15.6  All other A & H
15.7  Federal employees health benefits program
         premium
16.   Workers' compensation
17.   Other liability
18.   Products liability
19.1  Private passenger auto no-fault (personal
         injury protection)
19.2  Other private passenger auto liability
19.3  Commercial auto no-fault (personal injury
         protection)
19.4  Other commercial auto liability
21.1  Private passenger auto physical damage
21.2  Commercial auto physical damage
22.   Aircraft (all perils)
23.   Fidelity
24.   Surety
26.   Burglary and theft
27.   Boiler and machinery
28.   Credit
33.   Aggregate write-ins for other lines of
         business
34.   TOTALS (a)
--------------------------------------------------------------------------------------------------------------------

      DETAILS OF WRITE-INS

3301.
3302.
3303.
3398. Summary of remaining write-ins for Line 33
         from overflow page
3399. Totals (Lines 3301 thru 3303 plus 3398)
         (Line 33 above)
--------------------------------------------------------------------------------------------------------------------

(a)  Finance and service charges not included in Line 1 to 34 $             .
                                                                ------------

                                      24.GT

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                      SCHEDULE A VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book/adjusted carrying value, December 31, prior year (prior year statement)
 2.   Increase (decrease) by adjustment:
      2.1 Totals, Part 1, Column 10
      2.2 Totals, Part 3, Column 7
 3.   Cost of acquired, (Totals, Part 2, Column 6, net of encumbrances (Column
      7) and net of additions and permanent improvements (Column 9)
 4.   Cost of additions and permanent improvements:
      4.1  Totals, Part 1, Column 13
      4.2  Totals, Part 3, Column 9
 5.   Total profit (loss) on sales, Part 3, Column 14
 6.   Increase (decrease) by foreign exchange adjustment:
      6.1  Totals, Part 1, Column 11
      6.2  Totals, Part 3, Column 8
 7.   Amounts received on sales, Part 3, Column 11 and Part 1, Column 12
 8.   Book/adjusted carrying value at end of current period
 9.   Total valuation allowance
10.   Subtotal (Lines 8 plus 9)
11.   Total nonadmitted amounts
12. Statement value, current period (Page 2, real estate lines, current period)

                      SCHEDULE B VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book value/recorded investment excluding accrued interest of mortgages owned, December 31 of prior year
 2.   Amount loaned during year:
      2.1  Actual cost at time of acquisitions
      2.2  Additional investment made after acquisitions
 3.   Accrual of discount and mortgage interest points and commitment fees
 4.   Increase (decrease) by adjustment
 5.   Total profit (loss) on sale
 6.   Amounts paid on account or in full during the year
 7.   Amortization of premium
 8.   Increase (decrease) by foreign exchange adjustment
 9. Book value/recorded investment excluding accrued interest on mortgages owned at end of current period
10.   Total valuation allowance
11.   Subtotal (Lines 9 plus 10)
12.   Total nonadmitted amounts
13.   Statement value of mortgages owned at end of current period

                     SCHEDULE BA VERIFICATION BETWEEN YEARS

                                      NONE

 1. Book/adjusted carrying value of long-term invested assets owned, December 31 of prior year
 2.   Cost of acquisitions during year:
      2.1  Actual cost at time of acquisitions
      2.2  Additional investment made after acquisitions
 3.   Accrual of discount
 4.   Increase (decrease) by adjustment
 5.   Total profit (loss) on sale
 6.   Amounts paid on account or in full during the year
 7.   Amortization of  premium
 8.   Increase (decrease) by foreign exchange adjustment
 9. Book/adjusted carrying value of long-term invested assets at end of current period
10.   Total valuation allowance
11.   Subtotal (Lines 9 plus 10)
12.   Total nonadmitted amounts
13.   Statement value of long-term invested assets at end of current period

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                         SCHEDULE D - SUMMARY BY COUNTRY

          Long-Term Bonds and Stocks OWNED December 31 of Current Year

                                                                              1               2               3              4
                                                                       Book/Adjusted                                   Par Value of
                             Description                               Carrying Value   Fair Value (a)   Actual Cost       Bonds
-----------------------------------------------------------------------------------------------------------------------------------
                BONDS                      1. United States
                                           2. Canada
Governments                                3. Other Countries
(Including all obligations                 -----------------------------------------------------------------------------------------
guaranteed by governments)                 4. Totals
-----------------------------------------------------------------------------------------------------------------------------------
States, Territories and Possessions        5. United States              19,804,595       20,525,267      19,849,464    19,700,000
   (Direct and guaranteed)                 6. Canada
                                           7. Other Countries
                                          -----------------------------------------------------------------------------------------
                                           8. Totals                     19,804,595       20,525,267      19,849,464    19,700,000
-----------------------------------------------------------------------------------------------------------------------------------
Political Subdivisions of States,          9. United States              10,599,657       11,244,134      10,601,597    10,565,000
   Territories and Possessions            10. Canada
     (Direct and guaranteed)              11. Other Countries
                                          ------------------------------------------------------------------------------------------
                                          12. Totals                     10,599,657       11,244,134      10,601,597    10,565,000
-----------------------------------------------------------------------------------------------------------------------------------
Special revenue and special assessment
   obligations and all non-guaranteed
   obligations of agencies and            13. United States              60,249,437       63,268,905      59,633,835    66,065,000
   authorities of governments and their   14. Canada
   political subdivisions                 15. Other Countries
                                          ----------------------------------------------------------------------------------------

                                          16. Totals                     60,249,437       63,268,905      59,633,835    66,065,000
----------------------------------------------------------------------------------------------------------------------------------
Public Utilities (unaffiliated)           17. United States
                                          18. Canada
                                          19. Other Countries
                                          ----------------------------------------------------------------------------------------
                                          20. Totals
----------------------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous and Credit   21. United States
   Tenant Loans (unaffiliated)            22. Canada
                                          23. Other Countries
                                          ----------------------------------------------------------------------------------------
                                          24. Totals
----------------------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates       25. Totals
----------------------------------------------------------------------------------------------------------------------------------
                                          26. Total Bonds                90,653,689       95,038,306      90,084,896    96,330,000
----------------------------------------------------------------------------------------------------------------------------------
            PREFERRED STOCKS              27. United States
Public Utilities (unaffiliated)           28. Canada
                                          29. Other Countries
                                          --------------------------------------------------------------------------
                                          30. Totals
--------------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance                31. United States
   Companies (unaffiliated)               32. Canada
                                          33. Other Countries
                                          --------------------------------------------------------------------------
                                          34. Totals
--------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous              35. United States
   (unaffiliated)                         36. Canada
                                          37. Other Countries
                                          --------------------------------------------------------------------------
                                          38. Totals
--------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates       39. Totals
--------------------------------------------------------------------------------------------------------------------
                                          40. Total Preferred Stocks
--------------------------------------------------------------------------------------------------------------------
              COMMON STOCKS               41. United States
Public Utilities (unaffiliated)           42. Canada
                                          43. Other Countries
--------------------------------------------------------------------------------------------------------------------
                                          44. Totals
--------------------------------------------------------------------------------------------------------------------
Banks, Trust and Insurance                45. United States
   Companies (unaffiliated)               46. Canada
                                          47. Other Countries
                                          --------------------------------------------------------------------------
                                          48. Totals
--------------------------------------------------------------------------------------------------------------------
Industrial and Miscellaneous              49. United States
   (unaffiliated)                         50. Canada
                                          51. Other Countries
                                          --------------------------------------------------------------------------
                                          52. Totals
--------------------------------------------------------------------------------------------------------------------
Parent, Subsidiaries and Affiliates       53. Totals
--------------------------------------------------------------------------------------------------------------------
                                          54. Total Common Stocks
--------------------------------------------------------------------------------------------------------------------
                                          55. Total Stocks
--------------------------------------------------------------------------------------------------------------------
                                          56. Total Bonds and Stocks     90,653,689       95,038,306      90,084,896
--------------------------------------------------------------------------------------------------------------------

(a) The aggregate value of bonds which are valued at other than actual fair value is $90,653,689.

                     SCHEDULE D - VERIFICATION BETWEEN YEARS

1. Book/adjusted carrying value of bonds and stocks, prior year             68,215,218
2. Cost of bonds and stocks acquired, Column 6, Part 3                      39,299,687
3. Increase (decrease) by adjustment:
   3.1 Column 16, Part 1                                          195,203
   3.2 Column 12, Part 2, Sec. 1
   3.3 Column 10, Part 2, Sec. 2
   3.4 Column 10, Part 4                                           55,321      250,524
4. Total gain (loss), Col. 14, Part 4                                          434,454
5. Deduct consideration for bonds and stocks disposed of
      Column 6, Part 4                                                      17,546,193
6. Foreign Exchange Adjustment:
   6.1 Column 17, Part 1
   6.2 Column 13, Part 2, Sec. 1
   6.3 Column 11, Part 2, Sec. 2
   6.4 Column 11, Part 4
7. Book/adjusted carrying value at end of current period                    90,653,690
8. Total valuation allowance
9. Subtotal (Lines 7 plus 8)                                                90,653,690
10. Total nonadmitted amounts
11. Statement value of bonds and stocks,
       current period                                                       90,653,690

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                        SCHEDULE D - PART 1A - SECTION 1

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

                                    1                  2                      3                    4                5
Quality Rating per the                        Over 1 Year Through   Over 5 Years Through    Over 10 Years
   NAIC Designation          1 Year or Less         5 Years               10 Years         Through 20 Years   Over 20 Years
---------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments,
      Schedules D & DA
      (Group 1)
   1.1 Class 1
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                             ----------------------------------------------------------------------------------------------
   1.7 Totals
---------------------------------------------------------------------------------------------------------------------------
2. All Other Governments,
      Schedules D & DA
      (Group 2)
   2.1 Class 1
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                             ----------------------------------------------------------------------------------------------
   2.7 Totals
---------------------------------------------------------------------------------------------------------------------------
3. States, Territories and
      Possessions etc.,
      Guaranteed,
      Schedules D & DA
      (Group 3)
   3.1 Class 1                                                           18,249,847              853,977         700,770
   3.2 Class 2
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                             ----------------------------------------------------------------------------------------------
   3.7 Totals                                                            18,249,847              853,977         700,770
---------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions
      of States,
      Territories and
      Possessions,
      Guaranteed,
      Schedules D & DA
      (Group 4)
   4.1 Class 1                                     1,793,359              7,123,049            1,683,247
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                             ----------------------------------------------------------------------------------------------
   4.7 Totals                                      1,793,359              7,123,049            1,683,247
---------------------------------------------------------------------------------------------------------------------------
5. Special Revenue &
      Special Assessment
      Obligations etc.,
      Non-Guaranteed,
      Schedules D & DA
      (Group 5)
   5.1 Class 1                   785,775           5,362,419             24,501,623            8,945,238      20,654,385
   5.2 Class 2
   5.3 Class 3
   5.4 Class 4
   5.5 Class 5
   5.6 Class 6
                             ----------------------------------------------------------------------------------------------
   5.7 Totals                    785,775           5,362,419             24,501,623            8,945,238      20,654,385
---------------------------------------------------------------------------------------------------------------------------

                                     6                  7                 8                  9
Quality Rating per the                             Col. 6 as a     Total from Col. 6   % From Col. 7
   NAIC Designation          Total Current Year   % of Line 10.7      Prior Year         Prior Year
----------------------------------------------------------------------------------------------------
1. U.S. Governments,
      Schedules D & DA
      (Group 1)
   1.1 Class 1
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                             -----------------------------------------------------------------------
   1.7 Totals
----------------------------------------------------------------------------------------------------
2. All Other Governments,
      Schedules D & DA
      (Group 2)
   2.1 Class 1
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                             -----------------------------------------------------------------------
   2.7 Totals
----------------------------------------------------------------------------------------------------
3. States, Territories and
      Possessions etc.,
      Guaranteed,
      Schedules D & DA
      (Group 3)
   3.1 Class 1                   19,804,594            19.7            7,242,428            10.1
   3.2 Class 2
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                             -----------------------------------------------------------------------
   3.7 Totals                    19,804,594            19.7            7,242,428            10.1
----------------------------------------------------------------------------------------------------
4. Political Subdivisions
      of States,
      Territories and
      Possessions,
      Guaranteed,
      Schedules D & DA
      (Group 4)
   4.1 Class 1                   10,599,655            10.5           13,079,252            18.2
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                             -----------------------------------------------------------------------
   4.7 Totals                    10,599,655            10.5           13,079,252            18.2
----------------------------------------------------------------------------------------------------
5. Special Revenue &
      Special Assessment
      Obligations etc.,
      Non-Guaranteed,
      Schedules D & DA
      (Group 5)
   5.1 Class 1                   60,249,440            59.9           47,893,539            66.7
   5.2 Class 2
   5.3 Class 3
   5.4 Class 4
   5.5 Class 5
   5.6 Class 6
                             -----------------------------------------------------------------------
   5.7 Totals                    60,249,440            59.9           47,893,539            66.7
----------------------------------------------------------------------------------------------------

                                    10                   11
Quality Rating per the        Total Publicly   Total Privately Placed
   NAIC Designation               Traded                 (a)
---------------------------------------------------------------------
1. U.S. Governments,
      Schedules D & DA
      (Group 1)
   1.1 Class 1
   1.2 Class 2
   1.3 Class 3
   1.4 Class 4
   1.5 Class 5
   1.6 Class 6
                             ----------------------------------------
   1.7 Totals
---------------------------------------------------------------------
2. All Other Governments,
      Schedules D & DA
      (Group 2)
   2.1 Class 1
   2.2 Class 2
   2.3 Class 3
   2.4 Class 4
   2.5 Class 5
   2.6 Class 6
                             ----------------------------------------
   2.7 Totals
---------------------------------------------------------------------
3. States, Territories and
      Possessions etc.,
      Guaranteed,
      Schedules D & DA
      (Group 3)
   3.1 Class 1                  19,804,594
   3.2 Class 2
   3.3 Class 3
   3.4 Class 4
   3.5 Class 5
   3.6 Class 6
                             ----------------------------------------
   3.7 Totals                   19,804,594
---------------------------------------------------------------------
4. Political Subdivisions
      of States,
      Territories and
      Possessions,
      Guaranteed,
      Schedules D & DA
      (Group 4)
   4.1 Class 1                  10,599,655
   4.2 Class 2
   4.3 Class 3
   4.4 Class 4
   4.5 Class 5
   4.6 Class 6
                             ----------------------------------------
   4.7 Totals                   10,599,655
---------------------------------------------------------------------
5. Special Revenue &
      Special Assessment
      Obligations etc.,
      Non-Guaranteed,
      Schedules D & DA
      (Group 5)
   5.1 Class 1                  60,249,440
   5.2 Class 2
   5.3 Class 3
   5.4 Class 4
   5.5 Class 5
   5.6 Class 6
                             ----------------------------------------
   5.7 Totals                   60,249,440
---------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

        Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

                               1             2              3                4            5           6              7
Quality Rating                             Over 1         Over 5          Over 10                                  Col. 6
 per the NAIC                1 Year     Year Through   Years Through   Years Through   Over 20   Total Current   as a % of
 Designation                 or Less      5 Years        10 Years        20 Years       Years        Year        Line 10.7
--------------------------------------------------------------------------------------------------------------------------
   6. Public Utilities
         (Unaffiliated),
         Schedules D & DA
         (Group 6)
      6.1 Class 1
      6.2 Class 2
      6.3 Class 3
      6.4 Class 4
      6.5 Class 5
      6.6 Class 6
                            ----------------------------------------------------------------------------------------------
      6.7 Totals
--------------------------------------------------------------------------------------------------------------------------
   7. Industrial &
         Miscellaneous
         (Unaffiliated),
         Schedules D & DA
         (Group 7)
      7.1 Class 1           9,988,368                                                              9,988,368        9.9
      7.2 Class 2
      7.3 Class 3
      7.4 Class 4
      7.5 Class 5
      7.6 Class 6
                            ----------------------------------------------------------------------------------------------
      7.7 Totals            9,988,368                                                              9,988,368        9.9
--------------------------------------------------------------------------------------------------------------------------
   8. Credit Tenant
         Loans,
         Schedules D &
         DA (Group 8)
      8.1 Class 1
      8.2 Class 2
      8.3 Class 3
      8.4 Class 4
      8.5 Class 5
      8.6 Class 6
                            ----------------------------------------------------------------------------------------------
      8.7 Totals
--------------------------------------------------------------------------------------------------------------------------
   9. Parent,
         Subsidiaries
         and
         Affiliates,
         Schedules D &
         DA (Group 9)
      9.1 Class 1
      9.2 Class 2
      9.3 Class 3
      9.4 Class 4
      9.5 Class 5
      9.6 Class 6
                            ----------------------------------------------------------------------------------------------
      9.7 Totals
--------------------------------------------------------------------------------------------------------------------------

Quality Rating                   8           9            10          11
 per the NAIC               Total from     % From       Total       Total
 Designation                  Col. 6       Col. 7      Publicly   Privately
                            Prior Year   Prior Year     Traded     Placed (a)
-----------------------------------------------------------------------------
   6. Public
         Utilities
         (Unaffiliated),
         Schedules D & DA
         (Group 6)
      6.1 Class 1
      6.2 Class 2
      6.3 Class 3
      6.4 Class 4
      6.5 Class 5
      6.6 Class 6
                            -------------------------------------------------
      6.7 Totals
-----------------------------------------------------------------------------
   7. Industrial &
         Miscellaneous
         (Unaffiliated),
         Schedules D & DA
         (Group 7)
      7.1 Class 1            3,636,233      5.1       9,988,368
      7.2 Class 2
      7.3 Class 3
      7.4 Class 4
      7.5 Class 5
      7.6 Class 6
                            -------------------------------------------------
      7.7 Totals             3,636,233      5.1       9,988,368
-----------------------------------------------------------------------------
   8. Credit Tenant
         Loans,
         Schedules D &
         DA (Group 8)
      8.1 Class 1
      8.2 Class 2
      8.3 Class 3
      8.4 Class 4
      8.5 Class 5
      8.6 Class 6
                            -------------------------------------------------
      8.7 Totals
-----------------------------------------------------------------------------
   9. Parent,
         Subsidiaries
         and
         Affiliates,
         Schedules D &
         DA (Group 9)
      9.1 Class 1
      9.2 Class 2
      9.3 Class 3
      9.4 Class 4
      9.5 Class 5
      9.6 Class 6
                            -------------------------------------------------
      9.7 Totals
-----------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

      Quality and Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying Values by Major Types of Issues and NAIC Designations

                               1             2              3               4              5              6               7
 Quality Rating                            Over 1         Over 5          Over 10                                      Col. 6
  per the NAIC               1 Year     Year Through   Years Through   Years Through    Over 20      Total Current    as a % of
  Designation               or Less       5 Years        10 Years        20 Years        Years            Year        Line 10.7
-------------------------------------------------------------------------------------------------------------------------------
   10. Total Bonds
          Current Year
   10.1 Class 1            10,774,143     7,155,778      49,874,519      11,482,462    21,355,155       100,642,057      100.0
   10.2 Class 2
   10.3 Class 3
   10.4 Class 4
   10.5 Class 5                                                                                     (c)
   10.6 Class 6                                                                                     (c)
                           ----------------------------------------------------------------------------------------------------
   10.7 Totals             10,774,143     7,155,778      49,874,519      11,482,462    21,355,155   (b) 100,642,057      100.0
   10.8 Line 10.7 as a
           % of Col. 6           10.7           7.1            49.6            11.4          21.2             100.0        XXX
-------------------------------------------------------------------------------------------------------------------------------
   11. Total Bonds
          Prior Year
   11.1 Class 1             3,881,332     8,717,361      26,231,549       2,997,582    30,023,628               XXX        XXX
   11.2 Class 2                                                                                                 XXX        XXX
   11.3 Class 3                                                                                                 XXX        XXX
   11.4 Class 4                                                                                                 XXX        XXX
   11.5 Class 5                                                                                                 XXX        XXX
   11.6 Class 6                                                                                                 XXX        XXX
                           ----------------------------------------------------------------------------------------------------
   11.7 Totals              3,881,332     8,717,361      26,231,549       2,997,582    30,023,628               XXX        XXX
   11.8 Line 11.7 as a
           % of Col. 8            5.4          12.1            36.5             4.2          41.8               XXX        XXX
-------------------------------------------------------------------------------------------------------------------------------
   12. Total Publicly
          Traded Bonds
   12.1 Class 1            10,774,143     7,155,779      49,874,519      11,482,461    21,355,155       100,642,057      100.0
   12.2 Class 2
   12.3 Class 3
   12.4 Class 4
   12.5 Class 5
   12.6 Class 6
                           ----------------------------------------------------------------------------------------------------
   12.7 Totals             10,774,143     7,155,779      49,874,519      11,482,461    21,355,155       100,642,057      100.0
   12.8 Line 12.7 as a
           % of Col. 6           10.7           7.1            49.6            11.4          21.2             100.0        XXX
   12.9 Line 12.7 as a
           % of Line
           10.7, Col. 6,
           Section 10            10.7           7.1            49.6            11.4          21.2             100.0        XXX
-------------------------------------------------------------------------------------------------------------------------------
   13. Total Privately
          Placed Bonds
   13.1 Class 1
   13.2 Class 2
   13.3 Class 3
   13.4 Class 4
   13.5 Class 5
   13.6 Class 6
                           ----------------------------------------------------------------------------------------------------
   13.7 Totals
   13.8 Line 13.7 as a
           % of Col. 6                                                                                                     XXX
   13.9 Line 13.7 as a
           % of Line
           10.7, Col. 6,
           Section 10                                                                                                      XXX
-------------------------------------------------------------------------------------------------------------------------------

                                     8             9          10            11
Quality Rating                   Total from     % From       Total        Total
 per the NAIC                      Col. 6       Col. 7      Publicly     Privately
 Designation                     Prior Year    Prior Year    Traded      Placed (a)
---------------------------------------------------------------------------------
   10. Total Bonds
          Current Year
   10.1 Class 1                       XXX          XXX   100,642,057
   10.2 Class 2                       XXX          XXX
   10.3 Class 3                       XXX          XXX
   10.4 Class 4                       XXX          XXX
   10.5 Class 5                       XXX          XXX
   10.6 Class 6                       XXX          XXX
                           ------------------------------------------------------
   10.7 Totals                        XXX          XXX   100,642,057
   10.8 Line 10.7 as a
           % of Col. 6                XXX          XXX         100.0
---------------------------------------------------------------------------------
   11. Total Bonds
           Prior Year
   11.1 Class 1                71,851,452        100.0    71,851,451
   11.2 Class 2
   11.3 Class 3
   11.4 Class 4
   11.5 Class 5            (c)
   11.6 Class 6            (c)
                           ------------------------------------------------------
   11.7 Totals             (b) 71,851,452        100.0    71,851,451
   11.8 Line 11.7 as a
           % of Col. 8              100.0          XXX         100.0
---------------------------------------------------------------------------------
   12. Total Publicly
          Traded Bonds
   12.1 Class 1                71,851,452        100.0   100,642,057      XXX
   12.2 Class 2                                                           XXX
   12.3 Class 3                                                           XXX
   12.4 Class 4                                                           XXX
   12.5 Class 5                                                           XXX
   12.6 Class 6                                                           XXX
                           ------------------------------------------------------
   12.7 Totals                 71,851,452        100.0   100,642,057      XXX
   12.8 Line 12.7 as a
           % of Col. 6                XXX          XXX         100.0      XXX
   12.9 Line 12.7 as a
           % of Line
           10.7, Col. 6,
           Section 10                 XXX          XXX         100.0      XXX
---------------------------------------------------------------------------------
   13. Total Privately
          Placed Bonds
   13.1 Class 1                                                  XXX
   13.2 Class 2                                                  XXX
   13.3 Class 3                                                  XXX
   13.4 Class 4                                                  XXX
   13.5 Class 5                                                  XXX
   13.6 Class 6                                                  XXX
                           ------------------------------------------------------
   13.7 Totals                                                   XXX
   13.8 Line 13.7 as a                             XXX           XXX
           % of Col. 6
   13.9 Line 13.7 as a                             XXX           XXX
           % of Line
           10.7, Col. 6,
           Section 10
---------------------------------------------------------------------------------

(a)  Includes $              freely tradable under SEC Rule 144 or qualified
               -------------
     for resale under SEC Rule 144A.

(b)  Includes $20,030,683 current year, $5,908,523 prior year of bonds with Z
     designations and $             , current year, $                prior year
                       -------------                 --------------
     of bonds with Z* designations. The letter "Z" means the NAIC designation was not assigned by the Securities Valuation Office (SVO) at the date of the statement. "Z*" means the SVO could not evaluate the obligation because valuation procedures for the security class is under regulatory review.

(c)  Includes $                 current year, $                     prior year
               ----------------                --------------------
     of bonds with 5* designations and $                 , current year,
                                        -----------------
     $                 prior year of bonds with 6* designations. "5*" means the
      ----------------
     NAIC designation was assigned by the SVO in reliance on the insurer's certification that the issuer is current in all principal and interest payments. "6*" means the NAIC designation was assigned by the SVO due to inadequate certification of principal and interest payments.

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                        SCHEDULE D - PART 1A - SECTION 2

Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying
                   Values by Major Type and Subtype of Issues

                                                                   1                2                 3                  4
                                                                               Over 1 Year        Over 5 Year       Over 10 Years
                Distribution by Type                        1 Year or Less   Through 5 Years   Through 10 Years   Through 20 Years
----------------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1 Issuer Obligations
   1.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
                                                            ----------------------------------------------------------------------
   1.7 Totals
----------------------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1 Issuer Obligations
   2.2 Single Class Mortgage-Backed/Asset-Backed
       Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   2.3 Defined
   2.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   2.5 Defined
   2.6 Other
                                                            ----------------------------------------------------------------------
   2.7 Totals
----------------------------------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions Guaranteed,
      Schedules D & DA (Group 3)
   3.1 Issuer Obligations                                                                         18,249,847            853,977
   3.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3 Defined
   3.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   3.5 Defined
   3.6 Other
                                                            ----------------------------------------------------------------------
   3.7 Totals                                                                                     18,249,847            853,977
----------------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1 Issuer Obligations                                                        1,793,359         7,123,049          1,683,247
   4.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3 Defined
   4.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   4.5 Defined
   4.6 Other
                                                            ----------------------------------------------------------------------
   4.7 Totals                                                                    1,793,359         7,123,049          1,683,247
----------------------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1 Issuer Obligations                                       785,775          5,362,419        24,501,623          8,945,238
   5.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3 Defined
   5.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   5.5 Defined
   5.6 Other
                                                            ----------------------------------------------------------------------
   5.7 Totals                                                   785,775          5,362,419        24,501,623          8,945,238
----------------------------------------------------------------------------------------------------------------------------------


                                                                  5                  6                 7
                                                                                                 Col. 6 as a %
                Distribution by Type                        Over 20 Years   Total Current Year    of Line 10.7
--------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1 Issuer Obligations
   1.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
                                                            --------------------------------------------------
   1.7 Totals
--------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1 Issuer Obligations
   2.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3 Defined
   2.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   2.5 Defined
   2.6 Other
                                                            --------------------------------------------------
   2.7 Totals
--------------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions etc., Guaranteed,
      Schedules D & DA (Group 3)
   3.1 Issuer Obligations                                        700,770        19,804,594            19.7
   3.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3 Defined
   3.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   3.5 Defined
   3.6 Other
                                                            --------------------------------------------------
   3.7 Totals                                                    700,770        19,804,594            19.7
--------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1 Issuer Obligations                                                       10,599,655            10.5
   4.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3 Defined
   4.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   4.5 Defined
   4.6 Other
                                                            --------------------------------------------------
   4.7 Totals                                                                   10,599,655            10.5
--------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1 Issuer Obligations                                     20,654,385        60,249,440            59.9
   5.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3 Defined
   5.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   5.5 Defined
   5.6 Other
                                                            --------------------------------------------------
   5.7 Totals                                                 20,654,385        60,249,440            59.9
--------------------------------------------------------------------------------------------------------------

                                                                    8                 9               10               11
                                                            Total from Col. 6   % From Col. 7   Total Publicly   Total Privately
                Distribution by Type                           Prior Year         Prior Year        Traded           Placed
--------------------------------------------------------------------------------------------------------------------------------
1. U.S. Governments, Schedules D & DA (Group 1)
   1.1 Issuer Obligations
   1.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
                                                            --------------------------------------------------------------------
   1.7 Totals
--------------------------------------------------------------------------------------------------------------------------------
2. All Other Governments, Schedules D & DA (Group 2)
   2.1 Issuer Obligations
   2.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   2.3 Defined
   2.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   2.5 Defined
   2.6 Other
                                                            --------------------------------------------------------------------
   2.7 Totals
--------------------------------------------------------------------------------------------------------------------------------
3. States, Territories and Possessions Guaranteed,
      Schedules D & DA (Group 3)
   3.1 Issuer Obligations                                        7,242,428           10.1         19,804,594
   3.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   3.3 Defined
   3.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   3.5 Defined
   3.6 Other
                                                            --------------------------------------------------------------------
   3.7 Totals                                                    7,242,428           10.1         19,804,594
--------------------------------------------------------------------------------------------------------------------------------
4. Political Subdivisions of States, Territories and
      Possessions, Guaranteed, Schedules D & DA (Group 4)
   4.1 Issuer Obligations                                       13,079,252           18.2         10,599,655
   4.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   4.3 Defined
   4.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   4.5 Defined
   4.6 Other
                                                            --------------------------------------------------------------------
   4.7 Totals                                                   13,079,252           18.2         10,599,655
--------------------------------------------------------------------------------------------------------------------------------
5. Special Revenue & Special Assessment Obligations etc.,
      Non-Guaranteed, Schedules D & DA (Group 5)
   5.1 Issuer Obligations                                       47,893,539           66.7         60,249,440
   5.2 Single Class Mortgage-Backed/Asset-Backed
          Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED SECURITIES
   5.3 Defined
   5.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/ASSET-
          BACKED SECURITIES
   5.5 Defined
   5.6 Other
                                                            --------------------------------------------------------------------
   5.7 Totals                                                   47,893,539           66.7         60,249,440
--------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

     Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted
               Carrying Values by Major Type and Subtype of Issues

                                                         1                  2                    3                  4
                                                                    Over 1 Year Through     Over 5 Years      Over 10 Years
             Distribution by Type                  1 Year or Less        5 Years          Through 10 Years   Through 20 Years
-----------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated),
      Schedules D & DA (Group 6)
   6.1 Issuer Obligations
   6.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   6.3 Defined
   6.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   6.5 Defined
   6.6 Other
                                                   --------------------------------------------------------------------------
   6.7 Totals
-----------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous
      (Unaffiliated), Schedules
      D & DA (Group 7)
   7.1 Issuer Obligations                             9,988,368
   7.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   7.3 Defined
   7.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   7.5 Defined
   7.6 Other
                                                   --------------------------------------------------------------------------
   7.7 Totals                                         9,988,368
-----------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans,
      Schedules D & DA (Group 8)
   8.1 Issuer Obligations
                                                   --------------------------------------------------------------------------
   8.7 Totals
-----------------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries
      and Affiliates, Schedules
      D & DA (Group 9)
   9.1 Issuer Obligations
   9.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   9.3 Defined
   9.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   9.5 Defined
   9.6 Other
                                                   --------------------------------------------------------------------------
   9.7 Totals
-----------------------------------------------------------------------------------------------------------------------------

                                                       5                6                  7                 8
                                                                                     Col. 6 as a %   Total from Col. 6
             Distribution by Type                Over 20 Years   Total Current Year   of Line 10.7      Prior Year
-------------------------------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated),
      Schedules D & DA (Group 6)
   6.1 Issuer Obligations
   6.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   6.3 Defined
   6.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   6.5 Defined
   6.6 Other
                                                 ------------------------------------------------------------------------
   6.7 Totals
-------------------------------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous
      (Unaffiliated), Schedules
      D & DA (Group 7)
   7.1 Issuer Obligations                                           9,988,368             9.9            3,636,233
   7.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   7.3 Defined
   7.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   7.5 Defined
   7.6 Other
                                                 ------------------------------------------------------------------------
   7.7 Totals                                                       9,988,368             9.9            3,636,233
-------------------------------------------------------------------------------------------------------------------------
8. Credit Tenant Loans, Schedules D & DA
      (Group 8)
   8.1 Issuer Obligations
                                                 ------------------------------------------------------------------------
   8.7 Totals
-------------------------------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates,
       Schedules D & DA (Group 9)
   9.1 Issuer Obligations
   9.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   9.3 Defined
   9.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   9.5 Defined
   9.6 Other
                                                 ------------------------------------------------------------------------
   9.7 Totals
-------------------------------------------------------------------------------------------------------------------------

                                                       9               10               11
                                                 % From Col. 7   Total Publicly   Total Privately
             Distribution by Type                  Prior Year        Traded           Placed
-------------------------------------------------------------------------------------------------
6. Public Utilities (Unaffiliated),
      Schedules D & DA (Group 6)
   6.1 Issuer Obligations
   6.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   6.3 Defined
   6.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   6.5 Defined
   6.6 Other
                                                 ------------------------------------------------
   6.7 Totals
-------------------------------------------------------------------------------------------------
7. Industrial & Miscellaneous
      (Unaffiliated), Schedules
      D & DA (Group 7)
   7.1 Issuer Obligations                            5.1          9,988,368
   7.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   7.3 Defined
   7.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   7.5 Defined
   7.6 Other
                                                 ------------------------------------------------
   7.7 Totals                                        5.1          9,988,368
-------------------------------------------------------------------------------------------------
8. Credit Tenant Loans,
      Schedules D & DA (Group 8)
   8.1 Issuer Obligations
                                                 ------------------------------------------------
   8.7 Totals
-------------------------------------------------------------------------------------------------
9. Parents, Subsidiaries and Affiliates,
       Schedules D & DA (Group 9)
   9.1 Issuer Obligations
   9.2 Single Class Mortgage-
          Backed/Asset-Based Securities
       MULTI-CLASS RESIDENTIAL MORTGAGE-BACKED
          SECURITIES
   9.3 Defined
   9.4 Other
       MULTI-CLASS COMMERCIAL MORTGAGE-BACKED/
          ASSET-BACKED SECURITIES
   9.5 Defined
   9.6 Other
                                                 ------------------------------------------------
   9.7 Totals
-------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

Maturity Distribution of All Bonds Owned December 31, at Book/Adjusted Carrying
                   Values by Major Type and Subtype of Issues

--------------------------------------------------------------------------------------------------------------------------------
                                              1             2              3               4              5             6
                                                          Over 1         Over 5          Over 10
                                           1 Year      Year Through   Years Through   Years Through    Over 20     Total Current
Distribution by Type                       or Less       5 Years        10 Years        20 Years        Years          Year
--------------------------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
---------------------------------------
   10.1 Issuer Obligations                10,774,143     7,155,778     49,874,519       11,482,462    21,355,155    100,642,057
   10.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   10.3 Defined
   10.4 Other
        MULTICLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   10.5 Defined
   10.6 Other
                                          --------------------------------------------------------------------------------------
   10.7 Totals                            10,774,143     7,155,778     49,874,519       11,482,462    21,355,155    100,642,057
   10.8 Line 10.7 as a % of Col. 6              10.7           7.1           49.6             11.4          21.2          100.0
--------------------------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
---------------------------------------
   11.1 Issuer Obligations                 3,881,332     8,717,361     26,231,549        2,997,582    30,023,628            XXX
   11.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds                                                                                               XXX
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   11.3 Defined                                                                                                             XXX
   11.4 Other                                                                                                               XXX
        MULTICLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   11.5 Defined                                                                                                             XXX
   11.6 Other                                                                                                               XXX
                                          --------------------------------------------------------------------------------------
   11.7 Totals                             3,881,332     8,717,361     26,231,549        2,997,582    30,023,628            XXX
   11.8 Line 11.7 as a % of Col. 8               5.4          12.1           36.5              4.2          41.8            XXX
--------------------------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
---------------------------------------
   12.1 Issuer Obligations                10,774,143     7,155,779     49,874,519       11,482,461    21,355,155    100,642,057
   12.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   12.3 Defined
   12.4 Other
        MULTI-CLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   12.5 Defined
   12.6 Other
                                          --------------------------------------------------------------------------------------
   12.7 Totals                            10,774,143     7,155,779     49,874,519       11,482,461    21,355,155    100,642,057
   12.8 Line 12.7 as a % of Col. 6              10.7           7.1           49.6             11.4          21.2          100.0
   12.9 Line 12.7 as a % of Line 10.7,
           Col. 6, Section 10                   10.7           7.1           49.6             11.4          21.2          100.0
--------------------------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
---------------------------------------
   13.1 Issuer Obligations
   13.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   13.3 Defined
   13.4 Other
        MULTI-CLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   13.5 Defined
   13.6 Other
                                          --------------------------------------------------------------------------------------
   13.7 Totals
   13.8 Line 13.7 as a % of Col. 6
   13.9 Line 13.7 as a % of Line 10.7,
           Col. 6, Section 10
--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                7              8             9            10            11
                                                          Total From      % From         Total        Total
                                          Col. 6 as a %     Col. 6         Col.7       Publicly     Privately
Distribution by Type                      of Line 10.7    Prior Year    Prior Year      Traded       Placed
-------------------------------------------------------------------------------------------------------------
10. Total Bonds Current Year
---------------------------------------
   10.1 Issuer Obligations                    100.0              XXX         XXX      100,642,057
   10.2 Single Class Mortgage-Backed/                            XXX         XXX
           Asset-Backed Bonds                                    XXX         XXX
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   10.3 Defined                                                  XXX         XXX
   10.4 Other                                                    XXX         XXX
        MULTICLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   10.5 Defined                                                  XXX         XXX
   10.6 Other                                                    XXX         XXX
                                          -------------------------------------------------------------------
   10.7 Totals                                100.0              XXX         XXX      100,642,057
   10.8 Line 10.7 as a % of Col. 6              XXX              XXX         XXX            100.0
-------------------------------------------------------------------------------------------------------------
11. Total Bonds Prior Year
---------------------------------------
   11.1 Issuer Obligations                      XXX       71,851,452       100.0       71,851,451
   11.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds                   XXX
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   11.3 Defined                                 XXX
   11.4 Other                                   XXX
        MULTICLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   11.5 Defined                                 XXX
   11.6 Other                                   XXX
                                          -------------------------------------------------------------------
   11.7 Totals                                  XXX       71,851,452       100.0      71,851,451
   11.8 Line 11.7 as a % of Col. 8              XXX            100.0         XXX           100.0
-------------------------------------------------------------------------------------------------------------
12. Total Publicly Traded Bonds
---------------------------------------
   12.1 Issuer Obligations                    100.0       71,851,452       100.0      100,642,057      XXX
   12.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds                                                                          XXX
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   12.3 Defined                                                                                        XXX
   12.4 Other                                                                                          XXX
        MULTI-CLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   12.5 Defined                                                                                        XXX
   12.6 Other                                                                                          XXX
                                          -------------------------------------------------------------------
   12.7 Totals                                100.0       71,851,452       100.0      100,642,057      XXX
   12.8 Line 12.7 as a % of Col. 6              XXX              XXX         XXX            100.0      XXX
   12.9 Line 12.7 as a % of Line 10.7,
           Col. 6, Section 10                   XXX              XXX         XXX            100.0      XXX
-------------------------------------------------------------------------------------------------------------
13. Total Privately Placed Bonds
---------------------------------------
   13.1 Issuer Obligations                                                                    XXX
   13.2 Single Class Mortgage-Backed/
           Asset-Backed Bonds                                                                 XXX
        MULTI-CLASS RESIDENTIAL
           MORTGAGE-BACKED SECURITIES
   13.3 Defined                                                                               XXX
   13.4 Other                                                                                 XXX
        MULTI-CLASS COMMERCIAL
           MORTGAGE-BACKED/ASSET-BACKED
           SECURITIES
   13.5 Defined                                                                               XXX
   13.6 Other                                                                                 XXX
                                          -------------------------------------------------------------------
   13.7 Totals                                                                                XXX
   13.8 Line 13.7 as a % of Col. 6              XXX              XXX         XXX              XXX
   13.9 Line 13.7 as a % of Line 10.7,
           Col. 6, Section 10                   XXX              XXX         XXX              XXX
-------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                              SCHEDULE DA - PART 2
              Verification of SHORT-TERM INVESTMENTS Between Years

---------------------------------------------------------------------------------------------------------------------
                                                     1              2           3           4               5
                                                                                          Other       Investments in
                                                                                        Short-term        Parent,
                                                                             Mortgage   Investment   Subsidiaries and
                                                    Total         Bonds       Loans     Assets(a)       Affiliates
---------------------------------------------------------------------------------------------------------------------
 1. Book/adjusted carrying value, prior year      3,636,233     3,636,233
 2. Cost of short-term investments acquired      77,151,162    77,151,162
 3. Increase (decrease) by adjustment
 4. Increase (decrease) by foreign exchange
       adjustment
 5. Total profit (loss) on disposal of
       short-term investments                            (1)           (1)
 6. Consideration received on disposal of
       short-term investments                    70,799,026    70,799,026
 7. Book/adjusted carrying value, current year    9,988,368     9,988,368
 8. Total valuation allowance
 9. Subtotal (Lines 7 plus 8)                     9,988,368     9,988,368
10. Total nonadmitted amounts
11. Statement value (Lines 9 minus 10)            9,988,368     9,988,368
12. Income collected during year                    101,592       101,592
13. Income earned during year                       107,441       107,441
---------------------------------------------------------------------------------------------------------------------

(a) Indicate the category of such assets, for example, joint ventures, transportation equipment:

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule DB - Part A - VBY
                                      NONE

                           Schedule DB - Part B - VBY
                                      NONE

                           Schedule DB - Part C - VBY
                                      NONE

                           Schedule DB - Part D - VBY
                                      NONE

                           Schedule DB - Part E - VBY
                                      NONE

                        Schedule DB - Part F - Section 1
                                      NONE

                        Schedule DB - Part F - Section 2
                                      NONE

--------------------------------------------------------------------------------

                                 34, 35, 36, 37

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE F - PART 1
        Assumed Reinsurance as of December 31, Current Year (000 Omitted)

-------------------------------------------------------------------------------------------
   1            2                          3                             4           5



Federal       NAIC
  ID         Company                                               Domiciliary    Assumed
Number        Code       Name of Reinsured                         Jurisdiction   Premium
-------------------------------------------------------------------------------------------
23-2018130   33790    Radian Guaranty Inc.                              PA         3,147
   0299999 - Total - Affiliates - U.S. Non-Pool                                    3,147
   0499999 - Total - Affiliates                                                    3,147
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
   0699998 - Pools and Associations - Reins Col 8 < 100,000
   0799998 - Pools and Associations - Reins Col 8 < 100,000
   0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000

-------------------------------------------------------------------------------------------
   9999999 Totals                                                                  3,147
-------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
   1            2                          3                                       Reinsurance On                       9
                                                                   ---------------------------------------------
                                                                          6                7              8

Federal       NAIC                                                 Paid Losses and                                  Contingent
  ID         Company                                               Loss Adjustment     Known  Case                 Commissions
Number        Code       Name of Reinsured                            Expenses       Losses and LAE   Cols. 6 +7     Payable
------------------------------------------------------------------------------------------------------------------------------
23-2018130   33790    Radian Guaranty Inc.                              1,494                           1,494
   0299999 - Total - Affiliates - U.S. Non-Pool                         1,494                           1,494
   0499999 - Total - Affiliates                                         1,494                           1,494
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
   0699998 - Pools and Associations - Reins Col 8 < 100,000
   0799998 - Pools and Associations - Reins Col 8 < 100,000
   0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                       1,494                           1,494
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
   1            2                 3                                   10        11              12                13


                                                                                           Funds Held By or
Federal       NAIC                                                   Assumed                Deposited With
  ID         Company                                                Premiums   Unearned       Reinsured      Letters of Credit
Number        Code       Name of Reinsured                         Receivable  Premium        Companies           Posted
------------------------------------------------------------------------------------------------------------------------------
23-2018130   33790    Radian Guaranty Inc.                            2,712     2,614
   0299999 - Total - Affiliates - U.S. Non-Pool                       2,712     2,614
   0499999 - Total - Affiliates                                       2,712     2,614
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
   0699998 - Pools and Associations - Reins Col 8 < 100,000
   0799998 - Pools and Associations - Reins Col 8 < 100,000
   0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000
------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                     2,712     2,614
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
   1            2                 3                                       14
                                                                    Amount of Assets
                                                                      Pledged or
                                                                     Compensating
Federal       NAIC                                                 Balances to Secure
  ID         Company                                                    Letters
Number        Code       Name of Reinsured                             of Credit
-------------------------------------------------------------------------------------
23-2018130   33790    Radian Guaranty Inc.
   0299999 - Total - Affiliates - U.S. Non-Pool
   0499999 - Total - Affiliates
   0599998 - Other U.S. Unaffil Insurers - Reins Col 8 < 100,000
   0699998 - Pools and Associations - Reins Col 8 < 100,000
   0799998 - Pools and Associations - Reins Col 8 < 100,000
   0999998 - Other Non-U.S. Insurers - Reins Col 8 < 100,000
-------------------------------------------------------------------------------------
   9999999 Totals
-------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE F - PART 2
    Premium Portfolio Reinsurance Effected or (Canceled) during Current Year

                                      NONE

---------------------------------------------------------------------------------------
   1         2            3                  4                  5                6
Federal    NAIC
  ID      Company                                                           Reinsurance
Number     Code     Name of Company   Date of Contract   Original Premium     Premium
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE F - PART 3
         Ceded Reinsurance as of December 31, Current Year (000 Omitted)

-------------------------------------------------------------------------------------------------------------------------------
    1           2                 3                       4              5             6           Reinsurance Recoverable On
                                                                                                 ------------------------------
                                                                     Reinsurance
                                                                      Contracts                      7       8         9
                                                                     Ceding 75%
                                                                     or More of
 Federal       NAIC                                                    Direct      Reinsurance                     Known Case
   ID        Company                                  Domiciliary     Premiums      Premiums        Paid    Paid      Loss
  Number      code         Name of Reinsurer          Jurisdiction    Written        Ceded         Losses    LAE    Reserves
-------------------------------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assurance Co.          NY           13,403
  0299999 - Authorized - Affiliates - U.S. Non-
               Pool                                                     13,403
  0499999 - Total - Authorized - Affiliates                             13,403
  0599998 - Other U.S. Unaffil Insurers (Under
               $100,000)
  0899998 - Authorized - Other Non-U.S. Insurers
               (Under $100,000)
  0999999 - Total - Authorized                                          13,403
  1399999 - Total - Unauthorized - Affiliates
  1499998 - Unauthorized - Other U.S. Unaffiliated
               Insurers (Under $100,000)
AA-3190809             ACE Capital Re Overseas Ltd.        BM            2,512
  1799998 - Unauthorized - Other Non-U.S. Insurers
               (Under $100,000)
  1799999 - Unauthorized - Other Non-U.S. Insurers                       2,512
  1899999 - Total - Unauthorized                                         2,512
  1999999 - Total - Authorized and Unauthorized                         15,914
  2099999 - Total - Protected Cells

-------------------------------------------------------------------------------------------------------------------------------
  9999999 Totals                                                        15,914
-------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
    1           2                 3                                           Reinsurance Recoverable On
                                                     -------------------------------------------------------------------------
                                                         10           11         12         13          14           15



 Federal      NAIC                                   Known Case                                                     Cols.
   ID        Company                                    LAE       IBNR Loss   IBNR LAE   Unearned    Contingent   7 thru 14
  Number      code         Name of Reinsurer          Reserves    Reserves    Reserves   Premiums   Commissions    Totals
------------------------------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assurance Co.
  0299999 - Authorized - Affiliates - U.S. Non-
               Pool
  0499999 - Total - Authorized - Affiliates
  0599998 - Other U.S. Unaffil Insurers (Under
               $100,000)
  0899998 - Authorized - Other Non-U.S. Insurers
               (Under $100,000)
  0999999 - Total - Authorized
  1399999 - Total - Unauthorized - Affiliates
  1499998 - Unauthorized - Other U.S. Unaffiliated
               Insurers (Under $100,000)
AA-3190809             ACE Capital Re Overseas Ltd.
  1799998 - Unauthorized - Other Non-U.S. Insurers
               (Under $100,000)
  1799999 - Unauthorized - Other Non-U.S. Insurers
  1899999 - Total - Unauthorized
  1999999 - Total - Authorized and Unauthorized
  2099999 - Total - Protected Cells

------------------------------------------------------------------------------------------------------------------------------
  9999999 Totals
------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
    1           2                 3                         Reinsurance             18            19
                                                      -----------------------
                                                           16         17
                                                                                 Net Amount
                                                                                Recoverable   Funds Held
                                                                     Other         From       By Company
 Federal      NAIC                                       Ceded      Amounts     Reinsurers      Under
   ID        Company                                    Balances     Due to     Cols. 15 -    Reinsurance
  Number      code         Name of Reinsurer            Payable    Reinsurers    [16 + 17]     Treaties
---------------------------------------------------------------------------------------------------------
22-2712977    36250    Radian Asset Assurance Co.         485                      (485)
  0299999 - Authorized - Affiliates - U.S. Non-
               Pool                                       485                      (485)
  0499999 - Total - Authorized - Affiliates               485                      (485)
  0599998 - Other U.S. Unaffil Insurers (Under
               $100,000)
  0899998 - Authorized - Other Non-U.S. Insurers
               (Under $100,000)
  0999999 - Total - Authorized                            485                      (485)
  1399999 - Total - Unauthorized - Affiliates
  1499998 - Unauthorized - Other U.S. Unaffiliated
               Insurers (Under $100,000)
AA-3190809             ACE Capital Re Overseas Ltd.        99                       (99)
  1799998 - Unauthorized - Other Non-U.S. Insurers
               (Under $100,000)
  1799999 - Unauthorized - Other Non-U.S. Insurers         99                       (99)
  1899999 - Total - Unauthorized                           99                       (99)
  1999999 - Total - Authorized and Unauthorized           583                      (583)
  2099999 - Total - Protected Cells

---------------------------------------------------------------------------------------------------------
  9999999 Totals                                          583                      (583)
---------------------------------------------------------------------------------------------------------

NOTE: Report the five largest provisional commission rates included in the cedant's reinsurance treaties. The commission rate to be reported is by contract with ceded premium in excess of $50,000:

                      1                            2                  3
               Name of Company              Commission Rate     Ceded Premium
              -----------------            -----------------   ----------------
1. Radian Asset Assurance Co.                   10.000              13,403
2.
  ------------------------------------------------------------------------------
3.
  ------------------------------------------------------------------------------
4.
  ------------------------------------------------------------------------------
5.
  ------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE F - PART 4
    Aging of Ceded Reinsurance as of December 31, Current Year (000 Omitted)

                                      NONE

----------------------------------------------------------------------------------------------------------------------------------
  1           2         3           4                Reinsurance Recoverable on Paid Losses and Paid Loss Adjustment Expenses
                                               -----------------------------------------------------------------------------------
                                                 5                                   Overdue                                  11
                                                         -----------------------------------------------------------------
                                                              6             7            8               9           10
                                                                                                                    Total    Total
Federal     NAIC                                                                                                   Overdue    Due
  ID      Company    Name of    Domiciliary                                                                          Cols.   Cols.
Number      Code    Reinsurer   Jurisdiction   Current   1 to 29 Days   30-90 Days   91-120 Days   Over 120 Days   6+7+8+9   5+10
----------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals
----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------
  1           2         12           13
                                 Percentage
                                   more
                                   Than
                    Percentage    120 Days
Federal     NAIC     Overdue      Overdue
  ID      Company    Col. 10      Col.9 /
Number      Code    /Col. 11      Col.11
-------------------------------------------



-------------------------------------------
   9999999 Totals
-------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE F - PART 5
   Provision for Unauthorized Reinsurance as of December 31, Current Year (000
                                    Omitted)

-----------------------------------------------------------------------------------------------------------------------------
   1         2             3                      4             5              6            7           8            9


                                                            Reinsurance
                                                            Recoverable    Funds Held
                                                             all Items     By Company
Federal     NAIC                                             Schedule F      Under                    Ceded
  ID      Company                             Domiciliary     Part 3,     Reinsurance   Letters of   Balances   Miscellaneous
Number      Code    Name of Reinsurer        Jurisdiction     Col. 15       Treaties      Credit     Payable      Balances
-----------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
AA-3190809          ACE Capital
                       Re Overseas Ltd            BM                                                   99
   0899999 - Other Non-U.S. Insurers                                                                   99
   0999999 - Total - Affiliates and Others                                                             99
   1099999 - Total - Protected Cells

-----------------------------------------------------------------------------------------------------------------------------
   9999999 Totals                                                                                      99
-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  1           2             3                     10             11              12             13             14           15

                                                                                            Recoverable
                                                                                            Paid Losses
                                                                                               & LAE
                                                            Sum of Cols.                      Expenses
Federal     NAIC                                Other       6 thru 10 but     Subtotal     Over 90 Days      20% of       Smaller
  ID      Company                              Allowed      not in excess   Col. 5 minus    Past Due not   Amount in   of Col. 11 or
Number      Code    Name of Reinsurer        Offset Items     of Col.5        Col. 11       in Dispute       Col.13       Col. 14
------------------------------------------------------------------------------------------------------------------------------------
   0499999 - Total - Affiliates
AA-3190809          ACE Capital
                       Re Overseas Ltd
   0899999 - Other Non-U.S. Insurers
   0999999 - Total - Affiliates and Others
   1099999 - Total - Protected Cells

------------------------------------------------------------------------------------------------------------------------------------
   9999999 Totals
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
  1           2             3                     16                17
                                                               Total Provision
                                                                     for
                                             Smaller of Col.     Unauthorized
                                              11 or 20% of       Reinsurance
                                                Amount in        Smaller of
Federal     NAIC                                 Dispute           Col.5 or
  ID      Company                              Included in          Cols.
Number      Code    Name of Reinsurer             Col. 5        12 + 15 + 16
------------------------------------------------------------------------------
   0499999 - Total - Affiliates
AA-3190809          ACE Capital
                       Re Overseas Ltd
   0899999 - Other Non-U.S. Insurers
   0999999 - Total - Affiliates and Others
   1099999 - Total - Protected Cells

------------------------------------------------------------------------------
   9999999 Totals
------------------------------------------------------------------------------

1.   Amounts in dispute  totaling $                           are included in
                                    -------------------------
     Column 5.
2.   Amounts in dispute totaling $                            are excluded from
                                    -------------------------
     Column 13.
3.   Column 5 excludes $                        recoverables  on ceded IBNR on
                         ----------------------

     contracts in force prior to July 1, 1984 and not subsequently renewed.

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule F - Part 6
                                      NONE

                               Schedule F - Part 7
                                      NONE

--------------------------------------------------------------------------------

                                     43, 44

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE F - PART 8
       Restatement of Balance Sheet to Identify Net Credit for Reinsurance

----------------------------------------------------------------------------------------------------------
                                                                1                2               3
                                                         As Reported (Net   Restatement       Restated
                                                            of Ceded)       Adjustments   (Gross of Ceded)
----------------------------------------------------------------------------------------------------------
    ASSETS (Page 2, Col. 3)

 1. Cash and invested assets (Line 9)                       101,420,408                     101,420,408

 2. Agents' balances or uncollected premiums (Line 10)        2,711,758       484,611         3,196,369

 3. Funds held by or deposited with reinsured companies (Line 11)

 4. Reinsurance recoverable on loss and loss adjustment expense payments (Line 14)

 5. Other assets (Lines 12 and 13 and 15 through 25)          1,275,778                       1,275,778

 6. Net amount recoverable from reinsurers                                   (484,611)         (484,611)
                                                         -------------------------------------------------

 7. Totals (Line 28)                                        105,407,944                     105,407,944
                                                         -------------------------------------------------
    LIABILITIES (Page 3)

 8. Losses and loss adjustment expenses (Lines 1
       through 3)                                            22,971,024                      22,971,024

 9. Taxes, expenses, and other obligations (Lines 4
       through 8)                                             1,523,915                       1,523,915

10. Unearned premiums (Line 9)                               21,965,207                      21,965,207

11. Advance Premiums (Line 10)

12. Dividends declared and unpaid (Line 11.1 and 11.2)

13. Ceded reinsurance premiums payable (net of ceded
       commissions) (Line 12)                                   583,154                         583,154

14. Funds held by company under reinsurance treaties
       (Line 13)

15. Amounts withheld or retained by company for
       account of others (Line 14)                              252,437                         252,437

16. Provision for reinsurance (Line 16)

17. Other liabilities (Lines 15 and 17 through 23)              412,404                         412,404
                                                         -------------------------------------------------

18. Total liabilities (Line 26 minus Line 25)                47,708,141                      47,708,141
                                                         -------------------------------------------------

19. Surplus as regards policyholders (Line 35)               57,699,803           XXX        57,699,803
                                                         -------------------------------------------------

20. Totals (Line 36)                                        105,407,944                     105,407,944
----------------------------------------------------------------------------------------------------------

NOTE: Is the restatement of this exhibit the result of grossing up balances ceded to affiliates under 100 percent reinsurance or pooling arrangements? Yes [ ] No [X]

If yes, give full explanation:

--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule H - Part 1
                                      NONE

                               Schedule H - Part 2
                                      NONE

                               Schedule H - Part 3
                                      NONE

                               Schedule H - Part 4
                                      NONE

                               Schedule H - Part 5
                                      NONE

--------------------------------------------------------------------------------

                                   46, 47, 48

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                SCHEDULE P - ANALYSIS OF LOSSES AND LOSS EXPENSES
                          SCHEDULE P - PART 1 - SUMMARY

                                 ($000 Omitted)

-------------------------------------------------------------------------------------------------------------------------
                            Premiums Earned                               Loss and Loss Expense Payments
                  -------------------------------------------------------------------------------------------------------
                      1           2             3                                Defense and Cost     Adjusting and other
                                                             Loss Payments     Containment Payments         Payments
   Years in                                               ---------------------------------------------------------------
    Which                                                     4          5        6            7          8           9
  Premiums
 Were Earned
 and Losses       Direct and                   Net        Direct and           Direct and             Direct and
Were Incurred      Assumed       Ceded    (Cols. 1 - 2)    Assumed     Ceded     Assumed     Ceded      Assumed    Ceded
-------------------------------------------------------------------------------------------------------------------------
 1. Prior              XXX          XXX         XXX
 2. 1993
 3. 1994                                                        36
 4. 1995               269                      269            707
 5. 1996             1,259                    1,259          1,215
 6. 1997             1,117                    1,117            803
 7. 1998             1,542                    1,542            772
 8. 1999             2,303                    2,303            926
 9. 2000             4,623                    4,623            850
10. 2001            42,430        3,665      38,765         19,210                                        89
11. 2002            44,024       15,914      28,110          4,829                                       241
-------------------------------------------------------------------------------------------------------------------------
12. Totals             XXX          XXX         XXX         29,349                                       330
-------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------
                    Loss and Loss Expense Payments        12
                  ----------------------------------
                          10              11
   Years in
    Which                                              Number of
  Premiums             Salvage         Total Net        Claims
 Were Earned             and           Paid (Cols.     Reported -
 and Losses          Subrogation       4 - 5 + 6 -     Direct and
Were Incurred         Received         7 + 8 - 9)       Assumed
-----------------------------------------------------------------
 1. Prior                                                XXX
 2. 1993                                                 XXX
 3. 1994                                    36           XXX
 4. 1995                                   707           XXX
 5. 1996                                 1,215           XXX
 6. 1997                                   803           XXX
 7. 1998                                   772           XXX
 8. 1999                                   926           XXX
 9. 2000                                   850           XXX
10. 2001                                19,299           XXX
11. 2002                                 5,070           XXX
-----------------------------------------------------------------
12. Totals                              29,678           XXX
-----------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                                                             Adjusting and Other
                      Losses Unpaid                  Defense and Cost Containment Unpaid           Unpaid
         -------------------------------------------------------------------------------------------------------
               Case Basis         Bulk + IBNR         Case Basis            Bulk + IBNR          21        22
         ---------------------------------------------------------------------------------
            13         14        15         16         17        18        19         20
         Direct and           Direct and           Direct and           Direct and           Direct and
          Assumed     Ceded    Assumed     Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
----------------------------------------------------------------------------------------------------------------
 1.
 2.
 3.
 4.                                  2
 5.                                  5
 6.                                 30
 7.                                 61
 8.                                201
 9.                              2,032
10.                              9,679
11.                              9,467
----------------------------------------------------------------------------------------------------------------
12. Totals                      21,477
----------------------------------------------------------------------------------------------------------------

----------------------------------------------
                23          24          25
                          Total     Number of
             Salvage       Net       Claims
               and        Losses    Outstand-
             Subrog-       and        ing -
              ation      Expenses   Direct and
           Anticipated    Unpaid     Assumed
----------------------------------------------
 1.                                    XXX
 2.                                    XXX
 3.                                    XXX
 4.                            2       XXX
 5.                            5       XXX
 6.                           30       XXX
 7.                           61       XXX
 8.                          201       XXX
 9.                        2,032       XXX
10.                        9,679       XXX
11.                        9,467       XXX
----------------------------------------------
12. Total                 21,477       XXX
----------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                       Total                      Loss and Loss                                34         Net Balance Sheet
                Losses and Loss Expenses        Expense Percentage         Nontabular                       Reserves After
                      Incurred              (Incurred/Premiums Earned)      Discount                           Discount
              -------------------------------------------------------------------------      Inter-       -----------------
                 26         27       28         29         30     31      32      33         Company        35        36
                                                                                             Pooling                 Loss
              Direct and                    Direct and                           Loss     Participation   Losses   Expenses
               Assumed     Ceded     Net     Assumed     Ceded    Net    Loss   Expense    Percentage     Unpaid    Unpaid
---------------------------------------------------------------------------------------------------------------------------
 1.              XXX        XXX       XXX       XXX       XXX      XXX                         XXX
 2.
 3.                36                  36
 4.               710                 710     263.8              263.8                                         2
 5.             1,220               1,220      96.9               96.9                                         5
 6.               833                 833      74.6               74.6                                        30
 7.               833                 833      54.0               54.0                                        61
 8.             1,127               1,127      48.9               48.9                                       201
 9.             2,882               2,882      62.3               62.3                                     2,032
10.            28,978              28,978      68.3               74.8                                     9,679
11.            14,537              14,537      33.0               51.7                                     9,467
---------------------------------------------------------------------------------------------------------------------------
12.  Totals       XXX       XXX       XXX       XXX       XXX      XXX                         XXX        21,477
---------------------------------------------------------------------------------------------------------------------------

Note: Parts 2 and 4 are gross of all discounting, including tabular discounting.
Part 1 is gross of only nontabular discounting, which is reported in Columns 32 and 33 of Part 1. The tabular discount, if any, is reported in the Notes to Financial Statements which will reconcile Part 1 with Parts 2 and 4.

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                          SCHEDULE P - PART 2 - SUMMARY

-----------------------------------------------------------------------------------------------------------------
                 INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT
                                               YEAR END ($000 OMITTED)                            DEVELOPMENT
Years in Which   ------------------------------------------------------------------------------------------------
 Losses Were      1       2      3      4      5       6       7       8       9       10        11         12
  Incurred       1993   1994   1995   1996    1997    1998    1999    2000    2001    2002    One Year   Two Year
-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994          XXX                           29      36      38      39       38      36        (2)       (3)
 4. 1995          XXX    XXX    210    531     611     726     718     694      696     710        14        15
 5. 1996          XXX    XXX    XXX    886   1,027   1,312   1,304   1,219    1,215   1,220         5         2
 6. 1997          XXX    XXX    XXX    XXX   1,788   1,319     880     882      861     833       (28)      (49)
 7. 1998          XXX    XXX    XXX    XXX     XXX   2,420   1,216   1,193    1,035     833      (202)     (360)
 8. 1999          XXX    XXX    XXX    XXX     XXX     XXX   2,344   2,160    1,613   1,127      (486)   (1,033)
 9. 2000          XXX    XXX    XXX    XXX     XXX     XXX     XXX   3,516    3,098   2,882      (216)     (635)
10. 2001          XXX    XXX    XXX    XXX     XXX     XXX     XXX     XXX   34,497  28,889    (5,608)      XXX
11. 2002          XXX    XXX    XXX    XXX     XXX     XXX     XXX     XXX      XXX  14,296       XXX       XXX
-----------------------------------------------------------------------------------------------------------------
                                                                                   12. Totals  (6,524)   (2,062)
-----------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 3 - SUMMARY

---------------------------------------------------------------------------------------------------------------------
                    CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES          11           12
                                    REPORTED AT YEAR END ($000 OMITTED)
                 -------------------------------------------------------------------------                  Number of
                  1       2      3     4      5       6       7       8       9       10      Number of      Claims
                                                                                                Claims       Closed
Years in Which                                                                               Closed With     Without
 Losses Were                                                                                    Loss          Loss
  Incurred       1993   1994   1995   1996   1997    1998    1999    2000    2001    2002      Payment      Payment
---------------------------------------------------------------------------------------------------------------------
 1. Prior         000                                                                            XXX          XXX
 2. 1993                                                                                         XXX          XXX
 3. 1994          XXX                          22      29      36      36       36      36       XXX          XXX
 4. 1995          XXX    XXX           419    545     636     680     688      687     707       XXX          XXX
 5. 1996          XXX    XXX    XXX     55    352     869   1,176   1,190    1,200   1,215       XXX          XXX
 6. 1997          XXX    XXX    XXX    XXX     42     205     584     768      798     803       XXX          XXX
 7. 1998          XXX    XXX    XXX    XXX    XXX       7     182     592      745     772       XXX          XXX
 8. 1999          XXX    XXX    XXX    XXX    XXX     XXX      55     361      709     926       XXX          XXX
 9. 2000          XXX    XXX    XXX    XXX    XXX     XXX     XXX      69      438     850       XXX          XXX
10. 2001          XXX    XXX    XXX    XXX    XXX     XXX     XXX     XXX    8,598  19,210       XXX          XXX
11. 2002          XXX    XXX    XXX    XXX    XXX     XXX     XXX     XXX      XXX   4,829       XXX          XXX
---------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 4 - SUMMARY

-------------------------------------------------------------------------------------------
                   BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST CONTAINMENT
                                EXPENSES REPORTED AT YEAR END ($000 OMITTED)
Years in Which   --------------------------------------------------------------------------
 Losses Were      1       2      3     4       5       6       7       8       9       10
  Incurred       1993   1994   1995   1996    1997    1998    1999    2000    2001    2002
-------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994          XXX                            7       7       2       3        2
 4. 1995          XXX    XXX    210    112      66      90      38       7        9       2
 5. 1996          XXX    XXX    XXX    831     675     443     128      29       16       5
 6. 1997          XXX    XXX    XXX    XXX   1,746   1,114     296     114       63      30
 7. 1998          XXX    XXX    XXX    XXX     XXX   2,413   1,034     600      290      61
 8. 1999          XXX    XXX    XXX    XXX     XXX     XXX   2,289   1,798      904     201
 9. 2000          XXX    XXX    XXX    XXX     XXX     XXX     XXX   3,447    2,660   2,032
10. 2001          XXX    XXX    XXX    XXX     XXX     XXX     XXX     XXX   25,899   9,679
11. 2002          XXX    XXX    XXX    XXX     XXX     XXX     XXX     XXX      XXX   9,467
-------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule P - Part 1A - Home/Farm
                                      NONE

                    Schedule P - Part 1B - Private Passenger
                                      NONE

                     Schedule P - Part 1C - Comm Auto/Truck
                                      NONE

                      Schedule P - Part 1D - Workers' Comp
                                      NONE

                     Schedule P - Part 1E - Comm Multi Peril
                                      NONE

                    Schedule P - Part 1F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 1F - Medical Mal Claim
                                      NONE

                    Schedule P - Part 1G - Special Liability
                                      NONE

                     Schedule P - Part 1H - Other Liab Occur
                                      NONE

                    Schedule P - Part 1H - Other Liab Claims
                                      NONE

                     Schedule P - Part 1I - Special Property
                                      NONE

--------------------------------------------------------------------------------

                   51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                      Schedule P - Part 1J - Auto Physical
                                      NONE

                     Schedule P - Part 1K - Fidelity/Surety
                                      NONE

--------------------------------------------------------------------------------

                                     62, 63

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

      SCHEDULE P - PART 1L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

                                      ($000 Omitted)
--------------------------------------------------------------------------------------------
                      Premiums Earned                    Loss and Loss Expense Payments
 Years in    -------------------------------------------------------------------------------
  Which          1          2           3                                 Defense and Cost
 Premiums                                             Loss Payments     Containment Payments
   Were                                            -----------------------------------------
  Earned                                               4          5          6          7
and Losses
   Were      Direct and                 Net        Direct and            Direct and
 Incurred     Assumed     Ceded    (Cols. 1 - 2)    Assumed     Ceded     Assumed     Ceded
--------------------------------------------------------------------------------------------
1. Prior          XXX        XXX         XXX              4
2. 2001        40,695      3,665      37,030         18,578
3. 2002        43,261     15,914      27,347          4,718
--------------------------------------------------------------------------------------------
4. Totals         XXX        XXX         XXX         23,301
--------------------------------------------------------------------------------------------

                             ($000 Omitted)
----------------------------------------------------------------------
                    Loss and Loss Expense Payments              12
 Years in    --------------------------------------------
  Which      Adjusting and Other       10           11
 Premiums          Payments                       Total
   Were      -------------------                 Net Paid   Number of
  Earned         8          9        Salvage      (Cols.      Claims
and Losses                             and        4 - 5     Reported -
   Were      Direct and            Subrogation   + 6 - 7    Direct and
 Incurred     Assumed     Ceded     Received     + 8 - 9)    Assumed
----------------------------------------------------------------------
1. Prior                                               4       XXX
2. 2001                                           18,578       XXX
3. 2002                                            4,718       XXX
----------------------------------------------------------------------
4. Totals                                         23,301       XXX
----------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          Adjusting and other
                  Losses Unpaid              Defense and Cost Containment Unpaid                 Unpaid
      -------------------------------------------------------------------------------------------------------
          Case Basis          Bulk + IBNR           Case Basis          Bulk + IBNR           21        22
      ---------------------------------------------------------------------------------
          13        14         15        16         17        18         19        20
      Direct and           Direct and           Direct and           Direct and           Direct and
       Assumed     Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded     Assumed    Ceded
-------------------------------------------------------------------------------------------------------------
1.                           1,387
2.                           7,482
3.                           5,913
-------------------------------------------------------------------------------------------------------------
4.                          14,782
-------------------------------------------------------------------------------------------------------------

----------------------------------------
          23          24          25
                               Number of
                     Total      Claims
                      Net      Outstand-
        Salvage      Losses      ing -
         and          and       Direct
      Subrogation   Expenses     and
      Anticipated    Unpaid    Assumed
----------------------------------------
1.                    1,387
2.                    7,482
3.                    5,913
----------------------------------------
4.                   14,782
----------------------------------------

------------------------------------------------------------------------------------------------
                    Total                 Loss and Loss Expense Percentage
      Losses and Loss Expenses Incurred     (Incurred/Premiums Earned)       Nontabular Discount
      ------------------------------------------------------------------------------------------
            26         27       28               29        30      31            32      33
         Direct and                          Direct and                                 Loss
          Assumed     Ceded     Net            Assumed    Ceded    Net          Loss   Expense
------------------------------------------------------------------------------------------------
1.           XXX       XXX       XXX             XXX       XXX     XXX
2.        26,061              26,061            64.0              70.4
3.        10,631              10,631            24.6              38.9
------------------------------------------------------------------------------------------------
4.           XXX       XXX       XXX             XXX       XXX     XXX
------------------------------------------------------------------------------------------------

---------------------------------------
           34         Net Balance Sheet
                       Reserves After
                          Discount
         Inter-       -----------------
         Company         35       36
         Pooling                 Loss
      Participation   Losses   Expenses
       Percentage     Unpaid    Unpaid
---------------------------------------
1.        XXX          1,387
2.                     7,482
3.                     5,913
---------------------------------------
4.        XXX         14,782
---------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                      Schedule P - Part 1M - International
                                      NONE

                      Schedule P - Part 1N - Reinsurance A
                                      NONE

                      Schedule P - Part 1O - Reinsurance B
                                      NONE

                      Schedule P - Part 1P - Reinsurance C
                                      NONE

                     Schedule P - Part 1R - Prod Liab Occur
                                      NONE

                     Schedule P - Part 1R - Prod Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                             65, 66, 67, 68, 69, 70

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

           SCHEDULE P - PART 1S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

                                       ($000 Omitted)
--------------------------------------------------------------------------------------------
                       Premiums Earned               Loss and Loss Expense Payments
 Years in    -------------------------------------------------------------------------------
  Which           1         2           3                                Defense and Cost
 Premiums                                            Loss Payments     Containment Payments
   Were                                           -----------------------------------------
  Earned                                              4          5          6          7
and Losses
   Were      Direct and               Net         Direct and           Direct and
 Incurred     Assumed     Ceded   (Cols. 1 - 2)    Assumed     Ceded     Assumed    Ceded
-------------------------------------------------------------------------------------------
1. Prior         XXX       XXX          XXX            693
2. 2001        1,735                  1,735            632
3. 2002          763                    763            111
-------------------------------------------------------------------------------------------
4. Totals        XXX       XXX          XXX          1,435
-------------------------------------------------------------------------------------------

                           ($000 Omitted)
----------------------------------------------------------------------
                    Loss and Loss Expense Payments             12
 Years in    --------------------------------------------
  Which      Adjusting and Other       10           11
 Premiums         Payments                        Total
   Were      -------------------                 Net Paid   Number of
  Earned         8          9        Salvage      (Cols.      Claims
and Losses                             and         4 - 5    Reported -
   Were      Direct and            Subrogation   + 6 - 7    Direct and
 Incurred     Assumed     Ceded      Received    + 8 - 9)    Assumed
----------------------------------------------------------------------
1. Prior                                            693        XXX
2. 2001           89                                721        XXX
3. 2002          241                                352        XXX
----------------------------------------------------------------------
4. Totals        330                              1,765        XXX
----------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                                                                          Adjusting and other
                   Losses Unpaid                  Defense and Cost Containment Unpaid           Unpaid
      -------------------------------------------------------------------------------------------------------
          Case Basis          Bulk + IBNR          Case Basis           Bulk + IBNR           21        22
      ---------------------------------------------------------------------------------
          13        14         15        16        17         18         19        20
      Direct and           Direct and           Direct and           Direct and           Direct and
       Assumed     Ceded    Assumed     Ceded    Assumed     Ceded     Assumed    Ceded     Assumed    Ceded
-------------------------------------------------------------------------------------------------------------
1.                             945
2.                           2,196
3.                           3,554
-------------------------------------------------------------------------------------------------------------
4.                           6,696
-------------------------------------------------------------------------------------------------------------

----------------------------------------
          23           24         25
                               Number of
                     Total      Claims
                      Net      Outstand-
        Salvage      Losses      ing -
         and          and       Direct
      Subrogation   Expenses     and
      Anticipated    Unpaid    Assumed
----------------------------------------
1.                      945
2.                    2,196
3.                    3,554
----------------------------------------
4.                    6,696
----------------------------------------

-----------------------------------------------------------------------------------------------
                    Total                 Loss and Loss Expense Percentage
      Losses and Loss Expenses Incurred       (Incurred/Premiums Earned)     Nontabular Discount
      ------------------------------------------------------------------------------------------
            26          27      28               29        30       31          32       33
         Direct and                          Direct and                                 Loss
          Assumed     Ceded     Net           Assumed     Ceded     Net        Loss    Expense
------------------------------------------------------------------------------------------------
1.           XXX       XXX       XXX             XXX       XXX      XXX
2.         2,917               2,917           168.1              168.1
3.         3,906               3,906           511.9              511.9
------------------------------------------------------------------------------------------------
4.           XXX       XXX       XXX             XXX       XXX      XXX
------------------------------------------------------------------------------------------------

---------------------------------------
          34          Net Balance Sheet
                       Reserves After
                          Discount
         Inter-       -----------------
        Company         35        36
         Pooling                 Loss
      Participation   Losses   Expenses
       Percentage     Unpaid    Unpaid
---------------------------------------
1.        XXX           945
2.                    2,196
3.                    3,554
---------------------------------------
4.        XXX         6,696
---------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 2A
                                      NONE

                              Schedule P - Part 2B
                                      NONE

                              Schedule P - Part 2C
                                      NONE

                              Schedule P - Part 2D
                                      NONE

                              Schedule P - Part 2E
                                      NONE

                    Schedule P - Part 2F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 2F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 2G
                                      NONE

                     Schedule P - Part 2H - Other Liab Occur
                                      NONE

                     Schedule P - Part 2H - Other Liab Claim
                                      NONE

--------------------------------------------------------------------------------

                                     72, 73

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

       SCHEDULE P - PART 2I - SPECIAL PROPERTY (FIRE, ALLIED LINES, INLAND
                    MARINE, EARTHQUAKE, BURGLARY, AND THEFT)

                                      NONE

----------------------------------------------------------------------------------------------------------------------
              INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                ($000 OMITTED)                                        DEVELOPMENT
 Years in     --------------------------------------------------------------------------------------------------------
   Which             1     2       3      4      5      6      7      8      9       10               11        12
Losses Were
 Incurred          1993   1994   1995   1996   1997   1998   1999   2000   2001     2002           One Year   Two Year
----------------------------------------------------------------------------------------------------------------------
1. Prior            XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001             XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
3. 2002             XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                      XXX        XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  4. Totals
----------------------------------------------------------------------------------------------------------------------

                   SCHEDULE P - PART 2J - AUTO PHYSICAL DAMAGE

                                      NONE

----------------------------------------------------------------------------------------------------------------------
1. Prior            XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001             XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
3. 2002             XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                      XXX        XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  4. Totals
----------------------------------------------------------------------------------------------------------------------

                     SCHEDULE P - PART 2K - FIDELITY, SURETY

                                      NONE

----------------------------------------------------------------------------------------------------------------------
1. Prior            XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001             XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
3. 2002             XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                      XXX        XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  4. Totals
----------------------------------------------------------------------------------------------------------------------

                          SCHEDULE P - PART 2L - OTHER
                     (INCLUDING CREDIT, ACCIDENT AND HEALTH)

----------------------------------------------------------------------------------------------------------------------
1. Prior           XXX     XXX    XXX    XXX    XXX    XXX    XXX    217      217      1,391        1,174     1,174
2. 2001            XXX     XXX    XXX    XXX    XXX    XXX    XXX    XXX   30,247     26,061       (4,187)      XXX
3. 2002            XXX     XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX     10,631          XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                    4. Totals      (3,013)    1,174
----------------------------------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 2M - INTERNATIONAL

                                      NONE

----------------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994            XXX
 4. 1995            XXX    XXX
 5. 1996            XXX    XXX    XXX
 6. 1997            XXX    XXX    XXX    XXX
 7. 1998            XXX    XXX    XXX    XXX    XXX
 8. 1999            XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000            XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
11. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                       XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  12. Totals
----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       SCHEDULE P - PART 2N - REINSURANCE
                        Nonproportional Assumed Property

                                      NONE

----------------------------------------------------------------------------------------------------------------------
              INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                  ($000 OMITTED)                                       DEVELOPMENT
 Years in     --------------------------------------------------------------------------------------------------------
  Which              1     2       3      4      5      6      7      8      9       10              11         12
Losses Were
 Incurred          1993   1994   1995   1996   1997   1998   1999   2000   2001     2002           One Year   Two Year
----------------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994            XXX
 4. 1995            XXX    XXX
 5. 1996            XXX    XXX    XXX
 6. 1997            XXX    XXX    XXX    XXX
 7. 1998            XXX    XXX    XXX    XXX    XXX
 8. 1999            XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000            XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
11. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                       XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  12. Totals
----------------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 2O - REINSURANCE
                        Nonproportional Assumed Liability

                                      NONE

----------------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994            XXX
 4. 1995            XXX    XXX
 5. 1996            XXX    XXX    XXX
 6. 1997            XXX    XXX    XXX    XXX
 7. 1998            XXX    XXX    XXX    XXX    XXX
 8. 1999            XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000            XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
11. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                       XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  12. Totals
----------------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 2P - REINSURANCE
                     Nonproportional Assumed Financial Lines

                                      NONE

----------------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994            XXX
 4. 1995            XXX    XXX
 5. 1996            XXX    XXX    XXX
 6. 1997            XXX    XXX    XXX    XXX
 7. 1998            XXX    XXX    XXX    XXX    XXX
 8. 1999            XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000            XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
11. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                       XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  12. Totals
----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

       SCHEDULE P - PART 2R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

----------------------------------------------------------------------------------------------------------------------
              INCURRED NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                            ($000 OMITTED)                                            DEVELOPMENT
 Years in     --------------------------------------------------------------------------------------------------------
  Which              1     2       3      4      5      6      7      8      9       10               11        12
Losses Were
 Incurred          1993   1994   1995   1996   1997   1998   1999   2000   2001     2002           One Year   Two Year
----------------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994            XXX
 4. 1995            XXX    XXX
 5. 1996            XXX    XXX    XXX
 6. 1997            XXX    XXX    XXX    XXX
 7. 1998            XXX    XXX    XXX    XXX    XXX
 8. 1999            XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000            XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
11. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                       XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  12. Totals
----------------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 2R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

----------------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994            XXX
 4. 1995            XXX    XXX
 5. 1996            XXX    XXX    XXX
 6. 1997            XXX    XXX    XXX    XXX
 7. 1998            XXX    XXX    XXX    XXX    XXX
 8. 1999            XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000            XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX
11. 2002            XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                       XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                  12. Totals
----------------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 2S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

----------------------------------------------------------------------------------------------------------------------
1. Prior            XXX    XXX    XXX    XXX    XXX    XXX    XXX   5,781   4,635     2,545        (2,090)   (3,236)
2. 2001             XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX   4,250     2,829        (1,421)      XXX
3. 2002             XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX     XXX     3,665           XXX       XXX
----------------------------------------------------------------------------------------------------------------------
                                                                                   4. Totals       (3,511)   (3,236)
----------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 3A
                                      NONE

                              Schedule P - Part 3B
                                      NONE

                              Schedule P - Part 3C
                                      NONE

                              Schedule P - Part 3D
                                      NONE

                              Schedule P - Part 3E
                                      NONE

                    Schedule P - Part 3F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 3F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 3G
                                      NONE

                     Schedule P - Part 3H - Other Liab Occur
                                      NONE

                    Schedule P - Part 3H - Other Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                                     77, 78

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                     SCHEDULE P - PART 3I - SPECIAL PROPERTY
      (FIRE, ALLIED LINES, INLAND MARINE, EARTHQUAKE, BURGLARY, AND THEFT)

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
              CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END       11            12
                                                       ($000 OMITTED)                                      Number of     Number of
 Years in     -----------------------------------------------------------------------------------------     Claims         Claims
  Which                   1     2       3      4      5      6      7      8      9     10                Closed With      Closed
Losses Were                                                                                                  Loss       Without Loss
 Incurred               1993   1994   1995   1996   1997   1998   1999   2000   2001   2002                 Payment       Payment
------------------------------------------------------------------------------------------------------------------------------------
1. Prior                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                                 XXX           XXX
2. 2001                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                 XXX           XXX
3. 2002                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                          XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

                   SCHEDULE P - PART 3J - AUTO PHYSICAL DAMAGE

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
1. Prior                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    000
2. 2001                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------------------------------

                     SCHEDULE P - PART 3K - FIDELITY/SURETY

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
1. Prior                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                                 XXX           XXX
2. 2001                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                 XXX           XXX
3. 2002                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                          XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

      SCHEDULE P - PART 3L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

------------------------------------------------------------------------------------------------------------------------------------
1. Prior                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    000                 4               XXX           XXX
2. 2001                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    8,504   18,578               XXX           XXX
3. 2002                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX    4,718               XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 3M - INTERNATIONAL

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000                                                                                  XXX           XXX
 2. 1993                                                                                                      XXX           XXX
 3. 1994                 XXX                                                                                  XXX           XXX
 4. 1995                 XXX    XXX                                                                           XXX           XXX
 5. 1996                 XXX    XXX    XXX                                                                    XXX           XXX
 6. 1997                 XXX    XXX    XXX    XXX                                                             XXX           XXX
 7. 1998                 XXX    XXX    XXX    XXX    XXX                                                      XXX           XXX
 8. 1999                 XXX    XXX    XXX    XXX    XXX    XXX                                               XXX           XXX
 9. 2000                 XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX           XXX
10. 2001                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                 XXX           XXX
11. 2002                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                          XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

        ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       SCHEDULE P - PART 3N - REINSURANCE
                        Nonproportional Assumed Property

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
              CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END       11            12
                                                       ($000 OMITTED)                                      Number of     Number of
 Years in     -----------------------------------------------------------------------------------------     Claims         Claims
  Which                   1     2       3      4      5      6      7      8      9     10                Closed With      Closed
Losses Were                                                                                                  Loss       Without Loss
 Incurred               1993   1994   1995   1996   1997   1998   1999   2000   2001   2002                 Payment       Payment
------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000                                                                                  XXX           XXX
 2. 1993                                                                                                      XXX           XXX
 3. 1994                 XXX                                                                                  XXX           XXX
 4. 1995                 XXX    XXX                                                                           XXX           XXX
 5. 1996                 XXX    XXX    XXX                                                                    XXX           XXX
 6. 1997                 XXX    XXX    XXX    XXX                                                             XXX           XXX
 7. 1998                 XXX    XXX    XXX    XXX    XXX                                                      XXX           XXX
 8. 1999                 XXX    XXX    XXX    XXX    XXX    XXX                                               XXX           XXX
 9. 2000                 XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX           XXX
10. 2001                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                 XXX           XXX
11. 2002                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                          XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 3O - REINSURANCE
                        Nonproportional Assumed Liability

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000                                                                                  XXX           XXX
 2. 1993                                                                                                      XXX           XXX
 3. 1994                 XXX                                                                                  XXX           XXX
 4. 1995                 XXX    XXX                                                                           XXX           XXX
 5. 1996                 XXX    XXX    XXX                                                                    XXX           XXX
 6. 1997                 XXX    XXX    XXX    XXX                                                             XXX           XXX
 7. 1998                 XXX    XXX    XXX    XXX    XXX                                                      XXX           XXX
 8. 1999                 XXX    XXX    XXX    XXX    XXX    XXX                                               XXX           XXX
 9. 2000                 XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX           XXX
10. 2001                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                 XXX           XXX
11. 2002                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                          XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 3P - REINSURANCE
                     Nonproportional Assumed Financial Lines

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000                                                                                  XXX           XXX
 2. 1993                                                                                                      XXX           XXX
 3. 1994                 XXX                                                                                  XXX           XXX
 4. 1995                 XXX    XXX                                                                           XXX           XXX
 5. 1996                 XXX    XXX    XXX                                                                    XXX           XXX
 6. 1997                 XXX    XXX    XXX    XXX                                                             XXX           XXX
 7. 1998                 XXX    XXX    XXX    XXX    XXX                                                      XXX           XXX
 8. 1999                 XXX    XXX    XXX    XXX    XXX    XXX                                               XXX           XXX
 9. 2000                 XXX    XXX    XXX    XXX    XXX    XXX    XXX                                        XXX           XXX
10. 2001                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                                 XXX           XXX
11. 2002                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX                          XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

       SCHEDULE P - PART 3R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
              CUMULATIVE PAID NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END       11            12
                                                       ($000 OMITTED)                                      Number of     Number of
 Years in     -----------------------------------------------------------------------------------------     Claims         Claims
  Which                   1     2       3      4      5      6      7      8      9     10                Closed With      Closed
Losses Were                                                                                                  Loss       Without Loss
 Incurred               1993   1994   1995   1996   1997   1998   1999   2000   2001   2002                 Payment       Payment
------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000
 2. 1993
 3. 1994                 XXX
 4. 1995                 XXX    XXX
 5. 1996                 XXX    XXX    XXX
 6. 1997                 XXX    XXX    XXX    XXX
 7. 1998                 XXX    XXX    XXX    XXX    XXX
 8. 1999                 XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                 XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 3R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

------------------------------------------------------------------------------------------------------------------------------------
 1. Prior                000
 2. 1993
 3. 1994                 XXX
 4. 1995                 XXX    XXX
 5. 1996                 XXX    XXX    XXX
 6. 1997                 XXX    XXX    XXX   XXX
 7. 1998                 XXX    XXX    XXX   XXX     XXX
 8. 1999                 XXX    XXX    XXX   XXX     XXX    XXX
 9. 2000                 XXX    XXX    XXX   XXX     XXX    XXX    XXX
10. 2001                 XXX    XXX    XXX   XXX     XXX    XXX    XXX    XXX
11. 2002                 XXX    XXX    XXX   XXX     XXX    XXX    XXX    XXX    XXX
------------------------------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 3S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

------------------------------------------------------------------------------------------------------------------------------------
1. Prior                 XXX    XXX    XXX    XXX    XXX    XXX    XXX    000    908   1,600                  XXX           XXX
2. 2001                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     94     632                  XXX           XXX
3. 2002                  XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX     111                  XXX           XXX
------------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                              Schedule P - Part 4A
                                      NONE

                              Schedule P - Part 4B
                                      NONE

                              Schedule P - Part 4C
                                      NONE

                              Schedule P - Part 4D
                                      NONE

                              Schedule P - Part 4E
                                      NONE

                    Schedule P - Part 4F - Medical Mal Occur
                                      NONE

                    Schedule P - Part 4F - Medical Mal Claim
                                      NONE

                              Schedule P - Part 4G
                                      NONE

                     Schedule P - Part 4H - Other Liab Occur
                                      NONE

                    Schedule P - Part 4H - Other Liab Claims
                                      NONE

--------------------------------------------------------------------------------

                                     82, 83

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                     SCHEDULE P - PART 4I - SPECIAL PROPERTY
       (FIRE, ALLIED LINES, INLAND MARINE, EARTHQUAKE, BURGLARY AND THEFT)

                                      NONE

-----------------------------------------------------------------------------------------------------------------
              BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                    ($000 OMITTED)
 Years in     ---------------------------------------------------------------------------------------------------
  Which                        1     2       3      4      5      6      7      8      9     10
Losses Were
 Incurred                    1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
-----------------------------------------------------------------------------------------------------------------
1. Prior                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

                   SCHEDULE P - PART 4J - AUTO PHYSICAL DAMAGE

                                      NONE

-----------------------------------------------------------------------------------------------------------------
1. Prior                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

                     SCHEDULE P - PART 4K - FIDELITY/SURETY

                                      NONE

-----------------------------------------------------------------------------------------------------------------
1. Prior                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
2. 2001                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
3. 2002                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

      SCHEDULE P - PART 4L - OTHER (INCLUDING CREDIT, ACCIDENT AND HEALTH)

-----------------------------------------------------------------------------------------------------------------
1. Prior                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    217      217   1,387
2. 2001                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX   21,744   7,482
3. 2002                       XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX      XXX   5,913
-----------------------------------------------------------------------------------------------------------------

                      SCHEDULE P - PART 4M - INTERNATIONAL

                                      NONE

-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                      XXX
 4. 1995                      XXX    XXX
 5. 1996                      XXX    XXX    XXX
 6. 1997                      XXX    XXX    XXX    XXX
 7. 1998                      XXX    XXX    XXX    XXX    XXX
 8. 1999                      XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                       SCHEDULE P - PART 4N - REINSURANCE
                        Nonproportional Assumed Property

                                      NONE

-----------------------------------------------------------------------------------------------------------------
              BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                            ($000 OMITTED)
 Years in     ---------------------------------------------------------------------------------------------------
  Which                        1     2       3      4      5      6      7      8      9     10
Losses Were
 Incurred                    1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                      XXX
 4. 1995                      XXX    XXX
 5. 1996                      XXX    XXX    XXX
 6. 1997                      XXX    XXX    XXX    XXX
 7. 1998                      XXX    XXX    XXX    XXX    XXX
 8. 1999                      XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 4O - REINSURANCE
                        Nonproportional Assumed Liability

                                      NONE

-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                      XXX
 4. 1995                      XXX    XXX
 5. 1996                      XXX    XXX    XXX
 6. 1997                      XXX    XXX    XXX    XXX
 7. 1998                      XXX    XXX    XXX    XXX    XXX
 8. 1999                      XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

                       SCHEDULE P - PART 4P - REINSURANCE
                     Nonproportional Assumed Financial Lines

                                      NONE

-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                      XXX
 4. 1995                      XXX    XXX
 5. 1996                      XXX    XXX    XXX
 6. 1997                      XXX    XXX    XXX    XXX
 7. 1998                      XXX    XXX    XXX    XXX    XXX
 8. 1999                      XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

       SCHEDULE P - PART 4R - SECTION 1 - PRODUCTS LIABILITY - OCCURRENCE

                                      NONE

-----------------------------------------------------------------------------------------------------------------
              BULK AND IBNR RESERVES ON NET LOSSES AND DEFENSE AND COST CONTAINMENT EXPENSES REPORTED AT YEAR END
                                                            ($000 OMITTED)
 Years in     ---------------------------------------------------------------------------------------------------
  Which                        1     2       3      4      5      6      7      8      9     10
Losses Were
 Incurred                    1993   1994   1995   1996   1997   1998   1999   2000   2001   2002
-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                      XXX
 4. 1995                      XXX    XXX
 5. 1996                      XXX    XXX    XXX
 6. 1997                      XXX    XXX    XXX    XXX
 7. 1998                      XXX    XXX    XXX    XXX    XXX
 8. 1999                      XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

       SCHEDULE P - PART 4R - SECTION 2 - PRODUCTS LIABILITY - CLAIMS-MADE

                                      NONE

-----------------------------------------------------------------------------------------------------------------
 1. Prior
 2. 1993
 3. 1994                      XXX
 4. 1995                      XXX    XXX
 5. 1996                      XXX    XXX    XXX
 6. 1997                      XXX    XXX    XXX    XXX
 7. 1998                      XXX    XXX    XXX    XXX    XXX
 8. 1999                      XXX    XXX    XXX    XXX    XXX    XXX
 9. 2000                      XXX    XXX    XXX    XXX    XXX    XXX    XXX
10. 2001                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
11. 2002                      XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX    XXX
-----------------------------------------------------------------------------------------------------------------

           SCHEDULE P - PART 4S - FINANCIAL GUARANTY/MORTGAGE GUARANTY

-----------------------------------------------------------------------------------------------------------------
1. Prior                      XXX    XXX    XXX    XXX    XXX    XXX    XXX   5,781   3,727     945
2. 2001                       XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX   4,156   2,196
3. 2002                       XXX    XXX    XXX    XXX    XXX    XXX    XXX     XXX     XXX   3,554
-----------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                            Schedule P - Part 5A- SN1
                                      NONE

                            Schedule P - Part 5A- SN2
                                      NONE

                            Schedule P - Part 5A- SN3
                                      NONE

                            Schedule P - Part 5B- SN1
                                      NONE

                            Schedule P - Part 5B- SN2
                                      NONE

                            Schedule P - Part 5B- SN3
                                      NONE

                            Schedule P - Part 5C- SN1
                                      NONE

                            Schedule P - Part 5C- SN2
                                      NONE

                            Schedule P - Part 5C- SN3
                                      NONE

                            Schedule P - Part 5D- SN1
                                      NONE

                            Schedule P - Part 5D- SN2
                                      NONE

--------------------------------------------------------------------------------

                                 87, 88, 89, 90

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                            Schedule P - Part 5D- SN3
                                      NONE

                            Schedule P - Part 5E- SN1
                                      NONE

                            Schedule P - Part 5E- SN2
                                      NONE

                            Schedule P - Part 5E- SN3
                                      NONE

                           Schedule P - Part 5F- SN1A
                                      NONE

                           Schedule P - Part 5F- SN2A
                                      NONE

                           Schedule P - Part 5F- SN3A
                                      NONE

                           Schedule P - Part 5F- SN1B
                                      NONE

                           Schedule P - Part 5F- SN2B
                                      NONE

                           Schedule P - Part 5F- SN3B
                                      NONE

                           Schedule P - Part 5H- SN1A
                                      NONE

--------------------------------------------------------------------------------

                               90, 91, 92, 93, 94

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 5H- SN2A
                                      NONE

                           Schedule P - Part 5H- SN3A
                                      NONE

                           Schedule P - Part 5H- SN1B
                                      NONE

                           Schedule P - Part 5H- SN2B
                                      NONE

                           Schedule P - Part 5H- SN3B
                                      NONE

                           Schedule P - Part 5R- SN1A
                                      NONE

                           Schedule P - Part 5R- SN2A
                                      NONE

                           Schedule P - Part 5R- SN3A
                                      NONE

                           Schedule P - Part 5R- SN1B
                                      NONE

                           Schedule P - Part 5R- SN2B
                                      NONE

                           Schedule P - Part 5R- SN3B
                                      NONE

--------------------------------------------------------------------------------

                                 94, 95, 96, 97

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 6C - SN1
                                      NONE

                           Schedule P - Part 6C - SN2
                                      NONE

                           Schedule P - Part 6D - SN1
                                      NONE

                           Schedule P - Part 6D - SN2
                                      NONE

                           Schedule P - Part 6E - SN1
                                      NONE

                           Schedule P - Part 6E - SN2
                                      NONE

                           Schedule P - Part 6H - SN1A
                                      NONE

                           Schedule P - Part 6H - SN2A
                                      NONE

                           Schedule P - Part 6H - SN1B
                                      NONE

                           Schedule P - Part 6H - SN2B
                                      NONE

                           Schedule P - Part 6M - SN1
                                      NONE

--------------------------------------------------------------------------------

                                   98, 99, 100

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                           Schedule P - Part 6M - SN2
                                      NONE

                           Schedule P - Part 6N - SN1
                                      NONE

                           Schedule P - Part 6N - SN2
                                      NONE

                           Schedule P - Part 6O - SN1
                                      NONE

                           Schedule P - Part 6O - SN2
                                      NONE

                           Schedule P - Part 6R - SN1A
                                      NONE

                           Schedule P - Part 6R - SN2A
                                      NONE

                           Schedule P - Part 6R - SN1B
                                      NONE

                           Schedule P - Part 6R - SN2B
                                      NONE

                        Schedule P - Part 7A - Section 1
                                      NONE

                        Schedule P - Part 7A - Section 2
                                      NONE

--------------------------------------------------------------------------------

                               100, 101, 102, 103

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule P - Part 7A - Section 3
                                      NONE

                        Schedule P - Part 7A - Section 4
                                      NONE

                        Schedule P - Part 7A - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 1
                                      NONE

                        Schedule P - Part 7B - Section 2
                                      NONE

                        Schedule P - Part 7B - Section 3
                                      NONE

                        Schedule P - Part 7B - Section 4
                                      NONE

                        Schedule P - Part 7B - Section 5
                                      NONE

                        Schedule P - Part 7B - Section 6
                                      NONE

                        Schedule P - Part 7B - Section 7
                                      NONE

--------------------------------------------------------------------------------

                               103, 104, 105, 106

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                           SCHEDULE P INTERROGATORIES

  1. What is the extended loss and expense reserve - direct and assumed - for the following classes? An example of an extended loss and expense reserve is the actuarial reserve for the free-tail coverage arising upon death, disability or retirement in most medical malpractice policies. Such a liability is to be reported here even if it was not reported elsewhere in Schedule P, but otherwise reported as a liability item on Page 3. Show the full reserve amount, not just the change during the current year.

------------------------------------------------------------------------------------------------
Years in which premiums were earned            1                    2                  3
     and losses were incurred         Medical Malpractice   Other Liability   Products Liability
------------------------------------------------------------------------------------------------
1.01 Prior
1.02 1993
1.03 1994
1.04 1995
1.05 1996
1.06 1997
1.07 1998
1.08 1999
1.09 2000
1.10 2001
1.11 2002
------------------------------------------------------------------------------------------------
1.12 Totals
------------------------------------------------------------------------------------------------

  2. The definition of allocated loss adjustment expenses (ALAE) and, therefore, unallocated loss adjustment expenses (ULAE) was changed effective January
     1, 1998. This change in definition applies to both paid and unpaid expenses. Are these expenses (now reported as "Defense and Cost
     Containment" and "Adjusting and Other") reported in compliance with these
     definitions in this statement? Answer:                                              Yes [X] No [ ]

  3. The Adjusting and Other expense payments and reserves should be allocated to the years in which the losses were incurred based on the number of claims reported, closed and outstanding in those years. When allocating
     Adjusting and Other expense between companies in a group or a pool, the
     Adjusting and Other expense should be allocated in the same percentage used for the loss amounts and the claim counts. For reinsurers, Adjusting and
     Other expense assumed should be reported according to the reinsurance contract. For Adjusting and Other expense incurred by reinsurers, or in those situations where suitable claim count information is not available,
     Adjusting and Other expense should be allocated by a reasonable method determined by the company and described in Interrogatory 7, below. Are they
     so reported in this Statement? Answer:                                              Yes [X] No [ ]

  4. Do any lines in Schedule P include reserves which are reported gross of any discount to present value of future payments, but are reported net of such
     discounts on Page 11?                                                               Yes [ ] No [X]

     If Yes, proper reporting must be made in the Notes to Financial Statements, as specified in the Instructions. Also, the discounts must be reported in Schedule P - Part 1, Columns 32 and 33.

     Schedule P must be completed gross of non-tabular discounting. Work papers relating to discount calculations must be available for examination upon request.

     Discounting is allowed only if expressly permitted by the state insurance department to which this Annual Statement is being filed.

  5. What were the net premiums in force at the end of the year for:
     (in thousands of dollars)
                                                                    5.1 Fidelity
                                                                                   --------------------

                                                                    5.2 Surety
                                                                                   --------------------

  6. Claim count information is reported                                                      Per Claim
                                         ---------------------------------------

7.1  The information provided in Schedule P will be used by many persons to estimate the adequacy of the current loss and expense reserves, among other things. Are there any especially significant events, coverage, retention or accounting changes which have occurred which must be considered when making
     such analyses?                                                                      Yes [ ] No [X]

7.2  An extended statement may be attached.
--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                    SCHEDULE T - EXHIBIT OF PREMIUMS WRITTEN
                       Allocated by States and Territories

-------------------------------------------------------------------------------------------------------------------------
                                     1        Gross Premiums, Including          4                5               6
                                              Policy and Membership Fees
                                               Less Return Premiums and
                                               Premiums on Policies Not
                                                         Taken              Dividends
                                              --------------------------      Paid
                                    Is            2            3          or Credited to   Direct Losses
                                  Insurer       Direct       Direct       Policyholders        Paid
                                 Licensed?     Premiums     Premiums        on Direct       (Deducting     Direct Losses
        States, etc.            (Yes or No)    Written       Earned          Business         Salvage)       Incurred
-------------------------------------------------------------------------------------------------------------------------
   1. Alabama              AL       No
   2. Alaska               AK       No
   3. Arizona              AZ       No
   4. Arkansas             AR       No
   5. California           CA       No
   6. Colorado             CO       No
   7. Connecticut          CT       No
   8. Delaware             DE       No
   9. District of Columbia DC       No
  10. Florida              FL       No
  11. Georgia              GA       No
  12. Hawaii               HI       No
  13. Idaho                ID       No
  14. Illinois             IL       No
  15. Indiana              IN       No
  16. Iowa                 IA       No
  17. Kansas               KS       No
  18. Kentucky             KY       No
  19. Louisiana            LA       No
  20. Maine                ME       No
  21. Maryland             MD       No
  22. Massachusetts        MA       No
  23. Michigan             MI       No
  24. Minnesota            MN       No
  25. Mississippi          MS       No
  26. Missouri             MO       No
  27. Montana              MT       No
  28. Nebraska             NE       No
  29. Nevada               NV       No
  30. New Hampshire        NH       No
  31. New Jersey           NJ       No
  32. New Mexico           NM       No
  33. New York             NY       No
  34. North Carolina       NC       No
  35. North Dakota         ND       No
  36. Ohio                 OH       No
  37. Oklahoma             OK       No
  38. Oregon               OR       No
  39. Pennsylvania         PA       Yes       62,612,292   43,199,527                       14,797,068       7,617,996
  40. Rhode Island         RI       No
  41. South Carolina       SC       No
  42. South Dakota         SD       No
  43. Tennessee            TN       No
  44. Texas                TX       No
  45. Utah                 UT       No
  46. Vermont              VT       No
  47. Virginia             VA       No
  48. Washington           WA       No
  49. West Virginia        WV       No
  50. Wisconsin            WI       No
  51. Wyoming              WY       No
  52. American Samoa       AS       No
  53. Guam                 GU       No
  54. Puerto Rico          PR       No
  55. U.S. Virgin Islands  VI       No
  56. Canada               CN
  57. Aggregate Other
         Aliens            OT      XXX
  58. Totals                    (a)   1       62,612,292   43,199,527                       14,797,068       7,617,996
----------------------------------------------------------------------------------------------------------------------
    DETAILS OF WRITE-INS
5701.                              XXX
5702.                              XXX
5703.                              XXX
5798. Summary of remaining
         write-ins for Line
         57 from overflow
         page                      XXX
5799. Totals (Lines 5701
         thru 5703 plus 5798)
         (Line 57 above)           XXX
-------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                                      7              8             9
                                                                 Direct
                                                                Premium
                                                              Written for
                                                Finance and     Federal
                                                  Service      Purchasing
                                                Charges Not      Groups
                                Direct Losses   Included in   (Included in
        States, etc.               Unpaid        Premiums        Col. 2)
--------------------------------------------------------------------------
   1. Alabama              AL
   2. Alaska               AK
   3. Arizona              AZ
   4. Arkansas             AR
   5. California           CA
   6. Colorado             CO
   7. Connecticut          CT
   8. Delaware             DE
   9. District of Columbia DC
  10. Florida              FL
  11. Georgia              GA
  12. Hawaii               HI
  13. Idaho                ID
  14. Illinois             IL
  15. Indiana              IN
  16. Iowa                 IA
  17. Kansas               KS
  18. Kentucky             KY
  19. Louisiana            LA
  20. Maine                ME
  21. Maryland             MD
  22. Massachusetts        MA
  23. Michigan             MI
  24. Minnesota            MN
  25. Mississippi          MS
  26. Missouri             MO
  27. Montana              MT
  28. Nebraska             NE
  29. Nevada               NV
  30. New Hampshire        NH
  31. New Jersey           NJ
  32. New Mexico           NM
  33. New York             NY
  34. North Carolina       NC
  35. North Dakota         ND
  36. Ohio                 OH
  37. Oklahoma             OK
  38. Oregon               OR
  39. Pennsylvania         PA      14,781,631
  40. Rhode Island         RI
  41. South Carolina       SC
  42. South Dakota         SD
  43. Tennessee            TN
  44. Texas                TX
  45. Utah                 UT
  46. Vermont              VT
  47. Virginia             VA
  48. Washington           WA
  49. West Virginia        WV
  50. Wisconsin            WI
  51. Wyoming              WY
  52. American Samoa       AS
  53. Guam                 GU
  54. Puerto Rico          PR
  55. U.S. Virgin Islands  VI
  56. Canada               CN
  57. Aggregate Other
         Aliens            OT
  58. Totals                       14,781,631
--------------------------------------------------------------------------
    DETAILS OF WRITE-INS
5701.
5702.
5703.
5798. Summary of remaining
         write-ins for Line
         57 from overflow
         page
5799. Totals (Lines 5701
         thru 5703 plus 5798)
         (Line 57 above)
--------------------------------------------------------------------------

(a)  Insert the number of yes responses except for Canada and Other Alien.

         Explanation of basis of allocation of premiums by states, etc.

By Lender State

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

 SCHEDULE Y - INFORMATION CONCERNING ACTIVITIES OF INSURER MEMBERS OF A HOLDING
                                  COMPANY GROUP

                          PART 1 - ORGANIZATIONAL CHART

                                    [FLOWCHART]

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

         PART 2 - SUMMARY OF INSURER'S TRANSACTIONS WITH ANY AFFILIATES

-----------------------------------------------------------------------------------------------------------------------------------
  1           2                                    3                                   4               5                 6
                                                                                                                Purchases, Sales or
                                                                                                                   Exchanges of
                                                                                                                Loans, Securities,
                                                                                                                       Real
 NAIC                                                                                                            Estate, Mortgage
Company   Federal ID                                                              Shareholder      Capital        Loans or Other
 Code       Number     Names of Insurers and Parent, Subsidiaries or Affiliates    Dividends    Contributions       Investments
-----------------------------------------------------------------------------------------------------------------------------------
          23-2691170      RADIAN GROUP INC.                                        80,628,195    (155,624,405)
33790     23-2018130      RADIAN GUARANTY INC.                                    (30,000,000)    (32,824,478)       2,101,948
33944     93-0952702      COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF ARIZONA                       10,000,000
15909     23-2726782      COMMONWEALTH MORTGAGE ASSURANCE COMPANY OF TEXAS                        152,094,018
20720     23-2734276      RADIAN INSURANCE INC.
          23-1936987      RADIAN SERVICES LLC                                                                       (2,101,498)
10185     36-3996062      AMERIN RE CORPORATION                                    (4,600,000)
30872     23-1922977      AMERIN GUARANTY CORPORATION                             (20,000,000)
          03-0360032      RADIAN MORTGAGE REINSURANCE COMPANY                                         250,000
36250     22-2712977      RADIAN ASSET ASSURANCE INC.                                             149,997,004
          13-3333448      ENHANCE FINANCIAL SERVICES GROUP INC                    (26,028,195)   (123,895,139)
27545     13-3371658      RADIAN REINSURANCE COMPANY
          AA-3190428      EXPORTERS INSURANCE COMPANY, LTD
          13-3570591      VAN-AMERICAN COMPANIES INC.
39870     61-1181203      VAN-AMERICAN INSURANCE COMPANY
          42-1497928      RADIANEXPRESS.COM
          03-0463207      ASSET RECOVERY SOLUTIONS GROUP INC.                                           3,000

-----------------------------------------------------------------------------------------------------------------------------------
9999999 Control Totals
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  1                 7                   8                   9          10           11                   12               13
                 Income/
             (Disbursements)
               Incurred in                                                                                            Reinsurance
             Connection with                             Income/             Any Other Material                      Recoverable/
              Guarantees or                          (Disbursements)         Activity Not in the                 (Payable) on Losses
 NAIC     Undertakings for the      Management       Incurred Under          Ordinary Course of                     and/or Reserve
Company      Benefit of any       Agreements and       Reinsurance              the Insurer's                            Credit
 Code         Affiliate(s)       Service Contracts     Agreements       *        Business              Totals      Taken/(Liability)
------------------------------------------------------------------------------------------------------------------------------------
                                        798,295                                                     (74,197,915)
33790                                (4,513,592)      (12,920,429)                                  (78,157,001)      (54,338,183)
33944                                   (84,680)          997,682                                    10,913,002         3,319,386
15909                                   (84,680)        8,850,310                                   160,859,648        41,439,654
20720                                  (338,539)      (11,003,433)                                  (11,341,972)        2,407,514
                                      4,392,556                                                       2,291,058
10185                                   (84,680)        1,637,191                                    (3,047,489)        7,122,746
30872                                   (84,680)                                                    (20,084,680)
                                                          466,203                                       716,203            48,883
36250                                21,204,884        13,275,731                                   184,477,619        (2,512,327)
                                     (3,780,708)                                                   (153,704,042)
27545                               (17,424,176)       (3,875,187)                                  (21,299,363)       13,912,206
                                                        3,379,749                                     3,379,749       (16,516,377)

39870                                                    (807,817)                                     (807,817)        5,116,498

                                                                                                          3,000

------------------------------------------------------------------------------------------------------------------------------------
9999999 Control Totals                                                 XXX
------------------------------------------------------------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

     The following supplemental reports are required to be filed as part of your statement filing. However, in the event that your company does not transact the type of business for which the special report must be filed, your response of NO to the specific interrogatory will be accepted in lieu of filing a "NONE" report and a bar code will be printed below. If the supplement is required of your company but is not being filed for whatever reason enter SEE EXPLANATION and provide an explanation following the interrogatory questions.

                               MARCH FILING                            RESPONSES
                                                                       ---------
1.  Will Supplement A to Schedule T (Medical Malpractice Supplement)
    be filed by March 1?                                                  No

2.  Will Schedule SIS (Stockholder Information Supplement) be filed
    with the state of domicile by March 1?                                No

3.  Will the Financial Guaranty Insurance Exhibit be filed March 1?       No

4.  Will the Medicare Supplement Insurance Experience Exhibit be
    filed with the state of domicile and the NAIC by March 1?             No

5.  Will an actuarial opinion be filed by March 1?                        Yes

6.  Will the SVO Compliance Certification be filed by March 1?            Yes

7.  Will the Trusteed Surplus Statement be filed with the state of
    domicile and the NAIC by March 1?                                     No

8.  Will the Supplemental Compensation Exhibit be filed with the
    state of domicile by March 1?                                         Yes

9.  Will the Risk-based Capital Report be filed with the NAIC by
    March 1?                                                              Yes

10. Will the Risk-based Capital Report be filed with the state of
    domicile, if required by March 1?                                     Yes

11. Will the Premiums Attributed to Protected Cells Exhibit be
    filed by March 1?                                                     No

                               APRIL FILING

12. Will the Insurance Expense Exhibit be filed with the state of
    domicile and the NAIC by April 1?                                     Yes

13. Will Management's Discussion and Analysis be filed by April 1?        Yes

14. Will the Credit Insurance Experience Exhibit be filed with the
    state of domicile and the NAIC by April 1?                            No

15. Will the Long-term Care Experience Reporting Forms be filed
    with the state of domicile and the NAIC by April 1?                   No

16. Will the Accident and Health Policy Experience Exhibit be
    filed by April 1?                                                     No

17. Will the Investment Risk Interrogatories be filed by April 1?         Yes

                                MAY FILING

18. Will this company be included in a combined annual statement
    which is filed with the NAIC by May 1?                                Yes

                                JUNE FILING

19. Will an audited financial report be filed by June 1?                  Yes

Explanations:

Bar Codes:

 1.  [GRAPHIC]

 2.  [GRAPHIC]

 3.  [GRAPHIC]

 4.  [GRAPHIC]

 7.  [GRAPHIC]

11.  [GRAPHIC]

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

               SUPPLEMENTAL EXHIBITS AND SCHEDULES INTERROGATORIES

14.  [GRAPHIC]

15.  [GRAPHIC]

16.  [GRAPHIC]

--------------------------------------------------------------------------------

                                      111.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                           OVERFLOW PAGE FOR WRITE-INS

--------------------------------------------------------------------------------

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                               Schedule A - Part 1
                                      NONE

                               Schedule A - Part 2
                                      NONE

                               Schedule A - Part 3
                                      NONE

                               Schedule B - Part 1
                                      NONE

                               Schedule B - Part 2
                                      NONE

                              Schedule BA - Part 1
                                      NONE

                              Schedule BA - Part 2
                                      NONE

--------------------------------------------------------------------------------

                        E01, E02, E03, E04, E05, E06, E07

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE D - PART 1
         Showing all Long-Term BONDS Owned December 31 of Current Year

------------------------------------------------------------------------------------------------------------------------------
1                         2               3     Interest         6             7            8              9             10
                                              ------------
                                                4      5
                                                                                                     Book/Adjusted
    CUSIP                                     Rate    How     Maturity                    Option        Carrying        Par
Identification          Description       *    of     Paid      Date      Option Date   Call Price       Value         Value
------------------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALASKA
------------------------------------------------------------------------------------------------------------------------------
033161-DJ-6 ANCHORAGE ALASKA                  5.500    JJ    07/01/2015    07/01/2012     100.000       1,081,426    1,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ALASKA                                                                                   1,081,426    1,000,000
------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
------------------------------------------------------------------------------------------------------------------------------
20772F-L6-5 CONNECTICUT ST FOR PREVIO         5.375    MN    11/15/2017    11/15/2012      100.00       2,169,776    2,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL CONNECTICUT                                                                              2,169,776    2,000,000
------------------------------------------------------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------------------------------------------------------
194653-EX-5 COLLIER CNTY FLA SCH BRD          5.375    FA    02/15/2018    02/15/2012     100.000       1,074,927    1,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                                                  1,074,927    1,000,000
------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------------------------
167484-MK-7 CHICAGO ILL                       5.250    JJ    01/01/2011                                 5,201,872    5,000,000
167484-QJ-6 CHICAGO ILL                                      01/01/2019                                   853,977    2,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                                                 6,055,849    7,000,000
------------------------------------------------------------------------------------------------------------------------------
MARYLAND
------------------------------------------------------------------------------------------------------------------------------
613340-XU-7 MONTGOMERY CNTY MD                5.000    MN    11/01/2013    11/01/2012     100.000       4,405,813    3,995,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                                                                                 4,405,813    3,995,000
------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------------
575827-5T-3 MASSACHUSETTS ST                  5.250    MN    11/01/2019    11/01/2011     100.000       1,027,732    1,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS ST                                                                         1,027,732    1,000,000
------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
------------------------------------------------------------------------------------------------------------------------------
604128-4K-1 MINNESOTA ST                      5.250    MN    11/01/2016    11/01/2012     100.000       1,064,138    1,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL MINNESOTA                                                                                1,064,138    1,000,000
------------------------------------------------------------------------------------------------------------------------------
UTAH
------------------------------------------------------------------------------------------------------------------------------
917542-KZ-4 UTAH ST                           5.375    JJ    07/01/2012                                 2,224,164    2,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL UTAH                                                                                     2,224,164    2,000,000
------------------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------------------
977056-MV-9 WISCONSIN ST                      5.500    MN    11/01/2023    11/01/2008     100.000         700,770      705,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                                                                                  700,770      705,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                                                           19,804,595   19,700,000
------------------------------------------------------------------------------------------------------------------------------
 1199999 -  Total Bonds - States, Territories and Possessions - Issuer Obligations                     19,804,595   19,700,000
------------------------------------------------------------------------------------------------------------------------------
 1799996 -  Bonds - States, Territory, Poss - United States                                            19,804,595   19,700,000
------------------------------------------------------------------------------------------------------------------------------
 1799999 -  Total - States, Territories and Possessions                                                19,804,595   19,700,000
------------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
INDIANA
------------------------------------------------------------------------------------------------------------------------------
625854-CC-6 MUNCIE IND SCH BLDG CORP          5.750    JJ    07/15/2012    07/15/2005     100.000         504,100      500,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                                                    504,100      500,000
------------------------------------------------------------------------------------------------------------------------------
NEVADA
------------------------------------------------------------------------------------------------------------------------------
641459-7U-0 NEVADA ST                         5.500    MS    03/01/2019    03/01/2010     100.000       5,038,252    5,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEVADA                                                                                   5,038,252    5,000,000
------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
------------------------------------------------------------------------------------------------------------------------------
01729E-ED-5 ALLEGHENY CNTY PA HIGHER          5.000    JJ    07/15/2008                                   497,613      500,000
087401-EV-3 BETHLEHEM PA AUTH WTR REV         5.000    MN    11/15/2008                                   498,742      500,000
219521-JF-9 CORNWALL -LEBANON PA SCH D        5.200    FA    02/15/2011                                   496,734      500,000
708840-DV-2 PENNSYLVANIA I NTERGOVERNM.       6.800    JD    06/15/2009    06/15/2005     100.000         539,260      540,000
709171-D4-1 PENNSYLVANIA ST HGHR EDL          5.750    MS    09/01/2011                                    99,328      100,000
709193-GE-0 PENNSYLVANIA ST INDL DEV          5.500    JJ    01/01/2014                                   475,429      475,000
717880-G2-8 PHILADELPHIA PA SCH DIST          5.750    JJ    07/01/2007    07/01/2004     100.750         490,000      490,000
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
1                         2                  11          12           13                Interest                16
                                                                               --------------------------
                                                                                    14            15
                                                                                Amount Due
                                            Rate                                and Accrued
                                            Used                                Dec. 31 of
                                             to                                Current Year     Gross        Increase
                                           Obtain                                on Bonds       Amount      (Decrease)
    CUSIP                                   Fair        Fair        Actual        not in       Received         by
Identification          Description        Value        Value        Cost        Default      During Year   Adjustment
----------------------------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALASKA
----------------------------------------------------------------------------------------------------------------------
033161-DJ-6 ANCHORAGE ALASKA              112.3470    1,123,470    1,084,910      28,111                       (3,484)
----------------------------------------------------------------------------------------------------------------------
         TOTAL ALASKA                          XXX    1,123,470    1,084,910      28,111                       (3,484)
----------------------------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------------------------
20772F-L6-5 CONNECTICUT ST FOR PREVIO     111.1190    2,222,380    2,174,080      13,736         26,875        (4,304)
----------------------------------------------------------------------------------------------------------------------
         TOTAL CONNECTICUT                     XXX    2,222,380    2,174,080      13,736         26,875        (4,304)
----------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------
194653-EX-5 COLLIER CNTY FLA SCH BRD      108.9020    1,089,020    1,077,230      20,306                       (2,303)
----------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                         XXX    1,089,020    1,077,230      20,306                       (2,303)
----------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------
167484-MK-7 CHICAGO ILL                   111.6060    5,580,300    5,235,000     131,250        262,500       (20,415)
167484-QJ-6 CHICAGO ILL                    45.2120      904,240      845,440                                    8,537
----------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                        XXX    6,484,540    6,080,440     131,250        262,500       (11,878)
----------------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------------
613340-XU-7 MONTGOMERY CNTY MD            111.3640    4,448,992    4,407,644      25,524                       (1,830)
----------------------------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                        XXX    4,448,992    4,407,644      25,524                       (1,830)
----------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------
575827-5T-3 MASSACHUSETTS ST              106.5360    1,065,360    1,030,480       8,750         52,500        (2,446)
----------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS ST                XXX    1,065,360    1,030,480       8,750         52,500        (2,446)
----------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------
604128-4K-1 MINNESOTA ST                  109.1730    1,091,730    1,064,830       8,750                         (692)
----------------------------------------------------------------------------------------------------------------------
         TOTAL MINNESOTA                       XXX    1,091,730    1,064,830       8,750                         (692)
----------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------
917542-KZ-4 UTAH ST                       114.0020    2,280,040    2,231,900      49,569                       (7,736)
----------------------------------------------------------------------------------------------------------------------
         TOTAL UTAH                            XXX    2,280,040    2,231,900      49,569                       (7,736)
----------------------------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------------------------
977056-MV-9 WISCONSIN ST                  102.0900      719,735      697,950       6,463         38,969           598
----------------------------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                       XXX      719,735      697,950       6,463         38,969           598
----------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                   XXX   20,525,267   19,849,464     292,459        380,844       (34,075)
----------------------------------------------------------------------------------------------------------------------
 1199999 -  Total Bonds - States, Territor     XXX   20,525,267   19,849,464     292,459        380,844       (34,075)
----------------------------------------------------------------------------------------------------------------------
 1799996 -  Bonds - States, Territory, Pos     XXX   20,525,267   19,849,464     292,459        380,844       (34,075)
----------------------------------------------------------------------------------------------------------------------
 1799999 -  Total - States, Territories an     XXX   20,525,267   19,849,464     292,459        380,844       (34,075)
----------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
INDIANA
----------------------------------------------------------------------------------------------------------------------
625854-CC-6  MUNCIE IND SCH BLDG CORP     106.5630      532,815      511,875      13,257         28,750        (1,469)
----------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                         XXX      532,815      511,875      13,257         28,750        (1,469)
----------------------------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------------------------
641459-7U-0 NEVADA ST                     106.6830    5,334,150    5,046,460      91,667        275,000        (4,275)
----------------------------------------------------------------------------------------------------------------------
         TOTAL NEVADA                          XXX    5,334,150    5,046,460      91,667        275,000        (4,275)
----------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------
01729E-ED-5 ALLEGHENY CNTY PA HIGHER      106.8840      534,420      494,915      11,528         25,000           364
087401-EV-3 BETHLEHEM PA AUTH WTR REV     106.3290      531,645      497,390       3,194         25,000           180
219521-JF-9 CORNWALL -LEBANON PA SCH D    104.8610      5Z4.305      494,830       9,822         26,000           315
708840-DV-2 PENNSYLVANIA I NTERGOVERNM.   112.5200      607,608      537,538       1,632         36,720           789
709171-D4-1 PENNSYLVANIA ST HGHR EDL      108.8530      108,853       38,948       1,917          5,750            62
709193-GE-0 PENNSYLVANIA ST INDL DEV      105.5240      501,239      475,594      13,063         26,1Z5           (28)
717880-G2-8 PHILADELPHIA PA SCH DIST      107.3250      525,893      490,000      14,088         28,175
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
1                         2                   17            18            19         20         21
                                                         Amount of
                                                        Interest Due
                                                        and Accrued
                                                          Dec. 31
                                                          Current                             Effec-
                                           Increase      Year, on                              tive
                                          (Decrease)     Bonds in                              Rate
                                          by Foreign   Default as to     NAIC                   of
    CUSIP                                  Exchange    Principal or     Desig-      Date       In-
Identification          Description       Adjustment     Interest       nation    Acquired    terest
----------------------------------------------------------------------------------------------------
STATES, TERRITORIES & POSSESSIONS
ISSUER OBLIGATIONS
UNITED STATES
ALASKA
----------------------------------------------------------------------------------------------------
033161-DJ-6 ANCHORAGE ALASKA                                                1    06/24/2002    4.440
----------------------------------------------------------------------------------------------------
         TOTAL ALASKA                                                     XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------
20772F-L6-5 CONNECTICUT ST FOR PREVIO                                       1    08/22/2002    4.310
----------------------------------------------------------------------------------------------------
         TOTAL CONNECTICUT                                                XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------
194653-EX-5 COLLIER CNTY FLA SCH BRD                                        1    08/19/2002    4.370
----------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                    XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------
167484-MK-7 CHICAGO ILL                                                     1    04/27/2001    4.640
167484-QJ-6 CHICAGO ILL                                                    1Z    10/18/2002    5.390
----------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------
613340-XU-7 MONTGOMERY CNTY MD                                             1Z     11/20/2002    3.740
----------------------------------------------------------------------------------------------------
         TOTAL MARYLAND                                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------
575827-5T-3 MASSACHUSETTS ST                                                1    11/01/2001    4.860
----------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS ST                                           XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------
604128-4K-1 MINNESOTA ST                                                   1Z    10/22/2002    4.433
----------------------------------------------------------------------------------------------------
         TOTAL MINNESOTA                                                  XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------
917542-KZ-4 UTAH ST                                                         1    07/18/2002    3.949
----------------------------------------------------------------------------------------------------
         TOTAL UTAH                                                       XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
WISCONSIN
----------------------------------------------------------------------------------------------------
977056-MV-9 WISCONSIN ST                                                    1    09/23/1997    5.622
----------------------------------------------------------------------------------------------------
         TOTAL WISCONSIN                                                  XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                              XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
 1199999 -  Total Bonds - States, Territor                                XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
 1799996 -  Bonds - States, Territory, Pos                                XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
 1799999 -  Total - States, Territories an                                XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
ISSUER OBLIGATIONS
UNITED STATES
INDIANA
----------------------------------------------------------------------------------------------------
625854-CC-6  MUNCIE IND SCH BLDG CORP                                     1PE    12/09/1996    5.400
----------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                    XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
NEVADA
----------------------------------------------------------------------------------------------------
641459-7U-0 NEVADA ST                                                     1PE    12/01/2000    5.370
----------------------------------------------------------------------------------------------------
         TOTAL NEVADA                                                     XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------
01729E-ED-5 ALLEGHENY CNTY PA HIGHER                                        1    01/25/1994    5.100
087401-EV-3 BETHLEHEM PA AUTH WTR REV                                       1    02/02/1994    5.050
219521-JF-9 CORNWALL -LEBANON PA SCH D                                      1    12/19/1995    5.300
708840-DV-2 PENNSYLVANIA I NTERGOVERNM.                                     1    12/01/1994    6.862
709171-D4-1 PENNSYLVANIA ST HGHR EDL                                      1PE    03/16/1995    5.850
709193-GE-0 PENNSYLVANIA ST INDL DEV                                      1PE    12/28/1995    5.489
717880-G2-8 PHILADELPHIA PA SCH DIST                                        1    04/12/1994    5.804
----------------------------------------------------------------------------------------------------

                                      E08

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE D - PART 1
Showing all Long-Term BONDS Owned December 31 of Current Year

-------------------------------------------------------------------------------------------------------------------------------
1                         2               3     Interest         6             7            8              9              10
                                              ------------
                                                4      5
                                                                                                     Book/Adjusted
    CUSIP                                      Rate    How     Maturity                    Option        Carrying         Par
Identification          Description       *    of     Paid      Date      Option Date   Call Price       Value          Value
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                                                                             3,097,106     3,105,000
-------------------------------------------------------------------------------------------------------------------------------
VIRGINIA
-------------------------------------------------------------------------------------------------------------------------------
927800-GU-0 VIRGINIA ED LN AU GTD STU         5.150    MS    03/01/2004                                   260,000       260,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL VIRGINIA                                                                                   260,000       260,000
-------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------------
812659-M9-8 SEATTLE WASH MUNIC MET SE         5.400    JJ    01/01/2015                                 1,007,818     1,000,000
939828-TJ-8 WASHINGTON ST PUB PWR SYS         5.000    JJ    07/01/2009                                   492,381       500,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                                                                               1,500,199     1,500,000
-------------------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
-------------------------------------------------------------------------------------------------------------------------------
956622-PV-0 WEST VIRGINIA ST HOSP FIN         5.750    MS    09/01/2013                                   200,000       200,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL WEST VIRGINIA                                                                              200,000       200,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                                                           10,599,657    10,565,000
-------------------------------------------------------------------------------------------------------------------------------
1899999 - Total Bonds - Political Subdivisions - Issuer Obligations                                    10,599,657    10,565,000
-------------------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivision - United States                                                10,599,657    10,565,000
-------------------------------------------------------------------------------------------------------------------------------
2499999 - Total - Political Subdivisions Bonds                                                         10,599,657    10,565,000
-------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
-------------------------------------------------------------------------------------------------------------------------------
040580-CD-2 ARIZONA SCH FACS BRD REV          5.250    JJ    07/01/2016    07/01/2012     100.000       2,119,664     2,000,000
79575D-PC-8 SALT RIVER PROJ ARIZ AGRI         5.000    JJ    01/01/2020    01/01/2013     100.000       2,091,288     2,000,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                                                                                  4,210,952     4,000,000
-------------------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------------------
233492-HY-6 DADE CNTY FLA GTD ENTITLE                        02/01/2018    02/01/2006      49.693       4,193,351    10,000,000
343136-LW-5 FLORIDA ST TPK AUTH TPK R         5.250    JJ    07/01/2012    07/01/2008     101.000       2,155,872     2,000,000
684212-CZ-4 ORANGE CNTY CALIF ARPT RE         5.375    JJ    07/01/2009    07/01/2007     102.000       1,087,982     1,000,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                                                  7,437,205    13,000,000
-------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
-------------------------------------------------------------------------------------------------------------------------------
16768T-DN-1 CHICAGO ILL SALES TAX REV         5.375    JJ    01/01/2030    01/01/2010     100.000       7,099,757     7,000,000
45200L-WS-1 ILLINOIS HEALTH FACS AUTH         5.250    FA    08/01/2027                                 5,592,816     6,000,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                                                12,692,573    13,000,000
-------------------------------------------------------------------------------------------------------------------------------
INDIANA
-------------------------------------------------------------------------------------------------------------------------------
454912-AB-2 INDIANA ST DEV FIN AU ENV         5.750    FA    02/15/2028   02/15/2003      102.000         785,775       770,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                                                    785,775       770,000
-------------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------------
57563R-BB-4 MASSACHUSETTS EDL FING AU         4.900    JD    12/01/2010                                 4,252,233     4,305,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                                                            4,252,233     4,305,000
-------------------------------------------------------------------------------------------------------------------------------
MISSOURI
-------------------------------------------------------------------------------------------------------------------------------
60636W-DS-1 MISSOURI ST HWYS & TRAMS COMM     5.250    FA    02/01/2013    02/01/2012     100.000       3,131,298     2,920,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI                                                                                 3,131,298     2,920,000
-------------------------------------------------------------------------------------------------------------------------------
NEW YORK
-------------------------------------------------------------------------------------------------------------------------------
59259R-AU-8 METROPOLITAN TRANSN AUTH          5.500    MN    11/15/2016   11/15/2012      100.000       5,317,097     5,000,000
64971G-EF-8 NEW YORK NY CITY MUN WTR AUTH     5.000    JD    06/15/2026                                 9,904,582    10,000,000
65003P-AL-8 NEW YORK ST URBAN DEV COR         5.500    JJ    01/01/2017                                 2,168,727     2,000,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                                                                                17,390,406    17,000,000
-------------------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
-------------------------------------------------------------------------------------------------------------------------------
71781E-AS-4 PHILADELPHIA PA AUTH INDL         5.000    JJ    07/01/2015                                   300,625       300,000
-------------------------------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                                                                               300,625       300,000
-------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
-------------------------------------------------------------------------------------------------------------------------------
837147-XW-Z SOUTH CAROLINA ST PUB SVC         5.250    JJ    01/01/2014    01/01/2013     100.000       2,234,102     2,000,000
-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
1                         2                  11          12           13                Interest                16
                                                                               --------------------------
                                                                                    14            15
                                                                                Amount Due
                                            Rate                                and Accrued
                                            Used                                Dec. 31 of
                                             to                                Current Year     Gross        Increase
                                           Obtain                                on Bonds       Amount      (Decrease)
    CUSIP                                   Fair        Fair        Actual        not in       Received         by
Identification          Description        Value       Value         Cost        Default      During Year   Adjustment
----------------------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                    XXX    3,333,963    3,089,215      55,244        172,770         1,682
----------------------------------------------------------------------------------------------------------------------
VIRGINIA
----------------------------------------------------------------------------------------------------------------------
927800-GU-0 VIRGINIA ED LN AU GTD STU     104.2830      271,136      260,000       4,463         13,390
----------------------------------------------------------------------------------------------------------------------
         TOTAL VIRGINIA                        XXX      271,136      260,000       4,463         13,390
----------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------
812659-M9-8 SEATTLE WASH MUNIC MET SE     102.0000    1,020,000    1,008,692      27,000         54,000          (456)
939828-TJ-8 WASHINGTON ST PUB PWR SYS     106.3060      531,530      485,355      12,500         25,000           971
----------------------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                      XXX    1,551,530    1,494,047      39,500         79,000           515
----------------------------------------------------------------------------------------------------------------------
WEST VIRGINIA
----------------------------------------------------------------------------------------------------------------------
956622-PV-0 WEST VIRGINIA ST HOSP FIN     110.2700      220,540      200,000       3,833         11,500
----------------------------------------------------------------------------------------------------------------------
         TOTAL WEST VIRGINIA                   XXX      220,540      200,000       3,833         11,500
----------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                   XXX   11,244,134   10,601,597     207,964        580,410        (3,547)
----------------------------------------------------------------------------------------------------------------------
1899999 - Total Bonds - Political Subdivis     XXX   11,244,134   10,601,597     207,964        580,410        (3,547)
----------------------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivision -      XXX   11,244,134   10,601,597     207,964        580,410        (3,547)
----------------------------------------------------------------------------------------------------------------------
2499999 - Total - Political Subdivisions B     XXX   11,244,134   10,601,597     207,964        580,410        (3,547)
----------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------------
040580-CD-2 ARIZONA SCH FACS BRD REV      110.0480    2,200,960    2,123,560      52,500                       (3,897)
----------------------------------------------------------------------------------------------------------------------
79575D-PC-8 SALT RIVER PROJ ARIZ AGRI     104.4830    2,089,660    2,093,060      26,389                       (1,772)
----------------------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                         XXX    4,290,620    4,216,620      78,889                       (5,669)
----------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------
233492-HY-6 DADE CNTY FLA GTD ENTITLE      42.8190    4,281,900    3,738,860                                  224,666
343136-LW-5 FLORIDA ST TPK AUTH TPK R     110.5700    2,211,400    2,165,740      52,500                       (9,868)
684212-CZ-4 ORANGE CNTY CALIF ARPT RE     110.0500    1,100,500    1,093,740      26,875                       (5,758)
----------------------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                         XXX    7,593,800    6,998,340      79,375                      209,040
----------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------
16768T-DN-1 CHICAGO ILL SALES TAX REV     114.5310    8,017,170    7,112,840     188,125        376,250       (11,578)
45200L-WS-1 ILLINOIS HEALTH FACS AUTH     102.2120    6,132,720    5,577,384     131,250        315,000         7,386
----------------------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                        XXX   14,149,890   12,690,224     319,375        691,250        (4,192)
----------------------------------------------------------------------------------------------------------------------
INDIANA
----------------------------------------------------------------------------------------------------------------------
454912-AB-2 INDIANA ST DEV FIN AU ENV     102.2140      787,048      797,951      16,726         44,275        (3,012)
----------------------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                         XXX      787,048      797,951      16,726         44,275        (3,012)
----------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------
57563R-BB-4 MASSACHUSETTS EDL FING AU     105.5970    4,545,951    4,241,493      17,579        210,945         5,294
----------------------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                   XXX    4,545,951    4,241,493      17,579        210,945         5,294
----------------------------------------------------------------------------------------------------------------------
MISSOURI
----------------------------------------------------------------------------------------------------------------------
60636W-DS-1 MISSOURI ST HWYS & TRAMS COMM 112.1490    3,274,751    3,141,161      81,334                       (9,863)
----------------------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI                        XXX    3,274,751    3,141,161      81,334                       (9,863)
----------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------
59259R-AU-8 METROPOLITAN TRANSN AUTH      111.8710    5,593,550    5,331,650      35,139        126,042       (14,553)
64971G-EF-8 NEW YORK NY CITY MUN WTR AUTH 101.3160   10,131,600    9,901,100      22,222        500,000         2,084
65003P-AL-8 NEW YORK ST URBAN DEV COR     110.3300    2,206,600    2,169,660      10,694                         (933)
----------------------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                        XXX   17,931,750   17,402,410      68,055        626,042       (13,402)
----------------------------------------------------------------------------------------------------------------------
PENNSYLVANIA
----------------------------------------------------------------------------------------------------------------------
71781E-AS-4 PHILADELPHIA PA AUTH INDL     103.6570      310,971      300,750       7,500         15,000           (35)
----------------------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                    XXX      310,971      300,750       7,500         15,000           (35)
----------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------
837147-XW-Z SOUTH CAROLINA ST PUB SVC     111.4410    2,228,820    2,237,660      20,125                       (3,558)
----------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
1                         2                   17            18            19         20             21
                                                         Amount of
                                                        Interest Due
                                                        and Accrued
                                                          Dec. 31
                                                          Current                                 Effec-
                                           Increase      Year, on                                  tive
                                          (Decrease)     Bonds in                                  Rate
                                          by Foreign   Default as to     NAIC                       of
    CUSIP                                  Exchange    Principal or     Desig-      Date           In-
Identification          Description       Adjustment     Interest       nation    Acquired        terest
--------------------------------------------------------------------------------------------------------

         TOTAL PENNSYLVANIA                                               XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
VIRGINIA
--------------------------------------------------------------------------------------------------------
927800-GU-0 VIRGINIA ED LN AU GTD STU                                       1       02/17/1994     5.150
--------------------------------------------------------------------------------------------------------
         TOTAL VIRGINIA                                                   XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
WASHINGTON
--------------------------------------------------------------------------------------------------------
812659-M9-8 SEATTLE WASH MUNIC MET SE                                       1       12/01/2000     5.311
--------------------------------------------------------------------------------------------------------
939828-TJ-8 WASHINGTON ST PUB PWR SYS                                       1       02/11/1994     5.280
--------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                                                 XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
WEST VIRGINIA
--------------------------------------------------------------------------------------------------------
956622-PV-0 WEST VIRGINIA ST HOSP FIN                                     1PE       01/13/1997     5.749
--------------------------------------------------------------------------------------------------------
         TOTAL WEST VIRGINIA                                              XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                              XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
1899999 - Total Bonds - Political Subdivis                                XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
2499996 - Bonds - Political Subdivision -                                 XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
2499999 - Total - Political Subdivisions B                                XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
ISSUER OBLIGATIONS
UNITED STATES
ARIZONA
--------------------------------------------------------------------------------------------------------
040580-CD-2 ARIZONA SCH FACS BRD REV                                        1       07/22/2002     4.470
--------------------------------------------------------------------------------------------------------
79575D-PC-8 SALT RIVER PROJ ARIZ AGRI                                       1       09/13/2002     4.430
--------------------------------------------------------------------------------------------------------
         TOTAL ARIZONA                                                    XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
FLORIDA
--------------------------------------------------------------------------------------------------------
233492-HY-6 DADE CNTY FLA GTD ENTITLE                                     1PE       12/01/2000     5.583
343136-LW-5 FLORIDA ST TPK AUTH TPK R                                       1       07/16/2002     3.830
684212-CZ-4 ORANGE CNTY CALIF ARPT RE                                       1       07/25/2002     3.650
--------------------------------------------------------------------------------------------------------
         TOTAL FLORIDA                                                    XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
ILLINOIS
--------------------------------------------------------------------------------------------------------
16768T-DN-1 CHICAGO ILL SALES TAX REV                                     1PE       10/22/2001     5.130
45200L-WS-1 ILLINOIS HEALTH FACS AUTH                                     1PE       12/01/2000     5.770
--------------------------------------------------------------------------------------------------------
         TOTAL ILLINOIS                                                   XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
INDIANA
--------------------------------------------------------------------------------------------------------
454912-AB-2 INDIANA ST DEV FIN AU ENV                                       1       08/02/1998     5.236
--------------------------------------------------------------------------------------------------------
         TOTAL INDIANA                                                    XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
MASSACHUSETTS
--------------------------------------------------------------------------------------------------------
57563R-BB-4 MASSACHUSETTS EDL FING AU                                       1       12/01/2000     5.090
--------------------------------------------------------------------------------------------------------
         TOTAL MASSACHUSETTS                                              XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
MISSOURI
--------------------------------------------------------------------------------------------------------
60636W-DS-1 MISSOURI ST HWYS & TRAMS COMM                                   1       06/11/2002     4.280
--------------------------------------------------------------------------------------------------------
         TOTAL MISSOURI                                                   XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
NEW YORK
--------------------------------------------------------------------------------------------------------
59259R-AU-8 METROPOLITAN TRANSN AUTH                                        1       05/10/2002     4.690
64971G-EF-8 NEW YORK NY CITY MUN WTR AUTH                                   1       08/24/2002     5.070
65003P-AL-8 NEW YORK ST URBAN DEV COR                                      1Z       11/22/2002     4.671
--------------------------------------------------------------------------------------------------------
         TOTAL NEW YORK                                                   XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
PENNSYLVANIA
--------------------------------------------------------------------------------------------------------
71781E-AS-4 PHILADELPHIA PA AUTH INDL                                       1       12/11/1998     4.977
--------------------------------------------------------------------------------------------------------
         TOTAL PENNSYLVANIA                                               XXX              XXX       XXX
--------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
--------------------------------------------------------------------------------------------------------
837147-XW-Z SOUTH CAROLINA ST PUB SVC                                       1       09/09/2002     3.830
--------------------------------------------------------------------------------------------------------

                                     E08.1

------------------------------------------------------------------------------------------------------------------------------
1                         2               3     Interest         6             7            8              9             10
                                              ------------
                                                4      5
                                                                                                     Book/Adjusted
    CUSIP                                     Rate    How     Maturity                    Option        Carrying        Par
Identification          Description       *    of     Paid      Date      Option Date   Call Price       Value         Value
------------------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                                                                           2,234,102    2,000,000
------------------------------------------------------------------------------------------------------------------------------
TEXAS
------------------------------------------------------------------------------------------------------------------------------
052476-DR-6 AUSTIN TEX WTR & WASTEWATER       5.250    MN    05/15/2031                                 4,905,953    5,000,000
349447-BR-2 FORT WORTH TEX HGHR ED FI         5.000    MS    03/15/2027                                   251,033      270,867
442402-P9-8 HOUSTON TEX INDPT SCH DIS                        02/15/2015                                 1,067,083    2,000,000
796253-KD-3 SAN ANTONIO TEX ELEC & GA         4.900    FA    02/01/2008    02/01/2004     102.000          40,543       40,000
796253-TD-4 SAN ANTONIO TEX ELEC & GA         4.900    FA    02/01/2008    02/01/2004     102.000          40,543       40,000
796253-TV-4 SAN ANTONIO TEX ELEC & GA         4.900    FA    02/01/2008    02/01/2001     102.000         425,704      420,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                                                                                    6,730,859    7,770,000
------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
------------------------------------------------------------------------------------------------------------------------------
87354T-AM-7 TACOMA WASH REGL WTR SUPP         5.500    JD    12/01/2017    12/01/2012     100.000       1,083,409    1,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                                                                               1,083,409    1,000,000
------------------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                                                           60,249,437   66,065,000
------------------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue - Issuer Obligations                                        60,249,437   66,065,000
------------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States                                                   60,249,437   66,065,000
------------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                                                             60,249,437   66,065,000
------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                                90,653,689   96,330,000
------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage-Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class Commercial Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
   6099999 Totals                                                                                      90,653,689   96,330,000
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
1                         2                  11          12           13                Interest                16
                                                                               --------------------------
                                                                                    14            15
                                                                                Amount Due
                                            Rate                                and Accrued
                                            Used                                Dec. 31 of
                                             to                                Current Year     Gross        Increase
                                           Obtain                                on Bonds       Amount      (Decrease)
CUSIP                                       Fair        Fair        Actual        not in       Received         by
Identification          Description        Value       Value         Cost        Default      During Year   Adjustment
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                  XXX    2,228,820    2,237,660      20,125                       (3,558)
----------------------------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------------------------
052476-DR-6 AUSTIN TEX WTR & WASTEWATER   102.7290    5,136,450    4,903,600      33,542        262,500         1,386
349447-BR-2 FORT WORTH TEX HGHR ED FI     100.3210      270,867      249,796       3,975         13,500           367
442402-P9-8 HOUSTON TEX INDPT SCH DIS      55.7700    1,115,400      873,820                                   53,892
796253-KD-3 SAN ANTONIO TEX ELEC & GA     105.9440       42,378       39,710         817          1,960           224
796253-TD-4 SAN ANTONIO TEX ELEC & GA     105.8940       42,358       39,710         817          1,960           224
796253-TV-4 SAN ANTONIO TEX ELEC & GA     104.4550      438,711      416,950       8,575         20,563         2,356
----------------------------------------------------------------------------------------------------------------------
         TOTAL TEXAS                           XXX    7,046,164    6,523,586      47,726        300,483        58,449
----------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------
87354T-AM-7 TACOMA WASH REGL WTR SUPP     110.9140    1,109,140    1,083,640       2,444                         (227)
----------------------------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                      XXX    1,109,140    1,083,640       2,444                         (227)
----------------------------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                   XXX   63,268,905   59,633,835     739,128      1,887,995       232,825
----------------------------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue
             - Issuer Obligations              XXX   63,268,905   59,633,835     739,128      1,887,995       232,825
----------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue
             - United States                   XXX   63,268,905   59,633,835     739,128      1,887,995       232,825
----------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds     XXX   63,268,905   59,633,835     739,128      1,887,995       232,825
----------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations        XXX   95,038,306   90,084,896   1,239,551      2,849,249       195,203
----------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage
             -Backed/Asset-Backed Securities   XXX
----------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class
             Residential Mortgage-Backed
             Securities                        XXX
----------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class
             Residential Mortgage-Backed
             Securities                        XXX
----------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class
             Commercial Mortgage-Backed
             Securities                        XXX
----------------------------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class
             Commercial Mortgage-Backed
             Securities                        XXX
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
   6099999 Totals                              XXX   95,036,306   90,084,896   1,238,551      2,849,249       195,203
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
1                         2                   17            18            19         20         21
                                                         Amount of
                                                        Interest Due
                                                        and Accrued
                                                          Dec. 31
                                                          Current                             Effec-
                                           Increase      Year, on                              tive
                                          (Decrease)     Bonds in                              Rate
                                          by Foreign   Default as to     NAIC                   of
CUSIP                                      Exchange    Principal or     Desig-      Date       In-
Identification          Description       Adjustment     Interest       nation    Acquired    terest
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
         TOTAL SOUTH CAROLINA                                             XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
TEXAS
----------------------------------------------------------------------------------------------------
052476-DR-6 AUSTIN TEX WTR & WASTEWATER                                     1    06/12/2001    5.380
349447-BR-2 FORT WORTH TEX HGHR ED FI                                     1PE    06/11/1999    5.530
442402-P9-8 HOUSTON TEX INDPT SCH DIS                                     1PE    02/01/1999    5.250
796253-KD-3 SAN ANTONIO TEX ELEC & GA                                       1    12/23/1998    5.410
796253-TD-4 SAN ANTONIO TEX ELEC & GA                                      1Z    12/23/1998    5.410
796253-TV-4 SAN ANTONIO TEX ELEC & GA                                      1Z    12/23/1998    5.410
----------------------------------------------------------------------------------------------------
         TOTAL TEXAS                                                      XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------
87354T-AM-7 TACOMA WASH REGL WTR SUPP                                      1Z    12/11/2002    4.451
----------------------------------------------------------------------------------------------------
         TOTAL WASHINGTON                                                 XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
         TOTAL UNITED STATES                                              XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   2599999 - Total Bonds - Special Revenue
             - Issuer Obligations                                         XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue
             - United States                                              XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   3199999 - Total - Special Revenue Bonds                                XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgage
             -Backed/Asset-Backed Securities                              XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class
             Residential Mortgage-Backed
             Securities                                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class
             Residential Mortgage-Backed
             Securities                                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class
             Commercial Mortgage-Backed
             Securities                                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------
   5999999 - Total - Other Multi-Class
             Commercial Mortgage-Backed
             Securities                                                   XXX           XXX      XXX
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
   6099999 Totals                                                         XXX           XXX      XXX
----------------------------------------------------------------------------------------------------

                                     E08.2

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                         Schedule D - Part 2 - Section 1
                                      NONE

                         Schedule D - Part 2 - Section 2
                                      NONE

--------------------------------------------------------------------------------

                                    E09, E10

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

----------------------------------------------------------------------------------------------------------------------------------
1                                    2                                3                        4                          5
CUSIP                                                                                                                 Number of
Identification                  Description                     Date Acquired            Name of Vendor            Shares of Stock
----------------------------------------------------------------------------------------------------------------------------------
BONDS STATES, TERRITORIES & POSSESSIONS
UNITED STATES
ALASKA
----------------------------------------------------------------------------------------------------------------------------------
   033161-DJ-6 ANCHORAGE ALASKA 5.500 07/01/2015                  06/24/2002    SALAMON BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA
----------------------------------------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------------
   20772F-L6-5 CONNECTICUT ST FOR PREVIO 5.375 11/15/2017         08/22/2002    MERRIL LYNCH PIERCE FENNER SMITH
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT
----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
194653-EX-5 COLLIER CNTY FLA SCH BRD 5.375 02/15/2018             08/19/2002    SALOMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
   167484-QJ-6 CHICAGO ILL 01/01/2019                             10/18/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
        TOTAL ILLINOIS
----------------------------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
613340-XU-7 MONTGOMERY CNTY MD 5.000 11/01/2013                   11/20/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND
----------------------------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
   604128-4K-1 MINNESOTA ST 5.250 11/01/2016                      10/22/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
        TOTAL MINNESOTA
----------------------------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------------------------
   917542-KZ-4 UTAH ST 5.375 07/01/2012                           07/18/2002    PAINE WEBBER
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL UTAH
----------------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States
----------------------------------------------------------------------------------------------------------------------------------
   1799999 - Total - Bonds - States, Territories and Possessions
----------------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
   040580-CD-2 ARIZONA SCH FACS BRD REV 5 250 07/01/2016          07/22/2002    SALAMON BROTHERS
   79575D-PC-8 SALT RIVER PROJ ARIZ AGRI 5.000 01/01/2020         09/13/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL ARIZONA
----------------------------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
   343136-LW-5 FLORIDA ST TPK AUTH TPK R 5.250 07/01/2012         07/16/2002    BEAR STEARNS & CO
   684212-CZ-4 ORANGE CNTY CALIF ARPT RE 5.375 07/01/2009         07/25/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA
----------------------------------------------------------------------------------------------------------------------------------
MISSOURI
----------------------------------------------------------------------------------------------------------------------------------
   60636W-DS-1 MISSOURI ST HWYS & TRAMS COMM 5.250 02/01/2013     06/11/2002    SALOMON SMITH BARNEY
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL MISSOURI
----------------------------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
   59259R-AU-8 METROPOLITAN TRANSN AUTH 5.500 11/15/2016          05/10/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
   65003P-AL-8 NEW YORK ST URBAN DEV COR 5.500 01/01/2017         11/22/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK
----------------------------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
   837147-XW-2 SOUTH CAROLINA ST PUB SVC 5.250 01/01/2014         09/09/2002    BEAR STEARNS & CO
----------------------------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------
   87354T-AM-7 TACOMA WASH REGL WTR SUPP 5.500 12/01/2017         12/11/2002    LEHMAN BROTHERS
----------------------------------------------------------------------------------------------------------------------------------
        TOTAL WASHINGTON
----------------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United States
----------------------------------------------------------------------------------------------------------------------------------
   3199999 - Total - Bonds - Special Revenue
----------------------------------------------------------------------------------------------------------------------------------
   6099997 - Total - Bonds - Part 3
----------------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds - Part 5
----------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds
----------------------------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks - Part 5
----------------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks
----------------------------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks - Part 5
----------------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
      1                              2                              6            7                  8
    CUSIP                                                         Actual                     Paid for Accrued
Identification                  Description                        Cost       Par Value   Interest and Dividends
----------------------------------------------------------------------------------------------------------------
BONDS STATES, TERRITORIES & POSSESSIONS
UNITED STATES
ALASKA
----------------------------------------------------------------------------------------------------------------
   033161-DJ-6 ANCHORAGE ALASKA 5.500 07/01/2015                 1,084,910    1,000,000
----------------------------------------------------------------------------------------------------------------
      TOTAL ALASKA                                               1,084,910    1,000,000
----------------------------------------------------------------------------------------------------------------
CONNECTICUT
----------------------------------------------------------------------------------------------------------------
   20772F-L6-5 CONNECTICUT ST FOR PREVIO 5.375 11/15/2017        2,174,080    2,000,000            5,972
----------------------------------------------------------------------------------------------------------------
      TOTAL CONNECTICUT                                          2,174,080    2,000,000            5,972
----------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------
194653-EX-5 COLLIER CNTY FLA SCH BRD 5.375 02/15/2018            1,077,230    1,000,000            3,733
----------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                              1,077,230    1,000,000            3,733
----------------------------------------------------------------------------------------------------------------
ILLINOIS
----------------------------------------------------------------------------------------------------------------
   167484-QJ-6 CHICAGO ILL 01/01/2019                              845,440    2,000,000
----------------------------------------------------------------------------------------------------------------
        TOTAL ILLINOIS                                             845,440    2,000,000
----------------------------------------------------------------------------------------------------------------
MARYLAND
----------------------------------------------------------------------------------------------------------------
613340-XU-7 MONTGOMERY CNTY MD 5.000 11/01/2013                  4,407,644    3,995,000           14,981
----------------------------------------------------------------------------------------------------------------
      TOTAL MARYLAND                                             4,407,644    3,995,000           14,981
----------------------------------------------------------------------------------------------------------------
MINNESOTA
----------------------------------------------------------------------------------------------------------------
   604128-4K-1 MINNESOTA ST 5.250 11/01/2016                     1,064,830    1,000,000
----------------------------------------------------------------------------------------------------------------
        TOTAL MINNESOTA                                          1,064,830    1,000,000
----------------------------------------------------------------------------------------------------------------
UTAH
----------------------------------------------------------------------------------------------------------------
   917542-KZ-4 UTAH ST 5.375 07/01/2012                          2,231,900    2,000,000            4,778
----------------------------------------------------------------------------------------------------------------
      TOTAL UTAH                                                 2,231,900    2,000,000            4,778
----------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory, Poss - United States    12,886,034   12,995,000           29,464
----------------------------------------------------------------------------------------------------------------
   1799999 - Total - Bonds - States, Territories and
   Possessions                                                  12,886,034   12,995,000           29,464
----------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ARIZONA
----------------------------------------------------------------------------------------------------------------
   040580-CD-2 ARIZONA SCH FACS BRD REV 5 250 07/01/2016         2,123,560    2 000 000           10,792
----------------------------------------------------------------------------------------------------------------
   79575D-PC-8 SALT RIVER PROJ ARIZ AGRI 5.000 01/01/2020        2,093,060    2,000,000
----------------------------------------------------------------------------------------------------------------
      TOTAL ARIZONA                                              4,216,620    4,000,000           10,792
----------------------------------------------------------------------------------------------------------------
FLORIDA
----------------------------------------------------------------------------------------------------------------
   343136-LW-5 FLORIDA ST TPK AUTH TPK R 5.250 07/01/2012        2,165,740    2,000,000            5,250
   684212-CZ-4 ORANGE CNTY CALIF ARPT RE 5.375 07/01/2009        1,093,740    1,000,000            4,330
----------------------------------------------------------------------------------------------------------------
      TOTAL FLORIDA                                              3,259,480    3,000,000            9,580
----------------------------------------------------------------------------------------------------------------
MISSOURI
----------------------------------------------------------------------------------------------------------------
   60636W-DS-1 MISSOURI ST HWYS & TRAMS COMM 5.250 02/01/2013    3,141,161    2,920,000
----------------------------------------------------------------------------------------------------------------
      TOTAL MISSOURI                                             3,141,161    2,920,000
----------------------------------------------------------------------------------------------------------------
NEW YORK
----------------------------------------------------------------------------------------------------------------
   59259R-AU-8 METROPOLITAN TRANSN AUTH 5.500 11/15/2016         5,331,650    5,000,000
----------------------------------------------------------------------------------------------------------------
   65003P-AL-8 NEW YORK ST URBAN DEV COR 5.500 01/01/2017        2,169,660    2,000,000
----------------------------------------------------------------------------------------------------------------
      TOTAL NEW YORK                                             7,501,310    7,000,000
----------------------------------------------------------------------------------------------------------------
SOUTH CAROLINA
----------------------------------------------------------------------------------------------------------------
   837147-XW-Z SOUTH CAROLINA ST PUB SVC 5.250 01/01/2014        2,237,660    2,000,000
----------------------------------------------------------------------------------------------------------------
      TOTAL SOUTH CAROLINA                                       2,237,660    2,000,000
----------------------------------------------------------------------------------------------------------------
WASHINGTON
----------------------------------------------------------------------------------------------------------------
   87354T-AM-7 ITACOMA WASH REGL WTR SUPP 5.500 12/01/2017       1,083,640    1,000,000              611
----------------------------------------------------------------------------------------------------------------
        TOTAL WASHINGTON                                         1,083,640    1,000,000              611
----------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues - United States           21,439,871   19,920,000           20,983
----------------------------------------------------------------------------------------------------------------
   3199999 - Total - Bonds - Special Revenue                    21,439,871   19,920,000           20,983
----------------------------------------------------------------------------------------------------------------
   6099997 - Total - Bonds - Part 3                             34,325,905   32,915,000           50,447
----------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds - Part 5                              4,973,783    4,750,000           62,326
----------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                      39,299,687   37,665,000          112,773
----------------------------------------------------------------------------------------------------------------
   6599998 - Total - Preferred Stocks - Part 5                                      XXX
----------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                                               XXX
----------------------------------------------------------------------------------------------------------------
   7099998 - Total - Common Stocks - Part 5                                         XXX
----------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                                  XXX
----------------------------------------------------------------------------------------------------------------

                                      E11

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE D - PART 3
       Showing All Long-Term Bonds and Stocks ACQUIRED During Current Year

---------------------------------------------------------------------------------------------------------------------------------
      1               2              3               4                 5              6            7                 8
    CUSIP                                                          Number of        Actual                    Paid for Accrued
Identification   Description   Date Acquired   Name of Vendor   Shares of Stock      Cost      Par Value   Interest and Dividends
---------------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks                                                  XXX
---------------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                                 39,299,687      XXX               112,773
---------------------------------------------------------------------------------------------------------------------------------

                                      E11.1

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE D - PART 4
            Showing all Long-Term Bonds and Stocks SOLD, REDEEMED or
                    Otherwise DISPOSED OF During Current Year

---------------------------------------------------------------------------------------------------------------------------
       1                     2                   3                       4               5             6             7
                                                                                       Number
                                                                                         of
    CUSIP                                     Disposal                                 Shares                       Par
Identification          Description             Date          Name of Purchaser       of Stock   Consideration     Value
---------------------------------------------------------------------------------------------------------------------------
BONDS
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
WASHINGTON
---------------------------------------------------------------------------------------------------------------------------
                 WASHINGTON ST
939741-NF-7      5.750 02/01/2002            02/01/2002   SECURITY CALLED BY ISSUER                   245,000       245,000
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON                                                                     245,000       245,000
---------------------------------------------------------------------------------------------------------------------------
WISCONSIN
---------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977056-MV-9      5.500 11/01/2023            12/02/2002   SECURITY CALLED BY ISSUER                    45,000        45,000
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN                                                                       45,000        45,000
---------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
      Poss - United States                                                                            290,000       290,000
---------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States,
      Territories and Possessions                                                                     290,000       290,000
---------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
KENTUCKY
---------------------------------------------------------------------------------------------------------------------------
                 LOUISVILLE&JEFFERSON CNTY
546589-GG-1      5.000 05/15/2030            03/27/2002   BEAR STEARNS & CO                         2,101,973     2,250,000
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL KENTUCKY                                                                     2,101,973     2,250,000
---------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States                                                                  2,101,973     2,250,000
---------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political
      Subdivisions                                                                                  2,101,973     2,250,000
---------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALASKA
---------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DW-8      5.650 12/01/2028            07/09/2002   BEAR STEARNS & CO                           670,646       665,000
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALASKA                                                                         670,646       665,000
---------------------------------------------------------------------------------------------------------------------------
FLORIDA
---------------------------------------------------------------------------------------------------------------------------
                 DADE CNTY FLA GTD ENTITLE                MERRIL LYNCH PIERCE
233492-HY-6      02/01/2018                  06/20/2002   FENNER SMITH                              2,056,700     5,000,000
                 FLORIDA ST BRD ED CAP OUT
341422-KQ-5      4.500 06/01/2023            06/27/2002   BEAR STEARNS & CO                         6,759,375     7,500,000
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL FLORIDA                                                                      8,816,075    12,500,000
---------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
---------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS EDL FING AU
57563R-BB-4      4.900 12/01/2010            12/02/2002   SECURITY CALLED BY ISSUER                   500,000       500,000
---------------------------------------------------------------------------------------------------------------------------
                 TOTAL MASSACHUSETTS                                                                  500,000       500,000
---------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues -
      United States                                                                                 9,986,721    13,665,000
---------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenues                                                               9,986,721    13,665,000
---------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                                                                        12,378,694    16,205,000
---------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                                                                         5,167,500     4,750,000
---------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                         17,546,193    20,955,000
---------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                                                                                  XXX
---------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                                                                                  XXX
---------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                                                                                   XXX
---------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                                                                                     XXX
---------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                                                                                     XXX
---------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                                                                                      XXX
---------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and
      Common Stocks                                                                                                     XXX
---------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                                                  17,546,193           XXX
---------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
       1                     2                   8              9             10           11           12          13
                                                                                        Increase
                                                                                       (Decrease)    Foreign
                                                          Book/Adjusted    Increase        by        Exchange    Realized
                                                             Carrying     (Decrease)    Foreign        Gain        Gain
    CUSIP                                      Actual        Value at         by        Exchange    (Loss) on   (Loss) on
Identification          Description             Cost      Disposal Date   Adjustment   Adjustment    Disposal    Disposal
-------------------------------------------------------------------------------------------------------------------------
BONDS
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
WASHINGTON
-------------------------------------------------------------------------------------------------------------------------
                 WASHINGTON ST
939741-NF-7      5.750 02/01/2002               249,888        245,099         (99)
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL WASHINGTON               249,888        245,099         (99)
-------------------------------------------------------------------------------------------------------------------------
WISCONSIN
-------------------------------------------------------------------------------------------------------------------------
                 WISCONSIN ST
977056-MV-9      5.500 11/01/2023                44,550         44,692          35                                   273
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL WISCONSIN                 44,550         44,692          35                                   273
-------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
      Poss - United States                      294,438        289,791         (64)                                  273
-------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States,
      Territories and Possessions               294,438        289,791         (64)                                  273
-------------------------------------------------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
KENTUCKY
-------------------------------------------------------------------------------------------------------------------------
                 LOUISVILLE&JEFFERSON CNTY
546589-GG-1      5.000 05/15/2030             2,007,563      2,012,398         857                                88,718
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL KENTUCKY               2,007,563      2,012,398         857                                88,718
-------------------------------------------------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States            2,007,563      2,012,398         857                                88,718
-------------------------------------------------------------------------------------------------------------------------
   2499999 - Bonds - Political
      Subdivisions                            2,007,563      2,012,398         857                                88,718
-------------------------------------------------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALASKA
-------------------------------------------------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DW-8      5.650 12/01/2028               681,958        679,658      (6,425)                               (2,587)
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL ALASKA                   681,958        679,658      (6,425)                               (2,587)
-------------------------------------------------------------------------------------------------------------------------
FLORIDA
-------------------------------------------------------------------------------------------------------------------------
                 DADE CNTY FLA GTD ENTITLE
233492-HY-6      02/01/2018                   1,869,430      1,984,343      53,536                                18,835
                 FLORIDA ST BRD ED CAP OUT
341422-KQ-5      4.500 06/01/2023             6,600,188      6,623,203      11,135                               125,036
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL FLORIDA                8,469,618      8,607,546      64,671                               143,871
-------------------------------------------------------------------------------------------------------------------------
MASSACHUSETTS
-------------------------------------------------------------------------------------------------------------------------
                 MASSACHUSETTS EDL FING AU
57563R-BB-4      4.900 12/01/2010               492,624        493,257         398                                 6,345
-------------------------------------------------------------------------------------------------------------------------
                 TOTAL MASSACHUSETTS            492,624        493,257         398                                 6,345
-------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues -
      United States                           9,644,200      9,780,461      58,644                               147,629
-------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenues         9,644,200      9,780,461      58,644                               147,629
-------------------------------------------------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                  11,946,201     12,082,650      59,437                               236,620
-------------------------------------------------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                   4,973,783      4,973,783      (4,116)                              197,834
-------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                   16,919,984     17,056,433      55,321                               434,454
-------------------------------------------------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4
-------------------------------------------------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5
-------------------------------------------------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks
-------------------------------------------------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4
-------------------------------------------------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5
-------------------------------------------------------------------------------------------------------------------------
   7099999 - Total - Common Stocks
-------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and
      Common Stocks
-------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                            16,919,984     17,056,433      55,321                               434,454
-------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
       1                     2                  14         15           16
                                              Total     Interest
                                               Gain     on Bonds    Dividends
                                              (Loss)    Received    on Stocks
    CUSIP                                       on       During      Received
Identification          Description          Disposal     Year     During Year
------------------------------------------------------------------------------
BONDS
STATES, TERRITORIES & POSSESSIONS
UNITED STATES
WASHINGTON
------------------------------------------------------------------------------
                 WASHINGTON ST
939741-NF-7      5.750 02/01/2002                          7,044
------------------------------------------------------------------------------
                 TOTAL WASHINGTON                          7,044       XXX
------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------
                 WISCONSIN ST
977056-MV-9      5.500 11/01/2023                 273      2,487
------------------------------------------------------------------------------
                 TOTAL WISCONSIN                  273      2,487       XXX
------------------------------------------------------------------------------
   1799996 - Bonds - States, Territory,
      Poss - United States                        273      9,531       XXX
------------------------------------------------------------------------------
   1799999 - Bonds - States,
      Territories and Possessions                 273      9,531       XXX
------------------------------------------------------------------------------
POLITICAL SUBDIVISIONS
UNITED STATES
KENTUCKY
------------------------------------------------------------------------------
                 LOUISVILLE&JEFFERSON CNTY
546589-GG-1      5.000 05/15/2030              88,718     42,813
------------------------------------------------------------------------------
                 TOTAL KENTUCKY                88,718     42,813       XXX
------------------------------------------------------------------------------
   2499996 - Bonds - Political
      Subdivisions - United States             88,718     42,813       XXX
------------------------------------------------------------------------------
   2499999 - Bonds - Political
      Subdivisions                             88,718     42,813       XXX
------------------------------------------------------------------------------
SPECIAL REVENUE & SPECIAL ASSESS.
UNITED STATES
ALASKA
------------------------------------------------------------------------------
                 VALDEZ ALASKA PCR MARINE
919061-DW-8      5.650 12/01/2028              (2,587)    23,065
------------------------------------------------------------------------------
                 TOTAL ALASKA                  (2,587)    23,065       XXX
------------------------------------------------------------------------------
FLORIDA
------------------------------------------------------------------------------
                 DADE CNTY FLA GTD ENTITLE
233492-HY-6      02/01/2018                    18,835
                 FLORIDA ST BRD ED CAP OUT
341422-KQ-5      4.500 06/01/2023             125,036    197,813
------------------------------------------------------------------------------
                 TOTAL FLORIDA                143,871    197,813       XXX
------------------------------------------------------------------------------
MASSACHUSETTS
------------------------------------------------------------------------------
                 MASSACHUSETTS EDL FING AU
57563R-BB-4      4.900 12/01/2010               6,345     18,008
------------------------------------------------------------------------------
                 TOTAL MASSACHUSETTS            6,345     18,008       XXX
------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenues -
      United States                           147,629    238,886       XXX
------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenues         147,629    238,886       XXX
------------------------------------------------------------------------------
   6099997 - Bonds - Part 4                   236,620    291,230       XXX
------------------------------------------------------------------------------
   6099998 - Bonds - Part 5                   197,834     92,840       XXX
------------------------------------------------------------------------------
   6099999 - Total - Bonds                    434,454    384,069       XXX
------------------------------------------------------------------------------
   6599997 - Preferred Stocks - Part 4                     XXX
------------------------------------------------------------------------------
   6599998 - Preferred Stocks - Part 5                     XXX
------------------------------------------------------------------------------
   6599999 - Total - Preferred Stocks                      XXX
------------------------------------------------------------------------------
   7099997 - Common Stocks - Part 4                        XXX
------------------------------------------------------------------------------
   7099998 - Common Stocks - Part 5                        XXX
------------------------------------------------------------------------------
   7099999 - Total - Common Stocks                         XXX
------------------------------------------------------------------------------
   7199999 - Total - Preferred and
      Common Stocks                                        XXX
------------------------------------------------------------------------------
   7299999 Totals                             434,454    384,069
------------------------------------------------------------------------------

                                       E12

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                               SCHEDULE D - PART 5
     Showing all Long-Term Bonds and Stocks ACQUIRED During Current Year and
                      Fully DISPOSED OF During Current Year

------------------------------------------------------------------------------------------------------------------------
      1                            2                       3                4                5                6
    CUSIP                                                 Date                            Disposal
Identification                 Description              Acquired      Name of Vendor        Date      Name of Purchaser
------------------------------------------------------------------------------------------------------------------------
   BONDS
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012     07/18/2002   BEAR STEARNS & CO.   10/09/2002   BEAR STEARNS & CO.
------------------------------------------------------------------------------------------------------------------------
             TOTAL MASSACHUSETTS
------------------------------------------------------------------------------------------------------------------------
   NEW YORK
------------------------------------------------------------------------------------------------------------------------
64966B-TA-1      NEW YORK N Y 5.000 08/01/2007         10/17/2002   LEHMAN BROTHERS      11/19/2002   LEHMAN BROTHERS
------------------------------------------------------------------------------------------------------------------------
             TOTAL NEW YORK
------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States
------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions
------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL  ASSESS.
   UNITED STATES
   TEXAS
------------------------------------------------------------------------------------------------------------------------
                 SAN ANTONIO TEX ARPT SYS 5.250                     SALOMON SMITH
796242-HQ-1      07/01/2023                            03/08/2002   BARNEY               03/08/2002   RADIAN
------------------------------------------------------------------------------------------------------------------------
             TOTAL TEXAS
------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States
------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue
------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds
------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
   7299999 Totals
------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
      1                            2                       7            8             9                10             11
                                                          Par
                                                         Value
                                                        (Bonds)
                                                          or
                                                        Number                                   Book/Adjusted     Increase
                                                          of                                     Carrying Value   (Decrease)
    CUSIP                                                Shares                                    at Disposal        by
Identification                 Description              (Stock)    Actual Cost   Consideration        Date        Adjustment
----------------------------------------------------------------------------------------------------------------------------
   BONDS
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   MASSACHUSETTS
----------------------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012     2,000,000    2,144,740      2,331,580        2,144,740       (2,470)
----------------------------------------------------------------------------------------------------------------------------
             TOTAL MASSACHUSETTS                       2,000,000    2,144,740      2,331,580        2,144,740       (2,470)
----------------------------------------------------------------------------------------------------------------------------
   NEW YORK
----------------------------------------------------------------------------------------------------------------------------
64966B-TA-1      NEW YORK N Y 5.000 08/01/2007         1,750,000    1,854,143      1,861,020        1,854,143       (1,646)
----------------------------------------------------------------------------------------------------------------------------
             TOTAL NEW YORK                            1,750,000    1,854,143      1,861,020        1,854,143       (1,646)
----------------------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States                      3,750,000    3,998,883      4,192,600        3,998,883       (4,116)
----------------------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                      3,750,000    3,998,883      4,192,600        3,998,883       (4,116)
----------------------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL  ASSESS.
   UNITED STATES
   TEXAS
----------------------------------------------------------------------------------------------------------------------------
                 SAN ANTONIO TEX ARPT SYS 5.250
796242-HQ-1      07/01/2023                            1,000,000      974,900        974,900          974,900
----------------------------------------------------------------------------------------------------------------------------
             TOTAL TEXAS                               1,000,000      974,900        974,900          974,900
----------------------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States   1,000,000      974,900        974,900          974,900
----------------------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                   1,000,000      974,900        974,900          974,900
----------------------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                             4,750,000    4,973,783      5,167,500        4,973,783       (4,116)
----------------------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                   4,973,783      5,167,500        4,973,783       (4,116)
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
      1                            2                       12            13             14           15
                                                        Increase
                                                       (Decrease)     Foreign
                                                       by Foreign     Exchange      Realized        Total
    CUSIP                                               Exchange    Gain (Loss)    Gain (Loss)   Gain (Loss)
Identification                 Description             Adjustment   on Disposal    on Disposal   on Disposal
------------------------------------------------------------------------------------------------------------
   BONDS
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   MASSACHUSETTS
------------------------------------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012                                   189,310       189,310
------------------------------------------------------------------------------------------------------------
             TOTAL MASSACHUSETTS                                                     189,310       189,310
------------------------------------------------------------------------------------------------------------
   NEW YORK
------------------------------------------------------------------------------------------------------------
64966B-TA-1      NEW YORK N Y 5.000 08/01/2007                                         8,524         8,524
------------------------------------------------------------------------------------------------------------
             TOTAL NEW YORK                                                            8,524         8,524
------------------------------------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States                                                    197,834       197,834
------------------------------------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                                                    197,834       197,834
------------------------------------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL  ASSESS.
   UNITED STATES
   TEXAS
------------------------------------------------------------------------------------------------------------
                 SAN ANTONIO TEX ARPT SYS 5.250
796242-HQ-1      07/01/2023
------------------------------------------------------------------------------------------------------------
             TOTAL TEXAS
------------------------------------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States
------------------------------------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue
------------------------------------------------------------------------------------------------------------
   6099998 - Total - Bonds                                                           197,834       197,834
------------------------------------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
   7299999 Totals                                                                    197,834       197,834
------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------
      1                            2                        16            17
                                                       Interest and     Paid for
                                                         Dividends      Accrued
    CUSIP                                                Received     Interest and
Identification                 Description              During Year    Dividends
----------------------------------------------------------------------------------
   BONDS
   STATES, TERRITORIES & POSSESSIONS
   UNITED STATES
   MASSACHUSETTS
----------------------------------------------------------------------------------
57582N-BX-2      MASSACHUSETTS ST 5.500 03/01/2012        62,944         39,722
----------------------------------------------------------------------------------
             TOTAL MASSACHUSETTS                          62,944         39,722
----------------------------------------------------------------------------------
   NEW YORK
----------------------------------------------------------------------------------
64966B-TA-1      NEW YORK N Y 5.000 08/01/2007            26,979         19,688
----------------------------------------------------------------------------------
             TOTAL NEW YORK                               26,979         19,688
----------------------------------------------------------------------------------
   1799996 - Bonds - States, Territories and
      Possessions - United States                         89,923         59,410
----------------------------------------------------------------------------------
   1799999 - Bonds - States, Territories and
      Possessions                                         89,923         59,410
----------------------------------------------------------------------------------
   SPECIAL REVENUE & SPECIAL  ASSESS.
   UNITED STATES
   TEXAS
----------------------------------------------------------------------------------
                 SAN ANTONIO TEX ARPT SYS 5.250
796242-HQ-1      07/01/2023                                2,917          2,917
----------------------------------------------------------------------------------
             TOTAL TEXAS                                   2,917          2,917
----------------------------------------------------------------------------------
   3199996 - Bonds - Special Revenue - United States       2,917          2,917
----------------------------------------------------------------------------------
   3199999 - Bonds - Special Revenue                       2,917          2,917
----------------------------------------------------------------------------------
   6099998 - Total - Bonds                                92,840         62,327
----------------------------------------------------------------------------------
   7199999 - Total - Preferred and Common Stocks
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
   7299999 Totals                                         92,840         62,327
----------------------------------------------------------------------------------

                                       E13

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                         SCHEDULE D - PART 6 - SECTION 1
Valuation of Shares of Subsidiary, Controlled or Affiliated Companies

                                      NONE

-----------------------------------------------------------------------------------------------------------------------------------
       1                          2                         3             4              5                6                  7
                                                                                   Do Insurer's
                                                                                      Assets
                                                                         NAIC         Include
                                                          NAIC        Valuation     Intangible
                                                        Company         Method        Assets
                                                        Code or        (See SVO     Connected
                            Description                  Alien         Purposes    with Holding
                              Name of                   Insurer          and         of Such        Total Amount      Book/Adjusted
    CUSIP        Name of Subsidiary, Controlled or   Identification   Procedures    Company's      Amount of Such       Carrying
Identification          Affiliated Company               Number         manual)       Stock?      Intangible Assets       Value
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
   1799999 Totals
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------
       1          Stock of Such Company Owned
                  by Insurer on Statement Date
                 ------------------------------
                         8               9
    CUSIP                              % of
Identification   Number of Shares   Outstanding
-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------
   1799999 Totals      XXX              XXX
-----------------------------------------------

1. Amount of insurer's capital and surplus from the prior period's statutory statement reduced by any admitted EDP, goodwill and net deferred tax assets included therein:
                             --------------------------------------------------
     $
       ----------
2.   Total amount of intangible assets nonadmitted
                                                   -----------------------------
     $
       ----------

                         SCHEDULE D - PART 6 - SECTION 2

                                      NONE

-------------------------------------------------------------------------------------------------------------
      1                        2                                 3                                 4
                                                                                              Total Amount
                                                                                             of Intangible
                                                                                          Assets Included in
    CUSIP                                     Name of Company Listed in Section 1 Which     Amount Shown in
Identification   Name of Lower-tier Company        Controls Lower-tier Company            Column 6, Section 1
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
   0399999 Total
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------
      1           Stock in Lower-tier Company
                 Owned Indirectly by Insurer on
                        Statement Date
                 ------------------------------
                         5               6
    CUSIP                               % of
Identification   Number of Shares   Outstanding
-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------

-----------------------------------------------
   0399999 Total        XXX             XXX
-----------------------------------------------

                                       E14

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                              SCHEDULE DA - PART 1
      Showing all SHORT-TERM INVESTMENTS Owned December 31 of Current Year

--------------------------------------------------------------------------------------------------------------------------------
      1                             2                         3             4             Interest         7             8
                                                                                      ----------------
                                                                                         5       6

    CUSIP                                                   Date                                How    Maturity   Book/Adjusted
Identification                Description                 Acquired   Name of Vendor   Rate of   Paid     Date     Carrying Value
--------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
--------------------------------------------------------------------------------------------------------------------------------
861123-8A-8      SSGA FDS                                12/16/2002    STATE STREET              MTLY                         1
--------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                                                            1
--------------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                                                                1
--------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                                                       1
--------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                                                       1
--------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
--------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
--------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
--------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
--------------------------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset -
                Backed Securities
--------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                                                    1
--------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
--------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS-CASH MGMT                       12/16/2002    RADIAN                    MTLY                       179
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO   12/16/2002    RADIAN                    MTLY                 2,934,435
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO       12/16/2002    RADIAN                    MTLY                    16,884
60934N-20-3      FEDERATED PRIME OBLIG                   12/16/2002    RADIAN                    MTLY                 7,036,831
783965-20-5      SEI DAILY INCOME TR MONEY MARKET        12/16/2002    RADIAN                    MTLY                        25
783965-40-3      SEI PRIME OBLIGATION                    05/01/2002    RADIAN                    MTLY                        12
--------------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                                                      9,988,367



--------------------------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                                                     9,988,368
--------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                                                       9           10           11            12

                                                                                                Increase
                                                                                   Increase    (Decrease)
                                                                                  (Decrease)   by Foreign
                                                                                      by        Exchange
                                                                                  Adjustment   Adjustments   Par Value   Actual Cost
------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
------------------------------------------------------------------------------------------------------------------------------------
861123-8A-8      SSGA FDS                                                                                        1             1
------------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                                               1             1
------------------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                                                   1             1
------------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                                          1             1
------------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                                          1             1
------------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset -
                Backed Securities
------------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                                                       1             1
------------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
------------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS-CASH MGMT                                                                                 179           179
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                                                       2,934,435     2,934,435
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                                              16,884        16,884
60934N-20-3      FEDERATED PRIME OBLIG                                                                       7,036,831     7,036,831
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                                                   25            25
783965-40-3      SEI PRIME OBLIGATION                                                                               12            12
------------------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                                                   XXX     9,988,367



------------------------------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                    (a)                           XXX     9,988,368
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                              Interest                     15
                                                                                  ------------------------------
                                                                                         13              14

                                                                                  Amount Due and
                                                                                  Accrued Dec. 31
                                                                                  of Current Year
                                                                                   on Bonds not     Gross Amount   Paid for Accrued
                                                                                    in Default        Received         Interest
-----------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------------------------
861123-8A-8      SSGA FDS                                                                25
-----------------------------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                       25
-----------------------------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                           25
-----------------------------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                  25
-----------------------------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                  25
-----------------------------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities
-----------------------------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities
-----------------------------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities
-----------------------------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities
-----------------------------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset -
                Backed Securities
-----------------------------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                               25
-----------------------------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
-----------------------------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS-CASH MGMT                                                                         107
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                                                   5,423
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                                         159
60934N-20-3      FEDERATED PRIME OBLIG                                                3,971                424
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                     1,853
783965-40-3      SEI PRIME OBLIGATION                                                                       29
-----------------------------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                      5,824              6,144



-----------------------------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                     5,849              6,144
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                         16              17

                                                                                        NAIC       Effective Rate
                                                                                     Designation    of Interest
-----------------------------------------------------------------------------------------------------------------
INDUSTRIAL & MISC. (UNAFFIL)
ISSUER OBLIGATIONS
UNITED STATES
-----------------------------------------------------------------------------------------------------------------
861123-8A-8      SSGA FDS                                                                 1Z            XXX
-----------------------------------------------------------------------------------------------------------------
               TOTAL UNITED STATES                                                       XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   3999999 - Industrial and Miscellaneous - Issuer Obligations                           XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   4599999 - Total - Industrial and Miscellaneous Bonds                                  XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   5499999 - Total - Issuer Obligations                                                  XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   5599999 - Total - Single Class Mortgaged-Backed/Asset-Backed Securities               XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   5699999 - Total - Defined Multi-Class Residential Mortgage-Backed Securities          XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   5799999 - Total - Other Multi-Class Residential Mortgage-Backed Securities            XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   5899999 - Total - Defined Multi-Class Commercial Mortgage-Backed Securities           XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   5999999 - Other Multi-Class Commercial Mortgage Backed/Asset -
                Backed Securities                                                        XXX            XXX
-----------------------------------------------------------------------------------------------------------------
   6099999 - Total - Bonds                                                               XXX            XXX
-----------------------------------------------------------------------------------------------------------------
CLASS ONE MONEY MKT. MUTUAL FUNDS
-----------------------------------------------------------------------------------------------------------------
26188J-20-6      DREYFUS-CASH MGMT                                                        1Z
316175-20-7      FIDELITY INSTL MONEY MARKET PORTFOLIO                                    1Z
316175-40-5      FIDELITY INSTL DOMESTIC PORTFOLIO                                        1Z
60934N-20-3      FEDERATED PRIME OBLIG                                                    1Z
783965-20-5      SEI DAILY INCOME TR MONEY MARKET                                         1Z
783965-40-3      SEI PRIME OBLIGATION                                                     1Z
-----------------------------------------------------------------------------------------------------------------
   7899999 - Class One Money Market Mutual Funds                                         XXX            XXX


-----------------------------------------------------------------------------------------------------------------
   8099999 Totals                                                                        XXX            XXX
-----------------------------------------------------------------------------------------------------------------

(a) Includes $               other than accrual of discount and amortization of
               -------------
    premium.

                                       E15

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule DB - Part A - Section 1
                                      NONE

                        Schedule DB - Part A - Section 2
                                      NONE

                        Schedule DB - Part A - Section 3
                                      NONE

                        Schedule DB - Part B - Section 1
                                      NONE

                        Schedule DB - Part B - Section 2
                                      NONE

                        Schedule DB - Part B - Section 3
                                      NONE

                        Schedule DB - Part C - Section 1
                                      NONE

                        Schedule DB - Part C - Section 2
                                      NONE

                        Schedule DB - Part C - Section 3
                                      NONE

                        Schedule DB - Part D - Section 1
                                      NONE

                        Schedule DB - Part D - Section 2
                                      NONE

--------------------------------------------------------------------------------

                          E16, E17, E18, E19, E20, E21

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

--------------------------------------------------------------------------------

                        Schedule DB - Part D - Section 3
                                      NONE

                        Schedule DB - Part E - Section 1
                                      NONE

--------------------------------------------------------------------------------

                                    E21, E22

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                                   SCHEDULE DM

   For bonds and preferred stocks owned as of December 31, state the aggregate statement (admitted) value, the aggregate fair value, and the aggregate difference, if any, between them.

--------------------------------------------------------------------------------
                              1                  2                 3
                                                            Excess of Statement
                                                          over Fair Value(-), or
                      Statement (Admitted)  Fair Value       Fair Value over
                             Value              (a)           Statement (+)
--------------------------------------------------------------------------------
1. Bonds                  100,642,057       105,026,671         4,384,614
2. Preferred Stocks
3. Totals                 100,642,057       105,026,671         4,384,614
--------------------------------------------------------------------------------

(a) Amortized or book values shall not be substituted for fair values. Describe the sources or methods utilized in determining the fair values.

Primary Source: FT Interactive Data for Municipal Bonds and Convertible Securities; Lehman Brothers for US Treasuries, Corporate and Mortgage-Backed Investments.

Secondary Source: Reuters Fixed Income Services for high grade Corporate, US Government and Treasury Investments; FT Interactive Date for Mortgage-Backed Securities.

                                       E23

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                           SCHEDULE E - PART 1 - CASH

-------------------------------------------------------------------------------------------------------------------------------
                              1                            2              3                     4               5         6

                                                                  Amount of Interest   Amount of Interest
                                                                       Received             Accrued
                                                       Rate of          During           December 31 of
                          Depository                   Interest          Year             Current Year       Balance      *
-------------------------------------------------------------------------------------------------------------------------------
First Union National Bank
                         --------
   Philadelphia, Pennsylvania                                                                                 778,351
                             --------
-------------------------------------------------------------------------------------------------------------------------------
   0199998 Deposits in                  depositories
                       ----------------
      that do not exceed the allowable limit
      in any one depository (See Instructions) -
      open depositories                                  XXX                                                             XXX
-------------------------------------------------------------------------------------------------------------------------------
   0199999 Totals - Open Depositories                    XXX                                                  778,351    XXX
-------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
   0399999 Total Cash on Deposit                         XXX                                                  778,351    XXX
-------------------------------------------------------------------------------------------------------------------------------
   0499999 Cash in Company's Office                      XXX             XXX                  XXX                        XXX
-------------------------------------------------------------------------------------------------------------------------------
   0599999 Total Cash                                    XXX                                                  778,351    XXX
-------------------------------------------------------------------------------------------------------------------------------

       TOTALS OF DEPOSITORY BALANCES ON THE LAST DAY OF EACH MONTH DURING
                                THE CURRENT YEAR

---------------------------
1.  January     (1,426,263)
2.  February        83,206
3.  March          115,565
4.  April          803,814
5.  May             47,740
6.  June           (30,164)
7.  July            56,348
8.  August         757,072
9.  September      324,650
10. October        344,217
11. November       321,410
12. December       778,351
---------------------------

                                       E24

         ANNUAL STATEMENT FOR THE YEAR 2002 OF THE RADIAN INSURANCE INC.

                     SCHEDULE E - PART 2 - SPECIAL DEPOSITS

                                      NONE

------------------------------------------------------------------------------------------------------------------------
     1         2               3                       4                    5                    6                7
                                              Where Deposited and
Line Number   Type   Description of Deposit   Purpose of Deposit    Par or Book Value   Statement Value (a)   Fair Value
------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
9999999 Totals
------------------------------------------------------------------------------------------------------------------------

(a)  Including $           cash and short-term investments as defined in SSAP
                 ---------
     No. 2 of the NAIC Accounting Practices and Procedures Manual.

                                       E25